FILED PURSUANT TO RULE 424(b)(5)
REGISTRATION FILE NO.: 333-193376-19

Prospectus Supplement

(To Prospectus, Dated September 3, 2014)

$1,221,096,000 (Approximate)
COMM 2015-LC21 Mortgage Trust
Commercial Mortgage Pass-Through Certificates

German American Capital Corporation
Cantor Commercial Real Estate Lending, L.P.
Ladder Capital Finance LLC
KeyBank National Association
Sponsors and Mortgage Loan Sellers

Deutsche Mortgage & Asset Receiving Corporation
Depositor

COMM 2015-LC21 Mortgage Trust
Issuing Entity

The COMM 2015-LC21 Mortgage Trust Commercial Mortgage Pass-Through Certificates will represent beneficial ownership interests in the issuing entity, COMM 2015-LC21 Mortgage Trust. The issuing entity’s assets will primarily be 103 fixed-rate mortgage loans, secured by first liens on 198 commercial, multifamily and manufactured housing community properties. The COMM 2015-LC21 Mortgage Trust Commercial Mortgage Pass-Through Certificates will represent interests in the issuing entity only and will not represent the obligations of Deutsche Bank AG, Deutsche Mortgage & Asset Receiving Corporation, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

Each class of offered certificates will receive distributions of interest, principal or both on the fourth business day following the sixth day of each month or the following business day, commencing in July 2015. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of certificates as described in “Description of the Offered Certificates—Subordination” to this prospectus supplement.

Certain characteristics of the offered certificates include:

		Approximate
	Initial Certificate Balance	Initial Pass-	Assumed Final
Class	or Notional Balance(1)	Through Rate	Distribution Date(2)
Class A-1	$57,900,000	1.606%(5)	January 2020
Class A-2	$181,050,000	2.976%(5)	June 2020
Class A-SB	$90,150,000	3.421%(5)	January 2025
Class A-3	$225,000,000	3.445%(5)	May 2025
Class A-4	$371,223,000	3.708%(5)	May 2025
Class X-A	$1,042,641,000 (6)	0.892%(6)	June 2025
Class A-M	$117,318,000	4.043%(5)	June 2025
Class B	$67,747,000	4.313%(5)	June 2025
Class C	$51,223,000	4.313%(5)	June 2025
Class D	$59,485,000	4.313%(5)	June 2025

(Footnotes to table to begin on page S-13)

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in the offered certificates involves risks. See “Risk Factors” beginning on page S-61 of this prospectus supplement and page 10 of the prospectus.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus supplement).

With respect to this offering, Deutsche Bank Securities Inc. and Cantor Fitzgerald & Co. are acting as joint bookrunning managers and co-lead managers in the following manner: Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to 100.0% of each class of offered certificates and Cantor Fitzgerald & Co. is acting as sole bookrunning manager with respect to 0.0% of each class of offered certificates. KeyBanc Capital Markets Inc. and Goldman, Sachs & Co. are acting as co-managers. The underwriters will offer the offered certificates in the amounts set forth in this prospectus supplement to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., KeyBanc Capital Markets Inc. and Goldman, Sachs & Co. will be required to purchase the offered certificates (in the amounts set forth under “Method of Distribution (Underwriter Conflicts of Interest)” in this prospectus supplement) from Deutsche Mortgage & Asset Receiving Corporation, subject to certain conditions. Deutsche Mortgage & Asset Receiving Corporation expects to receive from the sale of the offered certificates approximately 106.209709060% of the initial aggregate certificate balance of the offered certificates with a principal balance plus accrued interest before deducting expenses payable by it. The underwriters expect to deliver the offered certificates to purchasers on or about June 18, 2015.

Deutsche Bank Securities	Cantor Fitzgerald & Co.
Joint Bookrunning Managers and Co-Lead Managers
KeyBanc Capital Markets	Goldman, Sachs & Co.
Co-Managers

June 12, 2015

COMM 2015-LC21 Mortgage Trust

Commercial Mortgage Pass-Through Certificates
Geographic Overview of Mortgage Pool

Washington
1 property
$2,602,968
0.2% of total
Idaho
1 property
$7,350,000
0.6% of total
Montana
1 property
$5,219,142
0.4% of total
South Dakota
2 properties
$7,850,042
0.6% of total
Missouri
3 properties
$45,627,222
3.5% of total
Iowa
1 property
$780,000
0.1% of total
Minnesota
2 properties
$17,447,059
1.3% of total
Wisconsin
5 properties
$21,461,490
1.6% of total
Michigan
10 properties
$38,066,518
2.9% of total
Indiana
2 properties
$3,447,096
0.3% of total
New York
6 properties
$80,293,379
6.1% of total
Alaska
1 property
$24,970,804
1.9% of total
Massachusetts
1 property
$1,447,059
0.1% of total
Illinois
14 properties
$81,165,739
6.1% of total
Pennsylvania
6 properties
$70,650,000
5.3% of total
Connecticut
2 properties
$3,305,494
0.3% of total
Ohio
4 properties
$22,139,429
1.7% of total
Oregon
4 properties
$23,627,213
1.8% of total
New Jersey
1 property
$1,639,710
0.1% of total
Delaware
4 properties
$45,591,395
3.4% of total
Nevada
4 properties
$30,050,000
2.3% of total
West Virginia
1 property
$3,467,202
0.3% of total
Maryland
4 properties
$11,413,964
0.9% of total
California
23 properties
$290,372,363
22.0% of total
Virginia
3 properties
$6,478,343
0.5% of total
Arizona
6 properties
$37,765,466
2.9% of total
South Carolina
4 properties
$14,050,300
1.1% of total
North Carolina
2 properties
$3,502,491
0.3% of total
Colorado
8 properties
$56,714,623
4.3% of total
Georgia
5 properties
$9,867,534
0.7% of total
Hawaii
4 properties
$30,228,802
2.3% of total
New Mexico
1 property
$22,125,000
1.7% of total
Kansas
2 properties
$9,947,059
0.8% of total
Oklahoma
3 properties
$9,316,295
0.7% of total
Louisiana
2 properties
$19,458,449
1.5% of total
Kentucky
1 property
$1,302,208
0.1% of total
Tennessee
3 properties
$7,502,919
0.6% of total
Florida
16 properties
$57,954,284
4.4% of total
Texas
28 properties
$180,999,348
13.7% of total
Arkansas
2 properties
$5,145,875
0.4% of total
Mississippi
2 properties
$6,612,034
0.5% of total
Alabama
3 properties
$2,934,676
0.2% of total
Mortgaged Properties by Property Type
Manufactured Housing Community 3.8%
Self Storage 2.1%
Industrial 5.6%
Other 2.0%
Mixed Use 9.1%
Retail 31.0%
Multifamily 10.3%
Office 13.8%
Hospitality 22.4%
% of Initial Outstanding Pool Balance
<0.1% – 2.0%
2.1% – 5.0%
5.1% – 10.0%
10.1% – 22.0%

EXECUTIVE SUMMARY	S-13	Manufactured Housing Community
SUMMARY	S-16	Properties Have Special Risks	S-99
RISK FACTORS	S-61	Self Storage Properties Have Special
General Risks	S-61	Risks	S-100
The Offered Certificates May Not Be a		Leased Fee Properties Entail Risks that
Suitable Investment for You	S-61	May Adversely Affect Payments on
Risks Related to Market Conditions	S-61	Your Certificates	S-101
The Credit Crisis and Downturn in the		Risks of Co-Tenancy and Other Early
Real Estate Market Have		Termination Provisions in Retail
Adversely Affected the Value of		and Office Leases	S-101
Commercial Mortgage-Backed		Condominium Properties Have Special
Securities	S-61	Risks	S-102
The Volatile Economy and Credit Crisis		Risks Related to Construction,
May Increase Loan Defaults and		Development, Redevelopment,
Affect the Value and Liquidity of		Renovation and Repairs at
Your Investment	S-62	Mortgaged Properties	S-104
General Conditions in the Commercial		Competition May Adversely Affect the
Real Estate Mortgage Markets May		Performance of the Mortgaged
Adversely Affect the Performance		Property	S-106
of the Offered Certificates	S-63	Options and Other Purchase Rights May
Risks Related to the Mortgage Loans	S-64	Affect Value or Hinder Recovery
Mortgage Loans Are Non-recourse and		with Respect to the Mortgaged
Are Not Insured or Guaranteed	S-64	Properties	S-106
The Offered Certificates Are Limited		The Sellers of the Mortgage Loans Are
Obligations and Payments Will Be		Subject to Bankruptcy or
Primarily Derived from the		Insolvency Laws That May Affect
Mortgage Loans	S-64	the Issuing Entity’s Ownership of
Commercial Lending Is Dependent upon		the Mortgage Loans	S-107
Net Operating Income	S-65	Environmental Issues at the Mortgaged
Mortgage Loans Have Not Been		Properties May Adversely Affect
Reunderwritten Since Origination	S-67	Payments on Your Certificates	S-108
The Prospective Performance of the		Potential Issuing Entity Liability Related
Commercial, Multifamily and		to a Materially Adverse
Manufactured Housing Community		Environmental Condition	S-110
Mortgage Loans Included in the		Borrower May Be Unable To Repay the
Issuing Entity Should Be Evaluated		Remaining Principal Balance on
Separately from the Performance		the Maturity Date or Anticipated
of the Mortgage Loans in Any of		Repayment Date and Longer
the Depositor’s Other Trusts	S-67	Amortization Schedules and
Some Mortgaged Properties May Not		Interest-Only Provisions May
Be Readily Convertible to		Increase Risk	S-113
Alternative Uses	S-68	Risks Relating to Borrower Organization
Limitations of Appraisals	S-70	or Structure	S-114
Property Value May Be Adversely		Delaware Statutory Trusts May Hinder
Affected Even When Current		Recovery	S-115
Operating Income Is Not	S-71	Tenancies in Common May Hinder
Risks Related to Tenants	S-72	Recovery	S-115
Risks Related to Mortgage Loan		Risks Related to Additional Debt	S-116
Concentration	S-84	Bankruptcy Proceedings Entail Certain
Risks Related to Borrower		Risks	S-117
Concentration	S-84	Risks Related to Loan Sponsor
Risks Relating to Property Type		Guaranties	S-118
Concentration	S-85	Lack of Skillful Property Management
Geographic Concentration Exposes		Entails Risks	S-119
Investors to Greater Risk of Default		Risks of Inspections Relating to
and Loss	S-85	Property	S-120
Retail Properties Have Special Risks	S-87	World Events and Natural (or Other)
Hospitality Properties Have Special		Disasters Could Have an Adverse
Risks	S-90	Impact on the Mortgaged
Office Properties Have Special Risks	S-94	Properties and Could Reduce the
Multifamily Properties Have Special		Cash Flow Available To Make
Risks	S-96	Payments on the Certificates	S-120
Mixed Use Properties Have Special		Inadequate Property Insurance
Risks	S-98	Coverage Could Have an Adverse
Industrial Properties Have Special Risks	S-98	Impact on the Mortgaged
		Properties	S-120

S-3

(Continued)

Risks Associated with Blanket Insurance		Adversely Affect the Liquidity of the
Policies or Self-Insurance	S-122	Offered Certificates	S-148
Availability of Terrorism Insurance	S-123	Your Yield May Be Adversely Affected
Appraisals and Market Studies Have		By Prepayments Resulting From
Certain Limitations	S-125	Earnout Reserves	S-150
Risks Related to Historic Tax Credits	S-125	Risks Related to Prepayments and
Increases in Real Estate Taxes Due to		Repurchases of Mortgage Loans	S-150
Termination of a PILOT Program or		Limited Obligations	S-152
Other Tax Abatement		Yield Considerations	S-152
Arrangements May Reduce		Optional Early Termination of the
Payments to Certificateholders	S-126	Issuing Entity May Result in an
Risks Related to Enforceability	S-127	Adverse Impact on Your Yield or
Risks Related to Enforceability of		May Result in a Loss	S-153
Prepayment Premiums, Yield		A Mortgage Loan Seller May Not Be
Maintenance Charges and		Able To Make a Required
Defeasance Provisions	S-127	Repurchase or Substitution of a
The Master Servicer or the Special		Defective Mortgage Loan	S-153
Servicer May Experience Difficulty		Any Loss of Value Payment Made by a
in Collecting Rents upon the		Mortgage Loan Seller May Prove
Default and/or Bankruptcy of a		To Be Insufficient to Cover All
Borrower	S-127	Losses on a Defective Mortgage
Risks Related to Mortgage Loans		Loan	S-154
Secured by Multiple Properties	S-127	Risks Related to Borrower Default	S-154
State Law Limitations Entail Certain		Risks Related to Modification of
Risks	S-129	Mortgage Loans with Balloon
Mortgage Loans Secured by Leasehold		Payments	S-155
Interests May Expose Investors to		Risks Related to Certain Payments	S-156
Greater Risks of Default and Loss	S-129	Risks of Limited Liquidity and Market
Potential Absence of Attornment		Value	S-156
Provisions Entails Risks	S-131	The Limited Nature of Ongoing
Risks Related to Zoning Laws	S-131	Information May Make It Difficult for
Risks Related to Litigation and		You To Resell Your Certificates	S-156
Condemnation	S-132	Risks Related to Factors Unrelated to
Prior Bankruptcies, Defaults or Other		the Performance of the Certificates
Proceedings May Be Relevant to		and the Mortgage Loans, Such as
Future Performance	S-133	Fluctuations in Interest Rates and
Risks Relating to Costs of Compliance		the Supply and Demand of CMBS
with Applicable Laws and		Generally	S-156
Regulations	S-136	Credit Support May Not Cover All Types
Risks Related to Conflicts of Interest	S-136	of Losses	S-157
Potential Conflicts of Interest of the		Disproportionate Benefits May Be Given
Master Servicer and the Special		to Certain Classes	S-157
Servicer	S-136	The Amount of Credit Support Will Be
Special Servicer May Be Directed To		Limited	S-158
Take Actions	S-137	REMIC Status	S-158
The Servicing of the La Gran Plaza		State and Local Tax Considerations	S-158
Loan Combination Will Shift to		Certain Federal Tax Consideration
Others	S-138	Regarding Original Issue Discount	S-159
Potential Conflicts of Interest of the		Tax Considerations Related to
Operating Advisor	S-139	Foreclosure	S-159
Potential Conflicts of Interest of the		Changes to REMIC Restrictions on
Underwriters and Their Affiliates	S-140	Loan Modifications May Impact an
Potential Conflicts of Interest in the		Investment in the Certificates	S-159
Selection of the Underlying		Risks Relating to Lack of
Mortgage Loans	S-141	Certificateholder Control over the
Related Parties May Acquire Certificates		Issuing Entity	S-160
or Experience Other Conflicts	S-141	Different Timing of Mortgage
Conflicts Between Property Managers		Loan Amortization Poses Certain
and the Borrowers	S-143	Risks	S-160
Conflicts Between Certificateholders		Ratings of the Offered Certificates	S-161
and Holders of Companion Loans	S-144	Combination or “Layering” of Multiple
Other Potential Conflicts of Interest	S-145	Risks May Significantly Increase
Risks Related to the Offered Certificates	S-148	Risk of Loss	S-163
Legal and Regulatory Provisions		THE SPONSORS, MORTGAGE LOAN SELLERS
Affecting Investors Could		AND ORIGINATORS	S-163
		German American Capital Corporation	S-163

S-4

(Continued)

General	S-163	The Renaissance New Orleans Portfolio
GACC’s Securitization Program	S-163	Loan Combination	S-246
Review of GACC Mortgage Loans	S-164	Additional Mortgage Loan Information	S-254
GACC’s Underwriting Standards	S-166	Certain Terms and Conditions of the
Compliance with Rule 15Ga-1 under the		Mortgage Loans	S-261
Exchange Act	S-169	Changes in Mortgage Pool Characteristics	S-277
Cantor Commercial Real Estate Lending,		DESCRIPTION OF THE OFFERED CERTIFICATES	S-278
L.P.	S-170	General	S-278
General	S-170	Distributions	S-280
CCRE Lending’s Loan Origination and		Fees and Expenses	S-288
Acquisition History	S-170	Distribution of Excess Interest	S-294
Review of CCRE Mortgage Loans	S-171	Class A-SB Planned Principal Balance	S-294
CCRE Lending’s Underwriting		Prepayment Premiums and Yield
Standards	S-172	Maintenance Charges	S-294
Assessments of Property Condition	S-173	Application Priority of Mortgage Loan
Compliance with Rule 15Ga-1 under the		Collections or Loan Combination
Exchange Act	S-177	Collections	S-296
Ladder Capital Finance LLC	S-177	Assumed Final Distribution Date	S-298
General	S-177	Realized Losses	S-298
Ladder Capital Group’s Securitization		Prepayment Interest Shortfalls	S-300
Program	S-178	Subordination	S-302
Review of LCF Mortgage Loans	S-180	Appraisal Reductions	S-302
Ladder’s Underwriting Standards	S-181	Delivery, Form and Denomination	S-306
Assessments of Property Condition	S-183	Book-Entry Registration	S-308
Compliance with Rule 15Ga-1 under the		Definitive Certificates	S-309
Exchange Act	S-187	Certificateholder Communication	S-310
KeyBank National Association	S-187	Access to Certificateholders’ Names
General	S-187	and Addresses	S-310
KeyBank’s Securitization Program	S-187	Special Notices	S-310
Review of KeyBank Mortgage Loans	S-188	Retention of Certain Certificates by
KeyBank’s Underwriting Guidelines and		Affiliates of Transaction Parties	S-310
Process	S-189	YIELD AND MATURITY CONSIDERATIONS	S-310
Compliance with Rule 15Ga-1 under the		Yield Considerations	S-310
Exchange Act	S-192	Weighted Average Life	S-313
THE DEPOSITOR	S-192	Certain Price/Yield Tables	S-315
THE ISSUING ENTITY	S-193	Yield Sensitivity of the Class X-A
THE SERVICERS	S-194	Certificates	S-316
Generally	S-194	THE POOLING AND SERVICING AGREEMENT	S-317
The Master Servicer and the Special		General	S-317
Servicer	S-195	Special Note Regarding the La Gran Plaza
Replacement of the Special Servicer	S-197	Loan Combination	S-317
The Primary Servicers	S-200	Servicing of the Mortgage Loans and
THE TRUSTEE	S-213	Serviced Loan Combinations;
Certain Matters Regarding the Trustee	S-215	Collection of Payments	S-317
Resignation and Removal of the Trustee	S-215	The Directing Holder	S-320
THE CERTIFICATE ADMINISTRATOR AND		Limitation on Liability of Directing Holder	S-325
CUSTODIAN	S-216	The Operating Advisor	S-326
Certain Matters Regarding the Certificate		General	S-326
Administrator	S-217	Role of Operating Advisor While No
Trustee and Certificate Administrator Fee	S-219	Control Termination Event Has
PAYING AGENT, CERTIFICATE REGISTRAR,		Occurred and Is Continuing	S-327
CUSTODIAN AND AUTHENTICATING AGENT	S-219	Role of Operating Advisor While a
THE OPERATING ADVISOR	S-220	Control Termination Event Has
CERTAIN RELATIONSHIPS AND RELATED		Occurred and Is Continuing	S-327
TRANSACTIONS	S-220	Annual Report	S-329
DESCRIPTION OF THE MORTGAGE POOL	S-223	Replacement of the Special Servicer	S-330
General	S-223	Termination of the Operating Advisor
Security for the Mortgage Loans	S-226	For Cause	S-330
Significant Mortgage Loans	S-227	Rights upon Operating Advisor
Sale of the Mortgage Loans	S-227	Termination Event	S-331
Certain Underwriting Matters	S-228	Termination of the Operating Advisor
Loan Combinations	S-232	Without Cause	S-332
Courtyard by Marriott Portfolio Loan		Resignation of the Operating Advisor	S-332
Combination	S-232	Operating Advisor Compensation	S-332
La Gran Plaza Loan Combination	S-242	Advances	S-333
		Accounts	S-338

S-5

(Continued)

Enforcement of “Due-On-Sale” and “Due-		ANNEX A-3 – CLASS A-SB PLANNED PRINCIPAL
On-Encumbrance” Clauses	S-340	BALANCE SCHEDULE	A-3-1
Inspections	S-343	ANNEX B – DESCRIPTION OF THE TOP 20
Insurance Policies	S-343	MORTGAGE LOANS OR GROUPS OF CROSS-
Assignment of the Mortgage Loans	S-346	COLLATERALIZED MORTGAGE LOANS	B-1
Representations and Warranties;		ANNEX C – GLOBAL CLEARANCE,
Repurchase; Substitution	S-346	SETTLEMENT AND TAX DOCUMENTATION
Certain Matters Regarding the Depositor,		PROCEDURES	C-1
the Master Servicer, the Special		ANNEX D – DECREMENT TABLES	D-1
Servicer and the Operating Advisor	S-348	ANNEX E – PRICE/YIELD TABLES	E-1
Servicer Termination Events	S-351	ANNEX F – MORTGAGE LOAN SELLER
Rights upon a Servicer Termination Event	S-352	REPRESENTATIONS AND WARRANTIES	F-1
Waivers of Servicer Termination Events		ANNEX G – EXCEPTIONS TO MORTGAGE LOAN
and Operating Advisor Termination		SELLER REPRESENTATIONS AND
Events	S-354	WARRANTIES	G-1
Amendment	S-355
No Downgrade Confirmation	S-357
Evidence of Compliance	S-359
Voting Rights	S-359
Realization Upon Mortgage Loans	S-359
Sale of Defaulted Mortgage Loans and
Serviced REO Properties	S-362
Modifications	S-364
Optional Termination	S-367
Servicing Compensation and Payment of
Expenses	S-368
Special Servicing	S-369
Master Servicer and Special Servicer
Permitted To Buy Certificates	S-377
Servicing of the Non-Serviced Mortgage
Loans	S-378
Reports to Certificateholders; Available
Information	S-379
Certificate Administrator Reports	S-379
Information Available Electronically	S-382
Other Information	S-386
Master Servicer’s Reports	S-386
Exchange Act Filings	S-388
Governing Law; Waiver of Jury Trial; and
Consent to Jurisdiction	S-388
USE OF PROCEEDS	S-388
MATERIAL FEDERAL INCOME TAX
CONSEQUENCES	S-388
General	S-388
Tax Status of Offered Certificates	S-389
Taxation of Offered Certificates	S-389
Further Information; Taxation of Foreign
Investors	S-391
CERTAIN STATE AND LOCAL TAX
CONSIDERATIONS	S-391
ERISA CONSIDERATIONS	S-391
LEGAL INVESTMENT	S-394
METHOD OF DISTRIBUTION (UNDERWRITER
CONFLICTS OF INTEREST)	S-394
LEGAL MATTERS	S-396
RATINGS	S-396
LEGAL ASPECTS OF MORTGAGE LOANS IN
CALIFORNIA AND TEXAS	S-398
INDEX OF DEFINED TERMS	S-400

ANNEX A-1 – CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS	A-1-1
ANNEX A-2 – CERTAIN POOL
CHARACTERISTICS OF THE MORTGAGE
LOANS AND MORTGAGED PROPERTIES	A-2-1

S-6

IMPORTANT NOTICE ABOUT INFORMATION
PRESENTED IN THIS PROSPECTUS SUPPLEMENT

Information about the certificates offered in this prospectus supplement is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. The Annexes to this prospectus supplement are incorporated into and are a part of this prospectus supplement.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at its public reference room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of these materials can also be obtained electronically through the Securities and Exchange Commission’s internet website (http://www.sec.gov).

This prospectus supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the accompanying prospectus to assist you in understanding the terms of the offered certificates. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus supplement.

In this prospectus supplement:

•	the terms “Depositor,” “we,” “us” and “our” refer to Deutsche Mortgage & Asset Receiving Corporation; and

•	references to “lender” with respect to the mortgage loans generally should be construed to mean, subsequent to the issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or the special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement” in this prospectus supplement, however, the responsibilities of the trustee as the “lender” will be limited to responsibilities and obligations of the trustee as specified in the pooling and servicing agreement.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER,

S-7

THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE INITIAL DIRECTING HOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—RISKS RELATED TO THE OFFERED CERTIFICATES—RISKS OF LIMITED LIQUIDITY AND MARKET VALUE” IN THIS PROSPECTUS SUPPLEMENT.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain certain forward-looking statements. If and when included in this prospectus supplement, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties, which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

WITHIN THE UNITED KINGDOM, THIS PROSPECTUS SUPPLEMENT IS DIRECTED ONLY AT PERSONS WHO (i) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND WHO QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5), OR (ii) AS HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, PARTNERSHIPS OR TRUSTEES IN ACCORDANCE WITH ARTICLE 49(2) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (TOGETHER, “RELEVANT PERSONS”). THIS PROSPECTUS SUPPLEMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

UNITED KINGDOM SELLING RESTRICTIONS

Each underwriter has represented and agreed, that:

(a) in the United Kingdom, it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any offered certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

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(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

This prospectus supplement is not a prospectus for the purposes of the European Union’s Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) (the “EU Prospectus Directive”) as implemented in any Member State of the European Economic Area (each, a “Relevant Member State”). This prospectus supplement has been prepared on the basis that all offers of the offered certificates will be made pursuant to an exemption under the EU Prospectus Directive from the requirement to produce a prospectus in connection with offers of the offered certificates. Accordingly, any person making or intending to make any offer in that Relevant Member State of offered certificates which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the depositor, the issuing entity or any of the underwriters to produce a prospectus for such offer. None of the depositor, the issuing entity or the underwriters have authorized, and none of such entities authorizes, the making of any offer of the offered certificates in circumstances in which an obligation arises for the depositor, the issuing entity or the underwriters to publish a prospectus for such offer.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

In relation to each member state of the European Economic Area which has implemented the EU Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that, with effect from and including the date on which the EU Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of the offered certificates which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a) to any legal entity which is a “qualified investor” as defined in the EU Prospectus Directive;

(b) to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the depositor for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the EU Prospectus Directive,

provided, that no such offer of the offered certificates above shall require the issuing entity, the depositor or any of the underwriters to publish a prospectus pursuant to Article 3 of the EU Prospectus Directive.

For the purposes of the prior paragraph, (1) the expression an “offer of the offered certificates which are the subject of the offering contemplated by this prospectus supplement to the public” in relation to any offered certificate in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe to the offered certificates, as the same may be varied in that Relevant Member State by any measure implementing the EU Prospectus Directive in that Relevant Member State and (2) the expression “EU Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.

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PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS SUPPLEMENT MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS SUPPLEMENT OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS SUPPLEMENT NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT:

(1)         IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR OFFERED CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”)) OF HONG KONG OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) OF HONG KONG (THE “C(WUMP)O”) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND

(2)          IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

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W A R N I N G

THE CONTENTS OF THIS PROSPECTUS SUPPLEMENT HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS SUPPLEMENT, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

NOTICE TO RESIDENTS OF THE REPUBLIC OF KOREA

THIS PROSPECTUS SUPPLEMENT IS NOT, AND UNDER NO CIRCUMSTANCES IS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS SUPPLEMENT TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

SINGAPORE

THIS PROSPECTUS SUPPLEMENT HAS NOT BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE. ACCORDINGLY, THIS PROSPECTUS SUPPLEMENT AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE “SFA”), (II) TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

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WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; OR (3) BY OPERATION OF LAW.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH underwriter HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED HEREIN MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE underwriters MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

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EXECUTIVE SUMMARY

This Executive Summary does not include all of the information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement relating to the certificates offered by this prospectus supplement and the underlying mortgage loans.

CERTIFICATES

Class	Initial Certificate Balance or Notional Balance(1)		Approximate Initial Credit Support	Description of Pass-Through Rate	Assumed Final Distribution Date(2)	Approximate Initial Pass- Through Rate	Weighted Average Life (Yrs.)(3)	Principal Window (Mos.)(3)
Offered Certificates
A-1	$57,900,000		30.000%(4)	Fixed(5)	January 2020	1.606%	2.65	1 – 55
A-2	$181,050,000		30.000%(4)	Fixed(5)	June 2020	2.976%	4.83	55 – 60
A-SB	$90,150,000		30.000%(4)	Fixed(5)	January 2025	3.421%	7.38	60 – 115
A-3	$225,000,000		30.000%(4)	Fixed(5)	May 2025	3.445%	9.80	115 – 119
A-4	$371,223,000		30.000%(4)	Fixed(5)	May 2025	3.708%	9.89	119 – 119
X-A	$1,042,641,000	(6)	N/A	Variable(6)	June 2025	0.892%	N/A	N/A
A-M	$117,318,000		21.125%	WAC CAP(5)	June 2025	4.043%	9.97	119 – 120
B	$67,747,000		16.000%	WAC(5)	June 2025	4.313%	9.98	120 – 120
C	$51,223,000		12.125%	WAC(5)	June 2025	4.313%	9.98	120 – 120
D	$59,485,000		7.625%	WAC(5)	June 2025	4.313%	9.98	120 – 120
Non-Offered Certificates(7)
X-B	$118,970,000	(6)	N/A	Variable(6)	June 2025	0.000%	N/A	N/A
X-C	$59,485,000	(6)	N/A	Variable(6)	June 2025	0.000%	N/A	N/A
X-D	$34,700,000	(6)	N/A	Variable(6)	June 2025	1.063%	N/A	N/A
X-E	$24,785,000	(6)	N/A	Variable(6)	June 2025	1.063%	N/A	N/A
X-F	$41,309,997	(6)	N/A	Variable(6)	January 2026	1.063%	N/A	N/A
E	$34,700,000		5.000%	Fixed(5)	June 2025	3.250%	9.98	120 – 120
F	$24,785,000		3.125%	Fixed(5)	June 2025	3.250%	9.98	120 – 120
G	$41,309,997		0.000%	Fixed(5)	January 2026	3.250%	10.49	120 – 127
V(8)	N/A		N/A	N/A	N/A	N/A	N/A	N/A
R(8)	N/A		N/A	N/A	N/A	N/A	N/A	N/A
LR(8)	N/A		N/A	N/A	N/A	N/A	N/A	N/A

(1)	Approximate; subject to a variance of plus or minus 5.0%. In addition, the notional amounts of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates may vary depending upon the final pricing of the classes of certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates, as applicable, would be equal to zero, such class of certificates will not be issued on the closing date of this securitization.

(2)	The assumed final distribution date with respect to any class of certificates (other than the Class V, Class R and Class LR certificates) is the distribution date on which the final distribution would occur for that class of certificates based on (i) modeling assumptions and prepayment assumptions described in this prospectus supplement, (ii) assumptions that there are no prepayments, delinquencies or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates and that mortgage loans with anticipated repayment dates are repaid on their respective anticipated repayment dates. The actual performance and experience of the mortgage loans will likely differ from such assumptions. See “Yield and Maturity Considerations” in this prospectus supplement.

(3)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class V, Class R and Class LR certificates) is based on (i) modeling assumptions and prepayment assumptions described in this prospectus supplement, (ii) assumptions that there are no prepayments, delinquencies or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates and that mortgage loans with anticipated repayment dates are repaid on their respective anticipated repayment dates.

(4)	Represents the approximate initial credit support for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, in the aggregate.

(5)	For any distribution date, the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class E, Class F and Class G certificates will be fixed at their initial pass-through rate of 1.606%, 2.976%, 3.421%, 3.445%, 3.708%, 3.250%, 3.250% and 3.250%, respectively, per annum. For any distribution date, the pass-through rate on the Class A-M certificates will be a per annum rate equal to the lesser of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs and (ii) 4.043%. For any distribution date, the pass-through rates on the Class B, Class C and Class D certificates will equal the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs.

(6)	The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates will not have certificate balances. None of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E or Class X-F certificates will be entitled to distributions of principal. The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates will accrue interest on their respective notional balance and at their respective pass-through rate as described in “Description of the Offered Certificates—General” and “—Distributions” in this prospectus supplement.

(7)	The classes of certificates set forth below “Non-Offered Certificates” in the table are not offered by this prospectus supplement.

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(8)	The Class V certificates will not have a certificate balance, notional balance, pass-through rate, assumed final distribution date or rating. The Class V certificates will represent undivided interests in excess interest accruing on an anticipated repayment date loan, as further described in this prospectus supplement. The Class V certificates will not be entitled to distributions in respect of principal or interest other than excess interest. The Class R and Class LR certificates will each not have a certificate balance, notional balance, pass-through rate, assumed final distribution date or rating. The Class R and Class LR certificates will represent the residual interests in each Trust REMIC, as further described in this prospectus supplement. The Class R and Class LR certificates will not be entitled to distributions of principal or interest.

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The following table shows information regarding the mortgage loans and the mortgaged properties as of the cut-off date. All weighted averages set forth below are based on the principal balances of the mortgage loans as of the cut-off date.

The Mortgage Pool

Outstanding Pool Balance as of the Cut-off Date(1)	$1,321,890,997
Number of Mortgage Loans	103
Number of Mortgaged Properties	198
Average Cut-off Date Mortgage Loan Balance	$12,833,893
Average Cut-off Date Mortgage Property Balance	$6,676,217
Weighted Average Mortgage Rate	4.3323%
Weighted Average Cut-off Date Remaining Term to Maturity or ARD (in months)(2)	111
Weighted Average U/W NCF Debt Service Coverage Ratio(3)(4)	2.01x
Weighted Average Cut-off Date Loan-to-Value Ratio(3)(4)(5)	65.5%
Weighted Average Cut-off Date U/W NOI Debt Yield(3)(4)	11.5%

(1)	Subject to a permitted variance of plus or minus 5.0%.
(2)	Calculated with respect to an anticipated repayment date for 6 mortgage loans, representing 5.6% of the outstanding pool balance as of the cut-off date.
(3)	In the case of the Courtyard by Marriott Portfolio mortgage loan, the La Gran Plaza mortgage loan and the Renaissance New Orleans Portfolio mortgage loan, collectively representing approximately 10.6% of the outstanding pool balance as of the cut-off date, each with one or more pari passu companion loans that will not be included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields for such mortgage loans have been calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan(s) not included in the issuing entity.
(4)	In the case of 1 group of 3 cross-collateralized and cross-defaulted mortgage loans, representing approximately 1.5% of the outstanding pool balance as of the cut-off date, debt service coverage ratios, loan-to-value ratios and debt yields for each such group of mortgage loans have been calculated on an aggregate basis unless otherwise specifically indicated.
(5)	In the case of 7 mortgage loans, collectively representing approximately 7.1% of the outstanding pool balance as of the cut-off date, the cut-off date loan-to-value ratio has in certain cases been calculated based on the “as complete”, “as renovated” or “hypothetical as is” value for the related mortgaged properties. For further description, see the definition of “Appraised Value” in “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

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SUMMARY

This Summary highlights selected information from this prospectus supplement and does not include all of the relevant information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus.

Title of Certificates	COMM 2015-LC21 Mortgage Trust Commercial Mortgage Pass-Through Certificates.

RELEVANT PARTIES AND DATES

Issuing Entity	COMM 2015-LC21 Mortgage Trust, a New York common law trust. The issuing entity will be formed on the closing date pursuant to the pooling and servicing agreement, dated as of June 1, 2015, between the depositor, the master servicer, the special servicer, the trustee, the certificate administrator and the operating advisor. See “The Issuing Entity” in this prospectus supplement.

Depositor	Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation. The depositor’s principal offices are located at 60 Wall Street, New York, New York 10005, and its telephone number is (212) 250-2500. See “The Depositor” in this prospectus supplement and “The Depositor” in the accompanying prospectus.

Sponsors	German American Capital Corporation, a Maryland corporation, Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership, Ladder Capital Finance LLC, a Delaware limited liability company, and KeyBank National Association, a national banking association. The sponsors are the entities that will organize and initiate the issuance of the certificates by transferring or causing the transfer of the mortgage loans to the depositor. The depositor in turn will transfer the mortgage loans to the issuing entity and the issuing entity will issue the certificates. See “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement and “The Sponsor” in the accompanying prospectus.

Mortgage Loan Sellers	German American Capital Corporation (a sponsor and an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, Deutsche Bank Securities Inc., an underwriter, and Deutsche Bank Trust Company Americas, the certificate administrator, custodian, 17g-5 information provider, certificate registrar and authenticating agent).

Cantor Commercial Real Estate Lending, L.P. (a sponsor and an affiliate of Cantor Fitzgerald & Co., L.P., an underwriter, and Berkeley Point Capital LLC, a primary servicer).

Ladder Capital Finance LLC (a sponsor).

KeyBank National Association (a sponsor and a primary servicer and an affiliate of KeyBanc Capital Markets Inc., an underwriter).

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	See “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

	The number and total cut-off date principal balance of the mortgage loans that will be transferred to the depositor by the respective mortgage loan sellers are as follows:

	Mortgage Loan Seller	Number of Mortgage Loans	Total Cut-off Date Principal Balance	% of Initial Outstanding Pool Balance
	German American Capital Corporation	22	$515,860,000	39.0%
	Cantor Commercial Real Estate Lending, L.P.	34	$331,175,118	25.1%
	Ladder Capital Finance LLC	27	$282,345,116	21.4%
	KeyBank National Association	20	$192,510,764	14.6%
	Total	103	$1,321,890,997	100.0%

Originators	Except as indicated below, each mortgage loan seller or one of its affiliates originated (either directly or, in some cases, through table funding arrangements) each of the mortgage loans as to which it is acting as mortgage loan seller.

	The mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Honeywell Building, representing approximately 1.4% of the outstanding pool balance as of the cut-off date, and as to which German American Capital Corporation is acting as mortgage loan seller, was originated by Pillar Multifamily, LLC and acquired by German American Capital Corporation.

	See “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association. The master servicer will act in such capacity under the pooling and servicing agreement for this transaction. See “The Servicers—The Master Servicer and the Special Servicer” in this prospectus supplement. The principal servicing office of the master servicer is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000.

	The master servicer will be primarily responsible for servicing and administering, directly or through sub-servicers or primary servicers, the mortgage loans (other than non-serviced mortgage loans): (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer; and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a workout. In addition, the master servicer will be the primary party responsible for making (1) principal and interest advances with respect to each mortgage loan included in the issuing entity and (2) property advances under the pooling and servicing agreement with respect to the mortgage loans (other

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than non-serviced mortgage loans) and any serviced loan combination that it is servicing, subject in each case to a nonrecoverability determination. The fee of the master servicer with respect to the mortgage loans (and the serviced companion loans) will be payable monthly from amounts received in respect of interest on each mortgage loan master and/or primary serviced by the master servicer (prior to application of such interest payments to make payments on the certificates). The servicing fee (which will include the fee of the master servicer and the fees of any primary servicer and sub-servicer) will equal a rate per annum equal to the administrative fee rate set forth on Annex A-1 of this prospectus supplement for each mortgage loan (net of the trustee/certificate administrator fee rate, operating advisor fee rate and CREFC® license fee rate) multiplied by the stated principal balance of the related mortgage loan calculated on the same accrual basis as the related mortgage loan. The master servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers. See “The Servicers—The Master Servicer and the Special Servicer” and “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses” in this prospectus supplement.

The Courtyard by Marriott Portfolio loan combination is currently being serviced by Midland Loan Services, a Division of PNC Bank, National Association, the master servicer (the “COMM 2015-CCRE23 master servicer”) under the COMM 2015-CCRE23 pooling and servicing agreement (the “COMM 2015-CCRE23 pooling and servicing agreement”). With respect to the Courtyard by Marriott Portfolio mortgage loan, the COMM 2015-CCRE23 master servicer is entitled to receive a primary servicing fee pursuant to the COMM 2015-CCRE23 pooling and servicing agreement (which fee will accrue at a rate equal to 0.0025% per annum on an actual/360 basis), payable monthly from the Courtyard by Marriott Portfolio mortgage loan, prior to application of such interest to make payments on the certificates. See “Description of the Mortgage Pool—Loan Combinations—Courtyard by Marriott Portfolio” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

The La Gran Plaza loan combination is currently being serviced by Midland Loan Services, a Division of PNC Bank, National Association, the COMM 2015-CCRE23 master servicer under the COMM 2015-CCRE23 pooling and servicing agreement. After the securitization of the related pari passu companion loan designated as Note A-1 (the closing date for such securitization, the “La Gran Plaza Note A-1 securitization date”), it is anticipated that the La Gran Plaza loan combination will be serviced under, and by the master servicer (the “La Gran Plaza master servicer”) designated in, the pooling and servicing agreement entered into in connection with such securitization (the “La Gran Plaza pooling and servicing agreement”); however, Wells Fargo Bank, National Association is expected to continue to primary service the La Gran Plaza loan combination under a primary servicing agreement entered into with the La Gran Plaza master servicer.

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Wells Fargo Bank, National Association, as the primary servicer, is and will be entitled to receive a primary servicing fee with respect to the La Gran Plaza mortgage loan pursuant to the La Gran Plaza pooling and servicing agreement (which fee will accrue at a rate of 0.0025% per annum on an actual/360 basis), payable monthly from the La Gran Plaza mortgage loan, prior to application of such interest to make payments on the certificates. See “Description of the Mortgage Pool—Loan Combinations—La Gran Plaza Loan Combination” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

The Renaissance New Orleans Portfolio loan combination is currently being serviced by the master servicer, Wells Fargo Bank, National Association, under the JPMBB 2015-C28 pooling and servicing agreement. With respect to the Renaissance New Orleans Portfolio mortgage loan, the JPMBB 2015-C28 master servicer is entitled to receive a primary servicing fee under the JPMBB 2015-C28 pooling and servicing agreement (which fee will accrue at a rate equal to 0.0100% per annum on an actual/360 basis), payable monthly from the Renaissance New Orleans Portfolio mortgage loan, prior to application of such interest to make payments on the certificates. See “Description of the Mortgage Pool—Loan Combinations— Renaissance New Orleans Portfolio Loan Combination” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

Special Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association. The special servicer will be responsible for the servicing and administration of the specially serviced loans and REO properties (other than non-serviced mortgage loans). See “The Servicers—The Master Servicer and the Special Servicer” and “The Pooling and Servicing Agreement—Special Servicing” in this prospectus supplement. The special servicer was appointed to act in such capacity by the initial directing holder, which is expected to be KKR Securities Holdings, LLC or its affiliate. The principal servicing office of the special servicer is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

If necessary, the Courtyard by Marriott Portfolio loan combination will be specially serviced by CWCapital Asset Management LLC, the special servicer under the COMM 2015-CCRE23 pooling and servicing agreement. See “Description of the Mortgage Pool—Loan Combinations—Courtyard by Marriott Portfolio Loan Combination” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

Prior to the La Gran Plaza Note A-1 securitization date, the La Gran Plaza loan combination will be specially serviced, if necessary, by CWCapital Asset Management LLC, the special servicer under the COMM 2015-CCRE23 pooling and servicing agreement. After the La Gran Plaza Note A-1 securitization date, the La Gran Plaza loan combination will be specially

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serviced under, and by the special servicer (the “La Gran Plaza special servicer”) designated in, the La Gran Plaza pooling and servicing agreement. See “Description of the Mortgage Pool—Loan Combinations—La Gran Plaza Loan Combination” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

If necessary, the Renaissance New Orleans Portfolio loan combination will be specially serviced by the special servicer, Torchlight Loan Services, LLC, under the JPMBB 2015-C28 pooling and servicing agreement. See “Description of the Mortgage Pool—Loan Combinations—Renaissance New Orleans Portfolio Loan Combination” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan (including any related serviced companion loan) or REO loan (or mortgage loan or serviced loan combination as to which the related mortgaged property has become an REO property), and will be payable monthly. The special servicing fee for each specially serviced loan (including any related serviced companion loan) will accrue on the same basis as interest accrues on such specially serviced loan.

The workout fee will generally be payable with respect to each specially serviced loan (including any related serviced companion loan) which has become a “corrected mortgage loan” (which will occur (i) with respect to a specially serviced loan as to which there has been a payment default, when the related borrower has brought the mortgage loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced loan cease to exist in the good faith judgment of the special servicer). The workout fee will be payable out of each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the related mortgage loan (or serviced loan combination, as applicable) for so long as it remains a corrected mortgage loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a specially serviced loan.

A liquidation fee will generally be payable with respect to (i) each specially serviced loan (including any related serviced companion loan) and (ii) any defaulted non-serviced loan that is not sold, together with the related companion loan, as one whole loan by the special servicer under the other pooling and servicing agreement, in each case as to which the special servicer obtains

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a full or discounted payoff from the related borrower or which is repurchased by the related mortgage loan seller outside the applicable cure period and, except as otherwise described in this prospectus supplement, with respect to any specially serviced loan or REO property as to which the special servicer receives any liquidation proceeds. The liquidation fee for each specially serviced loan (including any related serviced companion loan) and REO property will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds and (2) $1,000,000.

Workout fees and liquidation fees paid by the issuing entity with respect to each mortgage loan or serviced loan combination will be subject to an aggregate cap per mortgage loan or serviced loan combination of $1,000,000 as described in “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement. Any workout fees or liquidation fees paid to a predecessor or successor special servicer will not be taken into account in determining the cap.

The special servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers.

The foregoing compensation to the special servicer may result in shortfalls in payments to certificateholders. See “The Servicers—The Master Servicer and the Special Servicer” and “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement.

Primary Servicers	KeyBank National Association, a national banking association. KeyBank National Association will act as primary servicer with respect to the mortgage loans it will be transferring to the issuing entity. These mortgage loans represent 14.6% of the outstanding pool balance as of the cut-off date. See “The Servicers—The Primary Servicer—KeyBank National Association” in this prospectus supplement. The principal servicing office of KeyBank National Association is located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211, and its telephone number is (888) 979-1200. The master servicer will pay the fees of the primary servicer or servicers to the extent such fees are received. KeyBank National Association is also a sponsor and a mortgage loan seller and an affiliate of KeyBanc Capital Markets Inc., an underwriter.

Berkeley Point Capital LLC, a Delaware limited liability company. Berkeley Point Capital LLC will act as primary servicer with respect to the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Pines at West Penn MHP and Indian Run Village MHP, representing 0.5% and 0.5%, respectively, of the outstanding pool balance as of the cut-off date, which will be transferred to the issuing entity by Cantor Commercial Real Estate Lending, L.P. See “The Servicers—The Primary Servicers—Berkeley Point Capital LLC” in this prospectus supplement. In addition, with respect to 29 mortgage loans secured by mortgaged

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properties representing approximately 22.5% of the outstanding pool balance as of the cut-off date that will be transferred to the issuing entity by Cantor Commercial Real Estate Lending, L.P., Berkeley Point Capital LLC will have the right to assume limited subservicing duties consisting of performing inspections and collecting financial statements. The principal servicing office of Berkeley Point Capital LLC is located at One Beacon Street, 14th Floor, Boston, Massachusetts 02108. The master servicer will pay the fees of the primary servicer or servicers to the extent such fees are received. Berkeley Point Capital LLC is an affiliate of Cantor Commercial Real Estate Lending, L.P., a sponsor and a mortgage loan seller, and Cantor Fitzgerald & Co., L.P., an underwriter.

Trustee	Wilmington Trust, National Association, a national banking association. The corporate trust offices of Wilmington Trust, National Association are located at 1100 North Market Street, Wilmington, Delaware 19801.

Following the transfer of the underlying mortgage loans into the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record with respect to each mortgage loan transferred to the issuing entity (other than with respect to any non-serviced mortgage loans that are part of loan combinations). In addition (subject to the terms of the pooling and servicing agreement), the trustee will be primarily responsible for back-up advancing. See “The Trustee” in this prospectus supplement.

The mortgagee of record with respect to the Courtyard by Marriott Portfolio mortgage loan is currently Wilmington Trust, National Association, the trustee under the COMM 2015-CCRE23 pooling and servicing agreement.

The mortgagee of record with respect to the La Gran Plaza mortgage loan is currently Wilmington Trust, National Association, the trustee under the COMM 2015-CCRE23 pooling and servicing agreement. After the La Gran Plaza Note A-1 securitization date, the mortgagee of record with respect to the La Gran Plaza mortgage loan will be the trustee under La Gran Plaza pooling and servicing agreement.

The mortgagee of record with respect to the Renaissance New Orleans Portfolio mortgage loan is currently Wilmington Trust, National Association, the trustee under the JPMBB 2015-C28 pooling and servicing agreement.

See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

Certificate Administrator
and Custodian	Deutsche Bank Trust Company Americas, a New York banking corporation. The corporate trust offices of Deutsche Bank Trust Company Americas are located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust

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Administration–DB1521. Its telephone number is (714) 247-6000. Deutsche Bank Trust Company Americas is an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, German American Capital Corporation, a sponsor and a mortgage loan seller, and Deutsche Bank Securities Inc., an underwriter.

The custodian with respect to the Courtyard by Marriott Portfolio mortgage loan is currently Wells Fargo Bank, National Association, the custodian under the COMM 2015-CCRE23 pooling and servicing agreement.

The custodian with respect to the La Gran Plaza mortgage loan is currently Wells Fargo Bank, National Association, the custodian under the COMM 2015-CCRE23 pooling and servicing agreement. After the La Gran Plaza Note A-1 securitization date, the custodian of the related mortgage file (other than the promissory note evidencing the La Gran Plaza mortgage loan and the promissory Note A-3) will be the custodian designated in the La Gran Plaza pooling and servicing agreement. See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

The custodian with respect to the Renaissance New Orleans Portfolio mortgage loan is currently Wells Fargo Bank, National Association, the custodian under the JPMBB 2015-C28 pooling and servicing agreement.

The certificate administrator will be responsible for: (a) distributing payments to certificateholders, (b) delivering or otherwise making available certain reports to certificateholders and (c) in its capacity as 17g-5 information provider, making available certain information to rating agencies in accordance with Rule 17g-5 under the Securities Exchange Act of 1934. In addition, the certificate administrator will have additional duties with respect to tax administration, custody of the mortgage files and serving as the authenticating agent and certificate registrar. See “The Certificate Administrator and Custodian” in this prospectus supplement.

The fees of the trustee, custodian and certificate administrator will be payable monthly from amounts received in respect of interest on each mortgage loan (prior to application of such interest payments to make payments on the certificates), and will be equal to, in the aggregate, 0.0016% per annum of the stated principal balance of the related mortgage loan calculated on the same accrual basis as the related mortgage loan. The certificate administrator will also be entitled to receive income from investment of funds in certain accounts maintained on behalf of the issuing entity.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly-owned subsidiary of Park Bridge Financial LLC.

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With respect to each mortgage loan (other than non-serviced mortgage loans and servicing shift mortgage loans) and serviced loan combinations (other than servicing shift loan combinations), at any time during the period when a “control termination event,” as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement, has occurred and is continuing:

(i)	the special servicer will be required to consult with the operating advisor with regard to certain major decisions with respect to the mortgage loans to the extent described in this prospectus supplement and as set forth under the pooling and servicing agreement;

(ii)	the operating advisor will be required to review certain operational activities related to specially serviced loans in general on a platform-level basis; and

(iii)	based on the operating advisor’s review of certain information described in this prospectus supplement, the operating advisor will be required to prepare an annual report (if any mortgage loan (other than non-serviced mortgage loans and servicing shift mortgage loans) and serviced loan combinations (other than servicing shift loan combinations) were specially serviced during the prior calendar year) to be provided to the trustee, the rating agencies and the certificate administrator (and made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced loans, provided, however, that no such annual report will be required from the operating advisor with respect to the special servicer if during the prior calendar year, no asset status report was required to be prepared by the special servicer in connection with a specially serviced loan or REO property.

With respect to each mortgage loan (other than non-serviced mortgage loans and servicing shift mortgage loans) and serviced loan combinations (other than servicing shift loan combinations), after the occurrence and continuance of a “consultation termination event,” as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement, if the operating advisor determines the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer as described under “The Servicers—Replacement of the Special Servicer” in this prospectus supplement.

The operating advisor is entitled to a fee payable on each distribution date, calculated based on the outstanding principal

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balance of each mortgage loan (other than non-serviced mortgage loans and servicing shift mortgage loans) and serviced loan combinations (other than servicing shift loan combinations) and the operating advisor fee rate described under “The Pooling and Servicing Agreement—The Operating Advisor—Operating Advisor Compensation” in this prospectus supplement, which fee will be calculated on the same accrual basis as the related mortgage loan.

In addition, if there are no classes of certificates outstanding other than the Class X-D, Class X-E, Class X-F, Class E, Class F, Class G, Class V, Class R and Class LR certificates, all of the rights and obligations of the operating advisor under the pooling and servicing agreement (other than any rights or obligations that accrued prior to such termination, including accrued and unpaid compensation and indemnification rights that arose out of events that occurred prior to such termination) will terminate without the payment of any termination fee.

For additional information regarding the responsibilities of the operating advisor, see “The Pooling and Servicing Agreement—The Operating Advisor,” and “The Operating Advisor” in this prospectus supplement.

Directing Holder	With respect to each mortgage loan (other than non-serviced mortgage loans, servicing shift mortgage loans and excluded mortgage loans) and serviced loan combinations (other than servicing shift loan combinations), the directing holder will be the controlling class certificateholder (or a representative thereof) selected by more than 50% of the controlling class certificateholders, by certificate balance, as determined by the certificate registrar from time to time as provided for in the pooling and servicing agreement. With respect to non-serviced mortgage loans and servicing shift mortgage loans, the directing holder will be as specified in the definition of “directing holder” as set forth in “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement. With respect to excluded mortgage loans, there will be no directing holder.

An “excluded mortgage loan” is a mortgage loan or loan combination with respect to which the controlling class representative or any controlling class certificateholder is a “borrower party” (as defined in “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement).

The controlling class is the most subordinate of the Class E, Class F and Class G certificates then outstanding that has an outstanding certificate balance (as reduced or notionally reduced by any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class. No other class of certificates will be eligible to act as the controlling class or appoint a directing holder.

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For so long as at least one of the Class E, Class F and Class G certificates has an outstanding certificate balance (as reduced or notionally reduced by any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class, the directing holder will have certain consent and consultation rights under the pooling and servicing agreement under certain circumstances.

At any time a “control termination event,” as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement, has occurred and is continuing, the consent rights of the directing holder will terminate, and the directing holder will retain consultation rights under the pooling and servicing agreement under certain circumstances.

At any time a “consultation termination event,” as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement, has occurred and is continuing, all of the rights (other than the right to receive certain notices and information as a certificateholder) of the directing holder will terminate. See “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement.

It is anticipated that KKR Securities Holdings, LLC or its affiliate will (i) purchase the Class X-D, Class X-E, Class X-F, Class E, Class F, Class G and Class V certificates and (ii) be the initial directing holder with respect to each mortgage loan (other than non-serviced mortgage loans, servicing shift mortgage loans and excluded mortgage loans) and serviced loan combinations (other than servicing shift loan combinations).

With respect to the Courtyard by Marriott Portfolio loan combination, prior to a Courtyard by Marriott Portfolio control termination event, the Courtyard by Marriott Portfolio controlling class representative will be the directing holder. If a Courtyard by Marriott Portfolio control termination event has occurred and is continuing, the COMM 2015-CCRE23 controlling class representative will be the directing holder.

With respect to the La Gran Plaza loan combination, the holder of the related pari passu companion loan designated as Note A-1, which as of the closing date (subject to any financing arrangement for that note) is expected to be Ladder Capital Finance LLC or an affiliate thereof, is the directing holder of the La Gran Plaza loan combination.

With respect to the Renaissance New Orleans Portfolio mortgage loan, Torchlight Investors, LLC, the directing holder under the JPMBB 2015-C28 pooling and servicing agreement, is the directing holder of the Renaissance New Orleans Portfolio loan combination.

Underwriters	Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., KeyBanc Capital Markets Inc. and Goldman, Sachs & Co. are

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the underwriters. Deutsche Bank Securities Inc. is an affiliate of German American Capital Corporation, a sponsor and a mortgage loan seller, Deutsche Mortgage & Asset Receiving Corporation, the depositor, and Deutsche Bank Trust Company Americas, the certificate administrator, custodian, 17g-5 information provider, certificate registrar and authenticating agent. Cantor Fitzgerald & Co. is an affiliate of Cantor Commercial Real Estate Lending, L.P., a sponsor and a mortgage loan seller, and Berkeley Point Capital LLC, a primary servicer. KeyBanc Capital Markets Inc. is an affiliate of KeyBank National Association, a sponsor, a mortgage loan seller and a primary servicer. The underwriters are required to purchase the certificates offered in this prospectus supplement from the depositor (in the amounts set forth under the heading “Method of Distribution (Underwriter Conflicts of Interest)” in this prospectus supplement, subject to certain conditions.

Affiliates and Other Relationships	All the shares of capital stock of Deutsche Mortgage & Asset Receiving Corporation, the depositor, are held by DB U.S. Financial Markets Holding Corporation.

German American Capital Corporation, a sponsor and a mortgage loan seller, Deutsche Mortgage & Asset Receiving Corporation, the depositor, Deutsche Bank Securities Inc., an underwriter, and Deutsche Bank Trust Company Americas, the certificate administrator, custodian, 17g-5 information provider, certificate registrar and authenticating agent, are affiliates of each other.

Cantor Commercial Real Estate Lending, L.P., a sponsor and a mortgage loan seller, Cantor Fitzgerald & Co., an underwriter, and Berkeley Point Capital LLC, a primary servicer, are affiliates of each other.

KeyBank National Association, a sponsor, a mortgage loan seller and a primary servicer, and KeyBanc Capital Markets Inc., an underwriter, are affiliates of each other.

Cantor Commercial Real Estate Lending, L.P. and Cantor Fitzgerald & Co. are affiliated with the mortgage borrowers and one of the mezzanine lenders under the Walgreens Net Lease Portfolio V mortgage loan, representing approximately 2.6% of the outstanding pool balance as of the cut-off date, which mortgage loan KeyBank National Association will transfer to the depositor.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, German American Capital Corporation, a sponsor and a mortgage loan seller, Deutsche Bank Securities Inc., an underwriter, and Deutsche Bank Trust Company Americas, the certificate administrator, custodian, 17g-5 information provider, certificate registrar and authenticating agent) and certain other third party lenders provide warehouse financing to certain affiliates of Cantor Commercial Real Estate Lending, L.P. through various repurchase facilities. Some or all of the

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mortgage loans that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor are (or are expected to be prior to the closing date) subject to those repurchase facilities. Proceeds received by Cantor Commercial Real Estate Lending, L.P. in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties. As of June 10, 2015, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 9 of the mortgage loans that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor, representing approximately 11.4% of the outstanding pool balance as of the cut-off date (except that the number and dollar amount of mortgage loans subject to that repurchase facility may increase or decrease prior to the issuance of the certificates).

Deutsche Bank AG, Cayman Islands Branch and certain other third party lenders provide warehouse financing to certain affiliates of Ladder Capital Finance LLC through various repurchase facilities, and Midland Loan Services, a Division of PNC Bank, National Association, may act as a limited servicer in connection with one such repurchase facility. Ladder Capital Finance Holdings LLLP, Series TRS of Ladder Capital Finance Holdings LLLP and Series REIT of Ladder Capital Finance Holdings LLLP guarantee certain obligations under those repurchase facilities of the Ladder Capital Finance LLC affiliates that are the primary obligors thereunder. Some or all of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor are (or are expected to be prior to the Closing Date) subject to those repurchase facilities. Proceeds received by Ladder Capital Finance LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties. As of June 10, 2015, Deutsche Bank AG, Cayman Islands Branch was the repurchase agreement counterparty with respect to 1 of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor, representing approximately 1.8% of the outstanding pool balance as of the cut-off date (except that the number and dollar amount of mortgage loans subject to that repurchase facility may increase or decrease prior to the issuance of the certificates).

Pursuant to certain interim servicing agreements between German American Capital Corporation and certain of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 7 of the mortgage loans to be contributed to this securitization by German American Capital Corporation, representing approximately 21.0% of the outstanding pool balance as of the cut-off date.

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Pursuant to certain interim servicing agreements between German American Capital Corporation and certain of its affiliates, on the one hand, and KeyBank, National Association, on the other hand, KeyBank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 6 of the mortgage loans to be contributed to this securitization by German American Capital Corporation, representing approximately 7.4% of the outstanding pool balance as of the cut-off date.

Pursuant to certain interim servicing agreements between Cantor Commercial Real Estate Lending, L.P. and certain of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 10 of the mortgage loans to be contributed to this securitization by Cantor Commercial Real Estate Lending, L.P., representing approximately 8.9% of the outstanding pool balance as of the cut-off date.

Pursuant to a primary servicing agreement between KeyBank National Association, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, KeyBank National Association will act as primary servicer with respect to the mortgage loans to be contributed to this securitization by KeyBank National Association. Such mortgage loans represent approximately 14.6% of the outstanding pool balance as of the cut-off date. KeyBank National Association will receive the primary servicing fee set forth on Annex A-1 for such mortgage loans.

Pursuant to a primary servicing agreement between Berkeley Point Capital LLC, an affiliate of Cantor Commercial Real Estate Lending, L.P., on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Berkeley Point Capital LLC will act as primary servicer with respect to 2 mortgage loans representing, in the aggregate, approximately 0.9% of the outstanding pool balance as of the cut-off date to be contributed to this securitization by Cantor Commercial Real Estate Lending, L.P., and will receive a fee equal to 0.0700% and 0.0700%, respectively, per annum for such mortgage loans.

Pursuant to a limited subservicing agreement between Berkeley Point Capital LLC, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Berkeley Point Capital LLC is expected to assume certain limited subservicing duties consisting of performing inspections and collecting financial statements with respect to 29 of the mortgage loans to be contributed to this securitization by Cantor Commercial Real Estate Lending, L.P., representing approximately 22.5% of the outstanding pool balance as of the cut-off date, and will receive a fee equal to 0.0200% per annum for each such mortgage loan.

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Midland Loan Services, a Division of PNC Bank, National Association, the master servicer and the special servicer, is also the COMM 2015-CCRE23 master servicer and, accordingly, is responsible for servicing of the Courtyard by Marriott Portfolio loan combination and, prior to the La Gran Plaza Note A-1 securitization date, the La Gran Plaza loan combination.

Midland Loan Services, a Division of PNC Bank, National Association assisted KKR Securities Holdings, LLC or its affiliate with due diligence relating to the mortgage loans to be included in the mortgage pool.

With respect to the La Gran Plaza mortgage loan, Ladder Capital Finance LLC or one of its affiliates is expected to hold, as of the closing date, subject to any applicable financing arrangements, the La Gran Plaza Note A-1 companion loan.

Ladder Capital Finance LLC, a sponsor and a mortgage loan seller, is an indirect wholly-owned subsidiary of Ladder Capital Finance Holdings LLLP and an affiliate of Series TRS of Ladder Capital Finance Holdings LLLP and Series REIT of Ladder Capital Finance Holdings LLLP. Ladder Capital Finance Holdings LLLP, Series TRS of Ladder Capital Finance Holdings LLLP and Series REIT of Ladder Capital Finance Holdings LLLP will agree, pursuant to the related mortgage loan purchase agreement, to guarantee payment in connection with the performance of Ladder Capital Finance LLC’s obligations to repurchase or replace its respective mortgage loans for material breaches of representations and warranties or material loan document defects under the circumstances described under “The Sponsors, Mortgage Loan Sellers and Originators—Ladder Capital Finance LLC” in this prospectus supplement.

Ladder Capital Finance LLC is affiliated with the borrowers under the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Dollar General – Red Oak and Dollar General – Zapata, collectively representing approximately 0.1% of the outstanding pool balance as of the cut-off date. Ladder Capital Finance LLC or an affiliate thereof originated each of those mortgage loans, and Ladder Capital Finance LLC is the mortgage loan seller with respect to those mortgage loans. Those mortgage loans may contain provisions and terms that are more favorable to the respective borrowers thereunder than would otherwise have been the case if the lender and borrower were not affiliated, including: (i) the related loan documents permit transfers without lender’s consent by the related borrower and by or to certain affiliates of Ladder Capital Finance LLC; (ii) the related loan documents permit future mezzanine financing; and (iii) there is no separate environmental indemnitor other than the related borrower.

Ladder Capital Finance LLC or one of its affiliates holds mezzanine debt secured by interests in the borrowers under the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as aLoft Hotel Minneapolis and Hilton Garden Inn – Phoenix Airport North, each

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representing approximately 1.2%, respectively, of the outstanding pool balance as of the cut-off date.

Ladder Capital Finance LLC and/or its affiliates may acquire certificates, either in connection with the initial issuance or in the secondary market.

Wilmington Trust, National Association, the trustee, is also the COMM 2015-CCRE23 trustee and, accordingly, the current mortgagee of record with respect to the Courtyard by Marriott Portfolio loan combination and the La Gran Plaza loan combination under the COMM 2015-CCRE23 pooling and servicing agreement, and the JPMBB 2015-C28 trustee and, accordingly, the current mortgagee of record with respect to the Renaissance New Orleans Portfolio loan combination under the JPMBB 2015-C28 pooling and servicing agreement.

Deutsche Bank Trust Company Americas acts as an interim custodian with respect to all of the mortgage loans that will be contributed by German American Capital Corporation to this securitization.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Related to Conflicts of Interest” in this prospectus supplement.

SIGNIFICANT DATES, PERIODS AND EVENTS

Cut-off Date	With respect to each mortgage loan, the later of the related due date of such mortgage loan in June 2015 and the date of origination of each mortgage loan.

Closing Date	On or about June 18, 2015.

Distribution Date	The fourth business day following the determination date in each month, commencing in July 2015. The initial distribution date will be July 10, 2015.

Record Date	With respect to any distribution date, the close of business on the last business day of the preceding month.

Determination Date	The sixth day of each month, or if such sixth day is not a business day, the following business day, commencing in July 2015.

Collection Period	With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which that distribution date occurs (or, in the case of the initial distribution date, immediately following the cut-off date) and ends on the determination date in the calendar month in which that distribution date occurs.

Interest Accrual Period	With respect to any distribution date and each class of certificates (other than the Class V, Class R and Class LR

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	certificates), the calendar month immediately preceding the month in which the distribution date occurs. Calculations of interest due in respect of each class of certificates (other than the Class V, Class R and Class LR certificates) will be made on the basis of a 360-day year consisting of twelve 30-day months.

CERTIFICATES OFFERED

General	The depositor is offering hereby the following classes of COMM 2015-LC21 Mortgage Trust Commercial Mortgage Pass-Through Certificates:

	•	Class A-1

	•	Class A-2

	•	Class A-SB

	•	Class A-3

	•	Class A-4

	•	Class X-A

	•	Class A-M

	•	Class B

	•	Class C

	•	Class D

	The trust to be created by the depositor will consist of a total of 21 classes, the following of which are not being offered through this prospectus supplement and the accompanying prospectus: Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class E, Class F, Class G, Class V, Class R and Class LR.

	The certificates will represent beneficial ownership interests in the issuing entity. The issuing entity’s assets will primarily consist of 103 fixed-rate mortgage loans. The mortgage loans are secured by first liens on 198 commercial, multifamily and manufactured housing community properties.

Certificate Balances
and Notional Balances	The offered certificates have the approximate initial certificate balances or notional balances, as applicable, set forth below, subject to a permitted variance of plus or minus 5.0%.

		Class A-1	$57,900,000
		Class A-2	$181,050,000
		Class A-SB(1)	$90,150,000
		Class A-3	$225,000,000
		Class A-4	$371,223,000
		Class X-A	$1,042,641,000
		Class A-M	$117,318,000
		Class B	$67,747,000
		Class C	$51,223,000
		Class D	$59,485,000

	(1)	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus supplement.

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The certificates that are not offered in this prospectus supplement (other than the Class V, Class R and Class LR certificates) will have the initial certificate balances or notional balances, as applicable, as set forth under “Executive Summary—Certificates” in this prospectus supplement.

The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates will not have principal balances or entitle their holders to distributions of principal. The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates will represent the right to receive distributions of interest accrued as described in this prospectus supplement on their respective notional balances.

The notional balance of the Class X-A certificates will equal the aggregate certificate balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates outstanding from time to time. The total initial notional balance of the Class X-A certificates will be approximately $1,042,641,000.

The notional balance of the Class X-B certificates will equal the aggregate certificate balances of the Class B and Class C certificates outstanding from time to time. The total initial notional balance of the Class X-B certificates will be approximately $118,970,000.

The notional balance of the Class X-C certificates will equal the certificate balance of the Class D certificates outstanding from time to time. The total initial notional balance of the Class X-C certificates will be approximately $59,485,000.

The notional balance of the Class X-D certificates will equal the certificate balance of the Class E certificates outstanding from time to time. The total initial notional balance of the Class X-D certificates will be approximately $34,700,000.

The notional balance of the Class X-E certificates will equal the certificate balance of the Class F certificates outstanding from time to time. The total initial notional balance of the Class X-E certificates will be approximately $24,785,000.

The notional balance of the Class X-F certificates will equal the certificate balance of the Class G certificates outstanding from time to time. The total initial notional balance of the Class X-F certificates will be approximately $41,309,997.

Pass-Through Rates	Each class of certificates (other than the Class V, Class R and Class LR certificates) will accrue interest at an annual rate called a pass-through rate which is set forth or otherwise described below:

• The pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class E, Class F and Class G certificates will be fixed at their initial

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pass-through rate of 1.606%, 2.976%, 3.421%, 3.445%, 3.708%, 3.250%, 3.250% and 3.250%, respectively, per annum. The pass-through rate applicable to the Class A-M certificates will be a per annum rate equal to the lesser of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs and (ii) 4.043%. The pass-through rates applicable to the Class B, Class C and Class D certificates will equal the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs.

•	The pass-through rate for the initial distribution date applicable to the (i) Class X-A certificates will equal approximately 0.892% per annum, (ii) Class X-B certificates will equal approximately 0.000% per annum, (iii) Class X-C certificates will equal approximately 0.000% per annum, (iv) Class X-D certificates will equal approximately 1.063% per annum, (v) Class X-E certificates will equal approximately 1.063% per annum, and (v) Class X-F certificates will equal approximately 1.063% per annum.

•	The pass-through rate for each of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates for any distribution date will equal the weighted average of the respective strip rates, which we refer to as Class X-A strip rates, Class X-B strip rates, Class X-C strip rates, Class X-D strip rates, Class X-E strip rates and Class X-F strip rates, respectively, at which interest accrues from time to time on the respective components of the notional balance of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates, respectively, outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of the components of the Class X-A certificates will have a component notional balance that corresponds to the certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 or Class A-M certificates, respectively. Each of the components of the Class X-B certificates will have a component notional balance that corresponds to the certificate balance of the Class B or Class C certificates, respectively. The Class X-C certificates will have a component notional balance that corresponds to the certificate balance of the Class D certificates. The Class X-D certificates will have a component notional balance that corresponds to the certificate balance of the Class E certificates. The Class X-E certificates will have a

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component notional balance that corresponds to the certificate balance of the Class F certificates. The Class X-F certificates will have a component notional balance that corresponds to the certificate balance of the Class G certificates. For purposes of the accrual of interest on the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates for each distribution date, the applicable Class X-A strip rates, Class X-B strip rates, Class X-C strip rates, Class X-D strip rates, Class X-E strip rates or Class X-F strip rates, as applicable, with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for such interest accrual period (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate in effect during such interest accrual period for the class of certificates.

	•	For a more detailed discussion of the Class X-A strip rates, Class X-B strip rates, Class X-C strip rates, Class X-D strip rates, Class X-E strip rates and Class X-F strip rates and the pass-through rates applicable to the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates, see “Description of the Offered Certificates—Distributions” in this prospectus supplement.

	•	The Class V, Class R and Class LR certificates will not have pass-through rates. See “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this prospectus supplement.

See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Assumed Final Distribution
Date	The assumed final distribution dates of the offered certificates are set forth below. Such dates were calculated based on numerous assumptions as described in this prospectus supplement under “Description of the Offered Certificates—Distributions—Assumed Final Distribution Date.” Accordingly, if those assumptions prove to be inaccurate, the actual final distribution date for one or more classes of the offered certificates may be earlier or later, and could be substantially earlier or later, than the related assumed final distribution date(s).

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	Class	Assumed Final Distribution Date
	Class A-1	January 2020
	Class A-2	June 2020
	Class A-SB	January 2025
	Class A-3	May 2025
	Class A-4	May 2025
	Class X-A	June 2025
	Class A-M	June 2025
	Class B	June 2025
	Class C	June 2025
	Class D	June 2025

Distributions	On each distribution date, you will be entitled to receive interest and principal distributions in respect of each class of certificates (other than the Class V, Class R and Class LR certificates) from available funds in an amount equal to your certificate’s interest and/or principal entitlement, subject to:

	(i)	payment of the respective interest entitlement for any class of certificates having a higher payment priority, except in respect of the distribution of interest among the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates, which will have the same senior priority, and

	(ii)	if applicable, payment of the respective principal entitlement for such distribution date to outstanding classes of certificates having a higher payment priority; provided, that the Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus supplement.

A description of the principal and interest entitlement of each class of certificates offered in this prospectus supplement for each distribution date can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount,” “—Payment Priorities” and “—Distribution of Available Funds” in this prospectus supplement.

None of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E or Class X-F certificates will be entitled to any distributions of principal.

The Class V certificates will not be entitled to distributions of principal or interest other than excess interest accruing on an anticipated repayment date loan.

The Class R and Class LR certificates will not be entitled to distributions of interest or principal.

Prepayment Premiums;
Yield Maintenance Charges	Prepayment premiums and yield maintenance charges will be allocated as described in “Description of the Offered

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Certificates—Distributions—Prepayment Premiums and Yield Maintenance Charges” in this prospectus supplement.

Prepayment and Yield
Considerations	The yield to investors will be sensitive to the timing of prepayments, repurchases or purchases of mortgage loans and the magnitude of losses on the mortgage loans due to liquidations. The yield to maturity on each class of certificates offered in this prospectus supplement will be sensitive to the rate and timing of principal payments (including both voluntary and involuntary prepayments, defaults and liquidations) on the mortgage loans and payments with respect to repurchases thereof that are applied in reduction of the certificate balance of that class. See “Risk Factors—Risks Related to the Offered Certificates,” “—Risks Related to Prepayments and Repurchases of Mortgage Loans”, “—Yield Considerations” and “Yield and Maturity Considerations” in this prospectus supplement and “Yield and Maturity Considerations” in the accompanying prospectus.

Subordination; Allocation of
Losses and Certain Expenses	The chart below illustrates the manner in which the rights of various classes (other than the Class V, Class R and Class LR certificates) will be senior to the rights of other classes. This subordination will be effected in two ways: (i) entitlement to receive principal and interest on any distribution date is in descending order and (ii) mortgage loan losses are allocated in ascending order. However, no principal payments or principal losses will be allocated to the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E or Class X-F certificates, although mortgage loan losses that reduce the certificate balance of a class of certificates comprising a component of the notional balance of any of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E or Class X-F certificates will reduce the notional balances of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E or Class X-F certificates and, therefore, the amount of interest those classes accrue.

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	(1)	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus supplement.
	(2)	The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates are interest-only certificates.

No other form of credit enhancement will be available for the benefit of the holders of the certificates offered in this prospectus supplement.

In certain circumstances, shortfalls in mortgage loan interest that are the result of the timing of prepayments and that are in excess of the sum of (x) all or a portion of the servicing fee payable to the master servicer and (y) the amount of mortgage loan interest that accrues and is collected with respect to any principal prepayment that is made after the date on which interest is due will be allocated to, and be deemed distributed to, each class of certificates (other than the Class V, Class R and Class LR certificates), pro rata, based upon amounts distributable in respect of interest to each class. See “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls” in this prospectus supplement.

Shortfalls in Mortgage
Pool Available Funds	The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

	●	shortfalls resulting from additional servicing compensation which the master servicer or the special servicer is entitled to receive;

	●	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by default interest and late payment fees paid by the related borrower that are not paid to the master servicer or the special servicer as compensation);

	●	shortfalls resulting from unanticipated expenses of the issuing entity (including, but not limited to, expenses relating to environmental assessments, appraisals, any administrative or judicial proceeding, management of REO properties, maintenance of insurance policies, and permissible indemnification); and

	●	shortfalls resulting from a reduction of a mortgage loan’s interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the issuing entity.

Advances

A. General	The master servicer will be required to advance delinquent monthly payments on a mortgage loan if the master servicer determines that the advance (and interest on that advance) will be recoverable from proceeds of the related mortgage loan. A principal and interest advance will generally equal the delinquent

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portion of the monthly payment (other than a final “balloon” payment that may be due at the related maturity). The master servicer will not be required to advance interest in excess of a mortgage loan’s regular interest rate (i.e., not including any default rate or any excess interest accruing on an anticipated repayment date loan). The master servicer will also not be required to advance, among other things, prepayment premiums or yield maintenance charges, or balloon payments. If an advance is made, the master servicer will defer (rather than advance) its servicing fees, but will advance the trustee/certificate administrator’s fees and the operating advisor’s fees. Neither the master servicer nor the trustee will be required to make a principal and interest advance on any companion loan. In addition, neither the master servicer nor the trustee will make an advance if the special servicer determines that such advance is not recoverable from proceeds of the related mortgage loan.

If a borrower fails to pay amounts due on the maturity date of the related mortgage loan, the master servicer will be required, on and after such date and until final liquidation of that mortgage loan, to advance only an amount equal to the interest (at the mortgage loan’s regular interest rate, as described above) and principal portion of the monthly payment due immediately prior to the maturity date, as may be reduced by applicable appraisal reduction events as described in this prospectus supplement, subject to a recoverability determination. With respect to each mortgage loan or serviced loan combination, the master servicer will also be obligated (subject to the limitations described in this prospectus supplement and except with respect to any non-serviced mortgage loans, with respect to which advances will be made as described under “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement) (see “Description of the Mortgage Pool—Loan Combinations— Courtyard by Marriott Portfolio Loan Combination—Advancing”, “—La Gran Plaza Loan Combination—Advancing” and “—Renaissance New Orleans Portfolio Loan Combination—Advancing”) to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related mortgage, enforce the terms of any mortgage loan (or serviced loan combination) or to protect, manage and maintain each related mortgaged property. Any determination by the special servicer that an advance proposed to be made is nonrecoverable will be conclusive and binding on the master servicer, subject to the terms of the pooling and servicing agreement related to this transaction.

If the master servicer fails to make any required advance, the trustee will be required to make the advance. The obligation of the master servicer and the trustee to make an advance will also be subject to a determination of nonrecoverability. The trustee will be entitled to conclusively rely on the determination of nonrecoverability made by either the master servicer or the special servicer. With respect to any loan combination, the

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master servicer and the trustee will be entitled to conclusively rely on any determination of nonrecoverability made by a master servicer or special servicer of a related pari passu companion loan if such companion loan has been securitized in a securitization rated by one or more nationally recognized statistical rating organizations and such master servicer or special servicer is an approved master servicer or special servicer by the rating agency rating the related offered certificates.

Principal and interest advances are intended to maintain a regular flow of scheduled interest and principal payments to the certificateholders and are not intended to guarantee or insure against losses. Generally, advances that cannot be reimbursed out of collections on, or in respect of, the related mortgage loans will be reimbursed directly from any other collections on the mortgage loans as provided in this prospectus supplement and thus will cause losses to be borne by certificateholders in the priority specified in this prospectus supplement. The master servicer and the trustee will be entitled to interest on any advances made. This interest will accrue at the rate and is payable under the circumstances described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise available for payment on the certificates.

See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

B. Appraisal Reduction Event	Certain adverse events affecting a mortgage loan (other than a non-serviced mortgage loan) or any serviced loan combination, called appraisal reduction events, will require the special servicer to obtain a new appraisal (or, with respect to mortgage loans or serviced loan combinations having a principal balance under $2,000,000, at the special servicer’s option, an estimate of value prepared by the special servicer or an appraisal of the related mortgaged property). Based on the appraised value in such appraisal, it may be necessary to calculate an appraisal reduction amount. The amount of interest required to be advanced in respect of a mortgage loan that has been subject to an appraisal reduction event will equal the product of (a) the amount that would be required to be advanced without giving effect to such appraisal reduction event and (b) a fraction, the numerator of which is the stated principal balance of the mortgage loan less any appraisal reduction amounts allocable to such mortgage loan and the denominator of which is the stated principal balance. Due to the payment priorities described above, this will reduce the funds available to pay interest on the most subordinate class or classes of certificates then outstanding.

Each non-serviced mortgage loan will be subject to provisions of the applicable pooling and servicing agreement under which it is serviced relating to appraisal reductions that are substantially similar but not identical to the provisions set forth above. Generally, the existence of an appraisal reduction in respect of a

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non-serviced mortgage loan will proportionately reduce the master servicer’s or the trustee’s obligation to make principal and interest advances on such mortgage loan under the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

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THE MORTGAGE POOL

Characteristics of the Mortgage Pool

A. General	For a more complete description of the mortgage loans, see the following sections in this prospectus supplement:

● Description of the Mortgage Pool;

● Annex A-1 (Certain Characteristics of the Mortgage Loans);

● Annex A-2 (Certain Pool Characteristics of the Mortgage Loans and Mortgaged Properties); and

● Annex B (Description of the Top 20 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans).

All numerical information provided in this prospectus supplement with respect to the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects weighting of the mortgage loans by their respective principal balances as of the cut-off date. For purposes of calculating the respective outstanding principal balances of the mortgage loans as of the cut-off date, it was assumed that all scheduled payments of principal due with respect to the mortgage loans on the cut-off date are timely made.

When information with respect to mortgaged properties is presented as of the cut-off date and is expressed as a percentage of the initial outstanding pool balance, the percentages are based upon the outstanding principal balance as of the cut-off date of the related mortgage loan or allocated loan amount attributed to such mortgaged property.

In the case of the Courtyard by Marriott Portfolio mortgage loan, the La Gran Plaza mortgage loan and the Renaissance New Orleans Portfolio mortgage loan, collectively representing approximately 10.6% of the outstanding pool balance as of the cut-off date, each with one or more pari passu companion loans that will not be included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields for such mortgage loans have been calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan(s) not included in the issuing entity.

In the case of 1 group of 3 cross-collateralized and cross-defaulted mortgage loans, representing approximately 1.5% of the outstanding pool balance as of the cut-off date, the debt service coverage ratio, loan-to-value ratio and debt yield for such group of mortgage loans has been calculated on an aggregate basis unless otherwise specifically indicated.

The information in the following chart is presented as of the cut-off date, unless otherwise indicated. The information contained

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in the footnotes to the chart below is applicable throughout this prospectus supplement, unless otherwise indicated.

All Mortgage
Loans
Number of Mortgage Loans	103
Number of Mortgaged Properties	198
Number of Amortizing Balloon Mortgage Loans(1)	50
Number of Partial Interest-Only Mortgage Loans(2)	40
Number of Interest-Only Mortgage Loans(3)	13
Aggregate Principal Balance	$1,321,890,997
Range of Mortgage Loan Principal Balances
Minimum Mortgage Loan Balance	$747,500
Maximum Mortgage Loan Balance	$97,050,000
Average Mortgage Loan Principal Balance	$12,833,893
Range of Mortgage Rates
Minimum Mortgage Rate	3.6900%
Maximum Mortgage Rate	5.4640%
Weighted Average Mortgage Rate	4.3323%
Range of Remaining Terms to Maturity(4)
Minimum Remaining Term(4)	55 months
Maximum Remaining Term(4)	127 months
Weighted Average Remaining Terms to Maturity(4)	111 months
Range of Remaining Amortization Terms(5)
Minimum Remaining Amortization Term(5)	144 months
Maximum Remaining Amortization Term(5)	360 months
Weighted Average Remaining Amortization Term(5)	354 months
Range of Cut-off Date Loan-to-Value Ratios(6)(7)(8)
Minimum Cut-off Date Loan-to-Value Ratio(6)(7)(8)	28.2%
Maximum Cut-off Date Loan-to-Value Ratio(6)(7)(8)	76.3%
Weighted Average Cut-off Date Loan-to-Value Ratio(6)(7)(8)	65.5%
Range of U/W NCF Debt Service Coverage Ratios(6)(7)(9)
Minimum U/W NCF Debt Service Coverage Ratio(6)(7)(9)	1.25x
Maximum U/W NCF Debt Service Coverage Ratio(6)(7)(9)	7.40x
Weighted Average U/W NCF Debt Service Coverage Ratio(6)(7)(9)	2.01x
Range of U/W NOI Debt Yields(6)(7)
Minimum U/W NOI Debt Yield(6)(7)	7.3%
Maximum U/W NOI Debt Yield(6)(7)	32.7%
Weighted Average U/W NOI Debt Yield(6)(7)	11.5%

(1)	Does not include interest-only mortgage loans or partial interest-only mortgage loans.
(2)	Includes 40 mortgage loans, collectively representing approximately 36.5% of the outstanding pool balance as of the cut-off date, which pay interest-only for a portion of their term. The interest-only period for such mortgage loans range from 11 months to 60 months following the cut-off date.
(3)	Includes 13 mortgage loans, collectively representing approximately 24.6% of the outstanding pool balance as of the cut-off date, which pay interest-only through their respective maturity date or anticipated repayment date.
(4)	Calculated with respect to an anticipated repayment date for 6 mortgage loans, collectively representing approximately 5.6% of the outstanding pool balance as of the cut-off date.
(5)	Excludes 13 mortgage loans, collectively representing approximately 24.6% of the outstanding pool balance as of the cut-off date, each of which pays interest-only until its respective maturity date or anticipated repayment date.
(6)	In the case of 3 mortgage loans, collectively representing approximately 10.6% of the outstanding pool balance as of the cut-off date, each of which has one or more pari passu companion loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields for such mortgage loans have been calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan(s) not included in the issuing entity.
(7)	In the case of 1 group of 3 cross-collateralized and cross-defaulted mortgage loans, representing approximately 1.5% of the outstanding pool balance as of the cut-off date, the debt service coverage ratio, loan-to-value ratio and debt yield for such group of mortgage loans has been calculated on an aggregate basis unless otherwise specifically indicated.

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	(8)	In the case of 7 mortgage loans, collectively representing approximately 7.1% of the outstanding pool balance as of the cut-off date, the cut-off date loan-to-value ratio has in certain cases been calculated based on the “as complete”, “as renovated” or “hypothetical as is” value for the related mortgaged properties. For further description, see the definition of “Appraised Value” in “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.
	(9)	Annual debt service, monthly debt service and the debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following cut-off date (but without regard to any leap year adjustments), provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan, (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period and (iii) in the case of a mortgage loan with one or more related pari passu companion loans, annual debt service is calculated inclusive of such pari passu companion loans.

B. Loan Combinations	The mortgage loans secured by the mortgaged properties or portfolio of mortgaged properties identified as Courtyard by Marriott Portfolio, La Gran Plaza and Renaissance New Orleans Portfolio on Annex A-1 to this prospectus supplement also secure one or more companion loans that will not be included in the mortgage pool.

The mortgage loan secured by the portfolio of mortgaged properties identified as Courtyard by Marriott Portfolio on Annex A-1 to this prospectus supplement is evidenced by (1) a promissory note designated as Note A-2B (referred to in this prospectus supplement as the “Courtyard by Marriott Portfolio mortgage loan”) with an outstanding principal balance as of the cut-off date of $97,050,000, representing approximately 7.3% of the outstanding pool balance as of the cut-off date, (2) a pari passu companion loan evidenced by two promissory notes designated as Note A-1 and Note A-2A, which will not be included in the issuing entity (referred to in this prospectus supplement as a “pari passu companion loan” or “companion loan”), with an aggregate outstanding principal balance as of the cut-off date of $133,500,000, which is currently held by the COMM 2015-CCRE23 Mortgage Trust, (3) a companion loan evidenced by a promissory note designated as Note B, which will not be included in the issuing entity (referred to in this prospectus supplement as a “subordinate companion loan”, “non-serviced subordinate companion loan” or “companion loan”), with an outstanding principal balance as of the cut-off date of $355,000,000, which is currently held by the COMM 2015-CCRE23 Mortgage Trust and (4) a pari passu companion loan evidenced by a promissory note designated as Note A-2C, which will not be included in the issuing entity (referred to in this prospectus supplement as a “pari passu companion loan” or “companion loan”), with an outstanding principal balance as of the cut-off date of $84,450,000, which is currently held by the GSMS 2015-GC30 Mortgage Trust. The Courtyard by Marriott Portfolio mortgage loan, the Courtyard by Marriott Portfolio pari passu companion loans and the Courtyard by Marriott Portfolio subordinate companion loan are collectively referred to in this prospectus supplement as the “Courtyard by Marriott Portfolio loan combination”, a “loan combination” and a “non-serviced loan combination”. For additional information regarding the Courtyard

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by Marriott Portfolio loan combination, see “Description of the Mortgage Pool—Loan Combinations—The Courtyard by Marriott Portfolio Loan Combination” in this prospectus supplement.

The mortgage loan secured by the mortgaged property identified as La Gran Plaza on Annex A-1 to this prospectus supplement secures (1) a mortgage loan evidenced by a promissory note designated as Note A-2 (the “La Gran Plaza mortgage loan”), with an outstanding principal balance as of the cut-off date of $23,969,702, representing approximately 1.8% of the outstanding pool balance as of the cut-off date, (2) one pari passu companion loan evidenced by a promissory note designated as Note A-3, with an original principal balance of $26,000,000, which is currently held by the COMM 2015-CCRE23 Mortgage Trust and will not be included in the issuing entity, and (3) one pari passu companion loan evidenced by a promissory note designated as Note A-1 (the “La Gran Plaza A-1 companion loan”), with an original principal balance of $26,000,000, which is currently held by Ladder Capital Finance LLC or an affiliate thereof (subject to any financing arrangement for such note) and will not be included in the issuing entity. The La Gran Plaza mortgage loan and the related companion loans are pari passu in right of payment and are collectively referred to in this prospectus supplement as the “La Gran Plaza loan combination”, a “loan combination”, and a “non-serviced loan combination.” Each of Note A-1 and Note A-3 of the La Gran Plaza loan combination is referred to as a “companion loan” or a “non-serviced companion loan.” The La Gran Plaza A-1 companion loan may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement). The La Gran Plaza loan combination is currently being serviced pursuant to the COMM 2015-CCRE23 pooling and servicing agreement. After the La Gran Plaza Note A-1 securitization date, the La Gran Plaza loan combination will be serviced pursuant to the La Gran Plaza pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the La Gran Plaza loan combination, see “Description of the Mortgage Pool—Loan Combinations—La Gran Plaza Loan Combination” in this prospectus supplement.

The mortgage loan secured by the portfolio of mortgaged properties identified as Renaissance New Orleans Portfolio on Annex A-1 to this prospectus supplement is evidenced by (1) a promissory note designated as Note A-2 (referred to in this prospectus supplement as the “Renaissance New Orleans Portfolio mortgage loan”) with an outstanding principal balance as of the cut-off date of $19,458,449, representing approximately 1.5% of the outstanding pool balance as of the cut-off date and (2) a pari passu companion loan evidenced by a promissory note designated as Note A-1, which will not be included in the issuing entity (referred to in this prospectus supplement as a “pari passu companion loan” or “companion loan”), with an outstanding principal balance as of the cut-off date of $23,782,549, which is currently held by the JPMBB 2015-C28 Mortgage Trust. The Renaissance New Orleans Portfolio mortgage loan and the

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related companion loan is pari passu in right of payment and are collectively referred to in this prospectus supplement as the “Renaissance New Orleans Portfolio loan combination,” a “loan combination” and a “non-serviced loan combination.” For additional information regarding the Renaissance New Orleans Portfolio loan combination, see “Description of the Mortgage Pool—Loan Combinations—The Renaissance New Orleans Portfolio Loan Combination” in this prospectus supplement.

C. ARD Loans	Each mortgage loan identified on Annex A-1 to this prospectus supplement as an “ARD” loan generally provides that if, as of a certain date referred to herein as an “anticipated repayment date” or “ARD”, the related borrower has not prepaid such mortgage loan in full, then (i) the non-default rate at which interest accrues will increase, (ii) payment of the additional interest that accrues as a result of such increase in interest rate, together with compound interest thereon (to the extent permitted by applicable law), will be deferred until the principal balance of the subject mortgage loan is paid in full, and (iii) from and after the related ARD, all excess cash flow generated by the related mortgaged property each month that remains after the payment of scheduled debt service and escrows and property expenses will be applied to pay down principal of the subject mortgage loan. Failure to pay the principal amount of such mortgage loan on its anticipated repayment date will not constitute an event of default.

D. Security for the Mortgage Loans	All of the mortgage loans included in the issuing entity will be secured on the closing date by first liens on mortgaged properties.

E. Non-recourse	All of the mortgage loans are or should be considered non-recourse obligations. No mortgage loan will be insured or guaranteed by any governmental entity or private insurer, or, except in limited circumstances, by any other person.

F. Fee Simple/Leasehold Estate	Each mortgage loan is secured by, among other things, a first mortgage lien on (i) the fee simple estate in an income-producing real property, including mortgaged properties constituting the related borrower’s leasehold interest or interests in the mortgaged property along with the corresponding fee interest of the lessor in such mortgaged property, (ii) a leasehold estate in a portion of the mortgaged property and a fee simple estate in another portion of the mortgaged property or (iii) a leasehold or subleasehold estate in the mortgaged property and no mortgage on the related fee simple estate, as set forth below:

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	Interest of Borrower Encumbered	Number of Mortgaged Properties	Aggregate Cut- off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
	Fee Simple(2)	186	$1,242,587,052	94.0%
	Leasehold	12	$79,303,945	6.0%
	Total	198	$1,321,890,997	100.0%

	(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised values and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow and/or another basis deemed appropriate by the related mortgage loan seller).
	(2)	May include mortgaged properties constituting the related borrower’s leasehold interest in the mortgaged property along with the corresponding fee interest of the lessor in such mortgaged property.

G. Property Purpose	The number of mortgaged properties, and the aggregate cut-off date balance and approximate percentage of the initial outstanding pool balance of the mortgage loans secured thereby, for each indicated purpose are:

	Property Type	Number of Mortgaged Properties	Aggregate Cut- off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
	Retail	65	$409,635,830	31.0%
	Anchored(2)	52	$334,995,477	25.3%
	Unanchored	13	$74,640,353	5.6%
	Hospitality	77	$296,340,398	22.4%
	Limited Service	7	$134,114,368	10.1%
	Select Service	65	$97,050,000	7.3%
	Full Service	4	$60,437,327	4.6%
	Extended Stay	1	$4,738,703	0.4%
	Office	11	$182,220,804	13.8%
	Suburban	7	$77,650,000	5.9%
	CBD	3	$69,870,804	5.3%
	Suburban/Flex	1	$34,700,000	2.6%
	Multifamily	13	$135,511,880	10.3%
	Mixed Use	8	$119,655,853	9.1%
	Office/Retail	4	$96,305,853	7.3%
	Multifamily/Retail	4	$23,350,000	1.8%
	Industrial	7	$74,321,004	5.6%
	Manufactured Housing Community	7	$50,245,000	3.8%
	Self Storage	7	$27,807,316	2.1%
	Leased Fee	3	$26,152,913	2.0%
	Total	198	$1,321,890,997	100.0%

	(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow and/or another basis deemed appropriate by the related mortgage loan seller).

	(2)	“Anchored” retail properties include shadow anchored, anchored, single tenant and other properties.

H. Property Locations	The mortgaged properties are located in 42 states. The table below shows the number of mortgaged properties, the aggregate principal balance of the related mortgage loans, and the percentage of initial outstanding pool balance secured by mortgaged properties that are located in the top jurisdictions that

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have concentrations of mortgaged properties of 5.0% or more (based on allocated loan amount as a percentage of the initial outstanding pool balance) as of the cut-off date:

	State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
	California	23	$290,372,363	22.0%
	Texas	28	$180,999,348	13.7%
	Illinois	14	$81,165,739	6.1%
	New York	6	$80,293,379	6.1%
	Pennsylvania	6	$70,650,000	5.3%

	(1)		Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow and/or another basis deemed appropriate by the related mortgage loan seller).

	See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

I. Due Dates	Subject in some cases to a next business day convention, all of the mortgage loans have due dates upon which interest and/or principal payments are due under the related note that occur as described in the following table with the indicated grace period.

Due Date	Default Grace Period Days	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
6	0	80	$1,015,830,234	76.8%
1	0	8	$172,455,300	13.0%
1	5	14	$116,305,463	8.8%
3	0(1)	1	$17,300,000	1.3%

(1)			With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as 350 East Fordham Road, representing approximately 1.3% of the outstanding pool balance as of the cut-off date, 10 times during the loan term (but no more than twice during any 12 month period), the related borrower is entitled to notice and a 2 business day grace period following such notice before a failure to make payment constitutes an event of default.

As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under each mortgage loan. A grace period does not apply to a maturity date. The information in the table above is based on the related loan documents. Certain jurisdictions may impose a statutorily longer grace period. See Annex A-1 to this prospectus supplement for information on the number of days before a payment default is an event of default under each mortgage loan.

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J. Amortization Types	The mortgage loans have the amortization characteristics set forth in the following table:

	Type of Amortization	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
	Amortizing Balloon(1)	48	$497,681,274	37.6%
	Interest Only, then Amortizing(2)	39	$461,170,000	34.9%
	Interest Only	10	$289,310,000	21.9%
	Interest Only, ARD	3	$35,491,175	2.7%
	Interest Only, then Amortizing, ARD	1	$21,500,000	1.6%
	Amortizing Balloon, ARD	2	$16,738,548	1.3%
	Total	103	$1,321,890,997	100.0%

	(1)		Does not include (a) mortgage loans that are interest-only through the related maturity date or anticipated repayment date, as applicable or (b) partial interest-only mortgage loans.
	(2)		Includes 40 mortgage loans that pay interest-only for the first 11 to 60 scheduled payments after the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of such mortgage loan to maturity or anticipated repayment date. Each such mortgage loan therefore has an expected balloon balance at the maturity date or the anticipated repayment date.

K. Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency or impending delinquency.

	Each of the following mortgage loans refinanced a prior loan that was in maturity default at the time of refinancing and/or was refinanced in connection with a discounted payoff, foreclosure or deed-in-lieu of foreclosure or bankruptcy sale:

	•		With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Samsondale Plaza, representing approximately 0.8% of the outstanding pool balance as of the cut-off date, the related mortgaged property was previously encumbered by a first mortgage loan that was included in a securitization trust and experienced a default at maturity in February 2015. The mortgage loan refinanced the related borrower’s previous loan.

	•		With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Value Place, representing approximately 0.4% of the outstanding pool balance as of the cut-off date, the related mortgaged property was previously encumbered by a first mortgage loan that experienced a maturity default in January 2015. The mortgage loan refinanced the related borrower’s previous loan.

L. Properties Underwritten
Based on Projections of
Future Income	With respect to 21 mortgaged properties, representing approximately 9.7% of the outstanding pool balance as of the cut-off date (by allocated loan amount), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior

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to the cut-off date and therefore the related mortgaged property has no prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

M. Voluntary Prepayment
Provisions; Defeasance Loans	The mortgage loans have the following prepayment and/or defeasance characteristics following the related initial lockout period, as described below:

Defeasance and Prepayment

	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
Lockout/Defeasance(1)(3)	85	$1,182,406,314	89.4%
Lockout/Yield Maintenance(2)(3)	14	$115,273,735	8.7%
Lockout, Open(3)	1	$19,458,449	1.5%
Lockout/Defeasance or Yield Maintenance	1	$3,225,000	0.2%
Yield Maintenance/Defeasance or Yield Maintenance(1)	2	$1,527,500	0.1%
Total	103	$1,321,890,997	100.0%

(1)	All of the mortgage loans that permit defeasance prohibit defeasance until at least the second anniversary of the closing date.
(2)	All mortgage loans classified as “Lockout/Yield Maintenance” prohibit voluntary prepayment until at least 11 months following the cut-off date.
(3)	Certain of the mortgage loans may permit a voluntary partial prepayment in connection with a partial release or substitution of a mortgaged property or portion thereof prior to the end of the related lockout period for such mortgage loan (including, in certain cases, a defeasance loan that permits a partial release with yield maintenance) or in connection with the application of earnout reserve funds, or in the case of the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott Portfolio, which secures a mortgage loan representing approximately 7.3% of the outstanding pool balance as of the cut-off date, a partial prepayment of up to $33,500,000 of property release prices on or after May 6, 2016 without the payment of any prepayment premium. See “Description of the Mortgage Pool─Certain Terms and Conditions of the Mortgage Loans─Property Releases” and “─Prepayment Provisions” in this prospectus supplement.

All of the mortgage loans that permit voluntary prepayment or defeasance require that the prepayment or defeasance be made on the due date or, if on a different date, that any prepayment or defeasance be accompanied by the interest that would be due on the next due date.

Lock-Out Period for Yield Maintenance Loans

Each of the yield maintenance loans listed in the table below permits prepayment with a yield maintenance charge (which amount is, in 15 cases, at least 1.0% of the prepaid amount), in

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	certain circumstances, following the lock-out period (if applicable) as indicated in the following table:

	Mortgage Loan	Cut-off Date Principal Balance	% of Initial Outstanding Pool Balance	Lock-Out Period (months from Cut -off Date)
	Hilton Garden Inn – Phoenix Airport North	$15,900,000	1.2%	24
	Shoppes of Beavercreek	$14,980,417	1.1%	24
	The Malulani Portfolio	$13,500,000	1.0%	11
	Fremont Ford	$11,000,000	0.8%	24
	Inn @ Northrup Station	$9,250,000	0.7%	49
	Cole Village	$7,350,000	0.6%	22
	Capitol Plaza	$7,300,000	0.6%	24
	College Park Plaza	$6,475,000	0.5%	24
	Parkcrest Apartments	$6,150,000	0.5%	25
	Grant Park Plaza	$5,875,000	0.4%	24
	Parker Center	$5,293,317	0.4%	24
	CenturyLink Las Vegas	$5,100,000	0.4%	17
	Red Mountain Storage	$4,350,000	0.3%	24
	Jo Ann Fabrics El Paso	$3,225,000	0.2%	24
	Village Apartments	$2,750,000	0.2%	25
	Dollar General – Red Oak	$780,000	0.1%	0
	Dollar General – Zapata	$747,500	0.1%	0

	The mortgage loans that are subject to yield maintenance provisions generally permit voluntary prepayment without the payment of any penalty on the last 3 to 6 scheduled payment dates (through and including their respective maturity date or anticipated repayment date).

N. Certain Variances from
Underwriting Standards	The mortgage loans that German American Capital Corporation will be selling to the depositor (other than the one mortgage loan described below that was originated by Pillar Multifamily, LLC) were originated in accordance with German American Capital Corporation’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators—German American Capital Corporation—GACC’s Underwriting Standards” in this prospectus supplement, except as described under “—GACC’s Underwriting Standards—Exceptions” in this prospectus supplement. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Honeywell Building, representing approximately 1.4% of the outstanding principal balance as of the cut-off date, such mortgage loan was originated by Pillar Multifamily, LLC.

	The mortgage loans that Cantor Commercial Real Estate Lending, L.P. will be selling to the depositor were originated in accordance with Cantor Commercial Real Estate Lending, L.P.’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards” in this prospectus supplement, except as described under “—CCRE Lending’s Underwriting Standards—Exceptions” in this prospectus supplement.

	The mortgage loans that Ladder Capital Finance LLC will be selling to the depositor were originated in accordance with

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	Ladder Capital Finance LLC’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators—Ladder Capital Finance LLC—LCF’s Underwriting Standards” in this prospectus supplement.

	The mortgage loans that KeyBank National Association will be selling to the depositor were originated in accordance with KeyBank National Association’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process” in this prospectus supplement.

O. Mortgage Loans with
Related Borrowers	Eleven (11) groups of mortgage loans, including one group consisting of three cross-collateralized and cross-defaulted mortgage loans, have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the 3 largest groups representing approximately 7.3%, 6.2% and 5.3%, respectively, of the outstanding pool balance as of the cut-off date. The foregoing is in addition to any particular mortgage loan that has multiple affiliated borrowers.

P. Significant Mortgage Loans	The following table sets forth information regarding the 10 largest mortgage loans, which represent in the aggregate approximately 32.4% of the initial outstanding pool balance.

Ten Largest Mortgage Loans
Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Remaining Term	U/W NCF DSCR	Cut-off Date LTV	LTV Ratio at Maturity or ARD	Cut-off Date U/W NOI Debt Yield
Courtyard by Marriott Portfolio(1)	$97,050,000	7.3%	3.6900%	58	7.40x	28.2%	28.2%	32.7%
Courtyard by Marriott Pasadena	$73,750,000	5.6%	4.5300%	120	1.70x	70.9%	57.4%	11.4%
Meridian at Brentwood	$42,300,000	3.2%	4.2500%	127	1.42x	73.2%	61.7%	9.2%
155 Mercer Street(2)	$41,000,000	3.1%	4.4920%	119	1.57x	63.1%	63.1%	7.3%
Capistrano Business Center I & II	$34,700,000	2.6%	4.1500%	119	1.91x	61.5%	61.5%	8.9%
Walgreens Net Lease Portfolio V	$33,963,675	2.6%	4.2200%	115	1.81x	69.9%	69.9%	7.8%
University Fountains at Lubbock(3)	$27,400,000	2.1%	4.1100%	118	1.38x	75.1%	68.3%	8.3%
Santa Monica Clock Tower	$26,700,000	2.0%	4.2200%	119	1.80x	54.5%	54.5%	8.2%
Delaware Corporate Center I & II	$26,450,000	2.0%	3.9700%	119	1.75x	67.3%	58.2%	10.9%
Ortega Ranch	$25,000,000	1.9%	3.9000%	119	1.42x	70.4%	60.8%	8.6%
Total/Wtd. Avg.	$428,313,675	32.4%	4.1355%	106	2.95x	58.9%	53.8%	14.5%

(1)	Each such mortgage loan is part of a loan combination and has one or more pari passu companion loans that will not be included in the issuing entity. The debt service coverage ratio, loan-to-value ratios and debt yield for each such mortgage loan have been calculated based on the mortgage loan that will be included in the issuing entity and the related pari passu companion loan(s) that will not be included in the issuing entity.

(2)	In the case of the 155 Mercer Street mortgage loan, representing approximately 3.1% of the outstanding pool balance as of the cut-off date, the sole tenant at the mortgaged property, Dolce & Gabbana, is not required to pay rent until the earlier of (i) the date that the tenant opens for business and (ii) December 1, 2015. The related borrowers deposited $1,691,667 into a rent abatement reserve, which amount will be held by lender until the tenant commences paying rent and conducting normal business operations at the entire mortgaged property.

(3)	In the case of the University Fountains at Lubbock mortgage loan, representing approximately 2.1% of the outstanding pool balance as of the cut-off date, the cut-off date, the LTV has been calculated based on the “as renovated” value of $36,500,000. Based on the “as is” appraised value of $34,500,000, the cut-off date LTV is 79.4%.

	For a brief summary of the 20 largest mortgage loans (including the top 10 mortgage loans described above) in the pool of mortgage loans, see Annex B to this prospectus supplement.

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ADDITIONAL CONSIDERATIONS

Optional Termination	On any distribution date on which the remaining aggregate principal balance of the mortgage loans remaining in the issuing entity is less than 1.0% of the aggregate principal balance of all of the mortgage loans as of the cut-off date, each of (i) the holder of the majority interest of the controlling class, (ii) the special servicer or (iii) the master servicer, in that order, may exercise an option to purchase all of the mortgage loans (including all property acquired through the exercise of remedies in respect of any mortgage loan). Exercise of this option will terminate the issuing entity and retire the then outstanding certificates. If the Class A-1 through Class D certificates are no longer outstanding, the issuing entity could also be terminated in connection with an exchange by a sole remaining certificateholder of all the then outstanding certificates, excluding the Class V, Class R and Class LR certificates (and, if the sole remaining certificateholder has taken only an assignment of the voting rights of the Class X-D, Class X-E and Class X-F certificates, the Class X-D, Class X-E and Class X-F certificates) for the mortgage loans and REO property remaining in the issuing entity, and the sole remaining certificateholder makes a payment to the master servicer and the certificate administrator as described under “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

See “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement and “Description of the Certificates—Termination” in the accompanying prospectus.

Repurchase Obligation	Each mortgage loan seller will make the representations and warranties set forth on Annex F to this prospectus supplement, subject to the exceptions set forth on Annex G to this prospectus supplement, with respect to the mortgage loans sold by such mortgage loan seller. If a mortgage loan seller has been notified of a breach of any of its representations and warranties or a defect in the documentation of any of the mortgage loans sold by it, which breach or defect materially and adversely affects the value of the subject mortgage loan, the value of the related mortgaged property or the interests of the trustee in the subject mortgage loan or the related mortgaged property, then that mortgage loan seller or an affiliate will be required to either cure the breach or defect (as applicable), repurchase the affected mortgage loan from the issuing entity, replace the affected mortgage loan with another mortgage loan or make a cash payment in lieu of such cure, repurchase or replacement as described under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement. Ladder Capital Finance Holdings LLLP, Series TRS of Ladder Capital Finance Holdings LLLP and Series REIT of Ladder Capital Finance Holdings LLLP will agree, pursuant to the related mortgage loan purchase agreement, to guarantee payment in connection with the performance of such obligations on the part of Ladder Capital Finance LLC, which is an indirect subsidiary of Ladder Capital Finance Holdings LLLP. If the related mortgage loan seller or its affiliate, as applicable,

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decides to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of the affected mortgage loan, except that the repurchase will not be accompanied by any prepayment premium or yield maintenance charge.

Sale of Defaulted Mortgage
Loans and REO Properties	Pursuant to the pooling and servicing agreement, if the special servicer determines that it would be in the best interests of the certificateholders and, in the case of a serviced loan combination, the related serviced companion loan noteholders (as a collective whole as if such parties constituted a single lender), it will be required to solicit offers for defaulted mortgage loans (including, with respect to any serviced loan combination, the related serviced companion loans) and REO properties and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan or REO property, determined as described in “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and Serviced REO Properties” in this prospectus supplement, unless the special servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the certificateholders and, in the case of any serviced loan combination, the related serviced companion loan noteholders, as a collective whole as if such certificateholders and companion loan noteholders constituted a single lender. See “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and Serviced REO Properties” in this prospectus supplement.

With respect to any defaulted mortgage loan or REO property that is part of, or relates to, a serviced loan combination, the sale of such defaulted mortgage loan and REO property will, to the extent set forth in the related intercreditor agreement, generally be subject to any consultation rights of the related serviced companion loan holder, as further described in this prospectus supplement under “Description of the Mortgage Pool—Loan Combinations.”

The holder of a mezzanine loan secured by direct or indirect equity interests in the related borrower under a mortgage loan and the holder of a subordinate companion loan, if any, generally has the right to purchase the related mortgage loan under certain default scenarios as described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” and “—Loan Combinations” in this prospectus supplement.

With respect to the Courtyard by Marriott Portfolio mortgage loan, if such mortgage loan becomes a defaulted mortgage loan, the COMM 2015-CCRE23 special servicer will be required to sell such mortgage loan together with the related companion loans as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the COMM 2015-CCRE23 pooling and servicing agreement.

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With respect to the La Gran Plaza mortgage loan, if such mortgage loan becomes a defaulted mortgage loan, the COMM 2015-CCRE23 special servicer (or, after the La Gran Plaza Note A-1 Securitization Date, the La Gran Plaza special servicer) will be required to sell such mortgage loan together with the related companion loans as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the related pooling and servicing agreement.

With respect to the Renaissance New Orleans Portfolio mortgage loan, if such mortgage loan becomes a defaulted mortgage loan, the JPMBB 2015-C28 special servicer will be required to sell such mortgage loan together with the related companion loan as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the JPMBB 2015-C28 pooling and servicing agreement.

Conflicts of Interest	The relationships between the parties to this transaction and the activities, including business arrangements and financial dealings, of those parties or their affiliates may give rise to certain conflicts of interest. These conflicts of interests may arise from, among other things, the following relationships and activities:

	—	the ownership of any certificates, companion loans, companion loan-backed securities or mezzanine loans by the depositor, mortgage loan sellers, underwriters, master servicer, special servicer, trustee, certificate administrator, operating advisor (or the master servicer or special servicer with respect to the securitization of any non-serviced companion loan) or any of their affiliates;

	—	the relationships, including financial dealings, of the mortgage loan sellers, underwriters, master servicer, special servicer, trustee, certificate administrator, operating advisor or any of their affiliates (or the master servicer, special servicer, trustee, certificate administrator or operating advisor with respect to the securitization of any non-serviced companion loan or any of their affiliates) with each other or with any borrower, borrower sponsor or loan guarantor;

	—	the obligation of the special servicer to take actions at the direction of any directing holder;

	—	the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

	—	the opportunity of the initial investor in the Class X-D, Class X-E, Class X-F, Class E, Class F, Class G and Class V certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans or to adjust the amount payable to the sponsor of

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certain mortgage loans from the net proceeds of the certificates purchased by such investor; and

	—	the activities of the underwriters, master servicer, special servicer, certificate administrator, operating advisor, mortgage loan sellers or any of their affiliates in connection with any other transaction.

See “Risk Factors—Risks Related to Conflicts of Interest” in this prospectus supplement.

Material Federal Income
Tax Consequences	Elections will be made to treat portions of the issuing entity (exclusive of the portions of the issuing entity consisting of the entitlement to excess interest and the related distribution account), as two separate REMICs, referred to as the “Lower-Tier REMIC” and the “Upper-Tier REMIC” (each, a “Trust REMIC”) for federal income tax purposes. In the opinion of counsel, such portions of the issuing entity will qualify for this treatment pursuant to their elections.

The Lower-Tier REMIC will issue regular interests, all of which will be held by the Upper-Tier REMIC, and a residual interest. The Upper-Tier REMIC will issue regular interests and a residual interest.

Certain other assets will be held as a portion of the issuing entity separate and apart from the two REMICs. In the opinion of counsel, the portions of the issuing entity consisting of excess interest and related amounts in the Class V distribution account, beneficial ownership of which is represented by the Class V certificates, will be treated as a grantor trust for federal income tax purposes, as further described under “Material Federal Income Tax Consequences” in this prospectus supplement.

Federal income tax consequences of an investment in the certificates offered in this prospectus supplement include:

	—	Each class of offered certificates will constitute a class of “regular interest” in the Upper-Tier REMIC.

	—	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

	—	It is anticipated that the Class C and Class D will be issued with original issue discount for federal income tax purposes and that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M and Class B certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Consequences” in this prospectus supplement.

ERISA Considerations	A fiduciary of an employee benefit plan should review with its legal advisors whether the purchase or holding of the certificates

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offered by this prospectus supplement could give rise to a transaction that is prohibited or is not otherwise permitted under either the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986 or whether there exists any statutory, regulatory or administrative exemption applicable thereto. The U.S. Department of Labor has granted substantially identical administrative exemptions to Deutsche Bank Securities Inc., Department Final Authorization Number 97-03E, and to Cantor Fitzgerald & Co., Department Final Authorization Number 2011-05E, each as amended by Prohibited Transaction Exemption 2013-08, which generally exempt from the application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, transactions relating to the purchase, sale and holding of pass-through certificates sold by the underwriters and the servicing and operation of the related asset pool, provided that certain conditions are satisfied.

The depositor expects that the exemptions granted to Deutsche Bank Securities Inc. and Cantor Fitzgerald & Co. will generally apply to the certificates offered in this prospectus supplement; provided that certain conditions are satisfied. See “ERISA Considerations” in this prospectus supplement and “Certain ERISA Considerations” in the accompanying prospectus.

Ratings	It is a condition to the issuance of the offered certificates that each class of the offered certificates receive investment grade credit ratings from the nationally recognized statistical rating organizations engaged by the depositor to rate such class of offered certificates.

See “Ratings” in this prospectus supplement and “Rating” in the accompanying prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating. Each of the rating agencies engaged by the depositor to rate the related class of offered certificates has agreed to perform ratings surveillance with respect to its ratings for so long as such related class of offered certificates remains outstanding. It is expected that the fees for such ratings surveillance will be paid by the depositor. Although it is expected that the depositor will pay such fees for ongoing rating surveillance by the rating agencies, the depositor has no obligation or ability to ensure that any rating agency performs any such rating surveillance. In addition, a rating agency may cease ratings surveillance if the information furnished to that rating agency is insufficient to allow it to perform surveillance.

A rating is not a recommendation to purchase, hold or sell the related class of offered certificates. Any rating agency that rates a class of offered certificates may, in its discretion, lower or withdraw its rating at any time as to such class of offered

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certificates. None of the relevant parties (including, without limitation, the issuing entity, the depositor, the sponsors, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and their affiliates) will be required to monitor any changes to any ratings on the offered certificates.

Nationally recognized statistical rating organizations that the depositor has not engaged to rate any class of certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates and any one or more of the engaged rating agencies may issue unsolicited credit ratings on one or more classes of the certificates that it was not engaged to rate upon initial issuance, in each case, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, or otherwise. If any such unsolicited ratings are issued with respect to any rated class of certificates, we cannot assure you that they will not be different from any ratings assigned by an engaged rating agency to the related class of certificates on the closing date. The issuance of any unsolicited ratings that are lower than the ratings assigned by an engaged rating agency to the related class of certificates on the closing date may adversely impact the liquidity, market value and regulatory characteristics of that class of certificates.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to certain nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate the related classes of offered certificates and certain classes of private certificates not offered by this prospectus supplement (although an engaged rating agency may not ultimately issue ratings on all classes of certificates). The decision not to engage certain of the nationally recognized statistical rating organizations to rate any classes of certificates was due, in part, to those engaged nationally recognized statistical rating organizations’ initial subordination levels for such classes of certificates and the decision to engage one or more of the engaged rating agencies to only rate certain classes of certificates, but not others, was also due, in part, to those engaged rating agencies’ initial subordination levels for such classes of certificates. Accordingly, if the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates or had it engaged the engaged rating agencies to rate those other classes of certificates, their ratings of the offered certificates may have been different, and potentially lower, than those ratings ultimately assigned to the related class of offered certificates by the engaged rating agencies. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating

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if it was not selected after having provided preliminary feedback to the depositor. In addition, the decision not to engage the engaged rating agencies in the rating of a class of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates.

Neither the depositor nor any other person or entity will have any duty to notify you if any nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this prospectus supplement. In no event will no downgrade confirmations from any nationally recognized statistical rating organization (other than the engaged rating agencies or except in so far as the matter involves a mortgage loan with a split loan structure and such other rating organization is hired to rate securities backed by the related companion loan) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that any or all of the engaged rating agencies no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates” and “Ratings” in this prospectus supplement and “Rating” in the accompanying prospectus for more information.

Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability and consequences of the purchase, ownership, and sale of the offered certificates.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus supplement).

See “Legal Investment” in this prospectus supplement and the accompanying prospectus.

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Denominations; Clearance
and Settlement	The certificates offered in this prospectus supplement will be issuable in registered form, in minimum denominations of certificate balance of (i) $10,000 with respect to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D certificates and (ii) $100,000 with respect to the Class X-A certificates.

Investments in excess of the minimum denominations may be made in multiples of $1.

You may hold your certificates through (i) The Depository Trust Company (“DTC”) (in the United States) or (ii) Clearstream Banking Luxembourg, a division of Clearstream International, société anonyme (“Clearstream”) or The Euroclear System (“Euroclear”) (in Europe). Transfers within DTC, Clearstream or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. See “Description of the Offered Certificates—Delivery, Form and Denomination,” “—Book-Entry Registration” and “—Definitive Certificates” in this prospectus supplement and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

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RISK FACTORS

You should carefully consider the following risks and those risks described in “Risk Factors” in the prospectus before making an investment decision. In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

General Risks

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of certificates. For those reasons and for the reasons set forth in these “Risk Factors,” the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and over the life of the offered certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated investors with substantial investment experience with similar types of securities.

Risks Related to Market Conditions

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities

Over the past several years, events in the real estate and securitization markets, as well as the debt markets generally, caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities, as well as in the wider global financial markets. Declining real estate values, coupled with diminished availability of financing for commercial real estate resulted in increased delinquencies and defaults on commercial mortgage loans. In addition, the downturn in the general economy affected the financial strength of many commercial real estate tenants and resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector. Any further economic downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial real estate, which would likely have an adverse effect on the value and/or liquidity of commercial mortgage-backed securities that are backed by loans secured by such commercial real estate. We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe. Even if the commercial mortgage-backed securities market does recover, the mortgaged properties and therefore, the offered certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability of the borrowers to make principal and interest payments on, or refinance, the outstanding debt when due or to sell the mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. In the event of default by the borrowers under the mortgage loans, the issuing entity may suffer a partial or total loss allocable to the

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offered certificates. Any delinquency or loss on the mortgage loans may have an adverse effect on the distributions of principal and interest received by holders of the offered certificates.

Even if commercial mortgage-backed securities are performing as anticipated, the value of such commercial mortgage-backed securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed securities or structured finance products. Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities.

The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment

The global economy recently experienced a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of commercial mortgage-backed securities and other asset-backed securities and structured financial products. The economic recovery in the United States has been weak and may be unsustainable, and it is possible that another, possibly more severe, recession may ensue. The global recession and financial crisis have resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial real estate.

Additionally, decreases in the value of commercial properties and the tightening by commercial real estate lenders of underwriting standards have prevented many commercial mortgage borrowers from refinancing their mortgages. A substantial amount of U.S. mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years. These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults. In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering such borrower’s ability to refinance in an environment of increasingly more restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure. Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase. Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities. Even if the real estate market does recover, the mortgaged property and, consequently, the certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the related borrower and may result in the inability of such borrower to make interest payments on the mortgage loan and repayment at maturity. In the event of default by a borrower under the mortgage loan, the certificateholders would likely suffer a loss on their investment.

Furthermore, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in Euros, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form. Concerns regarding sovereign debt may spread to other countries at any time. In addition, certain countries in the Middle East are experiencing social unrest. It is uncertain what effects these events will have in such countries or the Middle East, or what effects such events might have on the United States, world financial markets, particular business segments, world commodity prices or otherwise. Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain. One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under the federal bankruptcy code or by agreement with their creditors. Any or all of the circumstances described

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above may lead to further volatility in or disruption of the United States or global credit markets at any time.

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets, such as wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crisis, natural disasters and man-made disasters. We cannot predict such matters or their effect on the performance of the mortgage loans or the value or performance of your certificates.

General Conditions in the Commercial Real Estate Mortgage Markets May Adversely Affect the Performance of the Offered Certificates

Investors should consider that general conditions in the commercial real estate and mortgage markets may adversely affect the performance of the mortgage loans held by the issuing entity and accordingly the performance of the offered certificates. In addition, in connection with all the circumstances described above, you should be aware in particular that:

•	such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds the issuing entity would realize in the event of foreclosures and liquidations;

•	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

•	notwithstanding that the mortgage loans were recently underwritten and originated, the values of the mortgaged properties may decline following the issuance of the offered certificates and such declines may be substantial and occur in a relatively short period following the issuance of the offered certificates; and such declines may or may not occur for reasons largely unrelated to the circumstances of the particular property;

•	if you determine to sell your offered certificates, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid; this may be the case for reasons unrelated to the then current performance of the offered certificates or the mortgage loans; and this may be the case within a relatively short period following the issuance of the offered certificates;

•	if the mortgage loans default, then the yield to maturity on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates; an earlier-than-anticipated repayment of principal (even in the absence of losses) in the event of a default in advance of the maturity date would tend to shorten the weighted average period during which you earn interest on your investment; and a later-than anticipated repayment of principal (even in the absence of losses) in the event of a default upon the maturity date would tend to delay your receipt of principal and the interest on your investment may be insufficient to compensate you for that delay;

•	even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, the issuing entity may experience losses in the form of special servicing compensation, interest on advances and other expenses, and you may bear losses as a result, or your yield to maturity may be affected by such losses;

•	the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies and related litigation; and this may be especially true in the case of loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loan, including related subordinate or mezzanine financing;

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•	some participants in the commercial mortgage-backed securities markets have sought permission from the Internal Revenue Service to allow a purchaser of a mortgaged property acquired in respect of a mortgage loan held by a REMIC to assume the extinguished debt in connection with a purchase of that property; if such permission is granted and the special servicer pursues such a resolution strategy, then the receipt of proceeds of a foreclosure property would be delayed for an extended period; and this may occur when it would be in your best interest for the property to be sold for cash, even at a lesser price, with the proceeds distributed to certificateholders;

•	trading activity associated with indices of commercial mortgage-backed securities may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

•	even if you intend to hold your offered certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.

In connection with all the circumstances described above, the risks we described elsewhere under “Risk Factors” in this prospectus supplement and the accompanying prospectus are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

Risks Related to the Mortgage Loans

Mortgage Loans Are Non-recourse and Are Not Insured or Guaranteed

Payments under the mortgage loans are not insured, and are either not, or should not be considered to be, guaranteed by any governmental agency or private insurer or any other person.

All of the mortgage loans are or should be considered to be non-recourse loans. If a default occurs, the lender’s remedies generally are limited to foreclosing against the related borrower and/or the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan, subject to, in some cases, certain, generally customary, non-recourse carveouts either to the borrower or the loan sponsor. Even if a mortgage loan is recourse to the related borrower (or if a non-recourse carveout to the borrower applies), in most cases, such borrower’s assets are limited primarily to its interest in the related mortgaged property. Payment of amounts due under the mortgage loan prior to the maturity date is consequently dependent primarily on the sufficiency of the net operating income of the property. Even if the mortgage loan provides limited recourse to a principal or affiliate of the related borrower, there is no assurance that any recovery from such principal or affiliate will be made or that such principal’s or affiliate’s assets would be sufficient to pay any otherwise recoverable claim.

Payment of a mortgage loan at the maturity date or the anticipated repayment date is primarily dependent upon the market value of the mortgaged property and the related borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

The Offered Certificates Are Limited Obligations and Payments Will Be Primarily Derived from the Mortgage Loans

The certificates, when issued, will represent beneficial interests in the issuing entity. The certificates will not represent an interest in, or obligation of, the sponsors, the mortgage loan sellers, the depositor,

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the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor or any other person. The primary assets of the issuing entity will be the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus supplement. Payments on the certificates are expected to be derived from payments made by the borrowers on the mortgage loans. Payment of a mortgage loan at the maturity date or the anticipated repayment date is primarily dependent upon the market value of the mortgaged property and the related borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the certificates are entitled. See “Description of the Offered Certificates—General” in this prospectus supplement.

Commercial Lending Is Dependent upon Net Operating Income

The mortgage loans are secured by various types of income-producing commercial properties. Commercial mortgage loans are generally thought to expose a lender to greater risk than one to four family residential loans. The repayment of a commercial loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the mortgaged property’s cash flow (or its potential to generate cash flow). However, net operating income and cash flow are often based on assumptions regarding tenant behavior and market conditions. Net operating income and cash flow can be volatile over time and may be insufficient to cover debt service on the mortgage loan at any given time. Lenders typically look to the debt service coverage ratio (that is, the ratio of net cash flow to debt service) of a mortgage loan secured by income-producing property as an important measure of the risk of default of that mortgage loan.

The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by a large number of factors specific to such properties, such as:

•	the age, design and construction quality of the mortgaged property;

•	perceptions regarding the safety, convenience and attractiveness of the mortgaged property;

•	the characteristics of the neighborhood where the mortgaged property is located;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the mortgaged property’s management and maintenance;

•	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the mortgaged property or make improvements;

•	the dependence upon a single tenant, or a concentration of tenants, at the mortgaged property in a particular business or industry;

•	a decline in the financial condition of a major tenant at the mortgaged property;

•	an increase in vacancy rates for the applicable property type in the relevant geographic area; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

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Twenty-one (21) mortgaged properties, representing approximately 9.7% of the outstanding pool balance as of the cut-off date (by allocated loan amount), were either (i) constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and therefore the related mortgaged property has no prior operating history, (ii) the borrower or an affiliate under the related mortgage loan acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

•	local real estate conditions (such as an oversupply of competing properties, space, multifamily housing, manufactured housing, or hotel capacity);

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments;

•	location of certain mortgaged properties in less densely populated or less affluent areas; and

•	the public’s perception of safety for customers and clients.

The volatility of net operating income may be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other tenants, at a particular mortgaged property have leases that expire or permit the tenant(s) to terminate its or their lease(s) during the term of the related mortgage loan) and other lease terms, including co-tenancy provisions;

•	the creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which vacant space or space under expiring leases is re-let; and

•	the mortgaged property’s “operating leverage” (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with short-term revenue

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sources, such as short-term or month-to-month leases or leases with termination options, and may lead to higher rates of delinquency or defaults under the related mortgage loans.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections, including with respect to matters such as tenancy and rental income. The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual cash flows of a mortgaged property.

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” and “Risk Factors—Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions” in the prospectus.

No representation is made that the underwritten net cash flow for any particular mortgaged property set forth in this prospectus supplement is predictive of future net cash flows.

Mortgage Loans Have Not Been Reunderwritten Since Origination

We have not reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related originator’s underwriting guidelines. Instead, we have relied on the representations and warranties made by the sponsors, and each sponsor’s obligation to repurchase, substitute or effect a cure or make a loss of value payment with respect to a mortgage loan if a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of the trustee in the mortgage loan or the related mortgaged property. The representations and warranties may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related originator’s underwriting guidelines, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See, however, Annex G to this prospectus supplement for exceptions identified by the respective mortgage loan sellers to the representations and warranties made by them, which representations and warranties are set forth on Annex F to this prospectus supplement. In addition, we cannot assure you that the applicable sponsor will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See “—Risks Related to the Offered Certificates—A Mortgage Loan Seller May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

The Prospective Performance of the Commercial, Multifamily and Manufactured Housing Community Mortgage Loans Included in the Issuing Entity Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of the Depositor’s Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set

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of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). Because of the highly heterogeneous nature of the assets in commercial mortgage-backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the mortgage loans may be materially different. In particular, even if that static pool data showed a low level of delinquencies and defaults, it would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity (such as an office property used substantially as a data center) may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties. In addition, zoning or other restrictions also may prevent alternative uses. The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses. See “—Risks Related to Tenants—Tenant Concentration Entails Risk”.

Some of the mortgaged properties may be subject to reciprocal easement agreements that may prevent such properties from being convertible to alternative uses. The related borrower may be unable to convert the mortgaged property to an alternative use due to certain restrictions and requirements in the reciprocal easement agreement.

For example, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as West Union Village, which secures a mortgage loan representing approximately 0.5% of the outstanding pool balance as of the cut-off date, a reciprocal easement agreement exists with the adjacent property that restricts the related borrower from using the subject mortgaged property for any use but retail and grants the adjacent property pharmacy sales as an exclusive use.

Some of the mortgaged properties may have been designated as historic or landmark buildings or are located in areas designated as historic or landmark districts. As a result, such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions. For example:

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as 155 Mercer Street, which secures a mortgage loan representing approximately 3.1% of the outstanding pool balance as of the cut-off date, the building is located in a landmark district. The sole tenant at the mortgaged property is in the process of a major renovation of the building, including removing the mezzanine level and a portion of the third floor, restoring architectural features and the original brownstone color, reframing the first floor structure, installing new egress stairs and an elevator and adding single stall restrooms on each floor. The mortgaged property is currently zoned for manufacturing use on the ground floor and lower level and retail use on the second and third floors and the related borrower is required to obtain a new certificate of occupancy (“CO”) for retail use upon completion of the renovation. The related borrower

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reserved $2,000,000 at origination of the mortgage loan for payment in connection with the work required to obtain the CO.

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Santa Monica Clock Tower, which secures a mortgage loan representing approximately 2.0% of the outstanding pool balance as of the cut-off date, the mortgaged property is subject to a Historic Property Preservation Agreement, which requires that any restoration, rehabilitation or maintenance of the property be undertaken in accordance with the state and federal parks department standards for historic buildings and with the filing of appropriate permits.

•	With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Wineman Building, which secures a mortgage loan representing approximately 0.5% of the outstanding pool balance as of the cut-off date, the hotel sign on the façade of the building is designated as a historical landmark.

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Kress Building, which secures a mortgage loan representing approximately 0.2% of the outstanding pool balance as of the cut-off date, the related borrower entered into an historic preservation easement agreement with the Historic Columbia Foundation, pursuant to which the related borrower agreed to maintain the entire exterior façade of the mortgaged property as is, and relinquish any unused development rights, in exchange for a charitable contribution tax benefit.

In addition, certain other properties may have restrictions related to use, renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions. For example:

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Northgate Slauson Marketplace, which secures a mortgage loan representing approximately 1.7% of the outstanding pool balance as of the cut-off date, (i) in accordance with recorded use restrictions relating to previous environmental issues at the mortgaged property, the mortgaged property cannot be used for residential, hospital, school or daycare use and no drilling for groundwater, oil or gas may be conducted on the mortgaged property and (ii) in connection with the prior redevelopment of the mortgaged property, the mortgaged property is subject to an agreement in favor of the redevelopment agency (the “Agency”) which generally prohibits transfers (including financings) until April 25, 2019, except that the related borrower obtained and had recorded an estoppel which permits the mortgage loan financing and permits transfers directly resulting from foreclosure or a deed in lieu (including the lender’s first transfer after foreclosure or a deed in lieu). The agreement also requires, (x) until November 30, 2034, that the market space at the mortgaged property (which represents approximately half of the net rentable area), if open, be run by the current tenant or another experienced market operator approved by the Agency, and that the Agency reasonably approve any amendment to the use, notice or termination provisions in the market lease, and (y) until December 31, 2017, that the owner of the mortgaged property (but not the tenants) must make a good faith effort to fill 50% of the on-site jobs with low-income employees.

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Ambridge Regional Center, which secures a mortgage loan representing approximately 1.1% of the outstanding pool balance as of the cut-off date, the environmental consultant identified controlled recognized environmental conditions with respect to impacts from historical operations at the related mortgaged property, and the related mortgaged property is subject to an environmental covenant containing use restrictions, including: (i) non-residential only use restrictions; (ii) groundwater use restrictions; (iii) the solid concrete floor in Building 11 and certain areas of the soil cover having to be maintained to prevent direct human contact with contaminated soils; and (iv) certain delineated restricted areas on the related mortgaged property.

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Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government or other specialized office building or leased space may be “useable” as a regular office building or tenant space, the rents that may be collected in the event the tenant does not renew its lease may be significantly lower than the rent currently collected.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan, or in connection with the transfer of mortgage loans to the issuing entity. In the case of certain mortgage loans, a new appraisal or an update of a prior appraisal may have been obtained post-origination. As of the closing date, all of the mortgage loans will have appraisals dated within the prior 12 months.

In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the related borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.

In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property. Such is the case with respect to the aggregate appraised value of the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott Portfolio, which secures a mortgage loan representing approximately 7.3% of the outstanding pool balance as of the cut-off date.

We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any appraisal represents only the analysis of the individual appraiser preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. In certain cases, appraisals may reflect “as-stabilized”, “as-complete”, “as renovated”, “hypothetical as is”, “as portfolio” and/or “as-is” values although the appraised value reflected in this prospectus supplement with respect to the mortgaged properties generally reflect only the “as-is” value unless otherwise indicated on Annex A-1 to this prospectus supplement and the footnotes thereto. For example:

•	In the case of the mortgage loan identified on Annex A-1 to this prospectus supplement as University Fountains at Lubbock, representing approximately 2.1% of the outstanding pool balance as of the cut-off date, the loan-to-value ratio for such mortgage loan has been calculated based on the “as renovated” appraised value of $36,500,000 as of January 1, 2017. Based on the “as-is” appraised value of $34,500,000 as of January 5, 2015, the loan-to-value ratio for such mortgage loan is 79.4%.

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as aLoft Hotel Minneapolis, securing a mortgage loan representing approximately 1.2% of the outstanding pool balance as of the cut-off date, the loan-to-value ratio for such mortgage loan has

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been calculated based on the “as complete” value of $24,500,000 as of April 1, 2016. The value assumes planned renovations are completed by April 2016. The loan is structured with an upfront PIP reserve in the amount of $553,453. Based on the “as-is” appraised value of $23,000,000 as of April 1, 2015, the loan-to-value ratio for such mortgage loan is 69.6%.

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Hilton Garden Inn – Phoenix Airport North, securing a mortgage loan representing approximately 1.2% of the outstanding pool balance as of the cut-off date, the loan-to-value ratio for such mortgage loan has been calculated based on the “as complete” value of $23,600,000 as of April 1, 2015. The value assumes planned renovations are completed in 2015. The loan is structured with a $2,114,436 letter of credit to cover required PIP costs. Based on the “as-is” appraised value of $21,500,000 as of April 1, 2015, the loan-to-value ratio for such mortgage loan is 74.0%.

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Parkview Place Apartments, securing a mortgage loan representing approximately 1.0% of the outstanding pool balance as of the cut-off date, the loan-to-value ratio for such mortgage loan has been calculated based on the “as complete” value of $18,750,000 as of November 1, 2015. Based on the “as-is” appraised value of $17,600,000 as of November 14, 2014, the loan-to-value ratio for such mortgage loan is 76.7%.

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Hilton Garden Inn Dover, securing a mortgage loan representing approximately 0.6% of the outstanding pool balance as of the cut-off date, the loan-to-value ratio for such mortgage loan has been calculated based on the “as complete” value of $12,500,000 as of February 1, 2015. The value assumes planned renovations are completed in 2015. The loan is structured with an upfront PIP reserve in the amount of $1,368,290. Based on the “as-is” appraised value of $11,000,000 as of February 1, 2015, the loan-to-value ratio for such mortgage loan is 73.1%.

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Whispering Creek, securing a mortgage loan representing approximately 0.6% of the outstanding pool balance as of the cut-off date, the loan-to-value ratio for such mortgage loan has been calculated based on the “hypothetical as is” value of $10,700,000 as of March 16, 2015. Based on the “as-is” appraised value of $10,000,000 as of March 16, 2015, the loan-to-value ratio for such mortgage loan is 80.0%.

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Macedonia Marketplace, securing a mortgage loan representing approximately 0.4% of the outstanding pool balance as of the cut-off date, the loan-to-value ratio for such mortgage loan has been calculated based on the “as complete” value of $7,500,000 as of May 1, 2015. The value assumes all seven tenants have taken possession of their space and are paying rent. The mortgage loan is structured with an outstanding TI/LC reserve of $494,021, a tenant occupancy reserve of $321,854 and a free rent reserve of $60,926. Based on the “as-is” appraised value of $7,000,000 as of March 4, 2015, the loan-to-value ratio for such mortgage loan is 79.9%.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income. These factors include, among others:

•	changes in governmental regulations, fiscal policy, zoning or tax laws;

•	potential environmental legislation or liabilities or other legal liabilities;

•	the availability of refinancing; and

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•	changes in interest rate levels.

Risks Related to Tenants

Tenant Concentration Entails Risk. A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or if a few tenants make up a significant portion of the rental income. In the event of a default by a significant tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or the tenant exercises an early termination right, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the related borrower to pay the debt service on the mortgage loan. This is so because: (i) the financial effect of the absence of rental income from such tenant is typically severe; (ii) more time and leasing costs may be required to re-lease the space; (iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants; and (iv) there is no assurance that the space can be re-leased on or near comparable terms.

The underwriting of single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease at the related mortgaged property. In addition, the underwriting for certain single-tenant mortgage loans took into account the creditworthiness of the tenants or lease guarantors under the applicable leases. Similar analysis may impact the underwriting of mortgage loans with significant tenants. Accordingly, such single-tenant or significant-tenant mortgage loans may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans. However, there can be no assurance that the assumptions made when underwriting such mortgage loans will be correct, that the related tenant will re-let the premises or that such tenant will maintain its creditworthiness. There are 36 mortgaged properties, which secure mortgage loans representing in the aggregate approximately 12.5% of the outstanding pool balance as of the cut-off date (by allocated loan amount), that are each leased to a single tenant. With respect to 17 mortgaged properties, which secure mortgage loans representing in the aggregate approximately 5.8% of the outstanding pool balance as of the cut-off date, such single tenant leases expire before the related mortgage loan maturity date or anticipated repayment date. Additionally, there are 13 mortgaged properties, securing mortgage loans representing in the aggregate 12.3% of the outstanding pool balance as of the cut-off date, that are each leased to a significant tenant (or a group of affiliated tenants) that lease 50% or more (but not 100%) of the net rentable area at the related mortgaged property. See Annex A-1 to this prospectus supplement for identification of the five largest tenants at each retail, office, mixed use and industrial mortgaged property, based on net rentable area and the scheduled expiration date of each such tenant’s lease (which may occur prior to or shortly following the maturity date of the related mortgage loan). In addition, certain single tenants, or significant tenants, may have specific termination rights under their leases that may be exercised prior to the related mortgage loan maturity date merely upon the giving of notice to the landlord, or upon the occurrence of certain circumstances, including, but not limited to, the failure to timely complete tenant buildouts, casualty and condemnation with respect to specified portions or percentages of the mortgaged property or which prevent the permitted use of the mortgaged property, failure to meet certain income or occupancy thresholds, if utilities or other essential services are not provided to the subject space, or the landlord otherwise fails to perform under the lease, for a specified period. For example, see “—Certain Additional Risks Related to Tenants” below with respect to the mortgage loans with tenant rights to terminate its lease prior to the mortgage loan maturity date.

Certain single tenants may not occupy the entire leased space and may sublet all or a portion of the unoccupied space. In such cases, the tenant may not be able to pay its rent if a subtenant vacates, and the single tenant may be less likely to renew its lease than a tenant that fully occupies its leased space.

There can be no assurance that if a single or significant tenant exercises an early termination option prior to or shortly following the mortgage loan maturity date that the related borrower will have adequate cash flow available to satisfy debt service payments or be in a position to refinance the mortgage loan. See “—Risks Related to Tenants—Certain Additional Risks Related to Tenants” in this prospectus supplement. Also, certain single tenants may be affiliated with the related borrower. See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” below.

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A pool of mortgage loans also may be adversely affected if there is a concentration of a particular tenant or type of tenant among the related mortgaged properties or of tenants in a particular business or industry. In these cases, a problem with a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders. Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on a particular loan or on the pool of mortgage loans if various tenants are concentrated in a particular industry.

For additional information regarding significant tenants, see Annex A-1 and Annex B to this prospectus supplement.

Such risks are particularly significant with respect to retail properties, in which case fluctuations in the financial performance of an anchor, shadow anchor or large tenant may significantly impact the financial performance of the related property. Such fluctuations may have a particular impact on the financial performance of smaller tenants and may trigger cotenancy provisions in such tenants’ leases that reduce the amount of rent payable or permit such tenants to terminate their leases. We note that several large retail companies have recently announced store closures in response to decreased consumer demand and increased competitive pressures. One or more of such companies may be an anchor, shadow anchor or large tenant at, or with respect to, certain mortgaged properties. We cannot assure you that any store not listed in a store closure plan will remain open for business or that, in light of increased competitive pressures in the retail industry, any retail anchor, large anchor or large tenant will continue to operate in its leased space. For example:

•	In the case of the mortgaged properties identified on Annex A-1 to this prospectus supplement as Walgreens Net Lease Portfolio V, Capitol Plaza, Grant Park Plaza and Walgreens 3222 Milwaukee, which secure mortgage loans representing approximately 2.6%, 0.6%, 0.4% and 0.2%, respectively of the outstanding pool balance as of the cut-off date, each such mortgaged property contains at least one Walgreens store as a tenant. Walgreens recently announced plans to close approximately 200 stores. Although specific properties have not been identified by the company, we cannot assure you that these mortgaged properties having Walgreens as a tenant will not be closed.

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as 350 East Fordham Road, which secures a mortgage loan representing approximately 1.3% of the outstanding pool balance as of the cut-off date, the related single tenant, America’s Kids, in 2012, vacated a location in Queens, New York in connection with being bought out of its lease, vacated two other locations in Manhattan, New York (at lease termination and opened a new store on the same street) and the Bronx, New York and re-negotiated the lease on its Baltimore location. We cannot assure you that America’s Kids (or its related brand Young World) will remain open for business or that the closing of any other America’s Kids or Young World stores will not impact other mortgaged properties securing mortgage loans in the mortgage pool.

•	On March 29, 2012, Best Buy announced its plan to close 50 of its U.S. stores in 2013 and cut $800 million in costs by 2015. In the case of the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Brunelli Portfolio, which secures a mortgage loan representing approximately 0.6% of the outstanding pool balance as of the cut-off date, Best Buy is the largest tenant at the Best Buy and Barnes & Noble mortgaged property. We cannot assure you that Best Buy will remain open for business or that the closing of any other Best Buy store will not impact other mortgaged properties securing mortgage loans in the mortgage pool.

Where an income producing property is leased to tenants that are heavily concentrated in a particular business or industry, a deterioration in the financial condition of such business or industry may cause a change in the plan of operations of one or more of those tenants at the same time. If such tenant leases expire and are not renewed or any such tenants have termination options that are exercised, and such non-renewal and/or termination options occur at the same time (or close in time) due to deteriorating conditions in a particular industry, this could cause (i) an interruption of rental payments under a related

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lease (during the time it takes for the space to be re-leased, which may require substantial capital costs to make the space appropriate for a replacement tenant), (ii) a significant reduction in rental payments for such space to the extent the space cannot be re-leased on or near comparable terms or (iii) the termination of rental payments for such space if the space cannot be re-let during the term of the mortgage loan.

For additional information regarding significant tenants, see Annex A-1 to this prospectus supplement.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks. If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks. If a mortgaged property is leased in whole or substantial part to the related borrower under the mortgage loan or to an affiliate of such borrower, a deterioration in the financial condition of such borrower or its affiliates can be particularly significant to such borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if such borrower’s or its affiliate’s financial condition worsens. Certain mortgaged properties or portions of those mortgaged properties are (or may in the future be) leased to affiliates of the related borrower under arrangements whereby the affiliate tenant (or affiliated subtenant) operates and/or leases the mortgaged property or the leased premises. Such lease arrangements present additional risks, such as the potential limitations on the ability of a lender upon default to obtain a receiver to obtain control of, and collect the underlying revenues from, the mortgaged property unless and until the affiliate lease is terminated and the affiliate tenant evicted from the mortgaged property or affiliate leased premises (which may not be possible if the affiliate lease is not in default or may be limited by an affiliate tenant bankruptcy or by requirements of local laws pertaining to the dispossession of defaulted tenants under the leases) and the risk that an affiliate lease termination may result in a termination or interruption of rent payments under the underlying subleases between the subtenants and the affiliate tenant. In addition, in some cases, a master lease with the related borrower or an affiliate of such borrower is used to stabilize occupancy or cash flow in situations where it may fluctuate.

Certain of the mortgaged properties are leased in part by borrowers or borrower affiliates. Set forth below are examples of mortgaged properties at which at least 10% of (i) the gross income at the mortgaged property relates to leases between the related borrower and an affiliate of such borrower or (ii) the net leasable area at the mortgaged property is leased to an affiliate of the related borrower, excluding mortgaged properties that are leased to an affiliate of such borrower that functions as an operating lease:

•	With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as La Gran Plaza, which secures a mortgage loan representing approximately 1.8% of the outstanding pool balance as of the cut-off date, the largest tenant, Mercado (Zocalo Property, LP) (“Zocalo”), representing 12.1% of the net rentable area at the mortgaged property, is an affiliate of the sponsor and of the property manager. Zocalo has entered into a master lease with the related borrower for a space known as the “Mercado.” The master lease has a twelve year term and a rental rate of $1,318,168 per annum. The master lease is cross-defaulted with the mortgage loan and there is a subordination and assignment of the master lease. In addition, a reserve of $1,318,168 was established at origination of the mortgage loan. Provided that no sweep event, other than a Mercado sweep event, is then in effect, the related borrower may draw on the reserve to cover shortfalls associated with operations of Mercado. In the event that such borrower draws on the reserve, all excess cash flow at the mortgaged property will be swept until the reserve reaches the balance of $1,318,168.

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•	With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as The Plaza on Broadway, which secures a mortgage loan representing approximately 1.4% of the outstanding pool balance as of the cut-off date, the related borrower holds the leasehold interest through a Delaware statutory trust structure. In order to provide for the management of the mortgaged property, the related borrower (as landlord) and an affiliate (as master tenant) are parties to a master lease with respect to the mortgaged property. The borrower affiliate, as master tenant, leases the dwelling units at the mortgaged property to the individual tenants and manages the property.

•	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as 350 East Fordham Road, representing approximately 1.3% of the outstanding pool balance as of the cut-off date, the related borrower leases the entire mortgaged property to an affiliated retail tenant.

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Wineman Building, which secures a mortgage loan representing approximately 0.5% of the outstanding pool balance as of the cut-off date, with respect to the second largest retail tenant at the mortgaged property, Wineman Grill Haus, a restaurant representing 17.0% of the net rentable area of the retail portion of the mortgaged property, the loan sponsor has an approximate 30% ownership interest in the tenant.

In some cases involving a manufactured housing community mortgaged property, an affiliate of the related borrower may own one or more of the homes at such mortgaged property, which it rents out like apartments, and may master lease the underlying pads. Only the rental income from the pads (but not from the homes) will be payable to the related borrower.

Certain Additional Risks Related to Tenants. The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if, among other things:

•	space in the mortgaged properties could not be leased or re-leased (whether due to market conditions or specific provisions in leases that restrict the related borrower from leasing other space to certain types of tenants);

•	the mortgaged property were re-leased at a rental rate below the rental rate paid by the tenant at the space when the mortgage loan was originated;

•	tenants were unable to meet their lease obligations;

•	a significant tenant were to become a debtor in a bankruptcy case; or

•	rental payments could not be collected for any other reason.

Certain Risks of School Tenants. Certain of the mortgaged properties may be occupied by a tenant operating a school. For example, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as La Gran Plaza, which secures a mortgage loan representing approximately 1.8% of the outstanding pool balance as of the cut-off date, the fourth largest tenant, Everest College, occupying approximately 4.0% of the net rentable area at the mortgaged property, operates as a not-for-profit college. In the case of the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Capitol Plaza, College Park Plaza and Grant Park Plaza, which secure the cross-collateralized mortgage loans collectively representing in the aggregate approximately 1.5% of the outstanding pool balance as of the cut-off date, the Grant Park Plaza mortgaged property’s fifth largest tenant, Mary Linsmeier Schools, Inc., occupying approximately 6.5% of the net rentable area at the mortgaged property, operates as a preschool. The cash flows generated from private schools are generally dependent on student enrollment and the ability of enrolled students to pay tuition, which in

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some cases is dependent on the ability to obtain financial aid or loans. Enrollment at a private school or a charter school may decrease due to, among other factors:

•	changing local demographics;

•	competition from other schools;

•	increases in tuition and/or reductions in availability of student loans, government grants or scholarships;

•	reductions in education spending as a result of changes in economic conditions in the area of the school;

•	poor performance by teachers, administrative staff or students; or mismanagement at the private school; and

•	mismanagement at the private school.

Some school tenants are for-profit institutions that rely on tuition from online students, many of which finance their education by utilizing the federal financial assistance under Title IV of the Higher Education Act of 1965 (“Title IV Financial Aid”). A for-profit education company will become ineligible for enrolling students that utilize the Title IV Financial Aid for at least two fiscal years, if during the immediately preceding two consecutive fiscal years such institution derives more than 90% of its revenues from the enrollment of students that obtain Title IV Financial Aid. A reduction in student enrollment may impact the ability of the school to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent. In addition, there is proposed legislation that could potentially change the Title IV Financial Aid funding methods, which may negatively affect the for-profit education companies.

Certain Risks of Medical or Dental Office Tenants. Certain of the mortgaged properties are occupied by tenants that utilize the mortgaged property as medical or dental offices, some of which offices may perform out-patient medical procedures. The performance of a medical or dental office property may depend on the proximity of such property to a hospital or other healthcare establishment and on reimbursements for patient fees from private or government-sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical or dental office property. In addition, the performance of a medical or dental office property may depend on reimbursements to tenants for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical or dental office properties appeal to a narrow market of tenants and the value of a medical or dental office property may be adversely affected by the availability of competing medical or dental office properties.

Certain Risks of Restaurant Tenants. Certain of the mortgaged properties include significant restaurant tenants. For information regarding significant restaurant tenants at mortgaged properties that represent one or more of the 5 largest tenants (by net rentable area leased), see Annex A-1 to this prospectus supplement. Certain other mortgaged properties may have smaller restaurant tenants. Restaurants are subject to certain unique risks including that restaurant space is not easily convertible to other types of retail space (or office space, if applicable) and that restaurant receipts are not only affected by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of a restaurant, food safety concerns related to personal health or the handling of food items at the restaurant or by food suppliers and the actions/behaviors of staff and management and level of service to the customers.

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Certain Risks of Health Club, Fitness Center or Exercise Studio Space Tenants. Certain of the mortgaged properties includes significant health club, fitness center, gymnastics or dance facilities or exercise studio tenants. For information regarding health club, fitness center or exercise studio tenants at mortgaged properties that represent one or more of the 5 largest tenants (by net rentable area leased), see Annex A-1 to this prospectus supplement. Certain other mortgaged properties may have smaller health club, fitness center, exercise studio or similar tenants. Several factors may adversely affect the value and successful operation of a health club, fitness center or exercise studio, including:

•	the physical attributes of the property (e.g., its age, appearance and layout);

•	the reputation, safety, convenience and attractiveness of the property to users;

•	the quality and philosophy of management;

•	management’s ability to control membership growth and attrition;

•	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs and exercise studios may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain Risks of Movie Theater and other Specialty Entertainment Tenants. Certain of the mortgaged properties includes significant movie theater tenants or other specialty entertainment tenants such as a live theater tenants or gaming tenants. For information regarding such significant tenants at mortgaged properties that represent one or more of the 5 largest tenants (by net rentable area leased), see Annex A-1 to this prospectus supplement.

Properties with movie theater tenants, or other specialty entertainment tenants such as live theater tenants or gaming tenants, are exposed to unique risks. Aspects of building site design and adaptability affect the value of a theater or other specialty entertainment venue and make it difficult to easily convert to another use. Gaming tenants may rely on a special license related to the operation of its business, which licenses are generally not transferable. In addition, decreasing attendance at a theater or other specialty entertainment venue could adversely affect revenue of the theater or such other specialty entertainment venue, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their tenant ratings, if applicable, and in certain cases, bankruptcy filings. See “—Risks Related to Tenants—Tenant Bankruptcy Entails Risks” in this prospectus supplement.

Certain Risks of Retail Bank Branches. Certain of the mortgaged properties may be occupied by one or more tenants that utilize a portion of the mortgaged property as a bank branch. Bank branches are specialty use properties that are outfitted with vaults, teller counters and other customary installations and equipment that require significant capital expenditures. The ability to lease these properties to entities other than financial institutions may be difficult due to the added cost and time of refitting the properties. For information regarding bank branch tenants at office properties that represent one or more of the 5 largest tenants (by net rentable area leased), see Annex A-1 to this prospectus supplement.

A concentration of leases to banks as to a related mortgage loan or an individual mortgaged property securing a related mortgage loan could have a negative effect on net operating income in the event of a

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downturn in the banking industry or a shift in the banking industry business model concerning retail branches. Individual banks, as well as the banking industry in general, may be adversely affected by negative economic and market conditions throughout the United States or in the local economies in which regional or community banks operate. In addition, changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, may have an adverse impact on banks’ loan portfolios and allowances for loan losses. As a result, the mortgaged properties may experience higher rates of lease defaults or terminations in the event of a downturn in the banking industry than they would if the tenant base were more diversified. This, in turn could cause losses on the mortgage loans and on your investment in the certificates offered hereby.

Certain Risks Related to Rent Abatement Periods. Certain tenants currently may be in a “free rent” or rent abatement period. There can be no assurance that such tenants will be in a position to pay full rent when the abatement period expires. For example, with respect to the top 20 mortgage loans, the following tenants listed on Annex A-1 to this prospectus supplement are currently in a “free rent” or abatement period for all or a significant portion of such tenant’s leased space:

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as 155 Mercer Street, which secures a mortgage loan representing approximately 3.1% of the outstanding pool balance as of the cut-off date, the related borrower reserved $1,691,667 in connection with Dolce & Gabbana, the sole tenant at the mortgaged property, which reserve will be held by the lender until the tenant is open for business and conducting normal business operations.

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Santa Monica Clock Tower, which secures a mortgage loan representing approximately 2.0% of the outstanding pool balance as of the cut-off date, the fifth largest tenant, TrueCar, Inc., occupying approximately 8.3% of the net rentable area at the mortgaged property, has a total of $225,156.52 of “free rent” to be disbursed in yearly increments on the monthly payment date in January of each year until 2022.

•	With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Delaware Corporate Center I & II, which secures a mortgage loan representing approximately 2.0% of the outstanding pool balance as of the cut-off date, the largest tenant at the property, representing in the aggregate 26.6% of total rentable square feet at the mortgaged property, has one month of free rent in December 2015. A free rent reserve of $117,542 was established at origination to cover the free rent period.

•	With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as 26-34 South State Street, which secures a mortgage loan representing approximately 1.8% of the outstanding pool balance as of the cut-off date, the single tenant, Footaction, has rent abatements through December 2015. Reserves in the amount of $1,248,333 were established on the closing date of the Mortgage Loan, which covers the base rent during each free rent period.

•	With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as La Gran Plaza, which secures a mortgage loan representing approximately 1.8% of the outstanding pool balance as of the cut-off date, the fifth largest tenant, Cinemagic-Bilingual Realty, Inc., occupying approximately 3.5% of the net rentable area at the mortgaged property, has free rent through July 2015, for which $42,387 was originally reserved by the lender.

•	In the case of the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Capitol Plaza, College Park Plaza and Grant Park Plaza, which secure the cross-collateralized mortgage loans collectively representing in the aggregate approximately 1.5% of the outstanding pool balance as of the cut-off date, the Capitol Plaza mortgaged property’s largest tenant, BDP Brookfield, LLC (d/b/a Planet Fitness), representing approximately 30.61% of

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the net rentable area at the mortgaged property, is in a free rent period through April 2016 for which $230,688 was reserved at origination of the mortgage loan. In addition, the College Park Plaza mortgaged property’s largest tenant, Sky Zone Appleton, and second largest tenant, Planet Fitness, representing approximately 22.38% and 21.40%, respectively, of the net rentable area at the mortgaged property, are in free rent periods through June 2016 and April 2016, respectively, for which $167,706 and $193,646, respectively, were reserved at origination of the mortgage loan. In addition, the Grant Park Plaza mortgaged property’s largest tenant, Planet Fitness, representing approximately 22.7% of the net rentable area at the mortgaged property, is in a free rent period through June 2015, for which $28,988 was reserved at origination of the mortgage loan.

•	With respect to the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Renaissance New Orleans Portfolio, securing a mortgage loan representing approximately 1.5% of the outstanding pool balance as of the cut-off date, Legacy Kitchen, the restaurant and bar at the Renaissance Arts mortgaged property, was granted an 18-month rent abatement of all base rent. A rent concession reserve was established at origination in the amount of $210,000.

Certain Risks Related to Early Termination Provisions in Tenant Leases. Repayment of the mortgage loans secured by retail, office, mixed use and industrial properties will be affected by the expiration or early termination of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. In this regard, the five largest tenants (based on net rentable area) and their respective lease expiration dates for retail, office, mixed use and industrial properties are set forth on Annex A-1 to this prospectus supplement. In certain cases, however, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date. In some cases, this option may be at any time or after the passage of time. In other cases, the option is tied to outside contingencies, for example, if the landlord violates the lease (including impermissible uses of other portions of the property) or interferes with the tenant’s use of the property, upon casualty or condemnation, if utilities or other essential services are not provided to the space for a specified period, for zoning violations or changes in zoning, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, in connection with the failure to satisfy sales target business objectives, in connection with the inability of the tenant to exercise an expansion right or, in the case of a government tenant, for lack of appropriations or other reasons.

Furthermore, certain of the mortgaged properties have tenant leases that permit a tenant, including a significant tenant, to unilaterally terminate its lease. For example (with respect to the top 20 mortgage loans and the tenants listed on Annex A-1 to this prospectus supplement), the following significant tenants have lease provisions that permit the tenant to unilaterally terminate its lease or to abate rent, in each case on a future date during the mortgage loan term and prior to the stated lease expiration date:

•	With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Meridian at Brentwood which secures a mortgage loan representing approximately 3.2% of the outstanding pool balance as of the cut-off date, the second largest tenant, Missouri College, occupying 16.2% of the net rentable square footage, has the ongoing right to terminate 3,173 sq. ft. upon 90 days’ written notice and payment of a termination fee equivalent 50% of the sum of the unamortized portion of the tenant’s TI/LC allowance relating to the 3,173 sq. ft. expansion space and all unamortized brokerage commissions paid by the landlord in connection with the 3,173 sq. ft. expansion space.

•	With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Capistrano Business Center I & II which secures a mortgage loan representing approximately 2.6% of the outstanding pool balance as of the cut-off date, the largest tenant, 24 Hour Fitness, occupying 8.7% of the net rentable square footage, has the right to terminate its lease at any time on or after December 31, 2016 with 12 months’ prior notice.

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•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Delaware Corporate Center I & II, which secures a mortgage loan representing approximately 2.0% of the outstanding pool balance as of the cut-off date, the first, second and fifth largest tenants, representing in the aggregate 44.4% of rentable square footage, have termination options as follows:

(A)	The largest tenant, E.I. du Pont de Nemours and Company, has the right to terminate its lease effective December 31, 2019, provided that such tenant has given the landlord notice on or before June 30, 2018. In conjunction with the execution of the termination, the tenant is required to pay an early termination fee of $345,975. In the event that the tenant exercises its expansion right, at any time prior to June 30, 2018 and then elects to exercise the early termination option, the termination payment will be adjusted to $345,975 plus any unamortized costs associated with the expansion space utilizing an amortization rate which will be the sum of the yield of the US treasuries on the date of the termination option and 150 basis points.

(B)	The second largest tenant, Morgan Stanley, has two (2) options to terminate its lease -- on April 30, 2016 or April 30, 2018. In the event the tenant exercises the first option, the tenant will be required to pay a total payment of $951,508 prior to the termination date, which fee includes a tenant improvements allowance and past free rent. The tenant must provide at least nine months’ notice of the termination. In the event the tenant exercises the second option, the tenant will be required to pay a total payment of $615,408 prior to the termination date, which fee includes a tenant improvements allowance and past free rent. The tenant must provide at least nine months’ notice of the termination. Such tenant also has the option to contract its space on each of those dates.

(C)	The fifth largest tenant, Synchrogenix Information Strategies, has a one-time right to terminate its lease on December 31, 2017, provided that the tenant gives at least 12 months’ notice and pays an early termination fee.

•	With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as La Gran Plaza, which secures a mortgage loan representing approximately 1.8% of the outstanding pool balance as of the cut-off date, Everest College, the fourth largest tenant, occupying approximately 4.0% of the net rentable area at the mortgaged property, has a one-time right to terminate its lease effective September 30, 2016 upon no less than six months’ notice.

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Northgate Slauson Marketplace, which secures a mortgage loan representing approximately 1.7% of the outstanding pool balance as of the cut-off date, the third largest tenant, Chase Bank, occupying approximately 2.9% of the net rentable area at the mortgaged property, may terminate its lease from and after April 21, 2019 with 90 days’ notice, subject to a termination fee equal to the unamortized tenant improvement and leasing commissions and the cost to remove the tenant’s then in-place ATM machines.

•	With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as 2250 Roswell Drive, which secures a mortgage loan representing approximately 1.6% of the outstanding pool balance as of the cut-off date, ModCloth, Inc., the largest tenant, occupying approximately 50.5% of the net leasable area, has a one-time right to terminate its lease any time beginning October 1, 2016 if: (i) 270 days before such termination date, the tenant gives the landlord an executed term sheet for warehouse space in a nearby county with ceiling height greater than 30 feet and (ii) the landlord is (A) unwilling or (B) unable to accommodate the tenant’s needs (ceilings higher than 30 feet and in a nearby county) within 270 days of receipt of notice from the tenant. In addition, the tenant may terminate its lease at any time beginning October 1, 2016 if any one of the following three conditions occur:

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(i) (A) the tenant requires additional office or warehouse space, (B) the tenant gives the landlord an executed term sheet from a third party landlord at a building located in one of five specified counties in the vicinity of the premises, and (C) the landlord is (1) unwilling or (2) unable to accommodate the tenant’s space needs on substantially similar terms at the building or in another building in any such county within 180 days or receipt of the term sheet;

(ii) all or substantially all of the tenant’s assets or a majority of tenant’s equity are acquired by a third party who elects to: (A) cease operations at the premises and (B) relocate operations outside of the specified counties; or

(iii) (A) the tenant requires additional office or warehouse space in an area outside the specified counties, (B) the tenant gives the landlord an executed term sheet for such space from a third party landlord at a building located in such required area and (C) the landlord is (1) unwilling or (2) unable to accommodate the tenant’s space needs in a building within 10 miles of the proposed location within 180 days of the receipt of the term sheet.

•	In the case of the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Capitol Plaza, College Park Plaza and Grant Park Plaza, which secure the cross-collateralized mortgage loans collectively representing in the aggregate approximately 1.5% of the outstanding pool balance as of the cut-off date, the second largest tenant at the Capitol Plaza mortgaged property, Walgreens, has the right to terminate its lease effective September 30, 2029 and every five years thereafter with six months’ prior notice; the second largest tenant at the Grant Park Plaza mortgaged property, Walgreens, has the right to terminate its lease effective November 5, 2021 and every five years thereafter with nine months’ prior notice. The third largest tenant at the Grant Plaza mortgaged property, CSL Plasma Inc., has a one-time right to terminate its lease from February 28, 2025 to March 30, 2025, with one year prior written notice. In addition, the fourth largest tenant at the Grant Plaza mortgaged property, Advanced Auto Parts, may terminate its lease after July 3, 2016 with written notice on or prior to July 31, 2016, subject to a termination fee of $65,000.

The footnotes to Annex A-1 to this prospectus supplement identify certain of the non-contingent early termination provisions related to 5 largest tenants shown on Annex A-1. However, such footnotes do not identify all of the early termination options that tenants may have under their leases. In addition, see “Annex B—Description of the Top 20 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” for certain non-contingent early termination provisions related to the 5 largest tenants shown on Annex A-1 for the top 10 mortgage loans.

There are risks associated with leases with the government or a government agency. Appropriations clauses exist in most leases with the government or a governmental agency. These clauses usually permit the tenant to terminate its lease if the governmental agency does not receive adequate funding or for other related reasons. Additionally, any government shutdown or failure by the government to approve a budget bill might delay the receipt of payments under leases to the U.S. government or a state or local government. Solely with respect to the top 20 mortgage loans, we are aware of the following government tenants listed on Annex A-1 of this prospectus supplement that have an appropriations clause:

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Anchorage Business Park, which secures a mortgage loan representing approximately 1.9% of the outstanding pool balance as of the cut-off date, the lease with the largest tenant, the State of Alaska – Department of Administration, contains an appropriations clause that limits the tenant’s obligations under the lease in the event governmental funding is not made available for the related lease.

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Certain Risks of Charitable Institution Tenants. Certain mortgaged properties may have tenants that are charitable or non-profit institutions that generally rely on contributions from individuals and/or government grants or other subsidies to pay rent on office space and other operating expenses. For information regarding significant charitable or non-profit tenants at mortgaged properties that represent one or more of the 5 largest tenants (by net rentable area leased), see Annex A-1 to this prospectus supplement. There can be no assurance that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent. For example, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Anchorage Business Park, which secures a mortgage loan representing approximately 1.9% of the outstanding pool balance as of the cut-off date, the third largest tenant, Providence Health & Services WA, is a Catholic non-profit organization dedicated to operating hospitals, physician clinics, long-term care facilities, hospice and home health programs and supportive housing units that generally relies on public funding including Medicare and Medicaid. In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Heritage Plaza Shopping Center, which secures a mortgage loan representing approximately 0.9% of the outstanding pool balance as of the cut-off date, the second largest tenant, Goodwill, is a charitable organization dedicated to providing job training programs, employment placement services and other community-based programs for individuals seeking employment that generally relies on private funding. In addition, in the case of the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Centre Creek Plaza & Wells Fargo Building, which secures a mortgage loan representing approximately 0.8% of the outstanding pool balance as of the cut-off date, the largest tenant at the mortgaged property identified on Annex A-1 to this prospectus supplement as Wells Fargo Building, Sendero Health Plans, is a non-profit organization dedicated to improving access to care for those covered by publicly-funded health insurance programs that generally relies on public funding. In addition, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Nyberg Retail Center, which secures a mortgage loan representing approximately 0.4% of the outstanding pool balance as of the cut-off date, the largest tenant, Oregon Dog Rescue, is a charitable organization dedicated to rescuing dogs and placing them in adoptive homes that generally relies on private funding, primarily through adoption fees. In addition, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Umatilla Plaza, which secures a mortgage loan representing approximately 0.1% of the outstanding pool balance as of the cut-off date, the fifth largest tenant, Umatilla Eagles, a local unit of the Fraternal Order of Eagles, is a non-profit organization dedicated to charitable giving and community outreach that relies on private funding.

Certain Risks Related to Tenants Not Yet In Occupancy. There are risks associated with leases with tenants that are not yet in occupancy. With respect to such tenants, we cannot assure you that these tenants will take occupancy, begin paying rent or accept possession of the premises. If these tenants do not take occupancy of the leased space and begin paying rent, in some cases such tenants may be permitted to terminate the related lease. This will result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related mortgage loan. For example, solely with respect to the five largest tenants (by net rentable area leased) at the mortgaged properties securing certain of the top 20 mortgage loans:

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as 155 Mercer Street, which secures a mortgage loan representing approximately 3.1% of the outstanding pool balance as of the cut-off date, the sole tenant, Dolce & Gabbana, is not yet paying rent and is expected to open for business in December 2015. Base rent will commence by December 1, 2015.

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as 26-34 South State Street, which secures a mortgage loan representing approximately 1.8% of the outstanding pool balance as of the cut-off date, the sole tenant, Footaction, is currently in possession of its space but is not yet in occupancy.

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•	With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as La Gran Plaza, which secures a mortgage loan representing approximately 1.8% of the outstanding pool balance as of the cut-off date, the fifth largest tenant, Cinemagic-Bilingual Realty, Inc., occupying approximately 3.5% of the net rentable area at the mortgaged property, has signed a lease and is constructing its space but is not yet in occupancy.

•	In the case of the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Capitol Plaza, College Park Plaza and Grant Park Plaza, which secure the cross-collateralized mortgage loans collectively representing in the aggregate approximately 1.5% of the outstanding pool balance as of the cut-off date, the Capitol Plaza mortgaged property’s largest tenant, BDP Brookfield, LLC (d/b/a Planet Fitness), is not yet paying rent and is expected to take occupancy upon the later of (i) September 1, 2015 and (ii) the date that the landlord completes the build out of the space. In addition, the College Park Plaza mortgaged property’s largest tenant, Sky Zone Appleton, and second largest tenant, Planet Fitness, are not yet paying rent and are expected to take occupancy on or about July 1, 2015 and September 1, 2015, respectively. With respect to Sky Zone Appleton, in the event the related franchisor does not approve of the lease by July 7, 2015, the borrower has the option to terminate the lease and if so, the tenant will be liable for a $25,000 termination fee. In addition, the Grant Park Plaza mortgaged property’s largest tenant, Planet Fitness, is not yet paying rent and is expected to take occupancy upon the later of (i) September 1, 2015 and (ii) the date that the landlord completes the build out of the space. See “—Certain Risks Related to Rent Abatement Periods” in this prospectus supplement.

See “—Risks of Co-Tenancy and Other Early Termination Provisions in Retail and Office Leases” below for a description of the various termination options that many tenants may exercise upon the occurrence of certain contingencies including, without limitation, based on co-tenancy provisions, breaches of the lease terms, casualty and condemnation and property performance.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. In addition, any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction of or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rents or other occupancy costs. If a tenant defaults in its obligations to a related borrower (or if a tenant terminates pursuant to the terms of its lease), that borrower may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

In addition, a tenant lease that expires or is terminated near or shortly following the maturity date (or the anticipated repayment date, if applicable) of a mortgage loan may make it more difficult for the related borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate at the tenant’s option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if the tenants’ leases were terminated.

Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower. In such cases, a default by the borrower may coincide with a default by the affiliated tenants.

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Additionally, even if the property becomes an REO property, it is possible that an affiliate of the borrower may remain as a tenant. See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” in this prospectus supplement.

In addition, various tenants may have rights under their respective leases that can result in substantial costs to the landlord.

Tenant Bankruptcy Entails Risks. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office, mixed use and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim). The landlord’s claim would be limited to the unpaid rent due under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three years’ rent). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease. Certain of the tenants may have been, may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

If the leased premises are located in a “shopping center” as such term has been interpreted under section 365 of the federal bankruptcy code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements. However, we cannot assure you that any mortgaged property (even a mortgaged property identified as a “shopping center” in this prospectus supplement) would be considered a shopping center by a court considering the question.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for (or involuntarily be subjected to) bankruptcy protection in the future or, if any tenants so become debtors under the federal bankruptcy code, that they will continue to make rental payments in a timely manner or that they will not reject their leases.

Risks Related to Mortgage Loan Concentration

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed. The top 10 mortgage loans represent approximately 32.4% of the outstanding pool balance as of the cut-off date. The top 20 mortgage loans or cross-collateralized mortgage loans represent approximately 49.4% of the outstanding pool balance as of the cut-off date. Losses on any of these mortgage loans may have a particularly adverse effect on the offered certificates.

The top 20 mortgage loans are described in Annex B to this prospectus supplement. Each of the mortgage loans other than the top 10 mortgage loans represents no more than 1.9% of the outstanding pool balance as of the cut-off date.

Risks Related to Borrower Concentration

Eleven (11) groups of mortgage loans, including one group consisting of three cross-collateralized and cross-defaulted mortgage loans, are made to the same borrower or have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the 3 largest groups representing approximately 7.3%, 6.2% and 5.3%, respectively, of the outstanding pool

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balance as of the cut-off date. The foregoing is in addition to any particular mortgage loan that has multiple affiliated borrowers. A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks. For instance, if a borrower or group of affiliated borrowers that owns several mortgaged properties experiences financial difficulty at one mortgaged property, or at another income-producing property that such borrower or group of affiliated borrowers owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans due to administrative delays or in the event of substantive consolidation of the debtors. See Annex A-1 to this prospectus supplement for mortgage loans with related borrowers.

Risks Relating to Property Type Concentration

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.

The following are certain property type concentrations of the pool of mortgage loans as of the cut-off date (based on the allocated loan amount):

•	Sixty-five (65) retail properties, representing approximately 31.0% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

•	Seventy-seven (77) hospitality properties, representing approximately 22.4% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

•	Eleven (11) office properties, representing approximately 13.8% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

•	Thirteen (13) multifamily properties, representing approximately 10.3% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

•	Eight (8) mixed use properties, representing approximately 9.1% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

•	Seven (7) industrial properties, representing approximately 5.6% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

•	Seven (7) manufactured housing community properties, representing approximately 3.8% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

•	Seven (7) self storage properties, representing approximately 2.1% of the outstanding pool balance as of the cut-off date (by allocated loan amount); and

•	Three (3) leased fee properties, representing approximately 2.0% of the outstanding pool balance as of the cut-off date (by allocated loan amount).

Geographic Concentration Exposes Investors to Greater Risk of Default and Loss

As of the cut-off date, the mortgaged properties are located in 42 states.

The table below shows the number of mortgaged properties, the aggregate cut-off date balance of the related mortgage loans (or allocable portion thereof, with respect to mortgage loans secured by multiple mortgaged properties), and the percentage of initial outstanding pool balance secured by mortgaged properties that are located in the jurisdictions that have concentrations of mortgaged properties of 5.0% or

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more (based on allocated loan amount as a percentage of the initial outstanding pool balance) as of the cut-off date:

State/Location	Number of Mortgaged Properties	Aggregate Cut- off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
California	23	$290,372,363	22.0%
Texas	28	$180,999,348	13.7%
Illinois	14	$81,165,739	6.1%
New York	6	$80,293,379	6.1%
Pennsylvania	6	$70,650,000	5.3%

(1)	Because this table presents information related to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan document, are based on the appraised valued and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow and/or another basis deemed appropriate by the related mortgage loan seller).

See the table entitled “Mortgaged Properties by State and/or Location” in Annex A-2 to this prospectus supplement. Also, for certain legal aspects of mortgage loans secured by mortgaged properties located in a state with a concentration of 10% or more of the outstanding pool balance, see “Legal Aspects of Mortgage Loans in California and Texas” in this prospectus supplement. Except as set forth in the chart above, no state or location contains more than 4.4% of the mortgaged properties (based on the principal balance as of the cut-off date of the related mortgage loans secured by or, in the case of mortgage loans secured by multiple mortgaged properties, on the portion of principal amount of the related mortgage loan allocated to, such mortgaged properties).

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or by conditions specific to geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. In addition, particular local or regional economies may be adversely affected to a greater degree than other areas of the country by developments affecting industries concentrated in such area. A decline in the general economic condition in the region in which mortgaged properties securing the related mortgage loans are located could result in a decrease in consumer demand in the region, and the income from and market value of the mortgaged properties may be adversely affected.

Several mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regard, would be considered secondary or tertiary markets.

Other regional factors – e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies – also may adversely affect the mortgaged properties. For example, properties located in California, Florida, Georgia, South Carolina, Alabama and Texas may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than properties in other parts of the country and mortgaged properties located in coastal states, including, but not limited to, Florida, Georgia, South Carolina, Alabama and Texas, also may be more generally susceptible to hurricanes, tornados and other windstorms than properties in other parts of the country. Recent hurricanes have resulted in severe property damage as a result of the winds and the associated flooding. Some of the mortgaged properties may be located in areas more susceptible to these natural disasters. The loan documents for the mortgage loans generally do not require flood insurance on the related mortgaged properties unless material improvements on such mortgaged property is located in a flood zone and flood insurance is available. Even if material improvements on the mortgaged property is located in a flood zone and flood insurance is obtained, we cannot assure you that the flood insurance will be adequate to

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cover the loss. Moreover, we cannot assure you that hurricane damage would be covered by insurance. Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments. There can be no assurance that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy.

In addition, certain cities, states or regions of the country are currently facing or may face a depressed real estate market, which is not due to any natural disaster, but which may cause an overall decline in property values. Certain of the mortgaged properties are located in such cities, states and regions of the country.

With respect to the state concentration levels shown in the chart above, certain areas within a state may have a particularly high concentration of mortgaged properties. For example, with respect to the six (6) mortgaged properties located in New York State, two (2) of those mortgaged properties, representing approximately 4.4% of the outstanding pool balance as of the cut-off date, are located in New York City. With respect to the related mortgage loans, repayments by the related borrower and the market value of the related mortgaged properties could be affected by economic conditions general or specific to New York City. Performance of the related mortgaged properties could be adversely affected by conditions in the New York City real estate market, changes in city and state governmental rules and fiscal policies, acts of nature, including earthquakes, windstorms, hurricanes, sinkholes and floods (which may result in uninsured losses), and other factors which are beyond the control of the related borrowers and the related property managers. In addition, the economy of New York City may be adversely affected to a greater degree than that of other areas of the country by developments affecting industries concentrated in the city. The strength of the New York City economy and the office and retail leasing market is dependent upon foreign and domestic businesses selecting New York City as the location in which to engage in trade, finance and business services, and the strength of the tourism industry in New York City. The level of economic growth in general and job growth in the foregoing sectors in particular will affect net absorption of office and retail space and increases in office and retail rental rates. A weakening of the New York City office and retail leasing market generally and the midtown New York City office and retail leasing market in particular may adversely affect the operation of the related mortgaged property and lessen its market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, the resulting effect on the operations of the mortgaged properties located in New York City could adversely affect the amount and timing of payments on the related mortgage loan and consequently the amount and timing of distributions on the certificates.

Retail Properties Have Special Risks

Sixty-five (65) mortgaged properties, securing mortgage loans representing in the aggregate approximately 31.0% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are retail properties. For a list of retail properties with a single tenant, see Annex A-1 to this prospectus supplement. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Certain retail properties may have other non-retail types of tenants including office, medical and dental office tenants. For risks related to office tenants, see “—Office Properties Have Special Risks” in this prospectus supplement.

In addition, certain of the retail properties may be subject to reciprocal easement agreements or fee-sharing agreements or other agreements in connection with the operation and maintenance of certain areas shared by the related borrower and other property owners. There can be no assurance that the other property owners will comply with the terms of the related fee sharing agreements.

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The Presence or Absence of an “Anchor Tenant” May Adversely Affect the Economic Performance of a Retail Property. Whether a retail property is “anchored,” “shadow anchored” or “unanchored” is also an important consideration. The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An “anchor tenant” is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property. Many of the retail properties securing one or more of the mortgage loans also have shadow anchor tenants. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but not on the mortgaged property. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

•	if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor tenant or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

Although a shadow anchor that owns its own parcel does not pay rent, it generally is required to pay a contribution toward common area maintenance under a reciprocal easement or similar agreement. However, there can be no assurance that a shadow anchor will satisfy its obligations under any such agreement.

Fifty-two (52) of the mortgaged properties, representing approximately 25.3% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are retail properties that are considered by the applicable sponsor to have an “anchor tenant” or “shadow anchor tenant” or are leased to a single tenant. For identification of retail properties with a single tenant, see Annex A-1 to this prospectus supplement.

In certain instances with respect to the mortgaged properties, anchor tenant leases may expire during the term of the related mortgage loan. We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects. In addition, an anchor tenant or shadow anchor tenant lease that expires near or shortly following the maturity date of a mortgage loan may make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan.

In addition, various anchor parcels and/or anchor improvements at a mortgaged property may be owned by the anchor tenant (or an affiliate of the anchor tenant) or by a third party and therefore not be part of the related mortgaged property and the related borrower may not receive rental income from such anchor tenant.

Retail properties that have shadow anchor stores often have reciprocal easement and operating agreements (each, an “REA”) between the retail property owner and such shadow anchors that contain certain operating and maintenance covenants.

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Anchor tenants that lease their stores often have operating covenants as well. Such operating covenants may be provided for in the anchor tenant lease or in the REA, if any, affecting the mortgaged property. Anchor tenants that have no operating covenants or whose covenants have expired previously or will expire during the terms of the related mortgage loan (as is the case with several retail tenants at mortgaged properties securing mortgage loans in the mortgage pool) are or will not be contractually obligated to operate their stores at the applicable mortgaged property. Retail mortgaged properties that secure mortgage loans in the pool have tenants that are permitted to cease operations at the related mortgaged property prior to lease termination (i.e., “go dark”), provided such tenant continues to pay rent.

Tenant leases and REAs at retail mortgaged properties may have co-tenancy clauses which permit the applicable tenants to abate the rent payable, cease operating and/or terminate their leases if certain other tenants (in particular, anchor tenants) cease operations at the related mortgaged property and/or if a specified percentage of the stores at the related mortgaged property are not occupied and operating and also have certain other termination rights related to sales targets. Certain of the operating covenants with respect to the retail mortgaged properties may have expired or will expire prior to the maturity date of the related mortgage loan. We cannot assure you that operating covenants will be obtained in the future for these or any of the tenants.

Certain anchor tenant and tenant estoppels obtained in connection with the origination of the mortgage loans identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults, could lead to a set off of rent, to a termination or attempted termination of the applicable lease or REA by the tenant or to litigation against the related borrower. There can be no assurance that the identified tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, there can be no assurance that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

Current Levels of Property Income May Not Be Maintained Due to Varying Tenant Occupancy. Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. Certain tenants at the retail mortgaged properties may be paying rent but are not yet in occupancy or have signed leases but have not yet started paying rent and/or are not yet in occupancy.

Certain tenants currently may be in a rent abatement period. There can be no assurance that such tenants will be in a position to pay full rent when the abatement period expires. Risks applicable to anchor tenants (such as bankruptcy, failure to renew leases, early terminations of leases and vacancies) also apply to other tenants. We cannot assure you that the rate of occupancy at the stores will remain at the current levels or that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Competition May Adversely Affect the Performance of a Retail Property. Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer business:

•	factory outlet centers;

•	discount shopping centers and clubs;

•	video shopping networks;

•	catalogue retailers;

•	home shopping networks;

•	direct mail;

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•	internet websites; and

•	telemarketers.

Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties have been and may in the future be built in the areas where the retail properties are located. Such competition could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

In addition, although renovations and expansion at a mortgaged property will generally enhance the value of the mortgaged property over time, in the short term, construction and renovation work at a mortgaged property may negatively impact net operating income as customers may be deterred from shopping at or near a construction site.

See Annex A-1 to this prospectus supplement for the 5 largest tenants (by net rentable area leased) at each of the retail mortgaged properties.

Hospitality Properties Have Special Risks

There are seventy-seven (77) hospitality properties, representing approximately 22.4% of the outstanding pool balance as of the cut-off date (by allocated loan amount). Seven (7) hospitality properties, representing approximately 10.1% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are considered limited service. Sixty-five (65) hospitality properties, representing approximately 7.3% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are considered select service. Four (4) hospitality properties, representing approximately 4.6% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are considered full service. One (1) of the hospitality properties, representing approximately 0.4% of the outstanding pool balance as of the cut-off date (by allocated loan amount), is considered extended stay.

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
Hospitality	77	$296,340,398	22.4%
Limited Service	7	$134,114,368	10.1%
Select Service	65	$97,050,000	7.3%
Full Service	4	$60,437,327	4.6%
Extended Stay	1	$4,738,703	0.4%

Various factors may adversely affect the economic performance of a hospitality property, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged per room and reduce occupancy levels);

•	poor property management;

•	the construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	conversion to alternative uses which may not be readily made;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hospitality property;

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•	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, travel costs, strikes, relocation of highways, the construction of additional highways or other factors;

•	ability of property managers and/or whether management contracts or franchise agreements are renewed or extended upon expiration;

•	desirability of particular locations;

•	leases with restaurant or club operators that may be a draw to a hospitality property;

•	location, quality and management company’s affiliation, each of which affects the economic performance of a hospitality property; and

•	relative illiquidity of hospitality property investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms generally are rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

For example, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott Pasadena which secures a mortgage loan representing approximately 5.6% of the outstanding pool balance as of the cut-off date, there is (i) a hotel within the trade area that is currently under construction (144-room Residence Inn Pasadena) that is estimated to be complete in the first quarter of 2016, at which point it will directly compete with the mortgaged property and (ii) a hotel within the trade area that is currently under construction (80-room Hampton Inn & Suites) that is estimated to be complete in 2017 and is considered to be of comparable quality to the mortgaged property.

In the case of the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Renaissance New Orleans Portfolio, which secures a mortgage loan representing approximately 1.5% of the outstanding pool balance as of the cut-off date, the mortgaged properties are subject to management agreements with Renaissance Hotel Management Company, LLC, pursuant to which the manager has a right to purchase the hotel if the related borrower receives an offer to purchase either mortgaged property.

In addition, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as aLoft Hotel Minneapolis, which secures a mortgage loan representing approximately 1.2% of the outstanding pool balance as of the cut-off date, there is a new hotel (a 244-room AC Hotel by Marriott) that is estimated to be completed in the third quarter of 2015, at which point it is expected to partially complete the related mortgaged property. Furthermore, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Hilton Garden Inn – Phoenix Airport North, which secures a mortgage loan representing approximately 1.2% of the outstanding pool balance as of the cut-off date, there are other Hilton hotels in the immediate area, including a Hampton Inn, Doubletree hotel, Hilton hotel and Hilton Garden Inn, which represent competition for the related mortgaged property.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Value Place, representing approximately 0.4% of the outstanding pool balance as of the cut-off date, the related franchisor in respect of the related mortgaged property holds a right of first refusal to purchase the related mortgaged property.

See also “—Risks Related to Construction, Development, Redevelopment, Renovation and Repairs at Mortgaged Properties” below.

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The Seasonality of Business May Create Shortfalls in Hospitality Revenue. The hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. There can be no assurance that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods. There can also be no assurance that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls. For example:

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Embassy Suites Destin, which secures a mortgage loan representing approximately 1.7% of the outstanding pool balance as of the cut-off date, the related borrower deposited $534,392 into a seasonal working capital reserve at closing for application to shortfalls in revenue at the mortgaged property between November and February of each calendar year. If the borrower draws down on the reserve, the borrower is obligated to deposit funds equal to the amount drawn upon back into the reserve. The lender will release all funds in the seasonal working capital reserve if, as of the third anniversary of the first monthly payment date, no trigger period is continuing and no disbursements have been made from the reserve.

•	In the case of the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Renaissance New Orleans Portfolio, which secure a mortgage loan representing approximately 1.5% of the outstanding pool balance as of the cut-off date, the related borrower is required to deposit $1,130,000 (the “Fully Funded Seasonality Amount”) annually in four installments of $282,500 (the “Seasonality Reserve Deposit”) during the months of April, May, June, and November (each, a “Seasonality Reserve Deposit Date”) into a seasonal reserve account for the purpose of funding a working capital reserve. If the borrower draws down on the reserve, the borrower is obligated on the next Seasonality Reserve Deposit Date to deposit funds into the reserve equal to the lesser of (x) the Seasonality Reserve Deposit and (y) the amount that would make the total amount on deposit in the reserve equal to the Fully Funded Seasonality Amount. The lender and the borrower are required to consult on an annual basis regarding adjustments to the Fully Funded Seasonality Amount and the Seasonality Reserve Deposit.

•	In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as aLoft Hotel Minneapolis, representing approximately 1.2% of the outstanding pool balance as of the cut-off date, a seasonality reserve has been required to be established, which reserve is required to be funded monthly by the related borrower in an amount equal to the lesser of (x) $55,000 and (y) excess cash flow each month from July 2015 to October 2015 so that the seasonality reserve reaches an expected balance of $220,000 (as to the aLoft Hotel Minneapolis mortgage loan, the initial “Seasonality Cap”). The seasonality reserve can be utilized to fund operating shortfalls and/or mortgage and mezzanine loan debt service shortfalls. If the amount of the seasonality reserve is less than the seasonality reserve cap, the reserve is to be replenished in an amount equal to the lesser of (x) 25% of the then-current Seasonality Cap, and (y) excess cash flow, provided that an amount equal to the Seasonality Cap is required to be funded by December of such year. The amount of the seasonality reserve deposits and disbursements and the seasonality reserve cap are to be adjusted on an annual basis based on 110% of (x) net cash flow for the prior 12-month period less (y)(i) debt service for the prior 12-month period plus (ii) mezzanine debt service for the prior 12-month period, provided that any increase in the Seasonality Cap may only be made (A) in the event of a material change in the occupancy fluctuation, average daily rate or gross revenue, (B) in the event of specified declines in the debt service coverage ratio or (C) if required by any rating agency.

•	In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Hilton Garden Inn – Phoenix Airport North, representing approximately 1.2% of the outstanding pool balance as of the cut-off date, the related borrower deposited $275,000 into a seasonality reserve account at origination. If the amount of the seasonality reserve is less than the seasonality reserve cap of $425,000 (as to the Hilton Garden

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Inn – Phoenix Airport North mortgage loan, the initial “Seasonality Cap”), an amount equal to the lesser of (x) 33% of the Seasonality Cap and (y) available cash flow will be swept into the seasonality reserve on a monthly basis, provided that an amount equal to the Seasonality Cap is required to be funded by the monthly payment date in April of every year during the loan term. The seasonality reserve can be utilized to fund operating shortfalls and/or mortgage and mezzanine loan debt service shortfalls. The Seasonality Cap will be determined by the lender, as provided in the related loan agreement, based on 110% of the deficit over the preceding trailing twelve months of net operating income to mortgage loan and mezzanine loan debt service.

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Inn @ Northrup Station, which secures a mortgage loan representing approximately 0.7% of the outstanding pool balance as of the cut-off date, the related borrower deposited $20,000 into a seasonality reserve at origination of the mortgage loan. The borrower is further required to deposit into the seasonality reserve an amount equal to $10,000 on each payment date occurring in the months of May, June, July, August, September and October.

•	In the case of the mortgage loan secured by the mortgage property identified on Annex A-1 to this prospectus supplement as Hilton Garden Inn Dover, representing approximately 0.6% of the outstanding pool balance as of the cut-off date, the related borrower is required to deposit $26,000 per month in June, July and August 2015 into a seasonality reserve so that the seasonality reserve achieves a balance of $78,000 (as to the Hilton Garden Inn Dover mortgage loan, the initial “Seasonality Cap”), which represents approximately 125% of the trailing twelve months deficit. After disbursements from the seasonality reserve, the borrower will be required to replenish the seasonality reserve with monthly deposits in an amount equal to the lesser of (x) 40% of the Seasonality Cap or (y) available cash flow. The Seasonality Cap will be determined by the lender, in its sole discretion, once a year at the borrower’s request.

•	In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Wingate – Richardson, representing approximately 0.5% of the outstanding pool balance as of the cut-off date, the related borrower deposited $60,000 into a seasonality reserve at origination. If the amount of the seasonality reserve is less than the seasonality reserve cap of $60,000 (as to the Wingate – Richardson mortgage loan, the initial “Seasonality Cap”), then the borrower will be required to deposit the lesser of (x) $15,000 and (y) available cash flow after debt service and reserves and all other payments due under the loan until the Seasonality Cap is achieved. The Seasonality Cap will be determined by the lender, in its discretion, provided that any increase in the Seasonality Cap may only be made (i) in the event of a material change in the occupancy fluctuation, average daily rate or gross revenue, (ii) in the event of specified declines in the debt service coverage ratio or (iii) if required by any rating agency.

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as SummerPlace Inn Destin, which secures a mortgage loan representing approximately 0.3% of the outstanding pool balance as of the cut-off date, the related borrower deposited $150,000 (the “Seasonality Reserve Cap”) into a seasonality reserve account at closing. On each payment date occurring in the months of April through September (the “High Demand Period”), the borrower is required to deposit into the seasonality reserve the lesser of (x) $25,000 and (y) the available cash, until the Seasonality Cap is achieved. The lender, in its discretion, may adjust the amount of the Seasonality Reserve Cap and the months included in the High Demand Period.

The Inability To Maintain a Liquor License May Adversely Impact Hospitality Revenue. The liquor licenses for most of the applicable mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses. In the event of a foreclosure of a hospitality property that holds a liquor license, a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor

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license in a hospitality property with a restaurant or bar could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

The Performance of a Hospitality Property Depends in Part on the Performance of Its Franchisor or Management Company. Ten (10) of the hospitality properties, representing approximately 14.0% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are affiliated with a national franchisor through a franchise agreement. Certain of the hospitality properties may be subject to a management or marketing arrangement with a regional or national brand. A hospitality property subject to a franchise, management or marketing agreement is typically required by the hotel chain or management company to maintain certain standards and satisfy certain criteria or risk termination of its affiliation.

The performance of a hospitality mortgaged property affiliated with a franchise or hotel management company or managed by a hotel management company depends in part on:

•	the continued existence, reputation, and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or management company or hotel chain service mark; and

•	the duration of the franchise licensing agreement or management agreement.

Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable. Replacement franchises may require significantly higher fees.

In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott Pasadena, which secures a mortgage loan representing approximately 5.6% of the outstanding pool balance as of the cut-off date, the related franchise agreement contains a restriction prohibiting the related borrower, as franchisee, from incurring or replacing any indebtedness secured by a mortgage or similar lien on the mortgaged property unless, among other conditions, (i) the debt service coverage ratio is equal to or greater than 1.30x and (ii) the lender is not a “competitor” or an affiliate of a “competitor” of the franchisor, as defined in the related franchise agreement.

Transferability of franchise license agreements is generally restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Certain of the franchise agreements or management agreements may, by their express provisions, expire during the term of the related mortgage loan. No assurance can be given that such agreements will be renewed. In addition, no assurance can be given that a franchise or management agreement will not be terminated for any other reason during the term of the related mortgage loan or that the issuing entity would be able to renew a franchise or management agreement or obtain a new franchise or management agreement following termination of the agreement, including with respect to any in place at the time of foreclosure.

Some hospitality properties however, may not be subject to franchise agreements, and therefore may not be required to maintain certain standards and satisfy certain criteria that would typically be required by a franchisor or a hotel chain.

Office Properties Have Special Risks

Eleven (11) mortgaged properties, securing mortgage loans representing approximately 13.8% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are office properties.

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Various factors may adversely affect the value of office properties, including:

•	the quality of an office building’s tenants;

•	the quality of property management;

•	provisions in tenant leases that may include early termination provisions;

•	an economic decline in the business operated by the tenants;

•	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, including, without limitation, current business wiring requirements);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

In addition, certain of the office properties may be subject to reciprocal easement agreements or fee-sharing agreements or other agreements in connection with the operation and maintenance of certain areas shared by the related borrower and other property owners. There can be no assurance that the other property owners will comply with the terms of the related fee sharing agreements.

Certain Risks of Medical or Dental Office Tenants. Certain of the mortgaged properties are occupied by tenants that utilize the mortgaged property as medical or dental offices, some of which offices may perform out-patient medical procedures. The performance of a medical or dental office property may depend on the proximity of such property to a hospital or other healthcare establishment and on reimbursements for patient fees from private or government-sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical or dental office property. In addition, the performance of a medical or dental office property may depend on reimbursements to tenants for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical or dental office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical or dental office properties.

See Annex A-1 to this prospectus supplement for the 5 largest tenants (by net rentable area leased) at each of the office mortgaged properties.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

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Multifamily Properties Have Special Risks

There are thirteen (13) multifamily properties, representing approximately 10.3% of the outstanding pool balance as of the cut-off date (by allocated loan amount).

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

•	the quality of property management;

•	the location of the property (e.g., a change in the neighborhood over time or increased crime in the neighborhood);

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

•	the generally short terms of residential leases and the need for continued reletting;

•	rent concessions and month-to-month leases, which may impact cash flow at the property;

•	in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	restrictions on the age of tenants who may reside at the property, thereby limiting the pool of potential tenants;

•	the presence of competing properties and residential developments in the local market;

•	the existence of corporate tenants renting large blocks of units at the property, which if such tenant vacates would leave the property with a significant percentage of unoccupied space, and if such tenant was renting at an above-market rent may make finding replacement tenants difficult;

•	the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a military base or workers from a particular business or industry;

•	adverse local, regional or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

•	state and local regulations;

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•	government assistance/rent subsidy programs; and

•	national, state or local politics.

In addition, certain of the multifamily properties may be subject to reciprocal easement agreements or fee-sharing agreements or other agreements in connection with the operation and maintenance of certain areas shared by the related borrower and other property owners. There can be no assurance that the other property owners will comply with the terms of the related fee sharing agreements.

State Regulations and Government Subsidies May Affect a Borrower’s Ability To Repay a Multifamily Mortgage Loan. Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities, including those in which certain of the mortgaged properties are located, impose rent control or rent stabilization rules on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Some local authorities may not be able to impose rent control because it is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In other states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. In some jurisdictions, including, for example, New York City, many apartment buildings are subject to rent stabilization and some units are subject to rent control. These regulations, among other things, limit a borrower’s ability to raise rents above specified percentages. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repair or renovate the mortgaged property or repay its mortgage loan from net operating income or from the proceeds of a sale or refinancing of the mortgaged property.

Certain of the mortgage loans may be secured now or in the future by mortgaged properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, in respect of various units within the property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development. The depositor gives no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Mortgage Loans Subject to Government Assistance Programs” in this prospectus supplement.

Student Housing Facilities Pose Risks Not Associated With Other Types of Multifamily Properties. Four (4) mortgaged properties representing approximately 5.0% of the outstanding pool balance as of the cut-off date, are each 10% or more occupied as student housing. Student housing facilities may be more susceptible to damage or wear and tear than other types of multifamily housing. Such properties are also affected by their reliance on the financial well-being of the college or university to which such housing relates or the college or university that is leasing such space, competition from on-campus housing units (which may adversely affect occupancy), and the physical layout of the housing (which may not be readily convertible to traditional multifamily use). In addition, student tenants have a higher turnover rate than

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other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are often available for periods of fewer than 12 months.

Mixed Use Properties Have Special Risks

There are eight (8) mixed use properties, representing approximately 9.1% of the outstanding pool balance as of the cut-off date (by allocated loan amount). Each of these mixed use properties contains two or more of the following property types: retail, multifamily or office. To the extent a mixed use property has one or more of the components above, such mortgaged property is subject to the risks relating to the property types described in “—Retail Properties Have Special Risks”, “—Multifamily Properties Have Special Risks”, “—Industrial Properties Have Special Risks” and “—Office Properties Have Special Risks”. See Annex A-1 to this prospectus supplement for the 5 largest office and/or retail tenants (by net rentable area leased) at each of the mixed use properties. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Industrial Properties Have Special Risks

There are seven (7) industrial properties, representing approximately 5.6% of the outstanding pool balance as of the cut-off date (by allocated loan amount). Significant factors determining the value of industrial properties are:

•	the quality of tenants;

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

•	building design and adaptability;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties often are dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, industrial properties are often more prone to environmental concerns due to the nature of items being stored or type of work conducted at the property.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to an industrial property include high, clear ceiling heights,

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wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, minimum large truck turning radii and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. Because of the construction utilized in connection with certain industrial facilities, it might be difficult or costly to convert such a facility to an alternative use.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses have tenants that are subject to risks unique to their business, which may include cold storage facilities. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

Further, certain of the industrial properties may be occupied by tenants that utilize a portion of the mortgaged property as medical offices, some of which may perform out-patient medical procedures. See “—Office Properties Have Special Risks” in this prospectus supplement for information regarding medical office tenants.

Manufactured Housing Community Properties Have Special Risks

There are seven (7) manufactured housing community properties, representing approximately 3.8% of the outstanding pool balance as of the cut-off date (by allocated loan amount). Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

• other manufactured housing community properties;

• apartment buildings; and

• site built single family homes.

Other factors may also include:

• the physical attributes of the community, including its age and appearance;

• the location of the manufactured housing property;

• the ability of management to provide adequate maintenance and insurance;

• the type of services or amenities it provides;

• the property’s reputation;

• restrictions on the age of tenants that may reside at the property; and

• state and local regulations, including rent control and rent stabilization.

Some of the manufactured housing community mortgaged properties securing mortgage loans in the issuing entity have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the

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leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan may be rented on a lease-to-own basis.

Some of the manufactured housing community mortgaged properties securing the mortgage loans are not connected to public water and sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water and/or septic systems or private sewage treatment facilities enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Some of the manufactured housing community mortgaged properties require that residents be 55 years of age or older, thereby limiting the potential tenant pool. The manufactured housing community properties are “special purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the related borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Self Storage Properties Have Special Risks

There are seven (7) self storage properties, representing approximately 2.1% of the outstanding pool balance as of the cut-off date (by allocated loan amount). Various factors may adversely affect the value and successful operation of a self storage property.

Self storage facilities are considered vulnerable to competition, because both acquisition and development costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable due to:

•	decreased demand;

•	competition;

•	lack of proximity to apartment complexes or commercial users;

•	apartment tenants moving to single-family homes;

•	decline in services rendered, including security;

•	dependence on business activity ancillary to renting units;

•	security concerns;

•	age of improvements; or

•	other factors;

so that the related borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage property were readily adaptable to other uses.

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Tenant privacy, anonymity and efficient and/or unsupervised access may heighten environmental risks (although lease agreements generally prohibit users from storing hazardous substance in the units). No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units included in the self storage properties and there is no assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Leased Fee Properties Entail Risks that May Adversely Affect Payments on Your Certificates

With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Giant Foods which secures a mortgage loan representing approximately 1.6% of the outstanding pool balance as of the cut-off date, the mortgaged property is comprised of a fee interest in land subject to a ground lease granted by the related borrower to another party, which party owns the improvements. The related leasehold estate is not included in the issuing entity and is operated as a retail and office or hospitality property. In addition, with respect to the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as The Malulani Portfolio, which secures a mortgage loan representing approximately 1.0% of the outstanding pool balance as of the cut-off date, the mortgaged properties identified as Kaiser Ground Lease and Sears Ground Lease are each comprised of a fee interest in land subject to a ground lease granted by the borrower to another party, which party owns the improvements. The related leasehold estate is not included in the issuing entity and is operated as a retail and office or hospitality property.

Land subject to a ground lease presents special risks. In such cases, where the related borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interest in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent.

Risks of Co-Tenancy and Other Early Termination Provisions in Retail and Office Leases

Retail, office, mixed use and industrial properties may have tenants with leases that give tenants the right to terminate the related lease or abate or reduce rent for various reasons or upon various conditions, including (i) if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at or otherwise affecting access to or parking on the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of or access to or parking

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upon the mortgaged property, (v) upon casualty or condemnation with respect to all or a portion of the mortgaged property above a certain threshold or that interferes with a tenant’s use of or access to such mortgaged property or that otherwise renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if a tenant is unable to exercise expansion rights, (viii) if utilities or other essential services are not provided to the subject space for a specified period, or (ix) if the landlord defaults on its obligations under the lease. In each identified instance the borrower may have interests adverse to the mortgagee, and we cannot assure you that the borrower will not violate those restrictions if it feels that such violation may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property.

In addition, it is common for non-anchor tenants at anchored or shadow-anchored retail centers to have the right to terminate their leases or abate or reduce rent if the anchor or shadow anchor tenant goes dark. In addition, an anchor tenant may have a similar co-tenancy provision in its lease based on the continued operations of another anchor tenant. Even if tenant leases do not include provisions granting such termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor tenant will not have a material adverse impact on the non-anchor tenants’ ability to operate, which may in turn adversely impact the related borrower’s ability to meet its obligations under the related mortgage loan documents. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain of the tenant leases for the mortgaged properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

In addition, certain of the tenant leases for the mortgaged properties may permit the affected tenants to terminate their leases and/or abate or reduce rent if a certain number of other tenants, and/or other tenants occupying a specified percentage of the total space, cease to operate at the applicable mortgaged property. Further, certain of the tenant leases for the other mortgaged properties may permit affected tenants to terminate their leases if a tenant at an adjacent or nearby property terminates its lease or goes dark.

In addition, certain of the tenant leases for the mortgaged properties may permit the affected tenants to terminate their leases or abate rent prior to the stated lease expiration date for no reason after a specified period of time following commencement of the lease and/or solely upon notice to the landlord.

See “—Risks Related to Tenants—Certain Additional Risks Related to Tenants” in this prospectus supplement.

Any exercise of the foregoing termination rights could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. We cannot assure you that any vacated space could or would be re-let. Furthermore, we cannot assure you that the foregoing termination and/or abatement rights will not arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “--Risks Related to Tenants—Certain Additional Risks Related to Tenants” in this prospectus supplement.

Condominium Properties Have Special Risks

In the case of five (5) of the mortgaged properties, representing approximately 5.3% of the outstanding pool balance as of the cut-off date (by allocated loan amount), the related mortgage loans are secured, in whole or in part, by the related borrower’s fee simple ownership interest in one or more condominium units.

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related

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condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board. The borrower may control the appointment and voting of the condominium board or the condominium owners may not be permitted to take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit.

In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as 36 South State Street, which secures a mortgage loan representing approximately 1.3% of the outstanding pool balance as of the cut-off date, the related mortgaged property is the retail parcel within a vertically subdivided building and subject to a reciprocal easement and operating agreement with the owners of the residential and office parcels therein. The relationship among the unit owners is not governed by a board or association.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Hilton Garden Inn – Phoenix Airport North, which secures a mortgage loan representing approximately 1.2% of the outstanding pool balance as of the cut-off date, the related borrower owns one unit in a two-unit condominium. The other unit is utilized as a parking lot by the users of the mortgaged property pursuant to a recorded perpetual parking and access easement for the benefit of the mortgaged property, which easement is independent of the condominium documents. If the sponsor of the development project including the mortgaged property (the “Declarant”), who controls the condominium, ever divests its ownership of its unit, the related borrower will be entitled to appoint a member to the condominium’s board. Notwithstanding the Declarant’s control over the condominium, the condominium declaration cannot be amended without the consent of the related borrower and assessments over $7,500 cannot be made without the consent of the related borrower. The Declarant previously sent demands for payment of certain taxes to the previous owner (seller) of the mortgaged property. In connection with its acquisition of the mortgaged property, the borrower obtained an indemnity under its purchase agreement with the seller for these obligations, which indemnity is collateralized by a $150,000 escrow held at the title company. The borrower collaterally assigned its rights in the escrow to the lender. Nonetheless, due to the in absentia nature of the Declarant, a declarant estoppel was not obtained at closing to confirm, among other things, that no default existed under the condominium documents, or as to the accuracy and completeness of the condominium documents.

With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Solaris Vail Portfolio, representing approximately 0.7% of the outstanding pool balance as of the cut-off date, the three mortgaged properties, identified on Annex A-1 to this prospectus supplement as Eagle Vail Industrial Center, Wall Street Building and Lodge at Vail, are each part of a condominium regime. The related borrower owns 5 units in a 7-unit condominium at Eagle Vail Industrial Center and controls the condominium board. The related borrowers own 2 units in a 28-unit condominium at Wall Street Building and 2 units in a 77-unit condominium at Lodge at Vail. As such, the related borrowers do not hold a majority of the votes on the condominium boards of the Wall Street Building or the Lodge at Vail. A vote by two-thirds of the unit owners at Wall Street Building or Lodge at Vail, as applicable, could result in a decision not to rebuild the mortgaged property upon a complete casualty. In such event, insurance proceeds would be paid to the lender. In the case of Eagle Vail Industrial Center, the property historically contained a marijuana growing facility and dispensary. Prior to origination, the mortgaged property was divided into condominium units and the marijuana growing facility and dispensary tenants are no longer part of the mortgaged property. In the case of Wall Street Building, the building is approximately 28.5% occupied by one tenant, Shades of Vail. As of April 15, 2015, the remaining units are or will be undergoing renovations.

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In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as 36 South State Street, which secures a mortgage loan representing 1.3% of the outstanding pool balance as of the cut-off date, the related mortgaged property is the retail parcel within a vertically subdivided building and subject to a reciprocal easement and operating agreement with the owners of the residential and office parcels therein. The relationship among the unit owners is not governed by a board or association.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. There can be no assurance the proceeds from partition will be sufficient to satisfy borrower’s obligations under the mortgage loan.

Due to the nature of condominiums and a borrower’s ownership interest therein, a default on a mortgage loan secured by the borrower’s interest in one or more condominium units may not allow the related lender the same flexibility in realizing upon the underlying real property as is generally available with respect to non-condominium properties. The rights of any other unit owners, the governing documents of the owners’ association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the issuing entity to greater expense and risk than servicing and realizing upon collateral for other mortgage loans that are not condominiums.

In addition, certain of the mortgaged properties may be converted, in whole or in part, to a condominium regime at a future date. For additional information, see “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Property Releases.”

Risks Related to Construction, Development, Redevelopment, Renovation and Repairs at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing, or are expected to undergo in the future, material construction, development, redevelopment, renovation or repairs. For example, with respect to a mortgaged property that currently or is expected to undergo material construction, development, redevelopment, renovation or repairs and is a mortgaged property that (i) secures a mortgage loan that is one of the top 20 mortgage loans or (ii) where such related costs are anticipated to be more than 10% of the related mortgage loan cut-off date balance:

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as University Fountains at Lubbock, which secures a mortgage loan representing approximately 2.1% of the outstanding pool balance as of the cut-off date, the related lender reserved $1,800,000 for capital improvement to be carried out at the mortgaged property in the first 24

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months after the closing date. The lender released $300,000 to the related borrower at closing to allow for the commencement of certain capital improvements.

•	In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as La Gran Plaza, representing approximately 1.8% of the outstanding pool balance as of the cut-off date, tenant Chuck E. Cheese is constructing improvements on a pad site. The related lender reserved $549,966 for tenant improvements and $50,000 for the related rent free period in connection with the work being carried out at the Chuck E. Cheese space.

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Embassy Suites Destin, which secures a mortgage loan representing approximately 1.7% of the outstanding pool balance as of the cut-off date, a reserve of $1,865,910 in connection with the property improvement plan (“PIP”) was deposited at closing to pay for the cost of the remaining PIP renovations planned for 2015/2016, which will address the parking lot, atrium, registration, gift shop, restaurant, elevators, and HVAC system.

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Hilton Garden Inn-Phoenix Airport North, which secures a mortgage loan representing approximately 1.2% of the outstanding pool balance as of the cut-off date, a PIP is required to be implemented by April 2016. The PIP is scheduled to occur during the months of November and December 2015, during which rooms will be unavailable for guest use while they are being renovated. The related borrower’s budget for the PIP is $2,114,436, which includes a 5.0% contingency. The lender’s property condition consultant projected a PIP cost of $849,300 which represented such consultant’s estimate of cost of the bare minimum needed to be done to satisfy the PIP. The additional dollars being spent by the borrower represent the cost to install and manage the PIP and perform additional upgrades at the mortgaged property. At closing, a letter of credit was provided for the full budgeted amount.

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Hilton Garden Inn Dover, which secures a mortgage loan representing approximately 0.6% of the outstanding pool balance as of the cut-off date, a $1,140,242 PIP was required to be implemented within 12 months of the execution of a new franchise agreement in April 2015. The PIP is designed to upgrade the hotel to the most current brand standards. In particular, the PIP includes upgrades to the lobby, meeting rooms, breakfast area, pool, corridors, and guestrooms. Accordingly, the mortgage loan was structured with an upfront PIP reserve of $1,368,290 ($14,403/Room), which is equal to approximately 120% of the estimated PIP cost.

We cannot assure you that any current or planned construction, redevelopment, renovation or repairs will be completed, that such construction, redevelopment, renovation or repairs will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan and/or the value of the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

If the related borrower or tenant fails to pay the costs for work completed or material delivered in connection with such ongoing construction, redevelopment, renovation or repairs, the related mortgaged property may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan. The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or other users and, accordingly, could have a negative impact on net operating income.

Furthermore, in the event of a foreclosure on any mortgaged property following a default on a related mortgage loan, the special servicer will generally retain an independent contractor to operate the mortgaged property. Among other things, the independent contractor generally will not be able to perform

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construction work, other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when default on the mortgage loan becomes imminent. In addition, financing will generally be required to complete any such construction work, the availability of which may be particularly limited due to the issuing entity’s inability to incur debt. The inability to complete such construction work may result in lower cash flows and less liquidation proceeds to the issuing entity than if such construction were able to be completed.

Competition May Adversely Affect the Performance of the Mortgaged Property

Borrowers, affiliates of borrowers, and property managers of mortgaged properties may currently own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located. Property managers at the related mortgaged properties also may manage competing properties, including, without limitation, properties that may be situated near or even adjacent to the mortgaged properties. None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near, the mortgaged properties.

Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties

With respect to certain mortgage loans, one or more tenants or another person (or the related mortgaged property may be subject to) may have a purchase option, a right of first refusal or right of first offer in the event a sale is contemplated, a right of first refusal to purchase a leasehold interest in the premises if the sale of the related borrower’s leasehold interest is contemplated or an option to purchase all or a portion of the related mortgaged property and/or various similar rights.

For example, with respect to the top 20 mortgage loans:

•	In the case of the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott Portfolio, which secures a mortgage loan representing approximately 7.3% of the outstanding pool balance as of the cut-off date, with respect to four of the mortgaged properties subject to a ground lease (the mortgaged properties identified on Annex A-1 to this prospectus supplement as Courtyard Charlotte South Park, Courtyard Philadelphia Devon, Courtyard Norwalk and Courtyard Poughkeepsie), the respective ground lessors have the option, upon a default by the related borrower under the applicable leasehold mortgage or any other event that would permit the lender to accelerate the mortgage loan, to purchase the related mortgaged property at a price equal to the greater of the fair market value of such mortgaged property or the amount of the mortgage loan allocated to such mortgaged property. With respect to four of the mortgaged properties subject to a ground lease (the mortgaged properties identified on Annex A-1 to this prospectus supplement as Courtyard San Jose Cupertino, Courtyard Norwalk, Courtyard Tampa Westshore and Courtyard Philadelphia Devon) the respective ground lessors have rights of first refusal in the event of a contemplated sale or lease of the mortgaged properties by the landlord. The ground lessors will have, respectively, 30, 60, 20 and 90 days after the receipt of written notice of such intention from the landlord to purchase or lease the mortgaged property at the same price or rent and upon the same terms and conditions as those the landlord offered or was offered. Such rights will not apply in connection with the granting of a mortgage, a foreclosure or deed-in-lieu of foreclosure. In addition, with respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Courtyard Ft. Lauderdale Plantation, the declarant under a declaration recorded against the mortgaged property, Lincoln Property Company 1315, Ltd., has the right to purchase such mortgaged property for its then appraised value if hotel operations at the property cease for 60 consecutive days (other than due to casualty, condemnation or renovation). In each such case, in the event the purchase option is exercised, the borrower is required to pay to the lender the difference, if any, between the amount required to obtain a release of the related mortgaged property under the mortgage loan documents and the amount paid by the purchaser.

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•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott Pasadena, which secures a mortgage loan representing approximately 5.6% of the outstanding pool balance as of the cut-off date, the mortgaged property is subject to a franchise agreement, pursuant to which the franchisor, Marriott International, Inc., has the right to purchase or lease the hotel located at the mortgaged property at the same price or rental payment and upon the same terms and conditions if the borrower intends to sell or lease the hotel for cash consideration to a “competitor” (as defined in the franchise agreement) or an affiliate of a competitor.

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Meridian at Brentwood, which secures a mortgage loan representing approximately 3.2% of the outstanding pool balance as of the cut-off date, the largest tenant, BJC Health System, representing 57.0% of the net rentable square footage at the mortgaged property, has a right of first refusal to purchase the mortgaged property in the event that the landlord desires to sell its interest in the mortgaged property. Such right is subordinate to the mortgage and will not apply in connection with a foreclosure or deed-in-lieu of foreclosure.

•	In the case of the mortgage loans secured by the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Walgreens Net Lease Portfolio V, representing approximately 2.6% of the outstanding pool balance as of the cut-off date, the single tenant at each mortgaged property, Walgreens, has the right of first refusal to purchase the applicable mortgaged properties if the related borrower receives from a third party a bona fide offer to purchase the applicable mortgaged properties and must give acceptance within 30 days of landlord’s notice upon the same terms and purchase price. If the tenant does not exercise its right of first refusal and the landlord does not sell the related mortgaged property within 6 months at 97% or greater of the initial purchase price, the tenant’s first right of refusal is renewed.

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Sierra Vista Shopping Center, which secures a mortgage loan representing approximately 1.7% of the outstanding pool balance as of the cut-off date, Panda Express, a tenant leasing an outparcel at the mortgaged property, has a right of first refusal to purchase its portion of the mortgaged property if the landlord receives a bona fide offer from a third party to purchase such portion of the mortgaged property. This right was subordinated to the mortgage loan through a subordination and non-disclosure agreement and does not apply to any foreclosure or deed in lieu thereof.

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Northgate Slauson Marketplace, which secures a mortgage loan representing approximately 1.7% of the outstanding pool balance as of the cut-off date, the largest tenant at the mortgaged property, Northgate Market, leases all of one of the buildings at the mortgaged property, has a right of first offer with respect to the separate parcel containing such building in the event the related borrower intends to sell only such parcel and building. The right of first offer does not apply to any foreclosure or a deed in lieu with respect to the entirety of the mortgaged property.

These rights, which may not be subordinated to the related mortgage, may impede the lender’s ability to sell the related mortgaged property at foreclosure or after acquiring the mortgaged property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

The Sellers of the Mortgage Loans Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of any mortgage loan seller, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans transferred by such mortgage loan

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seller could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

Based upon an opinion of counsel that the conveyance of the applicable mortgage loans to the depositor would generally be respected in the event of the bankruptcy or insolvency of the related mortgage loan seller, which opinion will be subject to various assumptions and qualifications, the depositor believes that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

KeyBank National Association is a national banking association, the deposits of which are insured by the FDIC. If KeyBank National Association were to become subject to receivership, the proceeding would be administered by the FDIC under the Federal Deposit Insurance Act (the “FDIA”); and if KeyBank National Association were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well. The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship.

The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6). The transfer of the applicable mortgage loans by KeyBank National Association to the depositor will not qualify for the FDIC Safe Harbor.

Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates

Certain Environmental Laws May Negatively Impact a Borrower’s Ability To Repay a Mortgage Loan. Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal, remediation or containment of hazardous or toxic substances on, under, in, or emanating from that property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos containing materials into the air or require the removal or containment of the asbestos containing materials; polychlorinated biphenyls in hydraulic or electrical equipment are regulated as hazardous or toxic substances; and the U.S. Environmental Protection Agency has identified health risks associated with elevated radon gas levels in buildings. In some states, contamination of a property may give rise to a lien on the property for payment of the costs of addressing the condition. This lien may have priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “offsite” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the offsite locations where that person’s hazardous substances were disposed. Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

Federal law requires owners of certain residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint. Contracts for the purchase and sale of an interest in residential housing constructed prior to 1978 must contain a “Lead Warning Statement” that informs the purchaser of the potential hazards to pregnant

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women and young children associated with exposure to lead-based paint. The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure. Property owners may be held liable for injuries to their tenants resulting from exposure to lead-based paint under common law and various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The presence of hazardous or toxic substances also may adversely affect the owner’s ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the mortgaged property and a borrower’s ability to repay its mortgage loan.

In addition, under certain circumstances, a lender (such as the issuing entity) could be liable for the costs of responding to an environmental hazard. See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

A Borrower May Be Required To Take Remedial Steps with Respect to Environmental Hazards at a Property. In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property:

•	an environmental consultant investigated those conditions and recommended no further investigations or remedial action;

•	a responsible third party was identified as being responsible for the remedial action; or

•	the related originator of the subject mortgage loan generally required the related borrower to:

(a)	take investigative and/or remedial action;

(b)	carry out an operation and maintenance plan or other specific remedial action measures post-closing and/or to establish an escrow reserve in an amount sufficient for effecting that plan and/or the remedial action;

(c)	monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified by the environmental consultant;

(d)	obtain or seek a letter from the applicable regulatory authority stating that no further action was required;

(e)	obtain environmental insurance or provide an indemnity or guaranty from an individual or an entity (which may include the loan sponsor); or

(f)	the circumstance or condition has been remediated in all material respects.

There can be no assurance that the reserve amounts will be sufficient to obtain regulatory closure, to remediate any environmental conditions or to clean up the related mortgaged property.

See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

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Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition

The mortgage loan sellers have represented to the depositor that all of the mortgaged properties have had an environmental site assessment within the 8 months preceding the origination date of the related mortgage loan. The mortgage loan sellers have represented to the depositor that to the extent a Phase II environmental site assessment was recommended, such Phase II was conducted or other measures were taken, such as obtaining a lender’s environmental insurance policy. See “Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments” in this prospectus supplement.

There can be no assurance that any environmental site assessment, study or review or Phase I and/or Phase II sampling revealed all possible environmental hazards or that all environmental matters that were revealed were or will be remediated or otherwise adequately addressed. The environmental assessments relating to certain of the mortgage loans revealed the existence of various current and historical recognized environmental conditions, including: (i) the existence of friable or non-friable asbestos-containing materials, mold, lead-based paint, lead in drinking water, radon gas, leaking aboveground and/or underground storage tanks; (ii) the current or historical use as a dry cleaning operation, gas station, auto/truck repair operation, manufacturing facility, photo development operation, asphalt plant, oil company, and/or storage facility for large quantities of waste chemicals, fertilizers, pesticides, fuels and/or other regulated materials; and (iii) the presence of polychlorinated biphenyl contamination, soil and/or ground water contamination (or potential contamination) from onsite and/or off-site sources, elevated soil vapor concentrations, historic existence of natural gas wells or other material environmental conditions. In some cases, particularly with respect to multifamily and manufactured housing community mortgaged properties, a property owner must disclose an environmental condition to potential tenants which may deter them from leasing the subject space. The environmental assessments relating to certain of the mortgage loans may have revealed that the related mortgaged property was located in or near a superfund site. For information regarding environmental site assessments at the mortgaged properties, see “Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments” below.

The mortgage loan sellers have informed us of the following potential environmental concerns:

•	With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Ambridge Regional Center, which secures a mortgage loan representing approximately 1.1% of the outstanding pool balance as of the cut-off date, the Phase I Environmental Site Assessment (“ESA”) performed by the lender’s environmental consultant in connection with the origination of the mortgage loan revealed no evidence of recognized environmental conditions (RECs) or Historical RECs (“HRECs”) but did, however, identity a Controlled REC (“CREC”) with respect to impacts from historical steel tube manufacturing operations. The operations resulted in soil and groundwater contamination, which included iron, arsenic, trichloroethylene (“TCE”), and polychlorinated biphenyls (“PCB”). In addition to excavation of contaminated soils and elimination of potential exposure pathways, environmental covenants were put in place to restrict use of groundwater at the related mortgaged property and limit the related mortgaged property to non-residential only use. The covenants also delineate restricted areas of the related mortgaged property and require maintenance of the concrete floor and certain areas of the soil cover to prevent direct human contact with contaminated soils at the related mortgaged property. The environmental consultant identified the remaining contamination at the related mortgaged property as a CREC. The related borrower consented to comply with the Pennsylvania Voluntary Cleanup Program/Act-2 program and all applicable laws and regulations.

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Cole Village, which secures a mortgage loan representing approximately 0.6% of the outstanding pool balance as of the cut-off date, the Phase I ESA performed by the lender’s environmental consultant in connection with the origination of the mortgage loan revealed no evidence of current recognized environmental concerns in connection with the mortgaged

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property, except with respect to a dry cleaners which has been operating at the mortgaged property since 2005. The related loan documents require the related borrower to cause the dry cleaner to take the following measures within 60 days of origination of the mortgage loan: (i) seal the floor in the dry cleaner space with an epoxy grade sealant, repairing or covering all cracks and exposed concrete; (ii) label all unlabeled drums and containers; (iii) store all drums and containers of hazardous substances within secondary containment; and (iv) maintain required documentation regarding the hazardous substances on the related mortgaged property, including material safety data sheets and hazardous waste manifests and any other documentation required pursuant to any legal requirements, including, without limitation, environmental laws.

•	With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as West Union Village, which secures a mortgage loan representing approximately 0.5% of the outstanding pool balance as of the cut-off date, the Phase I ESA prepared by the lender’s environmental consultant in connection with the origination of the mortgage loan revealed no evidence of current recognized environmental concerns in connection with the mortgaged property, except with respect to a dry cleaners operating at the mortgaged property that has used perchloroethylene (“PCE”) at the premises. The related loan documents require the related borrower to cause the dry cleaner to have the floor sealed and install secondary containment within 90 days of origination of the mortgage loan, for which work $2,500 was escrowed at closing, representing 125% of the approximated cost. The dry cleaners is enrolled the Oregon Department of Environmental Quality (“ODEQ”) Dry Cleaner Program (the “Program”), which would cover the cost of remediation, subject to a $5,000 deductible, should there be a release provided that there are no violations making the dry cleaner ineligible for funding under the Program. The Program does not cover third-party liability claims. Although there have been no reported releases, the use of PCE for at least 14 years is considered a recognized environmental condition and a vapor migration concern.

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Macedonia Marketplace, which secures a mortgage loan representing approximately 0.4% of the outstanding pool balance as of the cut-off date, the Phase I ESA performed by the lender’s environmental consultant in connection with the origination of the mortgage loan indicated that the subject is an active LUST site undergoing remediation under the oversight of the Ohio Department of Commerce Division of State Fire Marshal’s Bureau of Underground Storage Tank Regulations (“BUSTR”). The mortgaged property is impacted with gasoline contaminants with residual concentrations in soil and low concentrations in groundwater. Remedial action has been completed with the removal of approximately 2,884 tons of impacted soil. A work plan for additional groundwater monitoring was approved by BUSTR on March 5, 2015. Case closure has not yet been achieved with BUSTR. Pursuant to the work plan at least three additional rounds of ground water monitoring are required prior to a determination by BUSTR.

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Parker Center, which secures a mortgage loan representing approximately 0.4% of the outstanding pool balance as of the cut-off date, the related borrower is required to (i) cooperate with the Florida Department of Environmental Protection (“FDEP”) with respect to the cleanup activities on an adjoining property related to the FDEP Drycleaning Solvent Cleanup Program and (ii) notify any contractors performing any subsurface work at the mortgaged property, in advance of any such work, that an adjoining property has soil and possibly ground water contamination and provide the location of certain underground anomalies at the mortgaged property as outlined in the environmental report for the mortgaged property. The FDEP Drycleaning Solvent Cleanup Program will pay for any required cleanup in soil and groundwater at the mortgaged property due to the presence of contamination associated with the adjacent dry cleaning operation, with no cap on its obligation and in the event the fund fails to pay for the same, the adjacent property owner is the responsible party with respect to the same.

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•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Summit Retail, which secures a mortgage loan representing approximately 0.3% of the outstanding pool balance as of the cut-off date, a former dry cleaner conducted dry cleaning operations at the related mortgaged property before becoming a drop-off only location. The environmental consultant identified the former dry cleaning operations as a recognized environmental condition. A due care plan was implemented to address subsurface impacts below the dry cleaner tenant’s space, which includes operations and maintenance of a sub-slab mitigation system and floor sealant. According to the environmental consultant, because contamination is limited to the soil below the slab of the tenant space, no further investigation or remediation is warranted at this time. However, the recognized environmental condition still exists and no regulatory closure was obtained.

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Westgate Shopping Center, which secures a mortgage loan representing approximately 0.3% of the outstanding pool balance as of the cut-off date, a Phase II assessment on the mortgaged property revealed that vapor mitigation systems are required to mitigate contaminants associated with three former on-site dry cleaning facilities. A review of the Phase II concluded the following: (i) the related borrower should obtain an asbestos O&M plan and (ii) the borrower should complete the vapor mitigation systems at the mortgaged property. The borrower and the previous owner of the mortgaged property, Weingarten Realty Investors (NASDAQ: WRI), entered into an Environmental Remediation and Indemnity Agreement pursuant to which the parties agreed that the previous owner is required to: (A) complete the vapor mitigation systems at the mortgaged property, (B) obtain a no further action letter from the state of Arkansas, and (C) indemnifying the borrower from liabilities associated with the existing contamination. Additionally, the previous owner is required to provide quarterly updates to the borrower regarding the progress of the vapor mitigation systems and no further action letter. If the previous owner fails to promptly progress with the vapor mitigation systems and no further action letter, then the borrower may complete the vapor mitigation systems and obtain a no further action letter and seek reimbursement from the previous owner.

With respect to each mortgaged property identified in the bullet below, the related borrower obtained a lender’s environmental insurance policy in lieu of obtaining a Phase II Environmental Site Assessment or providing an indemnity or guaranty from a sponsor in connection with the breach of environmental covenants in the related mortgage loan documents or in connection with a potential environmental concern:

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Heritage Plaza Shopping Center, which secures a mortgage loan representing approximately 0.9% of the outstanding pool balance as of the cut-off date, the related Phase I ESA recommended, in connection with the identification of a former dry cleaner operation at the mortgaged property, a Phase II ESA. The related borrower obtained an environmental insurance policy that provides coverage up to $2,000,000, in the aggregate, through May 22, 2025 plus an additional three years after the mortgage loan maturity date. Policy premiums have been paid in full.

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Hilton Garden Inn Dover, which secures a mortgage loan representing approximately 0.6% of the outstanding pool balance as of the cut-off date, in lieu of the related borrower providing an environmental indemnity, the lender received an environmental collateral protection and liability insurance policy issued by Steadfast Insurance Company. The policy term is 10 years with a three-year tail and includes a loss limit (per claim and in the aggregate) of $5,000,000.

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Nyberg Retail Center, which secures a mortgage loan representing approximately 0.4% of the outstanding pool balance as of the cut-off date, the related Phase I ESA identified historical and

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current dry cleaning operations and underground storage tanks and abandoned drums and empty containers in connection with gasoline filling and oil changing activities at the mortgaged property. The related borrower obtained an environmental insurance policy and endorsement to cover removal and clean-up costs as well as any potential losses resulting from operation of the dry cleaner and the gas station, as applicable, that provides coverage up to $3,000,000 in the aggregate through April 24, 2025 (plus three additional years after the mortgage loan maturity date). Policy premiums have been paid in full.

There can be no assurance that the policy amounts will be sufficient to remediate any environmental hazards or to clean up the related mortgaged property.

For more information regarding environmental considerations, see “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged property prior to acquiring title to the mortgaged property on behalf of the issuing entity or assuming its operation. Such requirement may effectively preclude realization of the security for the related note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the issuing entity will become liable under any environmental law. However, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the issuing entity from potential liability under environmental laws. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date and Longer Amortization Schedules and Interest-Only Provisions May Increase Risk

All of the mortgage loans are non-amortizing or partially amortizing balloon loans or loans that provide incentives for the related borrower to repay the loan by the maturity date or anticipated repayment date. Accordingly, such mortgage loans provide for substantial payments of principal to be due at their respective stated maturities or anticipated repayment dates, as applicable, and all of the mortgage loans that amortize, have amortization schedules that are significantly longer than their respective terms. Some of the mortgage loans provide for interest-only debt service payments for all or part of their respective terms. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon or anticipated repayment date payment at maturity or on the related anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or such anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date involve greater risk than fully amortizing mortgage loans. This is because the related borrower may be unable to repay the mortgage loan at that time. In addition, fully-amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Balloon loans involve a greater risk to the lender than amortizing loans because a borrower’s ability to repay a balloon mortgage loan on its stated maturity date or anticipated repayment date typically will

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depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to effect a refinancing or sale will be affected by a number of factors as described in “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” in the prospectus.

In the case of the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott Portfolio, La Gran Plaza and Renaissance New Orleans Portfolio, representing approximately 7.3%, 1.8% and 1.5%, respectively, of the outstanding pool balance as of the cut-off date, the balloon risk is enhanced by the existence of one or more companion loans.

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

The recent credit crisis and recent economic downturn resulted in tightened lending standards and a substantial reduction in capital available to refinance commercial mortgage loans at maturity or anticipated repayment date. These factors increased the risk that refinancing may not be available for commercial mortgage loans. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date. In addition, we cannot assure you that each borrower with an initial interest-only period will have the ability to make amortizing payments following the expiration of the initial interest-only period.

With respect to any loan with an anticipated repayment date, although the related borrower may have certain incentives to do so, the failure of such borrower to pay the loan in full on its anticipated repayment date will not be an event of default under the loan documents.

Neither we nor any of our affiliates nor any other seller or its affiliates will be obligated to refinance any mortgage loan underlying your certificates. We cannot assure you that any borrower will have the ability to repay the remaining principal balances on the related maturity date or anticipated repayment date.

See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” in the prospectus.

Risks Relating to Borrower Organization or Structure

With respect to the mortgage loan borrowers that are characterized as single purpose entities, in most cases, the mortgage loan documents generally contain covenants customarily employed to ensure that a borrower is a single purpose entity. However, in many cases the borrowers are not required to observe all covenants that are typically required in order for them to be viewed under standard rating agency criteria as “special purpose entities.” In most cases, the borrowers’ organizational documents or the terms of the mortgage loan documents typically limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be characterized as a single purpose entity, such a borrower may have previously owned property other than (or otherwise engaged in activities unrelated to) the related mortgaged property and/or may not have observed all covenants and conditions which typically are required to view a borrower as a “single purpose entity.” There can be no assurance that circumstances that arose when the borrower did not observe the required covenants will not impact the borrower or the related mortgaged property. In addition, many of the borrowers and their owners do not have an independent

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director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower. One of the purposes of an independent director of the borrower (or of a special purpose entity having an interest in the borrower) is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower’s own economic circumstances. Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition and therefore less likely to repay the related mortgage loan. Most or all of the mortgage loans with original principal balances below $20 million do not require the related borrowers to currently have independent directors. The bankruptcy of a borrower, or the general partner or the managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. See “Risk Factors—The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy” in the prospectus.

In certain cases, a borrower may have a fund in its organizational structure, which fund has been organized to survive for a limited term. With respect to the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott Portfolio, which secures a Mortgage Loan representing approximately 7.3% of the outstanding pool balance as of the cut-off date, certain upper-tier entities of the mortgage loan sponsor, CBM Joint Venture Limited Partnership, have wind-up dates in 2024 and 2025, unless otherwise extended.

Additionally, certain of the mortgage loans related to mortgaged properties located in Maryland may be structured with a borrower (that is directly obligated under the related note) that is different from the legal owner of the related mortgaged property. In such instances, the related property owner, although not obligated directly under the note, ordinarily agrees to guaranty all amounts payable by the related borrower under the related note and executes an indemnity deed of trust in favor of the lender to secure such guaranty. In such instances, references to obligations and responsibilities of the “borrower” in this prospectus supplement, may apply to such property owner instead. Although such indemnity deeds of trust executed prior to July 1, 2012 may have been exempt from mortgage recording tax under Maryland law, due to changes under Maryland law, indemnity deeds of trust executed on or after July 1, 2012 are not exempt from mortgage recording tax and the related property owners were required to pay all applicable Maryland recording tax at the time such mortgage loan was originated. In certain cases, the property owners in those loans may choose to use the indemnity deed of trust structure to maintain their ability to attempt to take advantage of mortgage recording tax savings in the event Maryland mortgage recording tax law is revised to reinstitute the exemption.

Delaware Statutory Trusts May Hinder Recovery

With respect to 5 of the mortgage loans, representing approximately 6.4% of the outstanding pool balance as of the cut-off date, the related borrower is structured as a Delaware statutory trust. In certain instances where borrowers under mortgage loans use a Delaware statutory trust structure in order to gain certain tax free exchange treatment for property of like kind under section 1031 of the Code, these borrowers generally are restricted in their ability to actively operate a property, including with respect to loan work-outs, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property. In addition, in the case of a mortgaged property that is owned by a Delaware statutory trust, certain decisions may require the consent of the holders of the beneficial interests in the Delaware statutory trust and, in such event, there is a risk that obtaining such consent will be time consuming and cause delays in the event certain actions need to be taken by or on behalf of the borrower or with respect to the mortgaged property.

Tenancies in Common May Hinder Recovery

Five (5) mortgage loans, representing approximately 7.9% of the outstanding pool balance as of the cut-off date, have borrowers that own the related mortgaged property as tenants-in-common. In a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property. If such tenant-in-common borrower desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common borrower has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally.

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As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenant-in-common borrowers could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court will be reinstated), a material impairment in the property management and a substantial decrease in the amount recoverable upon the related mortgage loan. If a tenant-in-common borrower waived its right to partition, there can be no assurance that, if challenged, this waiver would be enforceable.

Risks Related to Additional Debt

The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender. Generally, none of the depositor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee have made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan. However, the mortgage loan sellers have informed us that they are aware of the actual or potential additional debt secured by a mortgaged property with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” in this prospectus supplement.

The mortgage loans generally prohibit the borrower from incurring future unsecured debt that is not incurred in the ordinary course of business without the consent of the lender. However, in general, any borrower that does not meet the single-purpose entity criteria may not be prohibited from incurring additional debt. This additional debt may be secured by other property owned by such borrower. Certain of these borrowers may have already incurred additional debt. Also, in certain cases, co-mortgagors have executed the mortgage in order to encumber adjoining property or related property interests. Such co-mortgagors may not be special purpose entities, and in such cases could have obligations, debt and activities unrelated to the mortgaged property. In addition, the mortgage loan sellers have informed us that they are aware of actual or potential unsecured debt with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

Although the mortgage loans generally restrict the transfer or pledging of controlling general partnership and managing member interests in a borrower subject to certain exceptions, the terms of some mortgage loans permit, subject to certain limitations, among others, the transfer or pledge of (i) passive equity interests, such as limited partnership and non-managing membership interests in the related borrower, and/or (ii) less than a controlling or certain specified portion of the general partnership and managing membership interests in a borrower. In addition, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine debt secured by pledges of their equity interests in such borrower. In addition, the mortgage loan sellers have informed us that they are aware of existing or potential mezzanine debt with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

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Although the terms of the mortgage loans generally prohibit additional debt of the borrowers and debt secured by direct or indirect ownership interests in the borrowers, except as described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing,” it has not been confirmed whether or not any of the borrowers has incurred additional secured or unsecured debt, or has permitted encumbrances on the direct or indirect ownership interests in such borrowers. There can be no assurance that the borrowers have complied with the restrictions on indebtedness contained in the related mortgage loan documents.

When a borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated, mezzanine or unsecured loans), the issuing entity is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally makes it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and in some cases, the debt service coverage ratio (based on the combined mortgage loan and other debt) may be less than 1.00x. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan, certain consent rights regarding, among other things, modifications of the related mortgage loan, certain consent rights regarding, among other things, annual budgets, leases and alterations with respect to the related mortgaged property and/or an option to purchase the mortgage loan after a default or transfer to special servicing pursuant to an intercreditor agreement. The option to purchase the mortgage loan may cause an early prepayment of the related mortgage loan.

Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders could impair the security available to the issuing entity. If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the issuing entity’s ability to foreclose on the property would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the issuing entity. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

Furthermore, if another mortgage loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property or, in the case of a mezzanine loan, the related mezzanine lender may foreclose on its equity collateral or exercise its purchase rights, in each case, absent an agreement to the contrary, thereby causing a delay in payments, a change in control of the borrower and/or an involuntary repayment of the mortgage loan prior to its maturity date or its anticipated repayment date, as applicable. The issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation. In cases where the issuing entity is a party to any co-lender, intercreditor or similar agreement in connection with the additional debt described above, some provisions contained in that co-lender, intercreditor or similar agreement restricting another lender’s actions may not be enforceable by the trustee on behalf of the issuing entity. If, in the event of the related borrower’s bankruptcy, a court refuses to enforce certain restrictions against another lender, such as provisions whereby such other lender has agreed not to take direct actions with respect to the related debt, including any actions relating to the bankruptcy of the related borrower, or not to vote the lender’s claim with respect to a bankruptcy proceeding, there could be a resulting impairment and/or delay in the trustee’s ability to recover on behalf of the issuing entity with respect to the related borrower.

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action or any deficiency judgment proceedings. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount

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of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee, on behalf of the certificateholders, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee’s ability on behalf of the issuing entity to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the lender’s receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery on behalf of the issuing entity with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain of the mortgage loans may have a loan sponsor that has filed for bankruptcy protection more than ten years ago. In all cases of which we are aware, the entity that was in bankruptcy has emerged from bankruptcy, although such entity may have emerged from bankruptcy within the last ten years. Certain of the mortgage loans may have had a loan sponsor that filed (or a loan sponsor that caused an entity under its control to file) for bankruptcy protection within the last ten years. See “—Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance” below. We cannot assure you that, with respect to a loan sponsor that has filed (or has caused an entity under its control to file) for bankruptcy in the past, such loan sponsor will not be more likely than other loan sponsors to utilize their rights in bankruptcy in the event of any threatened action by the lender to enforce its rights under the related mortgage loan documents. Nor can we assure you that the bankruptcies of loan sponsors have in all cases been disclosed to us.

Risks Related to Loan Sponsor Guaranties

Although the mortgage loans are considered to be non-recourse, some of the mortgage loans provide for recourse to a person or entity other than the borrower for certain carve-outs to the non-recourse provisions, such as fraud or other bad acts, among other things. In addition, in connection with the origination of certain mortgage loans, a borrower may have been permitted to provide a guaranty from its parent or loan sponsor in lieu of funding a reserve or providing an irrevocable letter of credit. In addition, such individuals and entities are not restricted from filing for bankruptcy protection. A loan sponsor on a guaranty in lieu of reserves will typically be an individual or operating entity; as such, it is capable of incurring liabilities, whether intentionally (such as incurring other debt) or unintentionally (such as being named in a lawsuit). In addition, such individuals and entities are not restricted from filing for bankruptcy protection. A loan sponsor on a guaranty may be a guarantor of obligations other than related to the mortgage loan. As such, the net worth of a guarantor may be significantly reduced over time. It should also be noted that in most cases, the net worth of a guarantor is less than (and in most cases,

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significantly less than) the balance of the mortgage loan. Notwithstanding any net worth requirements that may be contained in a guaranty, there can be no assurance that the net worth requirements are adequate to satisfy guaranteed risks. Furthermore, there can be no assurance that a loan sponsor or guarantor will be required to or willing or financially able to satisfy guaranteed obligations. See “—Risks Related to Litigation and Condemnation” below. In addition, certain mortgage loans do not have a non-recourse carveout guarantor. For example:

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Walgreens 3222 Milwaukee, which secures a mortgage loan representing approximately 0.2% of the outstanding pool balance as of the cut-off date, there is no non-recourse carveout guarantor other than the borrower.

•	In the case of the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Dollar General – Red Oak and Dollar General – Zapata, representing approximately 0.1% and 0.1%, respectively, of the outstanding pool balance as of the cut-off date, there is no environmental indemnitor separate from the related borrower.

As indicated under “—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition”, certain mortgage loans may permit the related borrower to provide an environmental insurance policy in lieu of an environmental indemnity.

It is common for non-recourse mortgage loans to provide for certain carveouts to the non-recourse provisions, such as for fraud and other bad acts, among other things. Often, an individual or entity separate from the related borrower will provide a guaranty of payment with respect to the non-recourse carveouts. In some cases, however, the recourse liability will be limited to an amount significantly less than the outstanding principal balance of the related mortgage loan.

It should also be noted that many of the non-recourse carveout guarantors with respect to mortgage loans in the mortgage pool are also guarantors, including non-recourse carve-out guarantors, with respect to mortgage loans that are not included in the mortgage pool and may also be guarantors of mezzanine loans related to mortgage loans in the mortgage pool and/or other mezzanine loans.

Lack of Skillful Property Management Entails Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability and will be a significant factor affecting the revenues, expenses and value of a mortgaged property. The property manager is generally responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotels and self storage facilities, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and

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preserve the building’s value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers. In some cases a mortgaged property may be “self-managed” by the related borrower. No representation or warranty can be made as to the skills or experience of any present or future managers. Many of the property managers are affiliated with the borrower and, in some cases, such property managers may not manage any other properties. Additionally, there can be no assurance that the related property manager will be in a financial condition to fulfill its management responsibilities throughout the terms of its respective management agreement. See also “Risk Factors—Risks Related to Conflicts of Interest—Conflicts Between Property Managers and the Borrowers” in this prospectus supplement.

Risks of Inspections Relating to Property

With limited exception, licensed engineers or consultants inspected the mortgaged properties in connection with the origination of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, there is no assurance that all conditions requiring repair or replacement were identified, or that any required repairs or replacements were effected. Any engineering report or site inspection represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

World Events and Natural (or Other) Disasters Could Have an Adverse Impact on the Mortgaged Properties and Could Reduce the Cash Flow Available To Make Payments on the Certificates

The world-wide economic crisis has had a material impact on general economic conditions, consumer confidence and market liquidity. The economic impact of the United States’ military operations in Afghanistan, Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material adverse effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the mortgage loans held by the issuing entity. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the certificates. In addition, natural disasters, including earthquakes, floods and hurricanes, and other disasters also may adversely affect the real properties securing the mortgage loans that back your certificates. For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or wildfires) than properties in other parts of the country and mortgaged properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods, tornadoes, mudslides, sinkholes and oil spills have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the Atlantic coast of the United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties. We cannot assure you that any damage caused by hurricanes, windstorms, floods, tornadoes, mudslides, sinkholes or other disasters would be covered by insurance.

Inadequate Property Insurance Coverage Could Have an Adverse Impact on the Mortgaged Properties

Certain Risks Are Not Covered Under Standard Insurance Policies. In general (other than where the mortgage loan documents permit the borrower to rely on a tenant (including a ground tenant) or other third party (such as a condominium association, if applicable) to obtain the insurance coverage on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent), the master servicer and special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Underwriting Matters—Property, Liability and Other Insurance” in this prospectus supplement. In general, the standard form of

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fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things:

•	war;

•	revolution;

•	terrorism;

•	nuclear, biological or chemical materials;

•	governmental actions;

•	floods and other water related causes;

•	earth movement, including earthquakes, landslides and mudflows;

•	wet or dry rot;

•	vermin; and

•	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of certificates. See “The Pooling and Servicing Agreement—Insurance Policies” in this prospectus supplement.

Standard Insurance May Be Inadequate Even for Types of Losses That Are Insured Against. Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

•	in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

•	in certain cases, particularly where land values are high, the insurable value (at the time of origination of the mortgage loan) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

•	with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

•	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

•	if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the

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costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

There Is No Assurance That Required Insurance Will Be Maintained. There is no assurance that borrowers have maintained or will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard and subject to the discussion under “The Pooling and Servicing Agreement—The Directing Holder” and “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located (but only by reference to such insurance that has been obtained by such owners at current market rates) (such default, an “Acceptable Insurance Default”). Additionally, if the related borrower fails to maintain such terrorism insurance coverage, neither the applicable master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard, that such terrorism insurance coverage is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or tenant or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover insurable risks at the related mortgaged property.

In some cases, the related borrower or tenant maintains one or more forms of insurance under blanket policies. For example, with respect to 143 mortgaged properties, which secure mortgage loans which collectively represent approximately 68.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount), certain insurance for the related mortgaged property (or, if applicable, some or all of the related mortgaged properties) is under the related insured’s blanket insurance policy.

When a mortgaged property is insured pursuant to a blanket policy, there is a risk that casualties at other properties insured under the same blanket policy can exhaust the available coverage and reduce the amount available to be paid in connection with a casualty at the subject mortgaged property.

In some cases, and frequently in the case of leased fee properties and properties with a single tenant, a significant tenant, a credit-rated tenant or a tenant with a rated parent or the tenant at a leased fee parcel, the related mortgage loan documents permit the related borrower to rely on self-insurance or other agreements (such as an agreement to rebuild or just continue paying rent in the event of a casualty) provided by a tenant or an affiliate thereof in lieu of an insurance policy or the insurance requirements are

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solely governed by the terms of a related long-term lease. To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when the loss occurs.

Availability of Terrorism Insurance

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 85% (subject to annual 1% decreases beginning in 2016 until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $100 million (subject to annual $20 million increases beginning in 2016 until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower

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is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See “Annex B—Description of the Top 20 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” to this prospectus supplement for a summary of the terrorism insurance requirements under each of the 10 largest mortgage loans.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Certain Mortgage Loans Limit the Borrower’s Obligation To Obtain Terrorism Insurance. In addition, certain of the mortgage loans contain limitations on the borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrowers maintain terrorism insurance in its entirety or only if such insurance is not available at commercially reasonable rates and/or if such insurance is not then being maintained for similarly situated properties in the area of the subject mortgaged property, or waiving such requirement altogether, (ii) providing that the related borrowers may not be required to spend in excess of a specified dollar amount in order to obtain such terrorism insurance, (iii) if such terrorism insurance is not available from a “Qualified Carrier,” permitting the related borrower to obtain such terrorism insurance from the highest rated insurance company providing such terrorism coverage, (iv) permitting the related borrower to rely on terrorism insurance obtained by, or on self-insurance provided by, a tenant, or (v) permitting the related borrower to rely on the insurance requirements contained in a related long-term lease. See “Description of the Mortgage Pool—Certain Underwriting Matters—Property, Liability and Other Insurance” in this prospectus supplement.

The various forms of insurance maintained with respect to any of the mortgaged properties, including property and casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy, covering other real properties, some of which may not secure mortgage loans in the issuing entity. As a result of total limits under blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage available with respect to a mortgaged property securing one of the mortgage loans in the issuing entity and the amounts available could be insufficient to cover insured risks at such mortgaged property.

With respect to certain of the mortgage loans that we intend to include in the issuing entity, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive standard extended coverage casualty insurance but may not specify the nature of the specific risks required to be covered by these insurance policies.

With respect to certain of the mortgage loans, the standard extended coverage policy specifically excludes terrorism insurance from its coverage. In certain of those cases, the related borrower obtained supplemental terrorism insurance. In other cases, the lender did not require that terrorism insurance be maintained.

There Is No Assurance That Required Terrorism Insurance Will Be Maintained. Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to consent of the directing holder (which is generally the holder of the majority interest of the most subordinate class then outstanding, as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located. Additionally, if the related borrower fails to maintain

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such insurance, neither the master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Appraisals and Market Studies Have Certain Limitations

An appraisal or other market analysis was conducted with respect to the mortgaged properties in connection with the origination or acquisition of the related mortgage loans. The resulting estimates of value are the bases of the cut-off date loan to value ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. There can be no assurance that another appraiser would not have arrived at a different evaluation, even if such appraiser used the same general approach to, and the same method of, appraising the mortgaged property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect “as-stabilized” values, reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. Information regarding the appraised values of mortgaged properties available to the depositor as of the cut-off date is presented in Annex A-1 to this prospectus supplement for illustrative purposes only. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

Risks Related to Historic Tax Credits

With respect to certain mortgage loans, the related property owners may be entitled to receive historic tax credits pursuant to Section 47 of the Internal Revenue Code, which provides a tax credit for a percentage of qualified rehabilitation expenditures with respect to any certified historic structure. The property owners may use the tax credits to offset income tax that they may otherwise owe, or they may sell or pass-through the historic tax credit to tax credit investors.

We cannot assure you that the tax credits may not ultimately be subject to recapture. Action by the Internal Revenue Service could be disruptive to the management of the mortgaged property in any event, and if the tax credits are recaptured, the borrower or its affiliates are likely to be contractually responsible to reimburse the tax credit investor for related losses.

Investors should not assume that the issuing entity will derive any economic benefit from the historic tax credits.

To preserve the pass-through of the historic tax credits, the property owner and tax credit investor may use a master lease structure. Typically the lender agrees not to take action that would terminate the master lease during the recapture period. Accordingly, the lender’s exercise of remedies may be subject to additional cost and delay, and we cannot assure you that your certificates will not be adversely affected as a result.

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Preserving the historic tax credits may also restrict the use of the property to its uses as rehabilitated, which could limit flexibility in using the property for alternative purposes for the duration of the recapture period.

A property owner’s pass-through of historic tax credits to a tax credit investor may also have the effect of reducing the property owner’s equity in the property, and diminishing incentives to own and operate the mortgaged property in the same manner as it would otherwise. Further, the transaction structure may provide for the tax credit investor’s obtaining a preferred return on its investment. For these and similar reasons, a property with historic tax credits that are sold or passed-through to a third party tax credit investor may experience reduced cash flow compared to a property without them, and the operation or management of the mortgaged property may be adversely affected.

Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Payments to Certificateholders

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a “PILOT” program) or other tax abatement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans or refinance the mortgage loans at maturity. There are no assurances that any such program will continue for the duration of the related mortgage loan or would survive a mortgage loan foreclosure or deed-in-lieu of foreclosure. For example, with respect to certain of the top 20 mortgage loans:

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as La Gran Plaza, which secures a mortgage loan representing approximately 1.8% of the outstanding pool balance as of the cut-off date, the City of Fort Worth awarded the mortgaged property an economic development grant ending in the 2028 tax year in lieu of a property tax abatement. In June of each grant payment year, the City of Fort Worth contributes an amount to the mortgaged property based on real estate tax and sales tax increases over the prior year. The consent agreement evidencing the City of Fort Worth’s approval of the collateral assignment of such grant from the borrower to the lender was provided on May 7, 2015. The loan’s servicer is currently processing a request for a disbursement of the $5,000,000 that was escrowed into a reserve account.

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Northgate Slauson Marketplace, which secures a mortgage loan representing approximately 1.7% of the outstanding pool balance as of the cut-off date, the city of Los Angeles (the “City”) will credit net site specific tax increments (“SSTI”) and site specific tax revenue (“SSTR”) against each payment due on the subordinate mortgage (the “Subordinate Mortgage”) in the principal amount of $1,472,000 in favor of the City securing repayment of funds that were loaned in connection with the prior redevelopment of the mortgaged property. In the event that the combined net SSTI and SSTR received by the City are insufficient to satisfy any given payment, the City will provide the borrower at least 15 days’ notice of such shortfall prior to the payment date and the borrower is responsible to pay the shortfall.

•	In the case of the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Capitol Plaza, College Park Plaza and Grant Park Plaza, which secure the cross-collateralized mortgage loans collectively representing in the aggregate approximately 1.5% of the outstanding pool balance as of the cut-off date, the related borrower at the Grant Park Plaza mortgaged property received $3,400,000 in tax increment financing (“TIF”) incentives to assist in the redevelopment of the mortgaged property. The TIF incentives will be repaid through tax increment revenues and special assessments. If the tax increment revenues from the mortgaged

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property are less than the city’s TIF debt service amount, the related borrower is required to pay the city any deficiency as a special assessment against the mortgaged property, which could become a lien on the mortgaged property if the related borrower does not pay the special assessment.

Risks Related to Enforceability

All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default, subject in some cases to a right of the court to revoke such acceleration and reinstate the mortgage loan if a payment default is cured. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if:

•	the exercise of those remedies would be inequitable or unjust; or

•	the circumstances would render the acceleration unconscionable.

Thus, a court may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable or if a material default is cured.

Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums and lock-out periods may not be enforceable in some states and under federal bankruptcy law. Those provisions for charges and premiums also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium or to prohibit prepayments will be enforceable. There is no assurance that the foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, there is no assurance that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents upon the Default and/or Bankruptcy of a Borrower

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security (typically under an assignment of leases and rents), while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, these assignments are typically not perfected as security interests until the lender takes actual possession of the property’s cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the mortgaged property and secures a judicial appointment of a receiver before becoming entitled to collect rents, in which case, the receiver, rather than the lender, would be entitled to collect the rents. A receiver generally may not be appointed as a matter of right, and appointment of a receiver may be delayed or subject to a court’s approval. In addition, as discussed above, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in the prospectus.

Risks Related to Mortgage Loans Secured by Multiple Properties

Fourteen (14) mortgage loans, representing approximately 18.3% of the outstanding pool balance as of the cut-off date, are secured by more than one mortgaged property and/or are cross-collateralized and cross-defaulted with another mortgage loan in the pool. These arrangements are designed primarily to

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ensure that all of the collateral pledged to secure a multi-property mortgage loan, and the cash flows generated by such properties, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness secured by such properties. This arrangement thus seeks to reduce the risk that the inability of one or more of the mortgaged properties securing any such mortgage loans to generate net operating income sufficient to pay debt service, or a decline in the value of one or more such mortgaged properties, will result in defaults and ultimate losses.

There may not be complete identity of ownership of the mortgaged properties securing a multi-property mortgage loan or a cross-collateralized group of mortgage loans. Mortgage loans to co-borrowers or co-mortgagors secured by multiple properties or multiple parcels within a single mortgaged property could be challenged as a fraudulent conveyance by creditors of a borrower or mortgagor or by the representative of the bankruptcy estate of a borrower if a borrower or mortgagor were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and:

•	was insolvent or was rendered insolvent by such obligation or transfer,

•	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital, or

•	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that:

•	such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured, and

•	the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the mortgage loan, receive fair consideration or reasonably equivalent value for pledging such property for the benefit of the other borrower.

If the lien is avoided, the lender would lose the benefits afforded by such lien.

Some of the multi-property mortgage loans are secured by mortgage liens on mortgaged properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state or country, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released. Therefore, the lender would experience delay in exercising remedies with respect to multi-property mortgage loans secured by properties located in more than one state or jurisdiction.

In addition, the amount of the mortgage lien encumbering any particular one of the mortgaged properties securing a multi-property mortgage loan is in some cases less than the full amount of the related mortgage loan, generally to minimize mortgage recording tax. In these cases the mortgage may be limited to the allocated loan amount for the related mortgaged property or some other amount that is less than or equal to the appraised value of the mortgaged property at the time of origination. This would limit the extent to which proceeds from the mortgaged property would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan.

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State Law Limitations Entail Certain Risks

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation. Some courts have construed the term “judicial action” broadly. Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a mortgage loan secured by multiple mortgaged properties located in multiple states, the special servicer may be required to foreclose first on mortgaged properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws and may delay or otherwise limit the ability to realize on defaulted mortgage loans. See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in the prospectus. Foreclosure actions may also, in certain circumstances, subject the issuing entity to liability as a “lender-in-possession” or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The special servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

Twelve (12) mortgaged properties, representing approximately 6.0% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are secured by a mortgage on (i) the borrower’s leasehold or subleasehold interest or interests, which may be a space lease or air rights lease, in the mortgaged property and not the related fee simple interest or (ii) the borrower’s leasehold interest or interests in a portion of the mortgaged property and the borrower’s or the related sponsor’s fee simple interest in the remainder of the mortgaged property.

Mortgage loans secured in whole or in part by a lien on the leasehold estate of the borrower are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold interest were to be terminated upon a lease default or in connection with a lessor or lessee bankruptcy, the leasehold mortgagee would lose its security in such leasehold interest. Generally, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale, and may contain certain other provisions beneficial to a mortgagee.

Upon the bankruptcy of a lessor or a lessee under a ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease), the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee generally has the right (pursuant to section 365(h) of the federal bankruptcy code) to remain in possession of its leased premises paying the rent required under the lease for the term of the lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease (although in certain cases a bankrupt lessor may obtain court approval to dispose of the related property free and clear of the lessee’s interest). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

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Other concerns:

•	A ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease) may contain use restrictions that could adversely affect the ability of the related borrower to lease or sell the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

•	The ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease) may limit a leasehold mortgagee’s right to hold and/or control application of insurance and condemnation proceeds derived from the applicable mortgaged property. Such proceeds, if not applied to restoration, may first go to compensate losses of the fee owner.

•	The terms of a ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease) may provide that the rent payable under the related ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease) increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

•	The terms of a ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease) may limit the circumstances under which a leasehold mortgagee may obtain a new ground lease following a termination of the ground lease with the related borrower.

Below are examples of ground lease provisions that are not standard and that may expose investors to greater risks of default and loss than the typical provisions in more standard ground leases or ground lease estoppels:

•	With respect to the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott Portfolio, which secures a mortgage loan representing approximately 7.3% of the outstanding pool balance as of the cut-off date, the mortgaged properties identified as Courtyard Philadelphia Devon, Courtyard Fresno and Courtyard Poughkeepsie are encumbered by ground leases that expire (including extension options exercisable by the borrower) on January 1, 2038, June 30, 2024 and December 29, 2033, respectively. No portion of the mortgage loan balance was allocated to these mortgaged properties and, in connection with a release, they were assigned released prices equal to 62.5% of the related appraised value at origination of the mortgage loan. With respect to the mortgaged property identified as Courtyard Fresno, the lender did not include any revenues generated from this mortgaged property in the underwritten net cash flow.

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as The Plaza on Broadway, which secures a mortgage loan representing approximately 1.4% of the outstanding pool balance as of the cut-off date, the ground lessor and the ground lessee have, under the terms of the related ground lease, a mutual right of first refusal for the purchase of the fee interest and leasehold interest, respectively, of the related Mortgaged Property. Neither the related ground lease nor the related estoppel provides that the ground lessor’s right of first refusal does not apply to an assignment by the lender following a foreclosure. In addition, the related ground lease and the related estoppel are silent as to the lender’s right to participate in the adjustment, and to receive and control distribution, of casualty and condemnation proceeds.

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Wineman Building, which secures a mortgage loan representing approximately 0.5% of the outstanding pool balance as of the cut-off date, the mortgaged property is encumbered by a ground lease that expires less than 20 years beyond the stated maturity date of the mortgage

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loan. In addition, the ground lessee has a right of first refusal for the purchase of the fee interest of the related mortgaged property that must be exercised within 30 days of the ground lessor deciding to sell the fee interest.

Potential Absence of Attornment Provisions Entails Risks

As described in the prospectus under “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Rights Against Tenants May Be Limited If Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions,” there are risks related to the absence of attornment provisions. Not all leases or subleases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in a jurisdiction where an attornment provision is required to require the tenant to attorn and such mortgaged property is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the issuing entity will not have the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant). If the lease contains provisions inconsistent with the mortgage loan documents (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. In the event such a lease provision takes precedence over the provisions of the mortgage, such provision may reduce the value of the mortgaged property and may negatively impact your certificates.

Risks Related to Zoning Laws

As described in the prospectus under “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—If Mortgaged Properties Are Not in Compliance with Current Zoning Laws, Restoration Following a Casualty Loss May Be Limited,” there are risks related to zoning laws. Certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.” The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. Violations may be known to exist at a particular mortgaged property, but, except as disclosed below, the related mortgage loan sellers have informed us that, to their knowledge, there are no violations that they consider to be material to the value of the related mortgaged property or that they consider would have a likely negative impact upon your certificates.

Certain of the mortgaged properties have zoning violations based on current law related to use, floor area ratio, building separation, height, setbacks, parking or density. Many of these mortgaged properties have been determined to be (i) legal non-conforming structures, which would be required to be rebuilt in accordance with current zoning requirements if there is a casualty greater than a certain threshold percentage of the property, or (ii) legal non-conforming uses, which would no longer be permitted if there is a casualty greater than a certain threshold percentage of the property or if there is an abandonment of the legal non-conforming use for a requisite period. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, or the prior use can no longer be continued, the resulting loss in income will generally not be covered by law and ordinance insurance.

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In certain cases, zoning protection insurance may have been obtained to protect against loss resulting from certain changes in zoning laws. Zoning protection insurance will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total collectible insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances. For example, with respect to the top 20 largest mortgage loans:

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Santa Monica Clock Tower, which secures a mortgage loan representing approximately 2.0% of the outstanding pool balance as of the cut-off date, the mortgaged property is subject to a Historic Property Preservation Agreement, which requires that any restoration, rehabilitation or maintenance of the property be undertaken in accordance with the state and federal parks department standards for historic buildings and with the filing of appropriate permits.

In addition, certain of the mortgaged properties may be subject to certain restrictions and/or operational requirements imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements, historical landmark designations or zoning laws or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions may include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on borrowers’ rights to operate certain types of facilities within a prescribed radius. In addition, certain mortgaged properties may be subject to restrictions based on past environmental concerns at the mortgaged property.

Furthermore, certain mortgaged properties may be located on or near wetlands, which may limit future construction or renovation activities at a mortgaged property. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting such borrower’s ability to fulfill its obligations under the related mortgage loan. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Condominium Properties Have Special Risks” in this prospectus supplement.

Risks Related to Litigation and Condemnation

There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates related to the business of or arising outside the ordinary business of the borrowers, managers and affiliates, which litigation or proceedings could cause a delay or inability in the related borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan or otherwise in respect of the related mortgaged property or threaten a loan sponsor’s financial condition or control of the related borrower. Such litigation could have a material adverse effect upon the related mortgage loans and could cause a delay in the distributions on your certificates or a mortgage loan default. Therefore, we cannot assure you that this type of litigation will not have a material adverse effect on your certificates.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

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Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance

Certain of the borrowers, principals of borrowers, guarantors, property managers and affiliates thereof are or have been a party to bankruptcy proceedings, mortgage loan defaults and restructurings, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past. For example, we are aware of the following loan sponsors and/or non-recourse carveout guarantors that are currently a party to bankruptcy proceedings, mortgage loan defaults and restructurings, discounted payoffs, foreclosure proceedings or deed in lieu of foreclosure transactions or, with respect to certain mortgage loans, are currently a party to some other material proceeding (including criminal proceedings):

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Meridian at Brentwood, which secures a mortgage loan representing approximately 3.2% of the outstanding pool balance as of the cut-off date, Don C. Musick III, one of the sponsors and guarantors of the mortgage loan secured by the mortgaged property (the “Meridian at Brentwood Property”) is mentioned in a “whistleblower” litigation relating to property adjacent to the Meridian at Brentwood Property. The litigation is captioned “United States of America ex rel. Eric Fields vs. the Bi-State Development Agency of the Missouri-Illinois Metropolitan District, d/b/a Metro, and Eager Roads Associates, L.L.C.” Musick is a part owner and the manager of Eager Road Associates, L.L.C. (“ERA”). The complaint alleges, among other things, that: (i) taxpayer dollars were misused when Metro (the local transportation agency) and ERA conspired to make false certifications to the U.S. government to induce the U.S. Government to make public funds available to Metro in violation of (among others) the Civil False Claims Act and the Hatch Act; (ii) Metro misused taxpayer dollars when it retained ERA to build a garage on the property adjacent to the related mortgaged property without first obtaining competitive bids; and (iii) Metro again misused public funds when it purchased ERA’s 1/3rd interest in the garage for approximately $5,500,000 without obtaining an appraisal (when such interest, based on subsequent tax assessments for the garage, should have cost approximately $600,000). The Complaint seeks damages equal to treble the difference between the alleged $600,000 value of the 1/3rd interest and the $5,500,000 paid for such interest, civil penalties for false claims, costs and expenses. A ruling against ERA in this action could have a material adverse affect on Musick’s net worth. In addition, the complaint mentions Musick and states, among other things, that Musick had knowledge of Metro’s financial condition, that Musick and ERA conspired with the Metro CEO and the St. Louis County Executive to schedule the closing of the sale of the 1/3rd interest from ERA to Metro to ERA’s and his advantage and that ERA and Musick conspired with the Metro CEO and others to defraud taxpayers. Musick is not currently a defendant in such action.

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Embassy Suites Corpus Christi, which secures a mortgage loan representing approximately 1.4% of the outstanding pool balance as of the cut-off date, the related borrower is named as a defendant in a current lawsuit involving the death of an individual at the related mortgaged property stemming from an altercation between two guests at the mortgaged property. The claims against the related borrower are for negligence and proximate cause of death.

•	With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Solaris Vail Portfolio, representing approximately 0.7% of the outstanding pool balance as of the cut-off date, Peter B. Knobel, the non-recourse carve-out guarantor, is alleged to have loaned $1,000,000 to Microislet, a publicly-traded biotech company, and by doing so, allegedly aided and abetted a breach of fiduciary duty by the company’s directors (who are co-defendants in the action) by causing the company to assume too much debt. On January 6, 2012, the action (which was previously dismissed by a federal court) was re-filed in state court, and is scheduled for trial in November 2015. In addition, Peter Knobel and Patrice Knobel (together, the “Knobels”) are being sued by a bankruptcy court trustee who is seeking the return of allegedly fictitious profits realized by the Knobels in connection with withdrawals made from their account with Bernard L. Madoff Investment Securities LLC

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(“BLMIS”). The trustee is alleging that the Knobels withdrew a total of $48,115,450 from BLMIS, realizing $19,667,623 in fictitious profits. The trustee is seeking to set aside the transfers. Discovery in the case was recently completed and mediation is anticipated to take place in June 2015.

•	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Unicorp Portfolio II, representing approximately 0.3% of the outstanding pool balance as of the cut-off date, the borrower sponsors (or affiliates of borrower sponsors) currently are, sponsors with respect to a real estate project where it defaulted on the underlying mortgage loan and the underlying mortgage loan is subject to a workout or forbearance agreement.

•	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Jo Ann Fabrics El Paso, representing approximately 0.2% of the outstanding pool balance as of the cut-off date, principals of the related borrower are currently involved in at least two (2) real estate transactions involving loans that have become the subject of special servicing transfers and, in at least one case, loan modification discussions with a securitization special servicer.

•	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Kress Building, representing approximately 0.2% of the outstanding pool balance as of the cut-off date, one or more of the sponsors of the related borrower are currently involved in at least one real estate transaction involving a loan that has defaulted and is currently the subject of loan modification negotiations.

In addition, we are aware of the following loan sponsors and/or non-recourse carveout guarantors that have been, or that have had interests in entities that were, a party to bankruptcy proceedings in the past 10 years:

•	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Wineman Building, representing approximately 0.5% of the outstanding pool balance as of the cut-off date, the related non-recourse carveout guarantor of the mortgaged property filed for bankruptcy in October 2005 relating to the guarantor’s construction business. The case was subsequently dismissed in October 2006.

•	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Value Place, representing approximately 0.4% of the outstanding pool balance as of the cut-off date, one of the non-recourse carveout guarantors filed for Chapter 7 bankruptcy in 2010 after losing equity invested in three (3) separate real estate transactions during the recent recession, and as a consequence thereof debt on two condominiums in which that non-recourse carveout guarantor held indirect ownership interests was foreclosed on. In addition, a loan to the borrower’s non-recourse carveout guarantors secured by vacant land was subject to a deed-in-lieu-of foreclosure transaction.

•	With respect to the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Dollar General Texas Portfolio I and Umatilla Plaza, representing approximately 0.4% and 0.1% respectively of the outstanding pool balance as of the cut-off date, in 2011, Timothy Balin, one of the guarantors for the above referenced mortgage loans, caused the filing for Chapter 11 protection for LaSalle Residential Holdings Corporation (“LaSalle”), a company for which he was president and a minority shareholder. The filing arose in connection with LaSalle’s ownership of a condominium complex and a loan secured by the complex (the “Condo Loan”). After payment default by LaSalle due to the non-performance of the condominium complex, the original lender sold the Condo Loan to Colony Capital Partners (“Colony”) as part of a portfolio of distressed loans. Colony immediately accelerated the note and demanded payment. As foreclosure neared, the majority shareholder of LaSalle voted to place the company in bankruptcy. Colony sold the condominium complex property and pursued Balin

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and others in connection with guaranties on the Condo Loan. Balin and the other Condo Loan guarantors paid $250,000 in settlement.

Other than as listed above, we are not aware of any borrower or principal of any borrower that has filed (or a sponsor that has caused an entity under its control to file) for bankruptcy protection within the last 10 years. In some cases, this analysis is limited to equity owners that have at least a 20% or greater interest in the borrower due to the difficulty of confirming, in some instances, the identity of equity owners with a less than 20% interest in the related borrower. Often it is difficult to confirm the identity of owners of 20% or less of the equity in a borrower, which means that past issues may not be discovered as to such owners.

In addition, with respect to the top 20 mortgage loans, we are aware of the following borrowers, loan sponsors, guarantors, property managers or affiliates thereof that were recently involved in other material legal proceedings:

•	With respect to the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott Pasadena and Embassy Suites Destin, which represent approximately 5.6% and 1.7% of the outstanding pool balance as of the cut-off date, the borrowers’ sponsor has been involved in real estate loan transactions involving foreclosures, deed in lieu of foreclosures, transactions with respect to real properties encumbered by mortgages and, in relating to a mortgage loan originated in 1989 secured by a portfolio of 20 hotel property, unrelated to the mortgaged properties, a prepackaged bankruptcy filing at the request of the related lender.

•	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Delaware Corporate Center I & II, representing approximately 2.0% of the outstanding pool balance as of the cut-off date, principals of the borrower have been involved in several real estate loan transactions involving mortgage loan defaults and restructurings, discounted payoffs, foreclosure proceedings or deed in lieu of foreclosure transactions with respect to real properties encumbered by mortgages, with many of them occurring during the last few years.

•	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as La Gran Plaza, which secures a mortgage loan representing approximately 1.8% of the outstanding pool balance as of the cut-off date, in 2011, Capmark Bank foreclosed on an asset in Dallas owned by a partnership affiliated with the sponsor. The asset was encumbered by $5.8 million in debt. On June 7, 2011 the property was foreclosed on. On July 9, 2012 a partnership affiliated with the sponsor purchased the building for $2,850,000 from Capmark Bank.

•	In the case of the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Capitol Plaza, College Park Plaza and Grant Park Plaza, which secure the cross-collateralized mortgage loans collectively representing in the aggregate approximately 1.5% of the outstanding pool balance as of the cut-off date, on December 12, 2014, Marc Blum sued Peter Jungbacker, one of the guarantors of the mortgage loans, for $2,900,000 relating to unpaid notes held by Blum that were guaranteed by Peter Jungbacker. The mortgage loan requires that Jungbacker settle the litigation (and pay any owed amounts in full) to Blum by October 19, 2015. In the event Jungbacker fails to satisfy such requirement, the mortgage loan will become full recourse to the borrower and Jungbacker or, in lieu of such recourse, the borrower is permitted to deposit $3,000,000 with the lender or post a letter of credit in the same amount. In addition, the mortgage loan provides for joint and several recourse to another guarantor, GLC Credit Opportunity Fund I, LLC, however, such recourse is limited to $3,000,000.

In addition, in some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that were either in default at the time the related mortgage loan refinanced such defaulted loan or were restructured in connection with the refinancing of that prior loan with the related

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mortgage loan or the related mortgage loan was originated in connection with a discounted payoff, foreclosure or deed-in-lieu of foreclosure. For example:

•	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Samsondale Plaza, representing approximately 0.8% of the outstanding pool balance as of the cut-off date, the related mortgaged property was previously encumbered by a first mortgage loan that was included in a securitization trust and experienced a default at maturity in February 2015. The mortgage loan refinanced the borrower’s previous loan.

•	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Value Place, representing approximately 0.4% of the outstanding pool balance as of the cut-off date, the related mortgaged property was previously encumbered by a first mortgage loan that experienced a maturity default in January 2015. The mortgage loan refinanced the borrower’s previous loan.

In addition, borrowers, principals of borrowers, property managers and affiliates thereof may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings). There can be no assurance that any such proceedings will not negatively impact a borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan. Such proceedings could have a material adverse effect upon distributions on your certificates.

If a borrower or a principal of a borrower or an affiliate of the foregoing has been a party to a bankruptcy, foreclosure or other proceeding or has been convicted of a crime in the past, we cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, such as zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act” in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Risks Related to Conflicts of Interest

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans and Serviced Loan Combinations; Collection of Payments” in this prospectus supplement.

Notwithstanding the foregoing, the master servicer, a subservicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a subservicer, the special servicer or any of their respective affiliates holds certificates or companion loans, or has financial interests in, or

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other financial dealings with, a borrower or a loan sponsor. Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the certificates or any particular class of certificates.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans. The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

Special Servicer May Be Directed To Take Actions

In connection with the servicing of the specially serviced loans, the special servicer may, at the direction of the directing holder, take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing holder (except, with respect to any loan combination, to the extent the directing holder is the holder of a related companion loan) will be controlled by the controlling class certificateholders. The directing holder may have interests in conflict with those of all or some of the other certificateholders. As a result, it is possible that the directing holder may influence the special servicer to take actions that conflict with the interests of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “The Servicers—Replacement of the Special Servicer,” for so long as a Control Termination Event is not continuing, the special servicer may be removed without cause by the directing holder, and, for so long as a Control Termination Event is continuing, the special servicer may be removed in accordance with procedures set forth under “The Servicers—Replacement of the Special Servicer” without cause at the direction of the holders of certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class V, Class R and Class LR certificates) (i) upon receipt of approval by certificateholders evidencing at least 75% of a quorum of certificateholders, which is the holders of certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balances of the certificates) of the certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class V, Class R and Class LR certificates) or (ii) evidencing more than 50% of each class of “non-reduced certificates” (each class of certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class V, Class R and Class LR certificates) outstanding that has not been reduced to less than 25% of its initial certificate balance through the application of appraisal reduction amounts and realized losses).

In addition, if any mortgage loan becomes an “excluded mortgage loan” (i.e., a mortgage loan with respect to which the controlling class representative or a controlling class certificateholder is also a borrower party), a Control Termination Event and a Consultation Termination Event will be deemed to exist with respect to such excluded mortgage loan. The controlling class representative and the controlling class certificateholders will not have access to any asset status reports, final asset status reports or any summaries related thereto (and any other information identified in the pooling and servicing agreement) related to excluded mortgage loans. Although the pooling and servicing agreement will require the controlling class representative and the controlling class certificateholders to certify that they

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acknowledge and agree that they are prohibited from accessing and reviewing (and they will agree not to access and review) any other information with respect to such excluded mortgage loans (other than such information that is aggregated with information of other mortgage loans at a pool level to which the controlling class representative and the controlling class certificateholders are entitled to access), we cannot assure you that the controlling class representative or a controlling class certificateholder will not access, review and use such prohibited information regarding such excluded mortgage loans in a manner that adversely impacts your certificates.

See “The Pooling and Servicing Agreement—The Directing Holder,” and “The Servicers—Replacement of the Special Servicer” in this prospectus supplement. It is expected that KKR Securities Holdings, LLC or its affiliate will be the initial directing holder with respect to each mortgage loan (other than non-serviced mortgage loans, servicing shift mortgage loans and excluded mortgage loans) and serviced loan combinations (other than servicing shift loan combinations).

In addition, in certain circumstances with respect to each mortgage loan (other than non-serviced mortgage loans and servicing shift mortgage loans) and serviced loan combinations (other than servicing shift loan combinations), during the continuance of a Control Termination Event as described under “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement, the special servicer will be required to consult with the operating advisor and, in addition, the operating advisor may recommend the removal or replacement of the special servicer if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard. As a result, it is possible that the directing holder or the operating advisor may influence the special servicer to take actions that conflict with the interests of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

The special servicer may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, other certificateholders or a companion loan holder (or an affiliate or a third-party representative of one or more of the preceding) or any person who has the right to replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of the special servicer in such capacity under the pooling and servicing agreement and limitations on the right of such person to replace the special servicer in such capacity.

You will be acknowledging and agreeing, by your purchase of certificates, that the directing holder: (i) may take or refrain from taking actions that favor the interests of the directing holder over the certificateholders; (ii) may have special relationships and interests that conflict with the interests of the certificateholders and (iii) will not be liable by reason of its having so acted or refrained from acting solely in the interests of the directing holder and that no certificateholder may take any action against the directing holder or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

The Servicing of the La Gran Plaza Loan Combination Will Shift to Others

It is expected that the servicing of the La Gran Plaza loan combination will be governed by the COMM 2015-CCRE23 pooling and servicing agreement only temporarily until the La Gran Plaza Note A-1 is securitized in a separate securitization. After the La Gran Plaza Note A-1 securitization date, it is expected that servicing responsibilities for the La Gran Plaza loan combination will shift to the master servicer and the special servicer for the La Gran Plaza Note A-1 securitization and will be governed exclusively by the pooling and servicing agreement related to such securitization and the La Gran Plaza intercreditor agreement. Neither the closing date of such securitization nor the identity of the La Gran Plaza master servicer or the La Gran Plaza special servicer have been determined. In addition, the provisions of the La Gran Plaza pooling and servicing agreement have not been determined, although they will be required pursuant to the La Gran Plaza intercreditor agreement to satisfy the requirements described under “Description of the Mortgage Pool—Loan Combinations—La Gran Plaza Loan

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Combination” in this prospectus supplement. Prospective investors should be aware that they will not have any control over the identity of the La Gran Plaza master servicer or the La Gran Plaza special servicer, nor will they have any assurance as to the terms of the La Gran Plaza pooling and servicing agreement except to the extent of compliance with the requirements referred to in the previous sentence. See “Description of the Mortgage Pool—Loan Combinations—La Gran Plaza Loan Combination” in this prospectus supplement.

If either the La Gran Plaza mortgage loan or any La Gran Plaza companion loan becomes specially serviced prior to the La Gran Plaza Note A-1 securitization date, the COMM 2015-CCRE23 special servicer will be required to service and administer the La Gran Plaza loan combination and any related REO property in the same manner as any other specially serviced loan or serviced REO property (except that the holder of the La Gran Plaza Note A-1 companion loan will be the directing holder) and will be entitled to all rights and compensation earned with respect to the La Gran Plaza loan combination as set forth under the COMM 2015-CCRE23 pooling and servicing agreement. Prior to the La Gran Plaza Note A-1 securitization date, no other special servicer will be entitled to any such compensation or have such rights and obligations. If the La Gran Plaza loan combination is being specially serviced when the La Gran Plaza Note A-1 companion loan is securitized, the COMM 2015-CCRE23 special servicer will be entitled to compensation for the period during which it acted as special servicer, as well as all surviving indemnity and other rights in respect of such special servicing role.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC, an indirect wholly-owned subsidiary of Park Bridge Financial LLC, has been appointed as the initial operating advisor. See “The Operating Advisor” in this prospectus supplement. With respect to each mortgage loan (other than non-serviced mortgage loans and servicing shift mortgage loans) and serviced loan combinations (other than servicing shift loan combinations), if a Control Termination Event has occurred and is continuing, the operating advisor will be required to consult with the special servicer with respect to certain actions of the special servicer. Additionally, with respect to each mortgage loan (other than non-serviced mortgage loans and servicing shift mortgage loans) and serviced loan combinations (other than servicing shift loan combinations), if a Control Termination Event has occurred and is continuing, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with any major decision, to the extent not prohibited by the related mortgage loan documents. The operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders constituted a single lender). See “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement.

Notwithstanding the foregoing, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates issued in this offering or another offering, or acts as advisor to the owners of any such certificates, or has financial interests in or other financial dealings with a borrower or a parent of a borrower. Furthermore, affiliates of the operating advisor may, from time to time, represent borrowers of loans that are not assets of the trust in restructuring discussions with various special servicers of CMBS transactions (including the special servicer under the pooling and servicing agreement for this transaction) where Park Bridge Lender Services LLC is not the operating advisor. Each of these relationships may create a conflict of interest.

Additionally, the operating advisor or its affiliates may, in the future, perform contract underwriting services and advisory services as well as service or special service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of the operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans held by the issuing entity at the same time as they are performing services, on behalf of other persons, with

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respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans held by the issuing entity. This may pose inherent conflicts for the operating advisor.

Each of the foregoing relationships should be considered carefully by prospective investors.

Potential Conflicts of Interest of the Underwriters and Their Affiliates

The activities of the underwriters and their respective affiliates may result in certain conflicts of interest. The underwriters and their respective affiliates may retain, or own in the future, certificates of various classes, and any voting rights allocable to those certificates could be exercised by them in a manner that could adversely impact the offered certificates. Any of the underwriters and their affiliates may invest or take long or short positions in securities or instruments, including the offered certificates, that may be different from your position as an investor in your certificates. If that were to occur, the interests of that underwriter or its affiliates may not be aligned with your interests in the offered certificates you acquire.

The underwriters and their respective affiliates include broker-dealers whose business includes executing securities and derivative transactions on their own behalf as principals and on behalf of clients. Accordingly, the underwriters and their respective affiliates and various clients acting through them from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the offered certificates, and do so without consideration of the fact that the underwriters acted as underwriters for the offered certificates. Such transactions may result in the underwriters and their respective affiliates and/or their clients having long or short positions in such instruments. Any such short positions will increase in value if the related securities or other instruments decrease in value. Further, the underwriters and their respective affiliates may (on their own behalf as principals or for their clients) enter into credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more classes of the offered certificates. The positions of the underwriters and their respective affiliates or their clients in such derivative transactions may increase in value if the offered certificates experience losses or decrease in value. In conducting such activities, none of the underwriters or their respective affiliates will have any obligation to take into account the interests of the certificateholders or any possible effect that such activities could have on them. The underwriters and their respective affiliates and clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the underwriters or their respective affiliates will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder.

In addition, the underwriters and their respective affiliates will have no obligation to monitor the performance of the offered certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, the underwriters and their respective affiliates may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the loan sponsors, tenants at the mortgaged properties and their respective affiliates, which relationships and transactions may create conflicts of interest between the underwriters and their respective affiliates, on the one hand, and the issuing entity, on the other hand. German American Capital Corporation and its affiliates are playing several roles in this transaction. Deutsche Bank Securities Inc., an underwriter, is an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, German American Capital Corporation, a mortgage loan seller and a sponsor, and Deutsche Bank Trust Company Americas, the certificate administrator, custodian, 17g-5 information provider, certificate registrar and authenticating agent. Cantor Fitzgerald & Co., an underwriter, is an affiliate of Cantor Commercial Real Estate Lending, L.P., a

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mortgage loan seller and a sponsor, and Berkeley Point Capital LLC, a primary servicer. KeyBanc Capital Markets Inc., an underwriter, is an affiliate of KeyBank National Association, a mortgage loan seller, a sponsor and a primary servicer.

See “Summary—Relevant Parties and Dates—Affiliates and Other Relationships” and “Certain Relationships and Related Transactions” in this prospectus supplement and “Method of Distribution (Underwriter Conflicts of Interest)” in this prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The B-Piece Buyer was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the assets. The asset pool as originally proposed by the sponsors was adjusted based on some of these requests. In some cases, a sponsor may individually agree with the B-Piece Buyer to adjust the amount payable to such sponsor from the net sale proceeds of the certificates purchased by the B-Piece Buyer based on the particular characteristics of certain of its mortgage loans.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates. Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors. In addition, the B-Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the asset pool to diverge from those of other purchasers of the certificates. The B-Piece Buyer performed due diligence solely for its own benefit. The B-Piece Buyer has no liability to any person or entity for conducting its due diligence. The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the certificates it holds or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan. The B-Piece Buyer’s acceptance of a mortgage loan does not constitute and may not be construed as an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-Piece Buyer or its designee, will constitute the initial directing holder with respect to each mortgage loan (other than non-serviced mortgage loans, servicing shift mortgage loans and excluded mortgage loans) and serviced loan combinations (other than servicing shift loan combinations) and thus would have certain rights to direct and consult with the special servicer as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of other classes of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the asset pool.

Related Parties May Acquire Certificates or Experience Other Conflicts

Related Parties’ Ownership of Certificates May Impact the Servicing of the Mortgage Loans and Affect Payments under the Certificates. Affiliates of the depositor, the mortgage loan sellers, the master

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servicer or the special servicer may purchase a portion of the certificates. The purchase of certificates could cause a conflict between the master servicer’s or the special servicer’s duties to the issuing entity under the pooling and servicing agreement and its interests as a holder of a certificate. In addition, as described under “The Servicers—Replacement of the Special Servicer,” the directing holder, in the case of each mortgage loan (other than non-serviced mortgage loans, servicing shift mortgage loans and excluded mortgage loans) and serviced loan combinations (other than servicing shift loan combinations), generally has certain rights to remove the special servicer and appoint a successor, which may be an affiliate of such holder (but see “Description of the Mortgage Pool—Loan Combinations” in this prospectus supplement for a discussion regarding the removal of the special servicer with respect to non-serviced mortgage loans and servicing shift mortgage loans that are part of loan combinations and excluded mortgage loans). However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans and Serviced Loan Combinations; Collection of Payments” in this prospectus supplement.

Additionally, the master servicer or the special servicer may, especially if it or an affiliate holds a subordinate certificate, or has financial interests in or other financial dealings with a borrower or loan sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates offered in this prospectus supplement. In addition, for instance, if the special servicer or an affiliate holds a subordinate certificate, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating a mortgage loan earlier than necessary in order to avoid advance interest or additional expenses of the issuing entity. Either action could result in less proceeds to the issuing entity than would be realized if alternate action had been taken. In general, the servicers are not required to act in a manner more favorable to the certificates offered in this prospectus supplement or any particular class of certificates that are subordinate to the certificates offered in this prospectus supplement.

Conflicts of Interest May Arise in the Ordinary Course of the Servicers’ Businesses in Servicing the Mortgage Loans. The master servicer and special servicer service and will, in the future, service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of the master servicer and the special servicer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

Conflicts of Interest May Arise Due to the Activities of the Sponsors and their Respective Affiliates. The activities of the mortgage loan sellers or their affiliates may involve properties that are in the same markets as the mortgaged properties underlying the certificates. In such cases, the interests of such mortgage loan sellers or such affiliates may differ from, and compete with, the interests of the issuing entity, and decisions made with respect to those mortgaged properties may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may arise between the issuing entity and a particular mortgage loan seller or its affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such mortgage loan seller acquires any certificates. In particular, if certificates held by a mortgage loan seller or an affiliate are part of a class that is or becomes the controlling class, the mortgage loan seller or its affiliate as a controlling class certificateholder would have the ability to influence certain actions of the special servicer under circumstances where the interests of the issuing entity conflict with the interests of the mortgage loan seller or its affiliates as acquirers, developers, operators, financers or sellers of real estate related assets.

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Certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller, and/or the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) under, or properties securing, certain of the mortgage loans to be included in the issuing entity. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans or tenants (or their affiliates) at the mortgaged properties. For example, Ladder Capital Finance LLC is affiliated with the borrowers under the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Dollar General – Red Oak and Dollar General – Zapata, collectively representing approximately 0.1% of the outstanding pool balance as of the cut-off date. Ladder Capital Finance LLC or an affiliate thereof originated each of those mortgage loans, and Ladder Capital Finance LLC is the mortgage loan seller with respect to those mortgage loans. Those mortgage loans may contain provisions and terms that are more favorable to the respective borrowers thereunder than would otherwise have been the case if the lender and borrower were not affiliated, including: (i) the related loan documents permit transfers without lender’s consent by the related borrower and by or to certain affiliates of Ladder Capital Finance LLC; (ii) the related loan documents permit future mezzanine financing; and (iii) there is no environmental indemnitor separate from the related borrower.

Ladder Capital Finance LLC or one of its affiliates holds mezzanine debt secured by interests in the borrowers under the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Hilton Garden Inn – Phoenix Airport North and aLoft Hotel Minneapolis, representing approximately 1.2% and 1.2%, respectively, of the outstanding pool balance as of the cut-off date.

Ladder Capital Finance LLC or one of its affiliates may purchase certain certificates offered by this prospectus supplement and/or certain non-offered certificates of the same series.

The sponsors and their affiliates (including certain of the underwriters) may benefit from this offering in a number of ways, some of which may be inconsistent with the interests of purchasers of the certificates. The sponsors will sell the mortgage loans to the depositor. To the extent unhedged or not completely hedged, these sales will reduce or eliminate the sponsor’s exposure to these mortgage loans by effectively transferring the sponsor’s exposure to the purchasers of the certificates. The sponsors and their affiliates will be compensated in an amount based on, among other things, the offering price of the certificates and the amount of proceeds received from the sale of the certificates to investors.

Furthermore, the sponsors and their affiliates may benefit from a completed offering of the certificates because the offering would establish a market precedent and a valuation data point for securities similar to the certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to write up, avoid writing down or otherwise adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Conflicts Between Property Managers and the Borrowers

A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers. In addition, substantially all of the property managers for the mortgaged properties (or their affiliates) manage or may in the future manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties. See “—Risks Related to the Mortgage Loans—Risks Related to Tenants—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” above for a description of conflicts between borrowers and affiliated tenants.

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Conflicts Between Certificateholders and Holders of Companion Loans

With respect to the Courtyard by Marriott Portfolio mortgage loan, representing approximately 7.3% of the outstanding pool balance as of the cut-off date, the related mortgaged properties also secure three pari passu companion loans and the related subordinate companion loan. The Courtyard by Marriott Portfolio mortgage loan, its related pari passu companion loans and its related subordinate companion loan are being serviced pursuant to the COMM 2015-CCRE23 pooling and servicing agreement. The COMM 2015-CCRE23 pooling and servicing agreement provides for a servicing arrangement that is similar but not identical to that under the pooling and servicing agreement for this transaction. Certain decisions to be made with respect to the Courtyard by Marriott Portfolio mortgage loan will require the approval of the related controlling class representative or such other party specified in the related intercreditor agreement or the COMM 2015-CCRE23 pooling and servicing agreement. As a result, you will have less control over the servicing of the Courtyard by Marriott Portfolio mortgage loan than you would have if such mortgage loan were being serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—Loan Combinations—Courtyard by Marriott Portfolio Loan Combination” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

With respect to the La Gran Plaza mortgage loan, representing approximately 1.8% of the outstanding pool balance as of the cut-off date, the related mortgaged property also secures two pari passu companion loans. As of the closing date, Ladder Capital Finance LLC or one of its affiliates is (subject to any applicable financing arrangement) expected to hold the La Gran Plaza Note A-1 companion loan, in the original principal amount of $26,000,000. The La Gran Plaza Note A-1 is the controlling note in the La Gran Plaza loan combination. The COMM 2015-CCRE23 Mortgage Trust currently holds the La Gran Plaza Note A-3 companion loan, in the original principal amount of $26,000,000. The La Gran Plaza mortgage loan and its related pari passu companion loans are being serviced pursuant to the COMM 2015-CCRE23 pooling and servicing agreement. After the La Gran Plaza Note A-1 securitization date, it is expected that servicing responsibilities for the La Gran Plaza loan combination will shift to the La Gran Plaza master servicer and the La Gran Plaza special servicer and will be governed exclusively by the La Gran Plaza pooling and servicing agreement and the La Gran Plaza intercreditor agreement. The COMM 2015-CCRE23 pooling and servicing agreement provides, and the La Gran Plaza pooling and servicing agreement is expected to provide, for a servicing arrangement that is similar but not identical to that under the pooling and servicing agreement for this transaction. Certain decisions to be made with respect to the La Gran Plaza mortgage loan will require the approval of the holder of La Gran Plaza Note A-1 and, after the La Gran Plaza Note A-1 securitization date, the related controlling class representative or such other party specified in the La Gran Plaza pooling and servicing agreement. As a result, you will have less control over the servicing of the La Gran Plaza mortgage loan than you would have if such mortgage loan were being serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—Loan Combinations—La Gran Plaza Loan Combination” in this prospectus supplement.

With respect to the Renaissance New Orleans Portfolio mortgage loan, representing approximately 1.5% of the outstanding pool balance as of the cut-off date, the related mortgaged properties also secure one pari passu companion loan. The Renaissance New Orleans Portfolio mortgage loan and its related pari passu companion loan is being serviced pursuant to the JPMBB 2015-C28 pooling and servicing agreement. The JPMBB 2015-C28 pooling and servicing agreement provides for a servicing arrangement that is similar but not identical to that under the pooling and servicing agreement for this transaction. Certain decisions to be made with respect to the Renaissance New Orleans Portfolio mortgage loan will require the approval of the related controlling class representative or such other party specified in the related intercreditor agreement or the JPMBB 2015-C28 pooling and servicing agreement. As a result, you will have less control over the servicing of the Renaissance New Orleans Portfolio mortgage loan than you would have if such mortgage loan were being serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—Loan Combinations— Renaissance New Orleans Portfolio Loan

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Combination” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

The interests of the holders of the related companion loans (or their designee) entitled to exercise various rights with respect to the servicing of the related mortgage loan and the related companion loan may conflict with the interests of, and its decisions may adversely affect, the holders of one or more classes of offered certificates. No certificateholder may take any action against any holder of a companion loan (or its designee) for having acted solely in its respective interest.

Other Potential Conflicts of Interest

The special servicer may enter into one or more arrangements with the directing holder, a controlling class certificateholder, a companion loan holder or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment of such entity as special servicer under the pooling and servicing agreement and the related intercreditor agreement and limitations on such person’s right to replace the special servicer.

German American Capital Corporation, a sponsor and a mortgage loan seller, Deutsche Mortgage & Asset Receiving Corporation, the depositor, Deutsche Bank Securities Inc., an underwriter, and Deutsche Bank Trust Company Americas, the certificate administrator, custodian, 17g-5 information provider, certificate registrar and authenticating agent, are affiliates of each other.

Cantor Commercial Real Estate Lending, L.P., a sponsor and a mortgage loan seller, and Cantor Fitzgerald & Co., an underwriter, and Berkeley Point Capital LLC, a primary servicer, are affiliates of each other.

KeyBank National Association, a sponsor, a mortgage loan seller and a primary servicer, and KeyBanc Capital Markets Inc., an underwriter, are affiliates of each other.

Cantor Commercial Real Estate Lending, L.P. and Cantor Fitzgerald & Co. are affiliated with the mortgage borrowers and one of the mezzanine lenders under the Walgreens Net Lease Portfolio V mortgage loan, representing approximately 2.6% of the outstanding pool balance as of the cut-off date, which mortgage loan KeyBank National Association will transfer to the depositor.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, German American Capital Corporation, a sponsor and a mortgage loan seller, Deutsche Bank Securities Inc., an underwriter, and Deutsche Bank Trust Company Americas, the certificate administrator, custodian, 17g-5 information provider, certificate registrar and authenticating agent) and certain other third party lenders provide warehouse financing to certain affiliates of Cantor Commercial Real Estate Lending, L.P. through various repurchase facilities. Some or all of the mortgage loans that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor are (or are expected to be prior to the closing date) subject to those repurchase facilities. Proceeds received by Cantor Commercial Real Estate Lending, L.P. in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties. As of June 10, 2015, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 9 of the mortgage loans that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor, representing approximately 11.4% of the outstanding pool balance as of the cut-off date (except that the number and dollar amount of mortgage loans subject to that repurchase facility may increase or decrease prior to the issuance of the certificates).

Deutsche Bank AG, Cayman Islands Branch and certain other third party lenders provide warehouse financing to certain affiliates of Ladder Capital Finance LLC through various repurchase facilities, and Midland Loan Services, a Division of PNC Bank, National Association, may act as a limited servicer in connection with one such repurchase facility. Ladder Capital Finance Holdings LLLP, Series TRS of

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Ladder Capital Finance Holdings LLLP and Series REIT of Ladder Capital Finance Holdings LLLP guarantee certain obligations under those repurchase facilities of the Ladder Capital Finance LLC affiliates that are the primary obligors thereunder. Some or all of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor are (or are expected to be prior to the Closing Date) subject to those repurchase facilities. Proceeds received by Ladder Capital Finance LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties. As of June 10, 2015, Deutsche Bank AG, Cayman Islands Branch was the repurchase agreement counterparty with respect to 1 of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor, representing approximately 1.8% of the outstanding pool balance as of the cut-off date (except that the number and dollar amount of mortgage loans subject to that repurchase facility may increase or decrease prior to the issuance of the certificates).

Pursuant to certain interim servicing agreements between German American Capital Corporation and certain of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 7 of the mortgage loans to be contributed to this securitization by German American Capital Corporation, representing approximately 21.0% of the outstanding pool balance as of the cut-off date.

Pursuant to certain interim servicing agreements between German American Capital Corporation and certain of its affiliates, on the one hand, and KeyBank National Association, on the other hand, KeyBank National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 6 of the mortgage loans to be contributed to this securitization by German American Capital Corporation, representing approximately 7.4% of the outstanding pool balance as of the cut-off date.

Pursuant to certain interim servicing agreements between Cantor Commercial Real Estate Lending, L.P. and certain of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 10 of the mortgage loans to be contributed to this securitization by Cantor Commercial Real Estate Lending, L.P., representing approximately 8.9% of the outstanding pool balance as of the cut-off date.

Pursuant to a primary servicing agreement between KeyBank National Association, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, KeyBank National Association will act as primary servicer with respect to the mortgage loans to be contributed to this securitization by KeyBank National Association. Such mortgage loans represent approximately 14.6% of the outstanding pool balance as of the cut-off date. KeyBank National Association will receive the primary servicing fee set forth on Annex A-1 for such mortgage loans.

Pursuant to a primary servicing agreement between Berkeley Point Capital LLC, an affiliate of Cantor Commercial Real Estate Lending, L.P., on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Berkeley Point Capital LLC will act as primary servicer with respect to 2 mortgage loans representing, in the aggregate, approximately 0.9% of the outstanding pool balance as of the cut-off date to be contributed to this securitization by Cantor Commercial Real Estate Lending, L.P., and will receive a fee equal to 0.0700% and 0.0700%, respectively, per annum for such mortgage loans.

Pursuant to a limited subservicing agreement between Berkeley Point Capital LLC, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Berkeley Point Capital LLC is expected to assume certain limited subservicing duties consisting of performing inspections and collecting financial statements with respect to 29 of the mortgage loans to be contributed to this securitization by Cantor Commercial Real Estate Lending, L.P., representing approximately 22.5%

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of the outstanding pool balance as of the cut-off date, and will receive a fee equal to 0.0200% per annum for each such mortgage loan.

Midland Loan Services, a Division of PNC Bank, National Association, the master servicer and the special servicer, is also the COMM 2015-CCRE23 master servicer and, accordingly, is responsible for servicing of the Courtyard by Marriott Portfolio loan combination and, prior to the La Gran Plaza Note A-1 securitization date, the La Gran Plaza loan combination.

Midland Loan Services, a Division of PNC Bank, National Association assisted KKR Securities Holdings, LLC or its affiliate with due diligence relating to the mortgage loans to be included in the mortgage pool.

With respect to the La Gran Plaza mortgage loan, representing 1.8% of the outstanding pool balance as of the cut-off date, Ladder Capital Finance LLC or certain of its affiliates is expected to hold, as of the closing date, subject to any applicable financing arrangements, the La Gran Plaza Note A-1 companion loan.

Ladder Capital Finance LLC, a sponsor and a mortgage loan seller, is an indirect wholly-owned subsidiary of Ladder Capital Finance Holdings LLLP and an affiliate of Series TRS of Ladder Capital Finance Holdings LLLP and Series REIT of Ladder Capital Finance Holdings LLLP. Ladder Capital Finance Holdings LLLP, Series TRS of Ladder Capital Finance Holdings LLLP and Series REIT of Ladder Capital Finance Holdings LLLP will agree, pursuant to the related mortgage loan purchase agreement, to guarantee payment in connection with the performance of Ladder Capital Finance LLC’s obligations to repurchase or replace its respective mortgage loans for material breaches of representations and warranties or material loan document defects under the circumstances described under “The Sponsors, Mortgage Loan Sellers and Originators—Ladder Capital Finance LLC” in this prospectus supplement.

Ladder Capital Finance LLC is affiliated with the borrowers under the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Dollar General – Red Oak and Dollar General – Zapata, collectively representing approximately 0.1% of the outstanding pool balance as of the cut-off date. Ladder Capital Finance LLC or an affiliate thereof originated each of those mortgage loans, and Ladder Capital Finance LLC is the mortgage loan seller with respect to those mortgage loans. Those mortgage loans may contain provisions and terms that are more favorable to the respective borrowers thereunder than would otherwise have been the case if the lender and borrower were not affiliated, including: (i) the related loan documents permit transfers without lender’s consent by the related borrower and by or to certain affiliates of Ladder Capital Finance LLC; (ii) the related loan documents permit future mezzanine financing; and (iii) there is no separate environmental indemnitor other than the related borrower.

Ladder Capital Finance LLC or one of its affiliates holds mezzanine debt secured by interests in the borrowers under the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as aLoft Hotel Minneapolis and Hilton Garden Inn – Phoenix Airport North, representing approximately 1.2% and 1.2%, respectively, of the outstanding pool balance as of the cut-off date.

Ladder Capital Finance LLC and/or its affiliates may acquire certificates, either in connection with the initial issuance or in the secondary market.

Wilmington Trust, National Association, the trustee, is also the COMM 2015-CCRE23 trustee and, accordingly, the mortgagee of record with respect to the Courtyard by Marriott Portfolio loan combination and the La Gran Plaza loan combination under the COMM 2015-CCRE23 pooling and servicing agreement, and the JPMBB 2015-C28 trustee and, accordingly, the mortgagee of record with respect to the Renaissance New Orleans Portfolio loan combination under the JPMBB 2015-C28 pooling and servicing agreement.

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Deutsche Bank Trust Company Americas acts as an interim custodian with respect to all of the mortgage loans that will be contributed by German American Capital Corporation to this securitization.

Risks Related to the Offered Certificates

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire commercial mortgage-backed securities, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

•	Articles 404 – 410 of the European Union Capital Requirements Regulation (Regulation (EU) No 575/2013) (“CRR”) applies, in general, to securitizations issued on or after January 1, 2011 as well as certain existing securitizations issued prior to that date where new assets are added or substituted after December 31, 2014. The CRR restricts credit institutions and investment firms regulated in Member States of the European Economic Area (“EEA”) and consolidated group affiliates thereof (each, an “Affected Investor”) from investing in a securitization (as defined by the CRR) unless an originator, sponsor or original lender in respect of that securitization has explicitly disclosed to the Affected Investor that it will retain, on an ongoing basis, a material net economic interest of not less than 5 percent in that securitization in the manner contemplated by Article 405 of the CRR. The CRR also requires that an Affected Investor be able to demonstrate that it has undertaken certain due diligence in respect of, amongst other things, the offered certificates it has acquired and the underlying exposures, and that procedures have been established for monitoring the performance of the underlying exposures on an on-going basis. Failure to comply with one or more of the requirements set out in the CRR may result in the imposition of a penal capital charge with respect to the investment made in the securitization by an Affected Investor.

•	Article 17 of the European Union Alternative Investment Fund Managers Directive (Directive 2011/61/EU) (as supplemented by Section 5 of Commission Delegated Regulation (EU) No 231/2013) contains requirements similar to those set out in Articles 404 – 410 of the CRR and applies to EEA regulated alternative investment fund managers. Similar requirements are also scheduled to apply in the future to investment in securitizations by EEA regulated UCITS fund managers and EEA regulated insurance and reinsurance undertakings. For the purpose of this provision, all such requirements, together with the Articles 404 – 410 of the CRR, are referred to as the “Securitization Retention Requirements”).

•	None of the sponsors, mortgage loan sellers or any other party to the transaction intends to retain a material net economic interest in the transaction in accordance with the Securitization Retention Requirements or take any other action (other than providing information relating to the offered certificates and the mortgage loans contained in this prospectus supplement and any other related offering document and any action that any such parties are required to take under the pooling and servicing agreement (including, without limitation, with respect to reporting under “The Pooling and Servicing Agreement – Reports to Certificateholders; Available Information”)), which may be required by investors for the purposes of their compliance with the Securitization Retention Requirements. This may have a negative impact on the regulatory capital position of Affected Investors and on the value and liquidity of the offered certificates in the secondary market.

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•	Investors in the offered certificates are responsible for analyzing their own regulatory position, and are encouraged to consult their own investment and legal advisors regarding compliance with the Securitization Retention Requirements and the suitability of the offered certificates for investment. None of the issuing entity, the underwriters, the depositor, the sponsors, the mortgage loan sellers and any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

•	The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States requires that federal banking agencies amend their regulations to remove reference to or reliance by national banks on credit agency ratings, including but not limited to those found in the federal banking agencies’ risk-based capital regulations. New regulations have been proposed, some of which have been adopted as final rules while others remain pending. Such regulations, when adopted and effective, may result in greater capital charges to financial institutions that own commercial mortgage-backed securities, or otherwise adversely affect the attractiveness of investments in commercial mortgage-backed securities for regulatory purposes.

•	The Issuing Entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013 and became effective on April 1, 2014. Conformance with the Volcker Rule and its implementing regulations is required by July 21, 2015 (or by July 21, 2016 in respect of investments in and relationships with “covered funds” that were in place prior to December 31, 2013, subject to the possibility of a one-year extension). In the interim, banking entities must make good-faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

•	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in the offered certificates for financial reporting purposes.

•	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities.”

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Accordingly, all prospective investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment” in this prospectus supplement.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See “Annex B—Description of the Top 20 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” to this prospectus supplement.

Risks Related to Prepayments and Repurchases of Mortgage Loans

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults by borrowers and subsequent liquidations, application of escrow amounts to the reduction of a mortgage loan’s principal balance, or repurchases upon a mortgage loan seller’s breach of representations or warranties or failure to deliver certain required loan documents, the exercise of a purchase option by a mezzanine lender, if applicable, or a companion loan holder or purchases of defaulted mortgage loans. See “—Risks Related to the Mortgage Loans—Risks Related to Additional Debt,” “Description of the Mortgage Pool—Loan Combinations,” “—Additional Mortgage Loan Information—Definitions,” “—Certain Terms and Conditions of the Mortgage Loans—Performance Escrows and Letters of Credit” and “—Other Financing,” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

In addition, although the borrowers of the anticipated repayment date loans may have certain incentives to prepay such mortgage loans on their anticipated repayment dates, we cannot assure you that the borrowers will be able to prepay the anticipated repayment date loans on their anticipated repayment dates. The failure of a borrower to prepay an anticipated repayment date loan on its anticipated repayment date will not be an event of default under the terms of such mortgage loans, and, pursuant to the terms of the pooling and servicing agreement, neither the related master servicer nor the special servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay interest at an increased rate, other than requests for collection, until the scheduled maturity of the respective anticipated repayment date loan; provided that the related master servicer or the special servicer, as the case may be, may take action to enforce the trust’s right to apply excess cash flow to principal in accordance with the terms of the documents of the anticipated repayment date loans. See “—Risks Related to the Mortgage Loans—Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date and Longer Amortization Schedules and Interest-Only Provisions May Increase Risk” in this prospectus supplement.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield to maturity anticipated by you in making your investment in the offered certificates, while delays and extensions resulting in a lengthening of those

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weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of your certificates will depend on the terms of those certificates, more particularly:

•	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

See “Yield and Maturity Considerations” in this prospectus supplement.

Voluntary prepayments under certain mortgage loans require payment of a yield maintenance charge or prepayment premium unless the prepayment is made within a specified number of months of the stated maturity date or the anticipated repayment date, as applicable. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions” and “—Property Releases” in this prospectus supplement. Nevertheless, there is no assurance that the related borrowers will be deterred from prepaying their mortgage loans due to the existence of a yield maintenance charge or a prepayment premium. There is no assurance that voluntary or involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lock-out period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable yield maintenance charges or prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

•	the related master servicer’s or special servicer’s ability to enforce those charges or premiums;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Generally, no yield maintenance charge or prepayment premium will be required for partial or full prepayments in connection with a casualty or condemnation (regardless of whether the source of such prepayment includes funds of the borrower in addition to the casualty or condemnation proceeds) unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing. In addition, if a mortgage loan seller repurchases any mortgage loan from the issuing entity due to a breach of a representation or warranty or as a result of a document defect in the related mortgage file or a mezzanine lender or, if applicable, a companion loan holder exercises an option to purchase a mortgage loan under the circumstances set forth in the related mezzanine loan documents, intercreditor agreement or co-lender agreement, the purchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment

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premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

The Class X-A certificates will not be entitled to distributions of principal but instead will accrue interest on their notional balance. Because the notional balance of the Class X-A certificates is based upon the outstanding certificate balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates, the yield to maturity on the Class X-A certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the related mortgage loans to the extent allocated to such classes of certificates. A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates. Investors in such class of certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

Limited Obligations

The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, any sponsor, the mortgage loan seller, the depositor, the master servicer, the special servicer, the certificate administrator, the operating advisor, the trustee or any other person. The primary assets of the issuing entity will be the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus supplement. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled. See “Description of the Offered Certificates—General” in this prospectus supplement.

Yield Considerations

The yield to maturity on any certificate offered in this prospectus supplement will depend on (i) the price at which such certificate is purchased by an investor and (ii) the rate, timing and amount of distributions on such offered certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

•	the interest rate for such certificate;

•	the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

•	the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the issuing entity;

•	the timing and severity of any interest shortfalls resulting from prepayments, or other shortfalls resulting from special servicing compensation, interest on advances or other expenses of the issuing entity;

•	the timing and severity of any appraisal reductions; and

•	the extent to which prepayment premiums and yield maintenance charges are collected and, in turn, distributed on such certificate.

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The investment performance of the certificates offered in this prospectus supplement may be materially different from what you expected if the assumptions you made with respect to the factors listed above are incorrect.

Your certificates may be offered at a premium or discount. If you purchased your certificates at a premium or discount, the yield to maturity on your certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment. If you purchase your certificates at a discount (other than with respect to the Class X-A certificates), you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to maturity that is lower than your anticipated yield. If you purchase your certificates at a premium (or with respect to the Class X-A certificates), you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to maturity that is lower than your anticipated yield. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your certificates.

The yield on any class of certificates whose pass-through rate is affected by the weighted average net mortgage interest rate could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by, equal to, or based on the weighted average net mortgage interest rate of the mortgage loans. The pass-through rates on such certificates may be limited by, equal to, or based on the weighted average of the net mortgage interest rates on the mortgage loans even if principal prepayments do not occur.

If you purchase Class X-A certificates, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the related underlying mortgage loans. Depending on the timing thereof, a payment of principal in reduction of the certificate balance of a class of certificates may result in a reduction in the total notional balance of the Class X-A certificates. Accordingly, if principal payments on the related underlying mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to any such class of certificates may be lower than that assumed at the time of purchase. Your yield to maturity could also be adversely affected by the purchase or repurchase of a mortgage loan. See “—Risks Related to Prepayments and Repurchases of Mortgage Loans” above in this prospectus supplement.

Optional Early Termination of the Issuing Entity May Result in an Adverse Impact on Your Yield or May Result in a Loss

The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the issuing entity. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of certificates affected by such a termination may suffer an adverse impact on the overall yield to maturity on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

A Mortgage Loan Seller May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the related mortgage loans sold by it to us. Neither we nor any of our affiliates (except, in certain circumstances, for German American Capital Corporation, solely in its capacity as the mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects, if such mortgage loan seller defaults on

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its obligation to do so. However, Ladder Capital Finance Holdings LLLP, Series TRS of Ladder Capital Finance Holdings LLLP and Series REIT of Ladder Capital Finance Holdings LLLP will agree, pursuant to the related mortgage loan purchase agreement, to guarantee the payment obligations of Ladder Capital Finance LLC in this regard. We cannot provide assurances that the mortgage loan seller (or, in the case of Ladder Capital Finance LLC, Ladder Capital Finance Holdings LLLP, Series TRS of Ladder Capital Finance Holdings LLLP or Series REIT of Ladder Capital Finance Holdings LLLP) will have the financial ability to effect such repurchases or substitutions. In addition, the mortgage loan sellers may have various legal defenses available to them in connection with a repurchase or substitution obligation. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” within the meaning of section 860G(a)(3) of the Internal Revenue Code of 1986, may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “The Sponsors, Mortgage Loan Sellers and Originators” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove To Be Insufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects (other than a material breach that is related to a mortgage loan not being a “qualified mortgage” within the meaning of section 860G(a)(3) of the Internal Revenue Code of 1986, the related mortgage loan seller (or, in the case of mortgage loans sold by Ladder Capital Finance LLC, Ladder Capital Finance Holdings LLLP, Series TRS of Ladder Capital Finance Holdings LLLP or Series REIT of Ladder Capital Finance Holdings LLLP)) may make a loss of value payment to the issuing entity. Upon its making such payment, the mortgage loan seller will be deemed to have cured the related material breach or material document defect in all respects. Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for the related material breach or material document defect, there can be no assurance that such loss of value payment will fully compensate the issuing entity for such material breach or material document defect in all respects. See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

Risks Related to Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

•	the aggregate amount of distributions on the offered certificates;

•	their yield to maturity;

•	the rate of principal payments on the offered certificates; and

•	their weighted average life.

Losses on the mortgage loans will be allocated to the Class G, Class F, Class E, Class D, Class C, Class B and Class A-M certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses will then be allocated to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates and, with respect to interest losses only, the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates based on their respective entitlements pro rata. However, because the notional balance of the Class X-B certificates is based on the certificate balances of the Class B and Class C certificates, the notional balance of the Class X-C certificates is based on the certificate balance of the Class D certificates, the notional balance of the Class X-D certificates is based on the certificate balance of the Class E certificates, the notional balance of the Class X-E certificates is based on the certificate balance of the Class F certificates and the notional balance of the Class X-F certificates is based on the certificate balance of the Class G certificates, any losses allocated to such classes of

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certificates will have the effect of simultaneously reducing the amount of interest to which the Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates are entitled, respectively, notwithstanding that the Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates are senior in right of payment to such classes of certificates. Similarly, any losses allocated to the Class A-M certificates will have the effect of simultaneously reducing the amount of interest to which the Class X-A certificates are entitled, notwithstanding that the Class X-A certificates are senior in right of payment to the Class A-M certificates.

Each class of certificates (other than the Class G, Class V, Class R and Class LR certificates) are senior to certain other classes of certificates in respect of the right to receive distributions and the allocation of losses. If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to such class, that class will suffer a loss equal to the full amount of such excess (up to the outstanding certificate balance of such class).

If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and if such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses cause your certificates to have a higher interest in distributions of principal payments on the remaining mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless principal and interest advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Risks Related to Modification of Mortgage Loans with Balloon Payments

In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement enables the special servicer to extend and modify the terms of mortgage loans (other than any non-serviced mortgage loans, which are being serviced pursuant to separate servicing agreements) that are in material default or as to which a payment default (including the failure to make a balloon payment) is reasonably foreseeable, subject to the limitations described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans and Serviced Loan Combinations; Collection of Payments,” “—Realization Upon Mortgage Loans” and “—Modifications” in this prospectus supplement. The special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan. There is a risk that the decision of the special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery on your certificate. There can be no assurance that any extension or modification will increase the present value of recoveries in a given case. Neither the master servicer nor the special servicer will have the ability to extend or modify any non-serviced mortgage loan, because the related non-serviced loan combination will be serviced by another master servicer and special servicer pursuant to a separate pooling and servicing agreement. Any delay in the collection of a balloon payment that would otherwise be distributable in respect of a class of certificates offered in this prospectus supplement, whether such delay is due to borrower default or to modification of any non-serviced mortgage loan by the master servicer or special servicer servicing such non-serviced mortgage loan, will likely extend the weighted average life of such class of certificates. See “Yield and Maturity Considerations” in this prospectus supplement and in the accompanying prospectus.

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Risks Related to Certain Payments

To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced, and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions and may lead to shortfalls in amounts otherwise distributable on your certificates.

Subject to certain conditions, the master servicer is entitled, under the pooling and servicing agreement, to receive, or to assign a portion of its master servicing fee referred to as the excess servicing strip. If a master servicer resigns or is terminated as master servicer, it (or its assignee) would continue to be entitled to receive the excess servicing strip and would be paid that excess servicing strip, except to the extent that any portion of that excess servicing strip is needed to compensate any successor master servicer for assuming the duties of the resigning or terminated master servicer with respect to the mortgage loans that it is servicing under the pooling and servicing agreement. There can be no assurance that, following any resignation or termination of a master servicer, (a) any holder of the excess servicing strip would not dispute the determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the issuing entity would be able to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

Risks of Limited Liquidity and Market Value

The offered certificates will not be listed on any national securities exchange or traded on any automated quotation system of any registered national securities association, and there is currently no secondary market for the offered certificates. While the underwriters have advised that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. There is no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. Lack of liquidity could result in a precipitous drop in the market value of the offered certificates. In addition, the market value of the offered certificates at any time may be affected by many factors, including then-prevailing interest rates, and no representation is made by any person or entity as to the market value of any offered certificates at any time.

The Limited Nature of Ongoing Information May Make It Difficult for You To Resell Your Certificates

The primary source of ongoing information regarding your certificates, including information regarding the status of the related assets of the issuing entity, will be the periodic reports made available to you by the certificate administrator described in this prospectus supplement under the heading “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information”, and any reports with respect to the issuing entity filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the certificates will be generally available on an ongoing basis. The limited nature of the information regarding the certificates may adversely affect the liquidity of the certificates, even if a secondary market for the certificates becomes available.

Risks Related to Factors Unrelated to the Performance of the Certificates and the Mortgage Loans, Such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of the certificates offered in this prospectus supplement can decline even if those certificates and the mortgage loans are performing at or above your expectations.

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The market value of the offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of the offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of the offered certificates as a result of an equal but opposite movement in interest rates.

The market value of the offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial, multifamily and manufactured housing community mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

•	legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities, limit the amount or types of commercial mortgage-backed securities that it may acquire, or require it to maintain increased capital or reserves as a result of its investment in commercial mortgage-backed securities;

•	investors’ perceptions regarding the commercial, multifamily and manufactured housing community real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income producing properties; and

•	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial, multifamily and manufactured housing community real estate markets.

If you decide to sell any of your certificates, the ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for such certificates, and you may have to sell at discount from the price you paid for reasons unrelated to the performance of the certificates or the mortgage loans. Pricing information regarding the certificates may not be generally available on an ongoing basis or on any particular date.

Credit Support May Not Cover All Types of Losses

Use of credit support will be subject to the conditions and limitations described in this prospectus supplement. Moreover, such credit support may not cover all potential losses or risks. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your certificates.

Disproportionate Benefits May Be Given to Certain Classes

Although subordination of certain classes of the non-offered certificates is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of the offered certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates are made in a specified order of priority, any related credit support may be exhausted before the principal of the later paid classes of certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage loans may fall disproportionately upon such later-paid classes of offered certificates.

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The Amount of Credit Support Will Be Limited

The amount of any applicable credit support supporting one or more classes of certificates, including the subordination of one or more other classes of certificates, was determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage loans and certain other factors. However, we cannot assure you that the loss experienced on the mortgage loans will not exceed such assumed levels. See “Description of the Offered Certificates—General” and “—Subordination” in this prospectus supplement. If the losses on the mortgage loans do exceed such assumed levels, you may be required to bear such additional losses.

REMIC Status

Under the Internal Revenue Code of 1986, if during any taxable year, an entity intended to qualify as a real estate mortgage investment conduit (“REMIC”) fails to satisfy one or more of the REMIC requirements, then such entity will not be treated as a REMIC for that taxable year and any taxable year thereafter. In that event, the issuing entity, including the Trust REMICs could be taxable as corporations and one or more of the certificates could be treated as stock in the corporations rather than as debt instruments. The Internal Revenue Code of 1986 authorizes the IRS to grant an entity relief from the consequences of REMIC disqualification if such REMIC disqualification occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualification. The relief may take the form of either allowing the entity to continue as REMIC after it again qualifies as a REMIC or by ignoring the cessation of REMIC status entirely. Any relief may, however, be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period during which it failed to meet the REMIC requirements. The Treasury Department and the IRS are authorized to issue regulations under these relief provisions but no regulations have been proposed.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in this prospectus supplement, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State and local income tax laws may differ substantially from the corresponding federal income tax laws, and this prospectus supplement does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may (i) attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the operating advisor, the sponsors, a related borrower or a mortgaged property or on some other basis, (ii) require nonresident holders of certificates to file returns in such jurisdiction and (iii) attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates. We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for that tax or penalty.

You should consult with your own tax advisor with respect to the various state and local tax consequences of an investment in the certificates.

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Certain Federal Tax Consideration Regarding Original Issue Discount

Certain classes of offered certificates may be issued with original issue discount for federal income tax purposes. Original issue discount is taxable when it accrues rather than when it is received, resulting in the recognition of original issue discount as taxable income before any cash attributable to that taxable income is received. Investors must have sufficient sources of cash other than a certificate to pay any federal, state or local income taxes that may be imposed on original issue discount. See “Material Federal Income Tax Consequences” in this prospectus supplement and “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the accompanying prospectus.

Tax Considerations Related to Foreclosure

Any income from a mortgaged property acquired by the Trust on foreclosure may be subject to entity level taxes (that is, taxes at the Trust level) unless certain conditions are satisfied. Specifically, income from the operation or management of a mortgaged property may be subject to federal tax at the highest marginal corporate tax rate (currently 35%) if the mortgaged property is operated or managed other than as rental property. Similarly, gain from the sale of a mortgaged property may be subject to federal tax at the highest marginal corporate tax rate if the mortgaged property is characterized as primarily held for sale to customers in the ordinary course of a trade or business. In addition, income from the operation or management of a mortgaged property, whether or not the mortgaged property is operated or managed as rental property, and income from the sale of a mortgaged property, whether or not the mortgaged property is characterized as primarily held for sale to customers in the ordinary course of a trade or business, may be subject to state and local taxes. Income subject to such taxes may be permitted, however, if it is determined that the benefit to Certificateholders is greater than under other methods of operating, managing or selling the mortgaged property.

In addition, income from the operation and management of a mortgaged property acquired by the Trust on foreclosure or gain from the sale of a mortgaged property may be subject to a 100% federal tax if the mortgaged property ceases to qualify as “foreclosure property” for REMIC purposes. In addition to other circumstances, a mortgaged property will cease to be foreclosure property if (i) construction work is performed on the mortgaged property (other than repair or maintenance), unless the construction was more than 10% completed when default on the related mortgage loan became imminent, or income from the mortgaged property fails to qualify as “rents from real property” or (ii) the mortgaged property is managed or operated in a trade or business, unless such management or operation is provided by an independent contractor (in which case the mortgaged property will not cease to be foreclosure property but its income will be subject to the entity level tax described above). Income from a mortgaged property will fail to qualify as “rents from real property” if it is based on the net profits of a tenant, or allocable to a service that is not customary in the area for the type of mortgaged property involved, unless such service is provided by an independent contractor. In addition, income from the operation or management of a mortgaged property and income from the sale of a mortgaged property, whether or not the mortgaged property qualifies as “foreclosure property” for REMIC purposes, may be subject to state and local taxes.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

Ordinarily, a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC may avoid such consequences, however, if the mortgage loan is in default, the default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

Revenue Procedure 2009-45, issued by Internal Revenue Service, eases the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances under which default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that an

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underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow a servicer to modify terms of REMIC-held mortgage loans that relate to changes in collateral, credit enhancement and recourse features, provided that after the modification the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the mortgaged properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the Special Servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

Risks Relating to Lack of Certificateholder Control over the Issuing Entity

You generally do not have a right to vote, except with respect to certain amendments to the pooling and servicing agreement. Furthermore, you will generally not have the right to make decisions concerning administration of the issuing entity. The pooling and servicing agreement gives the master servicer, the special servicer, the trustee, the certificate administrator or the REMIC administrator, as applicable, certain decision-making authority concerning administration of the issuing entity. These parties may make decisions different from those that holders of any particular class of the certificates offered in this prospectus supplement would have made, and these decisions may negatively affect those holders’ interests.

While there is an operating advisor with certain obligations in respect of reviewing the compliance of certain of the special servicer’s obligations under the pooling and servicing agreement, the operating advisor has no control or consultation rights over actions by the special servicer for so long as no Control Termination Event has occurred and is continuing. In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty to act on behalf of the certificateholders or the issuing entity or in the best interest of any particular certificateholder. It is not intended that the operating advisor act as a surrogate for the certificateholders. Investors should not rely on the operating advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the controlling class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool may be subject to more risk with respect to the decreased diversity of the size of mortgage loans, geographic location and types of mortgaged properties and number and affiliation of borrowers, as described above under the headings “—Risks Related to the Mortgage Loans—Risks Related to Tenants—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have

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Risks,” “—Risks Related to Mortgage Loan Concentration,” “—Risks Related to Borrower Concentration” and “—Geographic Concentration Exposes Investors to Greater Risk of Default and Loss.” Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or higher priority. This is so because, subject to the payment of the Class A-SB as described in “Description of the Offered Certificates—Distributions,” principal on the certificates is generally payable in sequential order of designation, and no class entitled to distribution of principal generally receives principal until the certificates balance(s) of the preceding class or classes entitled to receive principal have been reduced to zero.

Ratings of the Offered Certificates

Ratings assigned to the offered certificates by the rating agencies engaged by the depositor will be based, among other things, on the economic characteristics of the mortgaged properties and other relevant structural features of the transaction. A security rating does not represent any assessment of the yield to maturity that a certificateholder may experience. Ratings assigned to the offered certificates reflect only the views of the respective rating agencies as of the date such ratings are issued. Future events could have an adverse impact on such ratings. Ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information. Ratings do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

Furthermore, the amount, type and nature of credit support, if any, provided with respect to the offered certificates is determined on the basis of criteria established by each rating agency. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the issuing entity. As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued commercial mortgage-backed securities during the recent credit crisis by the hired rating agencies and other nationally recognized statistical rating organizations, the rating agencies’ assumptions regarding the performance of the mortgage loans related to such commercial mortgage-backed securities were not, in all cases, correct.

With respect to each mortgage loan, certain actions provided for in the related loan agreement require, as a condition to taking such action, that a no downgrade confirmation be obtained from each rating agency. In certain circumstances, this condition may be deemed to have been met or waived without such a no downgrade confirmation being obtained. See the definition of “No Downgrade Confirmation” in this prospectus supplement. In the event such an action is taken without a no downgrade confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the offered certificates, pursuant to the pooling and servicing agreement your acceptance of certificates will constitute an acknowledgment of, and agreement with, the procedures relating to no downgrade confirmations described under the definition of “No Downgrade Confirmation” in this prospectus supplement.

We are not obligated to maintain any particular rating with respect to any class of offered certificates. The ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of such rating agencies. Although these changes would not necessarily result from an event of default on any underlying mortgage loan, any adverse change to the ratings of any class of the offered certificates would likely have an adverse effect on the liquidity, market value and regulatory characteristics of those certificates. See “Ratings” in this prospectus supplement.

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Further, a ratings downgrade of any class of offered certificates below an investment grade rating by the rating agencies could affect the ability of a benefit plan or other investor to purchase or retain those certificates. See “ERISA Considerations” and “Legal Investment” in this prospectus supplement.

The depositor has requested a rating on each class of the offered certificates from three nationally recognized statistical rating organizations. Nationally recognized statistical rating organizations that the depositor has not engaged to rate any class of certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates and any one or more of the engaged rating agencies may issue unsolicited credit ratings on one or more classes of the certificates that it was not engaged to rate upon initial issuance, in each case, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, or otherwise. If any such unsolicited ratings are issued with respect to any rated class of certificates, we cannot assure you that they will not be different from any ratings assigned by an engaged rating agency to the related class of certificates on the closing date. The issuance of any unsolicited ratings that are lower than the ratings assigned by an engaged rating agency to the related class of certificates on the closing date may adversely impact the liquidity, market value and regulatory characteristics of that class of certificates.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to certain nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate the related classes of offered certificates and certain classes of private certificates not offered by this prospectus supplement (although an engaged rating agency may not ultimately issue ratings on all classes of certificates). The decision not to engage certain of the nationally recognized statistical rating organizations to rate any classes of certificates was due, in part, to those nationally recognized statistical rating organizations’ initial subordination levels for such classes of certificates and the decision to engage one or more of the engaged rating agencies to only rate certain classes of certificates, but not others, was also due, in part, to those rating agencies’ initial subordination levels for such classes of certificates. Accordingly, if the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates or had it engaged the engaged rating agencies to rate those other classes of certificates, their ratings of the offered certificates may have been different, and potentially lower, than those ratings ultimately assigned to the related class of offered certificates by the engaged rating agencies. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. In addition, the decision not to engage the engaged rating agencies in the rating of a class of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates.

Neither the depositor nor any other person or entity will have any duty to notify you if any nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this prospectus supplement. In no event will no downgrade confirmations from any nationally recognized statistical rating organization (other than the engaged rating agencies or except in so far as the matter involves a mortgage loan with a split loan structure and such other rating organization is hired to rate securities backed by the related companion loan) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that any or all of the engaged rating agencies no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a no downgrade confirmation, the pooling and servicing agreement will address delivery of a no downgrade confirmation only from the rating agencies engaged by the depositor to rate the offered certificates.

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Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus supplement are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the offered certificates may be significantly increased.

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

German American Capital Corporation

General

German American Capital Corporation (“GACC”) is a sponsor and a mortgage loan seller in this securitization transaction (in such capacity, “Sponsor” or “Mortgage Loan Seller”). Except with respect to the Honeywell Building mortgage loan, which was originated by Pillar Multifamily, LLC and acquired by GACC, GACC originated (either directly or, in some cases, through table funding arrangements) all of the GACC Mortgage Loans in this transaction. GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation and GACC is an affiliate of the Depositor and Deutsche Bank Securities Inc., an Underwriter. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005. For more information regarding GACC, see “The Sponsor” in the prospectus.

GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however, GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

GACC originates loans and aggregates and warehouses the loans pending sale via a commercial mortgage backed securities (“CMBS”) securitization.

GACC’s Securitization Program

GACC has been engaged as an originator and seller/contributor of loans into CMBS securitizations for over ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC was the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., and (iii) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large floating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC originates both fixed rate and floating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through March 31, 2015, is approximately $39.533 billion.

Generally, GACC has not purchased significant amounts of mortgage loans for securitization; however it has purchased loans for securitization in the past and it may elect to purchase loans for

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securitization in the future. In the event GACC purchases loans for securitization, GACC will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC relies on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC has servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to a Mortgage Loan Purchase Agreement, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex G to this prospectus supplement), to the Depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the Depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The Depositor will assign its rights under each Mortgage Loan Purchase Agreement to the issuing entity. In addition, GACC has agreed to indemnify the Depositor, the Underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” and “—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

Review of GACC Mortgage Loans

Overview. GACC, in its capacity as the Sponsor of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus supplement. GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus supplement, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan Documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the GACC during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus supplement.

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Data Comparison and Recalculation. The Depositor, on behalf of GACC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus supplement regarding the GACC Mortgage Loans. These procedures included:

•	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;

•	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the GACC Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus supplement.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each GACC Mortgage Loan originated by GACC, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex F to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions.

GACC prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 10 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in “Annex B—Description of the Top 20 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” to this prospectus supplement.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any mortgaged property securing a GACC Mortgage Loan, GACC obtained information on the status of the mortgaged property from the related borrower to confirm no material damage to the mortgaged property.

With respect to the GACC Mortgage Loans originated by GACC, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—GACC’s Underwriting Standards,” as well as to identify any material deviations from those origination and underwriting criteria. See “—GACC’s Underwriting Standards—Exceptions” below.

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Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus supplement is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated in accordance with GACC’s origination procedures and underwriting criteria, except as described below under “—GACC’s Underwriting Standards—Exceptions.” GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

GACC’s Underwriting Standards

General. GACC originates loans located in the United States that are secured by retail, multifamily, office, hospitality, industrial/warehouse and self storage properties. All of the mortgage loans originated by GACC generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and there is no assurance that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, GACC conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of the GACC underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus supplement, all financial, occupancy and other information contained in this prospectus supplement is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Loan Approval. Prior to loan origination and closing, all mortgage loans must be approved by credit risk management officers (the number of which varies by loan size) in accordance with its credit policies. The credit risk management officers may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. GACC’s underwriting standards as applied to first mortgage liens generally require, as stabilized operating performance the following minimum debt service coverage ratios and maximum LTV ratios for each of the indicated property types:

Property Type	DSCR Guideline	LTV Ratio Guideline
Office	1.25x	75%
Retail	1.30x	75%
Multifamily	1.20x	75%
Manufactured Housing	1.25x	70%
Industrial/Warehouse	1.25x	75%
Self Storage	1.25x	70%
Hospitality	1.50x	70%

The debt service coverage ratio guidelines listed above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus supplement may differ from the amount calculated at the time of origination and may be based on, for example, a net funded amount where a holdback reserve is held by the lender pending some future event. In addition, with respect to certain mortgage loans originated by GACC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by

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direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV ratio, if such subordinate or mezzanine debt is taken into account. In addition, GACC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, the mortgage loans originated by GACC may provide for interest-only payments until maturity, or for a specified period. With respect to interest-only loans, such loans are generally underwritten to a minimum debt service coverage ratio of 1.20x and a maximum LTV ratio of 80% on all property types. Moreover, in certain circumstances the actual debt service coverage ratios and LTV ratios for the mortgage loans originated or purchased by GACC and its affiliates may vary from the guidelines above, based on asset quality, sponsor equity, loan structure and other factors. See “Description of the Mortgage Pool” in this prospectus supplement and Annex A-1 to this prospectus supplement.

Escrow Requirements. GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In most cases where the property is covered by blanket insurance, insurance reserves will not be required. In certain cases where the loan sponsor is an institutional or investment grade entity, or to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly, GACC may waive all escrow requirements. In some cases, a borrower will be permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GACC are as follows:

Taxes and Insurance—Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premiums are required in order to provide lender with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

Replacement Reserves—Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:

Office	$0.20 per square foot
Retail	$0.15 per square foot of in-line space
Multifamily	$250 per unit
Manufactured Housing	$50 per pad
Industrial/Warehouse	$0.10 per square foot
Self Storage	$0.15 per square foot
Hospitality	4% of gross revenue

•	Re-tenanting—Certain major tenants and a significant number of smaller tenants may have lease expirations within the loan term. To mitigate this risk, reserves may be established to be funded either at closing and/or during the loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

•	Deferred Maintenance/Environmental Remediation—Generally, an initial deposit is required upon funding of the mortgage loan, in an amount equal to at least the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment. In some cases, borrowers are permitted to substitute environmental insurance policies, guarantees or other credit support in lieu of reserves for environmental remediation.

Third Party Reports. In connection with underwriting commercial mortgage loans, GACC generally will perform the procedures and obtain the third party reports or other documents described in this prospectus supplement under “Description of the Mortgage Pool—Certain Underwriting Matters.”

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Exceptions. Other than as set forth below, the GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott Pasadena, representing approximately 5.6% of the Initial Outstanding Pool Balance, the Cut-off Date LTV ratio is 70.9% in comparison to an LTV of 70.0% provided for in GACC’s underwriting guidelines for hospitality properties. GACC’s decision to include the Mortgage Loan in the transaction was based on the U/W NCF DSCR of 1.70x in comparison to a 1.50x U/W NCF DSCR provided for in GACC’s underwriting guidelines for hospitality properties, and based on the 30-year amortization schedule and interest rate of 4.5300%, the LTV at the maturity date is expected to be 57.4%. In addition, the Mortgage Loan has a strong sponsor and compared to its competitive set, has had average occupancy, ADR and RevPAR penetration rates of 107.7%, 117.4% and 126.5%, respectively, from 2012 to 2014.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Embassy Suites Destin, representing approximately 1.7% of the Initial Outstanding Pool Balance, the Cut-off Date LTV ratio is 71.7% in comparison to an LTV of 70.0% provided for in GACC’s underwriting guidelines for hospitality properties. GACC’s decision to include the Mortgage Loan in the transaction was based on the U/W NCF DSCR of 1.89x in comparison to a 1.50x U/W NCF DSCR provided for in GACC’s underwriting guidelines for hospitality properties, and based on the 30-year amortization schedule and interest rate of 4.4150%, the LTV at the maturity date is expected to be 57.8%. In addition, the Mortgage Loan has a strong sponsor and compared to its competitive set, has occupancy, ADR and RevPAR penetration rates of 129.3%, 110.2% and 142.6%, respectively, as of February 2015.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Mobile Gardens MHC Portfolio, representing approximately 1.0% of the Initial Outstanding Pool Balance, the Cut-off Date LTV ratio is 75.0% in comparison to an LTV of 70.0% provided for in GACC’s underwriting guidelines for manufactured housing community properties. GACC’s decision to include the Mortgage Loan in the transaction was based on the U/W NCF DSCR of 1.74x on an amortizing basis, in comparison to a 1.25x U/W NCF DSCR provided for in GACC’s underwriting guidelines for manufactured housing community properties.

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Compliance with Rule 15Ga-1 under the Exchange Act

GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 10, 2015. GACC’s “Central Index Key” number is 0001541294. The following table provides information regarding the demand, repurchase and replacement history with respect to the mortgage loans securitized by GACC during the period from and including April 1, 2012 to and including March 31, 2015:

% of principal balance	Check if Registered	Name of Originator	Total Assets in ABS by Originator(1)			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected			Notes
			#	$	$% of principal balance	#	$	$% of principal balance	#	$	$% of principal balance	#	$	$% of principal balance	#	$	$% of principal balance	#	$		#	$	% of principal balance
Asset Class: Commercial Mortgage Pass-Through Certificates
GE Commercial Mortgage Corporation, Series 2007-C1 Trust (CIK # 0001395290)	X	German American Capital Corporation	34	1,551,253,831	39.24	1	26,180,737	0.78	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	26,180,737	0.78	(2)
Total by Issuing Entity			34	1,551,253,831	39.24	1	26,180,737	0.78	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	26,180,737	0.78
Total by Asset Class			34	1,551,253,831	39.24	1	26,180,737	0.78	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	26,180,737	0.78	(3)

(1)	The dollar amounts and percentages presented in this column are each as of the applicable securitization date.

(2)	The repurchase demand refers to the 1604 Broadway loan, which represented 0.68% of the outstanding principal balance of the asset pool as of the applicable securitization date. The repurchase demand was rejected. In the columns entitled “Assets That Were Subject of Demand” and “Demand Rejected,” the dollar amount and percentage presented are as of December 31, 2011.

(3)	In the columns entitled “Assets That Were Subject of Demand” and “Demand Rejected,” the percentages presented are in relation to the total outstanding principal balance of the related asset pool as of December 31, 2011

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Cantor Commercial Real Estate Lending, L.P.

General

Cantor Commercial Real Estate Lending, L.P. (“CCRE Lending”) is a sponsor of, and a seller of certain mortgage loans (the “CCRE Mortgage Loans”) into, the securitization described in this prospectus supplement. CCRE Lending is a Delaware limited partnership and an affiliate of Berkeley Point Capital LLC, a primary servicer, and Cantor Fitzgerald & Co., an Underwriter. CCRE Lending was formed in 2010. Its general partner is Cantor Commercial Real Estate Holdings, LLC, and its limited partner is Cantor Commercial Real Estate Company, L.P. CCRE Lending’s executive offices are located at 110 East 59th Street, New York, New York 10022, telephone number (212) 938-5000.

According to its consolidated balance sheet (unaudited), as of March 31, 2015, Cantor Commercial Real Estate Company, L.P. and its consolidated subsidiaries (which include CCRE Lending) had total assets of approximately $2.017 billion, total liabilities of approximately $1.008 billion and total partners’ equity of approximately $1.009 billion. As of March 31, 2015, Cantor Commercial Real Estate Company, L.P. is a party to agreements related to $2.325 billion of master repurchase facilities.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the Depositor, German American Capital Corporation, a Sponsor and a Mortgage Loan Seller, Deutsche Bank Securities Inc., an Underwriter, and Deutsche Bank Trust Company Americas, the Certificate Administrator, Custodian, 17g-5 Information Provider, Certificate Registrar and Authenticating Agent) and certain third party lenders provide these various repurchase facilities to affiliates of CCRE Lending (the “CCRE Financing Affiliates”) through various repurchase facilities. Some or all of the CCRE Mortgage Loans are (or are expected to be prior to the Closing Date) subject to those repurchase facilities. If such is the case at the time the Certificates are issued, then CCRE Lending will use the proceeds from its sale of the CCRE Mortgage Loans to the Depositor to, among other things, reacquire such CCRE Mortgage Loans from the related CCRE Financing Affiliate, and the related CCRE Financing Affiliate will, in turn, use the funds that it receives from CCRE Lending to, among other things, reacquire the warehoused CCRE Mortgage Loans from the repurchase agreement counterparties free and clear of any liens. As of June 10, 2015, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 9 CCRE Mortgage Loans, representing approximately 11.4% of the Initial Outstanding Pool Balance.

CCRE Lending’s Loan Origination and Acquisition History

Since its founding in July 2010, CCRE Lending has originated or acquired approximately 1020 fixed and floating rate commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $18.9 billion and has acted as a sponsor and mortgage loan seller on 45 fixed-rate and floating-rate commercial mortgage-backed securitization transactions.

In future transactions, it is anticipated that many of the commercial mortgage loans originated or acquired by CCRE Lending will be sold to securitizations in which CCRE Lending acts as a sponsor. CCRE Lending expects to originate and acquire both fixed rate and floating rate commercial mortgage loans which will be included in both public and private securitizations. CCRE Lending also expects to originate and acquire subordinate and mezzanine debt for investment, syndication or securitization.

Neither CCRE Lending nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against CCRE Lending for any losses or other claims in connection with the Certificates or the CCRE Mortgage Loans except in respect of the repurchase and substitution obligations for Material Document Defects or the Material Breaches of representations and warranties made by CCRE Lending in the related Mortgage Loan Purchase Agreement as described under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

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Review of CCRE Mortgage Loans

Overview. CCRE Lending has conducted a review of the CCRE Mortgage Loans in connection with the securitization described in this prospectus supplement. The review of the CCRE Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals (the “CCRE Deal Team”). The review procedures described below were employed with respect to all of the CCRE Mortgage Loans, except that certain review procedures were relevant only to the large loan disclosures in this prospectus supplement, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the CCRE Deal Team created a data tape (the “CCRE Data Tape”) containing detailed loan-level and property-level information regarding each CCRE Mortgage Loan. The CCRE Data Tape was compiled from, among other sources, the related Mortgage Loan Documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by CCRE Lending during the underwriting process. The CCRE Deal Team updated the information in the CCRE Data Tape with respect to the CCRE Mortgage Loans from time to time based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity and information otherwise brought to the attention of the CCRE Deal Team. The CCRE Data Tape was used by the CCRE Deal Team in providing the numerical information regarding the CCRE Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation. CCRE Lending engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by CCRE Lending relating to information in this prospectus supplement regarding the CCRE Mortgage Loans. These procedures included:

•	comparing the information in the CCRE Data Tape against various source documents provided by CCRE Lending that are described above under “—Data Tape”;

•	comparing numerical information regarding the CCRE Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the CCRE Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the CCRE Mortgage Loans disclosed in this prospectus supplement.

Legal Review. CCRE Lending engaged various law firms to conduct certain legal reviews of the CCRE Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each CCRE Mortgage Loan originated by CCRE Lending, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from CCRE Lending’s standard form loan documents. In addition, origination counsel for each CCRE Mortgage Loan reviewed CCRE Lending’s representations and warranties set forth on Annex F to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the CCRE Mortgage Loans. Such assistance included, among other things, a review of (i) a due diligence questionnaires completed by origination counsel and (ii) exceptions to representations and warranties compiled by origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each CCRE Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each CCRE Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions.

CCRE Lending prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CCRE Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CCRE Mortgage Loans included in the next 10 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan

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summaries are incorporated in “Annex B—Description of the Top 20 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” in this prospectus supplement.

Other Review Procedures. In connection with the origination of each CCRE Mortgage Loan, CCRE Lending conducted a search with respect to each borrower under the related CCRE Mortgage Loan to determine whether it filed for bankruptcy. With respect to any material pending litigation that existed at the origination of any CCRE Mortgage Loan, CCRE Lending requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If CCRE Lending became aware of a significant natural disaster in the vicinity of any mortgaged property securing a CCRE Mortgage Loan, CCRE Lending obtained information on the status of the mortgaged property from the related borrower to confirm no material damage to the mortgaged property.

With respect to the CCRE Mortgage Loans originated by CCRE Lending, the CCRE Deal Team also consulted with the applicable CCRE Mortgage Loan origination team to confirm that the CCRE Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—CCRE Lending’s Underwriting Standards”.

Findings and Conclusions. Based on the foregoing review procedures, CCRE Lending determined that the disclosure regarding the CCRE Mortgage Loans in this prospectus supplement is accurate in all material respects. CCRE Lending also determined that the CCRE Mortgage Loans were originated in accordance with CCRE Lending’s origination procedures and underwriting criteria. CCRE Lending attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CCRE Lending’s Underwriting Standards

General. CCRE Lending’s commercial mortgage loans are generally originated in accordance with the underwriting criteria described below; however, variations from these guidelines may be implemented as a result of various conditions, including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by CCRE Lending. Therefore, this general description of CCRE Lending’s underwriting standards is not intended as a representation that every CCRE Mortgage Loan complies entirely with all criteria set forth below.

Loan Analysis. The credit underwriting process for each CCRE Lending loan is performed by a team comprised of real estate professionals that typically includes a senior member, originator, underwriter, transaction manager and loan closer. This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.

A member of the CCRE Lending team or an agent of CCRE Lending is required to perform an inspection of the property as well as a review of the surrounding market area, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CCRE Lending team or an affiliate of CCRE Lending, along with a third-party provider engaged by CCRE Lending, also performs a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the CCRE Lending team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CCRE Lending’s property-specific, cash flow underwriting guidelines. Determinations are also made

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regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or upfront reserves, letters of credit, lockboxes/cash management or guarantees. A complete credit committee package is prepared to summarize all of the above-referenced information.

Loan Approval. All commercial mortgage loans must be presented to one or more credit committees that consist of senior real estate and finance professionals of CCRE Lending and its affiliates among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended, request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Ratio. CCRE Lending’s underwriting standards generally require a minimum debt service coverage ratio (“DSCR”) of 1.20x and maximum loan-to-value (“LTV”) ratio of 80%; however, these thresholds are guidelines and exceptions may be made on the merits of each loan. Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower, which when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters; namely, the DSCRs described above will be lower based on the inclusion of the payments related to such additional debt and the LTV ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

The aforementioned DSCR requirements pertain to the underwritten cash flow at origination and may not hold true for each CCRE Mortgage Loan as reported in this prospectus supplement. Property and loan information is typically updated for securitization, including an update or re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the DSCR.

Additional Debt. Certain mortgage loans may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that CCRE Lending or an affiliate thereof may be the lender on that additional subordinate debt and/or mezzanine debt.

Amortization Requirements. While CCRE Lending’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus supplement will reflect a calculation on the future (larger) amortizing loan payment.

Servicing. Interim servicing for all CCRE Lending loans prior to securitization will typically be performed by affiliated servicer Berkeley Point Capital LLC or an unaffiliated third party such as Wells Fargo Bank, National Association or Midland Loan Services, a Division of PNC Bank, National Association; however, primary servicing may be occasionally retained by certain qualified subservicers under established sub-servicing agreements with CCRE Lending, which may be retained post-securitization. Otherwise, servicing responsibilities will be transferred from such third-party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing. From time to time, the original third-party servicer may retain primary servicing.

Assessments of Property Condition

As part of the underwriting process, the property assessments and reports described below will typically be obtained:

(i)   Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the

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Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii)   Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

(iii)   Engineering Assessment. In connection with the origination process, in most cases it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)   Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and CCRE Lending or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, CCRE Lending typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

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Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material borrower-owned improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the material borrower-owned improvements at the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the material borrower-owned improvements at the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or substantially all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

The mortgage loan documents typically also require the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

The mortgage loan documents typically further require the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, CCRE Lending may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, CCRE Lending may require the borrower to remediate such violation and, subject to the discussion under “—Assessments of Property Condition—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

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Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by CCRE Lending. Furthermore, CCRE Lending may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by CCRE Lending are as follows:

•	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

•	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

•	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if CCRE

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Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

•	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the CCRE Mortgage Loans, please see Annex A-1 to this prospectus supplement.

Exceptions. The CCRE Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

CCRE Commercial Mortgage Securities, L.P. (the “CCRE Depositor”), an affiliate of CCRE Lending through which certain of CCRE Lending’s prior securitization activity has been conducted, most recently filed a Form ABS-15G on February 14, 2012. The CCRE Depositor’s Central Index Key number is 0001515166. With respect to the period from and including April 1, 2012 to and including March 31, 2015, the CCRE Depositor did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations. CCRE Lending most recently filed a Form ABS-15G on February 5, 2015.  CCRE Lending’s Central Index Key number is 0001558761.  With respect to the period from and including April 1, 2012 to and including March 31, 2015, CCRE Lending did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Ladder Capital Finance LLC

General

Ladder Capital Finance LLC (“LCF”) is a sponsor of, and a seller of certain Mortgage Loans (the “LCF Mortgage Loans”) into, the securitization described in this prospectus supplement. LCF is a limited

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liability company organized under the laws of the State of Delaware and an indirect subsidiary of Ladder Capital Finance Holdings LLLP (“Ladder Holdings”) and Series TRS of Ladder Capital Finance Holdings LLLP (“TRS LLLP”). Ladder Holdings is a limited liability limited partnership organized under the laws of the State of Delaware. TRS LLLP and Series REIT of Ladder Capital Finance Holdings LLLP (“REIT LLLP”) are each a series of Ladder Holdings. Ladder Capital Corp. holds a controlling interest in Ladder Holdings. In addition, it is expected that LCF or one of its affiliates will, as of the date of the initial issuance of the Certificates, subject to any applicable financing arrangement, hold the La Gran Plaza Companion Loan designated as Note A-1.

Ladder Holdings commenced operations in October 2008. Ladder Holdings, together with its direct and indirect subsidiaries, including LCF, are collectively referred to in this prospectus supplement as the “Ladder Capital Group”. The Ladder Capital Group is a vertically integrated, full-service commercial real estate finance and investment management company that primarily originates, underwrites, structures, acquires, manages and distributes commercial, multifamily and manufactured housing community mortgage loans and other real estate debt instruments. The executive offices of the Ladder Capital Group are located at 345 Park Avenue, 8th Floor, New York, New York 10154.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the Depositor, German American Capital Corporation, a Sponsor and Mortgage Loan Seller and Deutsche Bank Securities Inc., one of the Underwriters) and certain third party lenders provide these various repurchase facilities to affiliates of LCF (the “LCF Financing Affiliates”) through various repurchase facilities.  Some or all of the LCF Mortgage Loans are (or are expected to be prior to the Closing Date) subject to those repurchase facilities.  If such is the case at the time the Certificates are issued, then LCF will use the proceeds from its sale of the LCF Mortgage Loans to the Depositor to, among other things, reacquire such LCF Mortgage Loans from the related LCF Financing Affiliates, and each of the related LCF Financing Affiliates will, in turn, use the funds that it receives from LCF to, among other things, reacquire the warehoused LCF Mortgage Loans from the repurchase agreement counterparties free and clear of any liens.

Wells Fargo Bank, National Association acts as interim custodian of the Mortgage Loan Documents (or, in the case of the La Gran Plaza Mortgage Loan, just the related promissory note) with respect to all of the LCF Mortgage Loans. Wells Fargo Bank, National Association, as custodian for the COMM 2015-CCRE23 commercial mortgage securitization, holds the remaining Mortgage Loan Documents with respect to the La Gran Plaza Mortgage Loan.

LCF or one of its affiliates may purchase certificates issued in connection with this securitization, either at initial issuance or in the secondary market.

Ladder Capital Group’s Securitization Program

During 2010, LCF contributed approximately $329.76 million of commercial, multifamily and manufactured housing community mortgage loans to two (2) commercial mortgage securitizations. During 2011, LCF contributed approximately $1.02 billion of commercial, multifamily and manufactured housing community mortgage loans to three (3) commercial mortgage securitizations. During 2012, LCF contributed approximately $1.6 billion of commercial, multifamily and manufactured housing community mortgage loans to six (6) commercial mortgage securitizations. During 2013, LCF contributed approximately $2.23 billion of commercial, multifamily and manufactured housing community mortgage loans to six (6) commercial mortgage securitizations. During 2014, LCF contributed approximately $3.49 billion of commercial, multifamily and manufactured housing community mortgage loans to 10 commercial mortgage securitizations. During the first four (4) calendar months of 2015, LCF has contributed approximately $0.84 billion of commercial, multifamily and manufactured housing community mortgage loans to 3 commercial mortgage securitizations. LCF began securitizing such types of mortgage loans in 2010 and has not been involved in the securitization of any other types of financial assets.

The Ladder Capital Group originates, and acquires from unaffiliated third party originators, commercial, multifamily and manufactured housing community mortgage loans throughout the United States. The following table sets forth information with respect to originations of fixed rate commercial,

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multifamily and manufactured housing community mortgage loans by Ladder Capital Group during the calendar years 2010, 2011, 2012, 2013 and 2014 and the first four months of 2015.

Originations of Fixed Rate Multifamily,
Manufactured Housing Community and Commercial Mortgage Loans

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination
2010	48	$663,256,700
2011	65	$1,170,444,775
2012	152	$2,463,328,246
2013	120	$2,269,641,443
2014	158	$3,290,652,162
2015(1)	45	$667,774,414

(1) During the period from January 1, 2015 through April 30, 2015.

In connection with commercial mortgage securitization transactions in which it participates as a sponsor, LCF will generally transfer the subject mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer by the depositor to the issuing entity of those mortgage loans (together with any other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the applicable depositor, LCF works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

LCF will generally make certain representations and warranties and undertake certain loan document delivery requirements with respect to the mortgage loans that it contributes to a commercial mortgage securitization; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, LCF will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. LCF has limited assets with which to effect any such repurchase or substitution or make any such estimated loss reimbursement payment. However, as is the case in this securitization, Ladder Holdings, TRS LLLP and REIT LLLP will often guarantee LCF’s payment obligations in connection with a repurchase or substitution of a defective mortgage loan resulting from, or the making of an estimated loss reimbursement payment related to, any such breach of representation or warranty or defective or missing loan documentation. Notwithstanding the existence of any such guarantee, no assurance can be provided that Ladder Holdings, TRS LLLP, REIT LLLP or LCF will have the financial ability to repurchase or replace, or to make an estimated loss reimbursement payment with respect to, a defective mortgage loan, or to cause such to occur, and no other member of the Ladder Capital Group will be responsible for doing so if Ladder Holdings, TRS LLLP, REIT LLLP and LCF all fail with respect to their obligations.

No member of the Ladder Capital Group acts as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that LCF or its affiliates originates, acquires or securitizes. Instead, LCF sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers. Wells Fargo Bank, National Association, has been acting as interim servicer with respect to all of the LCF Mortgage Loans, with an aggregate Cut-off Date Balance of $282,345,116, which represents 21.4% of the Initial Outstanding Pool Balance; provided that, in the case of the La Gran Plaza Mortgage Loan, it has been doing so as sub-servicer on behalf of Midland, in its capacity as the COMM 2015-CCRE23 Master Servicer.

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Review of LCF Mortgage Loans

Overview. LCF has conducted a review of the LCF Mortgage Loans in connection with the securitization described in this prospectus supplement. The review of the LCF Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Ladder Capital Group (the “Ladder Capital Review Team”). The review procedures described below were employed with respect to all of the LCF Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus supplement. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Ladder Capital Review Team created a database of loan-level and property-level information, and prepared an asset summary report, relating to each LCF Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Ladder Capital Review Team during the underwriting process. After origination of each LCF Mortgage Loan, the Ladder Capital Review Team updated the information in the database and the related asset summary report with respect to such LCF Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Ladder Capital Review Team.

A data tape (the “LCF Data Tape”) containing detailed information regarding each LCF Mortgage Loan was created from the information in the database referred to in the prior paragraph. The LCF Data Tape was used to provide the numerical information regarding the LCF Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation. LCF engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by LCF, relating to information in this prospectus supplement regarding the LCF Mortgage Loans. These procedures included:

•	comparing the information in the LCF Data Tape against various source documents provided by LCF that are described under “—Database” above;

•	comparing numerical information regarding the LCF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the LCF Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the LCF Mortgage Loans disclosed in this prospectus supplement.

Legal Review. The Ladder Capital Group engaged various law firms to conduct certain legal reviews of the LCF Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of the LCF Mortgage Loans, the Ladder Capital Group’s origination counsel for each LCF Mortgage Loan reviewed the representations and warranties set forth on Annex F to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LCF Mortgage Loans. Such assistance included, among other things, (i) a review of the Ladder Capital Group’s asset summary reports for certain of the LCF Mortgage Loans, (ii) a review of the representation and warranty exception reports referred to above relating to certain of the LCF Mortgage Loans and prepared by origination counsel, (iii) a review of a due diligence questionnaire regarding the LCF Mortgage Loans prepared by Ladder Capital Group, (iv) a review of data tapes relating to the LCF Mortgage Loans prepared by Ladder Capital Group, and (v) the review of select provisions in certain loan documents with respect to certain of the LCF Mortgage Loans.

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Origination counsel or securitization counsel also assisted in the preparation of the individual LCF Mortgage Loan summaries in Annex B to this prospectus supplement based on their respective reviews of the related asset summary reports and/or the pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. With respect to any material pending litigation of which the Ladder Capital Group was aware at the origination of any LCF Mortgage Loan, the Ladder Capital Group requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If the Ladder Capital Group became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any LCF Mortgage Loan, the Ladder Capital Group obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Ladder Capital Review Team also reviewed the LCF Mortgage Loans to determine, with the assistance of counsel engaged in connection with this securitization, whether any LCF Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Ladder’s Underwriting Standards” below.

Findings and Conclusions. Based on the foregoing review procedures, Ladder Capital Group determined that the disclosure regarding the LCF Mortgage Loans in this prospectus supplement is accurate in all material respects. Ladder Capital Group also determined that the LCF Mortgage Loans were originated in accordance with Ladder Capital Group’s origination procedures and underwriting criteria discussed under “—Ladder’s Underwriting Standards” below. LCF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. The Ladder Capital Group will perform a review of any LCF Mortgage Loan that it elects to substitute for a LCF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. The Ladder Capital Group, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (the “Qualification Criteria”). The Ladder Capital Group will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by the Ladder Capital Group and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by the Ladder Capital Group to render any tax opinion required in connection with the substitution.

Ladder’s Underwriting Standards

Each of the LCF Mortgage Loans was originated by LCF or one of its affiliates. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated by LCF and its affiliates for securitization.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one loan to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated by LCF or one of its affiliates will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular LCF Mortgage Loans, see “—Ladder’s Underwriting Standards—Exceptions” below and

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“Annex G—Exceptions to Mortgage Loan Seller Representations and Warranties” in this prospectus supplement.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. Such searches are limited in the time periods that they cover, and generally cover no more than the prior 10-year period. Furthermore, in the case of equity holders in the borrowers, such searches would generally be conducted only as to equity holders with at least a 20% interest in the subject borrower or that control the subject borrower. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate the competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated must be approved by a loan committee that includes senior personnel from the Ladder Capital Group. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. With respect to loans originated for securitization, the Ladder Capital Group’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by the Ladder Capital Group and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans originated by LCF or one of its affiliates may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that a member of the Ladder Capital Group may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

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Assessments of Property Condition

As part of the underwriting process, the property assessments and reports described below will typically be obtained:

(i)   Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii)   Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

(iii)   Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance. An engineering assessment may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

(iv)   Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4. A seismic study may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and the Ladder Capital Group or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

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Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), the Ladder Capital Group typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material borrower-owned improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the material borrower-owned improvements at the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the material borrower-owned improvements at the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), each of the mortgage loans requires that the related borrower maintain: (i) coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates (although in many cases there is a cap on the amount that the related borrower will be required to expend on terrorism insurance); (ii) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; and (iii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the Ladder Capital Group may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance or a non-recourse carveout in the related loan documents with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have

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a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, the Ladder Capital Group may require the borrower to remediate such violation and, subject to the discussion under “—Ladder’s Underwriting Standards—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions (depending on the property type), deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by a member of the Ladder Capital Group. In certain cases, these reserves may be released to the borrower upon satisfaction of certain conditions in the related loan documents that may include, but are not limited to, achievement of leasing matters, achieving a specified debt service coverage ratio or debt yield or satisfying other conditions. Furthermore, the Ladder Capital Group may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by the Ladder Capital Group are as follows:

•	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly, to reimburse the landlord/borrower for the payment of such taxes or to deliver to the landlord/borrower funds for purposes of paying such taxes in advance of their due date, (iii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve or (iv) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of real estate taxes.

•	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower or an affiliate maintains a blanket insurance policy covering the subject mortgaged property, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is permitted to maintain the insurance or to self-insure, (iv) if and to the extent that another third

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party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to maintain the insurance, (v) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve or (vi) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of insurance premiums.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if and to the extent a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, (ii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, (iii) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve, or (iv) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve.

•	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

•	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain

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circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the LCF Mortgage Loans, please see Annex A-1 to this prospectus supplement.

Exceptions. The LCF Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus supplement, LCF most recently filed a Form ABS-15G on February 10, 2015. LCF’s Central Index Key number is 0001541468. With respect to the period from and including April 1, 2012 to and including March 31, 2015, LCF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

KeyBank National Association

General

KeyBank National Association (“KeyBank”) is a national banking association and wholly-owned bank subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. The principal office of KeyBank is located at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank offers a wide range of consumer and commercial banking services to its customers, including commercial real estate financing, throughout the United States. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

In 2014, KeyBank’s Real Estate Capital Group originated a total of $12.1 billion in permanent, bridge, development and construction commercial mortgage loans from 23 offices nationwide. Of this total, $5.4 billion commercial mortgage loans were originated for sale through commercial mortgage-backed securities (“CMBS”) transactions, acquisition by Fannie Mae or Freddie Mac, sale of Ginnie Mae certificates to third party investors, or sale to life insurance companies and pension funds.

KeyBank’s Securitization Program

KeyBank underwrites and originates mortgage loans secured by commercial or multifamily properties and, together with other sponsors and loan sellers, participates in securitization transactions by transferring the mortgage loans to an unaffiliated third party acting as depositor, which then transfers the mortgage loans to the issuing entity.

KeyBank has been engaged in originating commercial and multifamily mortgage loans for inclusion in CMBS transactions since 2000. As of April 30, 2015, KeyBank had originated approximately $14.262 billion of commercial mortgage loans that have been securitized in 65 securitized transactions. KeyBank’s commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed-rate and secured by retail, office, multifamily, industrial, self storage, manufactured housing, and hospitality properties. KeyBank also originates other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

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In addition to the origination of commercial and multifamily mortgage loans, KeyBank acts as the primary servicer of many of KeyBank’s commercial and multifamily mortgage loans that are securitized. KeyBank provides interim, primary, master and special servicing for institutional clients and commercial and multifamily securitized products, including CMBS transactions in which KeyBank has sold commercial mortgage loans.

Review of KeyBank Mortgage Loans

Overview. KeyBank has conducted a review of the mortgage loans (the “KeyBank Mortgage Loans”) it is contributing in the securitization described in this prospectus supplement. The review of the KeyBank Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of KeyBank or one or more of its affiliates (the “KeyBank Review Team”). The review procedures described below were employed with respect to all of the KeyBank Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the KeyBank Review Team created a database of loan-level and property-level information relating to each KeyBank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the KeyBank Review Team during the underwriting process. After origination of each KeyBank Mortgage Loan, the KeyBank Review Team updated the information in the database with respect to such KeyBank Mortgage Loan based on applicable information from KeyBank, as servicer of the KeyBank Mortgage Loans, relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the KeyBank Review Team.

A data tape (the “KeyBank Data Tape”) containing detailed information regarding each KeyBank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The KeyBank Data Tape was used to provide the numerical information regarding the KeyBank Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation. KeyBank engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by KeyBank, relating to information in this prospectus supplement regarding the KeyBank Mortgage Loans. These procedures included:

•	comparing the information in the KeyBank Data Tape against various source documents provided by KeyBank that are described above under “—Database”;

•	comparing numerical information regarding the KeyBank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the KeyBank Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the KeyBank Mortgage Loans disclosed in this prospectus supplement.

Legal Review. KeyBank engaged legal counsel in connection with this securitization to provide, among other things, (i) a review of the representations and warranties and exception reports relating to the KeyBank Mortgage Loans prepared by origination counsel, (ii) a review and assistance in the completion by the KeyBank Review Team of a due diligence questionnaire relating to the KeyBank Mortgage Loans, and (iii) a review of certain loan documents with respect to the KeyBank Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each KeyBank mortgage loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

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Counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in this prospectus supplement, based on their review of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any material pending litigation of which KeyBank was aware at the origination of any KeyBank Mortgage Loan, KeyBank requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If KeyBank became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a KeyBank Mortgage Loan, KeyBank obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The KeyBank Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the KeyBank Mortgage Loans to determine whether any KeyBank Mortgage Loan materially deviated from the underwriting guidelines set forth under “—KeyBank’s Underwriting Guidelines and Process” below. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, KeyBank determined that the disclosure regarding the KeyBank Mortgage Loans in this prospectus supplement is accurate in all material respects. KeyBank also determined that the KeyBank Mortgage Loans were originated in accordance with KeyBank’s origination procedures and underwriting criteria, except as described below under “—Exceptions” below. KeyBank attributes to itself all findings and conclusions resulting from the foregoing review procedures.

KeyBank’s Underwriting Guidelines and Process

General. KeyBank has developed guidelines establishing certain procedures with respect to underwriting the KeyBank Mortgage Loans. All of the KeyBank Mortgage Loans were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by KeyBank at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The KeyBank Mortgage Loans to be included in the trust were originated by KeyBank generally in accordance with the CMBS program of KeyBank. For a description of any material exceptions to the underwriting guidelines in this prospectus supplement, see “—Exceptions” below.

Notwithstanding the discussion below, given the differences between individual commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, and/or performance history. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions” below), the underwriting of the KeyBank Mortgage Loan will conform to the general guidelines described below.

Property Analysis. KeyBank performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, and other applicable demand drivers. KeyBank assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, KeyBank evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. KeyBank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio.

Evaluation of the Borrower. KeyBank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The

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evaluation will generally include a review of anti-money laundering or OFAC checks, obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

Loan Approval. All mortgage loans originated by KeyBank must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a prospective mortgage loan transaction.

Debt Service Coverage Ratio and LTV Ratio. KeyBank’s underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan.

Generally, the debt service coverage ratios for KeyBank mortgage loans will be equal to or greater than 1.30x; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), loan-to-value ratio, reserves, borrower or other factors.

Generally, the loan-to-value ratio for KeyBank mortgage loans will be equal to or less than 75%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), debt service coverage ratio, reserves, sponsorship or other factors.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, KeyBank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that KeyBank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

Appraisals. KeyBank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, KeyBank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments. KeyBank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, KeyBank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. An environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. In some instances, KeyBank will engage an independent third party to review an environmental assessment and provide a summary of its findings. Depending on the findings of the initial environmental assessment, KeyBank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, KeyBank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

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Seismic Report. A seismic report is required for all Mortgaged Properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, KeyBank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Escrow Requirements. KeyBank may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, KeyBank may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by KeyBank. The typical required escrows for mortgage loans originated by KeyBank are as follows:

•	Taxes - Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. KeyBank may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

•	Insurance - If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).

•	Replacement Reserves - Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. KeyBank relies on information provided by an independent engineer to make this determination. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

•	Completion Repair/Environmental Remediation - Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, KeyBank generally requires that at least 100% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) recommended costs do not exceed $50,000.

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•	Tenant Improvement/Lease Commissions - In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

Exceptions.

The KeyBank Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

KeyBank has filed its most recent Rule 15Ga-1 filing on January 30, 2015 and had no demand, repurchase, or replacement claims to report for the annual reporting period ending December 31, 2014 as a sponsor of commercial mortgage loan securitizations. Since KeyBank has no demand, repurchase or replacement claims as a sponsor of commercial mortgage loan securitizations to report KeyBank has no obligation to file quarterly reports. KeyBank’s Central Index Key is 0001089877. With respect to the period from and including April 1, 2012 to and including March 31, 2015, KeyBank does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—KeyBank National Association” has been provided by KeyBank.

THE DEPOSITOR

The Depositor is Deutsche Mortgage & Asset Receiving Corporation (the “Depositor”). The Depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the Depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is (212) 250-2500. The Depositor’s capitalization is nominal. All of the shares of capital stock of the Depositor are held by DB U.S. Financial Markets Holding Corporation.

During the eight years ending March 31, 2015, the Depositor has acted as depositor with respect to public and private conduit or combined conduit/large loan commercial mortgage securitization transactions in an aggregate amount of approximately $87.488 billion.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The Depositor will not have any business operations other than securitizing mortgage loans and related activities.

The Depositor has minimal ongoing duties with respect to the Certificates and the Mortgage Loans. The Depositor’s duties pursuant to the Pooling and Servicing Agreement include, without limitation, the duty (i) to appoint a successor Trustee in the event of the resignation or removal of the Trustee, (ii) to provide information in its possession to the Certificate Administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Exchange Act, (iii) to indemnify the Trustee, the Certificate Administrator and the Operating Advisor against certain expenses and liabilities resulting from the Depositor’s willful misconduct, bad faith, fraud or negligence, and (iv) to sign

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any distribution report on Form 10-D and current report on Form 8-K and annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the Trust and review filings pursuant to the Exchange Act, prepared by the Certificate Administrator on behalf of the Trust. The Depositor is required under the Underwriting Agreement, between the Depositor, Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., KeyBanc Capital Markets Inc. and Goldman, Sachs & Co. (collectively, the “Underwriters”), and German American Capital Corporation, to indemnify the Underwriters for certain securities law liabilities.

See “Certain Relationships and Related Transactions” in this prospectus supplement for a discussion with respect to the Depositor and certain affiliations, relationships and related transactions with other transaction parties.

THE ISSUING ENTITY

The issuing entity for the certificates will be COMM 2015-LC21 Mortgage Trust (the “Issuing Entity”). The Issuing Entity is a New York common law trust that will be formed on the settlement date set for the offered certificates (the “Closing Date”) pursuant to the Pooling and Servicing Agreement. The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO property, disposing of defaulted Mortgage Loans and REO property, issuing the Certificates, making distributions, providing reports to certificateholders and the other activities described in this prospectus supplement. Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing funds in the collection account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Issuing Entity may not lend or borrow money, except that the Master Servicer and/or the Trustee, if applicable, may make advances to the Issuing Entity only to the extent that such party deems such advances to be recoverable from the related Mortgage Loan. These advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth in this prospectus supplement under “The Pooling and Servicing Agreement—Amendment.” The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer. A discussion of the duties of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under “The Trustee,” “The Certificate Administrator and Custodian,” “The Operating Advisor,” “The Servicers—The Master Servicer,” “The Servicers—The Special Servicer” and “The Pooling and Servicing Agreement.”

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Collection Account and other accounts are invested. The Issuing Entity has no present liabilities, but has potential liability relating to the two REMIC elections, its ownership of the Mortgage Loans and any REO Properties, and the indemnity obligations to the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer. The fiscal year of the Issuing Entity is the calendar year. The Issuing Entity has no executive officers or a Board of Directors. It acts through the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.

The Depositor is contributing the Mortgage Loans to the Issuing Entity. The Depositor is purchasing the Mortgage Loans from the Mortgage Loan Sellers, as described in this prospectus supplement under “Description of the Mortgage Pool—Sale of the Mortgage Loans.”

Since the Issuing Entity is a common law trust, it may not be eligible for relief under Title 11 of the United States Code, as amended (the “Bankruptcy Code”), unless it can be characterized as a “business trust” for purposes of the Bankruptcy Code. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a “business trust.” The Depositor has been formed to be a special purpose bankruptcy remote entity. In connection with the sale of the Mortgage Loans from a Mortgage Loan

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Seller to the Depositor and from the Depositor to the Issuing Entity, legal opinions are required to be rendered generally to the effect that:

(i)   Either (A) if such Mortgage Loan Seller were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) the Mortgage Loans and payments thereunder and proceeds thereof are not property of the estate of such Mortgage Loan Seller under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case involving such Mortgage Loan Seller is not applicable to payments on the Certificates or, if applicable, (B) if the Federal Deposit Insurance Corporation (the “FDIC”) were to be appointed receiver or conservator for such Mortgage Loan Seller pursuant to the Federal Deposit Insurance Act, as amended, a court after full consideration of all relevant factors would hold that the Mortgage Loans and payments thereunder and proceeds thereof are not subject to repudiation, reclamation, recovery, or recharacterization by the FDIC.

(ii)   If the Depositor were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the Mortgage Loans, and payments thereunder and proceeds thereof are not property of the estate of the Depositor under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case of the Depositor is not applicable to payments on the Certificates.

Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true. Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the Depositor has been structured as a bankruptcy remote entity, and the transfer of the Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Issuing Entity has been structured as a sale, there can be no assurance that the Depositor will not be subject to a bankruptcy proceeding or that the sale of the Mortgage Loans will not be recharacterized as a pledge, with the result that the Depositor or Issuing Entity is deemed to be a creditor of the related Mortgage Loan Seller rather than an owner of the Mortgage Loans. See “Risk Factors—Risks Related to the Mortgage Loans—The Sellers of the Mortgage Loans Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans” in this prospectus supplement.

THE SERVICERS

Generally

The Pooling and Servicing Agreement provides for the appointment of both a Master Servicer and a Special Servicer. Each of the Master Servicer and the Special Servicer will be required to service and administer the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and each Serviced Loan Combination for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans and Serviced Loan Combinations; Collection of Payments.” The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Loan Combination to the extent such procedures are consistent with the Servicing Standard.

The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement. However, despite any such delegation, the Master Servicer and the Special Servicer will remain liable for their respective obligations. Furthermore, each of the Master Servicer and the Special Servicer will be responsible for the acts and omissions of their subservicers, agents or

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attorneys. Notwithstanding the foregoing, the Special Servicer is generally prohibited from delegating all of its obligations under the Pooling and Servicing Agreement to third parties.

The Master Servicer and the Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), will be the master servicer (the “Master Servicer”) and in this capacity will initially be responsible for the servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Loan Combinations. Midland will also be the special servicer (the “Special Servicer”) and in such capacity will initially be responsible for the servicing and administration of the Specially Serviced Loans and Serviced REO Properties, and in certain circumstances, will review, evaluate and provide or withhold consent as to certain major decisions and other transactions relating to non-Specially Serviced Loans, pursuant to the Pooling and Servicing Agreement. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable loan seller. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities by S&P, Moody’s, Fitch and Morningstar. Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar. For each category, S&P ranks Midland as “Strong”, Fitch ranks Midland as “1”, and Morningstar ranks Midland as “CS1”. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and special serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer termination event as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the Certificates and other appropriate parties may obtain access to CMBS Investor Insight through

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Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of March 31, 2015, Midland was servicing approximately 29,779 commercial and multifamily mortgage loans with a principal balance of approximately $325 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 11,890 of such loans, with a total principal balance of approximately $159 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income producing properties. As of March 31, 2015, Midland was named the special servicer in approximately 170 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $93 billion. With respect to such transactions as of such date, Midland was administering approximately 106 assets with an outstanding principal balance of approximately $754 million.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily mortgage loans in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2012 to 2014.

	Calendar Year-End (Approximate amounts in billions)

Portfolio Size – Master/Primary	2012	2013	2014
CMBS	$115	$141	$157
Other	$167	$167	$179
Total	$282	$308	$336

Midland has acted as a special servicer for commercial and multifamily mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and owned real estate that have been referred to Midland as special servicer in commercial mortgage-backed securities transaction from 2012 to 2014.

	Calendar Year-End (Approximate amounts in billions)

Portfolio Size – CMBS Special Servicing	2012	2013	2014
Total	$82	$70	$85

Midland may enter into one or more arrangements with the applicable Directing Holder, Holders of Certificates of the Controlling Class, the Controlling Class Representative, a Companion Loan holder or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment as special servicer under the Pooling and Servicing Agreement and any related intercreditor agreement and limitations on such person’s right to replace the special servicer.

Midland assisted KKR Securities Holdings, LLC or its affiliate with due diligence relating to the Mortgage Loans in the Mortgage Pool.

Midland will acquire the right to act as Master Servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the Mortgage Loan Sellers pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee

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payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate minus 0.0025%, but which may be reduced under certain circumstances as provided in the Pooling and Servicing Agreement.

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the Issuing Entity, certain of the GACC Mortgage Loans.

Pursuant to certain interim servicing agreements between CCRE Lending and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the Issuing Entity, certain of the CCRE Mortgage Loans.

Pursuant to a primary servicing agreement between KeyBank, on the one hand, and Midland, on the other hand, KeyBank will act as primary servicer with respect to the KeyBank Mortgage Loans. The KeyBank Mortgage Loans represent 14.6% of the Initial Outstanding Pool Balance. KeyBank will receive the primary servicing fee set forth on Annex A-1 for the KeyBank Mortgage Loans.

Pursuant to a primary servicing agreement between Berkeley Point, an affiliate of CCRE Lending, on the one hand, and Midland, on the other hand, Berkeley Point will act as primary servicer with respect to 2 of the CCRE Mortgage Loans, representing, in the aggregate, approximately 0.9% of the Initial Outstanding Pool Balance, and will receive a fee equal to 0.0700% and 0.0700%, respectively, per annum for such Mortgage Loans.

Pursuant to a limited subservicing agreement between Berkeley Point, an affiliate of CCRE Lending, on the one hand, and Midland, on the other hand, Berkeley Point is expected to assume certain limited subservicing duties consisting of performing inspections and collecting financial statements with respect to 29 of the CCRE Mortgage Loans, representing approximately 22.5% of the Initial Outstanding Pool Balance, and will receive a fee equal to 0.0200% per annum for each such CCRE Mortgage Loan.

Midland may also act as a limited servicer with respect to certain mortgage loans for Ladder Capital Finance LLC or its affiliates, subject to a repurchase facility.

Under the COMM 2015-CCRE23 Pooling and Servicing Agreement, Midland is also the COMM 2015-CCRE23 master servicer and, accordingly, is responsible for servicing of the Courtyard by Marriott Portfolio loan combination and prior to the La Gran Plaza Securitization Date, the La Gran Plaza loan combination.

The foregoing information regarding Midland under this heading “—The Master Servicer and the Special Servicer” has been provided by Midland.

The Special Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this prospectus supplement).

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

Replacement of the Special Servicer

The Special Servicer may be removed with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans) and Serviced Loan Combination serviced by it, and a successor Special Servicer appointed, at any time, as follows:

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(a)   if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be removed (other than with respect to Servicing Shift Mortgage Loans) at the direction of the applicable Directing Holder;

(b)   if a Control Termination Event has occurred and is continuing the Special Servicer may be removed, in accordance with the procedures set forth below, at the written direction of (i) holders of Sequential Pay Certificates evidencing at least 75% of a Certificateholder Quorum or (ii) holders of Sequential Pay Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates; and

(c)   if a Consultation Termination Event has occurred and is continuing, the Special Servicer may be removed, in accordance with the procedures set forth below, at the recommendation of the Operating Advisor and with a confirming vote by an affirmative vote of holders of Sequential Pay Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account Realized Losses and the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates on an aggregate basis.

The procedures for removing the Special Servicer if a Control Termination Event has occurred and is continuing will be as follows: upon (i) written direction of holders of Sequential Pay Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of the Sequential Pay Certificates requesting a vote to replace the Special Servicer with a new Special Servicer, (ii) payment by such holders, as applicable, to the Certificate Administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the Certificate Administrator in connection with administering such vote, and (iii) delivery by such holders, as applicable, to the Certificate Administrator of No Downgrade Confirmations (which No Downgrade Confirmations will be obtained at the expense of those holders of Certificates requesting such vote), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all Certificates in such regard. Upon the written direction of (i) holders of Sequential Pay Certificates evidencing at least 75% of a Certificateholder Quorum or (ii) holders of Sequential Pay Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates on an aggregate basis, in each case, within 180 days of the notice from the Certificate Administrator of the request for such vote, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the successor Special Servicer designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination. The Certificate Administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices on the Certificate Administrator’s website and each Certificateholder may register to receive email notifications when such notices are posted on the website. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In addition, with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Loan Combination (other than Servicing Shift Loan Combinations), after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer. In such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation (provided, that the Operating Advisor will not be permitted to recommend the replacement of the Special Servicer for any Loan Combination so long as the holder of the related Companion Loan is the Loan Specific Directing Holder under the related Intercreditor Agreement); setting forth the reasons supporting its position (along with any information the Operating Advisor considered relevant to its recommendation) and recommending a suggested replacement Special Servicer; provided, that in no event should the information or any other content in

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such written recommendation contravene any provision of the Pooling and Servicing Agreement). The Certificate Administrator will be required to notify each Certificateholder of the recommendation and post it on the Certificate Administrator’s internet website. The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Sequential Pay Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account any Realized Losses and the application of Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates on an aggregate basis within 180 days from the date the Certificate Administrator posts such recommendation on its internet website. If the Certificate Administrator receives a No Downgrade Confirmation from each of the Rating Agencies (and the successor Special Servicer agrees to be bound by the terms of the Pooling and Servicing Agreement), the Trustee will then be required to (i) terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and to appoint the successor Special Servicer approved by the Certificateholders, provided such successor Special Servicer is subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees and other compensation, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination and (ii) promptly notify such outgoing Special Servicer of the effective date of such termination, provided that if such written direction is not provided within 180 days of notice from the Certificate Administrator of the request for a vote to terminate and replace the Special Servicer, then such written direction shall have no force and effect. The reasonable costs and expenses associated with obtaining No Downgrade Confirmations and administering the vote of the applicable Sequential Pay Certificates will be an additional expense of the Issuing Entity. The Operating Advisor may not receive any fees, compensation or other remuneration from a Special Servicer or successor Special Servicer in connection with: (i) the Operating Advisor’s obligations under the Pooling and Servicing Agreement or (ii) appointment or recommendation for replacement of any successor Special Servicer to become the Special Servicer.

In addition, the Depositor may direct the Trustee to terminate the Special Servicer upon 5 business days’ written notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement (subject to any applicable grace period). In the event of such termination, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative will have the right to appoint a successor Special Servicer.

The appointment of a successor Special Servicer will be subject to a No Downgrade Confirmation. In no event may a successor Special Servicer be a current or former Operating Advisor or any affiliate of a current or former Operating Advisor.

Additionally, the Special Servicer may be replaced in the event that a Servicer Termination Event occurs with respect to such entity as described under “The Pooling and Servicing Agreement—Rights upon a Servicer Termination Event” in this prospectus supplement.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above, the holders of Certificates evidencing at least 75% of the aggregate Voting Rights (taking into account Realized Losses and the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Sequential Pay Certificates, on an aggregate basis.

“Non-Reduced Certificates” means any Class of Sequential Pay Certificates then outstanding for which (a)(1) the initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such Class of

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Certificates less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates.

The Primary Servicers

KeyBank National Association

KeyBank will be appointed as a primary servicer with respect to KeyBank Mortgage Loans (the “KeyBank Serviced Loans”).  KeyBank is a wholly-owned subsidiary of KeyCorp. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211.  KeyBank is not an affiliate of the Issuing Entity, the Depositor, any other Mortgage Loan Seller, the Trustee, the Certificate Administrator, the Paying Agent, the Custodian, the Master Servicer, the Special Servicer, the Operating Advisor, or any other sub-servicer.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998.  The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/2012	12/31/2013	12/31/2014	3/31/2015
By Approximate Number	10,972	16,716	16,772	18,484
By Approximate Aggregate Principal Balance (in billions)	$101.6	$170.1	$174.6	$188.3

Within this servicing portfolio are, as of March 31, 2015, approximately 9,631 loans with a total principal balance of approximately $142.8 billion that are included in approximately 356 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States.  KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2014, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer in terms of total master and primary servicing volume.

KeyBank is approved as the master servicer and primary servicer for commercial mortgage-backed securities rated by Moody’s, S&P and Fitch and ranked by Morningstar. Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Primary Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer and primary servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer and “CPS2” as a primary servicer.  Morningstar has assigned KeyBank the rankings of “MOR CS1” as master servicer and primary servicer.  S&P’s and Fitch’s ratings and Morningstar’s rankings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC® format to report to trustees of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.keybank.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the primary servicer or the master servicer.

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KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans.  The following table sets forth the ratings assigned to KeyBank’s long-term deposits and short-term deposits.

	S&P	Fitch	Moody’s
Long-Term Deposits	A-	A-	A1
Short-Term Deposits	A-2	F1	P-1

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material adverse impact on the performance of the KeyBank Serviced Loans or the performance of the certificates.

KeyBank has developed policies, procedures and controls for the performance of its servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act of 1933, as amended. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the KeyBank Primary Servicing Agreement for assets of the same type included in the COMM 2015-LC21 transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans.  Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the primary servicer of the KeyBank Serviced Loans, generally responsible for the primary servicing functions with respect to the KeyBank Serviced Loans.  KeyBank may from time to time perform some of its servicing obligations under the KeyBank Primary Servicing Agreement through one or more third-party vendors that provide servicing functions such as appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of REO Property.  KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the KeyBank Primary Servicing Agreement as if KeyBank had not retained any such vendors.

Generally, all amounts received by KeyBank on the KeyBank Serviced Loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the KeyBank Primary Servicing Agreement.  Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KeyBank will not have primary responsibility for custody services of original documents evidencing the KeyBank Serviced Loans.  KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular KeyBank Serviced Loans or otherwise.  To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard described in the KeyBank Primary Servicing Agreement.

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No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as primary servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as primary servicer including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business.  KeyBank does not believe that any such lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the KeyBank Primary Servicing Agreement.  KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

The foregoing information under this sub-heading regarding KeyBank has been provided by KeyBank.

Summary of KeyBank Primary Servicing Agreement

General. KeyBank has acquired the right to be appointed as the primary servicer of 20 mortgage loans, representing approximately 14.6% of the initial outstanding pool balance, which are the mortgage loans to be transferred to the depositor by KeyBank (the “KBNA Transferred Loans”). Accordingly, Midland, as master servicer, and KeyBank, as primary servicer, will enter into a Primary Servicing Agreement, dated as of June 1, 2015 (the “KeyBank Primary Servicing Agreement”). The primary servicing of such KBNA Transferred Loans will be governed by the KeyBank Primary Servicing Agreement. The following summary describes certain provisions of the KeyBank Primary Servicing Agreement relating to the primary servicing and administration of the KBNA Transferred Loans. The summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the KeyBank Primary Servicing Agreement.

Summary of Duties. With respect to the KBNA Transferred Loans, KeyBank, as primary servicer, will be responsible for performing the primary servicing of such mortgage loans in a manner consistent with the Pooling and Servicing Agreement and the Servicing Standard. Primary servicing will include:

•	maintaining the servicing file and releasing files upon borrower request or payoff of such mortgage loan as approved by the master servicer,

•	(i) within five (5) business days of receipt of a repurchase demand, reporting any such repurchase demand to the master servicer and forwarding a copy of such repurchase demand to the master servicer, (ii) within five (5) business days of discovery or notice of a document defect or breach, notifying the master servicer in writing of any discovered document defect or breach of mortgage loan representation, and (iii) cooperating with the master servicer in pursuing its obligations to make a repurchase claim against the related mortgage loan seller,

•	collecting monthly payments and escrow and reserve payments and maintaining a primary servicer collection account and applicable escrow and reserve accounts to hold such collections,

•	remitting to the master servicer on a timely basis monthly payments less any primary servicing fees, escrow and reserve payments and payments in the nature of additional servicing compensation due to KeyBank, as primary servicer,

•	preparing such reports, including a monthly remittance report and such other reports as reasonably requested by the master servicer from time to time,

•	collecting monthly and quarterly borrower reports, rent rolls, and operating statements,

•	performing annual inspections of the related mortgaged property and providing inspection reports to the master servicer,

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•	monitoring borrower insurance obligations on such loans and related specially serviced mortgage loans and obtaining such property level insurance when the borrower fails to maintain such insurance,

•	maintaining errors and omissions insurance and an appropriate fidelity bond,

•	notifying the master servicer of any borrower requests or transactions; provided, however, that KeyBank will not approve or consummate any borrower request or transaction without obtaining the prior written consent of the master servicer,

•	promptly notifying master servicer of any defaults under the KBNA Transferred Loans, collection issues or customer issues; provided that KeyBank will not take any action with respect to enforcing such loans without the prior written approval of the master servicer, and

•	with respect to all servicing responsibilities of the master servicer under the Pooling and Servicing Agreement which are not being performed by KeyBank under the KeyBank Primary Servicing Agreement, KeyBank will reasonably cooperate with the master servicer to facilitate the timely performance of such servicing responsibilities.

KeyBank's custodial responsibilities are limited to original letters of credit as long as it (i) has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion, or (ii) outsources such responsibility to a third party vendor satisfactory to the master servicer, who has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion.

KeyBank will provide to master servicer access to all the servicing files, mortgage loan files and servicing systems maintained by KeyBank with respect to the KBNA Transferred Loans for audit and review. KeyBank will not take any action (whether or not authorized under the KeyBank Primary Servicing Agreement) as to which the master servicer has advised it in writing that the master servicer or the trustee has received an opinion of counsel to the effect that such action if taken would result in the imposition of a tax on any portion of the trust fund or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust. KeyBank will fully cooperate with the master servicer in connection with avoiding the imposition of a tax on any portion of the trust fund or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

KeyBank will also timely provide such certifications, reports and registered public accountant attestations required by the KeyBank Primary Servicing Agreement or by the master servicer to permit it to comply with the Pooling and Servicing Agreement and the depositor to comply with its Exchange Act reporting obligations.

The master servicer and KeyBank will each designate a portfolio manager and other appropriate personnel to receive documents and communications between each other such that KeyBank is able to perform its obligations under the KeyBank Primary Servicing Agreement and the master servicer is able to perform its supervisory authority over KeyBank. KeyBank will not communicate directly with the special servicer, the Controlling Class Representative or any Rating Agency except in very limited circumstances set forth in the KeyBank Primary Servicing Agreement.

KeyBank will have no obligation to make any principal and interest advance or any servicing advances. KeyBank will not make any Major Decisions or any other action requiring the approval of the Master Servicer under the KeyBank Primary Servicing Agreement without the prior written approval of the master servicer.

Such consent may be subject to: (a) the prior approval of the special servicer, the Controlling Class Representative or any mezzanine loan lender, as applicable, if so required under the Pooling and Servicing Agreement or the related mortgage loan documents, which approval may be withheld in such

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person's sole discretion, and (b) obtaining any No Downgrade Confirmation required under the Pooling and Servicing Agreement or the related mortgage loan documents, which confirmation may be withheld in such person's sole discretion. The master servicer will request any such approvals or No Downgrade Confirmation.

Compensation. As compensation for its activities under the KeyBank Primary Servicing Agreement, the primary servicing fee will be paid only to the extent that the master servicer receives the servicing fee with respect to each KBNA Transferred Loan under the Pooling and Servicing Agreement. KeyBank is not entitled to any Prepayment Interest Excess. KeyBank will be entitled to such additional servicing compensation as set forth in the KeyBank Primary Servicing Agreement. Generally, if received and the master servicer is entitled to retain such amounts under the Pooling and Servicing Agreement, KeyBank will also be entitled to retain, with respect to each related KBNA Transferred Loan, as additional primary servicing compensation (the “Additional Primary Servicing Compensation”), the following:

•	100% of the master servicer’s share of any assumption application fees and 50% of the master servicer's share of any defeasance fees;

•	100% of the master servicer’s share of any charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, other loan processing fees and customary charges actually paid by the borrower;

•	100% of penalty charges, except as required to offset outstanding interest on Advances, reserves required to be funded and principal and interest due with respect to the related KBNA Transferred Loan;

•	50% of the master servicer’s share of any extension fees, modification fees, assumption fees, processing fees or consent fees; and

•	subject to certain limitations set forth in the Pooling and Servicing Agreement, any interest or other income earned on deposits in the related accounts held by KeyBank.

KeyBank will be required to promptly remit to the master servicer any additional servicing compensation or other amounts received by it which KeyBank is not entitled to retain. Except as otherwise provided, KeyBank will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the KeyBank Primary Servicing Agreement.

Indemnification; Limitation of Liability. Neither KeyBank nor any Affiliates, directors, officers, employees, members, managers, representatives or agents (including sub-servicers) of KeyBank (the “KeyBank Parties”) will be under any liability to the master servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to the KeyBank Primary Servicing Agreement, or for errors in judgment. However, this will not protect the KeyBank Parties against losses resulting from any breach of warranties or representations made in the KeyBank Primary Servicing Agreement, or against any liability that would otherwise be imposed on KeyBank by reason of its willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed under the KeyBank Primary Servicing Agreement for a breach of the accepted primary servicing practices) in the performance of its duties under the KeyBank Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the KeyBank Primary Servicing Agreement. The KeyBank Parties will be indemnified and held harmless by the master servicer against any loss, liability or expenses (including legal fees and expenses) (collectively, the “Losses”) incurred by KeyBank in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the KeyBank Primary Servicing Agreement (1) resulting from (a) any breach by the master servicer of a representation or warranty made by it under the KeyBank Primary Servicing Agreement or (b) the master servicer’s willful misconduct, bad faith, fraud, negligence or negligent disregard of its obligations under the KeyBank Primary Servicing Agreement or (2) that may be imposed on, incurred by or asserted against it in connection with, related to, or arising out of, the KeyBank Primary Servicing Agreement or the transactions contemplated by the KeyBank Primary Servicing Agreement, other than any Losses incurred by KeyBank (i) that are specifically required to be

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borne by KeyBank without right of reimbursement pursuant to the terms of the KeyBank Primary Servicing Agreement or (ii) incurred by reason of (A) a breach of any representation or warranty by KeyBank, or (B) willful misconduct, bad faith, fraud or negligence of KeyBank in the performance of its respective duties under the KeyBank Primary Servicing Agreement or negligent disregard of its respective obligations or duties under the KeyBank Primary Servicing Agreement; provided, however, that the indemnification under clause (2) above will be strictly limited to any actual amount of indemnification received by the master servicer under the Pooling and Servicing Agreement as a result of pursuing the Trust on behalf of the KeyBank for such indemnification. The master servicer agrees to use reasonable efforts to pursue the Trust for any indemnification against any Losses incurred by KeyBank under clause (2) above.

KeyBank will indemnify and hold harmless the master servicer and its directors, officers, representatives, members, managers, agents, employees or Affiliates against any Losses incurred by the master servicer in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the KeyBank Primary Servicing Agreement resulting from (1) any breach by KeyBank of a representation or warranty made by KeyBank in the KeyBank Primary Servicing Agreement or (2) any willful misconduct, bad faith, fraud or negligence by KeyBank in the performance of its obligations or duties under the KeyBank Primary Servicing Agreement or by reason of negligent disregard of such obligations or duties.

Termination. The KeyBank Primary Servicing Agreement will be terminated with respect to KeyBank if any of the following occurs:

•	the master servicer elects to terminate KeyBank following a KeyBank Primary Servicer Termination Event (as defined below) (except as provided in the following bullet);

•	immediately by the master servicer (or at the Depositor's request to the extent the Depositor has the right to request termination of KeyBank under the Pooling and Servicing Agreement) pursuant to the final two bullets listed under KeyBank Primary Servicer Termination Events below;

•	upon resignation by KeyBank;

•	with respect to any KBNA Transferred Loan, in the event such KBNA Transferred Loan is substituted pursuant to the Pooling and Servicing Agreement;

•	at the option of the master servicer in its sole discretion, in the event a KBNA Transferred Loan is purchased or repurchased pursuant to the Pooling and Servicing Agreement; or

•	if the master servicer’s responsibilities and duties as master servicer under the Pooling and Servicing Agreement have been assumed by the trustee, and the trustee has the right to terminate KeyBank pursuant to the Pooling and Servicing Agreement.

“KeyBank Primary Servicer Termination Event”, means any one of the following events:

•	any failure by KeyBank to remit amounts due to the accounts maintained by KeyBank or to the master servicer, any amount required to be so remitted by KeyBank which failure continues unremedied for one (1) business day following the date on which such deposit or remittance was required to be made;

•	any failure on the part of KeyBank duly to observe or perform in any material respect any other of the covenants or agreements or to cure the breach of any representations or warranties on the part of KeyBank in all material respects, which, in either event, continues unremedied for a period of twenty (20) days (ten (10) days in the case of a failure to pay the premium for any insurance policy required to be maintained under the KeyBank Primary Servicing Agreement) after the date on which written notice of such failure, requiring the same to be remedied, will have been given to KeyBank by the master servicer, provided, however, if such breach is capable of being cured and

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KeyBank is diligently pursuing such cure, such twenty (20) day period (or ten (10) day period, in the case of insurance) will be extended for an additional twenty (20) days;

•	any breach on the part of KeyBank of any representation or warranty made pursuant to the KeyBank Primary Servicing Agreement which materially and adversely affects the interests of any class of certificateholders and which continues unremedied for a period of twenty (20) days after the date on which notice of such breach, requiring the same to be remedied, will have been given to KeyBank by the master servicer, provided, however, if such breach is capable of being cured and KeyBank is diligently pursuing such cure, such twenty (20) day period will be extended for an additional thirty (30) days;

•	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, will have been entered against KeyBank and such decree or order will have remained in force, undischarged or unstayed for a period of fifty (50) days;

•	KeyBank consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to KeyBank, or of or relating to all or substantially all of its property;

•	KeyBank admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations or take any corporate action in furtherance of the foregoing;

•	any of Moody’s, DBRS or KBRA has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of Certificates or any class of securities backed by a Serviced Companion Loan, or (B) placed one or more classes of Certificates or any class of securities backed by a Serviced Companion Loan on “watch status” in contemplation of possible rating downgrade or withdrawal (and such qualification, downgrade or withdrawal or “watch status” placement shall not have been withdrawn by Moody’s within 60 days of such actual knowledge by KeyBank) and, in the case of either of clauses (A) or (B), publicly citing servicing concerns with the master servicer (because of actions of KeyBank) or KeyBank as the sole or a material factor in such rating action;

•	a Servicer Termination Event by the master servicer under the Pooling and Servicing Agreement, which Servicer Termination Event occurred as a result of the direct failure of KeyBank to perform any obligation required under the KeyBank Primary Servicing Agreement;

•	the failure of KeyBank to comply with any of the requirements to deliver any reports or certificates at the time such report or certification is required under the KeyBank Primary Servicing Agreement, which failure continues for five (5) days after KeyBank's receipt of written notice thereof; or

•	subject to the Pooling and Servicing Agreement, any failure by KeyBank to comply with any of the requirements under Article X of the Pooling and Servicing Agreement applicable to KeyBank, including the failure to deliver any reports, certificates or disclosure information under the Exchange Act or the rules and regulations promulgated under the Exchange Act, at the time such report, certification or information is required under Article X of the Pooling and Servicing Agreement.

Notwithstanding the foregoing, upon any termination of KeyBank, KeyBank will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and will cooperate fully with the master servicer to transition primary servicing of the KBNA Transferred Loans to the master servicer or its designee.

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The foregoing information regarding the KeyBank Primary Servicing Agreement set forth in this “Summary of KeyBank Primary Servicing Agreement” section has been provided by Midland.

Berkeley Point Capital LLC

Berkeley Point Capital LLC, a Delaware limited liability company (“Berkeley Point”) will be appointed as primary servicer for the CCRE Mortgage Loans identified on Annex A-1 to this prospectus supplement as Pines at West Penn MHP and Indian Run Village MHP, representing 0.5% and 0.5%, respectively, of the outstanding pool balance as of the cut-off date, and in such capacity, will be responsible for the primary servicing and administration of these mortgage loans. In addition, with respect to 29 mortgage loans secured by mortgaged properties representing approximately 22.5% of the outstanding pool balance as of the cut-off date, Berkeley Point Capital LLC will have the right to assume limited subservicing duties consisting of performing inspections and collecting financial statements.

The principal executive offices of Berkeley Point are located at 4550 Montgomery Avenue, Suite 1100, Bethesda, Maryland 20814 and principal servicing office of Berkeley Point is located at One Beacon Street, 14th Floor, Boston, Massachusetts 02108 and its telephone number is (877) 526-3562. Berkeley Point is an affiliate under common control with CCRE Lending.

Berkeley Point serves as primary servicer in various transactions and has a primary servicer rating of “CPS2” from Fitch”, is an evaluated servicer for CMBS by KBRA and listed as such on their website. Berkeley Point also has a current special servicer rating of CSS3+ from Fitch.

Berkeley Point is a commercial real estate finance company with a primary focus on multifamily and healthcare real estate loans. Berkeley Point, directly or through its affiliates, originates, sells, services and manages commercial real estate loans primarily for multifamily and healthcare properties across the United States through programs offered by Fannie Mae, Freddie Mac, Ginnie Mae and FHA. Berkeley Point is a Fannie Mae DUS™, Freddie Mac Program Plus® and MAP- and LEAN-approved FHA lender and servicer, and a Ginnie Mae Issuer. It also services loans for life insurance companies. Together with its predecessor entities, Berkeley Point has originated and serviced commercial real estate loans originated under programs offered by Fannie Mae, Freddie Mac and FHA for approximately 25 years and expects to continue doing so. It has been named special servicer on three Freddie Mac K-Series securitizations, the first in 2009, and one in each of 2013 and 2014. Berkeley Point has offices located in Bethesda, Maryland, Boston, Massachusetts, Santa Monica, California, Irvine, California, San Francisco, California, Columbus, Ohio, Dallas, Texas, Brentwood, Tennessee, Seattle, Washington and St. Louis, Missouri.

As of March 31, 2015, Berkeley Point’s primary servicing portfolio was comprised of 1762 loans with an aggregate outstanding principal balance of approximately $28.210 billion, of which Berkeley Point is the primary servicer through sub-servicing agreements with master servicers on 63 Freddie Mac K-Series securitizations for 185 loans with an approximate aggregate outstanding principal balance of approximately $4.22 billion, and 15 commercial mortgage loans with an aggregate outstanding principal balance of approximately $820 million in other CMBS securitizations.

As of March 31, 2015, Berkeley Point had 64 personnel involved in the servicing and asset management of commercial real estate loans and CMBS pools, of which 56 were dedicated to the primary servicing unit.

The table below sets forth information about the various pools of loans primarily serviced by Berkeley Point as of the dates indicated:

CMBS Pools	As of 12/31/2012	As of 12/31/2013	As of 12/31/2014
By Number	33 pools (95 loans)	46 pools (122 loans)	67 pools (177 loans)

Primary Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance	$2.2 billion	$3.1 billion	$4.842 billion

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 The commercial real estate loans that Berkeley Point originates and for which Berkeley Point provides servicing are generally multifamily but may include mortgage loans secured by the same types of income producing properties as those securing the underlying mortgage loans backing the series COMM 2015-LC21 certificates. Accordingly, the assets that Berkeley Point services as well as assets originated and/or owned by it or its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth.

Berkeley Point has developed policies and procedures for the performance of its servicing obligations in compliance with applicable USAP and Reg AB servicing standards. Technology can assist the performance of a servicer. Berkeley Point generally utilizes technology infrastructure to bolster and facilitate controls for compliance with pooling and servicing agreements, loan administration and procedures in workout/resolution and commercially appropriate standardization and automation to provide for improved accuracy, efficiency, transparency, monitoring and controls.

Berkeley Point may from time to time engage consultants to perform property inspections and to provide asset management on certain properties. Berkeley Point does not have any material primary advancing obligations with respect to the CMBS pools as to which it is a primary servicer, and accordingly Berkeley Point does not believe that its financial condition will have any adverse effect on the performance of its duties under the series COMM 2015-LC21 pooling and servicing agreement nor any material impact on the mortgage pool performance or the performance of the series COMM 2015-LC21 certificates.

Berkeley Point will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, Berkeley Point may have custody of certain of such documents as necessary for the performance of its duties with respect to underlying Mortgage Loans or otherwise. To the extent that Berkeley Point has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

Berkeley Point is not an affiliate of the Depositor, the Sponsors, the Issuing Entity, the Master Servicer, the Trustee or any originator other than CCRE Lending and any underwriter other than Cantor Fitzgerald & Co. Other than its relationship with CCRE Lending and CF&Co. (and indirectly any relationships of those two entities disclosed elsewhere in this prospectus supplement), there are no specific relationships involving or relating to this transaction or the securitized mortgage loans between Berkeley Point or any of its affiliates, on the one hand, and the Depositor, the Sponsors or the Issuing Entity, on the other hand, that currently exist or that existed during the past two (2) years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party -- apart from the subject securitization transaction -- between Berkeley Point or any of its affiliates, on the one hand, and the Depositor, the Sponsors or the Issuing Entity, on the other hand, that currently exist or that existed during the past two (2) years and that are material to an investor’s understanding of the series COMM 2015-LC21 certificates.

No securitization transaction involving commercial or multifamily mortgage loans in which Berkeley Point is acting as primary or special servicer has experienced an event of default as a result of any action or inaction performed by Berkeley Point in such capacity. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by Berkeley Point with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which Berkeley Point was acting as primary servicer or special servicer.

From time to time, Berkeley Point and its affiliates are parties to lawsuits and other legal proceedings by governmental authorities or other entities arising in the ordinary course of business. Berkeley Point does not believe that any such current lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as servicer or be material to a certificateholder.

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The information set forth above under this heading “—Berkeley Point Capital LLC” has been provided by Berkeley Point and neither the Depositor nor any Underwriter takes any responsibility for such information or makes any representation or warranty as to its accuracy or completeness.

Summary of Berkeley Point Primary Servicing Agreement

General. Berkeley Point has acquired the right to be appointed as the primary servicer of 2 mortgage loans, representing approximately 0.9% of the outstanding pool balance as of the cut-off date, which such mortgage loans are to be transferred to the depositor by CCRE (the “BPC Primary Serviced Mortgage Loans”). Accordingly, Midland, as master servicer, and Berkeley Point, as primary servicer, will enter into a primary servicing agreement dated as of June 1, 2015 (the “BPC Primary Servicing Agreement”). The primary servicing of such BPC Primary Serviced Mortgage Loans will be governed by the BPC Primary Servicing Agreement. The following summary describes certain provisions of the BPC Primary Servicing Agreement relating to the primary servicing and administration of the BPC Primary Serviced Mortgage Loans. The summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the BPC Primary Servicing Agreement.

Summary of Duties. With respect to the BPC Primary Serviced Mortgage Loans, Berkeley Point, as primary servicer, will be responsible for performing the primary servicing of such mortgage loans in a manner consistent with the Pooling and Servicing Agreement and the Servicing Standard. Primary servicing will include:

•	maintaining the servicing file and releasing files upon borrower request or payoff of such mortgage loan as approved by the master servicer,

•	within five (5) business days of receipt of a repurchase demand, reporting any such repurchase demand to the master servicer and forwarding a copy of such repurchase demand to the master servicer, (ii) within five (5) business days of discovery or notice of a document defect or breach, notifying the master servicer in writing of any discovered document defect or breach of mortgage loan representation, and (iii) cooperating with the master servicer in pursuing its obligations to make a repurchase claim against the related mortgage loan seller,

•	collecting monthly payments and escrow and reserve payments and maintaining a primary servicer collection account and applicable escrow and reserve accounts to hold such collections,

•	remitting to the master servicer on a timely basis monthly payments less any primary servicing fees, escrow and reserve payments and payments in the nature of additional servicing compensation due to Berkeley Point, as primary servicer,

•	preparing such reports, including a day one report, monthly remittance report and such other reports as reasonably requested by the master servicer from time to time,

•	collecting monthly and quarterly borrower reports, rent rolls and operating statements,

•	performing annual inspections of the related mortgaged property and providing inspection reports to the master servicer,

•	monitoring borrower insurance obligations on such loans and related specially serviced mortgage loans and obtaining such property level insurance when the borrower fails to maintain such insurance,

•	maintaining errors and omissions insurance and an appropriate fidelity bond,

•	notifying the master servicer of any borrower requests or transactions; provided, however, that Berkeley Point will not approve or consummate any borrower request or transaction without obtaining the prior written consent of the master servicer,

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•	promptly notifying master servicer of any defaults under the BPC Primary Serviced Mortgage Loans, collection issues or customer issues; provided that Berkeley Point will not take any action with respect to enforcing such loans without the prior written approval of the master servicer, and

•	with respect to all servicing responsibilities of the master servicer under the Pooling and Servicing Agreement which are not being performed by Berkeley Point under the BPC Primary Servicing Agreement, Berkeley Point will reasonably cooperate with the master servicer to facilitate the timely performance of such servicing responsibilities.

Berkeley Point's custodial responsibilities are limited to original letters of credit as long as it (i) has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion, or (ii) outsources such responsibility to a third party vendor satisfactory to the master servicer, who has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion.

Berkeley Point will provide to master servicer access to all the servicing files, mortgage loan files and servicing systems maintained by Berkeley Point with respect to the BPC Primary Serviced Mortgage Loans for audit and review. Berkeley Point will not take any action (whether or not authorized under the BPC Primary Servicing Agreement) as to which the master servicer has advised it in writing that the master servicer or the trustee has received an opinion of counsel to the effect that such action if taken would result in the imposition of a tax on any portion of the trust fund or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust. Berkeley Point will fully cooperate with the master servicer in connection with avoiding the imposition of a tax on any portion of the trust fund or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

Berkeley Point will also timely provide such certifications, reports and registered public accountant attestations required by the BPC Primary Servicing Agreement or by the master servicer to permit it to comply with the Pooling and Servicing Agreement and the depositor to comply with its Exchange Act reporting obligations.

The master servicer and Berkeley Point will each designate a portfolio manager and other appropriate personnel to receive documents and communications between each other such that Berkeley Point is able to perform its obligations under the BPC Primary Servicing Agreement and the master servicer is able to perform its supervisory authority over Berkeley Point. Berkeley Point will not communicate directly with the special servicer, the Controlling Class Representative or any Rating Agency except in very limited circumstances set forth in the BPC Primary Servicing Agreement.

Berkeley Point will have no obligation to make any principal and interest advance or any servicing advances. Berkeley Point will not make any Major Decisions or any other action requiring the approval of the master servicer under the BPC Primary Servicing Agreement without the prior written approval of the master servicer.

Such consent may be subject to: (a) the prior approval of the special servicer, the Controlling Class Representative or any mezzanine loan lender, as applicable, if so required under the Pooling and Servicing Agreement or the related mortgage loan documents, which approval may be withheld in such person's sole discretion, and (b) obtaining any No Downgrade Confirmation required under the Pooling and Servicing Agreement or the related mortgage loan documents, which confirmation may be withheld in such person's sole discretion. The master servicer will request any such approvals or No Downgrade Confirmation.

Compensation. As compensation for its activities under the BPC Primary Servicing Agreement, the primary servicing fee will be paid only to the extent that the master servicer receives the servicing fee with respect to the BPC Primary Serviced Mortgage Loans under the Pooling and Servicing Agreement. Berkeley Point is not entitled to any Prepayment Interest Excess. Berkeley Point will be entitled to such additional servicing compensation as set forth in the BPC Primary Servicing Agreement. Generally, if

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received and the master servicer is entitled to retain such amounts under the Pooling and Servicing Agreement, Berkeley Point will also be entitled to retain, with respect to the BPC Primary Serviced Mortgage Loans, as additional primary servicing compensation (the “Additional Primary Servicing Compensation”), the following:

•	100% of penalty charges to the extent Berkeley Point is performing the related collection work, except as required to offset outstanding interest on Advances, reserves required to be funded and principal and interest due with respect to the BPC Primary Serviced Mortgage Loans;

•	100% of the master servicer’s share of any charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds;

•	50% of the master servicer’s share of any assumption fees and assumption application fees;

•	50% of the master servicer’s share of any extension fees, modification fees or consent fees; and

•	subject to certain limitations set forth in the Pooling and Servicing Agreement, any interest or other income earned on deposits in the related accounts held by Berkeley Point.

Berkeley Point will be required to promptly remit to the master servicer any additional servicing compensation or other amounts received by it which Berkeley Point is not entitled to retain. Except as otherwise provided, Berkeley Point will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the BPC Primary Servicing Agreement.

Indemnification; Limitation of Liability. Neither Berkeley Point nor any Affiliates, directors, officers, employees, members, managers, representatives or agents (including sub-servicers) of Berkeley Point (the “BPC Parties”) will be under any liability to the master servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to the BPC Primary Servicing Agreement, or for errors in judgment. However, this will not protect the BPC Parties against losses resulting from any breach of warranties or representations made in the BPC Primary Servicing Agreement, or against any liability that would otherwise be imposed on Berkeley Point by reason of its willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed under the BPC Primary Servicing Agreement for a breach of the accepted primary servicing practices) in the performance of its duties under the BPC Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the BPC Primary Servicing Agreement. The BPC Parties will be indemnified and held harmless by the master servicer against any loss, liability or expense (including legal fees and expenses) (collectively, the “Losses”) incurred by Berkeley Point in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the BPC Primary Servicing Agreement (1) resulting from the master servicer's willful misconduct, bad faith, fraud, negligence or negligent disregard of its obligations under the BPC Primary Servicing Agreement or (2) that may be imposed on, incurred by or asserted against it in connection with, related to, or arising out of, the BPC Primary Servicing Agreement or the transactions contemplated by the BPC Primary Servicing Agreement, other than any Losses incurred by Berkeley Point (i) that are specifically required to be borne by Berkeley Point without right of reimbursement pursuant to the terms of the BPC Primary Servicing Agreement or (ii) incurred by reason of (A) a breach of any representation or warranty by Berkeley Point or (B) willful misconduct, bad faith, fraud or negligence of Berkeley Point in the performance of its respective duties under the BPC Primary Servicing Agreement or negligent disregard of its respective obligations or duties under the BPC Primary Servicing Agreement; provided, however, that the indemnification under clause (2) above will be strictly limited to any actual amount of indemnification received by the master servicer under the Pooling and Servicing Agreement as a result of pursuing the Trust on behalf of the Berkeley Point for such indemnification.

Berkeley Point will indemnify and hold harmless the master servicer and its directors, officers, representatives, members, managers, agents, employees or Affiliates against any Losses incurred by the master servicer in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the BPC Primary Servicing Agreement resulting from (1) any breach by Berkeley

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Point of a representation or warranty made by Berkeley Point in the BPC Primary Servicing Agreement or (2) any willful misconduct, bad faith, fraud or negligence by Berkeley Point in the performance of its respective obligations or duties under the BPC Primary Servicing Agreement or under the Pooling and Servicing Agreement or by reason of negligent disregard of such obligations or duties.

Termination. The BPC Primary Servicing Agreement will be terminated with respect to Berkeley Point if any of the following occurs:

•	the master servicer elects to terminate Berkeley Point following a BPC Primary Servicer Termination Event (as defined below) (except as provided in the following bullet);

•	immediately by the master servicer (or at the Depositor's request to the extent the Depositor has the right to request termination of Berkeley Point under the Pooling and Servicing Agreement) pursuant to the final two bullets listed under BPC Primary Servicer Termination Events below;

•	upon resignation by Berkeley Point; or

•	in the event each BPC Primary Serviced Mortgage Loan becomes a specially serviced loan or is substituted, purchased or repurchased pursuant to the Pooling and Servicing Agreement.

If the master servicer’s responsibilities and duties as master servicer under the Pooling and Servicing Agreement have been assumed by the trustee, or a successor master servicer, then the trustee or such successor master servicer will, without act or deed on the part of the trustee or such successor master servicer, as applicable, succeed to all of the rights and obligations of the master servicer under the BPC Primary Servicing Agreement.

“BPC Primary Servicer Termination Event”, means any one of the following events:

•	any failure by Berkeley Point to remit amounts due to the accounts maintained by Berkeley Point or to the master servicer, any amount required to be so remitted by Berkeley Point;

•	any failure on the part of Berkeley Point duly to observe or perform in any material respect any other of the covenants or agreements or to cure the breach of any representations or warranties on the part of Berkeley Point in all material respects, which, in either event, continues unremedied for a period of twenty (20) days (ten (10) days in the case of a failure to pay the premium for any insurance policy required to be maintained under the BPC Primary Servicing Agreement) after the date on which written notice of such failure, requiring the same to be remedied, will have been given to Berkeley Point by the master servicer, provided, however, if such breach (other than a failure to pay insurance policy premiums) is capable of being cured and Berkeley Point is diligently pursuing such cure, such twenty (20) day period will be extended for an additional twenty (20) days;

•	any breach on the part of Berkeley Point of any representation or warranty made pursuant to the BPC Primary Servicing Agreement which materially and adversely affects the interests of any class of certificateholders and which continues unremedied for a period of twenty (20) days after the date on which notice of such breach, requiring the same to be remedied, will have been given to Berkeley Point by the master servicer, provided, however, if such breach is capable of being cured and Berkeley Point is diligently pursuing such cure, such twenty (20) day period will be extended for an additional twenty (20) days;

•	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, will have been entered against Berkeley Point and such decree or order will have remained in force, undischarged or unstayed for a period of forty-five (45) days;

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•	Berkeley Point consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to Berkeley Point, or of or relating to all or substantially all of its property;

•	Berkeley Point admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations or take any corporate action in furtherance of the foregoing;

•	Moody’s, DBRS or KBRA, as applicable, has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of Certificates or any class of securities backed by a Serviced Companion Loan, or (B) placed one or more classes of Certificates or any class of securities backed by a Serviced Companion Loan on “watch status” in contemplation of possible rating downgrade or withdrawal (and such qualification, downgrade or withdrawal or “watch status” placement shall not have been withdrawn by Moody’s, DBRS or KBRA, as applicable, within 60 days) and, in the case of either of clauses (A) or (B), publicly citing servicing concerns with the master servicer (because of actions of Berkeley Point) or Berkeley Point as the sole or a material factor in such rating action;

•	a Servicer Termination Event by the master servicer under the Pooling and Servicing Agreement, which Servicer Termination Event occurred as a result of the failure of Berkeley Point to perform any obligation required under the BPC Primary Servicing Agreement;

•	the failure of Berkeley Point to comply with any of the requirements to deliver any reports or certificates at the time such report or certification is required under the BPC Primary Servicing Agreement, which continues unremedied for five (5) days after the date on which written notice of such failure, requiring the same to be remedied, will have been given to Berkeley Point by the master servicer;

•	subject to the Pooling and Servicing Agreement and any applicable grace periods, any failure by Berkeley Point to comply with any of the requirements under Article X of the Pooling and Servicing Agreement applicable to Berkeley Point or the master servicer, including the failure to deliver any reports, certificates or disclosure information under the Exchange Act or the rules and regulations promulgated under the Exchange Act, at the time such report, certification or information is required under Article X of the Pooling and Servicing Agreement; or

•	subject to the Pooling and Servicing Agreement, any failure of Berkeley Point to comply with any and all requirements to deliver any items required by Items 1122 and 1123 of Regulation AB under any other pooling and servicing agreement relating to any other series of certificates offered by the Depositor.

Notwithstanding the foregoing, upon any termination of Berkeley Point, Berkeley Point will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and will cooperate fully with the master servicer to transition primary servicing of the BPC Primary Serviced Mortgage Loans to the master servicer or its designee.

The foregoing information regarding the BPC Primary Servicing Agreement set forth in this “—Summary of Berkeley Point Primary Servicing Agreement” section has been provided by Midland.

THE TRUSTEE

Wilmington Trust, National Association (“WTNA”) (formerly called M&T Bank, National Association) will act as trustee (in such capacity, the “Trustee”) on behalf of the Certificateholders pursuant to the Pooling and Servicing Agreement. WTNA is a national banking association with trust powers incorporated in 1995. WTNA’s principal place of business is located at 1100 North Market Street,

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Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of December 31, 2014, WTNA served as trustee on over 1,500 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $64 billion, of which approximately 77 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $44 billion.

The parties to this transaction may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as Trustee.

The foregoing information concerning the Trustee has been provided by WTNA. WTNA does not make any representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the Trustee), the Certificates, the Mortgage Loans, this prospectus supplement (other than as to the accuracy of the information provided by the Trustee) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicer, any Special Servicer or the Certificate Administrator of any funds paid to the Master Servicer, any Special Servicer or the Certificate Administrator in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicer, any Special Servicer or the Certificate Administrator.

The Trustee is required to at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and will not be an affiliate of the Master Servicer or the Special Servicer and (iii) (a) an institution whose unsecured long-term debt is rated at least (1) “A” by DBRS; provided that, with respect to the rating requirement in this clause (1), if the Trustee is not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs, which may include Moody’s, (2) “A2” by Moody’s (or, in the case of WTNA, a long-term senior unsecured debt rating of at least “Baa2” by Moody’s if the Master Servicer has a long-term senior unsecured debt rating of at least “A2” by Moody’s and a short-term debt rating of at least “P-1” by Moody’s) and (3) if rated by KBRA, a rating by KBRA equivalent to “A2” by Moody’s, and (b) whose short-term unsecured debt is rated at least “P-1” by Moody’s and, if rated by KBRA, an equivalent rating from KBRA, or such other ratings as are acceptable to the Rating Agencies or has a fiscal agent that would be an eligible Trustee under the Pooling and Servicing Agreement.

The Depositor, the Underwriters, the Sponsors, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Operating Advisor and the Certificate Administrator may maintain banking and other commercial relationships with the Trustee and its affiliates.

The Pooling and Servicing Agreement provides that no provision of such agreement will be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that if no Servicer Termination Event has occurred and is continuing, the Trustee will be required to perform, and will be liable for, only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the Pooling and Servicing

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Agreement, the Trustee will be required to examine those documents and to determine whether they conform, on their face, to the requirements of that agreement. Within 30 days after the occurrence of any Servicer Termination Event of which the Trustee has actual knowledge, the Trustee is required to promptly transmit by mail to the Depositor, the Certificate Administrator (who then is required to notify all Certificateholders) and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) notice of such occurrence, unless such Servicer Termination Event has been cured.

Certain Matters Regarding the Trustee

The Pooling and Servicing Agreement provides that the Trustee will not be liable for an error of judgment made in good faith by a responsible officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts. In addition, the Trustee will not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to at least 50% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action). If no Servicer Termination Event has occurred and is continuing, the Trustee will not be bound to make any investigation into the facts or matters stated in any document, unless requested in writing to do so by holders of Certificates entitled to greater than 25% of the Percentage Interests of each affected Class; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the Pooling and Servicing Agreement, the Trustee may require indemnity reasonably satisfactory to it from such requesting holders against such expense or liability as a condition to taking any such action.

The Trustee and any director, officer, employee, representative or agent of the Trustee, will be entitled to indemnification by the Issuing Entity, for any loss, liability damages, claims or unanticipated expenses (including reasonable attorneys’ fees) arising out of or incurred by the Trustee in connection with its participation in the transaction and any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee under the Pooling and Servicing Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence on the part of the Trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made in the Pooling and Servicing Agreement.

The Trustee will be entitled to execute any of its trusts or powers under the Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the Trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

The Trustee will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Mortgage Loan Sellers, the Directing Holder and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving such notice of resignation, the Depositor will be required to promptly appoint a successor Trustee, which successor will be, if no Control Termination Event has occurred and is continuing, reasonably acceptable to the Directing Holder. If no successor Trustee has accepted an appointment within a specified period after the giving of notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor Trustee.

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If at any time the Trustee ceases to be eligible to continue as Trustee under the Pooling and Servicing Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the Trustee, any public officer takes charge or control of the Trustee or its property, the Master Servicer or the Depositor will be authorized to remove the Trustee and appoint a successor Trustee. In addition, holders of the Certificates entitled to at least 51% of the Voting Rights may, at any time, remove the Trustee under the Pooling and Servicing Agreement and appoint a successor Trustee.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity or property securing the same is located, the Trustee will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Issuing Entity) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement to the extent set forth in the Pooling and Servicing Agreement; provided that no Trustee under the Pooling and Servicing Agreement will be personally liable by reason of any act or omission of any other trustee under the Pooling and Servicing Agreement.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. Notwithstanding the foregoing, upon any termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive from the Issuing Entity all accrued and unpaid compensation and expenses and indemnity amounts through the date of termination, plus the reimbursement of all advances made by the Trustee and interest thereon as provided in the Pooling and Servicing Agreement. In addition, if the Trustee is terminated without cause, the terminating party is required to pay all of the expenses of the Trustee, necessary to effect the transfer of its responsibilities to the successor trustee. The Trustee will be required to bear all reasonable out of pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such Trustee. Any successor trustee must have a combined capital and surplus of at least $50,000,000 and have a debt rating that satisfies certain criteria set forth in the Pooling and Servicing Agreement.

In addition, certain provisions regarding the obligations and duties of the Trustee, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination. See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

THE CERTIFICATE ADMINISTRATOR AND CUSTODIAN

Deutsche Bank Trust Company Americas (“DBTCA”), a New York Banking Corporation, will act as the certificate administrator (in such capacity, the “Certificate Administrator”), the custodian (in such capacity, the “Custodian”) and the paying agent (in such capacity, the “Paying Agent”) under the Pooling and Servicing Agreement. DBTCA is a New York banking corporation with its offices (for notices under the Pooling and Servicing Agreement) located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration–DB1521, or, in the case of any surrender, transfer or exchange at Deutsche Bank Trust Company Americas c/o DB Services Americas, Inc., 5022 Gate Parkway, Suite 209, Jacksonville, Florida 32256, Attention: Transfer Unit, and its telephone number is (714) 247-6000.

DBTCA and its affiliates have provided corporate trust services since 1991. DBTCA and its affiliates have previously been appointed to the role of trustee for over 1,900 mortgage-backed transactions and have significant experience in this area. DBTCA will act as custodian of the mortgage files pursuant to the Pooling and Servicing Agreement. DBTCA and its affiliates have performed this custodial role in numerous mortgage-backed transactions since 1991. DBTCA will maintain the mortgage files in secure, fire-resistant facilities. DBTCA will not physically segregate the mortgage files from other mortgage files

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in DBTCA’s custody but will keep them in shared facilities. However, DBTCA’s proprietary document tracking system will show the location within DBTCA’s facilities of each mortgage file and will show that the mortgage loan documents are held on behalf of the issuing entity.

DBTCA has been named as a defendant in civil litigation concerning its role as trustee of certain residential mortgage backed securities (“RMBS”) trusts. On June 18, 2014, a group of investors (“Plaintiff Investors”) filed a civil action against DBTCA and Deutsche Bank National Trust Company ("DBNTC") in New York State Supreme Court purportedly on behalf of and for the benefit of 544 private-label RMBS trusts asserting claims for alleged violations of the Trust Indenture Act of 1939, breach of contract, breach of fiduciary duty and negligence based on DBTCA's and DBNTC's alleged failure to perform their obligations as trustees for the trusts (the “NY Derivative Action”). An amended complaint was filed on July 16, 2014, adding Plaintiff Investors and RMBS trusts to the NY Derivative Action. On November 24, 2014, the Plaintiff Investors moved to voluntarily dismiss the NY Derivative Action without prejudice. Also on November 24, 2014, substantially the same group of Plaintiff Investors filed a civil action against DBTCA and DBNTC in the United States District Court for the Southern District of New York (the “SDNY Action”), making substantially the same allegations as the New York Derivative Action with respect to 564 RMBS trusts (542 of which were at issue in the NY Derivative Action). The SDNY Action is styled both as a derivative action on behalf of the named RMBS Trusts and, in the alternative, as a putative class action on behalf of holders of RMBS representing interests in those RMBS trusts. DBTCA is vigorously defending the SDNY Action. DBTCA has no pending legal proceedings (including, based on DBTCA's present evaluation, the litigation disclosed in this paragraph) that would materially affect its ability to perform its duties as Certificate Administrator on behalf of the Certificateholders.

DBTCA is an affiliate of German American Capital Corporation, a Sponsor and a Mortgage Loan Seller, Deutsche Bank Securities Inc., an Underwriter, and Deutsche Mortgage & Asset Receiving Corporation, the Depositor.

The foregoing information concerning the Certificate Administrator and Custodian has been provided by the Certificate Administrator.

The Certificate Administrator does not make any representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the Certificate Administrator and Custodian), the Certificates, the Mortgage Loans, this prospectus supplement (other than as to the accuracy of the information provided by the Certificate Administrator and Custodian) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicer or any Special Servicer.

Certain Matters Regarding the Certificate Administrator

The Certificate Administrator is required to at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an affiliate of the Master Servicer or the Special Servicer and (iii) (a) an institution whose unsecured long-term debt is rated at least (1) “A” by DBRS; provided that, with respect to the rating requirement in this clause (1), if the Certificate Administrator is not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs, (2) “A2” by Moody’s and (3) if rated by KBRA, a rating by KBRA equivalent to “A2” by Moody’s, and (b) whose short-term unsecured debt is rated at least “P-1” by Moody’s and, if rated by KBRA, an equivalent rating from KBRA, or such other ratings as are acceptable to the Rating Agencies or has a fiscal agent that would be an eligible Certificate Administrator under the Pooling and Servicing Agreement; provided that DBTCA will be deemed to meet the requirement in clause (iii) solely with respect to Moody’s if DBTCA’s long-term unsecured debt rating and short-term unsecured debt rating is rated at least “Baa2” and “P2”,

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respectively, by Moody’s, and the distribution accounts are maintained at a depository institution or a trust company whose long-term unsecured debt and short-term unsecured debt is rated at least “A2” and “P1”, respectively, by Moody’s.

The Certificate Administrator makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the Certificate Administrator), the Certificates, the Mortgage Loans, this prospectus supplement (other than as to the accuracy of the information provided by the Certificate Administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicer or any Special Servicer. The Pooling and Servicing Agreement provides that no provision of such agreement shall be construed to relieve the Certificate Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith.

The Pooling and Servicing Agreement provides that the Certificate Administrator shall not be liable for an error of judgment made in good faith by a responsible officer of the Certificate Administrator, unless it shall be proved that the Certificate Administrator was negligent in ascertaining the pertinent facts. In addition, the Certificate Administrator will not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to greater than 50% of the percentage interest of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Certificate Administrator, or exercising any trust or power conferred upon the Certificate Administrator, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action).

The Certificate Administrator and any director, officer, employee, representative or agent of the Certificate Administrator, will be entitled to indemnification by the Issuing Entity for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the Certificate Administrator in connection with its participation in the transaction and any act or omission of the Certificate Administrator relating to the exercise and performance of any of the powers and duties of the Certificate Administrator (including in any capacities in which it serves, e.g., Paying Agent, REMIC administrator, Authenticating Agent, Custodian, Certificate Registrar and 17g-5 Information Provider) under the Pooling and Servicing Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Certificate Administrator pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence on the part of the Certificate Administrator in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the Certificate Administrator made in the Pooling and Servicing Agreement.

The Certificate Administrator will be entitled to perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents, nominees, custodians or attorneys, and the Certificate Administrator will not be relieved of any of its duties or obligations by virtue of the appointment of any agents, nominees, custodians or attorneys.

The Certificate Administrator will be the REMIC administrator and the 17g-5 Information Provider.

The Certificate Administrator will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Mortgage Loan Sellers and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the Trustee will be required to promptly appoint a successor Certificate Administrator (which may be the Trustee). If no successor Certificate Administrator shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning

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Certificate Administrator may petition any court of competent jurisdiction to appoint a successor Certificate Administrator. The Certificate Administrator will be required to bear all reasonable out of pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such Certificate Administrator.

In addition, certain provisions regarding the obligations and duties of the Certificate Administrator, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination. See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

The Depositor may direct the Trustee to terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Trustee and Certificate Administrator Fee

As compensation for the performance of its routine duties, the Trustee and Certificate Administrator will be paid a fee (collectively, the “Trustee/Certificate Administrator Fee”). The Trustee/Certificate Administrator Fee will be payable monthly from amounts received in respect of interest on each Mortgage Loan (prior to application of such interest payments to make payments on the certificates) and will accrue at a rate (the “Trustee/Certificate Administrator Fee Rate”), equal to 0.0016% per annum, and will be computed on the same accrual basis as interest accrues on the related Mortgage Loan and based on the Stated Principal Balance of the related Mortgage Loan as of the Due Date in the immediately preceding Collection Period. The Trustee/Certificate Administrator Fee will be paid to the Certificate Administrator and the Certificate Administrator will be required to remit to the Trustee the trustee fee in accordance with the terms of the Pooling and Servicing Agreement from the Trustee/Certificate Administrator Fee. In addition, the Trustee and Certificate Administrator will each be entitled to recover from the Issuing Entity all reasonable unanticipated expenses and disbursements incurred or made by such party in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee or Certificate Administrator, as applicable, under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misconduct, negligence, fraud or bad faith.

PAYING AGENT, CERTIFICATE REGISTRAR, CUSTODIAN AND AUTHENTICATING AGENT

The Certificate Administrator will be the paying agent (in that capacity, the “Paying Agent”). In addition, the Certificate Administrator will initially serve as registrar (in that capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in that capacity, the “Authenticating Agent”). The Certificate Administrator will be responsible for paying the fees of each such agent.

Based solely on the monthly loan information provided by the Master Servicer, the Certificate Administrator will calculate the amount of principal and interest to be paid to each class of Certificates on each Distribution Date. In accordance with the Pooling and Servicing Agreement and based on the monthly loan information provided by the Master Servicer, the Certificate Administrator will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the Mortgage Loans during the collection period. In performing these obligations, the Certificate Administrator will be able to conclusively rely on the information provided to it by the Master Servicer, and the Certificate Administrator will not be required to recompute, recalculate or verify the information provided to it by the Master Servicer. The Certificate Administrator is responsible for the preparation of all REMIC tax returns on behalf of the Issuing Entity.

The Custodian is responsible for holding and safeguarding the mortgage notes, the participation certificates and other contents of the Mortgage Loan files on behalf of the Trustee and the

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Certificateholders (other than with respect to any Non-Serviced Mortgage Loan, for which custodial arrangements will be governed by the related pooling and servicing agreement). The Custodian will hold such Mortgage Loan files exclusively for the use and benefit of the Issuing Entity. The Custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid. The disposition of the Mortgage Loan files will be governed by the Pooling and Servicing Agreement.

THE OPERATING ADVISOR

Park Bridge Lender Services LLC (the “Operating Advisor”), a New York limited liability company and an indirect, wholly-owned subsidiary of Park Bridge Financial LLC (“Park Bridge”), will act as operating advisor under the Pooling and Servicing Agreement with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Loan Combination (other than Servicing Shift Loan Combinations). The principal offices of Park Bridge Lender Services LLC are located at 560 Lexington Avenue, 17th floor, New York, New York 10022 and its telephone number is (212) 230-9090.

Park Bridge is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

As of the end of the first quarter of 2015, Park Bridge Lender Services LLC was acting as operating advisor or trust advisor for commercial mortgage-backed securities with an approximate aggregate initial principal balance of $56.8 billion issued in 52 transactions.

Park Bridge’s technology platform is server-based with back-up, disaster-recovery, encryption and archival services performed by vendors and data centers that comply with industry and regulatory standards.

There are no legal proceedings pending against the Operating Advisor, or to which any property of the Operating Advisor is subject, that are material to the Certificateholders, nor does the Operating Advisor have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth in this prospectus supplement concerning the Operating Advisor has been provided by the Operating Advisor.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s rights, obligations, removal, replacement, resignation, transfer, and compensation are described under “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement. Certain limitations on the Operating Advisor’s liability under the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

All the shares of capital stock of the Depositor are held by DB U.S. Financial Markets Holding Corporation.

GACC, a Sponsor and a Mortgage Loan Seller, the Depositor, Deutsche Bank Securities Inc., an Underwriter, and DBTCA, the Certificate Administrator, Custodian, 17g-5 Information Provider, certificate registrar and authenticating agent, are affiliates of each other.

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CCRE Lending, a Sponsor and a Mortgage Loan Seller, Cantor Fitzgerald & Co., an Underwriter, and Berkeley Point Capital LLC, a primary servicer, are affiliates of each other.

KeyBank, a Sponsor, a Mortgage Loan Seller and primary servicer, and KeyBanc Capital Markets Inc., an Underwriter, are affiliates of each other.

CCRE Lending and Cantor Fitzgerald & Co. are affiliated with the mortgage borrowers and one of the mezzanine lenders under the Walgreens Net Lease Portfolio V Mortgage Loan, representing approximately 2.6% of the Initial Outstanding Pool Balance, which Mortgage Loan is a KeyBank Mortgage Loan.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the Depositor, GACC, a Sponsor and a Mortgage Loan Seller, Deutsche Bank Securities Inc., an Underwriter, and Deutsche Bank Trust Company Americas, the Certificate Administrator, Custodian, 17g-5 Information Provider, Certificate Registrar and Authenticating Agent), and certain other third party lenders provide warehouse financing to the Cantor Financing Affiliates through various repurchase facilities. Some or all of the CCRE Mortgage Loans are (or are expected to be prior to the Closing Date) subject to those repurchase facilities. Proceeds received by CCRE Lending in connection with the contribution of Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the warehoused CCRE Mortgage Loans and make payments to the repurchase agreement counterparties. As of June 10, 2015, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 9 CCRE Mortgage Loans, representing approximately 11.4% of the Initial Outstanding Pool Balance (except that the number and dollar amount of CCRE Mortgage Loans subject to that repurchase facility may increase or decrease prior to the issuance of the Certificates).

Deutsche Bank AG, Cayman Islands Branch and certain other third party lenders provide warehouse financing to certain affiliates of LCF through various repurchase facilities, and Midland, may act as a limited servicer in connection with one such repurchase facility. Ladder Holdings, TRS LLLP and REIT LLLP guarantee certain obligations under those repurchase facilities of the LCF affiliates that are the primary obligors thereunder. Some or all of the Mortgage Loans that LCF will transfer to the Depositor are (or are expected to be prior to the Closing Date) subject to those repurchase facilities. Proceeds received by LCF in connection with the contribution of Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed Mortgage Loans and make payments to the repurchase agreement counterparties. As of June 10, 2015, Deutsche Bank AG, Cayman Islands Branch was the repurchase agreement counterparty with respect to 1 of the Mortgage Loans that LCF will transfer to the Depositor, representing approximately 1.8% of the Initial Outstanding Pool Balance (except that the number and dollar amount of LCF Mortgage Loans subject to that repurchase facility may increase or decrease prior to the issuance of the Certificates).

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the Issuing Entity, 7 of the GACC Mortgage Loans, representing approximately 21.0% of the Initial Outstanding Pool Balance.

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and KeyBank, on the other hand, KeyBank acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the Issuing Entity, 6 of the GACC Mortgage Loans, representing approximately 7.4% of the Initial Outstanding Pool Balance.

Pursuant to certain interim servicing agreements between CCRE Lending and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the Issuing Entity, 10 of the CCRE Mortgage Loans, representing approximately 8.9% of the Initial Outstanding Pool Balance.

Pursuant to a primary servicing agreement between KeyBank, on the one hand, and Midland, on the other hand, KeyBank will act as primary servicer with respect to the KeyBank Mortgage Loans. The

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KeyBank Mortgage Loans represent 14.6% of the Initial Outstanding Pool Balance. KeyBank will receive the primary servicing fee set forth on Annex A-1 for the KeyBank Mortgage Loans.

Pursuant to a primary servicing agreement between Berkeley Point, an affiliate of CCRE Lending, on the one hand, and Midland, on the other hand, Berkeley Point will act as primary servicer with respect to 2 of the CCRE Mortgage Loans, representing, in the aggregate, approximately 0.9% of the Initial Outstanding Pool Balance, and will receive a fee equal to 0.0700% and 0.0700%, respectively, per annum for such Mortgage Loans.

Pursuant to a limited subservicing agreement between Berkeley Point, on the one hand, and Midland, on the other hand, Berkeley Point is expected to assume certain limited subservicing duties consisting of performing inspections and collecting financial statements with respect to 29 of the CCRE Mortgage Loans, representing approximately 22.5% of the Initial Outstanding Pool Balance, and will receive a fee equal to 0.0200% per annum for each such CCRE Mortgage Loan.

Midland, the Master Servicer and the Special Servicer, is also the COMM 2015-CCRE23 Master Servicer and, accordingly, is responsible for servicing of the Courtyard by Marriott Portfolio Loan Combination and, prior to the La Gran Plaza Note A-1 Securitization Date, the La Gran Plaza Loan Combination.

Midland assisted KKR Securities Holdings, LLC or its affiliate with due diligence relating to the mortgage loans to be included in the Mortgage Pool.

With respect to the La Gran Plaza Mortgage Loan, representing approximately 1.8% of the Initial Outstanding Pool Balance, LCF or one of its affiliates is expected to hold, as of the date of Closing Date, subject to any applicable financing arrangement, the La Gran Plaza Note A-1 Companion Loan, which is evidenced by the controlling note for the La Gran Plaza Loan Combination.

LCF, a Sponsor and a Mortgage Loan Seller, is an indirect wholly-owned subsidiary of Ladder Holdings and an affiliate of TRS LLLP and REIT LLLP. Ladder Holdings, TRS LLLP and REIT LLLP will agree, pursuant to the related mortgage loan purchase agreement, to guarantee payment in connection with the performance of LCF’s obligations to repurchase or replace its respective Mortgage Loans for material breaches of representations and warranties or material loan document defects under the circumstances described under “The Sponsors, Mortgage Loan Sellers and Originators—Ladder Capital Finance LLC” in this prospectus supplement.

LCF is affiliated with the borrowers under the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Dollar General – Red Oak and Dollar General – Zapata, collectively representing approximately 0.1% of the Initial Outstanding Pool Balance. LCF or an affiliate thereof originated each of those Mortgage Loans, and LCF is the Mortgage Loan Seller with respect to those Mortgage Loans. Those Mortgage Loans may contain provisions and terms that are more favorable to the respective borrowers thereunder than would otherwise have been the case if the lender and borrower were not affiliated, including: (i) the related loan documents permit transfers without lender’s consent by the related borrower and by or to certain affiliates of Ladder Holdings; (ii) the related loan documents permit future mezzanine financing; and (iii) there is no separate environmental indemnitor other than the related borrower.

LCF or an affiliate thereof holds mezzanine debt secured by interests in the borrowers under the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as aLoft Hotel Minneapolis and Hilton Garden Inn – Phoenix Airport North, representing approximately 1.2% and 1.2%, respectively, of the Initial Outstanding Pool Balance.

LCF and/or its affiliates may acquire Certificates, either in connection with initial issuance or in the secondary market.

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WTNA, the Trustee, is also the COMM 2015-CCRE23 Trustee and, accordingly, the mortgagee of record with respect to the Courtyard by Marriott Portfolio Loan Combination and the La Gran Plaza Loan Combination under the COMM 2015-CCRE23 Pooling and Servicing Agreement, and the JPMBB 2015-C28 Trustee and, accordingly, the mortgagee of record with respect to the Renaissance New Orleans Portfolio Loan Combination under the JPMBB 2015-C28 Pooling and Servicing agreement.

DBTCA acts an interim custodian with respect to all of the GACC Mortgage Loans.

DESCRIPTION OF THE MORTGAGE POOL

General

The Issuing Entity to be created by the Depositor will consist of a pool (the “Mortgage Pool”) of 103 fixed-rate mortgage loans, which does not include any Companion Loan (each such mortgage loan, a “Mortgage Loan,” and collectively, the “Mortgage Loans”) secured by first liens on 198 commercial, multifamily and manufactured housing community properties (each, a “Mortgaged Property,” and collectively, the “Mortgaged Properties”). The Mortgage Pool has an aggregate principal balance as of the Cut-off Date of approximately $1,321,890,997 (the “Initial Outstanding Pool Balance”), subject to a variance of plus or minus 5.0%. The principal balances of the Mortgage Loans as of the later of the related due date of such Mortgage Loan in June 2015 and the date of origination of such Mortgage Loan (the “Cut-off Date”) (each, a “Cut-off Date Balance”) will range from $747,500 to $97,050,000 and the average Cut-off Date Balance will be $12,833,893 subject to a variance of plus or minus 5.0%. The calculations of the Initial Outstanding Pool Balance and the respective Cut-off Date Balances of the Mortgage Loans are based on the assumption that all scheduled payments of principal due with respect to the Mortgage Loans during June 2015 are timely made. All numerical information provided in this prospectus supplement with respect to the Mortgage Loans is provided on an approximate basis. All percentages of the Mortgage Pool referred to in this prospectus supplement without further description are approximate percentages of the Initial Outstanding Pool Balance. Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

The Courtyard by Marriott Portfolio Loan Combination is currently being serviced by the COMM 2015-CCRE23 Master Servicer and the COMM 2015-CCRE23 Special Servicer pursuant to the COMM 2015-CCRE23 Pooling and Servicing Agreement and the related Intercreditor Agreement.

The La Gran Plaza Loan Combination is currently being serviced by the COMM 2015-CCRE23 Master Servicer and the COMM 2015-CCRE23 Special Servicer pursuant to the COMM 2015-CCRE23 Pooling and Servicing Agreement and the related Intercreditor Agreement. On and after the La Gran Plaza Note A-1 Securitization Date, the La Gran Plaza Loan Combination will be serviced pursuant to the La Gran Plaza Pooling and Servicing Agreement and the related Intercreditor Agreement by the La Gran Plaza Master Servicer and the La Gran Plaza Special Servicer.

The Renaissance New Orleans Portfolio Loan Combination is being serviced under the JPMBB 2015-C28 pooling and servicing agreement and the related Intercreditor Agreement.

“Companion Loan” means a Serviced Companion Loan or Non-Serviced Companion Loan, as applicable and as the context may require.

“Controlling Companion Loan” means each of the Courtyard by Marriott Portfolio Note B Companion Loan, the La Gran Plaza Note A-1 Companion Loan and the Renaissance New Orleans Portfolio Note A-1 Companion Loan.

“Intercreditor Agreement” means with respect to any Loan Combination, the related intercreditor, co-lender or similar agreement in effect from time to time by and between (a) the holders of the related Mortgage Loan(s) and the related Subordinate Companion Loan(s) relating to the relative rights of such

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holders or (b) the holders of the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) or pari passu Non-Serviced Companion Loan(s) relating to the relative rights of such holders. Each of the Courtyard by Marriott Portfolio intercreditor agreement, the La Gran Plaza intercreditor agreement and the Renaissance New Orleans Portfolio intercreditor agreement will be an “Intercreditor Agreement”, as the context may require.

“Loan Combination” means each of the Courtyard by Marriott Portfolio Loan Combination, the La Gran Plaza Loan Combination and the Renaissance New Orleans Portfolio Loan Combination, as the context may require and as applicable.

“Non-Serviced Companion Loan” means, with respect to any Non-Serviced Loan Combination, any related mortgage note not included in the Issuing Entity that is not serviced under the Pooling and Servicing Agreement and that is generally (a) payable on a pari passu basis with a Non-Serviced Mortgage Loan included in the Issuing Entity to the extent set forth in the related Intercreditor Agreement or (b) subordinated in right of payment to the related Non-Serviced Mortgage Loan included in the Issuing Entity to the extent set forth in the related Intercreditor Agreement. Each of the Courtyard by Marriott Portfolio Companion Loans, the La Gran Plaza Companion Loans and the Renaissance New Orleans Portfolio Companion Loan will be Non-Serviced Companion Loans related to the Issuing Entity.

“Non-Serviced Loan Combination” means any Loan Combination that is not serviced under the Pooling and Servicing Agreement that is divided into two or more notes, which includes a Mortgage Loan included in the Issuing Entity but serviced under another agreement and one or more mortgage notes not included in the Issuing Entity and serviced under another agreement. References herein to a Non-Serviced Loan Combination refer to the aggregate indebtedness under the related notes. Each of the Courtyard by Marriott Portfolio Loan Combination, the La Gran Plaza Loan Combination and the Renaissance New Orleans Portfolio Loan Combination will be Non-Serviced Loan Combinations related to the Issuing Entity.

“Non-Serviced Mortgage Loan” means, with respect to any Non-Serviced Loan Combination, a Mortgage Loan included in the Issuing Entity but serviced under another agreement. Each of the Courtyard by Marriott Portfolio Mortgage Loan, the La Gran Plaza Mortgage Loan and the Renaissance New Orleans Portfolio Mortgage Loan will be Non-Serviced Mortgage Loans related to the Issuing Entity.

“Non-Serviced Subordinate Companion Loan” means with respect to any Loan Combination, any related subordinated note not included in the Issuing Entity and serviced under another agreement, which is generally subordinated in right of payment to the related Mortgage Loan to the extent set forth in the related Intercreditor Agreement. As of the Closing Date, the Courtyard by Marriott Portfolio Subordinate Companion Loan will be the only Non-Serviced Subordinate Companion Loan related to the Issuing Entity.

“Pari Passu Companion Loan” means with respect to any Loan Combination, any related mortgage note not included in the Issuing Entity, which is generally payable on a pari passu basis with a Mortgage Loan included in the Issuing Entity to the extent set forth in the related Intercreditor Agreement. Each of the Courtyard by Marriott Portfolio Pari Passu Companion Loans, the La Gran Plaza Companion Loans and the Renaissance New Orleans Portfolio Companion Loan will be Pari Passu Companion Loans related to the Issuing Entity.

“Serviced Companion Loan” means, with respect to any Serviced Loan Combination, any related mortgage note not included in the Issuing Entity that is serviced under the Pooling and Servicing Agreement and that is generally (a) payable on a pari passu basis with a Mortgage Loan included in the Issuing Entity to the extent set forth in the related Intercreditor Agreement or (ii) subordinated in right of payment to the related Mortgage Loan included in the Issuing Entity to the extent set forth in the related Intercreditor Agreement. There are no Serviced Companion Loans related to the Issuing Entity.

“Serviced Loan Combination” means any Loan Combination serviced under the Pooling and Servicing Agreement, which includes a mortgage note that is included in the Issuing Entity and (a) one or more Subordinate Companion Loans not included in the Issuing Entity and/or (b) one or more Pari Passu

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Companion Loans not included in the Issuing Entity. References herein to a Serviced Loan Combination refer to the aggregate indebtedness under the related notes. There are no Serviced Loan Combinations related to the Issuing Entity.

“Serviced Pari Passu Companion Loan” means, with respect to any Serviced Loan Combination, any related Pari Passu Companion Loan that is serviced under the Pooling and Servicing Agreement. There are no Serviced Pari Passu Companion Loans related to the Issuing Entity.

“Servicing Shift Loan Combination” means any Loan Combination serviced under the Pooling and Servicing Agreement as of the Closing Date, which includes the related Servicing Shift Mortgage Loan included in the Issuing Entity and one or more Pari Passu Companion Loans not included in the Issuing Entity, but the servicing of which is expected to shift to the pooling and servicing agreement entered into in connection with the securitization of the related Controlling Companion Loan on and after the date of such securitization. There are no Servicing Shift Loan Combinations related to the Issuing Entity.

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Loan Combination, a Mortgage Loan included in the Issuing Entity that will be serviced under the Pooling and Servicing Agreement as of the Closing Date, but the servicing of which is expected to shift to the pooling and servicing agreement entered into to in connection with the securitization of the related Controlling Note Companion Loan on and after the date of such securitization. There are no Servicing Shift Mortgage Loans related to the Issuing Entity.

“Serviced Subordinate Companion Loan” means with respect to any Loan Combination, any related subordinated note not included in the Issuing Entity but serviced under the Pooling and Servicing Agreement, which is generally subordinated in right of payment to the related Mortgage Loan to the extent set forth in the related Intercreditor Agreement. As of the Closing Date, there are no Serviced Subordinate Companion Loans related to the Issuing Entity.

“Subordinate Companion Loan” means a Serviced Subordinate Companion Loan or Non-Serviced Subordinate Companion Loan, as applicable and as the context may require.

Each Mortgage Loan is evidenced by one or more promissory notes (each, a “Note”) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”). Each Mortgage Loan is secured by, among other things, a first mortgage lien on (i) the fee simple estate in an income producing real property, including Mortgaged Properties constituting the borrower’s leasehold interest or interests in the Mortgaged Property along with the corresponding fee simple interest of the lessor in such Mortgaged Property, (ii) a leasehold estate in a portion of the mortgaged property and a fee simple estate in another portion of the mortgaged property or (iii) a leasehold or subleasehold estate in the Mortgaged Property and no Mortgage on the related fee simple estate, as set forth below:

Interest of Borrower Encumbered	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
Fee Simple(2)	186	$1,242,587,052	94.0%
Leasehold	12	$79,303,945	6.0%
Total	198	$1,321,890,997	100.0%

(1)	Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that relates to a Mortgage Loan secured by more than one Mortgaged Property is based on Allocated Loan Amounts (which amounts, if not specified in the related Mortgage Loan Documents, are based on the appraised values and/or square footage of each Mortgaged Property and/or each Mortgaged Property’s underwritten net cash flow and/or another basis deemed appropriate by the related Mortgage Loan Seller).

(2)	May include Mortgage Loans secured by the borrower’s leasehold interest in the Mortgaged Property along with the corresponding fee interest of the lessor in such Mortgaged Property.

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Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which interest and/or principal payments are due under the related Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.

Due Date	Default Grace Period Days	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
6	0	80	$1,015,830,234	76.8%
1	0	8	$172,455,300	13.0%
1	5	14	$116,305,463	8.8%
3	0(1)	1	$17,300,000	1.3%

(1)	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as 350 East Fordham Road, representing approximately 1.3% of the Initial Outstanding Pool Balance, 10 times during the loan term (but no more than twice during any 12 month period), the related borrower is entitled to notice and a 2 business day grace period following such notice before a failure to make payment constitutes an event of default.

As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under each Mortgage Loan. A grace period does not apply to a maturity date. The information in the foregoing table is based on the related Mortgage Loan Documents. Certain jurisdictions may impose a statutorily longer grace period. See Annex A-1 to this prospectus supplement for information on the number of days before a payment default is an event of default under each Mortgage Loan.

Security for the Mortgage Loans

None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, any Sponsor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee or any of their respective affiliates. Each Mortgage Loan is or should be considered to be non-recourse. In the event of a default under any Mortgage Loan, the lender’s remedies generally are limited to foreclosing against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as may have been pledged to secure such Mortgage Loan, subject, in some cases, to certain generally customary non-recourse carveouts either to the borrower or the loan sponsor. Each Mortgage Loan is secured by one or more Mortgages and an assignment of the related borrower’s (or with respect to any indemnity deed of trust structure, the related property owner’s) interest in the leases, rents, issues and profits of the related Mortgaged Properties. For purposes of the information contained in this prospectus supplement, with respect to Mortgage Loans with an indemnity deed of trust structure, references to the borrower refer to the borrower or the property owner, as applicable. In certain instances, additional collateral exists in the nature of letters of credit, partial indemnities or guaranties, or in the establishment and pledge of one or more reserve or escrow accounts (such accounts, “Reserve Accounts”). In many cases, this additional collateral may be returned to the borrower prior to the related Mortgage Loan maturity date.

With limited exception, each Mortgage constitutes a first lien on a fee or leasehold or combination fee and/or leasehold interest in a Mortgaged Property, subject generally only to the following (collectively, “Permitted Encumbrances”) (i) liens for real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent and accruing interest or penalties, (ii) covenants, conditions, restrictions, rights of way, easements and other matters of public record acceptable to mortgage lending institutions generally, (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies, (iv) other matters to which like properties are commonly subject, (v) the rights of tenants, as tenants only, whether underground leases or space leases at the Mortgaged Property and (vi) mortgage liens for a Companion Loan. However, in the case of some of the Mortgaged Properties, a related tenant, related property manager, adjacent property owner or other third party may have a purchase option, right of first refusal, right of first offer or right of first negotiation in connection with a purchase of, or a right to substitute, the subject Mortgaged Property, which right may be senior to the related Mortgage. In addition, there may exist purchase money security interest that encumbers various

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fixtures at a Mortgaged Property. Furthermore, under applicable state laws, certain after occurring liens and charges (such as liens for real estate taxes) may prime the mortgage encumbering a mortgaged property. See “Risk Factors—Risks Related to the Mortgage Loans—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” in this prospectus supplement.

Significant Mortgage Loans

The following table sets forth information regarding the 10 largest Mortgage Loans in the pool, which represent, in the aggregate, approximately 32.4% of the Initial Outstanding Pool Balance.

Ten Largest Mortgage Loans

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Remaining Term	U/W NCF DSCR	Cut-off Date LTV	LTV Ratio at Maturity or ARD	Cut-off Date U/W NOI Debt Yield
Courtyard by Marriott Portfolio(1)	$97,050,000	7.3%	3.6900%	58	7.40x	28.2%	28.2%	32.7%
Courtyard by Marriott Pasadena	$73,750,000	5.6%	4.5300%	120	1.70x	70.9%	57.4%	11.4%
Meridian at Brentwood	$42,300,000	3.2%	4.2500%	127	1.42x	73.2%	61.7%	9.2%
155 Mercer Street(2)	$41,000,000	3.1%	4.4920%	119	1.57x	63.1%	63.1%	7.3%
Capistrano Business Center I & II	$34,700,000	2.6%	4.1500%	119	1.91x	61.5%	61.5%	8.9%
Walgreens Net Lease Portfolio V	$33,963,675	2.6%	4.2200%	115	1.81x	69.9%	69.9%	7.8%
University Fountains at Lubbock(3)	$27,400,000	2.1%	4.1100%	118	1.38x	75.1%	68.3%	8.3%
Santa Monica Clock Tower	$26,700,000	2.0%	4.2200%	119	1.80x	54.5%	54.5%	8.2%
Delaware Corporate Center I & II	$26,450,000	2.0%	3.9700%	119	1.75x	67.3%	58.2%	10.9%
Ortega Ranch	$25,000,000	1.9%	3.9000%	119	1.42x	70.4%	60.8%	8.6%
Total/Wtd. Avg.	$428,313,675	32.4%	4.1355%	106	2.95x	58.9%	53.8%	14.5%

(1)	Each such Mortgage Loan is part of a Loan Combination and has one or more Pari Passu Companion Loan(s) that are not included in the Issuing Entity. The debt service coverage ratio, LTV Ratios and debt yield for each Mortgage Loan have been calculated based on the Mortgage Loan included in the Issuing Entity and any such related Pari Passu Companion Loan(s) not included in the Issuing Entity.

(2)	In the case of the 155 Mercer Street Mortgage Loan, representing approximately 3.1% of the Initial Outstanding Pool Balance, the sole tenant at the Mortgaged Property, Dolce & Gabbana, is not required to pay rent until the earlier of (i) the date that the tenant opens for business and (ii) December 1, 2015. The related borrowers deposited $1,691,667 into a rent abatement reserve, which amount will be held by lender until the tenant commences paying rent and conducting normal business operations at the entire Mortgaged Property.

(3)	In the case of the University Fountains at Lubbock Mortgage Loan, representing approximately 2.1% of the Initial Outstanding Pool Balance, the LTV has been calculated based on the “as renovated” value of $36,500,000. Based on the “as is” appraised value of $34,500,000, the Cut-off Date LTV is 79.4%

For a brief summary of the top 20 Mortgage Loans (including the top 10 Mortgage Loans described above) in the pool of Mortgage Loans, see Annex B to this prospectus supplement.

Sale of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Issuing Entity on or before the Closing Date from GACC, CCRE Lending, LCF and KeyBank (collectively, the “Mortgage Loan Sellers” or the “Sponsors”), pursuant to four separate mortgage loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”), each to be dated the date of pricing of the Certificates, between the applicable Mortgage Loan Seller (and, in the case of LCF, Ladder Holdings) and the Depositor. See “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

The number and total Cut-off Date Balances of the Mortgage Loans to be transferred to the Depositor by the respective Mortgage Loan Sellers are as follows:

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
German American Capital Corporation	22	$515,860,000	39.0%
Cantor Commercial Real Estate Lending, L.P.	34	$331,175,118	25.1%
Ladder Capital Finance LLC.	27	$282,345,116	21.4%
KeyBank National Association	20	$192,510,764	14.6%
Total	103	$1,321,890,997	100.0%

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Except as indicated in the following sentence, each Mortgage Loan Seller or one of its affiliates originated (either directly or, in some cases, through table funding arrangements) each of the Mortgage Loans as to which it is acting as Mortgage Loan Seller. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Honeywell Building, representing approximately 1.4% of the Initial Outstanding Pool Balance, and as to which GACC is acting as Mortgage Loan Seller, was originated by Pillar Multifamily, LLC and acquired by GACC.

Each Mortgage Loan Purchase Agreement will be governed by the laws of the State of New York. Each party to a Mortgage Loan Purchase Agreement waives its right to a jury trial and consents to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to such Mortgage Loan Purchase Agreement.

Each of the Mortgage Loan Sellers will make certain representations and warranties with respect to each of the Mortgage Loans sold by it and, with respect to a breach of any such representation or warranty that materially and adversely affects (i) the value of a Mortgage Loan sold by it, (ii) the value of the related Mortgaged Property or (iii) the interests of the Trustee in such Mortgage Loan or the related Mortgaged Property, the related Mortgage Loan Seller generally will be required to cure such breach, repurchase the Mortgage Loan, substitute another mortgage loan for that Mortgage Loan or make a Loss of Value Payment. See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and the underwriting conducted by each such Mortgage Loan Seller with respect to the related Mortgage Loans, has been provided by the respective Mortgage Loan Sellers.

A description of the underwriting standards of each Mortgage Loan Seller is set forth above under “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

The Mortgage Loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Mortgage Loan Sellers taking into account rating agency criteria and feedback, subordinate investor feedback, property type and geographic location.

Certain Underwriting Matters

Environmental Site Assessments. Environmental site assessments or updates of a previously conducted assessment based on information in an established database or study were conducted on all of the Mortgaged Properties within the 9-month period prior to the Cut-off Date. In some cases these assessments or updates revealed the existence of material environmental conditions. The Mortgage Loan Sellers have informed the Depositor that, except where disclosed otherwise in this prospectus supplement, where such conditions were identified:

•	the borrower has escrowed funds to effect remediation, and such funds are held or controlled by the related lender;

•	with respect to the presence of asbestos-containing materials, radon in indoor air, lead-based paint or lead in drinking water, an operations or maintenance plan has been required to be instituted (if such a plan is the only action recommended by the environmental consultant);

•	the condition has been remediated in all material respects and, if and as appropriate, a “no further action” letter was obtained from the applicable governmental regulatory authority (or the condition was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required);

•	environmental insurance with respect to such condition has been obtained;

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•	a responsible party, not related to the borrower, has been identified as the responsible party and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or

•	a party related to the borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action.

For more information regarding environmental considerations, see “Risk Factors—Risks Related to the Mortgage Loans—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this prospectus supplement.

With respect to certain Mortgaged Properties, the related borrower obtained a lender’s environmental insurance policy in lieu of obtaining a Phase II environmental site assessment or providing an indemnity or guaranty from a borrower sponsor or in connection with the breach of environmental covenants in the related mortgage loan documents or in connection with a potential environmental concern, as described under “Risk Factors—Risks Related to the Mortgage Loans—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this prospectus supplement. For additional information regarding Mortgaged Properties covered by an environmental insurance policy, see “Risk Factors—Risks Related to the Mortgage Loans—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” in this prospectus supplement. Subject to certain conditions and exclusions, an environmental insurance policy generally insures the Issuing Entity against losses resulting from certain environmental conditions at the related Mortgaged Property during the applicable policy period. Subject to certain conditions and exclusions and any deductible, the environmental insurance policies generally provide coverage against (i)(A) losses resulting from default under the applicable Mortgage Loan, up to the then outstanding principal balance and certain unpaid interest of the Mortgage Loan, if on-site environmental conditions in violation of applicable environmental standards are discovered at the Mortgaged Property during the policy period and, in some cases, no foreclosure of the Mortgaged Property has taken place; provided, however, that with respect to certain Mortgage Loans for which an environmental insurance policy was obtained, the coverage may be limited to the lesser of the outstanding mortgage loan balance and the costs of clean-up of environmental conditions, up to the applicable aggregate policy limit or (B) losses arising during the policy period for certain known and disclosed environmental conditions and new environmental conditions discovered during the policy period up to the policy limit; (ii) losses from third party claims against the lender during the policy period for bodily injury, property damage or loss of third party property value resulting from environmental conditions at or emanating from the Mortgaged Property up to the policy limit or loan balance, as applicable; and (iii) legal defense expenses in connection with the foregoing up to the policy limit or loan balance, as applicable. See “Risk Factors—Risks Related to the Mortgage Loans—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this prospectus supplement.

The information contained in this prospectus supplement regarding environmental conditions at the Mortgaged Properties is based on the environmental site assessments or the updates described in the first paragraph under this heading and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee or any of their respective affiliates. There can be no assurance that the environmental site assessments or such updates, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this prospectus supplement.

Property Condition Assessments. The Mortgage Loan Sellers have informed the Depositor that, inspections of all of the Mortgaged Properties (or updates of previously conducted inspections) were conducted by independent licensed engineers or other representatives or designees (which may have been employees) of the related Mortgage Loan Seller or other originator within the 9-month period prior to

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the Cut-off Date. Such inspections were commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems (in most cases) and the general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment. In some (but not all) instances, cash reserves were established with the lender to fund such deferred maintenance and/or replacement items.

Appraisals and Market Analysis. The Mortgage Loan Sellers have informed the Depositor that, an appraisal or market analysis for all of the Mortgaged Properties was performed (or an existing appraisal was updated) on behalf of the related Mortgage Loan Seller within the 8-month period prior to the Cut-off Date. Such appraisal contained a statement or was accompanied by a letter from the related appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date the appraisal was completed. In general, such appraisals represent the analysis and opinion of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and the same method of appraising the Mortgaged Property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals and Market Studies Have Certain Limitations” in this prospectus supplement.

Property, Liability and Other Insurance. In the case of each Mortgage Loan (except where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a tenant or where the borrower’s requirements to maintain insurance are otherwise governed by the terms of a related long-term lease), the related Mortgage Loan Documents generally require, or permit the lender to require, that: (i) the related Mortgaged Property be insured by a property and casualty insurance policy in an amount (subject to a customary deductible) at least equal to the least of (a) the outstanding principal balance of the related Mortgage Loan (or, with respect to a Loan Combination, the outstanding principal balance of such Loan Combination), (b) 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property or (c) with respect to certain Mortgage Loans, the full insurable actual cash value of the related Mortgaged Property; or (ii) the Mortgaged Property be insured by property insurance in such other amounts as was required by the related originators with, if applicable, appropriate endorsements to avoid the application of a co-insurance clause and without reduction in insurance proceeds for depreciation. In general, the standard form of property and casualty insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

If any material portion of the borrower-owned improvements to a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the “Federal Register” by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, then (except where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a tenant or where the borrower’s requirements to maintain insurance are otherwise governed by the terms of a related long-term lease) a flood insurance policy meeting the requirements of the then-current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan or, with respect to a Loan Combination, the outstanding principal balance of such Loan Combination, (2) the maximum amount of insurance available for the related Mortgaged Property under the National Flood Insurance Act of 1968, as amended, and (3) 100% of the replacement cost of the borrower-owned improvements. Notwithstanding the foregoing, in the case of a Mortgaged Property operated as a manufactured housing community, flood insurance may not have been obtained if the only

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uninsured improvements in the area identified as having special flood hazards are manufactured home pads.

In most cases (except in certain instances that include where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a tenant or where the borrower’s requirements to maintain insurance are governed by the terms of a related long-term lease), each Mortgage generally requires the related borrower to maintain (i) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property and (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income or gross receipts from the related Mortgaged Property for not less than six months (although some Mortgage Loans permit a shorter period).

With respect to each of the Mortgaged Properties (except in certain instances that include where the terrorism insurance coverage requirement has been waived, where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a tenant or where the borrower’s requirements to maintain insurance are governed by the terms of a related long-term lease), if any of the required insurance policies contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts,” the related borrower is required to obtain and maintain terrorism coverage to cover such exclusions from a “Qualified Carrier” under the related loan agreement, or in the event that such terrorism coverage is not available from a “Qualified Carrier,” the related borrower is required to obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage subject, in many cases, to commercially reasonable rates.

With respect to certain of the Mortgage Loans, there are limitations on the amount of premium or amount of coverage that must be obtained by the borrower related specifically to terrorism insurance. Many of the Mortgage Loans provide that the borrower is not required to spend, solely related to terrorism insurance, more than a specified percentage (generally 200%) of the amount of insurance premium either then currently payable or payable at the time of the origination of the Mortgage Loan, as applicable, in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan Documents (without giving effect to the cost of terrorism, earthquake, flood and other catastrophe components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the related borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. However, in the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as 350 East Fordham Road, representing approximately 1.3% of the Initial Outstanding Pool Balance, the “specified percentage” referred to in the prior sentence is 150%. Certain Mortgage Loans provide that the borrower is only required to maintain terrorism insurance so long as the lender determines that either (i) prudent owners of real estate comparable to the Mortgaged Property are maintaining such insurance or (ii) prudent institutional lenders to such owners are requiring that such owners maintain such insurance.

In addition, for example, in the case of the Mortgage Loan secured by the portfolio of Mortgaged Properties identified as Walgreens Net Lease Portfolio V, representing approximately 2.6% of the Initial Outstanding Pool Balance, the related borrower is not required to maintain insurance if the related tenant self-insures the respective Mortgaged Property.

For a further discussion of limitations regarding terrorism insurance coverage on the Mortgaged Properties, see “Risk Factors—Risks Related to the Mortgage Loans—Availability of Terrorism Insurance” in this prospectus supplement.

In general, the Mortgaged Properties are not insured for earthquake risk, floods and other water-related causes, landslides and mudflow, vermin, nuclear reaction or war. In addition, certain of the insurance policies may specifically exclude coverage for losses due to mold, certain acts of nature, terrorist activities or other insurable conditions or events.

In some cases, the related Mortgage Loan Documents permit the related borrower to rely on insurance obtained by a tenant in accordance with its lease, self-insurance or other agreements provided

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by a tenant in lieu of an insurance policy or the insurance requirements are solely governed by the terms of a related long-term lease. See Representations and Warranties 16 and 29 on Annex F to this prospectus supplement and the exceptions thereto on Annex G to this prospectus supplement.

In some cases, required insurance is provided under a blanket policy that also insures properties that secure mortgage loans owned by the related sponsor that are not included in this securitization. In some cases, the related borrower or tenant maintains one or more forms of insurance under blanket policies. For example, with respect to 143 Mortgaged Properties that secure Mortgage Loans representing in the aggregate approximately 68.2% of the Initial Outstanding Pool Balance (by Allocated Loan Amount), certain insurance for the related Mortgaged Property (or, if applicable, some or all of the related Mortgaged Properties) is under the related insured’s blanket insurance policy. With respect to certain of these Mortgage Loans, the related insured may be required to make payments to an insurance reserve if the related Mortgaged Property is no longer covered by the blanket insurance policy. The blanket insurance risk is magnified when affiliated loans in the same pool are covered by the same blanket policy. Some Mortgaged Properties included in the Mortgage Pool may be insured pursuant to a blanket policy covering such Mortgaged Properties together with other properties owned directly or indirectly by the related loan sponsor that are not included in the Mortgage Pool.

See “Risk Factors—Risks Related to the Mortgage Loans—Inadequate Property Insurance Coverage Could Have an Adverse Impact on the Mortgaged Properties” and “Risk Factors—Risks Related to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance” in this prospectus supplement.

Certain Variances from the Underwriting Guidelines. Certain of the Mortgage Loans may vary from the underwriting guidelines described under “The Sponsors, Mortgage Loan Sellers and Originators—German American Capital Corporation—GACC’s Underwriting Standards”, “—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards,” “—Ladder Capital Finance LLC—LCF’s Underwriting Standards” or “—KeyBank National Association—KeyBank’s Underwriting Standards” as applicable, in this prospectus supplement.

Loan Combinations

The following table represents certain information regarding the Mortgage Loan and Companion Loans that comprise each Loan Combination:

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Loan Combination U/W NCF DSCR	Loan Combination Cut-off Date LTV Ratio	Loan Combination Cut-off Date U/W NOI Debt Yield
Courtyard by Marriott Portfolio(1)	$ 97,050,000	$ 217,950,000	$ 315,000,000	7.40x	28.2%	32.7%
La Gran Plaza	$ 23,969,702	$ 51,934,353	$ 75,904,055	1.73x	65.1%	11.2%
Renaissance New Orleans Portfolio	$ 19,458,449	$ 23,782,549	$ 43,240,998	1.54x	60.6%	12.9%

(1)	Excludes $355,000,000 of subordinate secured debt evidenced by the Courtyard by Marriott Portfolio Subordinate Companion Loan.

Courtyard by Marriott Portfolio Loan Combination

General. The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott Portfolio, representing approximately 7.3% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $97,050,000 (the “Courtyard by Marriott Portfolio Mortgage Loan”), is part of a Loan Combination comprised of five promissory notes, each of which is secured by the same mortgage instruments on the same underlying Mortgaged Properties (the “Courtyard by Marriott Portfolio Mortgaged Property”). The Courtyard by Marriott Portfolio Loan Combination (as defined below) is evidenced by:

(i) one promissory Note A-2B having a Cut-off Date Balance of $97,050,000 that evidences the Courtyard by Marriott Portfolio Mortgage Loan;

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(ii) three other promissory notes (collectively, the “Courtyard by Marriott Portfolio Pari Passu Companion Loans”), which are generally pari passu in right of payment with the Courtyard by Marriott Portfolio Mortgage Loan consisting of:

(a) promissory Note A-1 having a Cut-off Date Balance of $33,500,000 (“CBM Note A-1”),

(b) promissory Note A-2A having a Cut-off Date Balance of $100,000,000 (“CBM Note A-2A”) and

(c) promissory Note A-2C having a Cut-off Date Balance of $84,450,000 (“CBM Note A-2C” and together with CBM Note A-1 and CBM Note A-2A, the “Courtyard by Marriott Portfolio Pari Passu Companion Loans”); and

(iii) one promissory Note B having a Cut-off Date Balance of $355,000,000 (the “CBM Note B” or “Courtyard by Marriott Portfolio Subordinate Companion Loan”) which is subordinate in right of payment in respect of each of the Courtyard by Marriott Portfolio Mortgage Loan and the Courtyard by Marriott Portfolio Pari Passu Companion Loans.

The Courtyard by Marriott Portfolio Subordinate Companion Loan, together with the Courtyard by Marriott Portfolio Mortgage Loan and the Courtyard by Marriott Portfolio Pari Passu Companion Loans, are referred to as the “Courtyard by Marriott Portfolio Loan Combination”. Only the Courtyard by Marriott Portfolio Mortgage Loan is included in the Issuing Entity. Each of the CBM Note A-1, CMB Note A-2A and Courtyard by Marriott Portfolio Subordinate Companion Loan was included in the COMM 2015-CCRE23 Mortgage Trust and the CBM Note A-2C was included in the GSMS 2015-GC30 Mortgage Trust.

The holders of the Courtyard by Marriott Portfolio Loan Combination (the “Courtyard by Marriott Portfolio Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Courtyard by Marriott Portfolio Noteholder (the “Courtyard by Marriott Portfolio Intercreditor Agreement”).

Servicing. The Courtyard by Marriott Portfolio Loan Combination is being primary serviced by Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “COMM 2015-CCRE23 Master Servicer”), and specially serviced by CWCapital Asset Management LLC, as special servicer (the “COMM 2015-CCRE23 Special Servicer”), pursuant to the pooling and servicing agreement entered into between the Depositor, the COMM 2015-CCRE23 Master Servicer, the COMM 2015-CCRE23 Special Servicer, Wilmington Trust, National Association, as trustee (in such capacity, the “COMM 2015-CCRE23 Trustee”), Wells Fargo Bank, National Association, as certificate administrator and custodian (in such capacity, the “COMM 2015-CCRE23 Certificate Administrator”), and Pentalpha Surveillance LLC, as operating advisor (the “COMM 2015-CCRE23 Operating Advisor”), in connection with the COMM 2015-CCRE23 Mortgage Trust (into which each of CBM Notes A-1, CBM Note A-2A and the CBM Note B were deposited) (the “COMM 2015-CCRE23 Pooling and Servicing Agreement”), and, subject to the terms of the Courtyard by Marriott Portfolio Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Courtyard by Marriott Portfolio Noteholder will be effected in accordance with the COMM 2015-CCRE23 Pooling and Servicing Agreement and the Courtyard by Marriott Portfolio Intercreditor Agreement.

Advancing. The Master Servicer or the Trustee, as applicable, will be responsible for making P&I Advances on the Courtyard by Marriott Portfolio Mortgage Loan (but not on the Courtyard by Marriott Portfolio Companion Loans) pursuant to the Pooling and Servicing Agreement, in each case, unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance and will have no obligation to make Property Advances.

The COMM 2015-CCRE23 Master Servicer or COMM 2015-CCRE23 Trustee, as applicable, will be obligated to make property advances with respect to the Courtyard by Marriott Portfolio Loan Combination, in each case unless a similar determination of nonrecoverability is made under the COMM 2015-CCRE23 Pooling and Servicing Agreement.

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Distributions. The Courtyard by Marriott Portfolio Co-Lender Agreement sets forth the respective rights of the holders of the related Mortgage Loan and the related Companion Loans with respect to distributions of funds received in respect of the related Courtyard by Marriott Portfolio Loan Combination, and provides, in general, that:

•	the Courtyard by Marriott Portfolio Subordinate Companion Loan is, at all times, junior, subject and subordinate to the Courtyard by Marriott Portfolio Mortgage Loan and the Courtyard by Marriott Portfolio Pari Passu Companion Loans, and the right of the Courtyard by Marriott Portfolio Subordinate Companion Loan Holder to receive payments with respect to the Courtyard by Marriott Portfolio Subordinate Companion Loan is, to the extent set forth in the Courtyard by Marriott Portfolio Co-Lender Agreement, at all times, junior, subject and subordinate to the rights of the holders of the Courtyard by Marriott Portfolio Mortgage Loan and Courtyard by Marriott Portfolio Pari Passu Companion Loans to receive payments with respect to the Courtyard by Marriott Portfolio Mortgage Loan and the Courtyard by Marriott Portfolio Pari Passu Companion Loans.

•	prior to calculating any amounts of interest or principal due to the holders of the Courtyard by Marriott Portfolio Mortgage Loan and Courtyard by Marriott Portfolio Companion Loans, the principal balance of the Courtyard by Marriott Portfolio Subordinate Companion Loan will be reduced (but not below zero) by any realized loss with respect to the Courtyard by Marriott Portfolio Loan Combination, and after the principal balance of the Courtyard by Marriott Portfolio Subordinate Companion Loan has been reduced to zero, the principal balances of the Courtyard by Marriott Portfolio Mortgage Loan and the Courtyard by Marriott Portfolio Pari Passu Companion Loans will be reduced pro rata (based on their respective outstanding principal balances, but, in each case, not below zero) by any realized loss with respect to the Courtyard by Marriott Portfolio Loan Combination.

•	if no Payment Application Trigger Event (as defined below) has occurred and is continuing with respect to the Courtyard by Marriott Portfolio Loan Combination, all amounts tendered by the borrowers or otherwise available for payment on the Courtyard by Marriott Portfolio Loan Combination will be applied, after payment of required reserves, escrows and certain other expenses, in the following order of priority:

○	first, to the Issuing Entity and the Courtyard by Marriott Portfolio Pari Passu Companion Loan Holders, pro rata, up to the amount of any unreimbursed costs, expenses and advances paid or payable by the Issuing Entity or any Courtyard by Marriott Portfolio Pari Passu Companion Loan Holder, or paid or advanced by the COMM 2015-CCRE23 Master Servicer, the COMM 2015-CCRE23 Special Servicer or the COMM 2015-CCRE23 Trustee, as applicable, with respect to the Courtyard by Marriott Portfolio Loan Combination pursuant to the Courtyard by Marriott Portfolio Co-Lender Agreement or the COMM 2015-CCRE23 PSA;

○	second, to the COMM 2015-CCRE23 Master Servicer, the applicable accrued and unpaid servicing fee, and then to the COMM 2015-CCRE23 Special Servicer, any special servicing fees (including without limitation any workout fees and liquidation fees) earned by it with respect to the Courtyard by Marriott Portfolio Loan Combination under the Courtyard by Marriott Portfolio Co-Lender Agreement or the COMM 2015-CCRE23 PSA;

○	third, pari passu, to each of the Issuing Entity, as the holder of the Courtyard by Marriott Portfolio Mortgage Loan, and the Courtyard by Marriott Portfolio Pari Passu Companion Loan Holders, in amounts equal to the unpaid and accrued interest on the Courtyard by Marriott Portfolio Mortgage Loan and the related Courtyard by Marriott Portfolio Pari Passu Companion Loans at the applicable note interest rate (net of the applicable servicing fee rate), respectively, on a pro rata basis based on the amount of accrued and unpaid interest due to each such holder;

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○	fourth, with respect to any prepayment, other than any prepayment made from net proceeds received from any casualty or condemnation:

▪	first, to the holder of the Courtyard by Marriott Portfolio Note A-1 Companion Loan, to be applied in reduction of the outstanding principal balance of the Courtyard by Marriott Portfolio Note A-1 Companion Loan, until such principal balance has been paid in full; and

▪	second, pari passu, to the Issuing Entity, as the holder of the Courtyard by Marriott Portfolio Mortgage Loan, and to each of the holders of the Courtyard by Marriott Portfolio Note A-2A Companion Loan and the Courtyard by Marriott Portfolio Note A-2C Companion Loan, in an amount equal to its Percentage Interest (as defined below) (to be determined after application of such prepayment to the Courtyard by Marriott Note A-1 Companion Loan under the preceding sub-clause) of the remaining amount of such prepayment, to be applied in reduction of their respective outstanding principal balances, until such principal balances have been paid in full;

○	fifth, with respect to any prepayment made from net proceeds received from any casualty or condemnation:

▪	first, pari passu, to the Issuing Entity, as the holder of the Courtyard by Marriott Portfolio Mortgage Loan, and to each of the holders of the Courtyard by Marriott Portfolio Note A-2A Companion Loan and the Courtyard by Marriott Portfolio Note A-2C Companion Loan, in an amount equal to its pro rata portion (based on their respective outstanding principal balances) of such prepayment, to be applied in reduction of their respective outstanding principal balances, until such principal balances have been paid in full; and

▪	second, to the holder of the Courtyard by Marriott Portfolio Note A-1 Companion Loan, to be applied in reduction of the outstanding principal balance of the Courtyard by Marriott Portfolio Note A-1 Companion Loan, until such principal balance has been paid in full;

○	sixth, with respect to any balloon payment or other payment of principal on the Courtyard by Marriott Portfolio Loan Combination, other than any prepayment made from net proceeds received from any casualty or condemnation, pari passu, to the Issuing Entity, as the holder of the Courtyard by Marriott Portfolio Mortgage Loan and each of the Courtyard by Marriott Portfolio Pari Passu Companion Loan Holders, in an amount equal to its pro rata portion (based on their respective Percentage Interests) of such balloon payment or other principal payment on the Courtyard by Marriott Portfolio Loan Combination, in each case to be applied in reduction of their respective outstanding principal balances;

○	seventh, to the Courtyard by Marriott Portfolio Subordinate Companion Loan Holder, up to the amount of any unreimbursed costs, expenses or advances paid or currently payable by the Courtyard by Marriott Portfolio Subordinate Companion Loan Holder with respect to the Courtyard by Marriott Portfolio Loan Combination pursuant to the Courtyard by Marriott Portfolio Co-Lender Agreement, including, without limitation, unreimbursed property advances made by the Courtyard by Marriott Portfolio Subordinate Companion Loan Holder and any cure payment made by the Courtyard by Marriott Portfolio Subordinate Companion Loan Holder to cure a monetary default pursuant to the terms of the Courtyard by Marriott Portfolio Co-Lender Agreement;

○	eighth, to the Courtyard by Marriott Portfolio Subordinate Companion Loan Holder, in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Courtyard by Marriott Portfolio Subordinate Companion Loan;

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○	ninth, to the Courtyard by Marriott Portfolio Subordinate Companion Loan Holder,

▪	any prepayment, other than any prepayment made from net proceeds received from any casualty or condemnation, in an amount equal to its pro rata portion (based on its Percentage Interest, to be determined after application of any portion of such prepayment to the Courtyard by Marriott Portfolio Note A-1 Companion Loan on such date under clause fourth above) of the amount of such prepayment that remains after giving effect to the application of such prepayment to reduce the outstanding principal balance of the Courtyard by Marriott Portfolio Note A-1 Companion Loan, as provided under clause fourth above, to be applied in reduction of the outstanding principal balance of the Courtyard by Marriott Portfolio Subordinate Companion Loan;

▪	with respect to any prepayment made from net proceeds received from any casualty or condemnation, any remaining amount of such prepayment after application under clause fifth above to be applied in reduction of the outstanding principal balance of the Courtyard by Marriott Portfolio Subordinate Companion Loan; and

▪	with respect to any balloon payment or other payment of principal on the Courtyard by Marriott Portfolio Loan Combination, its Percentage Interest of such balloon payment or other payment of principal on the Courtyard by Marriott Portfolio Loan Combination, to be applied in reduction of the outstanding principal balance of the Courtyard by Marriott Portfolio Subordinate Companion Loan;

○	tenth, any default interest (to the extent (i) actually paid by the borrowers, (ii) in excess of interest accrued on the Courtyard by Marriott Portfolio Loan Combination at the applicable interest rate and (iii) not required to be paid to the COMM 2015-CCRE23 Master Servicer, the COMM 2015-CCRE23 Special Servicer, the COMM 2015-CCRE23 Trustee, the Master Servicer, the Trustee, or another master servicer or trustee under any other servicing agreement for any loan in the Courtyard by Marriott Portfolio Loan Combination, as provided in the Courtyard by Marriott Portfolio Co-Lender Agreement), pro rata (based on the amounts described below) and pari passu to the Issuing Entity, as holder of the Courtyard by Marriott Portfolio Mortgage Loan and each of the Courtyard by Marriott Portfolio Pari Passu Companion Loan Holders, in each case, in an amount calculated on the outstanding principal balance of such Courtyard by Marriott Portfolio Mortgage Loan or Courtyard by Marriott Pari Passu Companion Loan at the excess of (x) the applicable default interest rate over (y) the applicable note interest rate;

○	eleventh, pro rata and pari passu, to the Issuing Entity, as holder of the Courtyard by Marriott Portfolio Mortgage Loan, and the Courtyard by Marriott Portfolio Companion Loan Holders, any prepayment premium allocable to the Courtyard by Marriott Portfolio Mortgage Loan or the related Courtyard by Marriott Portfolio Companion Loan, as applicable, to the extent actually paid by the borrowers;

○	twelfth, pro rata and pari passu, (in the case of penalty charges, only to the extent not required to be paid to the COMM 2015-CCRE23 Master Servicer, the COMM 2015-CCRE23 Trustee, the COMM 2015-CCRE23 Special Servicer, the Master Servicer, the Trustee or the master servicer or trustee under any other servicing agreement for any other loan in the Courtyard by Marriott Portfolio Loan Combination, as provided in the Courtyard by Marriott Portfolio Co-Lender Agreement) to each of the Issuing Entity, as the holder of Courtyard by Marriott Portfolio Mortgage Loan, and the Courtyard by Marriott Portfolio Companion Loan Holders (or any servicer or trustee,

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if any, as applicable, on its behalf), its Percentage Interest of any assumption fees and penalty charges, to the extent actually paid by the borrowers; and

○	thirteenth, to the Issuing Entity, as the holder of the Courtyard by Marriott Portfolio Mortgage Loan and the Courtyard by Marriott Portfolio Companion Loan Holders, any excess amount not otherwise applied pursuant to clauses first through twelfth above, on a pro rata and pari passu basis, in accordance with their respective initial Percentage Interests.

•	Upon the occurrence and continuance of (i) a monetary event of default with respect to the Courtyard by Marriott Portfolio Loan Combination or (ii) a non-monetary event of default as to which the Courtyard by Marriott Portfolio Loan Combination becomes a specially serviced loan, in each case provided the holder of the Courtyard by Marriott Portfolio Subordinate Companion Loan (or such holder’s designee) has not exercised its cure rights (a “Payment Application Trigger Event”), all amounts tendered by the borrowers or otherwise available for payment on the Courtyard by Marriott Portfolio Loan Combination will be applied, after payment of required reserves, escrows and certain other expenses, in the following order of priority:

○	first, to the Issuing Entity and the Courtyard by Marriott Portfolio Pari Passu Companion Loan Holders, pro rata, up to the amount of any unreimbursed costs, expenses and advances paid or payable by the Issuing Entity or the Courtyard by Marriott Portfolio Pari Passu Companion Loan Holders, or paid or advanced by the COMM 2015-CCRE23 Master Servicer, the COMM 2015-CCRE23 Special Servicer or the COMM 2015-CCRE23 Trustee, with respect to the Courtyard by Marriott Portfolio Loan Combination pursuant to the Courtyard by Marriott Portfolio Co-Lender Agreement or the COMM 2015-CCRE23 PSA;

○	second, to the COMM 2015-CCRE23 Master Servicer, the applicable accrued and unpaid servicing fee, and then to the COMM 2015-CCRE23 Special Servicer, any special servicing fees (including without limitation any workout fees and liquidation fees) earned by it with respect to the Courtyard by Marriott Portfolio Loan Combination under the Courtyard by Marriott Portfolio Co-Lender Agreement or the COMM 2015-CCRE23 PSA;

○	third, pari passu, to the Issuing Entity, as holder of the Courtyard by Marriott Portfolio Mortgage Loan, and each of the Courtyard by Marriott Portfolio Pari Passu Companion Loan Holders, in amounts equal to the unpaid and accrued interest on the Courtyard by Marriott Portfolio Mortgage Loan and the related Courtyard by Marriott Portfolio Pari Passu Companion Loans, respectively;

○	fourth, pari passu, to the Issuing Entity, as holder of the Courtyard by Marriott Portfolio Mortgage Loan, and each of the Courtyard by Marriott Portfolio Pari Passu Companion Loan Holders, in an amount equal to its pro rata portion (based on their respective outstanding principal balances) of any principal payment on the Courtyard by Marriott Portfolio Loan Combination, in each case, until their respective principal balances have been reduced to zero;

○	fifth, if the proceeds of any foreclosure sale or any liquidation of the Courtyard by Marriott Portfolio Loan Combination or the Courtyard by Marriott Portfolio Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth above, pari passu to Issuing Entity, as holder of the Courtyard by Marriott Portfolio Mortgage Loan, and the Courtyard by Marriott Portfolio Pari Passu Companion Loan Holders, an amount equal to the aggregate of unreimbursed realized losses previously allocated to the Courtyard by Marriott Portfolio Mortgage Loan and the Courtyard by Marriott Portfolio Pari Passu Companion Loans in accordance with the terms of the Courtyard by Marriott Portfolio

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Co-Lender Agreement, plus interest thereon at the applicable note interest rate (net of the applicable servicing fee rate) compounded monthly from the date the related realized loss was allocated to such Courtyard by Marriott Portfolio Mortgage Loan or Courtyard by Marriott Portfolio Pari Passu Companion Loan, as applicable, such amounts to be allocated on a pro rata basis based on the amount of realized losses previously allocated to each such holder;

○	sixth, to the Courtyard by Marriott Portfolio Subordinate Companion Loan Holder, up to the amount of any unreimbursed costs, expenses or advances paid or currently payable by the Courtyard by Marriott Portfolio Subordinate Companion Loan Holder with respect to the Courtyard by Marriott Portfolio Loan Combination pursuant to the Courtyard by Marriott Portfolio Co-Lender Agreement, including, without limitation, unreimbursed property advances made by the Courtyard by Marriott Portfolio Subordinate Companion Loan Holder and any cure payment made by the Courtyard by Marriott Portfolio Subordinate Companion Loan Holder to cure a monetary default pursuant to the terms of the Courtyard by Marriott Portfolio Co-Lender Agreement;

○	seventh, to the Courtyard by Marriott Portfolio Subordinate Companion Loan Holder, in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Courtyard by Marriott Portfolio Subordinate Companion Loan at the applicable note interest rate (net of the applicable servicing fee rate);

○	eighth, to the Courtyard by Marriott Portfolio Subordinate Companion Loan Holder, in an amount equal to the outstanding principal balance of the Courtyard by Marriott Portfolio Subordinate Companion Loan, until such principal balance has been paid in full;

○	ninth, to the Courtyard by Marriott Portfolio Subordinate Companion Loan Holder, an amount equal to the aggregate of unreimbursed realized losses previously allocated to the Courtyard by Marriott Portfolio Subordinate Companion Loan in accordance with the terms of the Courtyard by Marriott Portfolio Co-Lender Agreement, plus interest thereon at the applicable note interest rate (net of the applicable servicing fee rate), compounded monthly from the date the related realized loss was allocated to Courtyard by Marriott Portfolio Subordinate Companion Loan;

○	tenth, any default interest (to the extent (i) actually paid by the borrowers, (ii) in excess of interest accrued on the Courtyard by Marriott Portfolio Loan Combination at the applicable interest rate and (iii) not required to be paid to the COMM 2015-CCRE23 Master Servicer, the COMM 2015-CCRE23 Special Servicer, the COMM 2015-CCRE23 Trustee, the Master Servicer, the Trustee or another master servicer or trustee under any other servicing agreement for any other loan in the Courtyard by Marriott Portfolio Loan Combination, as provided in the Courtyard by Marriott Portfolio Co-Lender Agreement) pro rata (based on the amounts described below) and pari passu to the Issuing Entity, as holder of the Courtyard by Marriott Portfolio Mortgage Loan, and each of the Courtyard by Marriott Portfolio Companion Loan Holders, in each case, in an amount calculated on the principal balance of such Courtyard by Marriott Portfolio Mortgage Loan or Courtyard by Marriott Portfolio Companion Loan on such monthly payment date prior to the application of funds contemplated above at the excess of (x) the applicable default interest rate over (y) the applicable note interest rate;

○	eleventh, pro rata (based on the amounts described below) and pari passu, to the Issuing Entity, as holder of the Courtyard by Marriott Portfolio Mortgage Loan, and each of the Courtyard by Marriott Portfolio Companion Loan Holders, its Percentage Interest (prior to the application of funds contemplated above) of any prepayment premium, in each case, to the extent actually paid by the borrowers;

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○	twelfth, pro rata and pari passu, (in the case of penalty charges, only to the extent not required to be paid to the COMM 2015-CCRE23 Master Servicer, the COMM 2015-CCRE23 Trustee, the COMM 2015-CCRE23 Special Servicer, the Master Servicer, the Trustee or another master servicer or trustee under any other servicing agreement for any other loan in the Courtyard by Marriott Portfolio Loan Combination as provided in the Courtyard by Marriott Portfolio Co-Lender Agreement) to the Issuing Entity, as holder of the Courtyard by Marriott Portfolio Mortgage Loan, and each of the Courtyard by Marriott Portfolio Pari Passu Companion Loan Holders (or any servicer or trustee, if any, as applicable, on its behalf), its Percentage Interest (prior to the application of funds contemplated in clauses first through eleventh above) of any assumption fees and penalty charges, in each case, to the extent actually paid by the borrowers; and

○	thirteenth, to the Issuing Entity, as holder of the Courtyard by Marriott Portfolio Mortgage Loan, and the Courtyard by Marriott Portfolio Companion Loan Holders, any excess amount not otherwise applied pursuant to the foregoing clauses first through twelfth on a pro rata basis, in accordance with their respective initial Percentage Interests.

•	If any of the notes comprising the Courtyard by Marriott Portfolio Loan Combination (or portion thereof) has been defeased, the foregoing provisions will apply only to the non-defeased notes (or portions thereof). Any note (or portion thereof) that has been defeased will be repaid solely from the proceeds of the related defeasance collateral.

For the purpose of this “Distributions” section, with respect to the Courtyard by Marriott Portfolio Mortgage Loan, each Courtyard by Marriott Portfolio Pari Passu Companion Loan and the Courtyard by Marriott Portfolio Subordinate Companion Loan, the term “Percentage Interest” means the percentage equivalent of a fraction, the numerator of which is equal to the principal balance of such loan, and the denominator of which is equal to the principal balance of the Courtyard by Marriott Portfolio Loan Combination.

Control and Consultation. Pursuant to the Courtyard by Marriott Portfolio Co-Lender Agreement and the COMM 2013-CCRE23 PSA, the directing holder (the “Courtyard by Marriott Portfolio Loan Combination Directing Holder”) with respect to the Courtyard by Marriott Portfolio Loan Combination, as of any date of determination, is expected to be:

•	the COMM 2015-CCRE23 Courtyard by Marriott Controlling Class Representative or its designee, unless a COMM 2015-CCRE23 Courtyard by Marriott Control Termination Event has occurred and is continuing; and

•	the controlling class representative for the COMM 2015-CCRE23 securitization or its designee, if a COMM 2015-CCRE23 Courtyard by Marriott Control Termination Event has occurred and is continuing.

Certain decisions to be made with respect to the Courtyard by Marriott Portfolio Loan Combination, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the COMM 2015-CCRE23 PSA are expected to require the approval of the Courtyard by Marriott Portfolio Loan Combination Directing Holder.

In addition, pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity, as holder of the Courtyard by Marriott Portfolio Mortgage Loan (or its representative, which, until a Control Termination Event occurs, will be the Controlling Class Representative), and the holder of the Courtyard by Marriott Portfolio Note A-2C Companion Loan will have certain consultation rights with respect to all matters as to which the Courtyard by Marriott Loan Combination Directing Holder has rights and powers under the related Co-Lender Agreement.

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No direction, objection or advice by the Courtyard by Marriott Portfolio Loan Combination Directing Holder, the Issuing Entity, as holder of the Courtyard by Marriot Portfolio Mortgage Loan (or its representative) or the holder of the Courtyard by Marriott Portfolio Note A-2C Companion Loan may (i) require or cause the COMM 2015-CCRE23 Master Servicer, the COMM 2015-CCRE23 Special Servicer, the COMM 2015-CCRE23 Certificate Administrator or the COMM 2015-CCRE23 Trustee, as applicable, to violate any provision of any related mortgage loan documents, applicable law, the COMM 2015-CCRE23 PSA, the Courtyard by Marriott Portfolio Co-lender Agreement or the REMIC provisions, including without limitation the COMM 2015-CCRE23 Master Servicer’s or COMM 2015-CCRE23 Special Servicer’s obligation to act in accordance with the servicing standard under the COMM 2015-CCRE23 PSA; (ii) result in the imposition of federal income tax on the COMM 2015-CCRE23 issuing entity, the Issuing Entity or an issuing entity in relation to the securitization of the Courtyard by Marriott Portfolio Note A-2C Companion Loan, cause any REMIC to fail to qualify as a REMIC; (iii) expose the COMM 2015-CCRE23 issuing entity, the COMM 2015-CCRE23 Depositor, the COMM 2015-CCRE23 certificateholders, the COMM 2015-CCRE23 Master Servicer, the COMM 2015-CCRE23 Special Servicer, the COMM 2015-CCRE23 Trustee, the COMM 2015-CCRE23 Certificate Administrator, the COMM 2015-CCRE23 Operating Advisor, the Issuing Entity, the Depositor, the Certificateholders, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the equivalent parties in a securitization of the Courtyard by Marriott Portfolio Note A-2C Companion Loan, or their respective affiliates, members, managers, officers, directors, employees or agents to any material claim, suit or liability; or (iv) materially expand the scope of the COMM 2015-CCRE23 Master Servicer’s or the COMM 2015-CCRE23 Special Servicer’s responsibilities under the Courtyard by Marriott Portfolio Co-Lender Agreement and the COMM 2015-CCRE23 PSA.

The “COMM 2015-CCRE23 Courtyard by Marriott Control Eligible Certificates”will be any of the Class CM-B, Class CM-C, Class CM-D and Class CM-E Certificates issued in connection with the COMM 2015-CCRE23 securitization.

The “COMM 2015-CCRE23 Courtyard by Marriott Controlling Class” will be, as of any time of determination, the most subordinate class of the COMM 2015-CCRE23 Courtyard by Marriot Control Eligible Certificates then outstanding that has an aggregate certificate balance, as notionally reduced by any appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class.

A “COMM 2015-CCRE23 Courtyard by Marriott Controlling Class Certificateholder” will be each holder (or beneficial owner, if applicable) of a certificate of the COMM 2015-CCRE23 Courtyard by Marriott Controlling Class.

The “COMM 2015-CCRE23 Courtyard by Marriott Controlling Class Representative” will be the COMM 2015-CCRE23 Courtyard by Marriott Controlling Class Certificateholder selected by more than 50% of the COMM 2015-CCRE23 Courtyard by Marriott Controlling Class Certificateholders, by certificate balance, provided however, that absent or until such selection, or upon receipt of a written notice from a majority of the COMM 2015-CCRE23 Courtyard by Marriott Controlling Class Certificateholders that a COMM 2015-CCRE23 Courtyard by Marriott Controlling Class Representative is no longer designated, the COMM 2015-CCRE23 Courtyard by Marriott Controlling Class Representative will be the COMM 2015-CCRE23 Courtyard by Marriott Controlling Class Certificateholder that certifies to the COMM 2015-CCRE23 Certificate Administrator that it owns the largest aggregate certificate balance of the COMM 2015-CCRE23 Courtyard by Marriott Controlling Class.

A “COMM 2015-CCRE23 Courtyard by Marriott Control Termination Event” will be deemed to have occurred and be continuing for so long as no class of the COMM 2015-CCRE23 Courtyard by Marriott Control Eligible Certificates then outstanding has an aggregate certificate balance, as notionally reduced by any appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class.

Cure Rights. In the event that the Courtyard by Marriott Portfolio Subordinate Companion Loan is not included in the COMM 2015-CCRE23 securitization and there is a monetary default or non-monetary default (in either case, beyond applicable notice and grace periods) with respect to the Courtyard by

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Marriott Portfolio Loan Combination, then the Courtyard by Marriott Portfolio Subordinate Companion Loan Holder will have the right, but not the obligation, to: (A) cure such monetary default within 10 business days following the receipt of notice of such default and (B) cure such non-monetary default within 30 days following receipt of notice of such default, provided that under certain circumstances the cure period with respect to a non-monetary default may be extended by an additional 60 days (for a total of up to 90 days). If the Courtyard by Marriott Portfolio Subordinate Companion Loan Holder elects to cure a default by way of a payment of money (a “Cure Payment”), the Courtyard by Marriott Portfolio Subordinate Companion Loan Holder will be required to make such Cure Payment as directed by the COMM 2015-CCRE23 Special Servicer and such Cure Payment shall include all costs, expenses, losses, liabilities, obligations, damages, penalties and disbursements imposed on, incurred by or asserted against the Issuing Entity or the Courtyard by Marriott Portfolio Pari Passu Companion Loan Holders related to the default and incurred during the period of time from the expiration of the grace period for such default until such Cure Payment is made or other cure is effected. So long as a default exists that is being cured by the Courtyard by Marriott Portfolio Subordinate Companion Loan Holder and the applicable cure period has not expired and the Courtyard by Marriott Portfolio Subordinate Companion Loan Holder is permitted to cure under the terms of the Courtyard by Marriott Portfolio Co-Lender Agreement, the default shall not be treated as a default or a Payment Application Trigger Event (i) for purposes of “—Distributions” above, (ii) for purposes of triggering an acceleration of the Courtyard by Marriott Portfolio Loan Combination, modifying, amending or waiving any provisions or the related mortgage loan documents or commencing foreclosure proceedings or similar legal proceedings with respect to the related Mortgaged Property, or (iii) for purposes of treating the Courtyard by Marriott Portfolio Loan Combination as a specially serviced loan. Notwithstanding anything to the contrary, the Courtyard by Marriott Portfolio Subordinate Companion Loan Holder’s right to cure a default shall be limited to 6 Cure Events over the life of the Courtyard by Marriott Portfolio Loan Combination and no single Cure Event may exceed 4 consecutive months. A “Cure Event” means the Courtyard by Marriott Portfolio Subordinate Companion Loan Holder’s exercise of its cure rights whether for 1 month or for consecutive months in the aggregate.

Purchase Option. If the Courtyard by Marriott Portfolio Subordinate Companion Loan is not included in the COMM 2015-CCRE23 securitization and a Payment Application Trigger Event has occurred and is continuing, then, upon written notice from the COMM 2015-CCRE23 Special Servicer of such occurrence (a “Repurchase Option Notice”), the Courtyard by Marriott Portfolio Subordinate Companion Loan Holder will have the right, prior to any other party, by written notice to the COMM 2015-CCRE23 Special Servicer (the “Repurchase Election Notice”) after the occurrence of the Payment Application Trigger Event and prior to the earliest date (the “Purchase Right Cut-Off Date”) to occur of (a) the cure of the Payment Application Trigger Event, (b) the consummation of a foreclosure sale, sale by power of sale or delivery of a deed-in-lieu of foreclosure with respect to the related Mortgaged Property, (c) the modification of the mortgage loan documents in accordance with the COMM 2015-CCRE23 PSA and the Courtyard by Marriott Portfolio Co-Lender Agreement, and (d) the date that is 90 days after the Courtyard by Marriott Portfolio Loan Combination Directing Holder’s receipt of the Repurchase Option Notice, to purchase the Courtyard by Marriott Portfolio Mortgage Loan and Courtyard by Marriott Portfolio Pari Passu Companion Loans for the applicable purchase price provided in the Courtyard by Marriott Portfolio Co-Lender Agreement on a date not less than 5 business days nor more than 15 business days after the date of the Repurchase Election Notice, except as described below with respect to a Repurchase Election Notice based on a Notice of Foreclosure/DIL.

The COMM 2015-CCRE23 Special Servicer will be required to give the Courtyard by Marriott Portfolio Subordinate Companion Loan Holder 5 business days’ prior written notice of its intent with respect to any consummation of a foreclosure sale, sale by power of sale or delivery of deed in lieu of foreclosure with respect to the related Mortgaged Property (a “Notice of Foreclosure/DIL”). If the COMM 2015-CCRE23 Special Servicer intends to accept a deed in lieu of foreclosure, it will be required to deliver a Notice of Foreclosure/DIL stating its intent to the Courtyard by Marriott Portfolio Subordinate Companion Loan Holder and the Courtyard by Marriott Portfolio Subordinate Companion Loan Holder will have the option, within 10 business days from receipt of such Notice of Foreclosure/DIL, to deliver a Repurchase Election Notice to the COMM 2015-CCRE23 Special Servicer and to consummate the purchase option on a date to occur no later than 30 days from the day it received the Notice of Foreclosure/DIL, provided that such 30 days may be extended at the option of the Courtyard by Marriott Portfolio Subordinate Companion

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Loan Holder for an additional 30 days upon payment of a $5,000,000 non-refundable cash deposit and provision of evidence satisfactory to the COMM 2015-CCRE23 Special Servicer that it is diligently and expeditiously proceeding to consummate its purchase of the Courtyard by Marriott Portfolio Mortgage Loan and the Courtyard by Marriott Portfolio Pari Passu Companion Loans.

Sale of Defaulted Courtyard by Marriott Portfolio Loan Combination. Subject to the Courtyard by Marriott Portfolio Subordinate Companion Loan Holder’s purchase rights described above, pursuant to the terms of the Courtyard by Marriott Portfolio Co-Lender Agreement, if the Courtyard by Marriott Portfolio Loan Combination becomes a specially serviced mortgage loan, and if the COMM 2015-CCRE23 Special Servicer determines to sell the Courtyard by Marriott Portfolio Mortgage Loan and the Courtyard by Marriott Companion Loans in accordance with the COMM 2015-CCRE23 PSA, then the Special Servicer will have the right and the obligation to sell the Courtyard by Marriott Portfolio Mortgage Loan and the Courtyard by Marriott Companion Loans as notes evidencing one whole loan in accordance with the terms of the COMM 2015-CCRE23 PSA. In connection with any such sale, the COMM 2015-CCRE23 Special Servicer will be required to provide notice to the Issuing Entity and the holder of the Courtyard by Marriott Portfolio Note A-2C Companion Loan of the planned sale and of the Issuing Entity or such Companion Loan Holder’s opportunity to bid on the Courtyard by Marriott Portfolio Loan Combination.

Special Servicer Appointment Rights. Pursuant to the related Co-Lender Agreement, the Courtyard by Marriott Portfolio Loan Combination Directing Holder will have the right, with or without cause, to replace the COMM 2015-CCRE23 Special Servicer then acting with respect to the Courtyard by Marriott Portfolio Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity (or its representative). The applicable COMM 2015-CCRE23 certificateholders with the requisite percentage of voting rights (after a control termination event under the COMM 2015-CCRE23 PSA) will have the right, with or without cause, to replace the COMM 2015-CCRE23 Special Servicer then acting with respect to the Courtyard by Marriott Portfolio Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity (or its representative) in accordance with the COMM 2015-CCRE23 PSA. The Issuing Entity or the holder of the Courtyard by Marriott Portfolio Note A-2C Companion Loan may terminate the COMM 2015-CCRE23 Special Servicer upon a servicer termination event under the COMM 2015-CCRE23 PSA that affects the Issuing Entity or the holder of the Courtyard by Marriott Portfolio Note A-2C Companion Loan, respectively, however, such termination will only be with respect to the Courtyard by Marriott Portfolio Loan Combination.

La Gran Plaza Loan Combination

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as La Gran Plaza, representing approximately 1.8% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $23,969,702 (the “La Gran Plaza Mortgage Loan”), is part of a loan combination comprised of three promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “La Gran Plaza Mortgaged Property”). The La Gran Plaza Mortgage Loan is evidenced by promissory Note A-2. The portion of the La Gran Plaza Loan Combination (as defined below) evidenced by (a) promissory Note A-3, with an original principal balance of $26,000,000 (the “La Gran Plaza Note A-3 Companion Loan”), which is currently held by the COMM 2015-CCRE23 Mortgage Trust, and (b) promissory Note A-1, with an original principal balance of $26,000,000 (the “La Gran Plaza Note A-1 Companion Loan”), which (subject to any applicable financing arrangement) is currently being held by LCF or an affiliate thereof, a Sponsor and a Mortgage Loan Seller, are collectively referred to as the “La Gran Plaza Companion Loans” in this prospectus supplement and are pari passu in right of payment with the La Gran Plaza Mortgage Loan. The La Gran Plaza Mortgage Loan and the La Gran Plaza Companion Loans are collectively referred to as the “La Gran Plaza Loan Combination” in this prospectus supplement. The La Gran Plaza Companion Loans will not be transferred to the Issuing Entity and will not be part of the Mortgage Pool.

The holders of the promissory notes evidencing the La Gran Plaza Loan Combination (the “La Gran Plaza Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each La Gran Plaza Noteholder (the “La Gran Plaza Intercreditor Agreement”).

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Servicing. The La Gran Plaza Loan Combination is currently being serviced by the COMM 2015-CCRE23 Master Servicer and the COMM 2015-CCRE23 Special Servicer pursuant to the terms of the COMM 2015-CCRE23 Pooling and Servicing Agreement. From and after the date that the La Gran Plaza Note A-1 Companion Loan is included in a securitization trust (the “La Gran Plaza Note A-1 Securitization Date”), the La Gran Plaza Loan Combination will be serviced (x) pursuant to the terms of the pooling and servicing agreement entered into in connection with the securitization of the La Gran Plaza Note A-1 Companion Loan (the “La Gran Plaza Pooling and Servicing Agreement”) and, subject to the terms of the La Gran Plaza Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any La Gran Plaza Noteholders will be effected in accordance with the La Gran Plaza Pooling and Servicing Agreement and the La Gran Plaza Intercreditor Agreement and (y) by the master servicer (the “La Gran Plaza Master Servicer”) and the special servicer (the “La Gran Plaza Special Servicer”) appointed pursuant to the La Gran Plaza Pooling and Servicing Agreement.

The La Gran Plaza Intercreditor Agreement requires that the La Gran Plaza Pooling and Servicing Agreement contain terms and conditions that are customary for securitization transactions involving assets similar to the La Gran Plaza Mortgage Loan and La Gran Plaza Companion Loans and that are otherwise (i) required by the Code relating to the tax elections of the trust fund for the La Gran Plaza Note A-1 Companion Loan, (ii) required by law or changes in any law, rule or regulation or (iii) requested by the rating agencies rating the securitization of the La Gran Plaza Note A-1 Companion Loan.

Advancing. The Master Servicer or the Trustee, as applicable, will be responsible for making P&I Advances on the La Gran Plaza Mortgage Loan (but not on any La Gran Plaza Companion Loan) pursuant to the Pooling and Servicing Agreement, in each case, unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance and will have no obligation to make Property Advances with respect to the La Gran Plaza Mortgaged Property.

The COMM 2015-CCRE23 Master Servicer or COMM 2015-CCRE23 Trustee, as applicable, will be responsible for making (i) prior to the La Gran Plaza Note A-1 Securitization Date, Property Advances with respect to the La Gran Plaza Loan Combination, and (ii) at all times, P&I advances on the La Gran Plaza Note A-3 Companion Loan, in each case, unless a determination of nonrecoverability is made under the COMM 2015-CCRE23 Pooling and Servicing Agreement.

After the La Gran Plaza Note A-1 Securitization Date, the La Gran Plaza Master Servicer or the trustee under the La Gran Plaza Pooling and Servicing Agreement (the “La Gran Plaza Trustee”), as applicable, will be obligated to make (i) any required principal and interest advances on the La Gran Plaza Note A-1 Companion Loan as required under the terms of the La Gran Plaza Pooling and Servicing Agreement (but not on the La Gran Plaza Mortgage Loan) and (ii) property advances with respect to the La Gran Plaza Mortgage Property, in each case unless a determination of nonrecoverability is made under the La Gran Plaza Pooling and Servicing Agreement.

With respect to the La Gran Plaza Mortgage Loan, each of the Master Servicer and the Trustee will be permitted to make its own determination that it has made a nonrecoverable P&I Advance on such Mortgage Loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to La Gran Plaza Mortgage Loan independently of any determination made by the servicers of the La Gran Plaza Companion Loans. After the La Gran Plaza Note A-1 Securitization Date, if the Master Servicer determines that a proposed P&I Advance with respect to the La Gran Plaza Mortgage Loan, if made, or any outstanding P&I Advance with respect to the La Gran Plaza Mortgage Loan previously made, would be, or is, as applicable, a nonrecoverable advance, the Master Servicer will be required to provide the servicers of the La Gran Plaza Companion Loans written notice of such determination, promptly and in any event within the time required by the La Gran Plaza Intercreditor Agreement. After the La Gran Plaza Note A-1 Securitization Date, if the Master Servicer receives written notice from any such servicer of a La Gran Plaza Companion Loan that it has determined, with respect to a La Gran Plaza Companion Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, such determination will not be binding on the Certificateholders, the Master Servicer or the Trustee; provided, however, the Master Servicer and the Trustee may conclusively rely on such determination.

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Distributions. The La Gran Plaza Intercreditor Agreement sets forth the respective rights of each of the La Gran Plaza Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the La Gran Plaza Loan Combination will be applied to the La Gran Plaza Mortgage Loan and the La Gran Plaza Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer and special servicer in accordance with the terms of the COMM 2015-CCRE23 Pooling and Servicing Agreement, the La Gran Plaza Pooling and Servicing Agreement and the La Gran Plaza Intercreditor Agreement, as applicable).

Reimbursement of Advances and Indemnitees. Pursuant to the La Gran Plaza Intercreditor Agreement, with respect to a nonrecoverable property advance on the La Gran Plaza Loan Combination, the COMM 2015-CCRE23 Master Servicer, the COMM 2015-CCRE23 Special Servicer and the COMM 2015-CCRE23 Trustee (or, on and after the La Gran Plaza Note A-1 Securitization Date, the La Gran Plaza Master Servicer, the La Gran Plaza Special Servicer and the trustee under the La Gran Plaza Pooling and Servicing Agreement) will be entitled to reimbursement first, from collections on, and proceeds of, the La Gran Plaza Mortgage Loan and the La Gran Plaza Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections of the Issuing Entity and, with respect to any securitized La Gran Plaza Companion Loan, from general collections of the trust into which such La Gran Plaza Companion Loan has been deposited, on a pro rata basis (based on each such loan’s outstanding principal balance).

Further, pursuant to the La Gran Plaza Intercreditor Agreement, each pooling and servicing agreement pursuant to which a portion of the La Gran Plaza Loan Combination is being securitized is required to provide that the servicer, special servicer, depositor, certificate administrator, trustee and operating advisor (and any director, officer, employee or agent of any of them) with respect to the related securitization governed by the lead pooling and servicing agreement (i.e., either the COMM 2015-CCRE23 Pooling and Servicing Agreement or, on and after the La Gran Plaza Note A-1 Securitization Date, the La Gran Plaza Pooling and Servicing Agreement) will be entitled to indemnification by the holders of the La Gran Plaza Mortgage Loan (which is the Issuing Entity) and the La Gran Plaza Companion Loans and held harmless against the each such holder’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the La Gran Plaza Loan Combination.

Consultation and Control. The directing holder under the La Gran Plaza Intercreditor Agreement with respect to the La Gran Plaza Loan Combination (such party, the “La Gran Plaza Directing Holder”) will initially be the holder of the La Gran Plaza Note A-1 Companion Loan, and from and after the La Gran Plaza Note A-1 Securitization Date, will be the controlling class representative or such other party specified in the La Gran Plaza Pooling and Servicing Agreement. Certain decisions to be made with respect to the La Gran Plaza Loan Combination, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the COMM 2015-CCRE23 Pooling and Servicing Agreement or the La Gran Plaza Pooling and Servicing Agreement, as applicable, will require the approval of the La Gran Plaza Directing Holder.

Pursuant to the terms of the La Gran Plaza Intercreditor Agreement, each La Gran Plaza Non-Controlling Note Holder will have the right to (i) receive copies of all notices, information and reports that the COMM 2015-CCRE23 Special Servicer or, from and after the La Gran Plaza Note A-1 Securitization Date, the La Gran Plaza Special Servicer is required to provide to the La Gran Plaza Directing Holder within the same time frame it is required to provide such notices, information and reports to the La Gran Plaza Directing Holder and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the La Gran Plaza Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of a La Gran Plaza Non-Controlling Note Holder will expire 10 business days after the delivery by the COMM 2015-CCRE23 Special Servicer or the La Gran Plaza Special Servicer, as applicable, of notice and information relating to the matter subject to consultation, whether or not such La Gran Plaza Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially

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different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding each La Gran Plaza Non-Controlling Note Holder’s consultation rights described above, the COMM 2015-CCRE23 Special Servicer or La Gran Plaza Special Servicer, as applicable, is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the La Gran Plaza Mortgage Loan and the La Gran Plaza Companion Loans.

Notwithstanding the foregoing consultation rights, no direction or objection by a La Gran Plaza Non-Controlling Note Holder may require or cause the COMM 2015-CCRE23 Master Servicer or the COMM 2015-CCRE23 Special Servicer, as applicable, or, from and after the La Gran Plaza Note A-1 Securitization Date, the La Gran Plaza Master Servicer or the La Gran Plaza Special Servicer, as applicable, to violate any provision of any related mortgage loan documents, applicable law, the COMM 2015-CCRE23 Pooling and Servicing Agreement or the La Gran Plaza Pooling and Servicing Agreement, as applicable, the La Gran Plaza Intercreditor Agreement or the REMIC provisions, including without limitation the applicable master servicer’s or special servicer’s obligation to act in accordance with the servicing standard, or expose the applicable master servicer, special servicer, paying agent, trust fund, certificate administrator or trustee to liability, or materially expand the scope of such master servicer’s or special servicer’s responsibilities under the COMM 2015-CCRE23 Pooling and Servicing Agreement or the La Gran Plaza Pooling and Servicing Agreement, as applicable.

In addition to the consultation rights of each La Gran Plaza Non-Controlling Note Holder described above, the La Gran Plaza Non-Controlling Note Holder will have the right to annual conference calls with the COMM 2015-CCRE23 Master Servicer or COMM 2015-CCRE23 Special Servicer or, from and after the La Gran Plaza Note A-1 Securitization Date, the La Gran Plaza Master Servicer or the La Gran Plaza Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the COMM 2015-CCRE23 Master Servicer or COMM 2015-CCRE23 Special Servicer, or, from and after the La Gran Plaza Note A-1 Securitization Date, the La Gran Plaza Master Servicer or the La Gran Plaza Special Servicer, as applicable, in which servicing issues related to the La Gran Plaza Loan Combination may be discussed.

The “La Gran Plaza Non-Controlling Note Holder” means, with respect to the La Gran Plaza Mortgage Loan, the Controlling Class Representative (for so long as it is permitted under the Pooling and Servicing Agreement), and with respect to the La Gran Plaza Note A-3 Companion Loan, the party entitled under the COMM 2015-CCRE23 Pooling and Servicing Agreement to exercise the rights granted to the holder of such La Gran Plaza Companion Loan under the La Gran Plaza Intercreditor Agreement.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the La Gran Plaza Intercreditor Agreement, if the La Gran Plaza Loan Combination becomes a “defaulted mortgage loan” (as defined in the La Gran Plaza Intercreditor Agreement) pursuant to the terms of the La Gran Plaza Intercreditor Agreement and the COMM 2015-CCRE23 Pooling and Servicing Agreement or, after the La Gran Plaza Note A-1 Securitization Date, the La Gran Plaza Pooling and Servicing Agreement, the COMM 2015-CCRE23 Special Servicer or, from and after the La Gran Plaza Note A-1 Securitization Date, the La Gran Plaza Special Servicer will be required to sell the La Gran Plaza Mortgage Loan together with the La Gran Plaza Companion Loans as a single whole loan. The La Gran Plaza Non-Controlling Note Holders will have consultation rights in connection with such sale, in the manner, and subject to the time-frames, described above under “—Consultation and Control”.

Appointment of Special Servicer. The La Gran Plaza Directing Holder will have the right, with or without cause, to replace the special servicer for the La Gran Plaza Loan Combination and appoint a replacement special servicer for the La Gran Plaza Loan Combination in lieu thereof without the consent of the La Gran Plaza Non-Controlling Note Holders as long as such replacement special servicer is a “qualified servicer” (as described in the La Gran Plaza Intercreditor Agreement) and satisfies the other conditions set forth in the applicable pooling and servicing agreement.

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The Renaissance New Orleans Portfolio Loan Combination

General. The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Renaissance New Orleans Portfolio, representing approximately 1.5% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $19,458,449 (the “Renaissance New Orleans Portfolio Mortgage Loan”), is part of a loan combination comprised of two promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties (the “Renaissance New Orleans Portfolio Mortgaged Property”). The Renaissance New Orleans Portfolio Mortgage Loan is evidenced by promissory note A-2. The portion of the Renaissance New Orleans Portfolio Loan Combination (as defined below) evidenced by promissory Note A-1, with a Cut-off Date Balance of $23,782,549, which is included in the JPMBB 2015-C28 Mortgage Trust, is referred to in this prospectus supplement as the “Renaissance New Orleans Portfolio Companion Loan” and is pari passu in right of payment with the Renaissance New Orleans Portfolio Mortgage Loan. The Renaissance New Orleans Portfolio Mortgage Loan and the Renaissance New Orleans Portfolio Companion Loan are collectively referred to in this prospectus supplement as the “Renaissance New Orleans Portfolio Loan Combination.” The Renaissance New Orleans Portfolio Companion Loan will not be transferred to the Issuing Entity and will not be part of the Mortgage Pool.

The holders of the Renaissance New Orleans Portfolio Loan Combination (the “Renaissance New Orleans Portfolio Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Renaissance New Orleans Portfolio Noteholder (the “Renaissance New Orleans Portfolio Intercreditor Agreement”).

Servicing. The Renaissance New Orleans Portfolio Loan Combination is currently being primary serviced by KeyBank, as primary servicer to Wells Fargo Bank, National Association, as master servicer (the “JPMBB 2015-C28 Master Servicer”) and specially serviced by Torchlight Loan Services, LLC, as special servicer (the “JPMBB 2015-C28 Special Servicer”), pursuant to the pooling and servicing agreement entered into between the Depositor, the JPMBB 2015-C28 Master Servicer, the JPMBB 2015-C28 Special Servicer, Wilmington Trust, National Association, as trustee (the “JPMBB 2015-C28 Trustee”), Wells Fargo Bank, National Association, as certificate administrator and custodian (the “JPMBB 2015-C28 Certificate Administrator”), and Park Bridge Lender Services LLC, as operating advisor (the “JPMBB 2015-C28 Operating Advisor”), in connection with the JPMBB 2015-C28 Mortgage Trust (into which the Renaissance New Orleans Portfolio Companion Loan designated as note A-1 has been deposited) (the “JPMBB 2015-C28 Pooling and Servicing Agreement”), and, subject to the terms of the Renaissance New Orleans Portfolio Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Renaissance New Orleans Portfolio Noteholder will be effected in accordance with the JPMBB 2015-C28 Pooling and Servicing Agreement and the Renaissance New Orleans Portfolio Intercreditor Agreement.

Advancing. The Master Servicer or the Trustee, as applicable, will be responsible for making P&I Advances on the Renaissance New Orleans Portfolio Mortgage Loan (but not on the Renaissance New Orleans Portfolio Companion Loan) pursuant to the Pooling and Servicing Agreement, in each case, unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance.

The JPMBB 2015-C28 Master Servicer or the JPMBB 2015-C28 Trustee, as applicable, will be obligated to make property advances with respect to the Renaissance New Orleans Portfolio Loan Combination, in each case unless a similar determination of nonrecoverability is made under the JPMBB 2015-C28 Pooling and Servicing Agreement.

Distributions. The Renaissance New Orleans Portfolio Intercreditor Agreement sets forth the respective rights of each of the Renaissance New Orleans Portfolio Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the Renaissance New Orleans Portfolio Loan Combination will be applied to the Renaissance New Orleans Portfolio Mortgage Loan and the Renaissance New Orleans Portfolio Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement

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rights of the applicable master servicer and special servicer in accordance with the terms of the applicable pooling and servicing agreement).

Consultation and Control. The directing holder under the Renaissance New Orleans Portfolio Intercreditor Agreement with respect to the Renaissance New Orleans Portfolio Loan Combination will be the controlling class representative or such other party specified in the JPMBB 2015-C28 Pooling and Servicing Agreement (such party, the “JPMBB 2015-C28 Directing Holder”). Certain decisions to be made with respect to the Renaissance New Orleans Portfolio Loan Combination, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the JPMBB 2015-C28 Pooling and Servicing Agreement, will require the approval of the JPMBB 2015-C28 Directing Holder.

Pursuant to the terms of the Renaissance New Orleans Portfolio Intercreditor Agreement, the Controlling Class Representative (the “Renaissance New Orleans Portfolio Non-Controlling Note Holder”) will have the right to (i) receive copies of all notices, information and reports that the JPMBB 2015-C28 Special Servicer is required to provide to the JPMBB 2015-C28 Directing Holder within the same time frame it is required to provide such notices, information and reports to the JPMBB 2015-C28 Directing Holder and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the Renaissance New Orleans Portfolio Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of the Renaissance New Orleans Portfolio Non-Controlling Note Holder will expire 10 business days after the delivery by the JPMBB 2015-C28 Special Servicer of notice and information relating to the matter subject to consultation, whether or not the Renaissance New Orleans Portfolio Non-Controlling Note Holder has responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the Renaissance New Orleans Portfolio Non-Controlling Note Holder’s consultation rights described above, the JPMBB 2015-C28 Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Renaissance New Orleans Portfolio Mortgage Loan and the Renaissance New Orleans Portfolio Companion Loan.

In addition to the consultation rights of the Renaissance New Orleans Portfolio Non-Controlling Note Holder described above, the Renaissance New Orleans Portfolio Non-Controlling Note Holder will have the right to annual conference calls with the JPMBB 2015-C28 Master Servicer or JPMBB 2015-C28 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the JPMBB 2015-C28 Master Servicer or JPMBB 2015-C28 Special Servicer, as applicable, in which servicing issues related to the Renaissance New Orleans Portfolio Loan Combination are discussed.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the Renaissance New Orleans Portfolio Intercreditor Agreement, if the Renaissance New Orleans Portfolio Loan Combination becomes a Defaulted Mortgage Loan pursuant to the terms of the JPMBB 2015-C28 Pooling and Servicing Agreement, the JPMBB 2015-C28 Special Servicer will be required to sell the Renaissance New Orleans Portfolio Mortgage Loan together with the Renaissance New Orleans Portfolio Companion Loan as a single whole loan.

Appointment of Special Servicer. The JPMBB 2015-C28 Directing Holder will have the right, with or without cause, to replace the JPMBB 2015-C28 Special Servicer for the Renaissance New Orleans Portfolio Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Renaissance New Orleans Portfolio Non-Controlling Note Holders as long as such replacement special servicer is a “qualified servicer” (as described in the Renaissance New Orleans Portfolio Intercreditor Agreement) and satisfies the other conditions set forth in the JPMBB 2015-C28 Pooling and Servicing Agreement.

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Description of the JPMBB 2015-C28 Pooling and Servicing Agreement

The Renaissance New Orleans Portfolio Loan Combination, which includes the Renaissance New Orleans Portfolio Mortgage Loan, and any related REO properties, is being serviced and administered under the JPMBB 2015-C28 Pooling and Servicing Agreement. Accordingly the JPMBB 2015-C28 Master Servicer or, if it fails to do so, JPMBB 2015-C28 Trustee, will generally make servicing advances, unless it is determined in accordance with the JPMBB 2015-C28 Pooling and Servicing Agreement that such servicing advance would not be recoverable from related collections. However, no such party will make P&I Advances with respect to the Renaissance New Orleans Portfolio Mortgage Loan. The JPMBB 2015-C28 Master Servicer will generally also remit collections on the Renaissance New Orleans Portfolio Mortgage Loan to or on behalf of the trust for this securitization. However, the Master Servicer for this securitization will generally be obligated to compile reports that include information on the Renaissance New Orleans Portfolio Mortgage Loan, and, to the extent required by the servicing standard, to enforce the rights of the trust as the holder for this securitization of the Renaissance New Orleans Portfolio Mortgage Loan under the terms of the Renaissance New Orleans Portfolio Intercreditor Agreement and make P&I Advances with respect to the Renaissance New Orleans Portfolio Mortgage Loan, subject to any non-recoverability determination. The JPMBB 2015-C28 Pooling and Servicing Agreement and the Pooling and Servicing Agreement both address similar servicing matters, including, but not limited to: collection of payments; establishment of accounts to hold such payments; investment of funds in those accounts; maintenance of insurance coverage on the mortgaged properties; enforcement of due-on-sale and due-on-encumbrance provisions; property inspections; collection of operating statements; loan assumptions; realization upon and sale of defaulted mortgage loans; acquisition, operation, maintenance and disposition of REO properties; servicing compensation; modifications, waivers, amendments and consents with respect to the serviced mortgage loans; servicing reports; servicer liability and indemnification; servicer resignation, servicer termination events; and the ability of certain parties to terminate a particular servicer in connection with a servicer termination event or otherwise. Nonetheless, the servicing arrangements under the JPMBB 2015-C28 Pooling and Servicing Agreement are expected to differ in certain respects from the servicing arrangements under the Pooling and Servicing Agreement. For example, the provisions of the JPMBB 2015-C28 Pooling and Servicing Agreement and the Pooling and Servicing Agreement differ with respect to, among other things, time periods and timing matters, terminology, allocation of duties between multiple servicers and other service providers, the specifics of particular servicer termination events, notices to and communications with applicable rating agencies and rating confirmation requirements. Below are certain matters regarding the servicing of the Renaissance New Orleans Portfolio Mortgage Loan for your consideration:

•	The Master Servicer, the Special Servicer, the Certificate Administrator, Operating Advisor, and the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise or consent to the actions of the JPMBB 2015-C28 Master Servicer, the JPMBB 2015-C28 Special Servicer, the JPMBB 2015-C28 Trustee or the JPMBB 2015-C28 Certificate Administrator or (b) make Property Advances with respect to the Renaissance New Orleans Portfolio Mortgage Loan. The obligation of the Master Servicer for this securitization to provide information and collections and make P&I Advances to the Certificate Administrator for the benefit of the Certificateholders with respect to the Renaissance New Orleans Portfolio Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the JPMBB 2015-C28 Master Servicer or the JPMBB 2015-C28 Special Servicer.

•	The JPMBB 2015-C28 Master Servicer will earn a primary servicing fee with respect to the Renaissance New Orleans Portfolio Mortgage Loan at 0.0100% per annum.

•	Pursuant to the JPMBB 2015-C28 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the Renaissance New Orleans Portfolio Mortgage Loan will be generally similar to the corresponding fee payable under the Pooling and Servicing Agreement, except that the special servicing fee will be equal to the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee of $3,500 for the related month.

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•	The JPMBB 2015-C28 Pooling and Servicing Agreement and the Pooling and Servicing Agreement vary as regards the extent to which late payment charges, default interest, modification fees, assumption fees, consent fees, defeasance fees and other ancillary fees are allocated to (i) cover or offset expenses, (ii) pay master servicing compensation and (iii) pay special servicing compensation, and it is unlikely that any such items will be passed through to the trust for this securitization transaction.

•	Servicing advances with respect to the Renaissance New Orleans Portfolio Loan Combination are reimbursable out of related collections, together with interest thereon at a prime rate. If the JPMBB 2015-C28 Master Servicer determines that a servicing advance it made with respect to the Renaissance New Orleans Portfolio Loan Combination or the related mortgaged property is nonrecoverable, it will be entitled to be reimbursed in accordance with the Renaissance New Orleans Portfolio Intercreditor Agreement.

•	The JPMBB 2015-C28 Master Servicer is generally responsible for servicing and administration of the Renaissance New Orleans Portfolio Mortgage Loan prior to the curing of, and after the correction of, any special servicing loan event with respect to the Renaissance New Orleans Portfolio Mortgage Loan, and the JPMBB 2015-C28 Special Servicer is generally responsible for the Renaissance New Orleans Portfolio Mortgage Loan while a special servicing loan event exists with respect thereto or if the related mortgaged properties become REO properties. However, the consent of the JPMBB 2015-C28 Special Servicer (subject to the rights of the JPMBB 2015-C28 Directing Holder) is generally required for all major decisions with respect to the Renaissance New Orleans Portfolio Loan Combination even if no special servicing loan event exists with respect thereto. The major decisions and special servicing loan events under the JPMBB 2015-C28 Pooling and Servicing Agreement vary, in some respects, from Major Decisions and servicing transfer events under the Pooling and Servicing Agreement.

•	Major decisions under the JPMBB 2015-C28 Pooling and Servicing Agreement include any of the following actions:

•	any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

•	any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a mortgage loan or any extension of the maturity date of such mortgage loan;

•	any sale of a defaulted mortgage loan and any related defaulted companion loan or REO property (other than in connection with the termination of the trust) for less than the applicable mortgage loan repurchase price;

•	any determination to bring an REO property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO property;

•	any release of real property collateral or the acceptance of any substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan and for which there is no lender discretion;

•	any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as "performance", "earn-out" or "holdback" escrows or reserves, including the funding or disbursement of any such amounts with respect to any of the mortgage loans including, but not limited to, the mortgage loans secured by

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the mortgaged properties specifically identified in the JPMBB 2015-C28 Pooling and Servicing Agreement, other than routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance-related criteria is not required pursuant to the terms of the related mortgage loan documents (for the avoidance of doubt, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the mortgage loan documents or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer, will not constitute a major decision);

•	any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a mortgage loan or any consent to such a waiver or consent to a transfer of the mortgaged property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

•	any property management company changes (with respect to a mortgage loan with a principal balance greater than $5,000,000) or franchise changes (with respect to a mortgage loan for which the lender is required to consent or approve under the mortgage loan documents);

•	any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan and for which there is no lender discretion;

•	any determination of an acceptable insurance default;

•	any exercise of a material remedy with respect to a mortgage loan following a default or event of default of such mortgage loan;

•	any modification, consent to a modification or waiver of any material term of any intercreditor or similar agreement related to a mortgage loan, or any action to enforce rights with respect thereto; and

•	any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee's approval is required under the related mortgage loan documents.

•	The JPMBB 2015-C28 Trustee will be the mortgagee of record with respect to the Renaissance New Orleans Portfolio Loan Combination.

•	The custodian under the JPMBB 2015-C28 Pooling and Servicing Agreement will generally be responsible for holding the loan documents with respect to the Renaissance New Orleans Portfolio Loan Combination (other than the original promissory note for the Renaissance New Orleans Portfolio Mortgage Loan and any allonges thereto). However, from time to time to the extent necessary for the servicing and administration of the Renaissance New Orleans Portfolio Loan Combination, related loan documents will be released to the JPMBB 2015-C28 Master Servicer or the JPMBB 2015-C28 Special Servicer.

•	With respect to the Renaissance New Orleans Portfolio Mortgage Loan, prior to the occurrence and continuance of any control event under the JPMBB 2015-C28 Pooling and Servicing Agreement, the JPMBB 2015-C28 Directing Certificateholder will have the right to terminate the JPMBB 2015-C28 Special Servicer at any time with or without cause.

•	In addition, with respect to the Renaissance New Orleans Portfolio Mortgage Loan, after the occurrence and during the continuance of any control event under the JPMBB 2015-C28 Pooling

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and Servicing Agreement, at the written direction of holders of a certain class of principal balance certificates under the JPMBB 2015-C28 Pooling and Servicing Agreement evidencing not less than 25% of the voting rights of such certificates (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balances of those certificates), a request can be made to vote to terminate the JPMBB 2015-C28 Special Servicer and appoint a successor JPMBB 2015-C28 Special Servicer. The termination and replacement of the JPMBB 2015-C28 Special Servicer will occur if the holders of the applicable certificates evidencing the requisite voting rights vote within 180 days to approve that termination and replacement.

•	The JPMBB 2015-C28 Directing Certificateholder is comparable to the Directing Certificateholder and will have similar rights to those of the Directing Certificateholder. Among other things, provided that a control event does not exist under the JPMBB 2015-C28 Pooling and Servicing Agreement, the JPMBB 2015-C28 Directing Certificateholder will (subject to a servicing standard override on the part of the JPMBB 2015-C28 Master Servicer or JPMBB 2015-C28 Special Servicer) have approval rights over major decisions described above and asset status reports. If a control event exists, but a consultation termination event has not occurred, under the JPMBB 2015-C28 Pooling and Servicing Agreement, then the JPMBB 2015-C28 Directing Certificateholder will have consultation rights with respect to the major decisions described above.

•	If the Renaissance New Orleans Portfolio Loan Combination is subject to special servicing, then (subject to, if and when applicable, the consent/consultation rights of the JPMBB 2015-C28 Directing Certificateholder) the JPMBB 2015-C28 Special Servicer may agree to modify, waive or amend any term of such Renaissance New Orleans Portfolio Loan Combination if such modification, waiver or amendment (i) is consistent with the related servicing standard and (ii) would not (A) cause any REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any such REMIC. However, the JPMBB 2015-C28 Special Servicer may not extend the maturity date of the Renaissance New Orleans Portfolio Loan Combination beyond the date that is the earlier of (i) five years prior to the distribution date in October 2048 and (ii) the date occurring twenty years or, to the extent consistent with the servicing standard giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower.

•	The JPMBB 2015-C28 Master Servicer and the JPMBB 2015-C28 Special Servicer are each permitted to resign from its respective obligations and duties imposed on it pursuant to the JPMBB 2015-C28 Pooling and Servicing Agreement upon a determination that such duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.

•	Each of the JPMBB 2015-C28 Master Servicer and the JPMBB 2015-C28 Special Servicer will be liable in accordance with the JPMBB 2015-C28 Pooling and Servicing Agreement only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the JPMBB 2015-C28 Master Servicer and the JPMBB 2015-C28 Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the JPMBB 2015-C28 Pooling and Servicing Agreement (including actions taken or not taken at the direction of the JPMBB 2015-C28 Directing Certificateholder) or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the JPMBB 2015-C28 Pooling and Servicing Agreement or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the JPMBB 2015-C28 Pooling and Servicing Agreement.

The JPMBB 2015-C28 Pooling and Servicing Agreement provides that each of the JPMBB 2015-C28 Master Servicer and JPMBB 2015-C28 Special Servicer (and, in each case, certain related persons) will be entitled to indemnification by the JPMBB 2015-C28 trust against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and

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expenses incurred in connection with any legal action or claim that relates to the JPMBB 2015-C28 Pooling and Servicing Agreement; provided, however, that the indemnification will not extend to any loss, liability or expense incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the JPMBB 2015-C28 Pooling and Servicing Agreement or incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the JPMBB 2015-C28 Pooling and Servicing Agreement, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. The Renaissance New Orleans Portfolio Intercreditor Agreement requires that the Pooling and Servicing Agreement provide that any related master servicer, special servicer, certificate administrator, trustee or depositor under the JPMBB 2015-C28 Pooling and Servicing Agreement and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund for this securitization transaction and held harmless against such trust fund’s pro rata share of any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the Renaissance New Orleans Portfolio Loan Combination or any related mortgaged property.

Description of the JPMBB 2015-C28 KeyBank Primary Servicing Agreement

General. The JPMBB 2015-C28 Master Servicer, and KeyBank, as primary servicer, entered into a Primary Servicing Agreement dated as of April 1, 2015 (the “JPMBB 2015-C28 KeyBank Primary Servicing Agreement”) pursuant to which KeyBank is the primary servicer for, among other mortgage loans, the Renaissance New Orleans Portfolio Loan Combination. The following summary describes certain provisions of the JPMBB 2015-C28 KeyBank Primary Servicing Agreement relating to the primary servicing and administration of the Renaissance New Orleans Portfolio Loan Combination. The summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the JPMBB 2015-C28 KeyBank Primary Servicing Agreement.

Summary of Duties. With respect to the Renaissance New Orleans Portfolio Loan Combination, KeyBank, as primary servicer, is responsible for performing the primary servicing in a manner consistent with the JPMBB 2015-C28 Pooling and Servicing Agreement and the servicing standard. Primary servicing will include, but will not be limited to:

•	maintaining the servicing file and releasing files in accordance with the JPMBB 2015-C28 Pooling and Servicing Agreement and the JPMBB 2015-C28 KeyBank Primary Servicing Agreement,

•	(i) within five (5) business days of receipt of a repurchase communication, reporting any such repurchase communication to the JPMBB 2015-C28 Master Servicer and forwarding a copy of such repurchase communication to the JPMBB 2015-C28 Master Servicer and such information in its possession reasonably requested by JPMBB 2015-C28 Master Servicer, (ii) promptly notifying the JPMBB 2015-C28 Master Servicer in writing of any discovered document defect or breach of mortgage loan representation, and (iii) cooperating with the JPMBB 2015-C28 Master Servicer in pursuing its obligations to make a repurchase claim against the related mortgage loan seller,

•	collecting monthly payments and escrow and reserve payments and maintaining a primary servicer certificate account and applicable escrow and reserve accounts to hold such collections,

•	remitting to the JPMBB 2015-C28 Master Servicer on a timely basis monthly payments less any primary servicing fees, escrow and reserve payments and payments in the nature of additional servicing compensation due to KeyBank, as primary servicer,

•	preparing such reports, including a collection report, monthly remittance report, various CREFC® reports and such other reports as reasonably requested by the JPMBB 2015-C28 Master Servicer from time to time,

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•	collecting monthly and quarterly borrower reports, rent rolls, income statements, budgets and operating statements,

•	performing annual inspections of the related mortgaged property and providing inspection reports to the JPMBB 2015-C28 Master Servicer,

•	monitoring borrower insurance obligations on such loans and related specially serviced mortgage loans and obtaining such property level insurance when the borrower fails to maintain such insurance,

•	maintaining errors and omissions insurance and an appropriate fidelity bond,

•	notifying the JPMBB 2015-C28 Master Servicer of any borrower requests or transactions; provided, however, that KeyBank will not permit or consent to any borrower request or transaction without obtaining the prior written consent of the JPMBB 2015-C28 Master Servicer,

•	promptly notifying JPMBB 2015-C28 Master Servicer of any defaults under the Renaissance New Orleans Portfolio Loan Combination, collection issues or customer issues; provided that KeyBank will not take any action with respect to enforcing such loans without the prior written approval of the JPMBB 2015-C28 Master Servicer, and

•	with respect to all servicing responsibilities of the JPMBB 2015-C28 Master Servicer under the JPMBB 2015-C28 Pooling and Servicing Agreement which are not being performed by KeyBank under the JPMBB 2015-C28 KeyBank Primary Servicing Agreement, KeyBank will reasonably cooperate with the JPMBB 2015-C28 Master Servicer to facilitate the timely performance of such servicing responsibilities.

KeyBank is also required to timely provide such certifications, reports and registered public accountant attestations required by the JPMBB 2015-C28 KeyBank Primary Servicing Agreement or by the master servicer to permit it to comply with the JPMBB 2015-C28 Pooling and Servicing Agreement and the depositor to comply with its Exchange Act reporting obligations.

KeyBank will have no obligation to make any principal and interest advance or any servicing advances. KeyBank will not make any major decisions under the JPMBB 2015-C28 Pooling and Servicing Agreement without the prior written approval of the JPMBB 2015-C28 Master Servicer.

Compensation. As compensation for its activities under the JPMBB 2015-C28 KeyBank Primary Servicing Agreement, the primary servicing fee will be paid only to the extent that the JPMBB 2015-C28 Master Servicer receives the servicing fee with respect to the Renaissance New Orleans Portfolio Loan Combination under the JPMBB 2015-C28 Pooling and Servicing Agreement. KeyBank will also be entitled to retain, with respect to the Renaissance New Orleans Portfolio Loan Combination, as additional primary servicing compensation (the “Additional Primary Servicing Compensation”), certain charges for beneficiary statements, amounts collected for checks returned for insufficient funds, and other similar fees, a portion of the JPMBB 2015-C28 Master Servicer’s assumption application fees, extension fees, modification fees, assumption fees, consent fees, and other similar fees.

Indemnification; Limitation of Liability. KeyBank and its officers, agents, affiliates or employees (the “KeyBank Parties”) will have no liability to the JPMBB 2015-C28 Master Servicer for any action or inaction, done in good faith pursuant to the JPMBB 2015-C28 KeyBank Primary Servicing Agreement, or for errors in judgment. However, this will not protect KeyBank Parties against losses resulting from any breach of representations or warranties made in the JPMBB 2015-C28 KeyBank Primary Servicing Agreement, any expense or liability specifically required to be borne by KeyBank without right of reimbursement, any specific liability imposed on KeyBank for a breach of the accepted primary servicing practices, or any liability that would otherwise be imposed on KeyBank by reason of its willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed under the JPMBB 2015-C28 KeyBank Primary Servicing Agreement for a breach of the servicing standard) in the performance of its obligations or duties under the JPMBB 2015-C28 KeyBank Primary Servicing Agreement or by reason of its negligent

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disregard of its obligations or duties under the JPMBB 2015-C28 KeyBank Primary Servicing Agreement. The KeyBank Parties will be indemnified and held harmless by the JPMBB 2015-C28 Master Servicer against any loss, liability or expense (including reasonable attorney fees and legal costs and expenses) that KeyBank may sustain by reason of the JPMBB 2015-C28 Master Servicer’s (i) willful misconduct, bad faith, fraud, negligence or negligent disregard of its obligations or (ii) breach of any representation or warranty. The JPMBB 2015-C28 Master Servicer agrees to use reasonable efforts to pursue the trust for indemnification against any loss, liability or expense incurred by KeyBank in connection with the performance of its duties and obligations to the extent the JPMBB 2015-C28 Pooling and Servicing Agreement grants to the JPMBB 2015-C28 Master Servicer’s agents a right to indemnification from the trust.

KeyBank will indemnify and hold harmless the JPMBB 2015-C28 Master Servicer and its partners, directors, officers, agents or employees against any loss, liability or expense (including all attorney fees and legal costs and expenses) that master servicer may sustain by reason of KeyBank’s (i) willful misconduct, bad faith, fraud, negligence or negligent disregard of its obligations and duties under the JPMBB 2015-C28 KeyBank Primary Servicing Agreement, (ii) breach of accepted primary servicing practices, or (iii) breach of any representation or warranty.

Termination. The JPMBB 2015-C28 KeyBank Primary Servicing Agreement will be terminated with respect to the Renaissance New Orleans Portfolio Loan Combination KeyBank if any of the following occurs:

•	the JPMBB 2015-C28 Master Servicer elects to terminate KeyBank following an event of default under the JPMBB 2015-C28 KeyBank Primary Servicing Agreement;

•	upon resignation by KeyBank;

•	at the option of the purchaser of the Renaissance New Orleans Portfolio Loan Combination pursuant to the terms of the JPMBB 2015-C28 Pooling and Servicing Agreement; provided that any such termination pursuant to this clause will only be effective with respect to the related loan and not with respect to the entire agreement;

•	upon the later of the final payment or other liquidation of the Renaissance New Orleans Portfolio Loan Combination and disposition of all REO property and remittance of all funds thereunder;

•	upon termination of the JPMBB 2015-C28 Pooling and Servicing Agreement; or by mutual consent of KeyBank and the JPMBB 2015-C28 Master Servicer in writing.

Additional Mortgage Loan Information

General. The information in this prospectus supplement (including the Annexes to this prospectus supplement) set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Such information is presented, where applicable, as of the Cut-off Date for each Mortgage Loan, with principal balances adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Information with respect to a Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on the Allocated Loan Amount for such Mortgaged Property. With regard to the Mortgaged Properties located in California, Northern California properties have a zip code greater than 93600 and Southern California properties have a zip code less than or equal to 93600. The statistics in the schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited. The sum of the amounts in any charts throughout this prospectus supplement, including the Annexes to this prospectus supplement, may not equal the indicated total under such column due to rounding.

Net income for a Mortgaged Property as determined in accordance with generally accepted accounting principles (“GAAP”) is not the same as the stated Underwritten Net Cash Flow for such

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Mortgaged Property as set forth in this prospectus supplement and in the Annexes to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for, or comparable to, operating income (as determined in accordance with GAAP) as a measure of the results of a property’s operations or a substitute for cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity. No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth in this prospectus supplement with respect to any Mortgaged Property intended to represent such future net cash flow.

The ARD Loans. Each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Walgreens Net Lease Portfolio V, Giant Foods, 24 Hour Fitness West Covina, Wineman Building, Dollar General - Red Oak and Dollar General - Zapata (the “ARD Loans”), representing approximately 2.6%, 1.6%, 0.8%, 0.5%, 0.1% and 0.1% of the Initial Outstanding Pool Balance, respectively, provide that if, after a certain date (the “Anticipated Repayment Date”), the related borrower has not prepaid the related ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). While interest at the Initial Rate will continue to accrue and be payable on a current basis on each ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law), only after the outstanding principal balance of such ARD Loan has been paid in full, at which time any Excess Interest actually collected will be paid to the holders of the Class V Certificates. The foregoing features, to the extent applicable, are designed to increase the likelihood that each ARD Loan will be prepaid by the related borrower on or about the applicable Anticipated Repayment Date. There can be no assurance that the borrower will pay the related ARD Loan in full on or near its Anticipated Repayment Date.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the related Revised Rate in respect of such ARD Loan after the related Anticipated Repayment Date in excess of the interest accrued at the Initial Rate in respect of such ARD Loan, plus any compound interest thereon at the related Revised Rate, to the extent permitted by applicable law.

Definitions. For purposes of this prospectus supplement, including the information presented in the Annexes to this prospectus supplement, the indicated terms have the following meanings:

(a)     “Administrative Fee Rate” for each Mortgage Loan is the percentage rate per annum set forth in Annex A-1 to this prospectus supplement for such Mortgage Loan that is payable in respect of the administration of such Mortgage Loan (which includes the applicable Servicing Fee Rate, Trustee/Certificate Administrator Fee Rate, Operating Advisor Fee Rate, CREFC® License Fee Rate and the fee rate paid to the subservicer, if any). With respect to any Non-Serviced Mortgage Loan, the Administrative Fee Rate set forth on Annex A-1 also includes the Pari Passu Loan Primary Servicing Fee Rate.

(b)     “ADR” means, for any hospitality property, average daily rate.

(c)     “Allocated Loan Amount” generally means, (a) with respect to any single Mortgaged Property that is the only real property collateral for the related Mortgage Loan, the total outstanding principal balance of such Mortgage Loan; and (b) with respect to any Mortgaged Property that is one of multiple Mortgaged Properties securing a Mortgage Loan, the portion of the total outstanding principal balance of such Mortgage Loan allocated to the subject Mortgaged Property in accordance with net cash flow, appraised value or otherwise in accordance with or as set forth in the related Mortgage Loan Documents.

(d)     “Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date (but without regard to any leap year adjustments), provided that: (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity or Anticipated Repayment Date, the aggregate interest payments scheduled to be due on the Due Date

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following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments thereafter, 12 times the monthly payment of principal and interest payable during the amortization period. Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the Cut-off Date (but without regard to any leap-year adjustments), subject to the proviso to the prior sentence. In the case of a Mortgage Loan with one or more related Companion Loans, Annual Debt Service is calculated with respect to the Mortgage Loan including any Companion Loan (except, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, Annual Debt Service is calculated without regard to any related Subordinate Companion Loan).

(e)     “Appraised Value” means, for any Mortgaged Property, the appraised value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the applicable Mortgage Loan Seller. In certain cases, the appraisals state an “as complete”, “as renovated”, “hypothetical as is” or “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction renovation or repairs at such Mortgaged Property. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified. In the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as University Fountains at Lubbock, securing a Mortgage Loan representing approximately 2.1% of the Initial Outstanding Pool Balance, the loan-to-value ratio for such Mortgage Loan has been calculated based on the “as renovated” Appraised Value of $36,500,000 as of January 1, 2017. Based on the “as-is” Appraised Value of $34,500,000 as of January 5, 2015, the loan-to-value ratio for such Mortgage Loan is 79.4%. In the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as aLoft Hotel Minneapolis, securing a Mortgage Loan representing approximately 1.2% of the Initial Outstanding Pool Balance, the loan-to-value ratio for such Mortgage Loan has been calculated based on the “as complete” value as of April 1, 2016. The value assumes planned renovations are completed in by April 2016. The loan is structured with an upfront PIP reserve in the amount of $553,453. Based on the “as-is” Appraised Value of $23,000,000 as of April 1, 2015, the loan-to-value ratio for such Mortgage Loan is 69.6%. In the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Hilton Garden Inn – Phoenix Airport North, securing a Mortgage Loan representing approximately 1.2% of the Initial Outstanding Pool Balance, the loan-to-value ratio for such Mortgage Loan has been calculated based on the “as complete” value as of April 1, 2015. The value assumes planned renovations are completed in 2015. The loan is structured with a $2,114,436 letter of credit to cover required PIP costs. Based on the “as-is” Appraised Value of $21,500,000 as of April 1, 2015, the loan-to-value ratio for such Mortgage Loan is 74.0%. In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Parkview Place Apartments, securing a mortgage loan representing approximately 1.0% of the outstanding pool balance as of the cut-off date, the loan-to-value ratio for such mortgage loan has been calculated based on the “as complete” value of $18,750,000 as of November 1, 2015. Based on the “as-is” Appraised Value of $17,600,000 as of November 14, 2014, the loan-to-value ratio for such mortgage loan is 76.7%. In the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Hilton Garden Inn Dover, securing a Mortgage Loan representing approximately 0.6% of the Initial Outstanding Pool Balance, the loan-to-value ratio for such Mortgage Loan has been calculated based on the “as complete” value as of February 1, 2015. The value assumes planned renovations are completed in 2015. The loan is structured with an upfront PIP reserve in the amount of $1,368,290. Based on the “as-is” Appraised Value of $11,000,000 as of February 1, 2015, the loan-to-value Ratio for such Mortgage Loan is 73.1%. In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Whispering Creek, securing a mortgage loan representing approximately 0.6% of the outstanding pool balance as of the cut-off date, the loan-to-value ratio for such mortgage loan has been calculated based on the “hypothetical as is” value of $10,700,000 as of March 16, 2015. Based on the “as-is” Appraised Value of $10,000,000 as of March 16, 2015, the loan-to-value ratio for such mortgage loan is 80.0%. In the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Macedonia

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Marketplace, securing a Mortgage Loan representing approximately 0.4% of the Initial Outstanding Pool Balance, the loan-to-value ratio for such Mortgage Loan has been calculated based on the “as complete” value of $7,500,000 as of May 1, 2015. The value assumes all seven tenants have taken possession of their space and are paying rent. The Mortgage Loan is structured with an outstanding TI/LC reserve of $494,021, a tenant occupancy reserve of $321,854 and a free rent reserve of $60,926. Based on the “as-is” Appraised Value of $7,000,000 as of March 4, 2015, the loan-to-value ratio for such Mortgage Loan is 79.9%.

(f)     “Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

(g)     “CREFC® License Fee” means, with respect to each Mortgage Loan (including any REO Loan or any Mortgage Loan that has been defeased) for any related Interest Accrual Period, the amount of interest accrued during such related Interest Accrual Period at the related CREFC® License Fee Rate on the same balance, in the same manner and for the same number of days as interest at the applicable Mortgage Rate accrued with respect to such Mortgage Loan during such related Interest Accrual Period.

(h)     “CREFC® License Fee Rate” means 0.0005% per annum.

(i)      “Cut-off Date Loan-to-Value Ratio,” “Loan-to-Value Ratio,” “Cut-off Date LTV,” “Cut-off Date LTV Ratio,” “LTV Ratio” or “Current LTV” means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the related Mortgaged Property or Mortgaged Properties. In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, loan-to-value ratios were calculated with respect to the Mortgage Loan including any related Pari Passu Companion Loan(s) (except, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, loan-to-value ratios were calculated without regards to any related Subordinate Companion Loan). For a calculation of the loan-to-value ratio for each Mortgage Loan that is part of a Loan Combination including the related Pari Passu Companion Loan(s), see “—Loan Combinations” above. In the case of the cross-collateralized and cross-defaulted mortgage loans, the LTV Ratio was calculated on an aggregate basis.

(j)      “Cut-off Date U/W NCF Debt Yield” “, “Underwritten NCF Debt Yield “ or “U/W NCF Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Cash Flow for such Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan. In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, debt yields were calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) (except, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, debt yields were calculated without regard to any related Subordinate Companion Loan). For a calculation of the debt yield for each Mortgage Loan that is part of a Loan Combination including the related Pari Passu Companion Loan(s), see “—Loan Combinations” above. In the case of the cross-collateralized and cross-defaulted mortgage loans, the Cut-off Date U/W NCF Debt Yield was calculated on an aggregate basis.

(k)     “Cut-off Date U/W NOI Debt Yield,” “Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Operating Income for such Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan. In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, debt yields were calculated with respect to the Mortgage Loan including any related Pari Passu Companion Loan(s) (except, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, debt yields were calculated without regard to any related Subordinate Companion Loan). For a calculation of the debt yield for each Mortgage Loan that is part of a Loan Combination including the related Pari Passu Companion Loan(s), see “—Loan

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Combinations” above. In the case of the cross-collateralized and cross-defaulted mortgage loans, the Cut-Off Date U/W NOI Debt Yield was calculated on an aggregate basis.

(l)      “GLA” means gross leasable area.

(m)     “Interest Rate” means, with respect to any Mortgage Loan, the related Mortgage Rate, in each case without giving effect to a default rate or, in the case of an ARD Loan, the related Revised Rate.

(n)     “Leased Fee” means a Mortgaged Property type where the collateral consists of the Borrower’s fee interest in land (excluding the improvements on the related Mortgaged Property) that is subject to a ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease). With respect to any Mortgage Loan evidenced by a Leased Fee interest, the tenant or tenants at the related improvements (which are not collateral for the Mortgage Loan) are not included in statistical information herein regarding the tenants at the Mortgaged Properties.

(o)     “LTV Ratio at Maturity or ARD,” “Balloon LTV” or “Maturity Date or ARD LTV” means, with respect to any Mortgage Loan, (a) the Balloon Balance for such Mortgage Loan, divided by (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties. In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, Loan-To-Value Ratios were calculated with respect to the Mortgage Loan including any related Pari Passu Companion Loan(s) (except, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, Loan-To-Value Ratios were calculated without regard to any related Subordinate Companion Loan). For a calculation of the Loan-To-Value Ratio for each Mortgage Loan that is part of a Loan Combination including the related Pari Passu Companion Loan(s), see “—Loan Combinations” above. In the case of the cross-collateralized and cross-defaulted mortgage loans, the LTV Ratio at Maturity or ARD was calculated on an aggregate basis. In the case of an ARD Loan, the LTV Ratio at Maturity or ARD is calculated with respect to the related Balloon Balance on the related Anticipated Repayment Date.

(p)      “MSA” means metropolitan statistical area.

(q)      “Net Operating Income” or “NOI,” with respect to any Mortgaged Property, means historical net operating income for the annual or other period specified (or ending on the “NOI Date” specified). In general, it is the revenue derived from the use and operation of such Mortgaged Property less the sum of (a) actual operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising) and (b) actual fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments). Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

(r)      “NRA” means net rentable area.

(s)     “Occupancy” means the percentage of Square Feet, Units, Rooms, Beds, Spaces or Pads, as the case may be, of a Mortgaged Property that was occupied or leased as of or, in the case of certain properties, average Units or Rooms so occupied over a specified period ending on, a specified date (identified on Annex A-1 to this prospectus supplement as the “Occupancy As-of Date”). The Occupancy may have been obtained from the borrower, as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property. The Occupancy presented in this prospectus supplement may include unoccupied space leased to an affiliate of the borrower (including space master leased to an affiliate of the borrower to increase occupancy to a “stabilized level”) and space subject to build-out or other construction or renovation and “dark” space as to which the related tenant continues to pay rent. The Occupancy may exclude area currently under renovation.

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Information on Annex A-1 to this prospectus supplement concerning the “Largest Tenant,” “2nd Largest Tenant,” “3rd Largest Tenant,” “4th Largest Tenant” and “5th Largest Tenant” is presented as of the same date as of which the Occupancy is specified.

(t)     “RevPar” means, for any hospitality property, revenues per available room.

(u)     “Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail, office, industrial/warehouse facility, self-storage, combination retail/office or other special purpose property, the square footage of the net rentable or leasable area.

(v)      “T-12” and “TTM” each means trailing 12 months.

(w)     “Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 to this prospectus supplement indicates which Mortgage Loans are ARD Loans.

(x)      “Underwritten Net Cash Flow,” “Underwritten NCF” or “U/W NCF,” with respect to any Mortgaged Property, means the Underwritten Net Operating Income decreased by the estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization.

(y)      “Underwritten Net Operating Income,” “Underwritten NOI,” or “U/W NOI,” with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related Mortgage Loan Seller. In general, it is the estimated U/W Revenue derived from the use and operation of such Mortgaged Property (in certain cases, however, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant) less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments). The Underwritten Net Operating Income for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Operating Income set forth in this prospectus supplement. Certain of such assumptions and subjective judgments of each Mortgage Loan Seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may currently be in a free or reduced rent period), future vacancy rates, the levels and stability of cash flows for properties with short term rentals (such as hospitality properties and self-storage facilities), commencement of occupancy and rent payments with respect to leases for which rentals have not yet commenced and/or a “free rent” period is still in effect, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the Depositor, the applicable Mortgage Loan Seller, the Master Servicer or the Special Servicer have control. In certain cases, Net Operating Income includes rents paid on “dark” space by a tenant that has ceased operations at the subject mortgaged property prior to the end of its lease. In some cases, the Underwritten Net Operating Income set forth in this prospectus supplement for any Mortgaged Property is higher, and may be materially higher, than the annual net operating income for such Mortgaged Property based on historical operating statements.

In determining Underwritten Net Operating Income for a Mortgaged Property, the applicable Mortgage Loan Seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal, borrower budgets and/or local market information was the primary basis for the determination. From that

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information, the applicable Mortgage Loan Seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), appraiser estimates, borrower budgets, material changes in the operating position of a Mortgaged Property of which the applicable Mortgage Loan Seller was aware (e.g., current rent roll information including newly signed leases (regardless of whether the tenant has taken occupancy), near term rent steps, expirations of “free rent” periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commissions and tenant improvement costs. In certain cases, the applicable Mortgage Loan Seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable Mortgage Loan Seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income. In certain cases with respect to certain credit rated tenants, or credit worthy tenants, the applicable Mortgage Loan Seller may have calculated Underwritten Net Operating Income based on certain adjustments to the rental income, such as using the average rent due under the related lease from such tenant over the Mortgage Loan or lease term.

(z)     “Units” or “Rooms” or “Pads” or “Beds”, means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment or (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms or (c) in the case of a Mortgaged Property operated as a manufactured housing property, if any, the number of pads for manufactured homes or (d) in the case of a Mortgaged Property operated as student housing, the number of beds or (e) in the case of a Mortgaged Property operated as a parking facility, the number of parking spaces.

(aa)   “U/W EGI” with respect to any Mortgaged Property, means the gross potential rent, recoveries and other income, less mark-to-market, vacancy and collection loss.

(bb)   “U/W NCF DSCR,” “Underwritten NCF DSCR,” “Debt Service Coverage Ratio” or “DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan. In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, debt service coverage ratios were calculated with respect to the Mortgage Loan including any related Pari Passu Companion Loan(s) (except, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, debt service coverage ratios were calculated without regard to any related Subordinate Companion Loan). For a calculation of the debt service coverage ratio for each Mortgage Loan that is part of a Loan Combination including the related Pari Passu Companion Loan(s), see “—Loan Combinations” above. In the case of the cross-collateralized and cross-defaulted mortgage loans, the U/W NCF DSCR was calculated on an aggregate basis.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios (i) may include free rent amounts until certain tenants commence paying and (ii) only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. The Underwritten NCF DSCRs are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the

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related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten NCF DSCRs accurately reflect that ability.

(a)	“U/W NOI DSCR” or “Underwritten NOI DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan. In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, debt service coverage ratios were calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) (except, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, debt service coverage ratios were calculated without regard to any related Subordinate Companion Loan). For a calculation of the debt service coverage ratio for each Mortgage Loan that is part of a Loan Combination including the related Pari Passu Companion Loan(s), see “—Loan Combinations” above. In the case of the cross-collateralized and cross-defaulted mortgage loans the U/W NOI DSCR was calculated on an aggregate basis.

The Underwritten NOI DSCRs are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten NOI DSCRs accurately reflect that ability. See the definition of “U/W NCF DSCR” in this prospectus supplement for more information regarding the evaluation of debt service coverage ratios.

(b)	“U/W Revenue” with respect to any Mortgage Loan, means the gross potential rent (or, in the case of a hospitality mortgaged property, room rent, food and beverage revenues and other hotel income), subject to the assumptions and subjective judgments of each Mortgage Loan Seller as described under the definition of “Underwritten Net Operating Income” in this prospectus supplement.

Certain Terms and Conditions of the Mortgage Loans

Calculation of Interest. All of the Mortgage Loans accrue interest on the basis of the actual number of days elapsed and a 360-day year.

Other than Mortgage Loans with Anticipated Repayment Dates, none of the Mortgage Loans provide for negative amortization or for the deferral of interest.

Amortization of Principal. The Mortgage Loans provide for one or more of the following:

Fifty (50) Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans), representing approximately 38.9% of the Initial Outstanding Pool Balance, provide for payments of interest and principal as of the Cut-off Date and then have an expected Balloon Balance at the maturity or Anticipated Repayment Date.

Forty (40) Mortgage Loans, representing approximately 36.5% of the Initial Outstanding Pool Balance, provide for payments of interest-only for a period of 11 months to 60 months following the Cut-off Date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan to maturity or Anticipated Repayment Date and therefore each has an expected Balloon Balance at the related maturity date or Anticipated Repayment Date.

Thirteen (13) Mortgage Loans, representing approximately 24.6% of the Initial Outstanding Pool Balance, are interest-only until the related maturity date or Anticipated Repayment Date.

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The ARD Loans, representing approximately 5.6% of the Initial Outstanding Pool Balance, provide for an increase in the interest rate after the applicable Anticipated Repayment Date. The Excess Interest with respect to each ARD Loan will be deferred and will not be paid until the principal balance and all other amounts related to such ARD Loan have been paid. Any amount received in respect of that deferred interest will be distributed to the holders of the Class V Certificates. See “The Pooling and Servicing Agreement—Accounts—Excess Interest” below. In addition, after the related Anticipated Repayment Date, all excess cash flow from the related Mortgaged Property will be applied to reduce the outstanding principal balance of the related ARD Loan until such balance is reduced to zero.

Prepayment Provisions. The Mortgage Loans generally permit voluntary prepayment without the payment of any penalty on the last 2 to 36 scheduled payment dates (through and including the maturity date or the Anticipated Repayment Date, as applicable, each an “Open Period”). All but two of the Yield Maintenance Loans prohibit voluntary prepayment for a specified period from the Closing Date (a “Yield Maintenance Lock-Out Period”), all of the Prepayment Premium Mortgage Loans prohibit voluntary prepayment for a specified period from the Closing Date (a “Prepayment Premium Lock-Out Period”) and all of the Defeasance Loans prohibit Defeasance (as defined below) for at least two years from the Closing Date (a “Defeasance Lock-Out Period”), provided that under certain circumstances as noted in paragraphs (d) and (e) below, a Yield Maintenance Loan may also permit defeasance following the second anniversary of the Closing Date. Any Yield Maintenance Lock-Out Period, Prepayment Premium Lock-Out Period or Defeasance Lock-Out Period are each referred to herein as a “Lock-Out Period”. The weighted average Lock-Out Period remaining from the Cut-off Date for the Mortgage Loans is approximately 24 months. The Lock-Out Period, if any, for each Mortgage Loan is set forth on Annex A-1 to this prospectus supplement under the heading “Prepayment Provisions (# of payments).” Each Mortgage Loan restricts voluntary prepayments in one of the following ways:

(a)          Eighty-five (85) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 89.4% of the Initial Outstanding Pool Balance, permit defeasance only (not voluntary prepayment) after the expiration of a Lock-Out Period and prior to the related Open Period (such period, the “Defeasance Period”), which Defeasance Period is set forth on Annex A-1 to this prospectus supplement under the heading “Prepayment Provisions (# of payments).” In the case of the Mortgage Loans that are secured by multiple Mortgaged Properties (other than through cross-collateralization), or certain individual Mortgaged Properties that provide for the partial release of a portion of such Mortgaged Property, and permit partial defeasance, the Mortgage Loan Documents require, among other things, that the defeasance collateral be an amount equal to a specified percentage, generally 115% to 135% of the portion of the Allocated Loan Amount with respect to the Mortgaged Property that is to be released.

(b)          Fourteen (14) of the Mortgage Loans (the “Yield Maintenance Loans”), representing approximately 8.7% of the Initial Outstanding Pool Balance, permit voluntary prepayment of the Mortgage Loan in whole, if accompanied by a Yield Maintenance Charge from the expiration of the applicable Lock-Out Period until the commencement of the Open Period for such Mortgage Loan (such period, in respect of such Yield Maintenance Loans, the “Yield Maintenance Period”). With respect to these Yield Maintenance Loans, the Yield Maintenance Period is identified on Annex A-1 to this prospectus supplement under the heading “Prepayment Provisions (# of payments).”

(c)          One Mortgage loan (which is also a Yield Maintenance Loan), representing 1.5% of the Initial Outstanding Pool Balance, permits the related borrower to voluntarily prepay the Mortgage Loan at any time after an initial Lock-Out Period of 24 scheduled payment dates without the payment of a Yield Maintenance Charge.

(d)          One Mortgage Loan (which is also a Yield Maintenance Loan), representing approximately 0.2% of the Initial Outstanding Pool Balance, permits voluntary prepayment of the Mortgage Loan in whole, if accompanied by a Yield Maintenance Charge, or defeasance after the expiration of a Lock-Out Period until the commencement of the Open Period for such Mortgage Loan.

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(e)          Two (2) of the Mortgage Loans (which are also Yield Maintenance Loans), representing approximately 0.1% of the Initial Outstanding Pool Balance, permit (i) voluntary prepayment of the Mortgage Loan, without a Lock-Out Period, accompanied by a Yield Maintenance Charge until the commencement of the Open Period for such Mortgage Loan or (ii) at the borrower’s option, after the expiration of a Lock-Out Period, defeasance.

With respect to certain Yield Maintenance Loans, the yield maintenance charge (the “Yield Maintenance Charge”) will generally, subject to variations, be an amount (in some cases not less than 1.0% of the amount prepaid) equal to the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date, the Anticipated Repayment Date or the last date of the related Yield Maintenance Period, as applicable, determined by discounting such payments at the “Discount Rate” defined below (or as stated in the related Mortgage Loan Documents), less the amount of principal being prepaid. However, the Yield Maintenance Charge formula in a Yield Maintenance Loan may be significantly different than this formulation.

The term “Discount Rate” referred to in the preceding paragraph, generally means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date, the Anticipated Repayment Date or the last date of the related Yield Maintenance Period, as applicable, or, the remaining weighted average life of the Mortgage Loan, plus, in some cases, an additional fixed percentage, and in some cases, converted to a monthly equivalent yield as described in the applicable Mortgage Loan Documents.

With respect to certain other Yield Maintenance Loans, the Yield Maintenance Charge will generally, subject to certain variations, be an amount (in some cases not less than 1.0% of the amount prepaid) equal to the present value of a series of payments, each equal to the Interest Payment Differential as of the date of prepayment and payable on each scheduled due date over the remaining original term of the prepaid Yield Maintenance Loans through and including the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the Open Period, as applicable, discounted at the Reinvestment Yield (in some cases, converted to a monthly equivalent yield) as of the date of prepayment for the number of months remaining from such date of prepayment to each scheduled due date through and including the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the Open Period, as applicable.

The term “Interest Payment Differential” as used in the prior paragraph with respect to any prepaid Yield Maintenance Loans will generally equal (i) the positive difference, if any, of mortgage interest rate minus the Reinvestment Yield as of the date of prepayment, divided by (ii) 12, and multiplied by (iii) the outstanding principal balance (or the portion thereof being prepaid) of the prepaid Yield Maintenance Loans on the date of prepayment, provided that the Interest Payment Differential will never be less than zero.

The term “Reinvestment Yield” as used in the prior two paragraphs with respect to any prepaid Yield Maintenance Loan will generally equal, depending on the Mortgage Loan, either: (a) the yield calculated by the lender by the linear interpolation of the yields, “as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date of prepayment, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the loan maturity date, the Anticipated Repayment Date or the date preceding the commencement of the Open Period, as applicable (and, as used in the second preceding paragraph, converted to a monthly compounded nominal yield); or (b) the lesser of (i) the yield on the U.S. Obligations with the same maturity date as the stated maturity date, the Anticipated Repayment Date or date preceding the commencement of the Open Period, as applicable, of the prepaid Yield Maintenance Loan or, if no such U.S. Obligations issue is available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with maturity dates (one prior to and one following) that are closest to the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the Open Period, as applicable, of the prepaid Yield Maintenance Loan or (ii) the yield on the U.S. Obligations with a term equal to the remaining average life of the prepaid

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Yield Maintenance Loan or, if no such U.S. Obligations are available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with terms (one prior to and one following) that are closest to the remaining average life of the prepaid Yield Maintenance Loan with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the date of prepayment set forth in borrower’s notice of repayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

The term “U.S. Obligations” as used in the prior paragraph shall mean, in general, securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, not subject to prepayment, call or early redemption, (2) other non-callable “government securities” as defined in Treasury Regulations Section 1.860G-2(a)(8)(ii), or (3) such other instruments as set forth in the related Mortgage Loan Documents.

Notwithstanding the foregoing, Yield Maintenance Charges payable (if at all) in connection with an involuntary prepayment (such as a prepayment resulting from a liquidation following a default) may be calculated in a manner that varies from those described above.

“Prepayment Premium” generally means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a Principal Prepayment on, or other early collection of principal of, that Mortgage Loan. In most cases, a Prepayment Premium will equal a specified percentage of the amount prepaid, which percentage may decline over time for any particular Mortgage Loan.

Prepayment Premiums and Yield Maintenance Charges are distributable as described in this prospectus supplement under “Description of the Offered Certificates—Distributions—Prepayment Premiums and Yield Maintenance Charges.”

Most of the Mortgage Loans permit voluntary prepayment without the payment of a Yield Maintenance Charge or any Prepayment Premium during an “open period” that commences a specified number of payments prior to and including the stated maturity date (or, in the case of an ARD Loan, the related Anticipated Repayment Date), as set forth in Annex A-1 to this prospectus supplement.

Furthermore, certain Mortgage Loans may permit prepayments (with the payment of Prepayment Premiums or Yield Maintenance Charges) even during a Lock-Out Period in connection with (i) a property release, or (ii) a severance of cross-collateralization including in connection with the sale of a Mortgaged Property and the assumption of the related Mortgage Loan or allocable portion thereof.

All of the Mortgage Loans that permit voluntary prepayments require that the prepayment be made on the Due Date or, if on a different date, that any prepayment be accompanied by the interest that would accrue through but excluding the next Due Date.

Unless a Mortgage Loan is relatively near its stated maturity date or Anticipated Repayment Date, as applicable, or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the Mortgage Loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or Prepayment Premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge or Prepayment Premium provision of a Mortgage Loan creates an economic disincentive for the borrower to prepay its Mortgage Loan voluntarily and, accordingly, the related borrower may elect not to prepay its Mortgage Loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge or Prepayment Premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

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Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a Mortgage Loan. The Mortgage Loans generally do not require the payment of a Prepayment Premium or Yield Maintenance Charges in connection with a prepayment of the related Mortgage Loan as a result of a casualty or condemnation. Certain of the Mortgage Loans may require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with an acceleration of the related Mortgage Loan. There can be no assurance that the related borrowers will pay the Prepayment Premiums or Yield Maintenance Charges. See “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

In the case of most of the Mortgage Loans, if an award or loss resulting from an event of condemnation or casualty is less than a specified percentage of the original principal balance of the Mortgage Loan, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property. In other circumstances, the Mortgage Loans provide generally that in the event of a condemnation or casualty, the lender may apply the condemnation award or insurance proceeds to the repayment of debt, without payment of a Prepayment Premium or a Yield Maintenance Charge.

Certain Mortgage Loans may provide that if casualty or condemnation proceeds are applied to partially prepay the Mortgage Loan, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance or an allocated portion of the Mortgage Loan. In such event, generally no Prepayment Premium or Yield Maintenance Charge would be required to be paid.

Some of the Mortgage Loans may additionally be secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios, or if the conditions are not satisfied within the requisite time period, applied to the subject Mortgage Loan. For example, in the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Brentwood Shopping Center, representing approximately 0.3% of the Initial Outstanding Pool Balance, a reserve of $650,000 was established at origination with respect to the Strategic Restaurants (Burger King) tenant. The reserve is required to be released to the borrower when, among other things, the Burger King tenant is in place, open for business and paying unabated rent. If these conditions have not been satisfied by March 31, 2016, the lender may, at its option, retain the reserve funds as additional collateral or use them to pay down the balance of the Mortgage Loan and any applicable yield maintenance premium.

In some cases, a Mortgage Loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with partial condemnations or partial casualty losses, property releases or partial prepayment of a Mortgage Loan with a holdback amount via application of the related holdback reserves, cash reserves or letter of credit due to the failure to satisfy performance triggers. For additional information, see Annex A-1 to this prospectus supplement.

Neither the Depositor nor any of the Mortgage Loan Sellers makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or a Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge. See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” and “—Yield Considerations” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

Property Releases. Certain of the Mortgage Loans contain provisions that permit the related borrower to obtain a release of all or a portion of the Mortgaged Property or Mortgaged Properties from the lien of the Mortgage securing such Mortgage Loan.

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All of the Defeasance Loans permit the applicable borrower, after the Defeasance Lock-Out Period, to obtain a release of the Mortgaged Property from the lien of the related Mortgage (“Defeasance” or, the option to cause a Defeasance, the “Defeasance Option”); provided that, among other conditions, (a) no event of default exists; (b) the borrower pays on a Due Date or, in the case of certain Defeasance Loans, any other date, provided that the interest payable through the next Due Date is paid, (the “Release Date”) (i) all principal due on such Due Date and all interest accrued and unpaid on the principal balance of the Note (or, with respect to a partial Defeasance, a portion of the Note) to and including the Release Date and (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all related Mortgage Loan Documents; and (c) the borrower delivers “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended) or such other securities as permitted by the Internal Revenue Code of 1986 (the “Code”) with respect to a Defeasance, that are acceptable to the Rating Agencies (the “Defeasance Collateral”) in an amount sufficient to make all scheduled payments of principal and interest on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date (or the related Anticipated Repayment Date, if applicable), or in certain cases, through the date on which the Mortgage Loan is freely prepayable, in amounts equal to the scheduled payments due on such dates under (or, in the case of the final such date, to pay in full) the Mortgage Loan or the defeased amount thereof in the case of a partial Defeasance. In addition, in connection with a Defeasance, the related borrower is generally required to (i) pay any reasonable costs and expenses incurred in connection with the Defeasance and (ii) deliver a security agreement granting the lender a first priority lien on the Defeasance Collateral. Certain of the Defeasance Loans secured by multiple Mortgaged Properties or secured by an individual Mortgaged Property with an identifiable parcel or parcels permit the release from the lien of the related mortgage of such individual Mortgaged Property or portion of the Mortgaged Property, provided, among other things, (i) and (ii) (listed in the prior sentence) are satisfied and the borrower delivers Defeasance Collateral in an amount sufficient to defease and, as described above, to make payments on, that portion of the subject Defeasance Loans equal to a specified percentage (generally 115% to 135%) of the Allocated Loan Amount for such Mortgaged Property or portion of such Mortgaged Property to be released from the lien of the related Mortgage. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period is at least two years from the Closing Date. In certain cases a borrower may post Defeasance Collateral sufficient to make payments through the related maturity date or the related Anticipated Repayment Date, if applicable, and thereafter prepay the Mortgage Loan after the date upon which the related Mortgage Loan is freely prepayable, in which case the remaining Defeasance Collateral will be returned to the borrower.

In some cases, the borrower under a defeased loan will be a successor borrower, which entity will assume the obligations of the borrower exercising a Defeasance Option and the original borrower will be released from its obligations under the related Mortgage Loan Documents. If a Mortgage Loan is partially defeased and the successor borrower assumes the borrower’s obligations, the related Note will generally be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” and “—Yield Considerations” in this prospectus supplement.

In addition to the release of a Mortgaged Property (or portion thereof) by substitution of such Mortgaged Property for Defeasance Collateral, certain of the Mortgage Loans permit the release or substitution of a Mortgaged Property or portion thereof as follows:

(a)     The release of a portion of a Mortgaged Property (including, in certain cases, a release of development rights such as “air rights” or “mineral rights”), where, in each such case, such release property is vacant, non-income producing or was given no material value in connection with loan origination and underwriting criteria (although the release property may be developed following the release). For example:

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•	In the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Sierra Vista Shopping Center, which secures a Mortgage Loan representing approximately 1.7% of the Initial Outstanding Pool Balance, the borrower may obtain the free release of a vacant land parcel provided, among other things, the vacant land has been legally subdivided from the Mortgaged Property and the loan to value ratio for the remaining Mortgaged Property does not exceed 125%.

•	In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Ambridge Regional Center, representing approximately 1.1% of the Initial Outstanding Pool Balance, the related borrower is permitted to release 3 unimproved parcels from the lien of the related mortgage in connection with a bona fide sale of any such parcels to a purchaser unaffiliated with the borrower or any guarantor under the Mortgage Loan. The parcels can be released without payment of a release price as no value was assigned to the parcels in the appraisal obtained in connection with the origination of the Mortgage Loan. The borrower is entitled to release the parcels upon the satisfaction of the conditions set forth in the loan documents, which includes an anti-poaching covenant from the borrower.

(b)     The release of a Mortgaged Property, subject to the satisfaction of certain release conditions, including payment of the outstanding loan balance, plus a Yield Maintenance Charge. See “Annex A-1—Certain Characteristics of the Mortgage Loans” for a list of Yield Maintenance Loans.

(c)     The release of a portion of a Mortgaged Property (or release of all of a single Mortgaged Property that secures a multi-property Mortgage Loan), subject to satisfaction of certain release conditions, including payment of the outstanding loan balance or Allocated Loan Amount, as applicable, plus a Yield Maintenance Charge. For example:

•	In the case of two Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Renaissance New Orleans Portfolio, representing approximately 1.5% of the Initial Outstanding Pool Balance, so long as no event of default has occurred or remains outstanding, the related loan documents permit the related borrower to obtain a release of either Mortgaged Property, subject to the satisfaction of certain conditions, including that: (i) the borrower prepays the mortgage loan in an amount equal to the greater of (a) 120% of the allocated loan amount for such Mortgaged Property being released or (b) 85% of the net sales proceeds, (ii) the debt service coverage ratio for the remaining Mortgaged Property is no less than the greater of (a) the debt service coverage ratio immediately prior to the release, and (b) 1.40x, (iii) the loan-to-value ratio is no more than 65%, (iv) the debt yield for the remaining Mortgaged Property is no less than the greater of (a) the debt yield immediately prior to the release based on the trailing twelve months, and (b) 9.5%, (v) the borrower has delivered a REMIC opinion and, if required by the lender, rating agency confirmation, and (vi) the borrower has paid any applicable prepayment consideration.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as The Malulani Portfolio, representing approximately 1.0% of the Initial Outstanding Pool Balance, the borrower may obtain the release of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Sears Ground Lease, subject to the satisfaction of certain conditions, including that: (i) the borrower prepays the mortgage loan in an amount equal to the greatest of (a) $3,000,000 or (b) the amount such that after giving effect to the release, clauses (ii), (iii) and (iv) (below) are satisfied; provided, however, that if the release occurs in connection with a sale of the Sears Ground Lease (which will be deemed to include any transfer that results in any change of beneficial ownership of the Sears mortgaged property) then the release amount will also include the amount, if any, by which 100% of the net sale proceeds exceed the otherwise applicable release amount; (ii) the debt service coverage ratio for the remaining Mortgaged Property is no less than the greater of (a) the debt service coverage ratio immediately prior to the release, and (b) 1.65x; (iii) the loan-to-value ratio

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for the remaining Mortgaged Property is no greater than the lesser of (a) the loan-to-value ratio immediately prior to the release, and (b) 65.0%; (iv) the debt yield for the remaining Mortgaged Property is no less than the greater of (a) the debt yield immediately prior to the release, and (b) 7.5%; (v) the borrower has delivered to the lender a REMIC opinion and a rating agency confirmation from each of the approved rating agencies; and (vi) the borrower has paid the yield maintenance premium and all accrued and unpaid interest on the release amount.

(d)     The release of all or a portion of the Mortgaged Property in connection with a substitution of another property for the Mortgaged Property.

(e)     The release of all or a portion of the Mortgaged Property for reasons unique to the specific Mortgage Loan terms.

•	With respect to the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott Portfolio, which secures a Mortgage Loan representing approximately 7.3% of the outstanding pool balance as of the cut-off date, the Mortgage Loan provides that, after the applicable Lockout Date (as defined below), the borrower may obtain the release of one or more individual mortgaged properties, provided, among other things, that (i) such release is in connection with a sale of such mortgaged property to an unaffiliated third party, (ii) after giving effect to the property release, (A) the DSCR for the remaining properties is not less than the greater of the DSCR immediately preceding the property release and 3.48x, (B) the debt yield for the remaining properties is not less than the greater of the debt yield immediately preceding the property release and 13.0% and (C) the REMIC LTV ratio is not greater than 125% and (iii) the borrower prepays or defeases, as applicable, an amount equal to 115% of the allocated loan amount for the mortgaged property to be released (except with respect to the three mortgaged properties identified as Courtyard Philadelphia Devon, Courtyard Fresno and Courtyard Poughkeepsie, which have no allocated loan amount under the Mortgage Loan documents, but which have a release price equal to 62.5% of the appraised value of the applicable Mortgaged Property as of the loan origination date). All release prices, up to the first $33,500,000, will be applied solely to the prepayment of the CBM Note A-1 (with no prepayment premium, penalty or fee) until the principal balance of the CBM Note A-1 has been reduced to zero. No portion of the first $33,500,000 of release prices will be applied to the prepayment or defeasance of the Mortgage Loan or the Courtyard by Marriott Portfolio Subordinate Companion Loan. Any property release occurring concurrently with or after the CBM Note A-1 principal balance has been reduced to zero will require a partial defeasance in the amount of the applicable release price (or portion thereof not being applied as a prepayment), which partial defeasance will be allocated between the Mortgage Loan and the Courtyard by Marriott Portfolio Subordinate Companion Loan on a pro rata and pari passu basis. The “Lockout Date” means either (A) May 6, 2016, with respect to any Mortgaged Property where the entire release price is applied as a prepayment of the CBM Note A-1 or (B) the expiration of the defeasance lockout period, with respect to any mortgaged property where any portion of the release price is applied as a defeasance of the Mortgage Loan and the Courtyard by Marriott Portfolio Subordinate Companion Loan.

•	In the case of the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Capitol Plaza, College Park Plaza and Grant Park Plaza, which secure the cross-collateralized Mortgage Loans collectively representing in the aggregate approximately 1.5% of the Initial Outstanding Pool Balance, the related borrowers may obtain the release of a related cross-collateralized Mortgaged Property, subject to the satisfaction of certain conditions, including that: (i)(a) the borrower prepay an amount equal to 135% of the original principal balance of such Mortgage Loan or (b) if the release is in connection with an assumption of the related Mortgage Loan, an amount equal to 35% of the then outstanding principal balance of such Mortgage Loan, and, if there is a prepayment, together with the applicable yield maintenance premium; (ii) after giving effect to such release, the remaining Mortgaged Properties have a debt yield that is greater than or equal to 9.5% and (iii) immediately following such release, the adjusted issue price of the

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remaining loans is not greater than 125% of the fair market value of the remaining Mortgaged Properties.

Addition of Real Property to the Mortgaged Property. Certain of the Mortgage Loans provide for the addition of real property to the Mortgaged Property.

Escrows. Certain (but not all) of the Mortgage Loans provide for monthly escrows to cover property taxes, insurance premiums, ground lease payments and ongoing capital replacements. For information regarding certain escrows, see Annex A-1 to this prospectus supplement. In general, no escrow for real estate taxes, ground rents or insurance premiums would be required for any portion of a Mortgaged Property to the extent that a tenant or ground tenant has agreed to pay the real estate taxes and (if applicable) ground rents on, and either self-insure or maintain insurance coverage with respect to, the related Mortgaged Property. In addition, in certain cases such escrows are not required to be paid by the borrower, provided the borrower satisfies certain conditions and/or is not in default under the related Mortgage Loan Documents.

Other Financing. The applicable Mortgage Loan Sellers have informed the Depositor that they are aware of the following existing or future permitted indebtedness secured by a Mortgaged Property that also secures a Mortgage Loan:

•	In the case of the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott Portfolio, which secures a Mortgage Loan representing approximately 7.3% of the Initial Outstanding Pool Balance, the related Mortgaged Properties also secure the Courtyard by Marriott Portfolio Companion Loans and the Courtyard by Marriott Portfolio Subordinate Companion Loan. See “Description of the Mortgage Pool—Loan Combinations—Courtyard by Marriott Portfolio Loan Combination” in this prospectus supplement.

•	In the case of the La Gran Plaza Mortgage Loan, representing approximately 1.8% of the Initial Outstanding Pool Balance, the related Mortgaged Property also secures the La Gran Plaza Companion Loans. See “Description of the Mortgage Pool—Loan Combinations— La Gran Plaza Loan Combination” in this prospectus supplement.

•	In the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Northgate Slauson Marketplace, which secures a Mortgage Loan representing approximately 1.7% of the Initial Outstanding Pool Balance, the Mortgaged Property is subject to a subordinate mortgage (the “Subordinate Mortgage”) in the principal amount of $1,472,000 in favor of the City of Los Angeles securing repayment of funds that were loaned in connection with the prior redevelopment of the Mortgaged Property. The Subordinate Mortgage has a maturity date of August 1, 2023, and is subject to a subordination (but not standstill) agreement in favor of the lender which confirms, among other things, the lender’s rights to concurrent notices of default, to approve any amendments to the subordinate loan documents and to prepay the Subordinate Mortgage at any time. A letter of credit was delivered at origination in the amount of $1,662,500 which may be used to prepay the outstanding principal balance and prepayment fees for the Subordinate Mortgage, among other things.

•	In the case of the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Capitol Plaza, College Park Plaza and Grant Park Plaza (collectively, the “Wisconsin Retail Crossed Properties”), which secure the cross-collateralized Mortgage Loans (collectively, the “Wisconsin Retail Crossed Loans”) collectively representing in the aggregate approximately 1.5% of the Initial Outstanding Pool Balance, in December 2014, the prior owner of the Grant Park Plaza Mortgaged Property, an affiliate of the borrower (“Prior Grant Park Owner”), executed an approximately $450,000 promissory note (the “Bayland Note”) in favor of Bayland Buildings, Inc. (“Bayland”), which note was secured by a recorded assignment of sale proceeds (the “Assignment”), encumbering the Grant Park Plaza Mortgaged Property. In connection with origination of the Wisconsin Retail Crossed Properties, the Assignment was released of record by

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Bayland, Bayland received $50,000 and executed, along with Prior Grant Park Owner and J. Peter Jungbacker, an Amended and Restated Assignment of Sale Proceeds (“Amended Assignment”) acknowledging and agreeing, among other things, that (i) the transfer and assignment of the Wisconsin Retail Crossed Properties to the related borrowers (collectively, the “Wisconsin Crossed Borrowers”) did not trigger any payment obligation of the Prior Grant Park Owner under the Assignment or the Amended Assignment, (ii) the Prior Grant Park Owner owns a 28% interest in Grant Capitol College, LLC, which entity is a member of the sole member of the sole member of the borrower for the Grant Park Plaza Mortgaged Property, (iii) only the Prior Grant Park Owner is liable to Bayland under the Amended Assignment (iv) the Wisconsin Crossed Borrowers are not liable or obligated to Bayland, nor are they the guarantors of the Prior Grant Park Owner’s obligations to Bayland, (v) Bayland has no rights or liens against the Wisconsin Retail Crossed Properties, (vi) that 28% of distributions to Grant Capital College LLC from the net sales proceeds from the Wisconsin Retail Crossed Properties must be applied to the Bayland Note until the Bayland Note is paid in full and (vii) J. Peter Jungbacker is a guarantor of the Prior Grant Park Owner’s Obligations to Bayland.

•	In the case of the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Renaissance New Orleans Portfolio, which secures a Mortgage Loan representing approximately 1.5% of the Initial Outstanding Pool Balance, the related Mortgaged Properties also secure the Renaissance New Orleans Portfolio Companion Loan. See “Description of the Mortgage Pool—Loan Combinations—Renaissance New Orleans Portfolio Loan Combination” in this prospectus supplement.

•	In the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Wineman Building, which secures a Mortgage Loan representing approximately 0.5% of the Initial Outstanding Pool Balance, the city of San Luis Obispo awarded a grant to the mortgaged property in the amount of $1,500,000 in exchange for creating affordable housing on the second and third floors of the mortgaged property. See “—Mortgage Loans Subject to Government Assistance Programs” in this prospectus supplement.

The Mortgage Loan Sellers have informed the Depositor that they are aware of the following other existing debt that is not secured by the related Mortgaged Property.

•	In the case of the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Centre Creek Plaza & Wells Fargo Building, which secure a Mortgage Loan representing approximately 0.8% of the Initial Outstanding Pool Balance, the related borrowers are permitted to incur unsecured debt in connection with operations of the related Mortgaged Properties from any member of the related borrowers or owners of indirect interests in the related borrowers (or other affiliates of the related borrowers) (each, a “Member Loan”), with each such Member Loan subject to a subordination and standstill agreement acceptable to the lender. The aggregate indebtedness of all Member Loans may not exceed at any one time 10% of the outstanding principal amount of the Mortgage Loan.

•	In the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Wingate – Richardson, which secures a Mortgage Loan representing approximately 0.5% of the Initial Outstanding Pool Balance, the related borrower is the obligor on a development incentive note dated June 12, 2012 between the related borrower and its franchisor. Under the terms of the note, the related borrower promises to pay the franchisor a principal sum of $317,500, bearing no interest. On each anniversary of the hotel property’s opening date, one-fifteenth (1/15th) of the original principal amount will be forgiven without payment. The related borrower’s obligation to repay the principal amount will cease and the note will be canceled and discharged when the principal is completely forgiven. However, if the related franchise agreement is terminated, the note will be immediately due and payable. At origination of the related Mortgage Loan, the reported outstanding balance of the note was $275,167.

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The Mortgage Loans generally prohibit the related borrower from incurring secured or unsecured indebtedness, other than trade payables and other debt incurred in the ordinary course of business, including for furniture, fixtures and equipment; however, certain Mortgage Loans may permit unsecured indebtedness. For example, in the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Canterbury MHC, representing approximately 1.7% of the Initial Outstanding Pool Balance, the related borrower is permitted to incur unsecured indebtedness (i) in an amount (not to exceed the aggregate amount of $1,250,000) necessary to add additional pads to the Mortgaged Property in accordance with lender-approved work plans, (ii) evidenced by one or more unsecured promissory note(s), and (iii) subject to a subordination and standstill agreement between the lender under the Mortgage Loan and the unsecured lender. The related borrower is also permitted to incur debt in the form of unsecured trade payables in an aggregate amount not to exceed the greater of (a) 3% of the original principal amount of the Mortgage Loan or (b) $500,000. In addition, in the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as The Glens Apartments, which secures a Mortgage Loan representing approximately 0.3% of the Initial Outstanding Pool Balance, the related borrower is permitted to have future, unsecured, affiliate debt provided that (i) it does not exceed in the aggregate $200,000, (ii) it is unsecured, (iii) it is evidenced by a promissory note acceptable to lender, (iv) it is subordinate to the mortgage loan pursuant to a subordination and standstill agreement reasonably acceptable to lender, (v) it does not permit payments to be made following the occurrence of a cash sweep event under the related loan documents, and (vi) the proceeds may only be used in connection with the Mortgaged Property or the Mortgage Loan.

In addition, the direct or indirect parents of certain borrowers may have material indebtedness that is not secured by the mortgaged property, in addition to trade payables and other debt incurred in the ordinary course of business, including for furniture, fixtures and equipment.

The Mortgage Loan Documents generally prohibit the pledge or transfer of the related Mortgaged Property or the controlling ownership interests in the related borrower above certain percentage thresholds without lender consent (which, in some cases, may not be unreasonably withheld), other than certain specified transfers, including but not limited to:

•	transfers related to family and estate planning,

•	transfers related to the death or physical or mental disability of an equity holder,

•	transfers of a passive interest or less than a controlling interest in the borrower,

•	transfers to borrower affiliates or to other existing members, partners, shareholders or other equity holders in the borrower and their respective affiliates and/or family members, as applicable, or between holders of tenant-in-common interests in the Mortgaged Property,

•	transfers in connection with mergers, consolidations and similar transactions involving affiliated companies,

•	transfers (including mergers, consolidations and similar transactions) involving publicly traded entities,

•	transfers of stock listed on a nationally recognized stock exchange,

•	transfers among affiliated borrowers with respect to any multi-property Mortgage Loans,

•	transfers which consolidate tenant-in-common ownership into one or more surviving tenant-in-common borrowers,

•	transfers of tenant-in-common interests to third parties, subject in some cases to lender approval if such transfers are in excess of specified thresholds,

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•	transfers to a pre-approved person or entity or an entity controlled by a pre-approved person or entity,

•	transfers to any person or entity so long as certain specified persons or entities, or persons or entities satisfying specified criteria, remain in control or acquire control of the day-to-day operations of the borrower,

•	transfers to certain qualifying entities, which entities generally are required to satisfy, or be under the control of other entities that satisfy, specified criteria, such as net worth and/or experience related tests and satisfy conditions specified in the Mortgage Loan Documents but for which lender consent may not be required,

•	transfers related to the foreclosure of existing or permitted mezzanine debt,

•	transfers as to which a No Downgrade Confirmation is obtained, or

•	other transfers customarily acceptable to prudent commercial, multifamily and manufactured housing community mortgage lending institutions with respect to comparable property and transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan Documents.

For certain permitted transfers that would not trigger the due-on-sale provision in the related Mortgage Loan Documents, see Annex G to this prospectus supplement.

In the case of the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Capitol Plaza, College Park Plaza and Grant Park Plaza, which secure the cross-collateralized Mortgage Loans collectively representing in the aggregate approximately 1.5% of the Initial Outstanding Pool Balance, one of the sponsors, GLC Bayside, LLC (“GLC”), has a preferred equity interest in the sole member, Bayside Marketplace Holdings, LLC (“Bayside”), of the sole members, of each of the 3 borrowers. GLC and the other member, Grant Capitol College, LLC (“Grant”), hold 65% and 35%, respectively, membership interests in Bayside. Bayside is required to redeem GLC’s entire membership interest in Bayside on or before May 19, 2020 by paying GLC $4,750,000, which was GLC’s initial capital contribution, plus a redemption premium. In addition, GLC will receive the first $500,000 of cash from operations on an annual basis, after payment of all expenses, which will not count toward the redemption price. If Bayside fails to pay the redemption price on or prior to May 19, 2020, (i) GLC can remove and reappoint the manager or appoint a new manager of Bayside and (ii) Grant’s membership in Bayside will be automatically forfeited, without compensation or payment of any kind from Bayside or GLC, in which case, GLC will be the sole member of Bayside.

In addition, in the case of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Dollar General – Red Oak and Dollar General – Zapata, collectively representing approximately 0.1% of the Initial Outstanding Pool Balance, LCF is affiliated with the related borrowers and, in each case, the related loan documents permit various transfers without the lender’s consent by the related borrower and by or to certain affiliates of LCF.

The Mortgage Loan Sellers have notified the Depositor that they are aware of the following borrower entities (or the direct parent) in which another entity is the holder of a preferred equity investment in the borrower (or direct parent): in the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Kress Building, representing approximately 0.2% of the Initial Outstanding Pool Balance, the related borrower entered into an agreement with a tax syndicator whereby the tax syndicator contributed $3,100,000 in exchange for the rights to the tax benefit derived from the related borrower’s historic preservation easement agreement with the Historic Columbia Foundation and a non-controlling 99% passive interest (but with the right to consent to major decisions) in the Mortgaged Property. The tax syndicator will receive priority returns of $100,000 annually in addition

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to a $2,000 a year management fee. In the event of a default under the Mortgage Loan the tax syndicator may remove the related borrower’s principals with the lender’s consent.

Also, to the extent Mortgage Loan Documents permit mezzanine debt or to the extent a non-controlling equity holder in the related borrower is entitled to a preferred return on its investment, under certain circumstances, a transfer of a controlling interest in the related borrower to the holder of the mezzanine debt or the preferred equity holder may occur without lender consent and such transfer would not trigger the “due-on-sale” provision in the related Mortgage Loan Documents.

Certain Mortgage Loans also permit the related borrower’s parent to pledge direct or indirect ownership interests in the related borrower in connection with corporate financing arrangements, provided that such financing is also secured by a significant number of assets other than such ownership interests in the related borrower.

Preferred equity often provides for a higher rate of return to be paid to its holders and functions in some respects similarly to mezzanine indebtedness, including (i) reducing a principal’s economic stake in the related Mortgaged Property, (ii) reducing cash flow on the related borrower’s Mortgaged Property after the payment of debt service and after payments on the preferred equity, (iii) potentially increasing the likelihood that the related borrower will permit the value or income producing potential of a Mortgaged Property to fall and (iv) potentially increasing the risk that a related borrower will default on the Mortgage Loan.

The Mortgage Loan Sellers have notified the Depositor that they are aware of the following existing mezzanine debt:

Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date	Intercreditor Agreement	Total Debt Cut- Off Date LTV	Total Debt U/W NCF DSCR	Total Debt U/W NOI Debt Yield
Walgreens Net Lease Portfolio V(1)	$33,963,675	2.6%	$9,694,360	Various	Various	Yes	89.9%	1.55x	6.1%
Komar Desert Center	$17,055,000	1.3%	$1,221,427	14.000%	1/6/2025	Yes	76.2%	1.19x	8.4%
aLoft Hotel Minneapolis	$16,000,000	1.2%	$1,750,000	11.000%	6/6/2025	Yes	72.4%	1.33x	10.8%
Hilton Garden Inn – Phoenix Airport North	$15,900,000	1.2%	$2,639,200	12.000%	6/6/2025	Yes	78.6%	1.30x	11.2%
24 Hour Fitness West Covina	$10,738,548	0.8%	$1,833,894	14.000%	4/30/2027	Yes	75.1%	1.15x	8.9%
Golfsmith Richmond	$3,900,000	0.3%	$700,000	14.000%	6/6/2025	Yes	78.0%	1.09x	8.3%

(1) $51.4 million in mezzanine debt was used to finance the sale-leaseback of 41 Walgreens properties including eight properties that serve as collateral for the Walgreens Net Lease Portfolio V Mortgage Loan. The lender allocated $9,694,360 of mezzanine proceeds to the Walgreens Net Lease Portfolio V properties for illustration of combined debt metrics. 50.0% of the mezzanine debt is interest only and accrues interest at a rate of 16.4300% per annum with payment obligations only from various sources of distributable amounts payable to the mezzanine borrowers pursuant to its existing joint venture agreement. The remaining 50.0% mezzanine debt is interest only with a 15.0000% per annum internal rate of return and a current interest rate of 5.0000% per annum. Total debt metrics are calculated using the current interest rate of 5.0000% on 50.0% of the mezzanine debt.

In the case of the Walgreens Net Lease Portfolio V Mortgage Loan, representing approximately 2.6% of the Initial Outstanding Pool Balance, such Mortgaged Properties are part of a larger financing arrangement involving 33 other properties that secure four other mortgage loans (the “Other Mortgage Loans”) and that do not serve as collateral for any other Mortgage Loan and are not cross-collateralized or cross-defaulted with any such Mortgage Loan. The respective sponsors of the borrowers under the Walgreens Net Lease Portfolio V Mortgage Loan, and the sponsors under the Other Mortgage Loans, have pledged their ownership interests in a joint venture that is the indirect owner of the borrowers for the Walgreens Net Lease Portfolio V Mortgage Loan and the Other Mortgage Loans to secure three mezzanine loans. There is a risk that a default under the Other Mortgage Loans could trigger a foreclosure under the mezzanine loans which would result in a change in the equity ownership of the borrowers under the Walgreens Net Lease Portfolio V Mortgage Loan.

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Each mezzanine loan related to the above described Mortgage Loans is generally subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative rights and priorities between the holders of the related Mortgage Loan and the related mezzanine loan. The intercreditor agreements generally provide, among other things, that (a) the related mezzanine loan lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (b) upon the occurrence of an event of default under the related Mortgage Loan beyond any applicable notice and cure period provided for in the applicable intercreditor agreement, the related Mortgage Loan lender will be entitled to receive all payments that are due or that will become due under the related Mortgage Loan from funds that are derived from the mortgaged property before the related mezzanine lender will be permitted to receive payments under the related mezzanine loan from funds that are derived from the mortgaged property (however, in some cases, the mezzanine loan may be prepaid while the related Mortgage Loan remains outstanding and/or the mezzanine lender will be permitted to receive payments from funds distributed to the related mezzanine loan borrower to the extent such distribution was not in violation of the related Mortgage Loan Documents), (c) the related mezzanine loan lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, (d) upon the occurrence of an event of default under the related mezzanine loan documents, subject to certain conditions, the related mezzanine loan lender may foreclose upon the pledged equity interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, and (e) if an event of default occurs under the related Mortgage Loan, the related Mortgage Loan is accelerated, an enforcement action has been commenced and is continuing under the related Mortgage Loan, a bankruptcy proceeding has been commenced against the related Mortgage Loan borrower, or the related Mortgage Loan becomes a specially serviced loan as a result of certain events of default under the related Mortgage Loan, then the related mezzanine loan lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and certain other amounts due thereon, plus any protective advances made by the related Mortgage Loan lender or its servicer and any interest thereon or on any monthly debt service advances, but generally excluding any late charges, default interest, exit fees, spread maintenance or yield maintenance charges and prepayment premiums. The holder of each mezzanine loan also has consent rights over certain modifications of the related Mortgage Loan prior to an event of default under the related Mortgage Loan and certain limited consent rights over modifications of the related Mortgage Loan entered into in connection with a workout following an event of default under the related Mortgage Loan. The holder of each mezzanine loan may also have certain consent rights with respect to annual budgets, leases and alterations with respect to the related Mortgaged Property, the replacement of the property manager for the Mortgaged Property, and transfers and pledges of the Mortgage Loan to non-qualified entities. In addition, the Mortgage Loan lender may be prohibited under the intercreditor agreement from accepting a deed-in-lieu of foreclosure from the related borrower until it has provided the mezzanine lender with prior written notice of such intention and given the mezzanine lender the opportunity to purchase the Mortgage Loan for a specified period of time prior to acceptance of such deed at the purchase price set forth in clause (e) of the second sentence of this paragraph. Upon completion of a foreclosure of a mezzanine loan, the non-recourse carveout guarantor for the related Mortgage Loan may be released from liability under its related guaranty.

With respect to the Mortgage Loans listed in the chart below, the related Mortgage Loan Sellers have informed us that the direct and/or indirect equity owners of the related borrower are permitted to pledge their interest in the related borrower as security for a mezzanine loan, subject to the satisfaction of conditions contained in the related Mortgage Loan Documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and minimum combined debt yield as listed below:

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Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV	Combined Debt Yield
Capistrano Business Center I & II	$34,700,000	2.6%	Yes	1.38x	61.5%	8.16%
University Fountains at Lubbock	$27,400,000	2.1%	Yes	N/A	75.0%	N/A
Ortega Ranch	$25,000,000	1.9%	Yes	1.42x	70.4%	8.07%
La Gran Plaza	$23,969,702	1.8%	Yes	1.45x	70.0%	N/A
Canterbury MHC	$22,500,000	1.7%	Yes	1.40x	75.0%	N/A
Centre Creek Plaza & Wells Fargo Building	$10,650,000	0.8%	Yes	1.20x	75.0%	8.50%
North Stadium Business Center	$10,360,000	0.8%	Yes	1.42x	59.9%	8.17%
Whispering Creek	$8,000,000	0.6%	Yes	1.45x	75.0%	9.00%
Cole Village	$7,350,000	0.6%	Yes	1.30x	70.0%	N/A
Capitol Plaza	$7,300,000	0.6%	Yes	1.40x	75.0%	9.00%
College Park Plaza	$6,475,000	0.5%	Yes	1.40x	75.0%	9.00%
Grant Park Plaza	$5,875,000	0.4%	Yes	1.40x	75.0%	9.00%
Nyberg Retail Center	$5,900,000	0.4%	Yes	1.56x	75.0%	11.00%
Westgate Shopping Center	$4,200,000	0.3%	Yes	1.60x	70.0%	N/A
River Haven MHP	$1,695,000	0.1%	Yes	1.75x	75.0%	11.00%
Dollar General – Red Oak	$780,000	0.1%	Yes	1.20x	85.0%	N/A
Dollar General - Zapata	$747,500	0.1%	Yes	1.20x	85.0%	N/A

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above. The direct and/or indirect owners of a related borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan Documents. Except as disclosed under this “—Other Financing” subsection, we are not aware of any other mezzanine debt affecting borrowers under the Mortgage Loans that we intend to include in the Issuing Entity.

Certain risks relating to additional debt are described in “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Additional Debt” in this prospectus supplement.

Performance Escrows and Letters of Credit. In connection with the origination of certain Mortgage Loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage or occupancy-related levels. The related Mortgage Loan Documents generally provide that such funds will be released to the related borrower upon the satisfaction of certain conditions and the Special Servicer will in some cases be entitled to make the determination or review the determination by the Master Servicer that such conditions have or have not been satisfied. Additionally, such Mortgage Loans may permit that such funds be applied to reduce the principal balance of the related Mortgage Loan if such conditions are not met or to fund shortfalls in debt service. This will have the same effect on the Certificates as a partial prepayment of such Mortgage Loan. For additional information, see Annex A-1 to this prospectus supplement. See also “—Prepayment Provisions” and “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” in this prospectus supplement. If such conditions are not satisfied and the mortgagee has the discretion to retain the cash or letter of credit as additional collateral, generally, the Master Servicer will be directed in the Pooling and Servicing Agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related Mortgage Loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard. If such funds are applied to reduce the principal balance of the Mortgage Loan, the Issuing Entity would experience an early prepayment that may adversely affect the yield to maturity on your Certificates. In some cases, the related Mortgage Loan Documents do not require payment of a yield maintenance charge or prepayment premium in connection with such prepayment. In addition, certain other Mortgage Loans have performance escrows or letters of credit, however, these Mortgage Loans do not contain conditions

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allowing the lender to use such funds to reduce the principal balance of the related Mortgage Loan unless there is an event of default.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions. The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses that, in each case, generally permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the related borrower sells or otherwise transfers or encumbers the related Mortgaged Property (other than as permitted in the Mortgage Loan Documents) without the consent of the lender (which, in some cases, may not be unreasonably withheld). See “—Other Financing” above for a discussion of certain permitted transfers and encumbrances of a Mortgaged Property or an interest in a related borrower. The Pooling and Servicing Agreement requires the Special Servicer (other than with respect to any Non-Serviced Mortgage Loan) (but subject to the rights of the Directing Holder and after consultation with the Operating Advisor to the extent described under “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement), to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. Certain of the Mortgage Loans provide that the lender may condition an assumption of the Mortgage Loan on the receipt of an assumption fee, which in some cases may be up to one percent (or larger) of the then unpaid principal balance of the applicable Note, in addition to the payment of all costs and expenses incurred in connection with such assumption. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Mortgage Loans Subject to Government Assistance Programs. Certain of the Mortgage Loans may be secured now or in the future by Mortgaged Properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Code in respect of various units within the Mortgaged Property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Multifamily Properties Have Special Risks” in this prospectus supplement.

In the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Wineman Building, which secures a Mortgage Loan representing approximately 0.5% of the Initial Outstanding Pool Balance, in connection with a $1,500,000 grant from the city of San Luis Obispo, the related borrower is required to designate at least 30 residential units for affordable housing, 27 of which must be designated for “low income” tenants and 3 of which must be designated for “very low income” tenants. The related affordable housing agreement with the city has a term extending through March 1, 2043. Currently 31 units are designated for affordable housing. In addition, 4 units are currently designated as Section 8 units. The Mortgaged Property has stopped accepting Section 8 tenants. In addition, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Emerald Tower Apartments, which secures a mortgage loan representing approximately 0.5% of the outstanding pool balance as of the cut-off date, the Chicago Low-Income Housing Trust Fund (“CLIHTF”) pays a portion of the rent for 32 tenants pursuant to a rental subsidy agreement, by and between CLIHTF and 4541 Sheridan Venture Ltd. (the prior owner of the mortgaged property), which is dated January 1, 2015 and expires December 31, 2015. The related mortgage loan documents require the related borrower to use best efforts to obtain a replacement rental subsidy agreement substantially similar to the aforementioned agreement and otherwise in form and substance acceptable to lender within 90 days of closing. Under the current agreement, lender is not entitled to succeed to the interests of the owner. Any transfer of the property via sale, foreclosure, deed-in-lieu of foreclosure without consent of the CLIHTF would be a default under the existing rental subsidy agreement, permitting CLIHTF to terminate the agreement and/or recapture any subsidies previously paid pursuant to the agreement.

Delinquency. As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date.

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Borrower Concentrations. Eleven (11) groups of Mortgage Loans, including one group of three cross-collateralized and cross-defaulted Mortgage Loans, have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the 3 largest groups representing approximately 7.3%, 6.2% and 5.3%, respectively, of the Initial Outstanding Pool Balance. See “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Borrower Concentration” in this prospectus supplement.

Single-Tenant Mortgaged Properties. Thirty-six (36) Mortgaged Properties, which secure Mortgage Loans representing in the aggregate approximately 12.5% of the Initial Outstanding Pool Balance by Allocated Loan Amount (excluding any leased fee property as to which the land, but not the improvements (not collateral), are ground leased to a single tenant), are 100.0% leased to a single tenant. Each of these Mortgaged Properties is generally subject to a single space lease, which in some cases has a primary lease term that expires on or after the maturity date of the related Mortgage Loan, but in other cases does not. See Annex A-1 to this prospectus supplement for Mortgage Loan maturity dates and the lease expiration dates. In addition, certain of these leases may have termination options that are prior to the maturity date of the related Mortgage Loan.

Geographic Location. The Mortgaged Properties are located throughout 42 states, with the largest concentration by Initial Outstanding Pool Balance located in California. See “Mortgaged Properties by State and/or Location” in Annex A-2 to this prospectus supplement “Summary—The Mortgage Pool—Characteristics of The Mortgage Pool—Property Locations” in this prospectus supplement for a table setting forth information about the jurisdictions with the greatest concentrations of Mortgaged Properties.

Loan Purpose. Seventy-two (72) of the Mortgage Loans, representing in the aggregate approximately 75.0% of the Initial Outstanding Pool Balance, were originated in connection with the related borrower’s refinancing of a previous mortgage loan. Thirty (30) of the Mortgage Loans, representing approximately 24.4% of the Initial Outstanding Pool Balance, were originated in connection with the related borrower’s acquisition of the related Mortgaged Property. One (1) of the Mortgage Loans, representing approximately 0.6% of the Initial Outstanding Pool Balance, was originated in connection with the related borrower’s recapitalization.

Properties Underwritten Based on Projections. With respect to 27 Mortgaged Properties, which secure Mortgage Loans representing in the aggregate approximately 10.6% of the Initial Outstanding Pool Balance (by Allocated Loan Amount), such Mortgaged Properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and therefore the related Mortgaged Property has no prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related Mortgage Loan Seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related Mortgage Loan Seller with historical financial information for the related Mortgaged Property.

Modified Loans. As of the Cut-off Date, none of the Mortgage Loans were modified due to a delinquency or impending delinquency.

Refinanced Loans at a Discount or From Default. Two (2) Mortgage Loans, secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Samsondale Plaza and Value Place, representing in the aggregate approximately 1.2% of the Initial Outstanding Pool Balance, refinanced a prior loan that was in maturity default at the time of refinancing and/or was modified or refinanced in connection with a discounted payoff, foreclosure or deed-in-lieu of foreclosure or bankruptcy sale.

Changes in Mortgage Pool Characteristics

The description in this prospectus supplement, including Annex A-1 and Annex A-2 to this prospectus supplement, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as

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expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Certificates, a Mortgage Loan may be removed from inclusion in the securitization transaction described in this prospectus supplement if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus supplement.

A Current Report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement, with the SEC. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Form 8-K, and, if such removal or any other event results in any material pool characteristic of the actual Mortgage Pool differing by 5% or more (other than by reason of the Mortgage Loans converting into cash in accordance with their terms) from the description of the Mortgage Pool in this prospectus supplement filed with the SEC, such Form 8-K will be filed no later than four business days after the initial issuance of the Offered Certificates. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of the following classes (each, a “Class”) to be designated as (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the “Regular Certificates”), (ii) the Class V Certificates, and (iii) the Class R and Class LR Certificates (collectively, the “Residual Certificates” and, together with the Regular Certificates and the Class V Certificates, the “Certificates”). Only the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C and Class D Certificates (the “Offered Certificates”) are offered hereby. The Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class E, Class F, Class G, Class V, Class R and Class LR Certificates (the “Private Certificates”) are not offered hereby.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity consisting of, among other things: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date; (ii) the Issuing Entity’s interest in any Mortgaged Property acquired on behalf of the Issuing Entity and, if applicable, the holders of the Serviced Companion Loans through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an “REO Property” and any such property serviced by the Special Servicer pursuant to the Pooling and Servicing Agreement, a “Serviced REO Property”); (iii) the Collection Account (or any custodial account in respect of a Serviced Companion Loan), the Distribution Account, the Excess Liquidation Proceeds Account, the Interest Reserve Account and any account established in connection with REO Properties (an “REO Account”); (iv) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties, to the extent of the Issuing Entity’s interests therein; (v) the Depositor’s rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; and (vi) all of the lender’s right, title and interest in the Reserve Accounts and lock-box accounts, in each case, to the extent of the Issuing Entity’s interests therein.

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Upon initial issuance, the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the “Sequential Pay Certificates”, and each, a “Sequential Pay Certificate”) will have the following aggregate principal balances (each, a “Certificate Balance”), in each case, subject to a variance of plus or minus 5.0%:

Class	Initial Certificate Balance	Approximate Percentage of Initial Certificate Balance	Approximate Initial Credit Support
Offered Certificates
A-1	$57,900,000	4.380%	30.000	%(1)
A-2	$181,050,000	13.696%	30.000	%(1)
A-SB	$90,150,000	6.820%	30.000	%(1)
A-3	$225,000,000	17.021%	30.000	%(1)
A-4	$371,223,000	28.083%	30.000	%(1)
A-M	$117,318,000	8.875%	21.125%
B	$67,747,000	5.125%	16.000%
C	$51,223,000	3.875%	12.125%
D	$59,485,000	4.500%	7.625%
Non-Offered Certificates(2)
E	$34,700,000	2.625%	5.000%
F	$24,785,000	1.875%	3.125%
G	$41,309,997	3.125%	0.000%

(1)	Represents the approximate initial credit support for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, in the aggregate.
(2)	The Classes of Certificates set forth below (the “Non-Offered Certificates”) in the table are not offered by this prospectus supplement.

The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates will each have a notional balance (the “Notional Balance”), which is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

The Notional Balance of the Class X-A Certificates will equal the aggregate Certificate Balances of each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M Certificates outstanding from time to time. In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the Notional Balance of the Class X-A Certificates. The total initial Notional Balance of the Class X-A Certificates will be approximately $1,042,641,000.

The Notional Balance of the Class X-B Certificates will equal the aggregate Certificate Balances of the Class B and Class C Certificates outstanding from time to time. In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the Notional Balance of the Class X-B Certificates. The total initial Notional Balance of the Class X-B Certificates will be approximately $118,970,000.

The Notional Balance of the Class X-C Certificates will equal the Certificate Balance of the Class D Certificates outstanding from time to time. In general, the Certificate Balance of such Class of Certificates will constitute a separate component of the Notional Balance of the Class X-C Certificates. The total initial Notional Balance of the Class X-C Certificates will be approximately $59,485,000.

The Notional Balance of the Class X-D Certificates will equal the Certificate Balance of the Class E Certificates outstanding from time to time. In general, the Certificate Balance of such Class of Certificates will constitute a separate component of the Notional Balance of the Class X-D Certificates. The total initial Notional Balance of the Class X-D Certificates will be approximately $34,700,000.

The Notional Balance of the Class X-E Certificates will equal the Certificate Balance of the Class F Certificates outstanding from time to time. In general, the Certificate Balance of such Class of Certificates will constitute a separate component of the Notional Balance of the Class X-E Certificates. The total initial Notional Balance of the Class X-E Certificates will be approximately $24,785,000.

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The Notional Balance of the Class X-F Certificates will equal the Certificate Balance of the Class G Certificates outstanding from time to time. In general, the Certificate Balance of such Class of Certificates will constitute a separate component of the Notional Balance of the Class X-F Certificates. The total initial Notional Balance of the Class X-F Certificates will be approximately $41,309,997.

The Class V, Class R and Class LR Certificates will not have Certificate Balances or Notional Balances.

The Certificate Balance of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans in the Mortgage Pool and the other assets in the Mortgage Pool; provided, however, that in the event that Realized Losses previously allocated to a Class of Sequential Pay Certificates in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance thereof to zero, such Class of Sequential Pay Certificates may receive distributions in respect of such recoveries in accordance with the priorities set forth under “—Distributions—Payment Priorities” below.

The respective Certificate Balance of each Class of Sequential Pay Certificates will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates.

The Notional Balance of the Class X-A Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M Certificates. Similarly, the Notional Balance of the Class X-B Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balances of the Class B and Class C Certificates, the Notional Balance of the Class X-C Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class D Certificates, the Notional Balance of the Class X-D Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class E Certificates, the Notional Balance of the Class X-E Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class F Certificates and the Notional Balance of the Class X-F Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class G Certificates.

Distributions

Method, Timing and Amount. Distributions on the Certificates will be made on the fourth business day following the Determination Date in each month, commencing in July 2015 (each, a “Distribution Date”). All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs (the “Record Date”). Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Paying Agent with wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder. The final distribution on any Offered Certificates will be made in like manner, but only upon presentment and surrender of such Certificate at the location specified in the notice to the holder of that Certificate of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests. The “Percentage Interest” evidenced by any Certificate (other than the Class V, Class R and Class LR Certificates) is equal to the initial Certificate Balance or Notional Balance thereof as of the Closing Date divided by the initial Certificate Balance or Notional Balance of the related Class and with respect to the Class V, Class R and Class LR Certificates is equal to the percentage interest set forth on the face of the Certificate.

The aggregate distribution to be made with respect to the Regular Certificates on any Distribution Date will equal the Available Funds. The “Available Funds” for any Distribution Date will be the sum of the following amounts (i) all previously undistributed Monthly Payments or other receipts on account of

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principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any, but excluding Excess Liquidation Proceeds) received by or on behalf of the Master Servicer in the Collection Period relating to such Distribution Date; (ii) all P&I Advances made by the Master Servicer or the Trustee, as applicable, in respect of the Mortgage Loans as of such Distribution Date; (iii) all other amounts received by the Master Servicer in such Collection Period and required to be deposited in the Collection Account by the Master Servicer as described in this prospectus supplement under “The Pooling and Servicing Agreement—Accounts”; (iv) without duplication, any late Monthly Payments on or in respect of the Mortgage Loans received after the end of the Collection Period relating to such Distribution Date but prior to the close of business on the business day prior to the Master Servicer Remittance Date; (v) any amounts representing Prepayment Interest Shortfalls remitted by the Master Servicer to the appropriate Collection Account (as described under “—Prepayment Interest Shortfalls” below); and (vi) for the Distribution Date occurring in each March of each calendar year (or February if the final Distribution Date occurs in such month), the Withheld Amounts then on deposit in the Interest Reserve Account as described under “The Pooling and Servicing Agreement—Accounts—Interest Reserve Account” below, but excluding the following (in no order of priority):

(a)     all amounts permitted to be used to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for previously unreimbursed Advances and Workout-Delayed Reimbursement Amounts with interest thereon as described in this prospectus supplement under “The Pooling and Servicing Agreement—Advances”;

(b)     the aggregate amount of the Master Servicing Fee, the Trustee/Certificate Administrator Fee, Operating Advisor Fee, any Operating Advisor Consulting Fees (to the extent that such fee is actually received from the related borrower), CREFC® License Fee, fees for primary servicing functions and the other servicing compensation (e.g., Net Prepayment Interest Excess, Net Default Interest, late payment fees (to the extent not applied to the reimbursement of interest on Advances and certain expenses, as provided in the Pooling and Servicing Agreement), Workout Fees, Liquidation Fees, assumption fees, Modification Fees, loan service transaction fees, demand fees, beneficiary statement charges and similar fees payable to the Master Servicer and the Special Servicer), Permitted Special Servicer/Affiliate Fees and the Special Servicing Fee (and other amounts payable to the Special Servicer as described in this prospectus supplement under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation”), together with interest on Advances to the extent provided in the Pooling and Servicing Agreement, and reinvestment earnings on payments received with respect to the Mortgage Loans (that the Master Servicer or the Special Servicer are entitled to receive as additional servicing compensation), in each case in respect of such Distribution Date;

(c)    all amounts representing scheduled Monthly Payments due after the related Due Date;

(d)    to the extent permitted by the Pooling and Servicing Agreement, that portion of net liquidation proceeds, net insurance proceeds and net condemnation proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee, Servicing Compensation, special servicing compensation, Trustee/Certificate Administrator Fee, CREFC® License Fee and Operating Advisor Fee, to which the Master Servicer, the Special Servicer, any subservicer, the Certificate Administrator, the Operating Advisor, CREFC® and/or the Trustee are entitled;

(e)    all amounts representing certain fees and expenses, including indemnity amounts, reimbursable or payable to the Master Servicer, the Special Servicer, the Certificate Administrator (in all of its capacities under the Pooling and Servicing Agreement), the Operating Advisor, CREFC® or the Trustee (in all of its capacities under the Pooling and Servicing Agreement) and other amounts permitted to be retained or withdrawn by the Master Servicer pursuant to the Pooling and Servicing Agreement in

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respect of various items, including interest on Advances as provided in the Pooling and Servicing Agreement;

(f)    Prepayment Premiums and Yield Maintenance Charges;

(g)     any interest or investment income on funds on deposit in the Collection Account or any interest on permitted investments in which such funds may be invested;

(h)    all amounts received with respect to each Mortgage Loan previously replaced, purchased or repurchased from the Issuing Entity pursuant to the Pooling and Servicing Agreement or a Mortgage Loan Purchase Agreement during the related Collection Period and subsequent to the date as of which such Mortgage Loan was replaced, purchased or repurchased;

(i)    the amount reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on the Lower-Tier REMIC or the Upper-Tier REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement;

(j)    with respect to any Distribution Date occurring in each March, and in any January occurring in a year that is not a leap year, in either case, unless such Distribution Date is the final Distribution Date, the Withheld Amounts to be deposited in the Interest Reserve Account in accordance with the Pooling and Servicing Agreement as described in this prospectus supplement under “The Pooling and Servicing Agreement—Accounts”; and

(k)    Excess Interest.

The “Monthly Payment” with respect to any Mortgage Loan or Serviced Companion Loan (other than any REO Loan) and any Due Date, is the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any balloon payment (but not excluding any constant Monthly Payment due on a Balloon Loan), which is payable by the related borrower on such Due Date under the related Note if applicable, allocable to such Mortgage Loan. The Monthly Payment with respect to an REO Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement and on the assumption that all other amounts, if any, due thereunder are paid when due.

A “Balloon Loan” is any Mortgage Loan (or Serviced Loan Combination) that requires a payment of principal on the maturity date in excess of its constant Monthly Payment.

“Unscheduled Payments” are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by a Mortgage Loan Seller due to a breach of a representation or warranty made by it or as a result of a document defect in the mortgage file or the purchase price paid by the parties described in this prospectus supplement under “The Pooling and Servicing Agreement—Optional Termination” and “—Realization Upon Mortgage Loans,” any shortfall amount paid in connection with the substitution of any Mortgage Loan as described in this prospectus supplement under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution,” and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments received by the Master Servicer (but excluding Prepayment Premiums and Yield Maintenance Charges, if any) during such Collection Period. See “Yield and Maturity Considerations—Yield Considerations—Certain Relevant Factors” in this prospectus supplement.

“Net REO Proceeds” with respect to any Serviced REO Property are all revenues received by the Special Servicer with respect to such Serviced REO Property, net of any insurance premiums, taxes,

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assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

“Principal Prepayments” are payments of principal made by a borrower on a Mortgage Loan or Serviced Companion Loan that are received in advance of the scheduled Due Date for such payments and that are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

The “Collection Period” with respect to any Distribution Date and each Mortgage Loan, is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs.

If, in connection with any Distribution Date, the Certificate Administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report of the Master Servicer or the Special Servicer, or any other monthly payment, balloon payment or prepayment expected to be or which is paid on the last two business days preceding such Distribution Date, and the related borrower fails to make any such payments at such time, the Certificate Administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such Distribution Date, but there can be no assurance that DTC can do so. The Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer will not be liable or held responsible for any resulting delay (or claims by DTC resulting therefrom) in the making of such distribution to Certificateholders. In addition, if the Certificate Administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid/mitigate such expenses, as a consequence of a borrower failing to make such payments, the Certificate Administrator will be entitled to reimbursement from the Issuing Entity. Any such reimbursement will constitute an expense of the Issuing Entity.

The “Determination Date” is the sixth day of each calendar month, or if such sixth day is not a business day, then the next business day, commencing in July 2015.

“Net Default Interest” with respect to any Mortgage Loan and any Distribution Date, any Default Interest accrued on such Mortgage Loan during the preceding Collection Period, less amounts required to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, interest on the related Advances on the related Mortgage Loan at the Advance Rate and to reimburse the Issuing Entity for certain additional expenses of the Issuing Entity on the related Mortgage Loan (including Special Servicing Fees, Workout Fees and Liquidation Fees).

“Default Interest” with respect to any Mortgage Loan or Serviced Companion Loan is interest accrued on such Mortgage Loan or Serviced Companion Loan (other than Excess Interest) at the excess of (i) the related Default Rate over (ii) the related Mortgage Rate.

The “Default Rate” with respect to any Mortgage Loan or Serviced Companion Loan is the per annum rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan following any event of default on such Mortgage Loan or Serviced Companion Loan, including a default in the payment of a Monthly Payment or a balloon payment.

Payment Priorities. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Certificates (other than the Class V, Class R or Class LR Certificates) is an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Balance or Notional Balance, as applicable, outstanding immediately prior to such Distribution Date minus the

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amount of any Net Prepayment Interest Shortfall allocated to such Class with respect to such Distribution Date. Calculations of interest due in respect of the Certificates (other than the Class V, Class R or Class LR Certificates) will be made on the basis of a 360-day year consisting of twelve 30-day months.

“Appraisal Reduction Amount” is the amount described under “—Appraisal Reductions” below.

The “Interest Accrual Period” in respect of each Class of Certificates (other than the Class V, Class R or Class LR Certificates) for each Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Certificates (other than the Class V, Class R or Class LR Certificates) is any shortfall in the amount of interest required to be distributed on such Class on such Distribution Date. No interest accrues on Interest Shortfalls.

The “Pass-Through Rate” for any Class of Certificates (other than the Class V, Class R or Class LR Certificates) is the per annum rate at which interest accrues on such Class of Certificates during any Interest Accrual Period. The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class E, Class F and Class G Certificates will be fixed at their initial Pass-Through Rate of 1.606%, 2.976%, 3.421%, 3.445%, 3.708%, 3.250%, 3.250% and 3.250%, respectively, per annum. The Pass-Through Rate applicable to the Class A-M Certificates will be a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Pass-Through Rate and (ii) 4.043%. The Pass-Through Rates applicable to the Class B, Class C and Class D Certificates will equal the Weighted Average Net Mortgage Pass-Through Rate.

The Pass-Through Rate applicable to the Class X-A Certificates for the initial Distribution Date will equal approximately 0.892% per annum. The Pass-Through Rate applicable to the Class X-A Certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-A Strip Rates”) at which interest accrues from time to time on the respective components of the total Notional Balance of the Class X-A Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will have a component notional balance that corresponds to the Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M Certificates, respectively. The applicable Class X-A Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-B Certificates for the initial Distribution Date will equal approximately 0.000% per annum. The Pass-Through Rate applicable to the Class X-B Certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-B Strip Rates”) at which interest accrues from time to time on the respective component of the total Notional Balance of the Class X-B Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will have a component notional balance that corresponds to the Certificate Balance of the Class B and Class C Certificates, respectively. The applicable Class X-B Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-C Certificates for the initial Distribution Date will equal approximately 0.000% per annum. The Pass-Through Rate applicable to the Class X-C Certificates for each Distribution Date will equal the strip rate (the “Class X-C Strip Rate”) at which interest accrues from time to time on the component of the total Notional Balance of the Class X-C Certificates outstanding immediately prior to the related Distribution Date. Such component will have a component notional balance that corresponds to the Certificate Balance of the Class D Certificates. The applicable

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Class X-C Strip Rate with respect to such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-D Certificates for the initial Distribution Date will equal approximately 1.063% per annum. The Pass-Through Rate applicable to the Class X-D Certificates for each Distribution Date will equal the strip rate (the “Class X-D Strip Rate”) at which interest accrues from time to time on the component of the total Notional Balance of the Class X-D Certificates outstanding immediately prior to the related Distribution Date. Such component will have a component notional balance that corresponds to the Certificate Balance of the Class E Certificates. The applicable Class X-D Strip Rate with respect to such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-E Certificates for the initial Distribution Date will equal approximately 1.063% per annum. The Pass-Through Rate applicable to the Class X-E Certificates for each Distribution Date will equal the strip rate (the “Class X-E Strip Rate”) at which interest accrues from time to time on the component of the total Notional Balance of the Class X-E Certificates outstanding immediately prior to the related Distribution Date. Such component will have a component notional balance that corresponds to the Certificate Balance of the Class F Certificates. The applicable Class X-E Strip Rate with respect to such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-F Certificates for the initial Distribution Date will equal approximately 1.063% per annum. The Pass-Through Rate applicable to the Class X-F Certificates for each Distribution Date will equal the strip rate (the “Class X-F Strip Rate”) at which interest accrues from time to time on the component of the total Notional Balance of the Class X-F Certificates outstanding immediately prior to the related Distribution Date. Such component will have a component notional balance that corresponds to the Certificate Balance of the Class G Certificates. The applicable Class X-F Strip Rate with respect to such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates that comprises such component.

Each of the Class V, Class R and Class LR Certificates will not have a Pass-Through Rate. The Class V Certificates will not be entitled to distributions in respect of interest other than Excess Interest as described under “Description of the Mortgage Pool—Additional Mortgage Loan Information—The ARD Loans” in this prospectus supplement.

The “Weighted Average Net Mortgage Pass-Through Rate” for any Distribution Date is a per annum rate equal to a fraction (expressed as a percentage), the numerator of which is the sum for all Mortgage Loans of the product of (i) the Net Mortgage Pass-Through Rate of each such Mortgage Loan as of its respective Due Date in the month preceding the month in which such Distribution Date occurs and (ii) the Stated Principal Balance of each such Mortgage Loan as of the immediately preceding Distribution Date, and the denominator of which is the sum of the Stated Principal Balances of all Mortgage Loans as of the immediately preceding Distribution Date.

The “Net Mortgage Pass-Through Rate” with respect to any Mortgage Loan or Serviced Companion Loan and any Distribution Date is the per annum rate equal to the Mortgage Rate for such Mortgage Loan or Serviced Companion Loan for the related Interest Accrual Period, minus, for any such Mortgage Loan or Serviced Companion Loan and the Administrative Fee Rate. For purposes of calculating the Weighted Average Net Mortgage Pass-Through Rate, the Net Mortgage Pass-Through Rate for any Mortgage Loan or Serviced Companion Loan will be determined without taking into account any modification, waiver or amendment of the terms of the related Mortgage Loan or Serviced Companion Loan, whether agreed to

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by the Master Servicer or the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. For purposes of calculating the Pass-Through Rates on the Certificates (other than the Class V, Class R or Class LR Certificates), the Net Mortgage Pass-Through Rate of each Mortgage Loan or Serviced Companion Loan that accrues interest on an actual/360 basis for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan or Serviced Companion Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest accrued in respect of the Mortgage Loan or Serviced Companion Loan during the one-month period at the related Net Mortgage Pass-Through Rate; provided, however, that with respect to such Mortgage Loans, the Net Mortgage Pass-Through Rate for the one-month period (1) prior to the Distribution Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (unless the related Distribution Date is the final Distribution Date) will be determined exclusive of the Withheld Amounts from that month, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date) (commencing in 2016), will be determined inclusive of the Withheld Amounts from the immediately preceding February, and, if applicable, January. The Net Mortgage Pass-Through Rate will not be reduced by any Operating Advisor Fee Rate following the termination of the Operating Advisor as described in this prospectus supplement under “The Pooling and Servicing Agreement—The Operating Advisor—Termination of the Operating Advisor Without Cause”.

The “Mortgage Rate” with respect to each Mortgage Loan or Serviced Companion Loan and any Interest Accrual Period is the annual rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan during such period (in the absence of a default), as set forth in the related Note from time to time without regard to any Default Interest or any Excess Interest (the initial Mortgage Rate is set forth on Annex A-1 to this prospectus supplement).

“Pari Passu Loan Primary Servicing Fee Rate” with respect to any Non-Serviced Mortgage Loan, is the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing fee rate (other than those payable to the applicable special servicer) applicable to such Non-Serviced Mortgage Loan that constitutes a portion of the “servicing fee rate” applicable to the other master servicer under the applicable other pooling and servicing agreement. The Pari Passu Loan Primary Servicing Fee Rate for (A) the Courtyard by Marriott Portfolio Mortgage Loan will be 0.0025%, (B) the La Gran Plaza Mortgage Loan will be 0.0025% and (C) the Renaissance New Orleans Portfolio Mortgage Loan will be 0.0100%.

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following items without duplication:

(a)    the principal component of all scheduled Monthly Payments (other than balloon payments) due on the Mortgage Loans on the related Due Date (if received during the related Collection Period or advanced);

(b)    the principal component of all Assumed Scheduled Payments due on the related Due Date (if received during the related Collection Period or advanced) with respect to any Mortgage Loan that is delinquent in respect of its balloon payment;

(c)    the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Issuing Entity in connection with the breach of a representation or warranty or a document defect in the related mortgage file or purchased from the Issuing Entity as described in this prospectus supplement under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution,” “—Sale of Defaulted Mortgage Loans and Serviced REO Properties” and “—Optional Termination”;

(d)    the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period;

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(e)    the principal component of all balloon payments and any other principal payment on any Mortgage Loan received on or after the maturity date thereof, to the extent received during the related Collection Period;

(f)     all other Principal Prepayments received in the related Collection Period; and

(g)    any other full or partial recoveries in respect of principal of the Mortgage Loans, including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received in the related Collection Period, net of any related outstanding P&I Advances allocable to principal, but including any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period as described under “The Pooling and Servicing Agreement—Accounts” in this prospectus supplement;

as reduced by any (1) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances, the Serviced Loan Combinations, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and (2) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances, the Serviced Loan Combinations, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; provided that, in the case of clauses (1) and (2) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan or, with respect to Property Advances, the related Serviced Loan Combination, are subsequently recovered on the related Mortgage Loan or, with respect to Property Advances, the related Serviced Loan Combination, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Assumed Scheduled Payment” with respect to any Mortgage Loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due) will be an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date (or the portion thereof not received) based on the constant Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note and the amortization or payment schedule thereof (as calculated with interest at the related Mortgage Rate), if any, assuming such balloon payment has not become due after giving effect to any prior modification, and (b) interest at the Mortgage Rate for such Mortgage Loan minus the applicable Servicing Fee Rate.

An “REO Loan” is any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) or Serviced Loan Combination as to which the related Mortgaged Property has become an REO Property.

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Fees and Expenses

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount	Frequency	Source of Payment

Fees

Master Servicing Fee(1)/Master Servicer	The Stated Principal Balance of each Mortgage Loan or Serviced Companion Loan multiplied by the Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan or Serviced Companion Loan.	Monthly	Payment of interest on the related Mortgage Loan or Serviced Companion Loan.

Additional Master Servicing Compensation(2)/Master Servicer	Prepayment interest excess (to the extent any excess exceeds the amount of any Prepayment Interest Shortfalls).	From time to time	Any actual prepayment interest excess.

Additional Master Servicing Compensation(3)/Master Servicer	100% of any amounts collected for checks returned for insufficient funds	From time to time	The related fees.

Additional Master Servicing Compensation/Master Servicer	All investment income earned on amounts on deposit in the Collection Account and certain custodial and Reserve Accounts.	Monthly	The investment income.

Special Servicing Fee/Special Servicer	The Stated Principal Balance of each Specially Serviced Loan (including any related Serviced Companion Loan) and REO Loan multiplied by the Special Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan or Serviced Companion Loan.	Monthly	First out of collections on the related Mortgage Loan and then from general collections in the collection account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Workout Fee(2)/Special Servicer	1.0% of each collection of principal and interest on each Corrected Mortgage Loan (including any related Serviced Companion Loan), subject to a cap described under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement.	Monthly	The related collection of principal or interest.

Liquidation Fee(2)/Special Servicer	1.0% of each recovery of Liquidation Proceeds, net of certain expenses and subject to a cap described, under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement.	Upon receipt of Liquidation Proceeds	The related Liquidation Proceeds.

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Type/Recipient	Amount	Frequency	Source of Payment

Additional Servicing Compensation(2)/Master Servicer and/or Special Servicer	All late payment fees and Net Default Interest, Modification Fees, assumption application fees, assumption, waiver consent and earnout fees, defeasance fees, loan service transaction fees, beneficiary statement charges and/or other similar items.(3)	From time to time	The related fees.

	Solely payable to the Special Servicer, all interest or other income earned on deposits in any REO Account.	Monthly	The investment income.

Trustee/Certificate Administrator Fee/Trustee and Certificate Administrator	The Trustee/Certificate Administrator Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans calculated on the same basis as interest accrues on the Mortgage Loan.	Monthly	Payment of interest on the related Mortgage Loan.

Operating Advisor Fee/Operating Advisor	The Operating Advisor Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans calculated on the same basis as interest accrued on the Mortgage Loan.	Monthly	Payment of interest on the related Mortgage Loan.

Operating Advisor Consulting Fee/Operating Advisor	A fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $10,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan.	From time to time	Paid by related borrower.

CREFC® License Fee	Amount of interest accrued during an Interest Accrual Period at the CREFC® License Fee Rate on the same balance, in the same manner and for the same number of days as interest at the applicable Mortgage Rate accrued with respect to each Mortgage Loan during the related Interest Accrual Period.	Monthly	Payment of interest on the related Mortgage Loan.

Expenses

Reimbursement of Property Advances(4)/Master Servicer and Special Servicer/Trustee	To the extent of funds available, the amount of any Property Advances.	From time to time	Recoveries on the related Mortgage Loan or Serviced Companion Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

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Type/Recipient	Amount	Frequency	Source of Payment

Interest on Property Advances(4)/Master Servicer and Special Servicer/Trustee	At Advance Rate.	When Advance is reimbursed	First from late payment charges and Default Interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Reimbursement of P&I Advances/Master Servicer/Trustee	To the extent of funds available, the amount of any P&I Advances.	From time to time	Recoveries on the related Mortgage Loan or Serviced Companion Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Interest on P&I Advances/Master Servicer/Trustee	At Advance Rate.	When Advance is reimbursed	First from late payment charges and Default Interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Expenses, including without limitation, indemnification expenses(4)/Trustee, Certificate Administrator, Operating Advisor, Master Servicer and Special Servicer	Amounts for which the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer are entitled to indemnification or reimbursement.	Per occurrence or time of claim	General collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations, or the Distribution Account.

Expenses of the Issuing Entity not Advanced (may include environmental remediation, appraisals, expenses of operating REO Property and any independent contractor hired to operate REO Property)(4)	Based on third party charges.	From time to time	First from income on the related REO Property, if applicable, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	With respect to each Non-Serviced Mortgage Loan, each other master servicer (or primary servicer) will be entitled to a primary servicing fee accruing at a rate equal to (i) 0.0025% per annum with respect to the Courtyard by Marriott Portfolio Mortgage Loan, (ii) 0.0025% per annum with respect to the La Gran Plaza Mortgage Loan, and (iii) 0.0100% per annum with respect to the Renaissance New Orleans Portfolio Mortgage Loan.

(2)	In general, with respect to each Non-Serviced Mortgage Loan, we anticipate that the related other master servicer and other special servicer will be entitled to receive fees with respect to such Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described in the table. For example, the workout and liquidation fees for a Non-Serviced Mortgage Loan may be subject to higher caps or no caps. The rights to compensation for such parties will be governed by the applicable other pooling and servicing agreement. See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement.

(3)	Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement. The allocations between an other master servicer and an other special servicer pursuant to an other pooling and servicing agreement may be different.

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(4)	In general, with respect to each Non-Serviced Mortgage Loan, we anticipate that the related other master servicer, other special servicer, other operating advisor, other certificate administrator and other trustee will be entitled to receive reimbursement and/or indemnification with respect to, or allocable to, such Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described in the table. See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement.

In this sub-heading “Fees and Expenses,” each of the terms “Mortgage Loan” and “Specially Serviced Loan,” unless otherwise indicated, generally does not include the Non-Serviced Mortgage Loan.

Pursuant to the Pooling and Servicing Agreement, any successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or Special Servicer under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled. If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized Losses. The Pooling and Servicing Agreement does not provide for any successor Trustee to receive compensation in excess of that paid to its predecessor Trustee.

Distribution of Available Funds. On each Distribution Date, prior to the Crossover Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Accrual Amount for such Classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective aggregate unpaid Interest Shortfalls previously allocated to such Classes;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, in reduction of the Certificate Balances thereof, in the following priority:

(1)	to the Class A-SB Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB Certificates has been reduced to the Planned Principal Balance as set forth on Annex A-3 for such Distribution Date;

(2)	then, to the Class A-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-SB Certificates pursuant to clause (1) above) for such Distribution Date, until the Certificate Balance of the Class A-1 Certificates has been reduced to zero;

(3)	then, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1 and Class A-SB Certificates pursuant to clauses (1) and (2) above) for such Distribution Date, until the Certificate Balance of the Class A-2 Certificates has been reduced to zero;

(4)	then, to the Class A-3 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2 and Class A-SB Certificates pursuant to clauses (1), (2) and (3) above) for such Distribution Date, until the Certificate Balance of the Class A-3 Certificates has been reduced to zero;

(5)	then, to the Class A-4 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on

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the Class A-1, Class A-2, Class A-SB and Class A-3 Certificates pursuant to clauses (1), (2), (3) and (4) above) for such Distribution Date, until the Certificate Balance of the Class A-4 Certificates has been reduced to zero;

(6)	then, to the Class A-SB Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates pursuant to clauses (1), (2), (3), (4) and (5) above) for such Distribution Date, until the Certificate Balance of the Class A-SB Certificates has been reduced to zero;

Fourth, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to, and pro rata based upon, the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Fifth, to the Class A-M Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Sixth, to the Class A-M Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Seventh, to the Class A-M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Eighth, to the Class A-M Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Ninth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Tenth, to the Class B Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Eleventh, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twelfth, to the Class B Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Thirteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Fourteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Fifteenth, to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

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Sixteenth, to the Class C Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Seventeenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Eighteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Nineteenth, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twentieth, to the Class D Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-first, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Twenty-second, to the Class E Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-third, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-fourth, to the Class E Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-fifth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Twenty-sixth, to the Class F Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-seventh, to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-eighth, to the Class F Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-ninth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Thirtieth, to the Class G Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-first, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

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Thirty-second, to the Class G Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

Thirty-third, to the Class R and Class LR Certificates as specified in the Pooling and Servicing Agreement.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, regardless of the allocation of principal payments described in priority Third above, the Principal Distribution Amount for such Distribution Date will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero. The “Crossover Date” is the Distribution Date on which the Certificate Balance of each Class of Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates) is (or will be) reduced to zero. None of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E or Class X-F Certificates will be entitled to any distribution of principal.

Distribution of Excess Interest

On each Distribution Date, the Certificate Administrator is required to distribute from the Class V Distribution Account any Excess Interest received with respect to any ARD Loan during the related Collection Period to the holders of the Class V Certificates.

Class A-SB Planned Principal Balance

On each Distribution Date prior to the Crossover Date, the Class A-SB Certificates have priority with respect to receiving distributions of principal to reduce the Class A-SB Certificate Balance to the Planned Principal Balance for such Distribution Date as described in “—Distributions—Distribution of Available Funds” in this prospectus supplement. The “Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex A-3 to this prospectus supplement. These balances were calculated using, among other things, the Modeling Assumptions. Based on the Modeling Assumptions, the Certificate Balance of the Class A-SB Certificates on each Distribution Date would be reduced to the balance indicated for the related Distribution Date on Annex A-3. We cannot assure you, however, that the Mortgage Loans will perform in conformity with the Modeling Assumptions or that the Certificate Balance of the Class A-SB Certificates on any Distribution Date will equal the balance that is specified for that Distribution Date on Annex A-3. In general, once the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero.

Prepayment Premiums and Yield Maintenance Charges

On any Distribution Date, Prepayment Premiums and Yield Maintenance Charges collected in respect of Mortgage Loans during the related Collection Period will be required to be distributed by the Certificate Administrator to the holders of the Class A-1 through Class D Certificates in the following manner: such holders will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such Class of Certificates on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1 through Class D Certificates on such Distribution Date; (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates; and (c) the aggregate amount of the Prepayment Premiums or the Yield Maintenance Charges, as applicable, collected on such principal prepayment during the related Collection Period.

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Any Yield Maintenance Charges or Prepayment Premiums collected during the related Collection Period remaining after such distributions described in the preceding paragraph (the “IO Group YM Distribution Amount”) will be allocated in the following manner:

(a)     first, to the Class X-A Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(b)     second, to the Class X-B Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class B and Class C Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(c)     third, to the Class X-C Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class D Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(d)     fourth, to the Class X-D Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class E Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(e)     fifth, to the Class X-E Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class F Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount; and

(f)      sixth, to the Class X-F Certificates, the IO Group YM Distribution Amount remaining after such distribution to the holders of the Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Certificates described in (a), (b), (c), (d) and (e) above.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for any of the Class A-1 through Class D Certificates will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, then the Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be one.

The yield rate with respect to any prepaid Mortgage Loan will be equal to the yield rate stated in the related loan documents, or if none is stated, will be the yield rate which, when compounded monthly, is equivalent to the yield, on the U.S. Treasury primary issue with a maturity date closest to the maturity date or the related Anticipated Repayment Date, as applicable, for the prepaid Mortgage Loan. In the event that there are: (a) two or more U.S. Treasury issues with the same coupon, the issue with the lower yield will be selected and (b) two or more U.S. Treasury issues with maturity dates equally close to the maturity date or the related Anticipated Repayment Date, as applicable, for such prepaid Mortgage Loan, the issue with the earlier maturity date will be selected.

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In the case of the Serviced Loan Combination, Prepayment Premiums or Yield Maintenance Charges actually collected in respect of such Serviced Loan Combination will be allocated in the proportions described in the applicable intercreditor agreement. See “Description of the Mortgage Pool—Loan Combinations” in this prospectus supplement.

Application Priority of Mortgage Loan Collections or Loan Combination Collections

Absent express provisions in the related Mortgage Loan Documents (and, with respect to any Serviced Loan Combination, the related intercreditor agreement), all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of a Serviced Loan Combination, any amounts payable to the holder of the related Companion Loan pursuant to the related intercreditor agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and unpaid interest at the Advance Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest at the Advance Rate on those Nonrecoverable Advances, to the extent previously allocated to principal collections with respect to the related Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

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Ninth, as a recovery of any late payment charges and Default Interest and Excess Interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation and Mortgaged Property not assigned any significant value when the Mortgage Loan was originated) at a time when the loan-to-value ratio of the related Mortgage Loan (or Serviced Loan Combination) exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan (or Serviced Loan Combination) in the manner permitted by such REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of a Serviced Loan Combination, exclusive of any amounts payable to the holder of the related Companion Loan, as applicable, pursuant to the related intercreditor agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest at the Advance Rate on those Nonrecoverable Advances, to the extent previously allocated to principal collections with respect to the related Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent

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collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and Default Interest and Excess Interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Assumed Final Distribution Date

The “Assumed Final Distribution Date” with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Balance, as the case may be, of that Class of Certificates would be reduced to zero based on the assumptions and calculations set forth below. The Assumed Final Distribution Date with respect to each Class of Offered Certificates is set forth on the cover of this prospectus supplement.

The Assumed Final Distribution Dates set forth on the cover of this prospectus supplement were calculated without regard to any delays in the collection of balloon payments and without regard to the events of delinquencies or defaults. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth on the cover of this prospectus supplement were calculated on the basis of a 0% CPR and based on the Modeling Assumptions (as defined in this prospectus supplement under “Yield and Maturity Considerations—Weighted Average Life”). Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed that scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the Issuing Entity.

The Class V Certificates and the Residual Certificates will not have a Certificate Balance, a Notional Balance or an Assumed Final Distribution Date.

Realized Losses

The Certificate Balances of each Class of Sequential Pay Certificates will be reduced without distribution on any Distribution Date to the extent of any Realized Loss allocated to the applicable Class on such Distribution Date. As referred to in this prospectus supplement, “Realized Loss” with respect to any Distribution Date means the amount, if any, by which the aggregate Certificate Balance of the Sequential Pay Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general

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collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), immediately following the Determination Date preceding such Distribution Date. Any such Realized Losses will be applied to the Classes of Sequential Pay Certificates in the following order, until the Certificate Balance of each such Class is reduced to zero: first, to the Class G Certificates, second, to the Class F Certificates, third, to the Class E Certificates, fourth, to the Class D Certificates, fifth, to the Class C Certificates, sixth, to the Class B Certificates, seventh, to the Class A-M Certificates, and finally, pro rata, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, based on their respective Certificate Balances. Any amounts recovered in respect of any such amounts previously allocated as Realized Losses will be distributed to the Classes of Sequential Pay Certificates in reverse order of allocation of such Realized Losses.

Shortfalls in Available Funds resulting from the following expenses will be allocated in the same manner as Realized Losses:

•	interest on Advances (to the extent not covered by Default Interest and late payment fees);

•	additional servicing compensation (including the Special Servicing Fee);

•	extraordinary expenses of the Issuing Entity and other additional expenses of the Issuing Entity;

•	a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers; or

•	a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under “The Pooling and Servicing Agreement—Modifications” in this prospectus supplement or otherwise.

Net Prepayment Interest Shortfalls, as described under “—Prepayment Interest Shortfalls,” below, will be allocated to, and be deemed distributed to, each Class of Certificates (other than the Class V, Class R and Class LR Certificates), pro rata, based upon amounts distributable in respect of interest to each such Class (without giving effect to any such allocation of Net Prepayment Interest Shortfall).

The Notional Balance of the Class X-A Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M Certificates included in the calculation of the Notional Balance of such Class of Certificates on the related Distribution Date, as set forth above, as a result of write-offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans. The Notional Balance of the Class X-B Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class B and Class C Certificates included in the calculation of the Notional Balance of such Class of Certificates on the related Distribution Date, as set forth above, as a result of write offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans. The Notional Balance of the Class X-C Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class D Certificates included in the calculation of the Notional Balance of such Class of Certificates on the related Distribution Date, as set forth above, as a result of write offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans. The Notional Balance of the Class X-D Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class E Certificates included in the calculation of the Notional Balance of such Class of Certificates on the related Distribution Date, as set forth above, as a result of write offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans. The Notional Balance of the Class X-E Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class F Certificates included in the calculation of the Notional Balance of such Class of Certificates on the related Distribution Date, as set forth above, as a result of write offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans. The Notional Balance of the Class X-F Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class G Certificates included in the calculation of the Notional

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Balance of such Class of Certificates on the related Distribution Date, as set forth above, as a result of write offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.

The “Stated Principal Balance” of each Mortgage Loan, Serviced Companion Loan or Serviced Loan Combination will generally equal the Cut-off Date Balance thereof (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution and after application of all scheduled payments of principal and interest due on or before the related Due Date in the month of substitution, whether or not received), as reduced (to not less than zero) on each Distribution Date by (i) all payments or other collections (or P&I Advances in lieu thereof) of principal of such Mortgage Loan, Serviced Companion Loan or Serviced Loan Combination that have been distributed to the Certificateholders on such Distribution Date or Serviced Companion Loan noteholders on the related servicer remittance date or applied to any other payments required under the Pooling and Servicing Agreement or related Intercreditor Agreement on or prior to such Distribution Date and (ii) any principal forgiven by the Special Servicer (or with respect to any Non-Serviced Mortgage Loan, by the other applicable special servicer) and other principal losses realized in respect of such Mortgage Loan, Serviced Companion Loan or Serviced Loan Combination during the related Collection Period (or with respect to any Non-Serviced Mortgage Loan, other principal losses realized in respect of such Non-Serviced Mortgage Loan during the related Collection Period as determined in accordance with the terms of the related servicing agreement).

With respect to any Non-Serviced Mortgage Loan, any additional trust expenses under the servicing agreement governing such Non-Serviced Mortgage Loan that are similar to those expenses resulting in Realized Losses and that relate to such Non-Serviced Mortgage Loan are to be paid out of collections on, and other proceeds of, such Non-Serviced Mortgage Loan and the related Companion Loans, thereby potentially resulting in a loss to the Issuing Entity.

Prepayment Interest Shortfalls

For any Distribution Date, a “Prepayment Interest Shortfall” will arise with respect to any Mortgage Loan or Serviced Companion Loan if (i) a borrower makes a Principal Prepayment in full or in part or a balloon payment during the related Collection Period or (ii) a prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as applicable, and the date such payment was made or amounts received (or, in the case of a balloon payment, the date through which interest thereon accrues) occurred after the Due Date in the calendar month preceding such Distribution Date but prior to the Due Date for such Mortgage Loan or Serviced Companion Loan in the related Collection Period. Such a shortfall arises because the amount of interest that accrues on the amount of such Principal Prepayment, the principal portion of a balloon payment or prepayment due to the receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as the case may be, will be less than the corresponding amount of interest accruing on the Regular Certificates, and fees payable to the Trustee, the Certificate Administrator, the Operating Advisor, CREFC® and the Master Servicer. In such case, the Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest (excluding the Excess Interest) that would have accrued at the Net Mortgage Pass-Through Rate on the Stated Principal Balance of such Mortgage Loan or Serviced Companion Loan for the one-month period ending on such Due Date if such Principal Prepayment, balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds had not been made over (b) the aggregate interest (excluding the Excess Interest) that did so accrue (at the Net Mortgage Pass-Through Rate) through the date such payment was made.

In any case in which a Principal Prepayment in full or in part, a balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds is made during any Collection Period after the Due Date for a Mortgage Loan or Serviced Companion Loan in the related Collection Period and on or prior to the related Determination Date, a “Prepayment Interest Excess” will arise since the amount of interest (excluding the Excess Interest) which accrues on the amount of such Principal Prepayment, the principal portion of a balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds will exceed the corresponding

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amount of interest accruing on the Regular Certificates, and fees payable to the Trustee, the Certificate Administrator, the Operating Advisor, CREFC® and the Master Servicer.

If, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan, a Specially Serviced Loan or a previously Specially Serviced Loan with respect to which the Special Servicer has waived or amended the prepayment restrictions such that the related borrower is not required to prepay on a Due Date or pay interest that would have accrued on the amount prepaid through and including the last day of the interest accrual period occurring following the date of such prepayment) or Serviced Pari Passu Companion Loan, the Master Servicer accepts a voluntary Principal Prepayment (other than (i) in accordance with the terms of the related Mortgage Loan Documents, (ii) in connection with the payment of insurance proceeds or condemnation proceeds unless the Master Servicer did not apply the proceeds thereof in accordance with the terms of the related Mortgage Loan Documents, (iii) subsequent to a default under the related Mortgage Loan Documents (provided that the Master Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard) or (iv) pursuant to applicable law or a court order) resulting in a Prepayment Interest Shortfall, then that Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Lower Tier Distribution Account, without any right of reimbursement therefor, a cash payment (the “Master Servicer Prepayment Interest Shortfall Amount”), in an amount equal to the lesser of (x) the aggregate amount of those Prepayment Interest Shortfalls incurred in connection with such voluntary Principal Prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan or a Specially Serviced Loan) or Serviced Pari Passu Companion Loans (other than a Non-Serviced Mortgage Loan or a Specially Serviced Loan) during the related Collection Period, and (y) the aggregate of (A) the portion of its Master Servicing Fee (calculated for this purpose at 0.0025% (one-quarter of a basis point per annum) that is being paid in such Collection Period with respect to the Mortgage Loans or Serviced Companion Loans serviced by it (other than a Non-Serviced Mortgage Loan or a Specially Serviced Loan)) and (B) all Prepayment Interest Excess received during the related Collection Period on the Mortgage Loans or Serviced Companion Loans (other than a Non-Serviced Mortgage Loan or a Specially Serviced Loan); provided that if any Prepayment Interest Shortfall occurs with respect to any Mortgage Loan as a result of the Master Servicer’s failure to enforce the related Mortgage Loan Documents (other than in connection with (a) a Non-Serviced Mortgage Loan, (b) a Specially Serviced Loan, (c) a previously Specially Serviced Loan with respect to which the Special Servicer has waived or amended the prepayment restriction such that the related borrower is not required to prepay on a Due Date or pay interest that would have accrued on the amount prepaid through and including the last day of the interest accrual period occurring following the date of such prepayment or (d) the circumstances covered in clauses (i), (ii), (iii) or (iv) above), the Master Servicer Prepayment Interest Shortfall Amount will be equal to the entire Prepayment Interest Shortfall with respect to that Mortgage Loan. The Master Servicer’s obligation to pay the Master Servicer Prepayment Interest Shortfall Amount, and the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls against those amounts, will not be cumulative.

“Net Prepayment Interest Shortfall” means with respect to the Mortgage Loans or Serviced Companion Loan serviced by the Master Servicer, the aggregate Prepayment Interest Shortfalls in excess of the Master Servicer Prepayment Interest Shortfall Amount. The Net Prepayment Interest Shortfall will generally be allocated to each Class of Regular Certificates, pro rata, based on interest amounts distributable (without giving effect to any such allocation of Net Prepayment Interest Shortfall) to each such Class.

To the extent that the Prepayment Interest Excess for all Mortgage Loans (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loans serviced by the Master Servicer exceeds the Master Servicer Prepayment Interest Shortfall Amounts for all Mortgage Loans (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loans serviced by the Master Servicer as of any Distribution Date, such excess amount (the “Net Prepayment Interest Excess”) will be payable to the Master Servicer as additional compensation.

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Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the “Subordinate Certificates”) to receive distributions of interest and principal with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates. Each Class of Subordinate Certificates (other than the Class G Certificates) will be likewise protected by the subordination of each Class of Certificates with a lower payment priority. This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Regular Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Class on such date prior to any distribution being made on such Distribution Date in respect of any Classes subordinate to such Class, and (ii) by the allocation of Realized Losses as described under “Description of the Offered Certificates—Distributions—Realized Losses” in this prospectus supplement. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

Allocation of principal distributions to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates by the Subordinate Certificates.

Appraisal Reductions

Upon an Appraisal Reduction Event (described below), an Appraisal Reduction Amount will be calculated. An “Appraisal Reduction Event” with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, is the earliest of (i) the date on which such Mortgage Loan or Serviced Loan Combination becomes a Modified Mortgage Loan (as defined below), (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to such Mortgage Loan or Loan Combination, (iii)  receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination or the 60th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination, (iv) the date on which the Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination becomes a Serviced REO Property, and (v) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer within thirty (30) days after the default, who shall promptly deliver a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing)), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Loan Combination, and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Holder consents, an Appraisal Reduction Event will not occur until 60 days beyond the related maturity date, unless extended by the Special Servicer in accordance with the Mortgage Loan Documents or the Pooling and Servicing Agreement; and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer, the Operating Advisor and the Directing Holder

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(but only for so long as no Consultation Termination Event has occurred and is continuing), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Loan Combination), an Appraisal Reduction Event will not occur until the earlier of (1) one hundred twenty (120) days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination as to which an Appraisal Reduction Event has occurred will be an amount calculated by the Master Servicer (and if no Consultation Termination Event has occurred and is continuing in consultation with the Directing Holder, and, if a Control Termination Event has occurred and is continuing, in consultation with the Operating Advisor to the extent described under “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement) by the first Determination Date following the date the Master Servicer receives from the Special Servicer the required appraisal or the Special Servicer’s Small Loan Appraisal Estimate (and thereafter by the first Determination Date following any material change in the amounts set forth in the following equation) equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan or Serviced Loan Combination over (b) the excess of (i) the sum of (A) 90% of the sum of the appraised values (net of any prior mortgage liens) of the related Mortgaged Properties securing such Mortgage Loan or Serviced Loan Combination as determined by Updated Appraisals obtained by the Special Servicer (the costs of which shall be paid by the Master Servicer as a Property Advance) minus any downward adjustments the Special Servicer deems appropriate in accordance with the Servicing Standard (without implying any duty to do so) based upon its review of the Appraisal and any other information it may deem appropriate or, in the case of a Mortgage Loan or Serviced Loan Combination having a Stated Principal Balance under $2,000,000, 90% of the sum of the Small Loan Appraisal Estimates of the related Mortgaged Properties, as described below, plus (B) all escrows and reserves (other than escrows and reserves for taxes and insurance) plus (C) all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Loan Combination (whether paid or then payable by any insurance company or government authority) over (ii) the sum of (without duplication) (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan or Serviced Loan Combination at a per annum rate equal to the Mortgage Rate (or with respect to the applicable Serviced Loan Combination, the weighted average of its Mortgage Rates), (B) all unreimbursed Property Advances and the principal portion of all unreimbursed P&I Advances, and all unpaid interest on Advances at the Advance Rate in respect of such Mortgage Loan or Serviced Loan Combination, (C) any other unpaid additional expenses of the Issuing Entity in respect of such Mortgage Loan or Serviced Loan Combination and (D) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums (net of any escrows or reserves therefor) that have not been the subject of an Advance by the Master Servicer or the Trustee, as applicable, and (E) all other amounts due and unpaid with respect to such Mortgage Loan or Serviced Loan Combination that, if not paid by the related borrower, would result in a shortfall in distributions to the Certificateholders, except for Prepayment Premiums and Yield Maintenance Charges payable due to an acceleration of such Mortgage Loan or Serviced Loan Combination following a default thereunder; provided, that if the Special Servicer has not received an appraisal, Updated Appraisal or Small Loan Appraisal Estimate within sixty (60) days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan or Serviced Loan Combination until an Updated Appraisal or Small Loan Appraisal Estimate is received and the Appraisal Reduction Amount is recalculated.

Within sixty (60) days after an Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event) (i) with respect to Mortgage Loans (other than a Non-Serviced Mortgage Loan) or an applicable Serviced Loan Combination having a Stated Principal Balance of $2,000,000 or higher, the Special Servicer will be required to order and use commercially reasonable efforts to obtain an Updated

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Appraisal, and (ii) for Mortgage Loans (other than a Non-Serviced Mortgage Loan) or an applicable Serviced Loan Combination having a Stated Principal Balance under $2,000,000, the Special Servicer will be required, at its option, (A) to provide its good faith estimate (a “Small Loan Appraisal Estimate”) of the value of the Mortgaged Properties within the same time period as an appraisal would otherwise be required and such Small Loan Appraisal Estimate will be used in lieu of an Updated Appraisal to calculate an Appraisal Reduction Amount for such Mortgage Loans or applicable Serviced Loan Combination, or (B) to order and use commercially reasonable efforts to obtain an Updated Appraisal. On the first Distribution Date occurring on or after the delivery of such an Updated Appraisal or completion of such Small Loan Appraisal Estimate, as applicable, the Master Servicer will be required to adjust the Appraisal Reduction Amount to take into account such Updated Appraisal or Small Loan Appraisal Estimate, as applicable, obtained from the Special Servicer.

Other than with respect to a Non-Serviced Mortgage Loan, contemporaneously with the earliest of (i) the effective date of any modification of the maturity date or extended maturity date, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or Serviced Loan Combination or any other term thereof, any extension of the maturity date or extended maturity date of a Mortgage Loan or Serviced Loan Combination or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan or Serviced Loan Combination; (ii) the occurrence of an Appraisal Reduction Event; (iii) a default in the payment of a balloon payment for which an extension has not been granted; or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, requests an Updated Appraisal, the Special Servicer will be required to use commercially reasonable efforts to obtain an Updated Appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO Property, as the case may be, from an independent MAI appraiser (an “Updated Appraisal”) or a Small Loan Appraisal Estimate, as applicable, in each case within 60 days of such request, provided that, the Special Servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 9 months old. The Special Servicer will be required to update, every 9 months, each Small Loan Appraisal Estimate or Updated Appraisal for so long as the related Mortgage Loan or Serviced Loan Combination remains specially serviced.

Each Serviced Loan Combination will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such Serviced Loan Combination. Any appraisal reduction with respect to a Serviced Loan Combination will be allocated first, to the related Subordinate Companion Loan, if any, in accordance with the terms of the related intercreditor agreement to notionally reduce the related outstanding principal balance to zero, and then, pro rata, to the related Mortgage Loan and the related Pari Passu Companion Loan, if any.

In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan, the amount to be advanced by the Master Servicer with respect to delinquent payments of interest for such Mortgage Loan will be reduced as described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., in respect of the Mortgage Loans, first, to the Class G Certificates, then, to the Class F Certificates, then, to the Class E Certificates, then, to the Class D Certificates, then, to the Class C Certificates, then, to the Class B Certificates, then, to the Class A-M Certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates.

For purposes of determining the Controlling Class (and whether a Control Termination Event has occurred and is continuing) and determining the Voting Rights of the related Classes for purposes of removal of the Special Servicer, Appraisal Reduction Amounts allocated to the Mortgage Loans will be allocated to each class of Sequential Pay Certificates in reverse sequential order to notionally reduce the Certificate Balances until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class G Certificates, then, to the Class F Certificates, then, to the Class E Certificates, then, to the Class D Certificates, then, to the Class C Certificates, then, to the Class B Certificates, then, to the

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Class A-M Certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates). With respect to any Appraisal Reduction Amount calculated for purposes of determining the Controlling Class, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

The holders of the majority (by Certificate Balance) of any Class of Control Eligible Certificates whose aggregate Certificate Balance, as notionally reduced by Appraisal Reduction Amounts allocated thereto, is less than 25% of the initial Certificate Balance of such Class (such class, an “Appraised-Out Class”) as a result of an allocation of an Appraisal Reduction Amount in respect of such Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”) and the Special Servicer is required to use its commercially reasonable efforts to obtain an appraisal from an appraiser that is a Member of the Appraisal Institute (“MAI”) reasonably acceptable to the Special Servicer within 60 days from receipt of the Requesting Holders’ written request. Any Appraised-Out Class for which the Requesting Holders are challenging the Appraisal Reduction Amount determination will not exercise any rights of the Controlling Class until such time, if any, as such Class is reinstated as the Controlling Class and the rights of the Controlling Class will be exercised by the most senior Control Eligible Certificates, if any, during such period.

In addition, the Requesting Holders of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order an additional appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which an Appraisal Reduction Event has occurred if an event has occurred at, or with regard to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its Appraised Value, and the Special Servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the Special Servicer within 60 days from receipt of the Requesting Holders’ written request; provided, that the Special Servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at, or with regard to, the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the Appraised Value of the related Mortgaged Property or Mortgaged Properties. The right of the holders of an Appraised-Out Class to require the Special Servicer to order an additional appraisal as described in this paragraph will be limited to no more frequently than once in any 9-month period with respect to any Mortgage Loan.

Upon receipt of an appraisal requested by holders of an Appraised-Out Class as described above, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the Appraisal Reduction Amount is warranted and, if so warranted is required to direct the Master Servicer, and the Master Servicer will be required, to recalculate such Appraisal Reduction Amount based upon such additional appraisal. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class.

Appraisals that are permitted to be obtained by the Special Servicer at the request of holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

No Appraisal Reduction Amount will exist as to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination or the related REO Property after the related Mortgage Loan or Serviced Loan Combination has been paid in full, liquidated, repurchased or otherwise removed from the Issuing Entity. In addition, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination as to which an Appraisal Reduction Event has occurred, such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination will no longer be subject to the Appraisal Reduction Amount if (a) such Mortgage Loan or Serviced Loan Combination has become a Corrected Mortgage Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan) and (b) no other Appraisal Reduction Event has occurred and is continuing.

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An appraisal for any Mortgage Loan (other than a Non-Serviced Mortgage Loan) that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated every 9 months for so long as an Appraisal Reduction Event exists.

Each Non-Serviced Mortgage Loan is subject to provisions in the related pooling and servicing agreement governing such mortgage loan relating to appraisal reductions that are substantially similar but not identical to the provisions set forth above. If the Master Servicer receives notice of an appraisal reduction event and the related appraisal reduction amount for a Non-Serviced Mortgage Loan, the existence of an appraisal reduction in respect of such Non-Serviced Mortgage Loan will proportionately reduce the Master Servicer’s or the Trustee’s, as the case may be, obligation to make P&I Advances on the Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for current distributions to the holders of the most subordinate Class or Classes of Certificates. If the Master Servicer or the Trustee do not receive notice of an appraisal reduction event and the related appraisal reduction amount with respect to a Non-Serviced Mortgage Loan, it will have no obligation to proportionately reduce the amount of any principal and interest advance required to be made by the Master Servicer or the Trustee for such Non-Serviced Mortgage Loan. With respect to a Non-Serviced Mortgage Loan, the Appraisal Reduction Amount will be the amount calculated by the applicable servicer in accordance with and pursuant to the terms of the related pooling and servicing agreement. With respect to any Non-Serviced Companion Loan that has already been securitized prior to the Closing Date, the Master Servicer, on behalf of the Trust, will be required to notify the master servicer and the trustee under the other pooling and servicing agreement that governs the servicing of the related Non-Serviced Mortgage Loan that (a) such Non-Serviced Mortgage Loan is included in this trust and (b) upon (i) the existence of an appraisal reduction event and/or (ii) the related calculation of any appraisal reduction amount (or receipt of notice of any such calculation), such master servicer is required to provide to the Master Servicer (who will promptly provide to the Special Servicer and, prior to a Consultation Termination Event, the Directing Holder) and the Trustee prompt notice of the existence of any such appraisal reduction event and/or any such appraisal reduction amount once calculated. The Master Servicer and the Trustee will be deemed to have received notice of any such appraisal reduction event and related appraisal reduction amount if such master servicer under the related other pooling and servicing agreement includes such event and/or amount in its monthly servicer statements provided to the Master Servicer. With respect to any Serviced Companion Loan, the Master Servicer and the Trustee will be required under the Pooling and Servicing Agreement to notify the master servicer and the trustee under the pooling and servicing agreement governing the trust which holds such Serviced Companion Loan of the existence of an appraisal reduction event and related appraisal reduction amount, which notice will be deemed delivered if the Master Servicer or Trustee, as applicable, includes such event and/or amount in its respective monthly statements provided to the other master servicer and other trustee as required under the Pooling and Servicing Agreement.

A “Modified Mortgage Loan” is any Specially Serviced Loan which has been modified by the Special Servicer in a manner that: (a) reduces or delays the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan or Serviced Loan Combination); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the value of the security for such Mortgage Loan or Serviced Companion Loan or reduces the likelihood of timely payment of amounts due thereon.

Delivery, Form and Denomination

The Offered Certificates will be issuable in registered form, in minimum denominations of Certificate Balance or Notional Balance, as applicable, of (i) $10,000 with respect to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates and multiples of $1 in excess thereof and (ii) $100,000 with respect to the Class X-A Certificates and in multiples of $1 in excess thereof.

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The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described in the prospectus under “Description of the Certificates—Book-Entry Registration and Definitive Certificates.” Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking Luxembourg, a division of Clearstream International, société anonyme (“Clearstream”) and Euroclear participating organizations, the “Participants”), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

A “Certificateholder” under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate registered in the name of the Depositor, the Master Servicer, the Special Servicer, the Trustee (in its individual capacity), the Certificate Administrator, a Borrower Party (provided that if the Controlling Class Representative or a Controlling Class Certificateholder is such a Borrower Party, then only with respect to the related Excluded Mortgage Loan) (which determination will be based upon such party’s representations in an Investor Certification submitted by such party, upon which the Certificate Registrar will be entitled to conclusively rely) will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, that (a) for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Master Servicer, Special Servicer or Operating Advisor or an affiliate thereof will be deemed to be outstanding if such amendment does not relate to the increase in compensation or material reduction in obligations of the Master Servicer, Special Servicer, Operating Advisor or affiliate thereof (other than solely in its capacity as Certificateholder), in which case such Certificates shall be deemed not to be outstanding; (b) subject to clause (c) below, for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Loan, any Certificates beneficially owned by the Special Servicer or an affiliate thereof will be deemed not to be outstanding; (c) for the purpose of exercising its rights as a member of the Controlling Class or as the Directing Holder (if applicable), any Certificate beneficially owned by the Master Servicer, the Special Servicer or an affiliate thereof will be deemed outstanding; and (d) solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or, subject to the execution of an Investor Certification, a prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee). See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

No Certificateholder will be a “Party in Interest” as described under 11 U.S.C. Section 1109(b) solely by virtue of its ownership of a Certificate.

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Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures. For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex C to this prospectus supplement.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Certificate Administrator through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, Euroclear or holders of Offered Certificates.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of

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principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

The information herein concerning DTC, Clearstream and Euroclear and their book entry systems has been obtained by the Depositor from DTC, Clearstream and Euroclear and other sources that the Depositor believes to be reliable.

Definitive Certificates

Definitive Certificates will be delivered to beneficial owners of the Offered Certificates (“Certificate Owners”) (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the book-entry certificates, and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its sole option, elects to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates.

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Upon the occurrence of any of the events described in clauses (i) or (ii) in the immediately preceding paragraph, the Certificate Administrator is required to notify all affected Certificateholders (through DTC and related DTC Participants) of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, the Certificate Administrator, the Certificate Registrar and the Master Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement (“Holders”). Distributions of principal and interest on the Definitive Certificates will be made by the Certificate Administrator directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and the Pooling and Servicing Agreement.

Upon the occurrence of any of the events described in clauses (i) or (ii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder’s legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested. The Certificate Administrator will be appointed as the initial Certificate Registrar.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the Certificate Administrator (a “Certifying Certificateholder”) or the Master Servicer, the Certificate Registrar will furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date, at the expense of the requesting party.

Special Notices

Upon the written request of any Certifying Certificateholder, the Certificate Administrator will mail a special notice to all Certificateholders at their respective addresses appearing on the certificate register stating that the requesting Certificateholder wishes to be contacted by other Certificateholders, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the requesting Certificateholder. The Certificate Administrator will be entitled to reimbursement from the Certifying Certificateholder for the reasonable expenses of posting such special notices.

Retention of Certain Certificates by Affiliates of Transaction Parties

Affiliates of the Mortgage Loan Sellers, the Depositor, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer may retain certain Classes of Certificates. Any such party will have the right to dispose of such Certificates at any time.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General. The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate in effect from time to time for that Certificate; (ii) the price paid for that Certificate and the rate and timing of payments of principal on that Certificate; and (iii) the aggregate amount of distributions on that Certificate.

Pass-Through Rate. The Pass-Through Rate, if any, applicable to each Class of Offered Certificates for any Distribution Date will be the rate specified in the definition of the “Pass-Through Rate” in the “Description of the Offered Certificates—Distributions” in this prospectus supplement. The yield to maturity on the Offered Certificates will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, and liquidations of

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Mortgage Loans following default and repurchases of Mortgage Loans. Losses or payments of principal on the Mortgage Loans with higher Net Mortgage Pass-Through Rates could result in a reduction in the Weighted Average Net Mortgage Pass-Through Rate, thereby, to the extent that the rate applicable to a particular Class of Offered Certificates is not a fixed rate, reducing the Pass-Through Rate on such Class of Offered Certificates.

See “Yield and Maturity Considerations” in the prospectus, “Description of the Offered Certificates” and “Description of the Mortgage Pool” in this prospectus supplement and “—Rate and Timing of Principal Payments” below.

Rate and Timing of Principal Payments. The yield to maturity to holders of the Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans (including Principal Prepayments on the Mortgage Loans resulting from both voluntary prepayments by the related borrowers and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules thereof or the dates on which balloon payments and the rate and timing of Principal Prepayments (including payments on the Anticipated Repayment Date for an ARD Loan) and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, property releases, the application of earnout reserves, or purchases of Mortgage Loans out of the Issuing Entity). Prepayments and, assuming the respective stated maturity dates or Anticipated Repayment Dates thereof have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Sequential Pay Certificates of amounts that otherwise would have been distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed. See “The Pooling and Servicing Agreement—Amendment” and “—Modifications,” in this prospectus supplement and “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

See “Risk Factors—Risks Related to the Mortgage Loans—Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date and Longer Amortization Schedules and Interest-Only Provisions May Increase Risk” in this prospectus supplement.

In addition, although the related borrowers under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, the Depositor makes no assurance that any borrower will be able to prepay any ARD Loan on its Anticipated Repayment Date. The failure of a related borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and, pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a related borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of such ARD Loan; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust’s right to apply excess cash flow to principal in accordance with the terms of the related Mortgage Loan Documents. See “Risk Factors—Risks Related to the Mortgage Loan—Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date and Longer Amortization Schedules and Interest-Only Provisions May Increase Risk” in this prospectus supplement.

With respect to the Class A-SB Certificates, the extent to which the planned principal balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates remain outstanding. As such, the Class A-SB Certificates will become more

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sensitive to the rate of prepayments on the Mortgage Loans if the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates are not outstanding.

The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance of such Certificate. An investor should consider, in the case of an Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is made on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield to maturity of principal payments on such investor’s Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Except as described herein, losses and other shortfalls on the Mortgage Loans will generally be allocated to Class G, Class F, Class E, Class D, Class C, Class B and the Class A-M Certificates, in that order, reducing amounts otherwise payable to each Class, and any remaining losses will then be allocated to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, and, with respect to interest losses only, the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates based on their respective entitlements pro rata. Further, any Net Prepayment Interest Shortfall for each Distribution Date will be allocated on such Distribution Date among each Class of Regular Certificates, pro rata, in accordance with the respective Interest Accrual Amounts for each such Class of Certificates for such Distribution Date (without giving effect to any such allocation of Net Prepayment Interest Shortfall).

Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, prepayment lock-out periods, and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool” in this prospectus supplement and “Risk Factors” and “Yield and Maturity Considerations—Yield and Prepayment Considerations” in the prospectus.

The rate of prepayment on a Mortgage Loan is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. If a Mortgage Loan is not in a Lock-Out Period, the Prepayment Premium or Yield Maintenance Charge, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the Mortgage Loan as part of a refinancing thereof. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement.

The yield on any Class of Certificates whose Pass-Through Rate is affected by the Weighted Average Net Mortgage Pass-Through Rate could also be adversely affected if Mortgage Loans with higher interest rates pay faster than the Mortgage Loans with lower interest rates, since those Classes bear interest at a rate limited by, equal to, or based on the weighted average of the net mortgage interest rates on the Mortgage Loans. The Pass-Through Rates on such Certificates may be limited by, equal to, or based on

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the weighted average of the net mortgage interest rates on the Mortgage Loans even if principal prepayments do not occur.

Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 10 days following the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

Unpaid Interest. As described under “Description of the Offered Certificates—Distributions” in this prospectus supplement, if the portion of the Available Funds to be distributed in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the respective Interest Accrual Amount for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Weighted Average Life

The weighted average life of a Sequential Pay Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of a Sequential Pay Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such Certificate. Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs. If the balloon payment on a Balloon Loan having a Due Date after the Determination Date in any month is received on the stated maturity date thereof, the excess of such payment over the related Assumed Scheduled Payment will not be included in the Available Funds until the Distribution Date in the following month. Therefore, the weighted average life of the Sequential Pay Certificates may be extended.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment Rate (“CPR”) model. The CPR model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables with respect to any particular Class, the column headed “0%” assumes that none of the Mortgage Loans is prepaid before maturity or, with respect to an ARD Loan, the Anticipated Repayment Date. The columns headed “25%,” “50%,” “75%,” and “100%” assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Lock-Out Period, in each case if any, and are otherwise made on each of the Mortgage Loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Lock-Out Period) will conform to any particular CPR percentages, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Lock-Out Period will not prepay as a result of involuntary liquidations upon default or otherwise.

The tables set forth on Annex D to this prospectus supplement indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates (other than the Class X-A Certificates) that would be outstanding after the Distribution Date in each of the months shown at the indicated CPR percentages and the corresponding weighted average life of each such Class of Certificates. The tables have been

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prepared on the basis of the information set forth in this prospectus supplement under “Description of the Mortgage Pool—Additional Mortgage Loan Information” and on Annex A-1 to this prospectus supplement and the following assumptions (collectively, the “Modeling Assumptions”):

(a)	the initial Certificate Balance, Notional Balance and the Pass-Through Rate for each Class of Certificates are as set forth in this prospectus supplement;

(b)	the scheduled Monthly Payments for each Mortgage Loan are based on such Mortgage Loan’s Cut-off Date Balance, stated monthly principal and interest payments, and the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan;

(c)	all scheduled Monthly Payments (including balloon payments) are assumed to be timely received on the first day of each month commencing in July 2015;

(d)	there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reduction Amounts applied to the Mortgage Loans, there are no casualties or condemnations affecting the Mortgaged Properties and no holdback amounts are applied to reduce the principal balance of any Mortgage Loan;

(e)	prepayments are made on each of the Mortgage Loans at the indicated CPR percentages set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) except to the extent modified below by the assumption lettered (l);

(f)	all Mortgage Loans accrue interest under the method specified in Annex A-1 to this prospectus supplement. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement;

(g)	no party exercises its right of optional termination described in this prospectus supplement and no party that is entitled to under the Pooling and Servicing Agreement will exercise its option to purchase all of the Mortgage Loans and thereby cause an early termination of the Issuing Entity;

(h)	no Mortgage Loan will be repurchased by the related Mortgage Loan Seller for a breach of a representation or warranty or a document defect in the mortgage file and no purchase option holder (permitted to buy out a Mortgage Loan under the related Mortgage Loan Documents, any intercreditor agreement, any co-lender agreement or the Pooling and Servicing Agreement) will exercise its option to purchase such Mortgage Loan;

(i)	no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;

(j)	there are no additional expenses of the Issuing Entity;

(k)	distributions on the Certificates are made on the 10th calendar day in each month, commencing in July 2015;

(l)	no prepayments are received as to any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, if any, Defeasance Period, if any, or Yield Maintenance Period, if any, or Prepayment Premium Lock-Out Period, if any;

(m)	no partial prepayments are received as to any Mortgage Loan in connection with a partial release of the related Mortgaged Property or Mortgaged Properties securing such Mortgage Loan;

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(n)	the Closing Date is June 18, 2015;

(o)	each ARD Loan is paid in full on its Anticipated Repayment Date; and

(p)	with respect to each Mortgage Loan, the Servicing Fee, the Trustee/Certificate Administrator Fee, the Operating Advisor Fee, and the CREFC® License Fee accrue on the same basis as interest accrues on such Mortgage Loan and with respect to each Non-Serviced Mortgage Loan, separate servicing fees as set forth in the related servicing agreement are calculated on the same basis as interest accrues on the related Loan Combination.

To the extent that the Mortgage Loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth in Annex D to this prospectus supplement, the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay or perform in accordance with the Modeling Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Modeling Assumptions or at the same rate. In particular, certain of the Mortgage Loans may not permit voluntary partial Principal Prepayments or may permit the application of certain holdback amounts as a repayment of principal if certain conditions are not satisfied. In addition, variations in the actual prepayment experience and the balance of the specific Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the tables set forth on Annex D to this prospectus supplement. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages. In addition, there can be no assurance that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the yield tables in this prospectus supplement, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Based on the Modeling Assumptions, the tables set forth in Annex D to this prospectus supplement indicate the resulting weighted average lives of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates and set forth the percentage of the initial Certificate Balance of each such Class of Certificates that would be outstanding after the Closing Date and each of the Distribution Dates shown under the applicable assumptions at the indicated CPR percentages.

Certain Price/Yield Tables

The tables set forth on Annex E to this prospectus supplement show the corporate bond equivalent (“CBE”) yield, and weighted average life in years with respect to each Class of Offered Certificates.

The yields set forth on the tables set forth on Annex E to this prospectus supplement were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as stated on the cover of this prospectus supplement from and including June 1, 2015 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Certificates and consequently does not purport to reflect the return on any investment in such Classes of Certificates when such reinvestment rates are considered. Purchase prices are interpreted as a percentage of the initial Certificate Balance of the specified Class and are exclusive of accrued interest.

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Yield Sensitivity of the Class X-A Certificates

The yield to maturity of the Class X-A Certificates will be especially sensitive to the prepayment, repurchase, default and loss experience on the related Mortgage Loans, which prepayment, repurchase, default and loss experience may fluctuate significantly from time to time. A rapid rate of principal payments will have a material negative effect in varying degrees on the yield to maturity of the Class X-A Certificates. There can be no assurance that the Mortgage Loans will prepay at any particular rate. Prospective investors in the Class X-A Certificates should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

The table corresponding to the Class X-A Certificates set forth on Annex E to this prospectus supplement indicates the sensitivity of the pre-tax yield to maturity on such class of the certificates to various CPR percentages on the related Mortgage Loans by projecting the monthly aggregate payments of interest on such Class of Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Modeling Assumptions. It was further assumed that the purchase price of such Class of Certificates is as specified in the related table interpreted as a percentage of the initial Notional Balance (without accrued interest). Any differences between such assumptions and the actual characteristics and performance of the related Mortgage Loans and of such Class of Certificates may result in yields to maturity being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields to maturity in varying prepayment scenarios.

The pre-tax yields to maturity set forth in the table corresponding to the Class X-A Certificates set forth on Annex E to this prospectus supplement were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on such Class of Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed aggregate purchase price plus accrued interest at the initial Pass-Through Rate for such Class of Certificates from and including June 1, 2015 to but excluding the Closing Date, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in the collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on such Class of Certificates (and accordingly does not purport to reflect the return on any investment in such Class of Certificates when such reinvestment rates are considered).

Notwithstanding the assumed prepayment rates reflected in the table corresponding to the Class X-A Certificates set forth on Annex E to this prospectus supplement, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on such Class of Certificates is likely to differ from those shown in such table, even if all of the related Mortgage Loans prepay at the indicated CPR percentages over any given time period or over the entire life of the Certificates.

There can be no assurance that the Mortgage Loans will prepay in accordance with the Modeling Assumptions at any particular rate or that the yield to maturity on the Class X-A Certificates will conform to the yields described in this prospectus supplement. Investors are encouraged to make their investment decisions based on the determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class X-A Certificates should fully consider the risk that a rapid rate of prepayments on the related Mortgage Loans could result in the failure of such investors to fully recover their investments.

In addition, holders of any of the Class X-A Certificates generally have rights to relatively larger portions of interest payments on the related Mortgage Loans with higher Mortgage Rates; thus, the yield to maturity on such Class of Certificates will be materially and adversely affected if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates.

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THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2015 (the “Pooling and Servicing Agreement”), entered into by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor.

Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the Pooling and Servicing Agreement and the terms and conditions of the Offered Certificates. The Certificate Administrator will make an electronic copy of the Pooling and Servicing Agreement available to prospective or actual holders of Offered Certificates on its website.

Special Note Regarding the La Gran Plaza Loan Combination

Prior to the La Gran Plaza Note A-1 Securitization Date, the La Gran Plaza Loan Combination will be serviced pursuant to the COMM 2015-CCRE23 Pooling and Servicing Agreement. As described under ‘‘Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the La Gran Plaza Loan Combination Will Shift to Others” in this prospectus supplement, on and after the La Gran Plaza Note A-1 Securitization Date, the La Gran Plaza Loan Combination will be serviced pursuant to the La Gran Plaza Pooling and Servicing Agreement, and the provisions of the La Gran Plaza Pooling and Servicing Agreement may be different than the terms of the COMM 2015-CCRE23 Pooling and Servicing Agreement, although the La Gran Plaza Loan Combination will still need to be serviced in compliance with the requirements of the related La Gran Plaza Intercreditor Agreement, as described under “Description of the Mortgage Pool—Loan Combinations— La Gran Plaza Loan Combination” in this prospectus supplement.

Servicing of the Mortgage Loans and Serviced Loan Combinations; Collection of Payments

The Pooling and Servicing Agreement generally requires the Master Servicer (with respect to the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Loan Combinations that are not Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans (other than any Non-Serviced Mortgage Loan) and REO Loans) (in each case, directly or through one or more sub-servicers) to diligently service and administer the applicable Mortgage Loans (other than any Non-Serviced Mortgage Loan, which will be serviced pursuant to separate servicing agreements), Serviced Loan Combinations, Specially Serviced Loans and REO Loans for which each is responsible, in the best interests of and for the benefit of the Certificateholders and, with respect to each applicable Serviced Loan Combination, for the benefit of the holders of the related Serviced Companion Loans (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender (and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan (if any), taking into account the subordinate nature of such Subordinate Companion Loan), as determined by the Master Servicer or the Special Servicer, as the case may be, in the exercise of its reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the applicable Mortgage Loan Documents, the related intercreditor agreement, if any, and, to the extent consistent with the foregoing:

in accordance with the higher of the following standards of care:

1.	the same manner in which, and with the same care, skill, prudence and diligence with which such servicer services and administers similar mortgage loans for other third party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial, multifamily and manufactured housing community mortgage loan servicers servicing their own mortgage loans with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or Serviced Loan Combination

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or, in the case of Defaulted Mortgage Loans and defaulted Serviced Loan Combinations, the maximization of timely recovery of principal and interest on a net present value basis on the applicable Mortgage Loans or Serviced Loan Combinations, in all cases and at all times taking into account the costs to Certificateholders or Serviced Companion Loan holders of any Master Servicer or Special Servicer compensation, and the best interests of the Issuing Entity and the Certificateholders and, with respect to any applicable Serviced Loan Combinations, the holders of the related Serviced Companion Loans (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender (and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan (if any), taking into account the subordinate nature of such Subordinate Companion Loan), as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment); and

2.	the same care, skill, prudence and diligence with which such servicer services and administers commercial, multifamily and manufactured housing community mortgage loans owned, if any, by it with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or Serviced Loan Combinations or, in the case of Defaulted Mortgage Loans and defaulted Serviced Loan Combinations, the maximization of timely recovery of principal and interest on a net present value basis on the applicable Mortgage Loans or Serviced Loan Combinations, in all cases and at all times, taking into account the costs to Certificateholders or Serviced Companion Loan holders of any Master Servicer or Special Servicer compensation, and the best interests of the Issuing Entity and the Certificateholders and, with respect to any applicable Serviced Loan Combination, the holders of the related Serviced Companion Loans (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender (and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan (if any), taking into account the subordinate nature of such Subordinate Companion Loan), as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment);

but without regard to any potential conflict of interest arising from:

1.	any relationship that such servicer or any affiliate of it, may have with the related borrower, any Mortgage Loan Seller, any other party to the Pooling and Servicing Agreement or any affiliate of any of the foregoing;

2.	the ownership of any Certificate, any Companion Loan or any mezzanine loan related to a Mortgage Loan by such servicer or any affiliate of it;

3.	the Master Servicer’s obligation to make Advances;

4.	such servicer’s right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

5.	the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by such servicer or any affiliate of such servicer, as applicable;

6.	any debt that such servicer or any affiliate of such servicer, as applicable, has extended to any borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing); and

7.	any obligation of the Master Servicer, or an affiliate thereof, to repurchase or substitute for a Mortgage Loan as Mortgage Loan Seller (if the Master Servicer or any affiliate thereof is a Mortgage Loan Seller) (the foregoing, collectively referred to as the “Servicing Standard”).

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For descriptions of the servicing of the Non-Serviced Mortgage Loans, see “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—Loan Combinations” in this prospectus supplement.

The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, contractors, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys. Notwithstanding the foregoing, the Special Servicer will not be permitted to enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without, for so long as no Control Termination Event has occurred and is continuing, the consent of the Directing Holder, except to the extent necessary for the Special Servicer to comply with applicable regulatory requirements.

The Pooling and Servicing Agreement provides that neither the Master Servicer, the Special Servicer nor any of their respective affiliates, directors, officers, employees, members, managers, representatives or agents will have any liability to the Issuing Entity or the Certificateholders for taking any action or refraining from taking any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. The foregoing provision would not protect either of the Master Servicer or the Special Servicer against any breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed under the Pooling and Servicing Agreement for a breach of the Servicing Standard) in the performance of its duties or by reason of its negligent disregard of obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Companion Loans and to follow the Servicing Standard with respect to such collection procedures. Consistent with the above, the Master Servicer or the Special Servicer may, in its discretion, waive any late payment fee or default interest in connection with any delinquent Monthly Payment or balloon payment with respect to any Mortgage Loan or Serviced Companion Loan it is servicing.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan Documents or, in the event the Mortgage Loan Documents are silent, by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale of a Defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the related borrowers on similar non-defaulted debt of the related borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or Updated Appraisal).

Notwithstanding anything in the Pooling and Servicing Agreement or in any Intercreditor Agreement to the contrary, no direction or objection by the holder of a Serviced Companion Loan may require or cause the Master Servicer or the Special Servicer, as applicable, to violate any provision of any Mortgage Loan, applicable law, the Pooling and Servicing Agreement, any Intercreditor Agreement or the REMIC provisions, including without limitation the Master Servicer’s or Special Servicer’s obligation to act in accordance with the Servicing Standard, or expose the Master Servicer, the Special Servicer, the Depositor, the Paying Agent, the Trust Fund, a Mortgage Loan Seller, the Operating Advisor, the Certificate Administrator or the Trustee to liability, or materially expand the scope of the Master Servicer’s or Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

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The Directing Holder

For so long as no Control Termination Event has occurred and is continuing, the Directing Holder will be entitled to advise (1) the Special Servicer, with respect to all Specially Serviced Loans, (2) the Special Servicer, with respect to non-Specially Serviced Loans, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and (3) the Special Servicer, with respect to all Mortgage Loans for which an extension of maturity is being considered by the Special Servicer or by the Master Servicer, subject to consent or deemed consent of the Special Servicer.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the Directing Holder or any Companion Loan holder, or due to any failure to approve an action by the Directing Holder or any Companion Loan holder, or due to an objection by the Directing Holder or any Companion Loan holder that would (1) cause either the Master Servicer or the Special Servicer to violate applicable law, the related Mortgage Loan Documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related Intercreditor Agreements or the REMIC provisions of the Code, (2) expose the Master Servicer, the Special Servicer, the Depositor, the Paying Agent, the Issuing Entity, the Operating Advisor, the Certificate Administrator, the Custodian, the Trustee or a Mortgage Loan Seller or their respective affiliates to any claim, suit or liability, or (3) materially expand the scope of the Master Servicer or Special Servicer’s responsibilities under the Pooling and Servicing Agreement or cause the Master Servicer or the Special Servicer to act or fail to act, in a manner that is not in the best interests of the Certificateholders.

Except as otherwise described in the succeeding paragraphs below, (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer and (b) for so long as no Control Termination Event has occurred and is continuing, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Directing Holder has objected in writing within ten (or thirty with respect to clause (j) below) business days after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the Special Servicer within the ten-day (or thirty-day) period, the Directing Holder will be deemed to have approved such action) (each of the following, a “Major Decision”):

(a)     any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans or Serviced Loan Combination as come into and continue in default;

(b)     any modification, consent to a modification or waiver of any monetary term (other than late payment charges or Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs but excluding the timing or acceptance related to late payment charges or Default Interest) of a Mortgage Loan or Serviced Loan Combination or any extension of the maturity date of any Mortgage Loan or Serviced Loan Combination;

(c)     any sale of a Defaulted Mortgage Loan (that is not a Non-Serviced Mortgage Loan), an REO Property (in each case, other than in connection with the termination of the Issuing Entity as described under “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement) or a Defaulted Mortgage Loan that is a Non-Serviced Mortgage Loan that the Special Servicer is permitted to sell in accordance with the Pooling and Servicing Agreement, in each case for less than the applicable Repurchase Price;

(d)     any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(e)     any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Loan Combination or any consent to either of the foregoing, other

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than as required pursuant to the specific terms of the related Mortgage Loan or Serviced Loan Combination and for which there is no material lender discretion;

(f)    any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or Serviced Loan Combination or any consent to such a waiver or consent to a transfer of the Mortgaged Property or direct or indirect interests in the related borrower (including any interests in any applicable mezzanine borrower) or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

(g)    any property management company changes for which the lender is required to consent or approve under the Mortgage Loan Documents (with respect to a Mortgage Loan or Serviced Loan Combination (i) with a Stated Principal Balance greater than $2,500,000 or (ii) where the successor property manager is affiliated with the related borrower) or franchise changes for which the lender is required to consent or approve under the Mortgage Loan Documents;

(h)    releases of any escrow accounts, reserve accounts or letters of credit held as performance or earn-out escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan or Serviced Loan Combination and for which there is no material lender discretion;

(i)     any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in the related borrower or guarantor releasing such borrower or guarantor from liability under a Mortgage Loan or Serviced Loan Combination other than pursuant to the specific terms of such Mortgage Loan or Serviced Loan Combination and for which there is no lender discretion;

(j)     any determination of an Acceptable Insurance Default;

(k)    the determination of the Special Servicer pursuant to clause (iii) or clause (vii) of the definition of “Specially Serviced Loan”;

(l)     any acceleration of a Mortgage Loan or Serviced Loan Combination following a default or an event of default with respect to a Mortgage Loan or Serviced Loan Combination, any initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan Documents or with respect to the related mortgagor or Mortgaged Property;

(m)   any consent to the incurrence of additional debt or mezzanine debt to the extent lender consent or approval is required under the loan documents; and

(n)    any modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender, holder of a Companion Loan or other subordinate debt holder related to a Mortgage Loan or Serviced Loan Combination, or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

provided, further, that if the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, with respect to any applicable Serviced Loan Combination, the holders of any related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender) and the Special Servicer has made a reasonable effort to contact the Directing Holder, the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s response.

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In the case of any Loan Combination, so long as the related Companion Loan Holder is the Directing Holder with respect to the Loan Combination, such Companion Loan Holder may have consent rights with respect to certain servicing matters set forth under “Description of the Mortgage Pool—Loan Combinations” in this prospectus supplement.

For the avoidance of any doubt, the Master Servicer and the Special Servicer (each in such capacity) may not make or be obligated to make any Major Decisions with respect to any Non-Serviced Mortgage Loans and the Controlling Class Representative will have no consent rights regarding Major Decisions with respect to any Non-Serviced Mortgage Loans, Servicing Shift Mortgage Loans and Excluded Mortgage Loans under the Pooling and Servicing Agreement.

If a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the Special Servicer will not be required to obtain the consent of the Directing Holder for any of the foregoing actions but will be required to consult with the Directing Holder in connection with any Major Decision (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the Master Servicer or the Special Servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Holder. Such consultation will not be binding on the Special Servicer.

With respect to each Mortgage Loan, if a Control Termination Event has occurred and is continuing (and without regard to the occurrence and continuance of a Consultation Termination Event), the Special Servicer will be required to consult with the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Operating Advisor. Such consultation will not be binding on the Special Servicer.

With respect to each Non-Serviced Loan Combination and Servicing Shift Loan Combination, the Controlling Class Representative will have certain non-binding consultation rights with respect to the servicing of such Non-Serviced Loan Combination and Servicing Shift Loan Combination as provided in the related Intercreditor Agreement and described under “Description of the Mortgage Pool—Loan Combinations” in this prospectus supplement. With respect to Excluded Mortgage Loans, the Controlling Class Representative will not have any rights with respect to the servicing of such Excluded Mortgage Loans. With respect to each Serviced Loan Combination, the related Non-Controlling Note Holders will have certain non-binding consultation rights with respect to the servicing of the related Serviced Loan Combination as provided in the related Intercreditor Agreement and described under “Description of the Mortgage Pool—Loan Combinations” in this prospectus supplement.

The “Directing Holder” means

(a)	with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans, Servicing Shift Mortgage Loans and Excluded Mortgage Loans) and Serviced Loan Combination (other than Servicing Shift Loan Combinations), the Controlling Class Representative;

(b)	with respect to each Servicing Shift Loan Combination, the related Loan-Specific Directing Holder; and

(c)	with respect to each Excluded Mortgage Loan, there will be no Directing Holder.

The initial Directing Holder for each Mortgage Loan (other than Non-Serviced Mortgage Loans, Servicing Shift Mortgage Loans and Excluded Mortgage Loans) and Serviced Loan Combinations (other than Servicing Shift Loan Combinations) is expected to be KKR Securities Holdings, LLC or its affiliate. The Directing Holder will be responsible for its own expenses.

An “Excluded Mortgage Loan” is a Mortgage Loan or Loan Combination with respect to which the Controlling Class Representative or any Controlling Class Certificateholder is a Borrower Party.

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“Borrower Party” means a borrower, a mortgagor or a manager of a Mortgaged Property or any affiliate thereof, or any principal, partner, member, joint venturer, limited partner, employee, director, advisor or direct investor in any of the foregoing.

“Loan-Specific Directing Holder” means, with respect to any Servicing Shift Loan Combination, the “controlling holder”, the “directing holder, “directing lender” or any analogous concept under the related Intercreditor Agreement.

“Non-Controlling Note Holder” means, the holder of a non-controlling note for any Loan Combination, as the context may require, if any.

At any time more than 50% of the Percentage Interest of the Controlling Class Certificateholders direct the Certificate Administrator in writing to hold an election for a Controlling Class Representative, the Certificate Administrator is required to hold such election as soon as practicable at the expense of such requesting Certificateholders.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or a representative thereof) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the Certificate Registrar from time to time; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a written notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Controlling Class Representative is no longer designated, then the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Controlling Class Representative upon notification to the Certificate Registrar (and the Certificate Registrar’s notice to the other parties to the Pooling and Servicing Agreement) of such Controlling Class Certificateholder's identity and contact information.

The initial Controlling Class Representative will be KKR Securities Holdings, LLC or its affiliate, and the Certificate Registrar and the other parties to the Pooling and Servicing Agreement will be entitled to assume that entity or any successor Controlling Class Representative selected thereby and notified to the Certificate Registrar and the other parties to the Pooling and Servicing Agreement in writing is the Controlling Class Representative on behalf of the B-Piece Buyer, as holder (or beneficial owner) of at least a majority of the applicable Class of Control Eligible Certificates, until the Certificate Registrar and the other parties to the Pooling and Servicing Agreement receive (a) notice of a replacement Controlling Class Representative from a majority of the Controlling Class Certificateholders by Certificate Balance or (b) notice that the B-Piece Buyer is no longer the holder (or beneficial owner) of a majority of the applicable Class of Control Eligible Certificates due to a transfer of those Certificates (or a beneficial ownership interest in those Certificates). In the event of clause (b) above, if no successor Controlling Class Representative is then identified to the Certificate Registrar and the other parties to the Pooling and Servicing Agreement or until such time as the Certificate Registrar provides notice of the identity and contact information of the largest aggregate Controlling Class Certificateholder to the parties to the Pooling and Servicing Agreement, then there will be deemed to be no Controlling Class Representative for purposes of the Pooling and Servicing Agreement until such time as the Certificate Registrar and the other parties to the Pooling and Servicing Agreement receive notice of a successor Controlling Class Representative.

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Registrar to the Certificate Administrator from time to time.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to such class, at least equal to 25% of the initial Certificate Balance of that Class or if no class of Control Eligible Certificates meets the preceding requirement, the Class E Certificates. The Controlling Class as of the Closing Date will be the Class G Certificates.

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A “Consultation Termination Event” will occur under the following circumstances, with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans, Servicing Shift Mortgage Loans and Excluded Mortgage Loans) and Serviced Loan Combination (other than Servicing Shift Loan Combinations) at any date on which (i) no Class of Control Eligible Certificates exists that has a Certificate Balance that is at least equal to 25% of the initial Certificate Balance of that Class or (ii) such Consultation Termination Event is deemed to occur as described below. With respect to Excluded Mortgage Loans, a Consultation Termination Event will be deemed to exist.

If a Consultation Termination Event has occurred and is continuing, the Directing Holder will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Holder. However, the Directing Holder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement (other than with respect to Excluded Mortgage Loans).

The Master Servicer, Special Servicer, Certificate Administrator, Operating Advisor or Trustee may request that the Certificate Registrar determine which Class of Certificates is the then-current Controlling Class and the Certificate Registrar must thereafter provide such information to the requesting party. The Master Servicer, Special Servicer, Trustee or Operating Advisor may also request that the Certificate Administrator provide, and the Certificate Administrator must so provide (1)  to the extent reasonably available, a list of the holders (or beneficial owners, if applicable) of the Controlling Class and (2) confirmation as to whether a Control Termination Event or Consultation Termination Event has occurred in the 12 months preceding any such request or any other period specified in such request. Any expenses incurred in connection with obtaining the information described in clause (1) above will be at the expense of the requesting party, except that if (i) such expenses arise in connection with an event as to which the Directing Holder (or Controlling Class Representative) has review, consent or consultation rights with respect to an action taken by, or report prepared by, the requesting party pursuant to the Pooling and Servicing Agreement and (ii) the requesting party has not been notified of the identity of the Directing Holder (or Controlling Class Representative) or reasonably believes that the identity of the Directing Holder (or Controlling Class Representative) has changed, then such expenses will be at the expense of the Issuing Entity. The Master Servicer, Special Servicer, the Trustee and the Operating Advisor may each rely on any such list so provided.

The Certificate Administrator, and the other parties to the Pooling and Servicing Agreement, will be entitled to assume that the identity of the Directing Holder has not changed absent notice of a replacement of the Directing Holder by a majority of the Controlling Class, or the resignation of the then current Directing Holder.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class G Certificates.

A “Control Termination Event” will occur under the following circumstances, with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans, Servicing Shift Mortgage Loans and Excluded Mortgage Loans) and Serviced Loan Combination (other than Servicing Shift Loan Combinations) at any date on which (i) no Class of Control Eligible Certificates exists that has a Certificate Balance (as notionally reduced by any Appraisal Reduction Amounts allocable to such class) that is at least equal to 25% of the initial Certificate Balance of that Class or (ii) such Control Termination Event is deemed to occur as described below. With respect to Excluded Mortgage Loans, a Control Termination Event will be deemed to exist.

If a Control Termination Event has occurred and is continuing, the Directing Holder will have no right to consent to any action taken or not taken by any party to the Pooling and Servicing Agreement, but if no Consultation Termination Event has occurred and is continuing, the Directing Holder will remain entitled to receive any notices, reports or information to which it is entitled pursuant to the Pooling and Servicing Agreement, and the Master Servicer, Special Servicer and any other applicable party will be required to consult with the Directing Holder in connection with any action to be taken or refrained from taking to the extent set forth in the Pooling and Servicing Agreement.

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The Directing Holder has certain rights to remove and replace the Special Servicer as described under “The Servicers—Replacement of the Special Servicer” in this prospectus supplement.

Notwithstanding anything to the contrary described in this prospectus supplement, at any time when the Class E Certificates are the Controlling Class, the holder of more than 50% of the Class E Certificates, by Certificate Balance, may waive its right to act as, or appoint a representative to act as, the Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative, by irrevocable written notice delivered to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor. Any such waiver will remain effective with respect to such Holder and the Class E Certificates until such time as that Certificateholder has (i) sold a majority of the Class E Certificates (by Certificate Balance) to an unaffiliated third party and (ii) certified to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E Certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect controlling interest in the Class E Certificates. During such waiver period a Control Termination Event and Consultation Termination Event will be deemed to exist and the rights of the Controlling Class to appoint a Controlling Class Representative and the rights of the Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect). Following any transfer of more than 50% of the Class E Certificates, the successor holder of more than 50% of the Class E Certificates, if the Class E Certificates are the Controlling Class, by Certificate Balance, will again have the rights to act as, or appoint a representative to act as, the Controlling Class Representative or to exercise any of the rights of the Controlling Class Representative without regard to any prior waiver by the predecessor Certificateholder. The successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No successor Certificateholder described above will have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the Class E Certificates if such Mortgage Loan had not also become a Corrected Mortgage Loan prior to such acquisition unless and until such Mortgage Loan becomes a Corrected Mortgage Loan.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Registrar and to notify the Certificate Registrar of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of a Controlling Class Representative or the resignation or removal of a Controlling Class Representative. Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Registrar when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns. Upon receipt of such notice, the Certificate Registrar will be required to notify the Special Servicer, the Master Servicer, the Certificate Administrator, the Depositor, the Operating Advisor and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate.

Limitation on Liability of Directing Holder

The Directing Holder will not be liable to the Issuing Entity, any party to the Pooling and Servicing Agreement, the Certificateholders or any other person for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Directing Holder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, or bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

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Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Holder:

(a)	may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates or Companion Loan noteholders;

(b)	may act solely in the interests of the holders of the Controlling Class (or in the case of a Loan Combination, the holders of any related Companion Loan);

(c)	does not have any liability or duties to the holders of any Class of Certificates (other than the Controlling Class);

(d)	may take actions that favor the interests of one or more Classes of the Certificates including the Holders of the Controlling Class (or, in the case of a Loan Combination, one or more Companion Loan noteholders) over the interests of the Holders of one or more Classes of Certificates and other Companion Loan noteholders; and

(e)	will have no liability whatsoever to any Certificateholder (other than to a Controlling Class Certificateholder, to the extent the Controlling Class Representative is the Directing Holder), the Issuing Entity or any Companion Loan noteholder, any party to the Pooling and Servicing Agreement or any other person (including any borrower under a Mortgage Loan) for having so acted as set forth in clauses (a) through (d) above, and no Certificateholder or Companion Loan noteholder may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal thereof for having so acted.

The taking of, or refraining from taking, any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement or any intercreditor agreements, will not result in any liability on the part of the Master Servicer or the Special Servicer.

The Operating Advisor

General

The Operating Advisor will act solely as a contracting party to the extent described in this prospectus supplement and as set forth under the Pooling and Servicing Agreement, will have no fiduciary duty, will have no other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder. The Operating Advisor will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a Certificate, Certificateholders acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the Operating Advisor’s participation is to provide additional oversight relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute. Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. The duties of the Operating Advisor will terminate, without cost or expense to the Operating Advisor, (1) if there are no Classes of Certificates outstanding other than the Control Eligible Certificates and the Class X-D, Class X-E, Class X-F, Class V, Class R and Class LR Certificates, or (2) upon termination of the Issuing Entity. See “Risk Factors—Risks Related to the Offered Certificates—Risks Relating to Lack of Certificateholder Control over the Issuing Entity” in this prospectus supplement.

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Role of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Loan Combination (other than Servicing Shift Loan Combinations), unless a Control Termination Event has occurred and is continuing, the Operating Advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the Special Servicer:

(a)     promptly reviewing information available to Privileged Persons on the Certificate Administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement;

(b)     promptly reviewing each Final Asset Status Report; and

(c)     reviewing any Appraisal Reduction Amount and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however, the Operating Advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and the Controlling Class Representative of such error).

Prior to a Control Termination Event, the Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease changes and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement and will have no obligations with respect to Non-Serviced Mortgage Loans or Servicing Shift Mortgage Loans.

Role of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Loan Combination (other than Servicing Shift Loan Combinations), while a Control Termination Event has occurred and is continuing, the Operating Advisor’s obligations will consist of the following:

(a)     the Operating Advisor will be required to consult (on a non-binding basis) with the Special Servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Holder” and “—Special Servicing—Asset Status Report” in this prospectus supplement;

(b)     the Operating Advisor will be required in connection with the preparation of the Operating Advisor’s annual report to generally review the Special Servicer’s operational practices on a platform-level basis in respect of Specially Serviced Loans in order to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Loans, each in accordance with the Operating Advisor Standard, as described under “—Annual Report” below;

(c)     the Operating Advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the Special Servicer. In connection with the foregoing,

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(i)     after the calculation but prior to the utilization by the Special Servicer, the Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor;

(ii)     if the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will be required to consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)   if the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will be required to promptly notify the Certificate Administrator and the Certificate Administrator will be required to examine the calculations and supporting materials provided by the Special Servicer and the Operating Advisor and determine which calculation is to apply; and

(d)     the Operating Advisor will be required to prepare an annual report (if any Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Loan Combination (other than Servicing Shift Loan Combinations) was a Specially Serviced Loan during the prior calendar year) to be provided to the Trustee, the Master Servicer, the Rating Agencies, the Certificate Administrator (and made available through the Certificate Administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below.

The Operating Advisor will be required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the Pooling and Servicing Agreement that received Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer, the Controlling Class Representative and the Directing Holder other than pursuant to a Privileged Information Exception.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information. It is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Loan Combination (other than any Servicing Shift Loan Combination), for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Loan holders constituted a single lender (and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan)), and not to any particular Class of Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment).

“Privileged Information” means (i) any correspondence or other communications between the Directing Holder and the Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of a Directing Holder under the Pooling and Servicing Agreement or any

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related intercreditor agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Operating Advisor, as evidenced by an opinion of counsel delivered to each of the Special Servicer, the Directing Holder with respect to such Mortgage Loan, the Certificate Administrator and the Trustee), required by law to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the Special Servicer to the Directing Holder, which does not include any communication (other than the related Asset Status Report) between the Special Servicer and the Directing Holder with respect to such Specially Serviced Loan; provided that no Asset Status Report will be considered to be a Final Asset Status Report unless, if no Control Termination Event has occurred and is continuing, the Directing Holder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent in respect of such action, or has been deemed to approve or consent to such action or the Asset Status Report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

Annual Report

With respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Loan Combination (other than Servicing Shift Loan Combinations), if a Control Termination Event has occurred and is continuing, based on the Operating Advisor’s review of any annual compliance statement, Assessment of Compliance (as defined in the prospectus), Attestation Report (as defined in the prospectus), Asset Status Report and other information (other than any communications between the Directing Holder and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor (if any Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Loan Combination (other than Servicing Shift Loan Combinations) were Specially Serviced Loans during the prior calendar year) will prepare an annual report to be provided to the Master Servicer, the Trustee, the Rating Agencies, the Certificate Administrator (and made available through the Certificate Administrator’s website), the holders of any related Serviced Companion Loan (if applicable) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Loans during the prior calendar year.

The Special Servicer and the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing), must be given an opportunity to review any annual report produced by the Operating Advisor at least 5 business days prior to its delivery to the Trustee and the Certificate Administrator; provided, that the Operating Advisor will have no obligation to consider any comments to such annual report that are provided by the Special Servicer or Directing Holder, as applicable.

In each such annual report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Loans. Each annual report will be required to comply

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with the confidentiality requirements described in this prospectus supplement regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

Replacement of the Special Servicer

With respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Loan Combination (other than Servicing Shift Loan Combinations), after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the replacement of the Special Servicer in the manner described in “The Servicers—Replacement of the Special Servicer” in this prospectus supplement.

Termination of the Operating Advisor For Cause

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)     any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to the Pooling and Servicing Agreement or to the Operating Advisor, the Certificate Administrator and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights; provided, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)     any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c)     any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Operating Advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(e)     the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)      the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

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Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless such Operating Advisor Termination Event has been remedied.

“Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by DBRS, Inc. (“DBRS”), Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”), Moody’s Investors Service, Inc. (“Moody’s”), Morningstar Credit Ratings, LLC (“Morningstar”) or Standard & Poor’s Ratings Services (“S&P”), (including, in the case of Park Bridge Lender Services LLC, this transaction) but has not been special servicer on a transaction for which DBRS, KBRA, Fitch, Moody’s, Morningstar or S&P has qualified, downgraded or withdrawn its rating or ratings of, one or more class of certificates for such transaction citing servicing concerns with the special servicer as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, (iii) that is not the Depositor, the Master Servicer, the Special Servicer, a Sponsor, a Mortgage Loan Seller, the Controlling Class Representative, the Directing Holder, a depositor, servicer or special servicer with respect to the securitization of a Companion Loan, or an affiliate of the Depositor, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Controlling Class Representative, the Directing Holder, a depositor, servicer or special servicer with respect to the securitization of a Companion Loan and (iv) that has not been paid by any Special Servicer or successor Special Servicer any fees, compensation or other remuneration (x) in respect of the Operating Advisor’s obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor Special Servicer to become the Special Servicer.

Rights upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs then, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, either (i) the Trustee may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Certificates, the Trustee will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination (including accrued and unpaid compensation) and indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns or (ii) the Trustee or the Certificate Administrator delivers such written notice of termination to the Operating Advisor, upon the written direction of holders of Certificates evidencing not less than 25% of the Voting Rights of each Class of Certificates, the Trustee will be required to, appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an affiliate of the Trustee. If the Trustee is acting as the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor Operating Advisor. The Trustee will be required to provide written notice of the appointment of a successor Operating Advisor to the Master Servicer, the Special Servicer and the Certificate Administrator (and the Certificate Administrator is required to promptly provide such notice to, the Controlling Class Representative, each Serviced Companion Loan noteholder and each Certificateholder) within 1 business day of such appointment. The Operating Advisor will be required to be an Eligible Operating Advisor. The appointment of the successor Operating Advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates. Upon any termination of the Operating Advisor and appointment of a successor Operating Advisor, the Trustee will, as soon as possible, be required to give written notice of the termination and appointment to the Rating Agencies, the Special Servicer, the Master Servicer, the Certificate Administrator, the Depositor, the Controlling Class Representative (but only for so long as no Consultation Termination Event has occurred and is continuing), any Serviced Companion Loan noteholder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

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Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Certificates evidencing not less than 15% of the aggregate Voting Rights requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will be required to promptly provide written notice of such request to all Certificateholders and the Operating Advisor by posting such notice on its internet website and by mailing such notice to all Certificateholders. Upon the written direction of holders of more than 50% of the Voting Rights of the Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Certificates exercise their right to vote), the Trustee will be required to terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement by written notice to the Operating Advisor (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). The Certificate Administrator will be required to include on each Distribution Date Statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting such notices.

In addition, if there are no Classes of Certificates outstanding other than the Control Eligible Certificates and the Class X-D, Class X-E, Class X-F, Class V, Class R and Class LR Certificates, all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to such termination, including accrued and unpaid compensation and indemnification rights that arose out of events that occurred prior to such termination) will terminate without the payment of any termination fee. If the Operating Advisor is terminated pursuant to the foregoing, then no replacement Operating Advisor will be appointed.

Resignation of the Operating Advisor

The Operating Advisor may resign from its obligations and duties under the Pooling and Servicing Agreement, without payment of any penalty, at any time when the Certificate Balances of the Classes of Certificates senior to the Class E Certificates have been reduced to zero. No successor operating advisor will be required to be appointed in connection with, or as a condition to, such resignation.

In addition, the Operating Advisor has the right to resign without cost or expense on or after any date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The Operating Advisor will provide all of the parties to the Pooling and Servicing Agreement and the Controlling Class Representative 30 days prior written notice of any such resignation. If the Operating Advisor resigns pursuant to the foregoing, then no replacement Operating Advisor will be appointed.

The resigning Operating Advisor will be entitled to, and subject, to any rights and obligations that accrued under the Pooling and Servicing Agreement prior to the date of any such resignation (including accrued and unpaid compensation) and any indemnification rights arising out of events occurring prior to its resignation.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Loan Combination (other than Servicing Shift Loan Combinations) and will accrue at a rate equal to the applicable Operating Advisor Fee Rate with respect to each such Mortgage Loan on the Stated Principal Balance of the related Mortgage Loan and

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will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” for each Interest Accrual Period is a per annum rate equal to 0.0020% with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Loan Combination (other than Servicing Shift Loan Combinations).

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $10,000 or, such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan; provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision. The Operating Advisor Consulting Fee is not payable on any Non-Serviced Loan Combination or Servicing Shift Loan Combination.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower. If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related loan documents. The Master Servicer or Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but in no event shall take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

Advances

The Master Servicer will be obligated to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”) an amount (each such amount, a “P&I Advance”) equal to the amount not received in respect of the Monthly Payment or Assumed Scheduled Payment (in each case, net of related Servicing Fees and servicing fees payable to the securitization that services any Non-Serviced Loan Combination) on a Mortgage Loan that was delinquent as of the close of business on the immediately preceding Due Date and which delinquent payment has not been received as of the business day immediately preceding the Master Servicer Remittance Date, or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Assumed Scheduled Payment not received that was due prior to the maturity date; provided, however, that the Master Servicer will not be required to make an Advance to the extent it determines that such Advance (with interest on such Advance at the Advance Rate) would not be ultimately recoverable from collections on the related Mortgage Loan as described below. In addition, the Master Servicer will not make an Advance to the extent that the Master Servicer determines, or has received written notice from the Special Servicer that the Special Servicer determines, that such Advance would not be ultimately recoverable from collections on the related Mortgage Loan. Interest (at the Advance Rate) on P&I Advances will accrue from the date such Advance is made.

P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled to such interest and principal, rather than to guarantee or insure against losses. Neither the Master Servicer nor the Trustee will be required or permitted to make a P&I Advance for Default Interest or balloon payments. The Special Servicer will not be required or permitted to make any Advance. The amount of interest required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the

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Master Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan as of the immediately preceding Determination Date, less any Appraisal Reduction Amounts allocable to such Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of such Determination Date.

With respect to each Mortgage Loan that is part of a Loan Combination, the Master Servicer will be entitled to reimbursement for a P&I Advance, first, from amounts that would have been allocable to the holder of the related Subordinate Companion Loan, if any, second, from the amounts that would have been allocable to the holder of the related Mortgage Loan, and then, if such P&I Advance is a Nonrecoverable Advance, from general collections of the Issuing Entity either immediately or, if it elects, over time in accordance with the terms of the Pooling and Servicing Agreement.

Neither the Master Servicer nor the Trustee will be required to make P&I Advances with respect to any delinquent payment amounts due on any Companion Loan.

In addition to P&I Advances, the Master Servicer will also be obligated (subject to a nonrecoverability determination or the other limitations described in the Pooling and Servicing Agreement and except with respect to a Non-Serviced Mortgage Loan) to make advances (“Property Advances”, and together with P&I Advances, “Advances”) to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or to protect, manage and maintain each related Mortgaged Property (other than a Mortgaged Property related to a Non-Serviced Mortgage Loan). The Master Servicer will also be obligated to make Property Advances with respect to Serviced Loan Combinations. With respect to any Non-Serviced Loan Combinations, the applicable servicer under the related pooling and servicing agreement will be obligated to make property advances with respect to such Non-Serviced Loan Combination. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—Loan Combinations” in this prospectus supplement.

With respect to a nonrecoverable property advance on a Non-Serviced Loan Combination, the applicable servicer with respect to the Non-Serviced Mortgage Loan will be entitled to reimbursement first, from collections on, and proceeds of, the Non-Serviced Mortgage Loan and any related Non-Serviced Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, with respect to the Non-Serviced Mortgage Loan, from general collections on the Mortgage Loans in the Issuing Entity, and with respect to any related securitized Non-Serviced Companion Loan, from general collections of the trust into which such Non-Serviced Companion Loan has been deposited, on a pro rata basis (based on each such loan’s outstanding principal balance).

With respect to a Property Advance on a Serviced Loan Combination, the Master Servicer will be entitled to reimbursement first, from amounts that would have been allocable to the holder of the related Subordinate Companion Loan, if any, second, from amounts that would have been allocable to the holder of the related Mortgage Loan and any related Serviced Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, if the Property Advance is a Nonrecoverable Advance, from general collections of the Issuing Entity; provided that the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Pari Passu Companion Loans from the holders of such Pari Passu Companion Loans.

To the extent that the Master Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a recoverability determination, will make such required Advance pursuant to the terms of the Pooling and Servicing Agreement. The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer and shall be bound by any nonrecoverability determination of the Special Servicer. The Trustee, as back-up

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advancer, will be required to have a combined capital and surplus of at least $50,000,000 and have debt ratings that satisfy certain criteria set forth in the Pooling and Servicing Agreement.

Except as otherwise discussed in this section relating to Property Advances made with respect to Loan Combinations, the Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance, together with all accrued and unpaid interest on that Advance at the Advance Rate, (i) from late payments on the related Mortgage Loan paid by the related borrower, (ii) from insurance proceeds, condemnation proceeds, liquidation proceeds from the sale of the related Specially Serviced Loan or the related Mortgaged Property or other collections relating to the Mortgage Loan or (iii) upon determining in accordance with the Servicing Standard (with respect to the Master Servicer) or in its reasonable business judgment (with respect to the Trustee) that the Advance is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account.

The Master Servicer and the Trustee will each be entitled to receive interest on Advances at a per annum rate equal to the Prime Rate (the “Advance Rate”) (i) from the amount of Default Interest on the related Mortgage Loan paid by the related borrower and received by or on behalf of the Issuing Entity, (ii) from late payment fees on the related Mortgage Loan paid by the related borrower and received by or on behalf of the Issuing Entity, and (iii) upon determining in good faith that the amounts described in the preceding two clauses are insufficient to pay such interest, then, from any other amounts from time to time on deposit in the Collection Account (provided that, in the case of interest on a Property Advance with respect to a Serviced Loan Combination, the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the holders of such Companion Loans). The Master Servicer will be authorized to pay itself or the Trustee, as applicable, such interest monthly prior to any payment to holders of Certificates. If the interest on such Advance is not recovered from Default Interest and late payment charges on such Mortgage Loan, then a shortfall will result which will have the same effect as a Realized Loss. The “Prime Rate” is the rate, for any day, set forth as such in the “Money Rates” section of The Wall Street Journal, Eastern Edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or disposition of the related REO Properties. The Advances are subject to the Master Servicer’s or the Trustee’s, as applicable, determination that such Advances are recoverable.

With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the Master Servicer determines that a Property Advance of such amounts would not be recoverable, that Master Servicer will be required to notify the Trustee, the Certificate Administrator and the Special Servicer of such determination. Upon receipt of such notice, the Master Servicer (with respect to any Mortgage Loan or Serviced Loan Combination that is not a Specially Serviced Loan) and the Special Servicer (with respect to any Specially Serviced Loan or REO Property) will be required to determine (with the reasonable assistance of the Master Servicer) whether or not payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Serviced Companion Loan, the holder of the related Serviced Companion Loan, as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender). If the Master Servicer or the Special Servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders and, in the case of any Serviced Companion Loan, the related Serviced Companion Loan Noteholder, the Special Servicer (in the case of a determination by the Special Servicer) will be required to direct the Master Servicer to make such payment, who will then be required to make such payment from the Collection Account (or, with respect to a Serviced Loan Combination, the related custodial account) to the extent of available funds.

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Recovery of Advances. Subject to the conditions or limitations set forth in the Pooling and Servicing Agreement, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance and interest at the Advance Rate made out of its own funds from any amounts collected in respect of a Mortgage Loan or REO Loan (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, from any amounts collected in respect of such Serviced Loan Combination) as to which that Advance was made, whether in the form of late payments, insurance proceeds, and condemnation proceeds, liquidation proceeds, REO proceeds or otherwise from the Mortgage Loan or REO Loan (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, from any amounts collected in respect of such Serviced Loan Combination) (“Related Proceeds”) prior to distributions on the Certificates. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any Advance that it or the Special Servicer determines (in the case of the Special Servicer, if no Consultation Termination Event has occurred and is continuing, in consultation with the Controlling Class Representative) in its reasonable judgment in accordance with the Servicing Standard (with respect to the Master Servicer and the Special Servicer) and in its reasonable business judgment (with respect to the Trustee) would, if made, not be ultimately recoverable (including interest on the Advance at the Advance Rate) out of Related Proceeds (a “Nonrecoverable Advance”). Any such determination with respect to the recoverability of Advances by the Master Servicer, the Trustee or the Special Servicer, must be evidenced by an officer’s certificate delivered to the Depositor, the Certificate Administrator, the Operating Advisor, the Special Servicer, any related Serviced Pari Passu Companion Loan holder(s), the Controlling Class Representative (but only if no Consultation Termination Event has occurred and is continuing), and the Trustee and, in the case of the Trustee, delivered to the Depositor, the Certificate Administrator, any related Serviced Pari Passu Companion Loan holder(s), the Controlling Class Representative (but only if no Consultation Termination Event has occurred and is continuing), the Operating Advisor, the Master Servicer and the Special Servicer, setting forth such nonrecoverability determination and the considerations of such party forming the basis of such determination (such certificate accompanied by, to the extent available, income and expense statements, rents rolls, occupancy status, property inspections and other information used by such party to make such determination, together with any existing appraisal or Updated Appraisal); provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any Advance previously made or proposed to be made is nonrecoverable and shall deliver to the Master Servicer, the Operating Advisor, the Certificate Administrator, any related Serviced Pari Passu Companion Loan holder(s), the Controlling Class Representative (but only if no Consultation Termination Event has occurred and is continuing), the Trustee and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) notice of such determination, together with the officer’s certificate and supporting information referred to above. Any such determination will be conclusive and binding on the Master Servicer, the Special Servicer and the Trustee.

Subject to the discussion in this section relating to Property Advances made with respect to the Loan Combinations, each of the Master Servicer and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Collection Account (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, first, out of general funds on deposit in the custodial account related to such Serviced Loan Combination and then, out of general funds on deposit in the Collection Account), in each case, first, from principal collections and then, from interest and other collections. If the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance at the Advance Rate) for such time as is required to reimburse such excess portion from principal for a period not to exceed 12 months (with the consent of the Directing Holder, for so long as no Control Termination Event has occurred and is continuing, for any deferral in excess of 6 months). At any time after such determination, the Master Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the Mortgage Pool immediately. The fact that a decision to recover a Nonrecoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party to

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the Pooling and Servicing Agreement, or a violation of any fiduciary duty owed to the Certificateholders by any party to the Pooling and Servicing Agreement. In addition, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan, REO Loan or Serviced Loan Combination, as applicable, is modified but is not repaid in full by the related borrower in connection with such modification but becomes an obligation of the related borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”), (A) if with respect to a Serviced Loan Combination which includes a Subordinate Companion Loan, first, only out of principal collections on the Subordinate Companion Loan, then, out of principal collections in the Collection Account, and (B) with respect to a Mortgage Loan or any Serviced Loan Combination which includes a Serviced Pari Passu Companion Loan, first, only out of principal collections in the Collection Account (provided that, with respect to a Property Advance relating to a Serviced Loan Combination, the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Serviced Pari Passu Companion Loans from the holders of such Serviced Pari Passu Companion Loans), less any amounts applied to reimbursement of any nonrecoverable Advances or interest thereon and second, with respect to both clauses (A) and (B) above, only upon a determination by the Master Servicer, the Special Servicer or the Trustee, as applicable, that either (a) such amounts will not ultimately be recoverable from late collections of interest and principal or any other recovery on or in respect of the related Mortgage Loan or REO Loan or (b) such Workout-Delayed Reimbursement Amounts would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on all of the Mortgage Loans and the REO Properties, from general collections in the Collection Account, taking into account the factors listed below in making this determination. In making a nonrecoverability determination, such person will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans, the recovery of which, at the time of such consideration, is being deferred or delayed by the Master Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Property Advance or P&I Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which is or may be being deferred or delayed and (ii) consider (among other things) the obligations of the related borrower under the terms of the related Mortgage Loan (or the Serviced Loan Combination, as applicable) as it may have been modified, (iii) consider (among other things) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties, (iv) estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) (among other things) future expenses and (v) estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time (but not reverse any other person’s determination that an Advance is nonrecoverable) and (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) may obtain, at the expense of the Issuing Entity (and, in the case of a Serviced Loan Combination, such expense shall be allocated in accordance with the allocation provisions of the related intercreditor agreement), any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination will be conclusive and binding on the Certificateholders and, with respect to Property Advances, the holders of the Serviced Companion Loans. The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer or the Special Servicer, as applicable, and the Master Servicer will be entitled to rely conclusively on any nonrecoverability determination of the Special Servicer. Nonrecoverable Advances allocated to the Mortgage Loans (including with respect to any Mortgage Loan that is part of a Loan Combination, as described above) will represent a portion of the losses to be borne by the Certificateholders.

In addition, the Master Servicer, the Special Servicer and the Trustee, as applicable, will be required to consider Unliquidated Advances in respect of prior Advances for purposes of nonrecoverability

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determinations as if such Unliquidated Advances were unreimbursed Advances. Neither the Master Servicer nor the Trustee will be required to make any principal or interest advances with respect to delinquent amounts due on any Companion Loan. Any requirement of the Master Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

With respect to each Non-Serviced Mortgage Loan, the Master Servicer, the Special Servicer or the Trustee will each be permitted to make its own determination that the Master Servicer or the Trustee has made a nonrecoverable P&I Advance on such Mortgage Loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to such Mortgage Loan independently of any determination made by the servicer of the related Non-Serviced Loan Combination. If the Master Servicer or Special Servicer, as applicable, determines that a proposed P&I Advance with respect to a Non-Serviced Mortgage Loan, if made, or any outstanding P&I Advance with respect to any Non-Serviced Mortgage Loan previously made, would be, or is, as applicable, a nonrecoverable advance, the Master Servicer or Special Servicer, as applicable, will be required to provide the servicer of the related Non-Serviced Companion Loan written notice of such determination, promptly and in any event within the time permitted by the applicable intercreditor agreement. If the Master Servicer receives written notice from any such servicer that it has determined, with respect to the related Non-Serviced Companion Loans, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, such determination will not be binding on the Certificateholders, the Master Servicer or the Trustee; provided, however, with respect to any Non-Serviced Loan Combination, the Master Servicer and the Trustee may conclusively rely on such determination.

“Unliquidated Advance” means any Advance previously made by a party to the Pooling and Servicing Agreement that has been previously reimbursed, as between the person that made the Advance under the Pooling and Servicing Agreement, on the one hand, and the Issuing Entity, on the other, as part of a Workout-Delayed Reimbursement Amount, as applicable, but that has not been recovered from the related borrower or otherwise from collections on or the proceeds of the Mortgage Loan, the applicable Serviced Loan Combination or Serviced REO Property in respect of which the Advance was made.

Accounts

Collection Account. The Master Servicer will establish and maintain one or more segregated accounts (collectively, the “Collection Account”) pursuant to the Pooling and Servicing Agreement, and will be required to deposit into the Collection Account (or, with respect to each Serviced Loan Combination, a separate custodial account, which may be a sub-account of the Collection Account) all payments in respect of the Mortgage Loans or Serviced Loan Combinations, as applicable, other than amounts permitted to be withheld by the Master Servicer or amounts to be deposited into any Reserve Account.

Distribution Account. The Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Distribution Account”) in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders. With respect to each Distribution Date, the Master Servicer will remit on or before the Master Servicer Remittance Date to the Certificate Administrator, and the Certificate Administrator will deposit into the Distribution Account, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance Date an amount of immediately available funds equal to the sum of (i) the Available Funds (including all P&I Advances) and (ii) the Trustee/Certificate Administrator Fee. To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Distribution Account as described in this prospectus supplement. See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Interest Reserve Account. The Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Interest Reserve Account”) in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders (other than with respect to the Class V Certificates). The

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Interest Reserve Account may be a subaccount of the Distribution Account. The Certificate Administrator will be required to deposit into the Interest Reserve Account, with respect to each Mortgage Loan that accrues interest based on the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days, on each Distribution Date occurring in February and each Distribution Date occurring in any January, which occurs in a year that is not a leap year, unless such Distribution Date is the final Distribution Date, an amount equal to one (1) day’s interest at the related Net Mortgage Pass-Through Rate on the respective Stated Principal Balance as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited, “Withheld Amounts”).

REO Accounts. Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more REO Accounts for collections from REO Properties.

Excess Interest. The Certificate Administrator is required to establish and maintain the “Class V Distribution Account” in its own name, for the benefit of the Class V Certificateholders. The Class V Distribution Account may be a subaccount of the Distribution Account. On each Distribution Date, the Certificate Administrator is required to distribute from the Class V Distribution Account any Excess Interest received with respect to any ARD Loan during the related Collection Period to the holders of the Class V Certificates.

The Certificate Administrator will also be deemed to establish and maintain one or more segregated non-interest-bearing accounts or sub-accounts for the “Lower-Tier Distribution Account,” the “Upper-Tier Distribution Account” and the “Excess Liquidation Proceeds Account,” each in its own name on behalf of the Trustee, for the benefit of the Certificateholders. The Lower-Tier Distribution Account and the Upper-Tier Distribution Account may be subaccounts of the Distribution Account.

The Collection Account, the separate custodial account for each Serviced Loan Combination, any REO Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Class V Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account will be held in the name of the Trustee (or the Master Servicer, Special Servicer or Certificate Administrator, as applicable, on behalf of the Trustee) for the benefit of the holders of Certificates and, in the case of the separate custodial account for a Serviced Loan Combination, the holder of the related Serviced Companion Loan, and with respect to the Lower-Tier Distribution Account, for the benefit of the Trustee as the holder of the related uncertificated regular interests. Each of the Collection Account, the separate custodial account for each Serviced Loan Combination, any REO Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Class V Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account will be (or will be a sub-account of) (i) an account or accounts maintained with a depository institution or trust company the short-term unsecured debt obligations or commercial paper of which are rated at least “P-1” by Moody’s, “R-1 (middle)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s and KBRA)) and at least the equivalent by KBRA (if then rated by KBRA), in the case of accounts in which deposits are held for 30 days or less or, in the case of accounts in which deposits are held for more than 30 days, the long-term unsecured debt obligations of which are rated at least “A2” by Moody’s, “A” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s and KBRA)) and at least the equivalent by KBRA (if then rated by KBRA), (ii) an account or accounts maintained with PNC Bank, National Association, so long as such depository’s long-term unsecured debt or deposit accounts are rated at least “A2” by Moody’s, “A” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s and KBRA)) and at least the equivalent by KBRA (if then rated by KBRA) (if the deposits are to be held in the account for more than 30 days) or its short term deposit accounts or short term unsecured debt is rated at least “P-1” by Moody’s, “R-1 (middle)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s and KBRA)) and at least the equivalent by KBRA (if then rated by KBRA) (if the deposits are to be held in the account for 30 days or less), (iii) with respect solely to the KeyBank Serviced Loans being sub-serviced pursuant to the KeyBank Primary Servicing Agreement, an account or accounts maintained with KeyBank National Association, so long as such KeyBank National Association’s (a) long-term unsecured debt or deposit

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accounts are rated at least “A2” by Moody’s, “BBB” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s and KBRA)) and at least the equivalent by KBRA (if then rated by KBRA) if the deposits are to be held in the account for more than 30 days or (b) short term deposit accounts or short term unsecured debt is rated at least “P-1” by Moody’s, “R-1 (low)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s and KBRA)) and at least the equivalent by KBRA (if then rated by KBRA) if the deposits are to be held in the account for 30 days or less, (iv) an account or accounts maintained with Deutsche Bank Trust Company Americas, so long as it meets the eligibility standards of the Certificate Administrator set forth in the Pooling and Servicing Agreement, (v) a segregated trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which institution or trust company (which, subject to the remainder of this clause (v), may include the Certificate Administrator or the Trustee) has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority and to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations, Section 9.10(b) and the long-term unsecured debt obligations of which are rated at least “A2” by Moody’s, (vi) such other account or accounts that, but for the failure to satisfy one or more of the minimum rating(s) set forth in the applicable clause, would be listed in clauses (i)-(v) above, with respect to which a No Downgrade Confirmation has been obtained from each Rating Agency for which the minimum ratings set forth in the applicable clause is not satisfied with respect to such account or (ix) any other account as to which the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer, as applicable, receives a No Downgrade Confirmation from each Rating Agency, which may be an account maintained by or with the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer.

With respect to each of the accounts, the party that maintains such account (i.e., the Master Servicer, with respect to the Collection Account, the Certificate Administrator with respect to the Distribution Account, the Class V Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account, and the Special Servicer with respect to any REO Account) shall be the party with the right and obligation to make disbursements from such account. The Certificate Administrator will have the right to invest the funds in the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account, the Master Servicer will have the right to invest the funds in the Collection Account and the separate custodial account for each Serviced Loan Combination, and the Special Servicer will have the right to invest the funds in any REO Account, in each case, in certain short-term high quality investments maturing on the business day prior to the date such funds are required to be applied pursuant to the Pooling and Servicing Agreement. The Certificate Administrator, the Master Servicer or the Special Servicer (as applicable) will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds other than losses resulting from investments directed by or on behalf of a borrower or that result from the insolvency of any financial institution that was an eligible institution under the terms of the Pooling and Servicing Agreement at the time the investment was made and 30 days prior to such insolvency. The transaction accounts and account activity conducted by the Master Servicer, Special Servicer or Certificate Administrator with respect to any account maintained by it will not be independently verified by any other person or entity.

The Master Servicer may make withdrawals from the Collection Account (and the separate custodial account for each Serviced Loan Combination), to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Due-On-Sale Clauses In most cases, the Mortgage Loans (and the Serviced Loan Combinations) contain provisions in the nature of “due-on-sale” clauses (including, without limitation, sales or transfers of Mortgaged Properties (in full or part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the related borrower or its owners), which by their terms, subject to any exceptions in the related Mortgage Loan Documents, (a) provide that the Mortgage Loans (or the Serviced Loan Combinations) will (or may at the lender’s option) become due and payable upon the sale or other

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transfer of an interest in the related Mortgaged Property (or the related borrower or its owners), (b) provide that the Mortgage Loans (or the Serviced Loan Combinations) may not be assumed without the consent of the related lender in connection with any such sale or other transfer or (c) provide that such Mortgage Loans (or the Serviced Loan Combinations) may be assumed or transferred without the consent of the lender provided certain conditions are satisfied. Neither the Master Servicer (with respect to non-Specially Serviced Loans) nor the Special Servicer (with respect to Specially Serviced Loans) will be required to enforce any such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or if the Master Servicer (with respect to non-Specially Serviced Loans and with the consent of the Special Servicer) or the Special Servicer (with respect to Specially Serviced Loans) determines, subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement, that the enforcement of such provision is reasonably likely to result in meritorious legal action by the related borrower or (y) subject to the discussion above under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement, the Master Servicer (with the consent of the Special Servicer) or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate or other applicable discount rate), than would enforcement of such clause. If the Master Servicer or the Special Servicer, as applicable, determines that (i) granting such consent would be likely to result in a greater recovery, (ii) such provisions are not legally enforceable, or (iii) in the case of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination described in clause (c) of this paragraph, that the conditions to sale or transfer have been satisfied, the Master Servicer or the Special Servicer is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon and to release the original borrower; provided that (a) the credit status of the prospective transferee is in compliance with the Servicing Standards and criteria and the terms of the related Mortgage and (b) the Master Servicer or the Special Servicer, as applicable, has received a No Downgrade Confirmation (and, if the affected Mortgage Loan is part of a Serviced Loan Combination, a No Downgrade Confirmation with respect to any commercial mortgage pass-through certificates backed by any related Serviced Companion Loan (“Companion Loan Securities”)) from Moody’s, DBRS and KBRA with respect to any Mortgage Loan or group of cross-collateralized Mortgage Loans that (A) represents more than 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) has a Stated Principal Balance that is more than $35,000,000, (C) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000 or (D) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related Other Securitization (provided, that the Master Servicer or Special Servicer, as applicable, will be entitled to reasonably rely upon the written notification provided by the master servicer or special servicer of such Other Securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such Other Securitization). To the extent not precluded by the Mortgage Loan Documents, the Master Servicer or Special Servicer, as applicable, may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Issuing Entity; provided that in the case of a Serviced Loan Combination the Master Servicer (if such Serviced Loan Combination is a performing loan) or the Special Servicer (if such Serviced Loan Combination is a Specially Serviced Loan) will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to such Serviced Companion Loans from the holders of such Serviced Companion Loans. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under “—Realization Upon Mortgage Loans” and “—Modifications” below.

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Due-On-Encumbrance Clauses In most cases, the Mortgage Loans (and the Serviced Loan Combinations) contain provisions in the nature of a “due-on-encumbrance” clause which by their terms, subject to any exceptions in the related Mortgage Loan Documents, (a) provide that the related Mortgage Loan (or Serviced Loan Combination) will (or may at the lender’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or any ownership interest in the related borrower (including, unless specifically permitted, any mezzanine financing of the related borrower or the Mortgaged Property or any sale or transfer of preferred equity in the related borrower or its owners), (b) require the consent of the related lender to the creation of any such lien or other encumbrance on the related Mortgaged Property (including, without limitation, any mezzanine financing of the related borrower or the Mortgaged Property or any sale or transfer of preferred equity in the related borrower or its owners) or (c) provide that such Mortgaged Property may be further encumbered without the consent of the lender (including, without limitation, any mezzanine financing of the related borrower or the Mortgaged Property or any sale or transfer of preferred equity in the related borrower or its owners). Neither the Master Servicer (with respect to non-Specially Serviced Loans) nor the Special Servicer (with respect to Specially Serviced Loans) will be required to enforce such due-on-encumbrance clauses and in connection therewith, will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if, subject to the discussion above under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement, the Master Servicer (with the consent of Special Servicer) or the Special Servicer, as applicable, (A) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Issuing Entity or the holder of any Serviced Companion Loan, if applicable, or that in the case of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination described in clause (c) of this paragraph, that the conditions to further encumbrance have been satisfied and (B) receives a prior No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities) from Moody’s, Fitch or DBRS with respect to any Mortgage Loan that (A) represents more than 2% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding, (B) has a Stated Principal Balance that is more than $20,000,000, (C) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance, (D) has an aggregate loan-to-value ratio (including any existing and proposed additional debt) that is equal to or greater than 85%, (E) has an aggregate debt service coverage ratio (in each case, determined based upon the aggregate of the Stated Principal Balance of the related Mortgage Loan, any existing additional debt and the principal amount of the proposed additional lien) that is less than 1.20x, or (F) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the ten largest mortgage loans in the related Other Securitization (provided, that the Master Servicer or Special Servicer, as applicable, is entitled to reasonably rely upon the written notification provided by the master servicer or special servicer of the applicable other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such Other Securitization) provided, that with respect to clauses (A), (C), (D), (E) and (F), such Mortgage Loan must also have a Stated Principal Balance of at least $10,000,000 for the requirement of a No Downgrade Confirmation to apply. To the extent not precluded by the Mortgage Loan Documents, neither the Master Servicer nor the Special Servicer may approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such lien or encumbrance. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Issuing Entity; provided that in the case of a Serviced Loan Combination the Master Servicer (if such Serviced Loan Combination is a performing loan) or the Special Servicer (if such Serviced Loan Combination is a Specially Serviced Loan) will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to such Serviced Companion Loans from the holders of such Serviced Companion Loan.

Neither the Master Servicer nor the Special Servicer will be responsible for enforcing a “due-on-sale” or a “due-on-encumbrance” clause with respect to any Non-Serviced Mortgage Loan.

Notwithstanding the foregoing, without any other approval or consent, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a

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borrower’s request for (i) consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose, (ii) consent to subordination of the related Mortgage Loan to such easement, right of way or similar agreement, and (iii) consent to any other matter that is not a Major Decision. In any such case, the Master Servicer or the Special Servicer, as applicable, will be entitled to 100% of the related fees.

Inspections

The Master Servicer (or, with respect to any Specially Serviced Loan and Serviced REO Property, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) at such times and in such manner as is consistent with the Servicing Standard, but in any event is required to inspect each Mortgaged Property securing a Note, with a Stated Principal Balance (or in the case of a Mortgage Loan secured by more than one Mortgaged Property, having an Allocated Loan Amount) of (a) $2,000,000 or more at least once every 12 months, commencing in 2016 and (b) less than $2,000,000 at least once every 24 months, commencing in 2017 (or at such decreased frequency as each Rating Agency shall have provided a No Downgrade Confirmation relating to the Certificates and Companion Loan Securities, if any); provided, however, that if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination becomes a Specially Serviced Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan or Serviced Loan Combination becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan; provided, further, that the Master Servicer will not be required to inspect a Mortgaged Property that has been inspected in the previous 6 months. The reasonable cost of each such inspection performed by the Special Servicer will be paid by the Master Servicer as a Property Advance or if such Property Advance would not be recoverable, as an expense of the Issuing Entity including out of general collections. With respect to a Serviced Loan Combination, the costs described in the preceding sentence above that relate to the applicable Serviced Loan Combination will be paid out of amounts on deposit in the separate custodial account maintained with respect to such Serviced Loan Combination (allocated in accordance with the expense allocation provision of the related Intercreditor Agreement). If funds in the applicable custodial account relating to a Serviced Loan Combination are insufficient, then any deficiency will be paid from amounts on deposit in the Collection Account; provided that the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Pari Passu Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Serviced Pari Passu Companion Loans from the holders of such Serviced Pari Passu Companion Loans. The Master Servicer or the Special Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, any material adverse change in the condition of the Mortgaged Property, or any visible material waste committed on the Mortgaged Property. Inspection of the Mortgaged Properties securing the Non-Serviced Mortgage Loans will be conducted by the other servicers appointed under, and performed in accordance with the terms of, the servicing agreements governing the Non-Serviced Mortgage Loans.

Insurance Policies

In the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, as applicable (but excluding any Mortgage Loan as to which the related Mortgaged Property has become an REO Property and any Non-Serviced Mortgage Loan), the Master Servicer will be required to use commercially reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain the following insurance coverage (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the Master Servicer will be required to itself cause to be maintained) for the related Mortgaged Property: (a) except where the Mortgage Loan Documents permit a borrower to rely on self-insurance provided by a tenant, a

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fire and casualty extended coverage insurance policy that does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or Serviced Loan Combination, as applicable, or the Stated Principal Balance of the Mortgage Loan or the Serviced Loan Combination, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and (b) all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan Documents.

Notwithstanding the foregoing,

(i)     the Master Servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless the Trustee has an insurable interest and such insurance policy was (x) in effect at the time of the origination of such Mortgage Loan or the Serviced Loan Combination, as applicable, or (y) required by the related Mortgage Loan Documents and is available at commercially reasonable rates; provided, that the Master Servicer will be required to require the related borrower to maintain such insurance in the amount, in the case of clause (x), maintained at origination, and in the case of clause (y), required by such Mortgage Loan or Serviced Loan Combination, in each case, to the extent such amounts are available at commercially reasonable rates and to the extent the Trustee has an insurable interest;

(ii)     if and to the extent that any Mortgage Loan Document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the Master Servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the Pooling and Servicing Agreement;

(iii)     the Master Servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided, that this will not limit the Master Servicer’s obligation to obtain and maintain a force-placed insurance policy as set forth in the Pooling and Servicing Agreement;

(iv)     except as provided below, in no event will the Master Servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage to the extent that the failure of such borrower to maintain insurance coverage is an Acceptable Insurance Default (as determined by the Special Servicer subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” above in this prospectus supplement);

(v)     to the extent the Master Servicer itself is required to maintain insurance that the borrower does not maintain, the Master Servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the Issuing Entity as lender has an insurable interest thereon; and

(vi)     any explicit terrorism insurance requirements contained in the related Mortgage Loan Documents are required to be enforced by the Master Servicer in accordance with the Servicing Standard (unless the Special Servicer and, if no Control Termination Event has occurred and is continuing, the Directing Holder, have consented to a waiver (including a waiver to permit the Master Servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan Documents) in writing of that provision in accordance with the Servicing Standard).

With respect to each Serviced REO Property, the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement (subject to the right of the Special Servicer to direct the Master Servicer to make a Property Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case the Master Servicer will be required to make that Property Advance (subject to the recoverability determination and Property Advance procedures

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described above under “—Advances” in this prospectus supplement)) to the extent reasonably available at commercially reasonable rates and to the extent the Trustee has an insurable interest (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan (other than a Non-Serviced Mortgage Loan), REO Loan or Serviced Loan Combination, as applicable (or such greater amount of coverage required by the related Mortgage Loan Documents (unless such amount is not available or if no Control Termination Event has occurred and is continuing, the Directing Holder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months. However, the Special Servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at a commercially reasonable rates and consistent with the Servicing Standard.

If either (x) the Master Servicer or the Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Loan Combinations and the Serviced REO Properties, as applicable, as to which it is the Master Servicer or the Special Servicer, as the case may be, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement, and (ii) provides protection equivalent to the individual policies otherwise required or (y) the Master Servicer or Special Servicer (or its corporate parent) has long-term unsecured debt obligations or deposit accounts that are rated at least “A2” by Moody’s, “A (low)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs, which may include Moody’s or KBRA) and at least the equivalent by KBRA (if then rated by KBRA), and the Master Servicer or the Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then the Master Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or Serviced REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as the case may be, that maintains such policy will be required, if there shall not have been maintained on any Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, to promptly deposit into the Collection Account (or, with respect to a Serviced Loan Combination, the related separate custodial account), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or the related Serviced Loan Combination (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

The costs of the insurance premiums incurred by the Master Servicer or the Special Servicer may be recovered by the Master Servicer or the Special Servicer, as applicable, from reimbursements received from the related borrower or, if the borrower does not pay those amounts, as a Property Advance (to the extent that such Property Advances are recoverable advances) as set forth in the Pooling and Servicing Agreement. However, even if such Property Advance would be a nonrecoverable advance, the Master Servicer or the Special Servicer, as applicable, may make such payments using funds held in the Collection Account (or, with respect to a Serviced Loan Combination, the related separate custodial account) or may be permitted or required to make such Property Advance, subject to certain conditions set forth in the Pooling and Servicing Agreement.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans or any Serviced Loan Combination, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

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Assignment of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Issuing Entity on or before the Closing Date from the Mortgage Loan Sellers pursuant to four separate mortgage loan purchase agreements (the “Mortgage Loan Purchase Agreements”). See “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the Depositor’s rights and remedies against the Mortgage Loan Sellers in respect of breaches of representations and warranties regarding the Mortgage Loans, to the Trustee for the benefit of the holders of the Certificates. On or prior to the Closing Date, the Depositor will deliver to the Custodian, the Note and certain other documents and instruments (the “Mortgage Loan Documents”) with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan); except that the Mortgage Loan Documents with respect to the Servicing Shift Loan Combinations will be delivered to the Custodian on or prior to the Closing Date, and such Mortgage Loan Documents (other than the Note evidencing the Mortgage Loan included in the Issuing Entity) will be transferred to the custodian related to the securitization of the related Controlling Companion Loan. The Custodian will hold such documents in trust for the benefit of the holders of the Certificates. The Custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of defects therein to the Trustee, the Certificate Administrator, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Directing Holder (but for so long as no Consultation Termination Event has occurred and is continuing) and the related Mortgage Loan Seller.

Each of the Mortgage Loan Sellers will, or will retain a third party vendor (which may be the Trustee or the Custodian) to, complete the assignment and recording or filing of the related Mortgage Loan Documents to the Trustee for the benefit of the Certificateholders. Each Mortgage Loan Seller will be required to effect (at its expense) the assignment and recordation or filing of the related Mortgage Loan Documents until the assignment and recordation or filing of all Mortgage Loan Documents has been completed.

Representations and Warranties; Repurchase; Substitution

In the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders the representations and warranties made by the Mortgage Loan Sellers to the Depositor in the Mortgage Loan Purchase Agreements.

Each of the Mortgage Loan Sellers will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the Issuing Entity, representations and warranties generally to the effect set forth on Annex F to this prospectus supplement, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to the exceptions set forth in Annex G to this prospectus supplement.

The Pooling and Servicing Agreement requires that the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee and the Custodian notify each other, the affected Mortgage Loan Seller and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing) promptly upon discovery or receipt of notice of any failure by any party to deliver Mortgage Loan Documents in a timely manner, any defect in any document constituting a part of the mortgage file (as described in the Pooling and Servicing Agreement) or any breach of any representation or warranty referred to in the preceding paragraph that, in each case, materially and adversely affects the value of such Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee in such Mortgage Loan or the related Mortgaged Property or causes any Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (each, a “Material Document Defect” or a “Material Breach”, as the case may be). Each of the Mortgage Loan Purchase Agreements provides that, with respect to any such Mortgage Loan, within 90 days following its receipt of such notice from the Depositor, the Master Servicer, the Special Servicer,

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the Certificate Administrator, the Trustee or the Custodian (or, in the case of a Material Breach or Material Document Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), within 90 days of the Mortgage Loan Seller or any party to the Pooling and Servicing Agreement discovering such Material Breach or Material Document Defect, provided that the related Mortgage Loan Seller has received notice in accordance with the terms of the Pooling and Servicing Agreement), the affected Mortgage Loan Seller (or, if applicable, its affiliate) must either (a) cure such breach or defect in all material respects, (b) repurchase such Mortgage Loan at an amount equal to the sum of (1) the outstanding principal balance of the Mortgage Loan as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan at the related Mortgage Rates in effect from time to time, to but not including the Due Date in the month of purchase, but excluding any yield maintenance or other prepayment penalty, (3) all related unreimbursed Property Advances plus accrued and unpaid interest on related Advances at the Advance Rate and all Special Servicing Fees and Workout Fees allocable to the Mortgage Loan (and, in the case of a Non-Serviced Mortgage Loan, unpaid fees payable to the applicable other servicer or trustee allocable to such Mortgage Loan), (4) any Liquidation Fee allocable to the Mortgage Loan, as specified below in “—Special Servicing—Special Servicing Compensation,” (5) all additional expenses of the Issuing Entity allocable to such Mortgage Loan and (6) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any such expenses arising out of the enforcement of the repurchase obligation (such price, the “Repurchase Price”) or (c) substitute, within two years of the Closing Date, a Qualified Substitute Mortgage Loan (a “Replacement Mortgage Loan”) for the affected Mortgage Loan (the “Removed Mortgage Loan”) and pay any shortfall amount equal to the excess of the Repurchase Price of the Removed Mortgage Loan calculated as of the date of substitution over the Stated Principal Balance of the Replacement Mortgage Loan as of the date of substitution; provided that the applicable Mortgage Loan Seller generally has an additional 90-day period (as set forth in the Pooling and Servicing Agreement) to cure the Material Document Defect or Material Breach if such Material Document Defect or Material Breach is not capable of being cured within the initial 90-day period, the Mortgage Loan Seller is diligently proceeding with that cure, and such Material Document Defect or Material Breach is not related to the Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3). See “—Servicing Compensation and Payment of Expenses” below in this prospectus supplement. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a material defect.

If (x) there exists a breach of any representation or warranty on the part of a Mortgage Loan Seller as set forth in, or made pursuant to, representation 30 or 32 described in Annex F to this prospectus supplement relating to fees and expenses payable by the borrower associated with the exercise of a defeasance option, a waiver of a “due-on-sale” provision or a “due-on-encumbrance” provision or the release of any Mortgaged Property, and (y) the related Mortgage Loan Documents specifically prohibit the Master Servicer or Special Servicer from requiring the related borrower to pay such fees and expenses, then the applicable Mortgage Loan Seller may cure such breach by transferring to the Collection Account, within 90 days of notice of such breach from the Master Servicer or the Special Servicer, the amount of any such fees and expenses borne by the Trust that are the basis of such breach. Upon its making such deposit, the Mortgage Loan Seller will be deemed to have cured such breach in all respects. Provided such payment is made, this paragraph describes the sole remedy available to the Trust regarding any such breach, regardless of whether it constitutes a Material Breach, and the applicable Mortgage Loan Seller will not be obligated to repurchase or otherwise cure such breach.

Notwithstanding the foregoing, if there is a Material Breach or Material Document Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable Mortgage Loan Seller (or, if applicable, its affiliate) will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan Documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan

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Documents and the applicable Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not cause an adverse REMIC event to occur and (iii) each applicable Rating Agency has provided a No Downgrade Confirmation.

In lieu of a Mortgage Loan Seller repurchasing, substituting or curing a Material Breach or Material Document Defect, to the extent that the Mortgage Loan Seller and the Special Servicer on behalf of the Issuing Entity (with the consent of the Directing Holder for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the Mortgage Loan Seller to the Special Servicer on behalf of the Issuing Entity that would be deemed sufficient to compensate the Issuing Entity for a Material Breach or Material Document Defect (a “Loss of Value Payment”), the Mortgage Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the Mortgage Loan Seller will be deemed to have cured the related Material Breach or Material Document Defect in all respects. A Loss of Value Payment may not be made with respect to a Material Document Defect or Material Breach that is related to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).

A “Qualified Substitute Mortgage Loan” is a Mortgage Loan that, among other things: (i) has an outstanding Stated Principal Balance that is not more than the outstanding Stated Principal Balance of the related Removed Mortgage Loan, (ii) accrues interest at a rate of interest at least equal to that of the related Removed Mortgage Loan, (iii) has a remaining term to stated maturity of not greater than, and not more than two years less than, the remaining term to stated maturity of the related Removed Mortgage Loan, (iv) is approved, for so long as no Control Termination Event has occurred and is continuing, by the Directing Holder and (v) the Trustee and the Certificate Administrator have received a prior No Downgrade Confirmation.

The obligations of the Mortgage Loan Sellers to repurchase, substitute, cure or make a Loss of Value Payment described in the second, third, fourth and fifth preceding paragraphs constitute the sole remedies available to holders of Certificates or the Trustee for a document defect in the related mortgage file or a breach of a representation or warranty by the related Mortgage Loan Seller with respect to any Mortgage Loan; provided that with respect to the obligations of LCF, Ladder Holdings, TRS LLLP and REIT LLLP will agree, pursuant to the related Mortgage Loan Purchase Agreement, to guarantee payment in connection with the performance of such obligations. None of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee will be obligated to purchase or substitute a Mortgage Loan if a Mortgage Loan Seller (or, if applicable, its affiliate) defaults on its obligation to repurchase, substitute or cure, and no assurance can be given that a Mortgage Loan Seller (or, if applicable, its affiliate) will fulfill such obligations. See the discussion of the respective Mortgage Loan Sellers under “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement. If such obligation is not met as to a Mortgage Loan that is not a “qualified mortgage” within the meaning of Code Section 860G(a)(3), the Upper-Tier REMIC or the Lower-Tier REMIC may fail to qualify to be treated as a REMIC for federal income tax purposes.

Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing, asset management or (solely with respect to the Operating Advisor) commercial mortgage surveillance, portfolio, provided that certain conditions are satisfied, including obtaining a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities). The resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, will be required to pay all reasonable costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such party. The Pooling and Servicing Agreement provides that none of the Master Servicer, the Special Servicer or the Operating Advisor may otherwise resign from their obligations and duties as the Master Servicer, the Special Servicer or the Operating Advisor thereunder, except upon either (a) the determination that performance of its duties is no longer permissible under applicable law and provided

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that such determination is evidenced by an opinion of counsel delivered to the Trustee and the Certificate Administrator, (b) the appointment of a successor as described in the first sentence of this paragraph or (c) solely with respect to the Operating Advisor, under the conditions described above under “—The Operating Advisor—Resignation of the Operating Advisor”. No such resignation may become effective until the Trustee or a successor Master Servicer, Special Servicer or Operating Advisor, as the case may be, has assumed the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer, Special Servicer or Operating Advisor assuming the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer, Special Servicer or Operating Advisor would have been entitled. If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer, Special Servicer or Operating Advisor will be treated as Realized Losses.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor, or any affiliate, director, officer, employee, member, manager, representative or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any liability to the Issuing Entity, the holders of Certificates, any Serviced Companion Loan noteholders, any party to the Pooling and Servicing Agreement or any third party beneficiary for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement (including actions taken or not taken at the direction of the Directing Holder), or for errors in judgment; provided, that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor or any affiliate, representative, member, manager, director, officer, employee or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be protected against any breach of its respective representations and warranties made in the Pooling and Servicing Agreement or any liability that would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Master Servicer, the Special Servicer or the Operating Advisor, by reason of any specific liability imposed for a breach of the Servicing Standard or the Operating Advisor Standard, as applicable) in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder. The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor and any affiliate, director, officer, employee, member, manager, representative or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability or expense incurred in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (including legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder or (ii) in the case of the Depositor and any of its directors, officers, representatives, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law. With respect to a Serviced Loan Combination, the expenses, costs and liabilities described in the preceding sentence above that relate to the applicable Serviced Loan Combination will be paid out of amounts on deposit in the separate custodial account maintained with respect to such Serviced Loan Combination (allocated in accordance with the expense allocation provision of the related Intercreditor Agreement). If funds in the applicable custodial account relating to a Serviced Loan Combination are insufficient, then any deficiency will be paid from amounts on deposit in the Collection Account; provided that the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the holders of such Companion Loan.

The Pooling and Servicing Agreement will also provide that the servicer, special servicer, the depositor, certificate administrator, trustee and operating advisor of a Non-Serviced Mortgage Loan, and any director, officer, employee or agent of any of them will be entitled to indemnification by the Issuing

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Entity and held harmless against the Issuing Entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of related Non-Serviced Mortgage Loan under the applicable servicing agreement or the Pooling and Servicing Agreement or the related Intercreditor Agreement (but excluding any such losses allocable to the related Companion Loans); provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of such party in the performance of its obligations or duties or by reason of negligent disregard of its obligations or duties under the applicable servicing agreement or related Intercreditor Agreement.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability not recoverable from the Issuing Entity. Each of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor may, however, in its discretion undertake any such action that it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates and Companion Loan Securities, as applicable, thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor will be entitled to be reimbursed therefor from the Collection Account (or with respect to a Serviced Loan Combination, first from the related separate custodial account, as described in the second preceding paragraph) no later than 60 days after submitting such expenses or costs for reimbursement.

The management, prosecution, defense and/or settlement of claims and litigation relating to any Mortgage Loan brought against the Issuing Entity or any party to the Pooling and Servicing Agreement will generally be handled by the Master Servicer and the Special Servicer; subject to certain rights of the Trustee to appear in any such action to which it is a named party and the rights of certain parties to the Pooling and Servicing Agreement to indemnification for certain costs or liabilities arising from such litigation, all as more specifically provided for in the Pooling and Servicing Agreement.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed by the Issuing Entity from the Collection Account (or with respect to a Serviced Loan Combination, to the extent such reimbursement is allocable to such Serviced Loan Combination, first from the related custodial account), to the extent not recoverable from the Master Servicer or Special Servicer, as applicable. Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

Any person into which the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, will be the successor of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor under the Pooling and Servicing Agreement if each of the Rating Agencies then rating any Certificates has provided a No Downgrade Confirmation (and each rating agency then rating any Companion Loan Securities has provided a No Downgrade Confirmation); provided, however, none of the Depositor, Master Servicer, Special Servicer or Operating Advisor shall be required to obtain a No

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Downgrade Confirmation from any Rating Agency if (x) the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, as applicable, is merged into or consolidated with a Qualified Affiliate or transfers all or substantially all of its assets to a Qualified Affiliate or (y) the Master Servicer or the Special Servicer enters into a merger and the Master Servicer or the Special Servicer, as applicable, is the surviving entity.

A “Qualified Affiliate” is any person (a) that is organized and doing business under the laws of any state of the United States or the District of Columbia, (b) that is in the business of performing the duties of a servicer of mortgage loans, and (c) as to which 50% or greater of its outstanding voting stock or equity ownership interest are directly or indirectly owned by the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, or by any person or persons who directly or indirectly own equity ownership interests in the Master Servicer, the Special Servicer or the Operating Advisor, as applicable.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)   with respect to the Master Servicer only, any failure by the Master Servicer (i) to make a required deposit to the Collection Account or to the separate custodial account for any Loan Combination on the day such deposit was first required to be made, which failure is not remedied within two business days, (ii) to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the Master Servicer determines that such P&I Advance would not be recoverable), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, however, that to the extent the Master Servicer does not timely make such remittances to the Certificate Administrator, the Master Servicer will be required to pay the Certificate Administrator for the account of the Certificate Administrator interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made) or (iii) to remit to any holder of a Serviced Companion Loan, as and when required by the Pooling and Servicing Agreement or the related intercreditor agreement, any amount required to be so remitted which failure continues for 2 business days;

(b)   with respect to the Special Servicer only, any failure by the Special Servicer to deposit into the REO Account on the day such deposit is required to be made and such failure continues unremedied for two business days, or to remit to the Master Servicer for deposit in the Collection Account (or, in the case of a Serviced Loan Combination, the related custodial account) any such remittance required to be made, under the Pooling and Servicing Agreement; provided, however, that the failure of the Special Servicer to remit such remittance to the Master Servicer will not be a Servicer Termination Event if such failure is remedied within two business days and if the Special Servicer has compensated the Master Servicer for any loss of income (at the Advance Rate) on such amount suffered by the Master Servicer due to and caused by the late remittance of the Special Servicer and reimbursed the Issuing Entity for any resulting advance interest due to the Master Servicer;

(c)   any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (15 days in the case of the Master Servicer’s failure to make a Property Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by the Master Servicer or the Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, by the Certificateholders of any Class,

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evidencing Percentage Interests aggregating not less than 25% of such Class or by a holder of a Serviced Companion Loan, if affected; provided, if that failure is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 15-, 30- or 45-day period, as applicable, will be extended an additional 30 days;

(d)   any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders or holder of a Serviced Companion Loan and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, is given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the holders of Certificates of any Class evidencing Percentage Interests aggregating not less than 25% of such Class or by a holder of a Serviced Companion Loan, if affected; provided, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, as applicable, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)   any of Moody’s, DBRS or KBRA has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates on “watch status” in contemplation of possible rating downgrade or withdrawal (and such qualification, downgrade or withdrawal or “watch status” placement shall not have been withdrawn by Moody’s, DBRS or KBRA, as applicable, within 60 days of such actual knowledge by the Master Servicer or Special Servicer, as applicable), and, in case of either of clause (A) or (B), publicly citing servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or a material factor in such rating action; and

(g)   so long as the Issuing Entity is subject to Exchange Act reporting requirements, any failure by the Master Servicer or Special Servicer, as applicable, to deliver to the Trustee and the Certificate Administrator (i) an annual certification regarding such servicer’s compliance with the terms of the Pooling and Servicing Agreement, as well as an assessment of compliance with certain servicing criteria and an accountant’s attestation report with respect to such assessment by the time required under the Pooling and Servicing Agreement after any applicable grace period or (ii) any Exchange Act reporting items that a primary servicer, sub-servicer or servicing function participant (such entity, the “Sub-Servicing Entity”) retained by the Master Servicer or Special Servicer, as applicable (but excluding any Sub-Servicing Entity which the Master Servicer or Special Servicer has been directed to retain by a Sponsor or Mortgage Loan Seller) is required to deliver (after any applicable grace period) (any Sub-Servicing Entity will be terminated if it defaults in accordance with the provision of this clause (g)).

Rights upon a Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer, as applicable, occurs and is continuing, then the Trustee may, and at the written direction of (1) the holders of Certificates evidencing at least 25% of the aggregate Voting Rights, (2) in the case of the Special Servicer, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative, or (3) the Depositor (with respect to clause (g) of the definition of “Servicer Termination Event”), the Trustee will be required to, terminate all of the rights (other than certain rights to indemnification, compensation and (in certain limited circumstances) the excess servicing strip as provided in the Pooling and Servicing Agreement) and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer, as the case may be, under the Pooling and Servicing Agreement. In the case of a Servicer Termination Event pursuant to clause (f) of the definition thereof,

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the Certificate Administrator will be required to notify Certificateholders and Serviced Companion Loan noteholders of such Servicer Termination Event and request whether such Certificateholders and, if applicable, the Serviced Companion Loan noteholders favor such termination. Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest thereon as provided in the Pooling and Servicing Agreement.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the Master Servicer affects a Serviced Companion Loan and the Master Servicer is not otherwise terminated or (b) if a nationally recognized statistical rating organization (“NRSRO”), as that term is defined in Section 3(a)(62) of the Exchange Act, engaged to rate a Companion Loan Security qualifies, downgrades or withdraws its rating of such Companion Loan Security, citing servicing concerns with the Master Servicer as the sole or a material factor in such rating action, then the holder of such Serviced Companion Loan will be entitled to request that the Trustee direct the Master Servicer to appoint a sub-servicer (or if the related Serviced Loan Combination is currently being sub-serviced, then the Trustee may direct the Master Servicer to replace such sub-servicer with a new sub-servicer but only if such original sub-servicer is in default (beyond any applicable cure periods) under the related sub-servicing agreement, and the Master Servicer will be permitted to terminate the sub-servicing agreement due to such default) that will be responsible for servicing the related Serviced Loan Combination; provided that the Trustee will be required to direct the Master Servicer to obtain a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities) (at the expense of the requesting party) with respect to the appointment of such sub-servicer.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the Special Servicer affects a Serviced Companion Loan and the Special Servicer is not otherwise terminated or (b) if an NRSRO engaged to rate a Companion Loan Security qualifies, downgrades or withdraws its rating of such Companion Loan Security, citing servicing concerns with the Special Servicer as the sole or a material factor in such rating action, then the holder of such Serviced Companion Loan will be entitled to direct that the Trustee terminate the Special Servicer with respect to the related Serviced Loan Combination only, but no other Mortgage Loan.

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as applicable, would have been entitled. If the Trustee is unwilling or unable so to act, or holders of Certificates evidencing (i) in the case of the Master Servicer, at least 25% of the aggregate Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative, or (ii) in the case of the Special Servicer, at least 25% of the aggregate Voting Rights (or, for so long as no Control Termination Event has occurred and is continuing, the Directing Holder) so request, or, with respect to a Serviced Loan Combination, if an affected Serviced Companion Loan noteholder so requests, or if the Trustee is not an “approved” servicer by any of the rating agencies for mortgage pools similar to the one held by the Issuing Entity, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution that, for so long as no Control Termination Event has occurred and is continuing, has been approved by the Directing Holder (which approval shall not be unreasonably withheld in the case of the appointment of a successor Master Servicer) to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided that the Trustee must obtain a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities). Pending such appointment, the Trustee is obligated to act in such capacity unless the Trustee is prohibited by law from so acting. The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, that no such compensation may be in excess of that permitted to the terminated Master Servicer or Special Servicer, provided, further, that if no successor can be obtained to perform the obligations of the terminated Master Servicer or Special

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Servicer, additional amounts may be paid to such successor and such amounts in excess of that permitted the terminated Master Servicer or Special Servicer shall be treated as Realized Losses. All reasonable costs and expenses of the Trustee (including the cost of obtaining a No Downgrade Confirmation and any applicable indemnity) or the successor Master Servicer or successor Special Servicer incurred in connection with transferring the mortgage files to the successor Master Servicer or Special Servicer and amending the Pooling and Servicing Agreement to reflect such succession are required to be paid by the predecessor Master Servicer or the Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Trustee or the successor Master Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense is required to be reimbursed by the Issuing Entity; provided that the terminated Master Servicer or Special Servicer shall not thereby be relieved of its liability for such expenses.

No Certificateholder or holder of a Serviced Companion Loan, as applicable, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder or such holder of a Serviced Companion Loan, as applicable, previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless such holder of a Serviced Companion Loan or the holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class, as applicable, have made written request of the Trustee to institute such proceeding in its capacity as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such security or indemnity reasonably satisfactory to it as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity, failed or refused to institute such proceeding.

Neither the Trustee nor the Certificate Administrator will have any obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee or the Certificate Administrator, as applicable security or indemnity reasonably satisfactory to the Trustee or the Certificate Administrator, as applicable against the costs, expenses and liabilities which may be incurred in connection with such action.

Notwithstanding the foregoing discussion in this “—Rights upon a Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the events described in clause (f) under “—Servicer Termination Events” above, the Master Servicer will have the right, at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a successor Master Servicer in connection with whose appointment a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities) has been provided, in accordance with the terms set forth in the Pooling and Servicing Agreement, including that any successor Master Servicer fulfill the ratings requirements for successor Master Servicer set forth in the Pooling and Servicing Agreement.

In addition, the Depositor may direct the Trustee to terminate the Master Servicer upon 5 business days’ written notice if the Master Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement (subject to any applicable grace period).

Waivers of Servicer Termination Events and Operating Advisor Termination Events

A Servicer Termination Event or Operating Advisor Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates and each Serviced Companion Loan noteholder adversely affected by such Servicer Termination Event or Operating Advisor Termination Event, except (a) a Servicer Termination Event under clause (g) of the definition of “Servicer Termination Events” may be waived only with the consent of the Depositor and

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(b) a default in making any required deposits to or payments from the Collection Account, any Serviced Loan Combination custodial account or the Lower-Tier Distribution Account or in remitting payments as received, in each case in accordance with the Pooling and Servicing Agreement.

Amendment

The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the holders of Certificates or holders of any Companion Loans:

(a)	to cure any ambiguity or to correct any error;

(b)	to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements herein (or in the private placement memorandum relating to the Private Certificates) made with respect to the Certificates, the Issuing Entity or the Pooling and Servicing Agreement or to correct or supplement any provisions in the Pooling and Servicing Agreement which may be defective or inconsistent with any other provisions in the Pooling and Servicing Agreement;

(c)	to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings then assigned to each Class of Certificates or Companion Loan Securities (provided that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement);

(d)	to amend or supplement a provision, or to supplement any provisions in the Pooling and Servicing Agreement to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or holder of a Serviced Companion Loan not consenting thereto, as evidenced in writing by an opinion of counsel or, if solely affecting any Certificateholder or holder of a Serviced Companion Loan, in respect of which a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities) has been obtained;

(e)	to modify the procedures set forth in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 under the Exchange Act (“Rule 17g-5”); and

(f)	in the event of a TIA Applicability Determination (as defined below), to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement (A) to the extent necessary to effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) to modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A); provided that any amendment pursuant to this clause (f) will be at the sole cost and expense of the Depositor.

Any amendment described above may not (a) materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent or (b) adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in the case of clauses (c) through (e) above by (x) an opinion of counsel or (y) solely in the case of a Certificateholder of a rated Class, receipt of a No Downgrade Confirmation from each applicable Rating Agency. The Pooling and Servicing Agreement requires that no such

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amendment shall cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes.

In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain federal district courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, In Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012), Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al, 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012) and American Fidelity Assurance Co. v. Bank of New York Mellon, No. Civ-11-1284-D (W.D. Okla. Dec. 26, 2013)). These rulings are contrary to more than three decades of market and Securities and Exchange Commission practice. In addition, on December 23, 2014, the United States Court of Appeals for the Second Circuit reversed the lower court’s ruling in Retirement Bd. of the Policemen’s Annuity regarding the applicability of the TIA to trusts governed by pooling and servicing agreements under New York law, holding that the mortgage-backed securities at issue are exempt under Section 304(a)(2) of the TIA. If any of the other rulings by the lower courts is affirmed on appeal, or if there is a change by the Division of Corporation Finance of its position that agreements similar to the Pooling and Servicing Agreement are exempt from the TIA under Section 304(a)(2), that would likely result in the Pooling and Servicing Agreement being required to be qualified under the TIA. Depending on the circumstances, rulings by lower courts similar to the foregoing cases, as well as litigation involving the Pooling and Servicing Agreement, could also result in its being required to be qualified under the TIA. It is expected that the Depositor, in consultation with the Trustee, will perform on an ongoing basis an analysis as to whether the TIA applies to the Pooling and Servicing Agreement.

In the event that subsequent to the date of this prospectus supplement the Depositor, upon consultation with the Trustee, has determined that the TIA does apply to the Pooling and Servicing Agreement or that qualification under the TIA or any similar federal statute hereafter enacted is required (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended without the consent of any Certificateholder to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it will be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the Pooling and Servicing Agreement. Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the consent of the holders of Certificates evidencing at least 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby, and the holders of the Serviced Companion Loans affected thereby and the holders of any Non-Serviced Companion Loans affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates; provided, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Serviced Loan Combinations which are required to be distributed on any Certificate, without the consent of the holders of Certificates representing all of the

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Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to the holder of any Serviced Companion Loan, without the consent of the holder of such Serviced Companion Loan; (ii) alter the obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance or alter the Servicing Standard or Operating Advisor Standard set forth in the Pooling and Servicing Agreement without the consent of the holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan noteholders; (iii) change the percentages of Voting Rights or Percentage Interests of holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement; or (iv) amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, in each case, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby and consent of the holder of any affected Serviced Companion Loans.

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders or, if applicable, the holder of any affected Serviced Companion Loan, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an opinion of counsel (obtained at the expense of the Issuing Entity), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

Notwithstanding the foregoing, no amendment of the Pooling and Servicing Agreement may be made (i) which adversely affects the rights, including (without limitation) as a third-party beneficiary under the Pooling and Servicing Agreement, and/or obligations of any Mortgage Loan Seller, initial purchaser or Underwriter without its written consent or (ii) which adversely affects (as determined by the applicable Companion Loan noteholder in good faith) the rights and/or obligations of any Companion Loan noteholder without its written consent.

No Downgrade Confirmation

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Mortgage Loan Documents or other provisions of the Pooling and Servicing Agreement, if any action under such Mortgage Loan Documents or the Pooling and Servicing Agreement requires a No Downgrade Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such No Downgrade Confirmation has made a request to any Rating Agency for such No Downgrade Confirmation and, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for No Downgrade Confirmation, then (i) such Requesting Party will be required to confirm (without providing notice to the 17g-5 Information Provider) that the applicable Rating Agency has received the No Downgrade Confirmation request, and, if it has not, promptly request the related No Downgrade Confirmation again and (ii) if there is no response to either such No Downgrade Confirmation request within 5 business days of such second request or such Rating Agency has responded in a manner that indicates it is neither reviewing such request nor waiving the requirement for No Downgrade Confirmation, (x) with respect to any condition in any Mortgage Loan Document requiring such No Downgrade Confirmation, or with respect to any other matter under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Loans), as applicable) will be required to determine in accordance with its duties under the Pooling and Servicing Agreement and in

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accordance with the Servicing Standard, whether or not such action would be in the best interests of the Certificateholders and, in the case of a Serviced Loan Combination, Certificateholders and any holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender), and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) determines that such action would be in the best interest of such parties, then the requirement for a No Downgrade Confirmation will be deemed not to apply (provided, that with respect to defeasance, release or substitution of any collateral relating to any Mortgage Loan, any No Downgrade Confirmation requirement with respect to which the Master Servicer or Special Servicer would have been required to make the determination above will be deemed not to apply regardless of any such determination by the Requesting Party (or, if the Requesting Party is the related borrower, the Master Servicer or Special Servicer, as applicable) (it being understood that the Requesting Party (or the Master Servicer or the Special Servicer, as applicable) will in any event review the other conditions required under the related Mortgage Loan Documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a No Downgrade Confirmation) have been satisfied)), and (y) with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be deemed to be satisfied if (i) the incoming master servicer or special servicer, as applicable, confirms in writing that Moody’s has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of CMBS securities in a transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency; (ii) the incoming master servicer or special servicer, as applicable, confirms in writing that DBRS has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of CMBS securities in a transaction serviced by the applicable servicer prior to the time of determination, if DBRS is the non-responding Rating Agency; or (iii) the incoming master servicer or special servicer, as applicable, confirms in writing that KBRA has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of CMBS securities in a transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a No Downgrade Confirmation from each of the Rating Agencies. In the event an action otherwise requires a No Downgrade Confirmation from each of the Rating Agencies, in absence of such No Downgrade Confirmation, there can be no assurance that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

Any No Downgrade Confirmation requests made by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, pursuant to the Pooling and Servicing Agreement, will be required to be made in writing, which writing must contain a cover page indicating the nature of the No Downgrade Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written No Downgrade Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to promptly post such request to the 17g-5 Information Provider’s website).

The Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee will be permitted (but not required) to orally communicate with the Rating Agencies regarding any Mortgage Loan, any Loan Combination, any Certificateholder, any holder of a Companion Loan, any Mortgaged Property or any REO Property, provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the Pooling and Servicing Agreement. All other information required to be delivered

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to the Rating Agencies pursuant to the Pooling and Servicing Agreement or requested by the Rating Agencies, will first be provided to the 17g-5 Information Provider in electronic format, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the Pooling and Servicing Agreement.

In connection with the delivery by the Master Servicer or Special Servicer to the 17g-5 Information Provider of any information, report, notice or document for posting to the 17g-5 Information Provider’s Website, the 17g-5 Information Provider is required to notify (which may include automatic electronic notifications) the Master Servicer or Special Servicer when such information, report, notice or document has been posted. The Master Servicer or Special Servicer, as applicable, may, but is not obligated to send such information, report, notice or document to the applicable Rating Agency following the earlier of (a) receipt of such notice from the 17g-5 Information Provider and (b) 2 Business Days following delivery to the 17g-5 Information Provider.

“No Downgrade Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event so specified will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates if then rated by the Rating Agency; provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the No Downgrade Confirmation is sought will be deemed to satisfy the requirement for the No Downgrade Confirmation from the Rating Agency with respect to such matter and the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, may proceed with the contemplated action(s) as if it had received the No Downgrade Confirmation. At any time during which no Certificates are rated by a Rating Agency, no No Downgrade Confirmation will be required from that Rating Agency. With respect to any matter affecting any Serviced Companion Loan, any No Downgrade Confirmation shall also refer to the NRSROs then rating the securities representing an interest in such loan and such rating organizations’ respective ratings of such securities.

Evidence of Compliance

The Certificate Administrator, Custodian, Master Servicer and Special Servicer will be required to provide an annual certification regarding their compliance with the terms of the Pooling and Servicing Agreement. In addition, the Trustee, Certificate Administrator, Custodian, Operating Advisor, Master Servicer and Special Servicer will be required to provide an annual assessment of compliance and accountant’s attestation report regarding their compliance with the terms of the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Trustee will not be required to deliver an assessment of compliance with respect to any periods during which there was no Relevant Servicing Criteria applicable to it. See “Description of the Pooling Agreements—Evidence as to Compliance” in the prospectus.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates (the “Voting Rights”) shall be allocated among the holders of the respective Classes of Certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class V, Class R and Class LR Certificates) in proportion to the Certificate Balances of their Certificates, and 2% of the Voting Rights will be allocated pro rata, based on their respective Notional Balances at the time of determination, among the holders of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates. No Voting Rights will be allocated to the Class V, Class R or Class LR Certificates.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the Pooling and Servicing Agreement, the

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Special Servicer, on behalf of the Trustee, may, in accordance with the terms and provisions of the Pooling and Servicing Agreement, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The Special Servicer is not permitted, however, to cause the Trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Issuing Entity) that:

(a)   such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Loan Combination, the Serviced Companion Loan Noteholders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, and

(b)   there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Loan Combination, the Serviced Companion Loan Noteholders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Issuing Entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Issuing Entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the Issuing Entity, the Special Servicer, on behalf of the Issuing Entity, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year in which the Issuing Entity acquires such Mortgaged Property, unless (i) the Internal Revenue Service grants or has not denied an extension of time to sell such property or (ii) the Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the Issuing Entity beyond such period will not result in the imposition of a tax on the Issuing Entity or cause the Issuing Entity (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Issuing Entity, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times and that income from the operation or the sale of such property does not result in the receipt by the Issuing Entity of any income from non-permitted assets as described in Code Section 860F(a)(2)(B) with respect to such property. If the Issuing Entity acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Issuing Entity, generally will be required to retain an independent contractor to manage and operate such property. The independent contractor generally will be permitted to perform construction (including renovation) on an REO Property only if the construction was more than 10% completed at the time default

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on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as a Serviced REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Issuing Entity’s net after-tax proceeds from such property. Generally, none of the Trust REMICs will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent, if any, on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to an REO Property owned by the Trust would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Properties, such as any hotels operated on the Mortgaged Properties or rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year. Any of the foregoing types of income will instead constitute “net income from foreclosure property” within the meaning of the REMIC Regulations (such tax referred to in this prospectus supplement as the “REO Tax”), which would be taxable to the Lower-Tier REMIC, as applicable, at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. After the Special Servicer reviews the operation of such property and consults with the Certificate Administrator to determine the Issuing Entity’s federal income tax reporting position with respect to income it is anticipated that the Issuing Entity would derive from such property, the Special Servicer could determine, pursuant to the Pooling and Servicing Agreement, that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of any REO Tax. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the Issuing Entity’s income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of the REO Tax in connection with the operation of commercial REO Properties by REMICs. The Special Servicer will be required to sell any REO Property acquired on behalf of the Issuing Entity within the time period and in the manner described below under “—Sale of Defaulted Mortgage Loans and Serviced REO Properties” in this prospectus supplement.

Under the Pooling and Servicing Agreement, the Special Servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the Trustee for the benefit of the Certificateholders and with respect to a Serviced Loan Combination, the Serviced Companion Loan Noteholders, for the retention of revenues and insurance proceeds derived from each Serviced REO Property. The Special Servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any Serviced REO Property, but only to the extent of amounts on deposit in the REO Account relate to such Serviced REO Property. To the extent that amounts in the REO Account in respect of any Serviced REO Property are insufficient to make such payments, the Master Servicer is required to make a Property Advance, unless it determines such Property Advance would be nonrecoverable. Within one business day following the end of each Collection Period, the Special Servicer is required to deposit all amounts received in respect of each Serviced REO Property during such Collection Period, net of any amounts withdrawn to make any

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permitted disbursements, to the Collection Account; provided that the Special Servicer may retain in the REO Account permitted reserves.

Under the Pooling and Servicing Agreement, the Certificate Administrator is required to establish and maintain an Excess Liquidation Proceeds Account, in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders. Upon the disposition of any Serviced REO Property as described above, to the extent that Liquidation Proceeds (net of related liquidation expenses of such Mortgage Loan or Serviced Loan Combination or related Serviced REO Property) exceed the amount that would have been received if a principal payment and all other amounts due with respect to such Mortgage Loan and any related Serviced Companion Loan have been paid in full on the Due Date immediately following the date on which proceeds were received (such excess being “Excess Liquidation Proceeds”), such amount will be deposited in the Excess Liquidation Proceeds Account for distribution as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loans and Serviced REO Properties

If the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders or, in the case of a Serviced Loan Combination, Certificateholders and any holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender) to attempt to sell a Defaulted Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, the Special Servicer will be required to use reasonable efforts to solicit offers for each Defaulted Mortgage Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to realize a fair price; provided, that with respect to any Non-Serviced Mortgage Loan, the Special Servicer will be entitled (but not required), subject to the transfer restrictions in the related Intercreditor Agreement, to sell (with the consent of the Directing Holder prior to a Control Termination Event) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard (taking into consideration the rights and obligations of the holder of the Non-Serviced Companion Loan and the related special servicer with respect thereto under the related Intercreditor Agreement and pooling and servicing agreement) that such action would be in the best interests of the Certificateholders. The Special Servicer is required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan. The Special Servicer is required to give the Trustee, the Certificate Administrator, the Master Servicer, the Operating Advisor and the Directing Holder 10 business days’ prior written notice of its intention to sell any such Defaulted Mortgage Loan. Neither the Trustee nor any of its affiliates may make an offer for or purchase any Defaulted Mortgage Loan.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account (in addition to the results of any appraisal, Updated Appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person, then the Trustee will be required to determine whether the cash offer constitutes a fair price. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will be required to rely on the most recent appraisal or Updated Appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a narrative appraisal. The cost of any such Updated Appraisal or narrative appraisal will be covered by, and will be reimbursable as, a Property Advance. The Trustee will be permitted to retain, at the expense of the related Interested Person, an independent third party to determine such fair price and will be permitted to conclusively rely on the opinion of such third party’s determination. Any

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costs and fees of the Trustee in connection with an offer by an Interested Person and the Trustee’s duties therewith will be reimbursable by such Interested Person. No offer from an Interested Person will constitute a fair price unless it is the highest offer received.

The Special Servicer is required to use reasonable efforts to solicit offers for each Serviced REO Property on behalf of the Certificateholders and the holder of any related Serviced Companion Loan and to sell each Serviced REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer if the Special Servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the Certificateholders and the holder of any related Serviced Companion Loan, as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender, and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and the holder of any related Serviced Companion Loan, as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender.

If the Courtyard by Marriott Portfolio Mortgage Loan becomes a Defaulted Mortgage Loan, the COMM 2015-CCRE23 Special Servicer will be required to sell such Mortgage Loan together with the related Companion Loans as notes evidencing one whole loan, in accordance with the provisions of the related Intercreditor Agreement and the COMM 2015-CCRE23 Pooling and Servicing Agreement.

If the La Gran Plaza Mortgage Loan becomes a Defaulted Mortgage Loan, the COMM 2015-CCRE23 Special Servicer (or, on or after the La Gran Plaza Note A-1 Securitization Date, the La Gran Plaza Special Servicer) will be required to sell such Mortgage Loan together with the related Pari Passu Companion Loans as notes evidencing one whole loan, in accordance with the provisions of the La Gran Plaza Pooling and Servicing Agreement and the related Intercreditor Agreement.

If the Renaissance New Orleans Portfolio Mortgage Loan becomes a Defaulted Mortgage Loan, the JPMBB 2015-C28 Special Servicer will be required to sell to sell such Mortgage Loan together with the related Pari Passu Companion Loan as notes evidencing one whole loan, in accordance with the provisions of the related Intercreditor Agreement and the related pooling and servicing agreement.

With respect to any Serviced Companion Loan, the related Serviced Companion Loan noteholder will have the right (to the extent set forth in the related intercreditor agreement) to consult with the Special Servicer in connection with the sale of the related Loan Combination as one whole loan after the related Mortgage Loan has become a Defaulted Mortgage Loan. In addition, with respect to any Non-Serviced Mortgage Loan, if such mortgage loan has become a defaulted mortgage loan under the related pooling and servicing agreement, the special servicer under the related pooling and servicing agreement may have the right to sell such mortgage loan together with the related companion loan as notes evidencing one whole loan. The Controlling Class Representative (if no Control Termination Event has occurred and is continuing) will have the right (to the extent set forth in the related intercreditor agreement) to consult with the applicable special servicer in connection with such sale.

A “Defaulted Mortgage Loan” is a Mortgage Loan or Serviced Loan Combination that is delinquent at least 60 days in respect of its Monthly Payments or more than 60 days delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan Documents and without regard to any acceleration of payments under the Mortgage Loan or Serviced Loan Combination.

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Directing Holder, any Certificateholder, any Borrower Affiliate, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities.

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Modifications

The Pooling and Servicing Agreement will permit (a) the Master Servicer (subject to the Special Servicer’s consent, except as provided below) or (b) with respect to any Specially Serviced Loan, the Special Servicer, in each case subject to the rights of the Directing Holder and after consultation with the Operating Advisor to the extent described above under “—The Operating Advisor” in this prospectus supplement, to modify, waive or amend any term of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan or Serviced Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Mortgage Loan Documents require the lender (or its designee, the Master Servicer or the Special Servicer, as applicable), to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation shall exclude the value of personal property and going concern value, if any.

In no event, however, may the Master Servicer or the Special Servicer extend the maturity of any Mortgage Loan, Serviced Loan Combination or Specially Serviced Loan to a date occurring later than the earlier of (A) five years prior to the Distribution Date in July 2048 and (B) if the Mortgage Loan, Serviced Loan Combination or Specially Serviced Loan is secured solely or primarily by a ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, such space lease or air rights lease), the date 20 years prior to the expiration of the term of such ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, such space lease or air rights lease) (or 10 years prior to the expiration of such lease if the Master Servicer or the Special Servicer, as applicable, gives due consideration to the remaining term of the ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, such space lease or air rights lease) and such extension is in the best interest of the Certificateholders and if a Serviced Companion Loan is involved, the holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender) and, if no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder.

In addition, neither the Master Servicer nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, which collateral constitutes real property, unless the Master Servicer or the Special Servicer, as applicable, receives a No Downgrade Confirmation.

The consent of the Special Servicer is required to any modification, waiver or amendment with regard to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination that is not a Specially Serviced Loan (other than certain non-material modifications, waivers or amendments), and the Special Servicer will also be required to obtain the consent of the Directing Holder and will be required to consult with the Operating Advisor in connection with any such modification, waiver or amendment, to the extent described under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement.

The Special Servicer is also required to obtain the consent of the Directing Holder and will be required to consult with the Operating Advisor in connection with any modification, waiver or amendment

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with regard to any Specially Serviced Loan to the extent described under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement. When the Special Servicer’s consent is required, the Master Servicer shall promptly provide the Special Servicer with written notice of any request for modification, waiver or amendment accompanied by the Master Servicer’s recommendation and analysis and any and all information in the Master Servicer’s possession that the Special Servicer may reasonably request to grant or withhold such consent. When the Special Servicer’s consent is required under the Pooling and Servicing Agreement, such consent will be deemed given 15 business days (or, in connection with an Acceptable Insurance Default, 90 days) after receipt (unless earlier objected to) by the Special Servicer from the Master Servicer of the Master Servicer’s written analysis and recommendation with respect to such proposed action together with such other information reasonably required by the Special Servicer. With respect to all Specially Serviced Loans and non-Specially Serviced Loans, the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer, and prior to itself taking such an action, the written consent of the Directing Holder, which consent will be deemed given 10 business days (or, in connection with an Acceptable Insurance Default, 30 days) after receipt (unless earlier objected to) by the Directing Holder of the Master Servicer’s and/or Special Servicer’s, as applicable, written analysis and recommendation with respect to such waiver together with such other information reasonably required by the Directing Holder.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Directing Holder (other than during the period when a Consultation Termination Event has occurred and is continuing), the Operating Advisor (only if a Control Termination Event has occurred and is continuing), the Depositor and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), in writing, of any modification, waiver, material consent or amendment of any term of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan and the date of the modification and deliver a copy to the Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, material consent or amendment, promptly (and in any event within 10 business days) following the execution of the agreement.

Any modification, extension, waiver or amendment of the payment terms of a Serviced Loan Combination will be required to be structured so as to be consistent with the allocation and payment priorities in the related Mortgage Loan Documents and intercreditor agreement, if any, such that neither the Issuing Entity as holder of the Mortgage Loan nor a holder of any related Serviced Companion Loan gains a priority over the other such holder that is not reflected in the related Mortgage Loan Documents and intercreditor agreement.

For any performing Mortgage Loan (other than a Non-Serviced Mortgage Loan and a Servicing Shift Loan Combination) and any performing Serviced Loan Combination (other than Servicing Shift Loan Combinations), and subject to the rights of the Special Servicer, the Directing Holder (as described above under “—The Directing Holder” in this prospectus supplement) and the holders of the Serviced Companion Loans (as described under “—Description of the Mortgage Pool—Loan Combinations”) and after consultation with the Operating Advisor (as described under “—The Operating Advisor” in this prospectus supplement), as applicable, the Master Servicer, without the consent of the Special Servicer, the Directing Holder or the Operating Advisor, as applicable, will be responsible to determine whether to consent to or approve any request by a borrower with respect to:

(a)	approving routine leasing activity with respect to any lease other than ground leases and leases of outparcels for less than the lesser of (A) 30,000 square feet and (B) 30% of the net rentable area of the improvements at the related Mortgaged Property;

(b)	approving any waiver affecting the timing of receipt of financial statements from any borrower; provided that such financial statements are delivered no less than quarterly and within 60 days after the end of the calendar quarter;

(c)	approving annual budgets for the related Mortgaged Property; provided that no such budget (i) provides for the payment of operating expenses in an amount equal to more

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than 115% of the amounts budgeted therefor for the prior year or (ii) provides for the payment of any material expenses to any affiliate of the borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

(d)	subject to other restrictions in this prospectus supplement regarding Principal Prepayments, waiving any provision of a Mortgage Loan or Serviced Loan Combination requiring a specified number of days’ notice prior to a Principal Prepayment;

(e)	approving non-material modifications, consents or waivers (other than modifications, consents or waivers specifically prohibited under this “—Modifications” section) in connection with a defeasance permitted by the terms of the Pooling and Servicing Agreement, and is subject to certain conditions, including in certain cases, delivery of an opinion of counsel (which opinion of counsel will be an expense of the borrower) to the effect that such modification, waiver or consent would not cause any Trust REMIC to fail to qualify as a REMIC under the Code or result in a “prohibited transaction” under the REMIC provisions of the Code or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes;

(f)	approving consents with respect to non-material rights-of-way and non-material easements and consent to subordination of the related Mortgage Loan or Serviced Loan Combination to such non-material rights-of-way or easements; provided, that the Master Servicer has determined in accordance with the Servicing Standard that such right-of-way or easement does not materially interfere with the then-current use of the related Mortgaged Property or the security intended to be provided by the related Mortgage and will not have a material adverse effect on the value of such Mortgaged Property;

(g)	granting waivers of minor covenant defaults (other than financial covenants);

(h)	as permitted under the Mortgage Loan Documents, payment from any escrow or reserve, or approving disbursements of any earnout or holdback amounts in accordance with the related Mortgage Loan Documents, except (i) releases of any escrows, reserve accounts or letters of credit held as performance escrows or reserves unless required pursuant to the specific terms of the related Mortgage Loan and for which there is no material lender discretion or (ii) releases of earnout or holdback amount applicable to certain Mortgage Loans identified in the Pooling and Servicing Agreement;

(i)	other than with respect to hospitality properties, approving a change of the property manager at the request of the related borrower so long as (i) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties, and (ii) the subject Mortgage Loan does not have an outstanding principal balance in excess of the lesser of $8,500,000 or 2% of the then aggregate principal balance of the Mortgage Loans; and

(j)	any non-material modifications, waivers or amendments not provided for in clauses (a) through (i) above, which are necessary to cure any ambiguities or to correct scrivener’s errors in the terms of the related Mortgage Loan or Serviced Loan Combination.

Any modification, waiver or amendment with respect to a Serviced Loan Combination may be subject to the consent of one or more holders of a related Serviced Companion Loan and the Special Servicer as described under “Description of the Mortgage Pool—Loan Combinations” in this prospectus supplement.

See also “—The Directing Holder” and “—The Operating Advisor” above in this prospectus supplement for a description of the Directing Holder’s and the Operating Advisor’s rights with respect to modifications, waivers and amendments and reviewing and approving the Asset Status Report.

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Optional Termination

Any holder of Certificates representing greater than 50% of the Percentage Interest of the then Controlling Class, and, if such holder does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer, will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1.0% of the aggregate principal balance of all of the Mortgage Loans as of the Cut-off Date. Any such party may be an affiliate of the Sponsor, Depositor, Issuing Entity or other related party at the time it exercises such right. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the sum of, without duplication, (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Issuing Entity as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the Issuing Entity as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest); and (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees and other servicing compensation, Trustee/Certificate Administrator Fees, CREFC® License Fees, Operating Advisor Fees, and unpaid expenses of and indemnity amounts owed by the Issuing Entity. The Issuing Entity may also be terminated in connection with an exchange by the Sole Certificateholder of all the then outstanding Certificates (excluding the Class V, Class R and Class LR Certificates) (provided, that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C, Class A-M, Class B, Class C and Class D Certificates are no longer outstanding) if the Sole Certificateholder: compensates the Certificate Administrator for the amount of investment income the Certificate Administrator would have earned if the outstanding Certificate Balance of the then outstanding Certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class V, Class R and Class LR Certificates) were on deposit with the Certificate Administrator as of the first day of the current calendar month and the Sole Certificateholder pays to the Master Servicer an amount equal to (i) the product of (a) the Prime Rate, (b) the aggregate Certificate Balance of the then outstanding Certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class V, Class R and Class LR Certificates) as of the date of the exchange and (c) three, divided by (ii) 360, for the Mortgage Loans and any REO Properties remaining in the Issuing Entity; provided, further, that if the Sole Certificateholder has taken only an assignment of the Voting Rights of the Class X-D, Class X-E and Class X-F Certificates, the holders of the Class X-D, Class X-E and Class X-F Certificates will be entitled to receive a cash payment in consideration for an exchange of their Certificates. Following such termination, no further amount shall be payable on the Certificates, regardless of whether any recoveries are received on the REO Properties. Notice of any such termination is required to be given promptly by the Certificate Administrator by letter to the Certificateholders with a copy to the Master Servicer, the Special Servicer, the Operating Advisor, the Mortgage Loan Sellers, the Trustee and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Notice to the Certificateholders will be given at their addresses shown in the Certificate Registrar not more than 30 days, and not less than ten days, prior to the anticipated termination date. With respect to any book-entry Certificates, such notice will be mailed to DTC and beneficial owners of Certificates will be notified to the extent provided in the procedures of DTC and its participants.

“Sole Certificateholder” is any Certificateholder (or Certificateholders, provided they act in unanimity) holding 100% of the then outstanding Certificates (including Certificates with Certificate Balances that have been actually or notionally reduced by any Realized Losses or Appraisal Reduction Amounts, but excluding the Class V, Class R and Class LR Certificates) or an assignment of the Voting Rights thereof; provided, that the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates have been reduced to zero; provided, further, that if

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the Certificateholders of the Class X-D, Class X-E and Class X-F Certificates have assigned all of the Voting Rights of the Class X-D, Class X-E and Class X-F Certificates to the Holder of 100% of the then outstanding Class E, Class F and Class G Certificates, then “Sole Certificateholder” means the Certificateholder of 100% of the Class E, Class F and Class G Certificates.

Servicing Compensation and Payment of Expenses

Pursuant to the Pooling and Servicing Agreement, the Master Servicer will be entitled to withdraw the Master Servicing Fee for the Mortgage Loans and Serviced Companion Loans from the Collection Account (and with respect to each Serviced Loan Combination, the related separate custodial account). The “Master Servicing Fee” will be payable monthly and will accrue at a rate per annum (the “Master Servicing Fee Rate”) that is a component of the Servicing Fee Rate. The “Servicing Fee” will be payable monthly and will accrue at a percentage rate per annum (the “Servicing Fee Rate”) equal to the Administrative Fee Rate set forth on Annex A-1 to this prospectus supplement under the heading “Administrative Fee Rate,” less the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate and the CREFC® License Fee Rate, for each Mortgage Loan and will include the Master Servicing Fee and any fee for primary servicing functions payable to the Master Servicer or the applicable primary servicer. The Servicing Fee will be retained by the Master Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan, and to the extent any Servicing Fee remains unpaid at the liquidation of the related Mortgage Loan, from general collections in the Collection Account.

The Master Servicer will also be entitled to retain as additional servicing compensation for the Mortgage Loans that it is servicing (together with the Master Servicing Fee, “Servicing Compensation”) (i) all investment income earned on amounts on deposit in the Collection Account with respect to the Mortgage Loans that it is servicing (and with respect to each Serviced Loan Combination, the related separate custodial account) and certain Reserve Accounts (to the extent consistent with the related Mortgage Loan Documents); (ii) to the extent permitted by applicable law and the related Mortgage Loan Documents, 100% of any Modification Fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans (50% where the consent of the Special Servicer is required), 100% of any defeasance fees, 100% of assumption fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans (50% where the consent of the Special Servicer is required), 100% of loan service transaction fees, beneficiary statement charges, demand fees or similar items (but not including Prepayment Premiums or Yield Maintenance Charges) on all Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans (50% where the consent of the Special Servicer is required), 100% of assumption application fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans; (iii) Net Prepayment Interest Excess, if any; (iv) 100% of charges for checks returned for insufficient funds (with respect to any Mortgage Loan or Specially Serviced Mortgage Loan); and (v) Net Default Interest and any late payment fees that accrued during a Collection Period on any Mortgage Loans (and the related Serviced Companion Loans, if applicable) that are not Specially Serviced Loans to the extent collected by the Issuing Entity and remaining after application thereof to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity relating to such Mortgage Loan. In addition, provided that a Non-Serviced Mortgage Loan is not in special servicing, the Master Servicer will be entitled to any Net Default Interest and any late payment fees collected by the servicer servicing the Non-Serviced Mortgage Loan that are allocated to the Non-Serviced Mortgage Loan (in accordance with the related intercreditor agreement and the related servicing agreement) during a collection period remaining after application thereof to reimburse interest on P&I Advances on such Non-Serviced Mortgage Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity with respect to such Non-Serviced Mortgage Loan, if applicable, as provided in the Pooling and Servicing Agreement. The Master Servicer will not be entitled to the amounts specified in clauses (ii) and (iv) of this paragraph with respect to a Non-Serviced Mortgage Loan. If a Mortgage Loan is a Specially Serviced Loan, the Special Servicer will be entitled to the full amount of any and all Modification Fees, or assumption fees or any other fees, as described below under “—Special Servicing.” With respect to each of the Non-Serviced Mortgage Loans, the

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servicing fees of the related servicer will accrue on the same basis as interest accrues on the related Loan Combination.

If the Master Servicer resigns or is terminated as the Master Servicer, then it will be entitled to retain the related excess servicing strip, except to the extent that any portion of such excess servicing strip is needed to compensate any replacement Master Servicer for assuming the duties of the Master Servicer, as the Master Servicer under the Pooling and Servicing Agreement. In the event that the Master Servicer resigns or is terminated as a primary servicer, it will be entitled to retain its primary servicing fee with respect to those underlying mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of the Master Servicer as a primary servicer under the Pooling and Servicing Agreement. The initial Master Servicer will be entitled to transfer any such excess servicing strip and/or primary servicing fees that may be retained by it in connection with its resignation or termination.

In connection with the Master Servicer Prepayment Interest Shortfall Amount, the Master Servicer will be obligated to reduce its Servicing Compensation as provided in this prospectus supplement under “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls.”

The Master Servicer will pay all of its overhead expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement to the extent and as described in the Pooling and Servicing Agreement). The Certificate Administrator will withdraw monthly from the Distribution Account the Trustee/Certificate Administrator Fee payable to the Trustee and the Certificate Administrator, as well as any other amounts due and owing to the Certificate Administrator or the Trustee, as the case may be, from the Issuing Entity.

Special Servicing

The Special Servicer. For a description of the Special Servicer, see “The Servicers—The Master Servicer and the Special Servicer” in this prospectus supplement.

Servicing Transfer Event. The duties of the Special Servicer relate to Specially Serviced Loans and to any Serviced REO Property. The Pooling and Servicing Agreement will define a “Specially Serviced Loan”, and such term is defined in this prospectus supplement, to include any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan with respect to which:

(i)	either (x) with respect to any Mortgage Loan or Serviced Companion Loan, other than a Balloon Loan, a payment default shall have occurred on such Mortgage Loan or Serviced Companion Loan at its maturity date or, if the maturity date of such Mortgage Loan or Serviced Companion Loan has been extended in accordance with the Pooling and Servicing Agreement, a payment default occurs on such Mortgage Loan or Serviced Companion Loan at its extended maturity date or (y) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related balloon payment; provided, that if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer, who shall promptly deliver a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing) within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Holder consents, a Servicing Transfer Event will not occur until 60 days beyond the related maturity date, unless extended by the Special Servicer in accordance with the Mortgage Loan Documents, the Pooling and Servicing Agreement and any related Intercreditor Agreement; and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation

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Termination Event has occurred and is continuing), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the related borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan), a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related maturity date or extended maturity date and (2) the termination of the refinancing commitment;

(ii)	any Monthly Payment (other than a balloon payment) or any amount due on a monthly basis as an escrow payment or reserve funds, is 60 days or more delinquent;

(iii)	the Master Servicer or the Special Servicer (and, in the case of a determination by the Special Servicer, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder and, with respect to any Serviced Loan Combination, in consultation with the related Serviced Companion Loan noteholders to the extent provided for in the related intercreditor agreement) determines in its reasonable business judgment, exercised in accordance with the Servicing Standard, that (x) a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or (y) any other default that is likely to impair the use or marketability of the related Mortgaged Property or the value of the Mortgaged Property as security for the Mortgage Loan or, if applicable, Serviced Companion Loan, is reasonably foreseeable or there is a significant risk of such default, which monetary or other default, in either case, would likely continue unremedied beyond the applicable grace period (or, if no grace period is specified, for a period of 60 days) and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a balloon payment, for at least 30 days;

(iv)	the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs;

(v)	the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property;

(vi)	the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(vii)	a default, of which the Master Servicer or the Special Servicer has notice (other than a failure by such related borrower to pay principal or interest) and that in the opinion of the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder and, with respect to any Serviced Loan Combination, in consultation with the related Serviced Companion Loan noteholders to the extent provided for in the related Intercreditor Agreement) materially and adversely affects the interests of the Certificateholders or any holder of a Serviced Companion Loan, if applicable, occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan Documents for such Mortgage Loan or Serviced Companion Loan

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(or if no grace period is specified for those defaults which are capable of cure, 60 days); or

(viii)	the Master Servicer or Special Servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each of clause (i) through (viii), a “Servicing Transfer Event”).

A Servicing Transfer Event with respect to a Serviced Loan Combination will generally be delayed if the holder of any related Subordinate Companion Loan is making all cure payments required by the related intercreditor agreement or Pooling and Servicing Agreement, as applicable. If applicable, see “Description of the Mortgage Pool—Loan Combinations” in this prospectus supplement.

With respect to each Non-Serviced Loan Combination, if a “servicing transfer event” (or an equivalent event) exists with respect to the related Non-Serviced Companion Loan under the related servicing agreement, then a servicing transfer event under such related servicing agreement will also be deemed to exist with respect to the related Non-Serviced Mortgage Loan. If a Servicing Transfer Event exists with respect to a Mortgage Loan included in a Serviced Loan Combination, then it will also be deemed to exist with respect to the related Serviced Companion Loan. The Loan Combinations are intended to always be serviced or specially serviced, as the case may be, together.

A Mortgage Loan or Serviced Loan Combination will cease to be a Specially Serviced Loan (each, a “Corrected Mortgage Loan”) (A) with respect to the circumstances described in clauses (i) and (ii) above, when the related borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Monthly Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (iii), (iv), (v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer or (C) with respect to the circumstances described in clause (vii) above, when such default is cured (as determined by the Special Servicer in accordance with the Servicing Standard) or waived by the Special Servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan.

Asset Status Report. The Special Servicer will prepare a report (the “Asset Status Report”) for each Mortgage Loan and each Serviced Loan Combination that becomes a Specially Serviced Loan not later than 30 days after the servicing of such Mortgage Loan or such Serviced Loan Combination is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Master Servicer, the Directing Holder (only for so long as no Consultation Termination Event has occurred and is continuing), the Operating Advisor (but only if a Control Termination Event has occurred and is continuing), the Controlling Class Representative and the 17g-5 Information Provider (who will be required to promptly post such report to the 17g-5 Information Provider’s website), in the case of each Serviced Loan Combination, the holder of the related Serviced Companion Loan, and upon request, the Underwriters.

For so long as no Control Termination Event has occurred and is continuing, if the Directing Holder does not disapprove of an Asset Status Report within 10 business days, the Directing Holder will be deemed to have approved the Asset Status Report and the Special Servicer will implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the Pooling and Servicing Agreement, the applicable Mortgage Loan Documents or any related intercreditor agreement. If, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder disapproves such Asset Status Report within such 10 business day period, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 business days after such disapproval. For so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will revise such Asset Status Report until the Directing Holder fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders (and with respect to a Serviced Loan Combination, the

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holder of the related Serviced Companion Loan, as a collective whole as if such Certificateholders and Companion Loan holder constituted a single lender). In any event, for so long as a Control Termination Event has not occurred and is not continuing, if the Directing Holder does not approve an Asset Status Report within 60 business days from the first submission of an Asset Status Report, the Special Servicer may act upon the most recently submitted form of Asset Status Report if consistent with the Servicing Standard. The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Directing Holder may have. Notwithstanding the foregoing, with respect to any Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan, the Directing Holder will be entitled to a comparable Asset Status Report, but the procedure and timing for approval by the Directing Holder of the related Asset Status Report will be governed by the terms of the related intercreditor agreement and the applicable pooling and servicing agreement. For the avoidance of doubt, with respect to any Excluded Mortgage Loan, the Controlling Class Representative and the Controlling Class Certificateholders will not have access to Asset Status Reports, Final Asset Status Reports or any summaries thereof (and any other information identified in the Pooling and Servicing Agreement) related to such Excluded Mortgage Loan. The Pooling and Servicing Agreement will require the Controlling Class Representative and the Controlling Class Certificateholders to certify that they acknowledge and agree that they are prohibited from accessing and reviewing (and they will agree not to access and review) any other information with respect to such Excluded Mortgage Loans (other than such information that is aggregated with information of other Mortgage Loans at a pool level to which the Controlling Class Representative and the Controlling Class Certificateholders are entitled to access).

With respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans or Servicing Shift Mortgage Loans), if a Control Termination Event has occurred and is continuing, each of the Operating Advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder will be entitled to consult with the Special Servicer and propose alternative courses of action in respect of any Asset Status Report and the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Operating Advisor. The Special Servicer may revise the Asset Status Reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor and the Directing Holder.

Special Servicing Compensation. Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees for the Mortgage Loans that it is special servicing including the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The Special Servicer will not be entitled to retain any portion of the Excess Interest paid on any ARD Loan.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Loan at a rate equal to 0.25% per annum of the Stated Principal Balance of such Specially Serviced Loan or REO Loan, as applicable (the “Special Servicing Fee Rate”). The special servicer with respect to each Non-Serviced Loan Combination will accrue a comparable special servicing fee with respect to such Non-Serviced Loan Combination pursuant to the related pooling and servicing agreement.

A “Workout Fee” will in general be payable with respect to each Corrected Mortgage Loan and will be payable by the Issuing Entity out of each collection of interest and principal (including scheduled payments, prepayments (provided that a repurchase or substitution by a Mortgage Loan Seller of a Mortgage Loan due to a Material Document Defect or a Material Breach will not be considered a prepayment for purposes of this definition), balloon payments and payments at maturity, but excluding late payment charges, Default Interest and Excess Interest) received on the related Specially Serviced Loan that becomes a Corrected Mortgage Loan, for so long as it remains a Corrected Mortgage Loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a Specially Serviced Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any Corrected Mortgage Loan if and to the extent that the Corrected Mortgage Loan became a Specially Serviced Loan under clause (iii) of the definition of “Specially Serviced Loan” and no event of default actually occurs, unless the Mortgage Loan or Serviced Companion Loan is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement or the Mortgage Loan subsequently

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qualifies as a Specially Serviced Loan for a reason other than under clause (iii) of the definition of “Specially Serviced Loan”; provided, further that if a Mortgage Loan or Serviced Companion Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related collection of principal and interest is received within 3 months following the related maturity date as a result of the related Mortgage Loan or Serviced Companion Loan being refinanced or otherwise repaid in full, the Special Servicer will not be entitled to collect a Workout Fee out of the proceeds received in connection with such workout if such fee would reduce the amount available for distributions to Certificateholders, but the Special Servicer may collect from the related borrower and retain (x) a workout fee, (y) such other fees as are provided for in the related Mortgage Loan Documents and (z) other appropriate fees in connection with such workout. In addition, notwithstanding the foregoing, the total amount of Workout Fees payable by the Issuing Entity with respect to a Corrected Mortgage Loan and with respect to any particular workout (assuming, for the purposes of this calculation, that such Corrected Mortgage Loan continues to perform throughout its term in accordance with the terms of the related workout) will be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to that Corrected Mortgage Loan; provided that the Special Servicer will be entitled to collect such Workout Fees from the Issuing Entity until such time it has been fully paid such reduced amount. In addition, the Workout Fee will be subject to the cap described below.

The Workout Fee with respect to any such Corrected Mortgage Loan will cease to be payable if such Corrected Mortgage Loan again becomes a Specially Serviced Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan or Serviced Loan Combination again becomes a Corrected Mortgage Loan.

If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to each Corrected Mortgage Loan during the period that it had responsibility for servicing such Corrected Mortgage Loan (or for any Specially Serviced Loan that had not yet become a Corrected Mortgage Loan because as of the time that the Special Servicer is terminated the related borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Loan becomes a Corrected Mortgage Loan) at the time of such termination or resignation (and the successor Special Servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Corrected Mortgage Loan ceases to be payable in accordance with the preceding paragraph.

The other special servicer with respect to each Non-Serviced Loan Combination will accrue a comparable workout fee with respect to such Non-Serviced Loan Combination pursuant to the related pooling and servicing agreement, although there may be a higher cap (or no cap) on such fee.

A “Liquidation Fee” will be payable by the Issuing Entity to the Special Servicer, except as otherwise described below, with respect to (i) each Specially Serviced Loan or REO Loan, (ii) each Mortgage Loan repurchased by a Mortgage Loan Seller or (iii) each Defaulted Mortgage Loan that is a Non-Serviced Mortgage Loan sold by the Special Servicer in accordance with the Pooling and Servicing Agreement, in each case, as to which the Special Servicer obtains a full, partial or discounted payoff from the related borrower, a loan purchaser or Mortgage Loan Seller, as applicable, and, except as otherwise described below, with respect to any Specially Serviced Loan or REO Property as to which the Special Servicer recovered any proceeds (“Liquidation Proceeds”). The Liquidation Fee will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds (exclusive of any portion of such amount that represents penalty charges) and (2) $1,000,000; provided the total amount of a Liquidation Fee payable by the Issuing Entity with respect to any Specially Serviced Loan, REO Loan or Mortgage Loan in connection with any particular liquidation (or partial liquidation) will be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to that Specially Serviced Loan, REO Loan or Mortgage Loan. In addition, the Liquidation Fee will be subject to the cap described below.

The other special servicer with respect to each Non-Serviced Loan Combination will accrue a comparable liquidation fee with respect to such Non-Serviced Loan Combination pursuant to the related

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pooling and servicing agreement (other than a Liquidation Fee with respect to the repurchase of a Non-Serviced Mortgage Loan included in the Issuing Entity), although there may be a higher cap (or no cap) on such fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

•	the purchase of any Defaulted Mortgage Loan by the Special Servicer or the Directing Holder or any Companion Loan Holder or any of their affiliates if within 90 days after the transfer of the Defaulted Mortgage Loan to special servicing,

•	the purchase of all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan by the Sole Certificateholder, the Certificateholder owning a majority of the Percentage Interest of the then Controlling Class, the Special Servicer or the Master Servicer in connection with the termination of the Issuing Entity,

•	a repurchase or replacement of a Mortgage Loan by a Mortgage Loan Seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement,

•	with respect to any Mortgage Loan that is subject to mezzanine indebtedness the purchase of such Mortgage Loan by the holder of the related mezzanine loan within 90 days after the first time that such holder’s option to purchase such Mortgage Loan becomes exercisable, provided, however, that even if the purchase occurs before such expiration the Liquidation Fee will be payable to the extent paid by, and collected from, the related borrower or the mezzanine lender,

•	with respect to a Serviced Companion Loan that is subject to another securitization, (A) a repurchase or replacement of such Serviced Companion Loan by the applicable mortgage loan seller due to a breach of a representation or warranty or a document defect under the pooling and servicing agreement for the trust that owns such Serviced Companion Loan prior to the expiration of the cure period (including any applicable extension thereof) set forth therein, (B) a purchase of the Serviced Companion Loan pursuant to a clean-up call or similar liquidation under the pooling and servicing agreement for the trust that owns such Serviced Companion Loan, or (C) the purchase of the related Mortgage Loan by a related Serviced Companion Loan noteholder, or the applicable designee, as applicable, pursuant to the related intercreditor or co-lending agreement prior to the expiration of the first purchase option to occur as set forth in the related agreement (up to 90 days), or if such intercreditor agreement does not specify a time period, within 90 days after the date the purchase option first becomes exercisable, provided, however, that even if the purchase occurs before such expiration the Liquidation Fee will be payable to the extent paid by, and collected from, the related borrower,

•	a Loss of Value Payment by a Mortgage Loan Seller, if such payment is made prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement, and

•	if a Mortgage Loan or Serviced Loan Combination becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related Liquidation Proceeds are received within three (3) months following the related maturity date as a result of the related Mortgage Loan or Serviced Loan Combination being refinanced or otherwise repaid in full (provided that the Special Servicer may collect from the related borrower and retain (x) a liquidation fee, (y) such other fees as are provided for in the related Mortgage Loan Documents and (z) other appropriate fees in connection with such liquidation).

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If, however, Liquidation Proceeds are received with respect to any Specially Serviced Loan as to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The Special Servicer, however, will only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Loan.

If the Special Servicer resigns or is terminated, and prior or subsequent to such resignation or termination, either (A) a Specially Serviced Loan was liquidated or modified pursuant to an action plan submitted by the initial Special Servicer and approved (or deemed approved) by the Directing Holder or the Special Servicer has determined to grant a forbearance, or (B) a Specially Serviced Loan being monitored by the Special Servicer subsequently became a Corrected Mortgage Loan, then in either such event the Special Servicer (and not the successor special servicer) will be paid the related Workout Fee or Liquidation Fee, as applicable.

The total amount of Workout Fees and Liquidation Fees that are payable by the Issuing Entity with respect to each Mortgage Loan, Serviced Loan Combination or REO Loan throughout the period such Mortgage Loan or the Mortgage Loan relating to such Serviced Loan Combination (or REO Loan) is an asset of the Issuing Entity will be subject to an aggregate cap of $1,000,000. For the purposes of determining whether any such cap has been reached with respect to a Special Servicer and a Mortgage Loan, Serviced Loan Combination or REO Loan, only the Workout Fees and Liquidation Fees paid to such Special Servicer with respect to such Mortgage Loan, Serviced Loan Combination or REO Loan will be taken into account, and any Workout Fees or Liquidation Fees for any other Mortgage Loans, Serviced Loan Combinations or REO Loans will not be taken into account (and any Workout Fees or Liquidation Fees paid to a predecessor or successor special servicer will also not be taken into account).

In addition, the Special Servicer will also be entitled to retain, as additional servicing compensation:

•	100% of any Modification Fees related to Specially Serviced Loans (and 50% of such Modification Fees on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans when consent of the Special Servicer is required),

•	100% of any assumption fees and consent fees on Specially Serviced Loans (and 50% of such assumption fees on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans when consent of the Special Servicer is required),

•	100% of assumption application fees on Specially Serviced Loans,

•	100% of loan service transaction fees, beneficiary statement charges, demand fees or similar items (but not including Prepayment Premiums or Yield Maintenance Charges) on Specially Serviced Loans (and 50% of such fees, charges and items on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans when consent of the Special Servicer is required),

•	any interest or other income earned on deposits in the REO Accounts, and

•	Net Default Interest and any late payment fees that accrued during a Collection Period on any Specially Serviced Loan to the extent collected by the Issuing Entity and remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Specially Serviced Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity with respect to such Specially Serviced Loan; provided, however, that with respect to a Mortgage Loan that has a related Serviced Companion Loan, Net Default Interest and late payment fees will be allocated as provided in and subject to the terms of the related intercreditor agreement and the applicable pooling and servicing agreement.

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In addition, provided that a Non-Serviced Mortgage Loan is in special servicing, the Special Servicer will be entitled to any Net Default Interest and any late payment fees collected by the servicer that is servicing the Non-Serviced Mortgage Loan and that are allocated to the Non-Serviced Mortgage Loan (but only if and to the extent such amounts are not payable to the servicer that is servicing the Non-Serviced Mortgage Loan pursuant to the terms of the related pooling and servicing agreement and any related intercreditor agreement) in accordance with the related intercreditor agreement and the related servicing agreement during a collection period remaining after application thereof to reimburse interest on P&I Advances and to reimburse the Issuing Entity for certain expenses of the Issuing Entity, if applicable, as provided in the Pooling and Servicing Agreement.

The other special servicer with respect to each Non-Serviced Loan Combination will accrue comparable fees with respect to such Non-Serviced Loan Combination pursuant to the related servicing agreement.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, restructures, extends, amends or waives any term of the related Mortgage Loan Documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all assumption fees, consent fees, assumption application fees, defeasance fees and similar fees). For each modification, restructure, extension, waiver or amendment in connection with the working out of a Specially Serviced Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such Mortgage Loan or Serviced Companion Loan on the closing date of the related modification, restructure, extension, waiver or amendment (prior to giving effect to such modification, restructure, extension, waiver or amendment); provided that no aggregate cap exists in connection with the amount of Modification Fees which may be collected from the borrower with respect to any Specially Serviced Loan or REO Loan.

“Offsetting Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Loan Combination or REO Loan and with respect to any Workout Fee or Liquidation Fee payable by the Issuing Entity, any and all Modification Fees collected by the Special Servicer as additional servicing compensation, but only to the extent that (1) such Modification Fees were earned and collected by the Special Servicer (A) in connection with the workout or liquidation (including partial liquidation) of a Specially Serviced Loan or REO Loan as to which the subject Workout Fee or Liquidation Fee became payable or (B) in connection with any workout of a Specially Serviced Loan that closed within the prior 18 months (determined as of the closing day of the workout or liquidation as to which the subject Workout Fee or Liquidation Fee became payable) and (2) such Modification Fees were earned in connection with a modification, restructure, extension, waiver or amendment of such Mortgage Loan, Serviced Loan Combination or REO Loan at a time when such Mortgage Loan, Serviced Loan Combination or REO Loan was a Specially Serviced Loan.

The Pooling and Servicing Agreement will provide that, with respect to each Collection Period, the Special Servicer must deliver or cause to be delivered to the Master Servicer within 2 business days following the Determination Date, and the Master Servicer will, to the extent it has received, deliver to the Certificate Administrator, without charge and on the same day as the Master Servicer is required to deliver the CREFC® Investor Reporting Package, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period. Such report may omit any such information that has previously been delivered to the Certificate Administrator by the Master Servicer or the Special Servicer.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Loan Combination or Serviced REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, and as a result of any other fee-sharing arrangement) received or retained by the Special Servicer or any of its affiliates that is paid by any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination and any purchaser of any Mortgage Loan (other than a

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Non-Serviced Mortgage Loan), Serviced Loan Combination or Serviced REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, if applicable, the management or disposition of any Serviced REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement; provided that any compensation and other remuneration that the Master Servicer or the Certificate Administrator is permitted to receive or retain pursuant to the terms of the Pooling and Servicing Agreement in connection with its respective duties in such capacity as master servicer or certificate administrator under the Pooling and Servicing Agreement will not be Disclosable Special Servicer Fees.

The Pooling and Servicing Agreement will provide that the Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Loan Combination and any purchaser of any Mortgage Loan, Serviced Companion Loan or Serviced REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Serviced Loan Combination, if applicable), the management or disposition of any Serviced REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than Permitted Special Servicer/Affiliate Fees and compensation and other remuneration expressly provided for in the Pooling and Servicing Agreement.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions and fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Loan Combination or Serviced REO Property.

If the La Gran Plaza Loan Combination becomes a specially serviced loan prior to the La Gran Plaza Note A-1 Securitization Date, then the La Gran Plaza Loan Combination will be specially serviced under and in accordance with the COMM 2015-CCRE23 Pooling and Servicing Agreement and the COMM 2015-CCRE23 Special Servicer will be entitled to receive the special servicing compensation for the La Gran Plaza Loan Combination under the COMM 2015-CCRE23 Pooling and Servicing Agreement. Prior to the La Gran Plaza Note A-1 Securitization Date, no other special servicer will be entitled to any such compensation or have such rights and obligations. On and after the La Gran Plaza Note A-1 Securitization Date, the La Gran Plaza Loan Combination will be serviced under the La Gran Plaza Pooling and Servicing Agreement. After such securitization, the La Gran Plaza Loan Combination will no longer be serviced pursuant to the COMM 2015-CCRE23 Pooling and Servicing Agreement. If the La Gran Plaza Loan Combination is being specially serviced when the La Gran Plaza Note A-1 Companion Loan is securitized, the COMM 2015-CCRE23 Special Servicer will be entitled to compensation for the period during which it acted as special servicer with respect to such Loan Combination, including its share of any liquidation or workout fees and its share of any additional servicing compensation as well as all surviving indemnity and other rights in respect of such special servicing role.

Master Servicer and Special Servicer Permitted To Buy Certificates

The Master Servicer and the Special Servicer are permitted to purchase any Class of Certificates. Such a purchase by the Master Servicer or Special Servicer could cause a conflict relating to the Master Servicer’s or Special Servicer’s duties pursuant to the Pooling and Servicing Agreement and the Master Servicer’s or Special Servicer’s interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling and Servicing Agreement provides that the Master Servicer or the Special Servicer will administer the Mortgage Loans or Serviced Loan Combinations in accordance with the Servicing Standard, without regard to ownership of any Certificate by the Master Servicer or the Special Servicer or any affiliate thereof.

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Servicing of the Non-Serviced Mortgage Loans

Pursuant to the terms of the related intercreditor agreement, each Non-Serviced Mortgage Loan is being serviced and administered pursuant to a separate pooling and servicing agreement, which contains servicing provisions substantially similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement. None of the Master Servicer, the Special Servicer or the Trustee will have any obligation or authority to supervise any other servicer, special servicer or trustee under the pooling and servicing agreement entered into in connection with any Non-Serviced Loan Combination, and no such party will have any obligation or authority to make Property Advances with respect to any Non-Serviced Mortgage Loans. The obligation of the Master Servicer to provide information and collections to the Trustee, the Certificate Administrator and the Certificateholders with respect to any Non-Serviced Mortgage Loan is dependent upon its receipt of the corresponding information and collections from the master servicer or special servicer under the applicable other securitization.

Each other pooling and servicing agreement related to a Non-Serviced Mortgage Loan contains terms and conditions that are customary for securitization transactions involving assets similar to the Non-Serviced Mortgage Loans and that are otherwise (i) required by the Code relating to the tax elections of the trust fund for the related Non-Serviced Companion Loan, (ii) required by law or changes in any law, rule or regulation or (iii) requested by the rating agencies rating the securitization of the related Non-Serviced Companion Loan. Although the other pooling and servicing agreements currently governing the servicing of the Non-Serviced Loan Combinations are generally similar to the Pooling and Servicing Agreement as regards servicing arrangements, investors should consider, among other things:

•	Each other master servicer and each other special servicer must satisfy customary servicer rating criteria and each other master servicer and each other special servicer are subject to servicer termination events, which may be different than those in the Pooling and Servicing Agreement.

•	Each other master servicer (or a sub-servicer on its behalf) will be entitled to receive a primary servicing fee on the related Non-Serviced Mortgage Loan.

•	For so long as no control termination event or similar event under each other pooling and servicing agreement is continuing, the directing holder or equivalent party under such other pooling and servicing agreement, or the related representative on its behalf, will have the right to terminate the related other special servicer, with or without cause, and appoint itself or an affiliate or another person as the successor special servicer.

•	Each other pooling and servicing agreement may make a provision for a vote of certificateholders of the other securitization to terminate the related other special servicer, and for the appointment of a successor special servicer, at the written direction of holders of principal balance certificates under such agreement evidencing a certain percentage of the voting rights of such certificates.

•	For so long as a consultation termination event or similar event under each other pooling and servicing agreement is continuing, if the related other trust advisor determines that the related other special servicer is not performing its duties under such other pooling and servicing agreement in accordance with the related servicing standard, such other trust advisor has the right to recommend the replacement of such other special servicer.

•	The provisions of any other pooling and servicing agreement may vary from the Pooling and Servicing Agreement with respect to, among other things, time periods and timing matters, terminology, allocation of ministerial duties between multiple servicers or other service providers, the circumstances under which appraisals must be obtained, the calculation of appraisal reduction events, Major Decisions (or the equivalent), servicer termination events, rating requirements for accounts and permitted investments, circumstances under which a master servicer must obtain special servicer consent, and notice or rating agency communication and confirmation requirements.

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Notwithstanding the foregoing, following the La Gran Plaza Note A-1 Securitization Date, the La Gran Plaza Loan Combination will be serviced by the La Gran Plaza Master Servicer and the La Gran Special Servicer pursuant to the terms of the La Gran Plaza Pooling and Servicing Agreement. Although the La Gran Plaza Intercreditor Agreement imposes some requirements regarding the terms of the La Gran Plaza Pooling and Servicing Agreement (and it is expected that the La Gran Plaza Pooling and Servicing Agreement will contain servicing provisions similar to, but not identical with, the provisions of the Pooling and Servicing Agreement), the securitization to which the La Gran Plaza Note A-1 Companion Loan is to be contributed has not been determined, and accordingly, the servicing terms of the La Gran Plaza Pooling and Servicing Agreement are unknown. See “Description of the Mortgage Pool—Loan Combinations—La Gran Plaza Loan Combination” in this prospectus supplement.

Each Non-Serviced Mortgage Loan will not be subject to the Servicing Transfer Events described under “The Pooling and Servicing Agreement—Special Servicing,” but will be subject to generally similar but not identical events provided for in the related other pooling and servicing agreement. In addition, the conditions that would result in an Appraisal Reduction Event under the Pooling and Servicing Agreement may differ in some respects from the conditions that would require an appraisal under any pooling and servicing agreement governing the servicing of a Non-Serviced Loan Combination.

See “Description of the Mortgage Pool—Loan Combinations” in this prospectus supplement.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to make available to the general public on the Certificate Administrator’s website a statement (a “Distribution Date Statement”) based upon information provided by the Master Servicer and Special Servicer (and in certain cases only to the extent received from the Master Servicer or Special Servicer, as applicable) and delivered to the Certificate Administrator and the information required to be prepared by the Certificate Administrator, in accordance with CRE Finance Council (“CREFC®”) guidelines as of the Closing Date setting forth, among other things:

(a)	the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date;

(b)	the aggregate amount of the distribution on the Distribution Date to the holders of each Class of Sequential Pay Certificates in reduction of the Certificate Balance of those Certificates;

(c)	the aggregate amount of the distribution on the Distribution Date to the holders of each Class of Certificates (other than the Residual Certificates) allocable to the Interest Accrual Amount and Interest Shortfalls;

(d)	the aggregate amount of Advances made in respect of the Distribution Date and the amount of interest paid on Advances since the prior Distribution Date (including, to the extent material, the general use of funds advanced and general source of funds for reimbursements);

(e)	the aggregate amount of compensation paid to the Trustee, the Certificate Administrator, the Operating Advisor, CREFC® and servicing compensation paid to the Master Servicer and the Special Servicer for the related Determination Date and any other fees or expenses accrued and paid from the Issuing Entity;

(f)	the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

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(g)	the number (as of the related and the next preceding Determination Date), and the aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate (and interest rates by distributional groups or ranges) of the Mortgage Loans as of the related Determination Date;

(h)	the number and aggregate Stated Principal Balance of the Mortgage Loans or Serviced Loan Combinations (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) that are specially serviced but that are not delinquent, or (E) current, but not specially serviced, as to which foreclosure proceedings have been commenced, but not REO Property;

(i)	the Available Funds for the Distribution Date, (ii) the total amount of all principal and/or interest distributions, as well as any other distributions (other than Yield Maintenance Charges), properly made on or in respect of any Class of Regular Certificates with respect to such Distribution Date, and (iii) any other cash flows received on the Mortgage Loans and applied to pay fees and expenses (including the components of the Available Funds, or such other cash flows);

(j)	the amount of the distribution on the Distribution Date to the holders of any Class of Regular Certificates allocable to Prepayment Premiums and Yield Maintenance Charges;

(k)	the accrued Interest Accrual Amount in respect of each Class of Regular Certificates for such Distribution Date;

(l)	the Pass-Through Rate for each Class of Regular Certificates for the Distribution Date;

(m)	the Principal Distribution Amount for the Distribution Date;

(n)	the aggregate Certificate Balance or aggregate Notional Balance, as the case may be, of each Class of Certificates (other than the Class V, Class R and Class LR Certificates) immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Realized Loss and/or additional trust fund expenses on the Distribution Date;

(o)	the fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each Class of Certificates (other than the Residual Certificates) immediately following the Distribution Date;

(p)	the amount of any Appraisal Reduction Amounts allocated during the related Collection Period on a loan-by-loan basis; and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis;

(q)	the number and related principal balances of any Mortgage Loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a description of any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the Collection Period or that have cumulatively become material over time);

(r)	the amount of any remaining unpaid Interest Shortfalls for each Class of Certificates (other than the Residual Certificates) as of the Distribution Date;

(s)	a loan-by-loan listing of each Mortgage Loan which was the subject of a principal prepayment (other than liquidation proceeds and insurance proceeds) during the related

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Collection Period and the amount of principal prepayment occurring, together with the aggregate amount of principal prepayments made during the related Collection Period;

(t)	a loan-by-loan listing of any Mortgage Loan which was defeased since the previous Determination Date;

(u)	the amount of the distribution to the holders of each Class of Certificates on the Distribution Date attributable to reimbursement of Realized Losses;

(v)	as to any Mortgage Loan repurchased by a Mortgage Loan Seller or otherwise liquidated or disposed of during the related Collection Period, (A) the loan number of the related Mortgage Loan and (B) the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date;

(w)	the amount on deposit in each of the Interest Reserve Account and the Excess Liquidation Proceeds Account before and after giving effect to the distribution made on such Distribution Date;

(x)	the then-current credit support levels for each Class of Sequential Pay;

(y)	the original and then-current ratings of each Class of Certificates;

(z)	with respect to any REO Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the city, state, property type, latest Debt Service Coverage Ratio and the current Stated Principal Balance;

(aa)	the value of any REO Property included in the Issuing Entity as of the related Determination Date, on an loan-by-loan basis, based on the most recent appraisal or valuation;

(bb)	with respect to any Serviced REO Property sold or otherwise disposed of during the related Collection Period and for which a final recovery determination has been made, (A) the Realized Loss attributable to the related Mortgage Loan, (B) the amount of sale proceeds and other amounts, if any, received in respect of such Serviced REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date, (C) the date of the final recovery determination and (D) the balance of the Excess Liquidation Proceeds Account for such Distribution Date;

(cc)	the amount of the distribution on the Distribution Date to the holders of the Class V Certificates and the Residual Certificates;

(dd)	material breaches of Mortgage Loan representations and warranties or any covenants under the Pooling and Servicing Agreement of which the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer or the Special Servicer has received written notice;

(ee)	the identity of the Operating Advisor;

(ff)	the amount of Realized Losses, certain expenses of the Issuing Entity and Interest Shortfalls, if any, incurred with respect to the Mortgage Loans during the related Collection Period and in the aggregate for all prior Collection Periods (except to the extent reimbursed or paid);

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(gg)	an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period;

(hh)	the identity of the Controlling Class;

(ii)	the identity of the Controlling Class Representative; and

(jj)	such other information and in such form as will be specified in the Pooling and Servicing Agreement.

In addition, the Certificate Administrator may make certain other information and reports (including the collection of reports specified by the CREFC® (or any successor organization reasonably acceptable to the Certificate Administrator and the Master Servicer) known as the “CREFC® Investor Reporting Package”) related to the Mortgage Loans available to Privileged Persons, to the extent that the Certificate Administrator receives relevant information and loan-related reports from the Master Servicer, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement. The Certificate Administrator will not make any representations or warranties as to the accuracy or completeness of any information provided by it that was based; in whole or in part, on information received from third parties, and may disclaim responsibility for the Certificate Administrator’s website. The Certificate Administrator may require registration and acceptance of a disclaimer and a confidentiality agreement. Neither the Certificate Administrator nor the Master Servicer will be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

Information Available Electronically

The Pooling and Servicing Agreement requires that the Certificate Administrator make available to any Privileged Person (provided that this prospectus supplement that relates to the Distribution Date Statements and the SEC filings referred to below will be made available to the general public, and provided further that any Privileged Person that is a Borrower Party will only be entitled to access documents made available to the general public), via the Certificate Administrator’s website, among other things, the following items, in each case to the extent received by or, in certain cases, prepared by, the Certificate Administrator:

(a)  the following “deal documents”:

•	this prospectus supplement;

•	the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and

•	the CREFC® loan setup file delivered to the Certificate Administrator by the Master Servicer;

(b)  the following SEC filings:

•	any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Issuing Entity through the EDGAR system;

(c)  the following “periodic reports”:

•	the Distribution Date Statements;

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•	the reports included in the CREFC® Investor Reporting Package, other than the CREFC® loan setup file (provided they are prepared or received by the Certificate Administrator); and

•	the annual reports prepared by the Operating Advisor;

(d)  the following “additional documents”:

•	summaries of Final Asset Status Reports delivered to the Certificate Administrator in electronic format; and

•	any appraisal, Phase I environmental assessment, Phase II environmental assessment, seismic report and property condition report relating to the Mortgaged Properties (or updates thereof) delivered to the Certificate Administrator in electronic format;

(e)  the following “special notices”:

•	all special notices sent by the Certificate Administrator to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this prospectus supplement;

•	notice of (i) any request by at least 25% of the Certificates to terminate and replace the Special Servicer notice, (ii) any request by at least 15% of the Voting Rights of the Certificates to terminate and replace the Operating Advisor, (iii) any recommendation of the Operating Advisor to replace the Special Servicer;

•	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

•	notice of final payment on the Certificates;

•	all notices of the occurrence of any Servicer Termination Events received by the Certificate Administrator;

•	notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee);

•	officer’s certificates and other documentation supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

•	any notice of the termination of the Issuing Entity;

•	any notice of the occurrence and continuance of a Control Termination Event;

•	any notice of the occurrence and continuance of a Consultation Termination Event;

•	any Assessment of Compliance (as defined in the prospectus) delivered to the Certificate Administrator; and

•	any Attestation Reports (as defined in the prospectus) delivered to the Certificate Administrator;

(f)  the “Investor Q&A Forum”; and

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(g)   solely to Certificateholders and beneficial owners of Certificates, the “Investor Registry.”

Notwithstanding the foregoing, if the Controlling Class Representative or any Controlling Class Certificateholder is a Borrower Party with respect to any Excluded Mortgage Loan, such person will not have access to any related Asset Status Reports, Final Asset Status Reports or any summaries thereof (and any other information identified in the Pooling and Servicing Agreement). The Pooling and Servicing Agreement will require the Controlling Class Representative and the Controlling Class Certificateholders to certify that they acknowledge and agree that they are prohibited from accessing and reviewing (and they will agree not to access and review) any other information with respect to such Excluded Mortgage Loans (other than such information that is aggregated with information of other Mortgage Loans at a pool level to which the Controlling Class Representative and the Controlling Class Certificateholders are entitled to access).

The Certificate Administrator may require a recipient of any of the information set forth above to execute a confidentiality agreement (which may be in the form of a web page “click-through”).

The Certificate Administrator will make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website, where (a) Certificateholders and beneficial owners of Certificates may (i) submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, (ii) submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports, the Mortgage Loans or the Mortgaged Properties (other than, in the case of the Special Servicer, the Non-Serviced Mortgage Loans or related Mortgaged Properties) and (iii) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in such annual reports and (b) Privileged Persons may view previously submitted inquiries and related answers. The Certificate Administrator will forward such inquiries to the appropriate parties and, in the case of an inquiry relating to any Non-Serviced Mortgage Loan, to the other certificate administrator to forward to the applicable party under the related other pooling and servicing agreement. The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines that (i) the question is beyond the scope outlined above, (ii) answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders, would be in violation of applicable law, the Pooling and Servicing Agreement or the Mortgage Loan Documents, would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor the Master Servicer or the Special Servicer, as applicable, or (iii) it is otherwise not advisable to answer such inquiry, in which case the Certificate Administrator will not post the related inquiry. In addition, no party is permitted to post or otherwise disclose information known to such party to be Privileged Information as part of its response to any inquiry. The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement.

The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.

Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s website will initially be located at https://tss.sfs.db.com/investpublic. The 17g-5 Information Provider’s website will initially be located under the Certificate Administrator’s website under the “NRSRO” tab related to the Certificates. Access will be provided by the Certificate Administrator and the 17g-5 Information Provider, as the case may be, to such persons upon its receipt from such person of an Investor Certification or NRSRO Certification in the forms attached to the Pooling

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and Servicing Agreement, which forms will also be located on and submitted electronically via the Certificate Administrator’s website or the 17g-5 Information Provider’s website, as applicable. In connection with providing access to the Certificate Administrator’s website and the 17g-5 Information Provider’s website, the Certificate Administrator and/or the 17g-5 Information Provider may require registration and the acceptance of a disclaimer. The Certificate Administrator and the 17g-5 Information Provider, as the case may be, will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. Neither the Certificate Administrator nor the 17g-5 Information Provider make any representations or warranties as to the accuracy or completeness of documents or information posted to its respective website and neither party will assume any responsibility for them. In addition, the Certificate Administrator and the 17g-5 Information Provider, as the case may be, may disclaim responsibility for any such document or information for which it is not the original source. Assistance in using the Certificate Administrator’s website and the 17g-5 Information Provider’s website can be obtained by calling the Certificate Administrator’s customer service desk at (800) 735-7777. The Certificate Administrator and the 17g-5 Information Provider have not obtained and will not be deemed to have obtained actual knowledge of any information only by receipt and posting to the 17g-5 Information Provider’s website

“Privileged Person” means the Depositor, the Underwriters, the initial purchasers, the Master Servicer, the Special Servicer, each Serviced Companion Loan noteholder, the Controlling Class Representative (but only for so long as no Consultation Termination Event has occurred and is continuing), the Trustee, the Sponsors, the Certificate Administrator, the Operating Advisor, a designee of the Depositor, any person who provides the Certificate Administrator with an Investor Certification and any NRSRO that delivers an NRSRO Certification to the 17g-5 Information Provider, which Investor Certification and NRSRO Certification may be submitted electronically via the Certificate Administrator’s website or the 17g-5 Information Provider’s website, as applicable; provided, however, that in no event may any Borrower Party be considered to be a Privileged Person; provided, further, that if the Controlling Class Representative or a Controlling Class Certificateholder is a Borrower Party with respect to any Excluded Mortgage Loan, such person will not have access to any related Asset Status Reports, Final Asset Status Reports or any summaries thereof (and any other information identified in the Pooling and Servicing Agreement).

“Investor Certification” means a certificate substantially in the form attached to the Pooling and Servicing Agreement or as electronically available on the Certificate Administrator’s website (which may be a click-through confirmation) representing that the person executing such certificate (a) is a Certificateholder, a beneficial owner of a Certificate or a prospective purchaser of a Certificate that, in the case of an Offered Certificate, has received a copy of this prospectus supplement and the accompanying prospectus and either (b) (1) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders under the Pooling and Servicing Agreement, or (2) such person is a Borrower Party, in which case (A) if such person is the Controlling Class Representative or a beneficial owner of a Certificate of the Controlling Class, such person will have access to all the reports and information made available to Certificateholders under the Pooling and Servicing Agreement other than with respect to any Excluded Mortgage Loans (in which case of such Excluded Mortgage Loans such person will only receive access to the Distribution Date Statements prepared by the Certificate Administrator) or (B) if such person is not the Controlling Class Representative or a beneficial owner of a Certificate of the Controlling Class, in which case such person will only receive access to the Distribution Date Statements prepared by the Certificate Administrator.

“NRSRO Certification” means a certification (a) executed by an NRSRO in favor of the 17g-5 Information Provider substantially in the form attached to the Pooling and Servicing Agreement or (b) provided electronically and executed by an NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website that, in each case, states that such NRSRO is a Rating Agency hired to provide ratings on the Certificates, or that such NRSRO has access to the 17g-5 website for the Issuing Entity, has provided the 17g-5 Information Provider with the appropriate certifications under Rule 17g-5(e), and will treat all information obtained from the 17g-5 Information Provider’s website as confidential.

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“17g-5 Information Provider” means the Certificate Administrator.

Other Information

The Pooling and Servicing Agreement will require that the Certificate Administrator make available at its offices, during normal business hours, for review by any Privileged Person, originals or copies of, among other things, the following items (to the extent such items are in its possession) (except to the extent not permitted by applicable law or under any of the related Mortgage Loan Documents):

(a)   any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

(b)   the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail “sales information,” if any, received from the Master Servicer or the Special Servicer with respect to each Mortgaged Property;

(c)   the mortgage files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan or Serviced Loan Combination entered into or consented to by the Master Servicer and/or the Special Servicer and delivered to the Certificate Administrator; and

(d)   any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act of 1933 (the “Securities Act”).

The Certificate Administrator may require a Privileged Person to execute a confidentiality agreement prior to granting access to the information described above. Copies of any and all of the foregoing items will be available upon request at the expense of the requesting party from the Certificate Administrator to the extent such documents are in the Certificate Administrator’s possession.

The Certificate Administrator will make available all Distribution Date Statements, CREFC® reports and supplemental notices (provided they are received by the Certificate Administrator) to certain financial modeling firms (including BlackRock Financial Management, Inc., Bloomberg Financial Markets, L.P., Thomson Reuters Corporation, Trepp, LLC, Intex Solutions, Inc., Interactive Data Corporation and Markit LLC) in accordance with the provisions of the Pooling and Servicing Agreement.

Master Servicer’s Reports

The Master Servicer is required to deliver to the Certificate Administrator prior to each Distribution Date (beginning July 2015), and the Certificate Administrator is to make available to any Privileged Person on its website certain reports and data files that are part of the CREFC® Investor Reporting Package.

Subject to the receipt of necessary information from any subservicer, reports will be made available electronically in the form of the standard CREFC® reports; provided, however, the Certificate Administrator will provide Certificateholders (at the expense of such Certificateholders) with a written copy of such report upon request. The information that pertains to Specially Serviced Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer no later than two business days prior to the Master Servicer Remittance Date. Absent manifest error, none of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable.

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The Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be indemnified by the Issuing Entity against any loss, liability or expense incurred in connection with any claim or legal action relating to any statement or omission based upon information supplied by a borrower or third party under a Mortgage Loan or Serviced Loan Combination and reasonably relied upon by such party.

The Master Servicer is also required to deliver periodically to the Trustee, Certificate Administrator, the Operating Advisor, the Underwriters, the initial purchasers, the 17g-5 Information Provider (who will promptly post such materials to the 17g-5 Information Provider’s website) and the holders of Serviced Companion Loans the following materials, of which the CREFC® Operating Statement Analysis Report and CREFC® NOI Adjustment Worksheet are required to be delivered in electronic format and any items relating to such report or worksheet may be delivered in electronic or paper format:

(a)   Within 30 days after receipt of a quarterly operating statement, if any, commencing within 30 days of receipt of such quarterly operating statement for the quarter ending September 30, 2015, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Specially Serviced Loan and REO Loan (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Loan or REO Loan), “CREFC® Operating Statement Analysis Report” together with copies of the related operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or has otherwise agreed to provide such information and, with respect to operating statements and rent rolls for Specially Serviced Loans and REO Properties, only to the extent received by the Special Servicer) for such Mortgaged Property or REO Property as of the end of such calendar quarter; provided that, to the extent the annual CREFC® Operating Statement Analysis Report is delivered as described under clause (b) below, then such delivery will satisfy the requirement under this clause (a) to deliver a quarterly CREFC® Operating Statement Analysis Report for the quarter ending June 30 of each year, commencing in 2016; provided, however, that, with respect to any obligation of the Master Servicer or Special Servicer, as applicable, to provide a quarterly analysis or update, such quarterly analysis or update with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines.

(b)   Annually, on or before June 30 of each year, commencing in 2016, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Specially Serviced Loan and REO Loan (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Loan or REO Loan), a CREFC® Operating Statement Analysis Report as of the end of the preceding calendar year (initially, year-end 2015), together with copies of the related operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or has otherwise agreed to provide such information and, with respect to operating statements and rent rolls for Specially Serviced Loans and REO Properties, only to the extent received by the Special Servicer) for such Mortgaged Property or REO Property for the current trailing 12 months, if available, or year-to-date.

(c)   Within 45 days of receipt by the Master Servicer (or within 60 days of receipt by the Special Servicer with respect to any Specially Serviced Loan or Serviced REO Property) of annual year-end operating statements, if any (in each case, commencing with the statements for year-end 2015), with respect to any Mortgaged Property (except with respect to any Non-Serviced Mortgage Loan) or Serviced REO Property, a “CREFC® NOI Adjustment Worksheet” for such Mortgaged Property or Serviced REO Property (with the annual year-end operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year-end net operating income or net cash flow and debt service coverage numbers used by the Master Servicer or the Special Servicer in the other reports referenced above.

Upon request for receipt of any such items from any Rating Agency, the Master Servicer shall forward to the 17g-5 Information Provider (who will promptly post such requested item to the 17g-5 Information Provider’s website).

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In addition, within a reasonable period of time after the end of each calendar year, the Certificate Administrator is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be reasonably required to enable such Certificateholders to prepare their federal income tax returns. The Certificate Administrator will also make available information regarding the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Issuing Entity.

Exchange Act Filings

The Issuing Entity will file Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (if applicable) Current Reports on Form 8-K with the SEC regarding the Certificates, to the extent, and for such time, as it shall be required to do so pursuant to Rule 15d-22 under the Exchange Act. Such reports will be filed under the name “Deutsche Mortgage & Asset Receiving Corp.” (SEC File No. 333-193376). Members of the public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Members of the public may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that internet site is http://www.sec.gov.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The Pooling and Servicing Agreement will be governed by the laws of the State of New York. Each party to the Pooling and Servicing Agreement will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the Pooling and Servicing Agreement. Additionally each party to the Pooling and Servicing Agreement will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the Pooling and Servicing Agreement.

USE OF PROCEEDS

The net proceeds from the sale of the Offered Certificates will be used by the Depositor to pay part of the purchase price for the Mortgage Loans.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation could apply retroactively. This discussion is based on the Code, as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and are encouraged to review the discussions under the heading “Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

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Two separate real estate mortgage investment conduit (“REMIC”) elections (the “Lower-Tier REMIC” and the “Upper-Tier REMIC,” and collectively, the “Trust REMICs”) will be made with respect to the designated portions of the Issuing Entity. The Lower-Tier REMIC will hold the Mortgage Loans (other than Excess Interest) and certain other assets, will issue certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and will issue the Class LR Certificates as the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates as regular interests in the Upper-Tier REMIC and the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement, the COMM 2015-CCRE23 Pooling and Servicing Agreement, the JPMBB 2015-C28 Pooling and Servicing Agreement, and on and after the La Gran Plaza Note A-1 Securitization Date, the La Gran Plaza Pooling and Servicing Agreement, and any related Intercreditor Agreement, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Sidley Austin llp, counsel to the Depositor: (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter; (b) each Lower-Tier Regular Interest will constitute a “regular interest” in the Lower-Tier REMIC, and each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates will constitute a “regular interest” in the Upper-Tier REMIC; and (c) the Class LR Certificates will evidence the sole Class of “residual interests” in the Lower-Tier REMIC, and the Class R Certificates will evidence the sole class of “residual interests” in the Upper-Tier REMIC. In addition, in the opinion of Sidley Austin llp, (i) the portions of the Issuing Entity consisting of the Excess Interest (and related amounts in the Class V Distribution Account), will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, and (ii) the Class V Certificates will represent undivided beneficial interests in the Excess Interest and the Class V Distribution Account.

Tax Status of Offered Certificates

Each Class of Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) to the extent described in the prospectus under the heading “Federal Income Tax Consequences For REMIC Certificates—Status of REMIC Certificates.” Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), but only in the proportion that the applicable Trust REMIC’s basis in the related Mortgage Loans secured by multifamily properties relates to the Trust REMIC’s total basis in the Mortgage Loans. As of the Closing Date, 13 of the Mortgaged Properties, representing approximately 10.3% of the Trust REMIC’s basis in the Initial Outstanding Pool Balance (by Allocated Loan Amount), are multifamily properties. Certificateholders should consult their tax advisors on whether the foregoing percentage or some other percentage applies to their Certificates. Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1). In addition, Mortgage Loans that have been defeased with U.S. Treasury obligations or other “government securities” will not qualify for the foregoing tax treatments. Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3).

Taxation of Offered Certificates

General. The Offered Certificates will represent all or a portion of one or more, regular interests in the Upper-Tier REMIC. In general, (i) amounts of interest, original issue discount and market discount on an Offered Certificate will be taxable as ordinary income to the holder of an Offered Certificate (an

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“Offered Certificateholder”), (ii) amounts of premium will be treated as an offset to ordinary income, and (iii) other amounts will be treated as a return of capital (to the extent of the Offered Certificateholder’s basis in the Offered Certificate). The Offered Certificates will represent newly originated debt instruments for federal income tax purposes. Offered Certificateholders must use the accrual method of accounting with regard to the Offered Certificates, regardless of the method of accounting otherwise used by such Offered Certificateholders.

Original Issue Discount. Holders of Offered Certificates issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The Internal Revenue Service has issued temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275. Additional guidance is provided by the legislative history accompanying enactment of the Tax Reform Act of 1986. Offered Certificateholders should be aware, however, that such guidance does not adequately address certain issues relevant to prepayable securities, such as the Offered Certificates. Investors are encouraged to consult their tax advisors about the discussions in this prospectus supplement and the accompanying prospectus and the appropriate method for reporting interest and original issue discount with respect to the Offered Certificates. See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Each Offered Certificate will be treated as an installment obligation for purposes of determining the original issue discount includible in an Offered Certificateholder’s income. The total amount of original issue discount on an Offered Certificate is the excess of the “stated redemption price at maturity” of the Offered Certificate over its “issue price.” The issue price of a class of Offered Certificates is the first price at which a substantial amount of Offered Certificates of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Offered Certificates for which there is no substantial sale as of the issue date as the fair market value of such class as of the issue date. The issue price of the Offered Certificates also includes the amount paid by an initial Certificateholder of such class for accrued interest that relates to a period prior to the issue date of such class of Offered Certificates. The stated redemption price at maturity of an Offered Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to an Offered Certificate, it is possible that no interest on any class of Offered Certificates will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Offered Certificates (other than the Class X-A Certificates) as qualified stated interest.

For the purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the prepayment assumption will be 0% CPR, provided that it is assumed that the ARD Loans will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”). See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Based on the foregoing, it is anticipated that the Class C and Class D Certificates will be issued with original issue discount for federal income tax purposes.

In addition, it is anticipated that the Certificate Administrator will treat the Class X-A Certificates as having no qualified stated interest. Accordingly, such Class will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over its issue price (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on the Class X-A Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. Holders of Class X-A Certificates may be entitled to a deduction for a loss (which may be a capital loss) to the extent it becomes certain that such

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Certificateholders will not recover a portion of their basis in such Class, even if there are no further prepayments on the Mortgage Loans. See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Premium. An Offered Certificate purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus. It is anticipated that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M and Class B Certificates will be issued at a premium for federal income tax purposes.

Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the Offered Certificates as described in “Description of the Offered Certificates—Distributions—Prepayment Premiums and Yield Maintenance Charges” in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of the Offered Certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Certificate Administrator’s actual receipt of the Yield Maintenance Charges and Prepayment Premium. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of an Offered Certificate. The Internal Revenue Service may disagree with these positions. Certificateholders are encouraged to consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Further Information; Taxation of Foreign Investors

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person that is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or is a foreign estate or trust, see “Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

CERTAIN STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Potential purchasers are encouraged to consult their own tax advisors with respect to the various state and local tax consequences of investment in the Offered Certificates.

ERISA CONSIDERATIONS

The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Code Section 4975, or a governmental plan (as

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defined in Section 3(32) of ERISA) that is subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a “Plan”), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code or Similar Law. There are certain exemptions issued by the U.S. Department of Labor (the “Department”) that may be applicable to an investment by a Plan in the Certificates. The Department has granted substantially identical administrative exemptions to Deutsche Bank Securities Inc., Department Final Authorization Number 97-03E, and to Cantor Fitzgerald & Co., Department Final Authorization Number 2011-05E, each as amended by Prohibited Transaction Exemption 2013-08 (the “Exemption”), for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations; provided that the conditions and requirements of the Exemption are satisfied. The assets described in the Exemption include mortgage loans such as the Mortgage Loans. The depositor expects that the Exemption generally will apply to the Offered Certificates. However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Offered Certificates are the following:

(a)	the acquisition of Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

(b)	the Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”);

(c)	the Trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than an Underwriter;

(d)	the sum of all payments made to and retained by Underwriters in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Issuing Entity represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Master Servicer and any other servicer represents not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

(e)	the Plan investing in the Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the Depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the Depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates

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continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate. The Issuing Entity must also meet the following requirements:

(a)	the corpus of the Issuing Entity must consist solely of assets of the type that have been included in other investment pools;

(b)	certificates in such other investment pools must have been rated in one of the four highest rating categories by at least one Exemption Rating Agency for at least one year prior to the Plan’s acquisition of the Offered Certificates pursuant to the Exemption; and

(c)	certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the Offered Certificates pursuant to the Exemption.

The Depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates. If all of the conditions of the Exemption are met, then whether or not a Plan’s assets would be deemed to include an ownership interest in the Mortgage Loans in the Issuing Entity, the acquisition, holding and resale by Plans of the Offered Certificates with respect to which the conditions were met would be exempt from the prohibited transaction provisions of ERISA and the Code to the extent indicated in the Exemption.

Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables, loans or obligations on which the fiduciary (or its affiliate) is an obligor; provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each Class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the Issuing Entity is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the Mortgage Loans contained in the Issuing Entity; (c) the Plan’s investment in certificates of any Class does not exceed twenty-five percent of all of the certificates of that Class outstanding at the time of the acquisition; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

Some of the relief provided by the Exemption does not apply to the purchasing or holding of Offered Certificates by Plans sponsored by the Depositor, the Trustee, any Underwriter, the Master Servicer, the Special Servicer, any sub-servicer, any obligor with respect to Mortgage Loans included in the Issuing Entity constituting more than five percent of the aggregate unamortized principal balance of the assets in the Issuing Entity, any party considered a “sponsor” within the meaning of the Exemption, or any affiliate of such parties (the “Restricted Group”).

Before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination (a) as to the availability of the exemptive relief provided by the Exemption, or (b) the availability of any other ERISA prohibited transaction exemptions and whether the conditions of any such exemption will be applicable to such purchase. A fiduciary of a Plan that is not subject to ERISA should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the general fiduciary duty provided as well as the

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prohibited transaction provisions of ERISA and the Code, or, as applicable, Similar Law, to such investment. See “Certain ERISA Considerations” in the prospectus.

The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

No class of the Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

Except as with regards to their status under SMMEA, no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of any class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions.

The Issuing Entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus supplement).

See “Legal Investment” in the prospectus.

METHOD OF DISTRIBUTION (UNDERWRITER CONFLICTS OF INTEREST)

Subject to the terms and conditions set forth in the Underwriting Agreement, dated as of June 12, 2015 (the “Underwriting Agreement”), between the Depositor, German American Capital Corporation, Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., KeyBanc Capital Markets Inc. and Goldman, Sachs & Co. (collectively, the “Underwriters”), the Underwriters have agreed to purchase, and the Depositor has agreed to sell to the Underwriters, the Offered Certificates. It is expected that delivery of the Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about June 18, 2015, against payment therefor in immediately available funds.

In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase the Certificate Balance (or, in the case of the Class X-A Certificates, the Notional Balance) of each Class of Offered Certificates set forth below, subject in each case to a variance of 5.0%:

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Class	Deutsche Bank Securities Inc.	Cantor Fitzgerald & Co.	KeyBanc Capital Markets Inc.	Goldman, Sachs & Co.
Class A-1	$57,900,000	$0	$0	$0
Class A-2	$181,050,000	$0	$0	$0
Class A-SB	$90,150,000	$0	$0	$0
Class A-3	$225,000,000	$0	$0	$0
Class A-4	$371,223,000	$0	$0	$0
Class X-A	$1,042,641,000	$0	$0	$0
Class A-M	$117,318,000	$0	$0	$0
Class B	$67,747,000	$0	$0	$0
Class C	$45,000,000	$6,223,000	$0	$0
Class D	$59,485,000	$0	$0	$0

The Underwriting Agreement provides that the obligation of each Underwriter to pay for and accept delivery of the Offered Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor’s registration statement will be in effect, and that no proceedings for such purpose will be pending before or threatened by the SEC.

The distribution of the Offered Certificates by the Underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately 106.209709060% of the aggregate Certificate Balance of the Offered Certificates with a principal balance, plus accrued interest. Each Underwriter may effect such transactions by selling its Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered Certificates, each Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. Each Underwriter and any dealers that participate with such Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The Underwriting Agreement or a separate indemnification agreement provides that the Depositor and the Mortgage Loan Sellers will indemnify the Underwriters against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments to be made in respect thereof.

There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of ongoing information available to investors concerning the Offered Certificates will be the reports distributed by the Certificate Administrator discussed in this prospectus supplement under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information.” Except as described in this prospectus supplement under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information,” there can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Deutsche Bank Securities Inc. is an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the Depositor, German American Capital Corporation, a Sponsor and a Mortgage Loan Seller, and Deutsche Bank Trust Company Americas, the Certificate Administrator, Custodian, 17g-5 Information Provider, Certificate Registrar and Authenticating Agent.  Cantor Fitzgerald & Co. is an affiliate of Cantor Commercial Real Estate Lending, L.P., a Sponsor and a Mortgage Loan Seller, and Berkeley Point Capital LLC, a Primary Servicer. KeyBanc Capital Markets Inc. is an affiliate of KeyBank National Association, a Sponsor and Mortgage Loan Seller and a Primary Servicer. See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Underwriters and Their Affiliates” in this prospectus supplement.

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Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in 3 business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of (i) Deutsche Bank Securities Inc., one of the Underwriters and one of the joint bookrunning managers with respect to 100.0% of each Class of Offered Certificates and co-lead managers with respect to each Class of Offered Certificates, (ii) Cantor Fitzgerald & Co., one of the Underwriters and one of the joint bookrunning managers with respect to 0.0% of each Class of Offered Certificates and co-lead managers with respect to each Class of Offered Certificates, (iii) KeyBanc Capital Markets Inc., one of the Underwriters and one of the co-managers, and (iv) Goldman, Sachs & Co., one of the Underwriters and one of the co-managers. That flow of funds will occur by means of the collective effect of the payment by the Underwriters to the Depositor of the purchase price for the Offered Certificates and (i) the payment by the Depositor to German American Capital Corporation, an affiliate of Deutsche Bank Securities Inc., in its capacity as a Sponsor, of the purchase price for the GACC Mortgage Loans, (ii) the payment by the Depositor to Cantor Commercial Real Estate Lending, L.P., an affiliate of Cantor Fitzgerald & Co., in its capacity as a Sponsor, of the purchase price for the CCRE Mortgage Loans, (iii) the payment by the Depositor to Ladder Capital Finance LLC, in its capacity as a Sponsor, of the purchase price for the LCF Mortgage Loans and (iv) the payment by the Depositor to KeyBank National Association, an affiliate KeyBanc Capital Markets Inc., in its capacity as a Sponsor, of the purchase price for the KeyBank Mortgage Loans. As result of the circumstances described above, Deutsche Bank Securities Inc., Cantor Fitzgerald & Co. and KeyBanc Capital Markets Inc. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the Underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Underwriters and Their Affiliates” in this prospectus supplement.

LEGAL MATTERS

The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Sidley Austin llp, New York, New York. Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Sidley Austin llp, New York, New York.

RATINGS

It is a condition to the issuance of the Offered Certificates that each Class of the Offered Certificates receive investment grade credit ratings from the NRSROs engaged by the Depositor to rate such Class of Offered Certificates (together, the “Rating Agencies”).

Each of the Rating Agencies has agreed to perform ratings surveillance with respect to its ratings for so long as the related Classes of Offered Certificates remain outstanding. Fees for such ratings surveillance by the Rating Agencies are expected to be paid by the Depositor.

We are not obligated to maintain any particular rating with respect to any Class of Offered Certificates. Changes affecting the Mortgaged Properties, the Sponsors, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

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A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest-only certificates, the ultimate payment in full of the certificate balance of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. A rating takes into consideration, among other things, the credit quality of the related pool of mortgage loans, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the related pool of mortgage loans is adequate to make payments required under the certificates in question. A securities rating on mortgage pass-through certificates does not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (whether voluntary or involuntary) on the related mortgage loans, the degree to which such payments might differ from those originally anticipated or the extent to which the related certificateholders might experience any net prepayment interest shortfalls. The security ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood, timing or frequency of the receipt of prepayment premiums or default interest. In general, the ratings address credit risk and not prepayment risk.

In addition, a security rating does not represent any assessment of the yield to maturity that investors may experience or whether investors might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the related mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that the holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such certificates. The Notional Balance of the Class X-A Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The securities ratings do not address the timing or magnitude of reductions of such Notional Balance, but only the obligation to distribute interest timely on each such Notional Balance as so reduced from time to time. Therefore, the securities ratings of the Class X-A Certificates should be evaluated independently from similar ratings on other types of securities.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to certain NRSROs. Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the related Classes of Offered Certificates and certain Classes of Private Certificates not offered by this prospectus supplement (although a Rating Agency may not ultimately issue ratings on all Classes of Certificates). The decision not to engage certain of the NRSROs to rate any Classes of Certificates was due, in part, to those NRSROs’ initial subordination levels for such Classes of Certificates and the decision to engage one or more of the Rating Agencies to only rate certain Classes of Certificates, but not others, was also due, in part, to those Rating Agencies’ initial subordination levels for such Classes of Certificates. Accordingly, if the Depositor selected such other NRSROs to rate the Offered Certificates or had it engaged the Rating Agencies to rate those other Classes of Certificates, their ratings of the Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to the related Class of Offered Certificates by the Rating Agencies. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor. In addition, the decision not to engage the Rating Agencies in the rating of a Class of Certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those Classes of Certificates.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO, or is no longer qualified to rate the Offered Certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates” in this prospectus supplement.

S-397

With respect to each Mortgage Loan, certain actions provided for in the related loan agreement require, as a condition to taking such action, that a No Downgrade Confirmation be obtained from each applicable rating agency. In certain circumstances, this condition may be deemed to have been met or waived without such a No Downgrade Confirmation being obtained. See the definition of “No Downgrade Confirmation” in this prospectus supplement. In the event such an action is taken without a No Downgrade Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Certificates will constitute an acknowledgment of, and agreement with, the procedures relating to No Downgrade Confirmations described under the definition of “No Downgrade Confirmation” in this prospectus supplement.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

LEGAL ASPECTS OF MORTGAGE LOANS IN CALIFORNIA AND TEXAS

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (representing approximately 22.0% of the Initial Outstanding Pool Balance (by Allocated Loan Amount)) and Texas (representing approximately 13.7% of the Initial Outstanding Pool Balance (by Allocated Loan Amount)), which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non judicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed receiver or by the applicable county’s sheriff under a judicial foreclosure. Following certain judicial foreclosure sales, the related borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the related borrower for recovery of the debt, except in certain limited cases including as relates to certain environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as an offset of an unpledged account constitute violations of the statute creating the “security first” and “one-action” rules. Violations of such rules may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the related borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, after a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the related borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the related borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect

S-398

to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure. Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas. A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four (4) years from the date the cause of action accrues. The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise). Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action. It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness. In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least twenty-one (21) days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located. Such twenty-one (21) day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale. The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin. To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above. The trustee’s sale must be performed pursuant to the terms of the deed of trust and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three (3) hours after that time. If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located. Under Texas law, the debtor does not have the right to redeem the property after foreclosure. Any action for deficiency must be brought within two (2) years of the foreclosure sale. If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

S-399

INDEX OF DEFINED TERMS

17g-5 Information Provider	S-386	Certifying Certificateholder	S-310
Acceptable Insurance Default	S-122	City	S-126
Additional Primary Servicing		Class	S-278
Compensation	S-211	Class V Distribution Account	S-339
Administrative Fee Rate	S-255	Class X-A Strip Rates	S-284
ADR	S-255	Class X-B Strip Rates	S-284
Advance Rate	S-335	Class X-C Strip Rate	S-284
Advances	S-334	Class X-D Strip Rate	S-285
Affected Investor	S-148	Class X-E Strip Rate	S-285
Allocated Loan Amount	S-255	Class X-F Strip Rate	S-285
Annual Debt Service	S-255	Clearstream	S-60
Anticipated Repayment Date	S-255	Clearstream Participants	S-309
Appraisal Reduction Amount	S-284, S-303	Closing Date	S-193
Appraisal Reduction Event	S-302	CMBS	S-163, S-187
Appraised Value	S-256	CO	S-68
Appraised-Out Class	S-305	Code	S-266
ARD Loans	S-255	Collection Account	S-338
Asset Status Report	S-371	Collection Period	S-283
Assumed Final Distribution Date	S-298	COMM 2015-CCRE23 Certificate
Assumed Scheduled Payment	S-287	Administrator	S-233
Authenticating Agent	S-219	COMM 2015-CCRE23 Courtyard by
Available Funds	S-280	Marriott Control Eligible Certificates	S-240
Balloon Balance	S-257	COMM 2015-CCRE23 Courtyard by
Balloon Loan	S-282	Marriott Control Termination Event	S-240
Balloon LTV	S-258	COMM 2015-CCRE23 Courtyard by
Bankruptcy Code	S-193	Marriott Controlling Class	S-240
Base Interest Fraction	S-295	COMM 2015-CCRE23 Courtyard by
Beds	S-260	Marriott Controlling Class
Berkeley Point	S-207	Certificateholder	S-240
BLMIS	S-134	COMM 2015-CCRE23 Courtyard by
Borrower Party	S-323	Marriott Controlling Class
BPC Parties	S-211	Representative	S-240
BPC Primary Serviced Mortgage Loans	S-209	COMM 2015-CCRE23 Master Servicer	S-233
BPC Primary Servicer Termination		COMM 2015-CCRE23 Operating
Event	S-212	Advisor	S-233
BPC Primary Servicing Agreement	S-209	COMM 2015-CCRE23 Pooling and
CBE	S-315	Servicing Agreement	S-233
CBM Note A-1	S-233	COMM 2015-CCRE23 Special Servicer	S-233
CBM Note A-2A	S-233	COMM 2015-CCRE23 Trustee	S-233
CBM Note A-2C	S-233	Companion Loan	S-223
CCRE Data Tape	S-171	Companion Loan Securities	S-341
CCRE Deal Team	S-171	Consultation Termination Event	S-24, S-324
CCRE Depositor	S-177	Control Eligible Certificates	S-324
CCRE Financing Affiliates	S-170	Control Termination Event	S-24
CCRE Lending	S-170	Controlling Class	S-323
CCRE Mortgage Loans	S-170	Controlling Class Certificateholder	S-323
Certificate Administrator	S-216	Controlling Class Representative	S-323
Certificate Balance	S-279	Controlling Companion Loan	S-223
Certificate Owners	S-309	Corrected Mortgage Loan	S-371
Certificate Registrar	S-219, S-307	Courtyard by Marriott Hotel Portfolio
Certificateholder	S-307	Loan Combination Directing Holder	S-239
Certificateholder Quorum	S-199	Courtyard by Marriott Portfolio
Certificates	S-278	Intercreditor Agreement	S-233

S-400

INDEX OF DEFINED TERMS
(Continued)

Courtyard by Marriott Portfolio Loan		Distribution Account	S-338
Combination	S-233	Distribution Date	S-280
Courtyard by Marriott Portfolio Mortgage		Distribution Date Statement	S-379
Loan	S-232	DMARC	S-163
Courtyard by Marriott Portfolio		DSCR	S-173, S-260
Mortgaged Property	S-232	DTC	S-60
Courtyard by Marriott Portfolio Non-		Due Date	S-226
Trust Pari Passu Companion Loans	S-233	EEA	S-148
Courtyard by Marriott Portfolio		Eligible Operating Advisor	S-331
Noteholders	S-233	ERISA	S-391
Courtyard by Marriott Portfolio Pari		ESA	S-110
Passu Companion Loans	S-233	EU Prospectus Directive	S-9
Courtyard by Marriott Portfolio		Euroclear	S-60
Subordinate Companion Loan	S-233	Euroclear Participants	S-309
CPR	S-313	Excess Interest	S-255
CREFC®	S-379	Excess Liquidation Proceeds	S-362
CREFC® Investor Reporting Package	S-382	Excess Liquidation Proceeds Account	S-339
CREFC® License Fee	S-257	Exchange Act	S-169
CREFC® License Fee Rate	S-257	excluded mortgage loan	S-25
CREFC® NOI Adjustment Worksheet	S-387	Excluded Mortgage Loan	S-322
CREFC® Operating Statement Analysis		Exemption	S-392
Report	S-387	Exemption Rating Agency	S-392
Crossover Date	S-294	FDIA	S-108
CRR	S-148	FDIC	S-194
Current LTV	S-257	FDIC Safe Harbor	S-108
Custodian	S-216	FETL	S-11
Cut-off Date	S-223	FIEL	S-12
Cut-off Date Balance	S-223	Final Asset Status Report	S-329
Cut-off Date Loan-to-Value Ratio	S-257	Fitch	S-331
Cut-off Date LTV	S-257	Form 8-K	S-278
Cut-off Date LTV Ratio	S-257	FSCMA	S-11
Cut-off Date U/W NCF Debt Yield	S-257	FSMA	S-8
Cut-off Date U/W NOI Debt Yield	S-257	GAAP	S-254
DBRS	S-331	GACC	S-163
DBTCA	S-216	GACC Data Tape	S-164
Debt Service Coverage Ratio	S-260	GACC Deal Team	S-164
Default Interest	S-283	GACC Mortgage Loans	S-164
Default Rate	S-283	GLA	S-258
Defaulted Mortgage Loan	S-363	Grantor Trust	S-389
Defeasance	S-266	Holders	S-310
Defeasance Collateral	S-266	Indirect Participants	S-308
Defeasance Loans	S-262	Initial Outstanding Pool Balance	S-223
Defeasance Lock-Out Period	S-262	Initial Rate	S-255
Defeasance Option	S-266	Intercreditor Agreement	S-223
Defeasance Period	S-262	Interest Accrual Amount	S-283
Definitive Certificate	S-307	Interest Accrual Period	S-284
Department	S-392	Interest Payment Differential	S-263
Depositaries	S-308	Interest Rate	S-258
Depositor	S-7, S-192	Interest Reserve Account	S-338
Determination Date	S-283	Interest Shortfall	S-284
Directing Holder	S-25, S-322	Interested Person	S-363
Disclosable Special Servicer Fees	S-376	Investment Company Act	1, S-59, S-394
Discount Rate	S-263	Investor Certification	S-385

S-401

INDEX OF DEFINED TERMS
(Continued)

Investor Q&A Forum	S-383, S-384	Loan Combination	S-224
Investor Registry	S-384	Loan-Specific Directing Holder	S-323
IO Group YM Distribution Amount	S-295	Loan-to-Value Ratio	S-257
Issuing Entity	S-193	Lockout Date	S-268
JPMBB 2015-C28 Certificate		Lock-Out Period	S-262
Administrator	S-246	Loss of Value Payment	S-348
JPMBB 2015-C28 Directing Holder	S-247	Losses	S-211
JPMBB 2015-C28 KeyBank Primary		Lower-Tier Distribution Account	S-339
Servicing Agreement	S-252	Lower-Tier Regular Interests	S-389
JPMBB 2015-C28 Master Servicer	S-246	Lower-Tier REMIC	S-56, S-389
JPMBB 2015-C28 Operating Advisor	S-246	LTV	S-173
JPMBB 2015-C28 Pooling and Servicing		LTV Ratio	S-257
Agreement	S-246	LTV Ratio at Maturity or ARD	S-258
JPMBB 2015-C28 Special Servicer	S-246	MAI	S-305
JPMBB 2015-C28 Trustee	S-246	Major Decision	S-320
KBRA	S-331	Master Servicer	S-195
KeyBank	S-187	Master Servicer Prepayment Interest
KeyBank Data Tape	S-188	Shortfall Amount	S-301
KeyBank Mortgage Loans	S-188	Master Servicer Remittance Date	S-333
KeyBank Parties	S-253	Master Servicing Fee	S-368
KeyBank Review Team	S-188	Master Servicing Fee Rate	S-368
KeyBank Serviced Loans	S-200	Material Breach	S-346
Knobels	S-133	Material Document Defect	S-346
La Gran Plaza Companion Loans	S-242	Maturity Date or ARD LTV	S-258
La Gran Plaza Directing Holder	S-244	Meridian at Brentwood Property	S-133
La Gran Plaza Intercreditor Agreement	S-242	Midland	S-195
La Gran Plaza Loan Combination	S-242	Modeling Assumptions	S-314
La Gran Plaza Master Servicer	S-243	Modification Fees	S-376
La Gran Plaza Mortgage Loan	S-242	Modified Mortgage Loan	S-306
La Gran Plaza Mortgaged Property	S-242	Monthly Payment	S-282
La Gran Plaza Non-Controlling Note		Moody’s	S-331
Holder	S-245	Morningstar	S-331
La Gran Plaza Note A-1 Companion		Mortgage	S-225
Loan	S-242	Mortgage Loan Documents	S-346
La Gran Plaza Note A-1 Securitization		Mortgage Loan Purchase Agreement	S-227
Date	S-243	Mortgage Loan Purchase Agreements	S-346
La Gran Plaza Note A-3 Companion		Mortgage Loan Sellers	S-227
Loan	S-242	Mortgage Loans	S-223
La Gran Plaza Noteholders	S-242	Mortgage Pool	S-223
La Gran Plaza Pooling and Servicing		Mortgage Rate	S-286
Agreement	S-243	Mortgaged Properties	S-223
La Gran Plaza Special Servicer	S-243	Mortgaged Property	S-223
La Gran Plaza Trustee	S-243	MSA	S-258
Ladder Capital Group	S-178	Net Default Interest	S-283
Ladder Capital Review Team	S-180	Net Mortgage Pass-Through Rate	S-285
Ladder Holdings	S-178	Net Operating Income	S-258
LCF	S-177	Net Prepayment Interest Excess	S-301
LCF Data Tape	S-180	Net Prepayment Interest Shortfall	S-301
LCF Financing Affiliates	S-178	Net REO Proceeds	S-282
LCF Mortgage Loans	S-177	No Downgrade Confirmation	S-359
Leased Fee	S-258	NOI	S-258
Liquidation Fee	S-373	NOI Date	S-258
Liquidation Proceeds	S-373	Non-Controlling Note Holder	S-323

S-402

INDEX OF DEFINED TERMS
(Continued)

Non-Offered Certificates	S-13, S-279	Prime Rate	S-335
Nonrecoverable Advance	S-336	Principal Distribution Amount	S-286
Non-Reduced Certificates	S-199	Principal Prepayments	S-283
Non-Serviced Companion Loan	S-224	Private Certificates	S-278
Non-Serviced Loan Combination	S-224	Privileged Information	S-328
Non-Serviced Mortgage Loan	S-224	Privileged Information Exception	S-329
Non-Serviced Subordinate Companion		Privileged Person	S-385
Loan	S-224	Property Advances	S-334
non-U.S. holder	3	Qualification Criteria	S-181
Note	S-225	Qualified Affiliate	S-351
Notice of Foreclosure/DIL	S-241	qualified intermediary	4
Notional Balance	S-279	Qualified Substitute Mortgage Loan	S-348
NRA	S-258	Rating Agencies	S-396
NRSRO	S-353	REA	S-88
NRSRO Certification	S-385	Realized Loss	S-298
NY Derivative Action	S-217	Record Date	S-280
Occupancy	S-258	Regular Certificates	S-278
Occupancy As-of Date	S-258	REIT LLLP	S-178
Offered Certificateholder	S-390	Related Proceeds	S-336
Offered Certificates	S-278	Release Date	S-266
Offsetting Modification Fees	S-376	Relevant Member State	S-9
OID Regulations	S-390	Relevant Persons	S-8
Operating Advisor	S-220	REMIC	S-158, S-389
Operating Advisor Consulting Fee	S-333	REMIC Regulations	S-388
Operating Advisor Fee	S-332	Removed Mortgage Loan	S-347
Operating Advisor Fee Rate	S-333	Renaissance New Orleans Portfolio
Operating Advisor Standard	S-328	Companion Loan	S-246
Operating Advisor Termination Event	S-330	Renaissance New Orleans Portfolio
P&I Advance	S-333	Intercreditor Agreement	S-246
Pads	S-260	Renaissance New Orleans Portfolio
Pari Passu Companion Loan	S-224	Loan Combination	S-246
Pari Passu Loan Primary Servicing Fee		Renaissance New Orleans Portfolio
Rate	S-286	Mortgage Loan	S-246
Park Bridge	S-220	Renaissance New Orleans Portfolio
Participants	S-307	Mortgaged Property	S-246
Pass-Through Rate	S-284	Renaissance New Orleans Portfolio
Paying Agent	S-216, S-219	Non-Controlling Note Holder	S-247
Payment Application Trigger Event	S-237	Renaissance New Orleans Portfolio
Percentage Interest	S-280	Noteholders	S-246
Permitted Encumbrances	S-226	REO Account	S-278
Permitted Special Servicer/Affiliate Fees	S-377	REO Loan	S-287
PIP	S-105	REO Property	S-278
Plaintiff Investors	S-217	REO Tax	S-361
Plan	S-392	Replacement Mortgage Loan	S-347
Planned Principal Balance	S-294	Repurchase Price	S-347
PML	S-175, S-184	Requesting Holders	S-305
Pooling and Servicing Agreement	S-317	Requesting Party	S-357
PRC	S-10	Reserve Accounts	S-226
Prepayment Assumption	S-390	Residual Certificates	S-278
Prepayment Interest Excess	S-300	Restricted Group	S-393
Prepayment Interest Shortfall	S-300	Restricted Party	S-329
Prepayment Premium	S-264	Revised Rate	S-255
Prepayment Premium Lock-Out Period	S-262	RevPar	S-259

S-403

INDEX OF DEFINED TERMS
(Continued)

RMBS	S-217	TRIPRA	S-123
Rooms	S-260	TRS LLLP	S-178
Rule 17g-5	S-355	Trust REMIC	S-56
Rules	S-308	Trust REMICs	S-389
S&P	S-331	Trustee	S-213
SDNY Action	S-217	Trustee/Certificate Administrator Fee	S-219
SEC	S-169	Trustee/Certificate Administrator Fee
Securities Act	S-386	Rate	S-219
Securitization Retention Requirements	S-148	TTM	S-259
SEL	S-175, S-184	U.S. Obligations	S-264
Sequential Pay Certificate	S-279	U.S. person	3
Sequential Pay Certificates	S-279	U.S. withholding agent	3
Serviced Companion Loan	S-224	U/W EGI	S-260
Serviced Loan Combination	S-224	U/W NCF	S-259
Serviced Pari Passu Companion Loan	S-225	U/W NCF Debt Yield	S-257
Serviced REO Property	S-278	U/W NCF DSCR	S-260
Serviced Subordinate Companion Loan	S-225	U/W NOI	S-259
Servicer Termination Events	S-351	U/W NOI Debt Yield	S-257
Servicing Compensation	S-368	U/W NOI DSCR	S-261
Servicing Fee	S-368	U/W Revenue	S-261
Servicing Fee Rate	S-368	Underwriters	S-193, S-394
Servicing Shift Loan Combination	S-225	Underwriting Agreement	S-394
Servicing Shift Mortgage Loan	S-225	Underwritten NCF	S-259
Servicing Standard	S-318	Underwritten NCF Debt Yield	S-257
Servicing Transfer Event	S-371	Underwritten NCF DSCR	S-260
SF	S-259	Underwritten Net Cash Flow	S-259
SFA	S-11	Underwritten Net Operating Income	S-261
Similar Law	S-392	Underwritten NOI	S-259
Small Loan Appraisal Estimate	S-304	Underwritten NOI Debt Yield	S-257
SMMEA	S-394	Underwritten NOI DSCR	S-261
Sole Certificateholder	S-367	Units	S-260
Special Servicer	S-195	Unliquidated Advance	S-338
Special Servicing Fee	S-372	Unscheduled Payments	S-282
Special Servicing Fee Rate	S-372	Updated Appraisal	S-304
Specially Serviced Loan	S-369	Upper-Tier Distribution Account	S-339
Sponsors	S-227	Upper-Tier REMIC	S-56
Sq. Ft.	S-259	Volcker Rule	S-149
Square Feet	S-259	Voting Rights	S-359
SSTI	S-126	Weighted Average Net Mortgage Pass-
SSTR	S-126	Through Rate	S-285
Stated Principal Balance	S-300	Withheld Amounts	S-339
Subordinate Certificates	S-302	Workout Fee	S-372
Subordinate Companion Loan	S-225	Workout-Delayed Reimbursement
Subordinate Mortgage	S-126	Amount	S-337
Sub-Servicing Entity	S-352	WTNA	S-213
T-12	S-259	Yield Maintenance Charge	S-263
Term to Maturity	S-259	Yield Maintenance Loans	S-262
Terms and Conditions	S-309	Yield Maintenance Lock-Out Period	S-262
TIA	S-356	Yield Maintenance Period	S-262
TIA Applicability Determination	S-356	Zocalo	S-74

S-404

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

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COMM 2015-LC21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed			Interest	Original	Remaining
Property			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative	Accrual	Term to	Term to
Flag	ID	Property Name	Balance	Properties	Seller (1)	Balance($) (2) (3)	Balance($) (2) (3)	or ARD Balance($) (6)	Type (4)	Type	Rate	Fee Rate (7)	Basis	Maturity or ARD (6)	Maturity or ARD (6)
Loan	1	Courtyard by Marriott Portfolio	7.3%	65	GACC	97,050,000	97,050,000	97,050,000	Hospitality	Select Service	3.6900%	0.0071%	Actual/360	60	58
Property	1.01	Courtyard Larkspur Landing Marin County	0.3%	1	GACC	4,084,791	4,084,791		Hospitality	Select Service
Property	1.02	Courtyard San Mateo Foster City	0.3%	1	GACC	4,084,791	4,084,791		Hospitality	Select Service
Property	1.03	Courtyard San Jose Cupertino	0.3%	1	GACC	3,519,873	3,519,873		Hospitality	Select Service
Property	1.04	Courtyard Boulder	0.3%	1	GACC	3,519,873	3,519,873		Hospitality	Select Service
Property	1.05	Courtyard Los Angeles Hacienda Heights	0.2%	1	GACC	2,679,739	2,679,739		Hospitality	Select Service
Property	1.06	Courtyard Seattle South Center	0.2%	1	GACC	2,602,968	2,602,968		Hospitality	Select Service
Property	1.07	Courtyard Rye	0.2%	1	GACC	2,458,117	2,458,117		Hospitality	Select Service
Property	1.08	Courtyard Nashville Airport	0.2%	1	GACC	2,317,612	2,317,612		Hospitality	Select Service
Property	1.09	Courtyard Los Angeles Torrance Palos Verdes	0.2%	1	GACC	2,071,366	2,071,366		Hospitality	Select Service
Property	1.10	Courtyard St. Louis Creve Coeur	0.1%	1	GACC	1,977,213	1,977,213		Hospitality	Select Service
Property	1.11	Courtyard Portland Beaverton	0.1%	1	GACC	1,977,213	1,977,213		Hospitality	Select Service
Property	1.12	Courtyard Palm Springs	0.1%	1	GACC	1,955,485	1,955,485		Hospitality	Select Service
Property	1.13	Courtyard Charlotte South Park	0.1%	1	GACC	1,912,030	1,912,030		Hospitality	Select Service
Property	1.14	Courtyard Norwalk	0.1%	1	GACC	1,810,634	1,810,634		Hospitality	Select Service
Property	1.15	Courtyard Detroit Metro Airport	0.1%	1	GACC	1,783,113	1,783,113		Hospitality	Select Service
Property	1.16	Courtyard Chicago Waukegan Gurnee	0.1%	1	GACC	1,738,209	1,738,209		Hospitality	Select Service
Property	1.17	Courtyard Atlanta Perimeter Center	0.1%	1	GACC	1,694,754	1,694,754		Hospitality	Select Service
Property	1.18	Courtyard Denver Tech Center	0.1%	1	GACC	1,687,511	1,687,511		Hospitality	Select Service
Property	1.19	Courtyard Ft. Lauderdale Plantation	0.1%	1	GACC	1,639,710	1,639,710		Hospitality	Select Service
Property	1.20	Courtyard Lincroft Red Bank	0.1%	1	GACC	1,639,710	1,639,710		Hospitality	Select Service
Property	1.21	Courtyard Chicago Highland Park	0.1%	1	GACC	1,590,461	1,590,461		Hospitality	Select Service
Property	1.22	Courtyard Charlottesville North	0.1%	1	GACC	1,590,461	1,590,461		Hospitality	Select Service
Property	1.23	Courtyard Raleigh Cary	0.1%	1	GACC	1,590,461	1,590,461		Hospitality	Select Service
Property	1.24	Courtyard Detroit Livonia	0.1%	1	GACC	1,564,388	1,564,388		Hospitality	Select Service
Property	1.25	Courtyard Birmingham Homewood	0.1%	1	GACC	1,542,660	1,542,660		Hospitality	Select Service
Property	1.26	Courtyard West Palm Beach	0.1%	1	GACC	1,542,660	1,542,660		Hospitality	Select Service
Property	1.27	Courtyard New Haven Wallingford	0.1%	1	GACC	1,494,860	1,494,860		Hospitality	Select Service
Property	1.28	Courtyard Dallas Plano Parkway	0.1%	1	GACC	1,447,059	1,447,059		Hospitality	Select Service
Property	1.29	Courtyard Chicago Oakbrook Terrace	0.1%	1	GACC	1,447,059	1,447,059		Hospitality	Select Service
Property	1.30	Courtyard Boston Andover	0.1%	1	GACC	1,447,059	1,447,059		Hospitality	Select Service
Property	1.31	Courtyard Kansas City Overland Park Metcalf	0.1%	1	GACC	1,447,059	1,447,059		Hospitality	Select Service
Property	1.32	Courtyard Minneapolis St Paul Airport	0.1%	1	GACC	1,447,059	1,447,059		Hospitality	Select Service
Property	1.33	Courtyard Bakersfield	0.1%	1	GACC	1,397,810	1,397,810		Hospitality	Select Service
Property	1.34	Courtyard Denver Stapleton	0.1%	1	GACC	1,397,810	1,397,810		Hospitality	Select Service
Property	1.35	Courtyard Rockford	0.1%	1	GACC	1,397,810	1,397,810		Hospitality	Select Service
Property	1.36	Courtyard Greenville Haywood Mall	0.1%	1	GACC	1,361,597	1,361,597		Hospitality	Select Service
Property	1.37	Courtyard St. Louis Westport Plaza	0.1%	1	GACC	1,350,009	1,350,009		Hospitality	Select Service
Property	1.38	Courtyard Chicago Lincolnshire	0.1%	1	GACC	1,350,009	1,350,009		Hospitality	Select Service
Property	1.39	Courtyard San Antonio Downtown Market Square	0.1%	1	GACC	1,350,009	1,350,009		Hospitality	Select Service
Property	1.40	Courtyard Indianapolis Castleton	0.1%	1	GACC	1,350,009	1,350,009		Hospitality	Select Service
Property	1.41	Courtyard Silver Spring North	0.1%	1	GACC	1,318,142	1,318,142		Hospitality	Select Service
Property	1.42	Courtyard Lexington North	0.1%	1	GACC	1,302,208	1,302,208		Hospitality	Select Service
Property	1.43	Courtyard Tampa Westshore	0.1%	1	GACC	1,252,959	1,252,959		Hospitality	Select Service
Property	1.44	Courtyard Chicago Deerfield	0.1%	1	GACC	1,205,158	1,205,158		Hospitality	Select Service
Property	1.45	Courtyard St. Petersburg Clearwater	0.1%	1	GACC	1,157,357	1,157,357		Hospitality	Select Service
Property	1.46	Courtyard Toledo Airport Holland	0.1%	1	GACC	1,157,357	1,157,357		Hospitality	Select Service
Property	1.47	Courtyard Phoenix Mesa	0.1%	1	GACC	1,060,307	1,060,307		Hospitality	Select Service
Property	1.48	Courtyard Atlanta Airport South	0.1%	1	GACC	1,060,307	1,060,307		Hospitality	Select Service
Property	1.49	Courtyard Memphis Airport	0.1%	1	GACC	1,060,307	1,060,307		Hospitality	Select Service
Property	1.50	Courtyard Oklahoma City Airport	0.1%	1	GACC	1,060,307	1,060,307		Hospitality	Select Service
Property	1.51	Courtyard Annapolis	0.1%	1	GACC	1,045,822	1,045,822		Hospitality	Select Service
Property	1.52	Courtyard Manassas	0.1%	1	GACC	987,882	987,882		Hospitality	Select Service
Property	1.53	Courtyard Little Rock	0.1%	1	GACC	945,875	945,875		Hospitality	Select Service
Property	1.54	Courtyard Ft. Myers	0.1%	1	GACC	822,752	822,752		Hospitality	Select Service
Property	1.55	Courtyard Atlanta Gwinnett Mall	0.1%	1	GACC	802,473	802,473		Hospitality	Select Service
Property	1.56	Courtyard Chicago Arlington Heights South	0.1%	1	GACC	772,054	772,054		Hospitality	Select Service
Property	1.57	Courtyard Dallas Richardson at Spring Valley	0.1%	1	GACC	772,054	772,054		Hospitality	Select Service
Property	1.58	Courtyard Huntsville	0.1%	1	GACC	744,533	744,533		Hospitality	Select Service
Property	1.59	Courtyard Birmingham Hoover	0.0%	1	GACC	647,483	647,483		Hospitality	Select Service
Property	1.60	Courtyard Phoenix North Metrocenter	0.0%	1	GACC	627,204	627,204		Hospitality	Select Service
Property	1.61	Courtyard Tucson Airport	0.0%	1	GACC	577,954	577,954		Hospitality	Select Service
Property	1.62	Courtyard Dayton South Mall	0.0%	1	GACC	408,479	408,479		Hospitality	Select Service
Property	1.63	Courtyard Philadelphia Devon	0.0%	1	GACC	0	0		Hospitality	Select Service
Property	1.64	Courtyard Fresno	0.0%	1	GACC	0	0		Hospitality	Select Service
Property	1.65	Courtyard Poughkeepsie	0.0%	1	GACC	0	0		Hospitality	Select Service
Loan	2	Courtyard by Marriott Pasadena	5.6%	1	GACC	73,750,000	73,750,000	59,696,247	Hospitality	Limited Service	4.5300%	0.0091%	Actual/360	120	120
Loan	3	Meridian at Brentwood	3.2%	1	GACC	42,300,000	42,300,000	35,647,385	Mixed Use	Office/Retail	4.2500%	0.0091%	Actual/360	129	127

A-1-1

COMM 2015-LC21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed			Interest	Original	Remaining
Property			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative	Accrual	Term to	Term to
Flag	ID	Property Name	Balance	Properties	Seller (1)	Balance($) (2) (3)	Balance($) (2) (3)	or ARD Balance($) (6)	Type (4)	Type	Rate	Fee Rate (7)	Basis	Maturity or ARD (6)	Maturity or ARD (6)
Loan	4	155 Mercer Street	3.1%	1	CCRE	41,000,000	41,000,000	41,000,000	Retail	Single Tenant	4.4920%	0.0291%	Actual/360	120	119
Loan	5	Capistrano Business Center I & II	2.6%	1	GACC	34,700,000	34,700,000	34,700,000	Office	Suburban/Flex	4.1500%	0.0091%	Actual/360	120	119
Loan	6	Walgreens Net Lease Portfolio V	2.6%	8	KeyBank	33,963,675	33,963,675	33,963,675	Retail	Single Tenant	4.2200%	0.0166%	Actual/360	120	115
Property	6.01	Walgreens #10652	0.4%	1	KeyBank	5,219,142	5,219,142		Retail	Single Tenant
Property	6.02	Walgreens #4536	0.4%	1	KeyBank	4,956,211	4,956,211		Retail	Single Tenant
Property	6.03	Walgreens #4066	0.3%	1	KeyBank	4,228,646	4,228,646		Retail	Single Tenant
Property	6.04	Walgreens #9402	0.3%	1	KeyBank	4,215,090	4,215,090		Retail	Single Tenant
Property	6.05	Walgreens #3018	0.3%	1	KeyBank	4,027,342	4,027,342		Retail	Single Tenant
Property	6.06	Walgreens #10007	0.3%	1	KeyBank	3,934,114	3,934,114		Retail	Single Tenant
Property	6.07	Walgreens #10347	0.3%	1	KeyBank	3,915,928	3,915,928		Retail	Single Tenant
Property	6.08	Walgreens #11981	0.3%	1	KeyBank	3,467,202	3,467,202		Retail	Single Tenant
Loan	7	University Fountains at Lubbock	2.1%	1	KeyBank	27,400,000	27,400,000	24,912,933	Multifamily	Student Housing	4.1100%	0.0666%	Actual/360	120	118
Loan	8	Santa Monica Clock Tower	2.0%	1	GACC	26,700,000	26,700,000	26,700,000	Office	CBD	4.2200%	0.0091%	Actual/360	120	119
Loan	9	Delaware Corporate Center I & II	2.0%	1	LCF	26,450,000	26,450,000	22,864,672	Office	Suburban	3.9700%	0.0091%	Actual/360	120	119
Loan	10	Ortega Ranch	1.9%	1	GACC	25,000,000	25,000,000	21,573,988	Office	Suburban	3.9000%	0.0091%	Actual/360	120	119
Loan	11	Anchorage Business Park	1.9%	1	CCRE	25,000,000	24,970,804	20,279,331	Office	CBD	4.5905%	0.0291%	Actual/360	120	119
Loan	12	26-34 South State Street	1.8%	1	GACC	24,000,000	24,000,000	24,000,000	Retail	Single Tenant	4.4800%	0.0091%	Actual/360	120	120
Loan	13	La Gran Plaza	1.8%	1	LCF	24,000,000	23,969,702	19,232,511	Mixed Use	Retail/Office	4.2400%	0.0071%	Actual/360	120	119
Loan	14	Embassy Suites Destin	1.7%	1	GACC	22,500,000	22,500,000	18,140,256	Hospitality	Full Service	4.4150%	0.0091%	Actual/360	120	120
Loan	15	Canterbury MHC	1.7%	1	LCF	22,500,000	22,500,000	20,390,567	Manufactured Housing Community	Manufactured Housing Community	3.9160%	0.0091%	Actual/360	120	119
Loan	16	Sierra Vista Shopping Center	1.7%	1	CCRE	22,125,000	22,125,000	17,682,754	Retail	Anchored	4.1665%	0.0291%	Actual/360	120	120
Loan	17	Northgate Slauson Marketplace	1.7%	1	CCRE	22,000,000	22,000,000	18,631,185	Retail	Anchored	4.1870%	0.0291%	Actual/360	120	119
Loan	18	2250 Roswell Drive	1.6%	1	GACC	21,750,000	21,750,000	17,465,297	Industrial	Warehouse	4.3000%	0.0091%	Actual/360	120	120
Loan	19	Giant Foods	1.6%	1	GACC	21,500,000	21,500,000	18,014,728	Other	Leased Fee	3.8100%	0.0091%	Actual/360	120	119
Loan	20	Capitol Plaza	0.6%	1	CCRE	7,300,000	7,300,000	5,980,750	Retail	Anchored	4.8885%	0.0291%	Actual/360	120	120
Loan	21	College Park Plaza	0.5%	1	CCRE	6,475,000	6,475,000	5,304,843	Retail	Anchored	4.8885%	0.0291%	Actual/360	120	120
Loan	22	Grant Park Plaza	0.4%	1	CCRE	5,875,000	5,875,000	4,813,275	Retail	Anchored	4.8885%	0.0291%	Actual/360	120	120
Loan	23	Renaissance New Orleans Portfolio	1.5%	2	KeyBank	19,575,000	19,458,449	18,044,070	Hospitality	Full Service	4.9700%	0.0146%	Actual/360	60	55
Property	23.01	Renaissance Pere Marquette	0.8%	1	KeyBank	10,226,250	10,165,362		Hospitality	Full Service
Property	23.02	Renaissance Arts	0.7%	1	KeyBank	9,348,750	9,293,087		Hospitality	Full Service
Loan	24	The Plaza on Broadway	1.4%	1	LCF	18,900,000	18,900,000	16,887,628	Multifamily	Student Housing	4.3710%	0.0091%	Actual/360	120	119
Loan	25	The Shops at 505	1.4%	1	KeyBank	18,850,000	18,825,890	15,073,427	Mixed Use	Retail/Office	4.1800%	0.0166%	Actual/360	120	119
Loan	26	Embassy Suites Corpus Christi	1.4%	1	LCF	18,500,000	18,478,877	15,057,506	Hospitality	Full Service	4.6900%	0.0091%	Actual/360	120	119
Loan	27	Honeywell Building	1.4%	1	GACC	18,200,000	18,200,000	15,932,334	Office	CBD	4.5000%	0.0091%	Actual/360	120	120
Loan	28	350 East Fordham Road	1.3%	1	LCF	17,300,000	17,300,000	17,300,000	Retail	Single Tenant	4.4000%	0.0091%	Actual/360	120	119
Loan	29	Komar Desert Center	1.3%	1	CCRE	17,055,000	17,055,000	14,584,340	Retail	Shadow Anchored	4.5500%	0.0291%	Actual/360	120	115
Loan	30	Trop Plaza	1.3%	1	CCRE	16,850,000	16,850,000	13,973,485	Retail	Anchored	4.4025%	0.0291%	Actual/360	120	120
Loan	31	36 South State Street	1.3%	1	GACC	16,800,000	16,800,000	16,800,000	Retail	Unanchored	4.4800%	0.0091%	Actual/360	120	120
Loan	32	aLoft Hotel Minneapolis	1.2%	1	LCF	16,000,000	16,000,000	13,232,831	Hospitality	Limited Service	5.1780%	0.0391%	Actual/360	120	120
Loan	33	Hilton Garden Inn – Phoenix Airport North	1.2%	1	LCF	15,900,000	15,900,000	13,855,741	Hospitality	Limited Service	5.2840%	0.0491%	Actual/360	120	120
Loan	34	Ambridge Regional Center	1.1%	1	LCF	15,000,000	15,000,000	9,364,274	Industrial	Manufacturing	4.7640%	0.0091%	Actual/360	120	120
Loan	35	Shoppes of Beavercreek	1.1%	1	CCRE	15,000,000	14,980,417	11,954,329	Retail	Anchored	4.0855%	0.0291%	Actual/360	120	119
Loan	36	Keller Oaks	1.1%	1	LCF	14,300,000	14,300,000	12,460,314	Multifamily	Garden	4.3000%	0.0091%	Actual/360	120	119
Loan	37	75 Armory	1.1%	1	LCF	14,175,000	14,175,000	12,858,196	Multifamily	Student Housing	3.9710%	0.0091%	Actual/360	120	119
Loan	38	Mobile Gardens MHC Portfolio	1.0%	3	GACC	13,650,000	13,650,000	11,902,368	Manufactured Housing Community	Manufactured Housing Community	4.3300%	0.0091%	Actual/360	120	119
Property	38.01	Mobile Gardens and Hollyview Mobile Home Park	0.7%	1	GACC	8,625,000	8,625,000		Manufactured Housing Community	Manufactured Housing Community
Property	38.02	Rock Creek and Stony Chase Mobile Home Park	0.2%	1	GACC	2,550,000	2,550,000		Manufactured Housing Community	Manufactured Housing Community
Property	38.03	Briarwood Manor	0.2%	1	GACC	2,475,000	2,475,000		Manufactured Housing Community	Manufactured Housing Community
Loan	39	The Malulani Portfolio	1.0%	4	CCRE	13,500,000	13,500,000	13,500,000	Various	Various	4.4760%	0.0291%	Actual/360	120	119
Property	39.01	Liona Apartments	0.5%	1	CCRE	7,077,670	7,077,670		Multifamily	Garden
Property	39.02	Kaiser Ground Lease	0.2%	1	CCRE	2,555,825	2,555,825		Other	Leased Fee
Property	39.03	Sears Ground Lease	0.2%	1	CCRE	2,097,087	2,097,087		Other	Leased Fee
Property	39.04	Kokua Market	0.1%	1	CCRE	1,769,417	1,769,417		Retail	Single Tenant
Loan	40	Parkview Place Apartments	1.0%	1	GACC	13,500,000	13,500,000	11,771,573	Multifamily	Garden	4.3300%	0.0091%	Actual/360	120	119
Loan	41	Heritage Plaza Shopping Center	0.9%	1	CCRE	12,500,000	12,500,000	10,611,731	Retail	Anchored	4.2770%	0.0466%	Actual/360	120	120
Loan	42	Parkdale Shopping Center	0.9%	1	KeyBank	12,170,000	12,170,000	11,572,369	Retail	Anchored	4.4400%	0.0166%	Actual/360	60	60
Loan	43	Samsondale Plaza	0.8%	1	LCF	11,230,000	11,210,261	8,165,301	Mixed Use	Retail/Office	4.2500%	0.0091%	Actual/360	120	119
Loan	44	Fremont Ford	0.8%	1	GACC	11,000,000	11,000,000	9,564,024	Retail	Other	4.2100%	0.0391%	Actual/360	120	120
Loan	45	24 Hour Fitness West Covina	0.8%	1	CCRE	10,750,000	10,738,548	9,914,524	Retail	Single Tenant	4.9895%	0.0291%	Actual/360	60	59
Loan	46	Centre Creek Plaza & Wells Fargo Building	0.8%	2	CCRE	10,650,000	10,650,000	10,333,611	Office	Suburban	4.8200%	0.0291%	Actual/360	60	60
Property	46.01	Wells Fargo Building	0.4%	1	CCRE	5,916,667	5,916,667		Office	Suburban
Property	46.02	Centre Creek Plaza	0.4%	1	CCRE	4,733,333	4,733,333		Office	Suburban
Loan	47	North Stadium Business Center	0.8%	1	GACC	10,360,000	10,360,000	10,360,000	Industrial	Flex	4.1800%	0.0091%	Actual/360	60	59
Loan	48	Glencoe Crossing	0.7%	1	KeyBank	9,800,000	9,787,574	7,847,718	Retail	Unanchored	4.2200%	0.0166%	Actual/360	120	119
Loan	49	Inn @ Northrup Station	0.7%	1	CCRE	9,250,000	9,250,000	7,372,213	Hospitality	Limited Service	4.0885%	0.0291%	Actual/360	120	120
Loan	50	StaxUp Self Storage - San Ysidro	0.7%	1	KeyBank	9,200,000	9,174,960	7,335,470	Self Storage	Self Storage	4.1000%	0.0166%	Actual/360	120	118
Loan	51	Solaris Vail Portfolio	0.7%	3	CCRE	8,720,000	8,709,429	7,033,004	Various	Various	4.4240%	0.0291%	Actual/360	120	119
Property	51.01	Eagle Vail Industrial Center	0.4%	1	CCRE	5,017,086	5,011,004		Industrial	Flex
Property	51.02	Wall Street Building	0.2%	1	CCRE	2,308,876	2,306,077		Retail	Unanchored
Property	51.03	Lodge at Vail	0.1%	1	CCRE	1,394,038	1,392,348		Retail	Unanchored

A-1-2

COMM 2015-LC21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed			Interest	Original	Remaining
Property			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative	Accrual	Term to	Term to
Flag	ID	Property Name	Balance	Properties	Seller (1)	Balance($) (2) (3)	Balance($) (2) (3)	or ARD Balance($) (6)	Type (4)	Type	Rate	Fee Rate (7)	Basis	Maturity or ARD (6)	Maturity or ARD (6)
Loan	52	Avenue Mentry Industrial	0.7%	1	GACC	8,600,000	8,600,000	6,954,014	Industrial	Manufacturing	4.5000%	0.0091%	Actual/360	120	120
Loan	53	901 New Hampshire	0.6%	1	GACC	8,500,000	8,500,000	7,381,796	Mixed Use	Multifamily/Retail	4.1600%	0.0766%	Actual/360	120	119
Loan	54	Plantation at Quail Valley	0.6%	1	KeyBank	8,400,000	8,379,432	6,822,654	Multifamily	Garden	4.6300%	0.0166%	Actual/360	120	118
Loan	55	Park Guilderland Apartments	0.6%	1	GACC	8,325,000	8,325,000	6,860,749	Multifamily	Garden	4.2000%	0.0091%	Actual/360	120	119
Loan	56	Hilton Garden Inn Dover	0.6%	1	LCF	8,050,000	8,041,395	6,614,548	Hospitality	Limited Service	4.9750%	0.0091%	Actual/360	120	119
Loan	57	Whispering Creek	0.6%	1	GACC	8,000,000	8,000,000	6,451,422	Retail	Unanchored	3.9500%	0.0491%	Actual/360	120	119
Loan	58	Brunelli Portfolio	0.6%	4	KeyBank	7,900,000	7,900,000	7,900,000	Retail	Various	4.1200%	0.0166%	Actual/360	120	118
Property	58.01	Best Buy and Barnes & Noble	0.4%	1	KeyBank	5,650,000	5,650,000		Retail	Anchored
Property	58.02	Dollar General - Valdosta, GA	0.1%	1	KeyBank	950,000	950,000		Retail	Single Tenant
Property	58.03	Dollar General - Weeki Wachee, FL	0.1%	1	KeyBank	700,000	700,000		Retail	Single Tenant
Property	58.04	Family Dollar - Tampa, FL	0.0%	1	KeyBank	600,000	600,000		Retail	Single Tenant
Loan	59	Airoom Plaza and Lincolnwood Commons	0.6%	2	KeyBank	7,700,000	7,689,979	6,139,749	Retail	Unanchored	4.1000%	0.0166%	Actual/360	120	119
Property	59.01	Airoom Plaza	0.4%	1	KeyBank	5,610,000	5,602,699		Retail	Unanchored
Property	59.02	Lincolnwood Commons	0.2%	1	KeyBank	2,090,000	2,087,280		Retail	Unanchored
Loan	60	Cole Village	0.6%	1	LCF	7,350,000	7,350,000	6,404,428	Retail	Anchored	4.3000%	0.0091%	Actual/360	120	119
Loan	61	Corbin Office Center	0.5%	1	CCRE	7,250,000	7,250,000	6,304,540	Office	Suburban	4.2165%	0.0291%	Actual/360	120	120
Loan	62	McDowell Business Park	0.5%	1	CCRE	7,100,000	7,100,000	6,771,005	Industrial	Flex	4.7530%	0.0291%	Actual/360	60	60
Loan	63	Wingate - Richardson	0.5%	1	LCF	6,700,000	6,689,303	4,974,145	Hospitality	Limited Service	4.8000%	0.0091%	Actual/360	120	119
Loan	64	9301 Largo Drive	0.5%	1	CCRE	6,500,000	6,500,000	5,967,810	Industrial	Flex	4.7095%	0.0291%	Actual/360	120	120
Loan	65	West Union Village	0.5%	1	LCF	6,500,000	6,500,000	5,303,999	Retail	Shadow Anchored	4.7680%	0.0091%	Actual/360	120	120
Loan	66	Pines at West Penn MHP	0.5%	1	CCRE	6,400,000	6,400,000	5,149,574	Manufactured Housing Community	Manufactured Housing Community	4.3575%	0.0766%	Actual/360	120	120
Loan	67	Parkcrest Apartments	0.5%	1	KeyBank	6,150,000	6,150,000	5,669,316	Multifamily	Garden	4.9600%	0.0166%	Actual/360	60	60
Loan	68	Indian Run Village MHP	0.5%	1	CCRE	6,000,000	6,000,000	4,827,725	Manufactured Housing Community	Manufactured Housing Community	4.3575%	0.0766%	Actual/360	120	120
Loan	69	Wineman Building	0.5%	1	CCRE	6,000,000	6,000,000	3,654,890	Mixed Use	Multifamily/Retail	4.1770%	0.0491%	Actual/360	120	120
Loan	70	Emerald Tower Apartments	0.5%	1	GACC	6,000,000	6,000,000	5,329,709	Mixed Use	Multifamily/Retail	4.0800%	0.0766%	Actual/360	120	119
Loan	71	Nyberg Retail Center	0.4%	1	CCRE	5,900,000	5,900,000	5,016,228	Retail	Unanchored	4.3300%	0.0291%	Actual/360	120	119
Loan	72	Orchards at University Square	0.4%	1	LCF	5,750,000	5,750,000	4,645,001	Retail	Unanchored	4.4720%	0.0091%	Actual/360	120	120
Loan	73	Macedonia Marketplace	0.4%	1	LCF	5,600,000	5,593,175	4,512,843	Retail	Unanchored	4.4000%	0.0091%	Actual/360	120	119
Loan	74	Sunrise Villas	0.4%	1	CCRE	5,360,000	5,360,000	4,919,643	Multifamily	Garden	4.6900%	0.0291%	Actual/360	120	120
Loan	75	Parker Center	0.4%	1	CCRE	5,300,000	5,293,317	4,248,006	Retail	Anchored	4.2455%	0.0291%	Actual/360	120	119
Loan	76	CenturyLink Las Vegas	0.4%	1	CCRE	5,100,000	5,100,000	4,257,298	Office	Suburban	4.6185%	0.0291%	Actual/360	120	120
Loan	77	Patriot Place Apartments	0.4%	1	LCF	5,100,000	5,100,000	4,037,795	Multifamily	Garden	4.2660%	0.0091%	Actual/360	120	120
Loan	78	Dollar General Texas Portfolio I	0.4%	9	CCRE	5,000,000	5,000,000	4,050,187	Retail	Single Tenant	4.5515%	0.0291%	Actual/360	120	120
Property	78.01	Dollar General Mission	0.0%	1	CCRE	620,000	620,000		Retail	Single Tenant
Property	78.02	Dollar General Brownsville	0.0%	1	CCRE	620,000	620,000		Retail	Single Tenant
Property	78.03	Dollar General Los Fresnos	0.0%	1	CCRE	620,000	620,000		Retail	Single Tenant
Property	78.04	Dollar General Beaumont	0.0%	1	CCRE	555,000	555,000		Retail	Single Tenant
Property	78.05	Dollar General Coldspring	0.0%	1	CCRE	550,000	550,000		Retail	Single Tenant
Property	78.06	Dollar General New Braunfels - Walnut Ave	0.0%	1	CCRE	510,000	510,000		Retail	Single Tenant
Property	78.07	Dollar General New Braunfels - Hwy 46	0.0%	1	CCRE	510,000	510,000		Retail	Single Tenant
Property	78.08	Dollar General San Marcos	0.0%	1	CCRE	510,000	510,000		Retail	Single Tenant
Property	78.09	Dollar General Magnolia	0.0%	1	CCRE	505,000	505,000		Retail	Single Tenant
Loan	79	Value Place	0.4%	1	LCF	4,750,000	4,738,703	3,962,626	Hospitality	Extended Stay	4.7300%	0.0091%	Actual/360	60	59
Loan	80	SummerPlace Inn Destin	0.3%	1	KeyBank	4,500,000	4,483,671	3,274,275	Hospitality	Limited Service	4.2700%	0.0166%	Actual/360	120	118
Loan	81	Red Mountain Storage	0.3%	1	CCRE	4,350,000	4,350,000	3,794,225	Self Storage	Self Storage	4.3430%	0.0291%	Actual/360	120	119
Loan	82	Unicorp Portfolio II	0.3%	4	KeyBank	4,300,000	4,300,000	3,446,835	Retail	Single Tenant	4.2500%	0.0166%	Actual/360	120	120
Property	82.01	Advance Auto Parts - Eastpointe	0.1%	1	KeyBank	1,244,255	1,244,255		Retail	Single Tenant
Property	82.02	Dollar General - Mount Dora	0.1%	1	KeyBank	1,244,255	1,244,255		Retail	Single Tenant
Property	82.03	Family Dollar - Milwaukee	0.1%	1	KeyBank	1,189,362	1,189,362		Retail	Single Tenant
Property	82.04	Dollar General - Milwaukee	0.0%	1	KeyBank	622,128	622,128		Retail	Single Tenant
Loan	83	Brentwood Shopping Center	0.3%	1	LCF	4,300,000	4,300,000	3,524,248	Retail	Anchored	4.9000%	0.0091%	Actual/360	120	120
Loan	84	Westgate Shopping Center	0.3%	1	KeyBank	4,200,000	4,200,000	3,570,874	Retail	Anchored	4.3300%	0.0166%	Actual/360	120	119
Loan	85	Storage Pros - Chattanooga	0.3%	1	KeyBank	4,125,000	4,125,000	3,489,761	Self Storage	Self Storage	4.1500%	0.0666%	Actual/360	120	119
Loan	86	The Glens Apartments	0.3%	1	KeyBank	4,100,000	4,094,779	3,280,902	Multifamily	Garden	4.2000%	0.0166%	Actual/360	120	119
Loan	87	Summit Retail	0.3%	1	LCF	4,000,000	3,996,199	3,338,602	Retail	Unanchored	5.4640%	0.0091%	Actual/360	120	119
Loan	88	Golfsmith Richmond	0.3%	1	CCRE	3,900,000	3,900,000	3,361,556	Retail	Single Tenant	4.3750%	0.0291%	Actual/360	120	119
Loan	89	Spencer Springs Shopping Center	0.3%	1	CCRE	3,750,000	3,750,000	3,046,665	Retail	Unanchored	4.6385%	0.0291%	Actual/360	120	120
Loan	90	Boardwalk Shopping Center Orlando	0.3%	1	GACC	3,675,000	3,675,000	2,995,783	Retail	Unanchored	3.8600%	0.0091%	Actual/360	120	119
Loan	91	Lockaway Self Storage San Antonio	0.3%	1	KeyBank	3,525,000	3,520,412	2,810,730	Self Storage	Self Storage	4.1000%	0.0166%	Actual/360	120	119
Loan	92	Jo Ann Fabrics El Paso	0.2%	1	LCF	3,225,000	3,225,000	2,662,735	Retail	Single Tenant	5.1255%	0.0091%	Actual/360	120	120
Loan	93	Bear Creek Office	0.2%	1	CCRE	3,200,000	3,200,000	2,574,112	Office	Suburban	4.3500%	0.0491%	Actual/360	120	120
Loan	94	Walgreens 3222 Milwaukee	0.2%	1	CCRE	3,000,000	3,000,000	629,446	Retail	Single Tenant	4.3135%	0.0291%	Actual/360	120	120
Loan	95	Kress Building	0.2%	1	LCF	2,850,000	2,850,000	2,339,692	Mixed Use	Multifamily/Retail	4.9500%	0.0091%	Actual/360	120	120
Loan	96	Village Apartments	0.2%	1	KeyBank	2,750,000	2,750,000	2,238,119	Multifamily	Garden	4.6900%	0.0166%	Actual/360	120	120
Loan	97	Storage Etc. San Bernadino	0.2%	1	LCF	2,500,000	2,500,000	2,148,510	Self Storage	Self Storage	4.7350%	0.0091%	Actual/360	120	120
Loan	98	North State U-Stor & Lock	0.2%	1	KeyBank	2,400,000	2,396,944	1,920,528	Self Storage	Self Storage	4.2000%	0.0666%	Actual/360	120	119
Loan	99	Minges Creek Storage Plaza	0.1%	1	KeyBank	1,740,000	1,740,000	1,492,820	Self Storage	Self Storage	4.6700%	0.0566%	Actual/360	120	120
Loan	100	River Haven MHP	0.1%	1	CCRE	1,695,000	1,695,000	1,455,623	Manufactured Housing Community	Manufactured Housing Community	4.7050%	0.0291%	Actual/360	120	119
Loan	101	Umatilla Plaza	0.1%	1	CCRE	1,400,000	1,397,602	1,023,827	Retail	Anchored	4.4000%	0.0291%	Actual/360	120	119
Loan	102	Dollar General - Red Oak	0.1%	1	LCF	780,000	780,000	780,000	Retail	Single Tenant	5.2300%	0.0091%	Actual/360	120	120
Loan	103	Dollar General - Zapata	0.1%	1	LCF	747,500	747,500	747,500	Retail	Single Tenant	5.2300%	0.0091%	Actual/360	120	120

A-1-3

COMM 2015-LC21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
													Pari Passu	Pari Passu
			% of	Original	Remaining		First				Monthly	Annual	Companion Loan	Companion Loan	Remaining			Crossed
Property			Initial Pool	Amortization	Amortization	Origination	Payment	Maturity	ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash	With	Related
Flag	ID	Property Name	Balance	Term	Term	Date	Date	or ARD Date (6)	(Yes/No) (6)	Maturity Date	Service($) (8)	Service($) (8)	Service($)	Service($)	Period	Lockbox (9)	Management (10)	Other Loans	Borrower
Loan	1	Courtyard by Marriott Portfolio	7.3%	0	0	03/31/2015	05/06/2015	04/06/2020	No	04/06/2020	302,574	3,630,883	679,505	8,154,054	58	Soft Springing Hard	In Place	No
Property	1.01	Courtyard Larkspur Landing Marin County	0.3%
Property	1.02	Courtyard San Mateo Foster City	0.3%
Property	1.03	Courtyard San Jose Cupertino	0.3%
Property	1.04	Courtyard Boulder	0.3%
Property	1.05	Courtyard Los Angeles Hacienda Heights	0.2%
Property	1.06	Courtyard Seattle South Center	0.2%
Property	1.07	Courtyard Rye	0.2%
Property	1.08	Courtyard Nashville Airport	0.2%
Property	1.09	Courtyard Los Angeles Torrance Palos Verdes	0.2%
Property	1.10	Courtyard St. Louis Creve Coeur	0.1%
Property	1.11	Courtyard Portland Beaverton	0.1%
Property	1.12	Courtyard Palm Springs	0.1%
Property	1.13	Courtyard Charlotte South Park	0.1%
Property	1.14	Courtyard Norwalk	0.1%
Property	1.15	Courtyard Detroit Metro Airport	0.1%
Property	1.16	Courtyard Chicago Waukegan Gurnee	0.1%
Property	1.17	Courtyard Atlanta Perimeter Center	0.1%
Property	1.18	Courtyard Denver Tech Center	0.1%
Property	1.19	Courtyard Ft. Lauderdale Plantation	0.1%
Property	1.20	Courtyard Lincroft Red Bank	0.1%
Property	1.21	Courtyard Chicago Highland Park	0.1%
Property	1.22	Courtyard Charlottesville North	0.1%
Property	1.23	Courtyard Raleigh Cary	0.1%
Property	1.24	Courtyard Detroit Livonia	0.1%
Property	1.25	Courtyard Birmingham Homewood	0.1%
Property	1.26	Courtyard West Palm Beach	0.1%
Property	1.27	Courtyard New Haven Wallingford	0.1%
Property	1.28	Courtyard Dallas Plano Parkway	0.1%
Property	1.29	Courtyard Chicago Oakbrook Terrace	0.1%
Property	1.30	Courtyard Boston Andover	0.1%
Property	1.31	Courtyard Kansas City Overland Park Metcalf	0.1%
Property	1.32	Courtyard Minneapolis St Paul Airport	0.1%
Property	1.33	Courtyard Bakersfield	0.1%
Property	1.34	Courtyard Denver Stapleton	0.1%
Property	1.35	Courtyard Rockford	0.1%
Property	1.36	Courtyard Greenville Haywood Mall	0.1%
Property	1.37	Courtyard St. Louis Westport Plaza	0.1%
Property	1.38	Courtyard Chicago Lincolnshire	0.1%
Property	1.39	Courtyard San Antonio Downtown Market Square	0.1%
Property	1.40	Courtyard Indianapolis Castleton	0.1%
Property	1.41	Courtyard Silver Spring North	0.1%
Property	1.42	Courtyard Lexington North	0.1%
Property	1.43	Courtyard Tampa Westshore	0.1%
Property	1.44	Courtyard Chicago Deerfield	0.1%
Property	1.45	Courtyard St. Petersburg Clearwater	0.1%
Property	1.46	Courtyard Toledo Airport Holland	0.1%
Property	1.47	Courtyard Phoenix Mesa	0.1%
Property	1.48	Courtyard Atlanta Airport South	0.1%
Property	1.49	Courtyard Memphis Airport	0.1%
Property	1.50	Courtyard Oklahoma City Airport	0.1%
Property	1.51	Courtyard Annapolis	0.1%
Property	1.52	Courtyard Manassas	0.1%
Property	1.53	Courtyard Little Rock	0.1%
Property	1.54	Courtyard Ft. Myers	0.1%
Property	1.55	Courtyard Atlanta Gwinnett Mall	0.1%
Property	1.56	Courtyard Chicago Arlington Heights South	0.1%
Property	1.57	Courtyard Dallas Richardson at Spring Valley	0.1%
Property	1.58	Courtyard Huntsville	0.1%
Property	1.59	Courtyard Birmingham Hoover	0.0%
Property	1.60	Courtyard Phoenix North Metrocenter	0.0%
Property	1.61	Courtyard Tucson Airport	0.0%
Property	1.62	Courtyard Dayton South Mall	0.0%
Property	1.63	Courtyard Philadelphia Devon	0.0%
Property	1.64	Courtyard Fresno	0.0%
Property	1.65	Courtyard Poughkeepsie	0.0%
Loan	2	Courtyard by Marriott Pasadena	5.6%	360	360	05/28/2015	07/01/2015	06/01/2025	No	06/01/2025	374,996	4,499,954				Hard	Springing	No	Yes-A
Loan	3	Meridian at Brentwood	3.2%	360	360	03/26/2015	05/06/2015	01/06/2026	No	01/06/2026	208,091	2,497,087			28	Hard	Springing	No

A-1-4

COMM 2015-LC21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
													Pari Passu	Pari Passu
			% of	Original	Remaining		First				Monthly	Annual	Companion Loan	Companion Loan	Remaining			Crossed
Property			Initial Pool	Amortization	Amortization	Origination	Payment	Maturity	ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash	With	Related
Flag	ID	Property Name	Balance	Term	Term	Date	Date	or ARD Date (6)	(Yes/No) (6)	Maturity Date	Service($) (8)	Service($) (8)	Service($)	Service($)	Period	Lockbox (9)	Management (10)	Other Loans	Borrower
Loan	4	155 Mercer Street	3.1%	0	0	04/20/2015	06/06/2015	05/06/2025	No	05/06/2025	155,608	1,867,299			119	Hard	In Place	No	Yes-B
Loan	5	Capistrano Business Center I & II	2.6%	0	0	04/30/2015	06/06/2015	05/06/2025	No	05/06/2025	121,671	1,460,051			119	Hard	Springing	No	Yes-C
Loan	6	Walgreens Net Lease Portfolio V	2.6%	0	0	12/19/2014	02/01/2015	01/01/2025	Yes	01/01/2030	121,098	1,453,174			115	Hard	In Place	No
Property	6.01	Walgreens #10652	0.4%
Property	6.02	Walgreens #4536	0.4%
Property	6.03	Walgreens #4066	0.3%
Property	6.04	Walgreens #9402	0.3%
Property	6.05	Walgreens #3018	0.3%
Property	6.06	Walgreens #10007	0.3%
Property	6.07	Walgreens #10347	0.3%
Property	6.08	Walgreens #11981	0.3%
Loan	7	University Fountains at Lubbock	2.1%	360	360	03/04/2015	05/01/2015	04/01/2025	No	04/01/2025	132,555	1,590,664			58	Soft	Springing	No
Loan	8	Santa Monica Clock Tower	2.0%	0	0	04/30/2015	06/06/2015	05/06/2025	No	05/06/2025	95,199	1,142,389			119	Hard	In Place	No
Loan	9	Delaware Corporate Center I & II	2.0%	360	360	04/24/2015	06/06/2015	05/06/2025	No	05/06/2025	125,819	1,509,832			35	Springing Hard	Springing	No
Loan	10	Ortega Ranch	1.9%	360	360	04/21/2015	06/06/2015	05/06/2025	No	05/06/2025	117,917	1,415,005			35	Hard	Springing	No	Yes-C
Loan	11	Anchorage Business Park	1.9%	360	359	04/29/2015	06/06/2015	05/06/2025	No	05/06/2025	128,019	1,536,230				Soft Springing Hard	Springing	No
Loan	12	26-34 South State Street	1.8%	0	0	05/22/2015	07/06/2015	06/06/2025	No	06/06/2025	90,844	1,090,133			120	Hard	In Place	No	Yes-B
Loan	13	La Gran Plaza	1.8%	360	359	04/13/2015	06/06/2015	05/06/2025	No	05/06/2025	117,925	1,415,101	255,504	3,066,053		Hard	Springing	No
Loan	14	Embassy Suites Destin	1.7%	360	360	05/18/2015	07/01/2015	06/01/2025	No	06/01/2025	112,871	1,354,448				Hard	Springing	No	Yes-A
Loan	15	Canterbury MHC	1.7%	360	360	05/01/2015	06/06/2015	05/06/2025	No	05/06/2025	106,332	1,275,980			59	Springing Soft	Springing	No
Loan	16	Sierra Vista Shopping Center	1.7%	360	360	05/08/2015	07/06/2015	06/06/2025	No	06/06/2025	107,763	1,293,155				Springing Hard	Springing	No
Loan	17	Northgate Slauson Marketplace	1.7%	360	360	04/28/2015	06/06/2015	05/06/2025	No	05/06/2025	107,417	1,289,003			23	Springing Soft	Springing	No
Loan	18	2250 Roswell Drive	1.6%	360	360	05/14/2015	07/06/2015	06/06/2025	No	06/06/2025	107,635	1,291,614				Hard	Springing	No
Loan	19	Giant Foods	1.6%	360	360	04/29/2015	06/06/2015	05/06/2025	Yes	05/06/2032	100,303	1,203,639			23	Springing Hard	Springing	No
Loan	20	Capitol Plaza	0.6%	360	360	05/22/2015	07/06/2015	06/06/2025	No	06/06/2025	38,692	464,304				Hard	Springing	Yes-A	Yes-D
Loan	21	College Park Plaza	0.5%	360	360	05/22/2015	07/06/2015	06/06/2025	No	06/06/2025	34,319	411,832				Hard	Springing	Yes-A	Yes-D
Loan	22	Grant Park Plaza	0.4%	360	360	05/22/2015	07/06/2015	06/06/2025	No	06/06/2025	31,139	373,670				Hard	Springing	Yes-A	Yes-D
Loan	23	Renaissance New Orleans Portfolio	1.5%	360	355	12/16/2014	02/01/2015	01/01/2020	No	01/01/2020	104,724	1,256,691	127,996	1,535,955		Soft Springing Hard	Springing	No
Property	23.01	Renaissance Pere Marquette	0.8%
Property	23.02	Renaissance Arts	0.7%
Loan	24	The Plaza on Broadway	1.4%	360	360	05/05/2015	06/06/2015	05/06/2025	No	05/06/2025	94,320	1,131,844			47	Hard	In Place	No
Loan	25	The Shops at 505	1.4%	360	359	04/03/2015	06/01/2015	05/01/2025	No	05/01/2025	91,960	1,103,518				Soft	Springing	No
Loan	26	Embassy Suites Corpus Christi	1.4%	360	359	05/01/2015	06/06/2015	05/06/2025	No	05/06/2025	95,837	1,150,042				Hard	Springing	No
Loan	27	Honeywell Building	1.4%	360	360	05/21/2015	07/06/2015	06/06/2025	No	06/06/2025	92,217	1,106,601			36	Hard	In Place	No	Yes-E
Loan	28	350 East Fordham Road	1.3%	0	0	04/14/2015	06/03/2015	05/03/2025	No	05/03/2025	64,314	771,772			119	Hard	Springing	No
Loan	29	Komar Desert Center	1.3%	360	360	01/06/2015	02/06/2015	01/06/2025	No	01/06/2025	86,923	1,043,071			19	Hard	Springing	No	Yes-F
Loan	30	Trop Plaza	1.3%	360	360	05/13/2015	07/06/2015	06/06/2025	No	06/06/2025	84,403	1,012,837			12	Springing Hard	Springing	No
Loan	31	36 South State Street	1.3%	0	0	05/22/2015	07/06/2015	06/06/2025	No	06/06/2025	63,591	763,093			120	Hard	In Place	No	Yes-B
Loan	32	aLoft Hotel Minneapolis	1.2%	360	360	05/14/2015	07/06/2015	06/06/2025	No	06/06/2025	87,640	1,051,685				Hard	In Place	No
Loan	33	Hilton Garden Inn – Phoenix Airport North	1.2%	360	360	05/08/2015	07/06/2015	06/06/2025	No	06/06/2025	88,136	1,057,626			24	Hard	In Place	No
Loan	34	Ambridge Regional Center	1.1%	240	240	05/15/2015	07/06/2015	06/06/2025	No	06/06/2025	97,048	1,164,579				Hard	Springing	No
Loan	35	Shoppes of Beavercreek	1.1%	360	359	04/22/2015	06/06/2015	05/06/2025	No	05/06/2025	72,354	868,244				Hard	Springing	No
Loan	36	Keller Oaks	1.1%	360	360	04/20/2015	06/06/2015	05/06/2025	No	05/06/2025	70,767	849,199			35	Soft	Springing	No
Loan	37	75 Armory	1.1%	360	360	05/05/2015	06/06/2015	05/06/2025	No	05/06/2025	67,437	809,242			59	Springing Soft	Springing	No
Loan	38	Mobile Gardens MHC Portfolio	1.0%	360	360	04/07/2015	06/06/2015	05/06/2025	No	05/06/2025	67,791	813,487			35	Hard	Springing	No
Property	38.01	Mobile Gardens and Hollyview Mobile Home Park	0.7%
Property	38.02	Rock Creek and Stony Chase Mobile Home Park	0.2%
Property	38.03	Briarwood Manor	0.2%
Loan	39	The Malulani Portfolio	1.0%	0	0	05/06/2015	06/06/2015	05/06/2025	No	05/06/2025	51,054	612,653			119	Springing Hard	Springing	No
Property	39.01	Liona Apartments	0.5%
Property	39.02	Kaiser Ground Lease	0.2%
Property	39.03	Sears Ground Lease	0.2%
Property	39.04	Kokua Market	0.1%
Loan	40	Parkview Place Apartments	1.0%	360	360	04/20/2015	06/06/2015	05/06/2025	No	05/06/2025	67,046	804,548			35	Springing Soft	Springing	No
Loan	41	Heritage Plaza Shopping Center	0.9%	360	360	05/22/2015	07/06/2015	06/06/2025	No	06/06/2025	61,690	740,283			24	Hard	Springing	No
Loan	42	Parkdale Shopping Center	0.9%	360	360	05/21/2015	07/01/2015	06/01/2020	No	06/01/2020	61,230	734,766			24	Soft	Springing	No
Loan	43	Samsondale Plaza	0.8%	300	299	04/20/2015	06/06/2015	05/06/2025	No	05/06/2025	60,837	730,046				Springing Hard	Springing	No
Loan	44	Fremont Ford	0.8%	360	360	05/12/2015	07/06/2015	06/06/2025	No	06/06/2025	53,856	646,273			36	Hard	Springing	No
Loan	45	24 Hour Fitness West Covina	0.8%	360	359	04/30/2015	06/06/2015	05/06/2020	Yes	04/30/2027	57,639	691,672				Hard	Springing	No	Yes-F
Loan	46	Centre Creek Plaza & Wells Fargo Building	0.8%	360	360	05/15/2015	07/06/2015	06/06/2020	No	06/06/2020	56,006	672,068			36	Hard	Springing	No
Property	46.01	Wells Fargo Building	0.4%
Property	46.02	Centre Creek Plaza	0.4%
Loan	47	North Stadium Business Center	0.8%	0	0	04/21/2015	06/06/2015	05/06/2020	No	05/06/2020	36,589	439,063			59	Hard	Springing	No	Yes-C
Loan	48	Glencoe Crossing	0.7%	360	359	04/09/2015	06/01/2015	05/01/2025	No	05/01/2025	48,038	576,458				Soft	Springing	No
Loan	49	Inn @ Northrup Station	0.7%	360	360	05/08/2015	07/06/2015	06/06/2025	No	06/06/2025	44,634	535,610				Springing Hard	Springing	No
Loan	50	StaxUp Self Storage - San Ysidro	0.7%	360	358	03/31/2015	05/01/2015	04/01/2025	No	04/01/2025	44,454	533,451				None	None	No	Yes-G
Loan	51	Solaris Vail Portfolio	0.7%	360	359	05/05/2015	06/06/2015	05/06/2025	No	05/06/2025	43,790	525,481				Hard	Springing	No
Property	51.01	Eagle Vail Industrial Center	0.4%
Property	51.02	Wall Street Building	0.2%
Property	51.03	Lodge at Vail	0.1%

A-1-5

COMM 2015-LC21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
													Pari Passu	Pari Passu
			% of	Original	Remaining		First				Monthly	Annual	Companion Loan	Companion Loan	Remaining			Crossed
Property			Initial Pool	Amortization	Amortization	Origination	Payment	Maturity	ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash	With	Related
Flag	ID	Property Name	Balance	Term	Term	Date	Date	or ARD Date (6)	(Yes/No) (6)	Maturity Date	Service($) (8)	Service($) (8)	Service($)	Service($)	Period	Lockbox (9)	Management (10)	Other Loans	Borrower
Loan	52	Avenue Mentry Industrial	0.7%	360	360	05/11/2015	07/06/2015	06/06/2025	No	06/06/2025	43,575	522,899				Hard	In Place	No
Loan	53	901 New Hampshire	0.6%	360	360	04/09/2015	06/06/2015	05/06/2025	No	05/06/2025	41,368	496,419			35	Hard	Springing	No
Loan	54	Plantation at Quail Valley	0.6%	360	358	03/11/2015	05/01/2015	04/01/2025	No	04/01/2025	43,213	518,554				Springing Soft	Springing	No
Loan	55	Park Guilderland Apartments	0.6%	360	360	04/10/2015	06/06/2015	05/06/2025	No	05/06/2025	40,711	488,528			11	Springing Hard	Springing	No
Loan	56	Hilton Garden Inn Dover	0.6%	360	359	04/24/2015	06/06/2015	05/06/2025	No	05/06/2025	43,091	517,095				Hard	Springing	No
Loan	57	Whispering Creek	0.6%	348	348	04/10/2015	06/06/2015	05/06/2025	No	05/06/2025	38,650	463,794			11	Springing Hard	Springing	No
Loan	58	Brunelli Portfolio	0.6%	0	0	03/12/2015	05/01/2015	04/01/2025	No	04/01/2025	27,500	330,001			118	Hard	Springing	No
Property	58.01	Best Buy and Barnes & Noble	0.4%
Property	58.02	Dollar General - Valdosta, GA	0.1%
Property	58.03	Dollar General - Weeki Wachee, FL	0.1%
Property	58.04	Family Dollar - Tampa, FL	0.0%
Loan	59	Airoom Plaza and Lincolnwood Commons	0.6%	360	359	04/21/2015	06/01/2015	05/01/2025	No	05/01/2025	37,206	446,475				Hard	Springing	No	Yes-E
Property	59.01	Airoom Plaza	0.4%
Property	59.02	Lincolnwood Commons	0.2%
Loan	60	Cole Village	0.6%	360	360	04/30/2015	06/06/2015	05/06/2025	No	05/06/2025	36,373	436,477			35	None	None	No
Loan	61	Corbin Office Center	0.5%	360	360	05/20/2015	07/06/2015	06/06/2025	No	06/06/2025	35,524	426,283			36	Springing Hard	Springing	No
Loan	62	McDowell Business Park	0.5%	360	360	05/15/2015	07/06/2015	06/06/2020	No	06/06/2020	37,050	444,598			24	Springing Hard	Springing	No
Loan	63	Wingate - Richardson	0.5%	300	299	04/16/2015	06/06/2015	05/06/2025	No	05/06/2025	38,391	460,690				Hard	Springing	No
Loan	64	9301 Largo Drive	0.5%	360	360	05/13/2015	07/06/2015	06/06/2025	No	06/06/2025	33,749	404,983			60	Hard	Springing	No
Loan	65	West Union Village	0.5%	360	360	05/20/2015	07/06/2015	06/06/2025	No	06/06/2025	33,978	407,732				Springing Hard	Springing	No
Loan	66	Pines at West Penn MHP	0.5%	360	360	05/18/2015	07/06/2015	06/06/2025	No	06/06/2025	31,888	382,659				Soft	Springing	No	Yes-H
Loan	67	Parkcrest Apartments	0.5%	360	360	05/22/2015	07/01/2015	06/01/2020	No	06/01/2020	32,864	394,372				Springing Soft	Springing	No	Yes-I
Loan	68	Indian Run Village MHP	0.5%	360	360	05/18/2015	07/06/2015	06/06/2025	No	06/06/2025	29,895	358,743				Soft	Springing	No	Yes-H
Loan	69	Wineman Building	0.5%	240	240	05/26/2015	07/06/2015	06/06/2025	Yes	06/06/2027	36,921	443,050				Hard	Springing	No
Loan	70	Emerald Tower Apartments	0.5%	360	360	04/21/2015	06/06/2015	05/06/2025	No	05/06/2025	28,922	347,068			47	Springing Soft	Springing	No
Loan	71	Nyberg Retail Center	0.4%	360	360	04/23/2015	06/06/2015	05/06/2025	No	05/06/2025	29,301	351,617			23	Hard	Springing	No
Loan	72	Orchards at University Square	0.4%	360	360	05/20/2015	07/06/2015	06/06/2025	No	06/06/2025	29,039	348,466				Springing Hard	Springing	No
Loan	73	Macedonia Marketplace	0.4%	360	359	04/10/2015	06/06/2015	05/06/2025	No	05/06/2025	28,043	336,511				Springing Hard	Springing	No
Loan	74	Sunrise Villas	0.4%	360	360	05/13/2015	07/06/2015	06/06/2025	No	06/06/2025	27,767	333,201			60	Springing Soft	Springing	No
Loan	75	Parker Center	0.4%	360	359	04/24/2015	06/06/2015	05/06/2025	No	05/06/2025	26,059	312,706				Springing Hard	Springing	No
Loan	76	CenturyLink Las Vegas	0.4%	360	360	05/13/2015	07/06/2015	06/06/2025	No	06/06/2025	26,201	314,415			12	Springing Hard	Springing	No
Loan	77	Patriot Place Apartments	0.4%	300	300	05/21/2015	07/06/2015	06/06/2025	No	06/06/2025	27,674	332,092			24	Springing Soft	Springing	No
Loan	78	Dollar General Texas Portfolio I	0.4%	360	360	05/20/2015	07/06/2015	06/06/2025	No	06/06/2025	25,488	305,850				Hard	Springing	No	Yes-J
Property	78.01	Dollar General Mission	0.0%
Property	78.02	Dollar General Brownsville	0.0%
Property	78.03	Dollar General Los Fresnos	0.0%
Property	78.04	Dollar General Beaumont	0.0%
Property	78.05	Dollar General Coldspring	0.0%
Property	78.06	Dollar General New Braunfels - Walnut Ave	0.0%
Property	78.07	Dollar General New Braunfels - Hwy 46	0.0%
Property	78.08	Dollar General San Marcos	0.0%
Property	78.09	Dollar General Magnolia	0.0%
Loan	79	Value Place	0.4%	240	239	04/21/2015	06/06/2015	05/06/2020	No	05/06/2020	30,644	367,725				Hard	Springing	No
Loan	80	SummerPlace Inn Destin	0.3%	300	298	03/17/2015	05/01/2015	04/01/2025	No	04/01/2025	24,429	293,144				Hard	Springing	No
Loan	81	Red Mountain Storage	0.3%	360	360	05/06/2015	06/06/2015	05/06/2025	No	05/06/2025	21,637	259,643			35	Springing Soft	Springing	No
Loan	82	Unicorp Portfolio II	0.3%	360	360	05/06/2015	07/01/2015	06/01/2025	No	06/01/2025	21,153	253,841				Hard	Springing	No
Property	82.01	Advance Auto Parts - Eastpointe	0.1%
Property	82.02	Dollar General - Mount Dora	0.1%
Property	82.03	Family Dollar - Milwaukee	0.1%
Property	82.04	Dollar General - Milwaukee	0.0%
Loan	83	Brentwood Shopping Center	0.3%	360	360	05/21/2015	07/06/2015	06/06/2025	No	06/06/2025	22,821	273,855				Springing Hard	Springing	No
Loan	84	Westgate Shopping Center	0.3%	360	360	04/23/2015	06/01/2015	05/01/2025	No	05/01/2025	20,859	250,304			23	Hard	Springing	No
Loan	85	Storage Pros - Chattanooga	0.3%	360	360	04/07/2015	06/01/2015	05/01/2025	No	05/01/2025	20,052	240,621			23	None	None	No
Loan	86	The Glens Apartments	0.3%	360	359	04/17/2015	06/01/2015	05/01/2025	No	05/01/2025	20,050	240,596				Springing Soft	Springing	No
Loan	87	Summit Retail	0.3%	360	359	05/06/2015	06/06/2015	05/06/2025	No	05/06/2025	22,621	271,456				Springing Hard	Springing	No
Loan	88	Golfsmith Richmond	0.3%	360	360	05/01/2015	06/06/2015	05/06/2025	No	05/06/2025	19,472	233,666			29	Hard	Springing	No	Yes-F
Loan	89	Spencer Springs Shopping Center	0.3%	360	360	05/08/2015	07/06/2015	06/06/2025	No	06/06/2025	19,311	231,726				Soft	Springing	No
Loan	90	Boardwalk Shopping Center Orlando	0.3%	360	360	04/20/2015	06/06/2015	05/06/2025	No	05/06/2025	17,250	206,996			11	Springing Hard	Springing	No
Loan	91	Lockaway Self Storage San Antonio	0.3%	360	359	04/03/2015	06/01/2015	05/01/2025	No	05/01/2025	17,033	204,393				None	None	No	Yes-G
Loan	92	Jo Ann Fabrics El Paso	0.2%	360	360	05/15/2015	07/06/2015	06/06/2025	No	06/06/2025	17,561	210,728				Springing Hard	Springing	No
Loan	93	Bear Creek Office	0.2%	360	360	05/21/2015	07/06/2015	06/06/2025	No	06/06/2025	15,930	191,160				Hard	Springing	No
Loan	94	Walgreens 3222 Milwaukee	0.2%	144	144	05/15/2015	07/06/2015	06/06/2025	No	06/06/2025	26,725	320,699				Hard	In Place	No
Loan	95	Kress Building	0.2%	360	360	05/22/2015	07/06/2015	06/06/2025	No	06/06/2025	15,212	182,549				Springing Hard	Springing	No
Loan	96	Village Apartments	0.2%	360	360	05/22/2015	07/01/2015	06/01/2025	No	06/01/2025	14,246	170,952				Springing Soft	Springing	No	Yes-I
Loan	97	Storage Etc. San Bernadino	0.2%	360	360	05/07/2015	07/06/2015	06/06/2025	No	06/06/2025	13,019	156,223			24	Springing Soft	Springing	No
Loan	98	North State U-Stor & Lock	0.2%	360	359	04/09/2015	06/01/2015	05/01/2025	No	05/01/2025	11,736	140,837				Springing Soft	Springing	No
Loan	99	Minges Creek Storage Plaza	0.1%	360	360	05/20/2015	07/01/2015	06/01/2025	No	06/01/2025	8,993	107,915			24	None	None	No
Loan	100	River Haven MHP	0.1%	360	360	04/27/2015	06/06/2015	05/06/2025	No	05/06/2025	8,796	105,552			23	Springing Soft	Springing	No
Loan	101	Umatilla Plaza	0.1%	300	299	04/30/2015	06/06/2015	05/06/2025	No	05/06/2025	7,702	92,429				Hard	Springing	No	Yes-J
Loan	102	Dollar General - Red Oak	0.1%	0	0	05/07/2015	07/06/2015	06/06/2025	Yes	06/06/2035	3,447	41,361			120	Hard	In Place	No	Yes-K
Loan	103	Dollar General - Zapata	0.1%	0	0	05/07/2015	07/06/2015	06/06/2025	Yes	06/06/2035	3,303	39,637			120	Hard	In Place	No	Yes-K

A-1-6

COMM 2015-LC21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of							FIRREA	Cut-Off
Property			Initial Pool	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Compliant	Date LTV	LTV Ratio at
Flag	ID	Property Name	Balance	NOI DSCR (8) (11)	NCF DSCR (8) (11)	Period (12)	Date	Value ($) (13)	As-of Date	(Yes/No)	Ratio (11) (13)	Maturity or ARD (6) (11) (13)	Address	City
Loan	1	Courtyard by Marriott Portfolio	7.3%	8.73x	7.40x	0	6	1,116,000,000	03/01/2015	Yes	28.2%	28.2%	Various	Various
Property	1.01	Courtyard Larkspur Landing Marin County	0.3%					41,000,000	03/01/2015	Yes			2500 Larkspur Landing Circle	Larkspur
Property	1.02	Courtyard San Mateo Foster City	0.3%					40,500,000	03/01/2015	Yes			550 Shell Boulevard	Foster City
Property	1.03	Courtyard San Jose Cupertino	0.3%					36,000,000	03/01/2015	Yes			10605 North Wolfe Road	Cupertino
Property	1.04	Courtyard Boulder	0.3%					35,000,000	03/01/2015	Yes			4710 Pearl East Circle	Boulder
Property	1.05	Courtyard Los Angeles Hacienda Heights	0.2%					27,500,000	03/01/2015	Yes			1905 South Azusa Avenue	Hacienda Heights
Property	1.06	Courtyard Seattle South Center	0.2%					27,000,000	03/01/2015	Yes			400 Andover Park West	Tukwila
Property	1.07	Courtyard Rye	0.2%					25,500,000	03/01/2015	Yes			631 Midland Avenue	Rye
Property	1.08	Courtyard Nashville Airport	0.2%					23,000,000	03/01/2015	Yes			2508 Elm Hill Pike	Nashville
Property	1.09	Courtyard Los Angeles Torrance Palos Verdes	0.2%					21,000,000	03/01/2015	Yes			2633 Sepulveda Boulevard	Torrance
Property	1.10	Courtyard St. Louis Creve Coeur	0.1%					20,500,000	03/01/2015	Yes			828 North New Ballas Road	Creve Coeur
Property	1.11	Courtyard Portland Beaverton	0.1%					20,500,000	03/01/2015	Yes			8500 Southwest Nimbus Drive	Beaverton
Property	1.12	Courtyard Palm Springs	0.1%					19,500,000	03/01/2015	Yes			1300 East Tahquitz Canyon Way	Palm Springs
Property	1.13	Courtyard Charlotte South Park	0.1%					19,000,000	03/01/2015	Yes			6023 Park South Drive	Charlotte
Property	1.14	Courtyard Norwalk	0.1%					18,000,000	03/01/2015	Yes			474 Main Avenue	Norwalk
Property	1.15	Courtyard Detroit Metro Airport	0.1%					18,500,000	03/01/2015	Yes			30653 Flynn Drive	Romulus
Property	1.16	Courtyard Chicago Waukegan Gurnee	0.1%					17,500,000	03/01/2015	Yes			3800 Northpoint Boulevard	Waukegan
Property	1.17	Courtyard Atlanta Perimeter Center	0.1%					17,000,000	03/01/2015	Yes			6250 Peachtree-Dunwoody Road	Atlanta
Property	1.18	Courtyard Denver Tech Center	0.1%					17,500,000	03/01/2015	Yes			6565 South Boston Street	Greenwood Village
Property	1.19	Courtyard Ft. Lauderdale Plantation	0.1%					17,000,000	03/01/2015	Yes			7780 Southwest 6th Street	Plantation
Property	1.20	Courtyard Lincroft Red Bank	0.1%					17,000,000	03/01/2015	Yes			245 Half Mile Road	Red Bank
Property	1.21	Courtyard Chicago Highland Park	0.1%					16,500,000	03/01/2015	Yes			1505 Lake Cook Road	Highland Park
Property	1.22	Courtyard Charlottesville North	0.1%					16,500,000	03/01/2015	Yes			638 Hillsdale Drive	Charlottesville
Property	1.23	Courtyard Raleigh Cary	0.1%					16,500,000	03/01/2015	Yes			102 Edinburgh Drive South	Cary
Property	1.24	Courtyard Detroit Livonia	0.1%					15,500,000	03/01/2015	Yes			17200 North Laurel Park Drive	Livonia
Property	1.25	Courtyard Birmingham Homewood	0.1%					16,000,000	03/01/2015	Yes			500 Shades Creek Parkway	Homewood
Property	1.26	Courtyard West Palm Beach	0.1%					16,000,000	03/01/2015	Yes			600 Northpoint Parkway	West Palm Beach
Property	1.27	Courtyard New Haven Wallingford	0.1%					15,500,000	03/01/2015	Yes			600 Northrop Road	Wallingford
Property	1.28	Courtyard Dallas Plano Parkway	0.1%					15,000,000	03/01/2015	Yes			4901 West Plano Parkway	Plano
Property	1.29	Courtyard Chicago Oakbrook Terrace	0.1%					15,000,000	03/01/2015	Yes			6 Transam Plaza Drive	Oakbrook Terrace
Property	1.30	Courtyard Boston Andover	0.1%					15,000,000	03/01/2015	Yes			10 Campanelli Drive	Andover
Property	1.31	Courtyard Kansas City Overland Park Metcalf	0.1%					15,000,000	03/01/2015	Yes			11301 Metcalf Avenue	Overland Park
Property	1.32	Courtyard Minneapolis St Paul Airport	0.1%					15,000,000	03/01/2015	Yes			1352 Northland Drive	Mendota Heights
Property	1.33	Courtyard Bakersfield	0.1%					14,500,000	03/01/2015	Yes			3601 Marriott Drive	Bakersfield
Property	1.34	Courtyard Denver Stapleton	0.1%					14,500,000	03/01/2015	Yes			7415 East 41st Avenue	Denver
Property	1.35	Courtyard Rockford	0.1%					14,500,000	03/01/2015	Yes			7676 East State Street	Rockford
Property	1.36	Courtyard Greenville Haywood Mall	0.1%					13,500,000	03/01/2015	Yes			70 Orchard Park Drive	Greenville
Property	1.37	Courtyard St. Louis Westport Plaza	0.1%					14,000,000	03/01/2015	Yes			11888 Westline Industrial Drive	St. Louis
Property	1.38	Courtyard Chicago Lincolnshire	0.1%					14,000,000	03/01/2015	Yes			505 Milwaukee Avenue	Lincolnshire
Property	1.39	Courtyard San Antonio Downtown Market Square	0.1%					14,000,000	03/01/2015	Yes			600 Santa Rosa South	San Antonio
Property	1.40	Courtyard Indianapolis Castleton	0.1%					14,000,000	03/01/2015	Yes			8670 Allisonville Road	Indianapolis
Property	1.41	Courtyard Silver Spring North	0.1%					14,500,000	03/01/2015	Yes			12521 Prosperity Drive	Silver Spring
Property	1.42	Courtyard Lexington North	0.1%					13,500,000	03/01/2015	Yes			775 Newtown Court	Lexington
Property	1.43	Courtyard Tampa Westshore	0.1%					13,000,000	03/01/2015	Yes			3805 West Cypress Street	Tampa
Property	1.44	Courtyard Chicago Deerfield	0.1%					12,500,000	03/01/2015	Yes			800 Lake Cook Road	Deerfield
Property	1.45	Courtyard St. Petersburg Clearwater	0.1%					12,000,000	03/01/2015	Yes			3131 Executive Drive	Clearwater
Property	1.46	Courtyard Toledo Airport Holland	0.1%					12,000,000	03/01/2015	Yes			1435 East Mall Drive	Holland
Property	1.47	Courtyard Phoenix Mesa	0.1%					11,000,000	03/01/2015	Yes			1221 South Westwood Avenue	Mesa
Property	1.48	Courtyard Atlanta Airport South	0.1%					11,000,000	03/01/2015	Yes			2050 Sullivan Road	College Park
Property	1.49	Courtyard Memphis Airport	0.1%					11,000,000	03/01/2015	Yes			1780 Nonconnah Boulevard	Memphis
Property	1.50	Courtyard Oklahoma City Airport	0.1%					11,000,000	03/01/2015	Yes			4301 Highline Boulevard	Oklahoma City
Property	1.51	Courtyard Annapolis	0.1%					13,000,000	03/01/2015	Yes			2559 Riva Road	Annapolis
Property	1.52	Courtyard Manassas	0.1%					11,000,000	03/01/2015	Yes			10701 Battleview Parkway	Manassas
Property	1.53	Courtyard Little Rock	0.1%					10,500,000	03/01/2015	Yes			10900 Financial Centre Parkway	Little Rock
Property	1.54	Courtyard Ft. Myers	0.1%					9,000,000	03/01/2015	Yes			4455 Metro Parkway	Ft. Myers
Property	1.55	Courtyard Atlanta Gwinnett Mall	0.1%					9,500,000	03/01/2015	Yes			3550 Venture Parkway	Duluth
Property	1.56	Courtyard Chicago Arlington Heights South	0.1%					8,000,000	03/01/2015	Yes			100 West Algonquin Road	Arlington Heights
Property	1.57	Courtyard Dallas Richardson at Spring Valley	0.1%					8,000,000	03/01/2015	Yes			1000 South Sherman	Richardson
Property	1.58	Courtyard Huntsville	0.1%					10,500,000	03/01/2015	Yes			4804 University Drive	Huntsville
Property	1.59	Courtyard Birmingham Hoover	0.0%					7,000,000	03/01/2015	Yes			1824 Montgomery Highway	Hoover
Property	1.60	Courtyard Phoenix North Metrocenter	0.0%					6,500,000	03/01/2015	Yes			9631 North Black Canyon Highway	Phoenix
Property	1.61	Courtyard Tucson Airport	0.0%					6,000,000	03/01/2015	Yes			2505 East Executive Drive	Tucson
Property	1.62	Courtyard Dayton South Mall	0.0%					7,000,000	03/01/2015	Yes			100 Prestige Place	Miamisburg
Property	1.63	Courtyard Philadelphia Devon	0.0%					18,500,000	03/01/2015	Yes			762 West Lancaster Avenue	Wayne
Property	1.64	Courtyard Fresno	0.0%					8,000,000	03/01/2015	Yes			140 East Shaw Avenue	Fresno
Property	1.65	Courtyard Poughkeepsie	0.0%					8,000,000	03/01/2015	Yes			2641 South Road/Route 9	Poughkeepsie
Loan	2	Courtyard by Marriott Pasadena	5.6%	1.88x	1.70x	0	1	104,000,000	03/23/2015	Yes	70.9%	57.4%	180 North Fair Oaks Avenue	Pasadena
Loan	3	Meridian at Brentwood	3.2%	1.57x	1.42x	0	6	57,800,000	10/14/2014	Yes	73.2%	61.7%	1401-1405 South Hanley Road & 8532 Musick Memorial Drive	Brentwood

A-1-7

COMM 2015-LC21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of							FIRREA	Cut-Off
Property			Initial Pool	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Compliant	Date LTV	LTV Ratio at
Flag	ID	Property Name	Balance	NOI DSCR (8) (11)	NCF DSCR (8) (11)	Period (12)	Date	Value ($) (13)	As-of Date	(Yes/No)	Ratio (11) (13)	Maturity or ARD (6) (11) (13)	Address	City
Loan	4	155 Mercer Street	3.1%	1.61x	1.57x	0	6	65,000,000	03/01/2015	Yes	63.1%	63.1%	155 Mercer Street	New York
Loan	5	Capistrano Business Center I & II	2.6%	2.10x	1.91x	0	6	56,400,000	03/05/2015	Yes	61.5%	61.5%	27122-27136 Paseo Espada & 27121-27131 Calle Arroyo	San Juan Capistrano
Loan	6	Walgreens Net Lease Portfolio V	2.6%	1.83x	1.81x	5	1	48,580,000	Various	Yes	69.9%	69.9%	Various	Various
Property	6.01	Walgreens #10652	0.4%					7,510,000	11/19/2014	Yes			1602 Main Street	Billings
Property	6.02	Walgreens #4536	0.4%					7,120,000	11/17/2014	Yes			1260 Hilltop Road	Saint Joseph
Property	6.03	Walgreens #4066	0.3%					6,080,000	11/17/2014	Yes			1099 Garth Brooks Boulevard	Yukon
Property	6.04	Walgreens #9402	0.3%					5,800,000	11/13/2014	Yes			3341 Halls Ferry Road	Vicksburg
Property	6.05	Walgreens #3018	0.3%					5,790,000	11/17/2014	Yes			3112 South Harvard Avenue	Tulsa
Property	6.06	Walgreens #10007	0.3%					5,660,000	11/17/2014	Yes			421 9th Avenue Southeast	Watertown
Property	6.07	Walgreens #10347	0.3%					5,630,000	11/18/2014	Yes			901 South Burr Street	Mitchell
Property	6.08	Walgreens #11981	0.3%					4,990,000	11/18/2014	Yes			5870 Webster Road	Summersville
Loan	7	University Fountains at Lubbock	2.1%	1.43x	1.38x	0	1	36,500,000	01/01/2017	Yes	75.1%	68.3%	2202 Mac Davis Lane	Lubbock
Loan	8	Santa Monica Clock Tower	2.0%	1.93x	1.80x	0	6	49,000,000	03/25/2015	Yes	54.5%	54.5%	225 Santa Monica Boulevard	Santa Monica
Loan	9	Delaware Corporate Center I & II	2.0%	1.91x	1.75x	0	6	39,275,000	03/25/2015	Yes	67.3%	58.2%	1 & 2 Righter Parkway	Wilmington
Loan	10	Ortega Ranch	1.9%	1.53x	1.42x	0	6	35,500,000	03/05/2015	Yes	70.4%	60.8%	31571 Rancho Viejo Road	San Juan Capistrano
Loan	11	Anchorage Business Park	1.9%	1.49x	1.36x	0	6	33,800,000	03/18/2015	Yes	73.9%	60.0%	400 West Tudor Road	Anchorage
Loan	12	26-34 South State Street	1.8%	1.68x	1.60x	0	6	35,850,000	03/25/2015	Yes	66.9%	66.9%	26-34 South State Street	Chicago
Loan	13	La Gran Plaza	1.8%	1.90x	1.73x	0	6	116,600,000	02/27/2015	Yes	65.1%	52.2%	4200 South Freeway	Fort Worth
Loan	14	Embassy Suites Destin	1.7%	2.13x	1.89x	0	1	31,400,000	03/23/2015	Yes	71.7%	57.8%	570 Scenic Gulf Drive	Destin
Loan	15	Canterbury MHC	1.7%	1.60x	1.58x	0	6	30,360,000	04/02/2015	Yes	74.1%	67.2%	3020 South Powers Boulevard	Colorado Springs
Loan	16	Sierra Vista Shopping Center	1.7%	1.41x	1.31x	0	6	29,500,000	03/19/2015	Yes	75.0%	59.9%	9500 Montgomery Boulevard Northeast	Albuquerque
Loan	17	Northgate Slauson Marketplace	1.7%	1.29x	1.25x	0	6	29,600,000	03/13/2015	Yes	74.3%	62.9%	944 East Slauson Avenue & 5837, 5857 and 5867 South Central Avenue	Los Angeles
Loan	18	2250 Roswell Drive	1.6%	1.98x	1.81x	0	6	29,000,000	03/16/2015	Yes	75.0%	60.2%	2250 Roswell Drive	Pittsburgh
Loan	19	Giant Foods	1.6%	1.38x	1.38x	0	6	29,600,000	03/15/2015	Yes	72.6%	60.9%	315 York Road	Willow Grove
Loan	20	Capitol Plaza	0.6%	1.57x	1.44x	0	6	10,800,000	01/24/2015	Yes	75.1%	61.6%	15740 West Capitol Drive	Brookfield
Loan	21	College Park Plaza	0.5%	1.57x	1.44x	0	6	7,350,000	01/23/2015	Yes	75.1%	61.6%	3165 West Van Roy Road	Appleton
Loan	22	Grant Park Plaza	0.4%	1.57x	1.44x	0	6	8,000,000	01/24/2015	Yes	75.1%	61.6%	2815, 2925, 2929, 3009 South Chicago Avenue and 1100 Drexel Boulevard	South Milwaukee
Loan	23	Renaissance New Orleans Portfolio	1.5%	1.99x	1.54x	5	1	71,400,000	11/20/2014	Yes	60.6%	56.2%	Various	New Orleans
Property	23.01	Renaissance Pere Marquette	0.8%					37,300,000	11/20/2014	Yes			817 Common Street	New Orleans
Property	23.02	Renaissance Arts	0.7%					34,100,000	11/20/2014	Yes			700 Tchoupitoulas Street	New Orleans
Loan	24	The Plaza on Broadway	1.4%	1.31x	1.30x	0	6	28,000,000	04/01/2015	Yes	67.5%	60.3%	955 Broadway & 1715 Aurora Avenue	Boulder
Loan	25	The Shops at 505	1.4%	1.53x	1.43x	0	1	29,000,000	02/25/2015	Yes	64.9%	52.0%	505 Front Street	Lahaina
Loan	26	Embassy Suites Corpus Christi	1.4%	1.94x	1.73x	0	6	27,000,000	03/30/2015	Yes	68.4%	55.8%	4337 South Padre Island Drive	Corpus Christi
Loan	27	Honeywell Building	1.4%	1.96x	1.77x	0	6	30,000,000	01/06/2015	Yes	60.7%	53.1%	1250 West Sam Houston Parkway	Houston
Loan	28	350 East Fordham Road	1.3%	2.06x	2.00x	0	3	28,000,000	03/20/2015	Yes	61.8%	61.8%	350 East Fordham Road & 2511 Marion Avenue	Bronx
Loan	29	Komar Desert Center	1.3%	1.47x	1.38x	0	6	24,000,000	11/14/2014	Yes	71.1%	60.8%	79705-79845 Highway 111	La Quinta
Loan	30	Trop Plaza	1.3%	1.48x	1.41x	0	6	22,600,000	02/26/2015	Yes	74.6%	61.8%	4945-5045 West Tropicana Avenue	Las Vegas
Loan	31	36 South State Street	1.3%	1.71x	1.65x	0	6	25,850,000	03/25/2015	Yes	65.0%	65.0%	36 South State Street	Chicago
Loan	32	aLoft Hotel Minneapolis	1.2%	1.82x	1.58x	0	6	24,500,000	04/01/2016	Yes	65.3%	54.0%	900 Washington Avenue South	Minneapolis
Loan	33	Hilton Garden Inn – Phoenix Airport North	1.2%	1.97x	1.70x	0	6	23,600,000	04/01/2015	Yes	67.4%	58.7%	3838 East Van Buren Street	Phoenix
Loan	34	Ambridge Regional Center	1.1%	2.12x	1.75x	0	6	27,500,000	03/09/2015	Yes	54.5%	34.1%	2301 Duss Avenue	Ambridge
Loan	35	Shoppes of Beavercreek	1.1%	1.82x	1.67x	0	6	22,460,000	03/10/2015	Yes	66.7%	53.2%	2720 Towne Drive	Beavercreek
Loan	36	Keller Oaks	1.1%	1.41x	1.35x	0	6	19,200,000	03/20/2015	Yes	74.5%	64.9%	2121 Marsh Lane	Carrollton
Loan	37	75 Armory	1.1%	1.42x	1.38x	0	6	18,900,000	04/01/2015	Yes	75.0%	68.0%	75 East Armory Avenue	Champaign
Loan	38	Mobile Gardens MHC Portfolio	1.0%	1.77x	1.74x	0	6	18,200,000	Various	Yes	75.0%	65.4%	Various	Various
Property	38.01	Mobile Gardens and Hollyview Mobile Home Park	0.7%					11,500,000	12/23/2014	Yes			25713 South Parkway Road and 1020 Brickyard Road	Seaford
Property	38.02	Rock Creek and Stony Chase Mobile Home Park	0.2%					3,400,000	12/18/2014	Yes			Rock Creek Drive and Stony Chase Drive	Elkton
Property	38.03	Briarwood Manor	0.2%					3,300,000	12/23/2014	Yes			108 Hickman Drive	Laurel
Loan	39	The Malulani Portfolio	1.0%	1.71x	1.68x	0	6	20,600,000	Various	Yes	65.5%	65.5%	Various	Various
Property	39.01	Liona Apartments	0.5%					10,800,000	03/31/2015	Yes			952 Ahana Street	Honolulu
Property	39.02	Kaiser Ground Lease	0.2%					3,900,000	04/07/2015	Yes			910 Wainee Street	Lahaina
Property	39.03	Sears Ground Lease	0.2%					3,200,000	03/30/2015	Yes			6169 US Highway 6	Portage
Property	39.04	Kokua Market	0.1%					2,700,000	03/31/2015	Yes			2643 South King Street	Honolulu
Loan	40	Parkview Place Apartments	1.0%	1.31x	1.25x	0	6	18,750,000	11/01/2015	Yes	72.0%	62.8%	2111 North Austin Avenue	Georgetown
Loan	41	Heritage Plaza Shopping Center	0.9%	2.07x	1.94x	0	6	19,760,000	02/26/2015	Yes	63.3%	53.7%	2934-2990 West Ina Road	Tucson
Loan	42	Parkdale Shopping Center	0.9%	1.53x	1.30x	0	1	16,500,000	04/23/2015	Yes	73.8%	70.1%	1200 Richland Drive & 5900 Bosque Boulevard	Waco
Loan	43	Samsondale Plaza	0.8%	1.77x	1.61x	0	6	20,700,000	01/06/2015	Yes	54.2%	39.4%	45 South Route 9W	West Haverstraw
Loan	44	Fremont Ford	0.8%	2.02x	1.86x	0	6	19,080,000	04/01/2015	Yes	57.7%	50.1%	39700 and 39750 Balentine Drive, 5633 John Muir Drive and 39431 Mowry School Road	Newark
Loan	45	24 Hour Fitness West Covina	0.8%	1.62x	1.58x	0	6	16,750,000	04/17/2015	Yes	64.1%	59.2%	1530 West Covina Parkway	West Covina
Loan	46	Centre Creek Plaza & Wells Fargo Building	0.8%	1.50x	1.35x	0	6	13,950,000	03/17/2015	Yes	76.3%	74.1%	Various	Austin
Property	46.01	Wells Fargo Building	0.4%					7,750,000	03/17/2015	Yes			2028 East Ben White Boulevard	Austin
Property	46.02	Centre Creek Plaza	0.4%					6,200,000	03/17/2015	Yes			1812 Centre Creek Drive	Austin
Loan	47	North Stadium Business Center	0.8%	2.11x	1.97x	0	6	17,300,000	03/10/2015	Yes	59.9%	59.9%	2100, 2120 and 2020 East Howell Avenue	Anaheim
Loan	48	Glencoe Crossing	0.7%	1.63x	1.41x	5	1	13,350,000	03/18/2015	Yes	73.3%	58.8%	4585-4747 Washtenaw Avenue	Ann Arbor
Loan	49	Inn @ Northrup Station	0.7%	2.41x	2.15x	0	6	17,900,000	03/27/2015	Yes	51.7%	41.2%	2025 Northwest Northrup Street	Portland
Loan	50	StaxUp Self Storage - San Ysidro	0.7%	1.49x	1.44x	5	1	12,530,000	03/06/2015	Yes	73.2%	58.5%	2260-2340 Via Tercero	San Ysidro
Loan	51	Solaris Vail Portfolio	0.7%	1.37x	1.27x	0	6	12,010,000	02/24/2015	Yes	72.5%	58.6%	Various	Various
Property	51.01	Eagle Vail Industrial Center	0.4%					6,910,000	02/24/2015	Yes			41290 U.S. Highway 6	Eagle-Vail
Property	51.02	Wall Street Building	0.2%					3,180,000	02/24/2015	Yes			225 Wall Street	Vail
Property	51.03	Lodge at Vail	0.1%					1,920,000	02/24/2015	Yes			182-184 Gore Creek Drive	Vail

A-1-8

COMM 2015-LC21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of							FIRREA	Cut-Off
Property			Initial Pool	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Compliant	Date LTV	LTV Ratio at
Flag	ID	Property Name	Balance	NOI DSCR (8) (11)	NCF DSCR (8) (11)	Period (12)	Date	Value ($) (13)	As-of Date	(Yes/No)	Ratio (11) (13)	Maturity or ARD (6) (11) (13)	Address	City
Loan	52	Avenue Mentry Industrial	0.7%	1.42x	1.32x	0	6	13,000,000	03/23/2015	Yes	66.2%	53.5%	27712 Avenue Mentry	Valencia
Loan	53	901 New Hampshire	0.6%	1.46x	1.40x	0	6	11,450,000	02/13/2015	Yes	74.2%	64.5%	901 New Hampshire Street	Lawrence
Loan	54	Plantation at Quail Valley	0.6%	1.41x	1.35x	0	1	11,800,000	02/19/2015	Yes	71.0%	57.8%	2815 Cypress Point Drive	Missouri City
Loan	55	Park Guilderland Apartments	0.6%	1.82x	1.72x	0	6	11,100,000	10/10/2014	Yes	75.0%	61.8%	457 State Route 146	Guilderland Center
Loan	56	Hilton Garden Inn Dover	0.6%	1.84x	1.60x	0	6	12,500,000	02/01/2015	Yes	64.3%	52.9%	1706 North Dupont Highway	Dover
Loan	57	Whispering Creek	0.6%	1.82x	1.69x	0	6	10,700,000	03/16/2015	Yes	74.8%	60.3%	6202 North Navarro Street	Victoria
Loan	58	Brunelli Portfolio	0.6%	2.69x	2.44x	5	1	14,400,000	Various	Yes	54.9%	54.9%	Various	Various
Property	58.01	Best Buy and Barnes & Noble	0.4%					8,700,000	02/02/2015	Yes			8350 and 8358 South Orange Blossom Trail	Orlando
Property	58.02	Dollar General - Valdosta, GA	0.1%					1,850,000	02/18/2015	Yes			1001 Baytree Road	Valdosta
Property	58.03	Dollar General - Weeki Wachee, FL	0.1%					1,850,000	02/13/2015	Yes			6120 Commercial Way	Weeki Wachee
Property	58.04	Family Dollar - Tampa, FL	0.0%					2,000,000	02/13/2015	Yes			13100 North Nebraska Avenue	Tampa
Loan	59	Airoom Plaza and Lincolnwood Commons	0.6%	1.57x	1.42x	0	1	10,300,000	01/19/2015	Yes	74.7%	59.6%	Various	Lincolnwood
Property	59.01	Airoom Plaza	0.4%					7,500,000	01/19/2015	Yes			6825 and 6829-6849 North Lincoln Avenue	Lincolnwood
Property	59.02	Lincolnwood Commons	0.2%					2,800,000	01/19/2015	Yes			6919-6933 North Lincoln Avenue	Lincolnwood
Loan	60	Cole Village	0.6%	1.54x	1.33x	0	6	9,800,000	03/19/2015	Yes	75.0%	65.4%	3317-3485 North Cole Road	Boise
Loan	61	Corbin Office Center	0.5%	1.77x	1.61x	0	6	10,900,000	04/09/2015	Yes	66.5%	57.8%	5530 Corbin Avenue	Tarzana
Loan	62	McDowell Business Park	0.5%	1.53x	1.40x	0	6	10,500,000	03/06/2015	Yes	67.6%	64.5%	9171, 9181 East Bell Road and 16611 North 91st Street	Scottsdale
Loan	63	Wingate - Richardson	0.5%	1.86x	1.67x	0	6	9,600,000	04/07/2015	Yes	69.7%	51.8%	1577 Gateway Boulevard	Richardson
Loan	64	9301 Largo Drive	0.5%	1.60x	1.44x	0	6	9,900,000	04/06/2015	Yes	65.7%	60.3%	9301 Largo Drive West	Upper Marlboro
Loan	65	West Union Village	0.5%	1.38x	1.30x	0	6	8,900,000	03/06/2015	Yes	73.0%	59.6%	18305, 18335, 18365 and 18395 Northwest West Union Road	Portland
Loan	66	Pines at West Penn MHP	0.5%	1.47x	1.45x	0	6	9,290,000	03/27/2015	Yes	68.9%	55.4%	14 All Kings Drive	New Ringgold
Loan	67	Parkcrest Apartments	0.5%	1.55x	1.39x	5	1	8,500,000	04/29/2015	Yes	72.4%	66.7%	7000 Parkcrest Drive West	Westland
Loan	68	Indian Run Village MHP	0.5%	1.48x	1.45x	0	6	8,000,000	03/26/2015	Yes	75.0%	60.3%	1 Lenape Way	Honey Brook
Loan	69	Wineman Building	0.5%	1.62x	1.54x	0	6	10,650,000	02/05/2015	Yes	56.3%	34.3%	839-849 Higuera Street	San Luis Obispo
Loan	70	Emerald Tower Apartments	0.5%	1.47x	1.38x	0	6	8,270,000	03/05/2015	Yes	72.6%	64.4%	4541 North Sheridan Road	Chicago
Loan	71	Nyberg Retail Center	0.4%	1.53x	1.47x	0	6	8,100,000	02/12/2015	Yes	72.8%	61.9%	6700-7080 Southwest Nyberg Street	Tualatin
Loan	72	Orchards at University Square	0.4%	1.41x	1.36x	0	6	8,250,000	03/12/2015	Yes	69.7%	56.3%	9000-9020 Reseda Boulevard	Northridge
Loan	73	Macedonia Marketplace	0.4%	1.48x	1.42x	0	6	7,500,000	05/01/2015	Yes	74.6%	60.2%	453 East Aurora Road	Macedonia
Loan	74	Sunrise Villas	0.4%	1.63x	1.49x	0	6	7,150,000	12/18/2014	Yes	75.0%	68.8%	1800 East 38th Street	Savannah
Loan	75	Parker Center	0.4%	1.63x	1.45x	0	6	7,250,000	03/05/2015	Yes	73.0%	58.6%	116 South Tyndall Parkway	Panama City
Loan	76	CenturyLink Las Vegas	0.4%	1.51x	1.42x	0	6	7,300,000	03/25/2015	Yes	69.9%	58.3%	4270 East Sahara Avenue	Las Vegas
Loan	77	Patriot Place Apartments	0.4%	1.72x	1.59x	0	6	6,800,000	04/16/2015	Yes	75.0%	59.4%	4711 Patriot Lane	Florence
Loan	78	Dollar General Texas Portfolio I	0.4%	1.65x	1.50x	0	6	7,165,000	Various	Yes	69.8%	56.5%	Various	Various
Property	78.01	Dollar General Mission	0.0%					685,000	04/06/2015	Yes			1700 Griffin Parkway	Mission
Property	78.02	Dollar General Brownsville	0.0%					740,000	04/06/2015	Yes			1300 Ruben M. Torres Boulevard	Brownsville
Property	78.03	Dollar General Los Fresnos	0.0%					730,000	04/06/2015	Yes			729 West Ocean Boulevard	Los Fresnos
Property	78.04	Dollar General Beaumont	0.0%					740,000	04/06/2015	Yes			8455 Phelan Boulevard	Beaumont
Property	78.05	Dollar General Coldspring	0.0%					820,000	04/06/2015	Yes			705 Highway 150	Coldspring
Property	78.06	Dollar General New Braunfels - Walnut Ave	0.0%					870,000	04/02/2015	Yes			1812 South Walnut Avenue	New Braunfels
Property	78.07	Dollar General New Braunfels - Hwy 46	0.0%					920,000	04/02/2015	Yes			988 South State Highway 46	New Braunfels
Property	78.08	Dollar General San Marcos	0.0%					900,000	04/02/2015	Yes			102 Willow Springs Drive	San Marcos
Property	78.09	Dollar General Magnolia	0.0%					760,000	04/06/2015	Yes			602 Honea Egypt Road	Magnolia
Loan	79	Value Place	0.4%	1.78x	1.56x	0	6	7,370,000	03/26/2015	Yes	64.3%	53.8%	4475 Leeds Place West	North Charleston
Loan	80	SummerPlace Inn Destin	0.3%	2.13x	1.88x	5	1	8,800,000	02/04/2015	Yes	51.0%	37.2%	14047 Emerald Coast Parkway	Destin
Loan	81	Red Mountain Storage	0.3%	1.43x	1.37x	0	6	5,950,000	03/17/2015	Yes	73.1%	63.8%	1006, 1653 and 1675 Nevada Highway	Boulder City
Loan	82	Unicorp Portfolio II	0.3%	1.47x	1.34x	5	1	5,875,000	Various	Yes	73.2%	58.7%	Various	Various
Property	82.01	Advance Auto Parts - Eastpointe	0.1%					1,700,000	12/30/2014	Yes			22901 Gratiot Avenue	Eastpointe
Property	82.02	Dollar General - Mount Dora	0.1%					1,700,000	01/16/2015	Yes			3850 North Highway 19A	Mount Dora
Property	82.03	Family Dollar - Milwaukee	0.1%					1,625,000	01/08/2015	Yes			4331 West Oklahoma Avenue	Milwaukee
Property	82.04	Dollar General - Milwaukee	0.0%					850,000	01/08/2015	Yes			1300 East Locust Street	Milwaukee
Loan	83	Brentwood Shopping Center	0.3%	1.95x	1.70x	0	6	7,400,000	04/15/2015	Yes	58.1%	47.6%	15 Brent Lane	Pensacola
Loan	84	Westgate Shopping Center	0.3%	1.95x	1.63x	5	1	6,000,000	02/20/2015	Yes	70.0%	59.5%	6813 Cantrell Road	Little Rock
Loan	85	Storage Pros - Chattanooga	0.3%	1.50x	1.46x	5	1	5,540,000	03/14/2015	Yes	74.5%	63.0%	600 Commercial Lane	Chattanooga
Loan	86	The Glens Apartments	0.3%	2.22x	1.98x	5	1	6,275,000	03/11/2015	Yes	65.3%	52.3%	24646 North Elda Court	Harrison Township
Loan	87	Summit Retail	0.3%	2.03x	1.85x	0	6	7,050,000	01/20/2015	Yes	56.7%	47.4%	50288-50784 Schoenherr Road	Shelby Township
Loan	88	Golfsmith Richmond	0.3%	1.63x	1.56x	0	6	5,900,000	02/28/2015	Yes	66.1%	57.0%	2000 Old Brick Road	Glen Allen
Loan	89	Spencer Springs Shopping Center	0.3%	1.43x	1.31x	0	6	5,000,000	03/27/2015	Yes	75.0%	60.9%	1725 East Warm Springs Road	Las Vegas
Loan	90	Boardwalk Shopping Center Orlando	0.3%	2.40x	2.21x	0	6	5,000,000	03/11/2015	Yes	73.5%	59.9%	1002-1052 Semoran Boulevard	Altamonte Springs
Loan	91	Lockaway Self Storage San Antonio	0.3%	1.49x	1.45x	5	1	5,000,000	01/29/2015	Yes	70.4%	56.2%	16002 Nacogdoches Road	San Antonio
Loan	92	Jo Ann Fabrics El Paso	0.2%	1.56x	1.48x	0	6	5,000,000	03/31/2015	Yes	64.5%	53.3%	10501 Gateway Boulevard West	El Paso
Loan	93	Bear Creek Office	0.2%	1.92x	1.65x	0	6	4,600,000	01/27/2015	Yes	69.6%	56.0%	4600 Highway 6 North	Houston
Loan	94	Walgreens 3222 Milwaukee	0.2%	1.29x	1.28x	0	6	8,250,000	03/25/2015	Yes	36.4%	7.6%	3222 North Milwaukee Avenue	Chicago
Loan	95	Kress Building	0.2%	1.44x	1.32x	0	6	4,200,000	05/07/2015	Yes	67.9%	55.7%	1530 Main Street	Columbia
Loan	96	Village Apartments	0.2%	1.66x	1.51x	5	1	4,050,000	04/29/2015	Yes	67.9%	55.3%	32751 and 32783 Marcelo Drive, 6440, 6500, 6510 and 6520 Venoy Road & 32732 and 32752 Marco Drive	Garden City
Loan	97	Storage Etc. San Bernadino	0.2%	1.43x	1.39x	0	6	3,650,000	04/03/2015	Yes	68.5%	58.9%	194 Commercial Road	San Bernardino
Loan	98	North State U-Stor & Lock	0.2%	1.82x	1.75x	5	1	3,500,000	02/12/2015	Yes	68.5%	54.9%	5850 North State Street & 539 Beasley Road	Jackson
Loan	99	Minges Creek Storage Plaza	0.1%	1.47x	1.38x	0	1	2,320,000	04/03/2015	Yes	75.0%	64.3%	8 Minges Creek Place	Battle Creek
Loan	100	River Haven MHP	0.1%	1.89x	1.86x	0	6	2,530,000	02/11/2015	Yes	67.0%	57.5%	156 19th Street Northwest	Ruskin
Loan	101	Umatilla Plaza	0.1%	2.05x	1.68x	0	6	2,500,000	04/03/2015	Yes	55.9%	41.0%	933 North Central Avenue	Umatilla
Loan	102	Dollar General - Red Oak	0.1%	1.90x	1.87x	0	6	1,200,000	03/14/2015	Yes	65.0%	65.0%	2010 Commerce Drive	Red Oak
Loan	103	Dollar General - Zapata	0.1%	1.93x	1.89x	0	6	1,150,000	03/17/2015	Yes	65.0%	65.0%	2864 South US Highway 83	Zapata

A-1-9

COMM 2015-LC21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
									Net		Loan per Net
			% of						Rentable Area	Units	Rentable Area						Second Most
Property			Initial Pool				Year	Year	(SF/Units/Beds/	of	(SF/Units/Beds/	Prepayment Provisions	Most Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating
Flag	ID	Property Name	Balance	County	State	Zip Code	Built	Renovated	Rooms/Pads)	Measure	Rooms/Pads) ($) (4) (11) (14)	(# of payments) (15)	Statements Date	EGI ($)	Expenses($)	NOI($)	Statements Date
Loan	1	Courtyard by Marriott Portfolio	7.3%	Various	Various	Various	Various	Various	9,590	Rooms	32,847	L(26), D(29), O(5)	T-12 2/28/2015	313,078,352	209,274,949	103,803,403	12/31/2014
Property	1.01	Courtyard Larkspur Landing Marin County	0.3%	Marin	CA	94939	1987	2013	146	Rooms	90,810		T-12 2/28/2015	8,876,647	4,711,303	4,165,344	12/31/2014
Property	1.02	Courtyard San Mateo Foster City	0.3%	San Mateo	CA	94404	1987	2009	147	Rooms	90,192		T-12 2/28/2015	8,749,970	4,141,075	4,608,894	12/31/2014
Property	1.03	Courtyard San Jose Cupertino	0.3%	Santa Clara	CA	95014	1988	2013	149	Rooms	76,675		T-12 2/28/2015	8,378,244	4,716,800	3,661,444	12/31/2014
Property	1.04	Courtyard Boulder	0.3%	Boulder	CO	80301	1988	2015	149	Rooms	76,675		T-12 2/28/2015	7,376,945	3,707,587	3,669,359	12/31/2014
Property	1.05	Courtyard Los Angeles Hacienda Heights	0.2%	Los Angeles	CA	91745	1990	2013	150	Rooms	57,985		T-12 2/28/2015	6,187,243	3,522,546	2,664,697	12/31/2014
Property	1.06	Courtyard Seattle South Center	0.2%	King	WA	98188	1989	2013	149	Rooms	56,702		T-12 2/28/2015	6,498,488	3,859,714	2,638,775	12/31/2014
Property	1.07	Courtyard Rye	0.2%	Westchester	NY	10580	1988	2009	145	Rooms	55,024		T-12 2/28/2015	6,624,269	4,300,082	2,324,186	12/31/2014
Property	1.08	Courtyard Nashville Airport	0.2%	Davidson	TN	37214	1988	2013	145	Rooms	51,879		T-12 2/28/2015	6,147,851	3,522,391	2,625,460	12/31/2014
Property	1.09	Courtyard Los Angeles Torrance Palos Verdes	0.2%	Los Angeles	CA	90505	1988	2013	149	Rooms	45,122		T-12 2/28/2015	6,010,709	3,727,445	2,283,264	12/31/2014
Property	1.10	Courtyard St. Louis Creve Coeur	0.1%	St. Louis	MO	63141	1987	2013	154	Rooms	41,672		T-12 2/28/2015	5,259,797	3,237,279	2,022,518	12/31/2014
Property	1.11	Courtyard Portland Beaverton	0.1%	Washington	OR	97008	1989	2014	149	Rooms	43,071		T-12 2/28/2015	4,928,570	3,004,539	1,924,031	12/31/2014
Property	1.12	Courtyard Palm Springs	0.1%	Riverside	CA	92262	1988	2013	149	Rooms	42,597		T-12 2/28/2015	5,202,039	3,157,154	2,044,886	12/31/2014
Property	1.13	Courtyard Charlotte South Park	0.1%	Mecklenburg	NC	28210	1989	2013	149	Rooms	41,651		T-12 2/28/2015	5,775,546	3,416,002	2,359,545	12/31/2014
Property	1.14	Courtyard Norwalk	0.1%	Fairfield	CT	06851	1988	2013	145	Rooms	40,530		T-12 2/28/2015	6,417,039	4,286,049	2,130,991	12/31/2014
Property	1.15	Courtyard Detroit Metro Airport	0.1%	Wayne	MI	48174	1987	2013	146	Rooms	39,641		T-12 2/28/2015	4,722,133	3,134,309	1,587,824	12/31/2014
Property	1.16	Courtyard Chicago Waukegan Gurnee	0.1%	Lake	IL	60085	1988	2013	149	Rooms	37,864		T-12 2/28/2015	5,027,101	3,188,905	1,838,197	12/31/2014
Property	1.17	Courtyard Atlanta Perimeter Center	0.1%	Fulton	GA	30328	1987	2013	145	Rooms	37,936		T-12 2/28/2015	5,024,187	3,190,063	1,834,124	12/31/2014
Property	1.18	Courtyard Denver Tech Center	0.1%	Arapahoe	CO	80111	1987	2014	155	Rooms	35,337		T-12 2/28/2015	4,815,271	3,084,523	1,730,748	12/31/2014
Property	1.19	Courtyard Ft. Lauderdale Plantation	0.1%	Broward	FL	33324	1988	2014	149	Rooms	35,719		T-12 2/28/2015	5,102,995	3,370,833	1,732,162	12/31/2014
Property	1.20	Courtyard Lincroft Red Bank	0.1%	Monmouth	NJ	07701	1988	2013	146	Rooms	36,453		T-12 2/28/2015	5,169,478	3,646,007	1,523,470	12/31/2014
Property	1.21	Courtyard Chicago Highland Park	0.1%	Lake	IL	60035	1988	2012	149	Rooms	34,646		T-12 2/28/2015	4,288,596	2,656,261	1,632,335	12/31/2014
Property	1.22	Courtyard Charlottesville North	0.1%	Albemarle	VA	22901	1989	2014	150	Rooms	34,415		T-12 2/28/2015	4,671,540	3,092,294	1,579,246	12/31/2014
Property	1.23	Courtyard Raleigh Cary	0.1%	Wake	NC	27511	1987	2013	149	Rooms	34,646		T-12 2/28/2015	4,251,758	2,920,820	1,330,938	12/31/2014
Property	1.24	Courtyard Detroit Livonia	0.1%	Wayne	MI	48152	1988	2014	149	Rooms	34,078		T-12 2/28/2015	4,865,987	3,095,348	1,770,639	12/31/2014
Property	1.25	Courtyard Birmingham Homewood	0.1%	Jefferson	AL	35209	1985	2013	140	Rooms	35,765		T-12 2/28/2015	4,415,508	2,832,572	1,582,936	12/31/2014
Property	1.26	Courtyard West Palm Beach	0.1%	Palm Beach	FL	33407	1988	2012	149	Rooms	33,605		T-12 2/28/2015	4,820,744	3,231,249	1,589,495	12/31/2014
Property	1.27	Courtyard New Haven Wallingford	0.1%	New Haven	CT	06492	1990	2013	149	Rooms	32,563		T-12 2/28/2015	4,941,127	3,343,215	1,597,912	12/31/2014
Property	1.28	Courtyard Dallas Plano Parkway	0.1%	Collin	TX	75093	1988	2013	149	Rooms	31,522		T-12 2/28/2015	4,680,717	3,114,878	1,565,839	12/31/2014
Property	1.29	Courtyard Chicago Oakbrook Terrace	0.1%	Dupage	IL	60181	1986	2013	147	Rooms	31,951		T-12 2/28/2015	4,701,547	3,170,597	1,530,950	12/31/2014
Property	1.30	Courtyard Boston Andover	0.1%	Essex	MA	01810	1988	2014	146	Rooms	32,170		T-12 2/28/2015	4,888,685	3,399,625	1,489,060	12/31/2014
Property	1.31	Courtyard Kansas City Overland Park Metcalf	0.1%	Johnson	KS	66210	1988	2014	149	Rooms	31,522		T-12 2/28/2015	4,407,308	2,984,481	1,422,828	12/31/2014
Property	1.32	Courtyard Minneapolis St Paul Airport	0.1%	Dakota	MN	55120	1987	2014	146	Rooms	32,170		T-12 2/28/2015	4,811,844	3,394,852	1,416,992	12/31/2014
Property	1.33	Courtyard Bakersfield	0.1%	Kern	CA	93308	1988	2013	146	Rooms	31,075		T-12 2/28/2015	4,515,481	2,958,027	1,557,454	12/31/2014
Property	1.34	Courtyard Denver Stapleton	0.1%	Denver	CO	80216	1987	2015	146	Rooms	31,075		T-12 2/28/2015	3,950,977	2,503,253	1,447,724	12/31/2014
Property	1.35	Courtyard Rockford	0.1%	Winnebago	IL	61108	1986	2014	147	Rooms	30,864		T-12 2/28/2015	3,859,159	2,622,070	1,237,090	12/31/2014
Property	1.36	Courtyard Greenville Haywood Mall	0.1%	Greenville	SC	29615	1988	2012	146	Rooms	30,270		T-12 2/28/2015	4,297,122	2,766,727	1,530,395	12/31/2014
Property	1.37	Courtyard St. Louis Westport Plaza	0.1%	St. Louis	MO	63146	1988	2014	149	Rooms	29,408		T-12 2/28/2015	4,400,579	2,989,633	1,410,946	12/31/2014
Property	1.38	Courtyard Chicago Lincolnshire	0.1%	Lake	IL	60069	1987	2013	146	Rooms	30,012		T-12 2/28/2015	4,226,233	2,854,413	1,371,820	12/31/2014
Property	1.39	Courtyard San Antonio Downtown Market Square	0.1%	Bexar	TX	78204	1990	2013	149	Rooms	29,408		T-12 2/28/2015	4,629,412	3,337,074	1,292,338	12/31/2014
Property	1.40	Courtyard Indianapolis Castleton	0.1%	Marion	IN	46250	1987	2012	146	Rooms	30,012		T-12 2/28/2015	3,793,064	2,643,205	1,149,859	12/31/2014
Property	1.41	Courtyard Silver Spring North	0.1%	Montgomery	MD	20904	1988	2013	146	Rooms	29,304		T-12 2/28/2015	4,459,038	3,330,161	1,128,877	12/31/2014
Property	1.42	Courtyard Lexington North	0.1%	Fayette	KY	40511	1987	2014	146	Rooms	28,950		T-12 2/28/2015	3,881,595	2,660,106	1,221,490	12/31/2014
Property	1.43	Courtyard Tampa Westshore	0.1%	Hillsborough	FL	33607	1986	2013	145	Rooms	28,047		T-12 2/28/2015	5,386,425	3,977,441	1,408,984	12/31/2014
Property	1.44	Courtyard Chicago Deerfield	0.1%	Lake	IL	60015	1986	2014	131	Rooms	29,860		T-12 2/28/2015	3,901,328	2,783,431	1,117,897	12/31/2014
Property	1.45	Courtyard St. Petersburg Clearwater	0.1%	Pinellas	FL	33762	1989	2013	149	Rooms	25,211		T-12 2/28/2015	4,689,375	3,408,363	1,281,012	12/31/2014
Property	1.46	Courtyard Toledo Airport Holland	0.1%	Lucas	OH	43528	1988	2012	149	Rooms	25,211		T-12 2/28/2015	3,890,024	2,664,557	1,225,467	12/31/2014
Property	1.47	Courtyard Phoenix Mesa	0.1%	Maricopa	AZ	85210	1988	2013	149	Rooms	23,097		T-12 2/28/2015	3,715,230	2,554,442	1,160,788	12/31/2014
Property	1.48	Courtyard Atlanta Airport South	0.1%	Clayton	GA	30337	1986	2013	144	Rooms	23,899		T-12 2/28/2015	4,181,703	3,091,695	1,090,008	12/31/2014
Property	1.49	Courtyard Memphis Airport	0.1%	Shelby	TN	38132	1987	2014	145	Rooms	23,734		T-12 2/28/2015	4,617,967	3,525,644	1,092,323	12/31/2014
Property	1.50	Courtyard Oklahoma City Airport	0.1%	Oklahoma	OK	73108	1988	2014	149	Rooms	23,097		T-12 2/28/2015	3,551,936	2,565,515	986,420	12/31/2014
Property	1.51	Courtyard Annapolis	0.1%	Anne Arundel	MD	21401	1989	2013	149	Rooms	22,782		T-12 2/28/2015	4,009,310	3,086,038	923,271	12/31/2014
Property	1.52	Courtyard Manassas	0.1%	Prince William	VA	20109	1989	2012	149	Rooms	21,520		T-12 2/28/2015	3,728,014	2,858,986	869,028	12/31/2014
Property	1.53	Courtyard Little Rock	0.1%	Pulaski	AR	72211	1988	2012	149	Rooms	20,605		T-12 2/28/2015	3,360,579	2,539,600	820,979	12/31/2014
Property	1.54	Courtyard Ft. Myers	0.1%	Lee	FL	33916	1988	2013	149	Rooms	17,922		T-12 2/28/2015	4,098,181	3,324,995	773,185	12/31/2014
Property	1.55	Courtyard Atlanta Gwinnett Mall	0.1%	Gwinnett	GA	30096	1987	2015	146	Rooms	17,840		T-12 2/28/2015	3,295,591	2,576,690	718,901	12/31/2014
Property	1.56	Courtyard Chicago Arlington Heights South	0.1%	Cook	IL	60005	1985	2013	147	Rooms	17,047		T-12 2/28/2015	3,990,618	3,241,239	749,379	12/31/2014
Property	1.57	Courtyard Dallas Richardson at Spring Valley	0.1%	Dallas	TX	75081	1988	2015	149	Rooms	16,818		T-12 2/28/2015	3,282,941	2,584,178	698,763	12/31/2014
Property	1.58	Courtyard Huntsville	0.1%	Madison	AL	35816	1987	2014	149	Rooms	16,219		T-12 2/28/2015	2,997,591	2,333,723	663,868	12/31/2014
Property	1.59	Courtyard Birmingham Hoover	0.0%	Jefferson	AL	35244	1987	2012	153	Rooms	13,736		T-12 2/28/2015	3,214,394	2,606,997	607,398	12/31/2014
Property	1.60	Courtyard Phoenix North Metrocenter	0.0%	Maricopa	AZ	85021	1987	2015	146	Rooms	13,943		T-12 2/28/2015	3,045,035	2,300,083	744,952	12/31/2014
Property	1.61	Courtyard Tucson Airport	0.0%	Pima	AZ	85756	1988	2013	149	Rooms	12,590		T-12 2/28/2015	3,426,120	2,740,964	685,155	12/31/2014
Property	1.62	Courtyard Dayton South Mall	0.0%	Montgomery	OH	45342	1987	2012	146	Rooms	9,081		T-12 2/28/2015	2,847,737	2,423,485	424,252	12/31/2014
Property	1.63	Courtyard Philadelphia Devon	0.0%	Chester	PA	19087	1988	2013	149	Rooms	0		T-12 2/28/2015	6,489,381	4,002,629	2,486,752	12/31/2014
Property	1.64	Courtyard Fresno	0.0%	Fresno	CA	93710	1986	2013	146	Rooms	0		T-12 2/28/2015	5,990,598	3,839,151	2,151,447	12/31/2014
Property	1.65	Courtyard Poughkeepsie	0.0%	Dutchess	NY	12601	1988	2013	149	Rooms	0		T-12 2/28/2015	5,315,729	4,003,309	1,312,421	12/31/2014
Loan	2	Courtyard by Marriott Pasadena	5.6%	Los Angeles	CA	91103	2000	2013	314	Rooms	234,873	L(24), D(92), O(4)	T-12 4/30/2015	19,492,650	11,057,661	8,434,989	12/31/2014
Loan	3	Meridian at Brentwood	3.2%	St. Louis	MO	63144	2008	NAP	242,235	Sq. Ft.	175	L(26), D(96), O(7)	12/31/2014	6,355,632	2,239,462	4,116,170	12/31/2013

A-1-10

COMM 2015-LC21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
									Net		Loan per Net
			% of						Rentable Area	Units	Rentable Area						Second Most
Property			Initial Pool				Year	Year	(SF/Units/Beds/	of	(SF/Units/Beds/	Prepayment Provisions	Most Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating
Flag	ID	Property Name	Balance	County	State	Zip Code	Built	Renovated	Rooms/Pads)	Measure	Rooms/Pads) ($) (4) (11) (14)	(# of payments) (15)	Statements Date	EGI ($)	Expenses($)	NOI($)	Statements Date
Loan	4	155 Mercer Street	3.1%	New York	NY	10012	1854	2015	14,589	Sq. Ft.	2,810	L(25), D(90), O(5)
Loan	5	Capistrano Business Center I & II	2.6%	Orange	CA	92675	1989	2014	286,387	Sq. Ft.	121	L(25), D(90), O(5)	12/31/2014	3,587,539	1,293,790	2,293,749	12/31/2013
Loan	6	Walgreens Net Lease Portfolio V	2.6%	Various	Various	Various	Various	NAP	118,155	Sq. Ft.	287	L(29), D(88), O(3)
Property	6.01	Walgreens #10652	0.4%	Yellowstone	MT	59105	2007	NAP	14,820	Sq. Ft.	352
Property	6.02	Walgreens #4536	0.4%	Berrien	MI	49085	1998	NAP	16,380	Sq. Ft.	303
Property	6.03	Walgreens #4066	0.3%	Canadian	OK	73099	1997	NAP	13,905	Sq. Ft.	304
Property	6.04	Walgreens #9402	0.3%	Warren	MS	39180	2005	NAP	14,820	Sq. Ft.	284
Property	6.05	Walgreens #3018	0.3%	Tulsa	OK	74135	1994	NAP	14,740	Sq. Ft.	273
Property	6.06	Walgreens #10007	0.3%	Codington	SD	57201	2006	NAP	15,020	Sq. Ft.	262
Property	6.07	Walgreens #10347	0.3%	Davison	SD	57301	2007	NAP	14,820	Sq. Ft.	264
Property	6.08	Walgreens #11981	0.3%	Nicholas	WV	26651	2008	NAP	13,650	Sq. Ft.	254
Loan	7	University Fountains at Lubbock	2.1%	Lubbock	TX	79401	2005	NAP	683	Beds	40,117	L(26), D(88), O(6)	T-12 1/31/2015	4,579,740	2,383,282	2,196,458	12/31/2014
Loan	8	Santa Monica Clock Tower	2.0%	Los Angeles	CA	90401	1929	2004	54,471	Sq. Ft.	490	L(25), D(91), O(4)	12/31/2014	3,306,122	1,497,371	1,808,751
Loan	9	Delaware Corporate Center I & II	2.0%	New Castle	DE	19803	1987, 1989	2014	200,275	Sq. Ft.	132	L(25), D(91), O(4)	T-12 2/28/2015	5,061,074	2,056,765	3,004,309	12/31/2014
Loan	10	Ortega Ranch	1.9%	Orange	CA	92675	2005	2014	143,478	Sq. Ft.	174	L(25), D(90), O(5)	12/31/2014	2,828,052	971,050	1,857,002	12/31/2013
Loan	11	Anchorage Business Park	1.9%	Anchorage	AK	99503	1974-1978	2000	176,799	Sq. Ft.	141	L(25), D(92), O(3)	T-12 2/28/2015	3,979,165	1,675,115	2,304,050	12/31/2014
Loan	12	26-34 South State Street	1.8%	Cook	IL	60603	1930	2015	96,600	Sq. Ft.	248	L(24), D(91), O(5)	12/31/2014	2,334,191	630,017	1,704,174	12/31/2013
Loan	13	La Gran Plaza	1.8%	Tarrant	TX	76115	1961	2004	1,030,613	Sq. Ft.	74	L(25), D(91), O(4)	T-12 1/31/2015	14,619,363	6,426,107	8,193,256	12/31/2014
Loan	14	Embassy Suites Destin	1.7%	Walton	FL	32550	2001	2014	155	Rooms	145,161	L(24), D(92), O(4)	T-12 4/30/2015	8,233,717	5,347,989	2,885,728	12/31/2014
Loan	15	Canterbury MHC	1.7%	El Paso	CO	80916	1985	NAP	496	Pads	45,363	L(25), D(91), O(4)	T-12 2/28/2015	2,761,892	833,227	1,928,665	12/31/2014
Loan	16	Sierra Vista Shopping Center	1.7%	Bernalillo	NM	87111	1979	2014	182,694	Sq. Ft.	121	L(24), D(92), O(4)	12/31/2014	1,288,648	412,423	876,225
Loan	17	Northgate Slauson Marketplace	1.7%	Los Angeles	CA	90011	2014	NAP	77,096	Sq. Ft.	285	L(25), D(90), O(5)	T-12 2/28/2015	1,902,727	460,271	1,442,456
Loan	18	2250 Roswell Drive	1.6%	Allegheny	PA	15205	1967	2011-2015	510,531	Sq. Ft.	43	L(24), D(92), O(4)	12/31/2014	2,315,354	743,560	1,571,794	12/31/2013
Loan	19	Giant Foods	1.6%	Montgomery	PA	19090	NAP	NAP	131,157	Sq. Ft.	NAP	L(25), D(91), O(4)	12/31/2014	1,550,000		1,550,000	12/31/2013
Loan	20	Capitol Plaza	0.6%	Waukesha	WI	53005	1966, 2003	2003	64,478	Sq. Ft.	113	L(24), YM1(91), O(5)	12/31/2014	920,767	312,627	608,140	12/31/2013
Loan	21	College Park Plaza	0.5%	Outagamie	WI	54915	1998	NAP	83,144	Sq. Ft.	78	L(24), YM1(91), O(5)	12/31/2014	550,629	199,161	351,468	12/31/2013
Loan	22	Grant Park Plaza	0.4%	Milwaukee	WI	53172	1967	2005	80,597	Sq. Ft.	73	L(24), YM1(91), O(5)	12/31/2014	592,912	281,319	311,593	12/31/2013
Loan	23	Renaissance New Orleans Portfolio	1.5%	Orleans	LA	Various	Various	Various	489	Rooms	88,427	L(24), O(36)	T-12 2/28/2015	29,215,137	23,814,390	5,400,747	12/31/2014
Property	23.01	Renaissance Pere Marquette	0.8%	Orleans	LA	70112	1915	2013-2014	272	Rooms	83,050		T-12 2/28/2015	16,410,886	13,237,446	3,173,440	12/31/2014
Property	23.02	Renaissance Arts	0.7%	Orleans	LA	70130	1910	2013-2015	217	Rooms	95,167		T-12 2/28/2015	12,804,251	10,576,944	2,227,307	12/31/2014
Loan	24	The Plaza on Broadway	1.4%	Boulder	CO	80302	2013	NAP	152	Beds	124,342	L(25), D(91), O(4)	T-12 2/28/2015	1,974,000	722,534	1,251,466	12/31/2014
Loan	25	The Shops at 505	1.4%	Maui	HI	96761	1975	1989, 2012	65,433	Sq. Ft.	288	L(25), D(92), O(3)	T-12 3/31/2015	2,735,150	1,000,493	1,734,657	12/31/2014
Loan	26	Embassy Suites Corpus Christi	1.4%	Nueces	TX	78411	1984	2013-2014	150	Rooms	123,193	L(25), D(91), O(4)	T-12 3/31/2015	6,169,747	3,914,479	2,255,268	12/31/2014
Loan	27	Honeywell Building	1.4%	Harris	TX	77042	1983	NAP	156,784	Sq. Ft.	116	L(24), D(92), O(4)	12/31/2014	4,342,195	1,845,836	2,496,360	12/31/2013
Loan	28	350 East Fordham Road	1.3%	Bronx	NY	10458	1960, 1993	NAP	44,960	Sq. Ft.	385	L(25), D(91), O(4)
Loan	29	Komar Desert Center	1.3%	Riverside	CA	92253	2008	NAP	77,466	Sq. Ft.	220	L(29), D(88), O(3)	T-12 9/30/2014	1,889,379	443,030	1,446,349	12/31/2013
Loan	30	Trop Plaza	1.3%	Clark	NV	89103	2000	NAP	74,824	Sq. Ft.	225	L(24), D(92), O(4)	T-12 1/31/2015	1,784,825	403,137	1,381,687	12/31/2014
Loan	31	36 South State Street	1.3%	Cook	IL	60603	1912	2006	19,400	Sq. Ft.	866	L(24), D(91), O(5)	12/31/2014	1,624,328	265,458	1,358,870	12/31/2013
Loan	32	aLoft Hotel Minneapolis	1.2%	Hennepin	MN	55415	2008	NAP	155	Rooms	103,226	L(24), D(92), O(4)	T-12 3/31/2015	6,400,207	4,461,263	1,938,944	12/31/2014
Loan	33	Hilton Garden Inn – Phoenix Airport North	1.2%	Maricopa	AZ	85008	2008	2014	192	Rooms	82,813	L(24), YM1(93), O(3)	T-12 3/31/2015	7,162,037	4,966,045	2,195,992	12/31/2014
Loan	34	Ambridge Regional Center	1.1%	Beaver	PA	15003	1913-1991	NAP	1,000,077	Sq. Ft.	15	L(24), D(92), O(4)	T-12 2/28/2015	3,532,929	1,982,557	1,550,372	12/31/2014
Loan	35	Shoppes of Beavercreek	1.1%	Greene	OH	45431	1997	NAP	172,798	Sq. Ft.	87	L(25), YM1(89), O(6)	T-12 1/31/2015	2,444,858	672,999	1,771,859	12/31/2014
Loan	36	Keller Oaks	1.1%	Dallas	TX	75006	1979	2012-2014	220	Units	65,000	L(25), D(92), O(3)	T-12 2/28/2015	2,092,363	1,008,400	1,083,963	12/31/2014
Loan	37	75 Armory	1.1%	Champaign	IL	61820	2013	NAP	194	Beds	73,067	L(25), D(92), O(3)	T-12 2/28/2015	1,844,215	598,566	1,245,649	12/31/2014
Loan	38	Mobile Gardens MHC Portfolio	1.0%	Various	Various	Various	Various	NAP	485	Pads	28,144	L(25), D(91), O(4)	12/31/2014	1,984,672	503,735	1,480,937	12/31/2013
Property	38.01	Mobile Gardens and Hollyview Mobile Home Park	0.7%	Sussex	DE	19973	1965	NAP	280	Pads	30,804		12/31/2014	1,192,507	283,024	909,483	12/31/2013
Property	38.02	Rock Creek and Stony Chase Mobile Home Park	0.2%	Cecil	MD	21921	1965	NAP	105	Pads	24,286		12/31/2014	459,501	146,792	312,709	12/31/2013
Property	38.03	Briarwood Manor	0.2%	Sussex	DE	19956	1972	NAP	100	Pads	24,750		12/31/2014	332,664	73,919	258,745	12/31/2013
Loan	39	The Malulani Portfolio	1.0%	Various	Various	Various	Various	Various	316,401	Sq. Ft.	43	L(12), YM1(105), O(3)	T-12 3/31/2015	1,252,313	266,144	986,169	12/31/2014
Property	39.01	Liona Apartments	0.5%	Honolulu	HI	96814	1962	2013-2014	20,009	Sq. Ft.	354		T-12 3/31/2015	686,022	222,575	463,447	12/31/2014
Property	39.02	Kaiser Ground Lease	0.2%	Maui	HI	96761	NAP	NAP	68,707	Sq. Ft.	NAP		T-12 3/31/2015	166,667	6,667	160,000	12/31/2014
Property	39.03	Sears Ground Lease	0.2%	Porter	IN	46368	NAP	NAP	223,564	Sq. Ft.	NAP		T-12 3/31/2015	216,300		216,300	12/31/2014
Property	39.04	Kokua Market	0.1%	Honolulu	HI	96826	1908	1960	4,121	Sq. Ft.	429		T-12 3/31/2015	183,324	36,902	146,422	12/31/2014
Loan	40	Parkview Place Apartments	1.0%	Williamson	TX	78626	1999	2015	176	Units	76,705	L(25), D(91), O(4)	T-12 1/31/2015	1,896,539	856,627	1,039,912	12/31/2014
Loan	41	Heritage Plaza Shopping Center	0.9%	Pima	AZ	85741	1987	NAP	112,394	Sq. Ft.	111	L(24), D(92), O(4)	12/31/2014	2,005,449	695,618	1,309,831	12/31/2013
Loan	42	Parkdale Shopping Center	0.9%	McLennan	TX	76710	1961, 1972, 1974, 1994	2000	191,559	Sq. Ft.	64	L(24), D(33), O(3)	T-12 3/31/2015	1,498,913	500,207	998,706	12/31/2014
Loan	43	Samsondale Plaza	0.8%	Rockland	NY	10993	1964, 1977	2004	158,072	Sq. Ft.	71	L(25), D(91), O(4)	T-12 3/31/2015	2,669,936	1,505,505	1,164,431	12/31/2014
Loan	44	Fremont Ford	0.8%	Alameda	CA	94560	1988, 1994	2011, 2015	110,540	Sq. Ft.	100	L(24), YM1(91), O(5)	T-12 2/28/2015	1,491,127	137,259	1,353,868	12/31/2014
Loan	45	24 Hour Fitness West Covina	0.8%	Los Angeles	CA	91790	1962	1999	37,500	Sq. Ft.	286	L(25), D(32), O(3)	12/31/2014	1,213,618		1,213,618
Loan	46	Centre Creek Plaza & Wells Fargo Building	0.8%	Travis	TX	Various	Various	Various	112,812	Sq. Ft.	94	L(24), D(33), O(3)	T-12 3/31/2015	1,949,961	957,335	992,626	12/31/2014
Property	46.01	Wells Fargo Building	0.4%	Travis	TX	78741	1985	NAP	55,345	Sq. Ft.	107		T-12 3/31/2015	1,113,769	489,212	624,557	12/31/2014
Property	46.02	Centre Creek Plaza	0.4%	Travis	TX	78754	1986	1993, 1998	57,467	Sq. Ft.	82		T-12 3/31/2015	836,192	468,122	368,070	12/31/2014
Loan	47	North Stadium Business Center	0.8%	Orange	CA	92806	1965-1970	2013	150,871	Sq. Ft.	69	L(25), D(30), O(5)	12/31/2014	1,297,797	497,269	800,528	12/31/2013
Loan	48	Glencoe Crossing	0.7%	Washtenaw	MI	48108	1980	1991, 2008	93,899	Sq. Ft.	104	L(25), D(92), O(3)	T-12 4/30/2015	1,534,070	682,278	851,792	12/31/2014
Loan	49	Inn @ Northrup Station	0.7%	Multnomah	OR	97209	1979	2001	70	Rooms	132,143	L(49), YM1(68), O(3)	T-12 2/28/2015	3,529,991	1,983,335	1,546,656	12/31/2014
Loan	50	StaxUp Self Storage - San Ysidro	0.7%	San Diego	CA	92173	1985	NAP	163,145	Sq. Ft.	56	L(26), D(91), O(3)	T-12 2/28/2015	1,284,901	490,346	794,555	12/31/2014
Loan	51	Solaris Vail Portfolio	0.7%	Eagle	CO	Various	Various	Various	36,144	Sq. Ft.	241	L(25), D(92), O(3)	12/31/2014	718,955	236,947	482,008
Property	51.01	Eagle Vail Industrial Center	0.4%	Eagle	CO	81620	1976	NAP	32,000	Sq. Ft.	157		12/31/2014	536,541	175,046	361,495
Property	51.02	Wall Street Building	0.2%	Eagle	CO	81657	1968	2015	3,222	Sq. Ft.	716		12/31/2014	135,051	42,003	93,048
Property	51.03	Lodge at Vail	0.1%	Eagle	CO	81657	1969	NAP	922	Sq. Ft.	1,510		12/31/2014	47,362	19,898	27,464

A-1-11

COMM 2015-LC21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
									Net		Loan per Net
			% of						Rentable Area	Units	Rentable Area						Second Most
Property			Initial Pool				Year	Year	(SF/Units/Beds/	of	(SF/Units/Beds/	Prepayment Provisions	Most Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating
Flag	ID	Property Name	Balance	County	State	Zip Code	Built	Renovated	Rooms/Pads)	Measure	Rooms/Pads) ($) (4) (11) (14)	(# of payments) (15)	Statements Date	EGI ($)	Expenses($)	NOI($)	Statements Date
Loan	52	Avenue Mentry Industrial	0.7%	Los Angeles	CA	91355	1989	NAP	115,453	Sq. Ft.	74	L(24), D(92), O(4)
Loan	53	901 New Hampshire	0.6%	Douglas	KS	66044	2011	NAP	55	Units	154,545	L(25), D(91), O(4)	T-12 2/28/2015	1,204,892	432,171	772,721	12/31/2014
Loan	54	Plantation at Quail Valley	0.6%	Fort Bend	TX	77459	2004	2013-2014	124	Units	67,576	L(26), D(91), O(3)	T-12 2/28/2015	1,580,948	823,020	757,928	12/31/2014
Loan	55	Park Guilderland Apartments	0.6%	Albany	NY	12085	1971-1974	NAP	146	Units	57,021	L(25), D(91), O(4)	T-12 2/28/2015	1,359,739	413,698	946,041	12/31/2014
Loan	56	Hilton Garden Inn Dover	0.6%	Kent	DE	19901	2008	2012	95	Rooms	84,646	L(25), D(92), O(3)	T-12 2/28/2015	3,126,750	2,111,619	1,015,131	12/31/2014
Loan	57	Whispering Creek	0.6%	Victoria	TX	77904	1994	NAP	60,821	Sq. Ft.	132	L(25), D(90), O(5)	T-12 2/28/2015	946,663	255,191	691,472	12/31/2014
Loan	58	Brunelli Portfolio	0.6%	Various	Various	Various	Various	NAP	91,446	Sq. Ft.	86	L(26), D(81), O(13)
Property	58.01	Best Buy and Barnes & Noble	0.4%	Orange	FL	32809	1994	NAP	65,000	Sq. Ft.	87		12/31/2014	910,616	340,342	570,274
Property	58.02	Dollar General - Valdosta, GA	0.1%	Lowndes	GA	31602	2012	NAP	9,100	Sq. Ft.	104
Property	58.03	Dollar General - Weeki Wachee, FL	0.1%	Hernando	FL	34606	2011	NAP	9,026	Sq. Ft.	78
Property	58.04	Family Dollar - Tampa, FL	0.0%	Hillsborough	FL	33612	2014	NAP	8,320	Sq. Ft.	72
Loan	59	Airoom Plaza and Lincolnwood Commons	0.6%	Cook	IL	60712	Various	Various	59,179	Sq. Ft.	130	L(25), D(92), O(3)	12/31/2014	755,409	305,915	449,494	12/31/2013
Property	59.01	Airoom Plaza	0.4%	Cook	IL	60712	1980	1996	46,257	Sq. Ft.	121
Property	59.02	Lincolnwood Commons	0.2%	Cook	IL	60712	1990	NAP	12,922	Sq. Ft.	162
Loan	60	Cole Village	0.6%	Ada	ID	83704	1974	2013	118,087	Sq. Ft.	62	L(23), YM1(93), O(4)	T-12 2/28/2015	976,596	332,288	644,308	12/31/2014
Loan	61	Corbin Office Center	0.5%	Los Angeles	CA	91356	1981	2005	49,417	Sq. Ft.	147	L(24), D(93), O(3)	12/31/2014	1,008,642	371,496	637,146	12/31/2013
Loan	62	McDowell Business Park	0.5%	Maricopa	AZ	85260	2001, 2003	NAP	63,763	Sq. Ft.	111	L(24), D(30), O(6)	12/31/2014	786,412	222,258	564,154	12/31/2013
Loan	63	Wingate - Richardson	0.5%	Dallas	TX	75080	1987	2012-2014	127	Rooms	52,672	L(25), D(92), O(3)	T-12 2/28/2015	2,136,454	1,308,216	828,238	12/31/2014
Loan	64	9301 Largo Drive	0.5%	Prince George’s	MD	20774	1988	NAP	109,536	Sq. Ft.	59	L(24), D(92), O(4)	T-12 2/28/2015	780,185	205,395	574,789	12/31/2014
Loan	65	West Union Village	0.5%	Washington	OR	97229	2001	NAP	38,493	Sq. Ft.	169	L(24), D(92), O(4)	T-12 3/31/2015	711,075	292,403	418,671	12/31/2014
Loan	66	Pines at West Penn MHP	0.5%	Schuylkill	PA	17960	1997	NAP	242	Pads	26,446	L(24), D(93), O(3)	T-12 2/28/2015	845,395	308,656	536,739	12/31/2014
Loan	67	Parkcrest Apartments	0.5%	Wayne	MI	48185	1987	NAP	156	Units	39,423	L(25), YM1(32), O(3)	T-12 3/31/2015	1,268,294	623,345	644,949	12/31/2014
Loan	68	Indian Run Village MHP	0.5%	Chester	PA	19344	1971	NAP	236	Pads	25,424	L(24), D(93), O(3)	T-12 2/28/2015	1,017,581	469,539	548,042	12/31/2014
Loan	69	Wineman Building	0.5%	San Luis Obispo	CA	93401	1930	2010	50	Units	120,000	L(24), D(91), O(5)	12/31/2014	1,141,013	540,950	600,063	12/31/2013
Loan	70	Emerald Tower Apartments	0.5%	Cook	IL	60640	1931	2000	112	Units	53,571	L(25), D(91), O(4)	12/31/2014	713,796	177,659	536,137	12/31/2013
Loan	71	Nyberg Retail Center	0.4%	Washington	OR	97062	1989	NAP	30,778	Sq. Ft.	192	L(25), D(90), O(5)	12/31/2014	813,578	281,824	531,754	12/31/2013
Loan	72	Orchards at University Square	0.4%	Los Angeles	CA	91324	2014	NAP	12,554	Sq. Ft.	458	L(24), D(93), O(3)
Loan	73	Macedonia Marketplace	0.4%	Summit	OH	44056	2015	NAP	20,876	Sq. Ft.	268	L(25), D(91), O(4)
Loan	74	Sunrise Villas	0.4%	Chatham	GA	31404	1947	2006-2012	148	Units	36,216	L(24), D(93), O(3)	T-12 2/28/2015	1,074,356	513,176	561,180	12/31/2014
Loan	75	Parker Center	0.4%	Bay	FL	32404	1989	NAP	68,680	Sq. Ft.	77	L(25), YM1(91), O(4)	12/31/2014	374,538	87,296	287,242	12/31/2013
Loan	76	CenturyLink Las Vegas	0.4%	Clark	NV	89104	2001	NAP	24,000	Sq. Ft.	213	L(17), YM1(99), O(4)
Loan	77	Patriot Place Apartments	0.4%	Florence	SC	29506	1974	2009, 2012, 2013	168	Units	30,357	L(24), D(94), O(2)	T-12 4/30/2015	1,210,097	576,067	634,030	12/31/2013
Loan	78	Dollar General Texas Portfolio I	0.4%	Various	TX	Various	Various	NAP	80,581	Sq. Ft.	62	L(24), D(93), O(3)	12/31/2014	691,295	139,342	551,953	12/31/2013
Property	78.01	Dollar General Mission	0.0%	Hidalgo	TX	78572	2004	NAP	9,100	Sq. Ft.	68		12/31/2014	66,805	16,934	49,871	12/31/2013
Property	78.02	Dollar General Brownsville	0.0%	Cameron	TX	78520	2004	NAP	9,100	Sq. Ft.	68		12/31/2014	76,646	16,480	60,166	12/31/2013
Property	78.03	Dollar General Los Fresnos	0.0%	Cameron	TX	78566	2003	NAP	9,100	Sq. Ft.	68		12/31/2014	69,887	15,150	54,737	12/31/2013
Property	78.04	Dollar General Beaumont	0.0%	Jefferson	TX	77706	2003	NAP	9,100	Sq. Ft.	61		12/31/2014	76,751	23,940	52,811	12/31/2013
Property	78.05	Dollar General Coldspring	0.0%	San Jacinto	TX	77331	2004	NAP	9,014	Sq. Ft.	61		12/31/2014	75,916	11,011	64,905	12/31/2013
Property	78.06	Dollar General New Braunfels - Walnut Ave	0.0%	Comal	TX	78130	2004	NAP	9,014	Sq. Ft.	57		12/31/2014	82,573	14,513	68,060	12/31/2013
Property	78.07	Dollar General New Braunfels - Hwy 46	0.0%	Comal	TX	78130	2004	NAP	9,014	Sq. Ft.	57		12/31/2014	87,605	15,667	71,938	12/31/2013
Property	78.08	Dollar General San Marcos	0.0%	Hays	TX	78666	2005	NAP	9,014	Sq. Ft.	57		12/31/2014	85,194	14,150	71,044	12/31/2013
Property	78.09	Dollar General Magnolia	0.0%	Montgomery	TX	77354	2004	NAP	8,125	Sq. Ft.	62		12/31/2014	69,918	11,497	58,421	12/31/2013
Loan	79	Value Place	0.4%	Charleston	SC	29405	2006	2014	121	Rooms	39,163	L(25), D(32), O(3)	T-12 2/28/2015	1,469,135	794,655	674,480	12/31/2014
Loan	80	SummerPlace Inn Destin	0.3%	Okaloosa	FL	32541	1997	2008-2009	72	Rooms	62,273	L(26), D(91), O(3)	T-12 3/31/2015	1,857,717	1,111,439	746,278	12/31/2014
Loan	81	Red Mountain Storage	0.3%	Clark	NV	89005	1995, 2000	NAP	111,913	Sq. Ft.	39	L(25), YM1(89), O(6)	12/31/2014	549,946	190,741	359,204	12/31/2013
Loan	82	Unicorp Portfolio II	0.3%	Various	Various	Various	Various	Various	33,311	Sq. Ft.	129	L(24), D(90), O(6)	12/31/2014	587,097	118,748	468,349
Property	82.01	Advance Auto Parts - Eastpointe	0.1%	Macomb	MI	48021	2008	NAP	7,000	Sq. Ft.	178
Property	82.02	Dollar General - Mount Dora	0.1%	Lake	FL	32757	2013	NAP	9,026	Sq. Ft.	138
Property	82.03	Family Dollar - Milwaukee	0.1%	Milwaukee	WI	53219	1950	2011	8,566	Sq. Ft.	139
Property	82.04	Dollar General - Milwaukee	0.0%	Milwaukee	WI	53212	1963	2012	8,719	Sq. Ft.	71
Loan	83	Brentwood Shopping Center	0.3%	Escambia	FL	32503	1961	1990	79,785	Sq. Ft.	54	L(24), D(93), O(3)	T-12 3/31/2015	649,549	170,200	479,349	12/31/2014
Loan	84	Westgate Shopping Center	0.3%	Pulaski	AR	72207	1965	1992	52,626	Sq. Ft.	80	L(25), D(83), O(12)	T-12 3/31/2015	707,769	182,263	525,506	12/31/2014
Loan	85	Storage Pros - Chattanooga	0.3%	Hamilton	TN	37405	1986	1999	68,875	Sq. Ft.	60	L(25), D(92), O(3)	T-12 3/31/2015	654,358	307,039	347,319	12/31/2014
Loan	86	The Glens Apartments	0.3%	Macomb	MI	48045	1972, 1979	NAP	181	Units	22,623	L(25), D(92), O(3)	T-12 1/31/2015	1,228,452	631,172	597,280	12/31/2014
Loan	87	Summit Retail	0.3%	Macomb	MI	48315	2002	2013	60,507	Sq. Ft.	66	L(25), D(91), O(4)	T-12 3/31/2015	890,012	263,722	626,290	12/31/2014
Loan	88	Golfsmith Richmond	0.3%	Henrico	VA	23060	2014	NAP	23,635	Sq. Ft.	165	L(25), D(92), O(3)	12/31/2014	413,613		413,613
Loan	89	Spencer Springs Shopping Center	0.3%	Clark	NV	89119	1992	NAP	24,336	Sq. Ft.	154	L(24), D(92), O(4)	T-12 3/31/2015	492,235	129,048	363,187	12/31/2014
Loan	90	Boardwalk Shopping Center Orlando	0.3%	Seminole	FL	32701	1988	NAP	50,779	Sq. Ft.	72	L(25), D(91), O(4)
Loan	91	Lockaway Self Storage San Antonio	0.3%	Bexar	TX	78247	2001	NAP	69,875	Sq. Ft.	50	L(25), D(92), O(3)	T-12 2/28/2015	527,714	244,982	282,732	12/31/2014
Loan	92	Jo Ann Fabrics El Paso	0.2%	El Paso	TX	79925	1982	2014	27,515	Sq. Ft.	117	L(24), DorYM1(91), O(5)
Loan	93	Bear Creek Office	0.2%	Harris	TX	77084	1982	2008	53,037	Sq. Ft.	60	L(24), D(92), O(4)	12/31/2014	805,414	396,537	408,877	12/31/2013
Loan	94	Walgreens 3222 Milwaukee	0.2%	Cook	IL	60618	2004	NAP	13,650	Sq. Ft.	220	L(24), D(92), O(4)	3/30/2015	432,000		432,000
Loan	95	Kress Building	0.2%	Richland	SC	29201	1934-1951	2004	31	Units	91,935	L(24), D(93), O(3)	T-12 3/31/2015	461,986	179,733	282,253	12/31/2014
Loan	96	Village Apartments	0.2%	Wayne	MI	48135	1972	NAP	96	Units	28,646	L(25), YM1(92), O(3)	T-12 3/31/2015	628,178	322,822	305,356	12/31/2014
Loan	97	Storage Etc. San Bernadino	0.2%	San Bernardino	CA	92408	2003	NAP	54,515	Sq. Ft.	46	L(24), D(92), O(4)	T-12 6/30/2014	406,004	188,392	217,612	12/31/2013
Loan	98	North State U-Stor & Lock	0.2%	Hinds	MS	39206	1973, 2008, 2009	2008-2009	66,850	Sq. Ft.	36	L(25), D(92), O(3)	T-12 1/31/2015	441,221	176,969	264,252	12/31/2014
Loan	99	Minges Creek Storage Plaza	0.1%	Calhoun	MI	49015	1990	1997	58,750	Sq. Ft.	30	L(24), D(93), O(3)	T-12 3/31/2015	355,682	195,376	160,306	12/31/2014
Loan	100	River Haven MHP	0.1%	Hillsborough	FL	33570	1965	NAP	59	Pads	28,729	L(25), D(92), O(3)	T-12 2/28/2015	279,050	83,764	195,286	12/31/2014
Loan	101	Umatilla Plaza	0.1%	Lake	FL	32784	1987	2014	47,761	Sq. Ft.	29	L(25), D(92), O(3)	T-12 3/31/2015	351,581	128,711	222,870	12/31/2014
Loan	102	Dollar General - Red Oak	0.1%	Montgomery	IA	51566	2014	NAP	9,026	Sq. Ft.	86	YM(24), DorYM(92), O(4)
Loan	103	Dollar General - Zapata	0.1%	Zapata	TX	78076	2015	NAP	9,100	Sq. Ft.	82	YM(24), DorYM(92), O(4)

A-1-12

COMM 2015-LC21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Second	Second	Second	Third Most	Third	Third	Third
Property			Initial Pool	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten
Flag	ID	Property Name	Balance	EGI($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield (11)	Debt Yield (11)	Revenue($)	EGI($)	Expenses($)	NOI ($)	Reserves($)	TI/LC($)	NCF ($)
Loan	1	Courtyard by Marriott Portfolio	7.3%	307,888,286	206,741,900	101,146,386	12/31/2013	278,415,705	193,715,998	84,699,708	32.7%	27.7%	284,991,726	313,078,352	210,219,717	102,858,635	15,653,918		87,204,717
Property	1.01	Courtyard Larkspur Landing Marin County	0.3%	8,749,589	4,668,019	4,081,570	12/31/2013	7,597,725	4,352,542	3,245,183			8,267,767	8,876,647	4,723,237	4,153,410	443,832		3,709,578
Property	1.02	Courtyard San Mateo Foster City	0.3%	8,656,953	4,120,290	4,536,663	12/31/2013	7,789,900	3,847,481	3,942,419			8,321,707	8,749,970	4,148,235	4,601,735	437,498		4,164,236
Property	1.03	Courtyard San Jose Cupertino	0.3%	8,162,602	4,620,347	3,542,255	12/31/2013	7,112,032	4,266,968	2,845,063			7,897,639	8,378,244	4,757,078	3,621,166	418,912		3,202,254
Property	1.04	Courtyard Boulder	0.3%	7,251,279	3,666,370	3,584,909	12/31/2013	6,281,239	3,345,420	2,935,818			6,807,170	7,376,945	3,753,965	3,622,980	368,847		3,254,133
Property	1.05	Courtyard Los Angeles Hacienda Heights	0.2%	6,079,923	3,485,108	2,594,814	12/31/2013	5,332,361	3,283,549	2,048,812			5,752,519	6,187,243	3,559,330	2,627,913	309,362		2,318,551
Property	1.06	Courtyard Seattle South Center	0.2%	6,473,546	3,779,423	2,694,123	12/31/2013	5,920,521	3,602,244	2,318,277			5,925,752	6,498,488	3,909,537	2,588,951	324,924		2,264,027
Property	1.07	Courtyard Rye	0.2%	6,694,148	4,293,868	2,400,280	12/31/2013	6,282,137	4,116,305	2,165,832			5,877,972	6,624,269	4,338,965	2,285,303	331,213		1,954,090
Property	1.08	Courtyard Nashville Airport	0.2%	6,178,137	3,517,689	2,660,448	12/31/2013	5,271,278	3,183,621	2,087,657			5,587,034	6,147,851	3,523,528	2,624,323	307,393		2,316,930
Property	1.09	Courtyard Los Angeles Torrance Palos Verdes	0.2%	5,854,521	3,680,708	2,173,813	12/31/2013	5,150,375	3,292,974	1,857,401			5,585,251	6,010,709	3,732,934	2,277,775	300,535		1,977,240
Property	1.10	Courtyard St. Louis Creve Coeur	0.1%	5,262,882	3,249,107	2,013,776	12/31/2013	4,657,476	3,080,063	1,577,413			4,863,084	5,259,797	3,237,798	2,021,999	262,990		1,759,009
Property	1.11	Courtyard Portland Beaverton	0.1%	4,785,829	2,980,220	1,805,608	12/31/2013	4,711,365	2,925,204	1,786,161			4,517,591	4,928,570	3,012,920	1,915,650	246,429		1,669,222
Property	1.12	Courtyard Palm Springs	0.1%	5,073,782	3,095,491	1,978,292	12/31/2013	4,334,675	2,887,123	1,447,551			4,801,718	5,202,039	3,157,154	2,044,886	260,102		1,784,784
Property	1.13	Courtyard Charlotte South Park	0.1%	5,744,371	3,397,851	2,346,520	12/31/2013	5,274,003	3,160,448	2,113,555			5,345,740	5,775,546	3,437,619	2,337,927	288,777		2,049,150
Property	1.14	Courtyard Norwalk	0.1%	6,340,114	4,225,268	2,114,846	12/31/2013	5,607,239	3,988,896	1,618,343			5,920,728	6,417,039	4,357,636	2,059,403	320,852		1,738,551
Property	1.15	Courtyard Detroit Metro Airport	0.1%	4,756,232	3,188,561	1,567,671	12/31/2013	4,113,067	2,991,304	1,121,763			4,210,999	4,722,133	3,134,331	1,587,802	236,107		1,351,695
Property	1.16	Courtyard Chicago Waukegan Gurnee	0.1%	5,059,432	3,185,647	1,873,785	12/31/2013	4,663,316	3,115,620	1,547,697			4,592,662	5,027,101	3,213,525	1,813,576	251,355		1,562,221
Property	1.17	Courtyard Atlanta Perimeter Center	0.1%	4,917,649	3,158,033	1,759,616	12/31/2013	4,255,068	2,854,564	1,400,504			4,610,126	5,024,187	3,205,186	1,819,001	251,209		1,567,791
Property	1.18	Courtyard Denver Tech Center	0.1%	4,552,906	2,967,087	1,585,819	12/31/2013	4,262,295	2,881,793	1,380,502			4,438,881	4,815,271	3,111,725	1,703,545	240,764		1,462,782
Property	1.19	Courtyard Ft. Lauderdale Plantation	0.1%	4,926,094	3,300,190	1,625,904	12/31/2013	4,150,193	2,960,497	1,189,696			4,615,079	5,102,995	3,378,918	1,724,077	255,150		1,468,927
Property	1.20	Courtyard Lincroft Red Bank	0.1%	5,217,122	3,621,291	1,595,831	12/31/2013	5,469,172	3,697,151	1,772,020			4,535,510	5,169,478	3,662,384	1,507,094	258,474		1,248,620
Property	1.21	Courtyard Chicago Highland Park	0.1%	4,204,150	2,612,637	1,591,513	12/31/2013	3,966,095	2,596,410	1,369,686			3,948,379	4,288,596	2,660,853	1,627,743	214,430		1,413,313
Property	1.22	Courtyard Charlottesville North	0.1%	4,587,603	3,032,641	1,554,962	12/31/2013	4,457,542	2,929,844	1,527,698			4,270,162	4,671,540	3,093,715	1,577,824	233,577		1,344,247
Property	1.23	Courtyard Raleigh Cary	0.1%	4,265,976	2,914,374	1,351,601	12/31/2013	4,043,941	2,736,286	1,307,655			3,856,608	4,251,758	2,924,333	1,327,425	212,588		1,114,837
Property	1.24	Courtyard Detroit Livonia	0.1%	4,644,991	3,032,714	1,612,277	12/31/2013	4,247,691	2,853,824	1,393,867			4,460,079	4,865,987	3,097,112	1,768,876	243,299		1,525,576
Property	1.25	Courtyard Birmingham Homewood	0.1%	4,403,515	2,846,011	1,557,504	12/31/2013	4,296,531	2,789,536	1,506,995			4,031,015	4,415,508	2,836,766	1,578,742	220,775		1,357,966
Property	1.26	Courtyard West Palm Beach	0.1%	4,623,340	3,166,555	1,456,785	12/31/2013	3,913,382	2,974,470	938,912			4,408,405	4,820,744	3,254,299	1,566,444	241,037		1,325,407
Property	1.27	Courtyard New Haven Wallingford	0.1%	4,956,781	3,333,967	1,622,814	12/31/2013	4,529,017	3,147,008	1,382,009			4,336,508	4,941,127	3,343,215	1,597,912	247,056		1,350,856
Property	1.28	Courtyard Dallas Plano Parkway	0.1%	4,607,304	3,057,331	1,549,973	12/31/2013	4,037,220	2,874,847	1,162,373			4,269,842	4,680,717	3,114,878	1,565,839	234,036		1,331,803
Property	1.29	Courtyard Chicago Oakbrook Terrace	0.1%	4,624,846	3,141,042	1,483,805	12/31/2013	4,029,790	2,897,096	1,132,693			4,205,707	4,701,547	3,186,488	1,515,059	235,077		1,279,982
Property	1.30	Courtyard Boston Andover	0.1%	4,793,276	3,371,642	1,421,635	12/31/2013	4,241,857	3,080,647	1,161,210			4,288,036	4,888,685	3,399,625	1,489,060	244,434		1,244,626
Property	1.31	Courtyard Kansas City Overland Park Metcalf	0.1%	4,247,360	2,940,572	1,306,788	12/31/2013	3,946,291	2,767,942	1,178,348			3,979,615	4,407,308	2,995,261	1,412,047	220,365		1,191,682
Property	1.32	Courtyard Minneapolis St Paul Airport	0.1%	4,680,455	3,363,660	1,316,795	12/31/2013	4,459,303	3,316,477	1,142,827			4,221,637	4,811,844	3,400,927	1,410,917	240,592		1,170,325
Property	1.33	Courtyard Bakersfield	0.1%	4,456,164	2,956,731	1,499,434	12/31/2013	3,969,740	2,678,311	1,291,429			4,128,433	4,515,481	2,965,982	1,549,500	225,774		1,323,726
Property	1.34	Courtyard Denver Stapleton	0.1%	3,899,639	2,502,759	1,396,880	12/31/2013	3,425,711	2,350,734	1,074,977			3,676,586	3,950,977	2,516,290	1,434,688	197,549		1,237,139
Property	1.35	Courtyard Rockford	0.1%	3,846,109	2,629,903	1,216,207	12/31/2013	3,600,254	2,548,236	1,052,017			3,509,416	3,859,159	2,633,078	1,226,081	192,958		1,033,123
Property	1.36	Courtyard Greenville Haywood Mall	0.1%	4,215,857	2,766,402	1,449,455	12/31/2013	3,831,289	2,635,035	1,196,253			3,943,058	4,297,122	2,770,825	1,526,297	214,856		1,311,441
Property	1.37	Courtyard St. Louis Westport Plaza	0.1%	4,199,797	2,920,506	1,279,291	12/31/2013	4,001,027	2,823,686	1,177,341			4,007,517	4,400,579	3,005,352	1,395,227	220,029		1,175,198
Property	1.38	Courtyard Chicago Lincolnshire	0.1%	4,118,325	2,823,609	1,294,715	12/31/2013	3,766,964	2,740,099	1,026,866			3,773,813	4,226,233	2,874,900	1,351,333	211,312		1,140,021
Property	1.39	Courtyard San Antonio Downtown Market Square	0.1%	4,489,958	3,279,335	1,210,623	12/31/2013	3,963,756	2,999,078	964,678			4,228,460	4,629,412	3,365,081	1,264,331	231,471		1,032,860
Property	1.40	Courtyard Indianapolis Castleton	0.1%	3,733,440	2,607,411	1,126,028	12/31/2013	3,328,911	2,412,959	915,953			3,424,329	3,793,064	2,646,426	1,146,638	189,653		956,985
Property	1.41	Courtyard Silver Spring North	0.1%	4,476,179	3,320,660	1,155,519	12/31/2013	3,846,730	3,054,498	792,232			3,959,321	4,459,038	3,330,369	1,128,669	222,952		905,718
Property	1.42	Courtyard Lexington North	0.1%	3,770,866	2,610,373	1,160,493	12/31/2013	3,434,068	2,432,609	1,001,460			3,519,020	3,881,595	2,669,506	1,212,090	194,080		1,018,010
Property	1.43	Courtyard Tampa Westshore	0.1%	5,304,740	3,950,378	1,354,362	12/31/2013	4,516,242	3,587,040	929,202			4,892,438	5,386,425	4,023,124	1,363,301	269,321		1,093,980
Property	1.44	Courtyard Chicago Deerfield	0.1%	3,786,467	2,788,026	998,440	12/31/2013	3,631,460	2,764,354	867,106			3,521,265	3,901,328	2,785,669	1,115,659	195,066		920,593
Property	1.45	Courtyard St. Petersburg Clearwater	0.1%	4,567,489	3,360,028	1,207,461	12/31/2013	3,845,945	2,946,346	899,599			4,161,123	4,689,375	3,415,262	1,274,113	234,469		1,039,644
Property	1.46	Courtyard Toledo Airport Holland	0.1%	3,874,291	2,644,359	1,229,932	12/31/2013	3,731,960	2,610,209	1,121,751			3,562,463	3,890,024	2,735,477	1,154,547	194,501		960,046
Property	1.47	Courtyard Phoenix Mesa	0.1%	3,458,464	2,493,074	965,390	12/31/2013	2,601,784	2,218,666	383,117			3,360,557	3,715,230	2,554,442	1,160,788	185,762		975,027
Property	1.48	Courtyard Atlanta Airport South	0.1%	4,122,072	3,073,678	1,048,394	12/31/2013	3,523,876	2,867,660	656,216			3,549,870	4,181,703	3,095,669	1,086,034	209,085		876,949
Property	1.49	Courtyard Memphis Airport	0.1%	4,552,326	3,515,777	1,036,550	12/31/2013	3,914,199	3,197,260	716,939			4,104,207	4,617,967	3,531,846	1,086,121	230,898		855,223
Property	1.50	Courtyard Oklahoma City Airport	0.1%	3,495,244	2,594,786	900,458	12/31/2013	3,406,370	2,515,138	891,232			3,266,675	3,551,936	2,567,839	984,096	177,597		806,499
Property	1.51	Courtyard Annapolis	0.1%	3,991,432	3,063,615	927,817	12/31/2013	3,530,172	2,820,440	709,732			3,595,368	4,009,310	3,091,484	917,826	200,465		717,360
Property	1.52	Courtyard Manassas	0.1%	3,760,377	2,838,468	921,909	12/31/2013	3,506,559	2,717,197	789,362			3,376,160	3,728,014	2,866,399	861,615	186,401		675,214
Property	1.53	Courtyard Little Rock	0.1%	3,419,896	2,544,091	875,805	12/31/2013	3,454,158	2,651,392	802,767			3,025,488	3,360,579	2,544,486	816,093	168,029		648,064
Property	1.54	Courtyard Ft. Myers	0.1%	3,889,606	3,243,730	645,877	12/31/2013	3,427,130	3,028,398	398,733			3,742,374	4,098,181	3,331,715	766,466	204,909		561,557
Property	1.55	Courtyard Atlanta Gwinnett Mall	0.1%	3,273,721	2,543,729	729,992	12/31/2013	3,144,455	2,474,017	670,438			3,006,915	3,295,591	2,588,075	707,515	164,780		542,736
Property	1.56	Courtyard Chicago Arlington Heights South	0.1%	3,960,106	3,192,584	767,522	12/31/2013	3,561,620	2,922,399	639,221			3,552,233	3,990,618	3,261,708	728,910	199,531		529,379
Property	1.57	Courtyard Dallas Richardson at Spring Valley	0.1%	3,229,218	2,555,930	673,288	12/31/2013	2,988,121	2,469,556	518,565			2,984,859	3,282,941	2,638,126	644,815	164,147		480,668
Property	1.58	Courtyard Huntsville	0.1%	2,886,022	2,284,104	601,919	12/31/2013	2,956,803	2,063,347	893,456			2,771,971	2,997,591	2,333,723	663,868	149,880		513,988
Property	1.59	Courtyard Birmingham Hoover	0.0%	3,221,753	2,592,355	629,398	12/31/2013	3,029,758	2,581,213	448,546			2,930,689	3,214,394	2,606,997	607,398	160,720		446,678
Property	1.60	Courtyard Phoenix North Metrocenter	0.0%	2,828,474	2,188,941	639,534	12/31/2013	2,550,855	1,989,871	560,984			2,825,747	3,045,035	2,310,211	734,824	152,252		582,572
Property	1.61	Courtyard Tucson Airport	0.0%	3,337,326	2,691,174	646,151	12/31/2013	3,056,736	2,529,649	527,087			3,078,163	3,426,120	2,757,017	669,102	171,306		497,796
Property	1.62	Courtyard Dayton South Mall	0.0%	2,822,348	2,422,388	399,960	12/31/2013	2,704,860	2,350,719	354,142			2,569,341	2,847,737	2,424,077	423,659	142,387		281,273
Property	1.63	Courtyard Philadelphia Devon	0.0%	6,459,854	4,011,324	2,448,530	12/31/2013	6,442,047	3,961,364	2,480,683			5,896,408	6,489,381	4,024,122	2,465,259	324,469		2,140,790
Property	1.64	Courtyard Fresno	0.0%	5,833,077	3,775,100	2,057,977	12/31/2013	5,059,836	3,437,417	1,622,419			5,452,342	5,990,598	3,854,484	2,136,114	299,530		1,836,584
Property	1.65	Courtyard Poughkeepsie	0.0%	5,230,940	3,981,590	1,249,350	12/31/2013	4,258,213	3,538,950	719,263			4,844,191	5,315,729	4,020,148	1,295,581	265,786		1,029,795
Loan	2	Courtyard by Marriott Pasadena	5.6%	18,806,065	10,774,872	8,031,193	12/31/2013	17,733,806	10,626,653	7,107,152	11.4%	10.4%	17,207,389	19,492,650	11,048,285	8,444,365	779,706		7,664,659
Loan	3	Meridian at Brentwood	3.2%	6,243,138	2,180,456	4,062,682	12/31/2012	5,885,929	2,158,908	3,727,021	9.2%	8.4%	5,619,245	6,234,140	2,323,232	3,910,909	36,335	341,015	3,533,558

A-1-13

COMM 2015-LC21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Second	Second	Second	Third Most	Third	Third	Third
Property			Initial Pool	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten
Flag	ID	Property Name	Balance	EGI($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield (11)	Debt Yield (11)	Revenue($)	EGI($)	Expenses($)	NOI ($)	Reserves($)	TI/LC($)	NCF ($)
Loan	4	155 Mercer Street	3.1%								7.3%	7.2%	3,174,449	3,195,410	183,697	3,011,713	2,188	72,945	2,936,580
Loan	5	Capistrano Business Center I & II	2.6%	3,602,696	1,263,938	2,338,758	12/31/2012	3,706,900	1,212,039	2,494,861	8.9%	8.0%	4,776,921	4,451,481	1,379,408	3,072,074	57,277	228,160	2,786,636
Loan	6	Walgreens Net Lease Portfolio V	2.6%								7.8%	7.8%	2,752,876	3,136,623	480,756	2,655,867	23,631		2,632,236
Property	6.01	Walgreens #10652	0.4%
Property	6.02	Walgreens #4536	0.4%
Property	6.03	Walgreens #4066	0.3%
Property	6.04	Walgreens #9402	0.3%
Property	6.05	Walgreens #3018	0.3%
Property	6.06	Walgreens #10007	0.3%
Property	6.07	Walgreens #10347	0.3%
Property	6.08	Walgreens #11981	0.3%
Loan	7	University Fountains at Lubbock	2.1%	4,590,563	2,489,204	2,101,359	12/31/2013	4,182,402	2,345,250	1,837,152	8.3%	8.0%	4,801,632	4,789,942	2,522,995	2,266,947	75,386		2,191,561
Loan	8	Santa Monica Clock Tower	2.0%								8.2%	7.7%	3,367,239	3,976,835	1,777,594	2,199,241	13,618	124,123	2,061,501
Loan	9	Delaware Corporate Center I & II	2.0%	5,015,452	2,032,114	2,983,338	12/31/2013	4,728,830	1,909,264	2,819,566	10.9%	10.0%	4,628,522	4,974,804	2,090,818	2,883,986	40,055	203,247	2,640,684
Loan	10	Ortega Ranch	1.9%	2,649,859	948,073	1,701,786	12/31/2012	2,660,545	910,049	1,750,496	8.6%	8.0%	3,555,680	3,182,952	1,025,023	2,157,928	28,696	125,553	2,003,679
Loan	11	Anchorage Business Park	1.9%	4,003,763	1,692,510	2,311,253	12/31/2013	4,313,080	1,790,453	2,522,626	9.2%	8.3%	4,326,424	3,985,505	1,691,228	2,294,276	35,360	176,799	2,082,118
Loan	12	26-34 South State Street	1.8%	2,340,762	623,214	1,717,548	12/31/2012	2,457,905	491,125	1,966,780	7.6%	7.3%	2,568,750	2,491,688	661,164	1,830,524	14,490	68,431	1,747,603
Loan	13	La Gran Plaza	1.8%	14,538,893	6,414,853	8,124,040	12/31/2013	13,955,517	5,990,455	7,965,063	11.2%	10.2%	12,944,458	14,959,722	6,453,393	8,506,329	206,123	566,940	7,733,266
Loan	14	Embassy Suites Destin	1.7%	7,705,954	5,144,722	2,561,232	12/31/2013	7,472,869	5,048,862	2,424,007	12.8%	11.4%	7,529,741	8,233,717	5,342,960	2,890,757	329,349		2,561,408
Loan	15	Canterbury MHC	1.7%	2,733,139	843,355	1,889,784	12/31/2013	2,563,415	710,399	1,853,016	9.1%	9.0%	2,636,616	2,850,304	810,048	2,040,256	24,800		2,015,456
Loan	16	Sierra Vista Shopping Center	1.7%								8.2%	7.7%	2,122,010	2,294,849	474,206	1,820,643	27,404	100,482	1,692,757
Loan	17	Northgate Slauson Marketplace	1.7%								7.6%	7.3%	1,813,660	2,260,555	597,669	1,662,886	11,564	38,548	1,612,774
Loan	18	2250 Roswell Drive	1.6%	1,800,939	701,235	1,099,704	12/31/2012	1,347,542	626,852	720,690	11.7%	10.7%	2,736,792	3,325,212	773,855	2,551,357	51,053	166,178	2,334,126
Loan	19	Giant Foods	1.6%	1,550,000		1,550,000					7.7%	7.7%	1,663,761	1,663,761		1,663,761			1,663,761
Loan	20	Capitol Plaza	0.6%	983,157	268,347	714,810	12/31/2012	1,142,034	284,550	857,483	10.0%	9.2%	993,270	1,112,462	367,976	744,486	12,896	32,239	699,351
Loan	21	College Park Plaza	0.5%	560,711	184,620	376,091	12/31/2012	488,506	175,805	312,700	10.0%	9.2%	802,894	860,408	243,168	617,241	16,631	41,577	559,033
Loan	22	Grant Park Plaza	0.4%	549,142	287,065	262,077	12/31/2012	592,003	283,898	308,105	10.0%	9.2%	837,454	1,005,659	404,035	601,624	16,123	40,308	545,193
Loan	23	Renaissance New Orleans Portfolio	1.5%	29,017,800	23,915,184	5,102,616	12/31/2013	28,033,008	23,248,796	4,784,212	12.9%	9.9%	23,060,419	28,666,629	23,096,741	5,569,887	1,270,547		4,299,340
Property	23.01	Renaissance Pere Marquette	0.8%	16,278,381	13,329,563	2,948,818	12/31/2013	15,647,378	13,053,063	2,594,315			12,791,817	16,278,381	13,319,520	2,958,861	651,135		2,307,726
Property	23.02	Renaissance Arts	0.7%	12,739,419	10,585,621	2,153,798	12/31/2013	12,385,630	10,195,733	2,189,897			10,268,602	12,388,248	9,777,221	2,611,026	619,412		1,991,614
Loan	24	The Plaza on Broadway	1.4%	1,846,693	686,604	1,160,089					7.9%	7.8%	1,994,172	2,134,098	649,385	1,484,713	15,200		1,469,513
Loan	25	The Shops at 505	1.4%	2,626,174	1,012,334	1,613,840	12/31/2013	2,369,660	993,183	1,376,477	9.0%	8.4%	1,556,627	2,733,218	1,042,498	1,690,721	13,087	104,738	1,572,896
Loan	26	Embassy Suites Corpus Christi	1.4%	6,046,269	4,041,491	2,004,779	12/31/2013	4,983,844	3,644,516	1,339,328	12.1%	10.7%	5,668,376	6,227,185	3,993,800	2,233,384	249,087		1,984,297
Loan	27	Honeywell Building	1.4%	3,922,793	1,651,906	2,270,887	12/31/2012	3,746,109	1,530,679	2,215,430	11.9%	10.8%	3,963,031	4,045,142	1,876,902	2,168,240	31,357	174,030	1,962,853
Loan	28	350 East Fordham Road	1.3%								9.2%	8.9%	1,800,000	1,962,275	371,058	1,591,217	9,442	38,441	1,543,335
Loan	29	Komar Desert Center	1.3%	1,869,100	481,549	1,387,551	12/31/2012	1,682,115	426,094	1,256,021	9.0%	8.5%	1,759,493	2,032,425	496,872	1,535,554	15,493	77,466	1,442,595
Loan	30	Trop Plaza	1.3%	1,811,443	388,886	1,422,557	12/31/2013	2,012,484	368,499	1,643,985	8.9%	8.5%	1,589,854	1,872,739	370,764	1,501,976	14,965	56,118	1,430,893
Loan	31	36 South State Street	1.3%	1,607,041	240,409	1,366,632	12/31/2012	1,586,338	225,766	1,360,572	7.8%	7.5%	1,470,719	1,597,788	293,604	1,304,184	2,910	39,478	1,261,796
Loan	32	aLoft Hotel Minneapolis	1.2%	6,339,944	4,468,294	1,871,650	12/31/2013	6,030,946	4,364,924	1,666,023	12.0%	10.4%	5,424,105	6,400,207	4,481,379	1,918,828	256,008		1,662,820
Loan	33	Hilton Garden Inn – Phoenix Airport North	1.2%	6,707,870	4,820,750	1,887,120	12/31/2013	5,714,820	4,411,285	1,303,535	13.1%	11.3%	6,121,011	7,021,011	4,941,818	2,079,193	280,840		1,798,353
Loan	34	Ambridge Regional Center	1.1%	3,438,287	1,980,015	1,458,272	12/31/2013	3,307,285	1,911,337	1,395,948	16.4%	13.6%	4,359,918	4,293,167	1,827,305	2,465,862	250,019	181,771	2,034,072
Loan	35	Shoppes of Beavercreek	1.1%	2,475,018	704,682	1,770,336	12/31/2013	2,300,608	699,100	1,601,508	10.6%	9.7%	1,820,164	2,323,758	742,788	1,580,970	34,556	98,884	1,447,530
Loan	36	Keller Oaks	1.1%	2,027,692	1,007,453	1,020,239	12/31/2013	1,802,214	883,857	918,357	8.4%	8.0%	2,199,420	2,221,344	1,020,301	1,201,043	55,000		1,146,043
Loan	37	75 Armory	1.1%	1,838,316	594,238	1,244,078	T-6 12/31/2013	773,831	215,248	558,584	8.1%	7.9%	1,852,920	1,900,702	754,187	1,146,516	29,100		1,117,416
Loan	38	Mobile Gardens MHC Portfolio	1.0%	1,904,391	551,062	1,353,329	12/31/2012	1,803,934	511,860	1,292,074	10.5%	10.3%	2,435,753	1,996,829	560,226	1,436,604	24,250		1,412,354
Property	38.01	Mobile Gardens and Hollyview Mobile Home Park	0.7%	1,170,032	284,812	885,220	12/31/2012	1,104,357	249,696	854,661			1,361,971	1,173,570	279,869	893,701	14,000		879,701
Property	38.02	Rock Creek and Stony Chase Mobile Home Park	0.2%	429,755	191,058	238,697	12/31/2012	414,217	183,978	230,239			593,100	473,652	197,381	276,272	5,250		271,022
Property	38.03	Briarwood Manor	0.2%	304,604	75,192	229,412	12/31/2012	285,360	78,186	207,174			480,682	349,607	82,976	266,631	5,000		261,631
Loan	39	The Malulani Portfolio	1.0%	1,336,779	365,310	971,470	12/31/2013	1,304,514	380,659	923,854	7.8%	7.6%	1,231,020	1,416,423	369,869	1,046,553	14,368	4,121	1,028,064
Property	39.01	Liona Apartments	0.5%	666,219	214,857	451,362	12/31/2013	660,348	231,453	428,896			637,320	690,726	211,764	478,962	13,750		465,212
Property	39.02	Kaiser Ground Lease	0.2%	166,667	6,667	160,000	12/31/2013	166,667	6,807	159,860			205,200	211,867	7,167	204,700			204,700
Property	39.03	Sears Ground Lease	0.2%	325,408	109,108	216,300	12/31/2013	325,408	110,299	215,110			216,300	325,408	110,108	215,300			215,300
Property	39.04	Kokua Market	0.1%	178,485	34,677	143,808	12/31/2013	152,090	32,101	119,989			172,200	188,422	40,830	147,592	618	4,121	142,853
Loan	40	Parkview Place Apartments	1.0%	1,892,115	855,952	1,036,163	12/31/2013	1,761,070	794,600	966,470	7.8%	7.5%	1,914,996	1,910,531	856,862	1,053,669	44,000		1,009,669
Loan	41	Heritage Plaza Shopping Center	0.9%	1,965,017	572,692	1,392,325	12/31/2012	1,993,164	550,635	1,442,529	12.2%	11.5%	1,774,773	2,207,897	678,397	1,529,500	22,479	70,902	1,436,119
Loan	42	Parkdale Shopping Center	0.9%	1,283,216	481,529	801,687	12/31/2013	1,459,950	473,729	986,221	9.2%	7.8%	1,505,193	1,636,890	513,520	1,123,369	38,312	129,811	955,246
Loan	43	Samsondale Plaza	0.8%	2,851,733	1,509,582	1,342,151	12/31/2013	3,004,660	1,563,679	1,440,981	11.5%	10.5%	2,118,259	2,823,272	1,532,516	1,290,757	31,614	82,502	1,176,640
Loan	44	Fremont Ford	0.8%	1,487,387	139,271	1,348,116	12/31/2013	1,552,629	184,240	1,368,388	11.9%	10.9%	1,467,141	1,648,397	342,313	1,306,083	16,581	86,804	1,202,698
Loan	45	24 Hour Fitness West Covina	0.8%								10.4%	10.2%	1,213,618	1,152,938	34,588	1,118,349	7,500	18,750	1,092,099
Loan	46	Centre Creek Plaza & Wells Fargo Building	0.8%	1,912,954	990,598	922,357	12/31/2013	1,814,531	1,084,164	730,366	9.5%	8.5%	2,041,379	2,067,580	1,057,676	1,009,904	26,342	77,812	905,750
Property	46.01	Wells Fargo Building	0.4%	1,086,367	510,311	576,057	12/31/2013	1,094,639	593,962	500,677			1,176,313	1,143,591	552,622	590,969	12,656	37,845	540,468
Property	46.02	Centre Creek Plaza	0.4%	826,587	480,287	346,300	12/31/2013	719,891	490,202	229,689			865,067	923,989	505,054	418,935	13,686	39,967	365,283
Loan	47	North Stadium Business Center	0.8%	1,067,256	490,920	576,336	12/31/2012	1,084,314	478,362	605,952	9.0%	8.3%	1,391,558	1,403,016	474,455	928,561	30,174	34,814	863,573
Loan	48	Glencoe Crossing	0.7%	1,457,862	571,071	886,791	12/31/2013	1,247,800	500,557	747,243	9.6%	8.3%	1,267,897	1,553,206	613,860	939,346	18,780	106,610	813,957
Loan	49	Inn @ Northrup Station	0.7%	3,411,264	2,049,472	1,361,792	12/31/2013	3,216,651	1,945,676	1,270,975	14.0%	12.5%	3,408,647	3,411,436	2,120,894	1,290,542	136,451		1,154,091
Loan	50	StaxUp Self Storage - San Ysidro	0.7%	1,252,499	490,103	762,396	12/31/2013	1,163,373	456,415	706,957	8.7%	8.4%	1,700,648	1,284,218	489,147	795,071	25,847		769,224
Loan	51	Solaris Vail Portfolio	0.7%								8.2%	7.6%	965,478	951,916	233,939	717,977	7,006	45,180	665,792
Property	51.01	Eagle Vail Industrial Center	0.4%										500,138	678,251	156,202	522,049	6,720	40,000	475,329
Property	51.02	Wall Street Building	0.2%										325,031	96,697	41,078	55,619	193	4,028	51,398
Property	51.03	Lodge at Vail	0.1%										140,309	176,968	36,659	140,309	92	1,153	139,065

A-1-14

COMM 2015-LC21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Second	Second	Second	Third Most	Third	Third	Third
Property			Initial Pool	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten
Flag	ID	Property Name	Balance	EGI($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield (11)	Debt Yield (11)	Revenue($)	EGI($)	Expenses($)	NOI ($)	Reserves($)	TI/LC($)	NCF ($)
Loan	52	Avenue Mentry Industrial	0.7%								8.6%	8.0%	953,400	993,759	250,396	743,363	20,782	34,374	688,207
Loan	53	901 New Hampshire	0.6%	1,199,947	434,440	765,507	12/31/2013	1,154,167	419,388	734,779	8.5%	8.2%	1,016,580	1,152,106	426,345	725,761	16,876	12,506	696,379
Loan	54	Plantation at Quail Valley	0.6%	1,549,703	795,645	754,058	T-8 8/31/2013 Ann.	1,285,660	740,162	545,498	8.7%	8.3%	1,749,343	1,590,411	858,161	732,251	34,100		698,151
Loan	55	Park Guilderland Apartments	0.6%	1,346,353	418,594	927,759	12/31/2013	1,277,602	451,375	826,227	10.7%	10.1%	1,299,480	1,359,739	472,309	887,430	47,888		839,542
Loan	56	Hilton Garden Inn Dover	0.6%	3,122,697	2,121,088	1,001,609	12/31/2013	2,854,103	2,002,293	851,810	11.8%	10.3%	2,809,469	3,126,750	2,175,809	950,942	125,070		825,872
Loan	57	Whispering Creek	0.6%	919,950	265,051	654,900	12/31/2013	948,070	270,852	677,218	10.5%	9.8%	966,849	1,130,695	288,065	842,630	12,164	45,616	784,850
Loan	58	Brunelli Portfolio	0.6%								11.3%	10.2%	1,075,147	1,305,048	416,090	888,959	18,289	66,287	804,383
Property	58.01	Best Buy and Barnes & Noble	0.4%										715,000	847,657	298,706	548,951	13,000	44,373	491,578
Property	58.02	Dollar General - Valdosta, GA	0.1%										120,711	141,561	28,301	113,261	1,820	4,730	106,711
Property	58.03	Dollar General - Weeki Wachee, FL	0.1%										119,318	155,627	42,567	113,060	1,805	8,859	102,396
Property	58.04	Family Dollar - Tampa, FL	0.0%										120,118	160,203	46,516	113,687	1,664	8,325	103,698
Loan	59	Airoom Plaza and Lincolnwood Commons	0.6%	1,076,813	295,307	781,506					9.1%	8.2%	777,727	1,222,157	522,440	699,717	11,836	54,202	633,679
Property	59.01	Airoom Plaza	0.4%
Property	59.02	Lincolnwood Commons	0.2%
Loan	60	Cole Village	0.6%	981,573	343,386	638,187	12/31/2013	1,018,239	365,511	652,729	9.1%	7.9%	833,804	1,021,382	350,755	670,627	21,256	68,848	580,523
Loan	61	Corbin Office Center	0.5%	972,303	363,094	609,210	12/31/2012	927,835	378,987	548,847	10.4%	9.5%	1,155,801	1,136,428	383,106	753,322	7,413	59,300	686,609
Loan	62	McDowell Business Park	0.5%	794,419	218,841	575,578					9.6%	8.7%	838,259	899,833	218,969	680,864	12,753	47,822	620,289
Loan	63	Wingate - Richardson	0.5%	2,024,957	1,222,824	802,134	12/31/2013	1,092,545	1,004,352	88,193	12.8%	11.5%	2,067,225	2,136,454	1,279,647	856,807	85,458		771,349
Loan	64	9301 Largo Drive	0.5%	765,936	198,967	566,969	12/31/2013	678,968	169,920	509,049	10.0%	9.0%	753,697	834,510	185,637	648,873	20,034	43,814	585,025
Loan	65	West Union Village	0.5%	692,542	294,979	397,563	12/31/2013	738,864	278,266	460,598	8.7%	8.1%	787,197	843,090	279,375	563,715	7,699	27,649	528,368
Loan	66	Pines at West Penn MHP	0.5%	846,664	312,197	534,467	12/31/2013	874,921	315,027	559,894	8.8%	8.7%	1,026,504	878,043	313,888	564,155	7,679		556,476
Loan	67	Parkcrest Apartments	0.5%	1,253,463	598,608	654,855	12/31/2013	1,234,520	613,714	620,806	9.9%	8.9%	1,395,394	1,273,579	662,526	611,053	62,400		548,653
Loan	68	Indian Run Village MHP	0.5%	1,001,797	459,730	542,067	12/31/2013	987,223	470,741	516,482	8.8%	8.6%	1,254,576	1,003,661	474,371	529,290	10,780		518,510
Loan	69	Wineman Building	0.5%	881,543	496,187	385,356	12/31/2012	824,019	471,493	352,526	12.0%	11.4%	479,280	1,279,845	562,834	717,011	33,878		683,134
Loan	70	Emerald Tower Apartments	0.5%	688,397	157,179	531,218	12/31/2012	668,786	142,581	526,205	8.5%	8.0%	830,339	844,822	335,333	509,489	29,120		480,369
Loan	71	Nyberg Retail Center	0.4%	823,981	251,977	572,004	12/31/2012	775,191	284,684	490,507	9.1%	8.8%	664,568	822,908	283,949	538,959	6,156	15,389	517,414
Loan	72	Orchards at University Square	0.4%								8.5%	8.3%	539,614	630,749	140,957	489,791	2,511	12,267	475,013
Loan	73	Macedonia Marketplace	0.4%								8.9%	8.5%	544,434	732,199	232,807	499,391	3,131	18,383	477,877
Loan	74	Sunrise Villas	0.4%	1,081,889	519,787	562,102	12/31/2013	1,033,426	583,069	450,357	10.1%	9.3%	1,150,020	1,086,333	544,025	542,308	44,400		497,908
Loan	75	Parker Center	0.4%	373,272	83,729	289,543	12/31/2012	375,785	88,773	287,012	9.6%	8.6%	590,120	619,067	110,837	508,230	13,736	41,208	453,286
Loan	76	CenturyLink Las Vegas	0.4%								9.3%	8.7%	504,000	552,031	77,085	474,945	4,800	24,000	446,145
Loan	77	Patriot Place Apartments	0.4%	1,159,767	615,863	543,903	12/31/2012	1,159,646	581,696	577,950	11.2%	10.4%	1,299,480	1,210,652	639,724	570,928	42,000		528,928
Loan	78	Dollar General Texas Portfolio I	0.4%	678,540	140,343	538,197	12/31/2012	668,860	138,801	530,059	10.1%	9.1%	562,272	665,124	159,296	505,829	16,116	32,232	457,480
Property	78.01	Dollar General Mission	0.0%	65,839	16,015	49,824	12/31/2012	65,399	14,062	51,337			51,804	63,469	18,838	44,630	1,820	3,640	39,170
Property	78.02	Dollar General Brownsville	0.0%	71,067	20,927	50,140	12/31/2012	70,521	17,341	53,180			56,100	72,814	18,664	54,149	1,820	3,640	48,689
Property	78.03	Dollar General Los Fresnos	0.0%	66,669	15,513	51,156	12/31/2012	64,172	18,561	45,611			56,100	66,393	17,142	49,251	1,820	3,640	43,791
Property	78.04	Dollar General Beaumont	0.0%	70,672	18,055	52,617	12/31/2012	67,986	16,194	51,792			56,100	72,913	26,127	46,786	1,820	3,640	41,326
Property	78.05	Dollar General Coldspring	0.0%	75,916	11,023	64,893	12/31/2012	75,872	10,546	65,326			65,112	72,120	13,175	58,946	1,803	3,606	53,537
Property	78.06	Dollar General New Braunfels - Walnut Ave	0.0%	83,680	11,848	71,832	12/31/2012	82,351	14,572	67,779			70,224	81,032	16,944	64,088	1,803	3,606	58,680
Property	78.07	Dollar General New Braunfels - Hwy 46	0.0%	89,052	22,319	66,733	12/31/2012	87,622	16,744	70,878			74,484	86,269	18,255	68,013	1,803	3,606	62,605
Property	78.08	Dollar General San Marcos	0.0%	85,598	13,020	72,578	12/31/2012	84,876	15,275	69,601			72,600	83,693	16,661	67,032	1,803	3,606	61,624
Property	78.09	Dollar General Magnolia	0.0%	70,047	11,623	58,424	12/31/2012	70,061	15,506	54,555			59,748	66,422	13,490	52,932	1,625	3,250	48,057
Loan	79	Value Place	0.4%	1,490,919	770,132	720,787	12/31/2013	1,247,841	662,471	585,370	13.8%	12.1%	1,417,773	1,469,135	813,613	655,522	80,802		574,720
Loan	80	SummerPlace Inn Destin	0.3%	1,860,791	1,086,587	774,204	12/31/2013	1,774,712	1,110,270	664,442	13.9%	12.3%	1,846,862	1,857,651	1,232,927	624,724	74,306		550,418
Loan	81	Red Mountain Storage	0.3%	498,765	183,823	314,942	12/31/2012	534,610	185,497	349,112	8.6%	8.2%	590,156	569,188	197,193	371,995	16,787		355,208
Loan	82	Unicorp Portfolio II	0.3%								8.7%	7.9%	418,420	568,424	195,756	372,668	7,015	25,290	340,363
Property	82.01	Advance Auto Parts - Eastpointe	0.1%
Property	82.02	Dollar General - Mount Dora	0.1%
Property	82.03	Family Dollar - Milwaukee	0.1%
Property	82.04	Dollar General - Milwaukee	0.0%
Loan	83	Brentwood Shopping Center	0.3%	659,342	168,216	491,126	12/31/2013	672,841	177,994	494,847	12.4%	10.8%	648,807	705,132	171,303	533,829	21,542	47,544	464,743
Loan	84	Westgate Shopping Center	0.3%	689,153	164,497	524,656	12/31/2013	688,685	169,815	518,870	11.6%	9.7%	554,238	701,420	212,654	488,766	19,158	62,805	406,803
Loan	85	Storage Pros - Chattanooga	0.3%	659,187	296,836	362,351	12/31/2013	645,651	285,933	359,718	8.7%	8.5%	726,629	659,187	298,277	360,910	10,331		350,579
Loan	86	The Glens Apartments	0.3%	1,225,493	630,533	594,960	12/31/2013	1,164,847	620,936	543,911	13.0%	11.6%	1,242,841	1,228,452	694,155	534,297	58,825		475,472
Loan	87	Summit Retail	0.3%	873,075	276,793	596,282	12/31/2013	878,539	332,544	545,995	13.8%	12.6%	869,682	851,123	298,730	552,393	13,312	35,714	503,367
Loan	88	Golfsmith Richmond	0.3%								9.8%	9.3%	413,613	392,932	11,788	381,144	4,727	11,818	364,600
Loan	89	Spencer Springs Shopping Center	0.3%	494,111	134,368	359,743	12/31/2013	447,017	141,020	305,996	8.9%	8.1%	374,782	468,230	136,140	332,090	4,867	24,336	302,886
Loan	90	Boardwalk Shopping Center Orlando	0.3%								13.5%	12.4%	577,129	707,268	209,804	497,464	10,156	30,000	457,308
Loan	91	Lockaway Self Storage San Antonio	0.3%	520,016	230,538	289,478	12/31/2013	546,650	218,559	328,092	8.6%	8.4%	577,635	548,223	243,943	304,279	7,000		297,279
Loan	92	Jo Ann Fabrics El Paso	0.2%								10.2%	9.6%	357,695	339,810	10,194	329,616	4,127	14,289	311,199
Loan	93	Bear Creek Office	0.2%	723,038	375,636	347,402	12/31/2012	722,022	382,685	339,337	11.5%	9.9%	798,120	784,630	418,199	366,430	11,138	39,786	315,507
Loan	94	Walgreens 3222 Milwaukee	0.2%								13.8%	13.7%	432,000	423,360	8,467	414,893	3,413		411,480
Loan	95	Kress Building	0.2%	442,524	179,819	262,704	12/31/2013	444,125	189,550	254,575	9.2%	8.5%	495,093	453,946	191,279	262,666	10,689	10,386	241,591
Loan	96	Village Apartments	0.2%	634,436	336,321	298,115	12/31/2013	584,019	356,512	227,507	10.3%	9.4%	694,083	628,178	345,201	282,977	24,000		258,977
Loan	97	Storage Etc. San Bernadino	0.2%	398,175	184,062	214,113	12/31/2012	359,992	180,808	179,184	8.9%	8.7%	486,694	431,813	209,175	222,638	5,452		217,186
Loan	98	North State U-Stor & Lock	0.2%	435,696	171,097	264,599	12/31/2013	417,203	166,452	250,752	10.7%	10.3%	452,991	431,004	174,105	256,900	10,028		246,872
Loan	99	Minges Creek Storage Plaza	0.1%	352,026	194,421	157,605	12/31/2013	319,591	198,211	121,380	9.1%	8.5%	393,451	355,682	197,329	158,353	9,942		148,411
Loan	100	River Haven MHP	0.1%	274,643	88,090	186,552	12/31/2013	274,275	86,366	187,909	11.8%	11.6%	265,500	297,402	98,230	199,172	2,950		196,222
Loan	101	Umatilla Plaza	0.1%	362,973	130,760	232,213	12/31/2013	341,651	110,482	231,169	13.5%	11.1%	282,302	319,737	130,712	189,025	9,552	23,881	155,591
Loan	102	Dollar General - Red Oak	0.1%								10.1%	9.9%	84,099	81,181	2,435	78,745	1,354		77,391
Loan	103	Dollar General - Zapata	0.1%								10.2%	10.0%	81,618	78,834	2,365	76,469	1,365		75,104

A-1-15

COMM 2015-LC21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool	Ownership	Ground Lease	Ground Lease			Lease			Lease
Flag	ID	Property Name	Balance	Interest	Expiration (16)	Extension Terms (16)	Largest Tenant (17) (18) (19) (20) (21)	SF (18)	Expiration (18)	2nd Largest Tenant (18) (20) (21)	SF (18)	Expiration (18)
Loan	1	Courtyard by Marriott Portfolio	7.3%	Various
Property	1.01	Courtyard Larkspur Landing Marin County	0.3%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.02	Courtyard San Mateo Foster City	0.3%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.03	Courtyard San Jose Cupertino	0.3%	Leasehold	12/30/2033	3 options, 10 years each	NAP	NAP	NAP	NAP	NAP	NAP
Property	1.04	Courtyard Boulder	0.3%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.05	Courtyard Los Angeles Hacienda Heights	0.2%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.06	Courtyard Seattle South Center	0.2%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.07	Courtyard Rye	0.2%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.08	Courtyard Nashville Airport	0.2%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.09	Courtyard Los Angeles Torrance Palos Verdes	0.2%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.10	Courtyard St. Louis Creve Coeur	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.11	Courtyard Portland Beaverton	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.12	Courtyard Palm Springs	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.13	Courtyard Charlotte South Park	0.1%	Leasehold	12/31/2019	3 options, 10 years each	NAP	NAP	NAP	NAP	NAP	NAP
Property	1.14	Courtyard Norwalk	0.1%	Leasehold	12/29/2023	8 options, 5 years each	NAP	NAP	NAP	NAP	NAP	NAP
Property	1.15	Courtyard Detroit Metro Airport	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.16	Courtyard Chicago Waukegan Gurnee	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.17	Courtyard Atlanta Perimeter Center	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.18	Courtyard Denver Tech Center	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.19	Courtyard Ft. Lauderdale Plantation	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.20	Courtyard Lincroft Red Bank	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.21	Courtyard Chicago Highland Park	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.22	Courtyard Charlottesville North	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.23	Courtyard Raleigh Cary	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.24	Courtyard Detroit Livonia	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.25	Courtyard Birmingham Homewood	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.26	Courtyard West Palm Beach	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.27	Courtyard New Haven Wallingford	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.28	Courtyard Dallas Plano Parkway	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.29	Courtyard Chicago Oakbrook Terrace	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.30	Courtyard Boston Andover	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.31	Courtyard Kansas City Overland Park Metcalf	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.32	Courtyard Minneapolis St Paul Airport	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.33	Courtyard Bakersfield	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.34	Courtyard Denver Stapleton	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.35	Courtyard Rockford	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.36	Courtyard Greenville Haywood Mall	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.37	Courtyard St. Louis Westport Plaza	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.38	Courtyard Chicago Lincolnshire	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.39	Courtyard San Antonio Downtown Market Square	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.40	Courtyard Indianapolis Castleton	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.41	Courtyard Silver Spring North	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.42	Courtyard Lexington North	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.43	Courtyard Tampa Westshore	0.1%	Leasehold	06/30/2068	None	NAP	NAP	NAP	NAP	NAP	NAP
Property	1.44	Courtyard Chicago Deerfield	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.45	Courtyard St. Petersburg Clearwater	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.46	Courtyard Toledo Airport Holland	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.47	Courtyard Phoenix Mesa	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.48	Courtyard Atlanta Airport South	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.49	Courtyard Memphis Airport	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.50	Courtyard Oklahoma City Airport	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.51	Courtyard Annapolis	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.52	Courtyard Manassas	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.53	Courtyard Little Rock	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.54	Courtyard Ft. Myers	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.55	Courtyard Atlanta Gwinnett Mall	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.56	Courtyard Chicago Arlington Heights South	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.57	Courtyard Dallas Richardson at Spring Valley	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.58	Courtyard Huntsville	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.59	Courtyard Birmingham Hoover	0.0%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.60	Courtyard Phoenix North Metrocenter	0.0%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.61	Courtyard Tucson Airport	0.0%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.62	Courtyard Dayton South Mall	0.0%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	1.63	Courtyard Philadelphia Devon	0.0%	Leasehold	01/01/2018	2 options, 10 years each	NAP	NAP	NAP	NAP	NAP	NAP
Property	1.64	Courtyard Fresno	0.0%	Leasehold	06/30/2024	None	NAP	NAP	NAP	NAP	NAP	NAP
Property	1.65	Courtyard Poughkeepsie	0.0%	Leasehold	12/29/2018	3 options, 5 years each	NAP	NAP	NAP	NAP	NAP	NAP
Loan	2	Courtyard by Marriott Pasadena	5.6%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	3	Meridian at Brentwood	3.2%	Fee Simple			BJC Health System	138,144	12/31/2025	Missouri College	39,161	12/31/2018

A-1-16

COMM 2015-LC21

ANNEX  A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool	Ownership	Ground Lease	Ground Lease			Lease			Lease
Flag	ID	Property Name	Balance	Interest	Expiration (16)	Extension Terms (16)	Largest Tenant (17) (18) (19) (20) (21)	SF (18)	Expiration (18)	2nd Largest Tenant (18) (20) (21)	SF (18)	Expiration (18)
Loan	4	155 Mercer Street	3.1%	Fee Simple			Dolce & Gabbana	14,589	11/30/2022	NAP	NAP	NAP
Loan	5	Capistrano Business Center I & II	2.6%	Fee Simple			24 Hour Fitness	24,998	12/31/2020	Joe Verde Sales & Management Training	14,537	02/29/2016
Loan	6	Walgreens Net Lease Portfolio V	2.6%	Fee Simple
Property	6.01	Walgreens #10652	0.4%	Fee Simple			Walgreens	14,820	12/31/2029	NAP	NAP	NAP
Property	6.02	Walgreens #4536	0.4%	Fee Simple			Walgreens	16,380	12/31/2029	NAP	NAP	NAP
Property	6.03	Walgreens #4066	0.3%	Fee Simple			Walgreens	13,905	12/31/2029	NAP	NAP	NAP
Property	6.04	Walgreens #9402	0.3%	Fee Simple			Walgreens	14,820	12/31/2029	NAP	NAP	NAP
Property	6.05	Walgreens #3018	0.3%	Fee Simple			Walgreens	14,740	12/31/2029	NAP	NAP	NAP
Property	6.06	Walgreens #10007	0.3%	Fee Simple			Walgreens	15,020	12/31/2029	NAP	NAP	NAP
Property	6.07	Walgreens #10347	0.3%	Fee Simple			Walgreens	14,820	12/31/2029	NAP	NAP	NAP
Property	6.08	Walgreens #11981	0.3%	Fee Simple			Walgreens	13,650	12/31/2029	NAP	NAP	NAP
Loan	7	University Fountains at Lubbock	2.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	8	Santa Monica Clock Tower	2.0%	Fee Simple			Orion Health, Inc.	8,919	08/31/2020	Gum Gum, Inc.	8,779	01/31/2019
Loan	9	Delaware Corporate Center I & II	2.0%	Leasehold	05/30/2048	2 options, 10 years each	E.I. du Pont de Nemours and Company	53,227	12/31/2022	Morgan Stanley	24,947	04/30/2021
Loan	10	Ortega Ranch	1.9%	Fee Simple			People’s Care	9,609	12/31/2021	New Method Wellness	8,617	04/30/2020
Loan	11	Anchorage Business Park	1.9%	Fee Simple			State of Alaska - Department of Administration	25,487	07/31/2018	GCI Communications	13,444	02/28/2019
Loan	12	26-34 South State Street	1.8%	Fee Simple			Footaction	96,600	05/31/2030	NAP	NAP	NAP
Loan	13	La Gran Plaza	1.8%	Fee Simple			Mercado (Zocalo Property, LP)	124,271	04/06/2027	Burlington Coat Factory of Texas, L.P	80,000	04/30/2018
Loan	14	Embassy Suites Destin	1.7%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	15	Canterbury MHC	1.7%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	16	Sierra Vista Shopping Center	1.7%	Fee Simple			Hobby Lobby Stores, Inc.	60,050	09/30/2024	Stein Mart Inc.	33,969	01/31/2025
Loan	17	Northgate Slauson Marketplace	1.7%	Fee Simple			Northgate Market	42,500	05/01/2029	CVS	14,576	01/31/2040
Loan	18	2250 Roswell Drive	1.6%	Fee Simple			Modcloth, Inc.	257,991	09/30/2022	Amazon.com.dedc, LLC	252,540	11/30/2019
Loan	19	Giant Foods	1.6%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	20	Capitol Plaza	0.6%	Fee Simple			BDP Brookfield, LLC	19,735	04/30/2026	Walgreens	13,650	08/31/2029
Loan	21	College Park Plaza	0.5%	Fee Simple			Sky Zone Appleton	18,607	06/30/2026	Planet Fitness	17,795	01/31/2026
Loan	22	Grant Park Plaza	0.4%	Fee Simple			Planet Fitness	18,308	03/31/2025	Walgreens	13,905	11/30/2056
Loan	23	Renaissance New Orleans Portfolio	1.5%	Leasehold
Property	23.01	Renaissance Pere Marquette	0.8%	Leasehold	12/14/2113	None	NAP	NAP	NAP	NAP	NAP	NAP
Property	23.02	Renaissance Arts	0.7%	Leasehold	12/14/2113	None	NAP	NAP	NAP	NAP	NAP	NAP
Loan	24	The Plaza on Broadway	1.4%	Leasehold	05/31/2072	None	NAP	NAP	NAP	NAP	NAP	NAP
Loan	25	The Shops at 505	1.4%	Fee Simple			Wyndham Vacation Resorts Inc.	15,434	07/31/2020	Ale’Ale’A, LLC DBA Feast of Lele	13,597	12/31/2023
Loan	26	Embassy Suites Corpus Christi	1.4%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	27	Honeywell Building	1.4%	Fee Simple			Honeywell	132,948	12/31/2019	Brookfield Global Relocation Services, LLC	13,990	7/31/2018
Loan	28	350 East Fordham Road	1.3%	Fee Simple			America’s Kids	44,960	03/31/2025	NAP	NAP	NAP
Loan	29	Komar Desert Center	1.3%	Fee Simple			BevMo!	10,303	09/30/2018	Burgers and Beer	9,951	05/31/2022
Loan	30	Trop Plaza	1.3%	Fee Simple			24 Hour Fitness	35,000	07/31/2015	24/7 Salon & Day Spa Studio	8,577	04/02/2019
Loan	31	36 South State Street	1.3%	Fee Simple			Blick Art Materials	14,857	03/31/2020	Verizon Wireless	3,000	11/30/2018
Loan	32	aLoft Hotel Minneapolis	1.2%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	33	Hilton Garden Inn – Phoenix Airport North	1.2%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	34	Ambridge Regional Center	1.1%	Fee Simple			Constellium Rolled Products (Pechiney)	111,804	11/30/2020	Allegheny Petroleum Product	70,580	11/30/2019
Loan	35	Shoppes of Beavercreek	1.1%	Fee Simple			HH Gregg	32,530	04/30/2021	DSW	25,189	09/30/2017
Loan	36	Keller Oaks	1.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	37	75 Armory	1.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	38	Mobile Gardens MHC Portfolio	1.0%	Fee Simple
Property	38.01	Mobile Gardens and Hollyview Mobile Home Park	0.7%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	38.02	Rock Creek and Stony Chase Mobile Home Park	0.2%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	38.03	Briarwood Manor	0.2%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	39	The Malulani Portfolio	1.0%	Fee Simple
Property	39.01	Liona Apartments	0.5%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	39.02	Kaiser Ground Lease	0.2%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	39.03	Sears Ground Lease	0.2%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	39.04	Kokua Market	0.1%	Fee Simple			Kokua Market	4,121	01/31/2025	NAP	NAP	NAP
Loan	40	Parkview Place Apartments	1.0%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	41	Heritage Plaza Shopping Center	0.9%	Fee Simple			LA Fitness	48,015	03/31/2019	Goodwill	16,550	03/31/2026
Loan	42	Parkdale Shopping Center	0.9%	Fee Simple			Hobby Lobby	57,246	01/29/2018	Drug Emporium	27,730	12/31/2022
Loan	43	Samsondale Plaza	0.8%	Fee Simple			Stop & Shop	50,017	01/31/2028	New York State DMV	15,636	11/30/2016
Loan	44	Fremont Ford	0.8%	Fee Simple			SJK, Inc. (Ford)	77,740	09/30/2023	Premier Automotive Imports of CA, LLC	17,000	05/31/2020
Loan	45	24 Hour Fitness West Covina	0.8%	Fee Simple			24 Hour Fitness	37,500	04/30/2027	NAP	NAP	NAP
Loan	46	Centre Creek Plaza & Wells Fargo Building	0.8%	Fee Simple
Property	46.01	Wells Fargo Building	0.4%	Fee Simple			Sendero Health Plans	8,772	7/31/2019	Wells Fargo Bank	5,250	10/31/2018
Property	46.02	Centre Creek Plaza	0.4%	Fee Simple			Intera	18,305	4/30/2017	Caring Family Network	7,653	1/31/2018
Loan	47	North Stadium Business Center	0.8%	Fee Simple			Anaheim Stoneworks Inc	16,920	12/31/2017	A&D Sprinklers Inc	10,600	10/31/2018
Loan	48	Glencoe Crossing	0.7%	Fee Simple			Citi Trends, Inc	13,887	11/30/2018	GO Where Meetings Matter	9,914	12/31/2022
Loan	49	Inn @ Northrup Station	0.7%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	50	StaxUp Self Storage - San Ysidro	0.7%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	51	Solaris Vail Portfolio	0.7%	Fee Simple
Property	51.01	Eagle Vail Industrial Center	0.4%	Fee Simple			Napa	6,000	6/30/2018	Colorado Mountain Cleaners	6,000	10/31/2015
Property	51.02	Wall Street Building	0.2%	Fee Simple			Shades of Vail	917	11/30/2017	NAP	NAP	NAP
Property	51.03	Lodge at Vail	0.1%	Fee Simple			Pet Boutique of Vail	461	10/31/2019	Plata Jewelers	461	11/30/2019

A-1-17

COMM 2015-LC21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool	Ownership	Ground Lease	Ground Lease			Lease			Lease
Flag	ID	Property Name	Balance	Interest	Expiration (16)	Extension Terms (16)	Largest Tenant (17) (18) (19) (20) (21)	SF (18)	Expiration (18)	2nd Largest Tenant (18) (20) (21)	SF (18)	Expiration (18)
Loan	52	Avenue Mentry Industrial	0.7%	Fee Simple			Forrest Machining, Inc.	115,453	01/01/2040	NAP	NAP	NAP
Loan	53	901 New Hampshire	0.6%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	54	Plantation at Quail Valley	0.6%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	55	Park Guilderland Apartments	0.6%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	56	Hilton Garden Inn Dover	0.6%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	57	Whispering Creek	0.6%	Fee Simple			Twin Liquors, LP	6,904	12/31/2022	Victoria Ambulatory Surgery Center, LP	6,360	11/30/2019
Loan	58	Brunelli Portfolio	0.6%	Fee Simple
Property	58.01	Best Buy and Barnes & Noble	0.4%	Fee Simple			Best Buy	45,000	01/31/2025	Barnes & Noble	20,000	01/31/2016
Property	58.02	Dollar General - Valdosta, GA	0.1%	Fee Simple			Dollar General	9,100	12/31/2027	NAP	NAP	NAP
Property	58.03	Dollar General - Weeki Wachee, FL	0.1%	Fee Simple			Dollar General	9,026	10/31/2026	NAP	NAP	NAP
Property	58.04	Family Dollar - Tampa, FL	0.0%	Fee Simple			Family Dollar	8,320	09/30/2029	NAP	NAP	NAP
Loan	59	Airoom Plaza and Lincolnwood Commons	0.6%	Fee Simple
Property	59.01	Airoom Plaza	0.4%	Fee Simple			Airoom	32,070	12/31/2028	FedEx Office	5,270	07/31/2017
Property	59.02	Lincolnwood Commons	0.2%	Fee Simple			Lincolnwood Wine and Spirits	4,550	03/31/2019	Accelerated Health Systems	2,940	12/31/2015
Loan	60	Cole Village	0.6%	Fee Simple			WalMart	44,240	12/31/2022	Hancock Fabrics	13,080	03/31/2018
Loan	61	Corbin Office Center	0.5%	Fee Simple			Dan Monaco	2,925	03/31/2016	Medhi Haerikhorshid/L. Ahmadi	2,400	04/30/2019
Loan	62	McDowell Business Park	0.5%	Fee Simple			iMemories, LLC	21,434	09/30/2017	Scottsdale Volleyball Academy	14,392	11/30/2019
Loan	63	Wingate - Richardson	0.5%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	64	9301 Largo Drive	0.5%	Fee Simple			Phoenix International Holdings, Inc.	97,636	09/30/2020	Dr. Gooray & Dr. Begeau	3,200	08/31/2016
Loan	65	West Union Village	0.5%	Fee Simple			Gilbert Veterinary	3,600	08/31/2024	Snap Fitness	3,100	12/31/2024
Loan	66	Pines at West Penn MHP	0.5%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	67	Parkcrest Apartments	0.5%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	68	Indian Run Village MHP	0.5%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	69	Wineman Building	0.5%	Leasehold	02/28/2043	None	NAP	NAP	NAP	NAP	NAP	NAP
Loan	70	Emerald Tower Apartments	0.5%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	71	Nyberg Retail Center	0.4%	Fee Simple			Oregon Dog Rescue	3,200	01/31/2017	McDonald’s	2,633	09/19/2016
Loan	72	Orchards at University Square	0.4%	Fee Simple			Farmer Boys Food, Inc	2,800	04/30/2035	TGH Enterprises, Inc.	1,800	02/28/2025
Loan	73	Macedonia Marketplace	0.4%	Fee Simple			Mattress Firm	5,000	03/31/2025	Sherwin Williams	3,520	03/31/2025
Loan	74	Sunrise Villas	0.4%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	75	Parker Center	0.4%	Fee Simple			Winn Dixie	44,000	1/31/2025	Planet Fitness	19,880	2/28/2024
Loan	76	CenturyLink Las Vegas	0.4%	Fee Simple			CenturyLink	24,000	09/30/2023	NAP	NAP	NAP
Loan	77	Patriot Place Apartments	0.4%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	78	Dollar General Texas Portfolio I	0.4%	Fee Simple
Property	78.01	Dollar General Mission	0.0%	Fee Simple			Dollar General	9,100	08/31/2018	NAP	NAP	NAP
Property	78.02	Dollar General Brownsville	0.0%	Fee Simple			Dollar General	9,100	01/31/2019	NAP	NAP	NAP
Property	78.03	Dollar General Los Fresnos	0.0%	Fee Simple			Dollar General	9,100	07/31/2020	NAP	NAP	NAP
Property	78.04	Dollar General Beaumont	0.0%	Fee Simple			Dollar General	9,100	07/31/2020	NAP	NAP	NAP
Property	78.05	Dollar General Coldspring	0.0%	Fee Simple			Dollar General	9,014	03/31/2020	NAP	NAP	NAP
Property	78.06	Dollar General New Braunfels - Walnut Ave	0.0%	Fee Simple			Dollar General	9,014	02/29/2020	NAP	NAP	NAP
Property	78.07	Dollar General New Braunfels - Hwy 46	0.0%	Fee Simple			Dollar General	9,014	03/31/2020	NAP	NAP	NAP
Property	78.08	Dollar General San Marcos	0.0%	Fee Simple			Dollar General	9,014	03/31/2020	NAP	NAP	NAP
Property	78.09	Dollar General Magnolia	0.0%	Fee Simple			Dollar General	8,125	03/31/2019	NAP	NAP	NAP
Loan	79	Value Place	0.4%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	80	SummerPlace Inn Destin	0.3%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	81	Red Mountain Storage	0.3%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	82	Unicorp Portfolio II	0.3%	Fee Simple
Property	82.01	Advance Auto Parts - Eastpointe	0.1%	Fee Simple			Advance Auto Parts	7,000	06/30/2023	NAP	NAP	NAP
Property	82.02	Dollar General - Mount Dora	0.1%	Fee Simple			Dollar General	9,026	08/13/2028	NAP	NAP	NAP
Property	82.03	Family Dollar - Milwaukee	0.1%	Fee Simple			Family Dollar	8,566	06/30/2021	NAP	NAP	NAP
Property	82.04	Dollar General - Milwaukee	0.0%	Fee Simple			Dollar General	8,719	08/31/2022	NAP	NAP	NAP
Loan	83	Brentwood Shopping Center	0.3%	Fee Simple			Grocery Outlet	29,775	08/31/2021	Goodwill Industries	19,380	09/30/2016
Loan	84	Westgate Shopping Center	0.3%	Fee Simple			Stein Mart	37,980	03/31/2020	Tanglewood Drug	4,083	12/31/2015
Loan	85	Storage Pros - Chattanooga	0.3%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	86	The Glens Apartments	0.3%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	87	Summit Retail	0.3%	Fee Simple			Buffalo Wings & Rings	5,663	06/17/2018	Secretary of State	5,500	09/30/2016
Loan	88	Golfsmith Richmond	0.3%	Fee Simple			Golfsmith	23,635	06/30/2029	NAP	NAP	NAP
Loan	89	Spencer Springs Shopping Center	0.3%	Fee Simple			Chris’s Place Tavern	4,800	06/30/2017	Gentle Dental	4,800	11/30/2022
Loan	90	Boardwalk Shopping Center Orlando	0.3%	Fee Simple			Froggers	8,000	12/31/2024	Crystal Ballroom Altamonte	8,000	07/30/2024
Loan	91	Lockaway Self Storage San Antonio	0.3%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	92	Jo Ann Fabrics El Paso	0.2%	Fee Simple			Jo-Ann Stores	27,515	01/31/2025	NAP	NAP	NAP
Loan	93	Bear Creek Office	0.2%	Fee Simple			JPMorgan Chase	10,762	9/30/2021	State of Texas	9,349	6/30/2018
Loan	94	Walgreens 3222 Milwaukee	0.2%	Fee Simple			Walgreens	13,650	01/31/2029	NAP	NAP	NAP
Loan	95	Kress Building	0.2%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	96	Village Apartments	0.2%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	97	Storage Etc. San Bernadino	0.2%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	98	North State U-Stor & Lock	0.2%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	99	Minges Creek Storage Plaza	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	100	River Haven MHP	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	101	Umatilla Plaza	0.1%	Fee Simple			Save-A-Lot	24,920	01/14/2018	Advancing the Kingdom Ministry	8,506	09/20/2015
Loan	102	Dollar General - Red Oak	0.1%	Fee Simple			Dollar General	9,026	10/31/2029	NAP	NAP	NAP
Loan	103	Dollar General - Zapata	0.1%	Fee Simple			Dollar General	9,100	03/31/2030	NAP	NAP	NAP

A-1-18

COMM 2015-LC21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of												Upfront
Property			Initial Pool			Lease			Lease			Lease		Occupancy	Replacement
Flag	ID	Property Name	Balance	3rd Largest Tenant (17) (18) (20)	SF (18)	Expiration (18)	4th Largest Tenant (18) (19) (20)	SF (18)	Expiration (18)	5th Largest Tenant (18) (20) (21)	SF (18)	Expiration (18)	Occupancy	As-of Date	Reserves($) (22)
Loan	1	Courtyard by Marriott Portfolio	7.3%										70.0%	02/28/2015
Property	1.01	Courtyard Larkspur Landing Marin County	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	84.4%	02/28/2015
Property	1.02	Courtyard San Mateo Foster City	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	77.7%	02/28/2015
Property	1.03	Courtyard San Jose Cupertino	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	80.3%	02/28/2015
Property	1.04	Courtyard Boulder	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	79.3%	02/28/2015
Property	1.05	Courtyard Los Angeles Hacienda Heights	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	84.5%	02/28/2015
Property	1.06	Courtyard Seattle South Center	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	81.4%	02/28/2015
Property	1.07	Courtyard Rye	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	73.9%	02/28/2015
Property	1.08	Courtyard Nashville Airport	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	81.7%	02/28/2015
Property	1.09	Courtyard Los Angeles Torrance Palos Verdes	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	81.4%	02/28/2015
Property	1.10	Courtyard St. Louis Creve Coeur	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	71.4%	02/28/2015
Property	1.11	Courtyard Portland Beaverton	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	66.7%	02/28/2015
Property	1.12	Courtyard Palm Springs	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	67.3%	02/28/2015
Property	1.13	Courtyard Charlotte South Park	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	75.3%	02/28/2015
Property	1.14	Courtyard Norwalk	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	75.1%	02/28/2015
Property	1.15	Courtyard Detroit Metro Airport	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	77.1%	02/28/2015
Property	1.16	Courtyard Chicago Waukegan Gurnee	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	74.4%	02/28/2015
Property	1.17	Courtyard Atlanta Perimeter Center	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	72.6%	02/28/2015
Property	1.18	Courtyard Denver Tech Center	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	66.8%	02/28/2015
Property	1.19	Courtyard Ft. Lauderdale Plantation	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	77.5%	02/28/2015
Property	1.20	Courtyard Lincroft Red Bank	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	65.5%	02/28/2015
Property	1.21	Courtyard Chicago Highland Park	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	63.9%	02/28/2015
Property	1.22	Courtyard Charlottesville North	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	67.1%	02/28/2015
Property	1.23	Courtyard Raleigh Cary	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	62.7%	02/28/2015
Property	1.24	Courtyard Detroit Livonia	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	76.3%	02/28/2015
Property	1.25	Courtyard Birmingham Homewood	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	68.2%	02/28/2015
Property	1.26	Courtyard West Palm Beach	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	76.5%	02/28/2015
Property	1.27	Courtyard New Haven Wallingford	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	69.9%	02/28/2015
Property	1.28	Courtyard Dallas Plano Parkway	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	72.9%	02/28/2015
Property	1.29	Courtyard Chicago Oakbrook Terrace	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	72.2%	02/28/2015
Property	1.30	Courtyard Boston Andover	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	67.4%	02/28/2015
Property	1.31	Courtyard Kansas City Overland Park Metcalf	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	70.6%	02/28/2015
Property	1.32	Courtyard Minneapolis St Paul Airport	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	73.7%	02/28/2015
Property	1.33	Courtyard Bakersfield	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	73.2%	02/28/2015
Property	1.34	Courtyard Denver Stapleton	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	66.3%	02/28/2015
Property	1.35	Courtyard Rockford	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	62.7%	02/28/2015
Property	1.36	Courtyard Greenville Haywood Mall	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	70.4%	02/28/2015
Property	1.37	Courtyard St. Louis Westport Plaza	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	68.7%	02/28/2015
Property	1.38	Courtyard Chicago Lincolnshire	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	61.8%	02/28/2015
Property	1.39	Courtyard San Antonio Downtown Market Square	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	73.8%	02/28/2015
Property	1.40	Courtyard Indianapolis Castleton	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	63.2%	02/28/2015
Property	1.41	Courtyard Silver Spring North	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	65.5%	02/28/2015
Property	1.42	Courtyard Lexington North	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	62.8%	02/28/2015
Property	1.43	Courtyard Tampa Westshore	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	83.6%	02/28/2015
Property	1.44	Courtyard Chicago Deerfield	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	60.2%	02/28/2015
Property	1.45	Courtyard St. Petersburg Clearwater	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	79.2%	02/28/2015
Property	1.46	Courtyard Toledo Airport Holland	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	63.5%	02/28/2015
Property	1.47	Courtyard Phoenix Mesa	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	64.7%	02/28/2015
Property	1.48	Courtyard Atlanta Airport South	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	75.0%	02/28/2015
Property	1.49	Courtyard Memphis Airport	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	74.8%	02/28/2015
Property	1.50	Courtyard Oklahoma City Airport	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	61.8%	02/28/2015
Property	1.51	Courtyard Annapolis	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	61.6%	02/28/2015
Property	1.52	Courtyard Manassas	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	66.0%	02/28/2015
Property	1.53	Courtyard Little Rock	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	56.9%	02/28/2015
Property	1.54	Courtyard Ft. Myers	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	70.7%	02/28/2015
Property	1.55	Courtyard Atlanta Gwinnett Mall	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	70.4%	02/28/2015
Property	1.56	Courtyard Chicago Arlington Heights South	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	69.0%	02/28/2015
Property	1.57	Courtyard Dallas Richardson at Spring Valley	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	67.1%	02/28/2015
Property	1.58	Courtyard Huntsville	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	55.9%	02/28/2015
Property	1.59	Courtyard Birmingham Hoover	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	56.2%	02/28/2015
Property	1.60	Courtyard Phoenix North Metrocenter	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	54.5%	02/28/2015
Property	1.61	Courtyard Tucson Airport	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	69.5%	02/28/2015
Property	1.62	Courtyard Dayton South Mall	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	50.5%	02/28/2015
Property	1.63	Courtyard Philadelphia Devon	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	72.3%	02/28/2015
Property	1.64	Courtyard Fresno	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	74.0%	02/28/2015
Property	1.65	Courtyard Poughkeepsie	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	68.0%	02/28/2015
Loan	2	Courtyard by Marriott Pasadena	5.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	90.6%	04/30/2015
Loan	3	Meridian at Brentwood	3.2%	EverBank	19,647	09/30/2017	La-Z-Boy	13,439	11/30/2022	Club Fitness	8,650	10/31/2021	100.0%	12/31/2014

A-1-19

COMM 2015-LC21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of												Upfront
Property			Initial Pool			Lease			Lease			Lease		Occupancy	Replacement
Flag	ID	Property Name	Balance	3rd Largest Tenant (17) (18) (20)	SF (18)	Expiration (18)	4th Largest Tenant (18) (19) (20)	SF (18)	Expiration (18)	5th Largest Tenant (18) (20) (21)	SF (18)	Expiration (18)	Occupancy	As-of Date	Reserves($) (22)
Loan	4	155 Mercer Street	3.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/06/2015
Loan	5	Capistrano Business Center I & II	2.6%	The Effect	8,505	12/31/2015	Development Planning & Financial Group	8,361	03/31/2016	Greek Orthodox Mission	7,214	12/31/2017	86.3%	04/20/2015
Loan	6	Walgreens Net Lease Portfolio V	2.6%										100.0%	12/19/2014
Property	6.01	Walgreens #10652	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	12/19/2014
Property	6.02	Walgreens #4536	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	12/19/2014
Property	6.03	Walgreens #4066	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	12/19/2014
Property	6.04	Walgreens #9402	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	12/19/2014
Property	6.05	Walgreens #3018	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	12/19/2014
Property	6.06	Walgreens #10007	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	12/19/2014
Property	6.07	Walgreens #10347	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	12/19/2014
Property	6.08	Walgreens #11981	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	12/19/2014
Loan	7	University Fountains at Lubbock	2.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	96.2%	03/02/2015	6,282
Loan	8	Santa Monica Clock Tower	2.0%	The Misfit	5,505	04/30/2021	The Boesch Law Group	4,630	01/31/2018	TrueCar, Inc.	4,520	12/31/2024	99.7%	04/30/2015	261,700
Loan	9	Delaware Corporate Center I & II	2.0%	ClearBridge Advisors	18,243	10/31/2018	Lyons Insurance	15,119	04/30/2017	Synchrogenix Information Strategies	10,702	10/31/2019	100.0%	03/02/2015
Loan	10	Ortega Ranch	1.9%	Capital Bank	8,287	10/31/2021	Ten Media LLC	7,761	03/31/2016	The Revival Center	7,057	04/30/2019	89.4%	04/20/2015
Loan	11	Anchorage Business Park	1.9%	New Cingular Wireless PCS, LLC	9,429	11/30/2018	Providence Health & Services WA	8,522	1/31/2024	Donlin Gold, LLC	7,394	12/31/2015	86.0%	04/30/2015
Loan	12	26-34 South State Street	1.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/06/2015
Loan	13	La Gran Plaza	1.8%	Fiesta Mart Inc	58,500	07/31/2028	Everest College	40,916	10/31/2020	Cinemagic-Bilingual Realty, Inc.	35,695	12/31/2024	85.8%	04/06/2015
Loan	14	Embassy Suites Destin	1.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	82.5%	04/30/2015
Loan	15	Canterbury MHC	1.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	85.3%	02/28/2015
Loan	16	Sierra Vista Shopping Center	1.7%	Marshalls of MA	30,000	04/30/2024	Samurai Grill	6,506	05/31/2017	Bridgestone Retail Operations	6,432	01/31/2017	98.0%	05/06/2015	323,180
Loan	17	Northgate Slauson Marketplace	1.7%	Chase Bank	2,241	11/30/2024	Panda Express	2,001	04/30/2024	Premier Dental Group	1,829	06/30/2019	100.0%	03/19/2015
Loan	18	2250 Roswell Drive	1.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/31/2015
Loan	19	Giant Foods	1.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	20	Capitol Plaza	0.6%	Brookfield FADS, Inc.	8,417	03/31/2019	American Dental Partners Of WI L	5,500	11/30/2023	Symmetry Salon Suites LLC	2,210	10/31/2019	79.3%	04/30/2015
Loan	21	College Park Plaza	0.5%	Rogan Shoes	12,248	02/28/2025	Dollar Tree	12,000	05/31/2017	Luxury Nails	2,354	09/30/2016	86.1%	04/30/2015
Loan	22	Grant Park Plaza	0.4%	CSL Plasma Inc	11,298	02/28/2030	Advanced Auto Parts	6,600	07/31/2021	Mary Linsmeier Schools, Inc.	5,250	05/31/2016	83.5%	04/30/2015
Loan	23	Renaissance New Orleans Portfolio	1.5%										78.5%	02/28/2015
Property	23.01	Renaissance Pere Marquette	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	79.7%	02/28/2015
Property	23.02	Renaissance Arts	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	77.0%	02/28/2015
Loan	24	The Plaza on Broadway	1.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	89.0%	02/28/2015	100,000
Loan	25	The Shops at 505	1.4%	Pacific’O	5,436	01/31/2021	Drink Enterprises LLC dba Spanky’s	3,090	10/31/2021	Whaler’s General Store dba Food Pantry	2,970	10/31/2015	88.2%	02/08/2015	1,095
Loan	26	Embassy Suites Corpus Christi	1.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	80.4%	03/31/2015
Loan	27	Honeywell Building	1.4%	Sander Engineering Corporation	3,983	01/31/2017	West Belt Plaza Deli	1,100	MTM	NAP	NAP	NAP	99.6%	05/01/2015
Loan	28	350 East Fordham Road	1.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	04/14/2015	9,411
Loan	29	Komar Desert Center	1.3%	Toda Moda	9,734	04/30/2018	Souplantation	7,000	09/30/2028	Mimi’s Cafe	6,480	08/31/2028	96.8%	01/06/2015
Loan	30	Trop Plaza	1.3%	Fortune Restaurant	6,400	06/30/2022	Mancha Development/D	5,000	10/31/2019	Mervat Berry, dba Su	2,440	01/31/2016	100.0%	04/01/2015
Loan	31	36 South State Street	1.3%	T-Mobile	1,543	01/31/2017	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/21/2015
Loan	32	aLoft Hotel Minneapolis	1.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	79.1%	03/31/2015
Loan	33	Hilton Garden Inn – Phoenix Airport North	1.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	80.1%	03/31/2015
Loan	34	Ambridge Regional Center	1.1%	TMK IPSCO Tubulars Inc.	63,050	11/30/2024	National Molding, LLC (Advanced Alloy Division)	59,580	07/31/2019	US Natural Resources, Inc.	55,946	05/31/2017	79.7%	04/10/2015
Loan	35	Shoppes of Beavercreek	1.1%	Bed Bath & Beyond	24,423	01/31/2018	Barnes & Noble	23,000	01/31/2018	Golfsmith USA	20,845	06/30/2023	100.0%	01/22/2015
Loan	36	Keller Oaks	1.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.0%	02/28/2015
Loan	37	75 Armory	1.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	02/28/2015
Loan	38	Mobile Gardens MHC Portfolio	1.0%										81.0%	04/01/2015
Property	38.01	Mobile Gardens and Hollyview Mobile Home Park	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	85.0%	04/01/2015
Property	38.02	Rock Creek and Stony Chase Mobile Home Park	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	79.0%	04/01/2015
Property	38.03	Briarwood Manor	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	72.0%	04/01/2015
Loan	39	The Malulani Portfolio	1.0%										97.0%	Various
Property	39.01	Liona Apartments	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	96.4%	02/28/2015
Property	39.02	Kaiser Ground Lease	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	39.03	Sears Ground Lease	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	39.04	Kokua Market	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/06/2015
Loan	40	Parkview Place Apartments	1.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	96.0%	03/03/2015
Loan	41	Heritage Plaza Shopping Center	0.9%	HomeStyle Galleries	15,000	08/31/2016	Tuesday Morning, Inc.	9,200	01/15/2017	Trinity Dance and Gymnastics, LLC	6,455	10/31/2017	96.0%	04/01/2015
Loan	42	Parkdale Shopping Center	0.9%	Ross Dress For Less	24,770	01/31/2026	Card & Party Factory	19,074	01/31/2018	99 Cents Only	16,000	01/31/2025	94.8%	04/29/2015	3,193
Loan	43	Samsondale Plaza	0.8%	Dollar Tree	13,214	01/19/2019	Baxter’s Pharmacy	9,344	03/31/2019	Advance Auto	7,866	11/30/2020	78.6%	03/13/2015	175,000
Loan	44	Fremont Ford	0.8%	Cruise America	15,800	02/28/2022	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2015
Loan	45	24 Hour Fitness West Covina	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/06/2015
Loan	46	Centre Creek Plaza & Wells Fargo Building	0.8%										89.0%	05/31/2015
Property	46.01	Wells Fargo Building	0.4%	Silicon Space Technol	4,486	4/30/2016	X Tech	3,804	12/31/2015	TX Educational Consul	3,658	5/31/2019	96.4%	05/31/2015
Property	46.02	Centre Creek Plaza	0.4%	Buckner Hospice	3,387	4/30/2020	AFSCME	2,377	01/31/2017	Texas Horsemen’s Part	2,372	11/30/2017	81.9%	05/31/2015
Loan	47	North Stadium Business Center	0.8%	Elite Sports Inc	9,900	02/28/2019	G&E Asian American	8,600	03/31/2017	County of Orange	7,200	12/31/2017	98.1%	04/20/2015
Loan	48	Glencoe Crossing	0.7%	Ross Education, LLC	9,804	06/30/2018	Aaron Rents, Inc.	7,600	05/31/2018	Dollar General	7,600	05/31/2016	98.0%	04/03/2015	1,565
Loan	49	Inn @ Northrup Station	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	81.4%	02/28/2015
Loan	50	StaxUp Self Storage - San Ysidro	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	70.0%	02/13/2015	2,154
Loan	51	Solaris Vail Portfolio	0.7%										93.6%	03/05/2015
Property	51.01	Eagle Vail Industrial Center	0.4%	Vail Manufacturing	4,250	3/31/2018	Organic Housekeepers	3,750	4/30/2017	Sign on Design	3,750	3/31/2019	100.0%	03/05/2015
Property	51.02	Wall Street Building	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	28.5%	03/05/2015
Property	51.03	Lodge at Vail	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/05/2015

A-1-20

COMM 2015-LC21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of												Upfront
Property			Initial Pool			Lease			Lease			Lease		Occupancy	Replacement
Flag	ID	Property Name	Balance	3rd Largest Tenant (17) (18) (20)	SF (18)	Expiration (18)	4th Largest Tenant (18) (19) (20)	SF (18)	Expiration (18)	5th Largest Tenant (18) (20) (21)	SF (18)	Expiration (18)	Occupancy	As-of Date	Reserves($) (22)
Loan	52	Avenue Mentry Industrial	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/06/2015
Loan	53	901 New Hampshire	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/27/2015
Loan	54	Plantation at Quail Valley	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.2%	03/24/2015	2,842
Loan	55	Park Guilderland Apartments	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	96.6%	03/23/2015
Loan	56	Hilton Garden Inn Dover	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	77.5%	02/28/2015
Loan	57	Whispering Creek	0.6%	Texas Medical & Wellness Clinic, PA	5,709	12/31/2017	The Palm Tree	4,972	01/31/2020	AT&T Mobility	4,897	10/31/2015	91.5%	04/09/2015	16,500
Loan	58	Brunelli Portfolio	0.6%										100.0%	03/10/2015
Property	58.01	Best Buy and Barnes & Noble	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/10/2015
Property	58.02	Dollar General - Valdosta, GA	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/10/2015
Property	58.03	Dollar General - Weeki Wachee, FL	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/10/2015
Property	58.04	Family Dollar - Tampa, FL	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/10/2015
Loan	59	Airoom Plaza and Lincolnwood Commons	0.6%										100.0%	04/07/2015	715
Property	59.01	Airoom Plaza	0.4%	Joseph Shoe Clinic	1,793	04/30/2023	Luna’s Nails	1,250	09/30/2018	Ruba Maatouk, DDS	1,124	02/28/2017	100.0%	04/07/2015
Property	59.02	Lincolnwood Commons	0.2%	Revive Baths of Chicago	1,707	06/30/2019	Miracle Ear	1,605	02/28/2017	Gage Cleaners	1,100	10/31/2017	100.0%	04/07/2015
Loan	60	Cole Village	0.6%	United States Postal Service	12,761	09/01/2016	Hobbytown USA	9,326	12/31/2015	Shaw Academy of Cosmetology	9,062	06/30/2016	93.4%	03/04/2015
Loan	61	Corbin Office Center	0.5%	Law Office of Taheri	2,078	03/31/2018	Josefina STA. Maria	1,975	07/31/2015	John Russon	1,788	04/30/2017	96.3%	03/31/2015
Loan	62	McDowell Business Park	0.5%	Rebound Gymnastics	11,255	05/31/2018	Desert Microtechnology	3,796	12/31/2016	K’oyitl’ots’ina, Ltd.	3,749	07/31/2016	98.7%	01/03/2015
Loan	63	Wingate - Richardson	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	64.9%	02/28/2015
Loan	64	9301 Largo Drive	0.5%	Key Bridge Foundation	2,850	11/30/2020	Oracles of God, Inc.	1,900	07/31/2019	Jeffrey Way, AIA	750	06/30/2017	97.1%	03/31/2015
Loan	65	West Union Village	0.5%	World Champion Tae Kwon Do	2,683	10/31/2019	Siam Restaurant	2,430	02/28/2025	Degario’s Restaurant	2,400	01/31/2024	81.8%	04/01/2015
Loan	66	Pines at West Penn MHP	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	85.5%	03/02/2015
Loan	67	Parkcrest Apartments	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.9%	04/21/2015	5,196
Loan	68	Indian Run Village MHP	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	80.1%	03/02/2015
Loan	69	Wineman Building	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	02/05/2015
Loan	70	Emerald Tower Apartments	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	04/13/2015
Loan	71	Nyberg Retail Center	0.4%	Tualatin Gas and Food	2,400	05/31/2024	The Equitable Finance Company	2,371	10/31/2017	El Sol de Mexico	2,360	12/31/2017	94.5%	02/01/2015
Loan	72	Orchards at University Square	0.4%	Starbucks Corp	1,700	02/28/2025	KNK, LLC	1,410	03/31/2020	Ricky Sood	1,328	02/28/2025	100.0%	05/01/2015
Loan	73	Macedonia Marketplace	0.4%	FirstWatch (endcap location)	3,500	03/31/2025	AT&T Operator - Prime Communications	3,256	05/30/2020	Vitamin Shoppe (endcap)	2,500	03/31/2025	100.0%	04/15/2015
Loan	74	Sunrise Villas	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.9%	03/31/2015	325,000
Loan	75	Parker Center	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.0%	02/17/2015
Loan	76	CenturyLink Las Vegas	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/06/2015
Loan	77	Patriot Place Apartments	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	92.9%	05/18/2015	94,151
Loan	78	Dollar General Texas Portfolio I	0.4%										100.0%	06/06/2015
Property	78.01	Dollar General Mission	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/06/2015
Property	78.02	Dollar General Brownsville	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/06/2015
Property	78.03	Dollar General Los Fresnos	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/06/2015
Property	78.04	Dollar General Beaumont	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/06/2015
Property	78.05	Dollar General Coldspring	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/06/2015
Property	78.06	Dollar General New Braunfels - Walnut Ave	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/06/2015
Property	78.07	Dollar General New Braunfels - Hwy 46	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/06/2015
Property	78.08	Dollar General San Marcos	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/06/2015
Property	78.09	Dollar General Magnolia	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/06/2015
Loan	79	Value Place	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	88.3%	02/28/2015
Loan	80	SummerPlace Inn Destin	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	79.3%	03/31/2015	6,742
Loan	81	Red Mountain Storage	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.9%	04/03/2015	100,000
Loan	82	Unicorp Portfolio II	0.3%										100.0%	01/06/2015	585
Property	82.01	Advance Auto Parts - Eastpointe	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/06/2015
Property	82.02	Dollar General - Mount Dora	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/06/2015
Property	82.03	Family Dollar - Milwaukee	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/06/2015
Property	82.04	Dollar General - Milwaukee	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/06/2015
Loan	83	Brentwood Shopping Center	0.3%	Dollar Tree	12,880	05/31/2017	Beauty Zone Beauty Supply	5,100	04/30/2016	Strategic Restaurants (Burger King)	2,900	06/01/2025	98.9%	04/01/2015
Loan	84	Westgate Shopping Center	0.3%	Dunkin Donuts	2,875	07/31/2022	All Aboard	2,710	01/31/2016	Regions Bank	1,918	04/30/2016	99.5%	04/01/2015	100,000
Loan	85	Storage Pros - Chattanooga	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	88.4%	03/02/2015	861
Loan	86	The Glens Apartments	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.5%	03/09/2015	4,902
Loan	87	Summit Retail	0.3%	National Coney Island	4,014	10/31/2021	Troy Pediatric	4,007	06/04/2018	Painting with a Twist	4,006	04/15/2021	100.0%	04/30/2015
Loan	88	Golfsmith Richmond	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/06/2015	20,000
Loan	89	Spencer Springs Shopping Center	0.3%	Sidra Market	2,400	08/30/2016	Sakun Thai	2,310	10/31/2017	Mr. Shesha Hookah Lounge	2,300	01/31/2016	100.0%	04/30/2015
Loan	90	Boardwalk Shopping Center Orlando	0.3%	Patricia A. Marshall, LLC-Jazzercise	3,300	08/15/2019	22 Health, LLC	2,743	03/01/2024	Hair Connoisseurs	2,250	10/31/2017	93.5%	04/16/2015
Loan	91	Lockaway Self Storage San Antonio	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.8%	01/30/2015	583
Loan	92	Jo Ann Fabrics El Paso	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/06/2015
Loan	93	Bear Creek Office	0.2%	Roma Kirschbaum & Schmidt	4,554	1/31/2017	Tjwana & Jim Wilson (Wilson Family Caring Center)	3,986	10/31/2017	TGA Management	2,143	10/31/2020	96.8%	05/15/2015	73,600
Loan	94	Walgreens 3222 Milwaukee	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/06/2015
Loan	95	Kress Building	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	90.3%	05/22/2015
Loan	96	Village Apartments	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	96.9%	04/21/2015	2,000
Loan	97	Storage Etc. San Bernadino	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	86.8%	06/30/2014
Loan	98	North State U-Stor & Lock	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	92.8%	02/09/2015	557
Loan	99	Minges Creek Storage Plaza	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	88.2%	03/27/2015	148,500
Loan	100	River Haven MHP	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.9%	02/01/2015
Loan	101	Umatilla Plaza	0.1%	Family Dollar	6,000	12/31/2016	Sonshine Laundry	1,987	03/31/2019	Umatilla Eagles	1,347	12/31/2015	98.6%	04/30/2015
Loan	102	Dollar General - Red Oak	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/06/2015
Loan	103	Dollar General - Zapata	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/06/2015

A-1-21

COMM 2015-LC21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Monthly
Property			Initial Pool	Replacement
Flag	ID	Property Name	Balance	Reserves ($) (24) (25) (26)
Loan	1	Courtyard by Marriott Portfolio	7.3%	Springing
Property	1.01	Courtyard Larkspur Landing Marin County	0.3%
Property	1.02	Courtyard San Mateo Foster City	0.3%
Property	1.03	Courtyard San Jose Cupertino	0.3%
Property	1.04	Courtyard Boulder	0.3%
Property	1.05	Courtyard Los Angeles Hacienda Heights	0.2%
Property	1.06	Courtyard Seattle South Center	0.2%
Property	1.07	Courtyard Rye	0.2%
Property	1.08	Courtyard Nashville Airport	0.2%
Property	1.09	Courtyard Los Angeles Torrance Palos Verdes	0.2%
Property	1.10	Courtyard St. Louis Creve Coeur	0.1%
Property	1.11	Courtyard Portland Beaverton	0.1%
Property	1.12	Courtyard Palm Springs	0.1%
Property	1.13	Courtyard Charlotte South Park	0.1%
Property	1.14	Courtyard Norwalk	0.1%
Property	1.15	Courtyard Detroit Metro Airport	0.1%
Property	1.16	Courtyard Chicago Waukegan Gurnee	0.1%
Property	1.17	Courtyard Atlanta Perimeter Center	0.1%
Property	1.18	Courtyard Denver Tech Center	0.1%
Property	1.19	Courtyard Ft. Lauderdale Plantation	0.1%
Property	1.20	Courtyard Lincroft Red Bank	0.1%
Property	1.21	Courtyard Chicago Highland Park	0.1%
Property	1.22	Courtyard Charlottesville North	0.1%
Property	1.23	Courtyard Raleigh Cary	0.1%
Property	1.24	Courtyard Detroit Livonia	0.1%
Property	1.25	Courtyard Birmingham Homewood	0.1%
Property	1.26	Courtyard West Palm Beach	0.1%
Property	1.27	Courtyard New Haven Wallingford	0.1%
Property	1.28	Courtyard Dallas Plano Parkway	0.1%
Property	1.29	Courtyard Chicago Oakbrook Terrace	0.1%
Property	1.30	Courtyard Boston Andover	0.1%
Property	1.31	Courtyard Kansas City Overland Park Metcalf	0.1%
Property	1.32	Courtyard Minneapolis St Paul Airport	0.1%
Property	1.33	Courtyard Bakersfield	0.1%
Property	1.34	Courtyard Denver Stapleton	0.1%
Property	1.35	Courtyard Rockford	0.1%
Property	1.36	Courtyard Greenville Haywood Mall	0.1%
Property	1.37	Courtyard St. Louis Westport Plaza	0.1%
Property	1.38	Courtyard Chicago Lincolnshire	0.1%
Property	1.39	Courtyard San Antonio Downtown Market Square	0.1%
Property	1.40	Courtyard Indianapolis Castleton	0.1%
Property	1.41	Courtyard Silver Spring North	0.1%
Property	1.42	Courtyard Lexington North	0.1%
Property	1.43	Courtyard Tampa Westshore	0.1%
Property	1.44	Courtyard Chicago Deerfield	0.1%
Property	1.45	Courtyard St. Petersburg Clearwater	0.1%
Property	1.46	Courtyard Toledo Airport Holland	0.1%
Property	1.47	Courtyard Phoenix Mesa	0.1%
Property	1.48	Courtyard Atlanta Airport South	0.1%
Property	1.49	Courtyard Memphis Airport	0.1%
Property	1.50	Courtyard Oklahoma City Airport	0.1%
Property	1.51	Courtyard Annapolis	0.1%
Property	1.52	Courtyard Manassas	0.1%
Property	1.53	Courtyard Little Rock	0.1%
Property	1.54	Courtyard Ft. Myers	0.1%
Property	1.55	Courtyard Atlanta Gwinnett Mall	0.1%
Property	1.56	Courtyard Chicago Arlington Heights South	0.1%
Property	1.57	Courtyard Dallas Richardson at Spring Valley	0.1%
Property	1.58	Courtyard Huntsville	0.1%
Property	1.59	Courtyard Birmingham Hoover	0.0%
Property	1.60	Courtyard Phoenix North Metrocenter	0.0%
Property	1.61	Courtyard Tucson Airport	0.0%
Property	1.62	Courtyard Dayton South Mall	0.0%
Property	1.63	Courtyard Philadelphia Devon	0.0%
Property	1.64	Courtyard Fresno	0.0%
Property	1.65	Courtyard Poughkeepsie	0.0%
Loan	2	Courtyard by Marriott Pasadena	5.6%	> of 4.0% of prior month’s gross revenues and any amount required under Management Agreement or Franchise Agreement for FF&E Work
Loan	3	Meridian at Brentwood	3.2%	3,028

A-1-22

COMM 2015-LC21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Monthly
Property			Initial Pool	Replacement
Flag	ID	Property Name	Balance	Reserves ($) (24) (25) (26)
Loan	4	155 Mercer Street	3.1%	182
Loan	5	Capistrano Business Center I & II	2.6%	4,773
Loan	6	Walgreens Net Lease Portfolio V	2.6%
Property	6.01	Walgreens #10652	0.4%
Property	6.02	Walgreens #4536	0.4%
Property	6.03	Walgreens #4066	0.3%
Property	6.04	Walgreens #9402	0.3%
Property	6.05	Walgreens #3018	0.3%
Property	6.06	Walgreens #10007	0.3%
Property	6.07	Walgreens #10347	0.3%
Property	6.08	Walgreens #11981	0.3%
Loan	7	University Fountains at Lubbock	2.1%	6,282
Loan	8	Santa Monica Clock Tower	2.0%	1,589
Loan	9	Delaware Corporate Center I & II	2.0%	3,338
Loan	10	Ortega Ranch	1.9%	2,391
Loan	11	Anchorage Business Park	1.9%	2,947
Loan	12	26-34 South State Street	1.8%	1,610
Loan	13	La Gran Plaza	1.8%	17,177
Loan	14	Embassy Suites Destin	1.7%	> of 4.0% of prior month’s gross revenues and any amount required under Management Agreement or Franchise Agreement for FF&E Work
Loan	15	Canterbury MHC	1.7%	2,067
Loan	16	Sierra Vista Shopping Center	1.7%	2,284
Loan	17	Northgate Slauson Marketplace	1.7%	964
Loan	18	2250 Roswell Drive	1.6%	4,254
Loan	19	Giant Foods	1.6%	Springing
Loan	20	Capitol Plaza	0.6%	1,075
Loan	21	College Park Plaza	0.5%	1,386
Loan	22	Grant Park Plaza	0.4%	1,344
Loan	23	Renaissance New Orleans Portfolio	1.5%	Springing
Property	23.01	Renaissance Pere Marquette	0.8%
Property	23.02	Renaissance Arts	0.7%
Loan	24	The Plaza on Broadway	1.4%	1,900
Loan	25	The Shops at 505	1.4%	1,095
Loan	26	Embassy Suites Corpus Christi	1.4%
Geater of (i) 1/12 of 1.0% (through and including 5/1/2017), 2.0% (5/2/2017 through and including 5/1/2019) and 4.0% (from and after 5/1/2019) of the greater of (x) prior year’s gross revenues and (y) projected annual gross revenues, and (ii) any FF&E required under the Management or Franchise Agreement.

Loan	27	Honeywell Building	1.4%	9,707
Loan	28	350 East Fordham Road	1.3%	787
Loan	29	Komar Desert Center	1.3%	1,291
Loan	30	Trop Plaza	1.3%	1,247
Loan	31	36 South State Street	1.3%	243
Loan	32	aLoft Hotel Minneapolis	1.2%	> of 1/12 of 4.0% of prior year’s gross revenues or the gross revenues projected in the approved annual budget for the following year
Loan	33	Hilton Garden Inn – Phoenix Airport North	1.2%	> of 1/12 of 4.0% of prior year’s gross revenues or the gross revenues projected in the approved annual budget for the following year
Loan	34	Ambridge Regional Center	1.1%	20,835
Loan	35	Shoppes of Beavercreek	1.1%
Loan	36	Keller Oaks	1.1%	5,500
Loan	37	75 Armory	1.1%	2,425
Loan	38	Mobile Gardens MHC Portfolio	1.0%	2,021
Property	38.01	Mobile Gardens and Hollyview Mobile Home Park	0.7%
Property	38.02	Rock Creek and Stony Chase Mobile Home Park	0.2%
Property	38.03	Briarwood Manor	0.2%
Loan	39	The Malulani Portfolio	1.0%	1,146
Property	39.01	Liona Apartments	0.5%
Property	39.02	Kaiser Ground Lease	0.2%
Property	39.03	Sears Ground Lease	0.2%
Property	39.04	Kokua Market	0.1%
Loan	40	Parkview Place Apartments	1.0%	3,667
Loan	41	Heritage Plaza Shopping Center	0.9%	1,873
Loan	42	Parkdale Shopping Center	0.9%	3,193
Loan	43	Samsondale Plaza	0.8%	Springing
Loan	44	Fremont Ford	0.8%	1,382
Loan	45	24 Hour Fitness West Covina	0.8%	625
Loan	46	Centre Creek Plaza & Wells Fargo Building	0.8%	2,195
Property	46.01	Wells Fargo Building	0.4%
Property	46.02	Centre Creek Plaza	0.4%
Loan	47	North Stadium Business Center	0.8%	2,515
Loan	48	Glencoe Crossing	0.7%	1,565
Loan	49	Inn @ Northrup Station	0.7%	11,767
Loan	50	StaxUp Self Storage - San Ysidro	0.7%	2,154
Loan	51	Solaris Vail Portfolio	0.7%	572
Property	51.01	Eagle Vail Industrial Center	0.4%
Property	51.02	Wall Street Building	0.2%
Property	51.03	Lodge at Vail	0.1%

A-1-23

COMM 2015-LC21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Monthly
Property			Initial Pool	Replacement
Flag	ID	Property Name	Balance	Reserves ($) (24) (25) (26)
Loan	52	Avenue Mentry Industrial	0.7%	1,732
Loan	53	901 New Hampshire	0.6%	1,406
Loan	54	Plantation at Quail Valley	0.6%	2,842
Loan	55	Park Guilderland Apartments	0.6%	3,991
Loan	56	Hilton Garden Inn Dover	0.6%	> of 1/12 of 4.0% of prior year’s gross revenues or the gross revenues projected in the approved annual budget for the following year
Loan	57	Whispering Creek	0.6%	1,014
Loan	58	Brunelli Portfolio	0.6%
Property	58.01	Best Buy and Barnes & Noble	0.4%
Property	58.02	Dollar General - Valdosta, GA	0.1%
Property	58.03	Dollar General - Weeki Wachee, FL	0.1%
Property	58.04	Family Dollar - Tampa, FL	0.0%
Loan	59	Airoom Plaza and Lincolnwood Commons	0.6%	715
Property	59.01	Airoom Plaza	0.4%
Property	59.02	Lincolnwood Commons	0.2%
Loan	60	Cole Village	0.6%	1,771
Loan	61	Corbin Office Center	0.5%	618
Loan	62	McDowell Business Park	0.5%	1,063
Loan	63	Wingate - Richardson	0.5%	> of 1/12 of 4.0% of prior year’s gross revenues or the gross revenues projected in the approved annual budget for the following year
Loan	64	9301 Largo Drive	0.5%	1,669
Loan	65	West Union Village	0.5%	642
Loan	66	Pines at West Penn MHP	0.5%	640
Loan	67	Parkcrest Apartments	0.5%	5,196
Loan	68	Indian Run Village MHP	0.5%	898
Loan	69	Wineman Building	0.5%	1,564
Loan	70	Emerald Tower Apartments	0.5%	2,427
Loan	71	Nyberg Retail Center	0.4%	513
Loan	72	Orchards at University Square	0.4%	209
Loan	73	Macedonia Marketplace	0.4%	260
Loan	74	Sunrise Villas	0.4%	Springing
Loan	75	Parker Center	0.4%	1,145
Loan	76	CenturyLink Las Vegas	0.4%	400
Loan	77	Patriot Place Apartments	0.4%	3,500
Loan	78	Dollar General Texas Portfolio I	0.4%	1,343
Property	78.01	Dollar General Mission	0.0%
Property	78.02	Dollar General Brownsville	0.0%
Property	78.03	Dollar General Los Fresnos	0.0%
Property	78.04	Dollar General Beaumont	0.0%
Property	78.05	Dollar General Coldspring	0.0%
Property	78.06	Dollar General New Braunfels - Walnut Ave	0.0%
Property	78.07	Dollar General New Braunfels - Hwy 46	0.0%
Property	78.08	Dollar General San Marcos	0.0%
Property	78.09	Dollar General Magnolia	0.0%
Loan	79	Value Place	0.4%
The greater of (i) 1/12 of 5.5% of the greater of (x) gross revenues during the prior 12 month period ending on the last day of the most recent calendar quarter and (y) projected annual gross revenues and (ii) any FF&E work amount required under the Management or Franchise Agreement.

Loan	80	SummerPlace Inn Destin	0.3%	1/12 of 4.0% of prior year’s gross income from operations
Loan	81	Red Mountain Storage	0.3%	1,399
Loan	82	Unicorp Portfolio II	0.3%	585
Property	82.01	Advance Auto Parts - Eastpointe	0.1%
Property	82.02	Dollar General - Mount Dora	0.1%
Property	82.03	Family Dollar - Milwaukee	0.1%
Property	82.04	Dollar General - Milwaukee	0.0%
Loan	83	Brentwood Shopping Center	0.3%	1,795
Loan	84	Westgate Shopping Center	0.3%	1,097
Loan	85	Storage Pros - Chattanooga	0.3%	861
Loan	86	The Glens Apartments	0.3%	4,902
Loan	87	Summit Retail	0.3%	1,109
Loan	88	Golfsmith Richmond	0.3%	394
Loan	89	Spencer Springs Shopping Center	0.3%	406
Loan	90	Boardwalk Shopping Center Orlando	0.3%	1,363
Loan	91	Lockaway Self Storage San Antonio	0.3%	583
Loan	92	Jo Ann Fabrics El Paso	0.2%	344
Loan	93	Bear Creek Office	0.2%	928
Loan	94	Walgreens 3222 Milwaukee	0.2%	285
Loan	95	Kress Building	0.2%	932
Loan	96	Village Apartments	0.2%	2,000
Loan	97	Storage Etc. San Bernadino	0.2%	454
Loan	98	North State U-Stor & Lock	0.2%	557
Loan	99	Minges Creek Storage Plaza	0.1%	829
Loan	100	River Haven MHP	0.1%	246
Loan	101	Umatilla Plaza	0.1%	796
Loan	102	Dollar General - Red Oak	0.1%
Loan	103	Dollar General - Zapata	0.1%

A-1-24

COMM 2015-LC21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront
Property			Initial Pool	TI/LC	TI/LC	Tax	Tax	Insurance	Insurance	Engineering	Other
Flag	ID	Property Name	Balance	Reserves ($) (22) (27)	Reserves ($) (25)(26)	Reserves ($)	Reserves ($) (24)	Reserves($)	Reserves ($) (24)	Reserve($)	Reserves ($) (23) (24) (27)
Loan	1	Courtyard by Marriott Portfolio	7.3%				985,000		Springing	409,063	Springing
Property	1.01	Courtyard Larkspur Landing Marin County	0.3%
Property	1.02	Courtyard San Mateo Foster City	0.3%
Property	1.03	Courtyard San Jose Cupertino	0.3%
Property	1.04	Courtyard Boulder	0.3%
Property	1.05	Courtyard Los Angeles Hacienda Heights	0.2%
Property	1.06	Courtyard Seattle South Center	0.2%
Property	1.07	Courtyard Rye	0.2%
Property	1.08	Courtyard Nashville Airport	0.2%
Property	1.09	Courtyard Los Angeles Torrance Palos Verdes	0.2%
Property	1.10	Courtyard St. Louis Creve Coeur	0.1%
Property	1.11	Courtyard Portland Beaverton	0.1%
Property	1.12	Courtyard Palm Springs	0.1%
Property	1.13	Courtyard Charlotte South Park	0.1%
Property	1.14	Courtyard Norwalk	0.1%
Property	1.15	Courtyard Detroit Metro Airport	0.1%
Property	1.16	Courtyard Chicago Waukegan Gurnee	0.1%
Property	1.17	Courtyard Atlanta Perimeter Center	0.1%
Property	1.18	Courtyard Denver Tech Center	0.1%
Property	1.19	Courtyard Ft. Lauderdale Plantation	0.1%
Property	1.20	Courtyard Lincroft Red Bank	0.1%
Property	1.21	Courtyard Chicago Highland Park	0.1%
Property	1.22	Courtyard Charlottesville North	0.1%
Property	1.23	Courtyard Raleigh Cary	0.1%
Property	1.24	Courtyard Detroit Livonia	0.1%
Property	1.25	Courtyard Birmingham Homewood	0.1%
Property	1.26	Courtyard West Palm Beach	0.1%
Property	1.27	Courtyard New Haven Wallingford	0.1%
Property	1.28	Courtyard Dallas Plano Parkway	0.1%
Property	1.29	Courtyard Chicago Oakbrook Terrace	0.1%
Property	1.30	Courtyard Boston Andover	0.1%
Property	1.31	Courtyard Kansas City Overland Park Metcalf	0.1%
Property	1.32	Courtyard Minneapolis St Paul Airport	0.1%
Property	1.33	Courtyard Bakersfield	0.1%
Property	1.34	Courtyard Denver Stapleton	0.1%
Property	1.35	Courtyard Rockford	0.1%
Property	1.36	Courtyard Greenville Haywood Mall	0.1%
Property	1.37	Courtyard St. Louis Westport Plaza	0.1%
Property	1.38	Courtyard Chicago Lincolnshire	0.1%
Property	1.39	Courtyard San Antonio Downtown Market Square	0.1%
Property	1.40	Courtyard Indianapolis Castleton	0.1%
Property	1.41	Courtyard Silver Spring North	0.1%
Property	1.42	Courtyard Lexington North	0.1%
Property	1.43	Courtyard Tampa Westshore	0.1%
Property	1.44	Courtyard Chicago Deerfield	0.1%
Property	1.45	Courtyard St. Petersburg Clearwater	0.1%
Property	1.46	Courtyard Toledo Airport Holland	0.1%
Property	1.47	Courtyard Phoenix Mesa	0.1%
Property	1.48	Courtyard Atlanta Airport South	0.1%
Property	1.49	Courtyard Memphis Airport	0.1%
Property	1.50	Courtyard Oklahoma City Airport	0.1%
Property	1.51	Courtyard Annapolis	0.1%
Property	1.52	Courtyard Manassas	0.1%
Property	1.53	Courtyard Little Rock	0.1%
Property	1.54	Courtyard Ft. Myers	0.1%
Property	1.55	Courtyard Atlanta Gwinnett Mall	0.1%
Property	1.56	Courtyard Chicago Arlington Heights South	0.1%
Property	1.57	Courtyard Dallas Richardson at Spring Valley	0.1%
Property	1.58	Courtyard Huntsville	0.1%
Property	1.59	Courtyard Birmingham Hoover	0.0%
Property	1.60	Courtyard Phoenix North Metrocenter	0.0%
Property	1.61	Courtyard Tucson Airport	0.0%
Property	1.62	Courtyard Dayton South Mall	0.0%
Property	1.63	Courtyard Philadelphia Devon	0.0%
Property	1.64	Courtyard Fresno	0.0%
Property	1.65	Courtyard Poughkeepsie	0.0%
Loan	2	Courtyard by Marriott Pasadena	5.6%			172,459	57,486		Springing		2,500
Loan	3	Meridian at Brentwood	3.2%		28,418	307,895	76,974	37,541	9,385		Springing

A-1-25

COMM 2015-LC21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront
Property			Initial Pool	TI/LC	TI/LC	Tax	Tax	Insurance	Insurance	Engineering	Other
Flag	ID	Property Name	Balance	Reserves ($) (22) (27)	Reserves ($) (25)(26)	Reserves ($)	Reserves ($) (24)	Reserves($)	Reserves ($) (24)	Reserve($)	Reserves ($) (23) (24) (27)
Loan	4	155 Mercer Street	3.1%				Springing		Springing	35,200	3,941,667
Loan	5	Capistrano Business Center I & II	2.6%	300,000	23,150	110,529	32,369		Springing	68,202
Loan	6	Walgreens Net Lease Portfolio V	2.6%				Springing		Springing
Property	6.01	Walgreens #10652	0.4%
Property	6.02	Walgreens #4536	0.4%
Property	6.03	Walgreens #4066	0.3%
Property	6.04	Walgreens #9402	0.3%
Property	6.05	Walgreens #3018	0.3%
Property	6.06	Walgreens #10007	0.3%
Property	6.07	Walgreens #10347	0.3%
Property	6.08	Walgreens #11981	0.3%
Loan	7	University Fountains at Lubbock	2.1%			160,043	53,348	59,736	7,819		1,800,000
Loan	8	Santa Monica Clock Tower	2.0%	346,332	9,532		23,626		Springing	11,250	362,344
Loan	9	Delaware Corporate Center I & II	2.0%	620,000	16,690	227,120	25,236	17,533	2,922		145,543
Loan	10	Ortega Ranch	1.9%	300,000	14,946	95,013	23,753		Springing
Loan	11	Anchorage Business Park	1.9%	1,500,000	Springing	341,764	34,176	20,472	2,559	72,881	103,122
Loan	12	26-34 South State Street	1.8%	2,500,000	1,208	205,678	45,715		Springing	143,239	1,248,333
Loan	13	La Gran Plaza	1.8%		47,038	546,391	91,065	77,827	8,647		7,858,737
Loan	14	Embassy Suites Destin	1.7%			28,704	9,568		Springing		2,402,802
Loan	15	Canterbury MHC	1.7%			1,831	1,831		Springing	64,454
Loan	16	Sierra Vista Shopping Center	1.7%	100,000	8,373	30,833	15,417	14,342	2,049	203,275	541,306
Loan	17	Northgate Slauson Marketplace	1.7%		1,285	110,000	27,500	3,315	1,540		1,662,500
Loan	18	2250 Roswell Drive	1.6%		8,509	8,710	14,272		Springing	132,165	Springing
Loan	19	Giant Foods	1.6%		Springing		Springing		Springing		Springing
Loan	20	Capitol Plaza	0.6%	200,430	Springing	15,333	15,333	5,084	1,271	16,250	822,738
Loan	21	College Park Plaza	0.5%	172,935	3,465		7,417	5,300	1,325	21,625	959,826
Loan	22	Grant Park Plaza	0.4%	199,965	3,359	20,000	10,000	5,587	1,397	138,633	141,968
Loan	23	Renaissance New Orleans Portfolio	1.5%				Springing		Springing		210,000
Property	23.01	Renaissance Pere Marquette	0.8%
Property	23.02	Renaissance Arts	0.7%
Loan	24	The Plaza on Broadway	1.4%			21,156	10,578	3,580	1,790		Springing
Loan	25	The Shops at 505	1.4%	100,000	7,635	25,415	6,354	728	8,174	30,050	316,715
Loan	26	Embassy Suites Corpus Christi	1.4%			79,048	15,810	182,789	15,232		111,305
Loan	27	Honeywell Building	1.4%	1,000,000	16,332	258,357	36,908	100,791	16,799	996,250	Springing
Loan	28	350 East Fordham Road	1.3%		Springing	132,777	22,129	49,695	5,522	47,056
Loan	29	Komar Desert Center	1.3%	475,000	6,456	90,000	22,500	7,459	1,243		187,796
Loan	30	Trop Plaza	1.3%		4,677	29,000	7,250	7,248	1,450	4,600	385,360
Loan	31	36 South State Street	1.3%		2,425	58,466	13,112		Springing		3,289
Loan	32	aLoft Hotel Minneapolis	1.2%			140,061	46,687	74,500	6,208		553,453
Loan	33	Hilton Garden Inn – Phoenix Airport North	1.2%			80,502	20,125		Springing		275,000
Loan	34	Ambridge Regional Center	1.1%		8,334	174,959	24,994	47,680	15,893	422,959	400,789
Loan	35	Shoppes of Beavercreek	1.1%				Springing		Springing		Springing
Loan	36	Keller Oaks	1.1%			105,228	21,046	60,858	4,681	21,900
Loan	37	75 Armory	1.1%			192,148	19,215	28,551	2,596
Loan	38	Mobile Gardens MHC Portfolio	1.0%			28,626	3,578		Springing	81,000
Property	38.01	Mobile Gardens and Hollyview Mobile Home Park	0.7%
Property	38.02	Rock Creek and Stony Chase Mobile Home Park	0.2%
Property	38.03	Briarwood Manor	0.2%
Loan	39	The Malulani Portfolio	1.0%		Springing	15,000	3,750	667	83
Property	39.01	Liona Apartments	0.5%
Property	39.02	Kaiser Ground Lease	0.2%
Property	39.03	Sears Ground Lease	0.2%
Property	39.04	Kokua Market	0.1%
Loan	40	Parkview Place Apartments	1.0%			90,601	22,650		Springing	6,188	861,671
Loan	41	Heritage Plaza Shopping Center	0.9%		7,025	58,410	19,470	10,549	1,758		1,242,493
Loan	42	Parkdale Shopping Center	0.9%	125,000	9,259	127,612	25,522	32,152	5,359	250,000	Springing
Loan	43	Samsondale Plaza	0.8%		8,562	345,374	86,343	36,470	4,052	53,906
Loan	44	Fremont Ford	0.8%		Springing	34,670	6,934		Springing		Springing
Loan	45	24 Hour Fitness West Covina	0.8%	200,000	Springing		Springing	8,968	897	59,375
Loan	46	Centre Creek Plaza & Wells Fargo Building	0.8%	315,868	Springing	117,846	19,641	4,847	2,423	811,833
Property	46.01	Wells Fargo Building	0.4%
Property	46.02	Centre Creek Plaza	0.4%
Loan	47	North Stadium Business Center	0.8%	270,000	7,166	50,187	12,547		Springing	303,325
Loan	48	Glencoe Crossing	0.7%	50,000	7,825	74,067	16,974	31,005	2,584	24,567	380,000
Loan	49	Inn @ Northrup Station	0.7%			19,000	9,500	2,402	2,402	8,800	20,000
Loan	50	StaxUp Self Storage - San Ysidro	0.7%			10,539	10,539	10,874	1,087
Loan	51	Solaris Vail Portfolio	0.7%		9,036		10,100	2,025	337		1,236,671
Property	51.01	Eagle Vail Industrial Center	0.4%
Property	51.02	Wall Street Building	0.2%
Property	51.03	Lodge at Vail	0.1%

A-1-26

COMM 2015-LC21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront
Property			Initial Pool	TI/LC	TI/LC	Tax	Tax	Insurance	Insurance	Engineering	Other
Flag	ID	Property Name	Balance	Reserves ($) (22) (27)	Reserves ($) (25)(26)	Reserves ($)	Reserves ($) (24)	Reserves($)	Reserves ($) (24)	Reserve($)	Reserves ($) (23) (24) (27)
Loan	52	Avenue Mentry Industrial	0.7%	115,000	Springing	52,551	10,510		Springing	2,313	Springing
Loan	53	901 New Hampshire	0.6%		1,042		13,981	10,414	2,083
Loan	54	Plantation at Quail Valley	0.6%			50,994	16,998	63,039	6,318
Loan	55	Park Guilderland Apartments	0.6%			50,549	12,637		Springing	606,250
Loan	56	Hilton Garden Inn Dover	0.6%			57,271	5,727	5,833	2,917	8,642	1,368,290
Loan	57	Whispering Creek	0.6%	153,400	6,336	34,516	11,505		Springing	632,775	Springing
Loan	58	Brunelli Portfolio	0.6%			72,665	12,111	5,868	2,934		112,500
Property	58.01	Best Buy and Barnes & Noble	0.4%
Property	58.02	Dollar General - Valdosta, GA	0.1%
Property	58.03	Dollar General - Weeki Wachee, FL	0.1%
Property	58.04	Family Dollar - Tampa, FL	0.0%
Loan	59	Airoom Plaza and Lincolnwood Commons	0.6%	4,517	4,517	85,140	25,813	7,214	2,405	70,000	10,532
Property	59.01	Airoom Plaza	0.4%
Property	59.02	Lincolnwood Commons	0.2%
Loan	60	Cole Village	0.6%		5,737	59,985	9,997	14,210	Springing		Springing
Loan	61	Corbin Office Center	0.5%	132,150	4,942	37,917	7,583	3,111	1,037	6,490
Loan	62	McDowell Business Park	0.5%	250,000	3,985	30,000	7,500	12,535	999	17,345	46,054
Loan	63	Wingate - Richardson	0.5%			69,554	7,728	29,442	2,454		60,000
Loan	64	9301 Largo Drive	0.5%		3,651	82,521	8,252	9,630	1,605	6,250	Springing
Loan	65	West Union Village	0.5%	50,000	2,406	62,777	7,847	20,168	1,551		52,500
Loan	66	Pines at West Penn MHP	0.5%			64,458	9,208		Springing	2,625
Loan	67	Parkcrest Apartments	0.5%			99,728	12,688	64,073	5,825
Loan	68	Indian Run Village MHP	0.5%			27,800	9,267		Springing	29,313
Loan	69	Wineman Building	0.5%		1,259	16,543	3,309	13,745	3,436	90,375	87,908
Loan	70	Emerald Tower Apartments	0.5%			22,400	5,600	7,432	1,598		23,000
Loan	71	Nyberg Retail Center	0.4%	50,000	1,282	12,750	6,375	19,138	3,185	2,500	200,000
Loan	72	Orchards at University Square	0.4%	198,961	1,046	29,163	3,240	6,005	500		10,508
Loan	73	Macedonia Marketplace	0.4%		1,305	23,486	3,914	5,222	746		924,564
Loan	74	Sunrise Villas	0.4%			53,372	6,672	18,123	9,062
Loan	75	Parker Center	0.4%		Springing	12,833	1,833	9,682	1,614	114,874	520,000
Loan	76	CenturyLink Las Vegas	0.4%		2,000	8,667	2,167	3,594	399
Loan	77	Patriot Place Apartments	0.4%			51,683	8,614	10,031	2,508	25,849	Springing
Loan	78	Dollar General Texas Portfolio I	0.4%		2,686	61,288	8,746	16,531	1,594	21,375	Springing
Property	78.01	Dollar General Mission	0.0%
Property	78.02	Dollar General Brownsville	0.0%
Property	78.03	Dollar General Los Fresnos	0.0%
Property	78.04	Dollar General Beaumont	0.0%
Property	78.05	Dollar General Coldspring	0.0%
Property	78.06	Dollar General New Braunfels - Walnut Ave	0.0%
Property	78.07	Dollar General New Braunfels - Hwy 46	0.0%
Property	78.08	Dollar General San Marcos	0.0%
Property	78.09	Dollar General Magnolia	0.0%
Loan	79	Value Place	0.4%			39,125	6,521	9,074	4,537
Loan	80	SummerPlace Inn Destin	0.3%			15,676	2,613		Springing		150,000
Loan	81	Red Mountain Storage	0.3%			7,500	2,500	7,767	863
Loan	82	Unicorp Portfolio II	0.3%	1,997	1,997		Springing		Springing
Property	82.01	Advance Auto Parts - Eastpointe	0.1%
Property	82.02	Dollar General - Mount Dora	0.1%
Property	82.03	Family Dollar - Milwaukee	0.1%
Property	82.04	Dollar General - Milwaukee	0.0%
Loan	83	Brentwood Shopping Center	0.3%	100,000	3,962	26,148	3,269	7,166	3,583	6,375	650,000
Loan	84	Westgate Shopping Center	0.3%	140,000	4,166	46,849	5,856		Springing	63,750	Springing
Loan	85	Storage Pros - Chattanooga	0.3%			18,497	6,166	7,250	2,886
Loan	86	The Glens Apartments	0.3%			45,088	6,702	46,200	3,850		200
Loan	87	Summit Retail	0.3%	100,000	4,084	60,751	7,594	7,488	1,070	11,250	25,000
Loan	88	Golfsmith Richmond	0.3%	175,000	985	3,000	3,000	3,723	372
Loan	89	Spencer Springs Shopping Center	0.3%		2,028	8,000	2,000	6,383	1,440
Loan	90	Boardwalk Shopping Center Orlando	0.3%	10,000	2,893	33,977	5,663	9,429	4,715	30,240	29,142
Loan	91	Lockaway Self Storage San Antonio	0.3%			39,220	7,844	4,445	404
Loan	92	Jo Ann Fabrics El Paso	0.2%		1,191				Springing		392,420
Loan	93	Bear Creek Office	0.2%	65,000	3,315	32,785	5,464	3,758	940	16,250
Loan	94	Walgreens 3222 Milwaukee	0.2%				Springing	1,484	742		Springing
Loan	95	Kress Building	0.2%		860	33,358	5,560	2,944	981	130,438	15,000
Loan	96	Village Apartments	0.2%			43,972	6,104	29,159	2,651
Loan	97	Storage Etc. San Bernadino	0.2%			19,626	3,271	3,600	450
Loan	98	North State U-Stor & Lock	0.2%	254	254	13,368	3,342	3,646	456		45,155
Loan	99	Minges Creek Storage Plaza	0.1%			36,658	4,268	700	350
Loan	100	River Haven MHP	0.1%			15,841	2,263	1,281	616	13,619
Loan	101	Umatilla Plaza	0.1%		1,990	18,667	2,667	8,250	2,750	8,969	300,000
Loan	102	Dollar General - Red Oak	0.1%				Springing		Springing
Loan	103	Dollar General - Zapata	0.1%				Springing		Springing

A-1-27

COMM 2015-LC21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Other	Environmental
Property			Initial Pool	Reserves	Report	Engineering
Flag	ID	Property Name	Balance	Description (23) (24) (27)	Date (5)(28)(29)	Report Date
Loan	1	Courtyard by Marriott Portfolio	7.3%	Ground Rent Reserve (Monthly: Springing)
Property	1.01	Courtyard Larkspur Landing Marin County	0.3%		03/30/2015	03/30/2015
Property	1.02	Courtyard San Mateo Foster City	0.3%		03/30/2015	03/30/2015
Property	1.03	Courtyard San Jose Cupertino	0.3%		03/30/2015	03/30/2015
Property	1.04	Courtyard Boulder	0.3%		03/30/2015	03/30/2015
Property	1.05	Courtyard Los Angeles Hacienda Heights	0.2%		03/30/2015	03/30/2015
Property	1.06	Courtyard Seattle South Center	0.2%		03/30/2015	03/30/2015
Property	1.07	Courtyard Rye	0.2%		03/30/2015	03/30/2015
Property	1.08	Courtyard Nashville Airport	0.2%		03/30/2015	03/30/2015
Property	1.09	Courtyard Los Angeles Torrance Palos Verdes	0.2%		03/30/2015	03/30/2015
Property	1.10	Courtyard St. Louis Creve Coeur	0.1%		03/30/2015	03/30/2015
Property	1.11	Courtyard Portland Beaverton	0.1%		03/30/2015	03/30/2015
Property	1.12	Courtyard Palm Springs	0.1%		03/30/2015	03/30/2015
Property	1.13	Courtyard Charlotte South Park	0.1%		03/30/2015	03/30/2015
Property	1.14	Courtyard Norwalk	0.1%		04/10/2015	03/30/2015
Property	1.15	Courtyard Detroit Metro Airport	0.1%		03/30/2015	03/30/2015
Property	1.16	Courtyard Chicago Waukegan Gurnee	0.1%		03/30/2015	03/30/2015
Property	1.17	Courtyard Atlanta Perimeter Center	0.1%		03/30/2015	03/30/2015
Property	1.18	Courtyard Denver Tech Center	0.1%		03/30/2015	03/30/2015
Property	1.19	Courtyard Ft. Lauderdale Plantation	0.1%		03/30/2015	03/30/2015
Property	1.20	Courtyard Lincroft Red Bank	0.1%		03/30/2015	03/30/2015
Property	1.21	Courtyard Chicago Highland Park	0.1%		03/30/2015	03/30/2015
Property	1.22	Courtyard Charlottesville North	0.1%		03/30/2015	03/30/2015
Property	1.23	Courtyard Raleigh Cary	0.1%		03/30/2015	03/30/2015
Property	1.24	Courtyard Detroit Livonia	0.1%		03/30/2015	03/30/2015
Property	1.25	Courtyard Birmingham Homewood	0.1%		03/30/2015	03/30/2015
Property	1.26	Courtyard West Palm Beach	0.1%		03/30/2015	03/30/2015
Property	1.27	Courtyard New Haven Wallingford	0.1%		03/30/2015	03/30/2015
Property	1.28	Courtyard Dallas Plano Parkway	0.1%		03/30/2015	03/30/2015
Property	1.29	Courtyard Chicago Oakbrook Terrace	0.1%		03/30/2015	03/30/2015
Property	1.30	Courtyard Boston Andover	0.1%		03/30/2015	03/30/2015
Property	1.31	Courtyard Kansas City Overland Park Metcalf	0.1%		03/30/2015	03/30/2015
Property	1.32	Courtyard Minneapolis St Paul Airport	0.1%		03/30/2015	03/30/2015
Property	1.33	Courtyard Bakersfield	0.1%		03/30/2015	03/30/2015
Property	1.34	Courtyard Denver Stapleton	0.1%		03/30/2015	03/30/2015
Property	1.35	Courtyard Rockford	0.1%		03/30/2015	03/30/2015
Property	1.36	Courtyard Greenville Haywood Mall	0.1%		03/30/2015	03/30/2015
Property	1.37	Courtyard St. Louis Westport Plaza	0.1%		03/30/2015	03/30/2015
Property	1.38	Courtyard Chicago Lincolnshire	0.1%		03/30/2015	03/30/2015
Property	1.39	Courtyard San Antonio Downtown Market Square	0.1%		03/30/2015	03/30/2015
Property	1.40	Courtyard Indianapolis Castleton	0.1%		03/30/2015	03/30/2015
Property	1.41	Courtyard Silver Spring North	0.1%		03/30/2015	03/30/2015
Property	1.42	Courtyard Lexington North	0.1%		03/30/2015	03/30/2015
Property	1.43	Courtyard Tampa Westshore	0.1%		03/30/2015	03/30/2015
Property	1.44	Courtyard Chicago Deerfield	0.1%		03/30/2015	03/30/2015
Property	1.45	Courtyard St. Petersburg Clearwater	0.1%		03/30/2015	03/30/2015
Property	1.46	Courtyard Toledo Airport Holland	0.1%		03/30/2015	03/30/2015
Property	1.47	Courtyard Phoenix Mesa	0.1%		03/30/2015	03/30/2015
Property	1.48	Courtyard Atlanta Airport South	0.1%		03/30/2015	03/30/2015
Property	1.49	Courtyard Memphis Airport	0.1%		03/30/2015	03/30/2015
Property	1.50	Courtyard Oklahoma City Airport	0.1%		03/30/2015	04/13/2015
Property	1.51	Courtyard Annapolis	0.1%		03/30/2015	03/30/2015
Property	1.52	Courtyard Manassas	0.1%		03/30/2015	03/30/2015
Property	1.53	Courtyard Little Rock	0.1%		03/30/2015	03/30/2015
Property	1.54	Courtyard Ft. Myers	0.1%		03/30/2015	03/30/2015
Property	1.55	Courtyard Atlanta Gwinnett Mall	0.1%		03/30/2015	03/30/2015
Property	1.56	Courtyard Chicago Arlington Heights South	0.1%		03/30/2015	03/30/2015
Property	1.57	Courtyard Dallas Richardson at Spring Valley	0.1%		03/30/2015	03/30/2015
Property	1.58	Courtyard Huntsville	0.1%		03/30/2015	03/30/2015
Property	1.59	Courtyard Birmingham Hoover	0.0%		03/30/2015	03/30/2015
Property	1.60	Courtyard Phoenix North Metrocenter	0.0%		03/30/2015	03/30/2015
Property	1.61	Courtyard Tucson Airport	0.0%		03/30/2015	03/30/2015
Property	1.62	Courtyard Dayton South Mall	0.0%		03/30/2015	03/30/2015
Property	1.63	Courtyard Philadelphia Devon	0.0%		03/30/2015	03/30/2015
Property	1.64	Courtyard Fresno	0.0%		03/30/2015	03/30/2015
Property	1.65	Courtyard Poughkeepsie	0.0%		03/30/2015	03/30/2015
Loan	2	Courtyard by Marriott Pasadena	5.6%	Comfort Letter Transfer Reserve (Upfront: 2,500)	04/02/2015	04/02/2015
Loan	3	Meridian at Brentwood	3.2%	Lease Sweep Reserve (Springing Monthly: Excess CF)	09/23/2014	09/23/2014

A-1-28

COMM 2015-LC21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Other	Environmental
Property			Initial Pool	Reserves	Report	Engineering
Flag	ID	Property Name	Balance	Description (23) (24) (27)	Date (5)(28)(29)	Report Date
Loan	4	155 Mercer Street	3.1%	Special Permit Tenant Allowance (Upfront: 2,000,000); Rent Abatement (Upfront: 1,691,667); Tenant Allowance (Upfront: 250,000); DG Rollover (Springing Monthly: Excess CF)	04/15/2015	03/10/2015
Loan	5	Capistrano Business Center I & II	2.6%		03/13/2015	03/13/2015
Loan	6	Walgreens Net Lease Portfolio V	2.6%
Property	6.01	Walgreens #10652	0.4%		11/10/2014	11/06/2014
Property	6.02	Walgreens #4536	0.4%		11/13/2014	11/06/2014
Property	6.03	Walgreens #4066	0.3%		11/06/2014	11/06/2014
Property	6.04	Walgreens #9402	0.3%		11/06/2014	11/06/2014
Property	6.05	Walgreens #3018	0.3%		11/06/2014	11/06/2014
Property	6.06	Walgreens #10007	0.3%		11/10/2014	11/06/2014
Property	6.07	Walgreens #10347	0.3%		11/06/2014	11/06/2014
Property	6.08	Walgreens #11981	0.3%		11/10/2014	11/06/2014
Loan	7	University Fountains at Lubbock	2.1%	Capital Expenditure Reserve (Upfront: 1,800,000)	12/29/2014	01/06/2015
Loan	8	Santa Monica Clock Tower	2.0%	Free Rent Reserve Fund (Upfront: 362,344)	04/23/2015	03/27/2015
Loan	9	Delaware Corporate Center I & II	2.0%	Free Rent Reserve (Upfront: 117,543); Ground Rent Reserve (Upfront: 28,000, Monthly: Springing)	04/03/2015	04/02/2015
Loan	10	Ortega Ranch	1.9%		03/13/2015	03/13/2015
Loan	11	Anchorage Business Park	1.9%	Rent Holdback Reserve (Upfront: 103,122)	03/31/2015	03/31/2015
Loan	12	26-34 South State Street	1.8%	Free Rent Reserve (Upfront: 1,248,333); Lease Sweep Reserve (Springing Monthly: Excess CF)	04/06/2015	04/06/2015
Loan	13	La Gran Plaza	1.8%	Development Agreement (Upfront: 5,000,000); Unfunded Obligations (Upfront: 1,436,051); Mercado Reserve (Upfront: 1,318,168, Springing Monthly: Excess CF); Free Rent (Upfront: 104,518)	03/09/2015	03/09/2015
Loan	14	Embassy Suites Destin	1.7%	PIP Reserve (Upfront: 1,865,910); Seasonality Reserve (Upfront: 534,392); Comfort Letter Transfer Reserve (Upfront: 2,500)	04/01/2015	03/30/2015
Loan	15	Canterbury MHC	1.7%		04/16/2015	04/20/2015
Loan	16	Sierra Vista Shopping Center	1.7%	Earn Out (Upfront: 525,000); Albuquerque Speech TI (Upfront: 8,806.10); Alzheimer’s Association TI (Upfront: 7,500); Occupancy Reserve (Springing Monthly: Excess CF)	05/08/2015	03/24/2015
Loan	17	Northgate Slauson Marketplace	1.7%	Subordinate Loan Reserve (Letter of Credit: 1,662,500)	04/28/2015	03/30/2015
Loan	18	2250 Roswell Drive	1.6%	Lease Sweep Reserve (Springing Monthly: Excess CF)	04/09/2015	04/09/2015
Loan	19	Giant Foods	1.6%	Lease Sweep Reserve (Springing Monthly: Excess CF)	03/26/2015	03/25/2015
Loan	20	Capitol Plaza	0.6%	Planet Fitness Reserves (Upfront: 822,738); Blum Litigation Reserve (Future one-time deposit: Springing)	02/12/2015	02/03/2015
Loan	21	College Park Plaza	0.5%	Planet Fitness Reserves (Upfront: 727,496); Sky Zone Reserve (Upfront: 232,330); Blum Litigation (Future one-time deposit: Springing)	02/03/2015	02/03/2015
Loan	22	Grant Park Plaza	0.4%	CSL Plasma Reserve (Upfront: 112,980); Planet Fitness Reserve (Upfront: 28,988); Blum Litigation Reserve (Future one-time deposit: Springing)	03/26/2015	02/03/2015
Loan	23	Renaissance New Orleans Portfolio	1.5%	Rent Concession Reserve (Upfront: 210,000); Required Future PIP Renovations (Monthly: Springing); Seasonality Reserve (Monthly: Springing)
Property	23.01	Renaissance Pere Marquette	0.8%		12/09/2014	12/11/2014
Property	23.02	Renaissance Arts	0.7%		12/09/2014	12/11/2014
Loan	24	The Plaza on Broadway	1.4%	Ground Rent Reserve (Monthly: Springing)	04/09/2015	04/09/2015
Loan	25	The Shops at 505	1.4%	Ale’Ale’A Construction Reserve (Upfront: 200,000); Rent Concession Reserve (Upfront: 116,715); Major Tenant Rollover Reserve (Springing Monthly: Excess CF)	11/25/2014	11/25/2014
Loan	26	Embassy Suites Corpus Christi	1.4%	PIP Reserve (Upfront: 111,305)	04/13/2015	04/09/2015
Loan	27	Honeywell Building	1.4%	Lease Sweep Reserve (Springing Monthly: Excess CF); Honeywell Lease Termination Reserve (Future one-time Letter of Credit deposit: Springing)	12/23/2014	12/23/2014
Loan	28	350 East Fordham Road	1.3%		03/24/2015	03/20/2015
Loan	29	Komar Desert Center	1.3%	Free Rent/Outstanding TI Reserve (Upfront: 187,796)	12/29/2014	11/24/2014
Loan	30	Trop Plaza	1.3%	24 Hour Fitness TILC Reserve (Upfront: 350,000); Initial Rent Credit Reserve (Upfront: 30,360); REA Escrow (Upfront: 5,000)	05/01/2015	03/16/2015
Loan	31	36 South State Street	1.3%	Lease Sweep Reserve (Springing Monthly: Excess CF); Common Charges Reserve (Monthly: 3,289)	04/06/2015	04/06/2015
Loan	32	aLoft Hotel Minneapolis	1.2%	PIP Reserve (Upfront: 553,453, Monthly: Springing); Seasonality Reserve (Monthly: Springing)	03/30/2015	03/30/2015
Loan	33	Hilton Garden Inn – Phoenix Airport North	1.2%	PIP Reserve (Monthly: Springing); Seasonality Reserve (Upfront: 275,000, Monthly: Springing); Condominium Common Charges Reserve (Monthly: Springing)	04/20/2015	02/23/2015
Loan	34	Ambridge Regional Center	1.1%	Environmental Reserve: (Upfront: 18,750); TMK Rent Fund (Upfront: 382,039)	03/31/2015	03/31/2015
Loan	35	Shoppes of Beavercreek	1.1%	Occupancy Reserve (Monthly Springing: Excess CF)	04/22/2015	03/24/2015
Loan	36	Keller Oaks	1.1%		03/30/2015	03/26/2015
Loan	37	75 Armory	1.1%		04/09/2015	04/09/2015
Loan	38	Mobile Gardens MHC Portfolio	1.0%
Property	38.01	Mobile Gardens and Hollyview Mobile Home Park	0.7%		01/14/2015	01/13/2015
Property	38.02	Rock Creek and Stony Chase Mobile Home Park	0.2%		01/12/2015	01/13/2015
Property	38.03	Briarwood Manor	0.2%		01/14/2015	01/13/2015
Loan	39	The Malulani Portfolio	1.0%
Property	39.01	Liona Apartments	0.5%		04/29/2015	04/10/2015
Property	39.02	Kaiser Ground Lease	0.2%		04/29/2015	04/10/2015
Property	39.03	Sears Ground Lease	0.2%		04/29/2015	04/10/2015
Property	39.04	Kokua Market	0.1%		04/29/2015	04/10/2015
Loan	40	Parkview Place Apartments	1.0%	Capital Expenditure Holdback Reserve (Upfront: 861,671)	09/25/2014	11/20/2014
Loan	41	Heritage Plaza Shopping Center	0.9%	Goodwill TI (Upfront: 930,012); Goodwill Free Rent (Upfront: 249,905); Goodwill LC (Upfront: 62,576); L.A. Fitness Cash Trap (Springing Monthly: Excess CF)	03/12/2015	03/06/2015
Loan	42	Parkdale Shopping Center	0.9%	Major Tenant Rollover Reserve (Springing Monthly: Excess CF)	05/14/2015	05/08/2015
Loan	43	Samsondale Plaza	0.8%		03/30/2015	01/09/2015
Loan	44	Fremont Ford	0.8%	Lease Sweep Reserve (Springing Monthly: Excess CF)	05/12/2015	04/13/2015
Loan	45	24 Hour Fitness West Covina	0.8%		04/23/2015	04/14/2015
Loan	46	Centre Creek Plaza & Wells Fargo Building	0.8%
Property	46.01	Wells Fargo Building	0.4%		03/04/2015	04/27/2015
Property	46.02	Centre Creek Plaza	0.4%		03/04/2015	04/27/2015
Loan	47	North Stadium Business Center	0.8%		03/13/2015	03/13/2015
Loan	48	Glencoe Crossing	0.7%	Hertz Reserve (Upfront: 380,000); Citi Trends Reserve (Springing Monthly: Excess CF)	02/26/2015	02/25/2015
Loan	49	Inn @ Northrup Station	0.7%	Seasonality Reserve (Upfront: 20,000, Springing Monthly: 10,000)	04/16/2015	04/16/2015
Loan	50	StaxUp Self Storage - San Ysidro	0.7%		03/04/2015	03/04/2015
Loan	51	Solaris Vail Portfolio	0.7%	Debt Yield Reserve (Upfront: 1,120,000); CMC Reserve (Upfront: 116,671)
Property	51.01	Eagle Vail Industrial Center	0.4%		05/05/2015	03/06/2015
Property	51.02	Wall Street Building	0.2%		05/05/2015	03/06/2015
Property	51.03	Lodge at Vail	0.1%		05/05/2015	03/06/2015

A-1-29

COMM 2015-LC21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Other	Environmental
Property			Initial Pool	Reserves	Report	Engineering
Flag	ID	Property Name	Balance	Description (23) (24) (27)	Date (5)(28)(29)	Report Date
Loan	52	Avenue Mentry Industrial	0.7%	Lease Sweep Reserve (Springing Monthly: Excess CF)	03/30/2015	03/30/2015
Loan	53	901 New Hampshire	0.6%		03/09/2015	03/09/2015
Loan	54	Plantation at Quail Valley	0.6%		12/09/2014	02/23/2015
Loan	55	Park Guilderland Apartments	0.6%		10/10/2014	10/10/2014
Loan	56	Hilton Garden Inn Dover	0.6%	PIP Reserve (Upfront: 1,368,290, Monthly: Springing); Seasonality Reserve (Monthly: Springing)	02/25/2015	02/24/2015
Loan	57	Whispering Creek	0.6%	Lease Sweep Reserve (Springing Monthly: Excess CF)	03/23/2015	03/23/2015
Loan	58	Brunelli Portfolio	0.6%	Rent Concession Reserve (Upfront: 112,500); Major Tenant Rollover Reserve (Monthly: Springing)
Property	58.01	Best Buy and Barnes & Noble	0.4%		02/27/2015	02/24/2015
Property	58.02	Dollar General - Valdosta, GA	0.1%		12/22/2014	03/06/2015
Property	58.03	Dollar General - Weeki Wachee, FL	0.1%		01/15/2015	03/06/2015
Property	58.04	Family Dollar - Tampa, FL	0.0%		12/11/2014	03/06/2015
Loan	59	Airoom Plaza and Lincolnwood Commons	0.6%	FedEx Reconciliation Reserve (Upfront: 10,532)
Property	59.01	Airoom Plaza	0.4%		04/08/2015	03/24/2015
Property	59.02	Lincolnwood Commons	0.2%		03/27/2015	03/24/2015
Loan	60	Cole Village	0.6%	Wal-Mart Lease Reserve (Future one-time deposit: Springing)	03/25/2015	03/23/2015
Loan	61	Corbin Office Center	0.5%		04/15/2015	04/15/2015
Loan	62	McDowell Business Park	0.5%	Free Rent Reserve (Upfront: 46,054)	05/14/2015	03/10/2015
Loan	63	Wingate - Richardson	0.5%	Seasonality Reserve (Upfront: 60,000, Monthly: Springing); PIP Reserve (Monthly: Springing)	04/08/2015	04/07/2015
Loan	64	9301 Largo Drive	0.5%	Phoenix Reserve (Springing Monthly: Excess CF)	05/05/2015	04/14/2015
Loan	65	West Union Village	0.5%	Tenant Reserve (Upfront: 50,000); Environmental Reserve (Upfront: 2,500)	03/17/2015	03/17/2015
Loan	66	Pines at West Penn MHP	0.5%		05/13/2015	03/25/2015
Loan	67	Parkcrest Apartments	0.5%		05/08/2015	05/08/2015
Loan	68	Indian Run Village MHP	0.5%		05/13/2015	03/25/2015
Loan	69	Wineman Building	0.5%	Rent Reserve (Upfront: 71,008); Ground Rent Reserve (Upfront: 16,900, Monthly: 16,900)	02/19/2015	02/17/2015
Loan	70	Emerald Tower Apartments	0.5%	Holdback Reserve (Upfront: 23,000)	03/11/2015	04/23/2015
Loan	71	Nyberg Retail Center	0.4%	McDonald’s Reserve (Upfront: 200,000)	03/02/2015	02/24/2015
Loan	72	Orchards at University Square	0.4%	Free Rent Reserve (Upfront: 10,508)	03/20/2015	03/18/2015
Loan	73	Macedonia Marketplace	0.4%	Outstanding TI/LC (Upfront: 494,021); Tenant Occupancy (Upfront: 321,854); Free Rent (Upfront: 60,926); Environmental (Upfront: 47,762.50)	03/19/2015	03/18/2015
Loan	74	Sunrise Villas	0.4%		05/08/2015	12/23/2014
Loan	75	Parker Center	0.4%	Anchor Tenant Liquor Store Allowance Reserve (Upfront: 520,000)	04/14/2015	03/10/2015
Loan	76	CenturyLink Las Vegas	0.4%		05/14/2015	03/26/2015
Loan	77	Patriot Place Apartments	0.4%	Seasonality Reserve (Monthly: Springing)	04/21/2015	04/23/2015
Loan	78	Dollar General Texas Portfolio I	0.4%	Dollar General Reserve (Springing Monthly: Excess CF)
Property	78.01	Dollar General Mission	0.0%		04/09/2015	04/09/2015
Property	78.02	Dollar General Brownsville	0.0%		04/09/2015	04/09/2015
Property	78.03	Dollar General Los Fresnos	0.0%		04/09/2015	04/09/2015
Property	78.04	Dollar General Beaumont	0.0%		04/09/2015	04/09/2015
Property	78.05	Dollar General Coldspring	0.0%		04/09/2015	04/09/2015
Property	78.06	Dollar General New Braunfels - Walnut Ave	0.0%		04/09/2015	04/09/2015
Property	78.07	Dollar General New Braunfels - Hwy 46	0.0%		04/09/2015	04/09/2015
Property	78.08	Dollar General San Marcos	0.0%		04/09/2015	04/09/2015
Property	78.09	Dollar General Magnolia	0.0%		04/09/2015	04/09/2015
Loan	79	Value Place	0.4%	PIP Reserve (Future one-time deposit: Springing; Springing Monthly: Excess CF)	03/27/2015	03/30/2015
Loan	80	SummerPlace Inn Destin	0.3%	Seasonality Reserve (Upfront: 150,000, Monthly: Springing); Required Future PIP Renovations (Monthly: Springing)	02/13/2015	02/13/2015
Loan	81	Red Mountain Storage	0.3%		05/13/2015	03/26/2015
Loan	82	Unicorp Portfolio II	0.3%
Property	82.01	Advance Auto Parts - Eastpointe	0.1%		01/14/2015	01/14/2015
Property	82.02	Dollar General - Mount Dora	0.1%		01/07/2015	01/12/2015
Property	82.03	Family Dollar - Milwaukee	0.1%		01/12/2015	01/12/2015
Property	82.04	Dollar General - Milwaukee	0.0%		01/08/2015	01/08/2015
Loan	83	Brentwood Shopping Center	0.3%	Burger King Holdback Reserve (Upfront: 650,000)	04/27/2015	05/01/2015
Loan	84	Westgate Shopping Center	0.3%	Major Tenant Rollover Reserve (Springing Monthly: Excess CF)	03/13/2015	03/13/2015
Loan	85	Storage Pros - Chattanooga	0.3%		03/16/2015	03/16/2015
Loan	86	The Glens Apartments	0.3%	Asbestos O&M Program Reserve (Upfront: 200)	03/19/2015	03/19/2015
Loan	87	Summit Retail	0.3%	Environmental Reserve (Upfront: 25,000)	05/05/2015	04/24/2015
Loan	88	Golfsmith Richmond	0.3%		04/16/2015	03/11/2015
Loan	89	Spencer Springs Shopping Center	0.3%		05/01/2015	04/02/2015
Loan	90	Boardwalk Shopping Center Orlando	0.3%	Free Rent Reserve (Upfront: 14,125); Prepaid Rent Reserve (Upfront: 15,017)	03/30/2015	02/12/2015
Loan	91	Lockaway Self Storage San Antonio	0.3%		02/17/2015	02/17/2015
Loan	92	Jo Ann Fabrics El Paso	0.2%	Sole Tenant Allowance Reserve (Upfront: 392,420)	04/15/2015	04/10/2015
Loan	93	Bear Creek Office	0.2%		02/17/2015	02/03/2015
Loan	94	Walgreens 3222 Milwaukee	0.2%	Lease Sweep Reserve (Springing Monthly: Excess CF)	04/27/2015	04/01/2015
Loan	95	Kress Building	0.2%	Preservation Easement Funds (Upfront: 15,000)	05/15/2015	05/15/2015
Loan	96	Village Apartments	0.2%		05/08/2015	05/08/2015
Loan	97	Storage Etc. San Bernadino	0.2%		04/10/2015	04/16/2015
Loan	98	North State U-Stor & Lock	0.2%	Department of Health Rent Holdback (Upfront: 45,155)	02/23/2015	02/25/2015
Loan	99	Minges Creek Storage Plaza	0.1%		04/13/2015	04/13/2015
Loan	100	River Haven MHP	0.1%		04/22/2015	04/23/2015
Loan	101	Umatilla Plaza	0.1%	Save-a-Lot Initial Deposit Reserve (Upfront: 200,000); Holdback Reserve (Upfront: 100,000); Save-a-Lot Cash Trap Reserve (Monthly Springing: Excess CF)	04/28/2015	02/25/2015
Loan	102	Dollar General - Red Oak	0.1%		03/18/2015	03/18/2015
Loan	103	Dollar General - Zapata	0.1%		03/19/2015	03/17/2015

A-1-30

COMM 2015-LC21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool	Loan
Flag	ID	Property Name	Balance	Purpose	Sponsor
Loan	1	Courtyard by Marriott Portfolio	7.3%	Refinance	CBM Joint Venture Limited Partnership
Property	1.01	Courtyard Larkspur Landing Marin County	0.3%
Property	1.02	Courtyard San Mateo Foster City	0.3%
Property	1.03	Courtyard San Jose Cupertino	0.3%
Property	1.04	Courtyard Boulder	0.3%
Property	1.05	Courtyard Los Angeles Hacienda Heights	0.2%
Property	1.06	Courtyard Seattle South Center	0.2%
Property	1.07	Courtyard Rye	0.2%
Property	1.08	Courtyard Nashville Airport	0.2%
Property	1.09	Courtyard Los Angeles Torrance Palos Verdes	0.2%
Property	1.10	Courtyard St. Louis Creve Coeur	0.1%
Property	1.11	Courtyard Portland Beaverton	0.1%
Property	1.12	Courtyard Palm Springs	0.1%
Property	1.13	Courtyard Charlotte South Park	0.1%
Property	1.14	Courtyard Norwalk	0.1%
Property	1.15	Courtyard Detroit Metro Airport	0.1%
Property	1.16	Courtyard Chicago Waukegan Gurnee	0.1%
Property	1.17	Courtyard Atlanta Perimeter Center	0.1%
Property	1.18	Courtyard Denver Tech Center	0.1%
Property	1.19	Courtyard Ft. Lauderdale Plantation	0.1%
Property	1.20	Courtyard Lincroft Red Bank	0.1%
Property	1.21	Courtyard Chicago Highland Park	0.1%
Property	1.22	Courtyard Charlottesville North	0.1%
Property	1.23	Courtyard Raleigh Cary	0.1%
Property	1.24	Courtyard Detroit Livonia	0.1%
Property	1.25	Courtyard Birmingham Homewood	0.1%
Property	1.26	Courtyard West Palm Beach	0.1%
Property	1.27	Courtyard New Haven Wallingford	0.1%
Property	1.28	Courtyard Dallas Plano Parkway	0.1%
Property	1.29	Courtyard Chicago Oakbrook Terrace	0.1%
Property	1.30	Courtyard Boston Andover	0.1%
Property	1.31	Courtyard Kansas City Overland Park Metcalf	0.1%
Property	1.32	Courtyard Minneapolis St Paul Airport	0.1%
Property	1.33	Courtyard Bakersfield	0.1%
Property	1.34	Courtyard Denver Stapleton	0.1%
Property	1.35	Courtyard Rockford	0.1%
Property	1.36	Courtyard Greenville Haywood Mall	0.1%
Property	1.37	Courtyard St. Louis Westport Plaza	0.1%
Property	1.38	Courtyard Chicago Lincolnshire	0.1%
Property	1.39	Courtyard San Antonio Downtown Market Square	0.1%
Property	1.40	Courtyard Indianapolis Castleton	0.1%
Property	1.41	Courtyard Silver Spring North	0.1%
Property	1.42	Courtyard Lexington North	0.1%
Property	1.43	Courtyard Tampa Westshore	0.1%
Property	1.44	Courtyard Chicago Deerfield	0.1%
Property	1.45	Courtyard St. Petersburg Clearwater	0.1%
Property	1.46	Courtyard Toledo Airport Holland	0.1%
Property	1.47	Courtyard Phoenix Mesa	0.1%
Property	1.48	Courtyard Atlanta Airport South	0.1%
Property	1.49	Courtyard Memphis Airport	0.1%
Property	1.50	Courtyard Oklahoma City Airport	0.1%
Property	1.51	Courtyard Annapolis	0.1%
Property	1.52	Courtyard Manassas	0.1%
Property	1.53	Courtyard Little Rock	0.1%
Property	1.54	Courtyard Ft. Myers	0.1%
Property	1.55	Courtyard Atlanta Gwinnett Mall	0.1%
Property	1.56	Courtyard Chicago Arlington Heights South	0.1%
Property	1.57	Courtyard Dallas Richardson at Spring Valley	0.1%
Property	1.58	Courtyard Huntsville	0.1%
Property	1.59	Courtyard Birmingham Hoover	0.0%
Property	1.60	Courtyard Phoenix North Metrocenter	0.0%
Property	1.61	Courtyard Tucson Airport	0.0%
Property	1.62	Courtyard Dayton South Mall	0.0%
Property	1.63	Courtyard Philadelphia Devon	0.0%
Property	1.64	Courtyard Fresno	0.0%
Property	1.65	Courtyard Poughkeepsie	0.0%
Loan	2	Courtyard by Marriott Pasadena	5.6%	Refinance	Allan V. Rose
Loan	3	Meridian at Brentwood	3.2%	Refinance	Adolphus A. Busch IV; Don C. Musick III; Alan R. Skop

A-1-31

COMM 2015-LC21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool	Loan
Flag	ID	Property Name	Balance	Purpose	Sponsor
Loan	4	155 Mercer Street	3.1%	Refinance	Joseph J. Sitt
Loan	5	Capistrano Business Center I & II	2.6%	Refinance	Scott J. Seligman
Loan	6	Walgreens Net Lease Portfolio V	2.6%	Acquisition	DFB Holdings, LLC; Douglas F. Blough
Property	6.01	Walgreens #10652	0.4%
Property	6.02	Walgreens #4536	0.4%
Property	6.03	Walgreens #4066	0.3%
Property	6.04	Walgreens #9402	0.3%
Property	6.05	Walgreens #3018	0.3%
Property	6.06	Walgreens #10007	0.3%
Property	6.07	Walgreens #10347	0.3%
Property	6.08	Walgreens #11981	0.3%
Loan	7	University Fountains at Lubbock	2.1%	Acquisition	Isaac Sitt; Elliot Tamir
Loan	8	Santa Monica Clock Tower	2.0%	Refinance	Michelangelo Real Estate Corporation
Loan	9	Delaware Corporate Center I & II	2.0%	Acquisition	Christopher F. Buccini; Robert E. Buccini; David B. Pollin
Loan	10	Ortega Ranch	1.9%	Refinance	Scott J. Seligman
Loan	11	Anchorage Business Park	1.9%	Refinance	John Ziegler
Loan	12	26-34 South State Street	1.8%	Refinance	Joseph J. Sitt
Loan	13	La Gran Plaza	1.8%	Refinance	Andrew J. Segal
Loan	14	Embassy Suites Destin	1.7%	Refinance	Allan V. Rose
Loan	15	Canterbury MHC	1.7%	Refinance	Ross H. Partrich
Loan	16	Sierra Vista Shopping Center	1.7%	Refinance	Brian Shirken; Richard Margolis
Loan	17	Northgate Slauson Marketplace	1.7%	Acquisition	K. Joseph Shabani; Kamyar D. Shabani
Loan	18	2250 Roswell Drive	1.6%	Acquisition	Hayden Maguire Real Estate Fund I, L.P.
Loan	19	Giant Foods	1.6%	Refinance	Robert J. Ambrosi; Marc A. Perel; The 1998 Gina Mandelbaum Grantor Trust (GST) dated May 1, 1998; The 1998 Jeanne Jemal Grantor Trust (GST) dated May 1, 1998
Loan	20	Capitol Plaza	0.6%	Refinance	J. Peter Jungbacker; GLC Credit Opportunity Fund I, LLC
Loan	21	College Park Plaza	0.5%	Refinance	J. Peter Jungbacker; GLC Credit Opportunity Fund I, LLC
Loan	22	Grant Park Plaza	0.4%	Refinance	J. Peter Jungbacker; GLC Credit Opportunity Fund I, LLC
Loan	23	Renaissance New Orleans Portfolio	1.5%	Refinance	WHI Real Estate Partners II, L.P.; WHI Real Estate Partners II-PF, L.P.; WHI Real Estate Partners II-TE, L.P.; WHI Real Estate Partners I, L.P.; WHI Real Estate Partners I-F, L.P.
Property	23.01	Renaissance Pere Marquette	0.8%
Property	23.02	Renaissance Arts	0.7%
Loan	24	The Plaza on Broadway	1.4%	Acquisition	Patrick Nelson; Brian Nelson
Loan	25	The Shops at 505	1.4%	Refinance	Gregory A. Fowler; The Gregory A. Fowler Living Trust
Loan	26	Embassy Suites Corpus Christi	1.4%	Refinance	Deven Bhakta
Loan	27	Honeywell Building	1.4%	Acquisition	Michael Klein; EK 2013 Family Trust
Loan	28	350 East Fordham Road	1.3%	Refinance	Eli Gindi; Jeffrey Gindi
Loan	29	Komar Desert Center	1.3%	Acquisition	Louis J. Rogers
Loan	30	Trop Plaza	1.3%	Refinance	Dreamwork, LLC
Loan	31	36 South State Street	1.3%	Refinance	Joseph J. Sitt
Loan	32	aLoft Hotel Minneapolis	1.2%	Refinance	George E. Sherman
Loan	33	Hilton Garden Inn – Phoenix Airport North	1.2%	Acquisition	Pyramid Advisors Limited Partnership
Loan	34	Ambridge Regional Center	1.1%	Refinance	Joseph M. Murphy, Jr.
Loan	35	Shoppes of Beavercreek	1.1%	Refinance	Schottenstein Realty LLC
Loan	36	Keller Oaks	1.1%	Refinance	Gideon Zeus Friedman
Loan	37	75 Armory	1.1%	Refinance	Rodney Poole
Loan	38	Mobile Gardens MHC Portfolio	1.0%	Refinance	Kenneth C. Burnham; James A. Martin; George DaGraca
Property	38.01	Mobile Gardens and Hollyview Mobile Home Park	0.7%
Property	38.02	Rock Creek and Stony Chase Mobile Home Park	0.2%
Property	38.03	Briarwood Manor	0.2%
Loan	39	The Malulani Portfolio	1.0%	Refinance	The Malulani Group, Limited
Property	39.01	Liona Apartments	0.5%
Property	39.02	Kaiser Ground Lease	0.2%
Property	39.03	Sears Ground Lease	0.2%
Property	39.04	Kokua Market	0.1%
Loan	40	Parkview Place Apartments	1.0%	Acquisition	Franck A. Ruimy
Loan	41	Heritage Plaza Shopping Center	0.9%	Refinance	Marc Waldroup; May Waldroup
Loan	42	Parkdale Shopping Center	0.9%	Acquisition	Core Property Capital Fund II, L.P.
Loan	43	Samsondale Plaza	0.8%	Refinance	John A. Nelson; David Schore
Loan	44	Fremont Ford	0.8%	Refinance	Nearon Enterprises, LLC
Loan	45	24 Hour Fitness West Covina	0.8%	Acquisition	Louis J. Rogers
Loan	46	Centre Creek Plaza & Wells Fargo Building	0.8%	Acquisition	Joel A. Sher; Roy Bajtel
Property	46.01	Wells Fargo Building	0.4%
Property	46.02	Centre Creek Plaza	0.4%
Loan	47	North Stadium Business Center	0.8%	Refinance	Seligman & Associates, Inc.
Loan	48	Glencoe Crossing	0.7%	Refinance	Ronald N. Weiser; Ronald N. Weiser Trust u/a/d June 7, 1983
Loan	49	Inn @ Northrup Station	0.7%	Refinance	Jeffrey S. Passadore
Loan	50	StaxUp Self Storage - San Ysidro	0.7%	Refinance	Randall U. Strauss
Loan	51	Solaris Vail Portfolio	0.7%	Refinance	Peter B. Knobel
Property	51.01	Eagle Vail Industrial Center	0.4%
Property	51.02	Wall Street Building	0.2%
Property	51.03	Lodge at Vail	0.1%

A-1-32

COMM 2015-LC21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool	Loan
Flag	ID	Property Name	Balance	Purpose	Sponsor
Loan	52	Avenue Mentry Industrial	0.7%	Refinance	Joanne Butler
Loan	53	901 New Hampshire	0.6%	Refinance	Douglas J. Compton
Loan	54	Plantation at Quail Valley	0.6%	Refinance	Curtis Haines
Loan	55	Park Guilderland Apartments	0.6%	Refinance	Robert C. Morgan
Loan	56	Hilton Garden Inn Dover	0.6%	Acquisition	Andrew Cheung; Dorothy Cheung
Loan	57	Whispering Creek	0.6%	Acquisition	Jeffrey Seltzer
Loan	58	Brunelli Portfolio	0.6%	Acquisition	Richard J. Brunelli
Property	58.01	Best Buy and Barnes & Noble	0.4%
Property	58.02	Dollar General - Valdosta, GA	0.1%
Property	58.03	Dollar General - Weeki Wachee, FL	0.1%
Property	58.04	Family Dollar - Tampa, FL	0.0%
Loan	59	Airoom Plaza and Lincolnwood Commons	0.6%	Recapitalization	Michael Klein; Michael B. Klein 1993 Trust, as amended and restated on July 23, 1996, as amended by First Amendment on January 4, 2003 and as further amended by Second Amendment on April 17, 2003
Property	59.01	Airoom Plaza	0.4%
Property	59.02	Lincolnwood Commons	0.2%
Loan	60	Cole Village	0.6%	Refinance	Jeffrey Stoddard; Jeffrey Stoddard, Trustee of the Jeff and Kris Stoddard Living Trust dated December 15, 2003
Loan	61	Corbin Office Center	0.5%	Refinance	Bruce Abrams
Loan	62	McDowell Business Park	0.5%	Acquisition	Robert A. Flaxman; Jaime Sohacheski
Loan	63	Wingate - Richardson	0.5%	Refinance	Sundip Kumar; Denny Patel; Pravinbhai R. Patel; Rameshbhai D. Patel
Loan	64	9301 Largo Drive	0.5%	Refinance	Gregory Fernebok; Joshua Fernebok
Loan	65	West Union Village	0.5%	Refinance	David H. Lesser
Loan	66	Pines at West Penn MHP	0.5%	Refinance	Frank T. Perano
Loan	67	Parkcrest Apartments	0.5%	Refinance	Marcello Scappaticci; Silvio Scappaticci; Alphonse Tabaka
Loan	68	Indian Run Village MHP	0.5%	Refinance	Frank T. Perano
Loan	69	Wineman Building	0.5%	Refinance	Ali Vahdani
Loan	70	Emerald Tower Apartments	0.5%	Acquisition	Jay Michael; Alex Samoylovich
Loan	71	Nyberg Retail Center	0.4%	Refinance	Michael P. Kehoe; Lorri N. Kehoe
Loan	72	Orchards at University Square	0.4%	Refinance	Joseph W. Rich
Loan	73	Macedonia Marketplace	0.4%	Refinance	Lance F. Osborne; Steven S. Passov
Loan	74	Sunrise Villas	0.4%	Acquisition	Britnie Turner
Loan	75	Parker Center	0.4%	Refinance	Victory Real Estate Investments, LLC
Loan	76	CenturyLink Las Vegas	0.4%	Refinance	William E. Minkle
Loan	77	Patriot Place Apartments	0.4%	Refinance	Scott Asner; Michael Gortenburg
Loan	78	Dollar General Texas Portfolio I	0.4%	Refinance	Mervyn Dukatt; Timothy Balin
Property	78.01	Dollar General Mission	0.0%
Property	78.02	Dollar General Brownsville	0.0%
Property	78.03	Dollar General Los Fresnos	0.0%
Property	78.04	Dollar General Beaumont	0.0%
Property	78.05	Dollar General Coldspring	0.0%
Property	78.06	Dollar General New Braunfels - Walnut Ave	0.0%
Property	78.07	Dollar General New Braunfels - Hwy 46	0.0%
Property	78.08	Dollar General San Marcos	0.0%
Property	78.09	Dollar General Magnolia	0.0%
Loan	79	Value Place	0.4%	Refinance	James E. Cram; Michael Millikan; Robert Jones; Bruce Johnson
Loan	80	SummerPlace Inn Destin	0.3%	Refinance	Ronald E. Franklin; Estate of Richard Vilardo
Loan	81	Red Mountain Storage	0.3%	Acquisition	Richard D. Squires
Loan	82	Unicorp Portfolio II	0.3%	Refinance	Charles Whittall
Property	82.01	Advance Auto Parts - Eastpointe	0.1%
Property	82.02	Dollar General - Mount Dora	0.1%
Property	82.03	Family Dollar - Milwaukee	0.1%
Property	82.04	Dollar General - Milwaukee	0.0%
Loan	83	Brentwood Shopping Center	0.3%	Refinance	Arthur B. Cornfeld; Alan E. Fisher; David R. Topping
Loan	84	Westgate Shopping Center	0.3%	Acquisition	Douglas J. Arnold; David C. Puchi; Craig J. Zoellner
Loan	85	Storage Pros - Chattanooga	0.3%	Acquisition	David M. Levenfeld; Ian M. Burnstein
Loan	86	The Glens Apartments	0.3%	Refinance	Harold Kulish; Harold Kulish Trust under Agreement dated April 12, 1976, as amended and restated on March 12, 2009
Loan	87	Summit Retail	0.3%	Refinance	Fara H. Cavaliere; Fara H. Cavaliere Revocable Living Trust, Dated September 1, 1992; Domenica Ventimiglia
Loan	88	Golfsmith Richmond	0.3%	Acquisition	Louis J. Rogers
Loan	89	Spencer Springs Shopping Center	0.3%	Refinance	Edmond J. Russ
Loan	90	Boardwalk Shopping Center Orlando	0.3%	Acquisition	Steven Klein
Loan	91	Lockaway Self Storage San Antonio	0.3%	Acquisition	Randall U. Strauss
Loan	92	Jo Ann Fabrics El Paso	0.2%	Refinance	Joseph R. Prestifilippo, Jr.; Stephen R. Malley
Loan	93	Bear Creek Office	0.2%	Refinance	Etan M. Mirwis; Joshua J. Nagel
Loan	94	Walgreens 3222 Milwaukee	0.2%	Acquisition	Irina Gordeeva; Artem Gordeev; Andres Leimdorfer
Loan	95	Kress Building	0.2%	Refinance	Ronavan R. Mohling; Thomas J. Prioreschi
Loan	96	Village Apartments	0.2%	Refinance	Silvio Scappaticci
Loan	97	Storage Etc. San Bernadino	0.2%	Refinance	Gregory S. Houge; Bruce Rothman; Laurent Opman
Loan	98	North State U-Stor & Lock	0.2%	Refinance	James L. Nash
Loan	99	Minges Creek Storage Plaza	0.1%	Acquisition	Michael Berger
Loan	100	River Haven MHP	0.1%	Acquisition	Paul Gojkovich III; Robert M. Koslow; Lauren Deysher Gojkovich
Loan	101	Umatilla Plaza	0.1%	Refinance	Mervyn Dukatt; Timothy Balin
Loan	102	Dollar General - Red Oak	0.1%	Acquisition	Ladder Capital Finance LLC
Loan	103	Dollar General - Zapata	0.1%	Acquisition	Ladder Capital Finance LLC

A-1-33

COMM 2015-LC21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Existing
Property			Initial Pool		Additional Debt
Flag	ID	Property Name	Balance	Guarantor	Amount
Loan	1	Courtyard by Marriott Portfolio	7.3%	CBM Joint Venture Limited Partnership	572,950,000
Property	1.01	Courtyard Larkspur Landing Marin County	0.3%
Property	1.02	Courtyard San Mateo Foster City	0.3%
Property	1.03	Courtyard San Jose Cupertino	0.3%
Property	1.04	Courtyard Boulder	0.3%
Property	1.05	Courtyard Los Angeles Hacienda Heights	0.2%
Property	1.06	Courtyard Seattle South Center	0.2%
Property	1.07	Courtyard Rye	0.2%
Property	1.08	Courtyard Nashville Airport	0.2%
Property	1.09	Courtyard Los Angeles Torrance Palos Verdes	0.2%
Property	1.10	Courtyard St. Louis Creve Coeur	0.1%
Property	1.11	Courtyard Portland Beaverton	0.1%
Property	1.12	Courtyard Palm Springs	0.1%
Property	1.13	Courtyard Charlotte South Park	0.1%
Property	1.14	Courtyard Norwalk	0.1%
Property	1.15	Courtyard Detroit Metro Airport	0.1%
Property	1.16	Courtyard Chicago Waukegan Gurnee	0.1%
Property	1.17	Courtyard Atlanta Perimeter Center	0.1%
Property	1.18	Courtyard Denver Tech Center	0.1%
Property	1.19	Courtyard Ft. Lauderdale Plantation	0.1%
Property	1.20	Courtyard Lincroft Red Bank	0.1%
Property	1.21	Courtyard Chicago Highland Park	0.1%
Property	1.22	Courtyard Charlottesville North	0.1%
Property	1.23	Courtyard Raleigh Cary	0.1%
Property	1.24	Courtyard Detroit Livonia	0.1%
Property	1.25	Courtyard Birmingham Homewood	0.1%
Property	1.26	Courtyard West Palm Beach	0.1%
Property	1.27	Courtyard New Haven Wallingford	0.1%
Property	1.28	Courtyard Dallas Plano Parkway	0.1%
Property	1.29	Courtyard Chicago Oakbrook Terrace	0.1%
Property	1.30	Courtyard Boston Andover	0.1%
Property	1.31	Courtyard Kansas City Overland Park Metcalf	0.1%
Property	1.32	Courtyard Minneapolis St Paul Airport	0.1%
Property	1.33	Courtyard Bakersfield	0.1%
Property	1.34	Courtyard Denver Stapleton	0.1%
Property	1.35	Courtyard Rockford	0.1%
Property	1.36	Courtyard Greenville Haywood Mall	0.1%
Property	1.37	Courtyard St. Louis Westport Plaza	0.1%
Property	1.38	Courtyard Chicago Lincolnshire	0.1%
Property	1.39	Courtyard San Antonio Downtown Market Square	0.1%
Property	1.40	Courtyard Indianapolis Castleton	0.1%
Property	1.41	Courtyard Silver Spring North	0.1%
Property	1.42	Courtyard Lexington North	0.1%
Property	1.43	Courtyard Tampa Westshore	0.1%
Property	1.44	Courtyard Chicago Deerfield	0.1%
Property	1.45	Courtyard St. Petersburg Clearwater	0.1%
Property	1.46	Courtyard Toledo Airport Holland	0.1%
Property	1.47	Courtyard Phoenix Mesa	0.1%
Property	1.48	Courtyard Atlanta Airport South	0.1%
Property	1.49	Courtyard Memphis Airport	0.1%
Property	1.50	Courtyard Oklahoma City Airport	0.1%
Property	1.51	Courtyard Annapolis	0.1%
Property	1.52	Courtyard Manassas	0.1%
Property	1.53	Courtyard Little Rock	0.1%
Property	1.54	Courtyard Ft. Myers	0.1%
Property	1.55	Courtyard Atlanta Gwinnett Mall	0.1%
Property	1.56	Courtyard Chicago Arlington Heights South	0.1%
Property	1.57	Courtyard Dallas Richardson at Spring Valley	0.1%
Property	1.58	Courtyard Huntsville	0.1%
Property	1.59	Courtyard Birmingham Hoover	0.0%
Property	1.60	Courtyard Phoenix North Metrocenter	0.0%
Property	1.61	Courtyard Tucson Airport	0.0%
Property	1.62	Courtyard Dayton South Mall	0.0%
Property	1.63	Courtyard Philadelphia Devon	0.0%
Property	1.64	Courtyard Fresno	0.0%
Property	1.65	Courtyard Poughkeepsie	0.0%
Loan	2	Courtyard by Marriott Pasadena	5.6%	Allan V. Rose
Loan	3	Meridian at Brentwood	3.2%	Adolphus A. Busch IV; Don C. Musick III; Alan R. Skop

A-1-34

COMM 2015-LC21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Existing
Property			Initial Pool		Additional Debt
Flag	ID	Property Name	Balance	Guarantor	Amount
Loan	4	155 Mercer Street	3.1%	Joseph J. Sitt
Loan	5	Capistrano Business Center I & II	2.6%	Scott J. Seligman
Loan	6	Walgreens Net Lease Portfolio V	2.6%	DFB Holdings, LLC; Douglas F. Blough	9,694,360
Property	6.01	Walgreens #10652	0.4%
Property	6.02	Walgreens #4536	0.4%
Property	6.03	Walgreens #4066	0.3%
Property	6.04	Walgreens #9402	0.3%
Property	6.05	Walgreens #3018	0.3%
Property	6.06	Walgreens #10007	0.3%
Property	6.07	Walgreens #10347	0.3%
Property	6.08	Walgreens #11981	0.3%
Loan	7	University Fountains at Lubbock	2.1%	Isaac Sitt; Elliot Tamir
Loan	8	Santa Monica Clock Tower	2.0%	Michelangelo Real Estate Corporation
Loan	9	Delaware Corporate Center I & II	2.0%	Christopher F. Buccini; Robert E. Buccini; David B. Pollin
Loan	10	Ortega Ranch	1.9%	Scott J. Seligman
Loan	11	Anchorage Business Park	1.9%	John Ziegler
Loan	12	26-34 South State Street	1.8%	Joseph J. Sitt
Loan	13	La Gran Plaza	1.8%	Andrew J. Segal	51,934,353
Loan	14	Embassy Suites Destin	1.7%	Allan V. Rose
Loan	15	Canterbury MHC	1.7%	Ross H. Partrich
Loan	16	Sierra Vista Shopping Center	1.7%	Brian Shirken; Richard Margolis
Loan	17	Northgate Slauson Marketplace	1.7%	K. Joseph Shabani; Kamyar D. Shabani
Loan	18	2250 Roswell Drive	1.6%	Hayden Maguire Real Estate Fund I, L.P.
Loan	19	Giant Foods	1.6%	Robert J. Ambrosi; Marc A. Perel; The 1998 Gina Mandelbaum Grantor Trust (GST) dated May 1, 1998; The 1998 Jeanne Jemal Grantor Trust (GST) dated May 1, 1998
Loan	20	Capitol Plaza	0.6%	J. Peter Jungbacker; GLC Credit Opportunity Fund I, LLC
Loan	21	College Park Plaza	0.5%	J. Peter Jungbacker; GLC Credit Opportunity Fund I, LLC
Loan	22	Grant Park Plaza	0.4%	J. Peter Jungbacker; GLC Credit Opportunity Fund I, LLC
Loan	23	Renaissance New Orleans Portfolio	1.5%	WHI Real Estate Partners II, L.P.; WHI Real Estate Partners II-PF, L.P.; WHI Real Estate Partners II-TE, L.P.; WHI Real Estate Partners I, L.P.; WHI Real Estate Partners I-F, L.P.	23,782,549
Property	23.01	Renaissance Pere Marquette	0.8%
Property	23.02	Renaissance Arts	0.7%
Loan	24	The Plaza on Broadway	1.4%	Patrick Nelson; Brian Nelson
Loan	25	The Shops at 505	1.4%	Gregory A. Fowler; The Gregory A. Fowler Living Trust
Loan	26	Embassy Suites Corpus Christi	1.4%	Deven Bhakta
Loan	27	Honeywell Building	1.4%	Michael Klein; EK 2013 Family Trust
Loan	28	350 East Fordham Road	1.3%	Eli Gindi; Jeffrey Gindi
Loan	29	Komar Desert Center	1.3%	Louis J. Rogers	1,221,427
Loan	30	Trop Plaza	1.3%	Dreamwork, LLC
Loan	31	36 South State Street	1.3%	Joseph J. Sitt
Loan	32	aLoft Hotel Minneapolis	1.2%	George E. Sherman	1,750,000
Loan	33	Hilton Garden Inn – Phoenix Airport North	1.2%	Pyramid Advisors Limited Partnership	2,639,200
Loan	34	Ambridge Regional Center	1.1%	Joseph M. Murphy, Jr.
Loan	35	Shoppes of Beavercreek	1.1%	Schottenstein Realty LLC
Loan	36	Keller Oaks	1.1%	Gideon Zeus Friedman
Loan	37	75 Armory	1.1%	Rodney Poole
Loan	38	Mobile Gardens MHC Portfolio	1.0%	Kenneth C. Burnham; James A. Martin; George DaGraca
Property	38.01	Mobile Gardens and Hollyview Mobile Home Park	0.7%
Property	38.02	Rock Creek and Stony Chase Mobile Home Park	0.2%
Property	38.03	Briarwood Manor	0.2%
Loan	39	The Malulani Portfolio	1.0%	The Malulani Group, Limited
Property	39.01	Liona Apartments	0.5%
Property	39.02	Kaiser Ground Lease	0.2%
Property	39.03	Sears Ground Lease	0.2%
Property	39.04	Kokua Market	0.1%
Loan	40	Parkview Place Apartments	1.0%	Franck A. Ruimy
Loan	41	Heritage Plaza Shopping Center	0.9%	May S. Waldroup; May S. Waldroup 1997 Revocable Trust; John Waldroup Estate Trust
Loan	42	Parkdale Shopping Center	0.9%	Core Property Capital Fund II, L.P.
Loan	43	Samsondale Plaza	0.8%	John A. Nelson; David Schore
Loan	44	Fremont Ford	0.8%	Nearon Enterprises, LLC
Loan	45	24 Hour Fitness West Covina	0.8%	Louis J. Rogers	1,833,894
Loan	46	Centre Creek Plaza & Wells Fargo Building	0.8%	Joel A. Sher; Roy Bajtel
Property	46.01	Wells Fargo Building	0.4%
Property	46.02	Centre Creek Plaza	0.4%
Loan	47	North Stadium Business Center	0.8%	Seligman & Associates, Inc.
Loan	48	Glencoe Crossing	0.7%	Ronald N. Weiser; Ronald N. Weiser Trust u/a/d June 7, 1983
Loan	49	Inn @ Northrup Station	0.7%	Jeffrey S. Passadore
Loan	50	StaxUp Self Storage - San Ysidro	0.7%	Randall U. Strauss
Loan	51	Solaris Vail Portfolio	0.7%	Peter B. Knobel
Property	51.01	Eagle Vail Industrial Center	0.4%
Property	51.02	Wall Street Building	0.2%
Property	51.03	Lodge at Vail	0.1%

A-1-35

COMM 2015-LC21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Existing
Property			Initial Pool		Additional Debt
Flag	ID	Property Name	Balance	Guarantor	Amount
Loan	52	Avenue Mentry Industrial	0.7%	Joanne Butler
Loan	53	901 New Hampshire	0.6%	Douglas J. Compton
Loan	54	Plantation at Quail Valley	0.6%	Curtis Haines
Loan	55	Park Guilderland Apartments	0.6%	Robert C. Morgan
Loan	56	Hilton Garden Inn Dover	0.6%	Andrew Cheung; Dorothy Cheung
Loan	57	Whispering Creek	0.6%	Jeffrey Seltzer
Loan	58	Brunelli Portfolio	0.6%	Richard J. Brunelli
Property	58.01	Best Buy and Barnes & Noble	0.4%
Property	58.02	Dollar General - Valdosta, GA	0.1%
Property	58.03	Dollar General - Weeki Wachee, FL	0.1%
Property	58.04	Family Dollar - Tampa, FL	0.0%
Loan	59	Airoom Plaza and Lincolnwood Commons	0.6%	Michael Klein; Michael B. Klein 1993 Trust, as amended and restated on July 23, 1996, as amended by First Amendment on January 4, 2003 and as further amended by Second Amendment on April 17, 2003
Property	59.01	Airoom Plaza	0.4%
Property	59.02	Lincolnwood Commons	0.2%
Loan	60	Cole Village	0.6%	Jeffrey Stoddard; Jeffrey Stoddard, Trustee of the Jeff and Kris Stoddard Living Trust dated December 15, 2003
Loan	61	Corbin Office Center	0.5%	Bruce Abrams
Loan	62	McDowell Business Park	0.5%	Robert A. Flaxman; Jaime Sohacheski
Loan	63	Wingate - Richardson	0.5%	Sundip Kumar; Denny Patel; Pravinbhai R. Patel; Rameshbhai D. Patel
Loan	64	9301 Largo Drive	0.5%	Gregory Fernebok; Joshua Fernebok
Loan	65	West Union Village	0.5%	David H. Lesser
Loan	66	Pines at West Penn MHP	0.5%	Frank T. Perano
Loan	67	Parkcrest Apartments	0.5%	Marcello Scappaticci; Silvio Scappaticci; Alphonse Tabaka
Loan	68	Indian Run Village MHP	0.5%	Frank T. Perano
Loan	69	Wineman Building	0.5%	Ali Vahdani
Loan	70	Emerald Tower Apartments	0.5%	Jay Michael; Alex Samoylovich
Loan	71	Nyberg Retail Center	0.4%	Michael P. Kehoe; Lorri N. Kehoe
Loan	72	Orchards at University Square	0.4%	Joseph W. Rich
Loan	73	Macedonia Marketplace	0.4%	Lance F. Osborne; Steven S. Passov
Loan	74	Sunrise Villas	0.4%	Britnie Turner
Loan	75	Parker Center	0.4%	Victory Real Estate Investments, LLC
Loan	76	CenturyLink Las Vegas	0.4%	William E. Minkle
Loan	77	Patriot Place Apartments	0.4%	Scott Asner; Michael Gortenburg
Loan	78	Dollar General Texas Portfolio I	0.4%	Mervyn Dukatt; Timothy Balin
Property	78.01	Dollar General Mission	0.0%
Property	78.02	Dollar General Brownsville	0.0%
Property	78.03	Dollar General Los Fresnos	0.0%
Property	78.04	Dollar General Beaumont	0.0%
Property	78.05	Dollar General Coldspring	0.0%
Property	78.06	Dollar General New Braunfels - Walnut Ave	0.0%
Property	78.07	Dollar General New Braunfels - Hwy 46	0.0%
Property	78.08	Dollar General San Marcos	0.0%
Property	78.09	Dollar General Magnolia	0.0%
Loan	79	Value Place	0.4%	James E. Cram; Michael Millikan; Robert Jones; Bruce Johnson
Loan	80	SummerPlace Inn Destin	0.3%	Ronald E. Franklin; Estate of Richard Vilardo
Loan	81	Red Mountain Storage	0.3%	Richard D. Squires
Loan	82	Unicorp Portfolio II	0.3%	Charles Whittall
Property	82.01	Advance Auto Parts - Eastpointe	0.1%
Property	82.02	Dollar General - Mount Dora	0.1%
Property	82.03	Family Dollar - Milwaukee	0.1%
Property	82.04	Dollar General - Milwaukee	0.0%
Loan	83	Brentwood Shopping Center	0.3%	Arthur B. Cornfeld; Alan E. Fisher; David R. Topping
Loan	84	Westgate Shopping Center	0.3%	Douglas J. Arnold; David C. Puchi; Craig J. Zoellner
Loan	85	Storage Pros - Chattanooga	0.3%	David M. Levenfeld; Ian M. Burnstein
Loan	86	The Glens Apartments	0.3%	Harold Kulish; Harold Kulish Trust under Agreement dated April 12, 1976, as amended and restated on March 12, 2009
Loan	87	Summit Retail	0.3%	Fara H. Cavaliere; Fara H. Cavaliere Revocable Living Trust, Dated September 1, 1992; Domenica Ventimiglia
Loan	88	Golfsmith Richmond	0.3%	Louis J. Rogers	700,000
Loan	89	Spencer Springs Shopping Center	0.3%	Edmond J. Russ
Loan	90	Boardwalk Shopping Center Orlando	0.3%	Steven Klein
Loan	91	Lockaway Self Storage San Antonio	0.3%	Randall U. Strauss
Loan	92	Jo Ann Fabrics El Paso	0.2%	Joseph R. Prestifilippo, Jr.; Stephen R. Malley
Loan	93	Bear Creek Office	0.2%	Etan M. Mirwis; Joshua J. Nagel
Loan	94	Walgreens 3222 Milwaukee	0.2%	NAP
Loan	95	Kress Building	0.2%	Ronavan R. Mohling; Thomas J. Prioreschi
Loan	96	Village Apartments	0.2%	Silvio Scappaticci
Loan	97	Storage Etc. San Bernadino	0.2%	Gregory S. Houge; Bruce Rothman; Laurent Opman
Loan	98	North State U-Stor & Lock	0.2%	James L. Nash
Loan	99	Minges Creek Storage Plaza	0.1%	Michael Berger
Loan	100	River Haven MHP	0.1%	Paul Gojkovich III; Robert M. Koslow; Lauren Deysher Gojkovich
Loan	101	Umatilla Plaza	0.1%	Mervyn Dukatt; Timothy Balin
Loan	102	Dollar General - Red Oak	0.1%	Ladder Capital CRE Equity LLC
Loan	103	Dollar General - Zapata	0.1%	Ladder Capital CRE Equity LLC

A-1-36

COMM 2015-LC21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Future Debt
Property			Initial Pool		Permitted
Flag	ID	Property Name	Balance	Existing Additional Debt Description (30)(31)(32)	Type (33)
Loan	1	Courtyard by Marriott Portfolio	7.3%	217,950,000 Pari Passu Debt; 355,000,000 Subordinate Secured Debt	NAP
Property	1.01	Courtyard Larkspur Landing Marin County	0.3%
Property	1.02	Courtyard San Mateo Foster City	0.3%
Property	1.03	Courtyard San Jose Cupertino	0.3%
Property	1.04	Courtyard Boulder	0.3%
Property	1.05	Courtyard Los Angeles Hacienda Heights	0.2%
Property	1.06	Courtyard Seattle South Center	0.2%
Property	1.07	Courtyard Rye	0.2%
Property	1.08	Courtyard Nashville Airport	0.2%
Property	1.09	Courtyard Los Angeles Torrance Palos Verdes	0.2%
Property	1.10	Courtyard St. Louis Creve Coeur	0.1%
Property	1.11	Courtyard Portland Beaverton	0.1%
Property	1.12	Courtyard Palm Springs	0.1%
Property	1.13	Courtyard Charlotte South Park	0.1%
Property	1.14	Courtyard Norwalk	0.1%
Property	1.15	Courtyard Detroit Metro Airport	0.1%
Property	1.16	Courtyard Chicago Waukegan Gurnee	0.1%
Property	1.17	Courtyard Atlanta Perimeter Center	0.1%
Property	1.18	Courtyard Denver Tech Center	0.1%
Property	1.19	Courtyard Ft. Lauderdale Plantation	0.1%
Property	1.20	Courtyard Lincroft Red Bank	0.1%
Property	1.21	Courtyard Chicago Highland Park	0.1%
Property	1.22	Courtyard Charlottesville North	0.1%
Property	1.23	Courtyard Raleigh Cary	0.1%
Property	1.24	Courtyard Detroit Livonia	0.1%
Property	1.25	Courtyard Birmingham Homewood	0.1%
Property	1.26	Courtyard West Palm Beach	0.1%
Property	1.27	Courtyard New Haven Wallingford	0.1%
Property	1.28	Courtyard Dallas Plano Parkway	0.1%
Property	1.29	Courtyard Chicago Oakbrook Terrace	0.1%
Property	1.30	Courtyard Boston Andover	0.1%
Property	1.31	Courtyard Kansas City Overland Park Metcalf	0.1%
Property	1.32	Courtyard Minneapolis St Paul Airport	0.1%
Property	1.33	Courtyard Bakersfield	0.1%
Property	1.34	Courtyard Denver Stapleton	0.1%
Property	1.35	Courtyard Rockford	0.1%
Property	1.36	Courtyard Greenville Haywood Mall	0.1%
Property	1.37	Courtyard St. Louis Westport Plaza	0.1%
Property	1.38	Courtyard Chicago Lincolnshire	0.1%
Property	1.39	Courtyard San Antonio Downtown Market Square	0.1%
Property	1.40	Courtyard Indianapolis Castleton	0.1%
Property	1.41	Courtyard Silver Spring North	0.1%
Property	1.42	Courtyard Lexington North	0.1%
Property	1.43	Courtyard Tampa Westshore	0.1%
Property	1.44	Courtyard Chicago Deerfield	0.1%
Property	1.45	Courtyard St. Petersburg Clearwater	0.1%
Property	1.46	Courtyard Toledo Airport Holland	0.1%
Property	1.47	Courtyard Phoenix Mesa	0.1%
Property	1.48	Courtyard Atlanta Airport South	0.1%
Property	1.49	Courtyard Memphis Airport	0.1%
Property	1.50	Courtyard Oklahoma City Airport	0.1%
Property	1.51	Courtyard Annapolis	0.1%
Property	1.52	Courtyard Manassas	0.1%
Property	1.53	Courtyard Little Rock	0.1%
Property	1.54	Courtyard Ft. Myers	0.1%
Property	1.55	Courtyard Atlanta Gwinnett Mall	0.1%
Property	1.56	Courtyard Chicago Arlington Heights South	0.1%
Property	1.57	Courtyard Dallas Richardson at Spring Valley	0.1%
Property	1.58	Courtyard Huntsville	0.1%
Property	1.59	Courtyard Birmingham Hoover	0.0%
Property	1.60	Courtyard Phoenix North Metrocenter	0.0%
Property	1.61	Courtyard Tucson Airport	0.0%
Property	1.62	Courtyard Dayton South Mall	0.0%
Property	1.63	Courtyard Philadelphia Devon	0.0%
Property	1.64	Courtyard Fresno	0.0%
Property	1.65	Courtyard Poughkeepsie	0.0%
Loan	2	Courtyard by Marriott Pasadena	5.6%	None	NAP
Loan	3	Meridian at Brentwood	3.2%	None	NAP

A-1-37

COMM 2015-LC21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Future Debt
Property			Initial Pool		Permitted
Flag	ID	Property Name	Balance	Existing Additional Debt Description (30)(31)(32)	Type (33)
Loan	4	155 Mercer Street	3.1%	None	NAP
Loan	5	Capistrano Business Center I & II	2.6%	None	Mezzanine
Loan	6	Walgreens Net Lease Portfolio V	2.6%	Mezzanine Debt	NAP
Property	6.01	Walgreens #10652	0.4%
Property	6.02	Walgreens #4536	0.4%
Property	6.03	Walgreens #4066	0.3%
Property	6.04	Walgreens #9402	0.3%
Property	6.05	Walgreens #3018	0.3%
Property	6.06	Walgreens #10007	0.3%
Property	6.07	Walgreens #10347	0.3%
Property	6.08	Walgreens #11981	0.3%
Loan	7	University Fountains at Lubbock	2.1%	None	Mezzanine
Loan	8	Santa Monica Clock Tower	2.0%	None	NAP
Loan	9	Delaware Corporate Center I & II	2.0%	None	NAP
Loan	10	Ortega Ranch	1.9%	None	Mezzanine
Loan	11	Anchorage Business Park	1.9%	None	NAP
Loan	12	26-34 South State Street	1.8%	None	NAP
Loan	13	La Gran Plaza	1.8%	Pari Passu Debt	Mezzanine
Loan	14	Embassy Suites Destin	1.7%	None	NAP
Loan	15	Canterbury MHC	1.7%	None	Mezzanine; Subordinate Unsecured
Loan	16	Sierra Vista Shopping Center	1.7%	None	NAP
Loan	17	Northgate Slauson Marketplace	1.7%	None	NAP
Loan	18	2250 Roswell Drive	1.6%	None	NAP
Loan	19	Giant Foods	1.6%	None	NAP
Loan	20	Capitol Plaza	0.6%	None	Mezzanine
Loan	21	College Park Plaza	0.5%	None	Mezzanine
Loan	22	Grant Park Plaza	0.4%	None	Mezzanine
Loan	23	Renaissance New Orleans Portfolio	1.5%	Pari Passu Debt	NAP
Property	23.01	Renaissance Pere Marquette	0.8%
Property	23.02	Renaissance Arts	0.7%
Loan	24	The Plaza on Broadway	1.4%	None	NAP
Loan	25	The Shops at 505	1.4%	None	NAP
Loan	26	Embassy Suites Corpus Christi	1.4%	None	NAP
Loan	27	Honeywell Building	1.4%	None	NAP
Loan	28	350 East Fordham Road	1.3%	None	NAP
Loan	29	Komar Desert Center	1.3%	Mezzanine Debt	NAP
Loan	30	Trop Plaza	1.3%	None	NAP
Loan	31	36 South State Street	1.3%	None	NAP
Loan	32	aLoft Hotel Minneapolis	1.2%	Mezzanine Debt	NAP
Loan	33	Hilton Garden Inn – Phoenix Airport North	1.2%	Mezzanine Debt	NAP
Loan	34	Ambridge Regional Center	1.1%	None	NAP
Loan	35	Shoppes of Beavercreek	1.1%	None	NAP
Loan	36	Keller Oaks	1.1%	None	NAP
Loan	37	75 Armory	1.1%	None	NAP
Loan	38	Mobile Gardens MHC Portfolio	1.0%	None	NAP
Property	38.01	Mobile Gardens and Hollyview Mobile Home Park	0.7%
Property	38.02	Rock Creek and Stony Chase Mobile Home Park	0.2%
Property	38.03	Briarwood Manor	0.2%
Loan	39	The Malulani Portfolio	1.0%	None	NAP
Property	39.01	Liona Apartments	0.5%
Property	39.02	Kaiser Ground Lease	0.2%
Property	39.03	Sears Ground Lease	0.2%
Property	39.04	Kokua Market	0.1%
Loan	40	Parkview Place Apartments	1.0%	None	NAP
Loan	41	Heritage Plaza Shopping Center	0.9%	None	NAP
Loan	42	Parkdale Shopping Center	0.9%	None	NAP
Loan	43	Samsondale Plaza	0.8%	None	NAP
Loan	44	Fremont Ford	0.8%	None	NAP
Loan	45	24 Hour Fitness West Covina	0.8%	Mezzanine Debt	NAP
Loan	46	Centre Creek Plaza & Wells Fargo Building	0.8%	None	Mezzanine
Property	46.01	Wells Fargo Building	0.4%
Property	46.02	Centre Creek Plaza	0.4%
Loan	47	North Stadium Business Center	0.8%	None	Mezzanine
Loan	48	Glencoe Crossing	0.7%	None	NAP
Loan	49	Inn @ Northrup Station	0.7%	None	NAP
Loan	50	StaxUp Self Storage - San Ysidro	0.7%	None	NAP
Loan	51	Solaris Vail Portfolio	0.7%	None	NAP
Property	51.01	Eagle Vail Industrial Center	0.4%
Property	51.02	Wall Street Building	0.2%
Property	51.03	Lodge at Vail	0.1%

A-1-38

COMM 2015-LC21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Future Debt
Property			Initial Pool		Permitted
Flag	ID	Property Name	Balance	Existing Additional Debt Description (30)(31)(32)	Type (33)
Loan	52	Avenue Mentry Industrial	0.7%	None	NAP
Loan	53	901 New Hampshire	0.6%	None	NAP
Loan	54	Plantation at Quail Valley	0.6%	None	NAP
Loan	55	Park Guilderland Apartments	0.6%	None	NAP
Loan	56	Hilton Garden Inn Dover	0.6%	None	NAP
Loan	57	Whispering Creek	0.6%	None	Mezzanine
Loan	58	Brunelli Portfolio	0.6%	None	NAP
Property	58.01	Best Buy and Barnes & Noble	0.4%
Property	58.02	Dollar General - Valdosta, GA	0.1%
Property	58.03	Dollar General - Weeki Wachee, FL	0.1%
Property	58.04	Family Dollar - Tampa, FL	0.0%
Loan	59	Airoom Plaza and Lincolnwood Commons	0.6%	None	NAP
Property	59.01	Airoom Plaza	0.4%
Property	59.02	Lincolnwood Commons	0.2%
Loan	60	Cole Village	0.6%	None	Mezzanine
Loan	61	Corbin Office Center	0.5%	None	NAP
Loan	62	McDowell Business Park	0.5%	None	NAP
Loan	63	Wingate - Richardson	0.5%	None	NAP
Loan	64	9301 Largo Drive	0.5%	None	NAP
Loan	65	West Union Village	0.5%	None	NAP
Loan	66	Pines at West Penn MHP	0.5%	None	NAP
Loan	67	Parkcrest Apartments	0.5%	None	NAP
Loan	68	Indian Run Village MHP	0.5%	None	NAP
Loan	69	Wineman Building	0.5%	None	NAP
Loan	70	Emerald Tower Apartments	0.5%	None	NAP
Loan	71	Nyberg Retail Center	0.4%	None	Mezzanine
Loan	72	Orchards at University Square	0.4%	None	NAP
Loan	73	Macedonia Marketplace	0.4%	None	NAP
Loan	74	Sunrise Villas	0.4%	None	NAP
Loan	75	Parker Center	0.4%	None	NAP
Loan	76	CenturyLink Las Vegas	0.4%	None	NAP
Loan	77	Patriot Place Apartments	0.4%	None	NAP
Loan	78	Dollar General Texas Portfolio I	0.4%	None	NAP
Property	78.01	Dollar General Mission	0.0%
Property	78.02	Dollar General Brownsville	0.0%
Property	78.03	Dollar General Los Fresnos	0.0%
Property	78.04	Dollar General Beaumont	0.0%
Property	78.05	Dollar General Coldspring	0.0%
Property	78.06	Dollar General New Braunfels - Walnut Ave	0.0%
Property	78.07	Dollar General New Braunfels - Hwy 46	0.0%
Property	78.08	Dollar General San Marcos	0.0%
Property	78.09	Dollar General Magnolia	0.0%
Loan	79	Value Place	0.4%	None	NAP
Loan	80	SummerPlace Inn Destin	0.3%	None	NAP
Loan	81	Red Mountain Storage	0.3%	None	NAP
Loan	82	Unicorp Portfolio II	0.3%	None	NAP
Property	82.01	Advance Auto Parts - Eastpointe	0.1%
Property	82.02	Dollar General - Mount Dora	0.1%
Property	82.03	Family Dollar - Milwaukee	0.1%
Property	82.04	Dollar General - Milwaukee	0.0%
Loan	83	Brentwood Shopping Center	0.3%	None	NAP
Loan	84	Westgate Shopping Center	0.3%	None	Mezzanine
Loan	85	Storage Pros - Chattanooga	0.3%	None	NAP
Loan	86	The Glens Apartments	0.3%	None	Unsecured Subordinate Debt
Loan	87	Summit Retail	0.3%	None	NAP
Loan	88	Golfsmith Richmond	0.3%	Mezzanine Debt	NAP
Loan	89	Spencer Springs Shopping Center	0.3%	None	NAP
Loan	90	Boardwalk Shopping Center Orlando	0.3%	None	NAP
Loan	91	Lockaway Self Storage San Antonio	0.3%	None	NAP
Loan	92	Jo Ann Fabrics El Paso	0.2%	None	NAP
Loan	93	Bear Creek Office	0.2%	None	NAP
Loan	94	Walgreens 3222 Milwaukee	0.2%	None	NAP
Loan	95	Kress Building	0.2%	None	NAP
Loan	96	Village Apartments	0.2%	None	NAP
Loan	97	Storage Etc. San Bernadino	0.2%	None	NAP
Loan	98	North State U-Stor & Lock	0.2%	None	NAP
Loan	99	Minges Creek Storage Plaza	0.1%	None	NAP
Loan	100	River Haven MHP	0.1%	None	Mezzanine
Loan	101	Umatilla Plaza	0.1%	None	NAP
Loan	102	Dollar General - Red Oak	0.1%	None	Mezzanine
Loan	103	Dollar General - Zapata	0.1%	None	Mezzanine

A-1-39

FOOTNOTES TO ANNEX A-1

(1)	GACC—German American Capital Corporation or one of its affiliates; LCF—Ladder Capital Finance LLC or one of its affiliates; CCRE—Cantor Commercial Real Estate Lending, L.P. or one of its affiliates; KeyBank—KeyBank National Association or one of its affiliates.

(2)	Loan No. 1 – Courtyard by Marriott Portfolio – The Original Balance ($) and Cut-off Date Balance ($) of $97.05 million represent the Note A-2B of a $670.0 million whole loan evidenced by four pari passu notes with an aggregate original principal balance of $315.0 million and one subordinate note with an original principal balance of $355.0 million. The pari passu companion loans are the Note A-1 with an original principle balance of $33.50 million, which was included in the COMM 2015-CCRE23 Trust, the Note A-2A with an original principal balance of $100.0 million, which was included in the COMM 2015-CCRE23 Trust and the Note A-2C, with an aggregate original balance of $84.45 million, which was included in the GSMS 2015-GC30 transaction. The Note B, in the original principal amount of $355.0 million was included in the COMM 2015-CCRE23 Trust but was not pooled.

Loan No. 13 – La Gran Plaza – The Original Balance ($) of $24.0 million and Cut-off Date Balance ($) of approximately $23.97 million represent the non-controlling Note A-2 of a $76.0 million whole loan evidenced by three pari passu notes. The pari passu companion loans are comprised of the controlling Note A-1, with an original principal amount of $26.0 million, and the non-controlling Note A-3, with an original principal amount of $26.0 million. The pari passu Note A-3 was contributed to the COMM 2015-CCRE23 securitization and the Note A-1 will be held by LCF or an affiliate as of the closing date.

Loan No. 23 – Renaissance New Orleans Portfolio – The Original Balance ($) of approximately $19.6 million and the Cut-off Balance ($) of approximately $19.5 million represent the non-controlling Note A-2 of a $43.5 million whole loan evidenced by two pari passu notes. The pari passu companion loan is the Note A-1 in the original principal amount of approximately $23.9 million, which was included in the JPMBB 2015-C28 transaction.

(3)	With respect to any Mortgaged Property securing a multi-property Mortgage Loan, the amounts listed under the headings “Original Balance” and “Cut-off Date Balance” reflect the Allocated Loan Amount related to such Mortgaged Property.

(4)	Loan No. 13 – La Gran Plaza – The La Gran Plaza Mortgaged Property’s Net Rentable Area (SF/Units/Rooms/Pads/Beds) of 1,030,613 sq. ft. reflects 898,606 sq. ft. of retail space and 132,007 sq. ft. of office space.

Loan No. 43 – Samsondale Plaza – The Samsondale Plaza Mortgaged Property’s Net Rentable Area (SF/Units/Rooms/Pads/Beds) of 158,072 sq. ft. reflects 116,605 sq. ft. of retail space and 41,467 sq. ft. of office space.

Loan No. 69 – Wineman Building – The Wineman Building Mortgaged Property is collateralized by 50 residential units and 15,101 sq. ft. of retail space.

Loan No. 98 – North State U-Stor & Lock – The Mortgage Property also includes a 6,100 sq. ft. office/warehouse space leased to Mississippi State Department of Health. The annual rent of $45,155 equals 10.5% of annual underwritten gross income for the Mortgage Property.

(5)	Loan No. 8 – Santa Monica Clock Tower – The Santa Monica Clock Tower Mortgaged Property is subject to a Historic Property Preservation Agreement which requires that any restoration, rehabilitation or maintenance of the property be undertaken in accordance with the state and federal parks department standards for historic buildings and with the filing of appropriate permits.

(6)	Loan No. 6 – Walgreens Net Lease Portfolio V – The Walgreens Net Lease Portfolio V Mortgage Loan has an Anticipated Repayment Date of January 1, 2025, with a revised interest rate for the period from the Anticipated Repayment Date through the final maturity date of January 1, 2030, of the greater of (i) 6.2200% or (ii) 2.0000% plus the 10-year treasury rate as of January 2, 2025.

Loan No. 19 – Giant Foods – The Giant Foods Mortgage Loan has an ARD feature with an Anticipated Repayment Date of May 6, 2025 with a revised interest rate, for the period from the Anticipated Repayment

A-1-40

Date through the final maturity date of May 6, 2032, of the greater of (i) 7.3100% and (ii) the then 10-year swap yield on the Anticipated Repayment Date plus 1.6800%.

Loan No. 45 – 24 Hour Fitness West Covina – The 24 Hour Fitness West Covina Mortgage Loan has an ARD feature with an Anticipated Repayment Date of May 6, 2020, with a revised interest rate for the period from the Anticipated Repayment

Date through the final maturity date of April 30, 2027 equal to the sum of 3.0000% plus the greater of (i) 4.9895% or (ii) the ten-year swap yield as of the first business day after the Anticipated Repayment Date. The revised interest rate will not exceed 9.9895%.

Loan No. 69 – Wineman Building – The Wineman Building Loan has an ARD feature with an Anticipated Repayment Date of June 6, 2025, with a revised interest rate for the period from the Anticipated Repayment Date through the final maturity date of June 6, 2027 equal to the greater of (i) 7.1770% or (ii) sum of 3.0000% plus the ten-year swap yield as of the Anticipated Repayment Date.

Loan No. 102 – Dollar General – Red Oak – The Dollar General – Red Oak Mortgage Loan has an ARD feature with an Anticipated Repayment Date of June 6, 2025, with a revised interest rate for the period from the Anticipated Repayment Date through the final maturity date of June 6, 2035 of the sum of the initial rate of 5.2300% and 3.0000%.

Loan No. 103 – Dollar General – Zapata – The Dollar General – Zapata Mortgage Loan has an ARD feature with an Anticipated Repayment Date of June 6, 2025, with a revised interest rate for the period from the Anticipated Repayment Date through the final maturity date of June 6, 2035 of the sum of the initial rate of 5.2300% and 3.0000%.

(7)	The Administrative Fee Rate includes the respective per annum rates applicable to the calculation of the servicing fee, any sub-servicing fee, trustee/certificate administrator fee, operating advisor fee and CREFC® license fee with respect to each Mortgage Loan. For purposes of this Annex A-1, the definition of Administrative Fee Rate as it relates to any Non-Serviced Mortgage Loan includes the related Pari Passu Loan Primary Servicing Fee Rate which includes the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing fee rate (other than those payable to the applicable special servicer) applicable to such Non-Serviced Mortgage Loan that constitutes a portion of the “servicing fee rate” applicable to the other master servicer under the applicable other pooling and servicing agreement. The Pari Passu Loan Primary Servicing Fee Rate for the Courtyard by Marriott Portfolio Mortgage Loan is 0.0025%. The Paris Passu Loan Primary Servicing Fee Rate for the La Gran Plaza Mortgage Loan is 0.0025%. The Pari Passu Loan Primary Servicing Fee Rate for the Renaissance New Orleans Portfolio Mortgage Loan is 0.0100%.

(8)	Annual Debt Service, Monthly Debt Service, Underwritten NOI DSCR and Underwritten NCF DSCR for Mortgage Loans (i) with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period and (ii) that are interest only until the related maturity date are shown based on the interest only payments during the 12-month period following the Cut-off Date (or, in the case of Monthly Debt Service, the average of such interest only payments) without regard to leap year adjustments.

(9)	“Hard” generally means each tenant is required to transfer its rent directly to the lender-controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over-the-counter cash and equivalents are deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager must collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan Documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender-controlled lockbox. “Soft Springing Hard” means that the borrower has established a lockbox account that will be under lender control and the borrower or property manager must collect rents from the tenants and then deposit those rents into such lockbox account. Upon a trigger event (as specified in the related Mortgage Loan documents), each tenant will be required to transfer its rent directly into a lender-controlled lockbox.

(10)	“In Place” means that related property cash flows go through a waterfall of required reserve or other payment amounts due before the lender either (i) disburses excess cash to the related borrower or (ii)

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retains excess cash as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan Documents, In Place cash management (as described above) will take effect, and will generally continue until all trigger events are cured (to the extent a cure is permitted under the related Mortgage Loan Documents).

(11)	Loan No. 1 – Courtyard by Marriott Portfolio – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 13 – La Gran Plaza —The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 23 – Renaissance New Orleans Portfolio – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loan in the aggregate.

Loan No. 1 – Courtyard by Marriott Portfolio – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area calculations exclude the Subordinate Companion Loan.

Loan Nos. 20, 21 and 22 –Capitol Plaza, College Park Plaza and Grant Park Plaza – The Mortgage Loans are cross-collateralized and cross-defaulted. As such, Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated on an aggregate basis, unless otherwise specified.

(12)	The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default. Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A-1 to this prospectus supplement.

Loan No. 28 – 350 East Fordham Road - On not more than two occasions in any 12 month period and not more than 10 times in the aggregate during the term of the loan, the borrower’s failure to make payments on the date due shall not constitute an event of default if the borrower makes such payments within two business days after lender’s delivery to borrower of written notice from lender that any such payment has not been made.

(13)	Loan No. 7 – University Fountains at Lubbock – Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) are based on the “As Renovated” value of $36,500,000 as of January 1, 2017. The “As Renovated” value assumes completion of the $1,800,000 in planned renovations, plus 12.0% in profit on the renovation costs. At closing, the borrower deposited $1,800,000 into an engineering reserve account in connection with 125% of the cost to complete construction.

Loan No. 32 – aLoft Hotel Minneapolis – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) are based on the “As Complete” value as of April 1, 2016. The value assumes planned renovations are completed in by April 2016. The loan is structured with an upfront PIP reserve in the amount of $553,453. The “As-is” value is $23,000,000.

Loan No. 33 – Hilton Garden Inn – Phoenix Airport North – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) are based on the “As Complete” value as of April 1, 2015. The value assumes planned renovations are completed in 2015. The loan is structured with a letter of credit to complete the PIP in the amount of $2,114,436. The “As-is” value is $21,500,000.

Loan No. 40 – Parkview Place Apartments – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) are based on the “As Complete” value as of November 1, 2015. The “As Complete” value assumes completion of the proposed capital expenditure plan which is anticipated to be completed

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within the next year on or about November 1, 2015. At closing, the borrower deposited $861,671 into a capital expenditure holdback reserve account.

Loan No. 56 – Hilton Garden Inn Dover – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) are based on the “As Complete” value as of February 1, 2015. The value assumes planned renovations are completed in 2015. The loan is structured with an upfront PIP reserve in the amount of $1,368,290. The “As-is” value is $11,000,000.

Loan No. 57 – Whispering Creek – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) are based on the “hypothetical as is” value as of March 16, 2015 which assumes the near term capital costs and repairs have been incurred. At closing, the borrower deposited $632,775 into an engineering reserve account which represents 110% of the estimated cost of the repairs.

Loan No. 73 – Macedonia Marketplace – The Cut-off Date LTV Ratio LTV Ratio at Maturity or ARD and Appraised Value ($) are based on the “As Complete” value as of May 1, 2015. The value assumes all seven tenants have taken possession of their space and are paying rent. The loan is structured with an outstanding TI/LC reserve of $494,021, a tenant occupancy reserve of $321,854 and a free rent reserve of $60,926. The “As-is” value is $7,000,000.

(14)	Loan No. 19 – Giant Foods – The collateral for the Giant Foods Mortgage Loan consists of the borrower’s fee interest in the Giant Foods Mortgaged Property. Neither the tenant’s leasehold interest nor the improvements are part of the collateral.

Loan No. 39 – The Malulani Portfolio – The collateral for The Malulani Portfolio includes the borrower’s fee interest in the Kaiser Ground Lease Mortgage Property and the Sears Ground Lease Mortgage Property. Neither the tenants’ leasehold interests nor the improvements are part of the collateral.

(15)	Prepayment Provisions are shown from the respective Mortgage Loan First Payment Date.

“L(x)” means lock-out for x payments.

“D(x)” means may be defeased for x payments.

“YM(x)” means may be prepaid for x payments with payment of a yield maintenance charge

“YM1(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 1% of the amount prepaid.

“DorYM(x)” means may be prepaid for x payments with either defeasance or a yield maintenance charge.

“O(x)” means freely prepayable for x payments, including the maturity date or Anticipated Repayment Date.

Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio mortgage loan) under various circumstances, as described in this prospectus supplement. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Property Releases” in this prospectus supplement.

Loan No. 13 – La Gran Plaza – The lockout period will be at least 25 payment dates beginning with and including the first payment date of June 6, 2015. Prepayment of the full $76.0 million La Gran Plaza Loan Combination is permitted on the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) April 13, 2018.

Loan No. 1 – Courtyard by Marriott Portfolio – On any business day after May 6, 2016, the borrower may freely prepay a portion of the outstanding principal balance without payment of any prepayment fee, provided, among other things, (i) such prepayment shall be made in connection with a property release and (ii) the borrower pays to lender, the release price of the released property plus the additional release price, if applicable, up to $33,500,000. Additionally, any time after the expiration of the lockout period, the borrower may obtain the release of an individual property, provided, among other things, (i) no event of default shall be continuing, (ii) the DSCR for the remaining properties is not less than the greater of the DSCR immediately preceding the partial release and 3.48x, (iii) the debt yield for the remaining properties is not less than the greater of the debt yield immediately preceding the partial release and 13.0% and (iv) the

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borrower partially defeases to lender 115% of the allocated loan amount for the released property or for the three properties that have no allocated loan amount, 62.5% of the appraised value of such property.

Loan No. 16 – Sierra Vista Shopping Center – The Sierra Vista Shopping Center Mortgage Loan allows for the release of non-income producing, vacant parcel subject to, among other things, (i) no event of default or cash management period having occurred and continuing, (ii) the vacant land has been legally subdivided from the Mortgaged Property, and (iii) after giving effect to the release, the LTV is less than 125% and the NOI debt service coverage ratio (as described in the loan agreement) is equal to or greater than 1.25x.

Loan No. 20, 21, 22 – Capitol Plaza, College Park Plaza, Grant Park Plaza – The borrower may obtain the release of an individual Mortgage Loan from the cross collateralization agreement at any time, provided that, among other things (as defined in the loan documents), (i) no event of default has occurred or is continuing, (ii) no release will be permitted within 30 days after a securitization, (iii) borrower will pay a release amount equal to (a) for a prepayment, 135% of the original principal balance of such loan and (b) for an assumption, 35% of the then-outstanding principal balance of such loan and (iv) after giving effect to such release, (a) no cash management period would exist under the remaining loan(s) and (b) the debt yield of the then-remaining properties is greater than or equal to 9.5%.

Loan No. 23 – Renaissance New Orleans Portfolio – Any time after the expiration of the lockout period the borrower may obtain the release of an individual property provided, among other things, (i) no event of default has occurred and is continuing, (ii) the LTV for the remaining property shall not exceed 65.0%, (iii) the DSCR for the remaining property is not less than the greater of the DSCR immediately preceding the partial release and 1.40x, (iv) the debt yield for the remaining property is not less than the greater of the debt yield immediately preceding such release and 9.5% and (v) borrower partially prepays the debt to lender equal to the greater of 120% of the allocated loan amount for the released property or 85% of the net sales proceeds from the released property.

Loan No. 34 – Ambridge Regional Center – The borrower may release a non-income producing outparcel at any time provided REMIC requirements and other conditions in the loan documents are met.

Loan No. 39 – The Malulani Portfolio – The Malulani Portfolio Mortgage Loan allows for the release of the Sears Ground Lease Mortgaged Property any time after May 6, 2016, provided, among other things, (i) the borrower prepays the mortgage loan in an amount equal to the greater of (a) $3,000,000 or (b) the amount such that after giving effect to the release, clauses (ii), (iii) and (iv) (below) are satisfied; provided, however, that if the release occurs in connection with a sale of the Sears Ground Lease Mortgaged Property (which will be deemed to include any transfer that results in any change of beneficial ownership of the Sears Ground Lease Mortgaged Property) then the release amount will also include the amount, if any, by which 100% of the net sale proceeds exceed the otherwise applicable release amount; (ii) the DSCR for the remaining Mortgaged Property is no less than the greater of (a) the DSCR immediately prior to the release, and (b) 1.65x; (iii) the LTV for the remaining Mortgaged Property is no greater than the lesser of (a) the LTV immediately prior to the release, and (b) 65.0%; (iv) the debt yield for the remaining Mortgaged Property is no less than the greater of (a) the debt yield immediately prior to the release, and (b) 7.5%; (v) the borrower has delivered to the lender a REMIC opinion and a rating agency confirmation from each of the approved rating agencies; and (vi) the borrower has paid the yield maintenance premium and all accrued and unpaid interest on the release amount.

Loan No. 58 – Brunelli Portfolio – Any time after the lockout period ends and prior to the open date, the borrower may release a property, provided, among other things per the loan documents, (i) borrower shall defease a portion of the loan equal to the greater of (a) 115% of the allocated loan amount or (b) 70% of the net proceeds from the sale of the applicable individual property (ii) the DSCR for the remaining properties is no less than the greater of 2.44x and the DSCR immediately preceding such release and (iii) the LTV for the remaining properties is no greater than the lesser of 55.0% and the LTV immediately preceding such release.

Loan No. 62 – McDowell Business Park – The McDowell Business Park Mortgage Loan allows for the release of an individual property, provided, among other things, after the expiration of the lockout period and prior to the open prepayment date, (i) no event of default is continuing, (ii) the debt yield is greater than or equal to 9.0% and (iii) the borrower partially defeases to lender the greater of an amount equal to 135% of the Amortized Allocated Loan Amount (as defined in the loan agreement) with respect to the release property or an amount such that, after giving effect to such release, the LTV for the remaining properties does not exceed 50% and (iv) the LTV for the remaining property is less than or equal to 125.0%.

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Loan 83 – Brentwood Shopping Center – A reserve of $650,000 was established at origination with respect to the Strategic Restaurants (Burger King) tenant. The reserve is required to be released to the borrower, when, among other things, the Strategic Restaurants (Burger King) tenant is in place, open for business and paying unabated rent. If these conditions have not been satisfied by March 31, 2016, the lender may, at its option, retain the reserve funds as additional collateral or use them to pay down the balance of the Brentwood Shopping Center Mortgage Loan and any applicable yield maintenance premium.

(16)	The following Mortgaged Properties consist, in whole or in part, of the respective borrower’s interest in one or more ground leases, space leases, air rights leases or other similar leasehold interests:

Loan No. 9 – Delaware Corporate Center I & II—The collateral for the Delaware Corporate Center I & II Mortgage Loan consists of the leasehold interest in the Delaware Corporate Center I & II Mortgaged Property.

Loan No. 13 – La Gran Plaza – The La Gran Plaza Mortgaged Property owner, Town Center Mall, L.P. entered into a master lease with Zocalo Property, L.P. (the “Mercado Tenant”), master tenant, whereby the master tenant leases 124,271 square feet of the Mortgaged Property. The owner and master tenant are borrowers under the loan.

Loan No. 23 – Renaissance New Orleans Portfolio – The Renaissance Pere Marquette Mortgaged Property is subject to a ground lease with an expiration date of December 14, 2113, and no extension options. The current ground rent under the lease is $1,000,000 per year. The annual ground rent will increase at the commencement of the sixth lease year and every fifth year thereafter based on the consumer price index. The Renaissance Arts Mortgaged Property is subject to a ground lease with an expiration date of December 14, 2113, and no extension options. The current ground rent under the lease is $600,000 per year. The annual ground rent will increase at the commencement of the sixth lease year and every fifth year thereafter based on the consumer price index. The borrowers, as tenants under the ground leases, have the right to purchase the applicable landlord’s estate any time commencing on the expiration of the 24th month under the applicable ground lease until the earlier to occur of (i) tenant’s assignment of any interest in the lease to a party who is not an affiliate of tenant and (ii) the expiration of the sixth lease year from the commencement date, for an unlevered internal rate of return equal to 6% on the original purchase price.

Loan No. 24 – The Plaza on Broadway - The collateral for The Plaza on Broadway Mortgage Loan consists of the leasehold interest in The Plaza on Broadway Mortgaged Property.

Loan No. 69 – Wineman Building – The Wineman Building Mortgaged Property is subject to a ground lease with an expiration date of February 28, 2043 and no extension options. The current annual ground rent is $202,800. The ground lease is subject to annual increases based on CPI, subject to annual cap of 3% until 2018 and an annual cap of 5% thereafter.

(17)	The following tenants that occupy 5% or greater of the net rentable area at the property (or, if applicable, the portfolio of properties) are borrower affiliates.

Loan No. 13 – La Gran Plaza—The Largest Tenant, Mercado (Zocalo Property, LP), an affiliate of the borrower, leases 12.1% of the net rentable area at the La Gran Plaza Mortgaged Property.

Loan No. 28 – 350 East Fordham Road—The sole tenant, America’s Kids, is an affiliate of the borrower.

Loan No. 52 – Avenue Mentry Industrial – The Largest Tenant, Forrest Machining, Inc., which is an affiliate of the borrower, leases 100.0% of the net rentable area at the Mortgaged Property.

Loan No. 59 – Airoom Plaza and Lincolnwood Commons – The Largest Tenant at the Airoom Plaza Mortgaged Property, Airoom, is an affiliate of the borrower and leases approximately 69.3% of the net rentable area at the Airoom Plaza Mortgaged Property. The 3rd Largest Tenant at the Lincolnwood Commons Mortgaged Property, Revive Baths of Chicago, is an affiliate of the borrower and leases 13.2% of the net rentable area at the Lincolnwood Commons Mortgaged Property.

Loan No. 69 – Wineman Building – The loan sponsor has an approximately 30% ownership interest in the Wineman Grill Haus, the second largest retail tenant. The Wineman Building Mortgaged Property is comprised of 50 residential units and 15,101 sq. ft. of retail space. The retail tenants are not disclosed in the Annex A-1.

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(18)	The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if landlord violates the lease or fails to provide utilities or certain essential services for a specified period or allows certain restricted uses, upon interference with tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if a certain percentage of the net rentable area at the property is not occupied, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. Furthermore, some tenants may have the option to downsize their rented space without terminating the lease completely. In addition to the foregoing, the following are early non-contingent termination options for those tenants listed in Annex A-1:

Loan No. 3 – Meridian at Brentwood – The 2nd Largest Tenant, Missouri College, has the ongoing right to terminate 3,173 sq. ft. upon 90 days written notice and payment of a termination fee equivalent 50% of the sum of the unamortized portion of the tenant's TI/LC allowance relating to the 3,173 sq. ft. expansion space and all unamortized brokerage commissions paid by the landlord in connection with the 3,173 sq. ft. expansion space.

Loan No. 5 – Capistrano Business Center I & II – The Largest Tenant, 24 Hour Fitness, has an ongoing right to terminate its lease beginning on December 31, 2016 through the end of the lease term on December 31, 2020.

Loan No. 9 – Delaware Corporate Center I & II– The Largest Tenant, E.I. du Pont Nemours and Company, may terminate its lease on December 31, 2019 provided the tenant has given landlord notice on or before June 30, 2018 in addition to paying a termination payment of $345,975 plus any unamortized costs associated with the expansion space. The 2nd Largest Tenant, Morgan Stanley, may terminate its lease on April 30, 2016 or April 30, 2018 provided the tenant has given landlord nine months’ notice. In addition, Morgan Stanley must pay the landlord the unamortized portion of the tenant allowance, transaction costs and free rent, amortized at 8.0% interest. The 5th Largest Tenant, Synchrogenix, has a one-time right to terminate its lease on December 31, 2017 provided the tenant has given landlord no less than 12 months’ notice and pays a termination fee equal to the unamortized portion of the tenant allowance, transaction costs and free rent, amortized at 8.0% interest.

Loan No. 13 – La Gran Plaza – The 4th Largest Tenant, Everest College, may terminate its lease prior to September 30, 2016 with six months written notice. If the tenant elects to terminate its lease the tenant will pay a termination fee equal to $261,243.90.

Loan No. 17 – Northgate Slauson Marketplace – The 3rd Largest Tenant, Chase Bank, has the right to terminate its lease from and after April 21, 2019 with 90 days prior written notice, subject to a termination fee equal to unamortized tenant improvements and leasing commissions and the cost to remove the tenant’s then in-place ATM machines.

Loan No. 18 – 2250 Roswell Drive – The Largest Tenant, Modcloth, Inc., has a one-time right and one conditioned ongoing right to terminate its lease beginning on October 1, 2016 through the end of the lease term on September 30, 2022.

Loan No. 20 – Capitol Plaza – The 2nd Largest Tenant, Walgreens, has the right to terminate its lease effective September 30, 2029 and every five years thereafter with six months prior notice.

Loan No. 22 – Grant Park Plaza – The 2nd Largest Tenant, Walgreens, has the right to terminate its lease effective November 5, 2021 and every five years thereafter with nine months prior notice. The 3rd Largest Tenant, CSL Plasma Inc, has the one-time right to terminate its lease from February 28, 2025 to March 30, 2025 with one year prior written notice. The 4th Largest Tenant, Advanced Auto Parts, may terminate its lease after July 3, 2016 with written notice on or prior to July 31, 2016, subject to a termination fee of $65,000.

Loan No. 25 – The Shops at 505 – The Largest Tenant, Wyndham Vacation Resorts Inc., has the one-time option to terminate its lease effective August 1, 2018 with 270 days prior written notice, subject to a termination fee equal to the unamortized portions of the landlord’s tenant improvement and leasing

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commission expenses and one month of base rent, operating expenses, chilled water expenses, and excise taxes.

Loan No. 43 –Samsondale Plaza – The 2nd Largest Tenant, New York State DMV, has a lease which provides that the tenant’s obligations are limited by the amount of state appropriations for such tenant’s occupancy. Accordingly, if state appropriations are terminated or reduced for the purpose of the lease and rent is not fully paid, the borrower may not be able to collect some or all of the rent provided for under the lease and instead would be limited to an action for eviction of the tenant.

Loan No. 46 – Centre Creek Plaza & Wells Fargo Building – The Largest Tenant at the Wells Fargo Building Mortgaged Property, Sendero Health Plans Inc., has the right to terminate its lease from and after February 28, 2017 with 90 days prior written notice, subject to a termination fee as specified in the lease documents.

Loan No. 60 – Cole Village – The 3rd Largest Tenant, United States Postal Service, may terminate its lease effective August 31, 2015, with 365 days’ notice to the borrower and a termination penalty to the Landlord equal to the unamortized portion of the brokerage commission of $18,384.

Loan No. 64 – 9301 Largo Drive – The Largest Tenant, Phoenix International Holdings, Inc., has the right to terminate its lease at any time in the event the tenant receives notice that the tenant’s “Navy Under Water Recovery Contract” with the United States Government has been awarded to a third party. The tenant must provide 120 days prior written notice.

Loan No. 75 – Parker Center – The Largest Tenant, Winn Dixie, has the right to terminate its lease with respect to the liquor store, which is approximately 2,320 sq. ft., if the tenant fails to obtain all the relevant permits, rights and approvals. According to the sponsor, the plans for the Winn Dixie have already been approved and the majority of permits have been obtained.

Loan No. 76 – CenturyLink Las Vegas – The sole tenant, CenturyLink, has the right to purchase the Mortgaged Property from January 1, 2017 through March 31, 2017 for $8.0 million with 30 days prior written notice.

Loan No. 87 – Summit Retail – The 2nd Largest Tenant, Secretary of State, may terminate its lease at any time with 90 days’ notice.

Loan No. 95 – Kress Building – The 2nd Largest Tenant, Quakenbush Architect, may terminate its lease at any-time after February 28, 2016 with 90 days’ notice and payment of 12 months’ rent.

Loan No. 101 – Umatilla Plaza – The 3rd Largest Tenant, Family Dollar, has the right to terminate its lease at any time with 60 days prior notice.

(19)	The following major tenants (listed on Annex A-1) are currently subleasing all or a significant portion of its leased space:

Loan No. 8 – Santa Monica Clock Tower – The Largest Tenant, Orion Health, Inc., is currently subleasing 4,390 sq. ft. to Drobny Global Asset Management with a lease expiration of August 31, 2020 and 4,390 sq. ft. to Shegerian & Associates, Inc. with a lease expiration date of August 31, 2020.

Loan No. 16 – Sierra Vista Shopping Center – The 4th Largest Tenant, Samurai Grill, is currently subleasing approximately 6,506 sq. ft. to Mo and Beom Inc. through the end of Samurai Grill’s lease term, which is May 31, 2017. The subtenant may only use and occupy the space as a Japanese restaurant.

Loan No. 88 – Golfsmith Richmond – The sole tenant, Golfsmith, is currently subleasing approximately 1,470 sq. ft. to GolfTEC through the end of Golfsmith’s lease term, which is June 30, 2029.

(20)	The following major tenants shown on Annex A-1 have abated or free rent:

Loan No. 8 – Santa Monica Clock Tower – The 5th Largest Tenant, TrueCar, Inc., has seven months of free rent remaining. Reserves in the amount of $225,157 were established on the closing date of the Mortgage Loan, which amount covers the base rent due during each free rent period.

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Loan No. 9 – Delaware Corporate Center I & II – The Largest Tenant, E.I. du Pont Nemours and Company, has one month of free rent in December 2015 for which $117,542 has been reserved by the lender at closing.

Loan No. 12 – 26-34 South State Street – The Largest Tenant at the 26-34 South State Street Mortgaged Property, Footaction, has six months of rent abatement funds remaining. Reserves in the amount of $1,248,333 were established on the closing date of the Mortgage Loan, which covers the base rent during each free rent period.

Loan No. 13 – La Gran Plaza – The 5th Largest Tenant, Cinemagic-Bilingual Realty, Inc., has free rent outstanding through July 2015, for which $42,387 was reserved by lender at closing.

Loan No. 20 – Capitol Plaza – The Largest Tenant, BDP Brookfield, LLC (d/b/a Planet Fitness), is in a free rent period through April 2016 for which $230,688 was reserved at origination of the Mortgage Loan.

Loan No. 21 – College Park Plaza – The Largest Tenant, Sky Zone Appleton, is in a free rent period through June 2016 for which $167,706 was reserved at origination of the Mortgage Loan. The 2nd Largest Tenant, Planet Fitness, is in a free rent period through January 2016 for which $193,646 was reserved at the origination of the Mortgage Loan.

Loan No. 22 – Grant Park Plaza – The Largest Tenant, Planet Fitness, has a rent commencement date of June 15, 2015. At closing, lender reserved $28,988 in a Planet Fitness rent abatement reserve.

Loan No. 23 – Renaissance New Orleans Portfolio – The restaurant tenant at the Renaissance Arts Portfolio Property, Legacy Kitchen, has 18 months of free rent and an additional six months of 50% rent. At closing, the borrower deposited $210,000 into a rent concession reserve.

Loan No. 25 – The Shops at 505 – The 2nd largest tenant, Ale’Ale’A, LLC DBA Feast of Lele, has three months of free rent. At closing, the borrower deposited $116,715 into a rent concession reserve account, $81,242 of which is associated with this tenant.

Loan No. 30 – Trop Plaza – The 3rd Largest Tenant, Fortune Restaurant, will commence rent payments effective June 20, 2015. At closing, lender reserved $30,360 in a rent credit reserve.

Loan No. 58 – Brunelli Portfolio – The Largest Tenant at the Best Buy and Barnes & Noble Mortgage Property, Best Buy, has six months of free rent beginning February 2015 and ending July 2015. At closing, the borrower deposited $112,500 into a rent abatement reserve account.

Loan No. 62 – McDowell Business Park – The 2nd Largest Tenant, Scottsdale Volleyball Academy, is currently paying reduced rent until December 2015. At closing, lender reserved $46,054 in a free rent reserve.

Loan No. 72 – Orchards at University Square – The 4th Largest Tenant, KNK, LLC, has free rent through July 2015 for which $10,508 has been reserved by the lender at closing.

(21)	The tenants shown in the Annex A-1 have signed leases but may or may not be open for business as of the cutoff date of the securitization.

Loan No. 4 – 155 Mercer Street – The sole tenant, Dolce & Gabbana, is currently in the process of converting the 155 Mercer Street Property to full retail. The borrowers acquired the 155 Mercer Street Property in July 2012 and subsequently executed a lease with Dolce & Gabbana in December 2012, which expires November 30, 2022. Under the lease, Dolce & Gabbana is obligated to commence paying rent on the earlier of (i) the date that the tenant opens for business and (ii) December 1, 2015.

Loan No. 12 – 26 - 34 South State Street – The Largest Tenant, Footaction, is currently in possession of its space but is not yet in occupancy.

Loan No. 13 – La Gran Plaza - The 5th Largest Tenant, Cinemagic-Bilingual Realty, Inc., is currently building out its space and is expected to open in May 2015.

Loan No. 20 – Capitol Plaza – The Largest Tenant, BDP Brookfield, LLC (d/b/a Planet Fitness), is not yet in occupancy of its space and is expected to take occupancy upon the later of (i) September 1, 2015 and (ii)

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the date that the landlord completes the build out of the space. At closing, lender reserved $592,050 in a Planet Fitness tenant improvement reserve and $230,688 into a Planet Fitness rent abatement reserve.

Loan No. 21 – College Park Plaza – The Largest Tenant, Sky Zone Appleton, is not yet in occupancy of its space and is expected to take occupancy July 1, 2015. At closing, lender reserved $64,624 in Sky Zone Appleton tenant improvement reserve and $167,706 into a Sky Zone Appleton rent abatement reserve. The 2nd Largest Tenant, Planet Fitness, is not yet in occupancy of its space and is expected to take occupancy September 1, 2015. At closing, lender reserved $533,850 in a Planet Fitness tenant improvement reserve and $193,646 into a Planet Fitness rent abatement reserve.

Loan No. 22 – Grant Park Plaza – The Largest Tenant, Planet Fitness, is in not yet in occupancy of its space and is expected to take occupancy upon the later of (i) September 1, 2015 and (ii) the date that the Landlord completes the build out of the space. At closing, lender reserved $28,988 into a Planet Fitness rent abatement reserve.

Loan No. 41 – Heritage Plaza Shopping Center – The 2nd Largest Tenant, Goodwill, is in not yet in occupancy of its space and is scheduled to open January 2016. The lease contains three months of free rent. At closing, lender reserved $992,588 into a Goodwill tenant improvement and leasing commission reserves and $249,905 into a Goodwill rent abatement reserve.

Loan No. 75 – Parker Center – The liquor store portion of the Winn Dixie’s space is not yet open for business. In the event the tenant fails to obtain all the relevant permits, rights and approvals, the tenant may terminate its lease with respect to this space. According to the sponsor, the plans for the Winn-Dixie have already been approved and the majority of permits have been obtained.

Loan No. 83 – Brentwood Shopping Center - The 5th Largest Tenant, Strategic Restaurants (Burger King), is currently building out its space and is expected to open in the 4th quarter of 2015. $650,000 has been reserved at closing which will be disbursed when the tenant has taken possession of its space, is operating and provides an estoppel acceptable to lender.

(22)	All upfront reserve balances reflect the upfront reserve amount at loan origination. The current balance may be less than the amount shown.

Loan No. 7 – University Fountains at Lubbock – The University Fountains at Lubbock Mortgage Loan was structured with a $1,800,000 capital expenditures reserve. Subsequent to loan closing, $300,000 was released for the commencement of planned capital improvements.

Loan No. 48 – Glencoe Crossing – The Glencoe Crossing Mortgage Loan was structured with a $380,000 reserve for tenant lease renewal. The entire funds from the reserve were disbursed on April 28, 2015 upon the tenant’s lease renewal.

(23)	Loan No. 16 – Sierra Vista Shopping Center – The Sierra Vista Shopping Center Mortgage Loan was structured with a $525,000 earnout reserve. The borrower may obtain the release of the earnout reserve funds any time so long as (i) no event of default exists and (ii) the NOI debt yield, as determined by lender, is equal to or greater than 7.75%.

Loan No. 40 – Parkview Place Apartments – The Parkview Place Apartments Mortgage Loan was structured with a $861,671 holdback for capital expenditures. Provided no event of default is continuing, the lender will disburse the holdback funds not more than once a month, and in increments of at least $10,000, to be utilized solely for the purpose of performing the planned capital expenditures at the Parkview Place Apartments Mortgaged Property.

Loan No. 51 – Solaris Vail Portfolio – The Solaris Vail Portfolio Mortgage Loan was structured with a $1,120,000 debt yield reserve. The borrower may obtain the release of the debt yield reserve funds prior to May 5, 2017 so long as (i) no event of default exists, (ii) the DSCR is at least 1.40x, (iii) the debt yield is equal to or greater than 8.75% and (iv) the LTV is no greater than 75.0%.

Loan No. 70 – Emerald Tower Apartments – The Emerald Tower Apartments Mortgage Loan was structured with a $23,000 holdback reserve. Prior to April 21, 2016 and provided no event of default is continuing, the borrower may obtain the release of the holdback reserve funds so long as the borrower has delivered to lender a fully executed rental subsidy agreement pursuant to the related Mortgage Loan Documents.

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Loan No. 101 – Umatilla Plaza – The Umatilla Plaza Mortgage Loan was structured with a $100,000 holdback reserve. The borrower may obtain the release of the holdback reserve funds at any time so long as (i) no event of default exists, (ii) the net cash flow is at least $168,000 and (iii) the debt yield is at least 12.0%.

(24)	All ongoing reserve balances reflect the ongoing reserve amount at loan origination. The current balance may be greater than or less than the amount shown. Monthly reserves required to be deposited in such accounts may be capped pursuant to the related Mortgage Loan Documents.

Loan No. 13 – La Gran Plaza – The borrower will make monthly deposits of $17,177 ($0.20 PSF annually) into the replacement reserve. At the end of years four and eight of the loan term, the borrower covenants to provide evidence of completing capital expenditures at the property in a total amount of no less than $0.80 PSF for the immediately preceding four year period. To the extent the borrower has spent less than $0.80 PSF, then a springing reserve will be required equal to one-twenty-fourth of the difference between $0.80 PSF and the actual capital expenditures spent for the preceding four year period, which will be collected over the succeeding two years of the loan.

Loan No. 23 – Renaissance New Orleans Portfolio – Renaissance Hotel Management Company, LLC, as manager, is required to deposit into a manager-controlled FF&E reserve an amount equal to 1/12 of (i) 4.0% of gross revenues from the Renaissance Pere Marquette Property and (ii) 5.0% of gross revenues from the Renaissance Arts Property. Upon (i) an event of default, (ii) the borrowers’ failure to make monthly replacement reserve payments pursuant to the management agreement, (iii) the management agreement no longer being in full force and effect, or (iv) a manager being in default under the management agreement, the borrowers will be required to deposit and amount equal to the greater of (a) the amount required under the management or franchise agreement and (b) 1/12 of 4.0% of the greater of (x) total prior year gross income from operations and (y) total upcoming year projected gross income from Operations.

Loan No. 23 – Renaissance New Orleans Portfolio – On each monthly payment date in April, May, June, and November, the borrower is required to deposit $282,500 into a seasonality reserve, subject to a cap of $1,130,000. Monthly amount will be adjusted annually based on performance of properties.

Loan No. 32 – aLoft Hotel Minneapolis – At closing no seasonality reserves were collected. From and after closing the borrower will deposit $55,000 or excess cash flow, until the seasonality reserve reaches a balance of $220,000. Upon a draw from the seasonality reserve, the reserve will be replenished in an amount equal to the lesser of (a) excess cash flow and (b) 25% of the then-current seasonality reserve cap. In the future, the seasonality cap shall be determined by lender based on 110% of the preceding T-12 deficit and will be funded in four equal installments commencing in June and ending in September of each year. The amount of the seasonality reserve monthly deposits and disbursements and cap are to be adjusted on an annual basis based on (i) net cash flow for the prior 12 month period less (ii) debt service for the prior 12 month period plus (iii) mezzanine debt service for the prior 12 month period.

Loan No. 33 – Hilton Garden Inn – Phoenix Airport North – At closing, $275,000 of seasonality reserves were collected. If the amount of the seasonality reserve is less than the seasonality reserve cap of $425,000, the lesser of all excess cash flow and 33% of the seasonality reserve cap will be swept into the seasonality reserve. By April 6th of every year during the loan term the seasonality reserve must equal the cap of $425,000.

Loan No. 56 – Hilton Garden Inn Dover – At closing no seasonality reserve was collected. From and after closing the borrower will deposit $26,000 per month in June, July, and August so that the seasonality reserve reaches a balance of $78,000. After disbursement from the seasonality reserve, borrower will replenish the seasonality reserve with available cash, capped at 40.0% of the reserve cap per month.

Loan No. 58 – Brunelli Portfolio – The borrower is required to make monthly deposits into the tax escrow account equal to 1/12 of annual taxes for the Best Buy and Barnes & Noble, Dollar General – Valdosta, GA and Dollar General – Weeki Wachee, FL Mortgage Properties. The borrower will be required to make monthly deposits into the tax account equal to 1/12 of annual taxes for the Family Dollar – Tampa, FL Mortgage Property upon (i) an event of default, (ii) a major tenant no longer pays taxes directly with respect to such individual property, or (iii) a major tenant lease is no longer in full force and effect.

Loan No. 58 – Brunelli Portfolio – The borrower is required to make monthly deposits into the insurance escrow account equal to 1/12 of annual insurance premiums for the Best Buy and Barnes & Noble Mortgage Property. The borrower will be required to make monthly deposits into the insurance account equal to 1/12

A-1-50

of the annual insurance premiums for the Dollar General – Valdosta, GA, Dollar General – Weeki Wachee, FL and Family Dollar – Tampa, FL Mortgage Properties upon (i) an event of default, (ii) a major tenant no longer pays insurance directly with respect to such individual property, (iii) a blanket insurance policy is no longer in place with respect to an individual property, or (iv) a major tenant lease is no longer in full force and effect.

Loan No. 63– Wingate - Richardson– At closing a seasonality reserve of $60,000 was collected. If funds are disbursed from the seasonality reserve, the borrower will be required to deposit the lesser of (i) $15,000 and (ii) available cash flow after debt service and reserve and all other payments due under the loan until the seasonality reserve cap is reached (initially $60,000).

Loan No. 80 – SummerPlace Inn Destin – The borrower will be required to make monthly deposits into the replacement reserve account equal to the greater of 1/12 of 4.0% of the greater of the (a) total gross income from operations for the immediately preceding calendar year and (b) total projected gross income from operations for the following calendar year’s approved annual budget.

Loan No. 80 – SummerPlace Inn Destin – If amounts are disbursed from the seasonality reserve, the borrower is required to deposit $25,000 into the seasonality reserve on each payment date during the months of April through September, subject to a cap of $150,000. Monthly amount will be adjusted annually based on performance of property.

(25)	Loan No. 17 – Northgate Slauson Marketplace – Commencing on May 6, 2017, the borrower will be required to make monthly deposits equal to $964 into the replacement reserve account.

Loan No. 39 – The Malulani Portfolio – A cash sweep into the TI/LC reserve account will commence upon an Kokua Sweep Period, as defined in the loan documents.

Loan No. 44 – Fremont Ford – Commencing on the monthly payment date in January 2018, the borrower will make monthly deposits of $7,369 into the TI/LC reserve.

Loan No. 75 – Parker Center – A cash sweep into the TI/LC reserve account will commence upon an Anchor Tenant Trigger Event, as defined in the loan documents.

Loan No. 46 – Centre Creek Plaza & Wells Fargo Building– A cash sweep into the TI/LC reserve account will commence upon a Major Tenant Trigger Event, as defined in the loan documents.

(26)	Loan No. 17 – Northgate Slauson Marketplace – The rollover reserve monthly deposit at closing was $1,285 and follows the following schedule over the loan term:

Monthly through April 6, 2017 - $1,285

Monthly thereafter through May 6, 2025 - $5,140

Loan No. 51 – Solaris Vail Portfolio – The rollover reserve monthly deposit at closing was $9,036 and follows the following schedule over the loan term:

Monthly through April 6, 2017 - $9,036

Monthly thereafter through May 6, 2025 - $3,765

Loan No. 88 – Golfsmith Richmond – The rollover reserve monthly deposit at closing was $985 and follows the following schedule over the loan term:

Monthly through April 6, 2018 - $985

Monthly through April 6, 2020 - $0

Monthly thereafter through May 6, 2025 - $985

Loan No. 88 – Golfsmith Richmond – The replacement reserve monthly deposit at closing was $394 and follows the following schedule over the loan term:

Monthly through April 6, 2018 - $394

Monthly through April 6, 2020 - $0

Monthly thereafter through May 6, 2025 - $394

A-1-51

(27)	The following loans provide the borrower an option to provide a guaranty or post a letter of credit in lieu of reserve requirements.

Loan No. 17 – Northgate Slauson Marketplace – At Mortgage Loan closing, the borrower deposited with lender a letter of credit in an amount equal to the outstanding principal balance of the HUD Loan plus the amount estimated to be necessary to pay the prepayment fee, an installment of interest on the HUD Loan and the default interest and late fees that would apply in connection with a prepayment of the HUD Loan promptly following a payment default under the HUD Loan. The letter of credit may be drawn down by lender upon (i) an event of default, (ii) an event of default under the HUD Loan agreement, (iii) the HUD Loan lender’s sale, assignment, participations, pledge or other transfer or encumbrance of the HUD Loan, (iv) a determination by HUD that the job creation commitment (as defined in the HUD Loan agreement) has not been satisfied, (v) a determination by the HUD Loan lender that there has been a prohibited change in use of the property, or (vi) the failure of the HUD Loan liens to be reconveyed within 45 days after repayment of all principal, interest and, if applicable, prepayment fees payable under the HUD Loan documents, in order to (a) cure any defaults under the HUD Loan or (b) reduce the outstanding principal balance of the Northgate Slauson Marketplace Mortgage Loan. In connection with each debt service payment under the HUD Loan that reduces the outstanding principal balance of the HUD Loan, among other things required by the HUD Loan documents, lender will not object (or, if the letter of credit deposited at closing is replaced or modified to eliminate automatic reductions, will consent) to the reduction by such amount the amount by which such payment amount has reduced the principal balance of the HUD Loan.

Loan No. 35 – Shoppes of Beavercreek – To avoid commencement of a “cash trap” in connection to a Lease Trigger Period, as defined in the loan documents, the borrower may provide lender with an acceptable letter of credit or cash collateral in an amount equal to the applicable Lease Deposit, as defined in the loan documents.

Loan No. 82 – Unicorp Portfolio II – During a cash sweep period caused solely by a single tenant trigger event, all excess cash flow will be deposited into the rollover reserve. In lieu of a cash flow sweep caused solely by a single tenant trigger event, borrower may deposit cash or post a letter of credit in the amount of $166,500.

(28)	Loan No. 1 – Courtyard by Marriott Portfolio – A Phase II report was completed for the Courtyard Norwalk Mortgaged Property on April 7, 2015 and recommended no further investigation be taken at this time.

Loan No. 18 – 2250 Roswell Drive – A Phase II report was completed for the 2250 Roswell Drive Mortgaged Property on April 8, 2015 and recommended no further investigation be taken at this time.

Loan No. 42 – Parkdale Shopping Center – A Phase II report was completed on April 6, 2015 and recommended no further investigation be taken at this time.

Loan No. 43 – Samsondale Plaza– A Phase II report was completed on March 12, 2015 and recommended no further investigation be taken at this time.

Loan No. 84 – Westgate Shopping Center – A Phase II report was completed on March 31, 2015 and recommended a vapor intrusion mitigation system. In connection with the borrower’s acquisition of the property, the seller delivered an environmental indemnity agreement where it agreed to be responsible for completion of the vapor mitigation system at the property.

(29)	With respect to the Mortgage Loans identified below, the lender is insured under an environmental insurance policy obtained (i) in lieu of obtaining a Phase II Environmental Site Assessment, (ii) in lieu of providing an indemnity or guaranty from a sponsor or (iii) to address environmental conditions or concerns. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this prospectus supplement.

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Maximum Policy Amount	Premium Paid in Full	Policy Expiration
41	Heritage Plaza Shopping Center	$12,500,000	0.9%	$2,000,000	Yes	5/22/2028
56	Hilton Garden Inn Dover	$8,041,395	0.6%	$5,000,000	Yes	4/24/2028
71	Nyberg Retail Center	$5,900,000	0.4%	$3,000,000	Yes	4/24/2028

A-1-52

(30)	Summary of Existing Pari Passu Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Loan Combination U/W NCF DSCR	Loan Combination Cut-off Date LTV Ratio	Loan Combination Cut-off Date U/W NOI Debt Yield
1	Courtyard by Marriott Portfolio(1)	$97,050,000	$217,950,000	$315,000,000	7.40x	28.2%	32.7%
13	La Gran Plaza	$23,969,702	$51,934,353	$75,904,055	1.73x	65.1%	11.2%
23	Renaissance New Orleans Portfolio	$19,458,449	$23,782,549	$43,240,998	1.54x	60.6%	12.9%
(1)	Excludes $355,000,000 of subordinate secured debt evidenced by the Courtyard by Marriott Portfolio Subordinate Companion Loan.

(31)	Split Loan Summary

Loan No.	Mortgage Loan	A-Note Component Cut-off Date Balance	Companion Loan Cut-off Date Balance	B-Note Component Cut-off Date Balance	Total Mortgage Debt Cut- off Date Balance	Trust U/W NCF DSCR	Total Mortgage Debt U/W NCF DSCR	Trust Cut- off Date LTV	Total Mortgage Debt Cut- off Date LTV Ratio	Trust U/W NOI Debt Yield	Total Mortgage Debt U/W NOI Debt Yield
1	Courtyard by Marriott Portfolio	$97,050,000	$217,950,000	$355,000,000	$670,000,000	7.40x	3.48x	28.2%	60.0%	32.7%	15.4%

(32)	Summary of Existing Mezzanine Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date	Intercreditor Agreement	Total Debt Cut-off Date LTV Ratio	Total Debt U/W NCF DSCR	Total Debt U/W NOI Debt Yield
6	Walgreens Net Lease Portfolio V(1)	$33,963,675	2.6%	$9,694,360	Various	Various	Yes	89.9%	1.55x	6.1%
29	Komar Desert Center	$17,055,000	1.3%	$1,221,427	14.00000%	1/6/2025	Yes	76.2%	1.19x	8.4%
32	aLoft Hotel Minneapolis	$16,000,000	1.2%	$1,750,000	11.0000%	6/6/2025	Yes	72.4%	1.33x	10.8%
33	Hilton Garden Inn – Phoenix Airport North	$15,900,000	1.2%	$2,639,200	12.0000%	6/6/2025	Yes	78.6%	1.30x	11.2%
45	24 Hour Fitness West Covina	$10,738,548	0.8%	$1,833,894	14.00000%	4/30/2027	Yes	75.1%	1.15x	8.9%
88	Golfsmith Richmond	$3,900,000	0.3%	$700,000	14.00000%	6/6/2025	Yes	78.0%	1.09x	8.3%
(1)	Mezzanine debt of $51.4 million (“Acquisition Mezzanine Debt”) was used to finance the sale-leaseback of 41 Walgreens properties including the eight properties that serve as collateral for the Walgreens Net Lease Portfolio V Mortgage Loan, as well as 33 properties that do not serve as collateral for the aforementioned loan. The lender allocated $9,694,360 of the Acquisition Mezzanine Debt to the Walgreens Net Lease Portfolio V Mortgaged Properties for illustration of combined debt metrics (“Walgreens Net Lease Portfolio V Mezzanine Debt”). 50.0% of the Acquisition Mezzanine Debt is interest-only and accrues interest at a rate of 16.4300% per annum with payment obligations only from various sources of distributable amounts payable to the mezzanine borrowers pursuant to its existing joint venture agreement. The remaining 50.0% of the Acquisition Mezzanine Debt is interest-only with a 15.0000% per annum internal rate of return and a current interest rate of 5.0000% per annum. Including the Walgreens Net Lease Portfolio V Mezzanine Debt, the Cut-off Date LTV is 89.9%, the UW NCF DSCR is 1.55x and the UW NOI Debt Yield is 6.1%. The combined debt metrics were calculated using the current interest rate of 5.0000% on 50.0% of the Walgreens Net Lease Portfolio V Mezzanine Debt.

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(33)	Summary of Future Mezzanine Debt (1)(2)

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV	Combined Debt Yield

5	Capistrano Business Center I & II	$34,700,000	2.6%	Yes	1.38x	61.5%	8.16%
7	University Fountains at Lubbock	$27,400,000	2.1%	Yes	NAP	75.0%	NAP
10	Ortega Ranch	$25,000,000	1.9%	Yes	1.42x	70.4%	8.07%
13	La Gran Plaza	$23,969,702	1.8%	Yes	1.45x	70.0%	NAP
15	Canterbury MHC	$22,500,000	1.7%	Yes	1.40x	75.0%	NAP
46	Centre Creek Plaza & Wells Fargo Building	$10,650,000	0.8%	Yes	1.20x	75.0%	8.50%
47	North Stadium Business Center	$10,360,000	0.8%	Yes	1.42x	59.9%	8.17%
57	Whispering Creek	$8,000,000	0.6%	Yes	1.45x	75.0%	9.0%
60	Cole Village	$7,350,000	0.6%	Yes	1.30x	70.0%	NAP
20	Capitol Plaza	$7,300,000	0.6%	Yes	1.40x	75.0%	9.0%
21	College Park Plaza	$6,475,000	0.5%	Yes	1.40x	75.0%	9.0%
71	Nyberg Retail Center	$5,900,000	0.4%	Yes	1.56x	75.0%	11.0%
22	Grant Park Plaza	$5,875,000	0.4%	Yes	1.40x	75.0%	9.0%
84	Westgate Shopping Center	$4,200,000	0.3%	Yes	1.60x	70.0%	NAP
100	River Haven MHP	$1,695,000	0.1%	Yes	1.75x	75.0%	11.0%
102	Dollar General – Red Oak	$780,000	0.1%	Yes	1.20x	85.0%	NAP
103	Dollar General – Zapata	$747,500	0.1%	Yes	1.20x	85.0%	NAP

(1)	The chart above does not include The Glens Apartments Mortgage Loan, which permits the borrower to incur future, unsecured, affiliate debt provided that (i) it does not exceed in the aggregate $200,000, (ii) it is evidenced by a promissory note acceptable to lender, (iii) it is subordinate to the mortgage loan pursuant to a subordination and standstill agreement reasonably acceptable to lender, (iv) it does not permit payments to be made following the occurrence of a cash sweep event under the related loan documents, and (v) the proceeds may only be used in connection with the Mortgaged Property or the Mortgage Loan.

(2)	The chart above does not include the Canterbury MHC Mortgage Loan, which permits the borrower to incur unsecured indebtedness (i) in an amount that does not to exceed the aggregate amount of $1,250,000, (ii) in an amount necessary to add additional pads to the Mortgaged Property in accordance with lender-approved work plans, (iii) evidenced by one or more unsecured promissory note or notes, and (iv) subject to a subordination and standstill agreement between the lender under the Mortgage Loan and the unsecured lender. The related borrower is also permitted to incur debt in the form of unsecured trade payables in an aggregate amount not to exceed the greater of (a) 3% of the original principal amount of the Mortgage Loan or (b) $500,000.00.

A-1-54

ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

Range of Cut-off Date Balances(1)(2)(3)(4)

				Weighted Averages

Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD(5)
$747,500 - $7,499,999	47	$214,401,604	16.2%	4.5292%	115	1.51x	69.2%	57.2%
$7,500,000 - $14,999,999	25	$265,091,996	20.1%	4.3208%	109	1.59x	68.3%	59.2%
$15,000,000 - $24,999,999	21	$414,083,722	31.3%	4.4412%	116	1.57x	68.6%	58.6%
$25,000,000 - $49,999,999	8	$257,513,675	19.5%	4.1904%	120	1.63x	67.0%	62.5%
$50,000,000 - $74,999,999	1	$73,750,000	5.6%	4.5300%	120	1.70x	70.9%	57.4%
$75,000,000 - $97,050,000	1	$97,050,000	7.3%	3.6900%	58	7.40x	28.2%	28.2%
Total/Weighted Average	103	$1,321,890,997	100.0%	4.3323%	111	2.01x	65.5%	56.9%

Type of Mortgaged Properties(1)(2)(3)(4)(6)

					Weighted Averages

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Units, Rooms, Pads, Beds or NRA	Cut-off Date Balance per # of Units, Rooms, Pads, Beds or NRA	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD(5)
Retail	65	$409,635,830	31.0%	2,674,484	$484	4.4032%	116	97.4%	1.57x	68.6%	60.8%
Anchored(7)	52	$334,995,477	25.3%	2,237,211	$508	4.4131%	115	97.7%	1.58x	68.1%	61.0%
Unanchored	13	$74,640,353	5.6%	437,273	$372	4.3588%	119	95.9%	1.55x	70.7%	60.1%
Hospitality	77	$296,340,398	22.4%	11,530	$116,073	4.3641%	94	79.9%	3.58x	54.4%	46.5%
Limited Service	7	$134,114,368	10.1%	1,025	$170,189	4.6977%	120	84.9%	1.72x	67.4%	54.8%
Select Service	65	$97,050,000	7.3%	9,590	$42,408	3.6900%	58	72.3%	7.40x	28.2%	28.2%
Full Service	4	$60,437,327	4.6%	794	$120,310	4.6778%	99	80.5%	1.73x	67.1%	56.7%
Extended Stay	1	$4,738,703	0.4%	121	$39,163	4.7300%	59	88.3%	1.56x	64.3%	53.8%
Office	11	$182,220,804	13.8%	1,257,460	$187	4.2536%	116	93.1%	1.65x	65.6%	59.3%
Suburban	7	$77,650,000	5.9%	583,019	$144	4.1453%	111	94.7%	1.55x	69.7%	61.1%
CBD	3	$69,870,804	5.3%	388,054	$268	4.4253%	119	94.8%	1.63x	63.0%	56.1%
Suburban/Flex	1	$34,700,000	2.6%	286,387	$121	4.1500%	119	86.3%	1.91x	61.5%	61.5%
Multifamily	13	$135,511,880	10.3%	22,453	$60,927	4.3125%	116	95.1%	1.42x	72.3%	63.9%
Mixed Use	8	$119,655,853	9.1%	1,496,601	$22,000	4.2351%	122	93.1%	1.50x	67.6%	55.0%
Office/Retail	4	$96,305,853	7.3%	1,496,353	$160	4.2338%	123	91.7%	1.52x	67.3%	54.8%
Multifamily/Retail	4	$23,350,000	1.8%	248	$112,080	4.2402%	119	98.8%	1.42x	68.4%	55.6%
Industrial	7	$74,321,004	5.6%	1,982,231	$60	4.4875%	106	95.3%	1.66x	66.1%	54.4%
Manufactured Housing Community	7	$50,245,000	3.8%	1,518	$35,427	4.1640%	119	84.0%	1.60x	73.6%	64.1%
Self Storage	7	$27,807,316	2.1%	593,923	$49	4.2468%	119	84.5%	1.45x	72.3%	59.8%
Leased Fee	3	$26,152,913	2.0%	423,428	N/A	3.9285%	119	N/A	1.43x	71.3%	61.7%
Total/Weighted Average	198	$1,321,890,997	100.0%			4.3323%	111	91.2%	2.01x	65.5%	56.9%

A-2-1

Mortgaged Properties by State and/or Location(1)(2)(3)(4)(6)

				Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD(5)
California	23	$290,372,363	22.0%	4.2832%	111	2.02x	63.9%	55.9%
Southern(8)	18	$267,682,907	20.2%	4.3121%	113	1.79x	65.7%	57.3%
Northern(8)	5	$22,689,455	1.7%	3.9421%	88	4.71x	42.5%	38.8%
Texas	28	$180,999,348	13.7%	4.3942%	110	1.64x	69.5%	59.8%
Illinois	14	$81,165,739	6.1%	4.2269%	112	2.21x	63.4%	59.1%
New York	6	$80,293,379	6.1%	4.3836%	117	1.86x	61.7%	58.3%
New York City	2	$58,300,000	4.4%	4.4647%	119	1.70x	62.7%	62.7%
Remaining New York	4
State		$21,993,379	1.7%	4.1685%	112	2.30x	59.2%	46.6%
Pennsylvania	6	$70,650,000	5.3%	4.2595%	120	1.60x	69.4%	54.4%
Florida	16	$57,954,284	4.4%	4.2780%	113	2.51x	62.0%	51.6%
Colorado	8	$56,714,623	4.3%	4.1193%	112	2.12x	66.3%	59.0%
Missouri	3	$45,627,222	3.5%	4.2092%	122	1.86x	69.9%	59.3%
Delaware	4	$45,591,395	3.4%	4.2349%	119	1.72x	68.6%	59.0%
Michigan	10	$38,066,518	2.9%	4.4769%	104	2.10x	65.8%	56.9%
Arizona	6	$37,765,466	2.9%	4.7552%	105	2.06x	63.7%	56.3%
Hawaii	4	$30,228,802	2.3%	4.2917%	119	1.52x	65.1%	57.1%
Nevada	4	$30,050,000	2.3%	4.4600%	120	1.39x	73.6%	61.4%
Alaska	1	$24,970,804	1.9%	4.5905%	119	1.36x	73.9%	60.0%
Oregon	4	$23,627,213	1.8%	4.3024%	115	2.19x	60.9%	50.3%
Ohio	4	$22,139,429	1.7%	4.1370%	115	2.01x	66.0%	53.2%
New Mexico	1	$22,125,000	1.7%	4.1665%	120	1.31x	75.0%	59.9%
Wisconsin	5	$21,461,490	1.6%	4.8346%	120	1.43x	74.9%	61.4%
Louisiana	2	$19,458,449	1.5%	4.9700%	55	1.54x	60.6%	56.2%
Minnesota	2	$17,447,059	1.3%	5.0546%	115	2.06x	62.2%	51.9%
South Carolina	4	$14,050,300	1.1%	4.5054%	93	2.09x	65.4%	53.7%
Maryland	4	$11,413,964	0.9%	4.4136%	107	2.74x	60.0%	54.8%
Kansas	2	$9,947,059	0.8%	4.0916%	110	2.27x	67.5%	59.2%
Georgia	5	$9,867,534	0.7%	4.2746%	97	3.71x	56.2%	52.8%
Oklahoma	3	$9,316,295	0.7%	4.1597%	109	2.45x	65.2%	65.2%
South Dakota	2	$7,850,042	0.6%	4.2200%	115	1.81x	69.9%	69.9%
Tennessee	3	$7,502,919	0.6%	3.9429%	92	4.13x	53.7%	47.3%
Idaho	1	$7,350,000	0.6%	4.3000%	119	1.33x	75.0%	65.4%
Mississippi	2	$6,612,034	0.5%	4.2127%	116	1.79x	69.4%	64.5%
Virginia	3	$6,478,343	0.5%	4.1024%	95	3.88x	51.0%	45.5%
Montana	1	$5,219,142	0.4%	4.2200%	115	1.81x	69.9%	69.9%
Arkansas	2	$5,145,875	0.4%	4.2124%	108	2.69x	62.3%	53.7%
North Carolina	2	$3,502,491	0.3%	3.6900%	58	7.40x	28.2%	28.2%
West Virginia	1	$3,467,202	0.3%	4.2200%	115	1.81x	69.9%	69.9%
Indiana	2	$3,447,096	0.3%	4.1682%	95	3.92x	50.9%	50.9%
Connecticut	2	$3,305,494	0.3%	3.6900%	58	7.40x	28.2%	28.2%
Alabama	3	$2,934,676	0.2%	3.6900%	58	7.40x	28.2%	28.2%
Washington	1	$2,602,968	0.2%	3.6900%	58	7.40x	28.2%	28.2%
New Jersey	1	$1,639,710	0.1%	3.6900%	58	7.40x	28.2%	28.2%
Massachusetts	1	$1,447,059	0.1%	3.6900%	58	7.40x	28.2%	28.2%
Kentucky	1	$1,302,208	0.1%	3.6900%	58	7.40x	28.2%	28.2%
Iowa	1	$780,000	0.1%	5.2300%	120	1.87x	65.0%	65.0%
Total/Weighted Average	198	$1,321,890,997	100.0%	4.3323%	111	2.01x	65.5%	56.9%

Range of U/W NCF DSCRs(1)(2)(3)(4)

				Weighted Averages
Range of U/W NCF DSCRs	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD(5)
1.25x – 1.39x	27	$298,674,665	22.6%	4.3397%	113	1.33x	72.6%	62.2%
1.40x – 1.44x	15	$182,071,578	13.8%	4.3090%	119	1.42x	71.9%	60.2%
1.45x – 1.54x	12	$73,032,179	5.5%	4.5555%	102	1.49x	67.4%	56.5%
1.55x – 1.74x	26	$381,619,809	28.9%	4.4968%	117	1.65x	67.6%	58.7%
1.75x – 1.99x	18	$251,317,767	19.0%	4.2915%	116	1.84x	63.9%	57.0%
2.00x – 2.49x	4	$38,125,000	2.9%	4.2144%	119	2.15x	59.0%	55.2%
2.50x – 7.40x	1	$97,050,000	7.3%	3.6900%	58	7.40x	28.2%	28.2%
Total/Weighted Average	103	$1,321,890,997	100.0%	4.3323%	111	2.01x	65.5%	56.9%

A-2-2

Range of Cut-off Date LTV Ratios(1)(2)(3)(4)

				Weighted Averages
Range of Cut-off Date LTV Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD(5)
28.2% – 54.9%	8	$174,593,932	13.2%	3.9655%	85	4.94x	39.3%	35.2%
55.0% – 59.9%	6	$37,053,801	2.8%	4.4187%	103	1.81x	58.0%	49.4%
60.0% – 64.9%	11	$188,727,985	14.3%	4.4911%	108	1.70x	62.6%	58.2%
65.0% – 69.9%	30	$306,246,196	23.2%	4.4710%	118	1.63x	67.3%	59.6%
70.0% – 74.9%	32	$448,244,083	33.9%	4.3005%	117	1.48x	72.7%	61.0%
75.0% – 76.3%	16	$167,025,000	12.6%	4.3481%	116	1.49x	75.1%	64.2%
Total/Weighted Average	103	$1,321,890,997	100.0%	4.3323%	111	2.01x	65.5%	56.9%

Range of LTV Ratios at Maturity or ARD(1)(2)(3)(4)

				Weighted Averages
Range of LTV Ratios at Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD(5)
7.6% – 49.9%	10	$155,687,733	11.8%	3.9903%	81	5.27x	37.7%	31.6%
50.0% – 54.9%	16	$187,862,132	14.2%	4.4090%	118	1.72x	62.5%	53.1%
55.0% – 59.9%	32	$342,485,978	25.9%	4.4710%	112	1.60x	69.6%	57.9%
60.0% – 64.9%	30	$426,658,979	32.3%	4.3190%	119	1.50x	70.6%	61.8%
65.0% – 69.9%	13	$186,376,175	14.1%	4.2811%	116	1.59x	71.2%	67.4%
70.0% – 74.1%	2	$22,820,000	1.7%	4.6173%	60	1.32x	75.0%	72.0%
Total/Weighted Average	103	$1,321,890,997	100.0%	4.3323%	111	2.01x	65.5%	56.9%

Range of Mortgage Rates(1)(2)(3)(4)

				Weighted Averages
Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD(5)
3.6900% – 3.9999%	8	$218,350,000	16.5%	3.8137%	92	4.15x	52.4%	47.1%
4.0000% – 4.4999%	58	$737,196,787	55.8%	4.2785%	118	1.60x	68.0%	59.8%
4.5000% – 4.7499%	17	$208,567,816	15.8%	4.5793%	118	1.57x	69.7%	57.7%
4.7500% – 5.4640%	20	$157,776,394	11.9%	4.9747%	99	1.55x	66.2%	56.3%
Total/Weighted Average	103	$1,321,890,997	100.0%	4.3323%	111	2.01x	65.5%	56.9%

Range of Remaining Terms to Maturity or ARD in Months(1)(2)(3)(4)

				Weighted Averages
Range of Remaining Terms to Maturity or ARD in Months	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD(5)
55 – 60	9	$178,415,701	13.5%	4.1686%	58	4.72x	45.8%	44.0%
115 – 120	93	$1,101,175,297	83.3%	4.3620%	119	1.60x	68.4%	58.9%
127 – 127	1	$42,300,000	3.2%	4.2500%	127	1.42x	73.2%	61.7%
Total/Weighted Average	103	$1,321,890,997	100.0%	4.3323%	111	2.01x	65.5%	56.9%

Range of Original Terms to Maturity or ARD in Months(1)(2)(3)(4)

				Weighted Averages
Range of Original Terms to Maturity or ARD in Months	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD(5)
60	9	$178,415,701	13.5%	4.1686%	58	4.72x	45.8%	44.0%
120	93	$1,101,175,297	83.3%	4.3620%	119	1.60x	68.4%	58.9%
129	1	$42,300,000	3.2%	4.2500%	127	1.42x	73.2%	61.7%
Total/Weighted Average	103	$1,321,890,997	100.0%	4.3323%	111	2.01x	65.5%	56.9%

A-2-3

Range of U/W NOI Debt Yields(1)(2)(3)(4)

				Weighted Averages
Range of U/W NOI Debt Yields	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity or ARD(5)
7.3% – 7.9%	9	$205,163,675	15.5%	4.3176%	119	1.53x	68.2%	64.5%
8.0% – 8.9%	25	$283,402,408	21.4%	4.2262%	119	1.48x	69.9%	61.0%
9.0% – 9.9%	20	$238,992,564	18.1%	4.3648%	109	1.48x	71.0%	62.0%
10.0% – 12.4%	35	$383,098,645	29.0%	4.4549%	118	1.70x	67.7%	56.1%
12.5% – 14.9%	12	$99,183,705	7.5%	4.6767%	104	1.78x	63.5%	52.2%
15.0% – 32.7%	2	$112,050,000	8.5%	3.8338%	66	6.64x	31.7%	29.0%
Total/Weighted Average	103	$1,321,890,997	100.0%	4.3323%	111	2.01x	65.5%	56.9%

A-2-4

FOOTNOTES TO ANNEX A-2

(1)	In the case of Mortgage Loans that provide for an initial interest-only period and for scheduled amortization payments thereafter, the debt service coverage ratios were calculated using Annual Debt Service equal to the first twelve (12) monthly payments of principal and interest payable during the amortization period.

(2)	With respect to the Courtyard by Marriott Portfolio Mortgage Loan, the La Gran Plaza Mortgage Loan and the Renaissance New Orleans Portfolio Mortgage Loan, the loan-to-value ratios, debt yields, debt service coverage ratios and Cut-off Date Balance per number of Units, Rooms, Pads, Beds or NRA calculations include all related pari passu companion loans.

(3)	For the Crossed Mortgage Loans, the loan-to-value ratios, debt yields and debt service coverage ratios have been calculated on an aggregate basis.

(4)	For the ARD Loans, the Original Term to Maturity or ARD, Remaining Term to Maturity or ARD, Stated Remaining Term and LTV Ratio at Maturity or ARD are through or as of (as applicable) the related Anticipated Repayment Date.

(5)	With respect to 7 mortgage loans, representing 7.1% of the initial outstanding principal balance, the Cut-off Date LTV and LTV Ratio at Maturity or ARD have in certain cases been calculated based on the “As Complete”, “As Renovated” or “Hypothetical As Is” value. For additional information, see the Footnotes to Annex A-1.

(6)	Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgaged Properties that relate to Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts.

(7)	Includes anchored, single tenant, shadow anchored and other properties.

(8)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

A-2-5

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ANNEX A-3

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Period	Balance ($)	Period	Balance ($)	Period	Balance ($)

Initial Balance	90,150,000.00	39	90,150,000.00	78	62,587,016.78
1	90,150,000.00	40	90,150,000.00	79	61,059,307.49
2	90,150,000.00	41	90,150,000.00	80	59,525,862.42
3	90,150,000.00	42	90,150,000.00	81	57,683,427.63
4	90,150,000.00	43	90,150,000.00	82	56,137,301.99
5	90,150,000.00	44	90,150,000.00	83	54,484,704.22
6	90,150,000.00	45	90,150,000.00	84	52,926,566.32
7	90,150,000.00	46	90,150,000.00	85	51,262,299.91
8	90,150,000.00	47	90,150,000.00	86	49,692,060.36
9	90,150,000.00	48	90,150,000.00	87	48,115,924.53
10	90,150,000.00	49	90,150,000.00	88	46,434,175.02
11	90,150,000.00	50	90,150,000.00	89	44,845,803.64
12	90,150,000.00	51	90,150,000.00	90	43,152,168.58
13	90,150,000.00	52	90,150,000.00	91	41,551,470.59
14	90,150,000.00	53	90,150,000.00	92	39,944,761.34
15	90,150,000.00	54	90,150,000.00	93	38,035,902.66
16	90,150,000.00	55	90,150,000.00	94	36,415,985.58
17	90,150,000.00	56	90,150,000.00	95	34,691,707.18
18	90,150,000.00	57	90,150,000.00	96	33,059,228.72
19	90,150,000.00	58	90,150,000.00	97	31,322,748.26
20	90,150,000.00	59	90,150,000.00	98	29,677,614.94
21	90,150,000.00	60	90,125,017.53	99	28,026,302.61
22	90,150,000.00	61	88,595,915.96	100	26,271,527.01
23	90,150,000.00	62	87,165,856.81	101	24,607,419.65
24	90,150,000.00	63	85,730,430.36	102	22,840,215.03
25	90,150,000.00	64	84,185,365.10	103	21,163,217.40
26	90,150,000.00	65	82,738,749.91	104	19,479,920.47
27	90,150,000.00	66	81,182,815.99	105	17,597,849.91
28	90,150,000.00	67	79,724,928.84	106	15,901,156.86
29	90,150,000.00	68	78,261,569.41	107	14,102,298.63
30	90,150,000.00	69	76,482,676.64	108	12,392,472.76
31	90,150,000.00	70	75,007,140.90	109	10,580,857.36
32	90,150,000.00	71	73,423,113.74	110	8,857,800.92
33	90,150,000.00	72	71,936,090.90	111	7,128,271.24
34	90,150,000.00	73	70,340,905.24	112	5,297,515.64
35	90,150,000.00	74	68,842,309.85	113	3,554,608.71
36	90,150,000.00	75	67,338,088.56	114	1,710,858.49
37	90,150,000.00	76	65,726,196.44	115 and after	0.00
38	90,150,000.00	77	64,210,274.68

A-3-1

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ANNEX B

DESCRIPTION OF THE TOP 20 MORTGAGE LOANS OR GROUPS OF
CROSS-COLLATERALIZED MORTGAGE LOANS

Various	Collateral Asset Summary – Loan No. 1 Courtyard by Marriott Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$97,050,000 28.2% 7.40x 32.7%

B-2

Various	Collateral Asset Summary – Loan No. 1 Courtyard by Marriott Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$97,050,000 28.2% 7.40x 32.7%

Mortgage Loan Information
Loan Seller:	GACC
Credit Assessment (Moody’s/DBRS/Morningstar):	Aa2/AAA/AA+
Loan Purpose:	Refinance
Sponsor:	CBM Joint Venture Limited Partnership
Borrower:	CBM Two Hotels LP; C2 Land, L.P.
Original Balance(1):	$97,050,000
Cut-off Date Balance(1):	$97,050,000
% by Initial UPB:	7.3%
Interest Rate:	3.6900%
Payment Date:	6th of each month
First Payment Date:	May 6, 2015
Maturity Date:	April 6, 2020
Amortization:	Interest Only
Additional Debt(1):	$217,950,000 Pari Passu Debt; $355,000,000 Subordinate Secured Debt
Call Protection:	L(26), D(29), O(5)
Lockbox / Cash Management:	Soft Springing Hard / In Place

Reserves(2)
	Initial	Monthly
Taxes:	$0	$985,000
Insurance:	$0	Springing
Required Repairs:	$409,063	NAP
FF&E(3):	$0	Springing
Ground Rent:	$0	Springing

Financial Information(4)
	Senior Tranche	Total Debt
Cut-off Date Balance / Room:	$32,847	$69,864
Balloon Balance / Room:	$32,847	$69,864
Cut-off Date LTV(5):	28.2%	60.0%
Balloon LTV(5):	28.2%	60.0%
Underwritten NOI DSCR:	8.73x	4.10x
Underwritten NCF DSCR:	7.40x	3.48x
Underwritten NOI Debt Yield:	32.7%	15.4%
Underwritten NCF Debt Yield:	27.7%	13.0%
Underwritten NOI Debt Yield at Balloon:	32.7%	15.4%
Underwritten NCF Debt Yield at Balloon:	27.7%	13.0%

Property Information
Single Asset / Portfolio:	Portfolio of 65 properties
Property Type:	Select Service Hospitality
Collateral(6):	Fee Simple / Leasehold
Location:	Various
Year Built / Renovated:	Various
Total Rooms:	9,590
Property Management:	Courtyard Management Corporation
Underwritten NOI:	$102,858,635
Underwritten NCF:	$87,204,717
Appraised Value(5):	$1,116,000,000
Appraisal Date:	March 1, 2015

Historical NOI
Most Recent NOI:	$103,803,403 (T-12 February 28, 2015)
2014 NOI:	$101,146,386 (December 31, 2014)
2013 NOI:	$84,699,708 (December 31, 2013)
2012 NOI:	$76,100,616 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	70.0% (February 28, 2015)
2014 Occupancy:	69.5% (December 31, 2014)
2013 Occupancy:	66.0% (December 31, 2013)
2012 Occupancy:	65.8% (December 31, 2012)
(1)	The Original Balance and Cut-off Date Balance of $97.05 million represent the Note A-2B of a $670.0 million whole loan evidenced by four pari passu notes with an aggregate original principal balance of $315.0 million and one subordinate note with an original principal balance of $355.0 million. For additional information regarding the pari passu companion loans and subordinate note see “The Loan” and “Current Mezzanine or Subordinate Indebtedness” herein.
(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
(3)	Borrower will deposit on each monthly payment date an amount equal to the greater of (i) 5% of rents (or in the case of the Courtyard Managed Properties, 5% of the gross revenues) and (ii) the amount required by the manager or any franchisor into an FF&E reserve. With respect to any Courtyard Managed Property (as defined herein), so long as the manager is depositing an amount no less than the monthly amount borrower is otherwise required to deposit into a separate FF&E reserve account owned by borrower, pledged to the lender and directly accessible by the manager, borrower’s obligation to make monthly deposits into the FF&E reserve will be suspended.
(4)	DSCR, LTV, Debt Yield, and Balance / Room calculations are based on the aggregate $315.0 million Courtyard by Marriott Portfolio Senior Tranche.
(5)	The Appraised Value of $1.116 billion reflects a premium attributed to the aggregate value of the Courtyard by Marriott Portfolio as a whole. The sum of the value of each of the properties on an individual basis is $1.041 billion, which represents a Cut-off Date LTV of 30.3% and 64.4% for the Senior Tranche and Total Debt, respectively.

(6)	The Courtyard by Marriott Portfolio is secured by the fee simple interest in nine hotels, leasehold interest in seven hotels under third-party ground leases and the fee and leasehold interest in 49 hotels. For additional information regarding ownership interest, see “The Properties” herein.

Historical Occupancy, ADR, RevPAR(1)
	Courtyard by Marriott Portfolio			Competitive Set			Penetration Factor
Year	Occupancy(2)	ADR(2)	RevPAR(2)	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	65.6%	$102.76	$68.16	64.2%	$92.95	$60.12	103.7%	111.2%	116.0%
2013	66.2%	$107.49	$71.92	65.1%	$94.83	$62.33	103.2%	114.2%	118.6%
2014	69.5%	$113.91	$80.01	67.7%	$98.95	$67.64	103.6%	116.0%	120.7%
T-12 Feb 2015	70.0%	$115.14	$81.40	68.1%	$99.90	$68.65	103.7%	116.1%	120.9%

(1)	Source: Hospitality Research Report.
(2)	The minor variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the Courtyard by Marriott Portfolio are attributable to variances in reporting methodologies and/or timing differences.

B-3

Various	Collateral Asset Summary – Loan No. 1 Courtyard by Marriott Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$97,050,000 28.2% 7.40x 32.7%

The Loan. The Courtyard by Marriott Portfolio loan (the “Courtyard by Marriott Portfolio Loan”) is a fixed rate loan secured by the borrowers’ fee simple and leasehold interests in a portfolio of 65 Courtyard by Marriott hotel properties located across 29 states, totaling 9,590 rooms (the “Courtyard by Marriott Portfolio” or the “Courtyard by Marriott Portfolio Properties”). The Courtyard by Marriott Portfolio Loan has an original principal balance of $670.0 million, consisting of a senior tranche in the amount of $315.0 million (the “Courtyard by Marriott Portfolio Senior Tranche”) and a junior tranche in the amount of $355.0 million (the “Courtyard by Marriott Portfolio Junior Tranche”). The Courtyard by Marriott Portfolio Senior Tranche is evidenced by four pari passu notes. Only the non-controlling Note A-2B with an original principal balance of $97.05 million will be included in the COMM 2015-LC21 trust. The non-controlling Note A-2A, with an original principal balance of $100.0 million, was included in the COMM 2015-CCRE23 trust. The non-controlling Note A-1, with an original principal balance of $33.5 million, was included in the COMM 2015-CCRE23 trust as a non-pooled component. The remaining Note A-2C, with an original balance of $84.45 million was included in the GSMS 2015-GC30 trust. The Courtyard by Marriott Portfolio Junior Tranche is evidenced by the controlling Note B with an original principle balance of $355.0 million which was included in the COMM 2015-CCRE23 trust as a non-pooled component.

The relationship between the holders of the Note A-1, Note A-2A, Note A-2B, Note A-2C and Note B will be governed by a co-lender agreement as described under “Description of the Mortgage Pool – Loan Combinations – Courtyard by Marriott Portfolio” in the accompanying prospectus supplement.

Loan Combination Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1(1)	$33,500,000	$33,500,000	COMM 2015-CCRE23	No
Note A-2A	$100,000,000	$100,000,000	COMM 2015-CCRE23	No
Note A-2B	$97,050,000	$97,050,000	COMM 2015-LC21	No
Note A-2C	$84,450,000	$84,450,000	GSMS 2015-GC30	No
Total – Senior Tranche	$315,000,000	$315,000,000
Note B – Junior Tranche(1)	$355,000,000	$355,000,000	COMM 2015-CCRE23	Yes
Total Debt	$670,000,000	$670,000,000
(1)	Note A-1 and Note B were included in the COMM 2015-CCRE23 Mortgage Trust as non-pooled components.

The Courtyard by Marriott Portfolio Loan has a five-year interest only term and accrues interest at 3.6900%. Loan proceeds were used to retire existing debt of approximately $566.8 million, fund reserves of approximately $0.9 million, pay closing costs of approximately $9.0 million and return approximately $93.2 million of equity to the borrowers. Based on the portfolio appraised value of $1.116 billion the cut-off date LTV is 28.2%. The most recent prior financing of the Courtyard by Marriott Portfolio Properties were included in the LBUBS 2005-C3, LBUBS 2005-C5, LBUBS 2005-C7 and LBUBS 2006-C1 securitizations.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount	$315,000,000	47.0%	Loan Payoff	$566,832,998	84.6%
B Note Loan Amount	$355,000,000	53.0%	Reserves	$913,163	0.1%
			Closing Costs	$9,023,807	1.3%
			Return of Equity	$93,230,032	13.9%
Total Sources	$670,000,000	100.0%	Total Uses	$670,000,000	100.0%

The Borrower / Sponsor. The borrowers, CBM Two Hotels LP and C2 Land, L.P., are each a single purpose Delaware limited partnership, structured to be bankruptcy remote, each with two independent directors in its organizational structure. The sponsor of the borrowers and non-recourse carve out guarantor is CBM Joint Venture Limited Partnership.

CBM Joint Venture Limited Partnership is a joint venture between Clarion Partners, LLC and the State of Michigan Retirement Systems. Clarion Partners, LLC, established in 1982, is a U.S. based real estate investment firm. Clarion Partners, LLC is based in New York, New York with additional offices across North America, Europe and South America. Clarion Partners, LLC invests in properties throughout the United States, United Kingdom, Middle East, Euro zone and Mexico. The State of Michigan Retirement Systems is a domestic pension fund that administers retirement programs for Michigan’s state employees, public school employees, judges, state police and National Guard members.

The Properties. The Courtyard by Marriott Portfolio Loan is secured by the fee simple interest in nine hotels (the “Fee Simple Properties”), leasehold interest in seven hotels under third-party ground leases (the “Third Party Ground Lease Properties”) and the fee and leasehold interest in 49 hotels (the “Affiliated Ground Lease Properties”). CBM Two Hotels LP owns the leasehold interest in the Affiliated Ground Lease Properties and C2 Land, L.P. owns the fee interest. Both the fee and leasehold interest in the 49 Affiliated Ground Lease Properties serve as collateral for the loan. As such, for disclosure purposes, the Affiliated Ground Lease Properties are considered fee owned. All 65 hotels are operated under the Courtyard by Marriott brand. Courtyard by Marriott is one of the first hotel brands to focus on the upscale select service category, catering primarily to business travelers.

B-4

Various	Collateral Asset Summary – Loan No. 1 Courtyard by Marriott Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$97,050,000 28.2% 7.40x 32.7%

Portfolio Summary
Property Name	City	State	Rooms	Year Built	Ownership Interest(1)	“As-is” Value(2)	Allocated Loan Amt.(3)
Courtyard Larkspur Landing Marin County	Larkspur	CA	146	1987	Affiliated Ground Lease	$41,000,000	$28,200,000
Courtyard San Mateo Foster City	Foster City	CA	147	1987	Affiliated Ground Lease	$40,500,000	$28,200,000
Courtyard San Jose Cupertino	Cupertino	CA	149	1988	3rd Party Ground Lease	$36,000,000	$24,300,000
Courtyard Boulder	Boulder	CO	149	1988	Affiliated Ground Lease	$35,000,000	$24,300,000
Courtyard Los Angeles Hacienda Heights	Hacienda Heights	CA	150	1990	Affiliated Ground Lease	$27,500,000	$18,500,000
Courtyard Seattle South Center	Tukwila	WA	149	1989	Affiliated Ground Lease	$27,000,000	$17,970,000
Courtyard Rye	Rye	NY	145	1988	Affiliated Ground Lease	$25,500,000	$16,970,000
Courtyard Nashville Airport	Nashville	TN	145	1988	Affiliated Ground Lease	$23,000,000	$16,000,000
Courtyard Los Angeles Torrance Palos Verdes	Torrance	CA	149	1988	Affiliated Ground Lease	$21,000,000	$14,300,000
Courtyard St. Louis Creve Coeur	Creve Coeur	MO	154	1987	Affiliated Ground Lease	$20,500,000	$13,650,000
Courtyard Portland Beaverton	Beaverton	OR	149	1989	Affiliated Ground Lease	$20,500,000	$13,650,000
Courtyard Palm Springs	Palm Springs	CA	149	1988	Affiliated Ground Lease	$19,500,000	$13,500,000
Courtyard Charlotte South Park	Charlotte	NC	149	1989	3rd Party Ground Lease	$19,000,000	$13,200,000
Courtyard Norwalk	Norwalk	CT	145	1988	3rd Party Ground Lease	$18,000,000	$12,500,000
Courtyard Detroit Metro Airport	Romulus	MI	146	1987	Affiliated Ground Lease	$18,500,000	$12,310,000
Courtyard Chicago Waukegan Gurnee	Waukegan	IL	149	1988	Affiliated Ground Lease	$17,500,000	$12,000,000
Courtyard Atlanta Perimeter Center	Atlanta	GA	145	1987	Affiliated Ground Lease	$17,000,000	$11,700,000
Courtyard Denver Tech Center	Greenwood Village	CO	155	1987	Affiliated Ground Lease	$17,500,000	$11,650,000
Courtyard Ft. Lauderdale Plantation	Plantation	FL	149	1988	Affiliated Ground Lease	$17,000,000	$11,320,000
Courtyard Lincroft Red Bank	Red Bank	NJ	146	1988	Affiliated Ground Lease	$17,000,000	$11,320,000
Courtyard Chicago Highland Park	Highland Park	IL	149	1988	Affiliated Ground Lease	$16,500,000	$10,980,000
Courtyard Charlottesville North	Charlottesville	VA	150	1989	Affiliated Ground Lease	$16,500,000	$10,980,000
Courtyard Raleigh Cary	Cary	NC	149	1987	Affiliated Ground Lease	$16,500,000	$10,980,000
Courtyard Detroit Livonia	Livonia	MI	149	1988	Affiliated Ground Lease	$15,500,000	$10,800,000
Courtyard Birmingham Homewood	Homewood	AL	140	1985	Fee Simple	$16,000,000	$10,650,000
Courtyard West Palm Beach	West Palm Beach	FL	149	1988	Affiliated Ground Lease	$16,000,000	$10,650,000
Courtyard New Haven Wallingford	Wallingford	CT	149	1990	Affiliated Ground Lease	$15,500,000	$10,320,000
Courtyard Dallas Plano Parkway	Plano	TX	149	1988	Fee Simple	$15,000,000	$9,990,000
Courtyard Chicago Oakbrook Terrace	Oakbrook Terrace	IL	147	1986	Fee Simple	$15,000,000	$9,990,000
Courtyard Boston Andover	Andover	MA	146	1988	Affiliated Ground Lease	$15,000,000	$9,990,000
Courtyard Kansas City Overland Park Metcalf	Overland Park	KS	149	1988	Affiliated Ground Lease	$15,000,000	$9,990,000
Courtyard Minneapolis St Paul Airport	Mendota Heights	MN	146	1987	Affiliated Ground Lease	$15,000,000	$9,990,000
Courtyard Bakersfield	Bakersfield	CA	146	1988	Affiliated Ground Lease	$14,500,000	$9,650,000
Courtyard Denver Stapleton	Denver	CO	146	1987	Fee Simple	$14,500,000	$9,650,000
Courtyard Rockford	Rockford	IL	147	1986	Fee Simple	$14,500,000	$9,650,000
Courtyard Greenville Haywood Mall	Greenville	SC	146	1988	Affiliated Ground Lease	$13,500,000	$9,400,000
Courtyard St. Louis Westport Plaza	St. Louis	MO	149	1988	Affiliated Ground Lease	$14,000,000	$9,320,000
Courtyard Chicago Lincolnshire	Lincolnshire	IL	146	1987	Fee Simple	$14,000,000	$9,320,000
Courtyard San Antonio Downtown Market Square	San Antonio	TX	149	1990	Affiliated Ground Lease	$14,000,000	$9,320,000
Courtyard Indianapolis Castleton	Indianapolis	IN	146	1987	Affiliated Ground Lease	$14,000,000	$9,320,000
Courtyard Silver Spring North	Silver Spring	MD	146	1988	Affiliated Ground Lease	$14,500,000	$9,100,000
Courtyard Lexington North	Lexington	KY	146	1987	Affiliated Ground Lease	$13,500,000	$8,990,000
Courtyard Tampa Westshore	Tampa	FL	145	1986	3rd Party Ground Lease	$13,000,000	$8,650,000
Courtyard Chicago Deerfield	Deerfield	IL	131	1986	Fee Simple	$12,500,000	$8,320,000
Courtyard St. Petersburg Clearwater	Clearwater	FL	149	1989	Affiliated Ground Lease	$12,000,000	$7,990,000
Courtyard Toledo Airport Holland	Holland	OH	149	1988	Affiliated Ground Lease	$12,000,000	$7,990,000
Courtyard Phoenix Mesa	Mesa	AZ	149	1988	Affiliated Ground Lease	$11,000,000	$7,320,000
Courtyard Atlanta Airport South	College Park	GA	144	1986	Fee Simple	$11,000,000	$7,320,000
Courtyard Memphis Airport	Memphis	TN	145	1987	Affiliated Ground Lease	$11,000,000	$7,320,000
Courtyard Oklahoma City Airport	Oklahoma City	OK	149	1988	Affiliated Ground Lease	$11,000,000	$7,320,000
Courtyard Annapolis	Annapolis	MD	149	1989	Affiliated Ground Lease	$13,000,000	$7,220,000
Courtyard Manassas	Manassas	VA	149	1989	Affiliated Ground Lease	$11,000,000	$6,820,000
Courtyard Little Rock	Little Rock	AR	149	1988	Affiliated Ground Lease	$10,500,000	$6,530,000
Courtyard Ft. Myers	Ft. Myers	FL	149	1988	Affiliated Ground Lease	$9,000,000	$5,680,000
Courtyard Atlanta Gwinnett Mall	Duluth	GA	146	1987	Affiliated Ground Lease	$9,500,000	$5,540,000
Courtyard Chicago Arlington Heights South	Arlington Heights	IL	147	1985	Fee Simple	$8,000,000	$5,330,000
Courtyard Dallas Richardson at Spring Valley	Richardson	TX	149	1988	Affiliated Ground Lease	$8,000,000	$5,330,000
Courtyard Huntsville	Huntsville	AL	149	1987	Affiliated Ground Lease	$10,500,000	$5,140,000
Courtyard Birmingham Hoover	Hoover	AL	153	1987	Affiliated Ground Lease	$7,000,000	$4,470,000
Courtyard Phoenix North Metrocenter	Phoenix	AZ	146	1987	Affiliated Ground Lease	$6,500,000	$4,330,000
Courtyard Tucson Airport	Tucson	AZ	149	1988	Affiliated Ground Lease	$6,000,000	$3,990,000
Courtyard Dayton South Mall	Miamisburg	OH	146	1987	Affiliated Ground Lease	$7,000,000	$2,820,000
Courtyard Philadelphia Devon	Wayne	PA	149	1988	3rd Party Ground Lease	$18,500,000	$0
Courtyard Fresno	Fresno	CA	146	1986	3rd Party Ground Lease	$8,000,000	$0
Courtyard Poughkeepsie	Poughkeepsie	NY	149	1988	3rd Party Ground Lease	$8,000,000	$0
Total			9,590			$1,041,000,000	$670,000,000
Total w/ Portfolio Premium						$1,116,000,000

(1)	With respect to the ownership interest identified as “affiliated ground lease,” the fee owner and the leasehold owner are each borrowers under the Courtyard by Marriott Portfolio Loan. As such, for disclosure purposes these properties are considered fee interests.
(2)	The Portfolio “As-Is” Value of $1.116 billion reflects a premium attributed to the aggregate value of the Courtyard by Marriott Portfolio as a whole. The sum of the value of each of the properties on an individual basis is $1.041 billion.
(3)	For the purposes of calculating the release price of the properties, no debt was allocated to three of the 3rd Party Ground Lease Properties (the “Short Term Ground Lease Properties”). The Short Term Ground Lease Properties are subject to ground leases with remaining terms of less than 30 years as of the closing date of the Courtyard by Marriott Portfolio Loan. For purposes of calculating the release price for the Short Term Ground Lease Properties, the allocated loan amount for each property will be 62.5% of the “As-is” appraised value at closing.

B-5

Various	Collateral Asset Summary – Loan No. 1 Courtyard by Marriott Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$97,050,000 28.2% 7.40x 32.7%

All 65 hotels in the Courtyard by Marriott Portfolio are operated under a master management agreement with Courtyard Management Corporation, a wholly owned subsidiary of Marriott International, Inc. The hotels range in age from 25 to 30 years old with an average room count of 148. Approximately $318.7 million ($33,231 per room) of capital expenditures have been made since 2005 in order to update the portfolio and to maintain competitiveness within each asset’s market. All of the hotels have undergone guestroom case good renovations from 2003 to 2006 and have completed public area renovations and guestroom soft good upgrades from 2009 to 2015. The hotels are typically renovated every six to seven years and each of the hotels has completed an average of $4.9 million in capital expenditures since 2005.

Historical Capital Expenditures(1)
	2005-2010	2011	2012	2013	2014	Total
Total	$173,248,162	$28,953,904	$40,036,525	$45,554,925	$30,893,045	$318,686,561
Per Room	$18,066	$3,019	$4,175	$4,750	$3,221	$33,231
(1)	Source: Borrower.

The Courtyard by Marriott Portfolio is located across 29 states and no one region accounts for more than 26.1% of the portfolio’s total rooms or 27.4% of underwritten net cash flow. California represents the largest exposure to a single state, with eight assets totaling 12.3% of the portfolio’s total room count and 22.9% of underwritten net cash flow. No other state accounts for more than 8.9% of total underwritten net cash flow; which is represented by the seven properties in Illinois.

Regional Breakdown
Region	# Hotels	Rooms	% Rooms	Occupancy(1)	ADR(1)	RevPAR(1)	RevPAR Penetration (1)	Individual UW NCF(2)	% UW NCF
Pacific West	10	1,480	15.4%	77.1%	$144.77	$112.27	134.2%	$24,250,200	27.4%
Midwest	17	2,496	26.0%	67.2%	$107.46	$72.32	118.1%	$19,268,431	21.7%
Southeast	17	2,501	26.1%	71.0%	$105.22	$75.13	115.8%	$19,091,268	21.5%
Northeast	5	734	7.7%	70.8%	$132.61	$94.31	118.9%	$7,317,918	8.3%
Mid-Atlantic	6	889	9.3%	66.4%	$118.44	$79.00	117.9%	$7,031,949	7.9%
Mountain West	3	450	4.7%	70.8%	$126.51	$90.85	129.4%	$5,954,053	6.7%
Southwest	7	1,040	10.8%	66.4%	$95.16	$63.26	121.3%	$5,707,226	6.4%
Total / Wtd. Avg.	65	9,590	100.0%	70.0%	$115.14	$81.40	120.9%	$88,621,045	100.0%
(1)	Occupancy, ADR, RevPAR and RevPAR Penetration are based on a February 2015 Hospitality Research Report. The minor variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the Courtyard by Marriott Portfolio are attributable to variances in reporting methodologies and/or timing differences.

(2)	UW NCF is exclusive of an approximately $1.4 million incentive management fee, which is calculated on a portfolio basis.

Additionally, no hotel contributes more than 4.7% of total underwritten net cash flow and the top ten assets account for only 15.5% of the portfolio by room count and 30.9% of underwritten net cash flow. A breakout of the top ten Courtyard by Marriott Portfolio Properties by underwritten net cash flow is shown below.

Top Ten Properties by UW NCF
Hotel Name	Rooms	% of Total Room	Individual UW NCF(1)	% of Total UW NCF	“As-is” Value(2)	Per Room
Courtyard San Mateo Foster City	147	1.5%	$4,164,236	4.7%	$40,500,000	$275,510
Courtyard Larkspur Landing Marin County	146	1.5%	$3,709,578	4.2%	$41,000,000	$280,822
Courtyard Boulder	149	1.6%	$3,254,133	3.7%	$35,000,000	$234,899
Courtyard San Jose Cupertino	149	1.6%	$3,202,254	3.6%	$36,000,000	$241,611
Courtyard Los Angeles Hacienda Heights	150	1.6%	$2,318,551	2.6%	$27,500,000	$183,333
Courtyard Nashville Airport	145	1.5%	$2,316,930	2.6%	$23,000,000	$158,621
Courtyard Seattle South Center	149	1.6%	$2,264,027	2.6%	$27,000,000	$181,208
Courtyard Philadelphia Devon	149	1.6%	$2,140,790	2.4%	$18,500,000	$124,161
Courtyard Charlotte South Park	149	1.6%	$2,049,150	2.3%	$19,000,000	$127,517
Courtyard Los Angeles Torrance Palos Verdes	149	1.6%	$1,977,240	2.2%	$21,000,000	$140,940
Subtotal	1,482	15.5%	$27,396,888	30.9%	$288,500,000	$194,669
Remaining Hotels	8,108	84.5%	$61,224,158	69.1%	$752,500,000	$92,810
Total	9,590	100.0%	$88,621,045	100.0%	$1,041,000,000	$108,551
Total w/ Portfolio Premium					$1,116,000,000	$116,371
(1)	UW NCF is exclusive of an approximately $1.4 million incentive management fee, which is calculated on a portfolio basis.
(2)	The Portfolio “As-Is” Value of $1.116 billion reflects a premium attributed to the aggregate value of the Courtyard by Marriott Portfolio as a whole. The sum of the value of each of the properties on an individual basis is $1.041 billion.

B-6

Various	Collateral Asset Summary – Loan No. 1 Courtyard by Marriott Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$97,050,000 28.2% 7.40x 32.7%

Environmental Matters. The Phase I environmental reports dated March 30, 2015 (and April 10, 2015 in the case of the Courtyard Norwalk property) recommended further action at two of the Courtyard by Marriott Portfolio properties: Courtyard Norwalk and the Courtyard Lincroft Red Bank. At the Courtyard Norwalk property, a Phase II subsurface investigation was recommended to investigate the historical usage of underground storage tanks related to a gas station that was previously located at the property. The Phase II investigation was completed on April 7, 2015 and no further action is recommended at the property. At the Courtyard Lincroft Red Bank property, three groundwater monitoring wells were found and the Phase I environmental report recommended further documentation regarding the wells be obtained and a well abandonment be undertaken. As of April 15, 2015 the groundwater monitoring wells were removed and no further action or investigation is recommended at the property. Accordingly, the $504,100 initially held in the remediation reserve has been released to the borrowers.

The Market. The Courtyard by Marriott Portfolio has broad exposure to the hospitality industry across the United States with properties located in 29 different states covering each major region of the country. Over the past several years, the U.S. hotel industry has continued its recovery from the downturn of 2008-2009. In 2014, the U.S. hotel industry enjoyed its greatest growth in RevPAR since 2005. According to a hospitality research report, RevPAR increased 8.3% for the year, the result of a 3.6% gain in occupancy and a 4.6% increase in ADR. Furthermore, demand growth outpaced supply with a 4.4% increase over the course of the year compared to a below average 0.9% increase in supply.

The Courtyard by Marriott brand is classified as an upscale select service brand. From 2010 to 2014, ADR and RevPAR for the select service segment increased at compounded average annual growth rates of 4.2% and 6.9% respectively. Over that same time period, demand increased at a compound average annual growth rate of 5.4%. The pace of RevPAR growth is expected to slow as peak occupancy levels are realized in certain markets both this year and the next. Supply growth is expected to begin to outpace demand increases in late 2016 and early 2017. According to the appraisal, 113,000 new rooms are under construction as of October 2014, compared to 91,000 rooms as of December 2013 and 86,000 rooms as of October 2013.

In line with the larger U.S. hotel industry, the Courtyard by Marriott Portfolio has rebounded from declines in 2009 and 2010. RevPAR and net cash flow are up 39.0% and 73.5%, respectively, over the portfolio’s 2009 trough. RevPAR has consistently improved since 2009 with annual increases of 3.1%, 7.5%, 5.0%, 5.5% and 11.2% from 2010-2014, respectively.

The appraiser identified several recent sales of hotel portfolios it considered to be comparable to the Courtyard by Marriott Portfolio which are summarized in the chart below.

Sales Comparison(1)
Portfolio Name	Date of Sale	Price(2)	# of Hotels	# of Rooms	Price/Room	Cap Rate	Buyer / Seller
Courtyard by Marriott Portfolio	NAP	$1,116,000,000	65	9,590	$116,371	7.8%	NAP
Apple REIT Six, Inc. Portfolio	May-13	$1,077,067,068	66	7,658	$140,646	7.6%	Blackstone / Apple REIT Six, Inc.
Inland American Real Estate Trust, Inc	Nov-14	$1,032,000,000	48	6,401	$161,225	6.9%	Chatham Lodging Trust/NorthStar / Inland American REIT, Inc.
CBM One Hotels Portfolio	Sep-14	$656,000,000	40	5,832	$112,483	NAV	NorthStar Realty Finance / Clarion Partners
Hyatt Hotels Portfolio	Nov-14	$590,000,000	38	4,959	$118,976	6.3%	Lone Star Funds / Hyatt Hotels
MCR Texas Western Portfolio	Oct-13	$430,000,000	26	3,348	$128,435	NAV	MCR Development, LLC / Texas Western Hospitality
(1)	Source: Appraisal.

(2)	Price for the Courtyard by Marriott Portfolio reflects the “As-is” appraised value inclusive of the portfolio premium attributed aggregate value of the Courtyard by Marriott Portfolio as a whole. The sum of the value of each of the properties on an individual basis is $1.041 billion.

B-7

Various	Collateral Asset Summary – Loan No. 1 Courtyard by Marriott Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$97,050,000 28.2% 7.40x 32.7%

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 2/28/2015	U/W	U/W per Room(1)
Occupancy(2)	65.8%	66.0%	69.5%	70.0%	70.0%
ADR(2)	$104.21	$108.68	$115.08	$116.31	$116.31
RevPAR(2)	$68.58	$71.74	$80.02	$81.42	$81.42

Room Revenue	$239,391,188	$253,184,871	$280,101,273	$284,991,726	$284,991,726	$29,718
F&B Revenue	18,530,388	20,913,301	22,580,700	22,708,342	22,708,342	2,368
Other Revenue	4,361,274	4,317,533	5,206,313	5,378,285	5,378,285	561
Total Revenue	$262,282,851	$278,415,705	$307,888,286	$313,078,352	$313,078,352	$32,646
Operating Expenses	77,974,425	80,163,388	84,356,326	84,916,737	84,916,737	8,855
Undistributed Expenses	71,514,979	74,869,533	79,945,869	80,970,799	80,970,799	8,443
Gross Operating Profit	$112,793,447	$123,382,784	$143,586,092	$147,190,815	$147,190,815	$15,348
Management Fee	21,612,107	22,579,514	24,877,374	25,266,908	25,266,908	2,635
Incentive Management Fee(3)	0	0	961,267	1,416,328	1,416,328	148
Total Fixed Charges	26,829,721	28,316,616	29,425,460	29,580,660	30,891,214	3,221
Affiliate Ground Lease Add Back(4)	11,748,997	12,213,053	12,824,395	12,876,484	13,242,269	1,381
Net Operating Income	$76,100,616	$84,699,708	$101,146,386	$103,803,403	$102,858,635	$10,726
FF&E	13,114,142	13,920,785	15,394,415	15,653,918	15,653,918	1,632
Net Cash Flow	$62,986,473	$70,778,922	$85,751,972	$88,149,485	$87,204,717	$9,093
(1)	U/W per Room is based on a total of 9,590 rooms.

(2)	The minor variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the Courtyard by Marriott Portfolio are attributable to variances in reporting methodologies and/or timing differences.

(3)	The Incentive Management Fee, which is calculated at a portfolio level only, is equal to 15% of operating profit in excess of the tier 1 owner’s priority plus 5% of operating profit in excess of the tier 2 owner’s priority. Tier 1 and tier 2 owner’s priority are each 9.5% of the tier 1 and tier 2 owner’s investment, initially $599,924,000 and $663,073,895 respectively.

(4)	The Affiliated Ground Lease Add Back accounts for the ground lease payments on the Affiliated Ground Lease Properties.

Property Management. The Courtyard by Marriott Portfolio is subject to a master management agreement with Courtyard Management Corporation, a wholly owned subsidiary of Marriott International, Inc. The agreement expires December 31, 2025 with automatic renewals for all properties for two successive 10-year periods each unless the manager gives at least 300 days notice prior to each expiration.

Lockbox / Cash Management. The Courtyard by Marriott Portfolio is structured with a soft springing hard lockbox and in place cash management. So long as the properties in the Courtyard by Marriott Portfolio continue to be Courtyard Managed Properties (as defined herein), all amounts payable by the manager to the borrowers under the courtyard management agreement, including, but not limited to, operating profit payable under the Courtyard by Marriott Portfolio management agreement, related party ground rent and tax remittances, will be transmitted by the manager into a clearing account established and maintained by the borrowers and controlled by the lender. In the event that any property becomes a Non-Courtyard Managed Property (as defined herein), the borrowers will direct all rents and other payments to be deposited directly into the clearing account controlled by the lender. All funds in the clearing account are swept daily to a lender controlled deposit account and disbursed in accordance with the Courtyard by Marriott Portfolio Loan documents. Provided no Trigger Period (as defined herein) is continuing, excess cash in the deposit account will be disbursed to the manager and the borrowers in accordance with the Courtyard by Marriott Portfolio Loan documents.

The “Courtyard Managed Properties” means at any time, all individual properties with respect to which the Courtyard by Marriott Portfolio management agreement is in full force and effect and has not been terminated, cancelled, surrendered of rejected.

The “Non-Courtyard Managed Properties” means any individual property that is not a Courtyard Managed Property.

A “Trigger Period” will exist (i) during the continuance of an event of default or (ii) if the debt yield falls below 9.50%, and will end if the debt yield is at least 9.75% for two consecutive calculation dates.

Initial Reserves. At closing, the borrowers deposited (i) $409,063 into a required reserve account and (ii) $504,100 into an environmental reserve account for remediation of environmental issues identified at the Courtyard Norwalk and Courtyard Lincroft Red Bank properties. As of April 15, 2014, the environmental issues at the Courtyard by Marriott Portfolio properties have been remediated and the environmental reserve was released to the borrowers.

Ongoing Reserves. On a monthly basis, the borrowers are required to make deposits of (i) 1/12 of the required annual taxes, which currently equates to $985,000 into a tax reserve account, (ii) 1/12 of the required annual insurance premiums into an insurance reserve

B-8

Various	Collateral Asset Summary – Loan No. 1 Courtyard by Marriott Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$97,050,000 28.2% 7.40x 32.7%

account, (iii) an amount equal to the greater of (a) 5.0% of the gross rents for the prior month and (b) the amount required by the manager or any franchisor under the courtyard management agreement into an FF&E reserve account and (iv) an amount equal to the monthly third party ground rents payable into a ground rent reserve account. Deposits into the ongoing reserve accounts will be waived (i) with respect to the insurance reserve, so long as the manager maintains the insurance required under the courtyard management agreement, (ii) with respect to the FF&E reserve account, so long as the manager deposits the amount the borrowers are otherwise required to deposit with respect to the Courtyard Managed Properties into a separate FF&E reserve account owned by the borrowers and pledged to the lender and (iii) with respect to the ground rent reserve, so long as any Third Party Ground Leased Properties continue to be Courtyard Managed Properties and the manager is paying the third party ground rent due under the third party ground leases.

Current Mezzanine or Subordinate Indebtedness. The Courtyard by Marriott Portfolio Loan is split into the Courtyard by Marriott Portfolio Senior Tranche and the Courtyard by Marriott Portfolio Junior Tranche. The Courtyard by Marriott Portfolio Junior Tranche is evidenced by the controlling Note B with an original principle balance of $355.0 million. The Note B is co-terminus with pari passu Notes A-1, A-2A, A-2B and A-2C and has an interest rate of 3.6900%.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. Any time after the expiration of the defeasance lockout period (or after May 6, 2016 with respect to the first $33,500,000 of release prices), the borrowers may obtain the release of an individual property upon a bona fide third-party sale provided, among other things, (i) the DSCR for the remaining properties is not less than the greater of the DSCR immediately preceding the partial release and the closing date DSCR, (ii) the debt yield for the remaining properties is not less than the greater of the debt yield immediately preceding the partial release and the closing date debt yield, (iii) borrowers prepay or partially defease (as applicable) 115.0% of the allocated loan amount for the released property (or for the three properties that have no allocated loan amount, 62.5% of the appraised value of such properties) and (iv) such release will comply with REMIC requirements. After May 6, 2016, the borrowers may prepay a portion of the outstanding principal balance in connection with a property release, not to exceed aggregate release prices of $33,500,000, without payment of a prepayment premium, penalty or fee. All prepayments are applied entirely to Note A-1, and all defeasances are applied pro rata and pari passu among Note A-2A, Note A-2B, Note A-2C and Note B.

Substitution. None.

Ground Leases. Seven of the Courtyard by Marriott Portfolio Properties, representing 14.8% of underwritten net cash flow, are subject to ground leases held by a third party entity as described below.

Courtyard San Jose Cupertino: The property is subject to a ground lease that has an initial maturity date of December 30, 2033. The ground lease is subject to rent increases every five years equal to the greater of (i) 75% of the CPI percentage increase over that five year period and (ii) 6% of annual gross revenue at the property. The ground lease has three 10-year extension options.

Courtyard Charlotte South Park: The property is subject to a ground lease that has an initial maturity date of December 31, 2019. The ground lease has an annual rent of the greater of (i) $352,051 and (ii) 6% of annual gross revenue at the property. The ground lease has three 10-year extension options.

Courtyard Norwalk: The property is subject to a ground lease that has an initial maturity date of December 29, 2023. The ground lease is subject to rent increases every five years equal to the greater of (i) the prevailing rental rate increased by 15% and (ii) the prevailing rental rate increased by 60% of the percentage increase in CPI since the opening date of the hotel. The ground lease has eight 5-year extension options.

Courtyard Tampa Westshore: The property is subject to a ground lease that has an initial maturity date of June 30, 2068. The ground lease is subject to rent increases of 5% every ten years. There are no extension options for this lease.

Courtyard Philadelphia Devon: The property is subject to a ground lease that has an initial maturity date of January 1, 2018. The ground lease has an annual rent of the greater of (i) $240,000 and (ii) 4.25% of annual gross revenue at the property. The ground lease has two 10-year extension options.

Courtyard Fresno: The property is subject to a ground lease that has a maturity date of June 30, 2024. The ground lease is subject to annual rent increases of the greater of (i) 3% over the previous year’s minimum rent and (ii) 6% of annual gross revenue. There are no extension options for this lease.

Courtyard Poughkeepsie: The property is subject to a ground lease with an initial maturity date of December 29, 2018. The ground lease has an annual rent of the greater of (i) $110,000 and (ii) 3.5% of annual gross revenue. The ground lease has three 5-year extension options.

B-9

Various	Collateral Asset Summary – Loan No. 1 Courtyard by Marriott Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$97,050,000 28.2% 7.40x 32.7%

CARTIFACT
San Francisco
Los Angeles
Boston
New York
Washington DC
PACIFIC OCEAN
ATLANTIC OCEAN
Gulf of Mexico

Courtyard by Marriott Portfolio

	Property Name	Address	City	State	Zip Code
1	Courtyard San Mateo Foster City	550 Shell Boulevard	Foster City	CA	94404
2	Courtyard Larkspur Landing Marin County	2500 Larkspur Landing Circle	Larkspur	CA	94939
3	Courtyard Boulder	4710 Pearl East Circle	Boulder	CO	80301
4	Courtyard San Jose Cupertino	10605 North Wolfe Road	Cupertino	CA	95014
5	Courtyard Seattle South Center	400 Andover Park West	Tukwila	WA	98188
6	Courtyard Los Angeles Hacienda Heights	1905 South Azusa Avenue	Hacienda Heights	CA	91745
7	Courtyard Nashville Airport	2508 Elm Hill Pike	Nashville	TN	37214
8	Courtyard Philadelphia Devon	762 West Lancaster Avenue	Wayne	PA	19087
9	Courtyard Charlotte South Park	6023 Park South Drive	Charlotte	NC	28210
10	Courtyard Rye	631 Midland Avenue	Rye	NY	10580
11	Courtyard Los Angeles Torrance Palos Verdes	2633 Sepulveda Boulevard	Torrance	CA	90505
12	Courtyard Fresno	140 East Shaw Avenue	Fresno	CA	93710
13	Courtyard Norwalk	474 Main Avenue	Norwalk	CT	06851
14	Courtyard Palm Springs	1300 East Tahquitz Canyon Way	Palm Springs	CA	92262
15	Courtyard St. Louis Creve Coeur	828 North New Ballas Road	Creve Coeur	MO	63141
16	Courtyard Portland Beaverton	8500 Southwest Nimbus Drive	Beaverton	OR	97008
17	Courtyard Chicago Waukegan Gurnee	3800 Northpoint Boulevard	Waukegan	IL	60085
18	Courtyard Atlanta Perimeter Center	6250 Peachtree-Dunwoody Road	Atlanta	GA	30328
19	Courtyard Detroit Livonia	17200 North Laurel Park Drive	Livonia	MI	48152
20	Courtyard Denver Tech Center	6565 South Boston Street	Greenwood Village	CO	80111
21	Courtyard Ft. Lauderdale Plantation	7780 Southwest 6th Street	Plantation	FL	33324
22	Courtyard Chicago Highland Park	1505 Lake Cook Road	Highland Park	IL	60035
23	Courtyard Birmingham Homewood	500 Shades Creek Parkway	Homewood	AL	35209
24	Courtyard West Palm Beach	600 Northpoint Parkway	West Palm Beach	FL	33407
25	Courtyard New Haven Wallingford	600 Northrop Road	Wallingford	CT	06492
26	Courtyard Detroit Metro Airport	30653 Flynn Drive	Romulus	MI	48174
27	Courtyard Greenville Haywood Mall	70 Orchard Park Drive	Greenville	SC	29615
28	Courtyard Charlottesville North	638 Hillsdale Drive	Charlottesville	VA	22901
29	Courtyard Dallas Plano Parkway	4901 West Plano Parkway	Plano	TX	75093
30	Courtyard Bakersfield	3601 Marriott Drive	Bakersfield	CA	93308
31	Courtyard Chicago Oakbrook Terrace	6 Transam Plaza Drive	Oakbrook Terrace	IL	60181
32	Courtyard Lincroft Red Bank	245 Half Mile Road	Red Bank	NJ	07701
33	Courtyard Denver Stapleton	7415 East 41st Avenue	Denver	CO	80216
34	Courtyard Boston Andover	10 Campanelli Drive	Andover	MA	01810
35	Courtyard Kansas City Overland Park Metcalf	11301 Metcalf Avenue	Overland Park	KS	66210
36	Courtyard St. Louis Westport Plaza	11888 Westline Industrial Drive	St. Louis	MO	63146
37	Courtyard Minneapolis St Paul Airport	1352 Northland Drive	Mendota Heights	MN	55120
38	Courtyard Chicago Lincolnshire	505 Milwaukee Avenue	Lincolnshire	IL	60069
39	Courtyard Tampa Westshore	3805 West Cypress Street	Tampa	FL	33607
40	Courtyard Raleigh Cary	102 Edinburgh Drive South	Cary	NC	27511
41	Courtyard San Antonio Downtown Market Square	600 Santa Rosa South	San Antonio	TX	78204
42	Courtyard Poughkeepsie	2641 South Road/Route 9	Poughkeepsie	NY	12601
43	Courtyard St. Petersburg Clearwater	3131 Executive Drive	Clearwater	FL	33762
44	Courtyard Rockford	7676 East State Street	Rockford	IL	61108
45	Courtyard Toledo Airport Holland	1435 East Mall Drive	Holland	OH	43528
46	Courtyard Lexington North	775 Newtown Court	Lexington	KY	40511
47	Courtyard Phoenix Mesa	1221 South Westwood Avenue	Mesa	AZ	85210
48	Courtyard Indianapolis Castleton	8670 Allisonville Road	Indianapolis	IN	46250
49	Courtyard Chicago Deerfield	800 Lake Cook Road	Deerfield	IL	60015
50	Courtyard Silver Spring North	12521 Prosperity Drive	Silver Spring	MD	20904
51	Courtyard Atlanta Airport South	2050 Sullivan Road	College Park	GA	30337
52	Courtyard Memphis Airport	1780 Nonconnah Boulevard	Memphis	TN	38132
53	Courtyard Oklahoma City Airport	4301 Highline Boulevard	Oklahoma City	OK	73108
54	Courtyard Annapolis	2559 Riva Road	Annapolis	MD	21401
55	Courtyard Manassas	10701 Battleview Parkway	Manassas	VA	20109
56	Courtyard Little Rock	10900 Financial Centre Parkway	Little Rock	AR	72211
57	Courtyard Phoenix North Metrocenter	9631 North Black Canyon Highway	Phoenix	AZ	85021
58	Courtyard Ft. Myers	4455 Metro Parkway	Ft. Myers	FL	33916
59	Courtyard Atlanta Gwinnett Mall	3550 Venture Parkway	Duluth	GA	30096
60	Courtyard Chicago Arlington Heights South	100 West Algonquin Road	Arlington Heights	IL	60005
61	Courtyard Dallas Richardson at Spring Valley	1000 South Sherman	Richardson	TX	75081
62	Courtyard Tucson Airport	2505 East Executive Drive	Tucson	AZ	85756
63	Courtyard Huntsville	4804 University Drive	Huntsville	AL	35816
64	Courtyard Birmingham Hoover	1824 Montgomery Highway	Hoover	AL	35244
65	Courtyard Dayton South Mall	100 Prestige Place	Miamisburg	OH	45342

B-10

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-11

180 North Fair Oaks Avenue Pasadena, CA 91103	Collateral Asset Summary – Loan No. 2 Courtyard by Marriott Pasadena	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,750,000 70.9% 1.70x 11.4%

B-12

180 North Fair Oaks Avenue Pasadena, CA 91103	Collateral Asset Summary – Loan No. 2 Courtyard by Marriott Pasadena	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,750,000 70.9% 1.70x 11.4%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Allan V. Rose
Borrower:	RT Pasad LLC
Original Balance:	$73,750,000
Cut-off Date Balance:	$73,750,000
% by Initial UPB:	5.6%
Interest Rate:	4.5300%
Payment Date:	1st of each month
First Payment Date:	July 1, 2015
Maturity Date:	June 1, 2025
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$172,459	$57,486
Insurance:	$0	Springing
FF&E:	$0	At least 4% of prior month’s gross revenues
Comfort Letter Transfer:	$2,500	$0

Financial Information
Cut-off Date Balance / Room:	$234,873
Balloon Balance / Room:	$190,115
Cut-off Date LTV:	70.9%
Balloon LTV:	57.4%
Underwritten NOI DSCR:	1.88x
Underwritten NCF DSCR:	1.70x
Underwritten NOI Debt Yield:	11.4%
Underwritten NCF Debt Yield:	10.4%
Underwritten NOI Debt Yield at Balloon:	14.1%
Underwritten NCF Debt Yield at Balloon:	12.8%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Limited Service Hospitality
Collateral:	Fee Simple
Location:	Pasadena, CA
Year Built / Renovated:	2000 / 2013
Total Rooms:	314
Property Management:	Dimension Development Two, LLC
Underwritten NOI:	$8,444,365
Underwritten NCF:	$7,664,659
Appraised Value:	$104,000,000
Appraisal Date:	March 23, 2015

Historical NOI
Most Recent NOI:	$8,434,989 (T-12 April 30, 2015)
2014 NOI:	$8,031,193 (December 31, 2014)
2013 NOI:	$7,107,152 (December 31, 2013)
2012 NOI:	$6,976,610 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	90.6% (April 30, 2015)
2014 Occupancy:	88.8% (December 31, 2014)
2013 Occupancy:	90.2% (December 31, 2013)
2012 Occupancy:	87.6% (December 31, 2012)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.

B-13

180 North Fair Oaks Avenue Pasadena, CA 91103	Collateral Asset Summary – Loan No. 2 Courtyard by Marriott Pasadena	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,750,000 70.9% 1.70x 11.4%

Historical Occupancy, ADR, RevPAR(1)(2)
	Courtyard by Marriott Pasadena Property			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	87.2%	$146.03	$127.38	81.3%	$123.55	$100.39	107.4%	118.2%	126.9%
2013	89.8%	$148.84	$133.65	81.5%	$127.55	$103.95	110.2%	116.7%	128.6%
2014	87.5%	$165.83	$145.09	82.9%	$141.23	$117.07	105.6%	117.4%	123.9%
T-12 Feb 2015	88.3%	$164.88	$145.60	82.4%	$142.03	$117.04	107.2%	116.1%	124.4%
(1)	Source: Hospitality research report.
(2)	Occupancy, ADR and RevPAR represent estimates from the hospitality research report. The minor variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Courtyard by Marriott Pasadena Property are attributable to variances in reporting methodologies and/or timing differences.

The Loan. The Courtyard by Marriott Pasadena loan (the “Courtyard by Marriott Pasadena Loan”) is a $73.75 million fixed rate loan secured by the borrower’s fee simple interest in a 314-room limited service hotel located at 180 North Fair Oaks Avenue in Pasadena, California (the “Courtyard by Marriott Pasadena Property”). The Courtyard by Marriott Pasadena Loan has a 10-year term and amortizes on a 30-year schedule. The Courtyard by Marriott Pasadena Loan accrues interest at a fixed rate equal to 4.5300%. Loan proceeds, along with approximately $5.2 million in sponsor equity, were used to retire existing debt of approximately $78.6 million, fund reserves of approximately $0.2 million, and pay closing costs of approximately $0.2 million. Based on the appraised value of $104.0 million as of March 23, 2015, the cut-off date LTV is 70.9%. The most recent prior financing of the Courtyard by Marriott Pasadena Property was included in the CGCMT 2007-C6 securitizations.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$73,750,000	93.4%	Loan Payoff	$78,550,652	99.5%
Sponsor Equity	$5,182,641	6.6%	Reserves	$174,959	0.2%
			Closing Costs	$207,029	0.3%
Total Sources	$78,932,641	100.0%	Total Uses	$78,932,641	100.0%

The Borrower / Sponsor. The borrower, RT Pasad LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and nonrecourse carve-out guarantor is Allan V. Rose.

Allan V. Rose is the owner and Chief Executive Officer of AVR Realty, a privately held real estate development and management company. Mr. Rose founded AVR Realty over 45 years ago and has since built, acquired and developed more than 30 million square feet of commercial and residential space. AVR Realty’s portfolio currently includes office complexes, shopping centers, corporate and industrial parks, apartment complexes, residential communities and hotels.

The Property. The Courtyard by Marriott Pasadena Property is a 314-room limited service hotel located in Pasadena, California. The Courtyard by Marriott Pasadena Property, built in 2000 and renovated most recently in 2013, consists of a six-story building and an adjacent eight-level parking garage structure. The parking garage structure has 432 spaces which equates to 1.38 spaces per room. The Courtyard by Marriott Pasadena Property has undergone approximately $7.5 million in renovations since 2010, including an approximately $5.3 million PIP renovation completed in 2013. The PIP renovation included an approximately $4.1 million guestroom and guest bathroom renovation and an approximately $1.2 million renovation of the common areas and amenity space. The subsequent table provides a detailed summary of the historical capital expenditures.

Historical Capital Expenditure Summary(1)
	2010	2011	2012	2013	2014
Total Paid	$1,207,656	$545,510	$143,270	$5,261,266	$375,549
Paid Per Room	$3,846	$1,737	$456	$16,756	$1,196
(1)	Source: sponsor

The Courtyard by Marriott Pasadena Property features 5,317 sq. ft. of meeting space, an outdoor pool and whirlpool, a business center, guest laundry facilities and the Bistro restaurant and bar. The Courtyard by Marriott Pasadena Property features 314 guestrooms, including 112 king guestrooms, 192 double queen guestrooms and 10 suites. Each of the guestrooms features a television, work space, dresser, nightstands and a lounge chair. The Courtyard by Marriott Pasadena Property is operated under a franchise agreement with Marriott International, Inc., which expires in January 2034.

Environmental Matters. The Phase I environmental report dated April 2, 2015 recommended no further action at the Courtyard by Marriott Pasadena Property.

B-14

180 North Fair Oaks Avenue Pasadena, CA 91103	Collateral Asset Summary – Loan No. 2 Courtyard by Marriott Pasadena	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,750,000 70.9% 1.70x 11.4%

The Market. The Courtyard by Marriott Pasadena Property is located in Pasadena, California within Los Angeles County, approximately 10 miles northeast of downtown Los Angeles and approximately 25 miles inland from the Pacific Ocean. Pasadena is widely recognized as the home of the Rose Bowl, the Jet Propulsion Laboratory, California Institute of Technology (“Caltech”) and host of the annual Tournament of Roses’ parade since January 1, 1890. The property is situated on Fair Oaks Avenue, which connects to three major Freeways in Pasadena, including the Pasadena Freeway (I-101), the Venture Freeway (US 134), and the Interstate 210 (I-210). I-110 originates at the southern border of Pasadena and provides access to downtown Los Angeles and continues in a southwesterly direction to the Ports of Los Angeles and Long Beach. The Courtyard by Marriott Pasadena Property is located 16.1 miles east of the Burbank-Glendale-Pasadena Airport. Los Angeles International Airport (LAX) is approximately 27.7 miles southwest of the property, which offers domestic and international air service as one of the five largest airports in the world in terms of passenger volume. Finally, the Metropolitan Transportation Authority (MTA) operates 16 public bus lines in Pasadena that provide access throughout the San Gabriel Valley and Los Angeles areas. These bus lines link Pasadena to downtown Los Angeles and other adjacent communities. The Courtyard by Marriott Pasadena Property is located less than one mile from the nearest MTA station.

The Courtyard by Marriott Pasadena Property has several demand drivers. The property derives the majority of its revenues from the commercial sector (65%), followed by the leisure sector (20%) and meeting and group business (15%). The property is approximately 1.8 miles from Caltech, which is also the largest employer in the City of Pasadena. Caltech is a private research university that is ranked 1st globally in engineering and technology and physical sciences. The Courtyard by Marriott Pasadena Property is located in the heart of the Old Pasadena Historic District. The Old Town Pasadena district is an area of approximately 20 square blocks providing a diverse blend of retail, dining and entertainment opportunities. The Old Town Pasadena area is listed on the National Register of Historic Places and is a redevelopment project of the City of Pasadena. The most widely recognized Pasadena landmark is the Rose Bowl. The Rose Bowl, just 1.7 miles northwest of the property, is located in the northwestern portion of Pasadena and is home to the UCLA football team during the fall season, and is the site of the annual Rose Bowl Game on New Year’s Day.

The subsequent chart presents the primary competitive set to the Courtyard by Marriott Pasadena Property:

Primary Competitive Set(1)
Property	Rooms	Year Opened	Approximate Distance	2014 Occupancy(2)	2014 ADR(2)	2014 RevPAR(2)
Courtyard by Marriott Pasadena Property	314	2000	NAP	88.8%	$162.78	$144.51
Hilton Pasadena	296	1991	1.0 miles	84.0%	$163.00	$136.92
The Westin Pasadena	350	1990	0.5 miles	91.0%	$181.00	$164.71
Sheraton Pasadena	311	1975	0.9 miles	84.0%	$132.00	$110.88
dusitD2 Constance Pasadena	130	2014	1.4 miles	20.0%	$200.00	$40.00
Total / Wtd. Avg.	1,401			80.9%	$164.00	$130.79
(1)	Source: Appraisal.
(2)	2014 Occupancy, 2014 ADR and 2014 RevPAR represent estimates from the appraisal. The minor variances between the underwriting, the hospitality research report and the above table with respect to 2014 Occupancy, 2014 ADR and 2014 RevPAR at the Courtyard by Marriott Pasadena Property are attributable to variances in reporting methodologies and/or timing differences.

The appraiser determined demand segmentation of 65% commercial, 15% meeting and group and 20% leisure travel for the Courtyard by Marriott Pasadena Property, compared to an average of 65% commercial, 18% meeting and group and 17% leisure travel for the primary competitive set. The market demand mix is presented in the table below:

Demand Segmentation(1)
Property	Rooms	Commercial	Meeting and Group	Leisure
Courtyard by Marriott Pasadena Property	314	65%	15%	20%
Hilton Pasadena	296	65%	20%	15%
The Westin Pasadena	350	60%	20%	20%
Sheraton Pasadena	311	70%	20%	10%
dusitD2 Constance Pasadena	130	70%	10%	20%
Total / Wtd. Avg.	1,401	65%	18%	17%
(1)	Source: Appraisal.

B-15

180 North Fair Oaks Avenue Pasadena, CA 91103	Collateral Asset Summary – Loan No. 2 Courtyard by Marriott Pasadena	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,750,000 70.9% 1.70x 11.4%

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	2014	T-12 4/30/2015	U/W	U/W per Room
Occupancy	80.8%	87.6%	90.2%	88.8%	90.6%	90.6%
ADR	$143.57	$147.85	$150.00	$162.78	$165.81	$165.81
RevPAR	$116.01	$129.51	$135.31	$144.51	$150.14	$150.14

Room Revenue	$13,296,235	$14,883,269	$15,508,096	$16,561,749	$17,207,389	$17,207,389	$54,801
F&B Revenue	1,424,729	1,636,845	1,680,920	1,708,923	1,765,865	1,765,865	5,624
Other Revenue	454,767	567,868	544,790	535,394	519,396	519,396	1,654
Total Revenue	$15,175,731	$17,087,982	$17,733,806	$18,806,065	$19,492,650	$19,492,650	$62,079
Operating Expenses	3,511,512	3,859,894	4,016,890	4,129,537	4,160,978	4,160,978	13,252
Undistributed Expenses	3,898,297	4,284,634	4,631,321	5,047,400	5,355,543	5,355,543	17,056
Gross Operating Profit	$7,765,922	$8,943,454	$9,085,595	$9,629,128	$9,976,129	$9,976,129	$31,771
Management Fee(1)	857,060	959,355	997,257	609,039	584,779	584,779	1,862
Total Fixed Charges	930,650	1,007,489	981,186	988,896	956,361	946,985	3,016
Net Operating Income	$5,978,212	$6,976,610	$7,107,152	$8,031,193	$8,434,989	$8,444,365	$26,893
FF&E(2)	0	0	0	0	0	779,706	2,483
Net Cash Flow	$5,978,212	$6,976,610	$7,107,152	$8,031,193	$8,434,989	$7,664,659	$24,410
(1)	U/W Management Fee is 3.0% of gross revenues.
(2)	U/W FF&E represents 4.0% of gross revenues.

Property Management. The Courtyard by Marriott Pasadena Property is managed by Dimension Development Two, LLC.

Lockbox / Cash Management. The Courtyard by Marriott Pasadena Loan is structured with a hard lockbox and springing cash management. All rents and other payments are required to be deposited directly into a clearing account controlled by lender, except to the extent borrower receives any rents in which case borrower shall deposit such rents into the clearing account within 2 days of receipt. Unless a Trigger Period (as defined herein) is ongoing, all amounts on deposit in the clearing account will be swept daily into the borrower’s account. During a Trigger Period, all amounts on deposit in the clearing account will be swept daily into an account controlled by the lender.

A “Trigger Period” will commence (i) upon an event of default or (ii) during a Low Debt Service Period (as defined herein).

A “Low Debt Service Period” will occur if the debt service coverage ratio for the trailing 12-month period is less than 1.15x on the last day of any calendar quarter and will end if the debt service coverage ratio is at least 1.20x for two consecutive quarters.

Initial Reserves. At closing, the borrower deposited (i) $172,459 into a tax reserve account and (ii) $2,500 into a comfort letter transfer reserve account.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit monthly reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $57,486, into a tax reserve account and (ii) the greater of (a) 4.0% of the property’s prior months gross revenues, (b) any amount required under the management agreement and (c) any amount required under the franchise agreement for FF&E work. In addition, the borrower is required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve account if an acceptable blanket policy is no longer in place.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

B-16

180 North Fair Oaks Avenue Pasadena, CA 91103	Collateral Asset Summary – Loan No. 2 Courtyard by Marriott Pasadena	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,750,000 70.9% 1.70x 11.4%

CARTIFACT
Courtyard by Marriott Pasadena
180 North Fair Oaks Avenue
Pasadena, CA 91103
FOOTHILL FREEWAY WEST
210
FOOTHILL FREEWAY EAST
EAST ORANGE GROVE BLVD
E CORSON ST
W WALNUT ST
E WALNUT ST
METRO GOLD LINE
Pasadena Transportation Department
Pasadena Public Library
The Levitt Pavilion
Pasadena Memorial Park
MEMORIAL PARK
Pasadena Senior Center
Parsons Corporate Headquarters
Pasadena Courthouse
Westin
University Club of Pasadena
FORD PL
State of California District Offices
Building Safety Solutions
Plaza Las Fuentes
City Hall
LEONARD V PIERONI ST
PLAYHOUSE DISTRICT
E UNION ST
W UNION ST
Pasadena Museum of California Art
Pacific Asia Museum
Oakwood Hotel
Idealab
Honda Design
Post Office
Star News Building
177
OLD PASADENA
W COLORADO BLVD
Pasadena Rose Parade Route
E COLORADO BLVD
S&L International
PASEO COLORADO
PASADENA
S DE LACEY AVE
S FAIR OAKS AVE
S RAYMOND AVE
S ARROYO PKWY
S MARENGO AVE
S LOS ROBLES AVE
S OAKLAND AVE
Los Angeles County Children Services
S MADISON AVE
Pasadena Playhouse
W GREEN ST
E GREEN ST
Castle Green
Pasadena Conference Center
Pasadena Civic Auditorium
Pasadena Convention Center
Pasadena Ice Skating Rink
W DAYTON ST
EL DORADO ST
Pasadena Water and Power
CENTRAL CT
Sheraton
Hilton
150
Pasadena
199
W VALLEY ST
Central Park
CORDOVA ST
DEL MAR
ORANGE PL
PEACH PL
La Grande Orange Cafe
W DEL MAR BLVD
E DEL MAR BLVD
Houston's
Congregation Ale House Pasadena
Pasadena Humane Society
W WAVERLY DR
MAY ALLEY
W BELLEVUE DR
Whole Foods
La Canada Flintridge
Pasadena
Rose Bowl
OLD TOWN
Glendale
Griffith Park
Arcadia
San Marino
South Pasadena
Dodger Stadium
Los Angeles
Monterey Park
El Monte
DTLA
USC
Los Angeles Coliseum
Montebello
Vernon
Commerce

B-17

1401-1405 South Hanley Road & 8532 Musick Memorial Drive Brentwood, MO 63144	Collateral Asset Summary – Loan No. 3 Meridian at Brentwood	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,300,000 73.2% 1.42x 9.2%

BJC HealthCare
MEN'S WEARHOUSE
The Meridian at Brentwood

LAZBOY
HOME FURNISHINGS & DECOR

MEN'S WEARHOUSE

EverBank

B-18

1401-1405 South Hanley Road & 8532 Musick Memorial Drive Brentwood, MO 63144	Collateral Asset Summary – Loan No. 3 Meridian at Brentwood	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,300,000 73.2% 1.42x 9.2%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Adolphus A. Busch IV; Don C. Musick III; Alan R. Skop
Borrower:	Eager Road Associates Northeast II, L.L.C.
Original Balance:	$42,300,000
Cut-off Date Balance:	$42,300,000
% by Initial UPB:	3.2%
Interest Rate:	4.2500%
Payment Date:	6th of each month
First Payment Date:	May 6, 2015
Maturity Date:	January 6, 2026
Amortization:	Interest only for first 30 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(26), D(96), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$307,895	$76,974
Insurance:	$37,541	$9,385
Replacement:	$0	$3,028
TI/LC:	$0	$28,418
Lease Sweep:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$175
Balloon Balance / Sq. Ft.:	$147
Cut-off Date LTV:	73.2%
Balloon LTV:	61.7%
Underwritten NOI DSCR(2):	1.57x
Underwritten NCF DSCR(2):	1.42x
Underwritten NOI Debt Yield:	9.2%
Underwritten NCF Debt Yield:	8.4%
Underwritten NOI Debt Yield at Balloon:	11.0%
Underwritten NCF Debt Yield at Balloon:	9.9%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Office / Retail
Collateral:	Fee Simple
Location:	Brentwood, MO
Year Built / Renovated:	2008 / NAP
Total Sq. Ft.:	242,235
Property Management:	DCM Group
Underwritten NOI:	$3,910,909
Underwritten NCF:	$3,533,558
Appraised Value:	$57,800,000
Appraisal Date:	October 14, 2014

Historical NOI
2014 NOI:	$4,116,170 (December 31, 2014)
2013 NOI:	$4,062,682 (December 31, 2013)
2012 NOI:	$3,727,021 (December 31, 2012)

Historical Occupancy
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	99.0% (December 31, 2013)
2012 Occupancy:	99.0% (December 31, 2012)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	Based on amortizing payments. Based on the current interest only debt service payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.15x and 1.94x, respectively.

B-19

1401-1405 South Hanley Road & 8532 Musick Memorial Drive Brentwood, MO 63144	Collateral Asset Summary – Loan No. 3 Meridian at Brentwood	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,300,000 73.2% 1.42x 9.2%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Office Tenants
BJC Health System(2)	NR/Aa2/NR	138,144	57.0%	$23.17	57.0%	12/31/2025
Missouri College(3)	NR/NR/NR	39,161	16.2%	$21.81	15.2%	12/31/2018
EverBank(4)	NR/NR/NR	19,647	8.1%	$29.00	10.2%	9/30/2017
Labarge Coatings	NR/NR/NR	6,974	2.9%	$27.00	3.4%	1/31/2016
DCM Group	NR/NR/NR	3,073	1.3%	$27.00	1.5%	2/28/2019
Subtotal / Wtd. Avg.		206,999	85.5%	$23.65	87.2%

Retail Tenants
La-Z-Boy(5)	NR/NR/NR	13,439	5.5%	$22.00	5.3%	11/30/2022
Club Fitness(6)	NR/NR/NR	8,650	3.6%	$11.00	1.7%	10/31/2021
AAA(7)	NR/NR/NR	8,471	3.5%	$23.02	3.5%	3/31/2021
Massage Luxe	NR/NR/NR	2,914	1.2%	$30.50	1.6%	1/31/2020
Royal Smoothie	NR/NR/NR	1,762	0.7%	$24.00	0.8%	3/17/2020
Subtotal / Wtd. Avg.		35,236	14.5%	$20.35	12.8%

Total Occupied Collateral		242,235	100.0%	$23.17	100.0%
Vacant		0	0.0%
Total		242,235	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	BJC Health System has one ten-year renewal option upon written notice no later than nine months prior to the lease expiration date of December 31, 2025. The tenant has no termination options.
(3)	Missouri College has two five-year renewal options upon written notice no later than six months prior to the lease expiration date of December 31, 2018. Missouri College has the ongoing right to terminate 3,173 sq. ft. upon 90 days written notice and payment of a termination fee equivalent to 50% of the sum of the unamortized portion of the tenant’s TI/LC allowance relating to the 3,173 sq. ft. expansion space and all unamortized brokerage commissions paid by the landlord in connection with the 3,173 sq. ft. expansion space.
(4)	EverBank has two five-year extension options upon written notice no later than six months prior to the lease expiration date of September 30, 2017. The tenant has no termination options.
(5)	La-Z-Boy has two five-year extension options upon written notice no later than six months prior to the lease expiration date of November 30, 2022. The tenant has no termination options.
(6)	Club Fitness has two five-year extension options upon written notice no later than six months prior to the lease expiration date of October 31, 2021. The tenant has no termination options.
(7)	AAA has two five-year extension options upon written notice no later than four months prior to the lease expiration date of March 31, 2021. The tenant has no termination options.

B-20

1401-1405 South Hanley Road & 8532 Musick Memorial Drive Brentwood, MO 63144	Collateral Asset Summary – Loan No. 3 Meridian at Brentwood	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,300,000 73.2% 1.42x 9.2%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	1	6,974	2.9%	6,974	2.9%	$27.00	3.4%	3.4%
2017	1	19,647	8.1%	26,621	11.0%	$29.00	10.2%	13.5%
2018	1	39,161	16.2%	65,782	27.2%	$21.81	15.2%	28.7%
2019	1	3,073	1.3%	68,855	28.4%	$27.00	1.5%	30.2%
2020	2	4,676	1.9%	73,531	30.4%	$28.05	2.3%	32.5%
2021	2	17,121	7.1%	90,652	37.4%	$16.95	5.2%	37.7%
2022	1	13,439	5.5%	104,091	43.0%	$22.00	5.3%	43.0%
2023	0	0	0.0%	104,091	43.0%	$0.00	0.0%	43.0%
2024	0	0	0.0%	104,091	43.0%	$0.00	0.0%	43.0%
2025	1	138,144	57.0%	242,235	100.0%	$23.17	57.0%	100.0%
2026	0	0	0.0%	242,235	100.0%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	242,235	100.0%	$0.00	0.0%	100.0%
Vacant	NAP	0	0.0%	242,235	100.0%	NAP	NAP
Total / Wtd. Avg.	10	242,235	100.0%			$23.17	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the stacking plan.

The Loan. The Meridian at Brentwood loan (the “Meridian at Brentwood Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in two Class A, mixed use buildings and a parking garage totaling 242,235 sq. ft. with office and retail tenants located at 1401-1405 South Hanley Road and 8532 Musick Memorial Drive in Brentwood, Missouri (the “Meridian at Brentwood Property”) with an original principal balance of $42.3 million. The Meridian at Brentwood Loan has a 10-year and 9-month term and is interest only for the first 30 months of the term and amortizes on a 30-year schedule thereafter. The Meridian at Brentwood Loan accrues interest at a fixed rate equal to 4.2500% and has a cut-off date balance of $42.3 million. Loan proceeds were used to pay off existing debt of approximately of $39.7 million, fund upfront reserves of approximately $0.3 million, pay closing costs of approximately $1.4 million and return approximately $0.8 million of equity to the borrower. Based on the appraised value of $57.8 million as of October 14, 2014, the cut-off date LTV is 73.2%. The most recent financing of the Meridian at Brentwood Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$42,300,000	100.0%	Existing Debt	$39,698,761	93.9%
			Closing Costs	$1,411,086	3.3%
			Return of Equity	$844,717	2.0%
			Reserves	$345,436	0.8%
Total Sources	$42,300,000	100.0%	Total Uses	$42,300,000	100.0%

The Borrower / Sponsor. The borrower, Eager Road Associates Northeast II, L.L.C., is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsors of the borrower and the nonrecourse carve-out guarantors are Adolphus A. Busch IV, Don C. Musick III and Alan R. Skop, on a joint and several basis.

Don C. Musick III is the Chairman and CEO of Musick Construction Company, a St. Louis based general contractor and construction manager. Don C. Musick III has over 30 years of experience providing construction services to clients such as St. Louis University, Candlewood Hotels, Regions Bank, Anheuser Busch Inc., United Auto Workers and Archdiocese of St. Louis, among others.

Adolphus A. Busch is an owner of Silver Eagle Distributors in Houston, Texas. Silver Eagle Distributors is the nation’s largest distributor of Anheuser-Busch products and the second largest beer distributor in the United States.

Alan R. Skop has over 30 years of experience in the commercial real estate industry, including 18 years as an executive at Equitable Real Estate. During his time at Equitable Real Estate, Alan R. Skop managed over 13 million square feet of commercial real estate across all asset types. Since 2012, Alan R. Skop has worked with Don Musick and Adolphus Busch on the management of the Meridian at Brentwood Property.

The Property. The Meridian at Brentwood Property consists of two Class A, mixed use office and retail buildings and a parking garage located in Brentwood, Missouri approximately 15 miles west of the St. Louis central business district. The sponsors developed

B-21

1401-1405 South Hanley Road & 8532 Musick Memorial Drive Brentwood, MO 63144	Collateral Asset Summary – Loan No. 3 Meridian at Brentwood	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,300,000 73.2% 1.42x 9.2%

the Meridian at Brentwood Property at a total cost of approximately $54.4 million in 2008 adjacent to the Meridian at Brentwood Phase I development that was also developed by the sponsor. The Meridian at Brentwood Phase I development is anchored by Men’s Warehouse, Sports Authority and Best Buy and is not part of the collateral.

The Meridian at Brentwood Property is 100.0% occupied by ten tenants as of December 31, 2014, anchored by BJC Healthcare System, the largest employer in the St. Louis metropolitan statistical area (“St. Louis MSA”). The Meridian at Brentwood Property features 619 covered parking spaces and 95 additional surface parking spaces which equates to a ratio of 2.95 spaces per 1000 sq. ft. The Meridian at Brentwood Property is located in the southwest quadrant of South Hanley Road and Interstate 64, a suburban area with numerous nearby shopping, lifestyle and entertainment amenities. The Meridian at Brentwood Property benefits from frontage on South Hanley Road, one of the most prominent thoroughfares in the St. Louis MSA, which also provides access to the Clayton central business district and Interstate 64.

The Meridian at Brentwood Property is located within the Hanley/Eager redevelopment area. The area is subject to a redevelopment agreement which obligates the Meridian at Brentwood Property owner to, among other things, (i) include in each lease, a provision requiring the tenant to disclose sales tax returns for retail sales in the redevelopment area to the city of Brentwood and (ii) cooperate with the city of Brentwood to correct sales tax returns not properly coded for the redevelopment area. The redevelopment agreement was created in relation to certain tax increment financing (“TIF”) bonds which were issued by the city of Brentwood in December 2014. The TIF bonds are currently held by AAB-DCM, LLC an entity owned by the guarantors of the Meridian at Brentwood Loan. The borrower is not liable for amounts due with respect to the TIF bonds.

Environmental Matters. The Phase I environmental report dated September 23, 2014 recommended no further action at the Meridian at Brentwood Property.

Major Tenants.

BJC Health System (138,144 sq. ft., 57.0% of NRA, 57.0% of U/W Base Rent, rated Aa2 by Moody’s) BJC Health System (“BJC”) is one of the largest non-profit healthcare organizations in the United States and the largest employer in the St. Louis MSA. BJC provides health care services in urban, suburban and rural communities in the greater St. Louis area, southern Illinois and mid-Missouri region with 12 hospitals and multiple community health locations. The Meridian at Brentwood Property houses physician offices, meeting space and seminar facilities for the BJC network. All of the BJC hospital locations are located within 30 miles, including the headquarters at the Barnes Jewish Hospital campus located approximately five miles to the east. BJC has been a tenant at the Meridian at Brentwood Property since 2009 and the tenant’s lease grants the right to have first refusal to any office/classroom space that becomes available at the Meridian at Brentwood Property. BJC’s lease expires December 31, 2025 and has one ten-year extension option upon nine months written notice. The tenant does not have any termination options.

Missouri College (39,161 sq. ft., 16.2% of NRA, 15.2% of U/W Base Rent) Missouri College is a for-profit college offering Bachelor and Associate degrees in business management, healthcare management, business administration and dental hygiene, among others. Missouri College was founded in 1963 and was acquired by Career Education Corporation (NYSE: CECO) in 2002. Missouri College has been a tenant at the Meridian at Brentwood Property since 2009 and the tenant’s lease expires on December 31, 2018 and has two five-year extension options each upon six months written notice. Missouri College has the ongoing right to terminate 3,173 sq. ft. upon 90 days written notice and payment of a termination fee equivalent to 50% of the sum of the unamortized portion of the tenant’s TI/LC allowance relating to the 3,173 sq. ft. expansion space and all unamortized brokerage commissions paid by the landlord in connection with the 3,173 sq. ft. expansion space.

EverBank (19,647 sq. ft., 8.1% of NRA, 10.2% of U/W Base Rent) EverBank (NYSE: EVER), originally established as First Alliance Bank in 1999, is a diversified financial services company headquartered in Jacksonville, Florida. EverBank offers nationwide lending services across a number of major metropolitan areas in the US. As of December 2014, EverBank had 3,100 full time employees and approximately $21.6 billion of total assets. EverBank’s lease expires on September 30, 2017 and has two five-year extension options each upon six months written notice. The tenant does not have any termination options.

The Market. The Meridian at Brentwood Property is located in the Clayton office submarket approximately 15 miles west of the St. Louis central business district. St. Louis is the 19th largest MSA in the United States with an estimated 2.8 million residents and is home to a diverse employment base with no industry controlling more than 20% of its total employment base. The area is home to nine Fortune 500 corporations, including Express Scripts Holdings Company, Emerson Electric and Monsanto Company, among others. The

St. Louis MSA unemployment rate was 6.5% and the median household income for the MSA was $52,482 in 2014.

Brentwood is a suburb of the St. Louis MSA with a 2013 population of 8,032 and a median household income of $68,581. The city of Brentwood has undergone significant redevelopment in recent years, highlighted by the addition of several retail improvements. Notable tenants within a one-mile radius of the Meridian at Brentwood Property include, Nordstrom, Crate & Barrel, REI, Whole Foods, Target, Home Depot and Wal-Mart.

The Meridian at Brentwood Property is located in the Clayton office submarket of the St. Louis MSA. As of year-end 2014, the Clayton office submarket consisted of 32 Class A buildings totaling approximately 5.7 million sq. ft. The Clayton office submarket vacancy across Class A properties was 8.5% with gross rents estimated by CoStar at $25.21 PSF. The appraisal identified eight comparable

B-22

1401-1405 South Hanley Road & 8532 Musick Memorial Drive Brentwood, MO 63144	Collateral Asset Summary – Loan No. 3 Meridian at Brentwood	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,300,000 73.2% 1.42x 9.2%

office properties in the nearby office marketplace, including three with classroom-oriented office space reflective of the Missouri College space. Using both the market comparables and recent leasing, the appraiser identified an office market rent of $21.50 PSF for the BJC office space, $27.00 PSF for the remaining office space and $22.00 PSF for the Missouri College office space. The chart below summarizes the comparable office and flex set as determined by the appraiser.

Summary of Comparable Office Rentals(1)
Name	Year Built	Net Rentable Area (Sq. Ft.)	Comparable Lease (Sq. Ft.)	Comparable Lease Term (Yrs.)	Comparable Lease Base Rent PSF	Comparable Lease Date
Meridian at Brentwood Property	2008	242,235	NAP	NAP	NAP	NAP
Interco Corporate Tower	1986	346,451	5,700	10.3	$24.10	11/2014
Pierre Laclede Center II	1970	360,129	30,380	10.9	$26.00	10/2014
Bemiston Tower	1982	173,893	1,550	4.2	$24.74	3/2013
Fifth Third Center	1983	195,772	3,280	7.4	$25.00	2/2013
Total / Wtd. Avg.(2):		1,076,245			$25.00
(1)	Source: Appraisal.
(2)	Total / Wtd. Avg. excludes the Meridian at Brentwood Property.

The Meridian at Brentwood Property is located in the Mid County retail submarket in the St. Louis MSA. As of year-end 2014, the Mid County retail submarket consisted of 913 buildings totaling approximately 15.6 million sq. ft. The Mid County retail submarket vacancy was 3.8% with gross rents estimated by CoStar at $17.53 PSF. The appraiser also identified recent retail leases within the immediate submarket of the Meridian at Brentwood Property. The comparable retail rents ranged from $36.00 PSF to $42.00 PSF, with an average of $39.19 PSF. The appraiser concluded market rents of $30.00 PSF for the East Retail space due to superior visibility from South Hanley Road, $23.00 PSF for the North Retail space and $10.00 PSF for the Club Fitness space located on the first floor of the parking garage. The chart below summarizes the comparable retail set as determined by the appraiser.

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	2014	U/W	U/W PSF
Base Rent(1)	$4,100,010	$5,151,685	$5,269,831	$5,297,532	$5,619,245	$23.20
Value of Vacant Space	0	0	0	0	0	0.00
Gross Potential Rent	$4,100,010	$5,151,685	$5,269,831	$5,297,532	$5,619,245	$23.20
Total Recoveries	741,302	734,244	973,307	1,058,100	1,020,647	4.21
Total Other Income	0	0	0	0	0	0.00
Less: Vacancy(2)	0	0	0	0	(405,752)	(1.68)
Effective Gross Income	$4,841,312	$5,885,929	$6,243,138	$6,355,632	$6,234,140	$25.74
Total Operating Expenses	2,077,602	2,158,908	2,180,456	2,239,462	2,323,232	9.59
Net Operating Income	$2,763,710	$3,727,021	$4,062,682	$4,116,170	$3,910,909	$16.15
TI/LC	0	0	0	0	341,015	1.41
Capital Expenditures	0	0	0	0	36,335	0.15
Net Cash Flow	$2,763,710	$3,727,021	$4,062,682	$4,116,170	$3,533,558	$14.59
(1)	U/W Base Rent includes $5,828 in contractual step rents through December 2015.
(2)	U/W Vacancy represents 6.1% of total gross income. The Meridian at Brentwood Property is 100.0% leased as of December 31, 2014.

Property Management. The Meridian at Brentwood Property is managed by DCM Group, a borrower affiliate.

Lockbox / Cash Management. The Meridian at Brentwood Loan is structured with a hard lockbox and springing cash management. All rents and other payments are required to be deposited directly into a clearing account controlled by lender. Unless a Trigger Period (as defined herein) is ongoing, all amounts on deposit in the clearing account will be swept daily into the borrower’s account. During a Trigger Period, all amounts on deposit in the clearing account will be swept daily into the deposit account controlled by the lender and disbursed in accordance with the Meridian at Brentwood Loan documents.

A “Trigger Period” will commence (i) upon an event of default, (ii) if the DSCR is less than 1.20x on the last day of any calendar quarter, or (iii) during a Lease Sweep Period (as defined herein). A Trigger Period will cease to exist when (a) with respect to clause (i) of the definition of “Trigger Period”, such event of default has been cured, (b) with respect to clause (ii) of the definition of “Trigger Period” the DSCR is at least 1.25x for two consecutive quarters and (c) with respect to clause (iii) of the definition of “Trigger Period”, such Lease Sweep Period has ended.

B-23

1401-1405 South Hanley Road & 8532 Musick Memorial Drive Brentwood, MO 63144	Collateral Asset Summary – Loan No. 3 Meridian at Brentwood	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,300,000 73.2% 1.42x 9.2%

A “Lease Sweep Period” will commence on the first monthly payment date following (i) January 6, 2025 provided, however, that if, prior to January 6, 2025, the tenant under the BJC Health System lease either exercises its renewal option under the BJC Health System lease (for 10 years and otherwise on the terms set forth in the BJC Health System lease) or extends the term of its lease (on the same terms as are currently set forth in the BJC Health System lease) for at least 24 months beyond the end of the term, then a Lease Sweep Period will not have commenced pursuant to this clause (i), (ii) with respect to each Lease Sweep Lease (as defined herein), (a) the date that is six months prior to the earliest stated expiration (including the stated expiration of any renewal term) of such Lease Sweep Lease, or (b) the date immediately following the date on which the tenant under such Lease Sweep Lease is required to give notice of its exercise of a renewal option there under (and if such renewal has not been so exercised), (iii) the receipt by borrower or property manager of notice from any tenant under a Lease Sweep Lease exercising its right to terminate its Lease Sweep Lease, (iv) the date that a Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by borrower or property manager of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease (or any material portion thereof prior to its then current expiration date), (v) the date that any tenant under a Lease Sweep Lease discontinues its business (i.e., “goes dark”) or gives notice that it intends to discontinue its business at the Meridian at Brentwood Property, (vi) upon the occurrence of a monetary or material non-monetary default by a tenant under a Lease Sweep Lease that continues (under such tenant’s lease) beyond any applicable notice and cure period or (vii) the occurrence of a lease sweep tenant party insolvency proceeding (as defined in the loan agreement).

A “Lease Sweep Lease” means (i) the Missouri College lease, (ii) the BJC Health System lease and (iii) any replacement lease or leases that, either individually or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights, covers 35,000 or more rentable square feet.

Initial Reserves. At closing, the borrower deposited (i) $307,895 into a tax reserve account and (ii) $37,541 into an insurance reserve account.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, currently estimated at approximately to $76,974, into a tax reserve account, (ii) 1/12 of the estimated annual insurance premiums, currently estimated at approximately $9,385, into an insurance reserve account, (iii) $28,418 into a TI/LC reserve account, subject to an initial TI/LC reserve cap equal to $630,000 and (iv) $3,028 into a replacement reserve account. On each monthly payment date during a Lease Sweep Period, the borrower is required to deposit all excess cash into a lease sweep reserve account. From and after the date which the Missouri College lease is renewed, the TI/LC reserve account cap is required to be reduced to $315,000.

Current Mezzanine or Subordinate Indebtedness.   None.

Future Mezzanine or Subordinate Indebtedness Permitted.   None.

B-24

1401-1405 South Hanley Road & 8532 Musick Memorial Drive Brentwood, MO 63144	Collateral Asset Summary – Loan No. 3 Meridian at Brentwood	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,300,000 73.2% 1.42x 9.2%

MAP © 2018 CARTIFACT · DATA © OSM
CARTIFACT
Meridian at Brentwood
1401-1405 South Hanley Road &
8532 Musick Memorial Drive
Brentwood, MO 63144
ST. LOUIS
LAMBERT-ST LOUIS INT'L AIRPORT
Ferguson
Kinloch
Northwest Plaza
Edmundson
Woodson Terrace
Cool Valley
Jennings
St. Ann
Norwood Hills Country Club
Country Club Hills
Normandy
Bellerive
Breckenridge Hills
St. John
Bel-Ridge
UM-St Louis
Flordell Hills
Pasadena Hills
Sycamore Hills
Bel-Nor
Northwoods
Normandy Golf Course
Glen Echo Park
Beverly Hills
Pine Lawn
Overland
US ARMY RESERVE CENTER ST LOUIS
Calvary Cemetery
Velda City
Overland Crossing
Pagedale
Wellston
Olivette
Ruth Park
University City
Gay Field
St. Louis County Courthouse
Washington University
The Chase Park Plaza
Saint Louis Country Club
Ladue
Clayton
Bogey Golf Club
St. Louis Zoo
Forest Park
St Louis University
Saint Louis Galleria
Plaza Frontenac
Frontenac
Shriners Hospital for Children
Richmond Heights
Tilles Park
Brentwood
St Louis Marketplace
Old Warson Country Club
Maplewood
Webster Groves
Shrewsbury
MacKenzie Pointe
Mackenzie
Westborough Country Club
Oakland
Forever Oak Hill Cemetery
Marlborough
Westfield Shoppingtown Crestwood
Watson Plaza
Sunset Hills Plaza
Crestwood
Whitecliff Park
Wilbur Park
SAINT CHARLES ROCK RD
MIDLAND BLVD
PAGE AVE
DELMAR BLVD
NATURAL BRIDGE AVE
DR MARTIN LUTHER KING DR
N KINGSHIGHWAY BLVD
N BROADWAY
FOREST PARK PKWY
MANCHESTER AVE
N LINDBERGH BLVD
WARSON RD
70
115
180
170
67
340
64
44
St. Peters
St. Charles
Bridgeton
Hazelwood
Florissant
LAMBERT-ST LOUIS INTERNATIONAL AIRPORT
Maryland Heights
Overland
Creve Coeur
St. Louis
Clayton
Chesterfield
Brentwood
Des Peres
Ballwin
Kirkwood
Cahokia
Fenton

B-25

155 Mercer Street New York, NY 10012	Collateral Asset Summary – Loan No. 4 155 Mercer Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 63.1% 1.57x 7.3%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor(1):	Joseph J. Sitt
Borrower:	RVART Owner LLC; Jensen 155 Mercer Owner LLC
Original Balance:	$41,000,000
Cut-off Date Balance:	$41,000,000
% by Initial UPB:	3.1%
Interest Rate:	4.4920%
Payment Date:	6th of each month
First Payment Date:	June 6, 2015
Maturity Date:	May 6, 2025
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(25), D(90), O(5)
Lockbox / Cash Management:	Hard / In Place

Reserves(2)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	$182
Required Repairs:	$35,200	NAP
Work Permit(3):	$2,000,000	$0
Rent Abatement(4):	$1,691,667	$0
Tenant Allowance:	$250,000	$0
DG Rollover:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$2,810
Balloon Balance / Sq. Ft.:	$2,810
Cut-off Date LTV:	63.1%
Balloon LTV:	63.1%
Underwritten NOI DSCR:	1.61x
Underwritten NCF DSCR:	1.57x
Underwritten NOI Debt Yield:	7.3%
Underwritten NCF Debt Yield:	7.2%
Underwritten NOI Debt Yield at Balloon:	7.3%
Underwritten NCF Debt Yield at Balloon:	7.2%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Single Tenant Retail
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1854 / 2015
Total Sq. Ft.:	14,589
Property Management:	Thor Management Company LLC
Underwritten NOI:	$3,011,713
Underwritten NCF:	$2,936,580
Appraised Value(5):	$65,000,000
Appraisal Date:	March 1, 2015

Historical NOI(6)
2014 NOI:	NAP
2013 NOI:	NAP
2012 NOI:	NAP

Historical Occupancy(6)
Most Recent Occupancy:	100.0% (June 6, 2015)
2014 Occupancy	NAP
2013 Occupancy:	NAP
2012 Occupancy:	NAP
(1)	The sponsor is also the sponsor under the mortgage loans identified on Annex A-1 to this prospectus supplement as 26-34 South State Street, which has a Cut-off Date Balance of $24,000,000 and 36 South State Street, which has a Cut-off Date Balance of $16,800,000.
(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
(3)	The borrowers deposited $2.0 million into a work permit reserve, which amount represents the allowance borrowers are obligated to pay tenant upon tenant’s completion of special permit work required to convert and re-zone the 155 Mercer Street Property to full retail as described in “The Property” herein.
(4)	The borrowers deposited $1,691,667 into a rent abatement reserve, which amount will be held by lender in full until Dolce & Gabbana commences paying rent and conducting normal business operations at the entire 155 Mercer Street Property.
(5)	The appraiser also concluded a hypothetical “Go Dark” appraised value of $60.0 million and land value of $50.0 million, which results in a cut-off date loan-to-dark value ratio of 68.3% and cut-off date loan-to-land value ratio of 82.0%.
(6)	The borrowers acquired the 155 Mercer Street Property in July 2012 and subsequently executed a lease with Dolce & Gabbana in December 2012, which lease expires November 30, 2022. Under the lease, Dolce & Gabbana is obligated to commence rent payments by December 1, 2015. Dolce & Gabbana is not yet in occupancy and is currently in the process of converting the 155 Mercer Street Property to full retail. As a result, Historical NOI and Historical Occupancy are not applicable.

B-26

155 Mercer Street New York, NY 10012	Collateral Asset Summary – Loan No. 4 155 Mercer Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 63.1% 1.57x 7.3%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(1)	% of Total U/W Base Rent	Lease Expiration(2)
Dolce & Gabbana	NR/NR/NR	14,589	100.0%	$217.59	100.0%	11/30/2022
Total Occupied Collateral		14,589	100.0%	$217.59	100.0%
Vacant		0	0.0%
Total		14,589	100.0%

(1)	U/W Base Rent PSF represents Dolce & Gabbana’s average triple-net base rent over the seven-year lease term. The current annual rent at the 155 Mercer Street Property due during the first year following rent commencement is $198.78 PSF with 3.0% contractual annual increases. The appraiser concluded a market rent of $236.58 PSF
(2)	The 155 Mercer Street Loan is structured with a cash flow sweep related to the lease expiration. See “Ongoing Reserves” herein. Dolce & Gabanna does not have any renewal or termination options.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(1)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022(2)	1	14,589	100.0%	14,589	100.0%	$217.59	100.0%	100.0%
2023	0	0	0.0%	14,589	100.0%	$0.00	0.0%	100.0%
2024	0	0	0.0%	14,589	100.0%	$0.00	0.0%	100.0%
2025	0	0	0.0%	14,589	100.0%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	14,589	100.0%	$0.00	0.0%	100.0%
Vacant	NAP	0	0.0%	14,589	100.0%	NAP	NAP
Total / Wtd. Avg.	1	14,589	100.0%			$217.59	100.0%

(1)	Annual U/W Base Rent PSF represents Dolce & Gabbana’s average triple-net base rent over the seven-year lease term. The current annual rent at the 155 Mercer Street Property due during the first year following rent commencement is $198.78 PSF with 3.0% contractual annual increases. The appraiser concluded a market rent of $236.58 PSF
(2)	Dolce & Gabbana’s lease expires in November 2022. The 155 Mercer Street Loan is structured with a cash flow sweep related to the lease expiration. See “Ongoing Reserves” herein.

The Loan. The 155 Mercer Street loan (the “155 Mercer Street Loan”) is a $41.0 million fixed rate loan secured by the borrower’s fee simple interest in a three-story retail building totaling 14,589 sq. ft. of net rentable area located in New York, New York (the “155 Mercer Street Property”). The 155 Mercer Street Loan has a 10-year interest only term and accrues interest at a fixed rate equal to 4.4920%. Loan proceeds were used to retire existing debt of approximately $27.2 million, fund reserves of approximately $4.0 million, pay closing costs of approximately $1.1 million and return approximately $8.8 million of equity to the sponsor. Based on the appraised value of $65.0 million as of March 1, 2015, the cut-off date LTV ratio is 63.1% with an implied equity of $24.0 million. The appraiser also concluded a hypothetical “Go Dark” appraised value of $60.0 million and land value of $50.0 million, which results in a cut-off date loan-to-dark value ratio of 68.3% and cut-off date loan-to-land value ratio of 82.0%. The most recent financing of the 155 Mercer Street Loan was not included in a securitization.

B-27

155 Mercer Street New York, NY 10012	Collateral Asset Summary – Loan No. 4 155 Mercer Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 63.1% 1.57x 7.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$41,000,000	100.0%	Loan Payoff	$27,187,883	66.3%
			Reserves	$3,976,867	9.7%
			Closing Costs	$1,064,121	2.6%
			Return of Equity	$8,771,130	21.4%
Total Sources	$41,000,000	100.0%	Total Uses	$41,000,000	100.0%

The Borrowers / Sponsor. The borrowers, RVART Owner LLC and Jensen 155 Mercer Owner LLC, are tenants-in-common, each of which is a single purpose Delaware limited liability companies structured to be bankruptcy-remote, and each of which have two independent directors in its organizational structure. The sponsor of the borrowers and non-recourse carve-out guarantor is Joseph J. Sitt, the Chief Executive Officer of Thor Equities (“Thor”).

Founded in New York in 1986, Thor is a real estate investment firm specializing in acquisition and development, focusing on retail, office, hotel and mixed use properties. Thor’s portfolio, totaling more than 15.0 million sq. ft., is valued at more than $5.0 billion and includes approximately 75 retail properties and 13 office properties in New York City.

The Property. The 155 Mercer Street Property is a three-story, 14,589 sq. ft., Class A flagship retail building located in New York, New York. Previously owned and occupied by Joyce SoHo Dance Studio, the 155 Mercer Street Property features 45 feet of retail window frontage along Mercer Street with ceiling floor heights ranging from nine feet in the below-grade space to 21 feet on the third floor. In December 2012, Dolce & Gabbana executed a lease for the entire 155 Mercer Street Property and subsequently took possession of the 155 Mercer Street Property in December 2014.

Per the terms of its lease, Dolce & Gabbana is responsible for the conversion and re-zoning of the 155 Mercer Street Property to full retail. Renovations include removing the mezzanine level and a portion of the third floor, restoring the architectural features and original brownstone color of the building to resemble the original 1854 façade, reframing the floor structure, and installing new stairs, elevators and restrooms. In addition to the conversion, according to the sponsor, Dolce & Gabbana is planning to invest approximately $8.0 million to $10.0 million in order to create a flagship store. Upon completion of the renovation, the 155 Mercer Street Property will be one of the only multilevel retail buildings in the SoHo submarket and the only one on Mercer Street.

Environmental Matters. The Phase I environmental report dated April 15, 2015 recommended the continued implementation of an asbestos operation and maintenance plan and a lead-based paint operation and maintenance plan at the 155 Mercer Street Property, which are currently in place.

Tenancy.

Dolce & Gabbana (14,589 sq. ft.; 100.0% of NRA; 100.0% of U/W Base Rent) Founded in 1985, Dolce & Gabbana is an Italian luxury industry fashion house focused on high-end clothing, leather goods, footwear and accessories for men, women and children. In addition, Dolce & Gabbana licenses out its brand for the production of beauty, eyewear and various lifestyle endeavors. As of March 31, 2014, the brand is present in 40 counties worldwide with a network of 287 mono-brand stores and main corporate offices in Milan, New York, Tokyo and Hong Kong. The 155 Mercer Street Property will serve as Dolce & Gabbana’s third location and downtown flagship store in New York City. Additional locations include its uptown flagship store located on East 55th Street and Fifth Avenue as well as a women’s only boutique located on East 69th Street and Madison Avenue.

The Dolce & Gabbana lease at the 155 Mercer Street Property, which expires November 30, 2022, obligates the tenant to commence paying base rent on the earlier of (i) the date that Dolce & Gabbana opens for business and (ii) December 1, 2015. Annual base rent is $2.9 million ($198.78 PSF) with contractual annual increases of 3.0%. The lease is structured with no renewal options and no termination options. Additionally, the lease is guaranteed by Dolce & Gabbana’s parent company, Dolce & Gabbana S.R.L. As of March 31, 2014, the company reported total revenues of approximately $1.1 billion.

The Market. The 155 Mercer Street Property is located on the west side of Mercer Street between Prince Street and West Houston Street within the SoHo neighborhood of Manhattan. SoHo is bounded by Houston Street to the north, West Broadway to the west, Canal Street to the south and Broadway to the east. SoHo is primarily an improved commercial and residential location with properties that are generally similar in age and structure, ranging from five-story to 15-story loft buildings, many of which have undergone conversion. The 155 Mercer Street Property benefits from its close proximity to the heavily trafficked avenues and streets of Broadway, Houston and Canal. The immediate area surrounding the 155 Mercer Street Property is home to downtown flagship locations for comparable brands including Prada, Chanel, Tiffany & Co., Balenciaga, Versace, Saint Laurent, Vera Wang, Christian Dior, Louis Vuitton and Ralph Lauren, among others.

B-28

155 Mercer Street New York, NY 10012	Collateral Asset Summary – Loan No. 4 155 Mercer Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 63.1% 1.57x 7.3%

The 155 Mercer Street Property is located within walking distance of various forms of public transportation. The A, C, E, N, Q, R subway lines travel to Canal Street and the 1, 2, 3 subway lines travel to Houston and Canal Streets. Additionally, the M21 bus travels cross-town on Houston Street while the M1 and M6 bus run north and south on Broadway.

New York City retail vacancy ended Q4 2014 at 3.5% with average retail rental rates at $93.51 PSF per year. SoHo retail rental rates have increased 8.5% over the past five years due to the influx of high end retail tenants, while vacancy remained low. According to the appraisal, the average ground floor retail asking rent as of Q4 2014 was $517 PSF, which is an increase of 7.7% PSF from the same time last year. As of Q4 2014, the SoHo retail market reported an inventory of approximately 5.2 million sq. ft. with a vacancy rate of 2.7%. The prime SoHo corridors of Broadway, Prince Street and Spring Street averaged approximately $867 PSF for retail rents.

The appraiser analyzed a set of eight comparable leases with an average rent of $598.34 PSF after adjustments. The SoHo retail market has continued to remain a destination of national and international retailers with flagship stores. The tables below include market rent conclusions and lease comparables.

Market Rent Conclusions(1)
Lease Assumptions	Below Grade	Ground Floor	2nd Floor	3rd Floor	Total / Wtd. Avg.
Total Tenant Sq. Ft.	4,452	3,857	3,506	2,774	14,589
Market Rent (PSF)	$75.00	$600.00	$150.00	$100.00	$236.58
Concessions (Free Rent)	6 months (new) / 3 months (renewals)	6 months (new) / 3 months (renewals)	6 months (new) / 3 months (renewals)	6 months (new) / 3 months (renewals)	6 months (new) / 3 months (renewals)
Annual Escalation	3%	3%	3%	3%	3%
Tenant Improvements (New)	None	None	None	None	None
Tenant Improvements (Renewals)	None	None	None	None	None
Average Lease Term	10 years	10 years	10 years	10 years	10 years
(1)	Source: Appraisal

Lease Comparables(1)
Property	Tenant	Frontage	Sq. Ft.	Base Rent (PSF)(2)	Lease Term (yrs.)	Reimbursements
155 Mercer Street	Dolce & Gabbana	Mercer Street	14,589	$217.59(3)	7	Net
111 Greene Street	Jimmy Choo	Greene Street	1,800	$525.00	10	Gross
136 Greene Street	Brunello Cucinelli	Greene Street	7,400	$385.00	10	Gross
115 Mercer Street	The Kooples	Mercer Street	3,400	$650.00	10	Gross
87 Mercer Street	Italia Independent	Mercer Street	1,350	$367.00	10	Gross
115 Mercer Street	Derek Lam	Mercer Street	4,100	$590.00	10	Gross
65 Mercer Street	Daniel Cremieux	Mercer Street	400	$420.00	10	Gross
76 Greene Street	Joseph	Greene Street	7,350	$353.00	10	Gross
129 Greene Street	ISIS	Greene Street	8,200	$325.00	10	Gross
(1)	Source: Appraisal
(2)	Represents grade level base rent.
(3)	U/W Base Rent is $217.59 PSF, which reflects Dolce & Gabbana’s average rent over the term of the lease. The appraiser concluded a market rent of $236.58 PSF.

B-29

155 Mercer Street New York, NY 10012	Collateral Asset Summary – Loan No. 4 155 Mercer Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 63.1% 1.57x 7.3%

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W PSF
Base Rent(2)	$3,174,449	$217.59
Value of Vacant Space	0	0.00
Gross Potential Rent	$3,174,449	$217.59
Total Recoveries	119,789	8.21
Total Other Income	0	0.00
Less: Vacancy(3)	(98,827)	(6.77)
Effective Gross Income	$3,195,410	$219.03
Total Operating Expenses	183,697	12.59
Net Operating Income	$3,011,713	$206.44
TI/LC	72,945	5.00
Capital Expenditures	2,188	0.15
Net Cash Flow	$2,936,580	$201.29
(1)	The borrowers acquired the 155 Mercer Street Property in July 2012 and subsequently executed a lease with Dolce & Gabbana in December 2012. Dolce & Gabbana is currently in the process of converting the 155 Mercer Street Property to full retail. As a result, historical cash flows are not applicable.
(2)	Annual U/W Base Rent PSF represents Dolce & Gabbana’s average triple-net base rent from December 1, 2015 through lease expiration. The current annual rent at the 155 Mercer Street Property due during the first year following rent commencement is $198.78 PSF with 3.0% contractual annual increases. The appraiser concluded a market rent of $236.58 PSF
(3)	U/W Vacancy represents 3.0% of Gross Potential Rent and Total Recoveries, which is greater than the appraiser’s concluded vacancy of 1.0%. The 155 Mercer Street Property is currently 100.0% occupied by Dolce & Gabbana under a lease that expires in November 2022. As of Q4 2014, the SoHo retail market reported a vacancy rate of 2.7%

Property Management. The 155 Mercer Street Property is managed by Thor Management Company LLC, an affiliate of the borrowers.

Lockbox / Cash Management. The 155 Mercer Street Loan is structured with a hard lockbox and in place cash management. A full excess cash flow sweep will occur upon (i) any event of default, (ii) any bankruptcy action of borrower, principal, manager or Dolce & Gabbana (or its parent guarantor), (iii) from and after December 2016, the failure by the borrowers to maintain a debt service coverage ratio of at least 1.10x for two consecutive calendar quarters, until the debt service coverage ratio is at least 1.15x for four consecutive calendar quarters and (iv) commencement of a DG Rollover Period (as defined below).

Initial Reserves. At loan closing, the borrowers deposited (i) $35,200 into required repairs reserve account, (ii) $2,000,000 into a work permit reserve (which amount represents the allowance that the borrowers are obligated to pay Dolce & Gabbana upon Dolce & Gabbana’s completion of special permit work required to convert and re-zone the 155 Mercer Street Property to full retail), (iii) $1,691,667 into a reserve that will be released to the borrowers when Dolce & Gabbana is paying rent and conducting normal business operations in all of the 155 Mercer Street Property space and (iv) $250,000 into a tenant allowance reserve account equal to the portion of the tenant allowance to be paid for by the borrowers as specified in the Dolce & Gabbana lease.

Ongoing Reserves. The borrowers are required to deposit $182 monthly ($0.15 PSF annually) into the replacement reserve account, subject to a cap of $10,942. The borrowers are also required to deposit 1/12 of the estimated annual taxes and 1/12 of the estimated annual insurance premiums if, among other things, (i) an event of default has occurred and is continuing, (ii) with respect to the taxes, the borrowers fail to provide evidence of timely payment and (iii) with respect to the insurance premiums, an acceptable blanket insurance policy is no longer in place.

In addition, the 155 Mercer Street Loan includes a full excess cash flow sweep following the occurrence of any of the following: (i) twelve months prior to the scheduled expiration date of the Dolce & Gabbana lease and (ii) Dolce & Gabbana vacates, ceases to conduct normal business operations, “goes dark” or otherwise notifies the borrowers of its intention to take any of the foregoing actions, in each case until such time that Dolce & Gabbana or one or more acceptable replacement tenants sign leases for all or substantially all of the net rentable area at the 155 Mercer Street Property and such leases or leases have an initial term extending beyond the maturity date of the 155 Mercer Street Loan and such tenant is in occupancy and is paying full unabated rent with respect thereto (such period, the “DG Rollover Period”). Excess cash trapped pursuant to this provision will be held by lender in a rollover reserve to be used for approved leasing expenses in connection with future leases at the 155 Mercer Street Property.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

B-30

155 Mercer Street New York, NY 10012	Collateral Asset Summary – Loan No. 4 155 Mercer Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,000,000 63.1% 1.57x 7.3%

155 Mercer Street
155 Mercer Street
New York, NY 10012
GREENWICH VILLAGE
NOHO
BOWERY
NOLITA
SOHO
HUDSON SQUARE
LITTLE ITALY
CHINATOWN
CIVIC CENTER
Washington Square Park
West Houston Street
Prince Street
Spring Street
Broome Street
Grand Street
Canal Street
Bleecker Street
Kenmare Street
Howard Street
Walker Street
White Street
Franklin Street
Leonard Street
Worth Street
Washington Square North
Washington Square South
Waverly Place
Astor Place
Great Jones Street
Mercer Street
Greene Street
Wooster Street
West Broadway
Thompson Street
Sullivan Street
Broadway
Crosby Street
Lafayette Street
Centre Street
Mulberry Street
Mott Street
Elizabeth Street
The Bowery
Chrystie Street
Forsyth Street
Sixth Avenue (Avenue of the Americas)
Varick Street
Hudson Street
Seventh Avenue South
NYU
NYU Silver Towers
NYU Sports Center
NYU Washington Square Village
NYU Bobst Library
NYU Business Stern
NYU Skirball Center
NYU Law Vanderbilt
NYU Law Furman
NYU Math
Hugo Boss
Adidas
Coach
109 Prince
Apple Store
Mercer Hotel
Louis Vuitton
Barneys
Tous
Celio
American Apparel
Solstice
DKNY
French Corner
149 Wooster
St Anthony of Padua
St Anthony's School
Thompson Hotel
James Hotel
Soho Grand Hotel
Tribeca Grand Hotel
Crosby St Hotel
Mondrian Soho
Holiday Inn
Old St Patrick's Church
St Patrick's School
Bayard-Condict Bldg.
Our Lady Of Loretto
36 Bleecker
240 Mercer
610
225
Nolitan
Sohotel
Church Of San Salvatore
Best Western
Con Edison
PS 130
Chinatown Detention Center
125 Walker
Chinese School
Museum
Confucius Plaza
Civil Courthouse
Criminal Courthouse
Family Courthouse
Dept. Of Health & Hospitals
New York State Office Building Motor Vehicle Bureau
Jacob Javits Federal Office Building
NY County Court Houses
Foley Square Courthouse
Chatham Towers
Mariner's Temple
346 Broadway
361 Broadway
271 Church
Civic Center Synagogue
Post Office
32 Sixth
New York Law School
40 Worth
The Gap Building
Verizon
1 Hudson Square
Hampton Soho
Trump Soho
Soho Square
Chelsea Vocational High School
Our Lady Of Vilna
10 Hudson Square
Courtyard Soho
210 Varick
200 Varick
225 Varick
NYFD
Little Red Schoolhouse
Church Of Our Lady Of Pompeii
Greenwich House
Methodist Church
St Joseph's
Northern Dispensary
St Vincent's School Of Nursing
NY Studio School
Washington Square Hotel
13-21 Astor
10 Astor
Cooper Union Art & Lit.
Ukranian Evangelical
62 Cooper
Cooper Square
Cooper Union
Public Theater
20 Cooper Square
Old Merchants House
Ukranian Museum
Middle Collegiate Church
NYPD
347 Bowery
Lasalle Academy
Holy Virgin Cathedral
Golden Age Center
New York
MANHATTAN
NYU
SoHo
Upper East Side
Upper West Side
West New York
Metropolitan Museum of Art
Central Park
Astoria
Carnegie Hall
Rockefeller Center
Times Square
United Nations
Midtown
Long Island City
Madison Sq Garden
Empire State Building
Hoboken
JFK Stadium
Financial District
Jersey City
BROOKLYN

B-31

27122 – 27136 Paseo Espada & 27121 – 27131 Calle Arroyo San Juan Capistrano, CA 92675	Collateral Asset Summary – Loan No. 5 Capistrano Business Center I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,700,000 61.5% 1.91x 8.9%

B-32

27122 – 27136 Paseo Espada & 27121 – 27131 Calle Arroyo San Juan Capistrano, CA 92675	Collateral Asset Summary – Loan No. 5 Capistrano Business Center I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,700,000 61.5% 1.91x 8.9%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor(1):	Scott J. Seligman
Borrower:	Capistrano Enterprises I, LLC; South Capistrano Enterprises, LLC
Original Balance:	$34,700,000
Cut-off Date Balance:	$34,700,000
% by Initial UPB:	2.6%
Interest Rate:	4.1500%
Payment Date:	6th of each month
First Payment Date:	June 6, 2015
Maturity Date:	May 6, 2025
Amortization:	Interest Only
Additional Debt(2):	Future Mezzanine Debt Permitted
Call Protection:	L(25), D(90), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$110,529	$32,369
Insurance:	$0	Springing
Replacement:	$0	$4,773
TI/LC:	$300,000	$23,150
Required Repairs:	$68,202	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$121
Balloon Balance / Sq. Ft.:	$121
Cut-off Date LTV:	61.5%
Balloon LTV:	61.5%
Underwritten NOI DSCR(4):	2.10x
Underwritten NCF DSCR(4):	1.91x
Underwritten NOI Debt Yield:	8.9%
Underwritten NCF Debt Yield:	8.0%
Underwritten NOI Debt Yield at Balloon:	8.9%
Underwritten NCF Debt Yield at Balloon:	8.0%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban/Flex Office
Collateral:	Fee Simple
Location:	San Juan Capistrano, CA
Year Built / Renovated:	1989 / 2014
Total Sq. Ft.:	286,387
Property Management:	S.M. Farthington Ltd., LLC, dba Seligman Western Enterprises, Ltd. II
Underwritten NOI:	$3,072,074
Underwritten NCF:	$2,786,636
“As-is” Appraised Value:	$56,400,000
“As-is” Appraisal Date:	March 5, 2015
“As Stabilized” Appraised Value(5):	$61,200,000
“As Stabilized” Appraisal Date(5):	March 5, 2017

Historical NOI
2014 NOI:	$2,293,749 (December 31, 2014)
2013 NOI:	$2,338,758 (December 31, 2013)
2012 NOI:	$2,494,861 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	86.3% (April 20, 2015)
2014 Occupancy(6):	76.7% (December 31, 2014)
2013 Occupancy:	77.7% (December 31, 2013)
2012 Occupancy:	72.3% (December 31, 2012)

(1)	The sponsor is also the sponsor under the mortgage loans identified on Annex A-1 to this prospectus supplement as Ortega Ranch, which has a Cut-off Date Balance of $25,000,000 and North Stadium Business Center, which has a Cut-off Date Balance of $10,360,000.
(2)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(3)	See “Initial Reserves” and “Ongoing Reserves” herein.
(4)	Underwritten NOI DSCR and Underwritten NCF DSCR are based on the interest only debt service payment. Based on a hypothetical 30-year amortization schedule, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.52x and 1.38x, respectively.
(5)	The “As Stabilized” appraised value is based on the Capistrano Business Center I & II Property achieving a stabilized occupancy of 91.0%. The LTV based on the stabilized value is 56.7%. The Capistrano Business Center I &II Property is currently 86.3% occupied as of April 20, 2015.
(6)	2014 Historical Occupancy represents the average occupancy for the year as the historical occupancies for the months of November and December were not available.

B-33

27122 – 27136 Paseo Espada & 27121 – 27131 Calle Arroyo San Juan Capistrano, CA 92675	Collateral Asset Summary – Loan No. 5 Capistrano Business Center I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,700,000 61.5% 1.91x 8.9%

Tenant Summary

Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
24 Hour Fitness Inc.(2)	NR/NR/B	24,998	8.7%	$21.13	13.5%	12/31/2020
Joe Verde Sales & Management Training(3)	NR/NR/NR	14,537	5.1%	$16.45	6.1%	2/29/2016
The Effect(4)	NR/NR/NR	8,505	3.0%	$14.52	3.2%	12/31/2015
Development Planning & Financial Group(5)	NR/NR/NR	8,361	2.9%	$19.26	4.1%	3/31/2016
Greek Orthodox Mission(6)	NR/NR/NR	7,214	2.5%	$12.84	2.4%	12/31/2017
Total Major Tenants		63,615	22.2%	$17.99	29.3%
Remaining Tenants		183,529	64.1%	$15.07	70.7%
Total Occupied Tenants		247,144	86.3%	$15.82	100.0%
Vacant		39,243	13.7%
Total		286,387	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	24 Hour Fitness Inc. has an ongoing right to terminate its lease beginning on December 31, 2016 through the end of the lease term on December 31, 2020.
(3)	Joe Verde Sales & Management Training has no renewal or termination options.
(4)	The Effect has no renewal or termination options.
(5)	Development Planning & Financial Group has no renewal or termination options.
(6)	Greek Orthodox Mission has no renewal or termination options.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	1	1,550	0.5%	1,550	0.5%	$16.08	0.6%	0.6%
2015	42	66,648	23.3%	68,198	23.8%	$14.50	24.7%	25.3%
2016	43	67,744	23.7%	135,942	47.5%	$15.48	26.8%	52.2%
2017	33	51,426	18.0%	187,368	65.4%	$13.88	18.3%	70.4%
2018	10	15,693	5.5%	203,061	70.9%	$19.21	7.7%	78.1%
2019	4	12,219	4.3%	215,280	75.2%	$19.89	6.2%	84.3%
2020	2	29,014	10.1%	244,294	85.3%	$21.12	15.7%	100.0%
2021	0	0	0.0%	244,294	85.3%	$0.00	0.0%	100.0%
2022	0	0	0.0%	244,294	85.3%	$0.00	0.0%	100.0%
2023	0	0	0.0%	244,294	85.3%	$0.00	0.0%	100.0%
2024	0	0	0.0%	244,294	85.3%	$0.00	0.0%	100.0%
2025	0	0	0.0%	244,294	85.3%	$0.00	0.0%	100.0%
Thereafter	2	2,850	1.0%	247,144	86.3%	$0.00	0.0%	100.0%
Vacant	NAP	39,243	13.7%	286,387	100.0%	NAP	NAP
Total / Wtd. Avg.	137	286,387	100.0%			$15.82	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

The Loan.    The Capistrano Business Center I & II loan (the “Capistrano Business Center I & II Loan”) is a $34.7 million fixed rate loan secured by the borrowers’ fee simple interest in a 286,387 sq. ft., Class A office property located at 27122-27136 Paseo Espada and 27121-27131 Calle Arroyo in San Juan Capistrano, California (the “Capistrano Business Center I & II Property”). The Capistrano Business Center I & II Loan has a 10-year term and is interest only for the entire term. The Capistrano Business Center I & II Loan accrues interest at a fixed rate equal to 4.1500%. Loan proceeds, along with approximately $9.0 million of sponsor equity, were used to retire existing debt of approximately $43.0 million, fund upfront reserves of approximately $0.5 million and pay closing costs of approximately $0.2 million. Based on the “As-is” appraised value of $56.4 million as of March 5, 2015 and the “As Stabilized” appraised value of $61.2 million, the cut-off date LTV ratio is 61.5% and 56.7%, respectively. The most recent prior financings of the Capistrano Business Center I & II Property was included in the BACM 2005-4 and the BACM 2005-2 securitizations.

B-34

27122 – 27136 Paseo Espada & 27121 – 27131 Calle Arroyo San Juan Capistrano, CA 92675	Collateral Asset Summary – Loan No. 5 Capistrano Business Center I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,700,000 61.5% 1.91x 8.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$34,700,000	79.4%	Loan Payoff	$42,982,538	98.4%
Sponsor Equity	$9,000,687	20.6%	Reserves	$478,731	1.1%
			Closing Costs	$239,418	0.5%
Total Sources	$43,700,687	100.0%	Total Uses	$43,700,687	100.0%

The Borrower / Sponsor.    The borrowers, Capistrano Enterprises I, LLC and South Capistrano Enterprises, LLC, are each a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in their organizational structure. The sponsor of the borrowers and the non-recourse carveout guarantor is Scott J. Seligman.

Scott J. Seligman is CEO of Seligman & Associates, Inc. Founded in 1954, Seligman & Associates, Inc. is a Michigan-based developer, investor and manager of commercial and residential properties. Seligman & Associates, Inc. owns in excess of 1.0 million sq. ft. of retail space, 1.97 million of office space and 816 multifamily units throughout the western United States, including nine office and flex properties in Southern California. In addition to acting as CEO of Seligman & Associates, Inc., Scott J. Seligman also owns Sterling Bank & Trust, a regional bank in San Francisco.

The Property. The Capistrano Business Center I & II Property consists of two adjacent business parks, Capistrano Business Center I and Capistrano Business Center II, totaling 286,387 sq. ft. located in San Juan Capistrano, California. The Capistrano Business Center I & II Property was developed by the sponsor in 1989 and most recently renovated in 2014. The Capistrano Business Center I & II Property includes 157,414 sq. ft. of office space, 101,125 sq. ft. of flex-office space and 24,998 sq. ft. of retail space and 1,004 parking spaces, which equates to a parking ratio of approximately 3.51 spaces per 1,000 sq. ft. The flex-office space is comprised of approximately 65% office space and 35% warehouse space, with grade level roll up doors.

The Capistrano Business Center I & II Property features a diversified rent roll leased to more than 100 local businesses. The average tenant space at the Capistrano Business Center I & II Property is approximately 1,700 sq. ft. and on a weighted average basis, the current tenants have been at the property for 10.6 years. The Capistrano Business Center I & II Property has an average occupancy of 85.6% since 2005 but experienced a significant drop in occupancy in 2013 due to an ongoing road construction project at the nearby Interstate 5 Ortega Highway interchange. The construction project began its completion phase in 2014 which reduced traffic in the nearby area. The Capistrano Business Center I & II Property has experienced positive leasing momentum in the past 12 months with 51,067 sq. ft. of leases with an average initial lease term of 3.2 years.

The Capistrano Business Center I & II Property is located off of Interstate 5 at the intersection of Rancho Viejo Road and Ortega Highway. Public transportation is also located in close proximity via the San Juan Capistrano Amtrak station, located approximately 0.8 miles from the Capistrano Business Center I & II Property and the Camino-Capistrano/Ortega Highway bus stop, which is located adjacent to the Amtrak station.

Environmental Matters. The Phase I environmental report dated March 13, 2015 recommended no further action at the Capistrano Business Center I & II Property.

Major Tenants.

24 Hour Fitness Inc. (24,998 sq. ft.; 8.7% of NRA; 13.5% of U/W Base Rent; B by S&P) 24 Hour Fitness Inc. (“24 Hour Fitness”) is the world’s largest privately owned and operated fitness center chain, by memberships, with more than 400 clubs and 20,000 employees in the U.S. 24 Hour Fitness has been at the Capistrano Business Center I & II Property since opening in 1990 and has renewed its lease several times. 24 Hour Fitness’s lease expires on December 31, 2020 and includes an ongoing termination option that is exercisable with 12 months prior notice beginning on December 31, 2016. 24 Hour Fitness does not have any renewal options.

Joe Verde Sales & Management Training (14,537 sq. ft.; 5.1% of NRA; 6.1% of U/W Base Rent) Joe Verde Sales & Management Training offers in-person and on-line sales and management training programs, products and services for the automobile industry. Joe Verde, founder and President of Joe Verde Sales & Management Training, has extensive experience in the automobile industry and has been a featured speaker at the National Automobile Dealers Association convention more than 25 times over his career. Joe Verde Sales & Management Training has been a tenant at the Capistrano Business Center I & II Property since 1996, originally occupying 9,937 sq. ft. and expanding on three separate occasions to its current 14,537 sq. ft. space. The Joe Verde Sales & Management Training’s lease runs through February 29, 2016 with no early termination options or renewal options.

The Effect (8,505 sq. ft.; 3.0% of NRA; 3.2% of U/W Base Rent) The Effect is a community ministry, founded in 2005, that offers counseling, substance abuse recovery and worship gatherings. The Effect has been a tenant at the Capistrano Business Center I & II Property since 2008 and has expanded on three separate occasions to its current space of 8,505 sq. ft. The Effect’s lease expires on December 31, 2015. The Effect has no renewal or termination options.

B-35

27122 – 27136 Paseo Espada & 27121 – 27131 Calle Arroyo San Juan Capistrano, CA 92675	Collateral Asset Summary – Loan No. 5 Capistrano Business Center I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,700,000 61.5% 1.91x 8.9%

The Market. The Capistrano Business Center I & II Property is located within the San Juan Capistrano neighborhood of South Orange County, California which is considered to be a suburban location of the Santa Ana-Anaheim-Irvine metropolitan division. The Capistrano Business Center I & II Property is located directly off of Interstate 5 in an infill area characterized by office, retail and residential uses. The immediate area around the Capistrano Business Center I & II Property features low rise business park developments to the east and north with a number of commercial developments and residential developments to the west.

The South Orange County office submarket consists of 662 properties totaling 22.7 million sq. ft. and featured a vacancy rate of 8.0% in 2014, the lowest of all Orange County office submarkets. Rental rates in the South Orange County office submarket have recovered from the recent trough of $23.16 PSF in 4Q 2012 to $26.28 PSF as of 4Q 2014. The submarket has experienced no new construction since 2009 and experienced positive absorption for the second consecutive year in 2014.

The South Orange County industrial submarket consists of 950 buildings totaling 33.2 million sq. ft. and featured a vacancy rate of 7.1% in 2014. The South Orange County industrial submarket featured the highest average asking lease rate of all Orange County submarkets at $10.08 PSF as of 4Q 2014, approximately 24% higher than the Orange County average. The submarket has also experienced very little new construction since 2008, with only 36,000 sq. ft. being added to the inventory in 2012 and 2013.

The appraiser identified seven comparable office and flex properties in the Orange County submarket with an average base rent range of $10.80 PSF to $25.80 PSF and nine fitness centers in the greater Southern California area with an average base rent range of $11.40 to $25.20 PSF. Using both the market comparables and recent leasing at the Capistrano Business Center I & II Property, the appraiser determined a market rent of $18.00 PSF for office space, $15.00 PSF for industrial/office space and $21.00 PSF for the 24 Hour Fitness space. The chart below summaries the comparable office and flex-office set as determined by the appraiser:

Summary of Comparable Rentals(1)
Name	Year Built	Net Rentable Area (Sq. Ft.)	Occupancy	Comparable Lease Sq. Ft.	Comparable Lease Term (Yrs.)	Comparable Lease Base Rent PSF
Capistrano Business Center I & II Property	1989	286,387	86.3%(2)	NAP	NAP	NAP
Marbella Commerce Center	2001	46,415	96.0%	3,222	3.0	$24.48
Two Multi-tenant Office Buildings	2006	115,517	85.0%	600	3.0	$21.00
San Juan Clock Tower	1980	16,000	100.0%	1,000	2.0	$18.60
San Juan Corporate Plaza	1989	32,173	83.0%	5,299	4.0	$25.80
Ortega Business Center	1982	32,873	90.0%	962 – 1,506	2.0	$21.00 - $23.40
211 Calle Pintoresco	2000	17,633	100.0%	9,094	5.0	$10.80
John Deere Landscape	1975	14,810	100.0%	4,800	3.0	$11.40
Total / Wtd. Avg.(3):		275,421	89.9%
(1)	Source: Appraisal.
(2)	Based on rent roll dated April 20, 2015.
(3)	Total / Wtd. Avg. excludes the Capistrano Business Center I & II Property.

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	2014	U/W	U/W PSF
Base Rent(1)	$3,452,728	$3,343,898	$3,252,606	$3,223,203	$4,013,078	$14.01
Value of Vacant Space	0	0	0	0	763,843	2.67
Gross Potential Rent	$3,452,728	$3,343,898	$3,252,606	$3,223,203	$4,776,921	$16.68
Total Recoveries	334,177	357,755	344,451	358,817	431,863	1.51
Total Other Income	16,281	5,247	5,639	5,519	6,540	0.02
Less: Vacancy (2)	0	0	0	0	(763,843)	(2.67)
Effective Gross Income	$3,803,186	$3,706,900	$3,602,696	$3,587,539	$4,451,481	$15.54
Total Operating Expenses	1,201,305	1,212,039	1,263,938	1,293,790	1,379,408	4.82
Net Operating Income	$2,601,881	$2,494,861	$2,338,758	$2,293,749	$3,072,074	$10.73
TI/LC	0	0	0	0	228,160	0.80
Capital Expenditures	0	0	0	0	57,277	0.20
Net Cash Flow	$2,601,881	$2,494,861	$2,338,758	$2,293,749	$2,786,636	$9.73
(1)	U/W Base Rent includes $102,088 of contractual rent increases through May 2016.
(2)	U/W Vacancy is based on the in-place vacancy and represents 14.6% of total gross income.

B-36

27122 – 27136 Paseo Espada & 27121 – 27131 Calle Arroyo San Juan Capistrano, CA 92675	Collateral Asset Summary – Loan No. 5 Capistrano Business Center I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,700,000 61.5% 1.91x 8.9%

Property Management.    The Capistrano Business Center I & II Property is managed by S.M. Farthington Ltd., LLC, dba Seligman Western Enterprises, Ltd. II, a borrower affiliate.

Lockbox / Cash Management.     The Capistrano Business Center I & II Loan is structured with a hard lockbox and springing cash management. The borrowers are required to direct all tenants to deposit all rents and other payments in to the lockbox account controlled by the lender that was established by the borrowers at closing. Provided no Trigger Period (as defined below) is continuing, all funds in the cash management account are swept daily to the borrower’s operating account. Upon the occurrence and during the continuance of a Trigger Period, all transfers to borrowers’ operating account will cease and all funds in the lockbox account will be swept on each business day to a cash management account under the control of the lender and disbursed in accordance with the Capistrano Business Center I & II Loan documents, with any excess funds being held by lender as additional collateral for the Capistrano Business Center I & II Loan.

A “Trigger Period” will occur upon (i) an event of default, (ii) the debt service coverage ratio falls below 1.15x as of the last day of any calendar quarter or (iii) the period that any mezzanine loan is outstanding, until such time as (a) with respect to clause (i), the event of default has been cured and (b) with respect to clause (ii), the debt service coverage ratio is at least 1.20x for two consecutive quarters and (c) with respect to clause (iii), the mezzanine loan is no longer outstanding.

Initial Reserves.    At closing, the borrowers deposited (i) $110,529 into a tax reserve account, (ii) $300,000 into a TI/LC reserve account and (iii) $68,202 into a required repairs reserve, which represents 110% of the amount recommended by the property condition report.

Ongoing Reserves.    On a monthly basis, the borrowers are required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $32,369, into a tax reserve account, (ii) $4,773 into a replacement reserve account and (iii) $23,150 into a TI/LC reserve account, subject to a cap of $400,000. In addition, 1/12 of the annual insurance premium will be required to be deposited into an insurance reserve account if an acceptable blanket insurance policy is no longer in place.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted. The borrowers are permitted to obtain future mezzanine financing provided that, among other conditions, the principal amount of such mezzanine loan when combined with the principal amount of the Capistrano Business Center I & II Loan will result in a (i) combined LTV of no more than 61.5%, (ii) combined debt service coverage ratio of no less than 1.38x and (iii) debt yield of no less than 8.16%.

B-37

27122 – 27136 Paseo Espada & 27121 – 27131 Calle Arroyo San Juan Capistrano, CA 92675	Collateral Asset Summary – Loan No. 5 Capistrano Business Center I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,700,000 61.5% 1.91x 8.9%

MAP © 2015 CARTIFACT DATA © OSM
CARTIFACT
Disneyland
Anaheim
Angel Stadium
Orange
Villa Park
Outlets at Orange
E. CHAPMAN AVE
Irvine Regional Park
Cleveland National Forest
Tustin Foothills
Santa Ana
Tustin
Limestone Canyon Regional Park
Whiting Ranch Wilderness Park
Tustin Legacy
The District
IRVINE BLVD
JAMBOREE RD
SANTIAGO CANYON RD
South Coast Plaza
Costa Mesa
Foothill Ranch
Portola Hills
OC Fair & Event Center
JOHN WAYNE ORANGE COUNTY
Orange County Great Park
UNIVERSITY DR
CULVER DR
UC Irvine
Verizon Wireless Amphitheater
Lake Forest
Rancho Santa Margarita
Newport Beach
TRABUCO RD
Oneill Regional Park
ANTONIO PKWY
Mission Viejo
Fashion Island
San Joaquin Hills
Laguna Woods
MOULTON PKWY
MARGUERITE PKWY
Newport Coast
ALICIA PKWY
Coto de Caza
Crystal Cove State Park
Laguna Hills
OSO PKWY
Ladera Ranch
Laguna Coast Wilderness Park
Aliso Viejo
PACIFIC OCEAN
PACIFIC COAST HWY
CROWN VALLEY PKWY
Mission Viejo Mall
Ronald W Caspers Wilderness Park
Laguna Beach
ORTEGA HWY
Laguna Niguel
San Juan Capistrano
Dana Point
San Clemente
CAMP PENDLETON
Burbank
Pasadena
Los Angeles
Riverside
Redondo Beach
Brea
Anaheim
Corona
Long Beach
Irvine
San Juan Capistrano
San Clemente
Oceanside
San Diego
PACIFIC OCEAN
Capistrano Business Center I & II
27122-27136 Paseo Espada &
27121-27131 Calle Arroyo
San Juan Capistrano, CA 92675

B-38

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B-39

Various	Collateral Asset Summary – Loan No. 6 Walgreens Net Lease Portfolio V	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,963,675 69.9% 1.81x 7.8%

B-40

Various	Collateral Asset Summary – Loan No. 6 Walgreens Net Lease Portfolio V	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,963,675 69.9% 1.81x 7.8%

Mortgage Loan Information
Loan Seller:	KeyBank
Loan Purpose:	Acquisition
Sponsor:	DFB Holdings, LLC; Douglas F. Blough
Borrower:	WG DST 5
Original Balance:	$33,963,675
Cut-off Date Balance:	$33,963,675
% by Initial UPB:	2.6%
Interest Rate(1):	4.2200%
Payment Date:	1st of each month
First Payment Date:	February 1, 2015
Anticipated Repayment Date(1):	January 1, 2025
Maturity Date:	January 1, 2030
Amortization(2):	Interest Only, ARD
Additional Debt(3):	$9,694,360 Mezzanine Debt
Call Protection:	L(29), D(88), O(3)
Lockbox / Cash Management:	Hard / In Place

Reserves(4)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing

Financial Information
	Mortgage Loan	Total Debt(5)
Cut-off Date Balance / Sq. Ft.:	$287	$369
ARD Balance / Sq. Ft.:	$287	$369
Cut-off Date LTV:	69.9%	89.9%
ARD LTV:	69.9%	89.9%
Underwritten NOI DSCR:	1.83x	1.56x
Underwritten NCF DSCR:	1.81x	1.55x
Underwritten NOI Debt Yield:	7.8%	6.1%
Underwritten NCF Debt Yield:	7.8%	6.0%
Underwritten NOI Debt Yield at Balloon:	7.8%	6.1%
Underwritten NCF Debt Yield at Balloon:	7.8%	6.0%

Property Information
Single Asset / Portfolio:	Portfolio of eight properties
Property Type:	Single Tenant Retail
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various / NAP
Total Sq. Ft.:	118,155
Property Management:	Self-managed
Underwritten NOI:	$2,655,867
Underwritten NCF:	$2,632,236
Appraised Value:	$48,580,000
Appraisal Date:	November 2014

Historical NOI(6)
2014 NOI:	NAV
2013 NOI:	NAV
2012 NOI:	NAV

Historical Occupancy(6)
2014 Occupancy:	100.0% (December 19, 2014)
2013 Occupancy:	NAV
2012 Occupancy:	NAV

(1)	If the mortgage loan is not paid in full by the Anticipated Repayment Date (“ARD”), the interest rate will increase to 2.0000% per annum plus the greater of (i) 4.2200%, or (ii) the 10-year treasury yield as of the first business day after the ARD. The additional interest will accrue, but the payment of said interest will be deferred until the maturity date.

(2)	The Walgreens Net Lease Portfolio V Loan is interest only through the ARD.

(3)	See “Current Mezzanine or Subordinate Indebtedness” herein.
(4)	See “Initial Reserves” and “Ongoing Reserves” herein.
(5)	The Total Debt metrics are calculated using the current interest rate of 5.0000% on 50.0% of the mezzanine debt. See “Current Mezzanine or Subordinate Indebtedness” herein.
(6)	The properties were part of a sale-leaseback, therefore, Historical NOI and Historical Occupancy are not available.

B-41

Various	Collateral Asset Summary – Loan No. 6 Walgreens Net Lease Portfolio V	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,963,675 69.9% 1.81x 7.8%

Property Summary
Property Name	Location	Sq. Ft.	Year Built	Allocated Loan Amount	Appraised Value	Occupancy(1)
Walgreens #10652	Billings, MT	14,820	2007	$5,219,142	$7,510,000	100.0%
Walgreens #4536	Saint Joseph, MI	16,380	1998	$4,956,211	$7,120,000	100.0%
Walgreens #4066	Yukon, OK	13,905	1997	$4,228,646	$6,080,000	100.0%
Walgreens #9402	Vicksburg, MS	14,820	2005	$4,215,090	$5,800,000	100.0%
Walgreens #3018	Tulsa, OK	14,740	1994	$4,027,342	$5,790,000	100.0%
Walgreens #10007	Watertown, SD	15,020	2006	$3,934,114	$5,660,000	100.0%
Walgreens #10347	Mitchell, SD	14,820	2007	$3,915,928	$5,630,000	100.0%
Walgreens #11981	Summersville, WV	13,650	2008	$3,467,202	$4,990,000	100.0%
Total / Wtd. Avg.		118,155		$33,963,675	$48,580,000	100.0%

(1)	Based on rent roll dated December 19, 2014.

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Walgreens	NR/Baa2/BBB	118,155	100.0%	$23.30	100.0%	12/31/2029(2)
Total Occupied Collateral		118,155	100.0%	$23.30	100.0%
Vacant		0	0.0%
Total		118,155	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)	The Walgreens Net Lease Portfolio V Properties each have 12, five-year renewal options.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter	8	118,155	100.0%	118,155	100.0%	$23.30	100.0%	100.0%
Vacant	NAP	0	0.0%	118,155	100.0%	NAP	NAP
Total / Wtd. Avg.	8	118,155	100.0%			$23.30	100.0%

The Loan. The Walgreens Net Lease Portfolio V loan (the “Walgreens Net Lease Portfolio V Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 118,155 sq. ft., single tenant retail portfolio of eight properties located in Montana, Michigan, Oklahoma, Mississippi, South Dakota, and West Virginia (the “Walgreens Net Lease Portfolio V Properties”) with an original principal balance of approximately $34.0 million. The Walgreens Net Lease Portfolio V Loan has an anticipated repayment date of January 1, 2025 (the “Anticipated Repayment Date” or “ARD”) and a stated maturity date of January 1, 2030. Prior to and including the Anticipated Repayment Date, the Walgreens Net Lease Portfolio V Loan is interest only and accrues interest at a fixed rate of 4.2200%. After the Anticipated Repayment Date, the Walgreens Net Lease Portfolio V Loan accrues interest at a fixed rate that is equal to 2.0000% per annum plus the greater of (i) 4.2200%, or (ii) the 10-year treasury yield as of the first business day after the ARD (the “Adjusted Interest Rate”). See “Anticipated Repayment Date” herein.

Loan proceeds, along with approximately $3.5 million in equity from the borrower and approximately $9.7 million in lender-allocated mezzanine debt, were used to acquire the Walgreens Net Lease Portfolio V Properties for approximately $46.0 million and pay closing costs of approximately $1.1 million. Based on the combined appraised value of approximately $48.6 million as of November 2014, the

B-42

Various	Collateral Asset Summary – Loan No. 6 Walgreens Net Lease Portfolio V	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,963,675 69.9% 1.81x 7.8%

cut-off date LTV is 69.9%. The most recent financing of the Walgreens Net Lease Portfolio V Properties was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$33,963,675	72.0%	Purchase Price	$46,043,398	97.6%
Mezzanine Loan	$9,694,360	20.6%	Closing Costs	$1,120,932	2.4%
Sponsor Equity	$3,506,295	7.4%
Total Sources	$47,164,330	100.0%	Total Uses	$47,164,330	100.0%

The Borrower / Sponsor. The borrower, WG DST 5, is a single purpose Delaware Statutory Trust structured to be bankruptcy-remote. The sponsors of the borrower and nonrecourse carve-out guarantors, on a joint and several basis, are DFB Holdings, LLC and Douglas F. Blough.

The Properties. The Walgreens Net Lease Portfolio V Properties consist of eight single tenant retail buildings totaling 118,155 sq. ft. located in six states. The properties were built between 1994 and 2008 and range in size from 13,650 sq. ft. to 16,380 sq. ft. The assets were purchased as part of a sale-leaseback from Walgreens in December 2014.

Walgreens #10652 is a 14,820 sq. ft. single tenant retail building located in Billings, Montana, approximately three miles north of the Billings central business district. Primary access to the area is provided by Route 87, which crosses the Billings metropolitan area in a north-south direction, and Interstate 90, which travels the southeastern edge of Billings. Traffic reports indicate approximately 27,480 vehicles pass the property each day. The population within a three-mile radius of the property is approximately 33,956 and has a median household income of $49,014 as of 2014.

Walgreens #4536 is a 16,380 sq. ft. single tenant retail building located in Saint Joseph, Michigan, approximately 85 miles southwest of Grand Rapids, Michigan. Primary access to the area is provided by M-63, along which approximately 18,000 vehicles pass the property each day. M-63 bisects Interstate 94, which crosses the Saint Joseph area in an east-west direction, approximately two miles from the property. The population within a three-mile radius of the property is approximately 33,568 and has a median household income of $39,849 as of 2014.

Walgreens #4066 is a 13,905 sq. ft. single tenant retail building located in Yukon, Oklahoma, approximately 15 miles west of the Oklahoma City central business district. Primary access to the area is provided by Interstate 40, which crosses through the center of Canadian County one mile south of the property in an east-west direction toward Oklahoma City. Traffic reports indicate approximately 10,600 vehicles pass the property each day. The population within a three-mile radius of the property is approximately 36,293 and has a median household income of $58,574 as of 2014.

Walgreens #9402 is a 14,820 sq. ft. single tenant retail building located in Vicksburg, Mississippi, approximately 47 miles west of Jackson, MS. Primary access to the area is provided by Interstate 20, which is one mile north of the property and crosses through Warren County in an east-west direction toward Jackson. Traffic reports indicate approximately 18,000 vehicles pass the property each day. The population within a three-mile radius of the property is approximately 19,654 and has a median household income of $31,088 as of 2014.

Walgreens #3018 is a 14,740 sq. ft. single tenant retail building located in Tulsa, Oklahoma, approximately five miles southeast of the Tulsa central business district. Primary access to the area is provided by Highway 51 and Interstate 44, which cross through the Tulsa metropolitan area in a southeast-northwest and northeast-southwest direction, respectively. Traffic reports indicate approximately 46,200 vehicles pass the property each day. The population within a three-mile radius of the property is approximately 91,233 and has a median household income of $43,339 as of 2014.

Walgreens #10007 is a 15,020 sq. ft. single tenant retail building located in Watertown, South Dakota, approximately two miles south of the Watertown central business district and approximately 100 miles north of Sioux Falls, South Dakota. Primary access to the area is provided by Interstate 29, which crosses through Codington County in a north-south direction approximately three miles from the property. Traffic reports indicate approximately 18,870 vehicles pass the property each day. The population within a three-mile radius of the property is approximately 20,545 and has a median household income of $42,278 as of 2014.

Walgreens #10347 is a 14,820 sq. ft. single tenant retail building located in Mitchell, South Dakota, approximately two miles from the Mitchell central business district and approximately 70 miles from Sioux Falls, South Dakota. Primary access to the area is provided by Interstate 90, which crosses by the property one mile to the south in an east-west direction toward Sioux Falls. Traffic reports indicate approximately 14,470 vehicles pass the property each day. The population within a three-mile radius of the property is approximately 15,871 and has a median household income of $47,650 as of 2014.

Walgreens #11981 is a 13,650 sq. ft. single tenant retail building located in Summersville, West Virginia, approximately 40 miles east of Charlestown, West Virginia. Primary access to the area is provided by US 19, which crosses through Nicholas County in a north-south

B-43

Various	Collateral Asset Summary – Loan No. 6 Walgreens Net Lease Portfolio V	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,963,675 69.9% 1.81x 7.8%

direction. Traffic reports indicate approximately 18,015 vehicles pass the property each day. The population within a three-mile radius of the property is approximately 5,204 and has a median household income of $45,225 as of 2014.

Environmental Matters. The Phase I environmental reports dated November 2014, recommended no further action at the Walgreens Net Lease Portfolio V Properties.

Major Tenant.

Walgreens (118,155 sq. ft., 100.0% of NRA, 100.0% of U/W Base Rent) Walgreens Net Lease Portfolio V Properties are each 100.0% leased and occupied by Walgreens Co., a subsidiary of Walgreens Boots Alliance, Inc. (NASDAQ: WBA; Moody’s: Baa2; S&P: BBB) (“Walgreens”), under eight separate 15-year pure net leases expiring on December 31, 2029, with each lease allowing for 12, five-year renewal options. Founded in 1901, Walgreens operates the largest drugstore chain in the United States with more than 8,300 locations. For the fiscal year ended August 31, 2014, Walgreens reported approximately $76.4 billion in net sales, $1.9 billion in net income and $37.2 billion in total assets. During the same period, Walgreens increased net sales 5.8% with same store sales increasing by 4.9%. The tenant reported average store sales for the portfolio of approximately $11.5 million for the 12 months ended May 31, 2014.

The Market. The Walgreens Net Lease Portfolio V Properties are located in Michigan (1), Mississippi (1), Montana (1), Oklahoma (2), South Dakota (2) and West Virginia (1).

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W PSF
Base Rent(2)	$2,752,876	$23.30
Value of Vacant Space	0	0.00
Gross Potential Rent	$2,752,876	$23.30
Total Recoveries	480,756	4.07
Total Other Income	0	0.00
Less: Vacancy(3)	(97,009)	(0.82)
Effective Gross Income	$3,136,623	$26.55
Total Operating Expenses	480,756	4.07
Net Operating Income(2)	$2,655,867	$22.48
TI/LC	0	0.00
Capital Expenditures	23,631	0.20
Net Cash Flow(2)	$2,632,236	$22.28

(1)	The properties were part of a sale-leaseback, therefore, historical financials are not available.
(2)	Base Rent assumes a straight-line average of contractual rent due under the Walgreens leases. Based on the in-place rent, the U/W Net Operating Income and U/W Net Cash Flow are $2,592,692 and $2,569,061, respectively, and result in an Underwritten NCF DSCR and Underwritten NOI Debt Yield of 1.77x and 7.6%, respectively.
(3)	U/W Vacancy represents 3.0% of gross income.

Property Management. The Walgreens Net Lease Portfolio V Properties are self-managed by the tenant.

Lockbox / Cash Management. The Walgreens Net Lease Portfolio V Loan is structured with a hard lockbox and in place cash management. The borrower sent tenant direction letters to each Walgreens tenant instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrower after the deduction of the scheduled monthly debt service. Upon the occurrence of a Cash Sweep Trigger (as defined herein), all rents will be swept to a segregated cash management account and held for the benefit of the lender. The lender will have a first priority security interest in the cash management account and such account will be under the lender’s sole control and the borrower will have no rights of withdrawal with respect to such account.

A “Cash Sweep Trigger” occurs upon (i) the occurrence and continuance of an event of default, (ii) the borrower or the tenant becomes the subject of a bankruptcy, insolvency or similar action, (iii) the debt service coverage ratio as calculated in the loan agreement falls below 1.55x based on a trailing three-month period until such time the debt service coverage ratio is at least 1.60x for two consecutive quarters, (iv) the loan is not paid in full three months prior to the ARD, (v) Walgreens or any replacement tenant that is acceptable to lender (“Major Tenant”) ceases to operate at two or more individual properties and the senior unsecured debt rating of the Major Tenant issued by Moody’s falls below Ba2 or the long term foreign issuer credit rating by S&P falls below BB or (vi) the senior unsecured debt rating of the Major Tenant issued by Moody’s falls below B2 or the long term foreign issuer credit rating by S&P falls below B.

B-44

Various	Collateral Asset Summary – Loan No. 6 Walgreens Net Lease Portfolio V	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,963,675 69.9% 1.81x 7.8%

Initial Reserves. None.

Ongoing Reserves. Monthly property tax and insurance collections, as applicable, will spring upon (i) an event of default, (ii) the borrower or Major Tenant failing to pay taxes and insurance premiums pursuant to the Major Tenant lease, (iii) any Major Tenant lease no longer being in full force and effect in respect of taxes, and the applicable individual property Major Tenant lease in respect of insurance collections, (iv) with respect to monthly insurance collections only, any property no longer being self-insured by Walgreens or the Major Tenant failing to maintain a credit rating from S&P of at least BBB- or (v) with respect to monthly tax collection only, debt service coverage ratio falling below 1.55x based on a trailing three-month period.

Current Mezzanine or Subordinate Indebtedness. Mezzanine debt of $51.4 million (“Acquisition Mezzanine Debt”) was used to finance the sale-leaseback of 41 Walgreens properties including the eight properties that serve as collateral for the Walgreens Net Lease Portfolio V Loan, as well as 33 properties that do not serve as collateral for the aforementioned loan. The lender allocated $9,694,360 of the Acquisition Mezzanine Debt to the Walgreens Net Lease Portfolio V Properties for illustration of combined debt metrics (“Walgreens Net Lease Portfolio V Mezzanine Debt”). 50.0% of the Acquisition Mezzanine Debt is interest-only and accrues interest at a rate of 16.4300% per annum with payment obligations only from various sources of distributable amounts payable to the mezzanine borrowers pursuant to its existing joint venture agreement. The remaining 50.0% of the Acquisition Mezzanine Debt is interest-only with a 15.0000% per annum internal rate of return and a current interest rate of 5.0000% per annum. Including the Walgreens Net Lease Portfolio V Mezzanine Debt, the Cut-off Date LTV is 89.9%, the UW NCF DSCR is 1.55x and the UW NOI Debt Yield is 6.1%. The combined debt metrics were calculated using the current interest rate of 5.0000% on 50.0% of the Walgreens Net Lease Portfolio V Mezzanine Debt.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Anticipated Repayment Date. During the post-ARD period, all excess cash flow after payment of reserves, the interest calculated at the initial interest rate, and the Walgreens Net Lease Portfolio V Properties’ operating expenses, will be applied to the outstanding principal balance of the Walgreens Net Lease Portfolio V Loan until repaid in full. The additional ARD interest which is not paid on a current basis during the post-ARD period will accrue and bear interest at the Adjusted Interest Rate.

Partial Release. None.

Substitution. None.

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Various	Collateral Asset Summary – Loan No. 6 Walgreens Net Lease Portfolio V	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,963,675 69.9% 1.81x 7.8%

CARTIFACT
MT
Billings
1
ND
Bismarck
Fargo
MN
Minneapolis
6
SD
Rapid City
7
Sioux Falls
Casper
WY
Cheyenne
NE
Omaha
IA
Des Moines
WI
Milwaukee
MI
Grand Rapids
Chicago
2
Detroit
Cleveland
Buffalo
Albany
PA
Pittsburgh
OH
Denver
UT
CO
Colorado Springs
KS
Kansas City
MO
St Louis
IL
Indianapolis
IN
Cincinnati
Baltimore
MD
Washington DC
Charleston
8
Lexington
WV
VA
KY
Richmond
Wichita
OK
5
Tulsa
3
Oklahoma City
Nashville
TN
NC
Charlotte
Flagstaff
Albuquerque
AZ
NM
AR
Memphis
Little Rock
Atlanta
SC
Fort Worth
Dallas
Birmingham
MS
AL
GA
4
Jackson
Tucson
Las Cruces
Shreveport
TX
LA
Austin
Houston
San Antonio
New Orleans
Jacksonville
Orlando
Tampa
FL
Miami
Gulf of Mexico

Walgreens Net Lease Portfolio V

	PROPERTY NAME	ADDRESS	CITY, STATE	ZIP
1	Walgreens #10652	1602 Main Street	Billings, MT	59105
2	Walgreens #4536	1260 Hilltop Road	Saint Joseph, MI	49085
3	Walgreens #4066	1099 Garth Brooks Boulevard	Yukon, OK	73099
4	Walgreens #9402	3341 Halls Ferry Road	Vicksburg, MS	39180
5	Walgreens #3018	3112 South Harvard Avenue	Tulsa, OK	74135
6	Walgreens #10007	421 9th Avenue Southeast	Watertown, SD	57201
7	Walgreens #10347	901 South Burr Street	Mitchell, SD	57301
8	Walgreens #11981	5870 Webster Road	Summersville, WV	26651

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B-47

2202 Mac Davis Lane Lubbock, TX 79401	Collateral Asset Summary – Loan No. 7 University Fountains at Lubbock	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,400,000 75.1% 1.38x 8.3%

B-48

2202 Mac Davis Lane Lubbock, TX 79401	Collateral Asset Summary – Loan No. 7 University Fountains at Lubbock	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,400,000 75.1% 1.38x 8.3%

Mortgage Loan Information
Loan Seller:	KeyBank
Loan Purpose:	Acquisition
Sponsor:	Isaac Sitt; Elliot Tamir
Borrower:	Vesper Fountains LLC
Original Balance:	$27,400,000
Cut-off Date Balance:	$27,400,000
% by Initial UPB:	2.1%
Interest Rate:	4.1100%
Payment Date:	1st of each month
First Payment Date:	May 1, 2015
Maturity Date:	April 1, 2025
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt(1):	Future Mezzanine Debt Permitted
Call Protection:	L(26), D(88), O(6)
Lockbox / Cash Management:	Soft / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$160,043	$53,348
Insurance:	$59,736	$7,819
Replacement:	$6,282	$6,282
Capital Expenditure:	$1,800,000	$0

Financial Information
Cut-off Date Balance / Bed:	$40,177
Balloon Balance / Bed:	$36,476
Cut-off Date LTV(3):	75.1%
Balloon LTV:	68.3%
Underwritten NOI DSCR(4):	1.43x
Underwritten NCF DSCR(4):	1.38x
Underwritten NOI Debt Yield:	8.3%
Underwritten NCF Debt Yield:	8.0%
Underwritten NOI Debt Yield at Balloon:	9.1%
Underwritten NCF Debt Yield at Balloon:	8.8%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Student Housing Multifamily
Collateral:	Fee Simple
Location:	Lubbock, TX
Year Built / Renovated:	2005 / NAP
Total Beds:	683
Property Management:	Asset Campus Housing, Inc.
Underwritten NOI:	$2,266,947
Underwritten NCF:	$2,191,561
“As-is” Appraised Value(3):	$34,500,000
“As-is” Appraisal Date(3):	January 5, 2015
“As Renovated” Appraised Value(3):	$36,500,000
“As Renovated” Appraisal Date(3):	January 1, 2017

Historical NOI
Most Recent NOI:	$2,196,458 (T-12 January 31, 2015)
2014 NOI:	$2,101,359 (December 31, 2014)
2013 NOI:	$1,837,152 (December 31, 2013)
2012 NOI:	$2,478,309 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	96.2% (March 2, 2015)
2014 Occupancy:	98.5% (December 12, 2014)
2013 Occupancy:	90.5% (December 31, 2013)
2012 Occupancy:	NAV
(1)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
(3)	The Cut-off Date LTV is based on the “As Renovated” Appraised Value, which takes into account capital expenditures being performed at the property. Based on the “As-Is” Appraised Value of $34.5 million, the Cut-off Date LTV is 79.4%
(4)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.99x and 1.92x, respectively.

B-49

2202 Mac Davis Lane Lubbock, TX 79401	Collateral Asset Summary – Loan No. 7 University Fountains at Lubbock	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,400,000 75.1% 1.38x 8.3%

Unit Mix Summary(1)
Unit Type	# of Beds	% of Total	Occupied Beds(2)	Occupancy	Average Bed Size (Sq. Ft.)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF	Monthly Market Rental Rate	Monthly Market Rental Rate PSF
1 Bed / 1 Bath	36	5.3%	35	97.2%	491	$791	$1.61	$815	$1.64
3 Bed / 3 Bath flat	216	31.6%	209	96.8%	394	$558	$1.42	$575	$1.44
3 Bed / 3 Bath TH	144	21.1%	139	96.5%	468	$575	$1.23	$595	$1.25
4 Bed / 4 Bath loft	144	21.1%	137	95.1%	379	$566	$1.49	$590	$1.53
4 Bed / 4 Bath	143	20.9%	137	95.8%	415	$555	$1.34	$575	$1.35
Total / Wtd. Avg.	683	100.0%	657	96.2%	416	$575	$1.38	$595	$1.40
(1)	Source: Appraisal.
(2)	Based on the rent roll dated March 2, 2015.

The Loan. The University Fountains at Lubbock loan (the “University Fountains at Lubbock Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a student housing multifamily property totaling 683 beds within 228 units located in Lubbock, Texas (the “University Fountains at Lubbock Property”). The University Fountains at Lubbock Loan has a 10-year term and is interest only for the first 60 months of the term and amortizes on a 30-year schedule thereafter. The University Fountains at Lubbock Loan accrues interest at a fixed rate equal to 4.1100% and has a cut-off date balance of $27.4 million. Loan proceeds, along with approximately $8.8 million of sponsor equity were used to purchase the University Fountains at Lubbock Property for $34.0 million, fund reserves of approximately $2.0 million and pay closing costs of approximately $0.5 million. Based on the “As Renovated” appraised value of $36.5 million as of January 1, 2017, the cut-off date LTV is 75.1%. The most recent financing of the University Fountains at Lubbock Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$27,400,000	75.0%	Purchase Price	$34,000,000	93.1%
Sponsor Equity	$8,820,319	24.2%	Reserves(1)	$2,026,061	5.5%
Capital Expenditure Reserve Funds(1)	$300,000	0.8%	Closing Costs	$494,258	1.4%
Total Sources	$36,520,319	100.0%	Total Uses	$36,520,319	100.0%
(1)	The borrower deposited $1,800,000 into the Capital Expenditure Reserve and $300,000 was released to the borrower to commence renovations.

The Borrower / Sponsor. The borrower, Vesper Fountains LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsors of the borrower and the non-recourse carve-out guarantors are Isaac Sitt and Elliot Tamir.

Isaac Sitt and Elliot Tamir founded Vesper Holdings LLC (“Vesper”), a privately held New York based real estate investment firm, in 2007. Vesper owns a diverse portfolio that is comprised of retail, parking and office property types, with a primary focus on student housing and conventional multifamily. Vesper owns and operates a portfolio consisting of 25 properties located throughout the United States representing three million square feet of retail, office, parking garage spaces, and over 8,000 residential beds valued at approximately $500.0 million.

The Property. The University Fountains at Lubbock Property is a 683-bed (228-unit), garden-style student housing multifamily property located on a 12.15-acre site that was developed in 2005. The loan sponsors purchased the property for a cost of $34.0 million ($49,780 per bed). As of March 2, 2015, the property was 96.2% occupied and as of April 15, 2015, the property was 98.7% pre-leased for the 2015-2016 school year. Approximately 97.4% of the 2015-2016 leases have 12-month terms and parental guarantees are generally required.

Located in the North Overton master planned mixed use development, the University Fountains at Lubbock Property primarily caters to Texas Tech University (“TTU”) students. It is comprised of 17 two- and four-story apartment buildings and a clubhouse building located approximately two blocks from the TTU campus. There are 36 one-bedroom units, 72 three-bedroom flat-style units, 48 three-bedroom townhouse-style units, and 72 four-bedroom townhouse-style units, of which, 36 units contain a loft area utilized as a study area. All units are fully furnished and include living rooms, full kitchens, in-unit washer/dryer, flat-screen televisions, and one-to-one bedroom-to-bathroom ratios. Most units include a breakfast bar, a patio area and bay windows, and the loft-style floor plans include a study room.

Amenities include a clubhouse with a fitness center, tanning beds, computer lab, student study lounges, and free parking. Other property amenities include an outdoor recreation area with a pool, jacuzzi and barbeque grilling stations, as well as a sand volleyball court and basketball court. In addition, the University Fountains at Lubbock Property provides free shuttle service to the TTU campus. The University Fountains at Lubbock Property offers a total of 723 parking spaces comprised of 552 surface space and 171 carport spaces, which results in a parking ratio of approximately 1.06 spaces per bed.

After loan origination, the loan sponsors are planning to invest an additional $1.8 million into capital improvements at the property. Planned improvements include a remodel of the clubhouse, replacement of the pool furniture, swimming pool upgrades, exterior

B-50

2202 Mac Davis Lane Lubbock, TX 79401	Collateral Asset Summary – Loan No. 7 University Fountains at Lubbock	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,400,000 75.1% 1.38x 8.3%

painting, parking lot repairs and landscape upgrades. Interior renovations will include upgrading internet and cable service, and wood flooring and flat-screen television installation in units where these items do not already exist. All capital improvement items are scheduled to be completed by September 2016.

Environmental Matters. The Phase I environmental report dated December 29, 2014 recommended no further action at the University Fountains at Lubbock Property.

The Market. The University Fountains at Lubbock Property is located in Lubbock, Texas, within the Lubbock metropolitan statistical area (“MSA”). Lubbock is the 11th largest city in Texas, is the county seat for Lubbock County, and has an estimated 307,774 residents in the MSA for 2015. Interstate 27 runs north/south through Lubbock and connects the city to Interstate 20 and Interstate 40, two major east-west interstates. The University Fountains at Lubbock Property is located within the North Overton mixed use development, on Mac Davis Lane, an east-west thoroughfare which provides access to the TTU campus. The east side of the TTU campus which includes the Jones AT&T Stadium, is located approximately two blocks to the west of the University Fountains at Lubbock Property. North Overton also contains retail such as a Wal-Mart Supercenter, restaurants such as Chipotle, Starbucks, and Chili’s, and hospitality options such as the Overton Hotel and Conference Center, all located within blocks of the University Fountains at Lubbock Property.

Lubbock is the only city in the nation with a comprehensive university, a health sciences center, an agriculture college and a law school in one location, which makes TTU the second largest contiguous university campus in the United States. Founded in 1923, TTU provides students access to 150 undergraduate, 100 masters, and 50 doctoral degrees. Total enrollment for the fall 2014 semester at TTU was 35,158. From 2004 to 2014, student enrollment increased at an average annual rate of 2.2%, and the university is projecting a fall 2020 enrollment of 40,000 students. TTU students with less than 30 hours of academic credit are required to live in the residence halls on campus, however not every first year student is able to live in the residence halls. On-campus housing at TTU consists of 13 residence halls, 4 suite-style halls, and one apartment complex containing approximately 7,200 beds, which is sufficient to house approximately 20.5% of students enrolled at the university.

Including the University Fountains at Lubbock Property, there are nine purpose-built privately-owned student housing properties containing approximately 5,156 beds within the North Overton submarket. There are two off-campus student housing properties planned in the North Overton submarket which are expected to deliver an additional 2,334 beds. The first, a 734-bed property, has an estimated completion date of August 2016, and the second, a 1,600-bed property, has an estimated completion date of fall of 2017. There are no on-campus housing properties currently planned or under construction.

The appraisal identified six competitive student apartment properties that were built between 1968 and 2009 and range in size from 334 to 847 beds. The occupancy of the rent comparables ranged from 97.9% to 100.0%, and the average rent at the competitive properties ranged from $551 to $876 per bed or $1.24 to $1.50 PSF. By comparison, the University Fountains at Lubbock Property’s average monthly rent is $575 per bed or $1.38 PSF.

The appraisal considers the following six properties to constitute the University Fountains at Lubbock Property’s competitive set:

Competitive Set (1)
Name	University Fountains at Lubbock Property	University Trails	The Centre at Overton	The Suites at Overton	U Lofts	University Pointe	The Cottages of Lubbock
Distance to Texas Tech	2 blocks	2 blocks	1 block	1 block	< 1 block	2 blocks	7 blocks
Year Built	2005	2002	2006	2009	1968	2004	2008
Total Occupancy	96.2%(2)	100.0%	99.0%	98.1%	98.9%	100.0%	97.9%
No. of Beds	683(2)	684	401	465	334	682(3)	847
Avg. Rent Per Bed	$575(2)	$551	$792	$799	$876	$502	$561
(1)	Source: Appraisal.
(2)	Based on a rent roll dated March 2, 2015.
(3)	Source: University Pointe property owner.

B-51

2202 Mac Davis Lane Lubbock, TX 79401	Collateral Asset Summary – Loan No. 7 University Fountains at Lubbock	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,400,000 75.1% 1.38x 8.3%

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 1/31/2015	U/W	U/W per Bed
Gross Potential Rent	$4,783,129	$4,701,137	$4,705,492	$4,704,364	$4,801,632	$7,030
Total Other Income	253,162	226,398	298,940	271,314	298,940	438
Less: Concessions(1)	(42,856)	(67,399)	(60,815)	(61,684)	(46,000)	(67)
Less: Vacancy & Credit Loss(2)	(276,470)	(677,734)	(353,053)	(334,254)	(264,630)	(387)
Effective Gross Income	$4,716,965	$4,182,402	$4,590,563	$4,579,740	$4,789,942	$7,013
Total Operating Expenses	2,238,656	2,345,250	2,489,204	2,383,282	2,522,995	3,694
Net Operating Income	$2,478,309	$1,837,152	$2,101,359	$2,196,458	$2,266,947	$3,319
Capital Expenditures	0	103,728	0	4,405	75,386	110
Net Cash Flow	$2,478,309	$1,733,424	$2,101,359	$2,192,053	$2,191,561	$3,209

(1)	U/W Concessions represent 1.0% of Gross Potential Rent.
(2)	U/W Vacancy & Credit Loss includes $24,548 of credit loss (0.5% of Gross Potential Rent) and economic vacancy of $240,082 (5.0% of Gross Potential Rent).

Property Management. The University Fountains at Lubbock Property is managed by Asset Campus Housing, Inc., a privately-owned third party student housing multifamily management company, that currently manages more than 120 properties containing over 70,000 beds.

Lockbox / Cash Management. The University Fountains at Lubbock Loan is structured with a soft lockbox and springing cash management. The borrower and property manager are required to deposit all rents and other revenue into a clearing account within one business day of receipt. All funds in the clearing account are swept daily into the borrower’s operating account unless a Cash Sweep Event (as defined herein) is continuing, in which event funds will be swept on a daily basis into the cash management account and disbursed in accordance with the loan documents. The lender will have a security interest in the cash management account and such account will be under the lender’s control and the borrower will have no rights of withdrawal with respect to such account.

A “Cash Sweep Event” will commence upon (i) the occurrence of an event of default, (ii) bankruptcy or insolvency of the borrower or the property manager or (iii) if the DSCR based on a trailing six-month basis falls below 1.10x.

Initial Reserves. At closing, the borrower deposited (i) $160,043 into a tax reserve account, (ii) $59,736 into an insurance reserve account, (iii) $6,282 into a replacement reserve account and (iv) $1,800,000 into a capital expenditure reserve account which will be held as additional collateral for the University Fountains at Lubbock Loan and released to the borrower upon the completion of the capital expenditures listed on the schedule attached to the loan agreement in accordance with the loan documents. All capital improvement items must be completed no later than 24 calendar months are the loan origination date.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $53,348, into a tax reserve account, (ii) 1/12 of the annual insurance premium, which currently equates to $7,819, into an insurance reserve account and (iii) $6,282 into a replacement reserve account (approximately $110 per bed annually).

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. Future mezzanine debt is permitted, provided, if among other things as detailed in the loan agreement, (i) no event of default has occurred and is continuing, (ii) the combined LTV does not exceed 75.0%, (iii) an acceptable intercreditor agreement has been executed.

B-52

2202 Mac Davis Lane Lubbock, TX 79401	Collateral Asset Summary – Loan No. 7 University Fountains at Lubbock	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,400,000 75.1% 1.38x 8.3%

University Fountains at Lubbock
2202 Mac Davis Lane
Lubbock, TX 79401
Guymon
Perryton
Woodward
Perry
OKLAHOMA
Amarillo
Elk City
Oklahoma City
Canyon
Pauls Valley
Childress
Vernon
Paducah
Wichita Falls
Seymour
Lubbock
TEXAS
Jacksboro
Dallas-Fort Worth
Lamesa
Snyder
Abilene
Stephenville
Midland
LUBBOCK PRESTON SMITH INTERNATIONAL AIRPORT
Hillcrest Golf Course
FM-1294
KENT ST
Lubbock Country Club
Bert Huffman Athletic Complex
Buddy Holly Recreation Area
CLOVIS ST
NORTH BY NORTHWEST
ERSKINE ST
Rawls Golf Course
Lubbock Heart Hospital
Meadowbrook Golf Course
4TH ST
Museum of Texas Tech University
Jones AT&T Stadium
Overton Hotel and Conference Center
Walmart Supercenter
Lubbock Memorial Civic Center
Panhandle South Plains Fairgrounds
University Medical Center
Rawls College of Business
Texas Tech University
College of Arts and Sciences
DOWNTOWN
Wells Fargo Amphitheatre
John Walker Soccer Complex
BROADWAY
United Supermarkets Arena
Texas Tech Student Union
19TH ST
IDALOU RD
Lubbock Christian University
Covenant Medical Center
Covenant Children's Hospital
UNIVERSITY AVE
AVENUE Q
Lubbock
Chaparral Ridge Golf Course
34TH ST
Municipal Garden & Arts Center
Grace Medical Center
50TH ST
Caprock Center
Ventura Place
QUAKER AVE
INDIANA AVE
Dupree Park
CAPROCK
South Plains Mall
Leftwich Park
BAYLESS ATKINS
Central Plaza
66TH ST
E SLATON RD
CARTIFACT
MAP © 2015 CARTIFACT · DATA © OSM

B-53

225 Santa Monica Boulevard Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 8 Santa Monica Clock Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,700,000 54.5% 1.80x 8.2%

B-54

225 Santa Monica Boulevard Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 8 Santa Monica Clock Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,700,000 54.5% 1.80x 8.2%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Michelangelo Real Estate Corporation
Borrower:	SaMo Clock Tower, LLC
Original Balance:	$26,700,000
Cut-off Date Balance:	$26,700,000
% by Initial UPB:	2.0%
Interest Rate:	4.2200%
Payment Date:	6th of each month
First Payment Date:	June 6, 2015
Maturity Date:	May 6, 2025
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(1)
	Initial	Monthly
Taxes:	$0	$23,626
Insurance:	$0	Springing
Replacement:	$261,700	$1,589
TI/LC:	$346,332	$9,532
Required Repairs:	$11,250	NAP
Free Rent:	$362,344	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$490
Balloon Balance / Sq. Ft.:	$490
Cut-off Date LTV:	54.5%
Balloon LTV:	54.5%
Underwritten NOI DSCR(2):	1.93x
Underwritten NCF DSCR(2):	1.80x
Underwritten NOI Debt Yield:	8.2%
Underwritten NCF Debt Yield:	7.7%
Underwritten NOI Debt Yield at Balloon:	8.2%
Underwritten NCF Debt Yield at Balloon:	7.7%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Santa Monica, CA
Year Built / Renovated:	1929 / 2004
Total Sq. Ft.:	54,471
Property Management:	Cushman & Wakefield of California, Inc.
Underwritten NOI(3):	$2,199,241
Underwritten NCF:	$2,061,501
Appraised Value:	$49,000,000
Appraisal Date:	March 25, 2015

Historical NOI(4)
2014 NOI(3):	$1,808,751 (December 31, 2014)
2013 NOI:	NAV
2012 NOI:	NAV

Historical Occupancy
Most Recent Occupancy(4):	99.7% (April 30, 2015)
2014 Occupancy:	91.8% (December 31, 2014)
2013 Occupancy(5):	75.4% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2012)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	Based on interest-only debt service payments. Based on a hypothetical 30-year amortization schedule, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.40x and 1.31x, respectively.
(3)	The increase in Underwritten NOI over 2014 NOI is due in part to recent leasing at the Santa Monica Clock Tower Property. Four new leases totaling 21,949 sq. ft. (40.3% of NRA), were recently signed with commencement dates between July 2014 and October 2015. For additional information on recent leasing see “The Property” herein.
(4)	Assumes Revolution Studios (lease commencement date of October 2015) is in occupancy.
(5)	The 2013 historical occupancy over the year was 89.7%.

B-55

225 Santa Monica Boulevard Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 8 Santa Monica Clock Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,700,000 54.5% 1.80x 8.2%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Orion Health Inc.(1)	NR/NR/NR	8,919	16.4%	$59.84	16.2%	8/31/2020
Gum Gum, Inc.	NR/NR/NR	8,779	16.1%	$60.90	16.3%	1/31/2019
The Misfit	NR/NR/NR	5,505	10.1%	$52.97	8.9%	4/30/2021(2)
The Boesch Law Group	NR/NR/NR	4,630	8.5%	$58.45	8.2%	1/31/2018(2)
TrueCar, Inc.	NR/NR/NR	4,520	8.3%	$76.43	10.5%	12/31/2024(2)
Total Major Tenants		32,353	59.4%	$61.08	60.2%
Remaining Tenants		21,948	40.3%	$59.49	39.8%
Total Occupied Collateral		54,301	99.7%	$60.44	100.0%
Vacant(3)		170	0.3%
Total		54,471	100.0%

(1)	Orion Health, Inc. is currently subleasing their space to two separate tenants, Shegerian & Associates, Inc. and Drobny Global Asset Management, L.P. For additional information on the terms of the subleases see “Major Tenants” herein.
(2)	The Misfit, The Boesch Law Group and True Car, Inc. each lease 350 sq. ft., 240 sq. ft. and 130 sq. ft., respectively, of storage space in the basement of the building on a month to month basis.
(3)	The only vacant space at the Santa Monica Clock Tower Property is storage space located in the basement of the building.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	5	720	1.3%	720	1.3%	$20.83	0.5%	0.5%
2015	0	0	0.0%	720	1.3%	$0.00	0.0%	0.5%
2016	2	8,778	16.1%	9,498	17.4%	$51.54	13.8%	14.2%
2017	2	8,780	16.1%	18,278	33.6%	$59.70	16.0%	30.2%
2018	1	4,390	8.1%	22,668	41.6%	$60.85	8.1%	38.4%
2019	2	8,779	16.1%	31,447	57.7%	$60.90	16.3%	54.6%
2020	5	13,309	24.4%	44,756	82.2%	$64.84	26.3%	80.9%
2021	2	5,155	9.5%	49,911	91.6%	$54.93	8.6%	89.6%
2022	0	0	0.0%	49,911	91.6%	$0.00	0.0%	89.6%
2023	0	0	0.0%	49,911	91.6%	$0.00	0.0%	89.6%
2024	1	4,390	8.1%	54,301	99.7%	$77.98	10.4%	100.0%
2025	0	0	0.0%	54,301	99.7%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	54,301	99.7%	$0.00	0.0%	100.0%
Vacant	NAP	170	0.3%	54,471	100.0%	NAP	NAP
Total / Wtd. Avg.	20	54,471	100.0%			$60.44	100.0%

The Loan.    The Santa Monica Clock Tower loan (the “Santa Monica Clock Tower Loan”) is a $26.7 million fixed rate loan secured by the borrower’s fee simple interest in a 54,471 sq. ft. Class A office building located at 225 Santa Monica Boulevard in Santa Monica, California (the “Santa Monica Clock Tower Property”). The Santa Monica Clock Tower Loan has a 10-year term and pays interest only for the term of the loan. The Santa Monica Clock Tower Loan accrues interest at a fixed rate equal to 4.2200%. Loan proceeds were used to pay off existing debt of approximately $18.3 million, fund upfront reserves of approximately $1.0 million, pay closing costs of approximately $0.5 million and return approximately $7.0 million of equity to the borrower. Based on the appraised value of $49.0 million, the cut-off date LTV ratio is 54.5%. The most recent prior financing of the Santa Monica Clock Tower Property was included in the MSC 2006-HQ10 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$26,700,000	100.0%	Loan Payoff	$18,296,369	68.5%
			Reserves	$981,626	3.7%
			Closing Costs	$455,545	1.7%
			Return of Equity	$6,966,461	26.1%
Total Sources	$26,700,000	100.0%	Total Uses	$26,700,000	100.0%

B-56

225 Santa Monica Boulevard Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 8 Santa Monica Clock Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,700,000 54.5% 1.80x 8.2%

The Borrower / Sponsor.    The borrower, SaMo Clock Tower, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with one independent director in its organizational structure. The sponsor of the borrower and nonrecourse carve-out guarantor is Michelangelo Real Estate Corporation.

Michelangelo Real Estate Corporation is owned and controlled by Sorgente Group, a private investment holding company which, through its subsidiaries, owns and operates commercial real estate, manages real estate investment funds and offers asset management services internationally. Sorgente Group operates through three holding companies, Sorgente Group (Rome), Sorgente Group of America Corp. (New York) and Sorgente Group International Holding (London), and has been active in the United States real estate market since the early 20th century. Some notable investments it has made include taking a majority stake in the Chrysler Building and the Flatiron Building in New York City as well as the Fine Arts Building in Los Angeles. As of December 2013, the Sorgente Group owned and managed over $6.0 billion of total real estate assets.

The Property.    The Santa Monica Clock Tower Property is a 12-story, 54,471 sq. ft., Class A office building that is comprised of 5,075 sq. ft. of ground floor retail space, 1,110 sq. ft. of storage space and 48,286 sq. ft. of creative office space. The Santa Monica Clock Tower Property was built in 1929 and most recently renovated in 2004. The Santa Monica Clock Tower Property originally served as the headquarters for the Bay Cities Guaranty and Loan Association and was the city’s tallest structure for over forty years. The Santa Monica Clock Tower Property is officially designated by the city of Santa Monica as a historical landmark and remains a local icon and defining feature of Santa Monica’s downtown area due to its central location and notable clock tower.

The Santa Monica Clock Tower Property is located less than a block from Third Street Promenade, an upscale shopping, dining and entertainment complex, and two blocks from the ocean. The Third Street Promenade spans three blocks between Wilshire Boulevard and Broadway and features major national tenants such as Apple, Adidas, Victoria’s Secret, H&M and Footlocker, among others.

The Santa Monica Clock Tower Property was developed with small floor plates of approximately 4,390 sq. ft. and is somewhat unique in that it provides tenants with full floor suites, with elevators opening directly into their space. This lay-out attracts smaller tech/start-up companies to the Santa Monica Clock Tower Property. The Santa Monica Clock Tower Property is currently 99.7% leased to 10 tenants, with no tenant occupying more than 16.4% of net rentable area (“NRA”). Top tenants at the property include Orion Health, Inc. which currently sub-leases its space to Shegerian & Associates, Inc. and Drobny Global Asset Management, L.P. (“Drobny Capital”), Gum Gum, Inc. and The Misfit restaurant, which occupies the first floor retail component of the building. The retail component of the building has been 100% leased to The Misfit since 2011. Over the past year, four new leases have been signed at the Santa Monica Clock Tower Property for 21,949 sq. ft. (40.3% of NRA) that commence between July 2014 and October 2015 with rental rates ranging from $56.40 PSF to $75.00 PSF. The only remaining vacant space in the building is 170 sq. ft. of storage space in the basement of the building.

Similar to other properties in the immediate vicinity, the Santa Monica Clock Tower Property has no on-site parking. All of its parking requirements are met by city owned garages, privately run garages/lots and on-street parking. The sponsor has entered into an agreement with Standard Parking for the use of 150 unreserved parking permits at their nearby parking facilities. Additionally, the building operates a valet parking service for tenants and visitors to the building. The city of Santa Monica has designated two spaces on 2nd Street that are utilized exclusively for this purpose.

Environmental Matters. The Phase I environmental report, dated April 23, 2015, recommended no further action at the Santa Monica Clock Tower Property other than the implementation of an asbestos operations and maintenance program, which is in place.

Major Tenants.

Orion Health, Inc. (8,919 sq. ft., 16.4% of NRA, 16.2% U/W Base Rent). Orion Health, Inc. is a healthcare consulting and software company that provides clinical workflow and integration technology for the healthcare sector. The company provides clinical consulting services, programs to increase staff awareness, business process mapping, user requirement analysis, clinical information systems for healthcare organizations, clinical workflow analysis/design and training services. Orion Health, Inc. was founded in 2001 and is based in Santa Monica, California. Orion Health, Inc. signed its initial lease for the 10th floor in November 2005 and signed a new seven-year lease in 2012, expanding into the 7th floor. Orion Health, Inc. has one, five-year extension option and no termination options.

In 2013, Orion Health, Inc. began to outgrow its space at the Santa Monica Clock Tower Property and signed a lease for a larger space at another building in Santa Monica. It has since subleased its space at the Santa Monica Clock Tower Property to two separate tenants. The 7th floor space is subleased to Shegerian & Associates, Inc., an employment law firm founded in 1996. Shegerian & Associates, Inc. is currently paying $59.40 PSF, which is 9.9% above Orion Health, Inc.’s base rent for the 7th floor and 10% below the appraiser’s determined market rent of $66.00 PSF for floors 4-8. Shegerian & Associates, Inc.’s sublease is co-terminus with Orion Health, Inc.’s lease. The 10th floor space is subleased to Drobny Capital, a full-service asset management, investment advisory and consulting firm founded in 2007. Drobny Capital is currently paying $58.68 PSF, which is 12.2% below Orion Health, Inc.’s base rent for the 10th floor and 21.8% below the appraiser’s concluded market rent for the floors 9-11 of $75.00 PSF. Drobny Capital’s sublease is co-terminus with Orion Health, Inc.’s lease.

B-57

225 Santa Monica Boulevard Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 8 Santa Monica Clock Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,700,000 54.5% 1.80x 8.2%

Gum Gum, Inc. (8,779 sq. ft., 16.1% of NRA, 16.3% U/W Base Rent). Gum Gum, Inc. provides an in-image advertising platform for publishers and advertisers. Known best for its invention of in-image advertising, Gum Gum, Inc.’s products have since expanded to include several display, mobile and video solutions to help brands tell their stories and publishers unlock new sources of revenue. Gum Gum, Inc. reaches over 600 million unique visitors per month across billions of images on premium websites. The Company was founded in 2006 and is headquartered at the Santa Monica Clock Tower Property. Gum Gum, Inc. has been at the Santa Monica Clock Tower Property since 2013 and has one, five-year extension on their lease and no termination options.

The Misfit (5,505 sq. ft., 10.1% of NRA, 8.9% of U/W Base Rent). The Misfit is a casual restaurant and bar that puts a California spin on comfort food, using locally grown and sourced produce and meats, and also offers an array of signature cocktails. The Misfit is run and operated by LGO Hospitality, which operates several restaurants in Southern California and Phoenix. The Misfit has been at the Santa Monica Clock Tower Property since 2010 and has four, five-year extension options and no termination options. Additionally, The Misfit leases four storage spaces in the basement of the Santa Monica Clock Tower Property on a month to month basis.

The Market.    The Santa Monica Clock Tower Property is located at 225 Santa Monica Boulevard, in downtown Santa Monica, which is located approximately 15 miles west of downtown Los Angeles. The Santa Monica Clock Tower Property’s immediate area is an established infill location, characterized by office, retail and residential uses. The Santa Monica Clock Tower Property benefits from its central downtown location and proximity to the Third Street Promenade and the Pacific Ocean. According to the appraiser, the Santa Monica Clock Tower Property is located in the Santa Monica submarket, within the greater West Los Angeles submarket. The West Los Angeles submarket is the largest office market in Los Angeles, containing 49.6 million sq. ft. of Class A office space, with an overall vacancy rate of 12.7%. The Santa Monica submarket is one of the strongest in West Los Angeles, with an overall vacancy rate of 7.4%. Furthermore, Santa Monica is subject to stringent development regulations that create significant barriers to entry in the submarket. Since 2005, only approximately 322,000 sq. ft. of new office space has been delivered to the submarket.

The appraiser identified a set of six comparable Class A properties in the downtown Santa Monica area that it considered directly competitive with the Santa Monica Clock Tower Property. The buildings range from 47,999 to 247,225 sq. ft. with a weighted average occupancy of 86.4%. Leases signed at the competitive properties range from $61.20 to $82.20 PSF. The chart below summarizes the appraiser’s competitive set.

Competitive Set (1)
Property Name	Distance from Property	Year Built	Net Rentable Area (sq. ft.)	Occupancy	Recent Leasing (PSF)
Santa Monica Clock Tower	NAP	1929	54,471	99.7%	$56.40 - $75.00(2)
100 Wilshire	0.4 miles	1971	247,225	95.0%	$70.80 - $82.20
Portofino Plaza	0.1 miles	1987	47,999	100.0%	$73.80
SeaRise Office Tower	0.3 miles	1976	129,933	98.0%	$70.20 - $73.20
429 Santa Monica	0.2 miles	1982	86,954	77.0%	$61.80 - $63.00
1733 Ocean Avenue	0.6 miles	2002	76,044	55.0%	$61.20 - $66.00
Wilshire Palisades	0.3 miles	1981	205,713	81.0%	$62.40
Total/Wtd. Avg.	0.3 miles		793,868	86.4%
(1)	Source: Appraisal
(2)	Source: underwritten rent roll dated April 30, 2015.

The below chart summarizes the appraiser’s market rent conclusions.

Market Rent (1)
Category	Net Rentable Area (sq. ft.)	Rent PSF
Office (Fl. 2-3)	8,779	$60.00
Office (Fl. 4-8)	21,946	$66.00
Office (Fl. 9-11)	13,170	$75.00
Office (Fl. 12)	4,390	$78.00
Retail	5,075	$84.00
Storage	1,110	$18.00
Total / Wtd. Avg.	54,471	$68.87
(1)	Source: Appraisal

B-58

225 Santa Monica Boulevard Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 8 Santa Monica Clock Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,700,000 54.5% 1.80x 8.2%

Cash Flow Analysis.

Cash Flow Analysis
	2014	U/W	U/W PSF
Base Rent(1)	$2,501,388	$3,281,882	$60.25
Rent Steps	0	82,297	1.51
Value of Vacant Space	0	3,060	0.06
Gross Potential Rent	$2,501,388	$3,367,239	$61.82
Total Recoveries	533,505	501,403	9.20
Total Other Income	271,229	317,500	5.83
Less: Vacancy(2)	0	(209,307)	(3.84)
Effective Gross Income	$3,306,122	$3,976,835	$73.01
Total Operating Expenses	1,497,371	1,777,594	32.63
Net Operating Income	$1,808,751	$2,199,241	$40.37
TI/LC	0	124,122	2.28
Capital Expenditures	0	13,618	0.25
Net Cash Flow	$1,808,751	$2,061,501	$37.85

(1)	U/W Base Rent includes 21,949 sq. ft. (40.3% of NRA) of recent leases signed in the past year.
(2)	Vacancy was underwritten at 5.0%, compared to the in-place vacancy of 0.3%.

Property Management.   The Santa Monica Clock Tower Property is managed by Cushman & Wakefield of California, Inc.

Lockbox / Cash Management. The Santa Monica Clock Tower Loan is structured with a hard lockbox and in place cash management. All rents and other payments are required to be deposited directly into a clearing account controlled by the lender. All funds in the clearing account will be transferred on a daily basis into a deposit account controlled by the lender and disbursed in accordance with the Santa Monica Clock Tower Loan documents. Provided no Trigger Period (as defined herein) is continuing, excess cash in the deposit account will be disbursed in accordance with the Santa Monica Clock Tower Loan documents.

A “Trigger Period” will commence upon (i) the occurrence of an event of default under the loan documents or (ii) the DSCR being less than 1.45x as of any calendar quarter and will end if (a) with respect to clause (i) the event of default has been cured and (b) with respect to clause (ii) the DSCR is at least 1.50x for two consecutive calendar quarters.

Initial Reserves. At closing, the borrower deposited (i) $261,700 into a replacement reserve account, (ii) $346,332 into a TI/LC reserve account, (iii) $11,250 into a required repairs account and (iv) $362,344 into a rent reserve account for existing free rent obligations due to certain tenants.

Ongoing Reserves.   On a monthly basis, the borrower is required to deposit (i) $23,626 into a tax reserve account, (ii) $1,589 into a replacement reserve account and (iii) $9,532 into a TI/LC reserve account. In addition, the borrower is required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve account if an acceptable blanket insurance policy is no longer in place.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness. None.

B-59

225 Santa Monica Boulevard Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 8 Santa Monica Clock Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,700,000 54.5% 1.80x 8.2%

Santa Monica Clock Tower
225 Santa Monica Boulevard
Santa Monica, CA 90401
Santa Monica
Santa Monica Bay
THIRD STREET PROMENADE
MONTANA AVENUE SHOPPING AREA
OCEAN PARK
MAIN STREET
ROSE AVENUE
VENICE
ABBOTT KINNEY
BRENTWOOD
MAR VISTA
SANTA MONICA MUNICIPAL AIRPORT
SANTA MONICA FREEWAY
SAN VICENTE BLVD
MONTANA AVE
WILSHIRE BLVD
SANTA MONICA BLVD
COLORADO AVE
OLYMPIC BLVD
PICO BLVD
OCEAN PARK BLVD
LINCOLN BLVD
OCEAN AVE
ROSE AVE
NATIONAL BLVD
Santa Monica Pier
Annenberg Public Beach House
Santa Monica UCLA Medical Center
St John's Medical Center
Santa Monica College
Santa Monica High School
COLORADO / 4TH STREET
COLORADO / 17TH STREET
OLYMPIC / 26TH STREET
EXPO / BUNDY DR
Santa Monica
Los Angeles
Glendale
Burbank
VAN NUYS
HOLLYWOOD
West Hollywood
Beverly Hills
Culver City
DTLA
VENICE
Marina Del Rey
PLAYA VISTA
LOS ANGELES INTERNATIONAL AIRPORT (LAX)
Inglewood
El Segundo
Hawthorne
Manhattan Beach
Gardena
Lynwood
South Gate
Huntington Park
Vernon
CARTIFACT

B-60

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B-61

1 & 2 Righter Parkway Wilmington, DE 19803	Collateral Asset Summary – Loan No. 9 Delaware Corporate Center I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,450,000 67.3% 1.75x 10.9%

B-62

1 & 2 Righter Parkway Wilmington, DE 19803	Collateral Asset Summary – Loan No. 9 Delaware Corporate Center I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,450,000 67.3% 1.75x 10.9%

Mortgage Loan Information
Loan Seller:	LCF
Loan Purpose:	Acquisition
Sponsor:	Christopher F. Buccini; Robert E. Buccini; David B. Pollin
Borrower:	1 Righter LLC; 2 Righter LLC
Original Balance:	$26,450,000
Cut-off Date Balance:	$26,450,000
% by Initial UPB:	2.0%
Interest Rate:	3.9700%
Payment Date:	6th of each month
First Payment Date:	June 6, 2015
Maturity Date:	May 6, 2025
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$227,120	$25,236
Insurance:	$17,533	$2,922
Replacement:	$0	$3,338
TI/LC:	$620,000	$16,690
Free Rent:	$117,543	$0
Ground Rent:	$28,000	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$132
Balloon Balance / Sq. Ft.:	$114
Cut-off Date LTV:	67.3%
Balloon LTV:	58.2%
Underwritten NOI DSCR(2):	1.91x
Underwritten NCF DSCR(2):	1.75x
Underwritten NOI Debt Yield:	10.9%
Underwritten NCF Debt Yield:	10.0%
Underwritten NOI Debt Yield at Balloon:	12.6%
Underwritten NCF Debt Yield at Balloon:	11.5%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Leasehold
Location:	Wilmington, DE
Year Built / Renovated:	1987, 1989 / 2014
Total Sq. Ft.:	200,275
Property Management:	BPG Real Estate Services LLC
Underwritten NOI:	$2,883,986
Underwritten NCF:	$2,640,684
Appraised Value:	$39,275,000
Appraisal Date:	March 25, 2015

Historical NOI
Most Recent NOI:	$3,004,309 (T-12 February 28, 2015)
2014 NOI:	$2,983,338 (December 31, 2014)
2013 NOI:	$2,819,566 (December 31, 2013)
2012 NOI:	$2,078,561 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	100.0% (March 2, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	96.4% (December 31, 2013)
2012 Occupancy:	84.4% (December 31, 2012)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.71x and 2.48x, respectively.

B-63

1 & 2 Righter Parkway Wilmington, DE 19803	Collateral Asset Summary – Loan No. 9 Delaware Corporate Center I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,450,000 67.3% 1.75x 10.9%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
DuPont Capital(2)	A/A2/A	53,227	26.6%	$26.50	30.5%	12/31/2022
Morgan Stanley(3)	A/Baa2/A-	24,947	12.5%	$15.20	8.2%	4/30/2021
ClearBridge Advisors(4)	NR/NR/NR	18,243	9.1%	$30.44	12.0%	10/31/2018
Lyons Insurance(5)	NR/NR/NR	15,119	7.5%	$26.25	8.6%	4/30/2017
Synchrogenix(6)	NR/NR/NR	10,702	5.3%	$23.93	5.5%	10/31/2019
Total Major Tenants		122,238	61.0%	$24.53	64.8%
Remaining Tenants		78,037	39.0%	$20.89	35.2%
Total Occupied Collateral		200,275	100.0%	$23.11	100.0%
Vacant		0	0.0%
Total		200,275	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	DuPont Capital has two, five-year extension options. DuPont Capital has the right to terminate its lease on December 31, 2019 provided the tenant has given landlord notice on or before June 30, 2018 in addition to paying a termination payment of $345,975 plus any unamortized costs associated with the expansion space. DuPont Capital also has one month of free rent in December 2015 for which lender reserved $117,542 at closing.
(3)	Morgan Stanley has two, five-year extension options. Morgan Stanley has two options to terminate the in place lease on April 30, 2016 or April 30, 2018 provided the tenant has given landlord nine months’ notice. In addition, Morgan Stanley must pay the landlord the unamortized portion of the tenant allowance, transaction costs and free rent, amortized at 8.0% interest.
(4)	ClearBridge Advisors have two, five-year extension options and does not have any termination options.
(5)	Lyons Insurance has one, five-year extension option and does not have any termination options.
(6)	Synchrogenix has one, five-year extension option. Synchrogenix has a one-time right to terminate its lease on December 31, 2017 provided the tenant has given landlord no less than 12 months’ notice and pays a termination fee equal to the unamortized portion of the tenant allowance, transaction costs and free rent, amortized at 8.0% interest.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	1	1,400	0.7%	1,400	0.7%	$16.40	0.5%	0.5%
2016	3	10,404	5.2%	11,804	5.9%	$19.21	4.3%	4.8%
2017	4	24,400	12.2%	36,204	18.1%	$25.13	13.2%	18.1%
2018	3	19,877	9.9%	56,081	28.0%	$29.95	12.9%	30.9%
2019	9	31,980	16.0%	88,061	44.0%	$22.96	15.9%	46.8%
2020	5	19,853	9.9%	107,914	53.9%	$18.30	7.9%	54.6%
2021	1	24,947	12.5%	132,861	66.3%	$15.20	8.2%	62.8%
2022	4	57,427	28.7%	190,288	95.0%	$26.28	32.6%	95.4%
2023	3	9,301	4.6%	199,589	99.7%	$22.69	4.6%	100.0%
2024	0	0	0.0%	199,589	99.7%	$0.00	0.0%	100.0%
2025	0	0	0.0%	199,589	99.7%	$0.00	0.0%	100.0%
Thereafter(2)	0	686	0.3%	200,275	100.0%	$0.00	0.0%	100.0%
Vacant	NAP	0	0.0%	200,275	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	33	200,275	100.0%			$23.11	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.
(2)	686 square feet represents storage and maintenance space.

B-64

1 & 2 Righter Parkway Wilmington, DE 19803	Collateral Asset Summary – Loan No. 9 Delaware Corporate Center I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,450,000 67.3% 1.75x 10.9%

The Loan.    The Delaware Corporate Center I & II Loan (the “Delaware Corporate Center I & II Loan”) is a 10-year fixed-rate loan secured by the borrower’s leasehold interest in a 200,275 sq. ft. Class A corporate center located at 1 & 2 Righter Parkway in Wilmington, Delaware (the “Delaware Corporate Center I & II Property”). The Delaware Corporate Center I & II Loan has an original principal balance of $26.45 million and is structured with an initial 36-month interest only period and amortizes on a 30-year schedule thereafter. The Delaware Corporate Center I & II Loan accrues interest at a fixed annual rate equal to 3.9700% and has a cut-off date balance of $26.45 million. Loan proceeds, along with approximately $8.9 million of borrower equity, were used to purchase the Delaware Corporate Center I & II Property for approximately $34.0 million, fund reserves of approximately $1.0 million and pay closing costs of approximately $0.4 million. Based on the appraised value of $39.275 million as of March 25, 2015, the cut-off date LTV is 67.3% and the balloon LTV is 58.2%. The most recent financing of the Delaware Corporate Center I & II Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$26,450,000	74.8%	Purchase Price	$33,975,000	96.1%
Borrower Equity	$8,900,643	25.2%	Reserves	$1,010,195	2.9%
			Closing Costs	$365,448	1.0%
Total Sources	$35,350,643	100.0%	Total Uses	$35,350,643	100.0%

The Borrower / Sponsor.    The borrowers are 1 Righter LLC and 2 Righter LLC, both Delaware limited liability companies. The sponsors and non-recourse carveout guarantors of the borrowers are Robert E. Buccini, Christopher F. Buccini and David B. Pollin who are the key principals of the Buccini/Pollin Group, Inc. (“BPG”). BPG is a privately-held, real estate acquisition, development and management company founded in 1993. Through a group of affiliated companies, including PM Hospitality Strategies, Inc., BPG Real Estate Services, LLC, BPG Residential Services, LLC, and BPGS Construction, LLC, the sponsors of BPG oversee all aspects of project acquisition, finance, development, construction, leasing, operations, and disposition for its portfolio of properties.

BPG has acquired or developed real estate assets having a value in excess of $4.0 billion and have experience investing and operating properties in the Mid-Atlantic and Northeastern regions of the United States, with a portfolio including 6.0 million sq. ft. of office and retail space, 26 hotels, 10 residential communities and multiple entertainment venues.

The Property. The Delaware Corporate Center I & II Property is a 200,275 sq. ft. office complex consisting of two freestanding, three story Class A buildings situated on 14.47 acres in Wilmington, Delaware. Delaware Corporate Center I is a three-story building constructed in 1989 containing 104,761 sq. ft., and Delaware Corporate Center II is a three-story office building constructed in 1987 containing 95,514 sq. ft., with the improvements both in good condition. A 60-year ground lease encumbers the subject site totaling 14.47 acres (6.56 acres for Delaware Corporate Center I and 7.91 acres for Delaware Corporate Center II).

The Delaware Corporate Center I & II Property is located in suburban Wilmington, in Brandywine Hundred, an administrative subdivision of New Castle County, Delaware. New Castle County is divided into ten districts known as "Hundreds”. Although these subdivisions once had political significance, the county or the incorporated towns and cities now have powers over land use and development within their jurisdictions.

Primary access to the subject neighborhood is provided by Route 202 (Concord Pike) and Interstate Highway 95, which provides access along the northeastern corridor. This arterial connects the subject neighborhood to New York, Philadelphia and Washington, D.C. Route 202 provides north-south access to the area. As of 2015, there is a population of 10,274 and 184,753 and an estimated average household income of $121,774 and $86,876 within a one- and five-mile radius respectively. According to the appraisal, the long-term trend for the Delaware Corporate Center I & II Property’s area is for moderate growth given the transportation benefits, ample labor pool, proximity to the Wilmington CBD and attractive environment. The Delaware Corporate Center I & II Property was renovated in 2014 and includes 891 surface parking spaces, which equates to a parking ratio of 4.45 spaces per 1,000 sq. ft.

As of March 2, 2015 the Delaware Corporate Center I & II Property is 100.0% leased to 25 tenants with leased spaces ranging in size from 1,005 sq. ft. to 53,227 sq. ft.

Environmental Matters. A Phase I environmental report was performed on April 3, 2015. Based on the age of the property, asbestos containing material was identified and recommended the borrower manage suspected asbestos under an in-place O&M.

B-65

1 & 2 Righter Parkway Wilmington, DE 19803	Collateral Asset Summary – Loan No. 9 Delaware Corporate Center I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,450,000 67.3% 1.75x 10.9%

Major Tenants.

E.I. du Pont de Nemours and Company (“DuPont Capital”) (53,227 sq. ft., 26.6% of NRA, 30.5% of U/W Base Rent). DuPont Capital is an American Chemical company founded in July 1802 as a gunpowder mill near Wilmington, Delaware. Since then DuPont Capital has grown to be the fourth largest global chemical company in the world, whose headquarters are located in Wilmington, Delaware adjacent to the Delaware Corporate Center I & II Property and employs more than 60,000 people globally with a diverse array of product offerings.

DuPont Capital has two, five-year extension options and has the right to terminate its lease on December 31, 2019 provided the tenant has given landlord notice on or before June 30, 2018 in addition to paying an early termination fee of $345,975 plus any unamortized costs associated with the expansion space. DuPont Capital also has one month of free rent in December 2015 for which lender reserved $117,542 at closing.

Morgan Stanley (24,947 sq. ft., 12.5% of NRA, 8.2% of U/W Base Rent). Morgan Stanley, a financial holding company, was founded in 1924 and provides various financial products and services to corporations, governments, financial institutions, and individuals worldwide.

Morgan Stanley is comprised of three segments which include their Institutional Securities segment, offering various financial advisory services that include mergers and acquisitions, divestitures, and joint ventures; their Wealth Management segment (Morgan Stanley Smith Barney) which provide brokerage and investment advisory services; and their Investment Management segment which provides various alternative investment products such as hedge funds, private equity and real estate funds.

Morgan Stanley has two, five-year extension options and has two options to terminate the in place lease on April 30, 2016 or April 30, 2018 provided the tenant has given landlord nine months’ notice. In addition, Morgan Stanley must pay the landlord the unamortized portion of the tenant allowance, transaction costs and free rent, amortized at 8.0% interest.

ClearBridge Advisors (18,243 sq. ft., 9.1% of NRA, 12.0% of U/W Base Rent). ClearBridge Advisors are a well-established global investment manager with a legacy dating back more than 50 years and $114.6 billion in assets under management, as of December 31, 2014. ClearBridge Advisors employs 204 people across New York, Baltimore, San Francisco, and at the Delaware Corporate Center I & II Property in Wilmington, Delaware.

ClearBridge Advisors is owned by Legg Mason, Inc. Legg Mason, Inc. is a publicly owned asset management holding company. ClearBridge Advisors provides investment management and related services to institutional and individual clients, company-sponsored mutual funds and other pooled investment vehicles through its wholly owned subsidiaries.

ClearBridge Advisors have two, five-year extension options and does not have termination options.

The Market.   The Delaware Corporate Center I & II Property are Class A office buildings in the North New Castle County submarket within the Wilmington-Newark Metropolitan Area. The City of Wilmington serves as the commercial core of this metropolitan area and part of a larger economic geographic entity known as the Delaware Valley, which extends northeast from Wilmington through the adjoining Philadelphia Metropolitan area up to Trenton, New Jersey. The City of Wilmington has a currently estimated population of 71,000 and the current population of New Castle County is estimated to be about 546,000.

Wilmington and Newark are the main employment centers of New Castle County. Due to the highway network, a number of attractive office and industrial parks have evolved throughout the suburban areas of the county. New Castle County is a net importer of jobs from Maryland, New Jersey and Pennsylvania.

The neighborhood has a concentration of commercial land uses surrounded by relatively dense residential development. The area was developed as a major commercial district due to the highway system serving it and tax differential between Delaware and Pennsylvania. There are a number of corporate headquarters in the area which serve as a source of inflow business for retailers in the neighborhood including the Concord Mall, an approximately 865,000 sq. ft. enclosed regional shopping center anchored by Sears, Macy’s and Boscov’s.

The appraisal reported there to be approximately 16.18 million sq. ft. of commercial office space and a 20.1% vacancy rate in Northern Delaware at the end of Q4 2014. Total inventory of the Class A office space in North New Castle County submarket at the end of Q4 2014 was approximately 1.79 million sq. ft. and an overall vacancy rate of 4.7%. Average rental rates in the North New Castle County submarket is $25.84 PSF vs. Class A office space in Northern Delaware at $26.47 PSF.

The appraisal identified four comparable leases within nearby competitive office buildings. A summary of recent office leases are provided in the subsequent chart:

B-66

1 & 2 Righter Parkway Wilmington, DE 19803	Collateral Asset Summary – Loan No. 9 Delaware Corporate Center I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,450,000 67.3% 1.75x 10.9%

Comparable Office Rentals(1)
Name	Delaware Corporate Center I & II Property	3 Beaver Valley Road	Applied Bank Center	Bellevue Park Corporate Center	Chestnut Run
Building Sq. Ft.	200,275	263,503	195,476	98,667	94,260
Year Built	1987, 1989	1995	1980	1990	2002
Tenant Name(s)	Various	Solenis, LLC	Wells Fargo	Goldman Sachs	Charles Schwab
Size (Sq. Ft.)	Various	34,321	38,300	4,573	7,550
Base Rent PSF	Various	$20.00	$24.50	$28.00	$24.00
(1)	Source: Appraisal.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 2/28/2015	U/W	U/W PSF
Base Rent	$3,399,141	$4,152,864	$4,339,207	$4,370,751	$4,628,522	$23.11
Value of Vacant Space	0	0	0	0	0	0.00
Gross Potential Rent(1)	$3,399,141	$4,152,864	$4,339,207	$4,370,751	$4,628,522	$23.11
Total Recoveries	244,907	282,231	353,073	360,581	366,168	1.83
Total Other Income	198,742	293,735	323,172	329,742	329,742	1.65
Less: Vacancy(2)	0	0	0	0	(349,628)	(1.75)
Effective Gross Income	$3,842,790	$4,728,830	$5,015,452	$5,061,074	$4,974,804	$24.84
Total Operating Expenses	1,764,229	1,909,264	2,032,114	2,056,765	2,090,818	10.44
Net Operating Income	$2,078,561	$2,819,566	$2,983,338	$3,004,309	$2,883,986	$14.40
TI/LC	0	0	0	0	203,247	1.01
Capital Expenditures	0	0	0	0	40,055	0.20
Net Cash Flow	$2,078,561	$2,819,566	$2,983,338	$3,004,309	$2,640,684	$13.19

(1)	U/W Gross Potential Rent is comprised of Base Rent from the Delaware Corporate Center I & II Property.
(2)	U/W Vacancy is based on an economic vacancy of 7% of Gross Revenue, greater than the appraiser’s concluded vacancy of 4.7%. The Delaware Corporate Center I and II Property is 100% occupied as of March 2, 2015.

Property Management.    The Delaware Corporate Center I & II Property is managed by BPG Real Estate Services LLC, a borrower affiliate.

Lockbox / Cash Management.    The Delaware Corporate Center I & II Loan is structured with a springing hard lockbox and springing cash management. Upon a Cash Sweep Event (as described herein) event, the borrower is required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. Provided no Cash Sweep Event Period (as defined herein) exists, all funds in the lockbox account are swept daily to the borrower’s operating account. Upon the occurrence and during the continuance of a Cash Sweep Event Period, amounts on deposit in the clearing account will be swept to a cash management account established and maintained by the lender, and applied to the payment of all required payments and reserves as set forth in the Delaware Corporate Center I & II Loan documents, with any excess cash to be retained by the lender in the cash management account.

A “Cash Sweep Event” will commence (i) upon an event of default, (ii) upon any bankruptcy or insolvency of the property manager, (iii) when a Cash Sweep Significant Tenant Trigger Event (as defined herein) occurs and (iv) when the debt service coverage ratio (as calculated in accordance with the related loan documents) is less than 1.15x (a “Cash Sweep DSCR Trigger Event”), and will end when (a) with respect to clause (i) above, the event of default has been cured, (b) with respect to clause (ii) above, the date on which the borrower has entered into a replacement management agreement with a qualified manager (as described in the loan documents) in accordance with the loan terms, (c) with respect to clause (iii) above, the date on which the Cash Sweep Significant Tenant Trigger Event has ended, and (d) with respect to clause (iv) above, the date on which the debt service coverage ratio is at least 1.25x two consecutive quarters.

A “Cash Sweep Event Period” means any period commencing on the occurrence of a Cash Sweep Event and continuing until the earlier of (i) the monthly payment date following the end of the applicable Cash Sweep Event or (ii) the payment in full of all principal and interest on the Delaware Corporate Center I & II Loan and all other amounts payable under the related loan documents in accordance with the terms and provisions of the related loan documents.

B-67

1 & 2 Righter Parkway Wilmington, DE 19803	Collateral Asset Summary – Loan No. 9 Delaware Corporate Center I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,450,000 67.3% 1.75x 10.9%

A “Cash Sweep Significant Tenant Trigger Event” will commence on (i) the date on which any “Significant Tenant” (defined as any tenant under a lease which, either individually, or when taken together with any other lease with such tenant or its affiliates (x) covers more than 25% of the total square footage at the property or (y) constitutes more than 25% of the total annual rents) goes into payment default under its lease, (ii) the date on which any Significant Tenant (or such Significant Tenant's parent company) becomes insolvent or a debtor in any bankruptcy action, (iii) the date that is 12 months prior to the scheduled expiration date of the DuPont Capital lease (which lease is currently scheduled to expire on December 31, 2022) or (iv) the date on which DuPont Capital delivers notice that it is terminating its lease, and will end as of (a) the date on which a re-tenanting event has occurred (in the cases of a Cash Sweep Significant Tenant Trigger Event caused solely by the occurrence of clauses (iii) or (iv) in the definition thereof, with respect to DuPont Capital); or (b) with respect to clause (ii) above, the date on which the applicable Significant Tenant or such Significant Tenant's parent company, as the case may be, becomes solvent to the lender's satisfaction for two consecutive quarters or is no longer be a debtor in any bankruptcy action and has affirmed its lease pursuant to a final non-appealable order of a court of competent jurisdiction.

Initial Reserves.    At origination, the borrower deposited (i) $227,120 into a tax reserve account, (ii) $17,533 into an insurance reserve account, (iii) $620,000 into a TI/LC reserve account for approved leasing expenses, (iv) $117,543 into a free rent reserve account and (v) $28,000 into a ground rent reserve account.

Ongoing Reserves.    The borrower is required to deposit on a monthly basis reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $25,236, into the tax reserve account, (ii) 1/12 of the estimated insurance premiums, which currently equates to $2,922, into an insurance reserve account, (iii) $16,690 into the TI/LC reserve account, (iv) $3,338 into the replacement reserve account and (v) at any time the balance of the ground rent reserve account falls below $28,000, monthly deposits in the amount of the deficiency will be deposited into the reserve until the balance reaches $28,000.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Ground Lease. Delaware Corporate Center I & II Property is subject to a ground lease between Woodlawn Trustees, Inc. and Donohoe Wilmington Associates One Limited Partnership. Each property is on its own individual ground lease with the Woodlawn Trustees. The Delaware Corporate Center I ground lease, dated July 28, 1986, expires on July 27, 2046 and has two consecutive 10-year renewal options. The Delaware Corporate Center II ground lease, dated May 31, 1988, expires on May 30, 2048 and has two consecutive 10-year renewal options. The current annual ground rent payment for Delaware Corporate Center I and Delaware Corporate Center II are $128,451 and $176,513, respectively. Both leases are structured with 5 year escalations at the CPI over each ground lease base year.

B-68

1 & 2 Righter Parkway Wilmington, DE 19803	Collateral Asset Summary – Loan No. 9 Delaware Corporate Center I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,450,000 67.3% 1.75x 10.9%

MAP © 2015 CARTIFACT · DATA © OSM
CARTIFACT
PENNSYVLANIA
DELAWARE
NEW JERSEY
Delaware River
Delaware Corporate Center I & II
1 & 2 Righter Parkway
Wilmington, DE 19803
Wilmington
Elsmere
Ardentown
Brandywine Town Center
Concord Mall
Widener University School of Law
Brandywine Country Club
Bidermann Golf Club
Brandywine Creek State Park
Fairfax Shopping Center
Alfred Dupont Hospital For Children
Miller Shopping Center
Riverview Cemetery
Merchants Square
Silverbrook Memorial Park
Cathedral Cemetery
Prices Corner
Daniel S Frawley Stadium
Gracelawn Memorial Park
Wilmington University New Castle
Penn Mart Shopping Center
NEW CASTLE AIRPORT
Branmar Plaza
Wilmington Country Club
Dupont Country Club
Rock Manor Golf Course
Bellevue State Park
Fox Point Park
WILMINGTON WEST CHESTER PIKE
NAAMANS CREEK RD
NAAMANS RD
FOULK RD
SILVERSIDE RD
CONCORD PIKE
POWDER MILL RD
KENNETT PIKE
LANCASTER PIKE
PHILADELPHIA PIKE
BOXWOOD RD
W NEWPORT PIKE
Boyertown
Doylestown
Harleysville
PENNSLYVANIA
Southampton
Trenton
Woodside
Levittown
Phoenixville
Norristown
Blue Bell
Willow Grove
Chester Springs
Bristol
Cheltenham
Wayne
Malvern
Havertown
West Chester
Rose Tree
Philadelphia
Mt. Holly
Chester
Medford
Voorhees
NEW JERSEY
Berlin
Mantua
DELAWARE
Gloucester Township
Shamong
Wilmington
Glassboro
Pilesgrove

B-69

31571 Rancho Viejo Road San Juan Capistrano, CA 92675	Collateral Asset Summary – Loan No. 10 Ortega Ranch	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 70.4% 1.42x 8.6%

B-70

31571 Rancho Viejo Road San Juan Capistrano, CA 92675	Collateral Asset Summary – Loan No. 10 Ortega Ranch	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 70.4% 1.42x 8.6%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor(1):	Scott J. Seligman
Borrower:	Ortega Ranch, LLC
Original Balance:	$25,000,000
Cut-off Date Balance:	$25,000,000
% by Initial UPB:	1.9%
Interest Rate:	3.9000%
Payment Date:	6th of each month
First Payment Date:	June 6, 2015
Maturity Date:	May 6, 2025
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt(2):	Future Mezzanine Debt Permitted
Call Protection:	L(25), D(90), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$95,013	$23,753
Insurance:	$0	Springing
Replacement:	$0	$2,391
TI/LC:	$300,000	$14,946

Financial Information
Cut-off Date Balance / Sq. Ft.:	$174
Balloon Balance / Sq. Ft.:	$150
Cut-off Date LTV:	70.4%
Balloon LTV:	60.8%
Underwritten NOI DSCR(4):	1.53x
Underwritten NCF DSCR(4):	1.42x
Underwritten NOI Debt Yield:	8.6%
Underwritten NCF Debt Yield:	8.0%
Underwritten NOI Debt Yield at Balloon:	10.0%
Underwritten NCF Debt Yield at Balloon:	9.3%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	San Juan Capistrano, CA
Year Built / Renovated:	2005 / 2014
Total Sq. Ft.:	143,478
Property Management:	S.M. Farthington Ltd., LLC, dba Seligman Western Enterprises, Ltd. II
Underwritten NOI:	$2,157,928
Underwritten NCF:	$2,003,679
Appraised Value:	$35,500,000
Appraisal Date:	March 5, 2015

Historical NOI
2014 NOI:	$1,857,002 (December 31, 2014)
2013 NOI:	$1,701,786 (December 31, 2013)
2012 NOI:	$1,750,496 (December 31, 2012)

Historical Occupancy(5)
Most Recent Occupancy:	89.4% (April 20, 2015)
2014 Occupancy(6):	85.1% (December 31, 2014)
2013 Occupancy:	79.5% (December 31, 2013)
2012 Occupancy:	79.8% (December 31, 2012)
(1)	The sponsor is also the sponsor under the mortgage loans identified on Annex A-1 to this prospectus supplement as Capistrano Business Center I & II, which has a Cut-off Date Balance of $34,700,000 and North Stadium Business Center, which has a Cut-off Date Balance of $10,360,000.
(2)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(3)	See “Initial Reserves” and “Ongoing Reserves” herein.
(4)	Based on amortizing payments. Based on the current interest only debt service payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.18x and 2.03x, respectively.
(5)	The Ortega Ranch Property was completed in 2005 and was in a lease up phase during 2006 and 2007.
(6)	2014 Historical Occupancy represents the average occupancy for the year as the historical occupancies for the months of November and December were not available.

B-71

31571 Rancho Viejo Road San Juan Capistrano, CA 92675	Collateral Asset Summary – Loan No. 10 Ortega Ranch	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 70.4% 1.42x 8.6%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
People's Care(1)	NR/NR/NR	9,609	6.7%	$24.60	7.5%	12/31/2021
New Method Wellness(2)	NR/NR/NR	8,617	6.0%	$23.06	6.3%	4/30/2020
Capital Bank(3)	NR/NR/NR	8,287	5.8%	$29.40	7.8%	10/31/2021
Ten Media LLC(4)	NR/NR/NR	7,761	5.4%	$23.16	5.7%	3/31/2016
The Revival Center(5)	NR/NR/NR	7,057	4.9%	$26.40	5.9%	4/30/2019
Total Major Tenants		41,331	28.8%	$25.28	33.3%
Remaining Tenants		86,957	60.6%	$24.04	66.7%
Total Occupied Tenants		128,288	89.4%	$24.44	100.0%
Vacant		15,190	10.6%
Total		143,478	100.0%

(1)	People’s Care has one three-year renewal option upon written notice no later than 12 months and no earlier than 18 months prior to the lease expiration date. The tenant has no termination options.
(2)	New Method Wellness has one five-year renewal option upon written notice no later than six months and no earlier than 12 months prior to the lease expiration date. The tenant has no termination options.
(3)	Capital Bank has one seven-year renewal option upon written notice no less than 180 days prior to the lease expiration date. The tenant has no termination options.
(4)	Ten Media LLC has no renewal or termination options.
(5)	The Revival Center has no renewal or termination options.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	22	38,226	26.6%	38,226	26.6%	$23.88	29.1%	29.1%
2016	12	24,728	17.2%	62,954	43.9%	$25.24	19.9%	49.0%
2017	5	9,496	6.6%	72,450	50.5%	$24.36	7.4%	56.4%
2018	7	10,187	7.1%	82,637	57.6%	$23.43	7.6%	64.0%
2019	6	16,893	11.8%	99,530	69.4%	$26.62	14.3%	78.4%
2020	4	8,617	6.0%	108,147	75.4%	$23.06	6.3%	84.7%
2021	5	17896	12.5%	126,043	87.8%	$26.82	15.3%	100.0%
2022	0	0	0.0%	126,043	87.8%	$0.00	0.0%	100.0%
2023	0	0	0.0%	126,043	87.8%	$0.00	0.0%	100.0%
2024	0	0	0.0%	126,043	87.8%	$0.00	0.0%	100.0%
2025	0	0	0.0%	126,043	87.8%	$0.00	0.0%	100.0%
Thereafter	1	2,245	1.6%	128,288	89.4%	$0.00	0.0%	100.0%
Vacant	NAP	15,190	10.6%	143,478	100.0%	NAP	NAP
Total / Wtd. Avg.	62	143,478	100.0%			$24.44	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

The Loan.    The Ortega Ranch loan (the “Ortega Ranch Loan”) is a $25.0 million fixed rate loan secured by the borrowers’ fee simple interest in a 143,478 sq. ft., Class A office property located at 31571 Rancho Viejo Road in San Juan Capistrano, California (the “Ortega Ranch Property”). The Ortega Ranch Loan has a 10-year term and amortizes on a 30-year schedule after a 36-month interest only period. The Ortega Ranch Loan accrues interest at a fixed rate equal to 3.9000%. Loan proceeds, along with approximately $0.9 million of sponsor equity, were used to retire existing debt of approximately $25.2 million, fund upfront reserves of approximately $0.4 million and pay closing costs of approximately $0.2 million. Based on the appraised value of $35.5 million as of March 5, 2015, the cut-off date LTV ratio is 70.4%. The most recent prior financing of the Ortega Ranch Property was not included in a securitization.

B-72

31571 Rancho Viejo Road San Juan Capistrano, CA 92675	Collateral Asset Summary – Loan No. 10 Ortega Ranch	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 70.4% 1.42x 8.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$25,000,000	96.7%	Loan Payoff	$25,233,344	97.6%
Sponsor Equity	$859,325	3.3%	Reserves	$395,013	1.5%
			Closing Costs	$230,969	0.9%
Total Sources	$25,859,325	100.0%	Total Uses	$25,859,325	100.0%

The Borrower / Sponsor.    The borrower, Ortega Ranch, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrower and the non-recourse carveout guarantor is Scott J. Seligman.

Scott J. Seligman is CEO of Seligman & Associates, Inc. Founded in 1954, Seligman & Associates, Inc. is a Michigan-based developer, investor and manager of commercial and residential properties. Seligman & Associates, Inc. owns in excess of 1.0 million sq. ft. of retail space, 1.97 million of office space and 816 multifamily units throughout the western United States, including nine office and flex properties in Southern California. In addition to acting as CEO of Seligman & Associates, Inc., Scott J. Seligman also owns Sterling Bank & Trust, a regional bank in San Francisco.

The Property. The Ortega Ranch Property consists of a 143,478 sq. ft. business park located in San Juan Capistrano, California. The Ortega Ranch Property consists of 12 one- and two-story office buildings that were constructed by the sponsor in 2005 and renovated in 2014. The sponsor’s total cost basis in the Ortega Ranch Property is $46.0 million ($321 PSF). The Ortega Ranch Property features a diversified rent roll leased to more than 40 local businesses, with approximately 24,904 sq. ft. (17.4% of NRA) having been at the Ortega Ranch Property since 2006 and 2007. The Ortega Ranch Property experienced a significant drop in occupancy in 2013 due to an ongoing $86.2 million road construction project at the nearby Interstate 5 and Ortega Highway interchange. Since the aforementioned road project has entered into its completion phase, the Ortega Ranch Property has seen an upward swing in leasing. The subsequent chart shows the average annual occupancy at the Ortega Ranch Property since 2006. Since March 2014, the sponsor has signed 46,723 sq. ft. of new and renewal leases with a weighted average rental rate of $25.09 PSF and term of 4.25 years. While it is common for tenants to sign shorter term leases at the Ortega Ranch Property, many tenants renew their leases several times and have expanded into additional space. On a weighted average basis, the current tenants have been at the property for 6.6 years. In addition, the Ortega Ranch Property has 571 parking spaces, which equates to a parking ratio of approximately 3.98 spaces per 1,000 sq. ft.

Historical Average Occupancy Chart(1)
Year	2006	2007	2008	2009	2010	2011	2012	2013	2014
Occupancy	30.5%	71.5%	87.0%	87.4%	82.7%	85.7%	82.6%	79.7%	85.1%
(1)	Source: sponsor

The Ortega Ranch Property is located at the intersection of Rancho Viejo Road and Ortega Highway which is a major intersection in San Juan Capistrano. Public transportation is provided to the Ortega Ranch Property via the San Juan Capistrano Amtrak station, which is located just on the other side of I-5, approximately 0.7 miles away. Additionally tenants benefit from being 0.6 miles from the Camino-Capistrano/Ortega Highway bus stop, which is located adjacent to the Amtrak station.

Environmental Matters. The Phase I environmental report dated March 13, 2015 recommended no further action at the Ortega Ranch Property.

Major Tenants.

People’s Care (9,609 sq. ft.; 6.7% of NRA; 7.5% of U/W Base Rent). People’s Care provides onsite assisted living care for elders, children, and other special services. People’s Care specializes in private, in-home senior care, rehabilitation care, chronic illness care, Alzheimer’s/dementia care and care for those with challenging behaviors. The tenant signed a lease at the Ortega Ranch Property in January 2015, for a seven-year term, with one three-year renewal option and no termination options.

New Method Wellness (8,617 sq. ft.; 6.0% of NRA; 6.3% of U/W Base Rent). New Method Wellness is a center for out-patient addiction treatment that provides a variety of services for alcohol and drug addiction. Services include medical detox, primary care, dual diagnosis, extended aftercare, outpatient treatment and family outreach. At the New Method Wellness Center, rehabilitation is supported by acupuncture, yoga, massage, process group therapy, relapse prevention, meditation, art therapy, nutrition and family therapy. The tenant has been at the Ortega Ranch Property since early 2011 and has expanded into additional space multiple times. New Method Wellness has one five-year renewal option and no termination options.

Capital Bank (8,287 sq. ft.; 5.8% of NRA; 7.8% of U/W Base Rent). Capital Bank is a business and professional community bank located in South Orange County, providing traditional personal banking products and also business banking products. The bank provides lines of credit, equipment loans, term loans, real estate loans, construction loans, professional loans and letters of credit to businesses. Capital Bank has been at the Ortega Ranch Property since March 2007 and renewed its lease for seven years in

B-73

31571 Rancho Viejo Road San Juan Capistrano, CA 92675	Collateral Asset Summary – Loan No. 10 Ortega Ranch	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 70.4% 1.42x 8.6%

November 2014. The tenant has one seven-year renewal option, and no termination provisions. According to the property manager, Capital Bank invested approximately $80.00 PSF into the build-out of their retail branch space.

The Market. The Ortega Ranch Property is located within the San Juan Capistrano neighborhood of South Orange County, California which is considered to be a suburban location of the Santa Ana-Anaheim-Irvine metropolitan division. The Ortega Ranch Property is located directly off of Interstate 5 in an infill area characterized by office, retail and residential uses. The immediate area around the Ortega Ranch Property features low rise business park developments to the east and north with a number of commercial developments and residential developments to the west.

According to a market research report, the South Orange County office submarket consists of 662 properties totaling 22.7 million sq. ft. and featured a vacancy rate of 8.0% in 2014, the lowest of all Orange County office submarkets. Annual rental rates in the South Orange County office submarket have recovered from the recent trough of $23.16 PSF in 2012 to $26.28 PSF as of 4Q 2014. The submarket has experienced no new construction since 2009 and experienced positive absorption for the second consecutive year in 2014. In addition, the appraiser concluded the office vacancy rate for the submarket to be 6.0% and for the San Juan Capistrano area to be 5.0%.

The appraiser identified five comparable office properties in the Orange County submarket with recent leases having a base rent range of $19.80 PSF to $27.00 PSF. Based on recent leases at the Ortega Ranch Property signed since November 2014 with lease terms of 24 to 36 months, had a rental rate range of $23.40 to $26.40 PSF, averaging $24.83 PSF. Using both the market comparables and recent leasing at the Ortega Ranch Property, the appraiser determined a market rent of $24.60 PSF. The chart below summarizes the comparable office leases determined by the appraiser.

Summary of Comparable Rentals(1)
Name	Year Built	Net Rentable Area (Sq. Ft.)	Occupancy	Comparable Lease Sq. Ft.	Comparable Lease Term (Yrs.)	Comparable Lease Base Rent PSF
Ortega Ranch Property	2005	143,478	89.4%(2)	NAP	NAP	NAP
San Juan Corporate Plaza	1989	32,173	83.0%	1,995 – 5,299	0.4 – 5.0	$25.80 – $27.00
Marbella Commerce Center	2001	46,415	96.0%	3,222	0.3	$24.48
Two Multi-tenant Office Buildings	2006	115,517	85.0%	590 – 1,801	1.5 – 5.4	$20.40 – $22.32
San Juan Clock Tower	1980	16,000	100.0%	3,855	5.0	$26.40
33272 Valle Road, Bldg. 1	2006	10,632	100.0%	10,632	5.2	$19.80
Total / Wtd. Avg.(3):		220,737	88.8%
(1)	Source: Appraisal.
(2)	Based on rent roll dated April 20, 2015.
(3)	Total / Wtd. Avg. excludes the Ortega Ranch Property.

B-74

31571 Rancho Viejo Road San Juan Capistrano, CA 92675	Collateral Asset Summary – Loan No. 10 Ortega Ranch	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 70.4% 1.42x 8.6%

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	2014	U/W	U/W PSF
Base Rent(1)	$2,778,584	$2,642,634	$2,629,881	$2,814,114	$3,182,006	$22.18
Value of Vacant Space	0	0	0	0	373,674	2.60
Gross Potential Rent	$2,778,584	$2,642,634	$2,629,881	$2,814,114	$3,555,680	$24.78
Total Recoveries	18,332	12,802	12,841	11,394	946	0.01
Total Other Income	3,463	5,109	7,137	2,544	0	0.00
Less: Vacancy(2)	0	0	0	0	(373,674)	(2.60)
Effective Gross Income	$2,800,379	$2,660,545	$2,649,859	$2,828,052	$3,182,952	$22.18
Total Operating Expenses	947,087	910,049	948,073	971,050	1,025,023	7.14
Net Operating Income	$1,853,292	$1,750,496	$1,701,786	$1,857,002	$2,157,928	$15.04
TI/LC	0	0	0	0	155,553	1.08
TI/LC Reserve Credit(3)	0	0	0	0	(30,000)	(0.21)
Capital Expenditures	0	0	0	0	28,696	0.20
Net Cash Flow	$1,853,292	$1,750,496	$1,701,786	$1,857,002	$2,003,679	$13.97
(1)	U/W Base Rent includes $46,661 of contractual rent increases through March 2016.
(2)	U/W Vacancy represents 10.5% of gross income and is based on the in-place vacancy. The appraiser concluded a submarket vacancy of 6.0%.
(3)	The TI/LC Reserve Credit is based on the upfront $300,000 TI/LC reserve deposit.

Property Management.    The Ortega Ranch Property is managed by S.M. Farthington Ltd., LLC, dba Seligman Western Enterprises, Ltd. II, a borrower affiliate.

Lockbox / Cash Management.     The Ortega Ranch Loan is structured with a hard lockbox and springing cash management. The borrower is required to direct all tenants to deposit all rents and other payments into a lockbox account controlled by the lender that was established by the borrower at closing. Provided no Trigger Period (as defined below) is continuing, all funds in the lockbox account are swept daily to the borrower’s operating account. Upon the occurrence and during the continuance of a Trigger Period, all transfers to the borrower’s operating account will cease and all funds in the lockbox account will be swept on each business day to a cash management account under the control of the lender and disbursed in accordance with of the Ortega Ranch Loan documents, with any excess funds being held by lender as additional collateral for the Ortega Ranch Loan.

A “Trigger Period” will occur upon (i) an event of default, (ii) the debt service coverage ratio falls below 1.15x on an amortizing basis as of the last day of any calendar quarter or (iii) the period that any mezzanine loan is outstanding, until such time as (a) with respect to clause (i), the event of default has been cured and (b) with respect to clause (ii), the debt service coverage ratio is at least 1.20x on an amortizing basis for two consecutive quarters and (c) with respect to clause (iii), the mezzanine loan is no longer outstanding.

Initial Reserves.    At closing, the borrower deposited (i) $95,013 into a tax reserve account and (ii) $300,000 into a TI/LC reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $23,753, into a tax reserve account, (ii) $2,391 into a replacement reserve account and (iii) $14,946 into a TI/LC reserve account, subject to a cap of $350,000. In addition, 1/12 of the annual insurance premium will be required to be deposited into an insurance reserve account if an acceptable blanket insurance policy is no longer in place.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted. The borrower is permitted to obtain future mezzanine financing provided that, among other conditions, the principal amount of such mezzanine loan when combined with the principal amount of the Ortega Ranch Loan will result in a (i) combined LTV of no more than 70.4%, (ii) combined debt service coverage ratio of no less than 1.42x on an amortizing basis and (iii) debt yield of no less than 8.07%.

B-75

31571 Rancho Viejo Road San Juan Capistrano, CA 92675	Collateral Asset Summary – Loan No. 10 Ortega Ranch	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 70.4% 1.42x 8.6%

CARTIFACT
Ortega Ranch
31571 Rancho Viejo Road
San Juan Capistrano, CA 92675
Villa Park
Orange
Anaheim
Disneyland
Angel Stadium
Outlets at Orange
Tustin Foothills
Tustin
Santa Ana
Tustin Legacy
The District
South Coast Plaza
Costa Mesa
OC Fair & Event Center
JOHN WAYNE ORANGE COUNTY
UC Irvine
Verizon Wireless Amphitheater
Newport Beach
Fashion Island
San Joaquin Hills
Newport Coast
Laguna Woods
Aliso Viejo
Laguna Hills
Laguna Beach
Cleveland National Forest
Foothill Ranch
Portola Hills
Lake Forest
Rancho Santa Margarita
Mission Viejo
Coto de Caza
Ladera Ranch
Mission Viejo Mall
Laguna Niguel
San Juan Capistrano
Dana Point
San Clemente
CAMP PENDLETON
PACIFIC OCEAN
Burbank
Pasadena
Los Angeles
Riverside
Anaheim
Corona
Long Beach
Irvine
San Clemente
Oceanside
San Diego

B-76

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B-77

400 West Tudor Road Anchorage, AK 99503	Collateral Asset Summary – Loan No. 11 Anchorage Business Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,970,804 73.9% 1.36x 9.2%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor:	John Ziegler
Borrower:	STG ABC, LLC
Original Balance:	$25,000,000
Cut-off Date Balance:	$24,970,804
% by Initial UPB:	1.9%
Interest Rate:	4.5905%
Payment Date:	6th of each month
First Payment Date:	June 6, 2015
Maturity Date:	May 6, 2025
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(25), D(92), O(3)
Lockbox / Cash Management(1):	Soft Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$341,764	$34,176
Insurance:	$20,472	$2,559
Replacement:	$0	$2,947
TI/LC(2):	$1,500,000	Springing
Immediate Repairs(3):	$72,881	NAP
Rent Holdback(4):	$103,122	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$141
Balloon Balance / Sq. Ft.:	$115
Cut-off Date LTV:	73.9%
Balloon LTV:	60.0%
Underwritten NOI DSCR:	1.49x
Underwritten NCF DSCR:	1.36x
Underwritten NOI Debt Yield:	9.2%
Underwritten NCF Debt Yield:	8.3%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Anchorage, AK
Year Built / Renovated:	1974-1978 / 2000
Total Sq. Ft.:	176,799
Property Management:	STG Asset Management, Inc.
Underwritten NOI:	$2,294,276
Underwritten NCF:	$2,082,118
Appraised Value:	$33,800,000
Appraisal Date:	March 18, 2015

Historical NOI
Most Recent NOI:	$2,304,050 (T-12 February 28, 2015)
2014 NOI:	$2,311,253 (December 31, 2014)
2013 NOI:	$2,522,626 (December 31, 2013)
2012 NOI:	$2,570,695 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	86.0% (April 30, 2015)
2014 Occupancy:	87.6% (December 31, 2014)
2013 Occupancy:	95.1% (December 31, 2013)
2012 Occupancy:	96.6% (December 31, 2012)
(1)	A hard lockbox, cash management and an excess cash flow sweep will be triggered upon (i) an event of default, (ii) the bankruptcy of any borrower, principal, guarantor or property manager, or (iii) the failure by the borrower after the end of one calendar quarter to maintain a net operating income debt service coverage ratio of at least 1.15x, until the debt service coverage ratio is at least 1.30x for one calendar quarter.
(2)	The borrower deposited $1,500,000 at loan closing for future general tenant rollover. Ongoing TI/LC collections will be capped at $1,000,000, including the initial deposit, provided (i) no event of default is continuing and (ii) at least 85.0% of the property is occupied by tenants that are (a) paying full contractual rent under their respective leases, (b) not the subject of any bankruptcy action and (c) not in default beyond any applicable notice and/or cure periods under the terms of their respective leases.
(3)	Represents 125.0% of the engineer’s required repairs for asphalt paving and exterior wall painting.
(4)	The borrower deposited $103,122 at closing for free rent associated with a lease the borrower anticipates will be executed, which was not underwritten.

TRANSACTION HIGHLIGHTS

▪	Property. Anchorage Business Park is a 14-building, single-story office park totaling 176,799 sq. ft. located across 13.7 acres on West Tudor Road in Anchorage, Alaska. The buildings were constructed from 1974 to 1978, renovated in 2000 and are occupied by 39 different office tenants. Anchorage Business Park benefits from excellent visibility along major local arterials and access to both Walter J. Hickel Parkway and US Route 1, which provide North/South access to the entire state of Alaska.

▪	Tenancy. The largest tenant at Anchorage Business Park is the State of Alaska – Department of Administration (rated AAA/Aaa/AAA by Fitch/Moody’s/S&P), which occupies 14.4% of the total net rentable area (“NRA”) and has occupied over 20,000 sq. ft. at the property for 15 years. The sponsor contributed $590,000 to completely retro-fit the space for the state’s use. 18 tenants occupying 48.5% of the NRA have occupied space at the property for more than ten years for an average duration of 16.7 years. Additionally, 69.8% of the NRA has been at the property for over five years.

▪	Tenant Retention. Eight tenants have renewed leases and/or signed leases to increase total square footage, including GCI Communications (13,444 sq. ft. total; renewed 5,767 sq. ft. and increased space by 2,503 sq. ft.), Century 21 (6,824 sq. ft. total, increased space by 4,246 sq. ft.), EEIS Consulting Engineers, Inc. (6,732 sq. ft. total, renewed), WHPacific, Inc. (4,960 sq. ft. total, renewed), Alaska Integrated Media, Inc. (2,425 sq. ft. total, renewed), The Vortex Group (1,474 sq. ft. total, renewed), Sedgwick Claims Management Services, Inc. (1,368 sq. ft. total, renewed) and Alaska Medical Solutions (1,309 sq. ft. total, renewed).

▪	Sponsorship. The sponsor, John Ziegler, principal of STG Group, has over 30 years of experience owning and managing commercial real estate with a portfolio consisting of 26 assets, comprising approximately 4.0 million sq. ft. with a market value of approximately over $370.0 million. In addition to the property, the sponsor’s Alaska holdings include 292,721 sq. ft. of industrial space in Anchorage and 93,000 sq. ft. of office space in Juneau.

B-78

26-34 South State Street Chicago, IL 60603	Collateral Asset Summary – Loan No. 12 26-34 South State Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 66.9% 1.60x 7.6%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor(1):	Joseph J. Sitt
Borrower:	Thor Gallery at State Street, LLC
Original Balance:	$24,000,000
Cut-off Date Balance:	$24,000,000
% by Initial UPB:	1.8%
Interest Rate:	4.4800%
Payment Date:	6th of each month
First Payment Date:	July 6, 2015
Maturity Date:	June 6, 2025
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(24), D(91), O(5)
Lockbox / Cash Management:	Hard / In Place

Reserves
	Initial	Monthly
Taxes:	$205,678	$45,715
Insurance(2):	$0	Springing
Replacement(3):	$0	$1,610
TI/LC:	$2,500,000	$1,208
Required Repairs:	$143,239	NAP
Lease Sweep(4):	$0	Springing
Free Rent Reserve(5):	$1,248,333	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$248
Balloon Balance / Sq. Ft.:	$248
Cut-off Date LTV:	66.9%
Balloon LTV:	66.9%
Underwritten NOI DSCR:	1.68x
Underwritten NCF DSCR:	1.60x
Underwritten NOI Debt Yield:	7.6%
Underwritten NCF Debt Yield:	7.3%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Single Tenant Retail
Collateral:	Fee Simple
Location:	Chicago, IL
Year Built / Renovated:	1930 / 2015
Total Sq. Ft.:	96,600
Property Management:	Thor Management Company LLC
Underwritten NOI:	$1,830,524
Underwritten NCF:	$1,747,603
Appraised Value:	$35,850,000
Appraisal Date:	March 25, 2015

Historical NOI(6)
2014 NOI:	$1,704,174 (December 31, 2014)
2013 NOI:	$1,717,548 (December 31, 2013)
2012 NOI:	$1,966,780 (December 31, 2012)

Historical Occupancy(6)
Most Recent Occupancy:	100.0% (June 6, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
(1)	The sponsor is also the sponsor under the mortgage loans identified on Annex A-1 to the prospectus supplement as 155 Mercer Street and 36 South State Street, which have Cut-Off Date Balances of $41,000,000 and $16,800,000, respectively.
(2)	If an acceptable blanket insurance policy is no longer in place, borrower is required to deposit 1/12 of the annual insurance premiums into the insurance reserve account.
(3)	The replacement reserve is subject to a cap of $50,000.
(4)	On each monthly payment date during a Lease Sweep Period, all excess cash flow will be deposited into the lease sweep reserve. A Lease Sweep Period will commence upon (i) 12 months prior to the expiration of Footaction’s lease, (ii) the receipt by borrower or manager of Footaction exercising its right to terminate its lease, (iii) the date the Footaction lease is surrendered, cancelled, or terminated prior to its then current expiration date or Footaction gives notice of its intention to do so, (iv) the date that Footaction discontinues its business at the property or gives notice to discontinue its business at the property, (v) upon a default of the Footaction lease by Footaction, (vi) the occurrence of an insolvency proceeding or (vii) Footaction being downgraded below “B1” by Moody’s or its functional equivalent.
(5)	At closing, $1,248,333 was reserved to cover five months of free rent associated with the Footaction lease.
(6)	Historical NOI and Historical Occupancy reflect figures for the previous tenant, Forever 21. The current tenant, Footaction, took possession of the property on April 22, 2015, but is not yet in occupancy

TRANSACTION HIGHLIGHTS

▪	Location. The 26-34 South State Street property is located in Chicago’s central business district in the area generally known as the Loop. The Loop contains the main concentration of office and commercial space in the Chicago CBD. Specifically, the property in located along the west side of State Street, which is Chicago’s original shopping street and one of the city’s most visited streets. The 2015 population within a 0.5-, 1.0- and 1.5-mile radius of the property is 12,017, 70,968 and 131,927, respectively and the median household income is $76,714, $83,602 and $80,867, respectively. The property is accessible via both public and private transportation, with the four main metro stations in the city located within walking distance and ample parking provided by multiple nearby parking facilities as well as the property’s parking garage. As of year-end 2014, the retail vacancy for the submarket was 4.2%.

▪	Long Term Lease. The 26-34 South State Street property is 100.0% leased by Footaction, a subsidiary of Footlocker Retail, Inc (rated Ba2/BB+ by Moody’s/S&P), which will initially be doing business as “Footaction” or “Footaction USA”. The property will serve as Footaction’s flagship location in Chicago. Footlocker Retail, Inc. signed a 15-year lease for its space, commencing April 22, 2015, with no termination options and one, five-year extension option. Footaction’s lease is guaranteed by its parent company, Footlocker Retail, Inc.

▪	Sponsorship. The sponsor and the nonrecourse carve-out guarantor is Joseph J. Sitt. Mr. Sitt is an American Real estate investor and the founder and CEO of Thor Equities, LLC. Thor Equities, LLC is a real estate investment firm that specializes in real estate acquisition and development, focusing on retail, office, hotel and mixed use properties. Thor Equities, LLC was founded in 1986 and is based in New York, NY.

B-79

4200 South Freeway Fort Worth, TX 76115	Collateral Asset Summary – Loan No. 13 La Gran Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,969,702 65.1% 1.73x 11.2%

Mortgage Loan Information
Loan Seller:	LCF
Loan Purpose:	Refinance
Sponsor:	Andrew J. Segal
Borrower:	Town Center Mall, L.P.
Original Balance(1):	$24,000,000
Cut-off Date Balance(1):	$23,969,702
% by Initial UPB:	1.8%
Interest Rate:	4.2400%
Payment Date:	6th of each month
First Payment Date:	June 6, 2015
Maturity Date:	May 6, 2025
Amortization:	360 months
Additional Debt(1) (2):	$51,934,353 Pari Passu Debt; Future Mezzanine Debt Permitted
Call Protection(3):	L(25), D(91), O(4)
Lockbox / Cash Management(4):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$546,391	$91,065
Insurance:	$77,827	$8,647
Replacement(5):	$0	$17,177
TI/LC(6):	$0	$47,038
Development Agreement:	$5,000,000	$0
Mercado(7):	$1,318,168	Springing
Free Rent:	$104,518	$0
Unfunded Obligations:	$1,436,051	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:		$74
Balloon Balance / Sq. Ft.:		$59
Cut-off Date LTV:		65.1%
Balloon LTV:		52.2%
Underwritten NOI DSCR:		1.90x
Underwritten NCF DSCR:		1.73x
Underwritten NOI Debt Yield:		11.2%
Underwritten NCF Debt Yield:		10.2%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Retail / Office Mixed Use
Collateral:	Fee Simple
Location:	Fort Worth, TX
Year Built / Renovated:	1961 / 2004
Total Sq. Ft.:	1,030,613
Property Management:	Group Zocalo, L.P.
Underwritten NOI:	$8,506,329
Underwritten NCF:	$7,733,266
Appraised Value:	$116,600,000
Appraisal Date:	February 27, 2015

Historical NOI
Most Recent NOI:	$8,193,256 (T-12 January 31, 2015)
2014 NOI:	$8,124,040 (December 31, 2014)
2013 NOI:	$7,965,063 (December 31, 2013)
2012 NOI:	$7,973,309 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	85.8% (April 6, 2015)
2014 Occupancy:	88.8% (December 31, 2014)
2013 Occupancy:	88.4% (December 31, 2013)
2012 Occupancy:	90.2% (December 31, 2012)
(1)	The Original Balance and Cut-off Date Balance of approximately $24.0 million represent the non-controlling Note A-2 of a $76.0 million loan combination, that is evidenced by such Note A-2, a controlling $26.0 million Note A-1 and a non-controlling $26.0 million Note A-3. The pari passu Note A-3 was contributed to the COMM 2015-CCRE23 securitization. The pari passu Note A-1 is currently held by LCF or its affiliate and is expected to be included in one or more future securitizations.
(2)	Mezzanine debt is permitted provided, among other things, (i) the combined LTV is less than or equal to 70.0% and (ii) the combined DSCR is equal to or greater than 1.45x.
(3)	The lockout period will be at least 25 payment dates beginning with and including the payment date of June 6, 2015. Defeasance of the La Gran Plaza loan combination is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) April 13, 2018.
(4)	A hard lockbox is in place from day one with all rents being directed to the clearing account. Cash management and an excess cash flow sweep will be triggered upon (i) an event of default under the loan or the property management agreement, (ii) the DSCR for the property falling below 1.35x, or (iii) the occurrence of the borrower failing to replenish the Mercado Reserve 45 days after a distribution from such account.
(5)	Monthly replacement reserve deposits will be capped at an aggregate amount of $420,000 provided, however, that on each capital expenditure additional work determination date (and continuing thereafter for the remainder of the term), the capital expenditure cap amount shall be increased by the capital expenditure additional deposit amount.
(6)	Monthly TI/LC deposits will be capped at the greater of (i) $1,150,000 or (ii) $10.00 multiplied by the sq. ft. of all specified leases (as described in the loan documents) with expiration dates occurring during the subsequent 12 calendar months.
(7)	Initial Mercado reserve deposit is capped at $1,318,168.

TRANSACTION HIGHLIGHTS

▪	Property. La Gran Plaza property is a 1,030,613 sq. ft. mixed use property located in Fort Worth, Texas. The property includes 898,606 sq. ft. of retail space, 132,007 sq. ft. of office building space and a total of 4,068 available parking spaces. La Gran Plaza property benefits from over 5.0 million visitors annually. Additionally, La Gran Plaza property includes one of the seven bus transfer stations for Fort Worth, known as the “T Transfer Center.” The property is located directly off I-35, one-mile from the I-20 interchange, providing access to the Dallas Metroplex. 169,000 vehicles pass by the property on a daily basis.

▪	Market. La Gran Plaza property is located in the Southwest Tarrant/North Johnson submarket within the southern part of the Fort Worth retail and office market, which exhibited a submarket vacancy of 13.7% and average asking rents of $13.29 PSF as of Q4 2014. The 2014 population within a five-mile radius was 267,137. The 2014 median household income within a five-mile radius was $37,488 and the average home value within a five-mile radius was $113,471.

▪	Sponsorship. The sponsor of the borrower is Andrew J. Segal, founder and CEO of Boxer Property Management Corporation (“Boxer”). Boxer was founded in 1992 to acquire, manage, lease, administer, and sell closely held commercial properties. Boxer currently manages over 14.0 million sq. ft. in Texas.

B-80

570 Scenic Gulf Drive Destin, FL 32550	Collateral Asset Summary – Loan No. 14 Embassy Suites Destin	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,500,000 71.7% 1.89x 12.8%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor(1):	Allan V. Rose
Borrower:	RT-Destin Associates, LLC
Original Balance:	$22,500,000
Cut-off Date Balance:	$22,500,000
% by Initial UPB:	1.7%
Interest Rate:	4.4150%
Payment Date:	1st of each month
First Payment Date:	July 1, 2015
Maturity Date:	June 1, 2025
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management(2):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$28,704	$9,568
Insurance(3):	$0	Springing
FF&E(4):	$0	At least 4.0% of prior month’s gross revenue
PIP(5):	$1,865,910	$0
Seasonality(6):	$534,392	$0
Comfort Letter Transfer:	$2,500	$0

Financial Information
Cut-off Date Balance / Room:		$145,161
Balloon Balance / Room:		$117,034
Cut-off Date LTV:		71.7%
Balloon LTV:		57.8%
Underwritten NOI DSCR:		2.13x
Underwritten NCF DSCR:		1.89x
Underwritten NOI Debt Yield:		12.8%
Underwritten NCF Debt Yield:		11.4%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Destin, FL
Year Built / Renovated:	2001 / 2014
Total Rooms:	155
Property Management:	Dimension Development Two, LLC
Underwritten NOI:	$2,890,757
Underwritten NCF:	$2,561,408
Appraised Value:	$31,400,000
Appraisal Date:	March 23, 2015

Historical NOI
Most Recent NOI:	$2,885,728 (T-12 April 30, 2015)
2014 NOI:	$2,561,232 (December 31, 2014)
2013 NOI:	$2,424,007 (December 31, 2013)
2012 NOI:	$2,265,582 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	82.5% (April 30, 2015)
2014 Occupancy:	77.3% (December 31, 2014)
2013 Occupancy:	81.5% (December 31, 2013)
2012 Occupancy:	79.5% (December 31, 2012)
(1)	The sponsor is also the sponsor under the mortgage loan identified on Annex A-1 to the prospectus supplement as Courtyard by Marriott Pasadena, which has a Cut-Off Date Balance of $73,750,000.
(2)	Cash management and an excess cash sweep will be triggered upon (i) an event of default or (ii) if the DSCR falls below 1.15x as of any calendar quarter after June 1, 2016 and shall continue until such event of default is cured or the DSCR is at least 1.20x for two consecutive calendar quarters.
(3)	If an acceptable blanket insurance policy is no longer in place, borrower is required to deposit 1/12 of the annual insurance premiums into the insurance reserve account.
(4)	On a monthly basis, the borrower is required to deposit the greater of 4.0% of prior month’s gross rents and any amount required under the management agreement or franchise agreement for FF&E work into a FF&E reserve account.
(5)	At closing the borrower deposited $1,865,910 into a PIP reserve account for planned improvements at the property that are expected to be completed by 2016.
(6)	At closing the borrower deposited $534,392 into a seasonality reserve, which will be replenished if drawn upon. However, in the case that the seasonality reserve is not drawn upon within the first three years of the lease term, and no trigger event is continuing (as described in the loan documents), the seasonality reserve funds will be released to the borrower.

TRANSACTION HIGHLIGHTS

▪	Property. Embassy Suites Destin is a 155-room full service hotel located in Miramar Beach in Destin, Florida. The hotel has a franchise agreement Hilton Franchise Holding LLC, which expires on November 30, 2029. The hotel features 155 upscale, two-room suites, over 6,000 sq. ft. of meeting and banquet space, complimentary 24 hour business center, the Calypso Café Tropical Bar and Grill, complimentary breakfast and evening reception, an outdoor swimming pool, a fitness center and private beach access. Between 2013 and 2014, approximately $5.2 million was invested in the property on various capital upgrades to the guestrooms and amenity spaces as part of a multi-stage PIP. There is an additional approximately $1.9 million of the PIP renovations planned for 2015 and 2016. As of April 30, 2015 the property had an occupancy of 82.5%, ADR of $161.42 and RevPAR of $133.09.

▪	Market. Miramar beach is home to numerous beach front hotels, motels and tourist oriented retail. The immediate area surrounding the property is dense with hospitality and tourist related developments and is bordered by residential neighborhoods to the east and beach resorts to the west. Leisure activities are the largest demand drivers for the hotel, though it does have substantial corporate and government demand as well, due to approximately 528,598 sq. ft. of nearby Class A and B office, industrial and flex space as well as the Eglin Complex, a nearby military complex consisting of three separate air fields. The Eglin Complex is home to the U.S. Army’s 7th Special Forces Group (Airborne) and a F-35 Joint Strike Fighter Integrated Joint training site. Compared to its competitive set, the Embassy Suites Destin has occupancy, ADR and RevPAR penetrations of 129.3%, 110.2% and 142.6%, respectively, as of February 2015.

▪	Sponsorship. The sponsor of the borrower and the non-recourse carve-out guarantor is Allan V. Rose. Mr. Rose is the owner and CEO of AVR Realty, a privately held real estate development and management company. Mr. Rose founded AVR Realty over 45 years ago and has since built, acquired and developed more than 30 million square feet of commercial and residential space. AVR Realty’s portfolio currently includes office complexes, shopping centers, corporate and industrial parks, apartment complexes, residential communities and hotels.

B-81

3020 South Powers Boulevard Colorado Springs, CO 80916	Collateral Asset Summary – Loan No. 15 Canterbury MHC	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,500,000 74.1% 1.58x 9.1%

Mortgage Loan Information
Loan Seller:	LCF
Loan Purpose:	Refinance
Sponsor:	Ross H. Partrich
Borrower:	Canterbury Park MHC, LLC
Original Balance:	$22,500,000
Cut-off Date Balance:	$22,500,000
% by Initial UPB:	1.7%
Interest Rate:	3.9160%
Payment Date:	6th of each month
First Payment Date:	June 6, 2015
Maturity Date:	May 6, 2025
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt(1):	Future Mezzanine Debt Permitted; Future Subordinate Loan Permitted
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Springing Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$1,831	$1,831
Insurance(2):	$0	Springing
Replacement(3):	$0	$2,067
Required Repairs:	$64,454	NAP

Financial Information
Cut-off Date Balance / Pad:	$45,363
Balloon Balance / Pad:	$41,110
Cut-off Date LTV:	74.1%
Balloon LTV:	67.2%
Underwritten NOI DSCR(4):	1.60x
Underwritten NCF DSCR(4):	1.58x
Underwritten NOI Debt Yield:	9.1%
Underwritten NCF Debt Yield:	9.0%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Manufactured Housing Community
Collateral:	Fee Simple
Location:	Colorado Springs, CO
Year Built / Renovated:	1985 / NAP
Total Pads:	496
Property Management:	Newbury Management Company
Underwritten NOI:	$2,040,256
Underwritten NCF:	$2,015,456
Appraised Value:	$30,360,000
Appraisal Date:	April 2, 2015

Historical NOI
Most Recent NOI:	$1,928,665 (T-12 February 28, 2015)
2014 NOI:	$1,889,784 (December 31, 2014)
2013 NOI:	$1,853,016 (December 31, 2013)
2012 NOI:	$1,738,154 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	85.3% (February 28, 2015)
2014 Occupancy:	91.4% (December 31, 2014)
2013 Occupancy:	91.6% (December 31, 2013)
2012 Occupancy:	91.7% (December 31, 2012)
(1)	Future mezzanine debt is permitted subject to the satisfaction of various conditions, including, (i) a combined LTV of less than or equal to the lesser of (x) 75.0% and (y) the LTV at the origination date (as determined by the lender), and (ii) a combined DSCR greater than or equal to 1.40x. Future unsecured indebtedness up to $1,250,000 permitted in connection with constructing additional pads at the property, subject to standard conditions and requirement that the holder of the debt execute a subordination and standstill agreement.
(2)	If an acceptable blanket insurance policy is no longer in place, borrower shall deposit 1/12 of the annual insurance premiums into the insurance account.
(3)	Replacement reserve cap of $99,216.
(4)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.28x and 2.26x, respectively.

TRANSACTION HIGHLIGHTS

▪	Property Condition and Amenities. The Canterbury MHC Property is a manufactured housing community located in Colorado Springs, Colorado. The property is comprised of 496 single-wide and double-wide homesites. Property amenities include an outdoor swimming pool, clubhouse, basketball court, driveway parking, and RV and boat storage.

▪	Sponsor. RHP Properties (“RHP”), of which Ross H. Partrich is the principal sponsor, owns and manages a total of 248 communities with over 58,600 housing units and sites spanning 23 states, with a combined value of approximately $2.66 billion. RHP’s portfolio is comprised of 246 manufactured home communities with over 57,800 home sites, and two apartment properties with over 800 units. RHP employs more than 900 professionals at their Farmington Hills, Michigan corporate headquarters, regional offices and on-site management properties across the country. RHP is the second largest private owner of manufactured home communities in the country. RHP also currently owns an approximately 700,000 sq. ft. of multi-tenant industrial properties in Florida.

B-82

9500 Montgomery Boulevard Northeast Albuquerque, NM 87111	Collateral Asset Summary – Loan No. 16 Sierra Vista Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,125,000 75.0% 1.31x 8.2%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor:	Brian Shirken; Richard Margolis
Borrower:	CPP Sierra Vista LLC
Original Balance:	$22,125,000
Cut-off Date Balance:	$22,125,000
% by Initial UPB:	1.7%
Interest Rate:	4.1665%
Payment Date:	6th of each month
First Payment Date:	July 6, 2015
Maturity Date:	June 6, 2025
Amortization:	360 months
Additional Debt:	None
Call Protection(1):	L(24), D(92), O(4)
Lockbox / Cash Management(2):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes(3):	$30,833	$15,417
Insurance:	$14,342	$2,049
Replacement:	$323,180	$2,284
TI/LC(4):	$116,306	$8,373
Required Repairs:	$203,275	NAP
Earn Out(5):	$525,000	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$121
Balloon Balance / Sq. Ft.:	$97
Cut-off Date LTV:	75.0%
Balloon LTV:	59.9%
Underwritten NOI DSCR:	1.41x
Underwritten NCF DSCR:	1.31x
Underwritten NOI Debt Yield:	8.2%
Underwritten NCF Debt Yield:	7.7%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Albuquerque, NM
Year Built / Renovated:	1979 / 2014
Total Sq. Ft.:	182,694
Property Management:	Columbus Pacific Properties, Inc.
Underwritten NOI:	$1,820,643
Underwritten NCF:	$1,692,757
Appraised Value:	$29,500,000
Appraisal Date:	March 19, 2015

Historical NOI
Most Recent NOI:	$876,225 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy:	98.0% (May 6, 2015)
(1)	Borrower may request the release of a non-income producing, vacant parcel subject to, among other things, (i) no event of default or cash management period having occurred and continuing and (ii) after giving effect to the release, (a) the LTV is less than 125% and the NOI DSCR is equal to or greater than 1.25x.
(2)	A hard lockbox and in place cash management will be triggered upon (i) an event of default, (ii) the bankruptcy of any borrower, principal, guarantor or property manager, or (iii) the failure by the borrower to maintain a NOI DSCR of at least 1.15x for two consecutive calendar quarters, until the NOI DSCR is at least 1.20x for two consecutive calendar quarters. Additionally, an excess cash flow sweep will commence upon the failure by the borrower to maintain a NOI DSCR of at least 1.10x for two consecutive calendar quarters, until the NOI DSCR is at least 1.15x for two consecutive calendar quarters. With respect to Hobby Lobby Stores, Inc., Stein Mart Inc, and Marshalls of MA, all excess cash flow will be deposited into an Occupancy reserve account upon (i) the earlier of (a) six prior months prior to each expiration date under the lease, unless an acceptable lease extension has been entered into prior to each such date, (b) the earliest date set forth in such lease on or before such tenant is required to notify the landlord of its intent to either renew or terminate its lease, unless an acceptable lease extension has been entered into prior to each such date, and/or (ii) such tenant (a) fails to continuously operate, (b) or the guarantor of such tenant’s obligations, under its lease, is the subject of a bankruptcy action, (c) gives notice of its intent to terminate its lease or to vacate or surrender its premises or otherwise vacates or surrenders its premises, (d) sublets all or a portion of its premises, unless such sublease was pre-approved by lender or (e) lease terminates or expires.
(3)	Borrower will not be required to make monthly tax reserve deposits on certain parcels that are paid directly by a tenant pursuant to the terms of its lease provided, among other things, (i) the applicable lease remains in full force and effect and the applicable tenant is not in the final year of its lease term, (ii) the applicable lease has not been amended or modified without lender’s prior written consent, (iii) there is no event of default by the borrower or applicable tenant under the applicable tenant’s lease, (iv) no default beyond any applicable notice and grace period exists under the applicable tenant’s lease, (v) the applicable tenant’s lease obligates such tenant to pay taxes directly to the taxing authority, (vi)) the applicable tenant maintains a rating of not less than BBB- by S&P (or if the tenant is not an investment grade tenant, a deposit equal to payment of taxes next due for the applicable tax parcel), and (viii) the applicable premises constitutes a separate tax parcel.
(4)	Borrower reserved $100,000 at closing for general tenant rollover and $16,306 for outstanding owed tenant improvements. Ongoing TI/LC collections will be capped at $500,000, including the initial deposit (but excluding the outstanding tenant improvements), provided (i) no event of default is continuing, (ii) the NOI DSCR (as defined in the loan agreement) is greater than or equal to 1.25x, (iii) at least 85.0% of property is occupied by tenants that are open for business, paying full contractual rent, not the subject of any bankruptcy action and not in default and (iv) the NOI debt yield is greater than or equal to 7.75%.
(5)	The Earn Out funds will be released to the borrower provided (i) no event of default is continuing and (ii) the borrower achieves a NCF debt yield of equal to or greater than 7.75%.

TRANSACTION HIGHLIGHTS

▪	Property. Sierra Vista Shopping Center is a 182,694 sq. ft., multi-tenant, retail center that is 98.0% occupied by 24 tenants, including major tenants Hobby Lobby Stores, Inc., Stein Mart Inc. and Marshalls of MA. Hobby Lobby Stores, Inc., Stein Mart Inc. and Marshalls of MA all recently executed long term leases through 2024 and 2025 and in aggregate account for 67.9% of the total net rentable area.
▪	Recent Renovation. The property was acquired by the sponsor in 2013 when it was approximately 50.0% occupied as a result of K-Mart vacating its space in September 2013. Since acquisition, the sponsor has invested approximately $10.0 million of capital improvements into the property, including façade and signage improvements, shell space renovations and existing space expansions, and increased occupancy to 98.0%.
▪	Location. The property is situated in a dense infill area of Northeast Albuquerque on the signalized intersection of Montgomery Boulevard (32,600 ADT) and Eubank Boulevard (23,800 ADT). As of year-end 2014, the population and average household income within a five-mile radius was 284,355 and $70,350, respectively.
▪	Sponsorship. The sponsors and carve-out guarantors of the Sierra Vista Shopping Center are Brian Shirken and Richard Margolis, co-founders of Columbus Pacific Properties, Inc. Founded in 1995, Columbus Pacific Properties has purchased and redeveloped over 5.0 million sq. ft. of retail properties and 3,100 multifamily units as well as provided over $200.0 million in mezzanine and equity capital, funding projects with an underlying value in excess of $1.4 billion.

B-83

944 East Slauson Avenue & 5837, 5857 and 5867 South Central Avenue Los Angeles, CA 90011	Collateral Asset Summary – Loan No. 17 Northgate Slauson Marketplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,000,000 74.3% 1.25x 7.6%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Acquisition
Sponsor:	K. Joseph Shabani; Kamyar D. Shabani
Borrower:	Slauson Avenue Properties, LP; Slauson Avenue Properties II, LP
Original Balance:	$22,000,000
Cut-off Date Balance:	$22,000,000
% by Initial UPB:	1.7%
Interest Rate:	4.1870%
Payment Date:	6th of each month
First Payment Date:	June 6, 2015
Maturity Date:	May 6, 2025
Amortization:	Interest only for the first 24 months; 360 months thereafter
Additional Debt(1)(2):	None
Call Protection:	L(25), D(90), O(5)
Lockbox / Cash Management(3):	Springing Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$110,000	$27,500
Insurance:	$3,315	$1,540
Replacement(4):	$0	$964
TI/LC(5):	$0	$1,285
Subordinate Loan(2):	$1,662,500	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:		$285
Balloon Balance / Sq. Ft.:		$242
Cut-off Date LTV:		74.3%
Balloon LTV:		62.9%
Underwritten NOI DSCR(6):		1.29x
Underwritten NCF DSCR(6):		1.25x
Underwritten NOI Debt Yield:		7.6%
Underwritten NCF Debt Yield:		7.3%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Los Angeles, CA
Year Built / Renovated:	2014 / NAP
Total Sq. Ft.:	77,096
Property Management:	Optimus Property Management, LLC
Underwritten NOI:	$1,662,886
Underwritten NCF:	$1,612,774
Appraised Value:	$29,600,000
Appraisal Date:	March 13, 2015

Historical NOI
Most Recent NOI:	$1,442,456 (T-12 February 28, 2015)

Historical Occupancy
Most Recent Occupancy:	100.0% (March 19, 2015)
(1)	As of the origination date of the Northgate Slauson Marketplace loan, there was an outstanding Housing and Urban Development loan (the “HUD Loan”) between the City of Los Angeles and the borrower, in the amount of $1,472,000. The HUD loan is self-amortizing and matures on August 1, 2023. The HUD loan is self-amortizing through tax payments and matures on August 1, 2023. The HUD loan was obtained in connection with the redevelopment of the property and a related agreement with the agency includes certain restrictions on the borrower’s operations at the property. See “Risk Factors—Risks Related to the Mortgage Loans—Some Mortgaged Properties May Note Be Readily Convertible to Alternative Uses” and “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” in the prospectus supplement.
(2)	The borrower posted with lender a letter of credit in an amount equal to the outstanding principal balance of the HUD Loan plus the amount estimated to be necessary to pay the prepayment fee, an installment of interest on the HUD Loan and the default interest and late fees that would apply in connection with a prepayment of the HUD Loan promptly following a payment default under the HUD Loan. The letter of credit may be drawn down by lender upon (i) an event of default, (ii) an event of default under the HUD Loan agreement, (iii) the HUD Loan lender’s sale, assignment, participation pledge or other transfer or encumbrance of the HUD Loan, (iv) a determination by HUD that the job creation commitment (as defined in the HUD Loan agreement) has not been satisfied, (v) a determination by the HUD Loan lender that there has been a prohibited change in use of the property, or (vi) the failure of the HUD Loan liens to be reconveyed within 45 days after repayment of all principal, interest and, if applicable, prepayment fees payable under the HUD Loan documents, in order to (a) cure any defaults under the HUD Loan or (b) reduce the outstanding principal balance of the Northgate Slauson Marketplace loan. In connection with each debt service payment under the HUD Loan that reduces the outstanding principal balance of the HUD Loan, among other things required by the HUD Loan documents, the loan documents provide that lender will not object (or, if the letter of credit deposited at closing is replaced or modified to eliminate automatic reductions, will consent) to the reduction of the letter of credit amount by the amount by which such payment amount has reduced the principal balance of the HUD Loan.
(3)	A soft lockbox and in-place cash management will be triggered upon (i) an event of default, (ii) any borrower, principal, guarantor or property manager bankruptcy action, or (iii) the failure by the borrowers to maintain a debt service coverage ratio of at least 1.15x for two consecutive calendar quarters, until the debt service coverage ratio is at least 1.25x for four consecutive calendar quarters. Additionally, an excess cash flow sweep will commence upon the failure by the borrowers to maintain a debt service coverage ratio of at least 1.10x for two consecutive calendar quarters, until the debt service coverage ratio is at least 1.15x for four consecutive calendar quarters.
(4)	Beginning May 6, 2017, the borrowers will be required to deposit $964 monthly into the replacement reserve account.
(5)	Beginning May 6, 2017, the monthly TI/LC deposit will increase to $5,140. Notwithstanding the foregoing, the increased monthly TI/LC deposit amount beginning May 6, 2017 will not be required to be deposited so long as (i) the TI/LC reserve balance equals or exceeds $154,193 and (ii) the property is at least 85.0% occupied by tenants who are in occupancy, open for business and paying full contractual rent without right of offset or credit.
(6)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.78x and 1.73x, respectively.

TRANSACTION HIGHLIGHTS

▪	Property. Northgate Slauson Marketplace is a 77,096 sq. ft. grocery-anchored retail center that was constructed in 2014 and is situated on a 5.959-acre site. The property is comprised of two multi-tenant retail buildings and two single-tenant buildings, which are occupied by Northgate Gonzalez Market and CVS.

▪	Location. The property is located at a highly-trafficked intersection on the corner of East Slauson Avenue and South Central Avenue, which had traffic counts of 31,013 and 21,977 cars per day, respectively. The local area is dominated primarily by industrial and retail properties along arterial streets and highly dense residential uses along secondary streets. As of 2014, the population and average household income within a five-mile radius of the property are 1,229,853 and $42,790, respectively.

▪	Sponsorship. The sponsors and carve-out guarantors are K. Joseph Shabani and Kamyar D. Shabani, co-founders of Optimus Properties, LLC. Optimus Properties, LLC is a privately held real estate investment company engaged in the acquisition, development, leasing and management of multifamily, retail and commercial real estate.

B-84

2250 Roswell Drive Pittsburgh, PA 15205	Collateral Asset Summary – Loan No. 18 2250 Roswell Drive	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,750,000 75.0% 1.81x 11.7%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	Hayden Maguire Real Estate Fund I, L.P.
Borrower:	HM 2250 Roswell, L.P.
Original Balance:	$21,750,000
Cut-off Date Balance:	$21,750,000
% by Initial UPB:	1.6%
Interest Rate:	4.3000%
Payment Date:	6th of each month
First Payment Date:	July 6, 2015
Maturity Date:	June 6, 2025
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$8,710	$14,272
Insurance(2):	$0	Springing
Replacement:	$0	$4,254
TI/LC(3):	$0	$8,509
Required Repairs:	$132,165	NAP
Lease Sweep(4):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:		$43
Balloon Balance / Sq. Ft.:		$34
Cut-off Date LTV:		75.0%
Balloon LTV:		60.2%
Underwritten NOI DSCR:		1.98x
Underwritten NCF DSCR:		1.81x
Underwritten NOI Debt Yield:		11.7%
Underwritten NCF Debt Yield:		10.7%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Warehouse Industrial
Collateral:	Fee Simple
Location:	Pittsburgh, PA
Year Built / Renovated:	1967 / 2011-2015
Total Sq. Ft.:	510,531
Property Management:	Hayden Management Company, LLC
Underwritten NOI:	$2,551,357
Underwritten NCF:	$2,334,126
Appraised Value:	$29,000,000
Appraisal Date:	March 16, 2015

Historical NOI
2014 NOI:	$1,571,794 (December 31, 2014)
2013 NOI:	$1,099,704 (December 31, 2013)
2012 NOI:	$720,690 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	100.0% (March 31, 2015)
2014 Occupancy(5):	100.0% (December 31, 2014)
2013 Occupancy(5):	50.5% (December 31, 2013)
(1)	Cash management will be triggered (i) upon an event of default or (ii) if the DSCR falls below 1.20x, as of the last day of any calendar quarter, and shall continue until such time that the DSCR is at least 1.25x for two consecutive calendar quarters.
(2)	If an acceptable blanket insurance policy is no longer in place, the borrower is required to deposit 1/12 of the annual insurance premiums into the insurance reserve account.
(3)	Ongoing TI/LC reserves shall be capped at $510,531.
(4)	A “Lease Sweep Period” will commence upon (i) (a) the date by which a lease sweep lease, in this case either the Amazon lease or the Modcloth, Inc. lease is required to give notice of its exercise of a renewal option or (b) 12 months prior to the expiration of the Amazon lease or the Modcloth, Inc. lease, (ii) the receipt by borrower or manager of Amazon or Modcloth, Inc. exercising their right to terminate their lease, (iii) the date the Amazon or Modcloth, Inc. leases are surrendered, cancelled, or terminated prior to their then current expiration dates, (iv) the date that Amazon or Modcloth, Inc. discontinues their business at the property or give notice to discontinue their business at the property, (v) upon a default of the Amazon or Modcloth, Inc. leases by Amazon or Modcloth, Inc., respectively or (vi) the occurrence of insolvency proceeding.
(5)	The increase in occupancy from 2013 to 2014 is due to Amazon taking occupancy of their space in May of 2014.

TRANSACTION HIGHLIGHTS

▪	Property/Tenancy. The 2250 Roswell Drive property is a 510,531 sq. ft. industrial warehouse building that is 100% occupied by two tenants, Amazon.com.dedc, LLC (“Amazon”), a subsidiary of Amazon (Baa1/AA-/NR by Moody’s/S&P/Fitch) which partially guarantees the lease and Modcloth, Inc., an online retailer of clothing, accessories and decor. The property was previously 100% owner occupied by Roomful Express Furniture, which went bankrupt in 2011, and was purchased vacant by the current seller in 2011. The seller invested approximately $6.5 million to re-tenant the space to Modcloth, Inc. and Amazon. Modcloth, Inc. signed a NNN eleven year lease in October 2011, with 3% annual increases throughout the term. Modcloth, Inc. has one five-year extension option and conditioned on-going termination options after October 2016 upon 270 days notice. Amazon signed a NNN five-year lease at the property in May 2014, with 3% annual increases throughout the term. Amazon has three, five-year extension options and no termination options.

▪	Market. The property is located in the West Pittsburgh submarket which as of year-end 2014 contained 13.83 million sq. ft. and 12.74 million sq. ft. of industrial and warehouse space with vacancy rates of 4.2% and 4.1%, respectively.

▪	Sponsors. The sponsor and the nonrecourse carve-out guarantor is Hayden Maguire Real Estate Fund I, L.P (the “Fund”). The Fund is a privately held investment firm focused on acquiring office, industrial and flex properties in the Mid-Atlantic region. The chairman and CEO of the Fund’s general partner, Hayden Capital II, L.P. is J. Anthony Hayden, who has been engaged in the commercial real estate acquisition, development, leasing and brokerage business for more than 40 years.

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315 York Road Willow Grove, PA 19090	Collateral Asset Summary – Loan No. 19 Giant Foods	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,500,000 72.6% 1.38x 7.7%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Robert J. Ambrosi; Marc A. Perel; The 1998 Gina Mandelbaum Grantor Trust (GST) dated May 1, 1998; The 1998 Jeanne Jemal Grantor Trust (GST) dated May 1, 1998
Borrower(1):	Westway at Willow Grove LP; Delran-ARC Central, LLC
Original Balance:	$21,500,000
Cut-off Date Balance:	$21,500,000
% by Initial UPB:	1.6%
Interest Rate:	3.8100%
Payment Date:	6th of each month
First Payment Date:	June 6, 2015
Anticipated Repayment Date(2):	May 6, 2025
Maturity Date:	May 6, 2032
Amortization:	Interest only for first 24 months, 360 months thereafter, ARD
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(3):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes(4):	$0	Springing
Insurance(4):	$0	Springing
Replacement(5):	$0	Springing
TI/LC(5):	$0	Springing
Lease Sweep(6):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	NAP
Balloon Balance / Sq. Ft.:	NAP
Cut-off Date LTV:	72.6%
Balloon LTV:	60.9%
Underwritten NOI DSCR(7):	1.38x
Underwritten NCF DSCR(7):	1.38x
Underwritten NOI Debt Yield:	7.7%
Underwritten NCF Debt Yield:	7.7%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Leased Fee
Collateral:	Fee Simple
Location:	Willow Grove, PA
Year Built / Renovated:	NAP / NAP
Total Sq. Ft.:	131,157
Property Management:	ARC Management Services, Inc.
Underwritten NOI:	$1,663,761
Underwritten NCF:	$1,663,761
Appraised Value:	$29,600,000
Appraisal Date:	March 15, 2015

Historical NOI
2014 NOI:	$1,550,000 (December 31, 2014)
2013 NOI:	$1,550,000 (December 31, 2013)
2012 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	NAP
2014 Occupancy:	NAP
2013 Occupancy:	NAP
(1)	The borrowers are Westway at Willow Grove LP and Delran-ARC Central, LLC as tenants-in-common, on a joint and several basis.
(2)	Prior to the Anticipated Repayment Date, the Giant Foods loan accrues interest at a fixed rate of 3.8100%. From and after the Anticipated Repayment, the Giant Foods loan accrues interest at a fixed rate equal the sum of 350 basis points plus the greater of (i) the initial interest rate and (ii) the then 10-year swap yield on the Anticipated Repayment Date plus 168 basis points.
(3)	Cash management will be triggered upon the occurrence of (i) the Anticipated Repayment Date, (ii) the commencement of an event of default, (iii) the commencement of a Lease Sweep Period or (iv) the DSCR falls below 1.25x until such time that the DSCR is at least 1.30x for two consecutive calendar quarters.
(4)	The borrower will be required to deposit 1/12 of the annual taxes and insurance premiums due if (i) a major tenant no longer pays taxes or insurance premiums directly with respect to such individual property or (ii) a major tenant lease is no longer in full force and effect and (iii) with respect to insurance premiums, a blanket insurance policy is no longer in place.
(5)	The borrower will be required to deposit an amount determined by the lender into the replacement reserve and TI/LC reserve upon (i) a major tenant no longer pays capital expenditures or TI/LCs directly with respect to such individual property or (ii) a major tenant lease is no longer in full force and effect.
(6)	A “Lease Sweep Period” will commence upon (i) twelve months prior to the expiration of the Giant Food Stores Lease (“Giant Foods”), (ii) the receipt by borrower or manager of Giant Foods exercising their right to terminate their lease, (iii) the date Giant Foods leases are surrendered, cancelled, or terminated prior to their then current expiration dates, (iv) the date that Giant Foods discontinues their business at the property or give notice to discontinue their business at the property, (v) upon a default of the Giant Foods leases by Giant Foods, respectively or (vi) the occurrence of insolvency proceeding or (vii) upon a decline in the credit rating of lease guarantor below “BB” or the equivalent by two out of three of S&P, Fitch and Moody’s.
(7)	Based on amortizing payments. Based on the current interest only debt service payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.00x and 2.00x, respectively.

TRANSACTION HIGHLIGHTS

■	Improvements. The improvements constructed on the subject property, which are owned by the ground tenant and are not collateral for the Giant Foods loan, consist of a 131,157 sq. ft. Class A retail building owned by Giant Foods, a supermarket chain with locations in Pennsylvania, Maryland, Virginia and West Virginia. The Giant Foods improvement was built in 2007 and is a regional flagship grocery retail location for Giant Foods and also serves as a test location for new products and marketing strategies. Giant Foods has a lease expiration date of August 13, 2032 without any termination or contraction options. The lease is structured with six, five year renewal options and is guaranteed by their parent company Koninklijke Ahold N.V which is rated Baa3/BBB/BBB by Moody’s/Fitch/S&P, respectively.

■	Sponsors. The sponsors Robert J. Ambrosi and Marc A. Perel are each co-founders and executives of ARC Properties, Inc. (“ARC”). ARC Properties, Inc. acquires, develops, and manages real estate throughout the United States, with a concentration of properties in the New York, Philadelphia and Washington DC metropolitan areas. Over the past 25 years, ARC Properties, Inc. and its affiliates have been responsible for the acquisition and development of more than 300 properties with an aggregate value in excess of $3.0 billion dollars.

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Various, Wisconsin	Collateral Asset Summary – Loan Nos. 20-22 Wisconsin Retail Crossed Loans	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,650,000 75.1% 1.44x 10.0%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor(1):	J. Peter Jungbacker; GLC Credit Opportunity Fund I, LLC
Borrower:	GLC 15740 W. Capitol Drive, LLC; GLC 3169 Van Roy, LLC; GCL 2901 South Chicago, LLC
Original Balance(2):	$19,650,000
Cut-off Date Balance(2):	$19,650,000
% by Initial UPB:	1.5%
Interest Rate:	4.8885%
Payment Date:	6th of each month
First Payment Date:	July 6, 2015
Maturity Date:	June 6, 2025
Amortization:	360 months
Additional Debt(3)(4):	Future Mezzanine Debt Permitted
Call Protection:	L(24), YM1(91), O(5)
Lockbox / Cash Management(5):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$35,333	$32,750
Insurance:	$15,971	$3,993
Replacement:	$0	$3,804
TI/LC(6):	$573,330	$9,510
Immediate Repairs:	$176,508	NAP
Recent Leasing(7):	$1,924,532	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$86
Balloon Balance / Sq. Ft.:	$71
Cut-off Date LTV:	75.1%
Balloon LTV:	61.6%
Underwritten NOI DSCR:	1.57x
Underwritten NCF DSCR:	1.44x
Underwritten NOI Debt Yield:	10.0%
Underwritten NCF Debt Yield:	9.2%

Property Information
Single Asset / Portfolio(8):	Three crossed loans
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Various, WI
Year Built / Renovated:	1966, 1967, 1998, 2003 / 2003, 2005
Total Sq. Ft.:	228,219
Property Management:	Olympic Realty Corp., Inc.
Underwritten NOI:	$1,963,351
Underwritten NCF:	$1,803,577
Appraised Value:	$26,150,000
Appraisal Date:	January 2015

Historical NOI
2014 NOI:	$1,271,201 (December 31, 2014)
2013 NOI:	$1,352,978 (December 31, 2013)
2012 NOI:	$1,478,288 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	83.3% (April 30, 2015)
2014 Occupancy:	65.8% (December 31, 2014)
2013 Occupancy:	61.2% (December 31, 2013)
(1)	With respect to GLC Credit Opportunity Fund I, LLC, recourse is capped at $3,000,000.
(2)	The Wisconsin Retail Crossed Loans are comprised of the Capitol Plaza loan, the College Park Plaza loan and the Grant Park Plaza loan, which are cross-collateralized and cross-defaulted with Original Balances and Cut-off Date Balances of $7,300,000, $6,475,000 and $5,875,000, respectively.
(3)	Future mezzanine debt is permitted subject to, among other things, (i) a maximum combined LTV of 75.0%, (ii) a minimum combined DSCR of 1.40x, (iii) a minimum combined debt yield of 9.0% and (iv) occupancy is at least 85.0% (in each case based on both the applicable loan and on all of the loans that are subject to the crossing arrangement in the aggregate).
(4)	At origination of the Wisconsin Retail Crossed Loans, an affiliate of Great Lakes Capitol Management, LLC obtained a $4,750,000 preferred equity investment in the ownership of the properties that secure the Wisconsin Retail Crossed Loans. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” in the prospectus supplement.
(5)	In-place cash management and an excess cash flow sweep will be triggered upon (i) an event of default, (ii) the bankruptcy of any borrower, principal, guarantor or property manager, (iii) the occurrence of a change of control event related in connection to the preferred equity interest not being redeemed on or before May 19, 2020 or (iv) the failure by the borrower to maintain a DSCR of at least 1.15x for two consecutive calendar quarters, until the DSCR is at least 1.20x for two consecutive calendar quarters.
(6)	The TI/LC reserve is capped at $201,540 (Grant Park Plaza), $161,195 (Capitol Plaza) and $207,883 (College Park Plaza), respectively, so long as occupancy is at least 80% and the debt yield is at least 7.5% for the applicable loan.
(7)	At loan closing, the borrowers deposited $1,924,532 into outstanding tenant improvement and rent abatement reserves for recent leasing. Additionally, the borrower will be required to deposit $3.0 million or a letter of credit in such amount into a litigation reserve if J. Peter Jungbacker has failed to settle and pay all amounts owed in connection with a litigation matter prior to October 19, 2015. See “Risk Factors—Risks Related to the Mortgage Loans--Risks Related to Litigation and Condemnation” in the prospectus supplement.
(8)	The borrower may obtain the release of an individual loan from the cross collateralization agreement at any time commencing after the lockout period, provided that, among other things, (i) no event of default has occurred or is continuing, (ii) the related borrower has paid a release amount equal to, in connection with (a) prepayment and release of the related mortgage loan from the trust, 135% of the original principal balance of such loan and (b) an assumption of such loan by another borrower, 35% of the then-outstanding principal balance of such loan and (iii) after giving effect to such release, (a) no cash management period would exist under the remaining loan(s) and (b) the debt yield of the then-remaining properties is greater than or equal to 9.5%.

TRANSACTION HIGHLIGHTS

■	Property. The Wisconsin Retail Crossed Loans are collateralized by three anchored retail properties. Capitol Plaza is a 64,478 sq. ft. property located in Brookfield, Wisconsin. College Park Plaza is an 83,144 sq. ft. property located in Appleton, Wisconsin. Grant Park Plaza is an 80,597 sq. ft. property located in South Milwaukee, Wisconsin. The three loans are cross-collateralized and cross-defaulted.

■	Recent Leasing. The College Park Plaza property has two new executed leases for approximately 43.8% of the NRA that begin in July of 2015. The Grant Park Plaza property has two new leases executed since December 2014 that account for approximately 36.7% of the NRA at the property. Recent leasing momentum includes recently executed leases with Planet Fitness at each property.

■	Sponsorship. J. Peter Jungbacker is the managing member of Alexander & Bishop Real Estate Capital Markets, LLC, which has developed over 3.0 million sq. ft. of shopping centers, office buildings and multi-family apartment communities.

■	Cash Equity. The sponsors are investing approximately $4.8 million of fresh cash equity over the three properties.

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ANNEX C

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered COMM 2015-LC21 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C and Class D will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds. Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement. Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and Participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as Participants.

As described under “Certain U.S. Federal Income Tax Documentation Requirements” below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All Certificates of each Class of Offered Certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as Participants. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between Participants. Secondary market trading between Participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a Participant to the account of a member organization of

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Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the Participant’s account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participant a cross-market transaction will settle no differently than a trade between two Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a Participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the Participant’s account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system

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and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from Participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•	borrowing the book-entry certificates in the United States from a Participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

(a)     from a non-U.S. holder that is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN or W-8BEN-E (or any successor form);

(b)     from a non-U.S. holder that is classified as a corporation (or certain other entities) for U.S. federal income tax purposes and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN-E (or any successor form);

(c)     from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

(d)     from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the Internal Revenue Service providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

(e)     from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Certificate):

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(i)     if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(A)     stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(B)     certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(1)         certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(2)         providing any other information, certifications, or statements that may be required by the Internal Revenue Service Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(C)     if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(1)        stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(2)        certifying that the nonqualified intermediary is not acting for its own account,

(3)        certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(4)        providing any other information, certifications or statements that may be required by the Internal Revenue Service Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

(f)     from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Certificate, either an IRS Form W-8BEN, W-8BEN-E or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN or W-8-BEN-E, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

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In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•	can be treated as an “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

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ANNEX D

DECREMENT TABLES

Percentages of the Initial Certificate Balance
of the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
June 2016	85%	85%	85%	85%	85%
June 2017	68%	64%	60%	54%	35%
June 2018	45%	35%	25%	18%	13%
June 2019	17%	1%	0%	0%	0%
June 2020 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.65	2.38	2.21	2.08	1.87

Percentages of the Initial Certificate Balance
of the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
June 2016	100%	100%	100%	100%	100%
June 2017	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	97%	96%	95%
June 2020 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.83	4.79	4.73	4.67	4.53

Percentages of the Initial Certificate Balance
of the Class A-SB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
June 2016	100%	100%	100%	100%	100%
June 2017	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	80%	80%	80%	80%	80%
June 2022	59%	59%	59%	59%	59%
June 2023	37%	37%	37%	37%	37%
June 2024	14%	14%	14%	14%	14%
June 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.38	7.38	7.38	7.38	7.38

D-1

Percentages of the Initial Certificate Balance
of the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
June 2016	100%	100%	100%	100%	100%
June 2017	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	99%	99%	95%
June 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.80	9.75	9.69	9.63	9.46

Percentages of the Initial Certificate Balance
of the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
June 2016	100%	100%	100%	100%	100%
June 2017	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.89	9.89	9.89	9.87	9.65

Percentages of the Initial Certificate Balance
of the Class A-M Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
June 2016	100%	100%	100%	100%	100%
June 2017	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.97	9.95	9.93	9.90	9.73

D-2

Percentages of the Initial Certificate Balance
of the Class B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
June 2016	100%	100%	100%	100%	100%
June 2017	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.98	9.98	9.98	9.98	9.73

Percentages of the Initial Certificate Balance
of the Class C Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
June 2016	100%	100%	100%	100%	100%
June 2017	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.98	9.98	9.98	9.98	9.73

Percentages of the Initial Certificate Balance
of the Class D Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
June 2016	100%	100%	100%	100%	100%
June 2017	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.98	9.98	9.98	9.98	9.73

D-3

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ANNEX E

PRICE/YIELD TABLES

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
99.5000%	1.7916%	1.8110%	1.8261%	1.8398%	1.8644%
99.7500%	1.6935%	1.7023%	1.7092%	1.7154%	1.7266%
100.0000%	1.5957%	1.5940%	1.5927%	1.5915%	1.5894%
100.2500%	1.4983%	1.4861%	1.4766%	1.4681%	1.4526%
100.5000%	1.4012%	1.3786%	1.3610%	1.3450%	1.3163%
Weighted Average Life (years)	2.65	2.38	2.21	2.08	1.87

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.5000%	2.4228%	2.4183%	2.4121%	2.4045%	2.3874%
102.7500%	2.3682%	2.3633%	2.3564%	2.3481%	2.3294%
103.0000%	2.3137%	2.3084%	2.3009%	2.2919%	2.2715%
103.2500%	2.2594%	2.2536%	2.2456%	2.2359%	2.2138%
103.5000%	2.2052%	2.1990%	2.1904%	2.1800%	2.1563%
Weighted Average Life (years)	4.83	4.79	4.73	4.67	4.53

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-SB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.5000%	3.0477%	3.0477%	3.0477%	3.0477%	3.0477%
102.7500%	3.0099%	3.0099%	3.0099%	3.0099%	3.0099%
103.0000%	2.9722%	2.9722%	2.9722%	2.9722%	2.9722%
103.2500%	2.9346%	2.9346%	2.9346%	2.9346%	2.9346%
103.5000%	2.8971%	2.8971%	2.8971%	2.8971%	2.8971%
Weighted Average Life (years)	7.38	7.38	7.38	7.38	7.38

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100.5000%	3.3985%	3.3982%	3.3978%	3.3974%	3.3964%
100.7500%	3.3682%	3.3678%	3.3672%	3.3667%	3.3652%
101.0000%	3.3380%	3.3374%	3.3367%	3.3360%	3.3341%
101.2500%	3.3079%	3.3072%	3.3063%	3.3055%	3.3031%
101.5000%	3.2779%	3.2771%	3.2760%	3.2750%	3.2722%
Weighted Average Life (years)	9.80	9.75	9.69	9.63	9.46

E-1

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.5000%	3.4232%	3.4232%	3.4232%	3.4226%	3.4167%
102.7500%	3.3935%	3.3935%	3.3935%	3.3928%	3.3863%
103.0000%	3.3638%	3.3638%	3.3638%	3.3631%	3.3561%
103.2500%	3.3343%	3.3343%	3.3343%	3.3335%	3.3259%
103.5000%	3.3048%	3.3048%	3.3048%	3.3039%	3.2958%
Weighted Average Life (years)	9.89	9.89	9.89	9.87	9.65

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
5.5750%	5.4223%	5.1678%	4.9549%	4.7502%	4.2107%
5.5875%	5.3632%	5.1091%	4.8964%	4.6919%	4.1523%
5.6000%	5.3044%	5.0506%	4.8381%	4.6337%	4.0940%
5.6125%	5.2458%	4.9923%	4.7800%	4.5757%	4.0360%
5.6250%	5.1874%	4.9342%	4.7221%	4.5180%	3.9782%

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-M Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.5000%	3.7593%	3.7589%	3.7583%	3.7574%	3.7529%
102.7500%	3.7293%	3.7288%	3.7281%	3.7272%	3.7222%
103.0000%	3.6993%	3.6988%	3.6981%	3.6970%	3.6916%
103.2500%	3.6694%	3.6688%	3.6681%	3.6670%	3.6611%
103.5000%	3.6396%	3.6390%	3.6382%	3.6370%	3.6307%
Weighted Average Life (years)	9.97	9.95	9.93	9.90	9.73

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.5000%	4.1033%	4.1026%	4.1023%	4.1023%	4.0960%
102.7500%	4.0727%	4.0721%	4.0717%	4.0718%	4.0649%
103.0000%	4.0423%	4.0416%	4.0413%	4.0414%	4.0338%
103.2500%	4.0119%	4.0113%	4.0109%	4.0110%	4.0028%
103.5000%	3.9816%	3.9810%	3.9807%	3.9807%	3.9719%
Weighted Average Life (years)	9.98	9.98	9.98	9.98	9.73

E-2

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class C Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
97.0000%	4.7986%	4.7980%	4.7976%	4.7977%	4.8056%
97.2500%	4.7660%	4.7653%	4.7650%	4.7650%	4.7723%
97.5000%	4.7335%	4.7328%	4.7324%	4.7325%	4.7391%
97.7500%	4.7011%	4.7004%	4.7000%	4.7001%	4.7060%
98.0000%	4.6687%	4.6680%	4.6677%	4.6678%	4.6730%
Weighted Average Life (years)	9.98	9.98	9.98	9.98	9.73

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class D Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
85.5000%	6.4203%	6.4195%	6.4191%	6.4192%	6.4597%
85.7500%	6.3823%	6.3815%	6.3811%	6.3811%	6.4209%
86.0000%	6.3444%	6.3436%	6.3432%	6.3433%	6.3823%
86.2500%	6.3067%	6.3059%	6.3055%	6.3055%	6.3438%
86.5000%	6.2690%	6.2683%	6.2679%	6.2679%	6.3054%
Weighted Average Life (years)	9.98	9.98	9.98	9.98	9.73

E-3

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ANNEX F

MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

Each Mortgage Loan Seller will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the Issuing Entity, representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex G to this prospectus supplement. Capitalized terms used but not otherwise defined in this Annex F will have the meanings set forth in this prospectus supplement or, if not defined in this prospectus supplement, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Issuing Entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Loan Combination, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. At the time of the sale, transfer and assignment to Purchaser, no Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)	Loan Document Status. Each related Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Note, Mortgage or other Loan Documents.

F-1

(3)	Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Borrower nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by Mortgage Loan Seller on or after May 29, 2015.

(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Trust constitutes a legal, valid and binding assignment to the Trust. Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Annex G (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public

F-2

record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for another Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth in Schedule G-1 to Annex G, the Seller has no knowledge of any mezzanine debt secured directly by interests in the related Borrower.

(8)	Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal

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property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)	Condition of Property. Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)	Condemnation. As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)	Actions Concerning Mortgage Loan. As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Seller to Purchaser or its servicer.

(15)	No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedules attached as Exhibit A to the Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the

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satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Borrower or other considerations determined by Seller to merit such holdback).

(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of any one of the following: (i) at least “A-:VIII” from A.M. Best Company, (ii) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (iii) at least “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect

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to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Loan Combination, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Loan Combination, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Other Trustee). Each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

(17)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)	No Encroachments. To Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Seller.

(20)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but determined without regard to the rule in the U.S. Department of Treasury

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Regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or Loan Combination, as applicable) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or Loan Combination, as applicable) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Note, each holder of the Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(24)	Local Law Compliance. To the Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are

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insured by law and ordinance insurance coverage in amounts customarily required by the Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Loan Documents require the Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)	Licenses and Permits. Each Borrower covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)	Recourse Obligations. The Loan Documents for each Mortgage Loan provide that (a) the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property, and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Borrower and at least one individual or entity, if the related Borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

(27)	Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Loan Combination, as applicable) outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent,

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condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Loan Combination, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(28)	Financial Reporting and Rent Rolls. Each Mortgage requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Borrower are in the form of an annual combined balance sheet of the Borrower entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex G; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of

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equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Borrower, (iv) transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth in Annex G, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule G-1 to Annex G, or future permitted mezzanine debt in each case as set forth on Schedule G-2 to Annex G or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule G-3 or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)	Single-Purpose Entity. Each Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Borrower with respect to each Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the

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real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Note as set forth in clause (iii) above; (v) if the Borrower would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

(34)	Ground Leases. For purposes of the Mortgage Loan Purchase Agreement, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor

F-11

and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)	The Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Seller in connection with loans originated for securitization;

(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

F-12

(35)	Servicing. The servicing and collection practices used by the Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)	Origination and Underwriting. The origination practices of the Seller (or the related originator if the Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex F.

(37)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in this Annex F. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(38)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Seller’s knowledge as of the Cut-off Date, no Borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)	Organization of Borrower. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Borrower delivered by the Borrower in connection with the origination of such Mortgage Loan, the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Borrower that is an Affiliate of another Borrower. (An “Affiliate” for purposes of this paragraph (39) means, a Borrower that is under direct or indirect common ownership and control with another Borrower.)

(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an

F-13

operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)	Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

(42)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to the Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Mortgage Loan Purchase Agreement to be contained therein.

(43)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except as set forth in Annex G.

(44)	Advance of Funds by the Seller. After origination, no advance of funds has been made by Seller to the related Borrower other than in accordance with the Loan Documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Borrower or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)	Compliance with Anti-Money Laundering Laws. Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein.

F-14

ANNEX G

EXCEPTIONS TO MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

Capitalized terms used but not otherwise defined in this Annex G will have the meanings set forth in the related Mortgage Loan Purchase Agreement or, if not defined in related Mortgage Loan Purchase Agreement, in the Pooling and Servicing Agreement.

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

ANNEX G-1

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
german american capital corporation MORTGAGE LOANS

Annex A-1 ID#	Mortgage Loan	Representation	Exception
1	Courtyard by Marriott Portfolio	(1) Whole Loan; Ownership of Mortgage Loan	The Mortgage Loan is evidenced by the pari passu Note A-2B with an original principal balance of $97,050,000. The Mortgaged Property is also security for three pari passu notes (Note A-1, Note A2-A, Note A2-C) with an aggregate original principal balance of $217,950,000 and one subordinate note (Note B) with an original principal balance of $355,000,000. Neither Note A1, with an original principal balance of $33,500,000, nor Note B will be an asset of the Trust or part of the Mortgage Pool.
1	Courtyard by Marriott Portfolio Properties: Courtyard Charlotte South Park Courtyard Norwalk Courtyard Philadelphia Devon	(5) Lien; Valid Assignment	The ground lessors under the Ground Leases for the identified Mortgaged Properties have the right, upon a default by the Borrower under the related leasehold mortgage or any other event that would permit the lender to accelerate the Mortgage Loan, to purchase such leasehold mortgage at a price that is the greater of the fair market value of the Mortgaged Property and the allocated loan amount of such Mortgaged Property. The guarantor guarantees the payment by the Borrower to the lender of the mortgage acquisition proceeds and any deficiency between such proceeds and the release price of the applicable Mortgaged Property.
1	Courtyard by Marriott Portfolio Property: Courtyard Ft. Lauderdale Plantation	(5) Lien; Valid Assignment	Pursuant to a recorded declaration, Lincoln Property Company 1315, Ltd. has the right to purchase the Mortgaged Property for its then appraised value if hotel operations at the Mortgaged Property cease for 60 consecutive days. The guarantor guarantees the payment by the Borrower to the lender of the mortgage acquisition proceeds and any deficiency between such proceeds and the release price of the applicable Mortgaged Property.
2	Courtyard by Marriott Pasadena	(6) Permitted Liens; Title Insurance	Marriott International, Inc., the franchisor, has a right to purchase or lease the Mortgaged Property (including in connection with a transfer by foreclosure, judicial or legal process) at the same price and upon the same terms and conditions should the owner desire to sell or lease the Mortgaged Property to a “competitor” (as defined in the franchise agreement), or an affiliate of a competitor.

Annex G-1-1

40	Parkview Place Apartments	(6) Permitted Liens; Title Insurance	The Mortgaged Property is subject to a Land Use Restriction Agreement (Multifamily Properties) (HOME Program) which requires the consent of the Texas Department of Housing and Community Affairs for any transfer of the Mortgaged Property. The Mortgagor has submitted the complete ownership transfer application they have not yet received TDHCA consent.
27	Honeywell Building	(6) Permitted Liens; Title Insurance	Pursuant to its lease, the primary tenant at the Mortgaged Property has a preferential right to purchase the Mortgaged Property (the “ROFR”) in connection with a proposed transfer of the Mortgaged Property by Mortgagor. The tenant waived its ROFR with respect to a foreclosure, deed in lieu of foreclosure, or any other enforcement action under the Mortgage by lender, but not with respect to any subsequent sale of the Mortgaged Property by lender or any successor landlord.
70	Emerald Towers Apartments	(24) Local Law Compliance	There were certain open building code violations relating to the Mortgaged Property as of the origination date of the Mortgage Loan.
52	Avenue Mentry Industrial	(24) Local Law Compliance	There were certain open building code violations relating to certain awnings and prior construction at the Mortgaged Property as of the origination date of the Mortgage Loan.
1	Courtyard by Marriott Portfolio	(31) Single- Purpose Entity	The Borrower previously ground leased or owned five hotel properties that were sold to third parties prior to origination of the Mortgage Loan. The Borrower and guarantor are liable for any losses arising from such prior ownership.
1	Courtyard by Marriott Portfolio Properties: Courtyard Fresno Courtyard Poughkeepsie Courtyard Philadelphia Devon	(34) Ground Leases	The expiration dates (including all extension options) of the ground leases for the following properties do not extend at least 20 years beyond maturity: Courtyard Fresno – Ground Lease expires June 30, 2024; Courtyard Poughkeepsie – Ground Lease expires December 29, 2033; Courtyard Philadelphia Devon – Ground Lease expires December 28, 2038.

Annex G-1-2

1	Courtyard by Marriott Portfolio Properties: Courtyard Charlotte South Park Courtyard San Jose Cupertino Courtyard Fresno Courtyard Norwalk Courtyard Philadelphia Devon Courtyard Poughkeepsie	(34) Ground Leases	The related Ground Leases do not expressly address whether the ground lessor has agreed to enter into a new lease with the lender upon termination of the Ground Lease in connection with a rejection of the Ground Lease in a bankruptcy proceeding.
2 14	Courtyard by Marriott Pasadena Embassy Suites Destin	(39) Organization of Borrower	The Borrowers under each Mortgage Loan are Affiliates.
12 31	26-34 South State Street 36 South State Street	(39) Organization of Borrower	The Borrowers under each Mortgage Loan are Affiliates, as well as Affiliates with the Borrower under the 155 Mercer Street Mortgage Loan being deposited by another Loan Seller.
5 10 47	Capistrano Business Center I & II Ortega Ranch North Stadium Business Center	(39) Organization of Borrower	The Borrowers under each Mortgage Loan are Affiliates.
1	Courtyard by Marriott Portfolio	(43) Cross- Collateralization	The Mortgage Loan is evidenced by the pari passu Note A2-B with an original principal balance of $97,050,000. The Mortgaged Property is also security for three pari notes (Note A-1, Note A2-A, Note A2-C) with an aggregate original principal balance of $217,950,000 and one subordinate note (Note B) with an original principal balance of $355,000,000. Neither Note A1, with an original principal balance of $33,500,000, nor Note B will be an asset of the Trust or part of the Mortgage Pool. The pari passu notes and the subordinate note are cross-collateralized with the Mortgage Loan.

Annex G-1-3

SCHEDULE G-1
german american capital corporation MORTGAGE
LOANS WITH EXISTING MEZZANINE DEBT

None.

Schedule G-1-1

SCHEDULE G-2

german american capital corporation MORTGAGE LOANS WITH RESPECT
TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Annex A-1 ID#	Mortgage Loan
5	Capistrano Business Center I & II
10	Ortega Ranch
47	North Stadium Business Center
57	Whispering Creek

Schedule G-2-1

SCHEDULE G-3

german american capital corporation CROSSED MORTGAGE LOANS

None.

Schedule G-3-1

ANNEX G-2

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
CANTOR COMMERCIAL REAL ESTATE LENDING, L.P. MORTGAGE LOANS

Annex A-1 ID#	Mortgage Loan	Representation	Exception
16	Sierra Vista Shopping Center	(6) Permitted Liens; Title Insurance	Panda Express, a tenant leasing an outparcel at the Mortgaged Property, has a right of first refusal (“ROFR”) to purchase its portion of the Mortgaged Property. The ROFR was subordinated to the Mortgage Loan through a SNDA and does not apply to any foreclosure or deed in lieu thereof.
17	Northgate Slauson Marketplace	(6) Permitted Liens; Title Insurance	In connection with the prior redevelopment of the Mortgaged Property, the Mortgaged Property is subject to an agreement in favor of the redevelopment agency (the “Agency”) which generally prohibits transfers (including financings) until April 25, 2019, except that the borrower obtained and had recorded an estoppel which permits the Mortgage Loan financing and permits transfers directly resulting from foreclosure or a deed in lieu (including the lender’s first transfer after foreclosure or a deed in lieu). The agreement also requires, (i) until November 30, 2034, that the market space at the Mortgaged Property (which represents approximately half of NRA), if open, be run by the current tenant or another experienced market operator approved by the Agency, and that the Agency reasonably approve any amendment to the use, notice or termination provisions in the market lease, and (ii) until December 31, 2017, that the owner of the Mortgaged Property (but not the tenants) must make a good faith effort to fill 50% of the on-site jobs with low-income employees.
17	Northgate Slauson Marketplace	(6) Permitted Liens; Title Insurance	Northgate Gonzalez Market, a tenant at the Mortgaged Property, which tenant leases all of one of the buildings at the Mortgaged Property, has a right of first offer (“ROFO”) with respect to the separate parcel containing such building in the event the Borrower intends to sell only such parcel and building. The ROFO does not apply to any foreclosure or a deed in lieu with respect to the entirety of the Mortgaged Property.
61	Corbin Office Center	(6) Permitted Liens; Title Insurance	Los Angeles SMSA Limited Partnership d/b/a Verizon Wireless, a tenant at the Mortgaged Property, has a ROFR to purchase all or a portion of the Mortgaged Property. The ROFR was subordinated to the Mortgage Loan through a SNDA and does not apply to any foreclosure.

Annex G-2-1

Annex A-1 ID#	Mortgage Loan	Representation	Exception
71	Nyberg Retail Center	(6) Permitted Liens; Title Insurance	Pursuant to the terms of its lease, McDonald’s corporation (“McDonald’s”) has a ROFR to purchase the portion of the Mortgaged Property demised by its lease (the “McDonald’s Parcel”) in the event the offer to purchase is limited solely to the McDonald’s Parcel (and not to an offer to purchase the entire Mortgaged Property).
76	CenturyLink Las Vegas	(6) Permitted Liens; Title Insurance	CenturyLink, the sole tenant at the Mortgaged Property, has a one-time option to purchase the Mortgaged Property from January 1, 2017 through March 31, 2017 for eight million dollars “as-is” (the “Purchase Option”). The Purchase Option was subordinated to the Mortgage Loan through a SNDA and does not apply to any foreclosure.
17	Northgate Slauson Marketplace	(7) Junior Liens	The Mortgaged Property is subject to a subordinate mortgage (the “Subordinate Mortgage”) in the principal amount of $1,472,000 in favor of the City of Los Angeles securing repayment of funds that were loaned in connection with the prior redevelopment of the Mortgaged Property. The Subordinate Mortgage has a maturity date of August 1, 2023, and is subject to a subordination (but not standstill) agreement in favor of the lender which confirms, among other things, the lender’s rights to concurrent notices of default, to approve any amendments to the subordinate loan documents and to prepay the Subordinate Mortgage at any time.
Various	Various	(16) Insurance	For multi-layered policies, if four or fewer insurance companies issue the policies, then at least 75% of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P, with no carrier below “BBB-” or if five (5) or more insurance companies issue the policies, then at least 60% of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P, with no carrier below “BBB.”
35	Shoppes of Beavercreek	(16) Insurance	The Mortgage Loan Documents permit Factory Mutual Insurance Company and Western World Insurance Company to be approved insurance companies for the Mortgage Loan term, regardless of the ratings of such insurers.

Annex G-2-2

Annex A-1 ID#	Mortgage Loan	Representation	Exception
39	The Malulani Portfolio	(16) Insurance	The Mortgage Loan is secured by, among other things, the Borrower’s fee interest in land subject to the Kaiser Ground Lease and the Sears Ground Lease. The related ground lessees owns their respective improvements and are required to insure such improvements. With respect to the Kokua Market Mortgaged Property, the sole tenant is required to maintain and currently maintains all required insurance. The tenant policies name the lender and successors and assigns as a loss payee and/or additional insured as applicable.
94	Walgreens 3222 Milwaukee	(16) Insurance	The sole tenant at the Mortgaged Property is permitted to self-insure, provided, among other things, the tenant maintains a rating of “BBB-” by S&P or “Baa3” by Moody’s. If the tenant satisfies the insurance requirements under the lease, the insurance requirements under the loan agreement are deemed satisfied.
75	Parker Center	(18) Encroachments	The Winn-Dixie premises encroach over a utility easement. The Title Policy endorsement does not cover losses and damages resulting from the encroachment other than damage to the improvements. The Mortgage Loan is recourse to the Guarantor for loss or damage sustained as a result of such encroachment.
4	155 Mercer Street	(25) Licenses and Permits	The Borrower does not have an effective certificate of occupancy because the Borrower is in the process of converting the Mortgaged Property to a retail store.
35	Shoppes of Beavercreek	(26) Recourse Obligations	The Mortgage Loan is not recourse to the Borrower or the Guarantor for loss resulting from physical waste of the Mortgaged Property.
46	Centre Creek Plaza & Wells Fargo Building	(26) Recourse Obligations	Recourse in connection with a breach of the environmental covenants is limited to a material breach of any representation, warranty covenant or indemnification provision in the related Mortgage Loan Documents.
94	Walgreens 3222 Milwaukee	(26) Recourse Obligations	The Mortgage Loan Documents do not provide for recourse to an individual or entity other than the borrower.
46	Centre Creek Plaza & Wells Fargo Building	(28) Financial Reporting and Rent Rolls	The Borrowers are not required to provide financial statements on a combined basis.

Annex G-2-3

Annex A-1 ID#	Mortgage Loan	Representation	Exception

20 21 22	Capitol Plaza College Park Plaza Grant Park Plaza	(30) Due on Sale or Encumbrance	GLC Bayside, LLC (“GLC”) has a preferred equity interest in Bayside Marketplace Holdings, LLC (“Bayside”). In the event that Bayside, the sole member of the sole member of each Borrower, fails to pay to GLC the related redemption price on or prior to May 19, 2020, (i) GLC may remove and reappoint the manager or appoint a new manager and (ii) the membership rights of Grant Capitol College, LLC (the common equity interest holder in Bayside), will be automatically forfeited, without compensation or payment of any kind from Bayside or GLC. In such event, GLC will become the sole member of Bayside.
35	Shoppes of Beavercreek	(30) Due on Sale or Encumbrance	In the event the Mortgaged Property becomes subject to a subordinate lien, the Borrower has 90 days to cause such subordinate lien on the Mortgaged Property to be discharged or fully insured prior to the lender’s right to accelerate the Mortgage Loan.
49	Inn @ Northrup Station	(31) Single-Purpose Entity	The Borrower owned a parking lot adjacent to the Mortgaged Property. Concurrent with the origination of the Mortgage Loan, the Borrower transferred ownership of the adjacent parking lot to another entity.
75	Parker Center	(31) Single-Purpose Entity	The sole member of the borrower maintains a consolidated bank account that includes Mortgaged Property proceeds (funds owned by the borrower) with proceeds from other properties owned by affiliates of the borrower. Although all such proceeds are deposited into a consolidated account, the borrower is required to (i) monitor and track all costs and revenues associated with the Mortgaged Property and (ii) maintain an accounting system whereby all receipts and disbursements are contemporaneously assigned to the Mortgaged Property.
69	Wineman Building	(34) Ground Leases	The ground lease expires on February 28, 2043 which is less than 20 years beyond the stated maturity date of the Mortgage Loan of June 6, 2025. The Mortgage Loan is not fully amortizing.
4	155 Mercer Street	(39) Organization of Borrower	The Borrower under the related Mortgage Loan and the Borrowers under the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as 26-34 South State Street and 36 South State Street are affiliated entities.

Annex G-2-4

Annex A-1 ID#	Mortgage Loan	Representation	Exception

29 45 88	Komar Desert Center 24 Hour Fitness West Covina Golfsmith Richmond	(39) Organization of Borrower	The Borrowers under each Mortgage Loan are affiliated entities.
66 68	Pines at West Penn MHP Indian Run Village MHP	(39) Organization of Borrower	The Borrowers under each Mortgage Loan are affiliated entities.
78 101	Dollar General Texas Portfolio I Umatilla Plaza	(39) Organization of Borrower	The Borrowers under each Mortgage Loan are affiliated entities.

Annex G-2-5

SCHEDULE G-1

CANTOR COMMERCIAL REAL ESTATE LENDING, L.P. MORTGAGE
LOANS WITH EXISTING MEZZANINE DEBT

Annex A-1 ID#	Mortgage Loan	Original Principal Amount of Existing Mezzanine Debt
29	Komar Desert Center	$1,221,427
45	24 Hour Fitness West Covina	$1,833,894
88	Golfsmith Richmond	$700,000

Schedule G-1-1

SCHEDULE G-2

CANTOR COMMERCIAL REAL ESTATE LENDING, L.P. MORTGAGE LOANS WITH RESPECT
TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Annex A-1 ID#	Mortgage Loan
20	Capitol Plaza
21	College Park Plaza
22	Grant Park Plaza
46	Centre Creek Plaza & Wells Fargo Building
71	Nyberg Retail Center
100	River Haven MHP

Schedule G-2-1

SCHEDULE G-3

CANTOR COMMERCIAL REAL ESTATE LENDING, L.P. CROSSED MORTGAGE LOANS

Annex A-1 ID#	Mortgage Loan
20	Capitol Plaza
21	College Park Plaza
22	Grant Park Plaza

Schedule G-3-1

ANNEX G-3

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
Ladder Capital Finance LLC MORTGAGE LOANS

Annex A ID#	Mortgage Loan	Representation	Exception
13	La Gran Plaza	(5) Lien; Valid Assignment	The related Mortgages secure the subject Mortgage Loan and the related Companion Loans on a pari passu basis.
Various	All Mortgage Loans transferred by LCF	(6) Permitted Liens; Title Insurance	The lien of real property taxes and assessments shall not be considered due and payable until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement is entitled to be taken by the related taxing authority.
13	La Gran Plaza	(6) Permitted Liens; Title Insurance	The related Mortgages secure the subject Mortgage Loan and the related Companion Loans on a pari passu basis.
24	The Plaza on Broadway	(6) Permitted Liens; Title Insurance	Under the related ground lease, the ground lessor and the ground lessee have a mutual right of first refusal for the purchase of the fee interest and leasehold interest, respectively, of the related Mortgaged Property. Neither the related ground lease nor the related estoppel provides that the ground lessor’s right of first refusal does not apply to an assignment by the lender following a foreclosure.
60	Cole Village	(6) Permitted Liens; Title Insurance	A tenant at the related Mortgaged Property holds a right of first refusal to purchase the related Mortgaged Property if the premises constitute a separate legal parcel.
79	Value Place	(6) Permitted Liens; Title Insurance	The franchisor in respect of the related Mortgaged Property holds a right of first refusal to purchase the related Mortgaged Property.
95	Kress Building	(6) Permitted Liens; Title Insurance	The related Mortgaged Property is subject to an Historic Preservation Easement Agreement.
13	La Gran Plaza	(8) Assignment of Leases and Rents	The related Mortgages and any related Assignments of Leases secure the subject Mortgage Loan and the related Companion Loans on a pari passu basis.
13	La Gran Plaza	(13) Actions Concerning Mortgage Loan	The related borrower is involved in a current appeal of a $139,000 judgment against it in the case of Nevada C. Dyer v. Town Center Mall, L.P. in Tarrant County District and County Courts, Fort Worth, TX (Case Number: 236-241807-09). A total amount of $360,000 is reserved for the appeal.

Annex G-3-1

26	Embassy Suites Corpus Christi	(13) Actions Concerning Mortgage Loan	The related borrower is named as a defendant in a current lawsuit involving the death of an individual at the related Mortgaged Property. The claims against the related borrower are for negligence and proximate cause of death.
Various	All Mortgage Loans transferred by LCF	(16) Insurance	The exceptions to Representation and Warranty No. 29, relating to terrorism insurance, are also exceptions to Representation and Warranty No. 16.
Various	All Mortgage Loans transferred by LCF	(16) Insurance	Subject to the other exceptions to Representation and Warranty No. 16, the loan documents may require that, if insurance proceeds in respect of a property loss are to be applied to the repair or restoration of all or part of the related Mortgaged Property, then the insurance proceeds may be held by a party other than the lender (or a trustee appointed by it) if such proceeds are less than 5% of the original principal balance of the related Mortgage Loan, rather than 5% of the then outstanding principal amount of the related Mortgage Loan.
15	Canterbury MHC	(16) Insurance	The related loan documents permit a syndicate of insurers. If such syndicate consists of five (5) or more members, at least 60% of the insurance coverage (or 75% if such syndicate consists of four (4) or fewer members) is required to be provided by insurance companies having a rating of “A” (or its equivalent) or better by S&P, Moody’s or Fitch, and the remaining 40% of the insurance coverage (or the remaining 25% if such syndicate consists of four (4) or fewer members) can be provided by insurance companies having a rating of “BBB” (or its equivalent) or better by S&P, Moody’s or Fitch.

Annex G-3-2

102 103	Dollar General – Red Oak Dollar General – Zapata	(16) Insurance	With respect to each subject Mortgage Loan, the related Mortgaged Property is leased to a single tenant. In each case, to the extent: (i) the related lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the related lease, (iii) the related sole tenant is permitted per the terms of its lease to rebuild and/or repair the related Mortgaged Property and is entitled to no period of rent abatement, and (iv) the related sole tenant maintains the insurance required to be maintained by it under the related lease as of the date of origination or as otherwise approved by the lender in writing, the related borrower will not be required to maintain coverage under Section 5.1.1 of the related loan agreement. Notwithstanding that the related sole tenant is permitted to and may be providing insurance that the related borrower is required to provide under Section 5.1.1 of the related loan agreement, the related borrower has acknowledged that the related borrower is responsible for maintaining (or causing the related sole tenant to maintain) the insurance required to be maintained under the related loan agreement (it being specifically agreed and understood that the related borrower must at all times maintain any such insurance to the extent not maintained by the related sole tenant).
34	Ambridge Regional Center	(17) Access; Utilities; Separate Lots	A strip of land (not owned by the related borrower) currently assessed as part of Parcel 64-194-0219.000 (which is part of the related Mortgaged Property) should not be assessed as part of such parcel. The related borrower has an obligation to be completed within six (6) months of origination of the subject Mortgage Loan to cause such strip of land to be assigned a separate tax parcel number and no longer be assessed as part of Parcel 64-194-0219.000. No escrow is being maintained to pay taxes on such strip of land.

Annex G-3-3

102	Dollar General – Red Oak	(17) Access; Utilities; Separate Lots	Certain utilities serving the related Mortgaged Property cut across the adjacent property without the benefit of an easement. The seller of the related Mortgaged Property has 90 days after the origination of the subject Mortgage Loan to either secure an easement (with appropriate priority) or relocate the utilities so that the same run to the related Mortgaged Property directly from the public street (which is physically not an issue). The seller of the related Mortgaged Property has an estimate for the relocation work of less than $5,000, and $40,000 has been escrowed with the related title company to secure such seller’s obligation. If the easement or work is not complete within the 90-day period, then the related borrower is entitled to complete the work and draw from the escrow.
28	350 East Fordham Road	(24) Local Law Compliance	Twenty-seven (27) New York City building violations were noted at the related Mortgaged Property, all of which relate to inspections of an elevator at the related Mortgaged Property and none of which are considered life safety issues.
60 83 97	Cole Village Brentwood Shopping Center Storage Etc. San Bernadino	(24) Local Law Compliance	For each of the subject Mortgage Loans, the related Mortgaged Property constitutes, or certain of the related Mortgaged Properties constitute, a legal nonconforming use which, following a casualty or destruction, may not be resumed if, among other things, the replacement cost or damage exceeds a specified threshold and/or the restoration or repair is not completed or the prior use is not resumed (or certain key steps in connection therewith are not taken) within a specified time frame.
56	Hilton Garden Inn Dover	(25) Licenses and Permits	At the time of origination of the subject Mortgage Loan, the related borrower had applied for but had not yet received a liquor license. The related borrower has entered into an interim management agreement pursuant to which alcoholic beverages may legally be sold at the related Mortgaged Property.

Annex G-3-4

Various	All Mortgage Loans transferred by LCF	(26) Recourse Obligations	The related loan documents may limit recourse for the related borrower’s commission of material physical waste only to the extent that: (i) such waste was intentional; and/or (ii) there is sufficient cash flow from the related Mortgaged Property to make the requisite payments to prevent the waste. In addition, misapplication, misappropriation or conversion of insurance proceeds, condemnation awards and/or rents may not give rise to recourse until after an event of default. Also, misapplication (as opposed to misappropriation or conversion) of insurance proceeds, condemnation awards and/or rents may not give rise to recourse at all. Furthermore, there may not be any recourse for fraud unless it constitutes intentional fraud.
56	Hilton Garden Inn Dover	(26) Recourse Obligations	In lieu of obtaining an environmental indemnity, the lender has purchased an environmental insurance policy.
102 103	Dollar General – Red Oak Dollar General – Zapata	(26) Recourse Obligations	For each of the subject Mortgage Loans, there is no entity or warm body guarantor separate from the borrower for any breach of the environmental covenants contained in the related loan documents.
Various	All Mortgage Loans transferred by LCF	(27) Mortgage Releases	If the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related borrower may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause the REMIC holding the subject Mortgage Loan to fail to qualify as such.
102 103	Dollar General – Red Oak Dollar General – Zapata	(28) Financial Reporting and Rent Rolls	For each of the subject Mortgage Loans, the related loan documents provide that so long as the tenant of the related Mortgaged Property is a triple-net tenant, the related borrower’s delivery of a certified rent roll is sufficient to satisfy the financial delivery requirements.

Annex G-3-5

Various	All Mortgage Loans transferred by LCF	(29) Acts of Terrorism Exclusion	Except with respect to Mortgage Loans where terrorism insurance is not required or where a tenant is permitted to self-insure, if any of the Policies (as defined in the related loan agreement) contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the borrower must obtain and maintain terrorism coverage to cover such exclusions from a Qualified Carrier (as defined in the related loan agreement) or, in the event that such terrorism coverage is not available from a Qualified Carrier, the related borrower must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage. In addition, subject to the other exceptions to the Representation and Warranty No. 29, even where terrorism insurance is required, the related borrower may not be required to pay more for terrorism insurance coverage than a specified percentage (at least equal to 200%) of the amount of the insurance premium for the property insurance policy required under the related loan documents (excluding such terrorism coverage and coverage for other catastrophe perils such as flood, windstorm and earthquake), and if the cost of such terrorism insurance exceeds such amount, the related borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
28	350 East Fordham Road	(29) Acts of Terrorism Exclusion	The related borrower is required to spend no more for terrorism insurance coverage than 1.5x the amount payable for casualty and business interruption insurance (excluding such terrorism coverage and coverage for other catastrophe perils such as flood, windstorm and earthquake).
102 103	Dollar General – Red Oak Dollar General – Zapata	(29) Acts of Terrorism Exclusion	The exception to Representation and Warranty No. 16, relating to a sole tenant maintaining insurance coverage, is also an exception to Representation and Warranty No. 29.

Annex G-3-6

Various	All Mortgage Loans transferred by LCF	(30) Due on Sale or Encumbrance	Any pledge of a direct or indirect equity interest in the related borrower would be permitted if the transfer of such equity interest to the pledgee would be a permitted transfer under the terms of Representation and Warranty No. 30 or as contemplated by any other exception to Representation and Warranty No. 30 set forth herein. In addition, mergers, acquisitions and other business combinations involving a publicly traded company may be permitted; and, for certain Mortgage Loans, transfers, sales and pledges of direct or indirect equity interests in the related borrower may be permitted if such equity interests are limited partnership interests, non-managing member interests in a limited liability company or other passive equity interests.
102 103	Dollar General – Red Oak Dollar General – Zapata	(30) Due on Sale or Encumbrance	For each of the subject Mortgage Loans, the related loan documents permit transfers without the lender’s consent by the related borrower and by or to certain affiliates of Ladder Capital Finance Holdings LLLP.
24	The Plaza on Broadway	(34) Ground Leases

Under the related ground lease, the ground lessor and the ground lessee have a mutual right of first refusal for the purchase of the fee interest and leasehold interest, respectively, of the related Mortgaged Property. Neither the related ground lease nor the related estoppel provides that the ground lessor’s right of first refusal does not apply to an assignment by the lender following a foreclosure.

In addition, the related ground lease and the related estoppel are silent as to the lender’s right to participate in the adjustment, and to receive and control distribution, of casualty and condemnation proceeds.

102 103	Dollar General – Red Oak Dollar General – Zapata	(39) Organization of Borrower	The related borrowers are affiliates.

Annex G-3-7

34	Ambridge Regional Center	(40) Environmental Conditions	A former steel tube manufacturing company conducted operations at the related Mortgaged Property, which resulted in soil and groundwater contamination. In addition to excavation of contaminated soils and elimination of potential exposure pathways, environmental covenants were put in place to restrict use of groundwater at the related Mortgaged Property and limit the related Mortgaged Property to non-residential only use. The covenants also delineate restricted areas of the related Mortgaged Property and require maintenance of the concrete floor and certain areas of the soil cover to prevent direct human contact with contaminated soils at the related Mortgaged Property. The environmental consultant identified the remaining contamination at the related Mortgaged Property as a controlled recognized environmental condition.
60	Cole Village	(40) Environmental Conditions

A dry cleaner is located at the related Mortgaged Property. The related loan documents require the related borrower to cause the dry cleaner at the related Mortgaged Property to take the following measures within 60 days of origination of the subject Mortgage Loan: (i) seal the floor in the dry cleaner space with an epoxy grade sealant, repairing or covering all cracks and exposed concrete; (ii) label all unlabeled drums and containers; (iii) store all drums and containers of hazardous substances within secondary containment; and (iv) maintain required documentation regarding the hazardous substances on the related Mortgaged Property, including Material Safety Data Sheets (MSDS) and hazardous waste manifests and any other documentation required pursuant to any legal requirements, including, without limitation, environmental laws.

The related environmental indemnity includes losses from any violation arising from the use of or exposure to perchloroethylene on, at, under or from the related Mortgaged Property.

Annex G-3-8

65	West Union Village	(40) Environmental Conditions	A dry cleaner is located at the related Mortgaged Property. The related loan documents require the related borrower to have the floor sealed and secondary containment installed within 90 days of origination of the subject Mortgage Loan. Although there have been no reported releases, the use of perchloroethylene at the related Mortgaged Property for at least fourteen years is considered a recognized environmental condition.
73	Macedonia Marketplace	(40) Environmental Conditions	The related Mortgaged Property is an active LUST site undergoing remediation under the oversight of the Ohio Department of Commerce Division of State Fire Marshal’s Bureau of Underground Storage Tank Regulations (“BUSTR”). The related Mortgaged Property is impacted with gasoline contaminants, with residual concentrations in soil and low concentrations in groundwater. Remedial action has been completed with the removal of approximately 2,884 tons of impacted soil. A work plan for additional groundwater monitoring was approved by BUSTR on March 5, 2015. Case closure has not yet been achieved with BUSTR. Pursuant to the work plan, at least three additional rounds of groundwater monitoring are required prior to a no further action determination by BUSTR.
87	Summit Retail	(40) Environmental Conditions	A former dry cleaner conducted dry cleaning operations at the related Mortgaged Property before becoming a dropoff only location. The environmental consultant identified the former dry cleaning operations as a recognized environmental condition. A due care plan was implemented to address subsurface impacts below the dry cleaner tenant’s space, which includes operations and maintenance of a sub-slab mitigation system and floor sealant. According to the environmental consultant, because contamination is limited to the soil below the slab of the tenant space, no further investigation or remediation is warranted at this time. However, the recognized environmental condition still exists and no regulatory closure was obtained.
13	La Gran Plaza	(43) Cross-Collateralization	The subject Mortgage Loan is cross-collateralized and cross-defaulted with Companion Loans that will be held outside the COMM 2015-LC21 commercial mortgage securitization trust.

Annex G-3-9

SCHEDULE G-1
LADDER CAPITAL FINANCE LLC
MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Annex A-1 ID#	Mortgage Loan	Original Principal Amount of Existing Mezzanine Debt
32	aLoft Hotel Minneapolis	$1,750,000
33	Hilton Garden Inn – Phoenix Airport North	$2,639,200

Schedule G-1-1

SCHEDULE G-2

LADDER CAPITAL FINANCE LLC MORTGAGE LOANS WITH RESPECT
TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Annex A-1 ID#	Mortgage Loan
13	La Gran Plaza
15	Canterbury MHC
60	Cole Village
102	Dollar General – Red Oak
103	Dollar General – Zapata

Schedule G-2-1

SCHEDULE G-3

LADDER CAPITAL FINANCE LLC CROSSED MORTGAGE LOANS

None.

Schedule G-3-1

ANNEX G-4

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
KEYBANK NATIONAL ASSOCIATION MORTGAGE LOANS

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
6	Walgreens Net Lease Portfolio V	(16) Insurance	The related tenant may self-insure with respect to both property and liability insurance provided that certain tenant insurance conditions are met under the Loan Documents.
58	Brunelli Portfolio	(16) Insurance	The related tenants except for Best Buy and Barnes & Noble may self-insure with respect to both property and liability insurance provided that certain tenant insurance conditions are met under the Loan Documents.
82	Unicorp Portfolio II	(16) Insurance	The related tenants may self-insure with respect to both property and liability insurance provided that certain tenant insurance conditions are met under the Loan Documents.
25 48 50 54 58 59 67 80 82 84 85 86

The Shops at 505

Glencoe Crossing

StaxUp Self Storage – San Ysidro

Plantation at Quail Valley

Brunelli Portfolio

Airoom Plaza and Lincolnwood Commons

Parkcrest Apartments

SummerPlace Inn Destin

Unicorp Portfolio II

Westgate Shopping Center

Storage Pros – Chattanooga

The Glens Apartments

(26) Recourse Obligations

The non-recourse provisions of the Mortgage Loans provide for liability for actual losses, liabilities, costs and damages in connection with “willful misrepresentation” as opposed to “intentional material misrepresentation.”

Annex G-4-1

91 96 98 99	Lockaway Self Storage San Antonio Village Apartments North State U-Stor & Lock Minges Creek Storage Plaza
50 91	StaxUp Self Storage – San Ysidro Lockaway Self Storage San Antonio	(26) Recourse Obligations

The non-recourse provisions of the Mortgage Loans provide for liability for actual losses, liabilities, costs and damages in connection with “voluntary material physical waste” as opposed to “intentional material physical waste.”

The non-recourse provisions of the Mortgage Loans provide for liability for actual losses, liabilities, costs and damages in connection with “misappropriation or conversion” of rents, insurance proceeds or condemnation awards as opposed to “misapplication or misappropriation.”

59	Airoom Plaza and Lincolnwood Commons	(26) Recourse Obligations

The non-recourse provisions of the Mortgage Loans provide for liability for actual losses, liabilities, costs and damages in connection with intentional material physical waste” but only if there is sufficient operating income from the related Mortgaged Property (after the payment of debt services, taxes, insurance, and operating expenses) to prevent such material physical waste.

86	The Glens Apartments	(26) Recourse Obligations

The non-recourse provisions of the Mortgage Loans provide for liability for actual losses, liabilities, costs and damages in connection with the related Borrower’s failure to comply in any material respect with respect to any environmental representation, warranty, or covenant as opposed to any breach of an environmental covenant.

The non-recourse provisions of the Mortgage Loans provide for liability for actual losses, liabilities, costs and damages in connection with any misapplication, misappropriate, or conversion of rents after the related Borrower’s receipt of written notification of an event of default under the related Loan Documents.

Annex G-4-2

6	Walgreens Net Lease Portfolio V	(26) Recourse Obligations	The obligations and liabilities of related indemnitor under the environmental indemnity agreement terminate and be of no further force and effect with respect to any unasserted claim when all of the following conditions are satisfied in full: (i) the Mortgage Loan is paid in full on or prior to the Maturity Date and indemnitee has not foreclosed or otherwise taken possession of any Mortgaged Property, (ii) there has been no material change, between the closing date of the Mortgage Loan and the date the Mortgage Loan is paid in full, in any environmental law, the effect of which change would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity agreement, notwithstanding the fact that the Mortgage Loan is paid in full, (iii) indemnitee has received, at indemnitor's expense, an updated environmental report dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity agreement, and (iv) two (2) years have passed since date that the Mortgage Loan has been paid in full.
Various	All Mortgage Loans	(27) Mortgage Releases

With respect to a taking of a portion of each Mortgaged Property, the principal balance of the Mortgage Loans is not required to be paid down if the holder of the Mortgage Loan receives an opinion of counsel that, if such amount is not paid, the securitization will not fail to maintain its status as a REMIC trust.

6	Walgreens Net Lease Portfolio V	(29) Acts of Terrorism Exclusion	With respect to all of the Mortgaged Properties, the related tenant may self-insure with respect to terrorism insurance provided that certain tenant insurance conditions are met under the Loan Documents.
84	Westgate Shopping Center	(29) Acts of Terrorism Exclusion	The related Loan Documents do not require that the Borrower maintain terrorism insurance.

Annex G-4-3

6	Walgreens Net Lease Portfolio V	(30) Due-on-Sale or Encumbrance	After a transfer to master Delaware statutory trust (the “Master DST”) of the beneficial interests in the related Borrower and delivery of the tax opinion to Lender pursuant to the loan agreement, the holder of a beneficial ownership interest in Master DST may transfer such interest without the consent of lender so long as: (i) except with respect to a permitted affiliate transfer pursuant to the loan agreement, following the transfer, no single transferee (each, a “Master DST Beneficial Interest Owner Transferee”) owns more than 49% of the direct or indirect interests in Master DST; provided, that, to the extent a Master DST Beneficial Interest Owner Transferee owns twenty percent (20%) or more of the direct or indirect interests in Master DST immediately following the transfer, the related Borrower must deliver, prior to such transfer and at its sole cost and expense, customary searches (credit, judgment, lien, bankruptcy, etc.) reasonably acceptable to lender with respect to such Master DST Beneficial Interest Owner Transferee, (ii) each Master DST Beneficial Interest Owner Transferee is an accredited investor pursuant to the loan agreement, (iii) each transfer complies with all applicable legal requirements, and (iv) no change of control results from any transfer.
86	The Glens Apartments	(31) Single-Purpose Entity	The related Borrower is permitted to have future, unsecured, affiliate debt provided that (i) it does not exceed in the aggregate $200,000, (ii) it is unsecured, (iii) it is evidenced by a promissory note acceptable to lender, (iv) it is subordinate to the Mortgage Loan pursuant to a subordination and standstill agreement reasonably acceptable to lender which shall include provisions consistent with this definition, (v) it does not permit payments to be made following the occurrence of a cash sweep event under the related Loan Documents, and (vi) the proceeds may only be used in connection with the Mortgaged Property or the Mortgage Loan.
67 96	Parkcrest Apartments Village Apartments	(39) Organization of Borrower	The Borrowers under the Mortgage Loans have common ownership and are Affiliates.
50 91	StaxUp Self Storage – San Ysidro Lockaway Self Storage San Antonio	(39) Organization of Borrower	The Borrowers under the Mortgage Loans have common ownership and are Affiliates.

Annex G-4-4

25 48 50 54 58 59 67 80 82 84 85 86 91 96 98 99

The Shops at 505

Glencoe Crossing

StaxUp Self Storage – San Ysidro

Plantation at Quail Valley

Brunelli Portfolio

Airoom Plaza and Lincolnwood Commons

Parkcrest Apartments

SummerPlace Inn Destin

Unicorp Portfolio II

Westgate Shopping Center

Storage Pros – Chattanooga

The Glens Apartments

Lockaway Self Storage San Antonio

Village Apartments

North State U-Stor & Lock

Minges Creek Storage Plaza

(26) Recourse Obligations

The non-recourse provisions of the Mortgage Loans provide for liability for actual losses, liabilities, costs and damages in connection with “willful misrepresentation” as opposed to “intentional material misrepresentation.”

Annex G-4-5

50 91	StaxUp Self Storage – San Ysidro Lockaway Self Storage San Antonio	(26) Recourse Obligations

The non-recourse provisions of the Mortgage Loans provide for liability for actual losses, liabilities, costs and damages in connection with “voluntary material physical waste” as opposed to “intentional material physical waste.”

The non-recourse provisions of the Mortgage Loans provide for liability for actual losses, liabilities, costs and damages in connection with “misappropriation or conversion” of rents, insurance proceeds or condemnation awards as opposed to “misapplication or misappropriation.”

59	Airoom Plaza and Lincolnwood Commons	(26) Recourse Obligations

The non-recourse provisions of the Mortgage Loans provide for liability for actual losses, liabilities, costs and damages in connection with intentional material physical waste” but only if there is sufficient operating income from the related Mortgaged Property (after the payment of debt services, taxes, insurance, and operating expenses) to prevent such material physical waste.

86	The Glens Apartments	(26) Recourse Obligations

The non-recourse provisions of the Mortgage Loans provide for liability for actual losses, liabilities, costs and damages in connection with the related Borrower’s failure to comply in any material respect with respect to any environmental representation, warranty, or covenant as opposed to any breach of an environmental covenant.

The non-recourse provisions of the Mortgage Loans provide for liability for actual losses, liabilities, costs and damages in connection with any misapplication, misappropriate, or conversion of rents after the related Borrower’s receipt of written notification of an event of default under the related Loan Documents.

Annex G-4-6

SCHEDULE G-1
KEYBANK NATIONAL ASSOCIATION MORTGAGE
LOANS WITH EXISTING MEZZANINE DEBT

Annex A-1 ID#	Mortgage Loan	Original Principal Amount of Existing Mezzanine Debt
6	Walgreens Net Lease Portfolio V	$9,694,360

Schedule G-1-1

SCHEDULE G-2

KEYBANK NATIONAL ASSOCIATION MORTGAGE LOANS WITH RESPECT
TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Annex A-1 ID#	Mortgage Loan
7	University Fountains at Lubbock
84	Westgate Shopping Center

Schedule G-2-1

SCHEDULE G-3

KEYBANK NATIONAL ASSOCIATION CROSSED MORTGAGE LOANS

None.

Schedule G-3-1

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Deutsche Mortgage & Asset Receiving Corporation,

Depositor

Commercial Mortgage Pass-Through Certificates,

(Issuable in Series By Separate Issuing Entities)

Deutsche Mortgage & Asset Receiving Corporation will periodically offer commercial mortgage pass-through certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund that we will form. The primary assets of each trust fund will consist of:

●	one or more multifamily or commercial mortgage loans of various types,

●	mortgage participations, pass-through certificates or other mortgage-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

●	combination of the assets described above.

The offered certificates will not represent an interest in or an obligation of us, any of our affiliates, Deutsche Bank AG or any of its affiliates. If so specified in the related prospectus supplement, the offered certificates or the assets of the related trust fund may be insured or guaranteed by an entity specified therein. Otherwise, neither the offered certificates nor the assets of the related trust fund will be guaranteed or insured by us or any of our affiliates or by any governmental agency of instrumentality, or any other person.

If specified in the related prospectus supplement, the trust fund for a series of certificates may include credit support effected through subordination of one or more classes of certificates to other classes, cross-support provisions, overcollateralization, letters of credit, loan insurance policies, certificate insurance policies, guarantees, surety bonds, reserve funds or a combination of the foregoing, and may also include guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

The certificates of a series will evidence beneficial ownership interests in the trust fund. We may divide the certificates of a series into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. Structural credit enhancement will generally be provided for the respective classes of offered certificates through the subordination of more junior classes of offered and/or non-offered certificates. Accordingly, your rights as holders of certain classes may be subordinate to the rights of holders of other classes to receive principal and interest.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should review the information appearing on page 10 in this prospectus under the caption “Risk Factors” and under the caption “risk factors” in the related prospectus supplement before purchasing any offered certificate.

We may offer the offered certificates of any series through one or more different methods, including offerings through underwriters, as described under “Method of Distribution” in this prospectus and in the related prospectus supplement. There will be no secondary market for the offered certificates of any series prior to the offering thereof. We cannot assure you that a secondary market for any offered certificates will develop or, if it does develop, that it will continue. Unless the related prospectus supplement provides otherwise, the certificates will not be listed on any securities exchange.

The date of this prospectus is September 3, 2014

Important Notice About Information In This Prospectus
And The Accompanying Prospectus Supplement

Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the series of certificates offered to you; and (b) the accompanying prospectus supplement, which describes the specific terms of the series of certificates offered to you. Investors reviewing this prospectus should also carefully review the information in the related prospectus supplement in order to determine the specific terms of each offering.

In this prospectus, the terms “Depositor”, “we”, “us” and “our” refer to Deutsche Mortgage & Asset Receiving Corporation. You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

Incorporation of Certain Information By Reference and Available Information

With respect to any series of certificates offered by this prospectus, there are incorporated herein by reference all documents and reports (other than Annual Reports on Form 10-K) filed by or on behalf of Deutsche Mortgage & Asset Corporation with respect to the related trust fund prior to the termination of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, that relate specifically to such series of certificates. Deutsche Mortgage & Asset Receiving Corporation will provide without charge to any beneficial owner to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for this information should be directed in writing to the Deutsche Mortgage & Asset Receiving Corporation at 60 Wall Street, New York, New York 10005, Attention: Secretary, or by telephone at (212) 250-2500.

Deutsche Mortgage & Asset Receiving Corporation has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus and such prospectus supplement, but do not contain all of the information set forth in the registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. In addition, Deutsche Mortgage & Asset Receiving Corporation will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

You can read and copy any document filed by Deutsche Mortgage Asset & Receiving Corporation at prescribed rates at the Securities and Exchange Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of such material can also be obtained electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Securities and Exchange Commission’s Web site (http://www.sec.gov).

SUMMARY OF PROSPECTUS	1
RISK FACTORS	10
The Lack of Liquidity May Make it Difficult for You to Resell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates	10
The Trust Fund’s Assets May Be Insufficient To Allow For Payment In Full On Your Certificates	11
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	11
Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses on the Underlying Mortgage Loans which May Be Highly Unpredictable	12
Prepayments May Reduce The Average Life or the Yield of Your Certificates	13
Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates	14
Ratings Do Not Guaranty Payment	15
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts	15
Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates	16
The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy	25
Risks Related to Terrorist Attacks and Military Conflict	26
Some Certificates May Not Be Appropriate for ERISA Plans	27
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	27
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	27
Certain Federal Tax Considerations Regarding Original Issue Discount	28
Bankruptcy Proceedings Entail Certain Risks	28
Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment	29
Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool	29
Termination of the Trust Fund Could Affect the Yield on Your Offered Certificates	30
Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions	30
THE SPONSOR	30
OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS	31
THE DEPOSITOR	31
DESCRIPTION OF THE TRUST FUNDS	31
General	31
Mortgage Loans	33
MBS	38
Certificate Accounts	39
Credit Support	39
Cash Flow Agreements	40
YIELD AND MATURITY CONSIDERATIONS	40
General	40
Pass-Through Rate	41
Payment Delays	41
Certain Shortfalls in Collections of Interest	41
Yield and Prepayment Considerations	41
Weighted Average Life and Maturity	43
Controlled Amortization Classes and Companion Classes	44
Other Factors Affecting Yield, Weighted Average Life and Maturity	44
DESCRIPTION OF THE CERTIFICATES	46
General	46
Distributions	47
Distributions of Interest on the Certificates	47
Distributions of Principal of the Certificates	49

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations	50
Allocation of Losses and Shortfalls	50
Advances	50
Reports to Certificateholders	51
Voting Rights	52
Termination	52
Book-Entry Registration and Definitive Certificates	53
Depositable and Exchangeable Certificates	54
DESCRIPTION OF THE POOLING AGREEMENTS	57
General	57
Assignment of Mortgage Loans; Repurchases	57
Representations and Warranties; Repurchases	59
Collection and Other Servicing Procedures	60
Primary Servicers and Sub-Servicers	61
Certificate Account	62
Modifications, Waivers and Amendments of Mortgage Loans	64
Realization upon Defaulted Mortgage Loans	65
Hazard Insurance Policies	66
Due-on-Sale and Due-on-Encumbrance Provisions	67
Servicing Compensation and Payment of Expenses	67
Evidence as to Compliance	68
Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor	68
Termination Events	70
Rights upon Termination Event	70
Amendment	71
List of Certificateholders	72
The Trustee	72
Duties of the Trustee	72
Certain Matters Regarding the Trustee	73
Resignation and Removal of the Trustee	73
Additional Parties to the Agreements	73
DESCRIPTION OF CREDIT SUPPORT	74
General	74
Subordinate Certificates	74
Cross-Support Provisions	75
Overcollateralization	75
Letter of Credit	75
Insurance or Guarantees with Respect to Mortgage Loans	75
Certificate Insurance and Surety Bonds	75
Reserve Funds	76
Credit Support with Respect to MBS	76
CASH FLOW AND DERIVATIVES AGREEMENTS	76
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	76
General	77
Types of Mortgage Instruments	77
Leases and Rents	77
Personalty	78
Foreclosure	78
Bankruptcy Laws	81
Environmental Considerations	86
Due-on-Sale and Due-on-Encumbrance Provisions	88
Junior Liens; Rights of Holders of Senior Liens	88
Subordinate Financing	88
Default Interest and Limitations on Prepayments	88

Applicability of Usury Laws	88
Certain Laws and Regulations	89
Americans with Disabilities Act	89
Servicemembers Civil Relief Act	89
Anti-Money Laundering, Economic Sanctions and Bribery	90
Potential Forfeiture of Assets	90
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	90
FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES	91
General	91
Status of REMIC Certificates	92
Qualification as a REMIC	92
Taxation of Regular Certificates	94
Taxation of Residual Certificates	101
Taxes that May Be Imposed on the REMIC Pool	109
Liquidation of the REMIC Pool	110
Administrative Matters	110
Limitations on Deduction of Certain Expenses	110
Taxation of Certain Foreign Investors	111
3.8% Medicare Tax on “Net Investment Income”	112
Backup Withholding	112
Reporting Requirements	113
FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE	113
Standard Certificates	113
Stripped Certificates	116
Reporting Requirements and Backup Withholding	119
Taxation of Certain Foreign Investors	120
3.8% Medicare Tax on “Net Investment Income”	120
Taxation of Classes of Exchangeable Certificates	120
STATE, LOCAL AND OTHER TAX CONSEQUENCES	121
CERTAIN ERISA CONSIDERATIONS	122
General	122
Plan Asset Regulations	122
Prohibited Transaction Exemptions	123
Tax Exempt Investors	126
LEGAL INVESTMENT	126
USE OF PROCEEDS	127
METHOD OF DISTRIBUTION	127
LEGAL MATTERS	128
FINANCIAL INFORMATION	129
RATING	129
INDEX OF DEFINED TERMS	130

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SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of an offering of certificates, read this entire document and the accompanying prospectus supplement carefully.

Securities Offered
Mortgage pass-through certificates, issuable in series. Each series of certificates will represent beneficial ownership in a trust fund. Each trust fund will own a segregated pool of certain mortgage assets, described below under “—The Mortgage Assets.”

Relevant Parties

Who We Are
Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation. See “The Depositor.” Our principal offices are located at 60 Wall Street, New York, New York 10005. Our telephone number is (212) 250-2500.

Issuing Entity
The issuing entity with respect to each series will be a New York common law trust formed by the depositor and containing the assets described in this prospectus and specified in the related prospectus supplement.

Trustee	The trustee for each series of certificates will be named in the related prospectus supplement. See “Description of the Pooling Agreements—The Trustee.”

Master Servicer
If a trust fund includes mortgage loans, then each master servicer, for the corresponding series of certificates will be named in the related prospectus supplement. Certain of the duties of the master servicer may be performed by one or more primary servicers or sub-servicers. See “Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.”

Special Servicer
If a trust fund includes mortgage loans, then each special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed will be described, in the related prospectus supplement. See “Description of the Pooling Agreements—Collection and Other Servicing Procedures.”

MBS Administrator	If a trust fund includes mortgage-backed securities, then the entity responsible for administering such mortgage-backed securities will be named in the related prospectus supplement.

REMIC Administrator
The person responsible for the various tax-related administration duties for a series of certificates as to which one or more REMIC elections have been made, will be named in the related prospectus supplement. See “Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.”

Other Parties
If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

Sponsors
The sponsor or sponsors for each series of certificates will be named in the related prospectus supplement. The sponsor or sponsors will initiate the issuance of a series of certificates and will sell mortgage loans to the depositor. If specified in the related prospectus supplement, the sponsor or co-sponsor may be German American Capital Corporation, an affiliate of the depositor.

Sellers
The seller or sellers of the mortgage loans or other assets will be named in the related prospectus supplement. A seller may be an affiliate of Deutsch Mortgage & Asset Receiving Corporation, the depositor. The depositor will purchase the mortgage loans or other assets from the seller or sellers, on or before the issuance of the related series of certificates.

Originators
If the mortgage loans or other assets have been originated by an entity other than the related sponsor or loan seller, the prospectus supplement will identify the related originator and set forth certain information with respect thereto.

Information About The Mortgage Pool

The Mortgage Assets	The mortgage assets will be the primary assets of any trust fund. The mortgage assets with respect to each series of certificates will, in general, consist:

● one or more multifamily (which include manufactured housing community) or commercial mortgage loans of various types,

● mortgage participations, pass-through certificates or other mortgage-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

● a combination of the assets described above.

If so specified in the related prospectus supplement, a trust fund may include one or more mortgage loans secured by liens on real estate projects under construction.  The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless the related prospectus supplement specifies otherwise, by any governmental agency or instrumentality or by any other person. If the related prospectus supplement so provides, some mortgage loans may be delinquent as of the date the related trust fund is formed.

If the related prospectus supplement so provides, a mortgage loan:

●     may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term, that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable rate,

●     may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

● may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date,

● may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments,

● may provide for defeasance of the mortgage loan, and

● may provide for payments of principal, interest or both, on regular due dates or at such other interval as is specified in the related prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than 40 years. We will not originate any mortgage loans. Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See “Description of the Trust Funds—Mortgage Loans.”

If any mortgage loan, or group of related mortgage loans, constitutes a 10% or greater concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related Prospectus Supplement. See “Description of the Trust Funds—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements.”

If the related prospectus supplement so specifies, the mortgage assets with respect to a series of certificates may also include, or consist of, mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus and which may or may not be issued, insured or guaranteed by the United States or an agency or instrumentality thereof. See “Description of the Trust Funds—MBS.”

Information About The Certificates

The Certificates
Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement and will represent in the aggregate the entire beneficial ownership interest in the related trust fund.

The certificates of each series may consist of one or more classes of certificates that, among other things:

● are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

● are entitled to distributions of principal with disproportionate, nominal or no distributions of interest;

● are entitled to distributions of interest, with disproportionate nominal or no distributions of principal;

● provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

●     provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

● provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

● provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets; or

● provide for distribution based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums, yield maintenance payments or equity participations.

If so specified in the related prospectus supplement, a series of certificates may include one or more “controlled amortization classes,” which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certificates” and “—Prepayments May Reduce the Yield on Your Certificates.”

If the related prospectus supplement so provides, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

The certificates will not be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity, unless the related prospectus supplement specifies otherwise. See “Risk Factors—Limited Assets.”

Distributions of Interest on the Certificates

Each class of certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of interest-only certificates, on a notional amount, based on a fixed, floating, variable or adjustable interest rate.  Common indices used for determining floating interest rates include one-month, three-month, six-month and one-year “LIBOR” (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), “CMT” (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), “COFI” (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), “MTA” (a one-year average of the monthly average yields of U.S. treasury securities) and the “Prime Rate” (an interest rate charged by banks for short-term loans to their most creditworthy customers).

The related prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate (or, in the case of a variable or adjustable pass-through rate, the method for determining such rate), as applicable, for each class of offered certificates.

Distributions of interest with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of such certificates prior to the occurrence of such an event will either be added to the certificate balance thereof or otherwise deferred as described in the related prospectus supplement. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certificates” and “—Prepayments May Reduce the Yield on Your Certificates,” “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest” and “Description of the Certificates—Distributions of Interest on the Certificates.”

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of interest-only certificates and certain classes of residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that you are then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. As described in each prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series until the certificate balances of such certificates have been reduced to zero.

As described in each prospectus supplement, distributions of principal with respect to one or more classes of certificates:

●     may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

● may not commence until the occurrence of certain events, such as the retirement of one or more other classes or certificates of the same series; or

● may be made, subject to certain limitations, based on a specified principal payment schedule.

Unless the related prospectus supplement provides otherwise, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class. See

“Description of the Certificates—Distributions of Principal of the Certificates.”

Credit Support and Cash Flow Agreements

Partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, which may include:

● a letter of credit,

● a loan insurance policy,

● a certificate insurance policy,

● a guarantee,

● cross-support provisions,

● a surety bond,

● a reserve fund, or

● a combination of the items described above.

In addition, a trust fund may include:

● guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

●     interest rate exchange agreements, interest rate cap or floor agreements to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates or to alter the payment characteristics of the cash flows from a trust fund.

The related prospectus supplement for a series of offered certificates will provide certain relevant information regarding any applicable credit support or cash flow agreement. See “Risk Factors—Any Credit Support For Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses,” “Description of the Trust Funds—Credit Support” and “—Cash Flow Agreements” and “Description of Credit Support.”

Advances
If the related prospectus supplement so provides, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on mortgage loans included in the related trust fund or for property protection expenses. Any such advances made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries in respect of such mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. See “Description of the Certificates—Advances.” Any entity making advances may be entitled to receive interest on such advances, which will be payable from amounts in the related trust fund. See “Description of the Certificates—Advances.”

If a trust fund includes mortgage participations, pass-through certificates or mortgage-backed securities, the related prospectus supplement will describe any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related indenture or similar agreement.

Optional Termination
If the related prospectus supplement so provides, a series of certificates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement. If the related prospectus supplement so provides, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party specified in such prospectus supplement may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word “callable.” See “Description of the Certificates—Termination” in this prospectus.

Repurchases and Substitutions of Mortgage Assets; Acquisition of Additional Mortgage Assets

If and to the extent described in the related prospectus supplement, Deutsch Mortgage & Asset Receiving Corporation, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement or to reimburse the related trust fund for any related losses. See “Description of the Pooling Agreements—Assignment of Mortgage Loans—Repurchases” and “—Representations and Warranties—Repurchases” herein.

In addition, if so specified in the related prospectus supplement, if a mortgage loan backing a series of certificates defaults, it may be subject to a fair value purchase option or other purchase option under the related pooling and servicing agreement or another agreement, or may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default.

See “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans” herein.

In general, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, certain characteristics of such prefunding or revolving period.  No prefunding period will extend for more than one year from the date of issuance of any related class or series of certificates and the portion of the proceeds of the offering of such certificates deposited in the prefunding account will not exceed 50% of the proceeds of such offering.  No revolving period will extend for more than three years from the date of issuance of any related class or series of certificates and the additional pool assets acquired during the revolving period will be of the same general character as the original pool assets.  See “Description of the Trust Funds—General” herein.

Registration of Book-Entry Certificates

If the related prospectus supplement so provides, one or more classes of the offered certificates will be offered in book-entry form through the facilities of the Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more global certificates registered in the name of a nominee of the Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See “Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” and “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”

Certain Federal Income Tax Consequences	The Certificates of each series will constitute or evidence ownership of either:

●     “regular interests” and “residual interests” in a trust fund, or a designated portion thereof, treated as “real estate mortgage investment conduit” under Sections 860A through 860G of the Internal Revenue Code of 1986, or

● interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986.

You should consult your tax advisor concerning the specific tax consequences to you of the purchase, ownership and disposition of the offered certificates and you should review “Certain Federal Income Tax Consequences” in this prospectus and in the related prospectus supplement.

ERISA Considerations
If you are a fiduciary of any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986. See “Certain ERISA Considerations” in this prospectus and “ERISA Considerations” in the related prospectus supplement.

Legal Investment
Your offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if the related prospectus supplement so provides. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you may be subject to restrictions on investment in the Offered Certificates.  You should consult your own legal advisor(s) to determine the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this prospectus and in the related prospectus supplement.

Rating
At their respective dates of issuance, each class of offered certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating organizations. See “Rating” in this prospectus and in the related prospectus supplement.

RISK FACTORS

In considering an investment in the offered certificates of any series, you should consider, among other things, the following risk factors and any other risk factors set forth under the heading “Risk Factors” in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in such trust fund.

The Lack of Liquidity May Make it Difficult for You to Resell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

Your offered certificates may have limited or no liquidity. Accordingly, you may be forced to bear the risk of your investment in your offered certificates for an indefinite period of time. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. Furthermore, except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and your offered certificates are subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See “Description of the Certificates—Termination.”

The Lack of a Secondary Market May Make it Difficult for You to Resell Your Offered Certificates. We cannot assure you that a secondary market for your offered certificates will develop. Even if a secondary market does develop, it may not provide you with liquidity of investment and it may not continue for as long as your certificates remain outstanding. The prospectus supplement may indicate that an underwriter intends to establish a secondary market in your offered certificates. However, no underwriter will be obligated to do so. Unless the related prospectus supplement provides otherwise, the certificates will not be listed on any national securities exchange or traded on any automated quotation system of any registered national securities association.

The Limited Nature of Ongoing Information May Make it Difficult for You to Resell Your Offered Certificates. The primary source of ongoing information regarding your offered certificates, including information regarding the status of the related assets of the trust fund, will be the periodic reports delivered to you as described in this prospectus under the heading “Description of the Certificates—Reports to Certificateholders.” We cannot assure you that any additional ongoing information regarding your offered certificates will be available through any other source. The limited nature of this information may adversely affect the liquidity of your offered certificates.

The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Offered Certificates or the Underlying Assets. Even if a secondary market does develop for your offered certificates, the market value of your certificates will be affected by several factors, including:

●
the perceived liquidity of your offered certificates, anticipated cash flow of your offered certificates (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans) and

●	prevailing interest rates.

The price payable at any given time in respect of your offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates. However, an upward or downward movement in current interest rates may not result in an equal but opposite movement in the market value of the offered certificates.  Accordingly, if you decide to sell your offered certificates in any secondary market that may develop, you may have to sell them at a discount from the price you paid. We are not aware of any source through which price information about your offered certificates will be generally available on an ongoing basis.

The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events that may be completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Trust Fund’s Assets May Be Insufficient To Allow For Payment In Full On Your Certificates

Unless the related prospectus supplement specifies otherwise, neither your offered certificates nor the mortgage assets will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity. In addition, your offered certificate will not represent a claim against or security interest in the trust fund for any other series. Furthermore, any advances made by a master servicer or other party with respect to the mortgage loans underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates. Accordingly, if the related trust fund has insufficient assets to make payments on your offered certificates, no other assets will be available for payment of the deficiency, and you will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, may be withdrawn under certain conditions for purposes other than the payment of principal of or interest on your certificates. If the related series of certificates includes one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in such prospectus supplement.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series. If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of  certificates of the same series that are senior to your offered certificates.

When making an investment decision, you should consider, among other things:

●	the payment priorities of the respective classes of the certificates of the same series,

●	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

●	the characteristics and quality of the mortgage loans in the related trust.

Credit Support May Not Cover All Types of Losses. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, such credit support may not cover all potential losses or risks. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your offered certificates.

Disproportionate Benefits May Be Given to Certain Classes and Series. A series of certificates may include one or more classes of senior and subordinate certificates. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of offered certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of offered certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon such later-paid classes of subordinate certificates.

The Amount of Credit Support Will Be Limited. The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experienced on the related mortgage assets will not exceed such assumed levels. See “Description of the Certificates—Allocation of Losses and Shortfalls” and “Description of Credit Support.” If the losses on the related mortgage assets do exceed such assumed levels, you may be required to bear such additional losses.

Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses  on the Underlying Mortgage Loans which May Be Highly Unpredictable

The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

Changes in Pool Composition Will Change the Nature of Your Investment. The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time. If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes. In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates will depend on payments, defaults and losses on the underlying mortgage loans and may vary materially and adversely from your expectations due to:

●	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

●	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

Prepayments May Reduce The Average Life or the Yield of Your Certificates

Prepayments May Reduce The Average Life of Your Certificates. As a result of prepayments on the mortgage loans, the amount and timing of distributions of principal and/or interest on your offered certificates may be highly unpredictable. Prepayments on the mortgage loans will result in a faster rate of principal payments on one or more classes of certificates than if payments on such mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans may affect the average life of one or more classes of your offered certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the interest rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans or that such rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans, the retirement of any class of your certificates could occur significantly earlier or later, and the average life thereof could be significantly shorter or longer, than expected.

The extent to which prepayments on the mortgage loans ultimately affect the average life of any class of your offered certificates will depend on the terms and provisions of your offered certificates. Your offered certificates may provide that your offered certificates are entitled:

●	to a pro rata share of the prepayments on the mortgage loans that are distributable on such date,

●	to a disproportionately large share of such prepayments, or

●	to a disproportionately small share of such prepayments.

If your certificates entitle you to a disproportionately large share of the prepayments on the mortgage loans, then there is an increased likelihood that your certificates will be retired at an earlier date. If your certificates entitle you to a disproportionately small share of the prepayments on the mortgage loans, then there is an increased likelihood that the average life of your certificates will be extended. As described in the related prospectus supplement, your entitlement to receive payments (and, in particular, prepayments) of principal of the mortgage loans may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of such series) or may be subject to certain contingencies (e.g., prepayment and default rates with respect to such mortgage loans).

A series of certificates may include one or more controlled amortization classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle the holders thereof to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As and to the extent described in the related prospectus supplement, a companion class absorbs some (but not all) of the risk of early retirement and/or the risk of extension that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Prepayments May Reduce the Yield on Your Certificates. Your offered certificates may be offered at a premium or discount. If you purchased your offered certificates at a premium or discount, the yield on your offered certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment. If you purchase your offered certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

If losses on the mortgage loan exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). See “Yield and Maturity Considerations.”

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

●	any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code,

●	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, and

●
any rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

Ratings Do Not Guaranty Payment

Any rating assigned by a rating agency to a class of your offered certificates will reflect only its assessment of the likelihood that you will receive payments to which you are entitled. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related mortgage loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related trust fund. There can be no assurance that the methodologies applied by the rating agencies are accurate or that you will receive all payments to which you are entitled.

The amount, type and nature of credit support, if any, provided with respect to your certificates will be determined on the basis of criteria established by each rating agency rating your certificates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.

In other cases, such criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of your offered certificates may be insufficient to fully protect you from losses on the related mortgage asset pool. See “Description of Credit Support” and “Rating.”

If one or more of the rating agencies downgrade any class of certificates, such action will adversely impact the liquidity, market value and regulatory characteristics of the downgraded certificates. Because neither we nor the issuing entity, the trustee, the master servicer, the special servicer, any originator, any seller or any other party to the related pooling and servicing agreement have any obligation to maintain a rating on a class of certificates, you will have no recourse if your certificates decrease in value.  In addition, pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, an issuer, underwriter or sponsor that retains a rating agency is required to make all information provided to the retained rating agency available to non-retained rating agencies who can issue their own ratings of the certificates, which may be higher or lower than the ratings issued by the retained rating agencies.  If a non-retained rating agency issues a rating for one or more classes of certificates that is lower than the ratings issued by the retained rating agencies it may have an adverse effect on the liquidity, market value and regulatory characteristics of such certificates.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of the subject mortgage pool or any other pools of mortgage loans originated by the same sponsor. Therefore, investors should evaluate an offering of certificates on the basis of the information set forth in the related prospectus supplement with respect to the related mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates

Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance. Mortgage loans secured by multifamily or commercial properties may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans secured by an owner-occupied single-family property. See “Description of the Trust Funds—Mortgage Loans—Default and Loss Considerations with Respect to the Mortgage Loans.” Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than single-family loans. In many cases, the borrowers under the mortgage loans will be entities that are restricted from owning property other than the related mortgaged property. In most cases, the borrowers will not have any significant assets other than the property and related leases, which will be pledged to the trustee. Therefore, payments on the mortgage loans and, in turn, payments of principal and interest on your certificates, will depend primarily or solely on rental payments by lessees and the successful operation of the property, rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired.

Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties.

A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Risks Generally Incident to Interests in Real Property May Adversely Affect the Value of a Mortgaged Property.  The value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

●	changes in general or local economic conditions and/or specific industry segments;

●	declines in real estate values;

●	declines in rental or occupancy rates;

●	increases in interest rates, real estate tax rates and other operating expenses;

●	changes in governmental rules, regulations and fiscal policies, including environmental legislation;

●	natural disasters such as earthquakes, hurricanes, floods, eruptions or other acts of God;

●	Civil disturbances such as riots; and

●	other circumstances, conditions or events beyond the control of a master servicer or a special servicer.

Risks Associated with the Type and Use of a Mortgaged Property May Affect its Value.  Certain considerations may be presented by the type and use of a particular mortgaged property. For instance:

●	Mortgaged properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions;

●
Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel’s operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements;

●
The demand for hotel and motel properties is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses;

●
The demand for hotel and motel properties may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, construction of additional highways and other factors;

●
The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building;

●
Mortgaged properties that are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association and specific local laws that relate to condominiums;

●	Mortgaged properties that are multifamily properties may be subject to rent control or other tenant protective laws, which could impact the future cash flows of those properties;

●
Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low and conversion to alternative uses would generally require substantial capital expenditures; and

●	Self-storage properties may have heightened environmental risk due to tenant privacy and inability of the borrower to readily access each unit.

Competition May Adversely Affect the Performance of a Mortgaged Property.  The leasing of real estate is highly competitive. Other commercial or multifamily properties of the same type located in the area in which a mortgaged property is located will compete with the mortgaged property to attract residents and/or customers. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all owners and developers of comparable types of real estate in the area in which the mortgaged property is located. Those owners or developers could have lower rentals rates, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. During such renovation, refurbishment or expansion, the related borrower may need to keep space unoccupied, thereby decreasing cashflow or, such renovation or expansion may impair or impede access to the mortgaged property. There can be no assurance that such renovation, refurbishment or expansion will be adequate to maintain the property’s competitiveness. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted by tenants at each mortgaged property may face competition from other industries and industry segments. Moreover, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use.

The Operation of Commercial Properties is Dependent upon Successful Management. The successful operation of a commercial property depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of the improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income producing property. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to tenants under long-term leases. We make no representation as to the skills of any present or future property managers. Nor can we assure you that the property managers will be in a financial condition to fulfill their management responsibilities.

Maintaining a Property in Good Condition is Expensive. The failure to maintain a property may materially impair the property’s ability to generate cash flow. In addition to general maintenance, over time, a property may require renovation and capital improvements to remain competitive. The cost of necessary maintenance, renovation and/or capital improvements may be substantial. There can be no assurance that an income-producing property will generate sufficient cash flow to cover these increased costs along while still satisfying debt service requirements.

The Mortgage Loans May Be Nonrecourse Loans Or Loans With Limited Recourse. Some or all of the mortgage loans will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Anti-Deficiency Legislation.”

Tenant Bankruptcy May Adversely Affect Payment On Your Certificates. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim). In addition, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or the earlier repossession or surrender of the leased premises), which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease. Certain of the tenants may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for (or involuntarily be subjected to) bankruptcy protection in the future or, if any tenants so become debtors under the Bankruptcy Code, that they will continue to make rental payments in a timely manner or that they will not reject their leases.

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the Bankruptcy Code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements. However, we cannot assure you that any mortgaged property (even a mortgaged property identified as a “shopping center” in the related prospectus supplement) would be considered a “shopping center” by a court considering the question.

Cross-Collateralization Arrangements May Be Challenged as Unenforceable. The mortgage asset pool may include groups of mortgage loans that are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group, and the cash flows generated by such mortgage loans, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by such mortgage loans. These arrangements thus seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

There may not be complete identity of ownership of the mortgaged properties securing a group of cross-collateralized mortgage loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and

●	was insolvent or was rendered insolvent by such obligation or transfer,

●	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or

●	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that

●
such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and

●
the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower.

If the lien is avoided, the lender would lose the benefits afforded by such lien.

The cross-collateralized mortgage loans constituting any group thereof may be secured by mortgage liens on mortgaged properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

Mortgage Loans With Balloon Payments Have a Greater Risk of Default. Certain of the mortgage loans may be non-amortizing or only partially amortizing.  In addition, certain of the mortgage loans may have amortization schedules that are significantly longer than their respective terms, and certain of the mortgage loans may require only payments of interest for part or all of their respective terms.  A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all.  That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon or anticipated repayment date payment at maturity or on the related anticipated repayment date and (ii) lead to increased losses for the related issuing entity either during the loan term or at maturity or such anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

Mortgage loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment depends upon the borrower’s ability to refinance the loan or sell the mortgaged property. The ability of the borrower to refinance the loan or sell the property will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial or multifamily real estate projects;

●	the fair market value and condition of the related mortgaged property;

●	prevailing interest rates;

●	the borrower’s equity in the related mortgaged property;

●	the borrower’s financial condition;

●	the operating history and occupancy level of the related mortgaged property;

●	changes in zoning or tax laws;

●	with respect to multifamily mortgage loans, reductions in government assistance/rent subsidy programs or changes in rent control laws;

●	with respect to hospitals, nursing homes and other healthcare facilities, changes in Medicaid and Medicare reimbursement rates;

●	changes in competition in the relevant area;

●	changes in rental rates in the relevant area;

●	changes in governmental regulation and fiscal policy;

●	prevailing general and regional economic conditions;

●	the state of the fixed income and mortgage markets; and

●	the availability of credit for multifamily rental or commercial properties.

Neither we nor any of our affiliates or any other seller or its affiliates will be obligated to refinance any mortgage loan underlying your offered certificates. We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the related maturity date.

The related master servicer or special servicer may, subject to limits set forth in the related pooling agreement, extend and modify mortgage loans that are in default or as to which a payment default is imminent in order to maximize recoveries on such mortgage loans. See “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans.” The related master servicer or special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery on your certificates.

The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents Upon the Default and/or Bankruptcy of a Borrower. Some or all of the mortgage loans may be secured by an assignment of leases and rents pursuant to which the related borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from such leases as further security for the related mortgage loan while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. These assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents.”

Due-on-Sale and Debt-Acceleration Clauses May Be Challenged as Unenforceable. Some or all of the mortgage loans may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the related mortgaged loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property.

Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default by the related borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if —

●	the exercise of those remedies would be inequitable or unjust; or

●	the circumstances would render the acceleration unconscionable.

Assignment of Leases and Rents May Be Limited by State Law. Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in this prospectus.

One Action Jurisdiction May Limit the Ability of the Servicer to Foreclose on a Mortgaged Property. The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.

In the case of a multi-property mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions. Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a mortgage is subordinate to a lease, the trust will not (unless it has otherwise agreed with the tenant) have the right to dispossess the tenant upon foreclosure of the mortgaged property.  If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or that could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, Restoration Following a Casualty Loss May Be Limited. Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.”  This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises “as is” in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non conformities.

Restrictive Covenants in a Deed or Lease May Reduce the Value of the Mortgaged Property.   Certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Inspections of the Mortgaged Properties Will Be Limited. The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the federal bankruptcy code to treat such lease as terminated by the rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws.”

Some of the ground leases relating to the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates. Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “offsite” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person’s hazardous substances were disposed.

The trust may attempt to reduce its potential exposure to cleanup costs by —

●	establishing reserves for cleanup costs when they can be anticipated and estimated; or

●	designating the trust as the named insured in specialized environmental insurance that is designed for secured lenders.

However, we cannot assure you that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

Under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as other federal and state laws, a secured lender (such as the trust) may be liable as an “owner” or “operator” for the costs of dealing with hazardous substances affecting a borrower’s property, if agents or employees of the lender have participated in the management or operations of the borrower’s property. This liability could exist even if a previous owner caused the environmental damage. The trust’s potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower’s property, or control of its day-to-day operations, as for example through the appointment of a receiver.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations.”

Lack of Insurance Coverage Exposes You to the Risk of Certain Special Hazard Losses. Unless the related prospectus supplement otherwise provides, the master servicer and special servicer for the related trust fund will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage (unless each of the master servicer and the special servicer maintain a blanket policy). In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things —

●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

●	floods and other water-related causes;

●	earth movement, including earthquakes, landslides and mudflows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of offered certificates. See “Description of the Pooling Agreements—Hazard Insurance Policies.”

Even if the type of loss is covered, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

●
in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●
in certain cases, particularly where land values are high, the insurable value (at the time of loan origination) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●
with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●
if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

Geographic Concentration Within a Trust Fund Exposes Investors to Greater Risk of Default and Loss. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and real estate markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and real estate market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, wildfires, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing certain series of certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

Litigation Arising Out Of Ordinary Business May Adversely Affect Payment On Your Certificates. There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. This litigation could cause a delay in the payment on your certificates. Therefore, we cannot assure you that this type of litigation would not have a material adverse effect on your certificates.

Compliance With The Americans With Disabilities Act Of 1990 May Be Expensive And May Adversely Affect Payment On Your Certificates. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. These costs of complying with the Americans with Disabilities Act of 1990 and the possible imposition of fines for noncompliance would result in additional expenses on the mortgaged properties, which could have an adverse effect on your certificates.

The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “special purpose entities.” In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness and create or allow any encumbrance on the mortgaged properties to secure additional indebtedness or obligations of other entities. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity.” The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

●	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

●	entities or individuals that have liabilities unrelated to the mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or creditors of a general partner or managing member of a borrower (whether an individual or corporate entity) will not initiate a bankruptcy or similar proceeding against the borrower or against such general partner or managing member (whether an individual or corporate entity) of the borrower.

The organizational documents of a borrower may (usually in the case of larger mortgage loans) also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection, that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower, or that, if initiated, a bankruptcy case of the borrower could be dismissed. For example, in the recent bankruptcy case of In re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities. The moving lenders had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the United States Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of those borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in this prospectus.

Risks Related to Terrorist Attacks and Military Conflict

Risks to the Financial Markets Relating to Terrorist Attacks. On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States.

It is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial and multifamily mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts. The terrorist attacks in 2001 on the World Trade Center and the Pentagon, as well as a number of reported thwarted planned attacks, suggest the possibility that large public areas such as shopping centers or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail property traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

Attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and Afghanistan may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

Some Certificates May Not Be Appropriate for ERISA Plans

Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you should consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of your offered certificates. See “Certain ERISA Considerations.”

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

On September 15, 2009, the IRS issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the related pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates in the related series, and the tax status of the REMIC.

In addition, final regulations and related guidance were issued under the REMIC provisions of the Code that modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features.  The final regulations and related guidance permit those modifications so long as the mortgage loan remains “principally secured” by real property (within the meaning of the final regulations and related guidance). These regulations and related guidance could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of certificates in the related series.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

If you hold certain classes of certificates that constitute a residual interest in a “real estate mortgage investment conduit,” for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates.” Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC may continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as “excess inclusion”

income to you, which generally, will not be subject to offset by losses from other activities, if you are a tax-exempt holder, will be treated as unrelated business taxable income, and if you are a foreign holder, will not qualify for exemption from withholding tax.

If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics or may be negative.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates of a series may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local taxes with respect to original issue discount. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates.”

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the pending sale of the related mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action and deficiency judgment proceedings.

In addition, even if a court determines that the value of a mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on such mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of such mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court may also —

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter a mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the senior lien where that has the effect of foreclosing out the junior lien. Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee, on behalf of the certificateholders, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with the ability of the trustee, on behalf of the certificateholders, to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre bankruptcy contracts cannot override rights expressly provided by the federal bankruptcy code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure.”

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

If the related prospectus supplement so provides, one or more classes of your offered certificates will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Transactions in book-entry certificates of any series generally can be effected only through The Depository Trust Company and its participating organizations. You are therefore subject to the following risks:

●
The liquidity of book-entry certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

●
Your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

●
Your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time.

●
You may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”

Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool

The trust fund may include mortgage loans that are past due. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans, based on principal balance at the time the trust fund is formed. The related prospectus supplement may provide that the servicing of such mortgage loans will be performed by the special servicer. However, the same entity may act as both master servicer and special servicer. Credit support provided with respect to your certificates may not cover all losses related to such delinquent mortgage loans, and you should consider the risk that their inclusion in a mortgage pool may result in a greater rate of defaults and prepayments and, consequently, reduce yield on your certificates. See “Description of the Trust Funds—Mortgage Loans—General.”

Termination of the Trust Fund Could Affect the Yield on Your Offered Certificates

The related prospectus supplement may provide that, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. In addition, the related prospectus supplement may provide that, upon the reduction of the aggregate principal balance of some or all of the mortgage assets by a specified percentage, a party or parties designated in the prospectus supplement may be authorized to purchase such mortgage assets, generally at a price equal to, in the case of any mortgage asset, the unpaid principal balance of such mortgage asset plus accrued interest (or, in some cases, at fair market value). However, circumstances may arise in which such fair market value may be less than the unpaid balance of the related mortgage assets sold together with interest thereon, and you may therefore receive an amount less than the certificate balance of, and accrued unpaid interest on, your offered certificates. See “Description of the Certificates—Termination” in this prospectus. See “Description of the Certificates—Termination.”

Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions

The underwritten net cash flow used in determining the debt service coverage ratio for a particular mortgage loan reflects assumptions and subjective judgments made by the mortgage loan sellers or originators. For instance, in determining underwritten net cash flow, vacant space may be assumed to be occupied and space due to expire may be assumed to have been re-let, in each case at market rates that exceed current rent collected at the property. In addition, underwritten net cash flow may be based on anticipated cash flow from assumed future rents on a future date.

The underwritten net cash flow for any particular mortgaged property shown in the related prospectus supplement may be higher (and sometimes materially higher) than the annual net cash flow for the property based on historical operating statements. No representation is made that the underwritten net cash flow for any particular mortgaged property set forth in the related prospectus supplement is predictive of future net cash flows. In addition, net cash flow reflects calculations and assumptions used by the mortgage loan sellers or originators and should not be used as a substitute for, and may vary substantially from, cash flow as determined in accordance with GAAP as a measure of the results of a mortgaged real property’s operation or for cash flow from operating activities determined in accordance with GAAP as a measure of liquidity. The debt service coverage ratios set forth in the related prospectus supplement for the mortgage loans and the mortgaged properties may also vary substantially from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents.

Similarly, the appraised value used in determining the loan-to-value ratio for a particular mortgage loan may be based on a future stabilized value, which value is based on future performance at a particular property. For instance, in determining a stabilized value, the appraiser or originator may assume increased value due to anticipated completion of construction at the property. No representation is made that the assumptions made by the appraiser or originator are accurate or that the conditions to stabilization will be completed.

Each originator of commercial and multifamily mortgage loans has its own underwriting criteria, and no assurance can be given that adjustments or calculations made by one originator would be made by other originators. Each investor should review the assumptions discussed in the related prospectus supplement and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow and debt service coverage and in making other calculations with respect to the underlying mortgage loans. See “Description of the Trust Funds—Default and Loss Considerations with Respect to the Mortgage Loans.”

THE SPONSOR

The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. It is anticipated that German American Capital Corporation (“GACC”), a Maryland corporation formed in 1971, will be a sponsor or co-sponsor for each series. Any other co-sponsor will be set forth in the related prospectus supplement.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank Securities Inc., one of the Underwriters and an affiliate of the Depositor. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.

GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

GACC originates large loans (both fixed rate and floating rate loans in amounts greater than $50 million), on a direct origination basis.  Conduit loans, primarily fixed rate loans in amounts less than $50 million, are originated by GACC’s wholly-owned subsidiary.  Deutsche Bank Mortgage Capital, LLC (“DBMC”).  Just subsequent to origination conduit loans are sold by DBMC to GACC which aggregates and warehouses the loans pending sale via a commercial mortgage-backed securities (“CMBS”) securitization.

GACC, through another wholly owned subsidiary, Deutsche Bank Berkshire Mortgage, Inc. (“DBBM”) is one of the leading originators and seller-servicers of agency (Fannie Mae, Federal Home Loan Mortgage Corporation, Federal Housing Administration) commercial mortgage loans. DBBM is one of the largest originators and servicers in Fannie Mae’s DUS (Delegated Underwriting and Servicing) program.  DBBM sells its loan originations in the form of certificates directly to third party investors at the time of loan origination.

OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity’s origination program and underwriting or credit-granting criteria.

THE DEPOSITOR

The depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is (212) 250-2500. The depositor’s capitalization is nominal. All of the shares of capital stock of the depositor are held by DB U.S. Financial Markets Holding Corporation. See “The Depositor” in the prospectus supplement.

None of the depositor or any of its respective affiliates will insure or guarantee distributions on the certificates of any series.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of:

●	various types of multifamily (which include manufactured housing community) or commercial mortgage loans,

●	mortgage participations, pass-through certificates or other mortgage-backed securities (“MBS”) that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

●	a combination of mortgage loans and MBS.

Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which mortgage asset seller may or may not be the originator of such mortgage loan or the issuer of such MBS. If so specified in the related prospectus supplement, the mortgage assets may be insured or guaranteed by an entity specified therein. Otherwise, the mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person. The discussion below under the heading “—Mortgage Loans,” unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things:

●	the term or duration of the prefunding period or revolving period;

●	for prefunding periods, the amount of proceeds to be deposited in the prefunding account;

●	for revolving periods, the maximum amount or additional assets that may be acquired during the revolving period, if applicable;

●	the percentage of the asset pool and any class or series of securities represented by the prefunding account or the revolving account, if applicable;

●
any triggers or events that will trigger limits on or terminate the prefunding or revolving period and the effects of such triggers, including, for revolving periods, the operation of the revolving period and amortization period;

●
when and how new pool assets may be acquired during the prefunding or revolving period, and if, or when and how pool assets can be removed or substituted and any limits on the amount, type or speed with which pool assets may be acquired, substituted or removed;

●
the acquisition or underwriting criteria for additional pool assets to be acquired during the prefunding or revolving period, including a description of any differences from the criteria used to select the current asset pool;

●
which party has the authority to add, remove or substitute assets from the asset pool or determine if such pool assets meet the acquisition or underwriting criteria for additional pool assets and whether there will be any independent verification of such exercise of authority or determinations;

●	any requirements to add or remove minimum amounts of pool assets and any effects of not meeting those requirements;

●
if applicable, the procedures or standards for the temporary investment of funds in a prefunding or revolving account pending use (including the disposition of gains and losses on pending funds) and a description of the financial products or instruments eligible for such accounts;

●	the circumstances under which funds in a prefunding account or revolving account will be returned to investors or otherwise disposed of; and

●	whether, and if so, how investors will be notified of changes in the asset pool.

No prefunding period will extend for more than one year from the date of issuance of any related class or series of certificates and the portion of the proceeds of the offering of such certificates deposited in the prefunding account will not exceed 50% of the proceeds of such offering.  No revolving period will extend for more than three years from the date of issuance of any related class or series of certificates and the additional pool assets acquired during the revolving period will be of the same general character as the original pool assets.

Mortgage Loans

General. The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create first or junior liens on fee or leasehold estates in properties consisting of one or more of the following types of real property:

●
residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and manufactured housing communities; and

●
commercial properties consisting of office buildings, retail shopping facilities, such as shopping centers, malls and individual stores, hotels or motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), unimproved land and other income-generating commercial properties.

The multifamily properties may include mixed commercial, residential structures and apartment buildings owned by private cooperative housing corporations and manufactured housing communities. Each mortgage will create a first priority mortgage lien on a fee estate or leasehold estate in a mortgaged property; provided that if the related prospectus supplement so specifies, the mortgage may create a junior lien. If a mortgage creates a lien on a borrower’s leasehold estate in a property, then the term of any such leasehold will exceed the term of the mortgage note by at least ten years or such other period as may be specified in the related prospectus supplement. The mortgaged properties will be located in any one of the fifty states of the United States or the District of Columbia, or in any territories or possessions of the United States, including Puerto Rico or Guam; provided, that if so specified in the related prospectus supplement, the mortgaged properties may be located in other locations or countries, provided that not more than 10% of the aggregate principal balance of the related mortgage loans will be secured by mortgaged properties located in such other locations or countries. Each mortgage loan will have been originated by a person other than the depositor. In some cases, that originator or assignee will be an affiliate of the depositor.  Each such unaffiliated originator that originated 10% or more of the mortgage loans of any series will be identified in the related prospectus supplement.

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgage property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, (and, accordingly, holders of one or more classes of the certificates of the related series) bear

●	the risk of delay in distributions while a deficiency judgment against the borrower is obtained, and

●
the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent as of the date such certificates are issued; provided, however that delinquent mortgage loans will constitute less than 20% by dollar volume of the related mortgage pool as of the date of issuance of the related series. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed.

Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related prospectus supplement, the “Debt Service Coverage Ratio” of a mortgage loan at any given time is the ratio of

●	the Net Operating Income derived from the related mortgaged property for a twelve-month period to

●	the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property.

Unless otherwise defined in the related prospectus supplement, “Net Operating Income” means, for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial facilities. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses (“Net Leases”). However, the existence of such “net of expense” provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the “Loan-to-Value Ratio” of a mortgage loan at any given time is the ratio (expressed as a percentage) of

●	the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property to

●	the Value of the related mortgaged property.

The “Value” of a mortgaged property will be its fair market value as determined by either (i) an appraisal of such property conducted by or on behalf of the originator in connection with the origination of such loan or (ii) another method specified in the related prospectus supplement. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus

●	the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and

●	the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

●	the market comparison method (recent resale value of comparable properties at the date of the appraisal),

●	the cost replacement method (the cost of replacing the property at such date),

●	the income capitalization method (a projection of value based upon the property’s projected net cash flow), or

●	upon a selection from or interpolation of the values derived from such methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect such and a liquidation loss may occur.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance,” “—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” and “—Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions.”

Payment Provisions of the Mortgage Loans. All of the mortgage loans will

●	have had original terms to maturity of not more than 40 years and

●	provide for scheduled payments of principal, interest or both, to be made on due dates that occur monthly, quarterly, semiannually or annually.

A mortgage loan

●
may provide for no accrual of interest or for accrual of interest thereon at an interest rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate,

●
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

●	may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

●
may prohibit over its term or for a certain period prepayments (the period of such prohibition, a “Lock-out Period” and its date of expiration, a “Lock-out Date”) and/or require payment of a premium or a yield maintenance payment (a “Prepayment Premium”) in connection with certain prepayments, or permit defeasance, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan (any such provision, an “Equity Participation”), as described in the related prospectus supplement.

Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination.

Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans, which, to the extent then applicable, will generally include the following:

●	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

●	the type or types of property that provide security for repayment of the mortgage loans,

●	the earliest and latest origination date and maturity date (or other “anticipated repayment date”) of the mortgage loans,

●
the original and remaining terms to maturity (or other “anticipated repayment date”) of the mortgage loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity (or other “anticipated repayment date”) of the mortgage loans,

●	the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios,

●	the interest rates borne by the mortgage loans, or the range thereof, and the weighted average interest rate borne by the mortgage loans,

●
with respect to mortgage loans with adjustable interest rates (“ARM Loans”), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on interest rate adjustments at the time of any adjustment and over the life of the ARM Loan. The interest rate of any mortgage loan that bears interest at an adjustable interest rate will be based on an index (which may be increased or decreased by a specified margin, and/or subject to a cap or floor), which may be the London interbank offered rate for one month, three month, six month, or one-year, U.S. dollar deposits or may be another index, which in each case will be specified in the related prospectus supplement and will be an index reflecting interest paid on a debt, and will not be a commodities or securities index.

●	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

●	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and

●	the geographic distribution of the mortgaged properties on a state-by-state (or other jurisdiction) basis.

In appropriate cases, the related prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties.

If any mortgage loan, or group of related mortgage loans, constitutes a 10% or greater concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer’s multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer’s servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer’s prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer’s multifamily and/or commercial mortgage loan servicing portfolio.

MBS

MBS may include

●
private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

●
certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation (“FHLMC”), the Federal National Mortgage Association (“FNMA”), the Governmental National Mortgage Association (“GNMA”) or the Federal Agricultural Mortgage Corporation (“FAMC”),

provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained herein or have such other characteristics specified in the related prospectus supplement.

Each MBS included in a mortgage asset pool either will have been previously registered under the Securities Act of 1933, as amended (the “Securities Act”), or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2) neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act.

Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an “MBS Agreement”). The issuer of the MBS (the “MBS Issuer”) and/or the servicer of the underlying mortgage loans (the “MBS Servicer”) will be parties to the MBS Agreement, generally together with a trustee (the “MBS Trustee”) or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under “Description of Credit Support” may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certificates that evidence interests in MBS will specify:

●	the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund,

●	the original and remaining term(s) to stated maturity of the MBS, if applicable,

●	the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s),

●	the payment characteristics of the MBS,

●	the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS,

●	a description of the related credit support, if any,

●	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

●	the terms on which mortgage loans may be substituted for those originally underlying the MBS,

●	if the MBS Issuer is required to file reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), how to locate such reports of the MBS Issuer;

●	the market price of the MBS and the basis on which the market price was determined;

●
the type of mortgage loans underlying the MBS and, to the extent appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under “—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements,” and

●	the characteristics of any cash flow agreements that relate to the MBS.

If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by the depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

The depositor will provide the same information regarding the MBS in any trust fund in its reports filed under the Securities Exchange Act of 1934 with respect to such trust fund as was provided by the related MBS Issuer in its own such reports if such MBS was publicly offered or the reports the related MBS Issuer provides the related MBS Trustee if such MBS was privately issued.

Certificate Accounts

Each trust fund will include one or more accounts (collectively, the “Certificate Account”) established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described herein and in the related prospectus supplement. See “Description of the Pooling Agreements—Certificate Account.”

Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, which may include

●	a letter of credit,

●	a loan insurance policy,

●	a certificate insurance policy,

●	a guarantee,

●	a surety bond,

●	cross-support provisions,

●	a reserve fund,

●	or any combination thereof (any such coverage with respect to the certificate of any series, “Credit Support”).

The amount and types of such credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the prospectus supplement for a series of certificates. See “Risk Factors—Any Credit Support For Your Offered Certificates May Be Insufficient” and “Description of Credit Support.”

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include

●	guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate,

●	interest rate exchange agreements, or

●	interest rate cap or floor agreements,

each of which is designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates or alter the payment characteristics of the cash flows from the trust fund (any such agreement, a “Cash Flow Agreement”).

The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the Cash Flow Agreement.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certificates.” The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

●
the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate,

●	the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates,

●	and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related Trust Fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. A “Due Period” will be a specified time period (generally corresponding in length to the period between distribution dates) and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the “Determination Date”) or otherwise advanced by the related master servicer, special servicer or other specified person, be distributed to the holders of the certificates of such series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon to the due date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a “Prepayment Interest Shortfall”) than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield thereon will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the interest rates with respect to such mortgage loans), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), we cannot assure you as to such rate.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of interest-only certificates, result in the reduction of the Notional Amount thereof). If you purchase any offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the yield you anticipated. If you purchase any offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to you that is lower than the yield you anticipated. In addition, if you purchase an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower (or faster) than the rate anticipated by you during any particular period, any consequent adverse effects on your yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

In general, the Notional Amount of a class of interest-only certificates will either (i) be based on the principal balances of some or all of the mortgage assets or (ii) equal the Certificate Balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation,

●	the availability of mortgage credit,

●	the relative economic vitality of the area in which the mortgaged properties are located,

●	the quality of management of the mortgaged properties,

●	the servicing of the mortgage loans,

●	possible changes in tax laws and other opportunities for investment.

In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower’s ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower’s voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of

ARM Loans, as prevailing market interest rates decline, and without regard to whether the interest rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either

●	converting to a fixed rate loan and thereby “locking in” such rate or

●	taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Weighted average life generally refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor. The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund.  If so specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class.  In general, a planned amortization class has a “prepayment collar,” that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates.  That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans.  Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb “excesses” or “shortfalls” in principal payments on the underlying mortgage loans.  If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class.  A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule.  A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates.  Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates.  In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.  A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow.  Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the “call risk” and/or “extension risk” that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth herein and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield thereon.

Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

Negative amortization may occur in respect of an ARM Loan that

●	limits the amount by which its scheduled payment may adjust in response to a change in its interest rate,

●	provides that its scheduled payment will adjust less frequently than its interest rate or

●	provides for constant scheduled payments notwithstanding adjustments to its interest rate.

Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable interest rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon

●	whether such offered certificate was purchased at a premium or a discount and

●
the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a interest-only certificate, delay or accelerate the reduction of the notional amount thereof). See “—Yield and Prepayment Considerations” above.

Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects thereof.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

●	a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or

●	establishing a priority of payments among such classes of certificates.

The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization. One or more classes of certificates of any series may provide for distributions of principal thereof from

●	amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates,

●	Excess Funds, or

●	any other amounts described in the related prospectus supplement.

Unless otherwise defined in the related prospectus supplement, “Excess Funds” will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent

●	interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of such series, or

●	prepayment premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield thereon. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Pooling Agreement.

If the related prospectus supplement so provides, a class of certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, floating (which may be based on “LIBOR”, “CMT”, “COFI”, “MTA” or “Prime Rate”, as described under “—Distributions of Interest on the Certificates” below), variable or adjustable rate. Such class of Certificates may also have certain characteristics attributable to interest-only certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, floating, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, floating, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, floating, variable or adjustable rate.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. If the related prospectus supplement so provides, one or more classes of offered certificates may be issued in fully registered, definitive form (such Certificates, “Definitive Certificates”) or may be offered in book-entry format (such Certificates, “Book-Entry Certificates”) through the facilities of DTC. The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, société anonyme or the Euroclear System, if they are participants in DTC.

Distributions

Distributions on the certificates of each series will be made on each distribution date from the Available Distribution Amount for such series and such Distribution Date. The “Available Distribution Amount” for any series of certificates and any distribution date generally will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date. The particular components of the Available Distribution Amount for any series or class and distribution date will be more specifically described in the related prospectus supplement. If so specified in the related prospectus supplement, distributions for one or more classes of certificates may be based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the trust fund.

Distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered (which in the case of a series of Book-Entry Certificates may be the related depository) at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (or such other record date as may be specified in the related prospectus supplement) (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the date (the “Determination Date”) specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective Percentage Interests evidenced thereby or in such other distribution priority as may be specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the “Percentage Interest”) represented by an offered certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional Amount of such class.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of principal-only certificates and certain classes of Residual Certificates that have no pass-through rate) may have a different pass-through rate, which in each case may be fixed, floating, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a floating, variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates.  Such interest rates may also be based on indices, including one-month, three-month, six-month and one-year “LIBOR” (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), “CMT” (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), “COFI” (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), “MTA” (a one-year average of the monthly average yields of U.S. treasury securities) and the “Prime Rate” (an interest rate charged by banks for short-term loans to their most creditworthy customers).  Any interest rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

If so specified in the related prospectus supplement, an interest rate exchange agreement may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement to alter the payment characteristics of such assets.

The related prospectus supplement will specify whether interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months, on an actual/360 basis or on another basis.

Distributions of interest with respect to one or more classes of certificates (collectively, “Accrual Certificates”) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred as described in the related prospectus supplement.

Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, and other than any class of principal-only certificates or Residual Certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

With respect to each class of certificates (other than certain classes of interest-only certificates and certain classes of Residual Certificates), the “Accrued Certificate Interest” for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of certificates immediately prior to such distribution date.

The Accrued Certificate Interest for each distribution date on a class of interest-only certificates generally will be similarly calculated except that it will accrue on a Notional Amount that is either

●	based on the principal balances of some or all of the mortgage assets (or portions thereof) in the related trust fund or

●
equal to the Certificate Balances (or one or more portions thereof) of one or more other classes of certificates of the same series. Reference to a Notional Amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal or

●	such other formula as may be specified in the related prospectus supplement.

If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest,”

exceed the amount of any sums that are applied to offset the amount of such shortfalls, or may be applied to cover interest shortfalls on other Classes of Certificates. The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.

The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. If so specified in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate Balance of such class. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certificates” and “—Prepayments May Reduce the Yield on Your Certificates” and “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest.”

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of interest-only certificates and certain classes of Residual Certificates) will have an initial stated principal amount (a “Certificate Balance”), which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding Certificate Balance of a class of certificates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date (the “Cut-off Date”), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled thereto until the Certificate Balances of such certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. In addition, distributions of principal on one or more classes of Certificates may be made solely or primarily from distributions of principal on specified mortgage assets or a specified group of mortgage assets in the trust fund.

Distributions of principal with respect to one or more classes of certificates (each such class, a “Controlled Amortization Class”) may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more other classes of certificates (each such class, a “Companion Class”) may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class, or in such other distribution priority as may be specified in the related prospectus supplement.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, such items may be retained by the depositor or any of its affiliates or by any other specified person and/or may be excluded as trust assets.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

●	a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or

●	establishing a priority of payments among such classes of certificates. See “Description of Credit Support.”

Advances

If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of certificates for such distribution date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related determination date.

In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity’s own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any mortgage loan, “Related Proceeds”) and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such subordinate certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a “Nonrecoverable Advance”); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of certificateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future distribution date to the extent that funds in such Certificate Account on such distribution date are less than payments required to be made to the related series of certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related Pooling Agreement and described in such prospectus supplement. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

Reports to Certificateholders

On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, Manager or Trustee, as provided in the related prospectus supplement, will forward to each such holder, a statement (a “Distribution Date Statement”) that, generally, will set forth, among other things, in each case to the extent applicable:

(i)        the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance thereof;

(ii)       the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

(iii)      the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

(iv)      the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

(v)       if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

(vi)      if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

(vii)     information regarding the aggregate principal balance of the related mortgage assets on or about such distribution date;

(viii)    if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

(ix)      if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the related Due Period;

(x)       the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such distribution date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

(xi)      if such class of offered certificates has a floating, variable or adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date and, if determinable, for the next succeeding distribution date;

(xii)     the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in such reserve fund as of the close of business on such distribution date;

(xiii)    if the related trust fund includes one or more instruments of Credit Support, the amount of coverage under each such instrument as of the close of business on such distribution date; and

(xiv)    the amount of Credit Support being afforded by any classes of subordinate certificates.

In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

Within a reasonable period of time after the end of each calendar year, the master servicer, MBS Administrator or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, “—Book-Entry Registration and Definitive Certificates” below.

If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, MBS Administrator or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them. The depositor will provide the same information with respect to any MBS in its own reports that were publicly offered and the reports the related MBS Issuer provides to the Trustee if privately issued.

Voting Rights

The voting rights evidenced by each series of certificates (as to such series, the “Voting Rights”) will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related prospectus supplement. See “Description of the Pooling Agreements—Amendment.” The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute a Termination Event on the part of the related master servicer, special servicer or REMIC Administrator. See “Description of the Pooling Agreements—Termination Event,” “—Rights Upon Termination Events” and “—Resignation and Removal of the Trustee.”

Termination

The obligations created by the Pooling Agreement for each series of certificates will terminate following

●	the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and

●	the payment (or provision for payment) to the certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement.

Written notice of termination of a Pooling Agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties specified therein, under the circumstances and in the manner set forth therein, including without limitation by acquisition of the mortgage loans for cash or in exchange for the certificates.

In addition, if so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. Circumstances may arise in which such fair market value may be less than the unpaid balance of the mortgage loans sold and therefore, as a result of such a sale, the Certificateholders of one or more classes of certificates may receive an amount less than the Certificate Balance of, and accrued unpaid interest on, their certificates.

If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word “callable.”

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of The Depository Trust Company (“DTC”) or its nominee. If so provided in the prospectus supplement, arrangements may be made for clearance and settlement through the Euroclear System or Clearstream Banking, société anonyme, if they are participants in DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking corporation” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains as account with DTC. The rules applicable to DTC and DTC Participants are on file with the Securities and Exchange Commission (the “SEC”).

Purchases of Book-Entry Certificates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such certificates will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of such certificates. The beneficial ownership interest of the owner of a Book-Entry Certificate (a “Certificate Owner”) may only be transferred by compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC Participants.

DTC has no knowledge of the actual Certificate Owners; DTC’s records reflect only the identity of the DTC Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the Book-Entry Certificates will be made to DTC. DTC’s practice is to credit DTC Participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of each such DTC Participant (and not of DTC, the depositor or any trustee, master servicer, special servicer or MBS Administrator), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

The only “certificateholder” (as such term is used in the related Pooling Agreement) of Book-Entry Certificates will be the nominee of DTC (or another depository specified in the related prospectus supplement), and the Certificate Owners will not be recognized as certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Pooling Agreement only indirectly through the DTC Participants who in turn will exercise their rights through DTC. The depositor has been informed that DTC will take action permitted to be taken by a certificateholder under a Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC interests in the Book-Entry Certificates are credited. DTC may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such certificates.

Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

Generally, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

●
the depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or

●
the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all DTC Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as “Certificateholders” under and within the meaning of the related Pooling Agreement.

Depositable and Exchangeable Certificates

General

If specified in the related prospectus supplement, a series of certificates may include one or more classes of certificates that are depositable certificates and one or more classes or certificates that are exchangeable certificates.  In any of the these series, the holders of one or more of the classes of depositable certificates will be entitled, after notice and payment to the trustee, the paying agent or another person performing similar functions of an administrative fee, to exchange all or a portion of their depositable certificates for proportionate interests in one or more of the specified classes of related exchangeable certificates. Similarly, in any of these series, the holders of one or more classes of exchangeable certificates will be entitled, after notice and payment to the trustee, the paying agent or another person performing similar function of an administrative fee, to exchange all or a portion of their exchangeable certificates for proportionate interests in one or more specified other classes of exchangeable certificates or for proportionate interests in the related depositable certificates.

If a series includes classes of depositable and exchangeable certificates, all of those classes of depositable and exchangeable certificates will be listed and described in the related prospectus supplement.  The classes of depositable and exchangeable certificates that are exchangeable for one another may be referred to in the related prospectus supplement as being “related” to each other, and each related grouping of depositable certificates may be referred to as a “combination.”  The class or classes of certificates that are “depositable certificates” will be identified as such in the related prospectus supplement and the class or classes of certificates that are “exchangeable certificates” will be identified as such in the related prospectus supplement.  Each exchangeable certificate will represent both (i) the right to receive some or all of the cashflow otherwise payable to the related combination of depositable certificates and (ii) the right to exercise all rights of the class or classes of related combination of depositable certificates.  At any time after their initial issuance, the class or classes of depositable certificates may be exchanged for a proportionate interest in the related class or classes of exchangeable certificates.  In some cases, as and to the extent specified in the related prospectus supplement, multiple classes of depositable certificates may be exchanged for one or more classes of related exchangeable certificates.  Exchangeable certificates received in an exchange or obtained in the initial issuance may subsequently be exchanged for proportionate interests in other exchangeable certificates as set forth in the related prospectus supplement or for proportionate interests in the related depositable certificates.  This process may be repeated from time to time.

The descriptions in the related prospectus supplement of the certificates of a series that apply to depositable certificates, including descriptions of principal and interest distributions, registration and denomination of certificates, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each related class of exchangeable certificates.  The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable certificates.  For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable certificates.

Exchanges

If a holder elects to exchange its depositable certificates for related exchangeable certificates, the following three conditions must be satisfied:

●
the aggregate principal balance of the exchangeable certificates received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the related depositable certificates (for purposes of this condition, an interest-only class will have a principal balance of zero);

●
the aggregate amount of interest payable on any distribution date with respect to the exchangeable certificates received in the exchange must equal the aggregate amount of interest payable on such distribution date with respect to the related depositable certificates; and

●	the class or classes of depositable certificates must be exchanged in the proportions, if any, described in the related prospectus supplement.

There are different types of combinations of depositable certificates and of exchangeable certificates that can exist.  Any individual series of certificates may have multiple types of combinations.  Some examples of combinations of depositable and exchangeable certificates that differ in their interest characteristics include:

●
A class of depositable certificates with a floating interest rate and a class of depositable certificates with an inverse floating interest rate may be exchangeable, together, for a class of exchangeable certificates with a fixed interest rate.  In this case, the classes of depositable certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the exchangeable class with a fixed interest rate.  In addition, the aggregate principal balance of the two depositable classes with interest rates that vary with an index would equal the principal balance of the exchangeable class with the fixed interest rate.

●
An interest-only class and a principal-only class of depositable certificates may be exchangeable, together, for a class of exchangeable certificates that is entitled to both principal and interest payments.  The principal balance of the principal and interest class of exchangeable certificates would be equal to the principal balance of the depositable principal-only class, and the interest rate on the exchangeable principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the depositable interest-only class in distributions that have identical amounts and identical timing.

●
Two or more classes of depositable principal and interest classes with different fixed interest rates may be exchangeable, together, for an exchangeable class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two or more depositable classes, and a fixed interest rate that, when applied to the principal balance of the exchangeable class, would generate an annual interest amount equal to the aggregate amount of annual interest of the two or more depositable classes.

In some series, a securityholder may be able to exchange depositable certificates for exchangeable certificates that have different principal payment characteristics.  Examples of these types of combinations include:

●
A class of depositable certificates that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of depositable certificates that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable certificates that receives payments of interest continuously from the first distribution date on which is receives interest until it is retired.

●
A class of depositable certificates that is a planned principal class or targeted principal class, and a class of depositable certificates that only received principal payments on a distribution date if scheduled payments have been made on the planned principal class or targeted principal class, as applicable, may be exchangeable, together, for a class of exchangeable certificates that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

These combinations are only examples.  Additional combinations are possible and the related prospectus supplement will describe all of the depositable certificates and the exchangeable certificates for that series.

Procedures

The related prospectus supplement will describe the procedures that must be followed to make an exchange.  A securityholder will be required to provide notice to the trustee, the paying agent or another person performing similar functions in advance of the proposed exchange date.  The notice must include the outstanding principal or notional amount of the certificates to be exchanged and to be received, and the proposed exchange date.  When the trustee, the paying agent or another person performing similar functions receives this notice, it will provide instructions to the securityholder regarding delivery of the certificates and payment of the administrative fee.  A securityholder’s notice to the trustee, the paying agent or another person performing similar functions will become irrevocable on the second business day prior to the proposed exchange date.  Any exchangeable certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry certificates.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable certificate received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement.  This payment will be made to the securityholder of record as of the applicable record date.

DESCRIPTION OF THE POOLING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in any case, a “Pooling Agreement”). In general, the parties to a Pooling Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, a REMIC administrator. However, a Pooling Agreement that relates to a trust fund that includes MBS may include an MBS Administrator as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, the mortgage asset seller or an affiliate thereof may perform the functions of master servicer, special servicer, MBS Administrator or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling Agreement or any affiliate thereof may own certificates issued thereunder; however, except in limited circumstances (including with respect to required consents to certain amendments to a Pooling Agreement), certificates issued thereunder that are held by the master servicer or special servicer for the related series will not be allocated Voting Rights.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. The depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified herein under “The Depositor.”

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, the Depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, except to the extent otherwise described in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include

●	the address of the related mortgaged property and type of such property;

●	the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

●	the original and remaining term to maturity;

●	the amortization term; and

●	the original and outstanding principal balance.

In addition, except as may be otherwise specified in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), the depositor will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below)

●	the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee),

●	the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office),

●
an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and,

●	if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement.

Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because such mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording thereon. Except as may be otherwise specified in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of such mortgage loan.

The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt thereof, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related prospectus supplement (in any event, the “Purchase Price”). If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy specified in the related prospectus supplement. This repurchase or substitution obligation or other specified remedy will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither the depositor nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement.

Representations and Warranties; Repurchases

Generally, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the “Warranting Party”) covering, by way of example:

●	the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling Agreement;

●	the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

●	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

●	the payment status of the mortgage loan.

It is expected that in most cases the Warranting Party will be the mortgage asset seller. However, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

Generally the Pooling Agreements will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy specified in the related prospectus supplement. This repurchase or substitution obligation or other specified remedy will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

The master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related pooling agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such pooling agreement, such mortgage loans and any instrument of Credit Support included in the related trust fund and in accordance with such other requirements as may be specified in the related prospectus supplement. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (i) such procedures are consistent with the terms of the related pooling agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related trust fund. Consistent with the foregoing, generally the master servicer and the special servicer will each be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan; provided that, if so specified in the related prospectus supplement such right may be given to another party, including a class of certificateholders.

The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an “REO Property”); and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of:

●	mortgage loans that are delinquent in respect of a specified number of scheduled payments;

●
mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

●	REO Properties.

If so specified in the related prospectus supplement, a pooling agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing thereof, in whole or in part, to the related special servicer. Generally when the circumstances (as set forth in the related prospectus supplement) no longer warrant a special servicer’s continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Generally the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of Credit Support. See “Description of Credit Support.”

A mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to

●	monitor any mortgage loan that is in default,

●	evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property,

●	initiate corrective action in cooperation with the Mortgagor if cure is likely,

●	inspect the related mortgaged property and

●	take such other actions as it deems necessary and appropriate.

A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws.”

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

Primary Servicers and Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, generally such master servicer or special servicer will remain obligated under the related Pooling Agreement. Generally each primary servicing agreement or sub-servicing agreement between a master servicer and a primary servicer or sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling Agreement. The master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of primary servicers or sub-servicers retained by it and will have the right to remove a primary servicer or sub-servicer retained by it upon specified termination events consistent with those of the master servicer or special servicer under the related Pooling Agreement. Generally, a master servicer or special servicer will be solely liable for all fees owed by it to any primary servicer or sub-servicer, irrespective of whether the master servicer’s or special servicer’s compensation pursuant to the related Pooling Agreement is sufficient to pay such fees; however, if so provided in the related prospectus supplement such fees may be payable directly from the trust fund. Each primary servicer and sub-servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling Agreement. See “—Certificate Account” and “—Servicing Compensation and Payment of Expenses.”

Certificate Account

General. The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding distribution date in United States government securities and other investment grade obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series (“Permitted Investments”). Such Permitted Investments include

●	federal funds,

●	uncertificated certificates of deposit,

●	time deposits,

●	bankers’ acceptances and repurchase agreements,

●	certain United States dollar-denominated commercial paper,

●	units of money market funds that maintain a constant net asset value and any other obligations or security acceptable to each rating agency.

Any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, Trustee or special servicer as additional compensation or to such other party specified in the prospectus supplement for the related trust. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

Deposits. Generally, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account (or such sub-account thereof or other account as may be specified in the related prospectus supplement) for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement:

(1)     all payments on account of principal, including principal prepayments, on the mortgage loans;

(2)     all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

(3)     all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) (“Insurance Proceeds” and “Condemnation Proceeds,” respectively) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (7) below, “Liquidation Proceeds”), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(4)     any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates;

(5)     any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

(6)     any amounts paid under any Cash Flow Agreement;

(7)     all proceeds of the purchase of any mortgage loan, or property acquired in respect thereof, by the Depositor, any mortgage asset seller or any other specified person as described under “—Assignment of mortgage loans; Repurchases” and “—Representations and Warranties; Repurchases,” all proceeds of the purchase of any defaulted mortgage loan as described under “—Realization Upon Defaulted Mortgage Loans,” and all proceeds of any mortgage asset purchased as described under “Description of the Certificates—Termination; Retirement of Certificates”;

(8)     to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations with respect to the mortgage loans;

(9)     all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under “—Hazard Insurance Policies”;

(10)   any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

(11)   any other amounts received on or in respect of the mortgage loans required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related prospectus supplement.

Withdrawals. A master servicer, trustee or special servicer generally may make withdrawals from the Certificate Account for each trust fund that includes mortgage loans for any of the following purposes:

(1)     to make distributions to the certificateholders on each distribution date;

(2)     to pay the master servicer or the special servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

(3)     to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such mortgage loans and properties, or if in the judgment of the master servicer, the special servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

(4)     if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in clause (3) above incurred by it while such remain outstanding and unreimbursed;

(5)     to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under “—Realization Upon Defaulted Mortgage Loans”;

(6)     to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor” and “—Certain Matters Regarding the Trustee”;

(7)     if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of Credit Support;

(8)     if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of Credit Support;

(9)     to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

(10)   to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

(11)   if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes that May Be Imposed on the REMIC Pool;”

(12)   to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

(13)   to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

(14)   to clear and terminate the Certificate Account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard and the REMIC Provisions or grantor trust provisions, as applicable; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment

●	will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan,

●
will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, and

●	will not adversely affect the coverage under any applicable instrument of Credit Support.

Except to the extent another standard is specified in the prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment,

●	a material default on the mortgage loan has occurred or a payment default is imminent,

●	such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and

●	such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

Realization upon Defaulted Mortgage Loans

If a default on a mortgage loan has occurred or, in the special servicer’s judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. Generally, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

(i)       such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(ii)       the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations.”

A Pooling Agreement may grant to the master servicer, the special servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of certificates an option to purchase from the trust fund, at fair market value (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent or the balloon payment is delinquent, or if so specified in the related prospectus supplement, as to which certain other defaults exist. In addition, a mortgage loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (i) the Internal Revenue Service (the “IRS”) grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding or (iii) another period is permitted pursuant to applicable law. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Generally, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any “net income from foreclosure property” within the meaning of Code

Section 860G(c)(2), with respect to such property; provided that the related prospectus supplement may specify circumstances in which these requirements may be waived. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling Agreement.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines

●
that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer or the master servicer, as the case may be, for its expenses and

●	that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

Hazard Insurance Policies

Except to the extent specified in the related prospectus supplement, each Pooling Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced thereby) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer’s (or special servicer’s) normal servicing procedures. Such coverage generally will be required to be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s (or special servicer’s) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund. If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, terrorism, nuclear, biological or chemical materials, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder thereof to require, such coverage.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of

●	the replacement cost of the improvements less physical depreciation and

●	such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer (or special servicer) will generally determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer’s (or special servicer’s) normal servicing procedures, subject to any additional procedures that may be set forth in the related prospectus supplement, which may include obtaining the consent of one or more classes of subordinate certificates thereto. Generally, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See “Certain Legal Aspects of mortgage loans—Due-on-Sale and Due-on-Encumbrance.”

Servicing Compensation and Payment of Expenses

A portion of the master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. A master servicer’s compensation may also come from investment income on certain accounts maintained by it on behalf of the trust fund or from certain fees paid by the borrowers. If and to the extent described in the related prospectus supplement, a special servicer’s primary compensation with respect to a series of certificates may consist of any or all of the following components:

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a specified portion of the interest payments on each mortgage loan serviced by it, or if so specified in the related prospectus supplement, on each mortgage loan in the related trust fund, whether or not serviced by it;

●	an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

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subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

Insofar as any portion of the master servicer’s or special servicer’s compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each master servicer’s and special servicer’s compensation will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer. In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified therein, may be required to be borne by the trust fund.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 C.F.R. 229.1122) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

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the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

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a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor

Generally, the related Pooling Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations thereunder only upon

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the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the trustee of written confirmation from each applicable rating agency that such resignation and appointment will not have an adverse effect on the rating assigned by such rating agency to any class of certificates of such series or

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a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement.

The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

Generally, the Pooling Agreements will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Generally, the Pooling Agreements will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of certificates.

However, such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling Agreement.

Generally, the Pooling Agreements will provide that a REMIC administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Termination Events

“Termination Events” under the related Pooling Agreement generally will include, without limitation,

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any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the master servicer by any other party to the related Pooling Agreement, or to the master servicer, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

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any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, which failure continues unremedied for five days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the special servicer by any other party to the related Pooling Agreement, or to the special servicer, with a copy to each other party to the related Pooling Agreement, by the certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights of such series;

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any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

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any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC administrator by any other party to the related Pooling Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series; and

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certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Termination Event (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. When a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, a Termination Events in one capacity generally will constitute a Termination Event in each capacity; however, the related prospectus supplement may provide that a Termination Event will only constitute a Termination Event of such entity in the capacity in which the related event occurred.

Rights upon Termination Event

If a Termination Event occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling Agreement, then, in each and every such case, so long as the Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Generally, if the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that is acceptable to each applicable Rating Agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement (or meets such other standards as may be specified in the related prospectus supplement). Pending such appointment, the trustee will be obligated to act in such capacity. Generally the Pooling Agreements will require the terminated master servicer or special servicer to pay the costs of transferring the mortgage files and appointing a successor.

If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under “—Resignation and Removal of the Trustee” below.

No certificateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the trustee written notice of the occurrence of a Termination Event and the continuance thereof and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Generally, each pooling agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such pooling agreement,

●	to cure any ambiguity,

●	to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error,

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to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency,

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if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling agreement, or (B) to restrict the transfer of the Residual certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the Residual certificates to a non-permitted transferee (See “Certain Federal Income Tax Consequences—Federal Income Tax

Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax Related Restrictions on Transfer of Residual Certificates” herein),

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to make any other provisions with respect to matters or questions arising under such pooling agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder,

●	to amend specified provisions that are not material to holders of any class of certificates offered hereunder,

●	for such other purposes as may be specified in the related prospectus supplement.

The pooling agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected thereby evidencing, in each case, not less than 662⁄3% (or such other percentage specified in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such pooling agreement or of modifying in any manner the rights of the holders of certificates covered by such pooling agreement, except that no such amendment may

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reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or

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reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such pooling agreement then outstanding.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a pooling agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the special servicer, the Depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion thereof) to fail to qualify as a REMIC.

List of Certificateholders

Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders’ request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.

Duties of the Trustee

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement (other than as to its being a valid obligation of such trustee), such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no Termination Event has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.  As and to the extent described in the related prospectus supplement and as set forth in the related Pooling Agreement, certain duties of the trustee described in this prospectus will be performed by the related certificate administrator.

Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

Generally, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

Generally, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

Additional Parties to the Agreements

If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

DESCRIPTION OF CREDIT SUPPORT

General

Credit Support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets. Credit Support may be in the form of

●	the subordination of one or more classes of certificates,

●	cross-support provisions,

●	overcollateralization,

●	a letter of credit,

●	a loan insurance policy,

●	a certificate insurance policy,

●	a guarantee,

●	a surety bond,

●	a reserve fund,

●	or any combination thereof (any such coverage with respect to the certificate of any series, “Credit Support”).

The Credit Support may not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, certificateholders will bear their allocable share of deficiencies.

If Credit Support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

●	the nature and amount of coverage under such Credit Support,

●	any conditions to payment thereunder not otherwise described herein,

●	the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and

●
the material provisions relating to such Credit Support. Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See “Risk Factors—Credit Support Limitations.”

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the Certificate Account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which such subordination will be available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Overcollateralization

If specified in the related prospectus supplement, the principal balance of loans in a trust fund at the cut-off date may exceed the initial principal balance of the certificates of the related series, thus providing an additional measure of protection against losses and delinquencies on the loans.

Alternatively, if specified in the related prospectus supplement, a series may provide that excess cash flow received on the mortgage loans (generally interest in excess of that required to make interest payments on the certificates) will not be released.  Instead, the excess cash will be available to offset principal losses and delinquencies on any class of certificates of the related series.  To the extent such excess cash is not used to offset such principal losses and delinquencies, after the principal balances of one or more senior classes of certificates have been paid in full, such excess cash will be paid to one or more classes of certificates as specified in the prospectus supplement.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such prospectus supplement (the “Letter of Credit Bank”). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement if so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Generally, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services.

Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related prospectus supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto.

CASH FLOW AND DERIVATIVES AGREEMENTS

If so specified in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. If so specified in the prospectus supplement for a series of certificates, the related trust fund may include interest rate exchange agreements or interest rate cap or floor agreements. These types of agreements may be used to limit the exposure of the trust fund or investors in the certificates to fluctuations in interest rates and to situations where interest rates become higher or lower than specified thresholds, and may also be used to alter the payment characteristics of the cash flows from a trust fund. Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed-upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a floating rate interest payment obligation, to the extent that the rate payable at any time exceeds a specified cap. Generally, an interest rate floor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a floating rate interest payment obligation are payable at a rate which is less than a specified floor. The specific provisions of these types of agreements will be described in the related prospectus supplement.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those jurisdictions. See “Description of the Trust Funds—Mortgage Loans.” If a significant percentage of mortgage loans (or mortgage loans underlying MBS), by balance, are secured by properties in a particular jurisdiction, relevant local laws, to the extent they vary materially from this discussion, will be discussed in the prospectus supplement.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”); in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room revenues was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws.”

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C. §§ 101-1532) (the “Bankruptcy Code”) and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration,” which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—The Mortgage Loans May Be Nonrecourse Loans or Loans With Limited Recourse.”) Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain of the property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay of section 362(a) of the Bankruptcy Code.

Under sections 363(b) and (f) of the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances, despite the provisions of the related mortgage or other security agreement to the contrary, sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case,  that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to decelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid.  Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under section 362 of the Bankruptcy Code, a mortgagee may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable  rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents.  Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

Section 365(e) of the Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so called “ipso facto” clauses could limit the ability of the Trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay an Trustee’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole. In addition, the Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, such lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a Borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that section 365(e) of the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions set forth therein, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages calculated under section 502(b)(6) of the Bankruptcy Code, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, pursuant to section 365(h) of the Bankruptcy Code, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). Under section 365(h)(1)(D), the term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and the Trustee may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A mortgagee could lose its security unless the mortgagee holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of such amendments to the Bankruptcy Code granting leasehold mortgagees the right to succeed to the position of a leasehold mortgagor (the 1994 amendments added section 365(h)(1)(D) to the Code). Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under section 363(f) of the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to section 363(e) of the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to section 363(f) of the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, there can be no assurance that, in the event of a bankruptcy of the sponsor of the borrower, the sponsor of the borrower would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the Borrowers May Be Partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described herein with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property.  However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  All borrower that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator, “ however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest.” This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Federal, state and local environmental laws and regulatory requirements change often. It is possible that compliance with a new requirement could impose significant compliance costs on a borrower. Such costs may jeopardize the borrower’s ability to meet its loan obligations or decrease the re-sale value of the collateral.

Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

To reduce the likelihood of such a loss, except to the extent otherwise specified in the related prospectus supplement, the Pooling Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans.”

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. See “Description of the Trust Funds—Mortgage Loans—General.”

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. See “Risk Factors—Commercial and Multifamily Mortgage Loans are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates.”

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers’ and Sailors’ Civil Relief Act of 1940), as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or any form of Credit Support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”).  Any of the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase Certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future.  It is the policy of the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee and the certificate administrator to comply with Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure.  Failure to honor any request by the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates.  In addition, each of the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee and the certificate administrator intends to comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of Treasury (the “Treasury”). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion:

●	references to the mortgage loans include references to the mortgage loans underlying any MBS included in the mortgage assets; and

●
where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the portion, if any, of the payments on the mortgage loan that is retained by the related mortgage asset seller. References to a “holder” or “certificateholder” in this discussion generally mean the beneficial owner of a certificate.

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

General

With respect to a particular series of certificates, one or more elections may be made to treat the trust fund or one or more segregated pools of assets therein as one or more real estate mortgage investment conduits (each, a “REMIC”) within the meaning of Code Section 860D. A trust fund or a portion thereof as to which a REMIC election will be made will be referred to as a “REMIC Pool.” For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more classes of “Regular Certificates” and one class of “Residual Certificates” in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the depositor, has advised the depositor that in the firm’s opinion, assuming:

●	the making of proper elections;

●	compliance with the Pooling Agreement and other related documents and no amendments thereof;

●	the accuracy of all representations made with respect to the mortgage loans; and

●	compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC.

In such case, the Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be “residual interests” in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to “REMIC” or “REMIC Pool” below shall be deemed to refer to each such REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made.”

Status of REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute a “regular or residual interest in a REMIC within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two or more REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, Regular Certificates will be “qualified mortgages” for another REMIC for purposes of Code Section 860G(a)(3).  REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See “Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations.”

A qualified mortgage is any obligation that is principally secured by an interest in real property and that (i) is transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, (ii) is purchased by the REMIC Pool within a three-month period thereafter, or (iii) represents an increase in the loan advanced to the obligor under its original terms, in either of the last two cases pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

●
the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the MBS either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

●
substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in the first bullet point of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

●	in exchange for any qualified mortgage within a three-month period thereafter; or

●	in exchange for a “defective obligation” within a two-year period thereafter.

A “defective obligation” includes:

●	a mortgage in default or as to which default is reasonably foreseeable;

●	a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

●	a mortgage that was fraudulently procured by the mortgagor; and

●	a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery).

A mortgage loan that is “defective” as described in the fourth bullet point in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC Pool’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage; provided the depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

●	one or more classes of regular interests; or

●	a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

General

A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

Original Issue Discount

Accrual Certificates, interest only certificates and principal-only certificates will be, and other Classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price.” The issue price of a class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute “qualified stated interest.” Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, the depositor intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the depositor intends to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” class) as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “Election to Treat All Interest Under the Constant Yield Method.”

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The depositor will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the 1986

Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

●
the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate’s stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity; over

●	the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

●	the yield to maturity of the Regular Certificate at the issue date;

●	events (including actual prepayments) that have occurred prior to the end of the accrual period; and

●	the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of Regular Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, Regular Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

Acquisition Premium

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading “Election to Treat All Interest Under the Constant Yield Method.”

Variable Rate Regular Certificates

Regular Certificates may provide for interest based on a variable rate.  Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

●	the issue price does not exceed the original principal balance by more than a specified amount; and

●	the interest compounds or is payable at least annually at current values of

(a)      one or more “qualified floating rates,”

(b)      a single fixed rate and one or more qualified floating rates,

(c)      a single “objective rate,” or

(d)      a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35.  The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.  An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the depositor or a related party or (2) unique to the circumstances of the depositor or a related party.  A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate.  A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations.  It is possible that a class of this type may be considered to bear “contingent interest” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates.  However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income.  Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC.

Unless otherwise indicated in the applicable prospectus supplement, the depositor intends to treat Regular Certificates that provide for variable rates in the same manner as obligations bearing a variable rate for original issue discount reporting purposes. The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “Original Issue Discount” with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, the depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or MBS having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial “teaser” rates cause sufficiently “back-loaded” interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

Deferred Interest

Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made.

Market Discount

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (exclusive of accrued qualified stated interest):

●	is exceeded by the then-current principal amount of the Regular Certificate; or

●	in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase.

Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either:

●	on the basis of a constant interest rate; or

●
in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period.

Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “Original Issue Discount”) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a “capital asset” within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Treasury Regulations issued under Code Section 171 do not, by their terms, apply to Regular Certificates, which are prepayable based on prepayments on the underlying mortgage loans. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under “Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See “Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

●
“interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

●	the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if a holder makes the election with respect to a premium bond,  then the holder is deemed to make the election to amortize premium for all the premium bonds it holds at the beginning of the taxable year and all premium bonds it acquires thereafter.  If a holder makes the election with respect to a market discount bond,  then it is deemed to make the election to accrue market discount for all the market discount bonds it acquires at the beginning of the taxable year and all market discount bonds it acquires thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making such an election.

Sale or Exchange of Regular Certificates

If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income as follows:

●
if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction;

●	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

●
to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate.

In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, noncorporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans below a holder’s basis in the Regular Certificates.  The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired.  The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class.  Notwithstanding the foregoing, it is not clear whether holders of interest-only certificates are entitled to any deduction under Code Section 166 for bad debt losses.  Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Taxation of Residual Certificates

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates (“Residual Certificateholders”), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

●	the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

●	all bad loans will be deductible as business bad debts; and

●	the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of such mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because:

●	the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates; and

●
the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates.

When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “Limitations on Offset or Exemption of REMIC Income” The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return.

Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets.  That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life.  However, in view of the possible acceleration of the income of Residual Certificateholders described under “—Taxation of REMIC Income” above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be included in income:

●
in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income; or

●
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.

If the holder of a noneconomic residual interest sells or otherwise disposes of the noneconomic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See “Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that it will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium. Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under “Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates,” without regard to the de minimis rule described therein, and “—Premium.”

Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described above under “Taxation of Regular Certificates—Deferred Interest.”

Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to such mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in such mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Startup Day, in the case of a retained class).  In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount.  Market discount income generally should accrue in the manner described above under “Taxation of Regular Certificates—Market Discount.”

Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under “Taxation of Regular Certificates—Premium,” a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of:

●	120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by;

●	the adjusted issue price of such Residual Certificate at the beginning of such quarterly period.

For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the Residual Certificate is zero.

The portion of a Residual Certificateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certificateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder’s excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under “Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors”), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “Taxation of Certain Foreign Investors—Residual Certificates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certificateholder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of:

●	the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer; and

●	the highest marginal federal income tax rate applicable to corporations.

The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false.  The tax may also be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of:

●	the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization; and

●	the highest marginal federal corporate income tax rate.

Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder’s taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes:

●
“Disqualified Organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511;

●
“Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis (except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity); and

●
an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless:

●
the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof); and

●	the transferor provides a statement in writing to the depositor and the trustee that it has no actual knowledge that such affidavit is false.

Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing such information.

Noneconomic Residual Interests. The REMIC Regulations disregard certain transfers of Residual Certificates, in which case the transferor continues to be treated as the owner of the Residual Certificates and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under “—Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer:

●
the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

●
the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations.” The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.  Under the REMIC Regulations, a safe harbor is provided if:

●
the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

●
the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

●
the transferee represents that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person (as defined below); and

●	either the “formula test” or the “assets test” (each described below) is satisfied.

The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in the bullet points set forth above as part of the affidavit described above under the heading “Disqualified Organizations.” The transferor must have no actual knowledge or reason to know that such statements are false.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of:

(i)       the present value of any consideration given to the transferee to acquire the interest;

(ii)      the present value of the expected future distributions on the interest; and

(iii)     the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Code Section 11(b)(1) (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Code Section 1274(d) for the month of such transfer and the compounding period used by the transferee.

The assets test is satisfied if:

(i)       the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii)      the transferee must agree in writing that it will transfer the Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)     the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual Certificate will not be paid by the transferee.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (a “Non-U.S. Person”), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the prospectus supplement relating to a series of certificates, a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or, may be owned pursuant to the applicable partnership agreement) directly or indirectly (other than through a U.S. corporation) by any person that is not a “U.S. Person”. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for U.S. tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 have elected to be treated as U.S. Persons if such election has been made).

In addition, under temporary and final Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Pooling Agreement will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) not a U.S. Person.

Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “Taxation of Residual Certificates—Basis and Losses”) of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder’s Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder’s Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations

The IRS has issued regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment.  These regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes that May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

●
the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation;

●	the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

●	the receipt of compensation for services; or

●	the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding the first or fourth bullet points set forth above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

●	during the three months following the Startup Day;

●	made to a qualified reserve fund by a Residual Certificateholder;

●	in the nature of a guarantee;

●	made to facilitate a qualified liquidation or clean-up call; and

●	as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as “foreclosure property” for a period ending with the third calendar year following the year of acquisition of such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool’s returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed:

●	to the appointment of the tax matters person as provided in the preceding sentence; and

●	to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of:

●	3% of the excess, if any, of adjusted gross income over a threshold amount; or

●	80% of the amount of itemized deductions otherwise allowable for such year.

In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all such expenses will be allocable to the Residual Certificates.

Taxation of Certain Foreign Investors

Regular Certificates

Interest, including original issue discount, distributable to Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons, will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

●
is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors); and

●
provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person.

The appropriate documentation includes Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN-E or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. Additional information may be required by holders that are “foreign financial institutions” under FATCA. See “—FATCA” below. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate.

Residual Certificates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as “portfolio interest,” subject to the conditions described in “Regular Certificates” above, but only to the extent that:

●	the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984; and

●
the trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1).

Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income.” If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential”, and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest on or after July 1, 2014, and gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest on or after January 1, 2017,  to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA.  The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return.  The 3.8% Medicare tax is determined in a manner different than the regular income tax.  U.S. Persons should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 of 28% on “reportable payments” (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides Form W-8BEN or Form W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability.  Final Treasury Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding.  Information reporting requirements may apply regardless of whether withholding is required.  Investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee.

IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see “Limitations on Deduction of Certain Expenses” above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “Status of REMIC Certificates.”

FEDERAL INCOME TAX CONSEQUENCES
FOR CERTIFICATES AS TO WHICH NO
REMIC ELECTION IS MADE

Standard Certificates

General

In the event that no election is made to treat a trust fund (or a segregated pool of assets therein) with respect to a series of certificates that are not designated as “Stripped Certificates,” as described below, as a REMIC (Certificates of such a series hereinafter referred to as “Standard Certificates”), in the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the depositor, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of each such Standard Certificate (a “Standard Certificateholder”) in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “Recharacterization of Servicing Fees.” Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on such mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with such Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the trust fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “Stripped Certificates” and “Recharacterization of Servicing Fees,” respectively.

Tax Status

Standard Certificates will have the following status for federal income tax purposes:

1.      A Standard Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in such section of the Code.

2.      A Standard Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on such assets will be considered “interest on obligations secured by mortgages on real property” to such extent within the meaning of Code Section 856(c)(3)(B).

3.      A Standard Certificate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under “Certain Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Treatment of Certain Items of REMIC Income and Expense—Premium.”

Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loans (i.e., points) will be includible by such holder.

Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “Certain Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual.

Recharacterization of Servicing Fees

If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased.  IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

Accordingly, if the IRS’ approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such mortgage loans as “stripped coupons” and “stripped bonds.” Subject to the de minimis rule discussed below under “—Stripped Certificates,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See “Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income:

●
if a Standard Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction; or

●	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as “Stripped Certificates.” Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

The certificates will be subject to those rules if:

●
the depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

●
the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “Standard Certificates—Recharacterization of Servicing Fees” above); and

●	certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the master servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under “Standard Certificates—Recharacterization of Servicing Fees.” Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “Standard Certificates—General,” subject to the limitation described therein. Code Section

1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans:

●
the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i); and

●
unless otherwise specified in the related prospectus supplement, each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under “Taxation of Stripped Certificates—Possible Alternative Characterizations,” the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount.  Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either:

●	the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule; or

●	no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.

Any such market discount would be reportable as described under “Certain Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

Status of Stripped Certificates

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on such mortgage loans qualify for such treatment.

Taxation of Stripped Certificates

Original Issue Discount. Except as described above under “General,” each Stripped Certificate may be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described above under “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates.” However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described above under “General,” the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by such Stripped Certificateholder’s Stripped Certificate. It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS. Holders of Stripped Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that such interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

In light of the application of Code Section 1286, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS.  Prospective investors should consult your own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences for failure to do so.

Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in such Stripped Certificate, as described above under “Certain Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Sale or Exchange of Regular Certificates.” It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificate-holder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of:

●
one installment obligation consisting of such Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of such Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan;

●	as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

●
a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the trustee deems to be necessary or desirable to enable such certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file such original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 28% backup withholding may be required in respect of any reportable payments, as described above under “Certain Federal Income Tax Consequences for REMIC Certificates—Backup Withholding.”

Final Treasury Regulations establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as an “investment trust” under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with a grantor trust, the trustee will be required to file Form 1099 (or any successor form) with the IRS with respect to holders of the certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the pooling and servicing agreement, the grantor trust’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any trust assets were disposed of or certificates are sold in secondary-market sales, the portion of the gross proceeds relating to the trust assets that are attributable to such holder. The same requirements would be imposed on middlemen holding certificates on behalf of holders. Under certain circumstances, the trustee may report under the safe harbor for widely held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) holders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request.  Notwithstanding the preceding sentence, if the trust fund holds an interest in one or more “widely-held fixed investment trusts” or one or more REMIC regular interests, or both, the information must be provided to parties specified in clause (i) on or before the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15th of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

To the extent that a corticated evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under “Certain Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates.”

In addition, Standard Certificateholders or Stripped Certificateholders that are “foreign financial institutions” may be required to provide additional information under FATCA.  See “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Foreign Investors—FATCA”.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons may be subject to an additional 3.8% Medicare Tax on “net investment income”.  See “—Federal Income Tax Consequences for REMIC Certificates—3.8% Medicare Tax on “Net Investment Income””.

Taxation of Classes of Exchangeable Certificates

General

Solely for United States federal income tax purposes, the arrangement established to hold the depositable certificates will be classified as a trust (the “EC Trust”) and the holders of the exchangeable certificates will be treated as owning under Section 671 of the Code the interests in the depositable certificates that underlie their exchangeable certificates.

If an exchangeable certificate is related to a pro rata portion of one or more underlying depositable certificates, then the interests in each depositable certificate underlying the exchangeable certificate will be accounted for separately and will have the same consequences to the holder of the exchangeable certificate as if such interests in the underlying, depositable certificate were held outside the EC Trust.  Except as discussed below under “—Alternative Tax Consequences,” the remaining discussion is based on the assumption that each exchangeable certificate is related to a pro rata portion of one or more underlying certificates.

Acquisition and Disposition

No gain or loss will be realized upon depositing in the EC Trust the depositable certificates underlying an exchangeable certificate.  Regardless of the value of the exchangeable certificate, at the time of deposit, each underlying depositable certificate will have the same basis as it did immediately before the deposit (that is, each depositable certificate will have a separate basis for federal income tax purposes, based on its acquisition costs, adjusted as necessary for accruals of discount and premium and payments on the depositable certificate). If more than one underlying depositable certificate is acquired at the same time (including by acquiring an exchangeable certificate), then the initial cost of the depositable certificates must be determined by apportioning the aggregate cost for the depositable certificates (or the cost of the exchangeable certificate) among the individual depositable certificates based on their relative fair market values on the acquisition date.

No gain or loss will be realized upon withdrawing the depositable certificates underlying an exchangeable certificate from the EC Trust.  Regardless of the value of the exchangeable certificate at the time of withdrawal, each depositable certificate will have the same separate basis as it did immediately before the withdrawal.  If more than one underlying depositable certificate is disposed of at the same time (including by disposing of any exchangeable certificate) such as through sale or exchange, then the amount realized from the sale or exchange of each depositable certificate will be determined by apportioning the aggregate sales proceeds from the depositable certificates (or the sales of proceeds from the exchangeable certificate)  among the individual depositable certificates based on their relative fair market values on the disposition date.

Alternative Tax Consequences

If an exchangeable certificate represents disproportionate ownership of the principal and interest payable on the underlying depositable certificate, then the exchangeable certificate may be subject to special income tax consequences. Specifically, if the depositor of an underlying depositable certificate separately disposes of such exchangeable certificate, then the depositor will be stripping the underlying “bond.” In that case, the sale of the exchangeable certificate and its treatment in the hands of the new holder will be governed by Section 1286 of the Code. In general, the exchangeable certificates will be treated as representing beneficial ownership of a newly issued discount bond. If an exchangeable certificate is subject to treatment as a “stripped bond” or “stripped coupon” under Section 1286 of the Code, then the consequences will also be discussed in the prospectus supplement.  Investors are encouraged to consult their tax advisors regarding the consequences of stripping a bond and owning a stripped bond or stripped coupon.

STATE, LOCAL AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Certain Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

CERTAIN ERISA CONSIDERATIONS

General

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), impose certain fiduciary requirements and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA (“ERISA Plans”) and on certain other arrangements, including bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively with ERISA Plans, “Tax Favored Plans”).

Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) (collectively with Tax Favored Plans, “Plans”) are not subject to ERISA requirements. However, assets of such plans may be subject to the provisions of other applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code (“Similar Law”). Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on fiduciaries of ERISA Plans certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Tax Favored Plan and persons (“Parties in Interest” within the meaning of ERISA and “disqualified persons” within the meaning of the Code; collectively, “Parties in Interest”) who have certain specified relationships to the Tax Favored Plan, unless a statutory, regulatory or administrative exemption is available with respect to any such transaction. Pursuant to Section 4975 of the Code, certain Parties in Interest to a prohibited transaction may be subject to a nondeductible 15% per annum excise tax on the amount involved in such transaction, which excise tax increases to 100% if the Party in Interest involved in the transaction does not correct such transaction during the taxable period. In addition, such Party in Interest may be subject to a penalty imposed pursuant to Section 502(i) of ERISA. The United States Department of Labor (“DOL”) and participants, beneficiaries and fiduciaries of ERISA Plans may generally enforce violations of ERISA, including the prohibited transaction provisions. If the prohibited transaction amounts to a breach of fiduciary responsibility under ERISA, a 20% civil penalty may be imposed on the fiduciary or other person participating in the breach.

Plan Asset Regulations

Certain transactions involving the trust fund, including a Plan’s investment in offered certificates, might be deemed to constitute prohibited transactions under ERISA, the Code or Similar Law if the underlying Mortgage Assets and other assets included in a related trust fund are deemed to be assets of such Plan. Section 2510.3-101 of the DOL regulations (as modified by Section 3(42) of ERISA, the “Plan Asset Regulations”) defines the term “Plan Assets” for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations, generally, when a Tax Favored Plan acquires an equity interest in an entity, the Tax Favored Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “benefit plan investors” (i.e., Tax Favored Plans and entities which are deemed to hold plan assets by virtue of a Tax Favored Plan’s investment in such entities) is not “significant,” both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be “significant” on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a trust fund and cause the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or certain affiliates thereof to be considered or become Parties in Interest with respect to an investing Tax Favored Plan (or of a Tax Favored Plan holding an interest in an investing entity). If so, the acquisition or holding of certificates by or on behalf of the investing Tax Favored Plan could also give rise to a prohibited transaction under ERISA or the Code, unless some statutory, regulatory or administrative exemption is available. Certificates acquired by a Tax Favored Plan may be assets of that Tax Favored Plan. Under the Plan Asset Regulations, the trust fund, including the mortgage assets and the other assets held in the trust fund, may also be deemed to be Plan Assets of each Tax Favored Plan that acquires certificates. Special caution should be exercised before Plan Assets are used to acquire a certificate in such circumstances, especially if, with respect to such assets, the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either:

●	has investment discretion with respect to the investment of Plan Assets; or

●
has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Tax Favored Plan. If the mortgage assets and other assets included in a trust fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a “fiduciary” of the Tax Favored Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Tax Favored Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan Assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code or a violation of Similar Law.

The Plan Asset Regulations provide that where a Tax Favored Plan acquires a “guaranteed governmental mortgage pool certificate,” the Plan’s assets include such certificate but do not solely by reason of the Tax Favored Plan’s holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” FHLMC Certificates, GNMA Certificates, FNMA Certificates and FAMC Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Tax Favored Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certificates” within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing any such certificates.

Prohibited Transaction Exemptions

The DOL granted an individual exemption, DOL Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption 2013-08 (the “Exemption”), to Deutsche Bank Securities, Inc. (“DBSI”) which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section “Certain ERISA Considerations,” the term “Underwriter” shall include (a) DBNY and DBSI, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DBNY and DBSI and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certificates.

The Exemption sets forth five general conditions which must be satisfied for the Exemption to apply. The conditions are as follows:

first, the acquisition of certificates by a Tax Favored Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

second, the certificates at the time of acquisition by a Tax Favored Plan or with Plan Assets must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”);

third, the trustee cannot be an affiliate of any member of the Restricted Group, other than an Underwriter; the “Restricted Group” consists of any Underwriter, the depositor, the trustee, the master servicer, any special servicer, any sub-servicer, any party that is considered a “sponsor” within the meaning of the Exemption, any swap counterparty and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the certificates;

fourth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related Pooling Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

fifth, the Exemption states that the investing  Tax Favored Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

The Exemption also requires that the trust fund meet the following requirements:

●	the trust fund must consist solely of assets of the type that have been included in other investment pools;

●
certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories by at least one Exemption Rating Agency for at least one year prior to the acquisition of certificates by or on behalf of a Tax Favored Plan or with Plan Assets; and

●
certificates evidencing interests in such other investment pools must have been purchased by investors other than Tax Favored Plans for at least one year prior to any acquisition of certificates by or on behalf of a Tax Favored Plan or with Plan Assets.

A fiduciary of a Tax Favored Plan or any person investing Plan Assets intending to purchase a certificate should make its own determination that the conditions set forth above will be satisfied with respect to such certificate.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by a Tax Favored Plan or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the certificates, an Excluded Plan is a Tax Favored Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

●
the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an Underwriter and a Tax Favored Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund or (b) an affiliate of such a person;

●	the direct or indirect acquisition or disposition in the secondary market of certificates by a Tax Favored Plan; and

●	the holding of certificates by a Tax Favored Plan or with Plan Assets.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Tax Favored Plan by virtue of providing services to the Tax Favored Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Tax Favored Plan’s ownership of certificates.

Because the exemptive relief afforded by the Exemption (or any similar exemption under Similar Law) will not apply to the purchase, sale or holding of certain certificates, such as Residual Certificates or any certificates (“ERISA Restricted Certificates”) which are not rated in one of the four highest generic rating categories by at least one Exemption Rating Agency, transfers of such certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of such certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code or Similar Law and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the applicable Pooling Agreement.

In lieu of such opinion of counsel with respect to ERISA Restricted Certificates, the transferee may provide a certification substantially to the effect that the purchase of ERISA Restricted Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the applicable Pooling Agreement and the following conditions are satisfied:

●
the transferee is an insurance company and the source of funds used to purchase such ERISA Restricted Certificates is an “insurance company general account” (as such term is defined in PTCE 95-60); and

●	the conditions set forth in Sections I and III of PTCE 95-60 (or the conditions of a similar exemption under Similar Law) have been satisfied; and

●
there is no Tax Favored Plan with respect to which the amount of such general account’s reserves and for contracts held by or on behalf of such Tax Favored Plan and all other Tax Favored Plans maintained by the same employer (or any “affiliate” thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such ERISA Restricted Certificates.

The purchaser or any transferee of any interest in an ERISA Restricted Certificate or Residual Certificate that is not a definitive certificate, by the act of purchasing such certificate, shall be deemed to represent that it is not a Plan or directly or indirectly purchasing such certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (other than, in the case of an ERISA Restricted Certificate, a purchaser providing the opinion of counsel described above or using the assets of an insurance company general account under the conditions described above). The ERISA Restricted Certificates and Residual Certificates will contain a legend describing such restrictions on transfer and the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

There can be no assurance that any DOL exemption or similar exemption under Similar Law will apply with respect to any particular Plan that acquires the certificates or, even if all the conditions specified therein were satisfied, that any such exemption would apply to all transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, the Code and Similar Law and the potential consequences to their specific circumstances prior to making an investment in the certificates. Neither the depositor, the trustee, the master servicer nor any of their respective affiliates will make any representation to the effect that the certificates satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the certificates are an appropriate investment for Plans generally or any particular Plan.

Before purchasing a certificate (other than an ERISA Restricted Certificate or Residual Certificate), a fiduciary of a Tax Favored Plan should itself confirm that (a) all the specific and general conditions set forth in the Exemption would be satisfied and (b) the certificate constitutes a “security” for purposes of the Exemption. In addition, a fiduciary of a Tax Favored Plan should consider its general fiduciary obligations under ERISA in determining whether to purchase a certificate on behalf of a Tax Favored Plan. Finally, a fiduciary of a Tax Favored Plan should consider the fact that the DOL, in granting the Exemption, may not have had under its consideration interests in pools of the exact nature of some of the certificates described herein.  A fiduciary of a Plan subject to Similar Law should consult with its advisors regarding the need for and the availability of exemptive relief under Similar Law.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a “Tax Exempt Investor”) nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” (“UBTI”) within the meaning of Section 512 of the Code. All “excess inclusions” of a REMIC allocated to a Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income.”

LEGAL INVESTMENT

If so specified in the related prospectus supplement, certain classes of certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of certificates that qualify as “mortgage related securities” will be those that:

●
are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization (“NRSRO”), as such term is defined in Section 3(a)(62) of the Exchange Act; and

●	are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this Prospectus.  However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgaged related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO.  Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of certificates specified to be “mortgage related securities” for purposes of SMMEA in the related prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the certificates, are subject to significant interpretive uncertainties.  Except as to the status of the certificates under SMMEA, no representations are made as to the proper characterization of the certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any certificates under applicable legal investment restrictions.  Further, any ratings downgrade of a class of certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class of certificates.  The uncertainties described above (an any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity and market value of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of the assets of the trust fund or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certificates offered by this prospectus and by the related prospectus supplements will be offered in series, each consisting of one or more classes of certificates, through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series, including the initial public offering or purchase price of each class or the method by which the price will be determined, and the net proceeds to the depositor from such sale.

The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

1.      By negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.      By placements by the depositor with institutional investors through dealers; and

3.      By direct placements by the depositor with institutional investors.

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.  The related prospectus supplement will describe any discounts, concessions or commissions to be allowed or paid by the depositor to the underwriters, any other items constituting underwriting compensation, and any discounts and commissions to be allowed or paid to the dealers.

If so specified in the related prospectus supplement, the offered certificates may be underwritten by Deutsche Bank Securities Inc., acting as sole underwriter or together with such other underwriters as may be named in the prospectus supplement, or Deutsche Bank Securities Inc. may act as a dealer with regard to the offered certificates.  The depositor is an affiliate of Deutsche Bank Securities Inc. and, as such, Deutsche Bank Securities Inc. will have potential conflicts of interest in underwriting or acting as a dealer with regard to any offered certificates.  Any potential conflicts of interest pertaining to Deutsche Bank Securities Inc., any of the other underwriters of the offered certificates, and their respective affiliates will be described in the related prospectus supplement.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

All or part of any class of offered certificates may be acquired by the depositor or by an affiliate of the depositor in a secondary market transaction or from an affiliate. Such offered certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

As to any series of certificates, only those classes rated in an investment grade rating category by any NRSRO will be offered hereby. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

If and to the extent required by applicable law or regulation, this prospectus will be used by an underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which such underwriter acts as principal. An underwriter may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sales.

LEGAL MATTERS

Certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP or such other firm as may be specified in the related prospectus supplement.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this Prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.

RATING

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one NRSRO.

Other NRSRO that have not been engaged to rate any class of offered certificates may issue unsolicited credit ratings on one or more classes of offered certificates.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of interest-only might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO. Each security rating should be evaluated independently of any other security rating.

INDEX OF DEFINED TERMS

		Equity Participation	36
1		ERISA	122
		ERISA Plans	122
1986 Act	94	ERISA Restricted Certificates	125
		Excess Funds	46
A		Excess Servicing	115
		Exchange Act	39
Accrual Certificates	48	Exemption	123
Accrued Certificate Interest	48	Exemption Rating Agency	124
Act	86
ADA	89	F
Affiliate	125
ARM Loans	37	FAMC	38
Available Distribution Amount	47	FHLMC	38
		Financial Intermediary	53
B		FNMA	38

Bankruptcy Code	79	G
Book-Entry Certificates	47
		GACC	30
C		Garn Act	88
		GNMA	38
Cash Flow Agreement	40
Certificate Account	39	I
Certificate Balance	49
Certificate Owner	53	Insurance Proceeds	62
CMBS	31	IRS	65, 91
Code	91
Companion Class	49	L
Controlled Amortization Class	49
CPR	43	Letter of Credit Bank	75
Credit Support	40, 74	Liquidation Proceeds	62
Cut-off Date	49	Loan-to-Value Ratio	35
		Lock-out Date	36
D		Lock-out Period	36

DBBM	31	M
DBMC	31
DBSI	123	MBS	32
Debt Service Coverage Ratio	34	MBS Agreement	38
Definitive Certificates	47	MBS Issuer	38
Determination Date	41, 47	MBS Servicer	38
Disqualified Organization	105	MBS Trustee	38
Distribution Date Statement	51
DOL	122	N
DTC	53
DTC Participants	53	Net Leases	35
Due Period	41	Net Operating Income	34
Due-on-Sale	80	Nonrecoverable Advance	50

E		O

EC Trust	120	OID Regulations	94
Electing Large Partnership	105

P		Securities Act	38
		Similar Law	122
Parties in Interest	122	SMMEA	126
Pass-Through Entity	105	SPA	43
Patriot Act	90	Standard Certificateholder	113
Percentage Interest	47	Standard Certificates	113
Permitted Investments	62	Stripped Certificateholder	118
Plan Asset Regulations	122	Stripped Certificates	113, 114
Plan Assets	122	Stripped Certificates	116
Plans	122
Pooling Agreement	57	T
Prepayment Assumption	95
Prepayment Interest Shortfall	41	Tax Exempt Investor	126
Prepayment Premium	36	Tax Favored Plans	122
Purchase Price	58	Termination Events	70
		Title V	88
R		Treasury	91

Record Date	47	U
Regular Certificateholder	94
Regular Certificates	91, 112	UBTI	126
Related Proceeds	50	UCC	77
Relief Act	89	Underwriter	123
REMIC	91
REMIC Certificates	91	V
REMIC Pool	91
REMIC Regulations	91	Value	35
REO Property	60	Voting Rights	52
Requirements	90
Residual Certificateholders	101	W

S		Warranting Party	59

SEC	53

(THIS PAGE INTENTIONALLY LEFT BLANK)

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus is an offer to sell only the offered certificates, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.		$1,221,096,000 (Approximate) Deutsche Bank Securities Cantor Fitzgerald & Co. KeyBanc Capital Markets Goldman, Sachs & Co. COMM 2015-LC21 Mortgage Trust Commercial Mortgage Pass-Through Certificates

PROSPECTUS SUPPLEMENT

EXECUTIVE SUMMARY	S-13
SUMMARY	S-16
RISK FACTORS	S-61
THE SPONSORS, MORTGAGE LOAN SELLERS AND
ORIGINATORS	S-163
THE DEPOSITOR	S-192
THE ISSUING ENTITY	S-193
THE SERVICERS	S-194
THE TRUSTEE	S-213
THE CERTIFICATE ADMINISTRATOR AND CUSTODIAN	S-216
PAYING AGENT, CERTIFICATE REGISTRAR, CUSTODIAN AND
AUTHENTICATING AGENT	S-219
THE OPERATING ADVISOR	S-220
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	S-220
DESCRIPTION OF THE MORTGAGE POOL	S-223
DESCRIPTION OF THE OFFERED CERTIFICATES	S-278
YIELD AND MATURITY CONSIDERATIONS	S-310
THE POOLING AND SERVICING AGREEMENT	S-317
USE OF PROCEEDS	S-388
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	S-388
CERTAIN STATE AND LOCAL TAX CONSIDERATIONS	S-391
ERISA CONSIDERATIONS	S-391
LEGAL INVESTMENT	S-394
METHOD OF DISTRIBUTION (UNDERWRITER CONFLICTS OF
INTEREST)	S-394
LEGAL MATTERS	S-396
RATINGS	S-396
LEGAL ASPECTS OF MORTGAGE LOANS IN CALIFORNIA AND
TEXAS	S-398
INDEX OF DEFINED TERMS	S-400

ANNEX A-1 – CERTAIN CHARACTERISTICS OF THE MORTGAGE
LOANS	A-1-1
ANNEX A-2 – CERTAIN POOL CHARACTERISTICS OF THE
MORTGAGE LOANS AND MORTGAGED PROPERTIES	A-2-1
ANNEX A-3 – CLASS A-SB PLANNED PRINCIPAL BALANCE
SCHEDULE	A-3-1
ANNEX B – DESCRIPTION OF THE TOP 20 MORTGAGE LOANS
OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE
LOANS	B-1
ANNEX C – GLOBAL CLEARANCE, SETTLEMENT AND TAX		PROSPECTUS SUPPLEMENT
DOCUMENTATION PROCEDURES	C-1
ANNEX D – DECREMENT TABLES	D-1
ANNEX E – PRICE/YIELD TABLES	E-1	June 12, 2015
ANNEX F – MORTGAGE LOAN SELLER REPRESENTATIONS AND
WARRANTIES	F-1
ANNEX G – EXCEPTIONS TO MORTGAGE LOAN SELLER
REPRESENTATIONS AND WARRANTIES	G-1

PROSPECTUS
SUMMARY OF PROSPECTUS	1
RISK FACTORS	10
THE SPONSOR	30
OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS	31
THE DEPOSITOR	31
DESCRIPTION OF THE TRUST FUNDS	31
YIELD AND MATURITY CONSIDERATIONS	40
DESCRIPTION OF THE CERTIFICATES	46
DESCRIPTION OF THE POOLING AGREEMENTS	57
DESCRIPTION OF CREDIT SUPPORT	74
CASH FLOW AND DERIVATIVES AGREEMENTS	76
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	76
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	90
FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES	91
FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO
WHICH NO REMIC ELECTION IS MADE	113
STATE, LOCAL AND OTHER TAX CONSEQUENCES	121
CERTAIN ERISA CONSIDERATIONS	122
LEGAL INVESTMENT	126
USE OF PROCEEDS	127
METHOD OF DISTRIBUTION	127
LEGAL MATTERS	128
FINANCIAL INFORMATION	129
RATING	129
INDEX OF DEFINED TERMS	130

Until the date that is 90 days from the date of this prospectus supplement, all dealers that buy, sell or trade the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.